Exhibit 99.C.2

SPECIAL EDITION

Official Gazette

Edited at the Office of the President of the Philippines
pursuant to Commonwealth Act No. 638 as amended by the Administrative Code of 1987

VOL. 116 | MANILA, PHILIPPINES, December 28, 2020 | NO. 52

Republic of the Philippines

REPUBLIC ACT NO. 11518
GENERAL APPROPRIATIONS ACT
Fiscal Year 2021

Reset, Rebound, and Recover:
Investing for Resiliency and Sustainability

VOLUME I-B

REPUBLIC ACT NO. 11518

GENERAL APPROPRIATIONS ACT

Fiscal Year 2021

Reset, Rebound, and Recover:
Investing for Resiliency and Sustainability

VOLUME I-B

Republic of the Philippines

GENERAL APPROPRIATIONS ACT, FY 2021

January 1 - December 31, 2021

VOLUME I-B

XXIII.	DEPARTMENT OF TOURISM	347

A.	Office of the Secretary	347
B.	Intramuros Administration	357
C.	National Parks Development Committee	360

XXIV.	DEPARTMENT OF TRADE AND INDUSTRY	365

A.	Office of the Secretary	365
B.	Board of Investments	383
C.	Construction Industry Authority of the Philippines	386
D.	Cooperative Development Authority	389
E.	Design Center of the Philippines	399
F.	Philippine Trade Training Center	402
G.	Technical Education and Skills Development Authority	404

XXV.	DEPARTMENT OF TRANSPORTATION	416

A.	Office of the Secretary	416
B.	Civil Aeronautics Board	434
C.	Maritime Industry Authority	436
D.	Office of Transportation Cooperatives	441
E.	Office for Transportation Security	443
F.	Philippine Coast Guard	446
G.	Toll Regulatory Board	459

XXVI.	NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	464

A.	Office of the Director-General	464
B.	Commission on Population and Development	477
C.	Philippine National Volunteer Service Coordinating Agency	484
D.	Public-Private Partnership Center of the Philippines	487
E.	Philippine Statistical Research and Training Institute	490
F.	Philippine Statistics Authority	492
G.	Tariff Commission	505

XXVII.	PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE	511

A.	Presidential Communications Operations Office (Proper)	511
B.	Bureau of Broadcast Services	513
C.	Bureau of Communications Services	516
D.	National Printing Office	519
E.	News and Information Bureau	521
F.	Philippine Information Agency	523
G.	Presidential Broadcast Staff (RTVM)	526

XXVIII.	OTHER EXECUTIVE OFFICES	530

A.	Anti-Money Laundering Council	530
B.	Anti-Red Tape Authority	531
C.	Climate Change Commission	534
D.	Commission on Filipinos Overseas	537
E.	Commission on Higher Education	540
F.	Commission on the Filipino Language	550
G.	Dangerous Drugs Board	552
H.	Energy Regulatory Commission	556
I.	Film Development Council of the Philippines	558
J.	Games and Amusements Board	561
K.	Governance Commission for Government-Owned or Controlled Corporations	564
L.	Mindanao Development Authority	566
M.	Movie and Television Review and Classification Board	570
N.	National Commission for Culture and the Arts	572

N.1	National Commission for Culture and the Arts (Proper)	572
N.2	National Historical Commission of the Philippines	575
N.3	National Library of the Philippines	580
N.4	National Archives of the Philippines	583

O.	National Commission of Senior Citizens	586
P.	National Intelligence Coordinating Agency	587
Q.	National Security Council	590
R.	Office of the Presidential Adviser on the Peace Process	593
S.	Optical Media Board	595
T.	Philippine Competition Commission	597
U.	Philippine Drug Enforcement Agency	600
V.	Philippine Racing Commission	603
W.	Philippine Space Agency	606
X.	Philippine Sports Commission	608
Y.	Presidential Legislative Liason Office	612
Z.	Presidential Management Staff	614

XXIX.	JOINT LEGISLATIVE-EXECUTIVE COUNCILS	620

A.	Legislative-Executive Development Advisory Council	620

XXX.	THE JUDICIARY	624

A.	Supreme Court of the Philippines and the Lower Courts	624
B.	Presidential Electoral Tribunal	628
C.	Sandiganbayan	631
D.	Court of Appeals	634
E.	Court of Tax Appeals	638

XXXI.	CIVIL SERVICE COMMISSION	643

A.	Civil Service Commission	643
B.	Career Executive Service Board	655

XXXII.	COMMISSION ON AUDIT	660

XXXIII.	COMMISSION ON ELECTIONS	675

XXXIV.	OFFICE OF THE OMBUDSMAN	683

XXXV.	COMMISSION ON HUMAN RIGHTS	689

A.	Commission on Human Rights	689
B.	Human Rights Violations Victims’ Memorial Commission	693

XXXVI.	BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS	697

A.	DEPARTMENT OF AGRICULTURE	697
A.l	National Dairy Authority	697
A.2	National Food Authority	698
A.3	Philippine Coconut Authority	700
A.4	Philippine Crop Insurance Corporation	702
A.5	Philippine Fisheries Development Authority	703
A.6	Philippine Rice Research Institute	705
A.7	Sugar Regulatory Administration	706

B.	DEPARTMENT OF ENERGY	708
B.l	National Electrification Administration	708
B.2	National Power Corporation	710

C.	DEPARTMENT OF FINANCE	711
C.1	Philippine Tax Academy	711
C.2	Philippine Guarantee Corporation	712

D.	DEPARTMENT OF HEALTH	713
D.l	Lung Center of the Philippines	713
D.2	National Kidney and Transplant Institute	714
D.3	Philippine Children’s Medical Center	716
D.4	Philippine Health Insurance Corporation	717
D.5	Philippine Heart Center	719
D.6	Philippine Institute of Traditional and Alternative Health Care	720

E.	DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT	721
E.l	National Home Mortgage Finance Corporation	721
E.2	National Housing Authority	723
E.3	Social Housing Finance Corporation	724

F.	DEPARTMENT OF NATIONAL DEFENSE	725
F.1	Philippine Aerospace Development Corporation	725

G.	DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS	727
G.l	Local Water Utilities Administration	727

H.	DEPARTMENT OF TOURISM	728
H.l	Tourism Infrastructure and Enterprise Zone Authority	728

I.	DEPARTMENT OF TRADE AND INDUSTRY	729
I.1	Aurora Pacific Economic Zone and Freeport Authority	729
I.2	Center for International Trade Expositions and Missions	731
I.3	Small Business Corporation	732

J.	DEPARTMENT OF TRANSPORTATION	734
J.l	Civil Aviation Authority of the Philippines	734
J.2	Light Rail Transit Authority	735
J.3	Philippine National Railways	736

K.	NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	737
K.l	Philippine Institute for Development Studies	737

L.	PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE	739
L.l	Intercontinental Broadcasting Corporation	739
L.2	People’s Television Network, Inc.	740

M.	OTHER EXECUTIVE OFFICES	741
M.l	Authority of the Freeport Area of Bataan	741
M.2	Bases Conversion and Development Authority	742
M.3	Cagayan Economic Zone Authority	744
M.4	Credit Information Corporation	745
M.5	Cultural Center of the Philippines	746
M.6	Development Academy of the Philippines	747
M.7	National Irrigation Administration	749
M.8	Philippine Center for Economic Development	756
M.9	Philippine Postal Corporation	757
M.10	Southern Philippines Development Authority	758
M.11	Subic Bay Metropolitan Authority	759
M.12	Zamboanga City Special Economic Zone Authority	761

N.	BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS - OTHERS	762

XXXVII.	ALLOCATIONS TO LOCAL GOVERNMENT UNITS	768
A.	Metropolitan Manila Development Authority	768
B.	Special Sharps of LGUs in the Proceeds of National Taxes	776
C.	Local Government Support Fund	778
D.	Special Shares of LGUs in the Proceeds of Fire Code Fees	781
E.	Barangay Officials Death Benefits	782
F.	Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	783

XXXVIII.	CONTINGENT FUND	786

XXXIX	MISCELLANEOUS PERSONNEL BENEFITS FUND	789

XL.	NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND	792

XLI.	PENSION AND GRATUITY FUND	796

XLII.	UNPROGRAMMED APPROPRIATIONS	800

Budgets of Department of Energy Attached Corporations

I.	National Electrification Administration	807
II.	National Power Corporation	810
III.	Philippine National Oil Company	814

General Provisions		816

President’s it’s Veto Message		839

Summary of FY 2021 New Appropriations		857

ANNEXES

	A. Automatic Appropriations	871

	B. Debt Service-Principal Amortization	872

Department of Agriculture

	A. Procurement of Composting Equipment	875

	B. Cacao and Coffee Planting Project	885

	C. Farm to Market Roads	888

Departmentmt of Education - Non-Implementing Unit Secondary Schools		906

Department of Health - Health Facilities Enhancement Program (HFEP)		1027

Assistance to Cities		1075

Conditional Matching Grant ot Provinces (CMGP)		1078

Support to Barangay Development Program of the NTF-ELCAC		1081

DECEMBER 28, 2020	OFFICIAL GAZETTE	1
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

XX. DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations including locally-funded and foreign-assisted projects, as indicated hereunder	₱	694,822,718,000

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	8,774,894,000	₱	1,809,247,000	₱	2,237,527,000	₱	12,821,668,000
Support to Operations		942,507,000		7,942,907,000		12,693,237,000		21,578,651,000
Operations						660,422,399,000		660,422,399,000

ASSET PRESERVATION PROGRAM						66,017,227,000		66,017,227,000
NETWORK DEVELOPMENT PROGRAM						124,464,283,000		124,464,283,000
BRIDGE PROGRAM						25,355,149,000		25,355,149,000
FLOOD MANAGEMENT PROGRAM						101,813,674,000		101,813,674,000
LOCAL PROGRAM						280,623,791,000		280,623,791,000
CONVERGENCE AND SPECIAL SUPPORT PROGRAM						62,148,275,000		62,148,275,000

TOTAL NEW APPROPRIATIONS	₱	9,717,401,000	₱	9,752,154,000	₱	675,353,163,000	₱	694,822,718,000

Special Provision(s)

1. Assessments and Other Collections. The DPWH is authorized to assess service utilities and franchise holders or any other corporation, entity or person, which may cause damage to public works or highway projects, the estimated amount for the reconstruction, restoration or renovation of the damaged infrastructure. The proceeds therefrom shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, s. 1996.

Other collections by the DPWH such as liquidated damages due from suppliers, consultants or contractors shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Public-Private Partnership Infrastructure Projects. The amount appropriated herein for the Public-Private Partnership Strategic Support Fund shall be used for payment of: (i) right-of-way acquisition expenses under R.A. No. 8974 and R.A. No. 10752 and other laws of the land; (ii) fees and charges as maybe imposed by the BIR in accordance with the existing tax rules; (iii) incidental expenses that may be imposed by National Government Agencies, GOCCs, LGUs and the courts for the transfer of land titles in the name of the Republic of the Philippines or annotation of its liens and encumbrances, certification fee and fee for issuance of certified true copy of documents; (iv) just compensation and other expenses related to expropriation proceedings, notarization of documents, land appraisal, subdivision and titling of partially affected lots; (v) fees and/or expenses for variation orders, transaction advisors, feasibility studies, business case studies, or independent consultants; and (vi) reimbursements for Project Development and Monitoring Facility for the following projects:

(a) Tarlac-Pangasinan-La Union Expressway;

(b) Muntinlupa-Cavite Expressway [Daang Hari-South Luzon Expressway (SLEX) Link Road];

(c) Ninoy Aquino International Airport Expressway;

(d) North Luzon Expressway - SLEX Connector Road Project;

2	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

(e) Cavite-Laguna Expressway Project;

(f) Central Luzon Link Expressway, Phase II (Cabanatuan to San Jose, Nueva Ecija);

(g) Laguna Lakeshore Expressway Dike;

(h) Plaridel Bypass Toll Road Project;

(i) Quirino Highway Project;

(j) Davao-Digos Expressway Project;

(k) Pacific Eastern Seaboard Expressway;

(l) Mindoro-Batangas Super Bridge;

(m) North Luzon Expressway East Phase I and II;

(n) Davao Bypass (Operations and Maintenance);

(o) Metropolitan Cebu Expressway;

(p) DPWH-Central Office Building; and

(q) such other priority Public-Private Partnership Infrastructure Projects.

In no case shall said amount be used for the unsolicited projects and payment of the private partner’s financial obligations which the government has guaranteed.

3. Toll Regulatory Board (TRB) Projects. The amount appropriated herein under payments of right-of-way (ROW) shall be used for payment of (i) right-of-way acquisition expenses for all on-going and outstanding claims for projects under R.A. No. 8974 and R.A. No. 10752 and other relevant laws of the land; (ii) fees and charges as maybe imposed by BIR in accordance with the existing tax laws, (iii) just compensation and expanses relative to expropriation proceedings, notarization of documents, subdivision and titling of partially affected lots, and land appraisal; (iv) incidental expenses that may be imposed by National Government Agencies, GOCCs, LGUs and the Courts for the transfer of land titles in the name of the Republic of the Philippines or annotation of its liens and encumbrances, certification fee and fee for issuance of certified true copy of documents for the following projects:

(a) Southeast Metro Manila Expressway (C6) Project;

(b) C5 Southlink Expressway Project;

(c) South Luzon Expressway Toll Road 4 (TR4);

(d) C5 Northern Link Road Project, Segments 8.1, 8.2, 9 and 10;

(e) South Luzon Tollway Extension (SLEX) Project:

(f) Manila Cavite Toll Expressway Project MCTEP);

(g) R-1 Enhancement Project Marina Left Turning (Phase II - Pacific Drive); and

(h) North Luzon Expressway/Manila North Expressway.

(CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 847, R.A. No. 11518)

4. Kalsada Tungo sa Paliparan, Riles at Daungan (KATUPARAN) Program. The amount appropriated herein for Access Roads leading to Airports, Seaports and Railway Stations under KATUPARAN Program, in coordination with the DOTr, shall be used for the construction, reconstruction, upgrading, and improvement of roads and bridges leading to priority airports, seaports, and railway stations to promote seamless transport from the national roads to airports, seaports, and railway stations.

5. Tourism Road Infrastructure Program. The amount appropriated herein for Access Roads Leading to Declared Tourism Destinations under TRIP shall be used for the construction, reconstruction, upgrading, and improvement of roads and bridges, jointly identified by the DPMH and the DOT based on the technical criteria and priority areas in support of the National Tourism Development plan and which are not yet covered by other funding sources.

6. Roads Leveraging Linkages of Industry and Trade (ROLL IT) Program. The amount appropriated herein for the Access Roads Leading to Trades, Industries and Economic Zones under ROLL IT Program shall be used for the construction, reconstruction, upgrading, and improvement of roads and bridges jointly identified by the DPMH and the DTI based on the technical criteria and priority areas in support of the Philippine Inclusive Innovation Industrial Strategy (139), and Comprehensive National Industrial Strategy and which are not yet covered by other funding sources.

7. Tatag ng Imprastruktura para sa Kapayapaan at Seguridad (TIKAS) Program. The amount appropriated herein for various infrastructure in support of National Security under TIKAS Program shall be used to cover the construction, rehabilitation, upgrading and improvement of facilities for the military and police jointly identified by the DND-DPMH and the PNP-DPMH, respectively based on the technical criteria and priority areas in order to enhance the facility capability and readiness of the military and police in providing an environment of security conducive for national development and overall increase in quality of life.

8. Provincial Bridges for Economic Development (PROBRED). The amount appropriated herein for the provincial bridges along provincial roads under PROBRED program shall be used for the major repair/rehabilitation, replacement, and retrofitting of bridges along declared provincial roads.

9. Local Infrastructure Program. The amount appropriated herein for the implementation of the Local Infrastructure Program shall be subject to the following:

(a) engineering and administrative overhead (EAO) expenses shall not exceed one percent (1%) of the project cost;

(b) compliance with the standards, designs, or specifications set by the following agencies: (i) DPMH for local roads and bridges, flood control and drainage systems, or multi-purpose buildings; (ii) DPMH and Local Water Utilities Administration for Levels 2 and 3 water supply systems; or (iii) DPMH and DepEd or CHED, as the case may be, for classrooms, school buildings or academic buildings; and

(c) turnover of the management and ownership of the infrastructure projects upon completion thereof to LGUs, which shall shoulder the maintenance and repair costs.

10. Infrastructure Projects. In the implementation of infrastructure projects, the DPWH may consider the following:

(a) clustering or de-clustering in the procurement of infrastructure projects for cost efficiency and effective management with

DECEMBER 28, 2020	OFFICIAL GAZETTE	3
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

due compliance with R.A. No. 9184 and its IRR and the guidelines issued by the GPPB;

(b) adoption of standards for various hazards, global warming or climate change in the feasibility study, design and detailed engineering works of all infrastructure projects, in coordination with the Climate Change Commission;

(c) provision of bike lanes and pedestrian-safe sidewalks as well as roadside tree planting; and

(d) use of available and cost-effective Coconet Bio-Engineering Solution for soil erosion control and slope stabilization.

11. Evacuation Centers. Climate risk information and green building standards shall, as such as possible, be taken into account in the siting, design, and construction of evacuation centers. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 850, R.A. No. 11518)

12. Restriction on Delegation of Project Implementation. To ensure the efficient implementation of infrastructure projects, the DPWH may delegate in the following instances: (i) the AFP Corps of Engineers in high transportation security risk areas; (ii) inter-department or inter-agency projects; and (iii) LGUs with the capability to implement projects either by administration or contract as determined by DPWH, subject to the overall technical supervision of the DPWH.

In addition, for the National Sewerage and Septage Management Program, the DPWH shall: (i) provide the technical requirements; (ii) ensure that the contractors to be engaged by the LGUs are technically capable; and (iii) regularly monitor the Program.

13. Special Road Fund. Of the amounts appropriated herein, Fifteen Billion Sixty Seven Million Pesos (PI5,067,000,000) constituting the amount collected by virtue of R.A. No. 8794, as amended by R.A. No. 11239, shall be automatically credited to a special account in the general fund of the National Treasury, constituted as the Special Road Fund, and shall be earmarked solely for the construction, upgrading, repair, and rehabilitation of roads, bridges, and road drainage.

14. Right-of-Way Acquisitions and Payments of Contractual Obligations. The amount appropriated herein shall be used exclusively for Right-of-Way expenses under R.A. No. 10752 and other contractual obligations of the DPWH, relative to the implementation of infrastructure projects. The DPWH shall ensure that all ROW expenses of a particular project are settled before the commencement of projects.

Release of funds shall be subject to the submission of the list of claimants with the corresponding projects and amounts certified correct by the DPWH and a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

15. Project Related Expenses. For infrastructure projects costing more than One Million Pesos (P1,000,000), the DPWH is authorized to deduct, but not to exceed the following percentages of the project cost, to be used for: (i) EAO expenses and (ii) MODE:

(a) three and one-half percent (3.5%) for releases to the Central Office;

(b) two and one-half percent (2.5%) for releases to the Regional Offices (ROs);

(c) two percent (2%) for releases to the District Engineering Offices (DEOs);

(d) one percent (1%) for infrastructure projects under the Local Infrastructure Program undertaken by the Central Office. ROs and DEOs; Provided, that the 1% EAO shall be given only to the implementing unit, regardless where the fund was released: and

(e) one-half percent (0.5%) for infrastructure projects of other agencies undertaken by the Central Office, ROs or DEOs.

For EAO expenses, the same shall be limited to: (i) administrative overhead including the hiring of individuals engaged through job orders or contracts of service or such other engagement of personnel without any employer-employee relationship; (ii) pre-construction activities after detailed engineering including acquisition of ROW; (iii) construction project management; (iv) testing and quality control; (v) acquisition, rehabilitation and repair of related equipment and parts; and (vi) contingencies in relation to pre-construction activities. The EAO expenses shall be treated or booked-up as capitalized expenditures and form part of the project cost.

Disbursements or expenditures by DPWH in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292. and to appropriate criminal action under existing penal laws. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 847, R.A. No. 11518)

16. Implementation of Flood Control Projects in the National Capital Region. The DPWH shall implement foreign-assisted flood control projects and transfer the same to the MMDA only upon completion thereof or revision of the loan agreement indicating the MMDA as the implementing agency.

17. Geo-tagging of Infrastructure Projects. The DPWH shall undertake the geo-tagging of all its completed and on-going infrastructure projects subject to the guidelines issued by DPWH.

The Secretary of Public Works and Highways and the Agency’s web administrator or his/her equivalent shall be responsible for ensuring that the status of accomplishments, including the geo-tagged photos taken at a spatial resolution of 2-4 cm per pixel with time stamp of the sites, are posted in the DPWH website.

18. Quick Response Fund. The amount of One Billion Pesos (P1,000,000,000) appropriated herein for the Quick Response Fund (QRF) shall serve as a stand-by fund to be used for reconstruction and rehabilitation programs, activities or projects, including pre-positioning of goods and equipment in order that the situation and living conditions of people living in communities or areas stricken by calamities, epidemics, crises, and catastrophes, which occurred in the last quarter of the immediately preceding year and those occurring during the current year may be normalized as quickly as possible. In no case shall the QRF he used for pre-disaster activities nor for any other purpose not authorized in this Act.

19. Resettlement of Project-Affected Persons (PAPS) who are PAG-IBIG Fund Members. The DPWH may enter into a Memorandum of Agreement (MOA) in accordance with R.A. No. 10752 or “The Right-Of-Way Act” with the Home Development Mutual Fund (HDMF) and other appropriate government agencies under existing laws, for the resettlement of PAG-IBIG Fund members and informal occupants who are PAG-IBIG fund members affected by the DPWH projects. The MOA shall include the necessary support that will be provided to PAG-IBIG fund members, which may include cash grants and loans to its members for the purpose of acquiring houses under the government housing projects. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 850, R.A. No. 11518)

4	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

20. Pandemic Response Employment Generation Program. The DPWH, shall as much as possible, earmark ten percent (10%) of the total cost of infrastructure projects solely for skilled and unskilled manual labor which shall be called “COVID-19 response items of work”, and shall be included in the detailed estimate. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 846, R.A. No. 11518)

21. Pedestrian Refuge Island. The DPWH shall provide pedestrian refuge islands along existing national roads. For new roads to be constructed, the DPWH shall include the provision for pedestrian refuge island in the design and program cost of road construction projects. The Island shall be installed at accident-prone areas and other areas where there are concentration of pedestrians to provide additional safety measures to pedestrians crossing the national road. This provision shall be subject to the guidelines of DPWH.

22. Ensuring Accessibility for Senior Citizens and Persons with Disabilities. All projects pertaining to the construction, rehabilitation, and maintenance of public buildings shall include provisions for accessibility facilities such as ramps, handrails, tactile paving, toilets, and paved walk ways, as provided in Batas Pambansa 344, R.A. No. 7277, R.A. No. 9994, their respective implementing rules and regulations, and accessible and universal design principles.

23. Inclusion of Active Transportation Facilities in all Road and Bridge Projects. All projects pertaining to the construction, preventive maintenance, rehabilitation, reconstruction, upgrading, off-carriageway improvement, widening and/or paving of primary, secondary, tertiary, bypass and diversion roads, and the construction, widening, or replacement of bridges, shall be so designed and implemented as to include protected lanes for pedestrians, and bicycles/light nobility vehicles, in accordance with Executive Order No. 774, s. 2008, NEDA Board Resolution No. 5, s. 2017, and all applicable guidelines issued by the executive branch on promoting active transportation. Pedestrian crossings shall by default be at-grade for the inclusion of persons with disability, senior citizens, pregnant women, children with strollers, tourists with luggage, and parents with children, consistent with public health and safety regulations.

24. Mandatory Compliance with Existing Standards and Guidelines for Flood Control/Projects. No appropriation or allocation for flood control, river control, or other similar projects including, but not limited to, floodways, drainage, dikes, retarding basins, water impounding structures, revetments, dredging/channelization works, spur dikes, or other related structures shall be obligated and/or disbursed unless the same has complied with all applicable standards and guidelines issued by the Department, such as but not limited to Department Order No. 100, s. 2020, Department Order No. 23, s. 2015, and the existing manual on flood control planning.

25. Reporting and Posting Requirements. The DPWH shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic leans for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) DPWH’s website

The DPWH shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirements.

26. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
General Administration and Support	₱	8,774,894,000	₱	1,809,247,000	₱	2,237,527,000	₱	12,821,668,000

General Management and Supervision		8,239,461,000		1,809,247,000		2,237,527,000		12,286,235,000

National Capital Region (NCR)		1,670,055,000		1,357,790,000		2,237,527,000		5,265,372,000

Central Office		1,318,687,000		1,332,584,000		2,237,527,000		4,888,798,000
NCR Regional Office - Proper		75,582,000		13,128,000				88,710,000
Las Pinas-Muntinlupa District Engineering Office		20,806,000		1,342,000				22,148,000
Malabon-Navotas District Engineering Office		22,027,000		1,342,000				23,369,000
Metro Manila 1st District Engineering Office		30,087,000		1,342,000				31,429,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	5
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Metro Manila 2nd District Engineering Office	30,062,000	1,342,000	31,404,000
Metro Manila 3rd District Engineering Office	30,049,000	1,342,000	31,391,000
North Manila District Engineering Office	30,642,000	1,342,000	31,984,000
Quezon City 1st District Engineering Office	35,702,000	1,342,000	37,044,000
Quezon City 2nd District Engineering Office	36,906,000	1,342,000	38,248,000
South Manila District Engineering Office	39,505,000	1,342,000	40,847,000
Region I - Ilocos	416,001,000	27,511,000	443,512,000

Regional Office I - Proper	118,827,000	14,271,000	133,098,000
Ilocos Norte 1st District Engineering Office	31,742,000	1,324,000	33,066,000
Ilocos Norte 2nd District Engineering Office	27,379,000	1,324,000	28,703,000
Ilocos Sur 1st District Engineering Office	21,956,000	1,324,000	23,280,000
Ilocos Sur 2nd District Engineering Office	36,793,000	1,324,000	38,117,000
La Union 1st District Engineering Office	30,749,000	1,324,000	32,073,000
La Union 2nd District Engineering Office	27,740,000	1,324,000	29,064,000
Pangasinan 1st District Engineering Office	30,749,000	1,324,000	32,073,000
Pangasinan 2nd District Engineering Office	29,743,000	1,324,000	31,067,000
Pangasinan 3rd District Engineering Office	32,161,000	1,324,000	33,485,000
Pangasinan 4th District Engineering Office	28,162,000	1,324,000	29,486,000
Cordillera Administrative Region (CAR)	419,542,000	31,032,000	450,574,000

Regional Office CAR - Proper	79,268,000	15,168,000	94,436,000
Abra District Engineering Office	29,829,000	1,322,000	31,151,000
Apayao 1st District Engineering Office	26,940,000	1,322,000	28,262,000
Apayao 2nd District Engineering Office	28,475,000	1,322,000	29,797,000
Baguio City District Engineering Office	28,222,000	1,322,000	29,544,000

6	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Benguet 1st District Engineering Office	27,958,000	1,322,000	29,280,000
Benguet 2nd District Engineering Office	26,533,000	1,322,000	27,855,000
Ifugao 1st District Engineering Office	27,607,000	1,322,000	28,929,000
Ifugao 2nd District Engineering Office	26,247,000	1,322,000	27,569,000
Lower Kalinga District Engineering Office	35,431,000	1,322,000	36,753,000
Mt. Province 1st District Engineering Office	29,131,000	2,644,000	31,775,000
Mt. Province 2nd District Engineering Office	26,682,000		26,682,000
Upper Kalinga District Engineering Office	27,219,000	1,322,000	28,541,000
Region II - Cagayan Valley	397,046,000	28,821,000	425,867,000

Regional Office II - Proper	65,049,000	14,213,000	79,262,000
Batanes District Engineering Office	22,892,000	1,328,000	24,220,000
Cagayan 1st District Engineering Office	35,087,000	1,328,000	36,415,000
Cagayan 2nd District Engineering Office	35,226,000	1,328,000	36,554,000
Cagayan 3rd District Engineering Office	28,925,000	1,328,000	30,253,000
Isabela 1st District Engineering Office	29,837,000	1,328,000	31,165,000
Isabela 2nd District Engineering Office	29,168,000	1,328,000	30,496,000
Isabela 3rd District Engineering Office	29,109,000	1,328,000	30,437,000
Isabela 4th District Engineering Office	27,264,000	1,328,000	28,592,000
Nueva Vizcaya 2nd District Engineering Office	28,344,000	1,328,000	29,672,000
Nueva Vizcaya District Engineering Office	28,770,000	1,328,000	30,098,000
Quirino District Engineering Office	37,375,000	1,328,000	38,703,000
Region III - Central luzon	611,269,000	38,285,000	649,554,000

Regional Office III - Proper	184,242,000	19,189,000	203,431,000
Aurora District Engineering Office	38,089,000	1,364,000	39,453,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	7
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Bataan 1st District Engineering Office	27,000,000	1,364,000	28,364,000
Bataan 2nd District Engineering Office	27,101,000	1,364,000	28,465,000
Bulacan 1st District Engineering Office	29,256,000	1,364,000	30,620,000
Bulacan 2nd District Engineering Office	28,170,000	1,364,000	29,534,000
Nueva Ecija 1st District Engineering Office	41,598,000	1,364,000	42,962,000
Nueva Ecija 2nd District Engineering Office	38,313,000	1,364,000	39,677,000
Pampanga 1st District Engineering Office	32,375,000	1,364,000	33,739,000
Pampanga 2nd District Engineering Office	22,579,000	1,364,000	23,943,000
Pampanga 3rd District Engineering Office	22,540,000	1,364,000	23,904,000
Tarlac 2nd District Engineering Office	28,663,000	1,364,000	30,027,000
Tarlac District Engineering Office	37,934,000	1,364,000	39,298,000
Zambales 1st District Engineering Office	31,427,000	1,364,000	32,791,000
Zambales 2nd District Engineering Office	21,982,000	1,364,000	23,346,000
Region IVA - CALABARZON	535,908,000	34,373,000	570,281,000

Regional Office IVA - Proper	72,686,000	14,065,000	86,751,000
Batangas 1st District Engineering Office	30,129,000	1,354,000	31,483,000
Batangas 2nd District Engineering Office	26,685,000	1,355,000	28,040,000
Batangas 3rd District Engineering Office	28,734,000	1,354,000	30,088,000
Batangas 4th District Engineering Office	26,979,000	1,354,000	28,333,000
Cavite 2nd District Engineering Office	34,807,000	1,355,000	36,162,000
Cavite District Engineering Office	39,257,000	1,354,000	40,611,000
Laguna 1st District Engineering Office	29,404,000	1,354,000	30,758,000

8	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Laguna 2nd District Engineering Office	28,756,000	1,354,000	30,110,000
Laguna 3rd District Engineering Office	28,168,000	1,354,000	29,522,000
Quezon 1st District Engineering Office	28,923,000	1,354,000	30,277,000
Quezon 2nd District Engineering Office	28,442,000	1,354,000	29,796,000
Quezon 3rd District Engineering Office	37,747,000	1,353,000	39,100,000
Quezon 4th District Engineering Office	37,430,000	1,353,000	38,783,000
Rizal 1st District Engineering Office	28,870,000	1,353,000	30,223,000
Rizal 2nd District Engineering Office	28,891,000	1,353,000	30,244,000
Region IVB - NIMAROPA	337,982,000	25,540,000	363,522,000

Regional Office IVB - Proper	82,246,000	14,772,000	97,018,000
Marinduque District Engineering Office	31,274,000	1,346,000	32,620,000
Mindoro Occidental District Engineering Office	38,055,000	1,346,000	39,401,000
Mindoro Oriental District Engineering Office	27,013,000	1,346,000	28,359,000
Palawan 1st District Engineering Office	32,431,000	1,346,000	33,777,000
Palawan 2nd District Engineering Office	36,338,000	1,346,000	37,684,000
Palawan 3rd District Engineering Office	24,668,000	1,346,000	26,014,000
Romblon District Engineering Office	38,428,000	1,346,000	39,774,000
Southern Mindoro District Engineering Office	27,529,000	1,346,000	28,875,000
Region V - Bicol	528,441,000	34,216,000	562,657,000

Regional Office V - Proper	81,528,000	13,926,000	95,454,000
Albay 1st District Engineering Office	27,976,000	1,376,000	29,352,000
Albay 2nd District Engineering Office	30,516,000	1,349,000	31,865,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	9
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Albay 3rd District Engineering Office	24,729,000	1,377,000	26,106,000
Camarines Norte District Engineering Office	33,587,000	1,349,000	34,936,000
Camarines Sur 1st District Engineering Office	29,294,000	1,349,000	30,643,000
Camarines Sur 2nd District Engineering Office	23,315,000	1,349,000	24,664,000
Camarines Sur 3rd District Engineering Office	29,593,000	1,349,000	30,942,000
Camarines Sur 4th District Engineering Office	35,454,000	1,349,000	36,803,000
Camarines Sur 5th District Engineering Office	26,233,000	1,349,000	27,582,000
Catanduanes District Engineering Office	37,721,000	1,349,000	39,070,000
Masbate 1st District Engineering Office	27,731,000	1,349,000	29,080,000
Masbate 2nd District Engineering Office	29,047,000	1,349,000	30,396,000
Masbate 3rd District Engineering Office	26,174,000	1,349,000	27,523,000
Sorsogon 2nd District Engineering Office	27,927,000	1,349,000	29,276,000
Sorsogon District Engineering Office	37,616,000	1,349,000	38,965,000
Region VI - Western Visayas	528,035,000	34,783,000	562,818,000

Regional Office VI - Proper	79,785,000	13,901,000	93,686,000
Aklan District Engineering Office	28,556,000	1,364,000	29,920,000
Antique District Engineering Office	32,367,000	1,366,000	33,733,000
Bacolod City District Engineering Office	29,673,000	1,367,000	31,040,000
Capiz 1st District Engineering Office	27,436,000	1,358,000	28,794,000
Capiz 2nd District Engineering Office	24,796,000	1,358,000	26,154,000
Guimaras District Engineering Office	26,484,000	1,358,000	27,842,000
Iloilo 1st District Engineering Office	25,449,000	1,358,000	26,807,000

10	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Iloilo 2nd District Engineering Office	36,663,000	1,645,000	38,308,000
Iloilo 3rd District Engineering Office	27,834,000	1,523,000	29,357,000
Iloilo 4th District Engineering Office	27,063,000	1,359,000	28,422,000
Iloilo City District Engineering Office	28,061,000	1,358,000	29,419,000
Negros Occidental 1st District Engineering Office	41,637,000	1,367,000	43,004,000
Negros Occidental 2nd District Engineering Office	29,464,000	1,367,000	30,831,000
Negros Occidental 3rd District Engineering Office	36,396,000	1,367,000	37,763,000
Negros Occidental 4th District Engineering Office	26,371,000	1,367,000	27,738,000
Region VII - Central Visayas	486,453,000	33,167,000	519,620,000

Regional Office VII - Proper	103,843,000	14,009,000	117,852,000
Bohol 1st District Engineering Office	28,413,000	1,368,000	29,781,000
Bohol 2nd District Engineering Office	26,363,000	1,368,000	27,731,000
Bohol 3rd District Engineering Office	31,101,000	1,368,000	32,469,000
Cebu 1st District Engineering Office	27,545,000	1,368,000	28,913,000
Cebu 2nd District Engineering Office	26,083,000	1,368,000	27,451,000
Cebu 3rd District Engineering Office	26,780,000	1,368,000	28,148,000
Cebu 4th District Engineering Office	28,761,000	1,368,000	30,129,000
Cebu 5th District Engineering Office	21,532,000	1,368,000	22,900,000
Cebu 6th District Engineering Office	20,435,000	1,368,000	21,803,000
Cebu City District Engineering Office	28,084,000	1,368,000	29,452,000
Negros Oriental 1st District Engineering Office	28,576,000	1,370,000	29,946,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	11

DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Negros Oriental 2nd District Engineering Office	35,100,000	1,370,000	36,470,000
Negros Oriental 3rd District Engineering Office	31,362,000	1,370,000	32,732,000
Siquijor District Engineering Office	22,475,000	1,368,000	23,843,000
Region VIII - Eastern Visayas	473,798,000	31,871,000	505,669,000

Regional Office VIII - Proper	92,678,000	14,035,000	106,713,000
Biliran District Engineering Office	28,543,000	1,372,000	29,915,000
Eastern Samar District Engineering Office	37,165,000	1,372,000	38,537,000
Leyte 1st District Engineering Office	30,131,000	1,372,000	31,503,000
Leyte 2nd District Engineering Office	26,230,000	1,372,000	27,602,000
Leyte 3rd District Engineering Office	26,442,000	1,372,000	27,814,000
Leyte 4th District Engineering Office	32,338,000	1,372,000	33,710,000
Leyte 5th District Engineering Office	30,172,000	1,372,000	31,544,000
Northern Samar 1st District Engineering Office	27,706,000	1,372,000	29,078,000
Northern Samar 2nd District Engineering Office	28,285,000	1,372,000	29,657,000
Samar 1st District Engineering Office	28,559,000	1,372,000	29,931,000
Samar 2nd District Engineering Office	28,359,000	1,372,000	29,731,000
Southern Leyte District Engineering Office	36,771,000	1,372,000	38,143,000
Tacloban City District Engineering Office	20,419,000	1,372,000	21,791,000
Region IX - Zamboanga Peninsula	383,786,000	26,364,000	410,150,000

Regional Office IX - Proper	121,962,000	14,034,000	135,996,000
Isabela City District Engineering Office	21,361,000	1,370,000	22,731,000
Zamboanga City District Engineering Office	29,770,000	1,370,000	31,140,000

12	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Zamboanga del Norte 1st District Engineering Office	28,651,000	1,370,000	30,021,000
Zamboanga del Norte 2nd District Engineering Office	34,277,000	1,370,000	35,647,000
Zamboanga del Norte 3rd District Engineering Office	28,326,000	1,370,000	29,696,000
Zamboanga del Sur 1st District Engineering Office	35,905,000	1,370,000	37,275,000
Zamboanga del Sur 2nd District Engineering Office	36,089,000	1,370,000	37,459,000
Zamboanga Sibugay 1st District Engineering Office	21,074,000	1,370,000	22,444,000
Zamboanga Sibugay 2nd District Engineering Office	26,371,000	1,370,000	27,741,000
Region X - Northern Mindanao	425,264,000	29,743,000	455,007,000

Regional Office X - Proper	77,184,000	14,034,000	91,218,000
Bukidnon 1st District Engineering Office	38,328,000	1,309,000	39,637,000
Bukidnon 2nd District Engineering Office	29,329,000	1,309,000	30,638,000
Bukidnon 3rd District Engineering Office	34,948,000	1,309,000	36,257,000
Cagayan de Oro City 1st District Engineering Office	21,119,000	1,309,000	22,428,000
Cagayan de Oro City 2nd District Engineering Office	22,179,000	1,309,000	23,488,000
Caaiguin District Engineering Office	21,216,000	1,309,000	22,525,000
lanao del Norte 1st District Engineering Office	39,307,000	1,309,000	40,616,000
lanao del Norte 2nd District Engineering Office	27,904,000	1,309,000	29,213,000
Misamis Occidental 2nd District Engineering Office	25,884,000	1,309,000	27,193,000
Misamis Occidental District Engineering Office	29,730,000	1,309,000	31,039,000
Misamis Oriental 1st District Engineering Office	29,030,000	1,310,000	30,340,000
Misamis Oriental 2nd District Engineering Office	29,106,000	1,309,000	30,415,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	13
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region XI - Davao	362,128,000	24,945,000	387,073,000

Regional Office XI - Proper	104,578,000	13,969,000	118,547,000
Compostela Valley District Engineering Office	35,574,000	1,372,000	36,946,000
Davao City 2nd District Engineering Office	28,619,000	1,372,000	29,991,000
Davao City District Engineering Office	36,600,000	1,372,000	37,972,000
Davao del Norte District Engineering Office	38,625,000	1,372,000	39,997,000
Davao del Sur District Engineering Office	26,919,000	1,372,000	28,291,000
Davao Occidental District Engineering Office	35,411,000	1,372,000	36,783,000
Davao Oriental 1st District Engineering Office	28,521,000	1,372,000	29,893,000
Davao Oriental 2nd District Engineering Office	27,281,000	1,372,000	28,653,000
Region XII - SOCCSKSARGEN	320,710,000	24,754,000	345,464,000

Regional Office XII - Proper	77,265,000	14,044,000	91,309,000
Cotabato 1st District Engineering Office	36,649,000	1,339,000	37,988,000
Cotabato 2nd District Engineering Office	35,210,000	1,339,000	36,549,000
Cotabato City District Engineering Office	20,760,000	1,339,000	22,099,000
Sarangani District Engineering Office	35,872,000	1,337,000	37,209,000
South Cotabato 2nd District Engineering Office	26,242,000	1,339,000	27,581,000
South Cotabato District Engineering Office	31,703,000	1,339,000	33,042,000
Sultan Kudarat 1st District Engineering Office	23,882,000	1,339,000	25,221,000
Sultan Kudarat 2nd District Engineering Office	33,127,000	1,339,000	34,466,000
Region XIII - CARAGA	343,043,000	26,052,000	369,095,000

Regional Office XIII - Proper	73,934,000	14,001,000	87,935,000
Agusan del Norte District Engineering Office	30,327,000	1,339,000	31,666,000

14	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Agusan del Sur 1st District Engineering Office	37,076,000	1,339,000		38,415,000
Agusan del Sur 2nd District Engineering Office	30,232,000	1,339,000		31,571,000
Butuan City District Engineering Office	28,430,000	1,339,000		29,769,000
Dinagat Islands District Engineering Office	26,938,000	1,339,000		28,277,000
Surigao del Norte 1st District Engineering Office (formerly Surigao del Norte 2nd) District Engineering Office	29,258,000	1,339,000		30,597,000
Surigao del Norte 2nd District Engineering Office	29,345,000	1,339,000		30,684,000
Surigao del Sur 1st District Engineering Office	29,166,000	1,339,000		30,505,000
Surigao del Sur 2nd District Engineering Office	28,337,000	1,339,000		29,676,000
Administration of Personnel Benefits	535,433,000			535,433,000

National Capital Region (NCR)	535,433,000			535,433,000

Central Office	535,433,000			535,433,000

Sub-total, General Administration and Support	8,774,894,000	1,809,247,000	2,237,527,000	12,821,668,000

Support to Operations
Design of Public works and Highways Projects	82,298,000	23,379,000		105,677,000

National Capital Region (NCR)	82,298,000	23,379,000		105,677,000

Central Office	82,298,000	23,379,000		105,677,000
Preparation of Manuals for Construction, Rehabilitation and lmprovement of Infrastructure Facilities	98,671,000	8,116,000		106,787,000

National Capital Region (NCR)	98,671,000	8,116,000		106,787,000

Central Office	98,671,000	8,116,000		106,787,000
Management of Construction and Maintenance Equipment and Ancillary Facilities	51,569,000	146,667,000		198,236,000

National Capital Region (NCR)	51,569,000	146,667,000		198,236,000

Central Office	51,569,000	146,667,000		198,236,000
Infrastructure Research, Quality Control and Management, Ancillary Facilities	111,191,000	64,076,000		175,267,000

National Capital Region (NCR)	111,191,000	64,076,000		175,267,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	15
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Central Office	111,191,000	64,076,000	175,267,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Bureau Proper	60,432,000	27,754,000	88,186,000

National Capital Region (NCR)	60,432,000	27,754,000	88,186,000

Central Office	60,432,000	27,754,000	88,186,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Routine Maintenance of National Roads		3,010,549,000	3,010,549,000

National Capital Region (NCR)		3,010,549,000	3,010,549,000

Central Office		3,010,549,000	3,010,549,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Routine Maintenance of National Bridges		981,958,000	981,958,000

National Capital Region (NCR)		981,958,000	981,958,000

Central Office		981,958,000	981,958,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Operation of Weighbridge Stations and ATOME		151,002,000	151,002,000

National Capital Region (NCR)		151,002,000	151,002,000

Central Office		151,002,000	151,002,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance and Operations of DPWH Floating Equipment		430,000,000	430,000,000

National Capital Region (NCR)		430,000,000	430,000,000

Central Office		430,000,000	430,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Installation of Conduit along National Roads for Fiber Optics Cable		160,000,000	160,000,000

National Capital Region (NCR)		160,000,000	160,000,000

Central Office		160,000,000	160,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Repair and Maintenance of Road Safety Facilities		500,000,000	500,000,000

National Capital Region (NCR)		500,000,000	500,000,000

Central Office		500,000,000	500,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Services for Automated Traffic Data Collection Program		177,042,000	177,042,000

16	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

National Capital Region (NCR)	177,042,000	177,042,000

Central Office	177,042,000	177,042,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Public Buildings	705,037,000	705,037,000

National Capital Region (NCR)	705,037,000	705,037,000

Central Office	705,037,000	705,037,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities	719,530,000	719,530,000

National Capital Region (NCR)	719,530,000	719,530,000

Central Office	719,530,000	719,530,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Flood Control and Sabo Engineering Center	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - KAMANAVA/VOM Flood Control Structures	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Mangahan Flood Control Structures	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Agno Flood Control Structures	50,000,000	50,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	17
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Iloilo Flood Control Structures	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Lower Agusan Flood Control Structures	75,000,000	75,000,000

National Capital Region (NCR)	75,000,000	75,000,000

Central Office	75,000,000	75,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Laoag River Basin Flood Control Structures	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Post Ondoy and Pepeng Short Term Infrastructure Project (POPSTIRP)	40,000,000	40,000,000

National Capital Region (NCR)	40,000,000	40,000,000

Central Office	40,000,000	40,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Pinatubo Hazard Urgent Mitigation Project (PHUMP)	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities Nationwide - Esteros and Creeks Improvement/ Maintenance in National Capital Region	50,000,000	50,000,000

18	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

National Capital Region (NCR)		50,000,000	50,000,000

Central Office		50,000,000	50,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Third River Flood Control Structures		50,000,000	50,000,000

National Capital Region (NCR)		50,000,000	50,000,000

Central Office		50,000,000	50,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Maintenance, Repair and Rehabilitation of Infrastructure Facilities - Flood Control and Drainage Systems, Structures and Related Facilities - Nationwide - Manila Bay Rehabilitation		100,000,000	100,000,000

National Capital Region (NCR)		100,000,000	100,000,000

Central Office		100,000,000	100,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Flood Control and Drainage Systems, Structures and Related Facilities Nationwide - Pasig-Marikina River Channel Improvement Project		50,000,000	50,000,000

National Capital Region (NCR)		50,000,000	50,000,000

Central Office		50,000,000	50,000,000
Maintenance, Repair and Rehabilitation of Infrastructure Facilities and Other Related Activities - Flood Control Flood Control and Drainage Systems, Structures and Related Facilities Nationwide - Pampanga Delta Development Project		50,000,000	50,000,000

National Capital Region (NCR)		50,000,000	50,000,000

Central Office		50,000,000	50,000,000
Regional Support (Planning and Design, Construction, Maintenance and Material Quality Control and Hydrology Division)	390,723,000	9,527,000	400,250,000

National Capital Region (NCR)	30,744,000	595,000	31,339,000

NCR Regional Office - Proper	30,744,000	595,000	31,339,000
Region I - Ilocos	9,830,000	595,000	10,425,000

Regional Office I - Proper	9,830,000	595,000	10,425,000
Cordillera Administrative Region (CAR)	39,745,000	596,000	40,341,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	19
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Regional Office CAR - Proper	39,745,000	596,000	40,341,000
Region II - Cagayan Valley	29,665,000	595,000	30,260,000

Regional Office II - Proper	29,665,000	595,000	30,260,000
Region III - Central Luzon		595,000	595,000

Regional Office III - Proper		595,000	595,000
Region IVA - CALABARZON	26,900,000	596,000	27,496,000

Regional Office IVA - Proper	26,900,000	596,000	27,496,000
Region IVB - MIMAROPA	36,496,000	594,000	37,090,000

Regional Office IVB - Proper	36,496,000	594,000	37,090,000
Region V - Bicol	42,811,000	596,000	43,407,000

Regional Office V - Proper	42,811,000	596,000	43,407,000
Region VI - Western Visayas	32,458,000	596,000	33,054,000

Regional Office VI - Proper	32,458,000	596,000	33,054,000
Region VII - Central Visayas	23,518,000	595,000	24,113,000

Regional Office VII - Proper	23,518,000	595,000	24,113,000
Region VIII - Eastern Visayas	17,824,000	596,000	18,420,000

Regional Office VIII - Proper	17,824,000	596,000	18,420,000
Region IX - Zamboanga Peninsula		596,000	596,000

Regional Office IX - Proper		596,000	596,000
Region X - Northern Mindanao	29,416,000	596,000	30,012,000

Regional Office X - Proper	29,416,000	596,000	30,012,000
Region XI - Davao	22,083,000	595,000	22,678,000

Regional Office XI - Proper	22,083,000	595,000	22,678,000
Region XII - SOCCSKSARGEN	28,431,000	595,000	29,026,000

Regional Office XII - Proper	28,431,000	595,000	29,026,000
Region XIII - CARAGA	20,802,000	596,000	21,398,000

Regional Office XIII - Proper	20,802,000	596,000	21,398,000
Testing Materials Heeded in Road, Bridge and Building Construction and Other Public Works Projects	147,623,000	3,270,000	150,893,000

National Capital Region (NCR)	10,164,000	203,000	10,367,000

20	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

NCR Regional Office - Proper	10,164,000	203,000	10,367,000
Region I - Ilocos		205,000	205,000

Regional Office I - Proper		205,000	205,000
Cordillera Administrative Region (CAR)	4,592,000	204,000	4,796,000

Regional Office CAR - Proper	4,592,000	204,000	4,796,000
Region II - Cagayan Valley	25,674,000	204,000	25,878,000

Regional Office II - Proper	25,674,000	204,000	25,878,000
Region III - Central Luzon		205,000	205,000

Regional Office III - Proper		205,000	205,000
Region IVA - CALABARZON	10,698,000	205,000	10,903,000

Regional Office IVA - Proper	10,698,000	205,000	10,903,000
Region IVB - MIMAROPA	11,260,000	203,000	11,463,000

Regional Office IVB - Proper	11,260,000	203,000	11,463,000
Region V - Bicol	13,131,000	205,000	13,336,000

Regional Office V - Proper	13,131,000	205,000	13,336,000
Region VI - Western Visayas	7,046,000	204,000	7,250,000

Regional Office VI - Proper	7,046,000	204,000	7,250,000
Region VII - Central Visayas	15,000,000	204,000	15,204,000

Regional Office VII - Proper	15,000,000	204,000	15,204,000
Region VIII - Eastern Visayas	5,755,000	205,000	5,960,000

Regional Office VIII - Proper	5,755,000	205,000	5,960,000
Region IX - Zamboanga Peninsula		204,000	204,000

Regional Office IX - Proper		204,000	204,000
Region X - Northern Mindanao	13,756,000	205,000	13,961,000

Regional Office X - Proper	13,756,000	205,000	13,961,000
Region XI - Davao	5,775,000	205,000	5,980,000

Regional Office XI - Proper	5,775,000	205,000	5,980,000
Region XII - SOCCSKSARGEN	9,663,000	205,000	9,868,000

Regional Office XII - Proper	9,663,000	205,000	9,868,000
Region XIII - CARAGA	15,109,000	204,000	15,313,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	21
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Regional Office XIII - Proper	15,109,000	204,000		15,313,000
Feasibility Study/Pre-Feasibility Study/Preliminary and Detailed Engineering			6,135,084,000	6,135,084,000

National Capital Region (NCR)			6,135,084,000	6,135,084,000

Central Office			6,135,084,000	6,135,084,000
Payments of Right-of-Way (ROW)			6,258,153,000	6,258,153,000

National Capital Region (NCR)			6,258,153,000	6,258,153,000

Central Office			6,258,153,000	6,258,153,000
Payments of Contractual Obligations, VAT and Other Taxes - Highways Flood Control and Others			300,000,000	300,000,000

National Capital Region			300,000,000	300,000,000

Central Office			300,000,000	300,000,000

Sub-total, Support to Operations	942,507,000	7,942,907,000	12,693,237,000	21,578,651,000

Operations			660,422,399,000	660,422,399,000

Ensure Safe and Reliable National Road System			215,836,659,000	215,836,659,000

ASSET PRESERVATION PROGRAM			66,017,227,000	66,017,227,000

Preventive Maintenance - Primary Roads			5,160,309,000	5,160,309,000

Preventive Maintenance of Primary Roads			4,635,809,000	4,635,809,000

National Capital Region (NCR)			1,991,918,000	1,991,918,000

Central Office			1,860,087,000	1,860,087,000
Las Piñas-Muntinlupa District Engineering Office			5,789,000	5,789,000
Metro Manila 1st District Engineering Office			3,000,000	3,000,000
Metro Manila 2nd District Engineering Office			46,505,000	46,505,000
Metro Manila 3rd District Engineering Office			13,301,000	13,301,000
Quezon City 1st District Engineering Office			25,497,000	25,497,000
Quezon City 2nd District Engineering Office			37,739,000	37,739,000
Region I - Ilocos			35,027,000	35,027,000

La Union 2nd District Engineering Office			6,614,000	6,614,000

22	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Pangasinan 2nd District Engineering Office	21,685,000	21,685,000
Pangasinan 4th District Engineering Office	6,728,000	6,728,000
Cordillera Administrative Region (CAR)	5,520,000	5,520,000

Baguio City District Engineering Office	4,811,000	4,811,000
Lower Kalinga District Engineering Office	709,000	709,000
Region II - Cagayan Valley	50,417,000	50,417,000

Cagayan 1st District Engineering Office	33,843,000	33,843,000
Isabela 1st District Engineering Office	8,161,000	8,161,000
Isabela 4th District Engineering Office	8,413,000	8,413,000
Region III - Central Office	423,052,000	423,052,000

Bataan 1st District Engineering Office	17,078,000	17,078,000
Nueva Ecija 1st District Engineering Office	16,433,000	16,433,000
Nueva Ecija 2nd District Engineering Office	81,696,000	81,696,000
Pampanga 1st District Engineering Office	10,864,000	10,864,000
Pampanga 2nd District Engineering Office	33,279,000	33,279,000
Pampanga 3rd District Engineering Office	85,024,000	85,024,000
Tarlac District Engineering Office	98,020,000	98,020,000
Tarlac 2nd District Engineering Office	44,289,000	44,289,000
Zambales 2nd District Engineering Office	36,369,000	36,369,000
Region IVA - CALABARZON	355,217,000	355,217,000

Batangas 2nd District Engineering Office	1,620,000	1,620,000
Batangas 3rd District Engineering Office	143,494,000	143,494,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	23
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Cavite District Engineering Office	46,256,000	46,256,000
Laguna 2nd District Engineering Office	12,250,000	12,250,000
Laguna 3rd District Engineering Office	48,196,000	48,196,000
Quezon 2nd District Engineering Office	59,800,000	59,800,000
Quezon 4th District Engineering Office	19,543,000	19,543,000
Rizal 1st District Engineering Office	24,058,000	24,058,000
Region V - Bicol	39,569,000	39,569,000

Albay 2nd District Engineering Office	7,638,000	7,638,000
Camarines Norte District Engineering Office	24,406,000	24,406,000
Sorsogon District Engineering Office	7,525,000	7,525,000
Region VI - Western Visayas	305,562,000	305,562,000

Bacolod City District Engineering Office	41,909,000	41,909,000
Capiz 1st District Engineering Office	94,834,000	94,834,000
Capiz 2nd District Engineering Office	1,378,000	1,378,000
Iloilo 2nd District Engineering Office	18,865,000	18,865,000
Negros Occidental 1st District Engineering Office	91,702,000	91,702,000
Negros Occidental 2nd District Engineering Office	10,658,000	10,658,000
Negros Occidental 3rd District Engineering Office	11,850,000	11,850,000
Negros Occidental 4th District Engineering Office	34,366,000	34,366,000
Region VII - Central Visayas	221,947,000	221,947,000

Cebu 2nd District Engineering Office	23,246,000	23,246,000
Cebu 3rd District Engineering Office	22,709,000	22,709,000

24	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Cebu 5th District Engineering Office	17,144,000	17,144,000
Cebu 6th District Engineering Office	29,941,000	29,941,000
Cebu City District Engineering Office	992,000	992,000
Negros Oriental 2nd District Engineering Office	50,544,000	50,544,000
Negros Oriental 3rd District Engineering Office	77,371,000	77,371,000
Region VIII - Eastern Visayas	119,352,000	119,352,000

Leyte 1st District Engineering Office	18,505,000	18,505,000
Leyte 2nd District Engineering Office	7,099,000	7,099,000
Leyte 4th District Engineering Office	28,689,000	28,689,000
Leyte 5th District Engineering Office	13,331,000	13,331,000
Samar 1st District Engineering Office	16,463,000	16,463,000
Samar 2nd District Engineering Office	26,272,000	26,272,000
Southern Leyte District Engineering Office	8,993,000	8,993,000
Region IX - Zamboanga Peninsula	70,257,000	70,257,000

Zamboanga City District Engineering Office	24,477,000	24,477,000
Zamboanga del Sur 2nd District Engineering Office	1,000,000	1,000,000
Zamboanga Sibugay 1st District Engineering Office	1,691,000	1,691,000
Zamboanga Sibugay 2nd District Engineering Office	43,089,000	43,089,000
Region X - Northern Mindanao	270,534,000	270,534,000

Bukidnon 1st District Engineering Office	24,334,000	24,334,000
Cagayan de Oro City 1st District Engineering Office	800,000	800,000
Cagayan de Oro City 2nd District Engineering Office	100,145,000	100,145,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	25
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Lanao del Norte 1st District Engineering Office	7,272,000	7,272,000
Lanao del Norte 2nd District Engineering Office	105,810,000	105,810,000
Misamis Occidental 1st District Engineering Office	13,588,000	13,588,000
Misamis Occidental 2nd District Engineering Office	8,134,000	8,134,000
Misamis Oriental 1st District Engineering Office	8,148,000	8,148,000
Misamis Oriental 2nd District Engineering Office	2,303,000	2,303,000
Region XI - Davao	599,685,000	599,685,000

Compostela Valley District Engineering Office	65,746,000	65,746,000
Davao City District Engineering Office	195,596,000	195,596,000
Davao del Norte District Engineering Office	178,549,000	178,549,000
Davao del Sur District Engineering Office	149,641,000	149,641,000
Davao Oriental 2nd District Engineering Office	10,153,000	10,153,000
Region XII - SOCCSKSARGEN	145,562,000	145,562,000

Cotabato 2nd District Engineering Office	18,502,000	18,502,000
Cotabato City District Engineering Office	20,681,000	20,681,000
South Cotabato District Engineering Office	17,491,000	17,491,000
South Cotabato 2nd District Engineering Office	12,865,000	12,865,000
Sultan Kudarat 1st District Engineering Office	55,931,000	55,931,000
Sultan Kudarat 2nd District Engineering Office	20,092,000	20,092,000
Region XIII - CARAGA	2,190,000	2,190,000

Agusan del Sur 2nd District Engineering Office	2,190,000	2,190,000

26	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Project(s)
Foreign - Assisted Project(s)	524,500,000	524,500,000

Road Upgrading and Preservation Project (RUPP), JICA, PH-247	524,500,000	524,500,000

GOP Counterpart	524,500,000	524,500,000

National Capital Region (NCR)	524,500,000	524,500,000

Central Office	524,500,000	524,500,000
Preventive Maintenance - Secondary Roads	6,200,007,000	6,200,007,000

Preventive Maintenance of Secondary Roads	6,200,007,000	6,200,007,000

National Capital Region (NCR)	3,630,448,000	3,630,448,000

Central Office	3,117,031,000	3,117,031,000
Las Pinas-Muntinlupa District Engineering Office	10,026,000	10,026,000
Metro Manila 1st District Engineering Office	17,723,000	17,723,000
Metro Manila 2nd District Engineering Office	105,620,000	105,620,000
North Manila District Engineering Office	198,202,000	198,202,000
Quezon City 1st District Engineering Office	34,025,000	34,025,000
Quezon City 2nd District Engineering Office	41,246,000	41,246,000
South Manila District Engineering Office	106,575,000	106,575,000
Region I - Ilocos	114,144,000	114,144,000

Ilocos Norte 2nd District Engineering Office	7,816,000	7,816,000
Ilocos Sur 2nd District Engineering Office	20,820,000	20,820,000
La Union 1st District Engineering Office	18,500,000	18,500,000
Pangasinan 1st District Engineering Office	1,000,000	1,000,000
Pangasinan 2nd District Engineering Office	4,505,000	4,505,000
Pangasinan 4th District Engineering Office	61,503,000	61,503,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	27
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Cordillera Administrative Region (CAR)	174,057,000	174,057,000

Abra District Engineering Office	20,000,000	20,000,000
Benguet 1st District Engineering Office	66,815,000	66,815,000
Ifugao 1st District Engineering Office	20,000,000	20,000,000
Ifugao 2nd District Engineering Office	40,653,000	40,653,000
Lower Kalinga District Engineering Office	2,130,000	2,130,000
Mountain Province District Engineering Office	15,000,000	15,000,000
Upper Kalinga District Engineering Office	9,459,000	9,459,000
Region II - Cagayan Valley	8,196,000	8,196,000

Quirino District Engineering Office	8,196,000	8,196,000
Region III - Central Luzon	177,115,000	177,115,000

Aurora District Engineering Office	19,882,000	19,882,000
Bataan 2nd District Engineering Office	44,904,000	44,904,000
Nueva Ecija 1st District Engineering Office	47,503,000	47,503,000
Nueva Ecija 2nd District Engineering Office	24,652,000	24,652,000
Pampanga 2nd District Engineering Office	29,610,000	29,610,000
Tarlac 2nd District Engineering Office	8,300,000	8,300,000
Zambales 2nd District Engineering Office	2,264,000	2,264,000
Region IVA - CALABARZON	353,409,000	353,409,000

Batangas 1st District Engineering Office	570,000	570,000
Batangas 2nd District Engineering Office	1,117,000	1,117,000
Cavite District Engineering Office	22,061,000	22,061,000
Quezon 1st District Engineering Office	2,671,000	2,671,000
Quezon 2nd District Engineering Office	44,927,000	44,927,000

28	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Quezon 3rd District Engineering Office	131,531,000	131,531,000
Rizal 1st District Engineering Office	150,532,000	150,532,000
Region IVB - MIMAROPA	191,178,000	191,178,000

Marinduque District Engineering Office	62,798,000	62,798,000
Mindoro Occidental District Engineering Office	58,143,000	58,143,000
Mindoro Oriental District Engineering Office	6,450,000	6,450,000
Palawan 2nd District Engineering Office	34,379,000	34,379,000
Palawan 3rd District Engineering Office	2,937,000	2,937,000
Romblon District Engineering Office	5,923,000	5,923,000
Southern Mindoro District Engineering Office	20,548,000	20,548,000
Region V - Bicol	146,076,000	146,076,000

Albay 1st District Engineering Office	49,574,000	49,574,000
Albay 2nd District Engineering Office	3,000,000	3,000,000
Albay 3rd District Engineering Office	2,847,000	2,847,000
Camarines Norte District Engineering Office	10,914,000	10,914,000
Camarines Sur 2nd District Engineering Office	1,743,000	1,743,000
Camarines Sur 4th District Engineering Office	10,546,000	10,546,000
Camarines Sur 5th District Engineering Office	5,000,000	5,000,000
Catanduanes District Engineering Office	8,518,000	8,518,000
Masbate 3rd District Engineering Office	53,934,000	53,934,000
Region VI - Western Visayas	153,928,000	153,928,000

Bacolod City District Engineering Office	42,724,000	42,724,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	29
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Guimaras District Engineering Office	16,428,000	16,428,000
Iloilo 1st District Engineering Office	22,027,000	22,027,000
Iloilo 2nd District Engineering Office	22,236,000	22,236,000
Iloilo 4th District Engineering Office	890,000	890,000
Negros Occidental 2nd District Engineering Office	1,623,000	1,623,000
Negros Occidental 3rd District Engineering Office	48,000,000	48,000,000
Region VII - Central Visayas	301,430,000	301,430,000

Bohol 1st District Engineering Office	37,365,000	37,365,000
Bohol 2nd District Engineering Office	23,861,000	23,861,000
Cebu 1st District Engineering Office	29,584,000	29,584,000
Cebu 2nd District Engineering Office	1,738,000	1,738,000
Cebu 3rd District Engineering Office	6,393,000	6,393,000
Cebu 4th District Engineering Office	14,620,000	14,620,000
Cebu 6th District Engineering Office	51,907,000	51,907,000
Negros Oriental 2nd District Engineering Office	10,560,000	10,560,000
Siquijor District Engineering Office	125,402,000	125,402,000
Region VIII - Eastern Visayas	266,284,000	266,284,000

Biliran District Engineering Office	32,016,000	32,016,000
Eastern Samar District Engineering Office	33,453,000	33,453,000
Leyte 3rd District Engineering Office	8,014,000	8,014,000
Leyte 4th District Engineering Office	30,000,000	30,000,000

30	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Northern Samar 2nd District Engineering Office	80,951,000	80,951,000
Samar 2nd District Engineering Office	19,646,000	19,646,000
Southern Leyte District Engineering Office	20,699,000	20,699,000
Tacloban City District Engineering Office	41,505,000	41,505,000
Region IX - Zamboanga Peninsula	25,512,000	25,512,000

Isabela City District Engineering Office	3,412,000	3,412,000
Zamboanga City District Engineering Office	12,100,000	12,100,000
Zamboanga del Norte 3rd District Engineering Office	10,000,000	10,000,000
Region X - Northern Mindanao	72,785,000	72,785,000

Bukidnon 1st District Engineering Office	25,450,000	25,450,000
Cagayan de Oro City 1st District Engineering Office	2,040,000	2,040,000
Lanao del Norte 2nd District Engineering Office	5,295,000	5,295,000
Misamis Occidental District Engineering Office	20,000,000	20,000,000
Misamis Oriental 1st District Engineering Office	20,000,000	20,000,000
Region XI - Davao	469,091,000	469,091,000

Compostela Valley District Engineering Office	138,981,000	138,981,000
Davao City District Engineering Office	181,720,000	181,720,000
Davao del Norte District Engineering Office	130,276,000	130,276,000
Davao Oriental 1st District Engineering Office	18,114,000	18,114,000
Region XII - SOCCSKSARGEN	91,228,000	91,228,000

Cotabato 1st District Engineering Office	23,270,000	23,270,000
South Cotabato 1st District Engineering Office	1,800,000	1,800,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	31
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

South Cotabato 2nd District Engineering Office	8,000,000	8,000,000
Sultan Kudarat 1st District Engineering Office	47,593,000	47,593,000
Sultan Kudarat 2nd District Engineering Office	10,565,000	10,565,000
Region XIII - CARAGA	25,126,000	25,126,000

Butuan City District Engineering Office	4,800,000	4,800,000
Dinagat Islands District Engineering Office	18,499,000	18,499,000
Surigao del Norte 2nd District Engineering Office	1,827,000	1,827,000
Preventive Maintenance - Tertiary Roads	3,415,177,000	3,415,177,000

Preventive Maintenance of Tertiary Roads	3,415,177,000	3,415,177,000

National Capital Region (NCR)	1,319,567,000	1,319,567,000

Central Office	1,058,331,000	1,058,331,000
Las Piñas - Muntinlupa District Engineering Office	1,078,000	1,078,000
Metro Manila 1st District Engineering Office	19,270,000	19,270,000
Metro Manila 3rd District Engineering Office	10,583,000	10,583,000
North Manila District Engineering Office	47,134,000	47,134,000
Quezon City 1st District Engineering Office	45,989,000	45,989,000
Quezon City 2nd District Engineering Office	55,629,000	55,629,000
South Manila District Engineering Office	81,553,000	81,553,000
Region I - Ilocos	56,946,000	56,946,000

Ilocos Norte 2nd District Engineering Office	14,835,000	14,835,000
Ilocos Sur 1st District Engineering Office	6,465,000	6,465,000
Ilocos Sur 2nd District Engineering Office	11,287,000	11,287,000

32	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

La Union 1st District Engineering Office	1,101,000	1,101,000
Pangasinan 2nd District Engineering Office	4,224,000	4,224,000
Pangasinan 3rd District Engineering Office	19,034,000	19,034,000
Cordillera Administrative Region (CAR)	260,886,000	260,886,000

Abra District Engineering Office	250,000,000	250,000,000
Ifugao 2nd District Engineering Office	8,708,000	8,708,000
Lower Kalinga District Engineering Office	2,178,000	2,178,000
Region II - Cagayan Valley	9,465,000	9,465,000

Isabela 1st District Engineering Office	1,116,000	1,116,000
Quirino District Engineering Office	8,349,000	8,349,000
Region III - Central Luzon	195,789,000	195,789,000

Aurora District Engineering Office	19,240,000	19,240,000
Bataan 1st District Engineering Office	2,270,000	2,270,000
Bataan 2nd District Engineering Office	2,248,000	2,248,000
Bulacan 1st District Engineering Office	13,651,000	13,651,000
Bulacan 2nd District Engineering Office	45,555,000	45,555,000
Nueva Ecija 1st District Engineering Office	28,499,000	28,499,000
Nueva Ecija 2nd District Engineering Office	25,529,000	25,529,000
Pampanga 1st District Engineering Office	30,583,000	30,583,000
Pampanga 3rd District Engineering Office	16,041,000	16,041,000
Tarlac 2nd District Engineering Office	8,015,000	8,015,000
Tarlac District Engineering Office	4,158,000	4,158,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	33
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region IVA - CALABARZON	303,589,000	303,589,000

Batangas 1st District Engineering Office	8,685,000	8,685,000
Batangas 2nd District Engineering Office	598,000	598,000
Cavite District Engineering Office	12,792,000	12,792,000
Cavite 3rd District Engineering Office	8,068,000	8,068,000
Laguna 1st District Engineering Office	30,597,000	30,597,000
Laguna 2nd District Engineering Office	27,994,000	27,994,000
Laguna 3rd District Engineering Office	115,968,000	115,968,000
Rizal 1st District Engineering Office	98,087,000	98,087,000
Rizal 2nd District Engineering Office	800,000	800,000
Region IVB - MIMAROPA	55,419,000	55,419,000

Mindoro Occidental District Engineering Office	16,378,000	16,378,000
Mindoro Oriental District Engineering Office	25,996,000	25,996,000
Palawan 3rd District Engineering Office	13,045,000	13,045,000
Region V - Bicol	180,608,000	180,608,000

Albay 1st District Engineering Office	22,270,000	22,270,000
Camarines Sur 4th District Engineering Office	7,540,000	7,540,000
Camarines Sur 5th District Engineering Office	20,479,000	20,479,000
Masbate 3rd District Engineering Office	10,305,000	10,305,000
Sorsogon 2nd District Engineering Office	120,014,000	120,014,000
Region VI - Western Visayas	151,578,000	151,578,000

Bacolod City District Engineering Office	600,000	600,000

34	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Capiz 2nd District Engineering Office	3,492,000	3,492,000
Iloilo 1st District Engineering Office	21,947,000	21,947,000
Iloilo 2nd District Engineering Office	32,795,000	32,795,000
Negros Occidental 1st District Engineering Office	31,354,000	31,354,000
Negros Occidental 3rd District Engineering Office	9,110,000	9,110,000
Negros Occidental 4th District Engineering Office	52,280,000	52,280,000
Region VII - Central Visayas	184,937,000	184,937,000

Bohol 1st District Engineering Office	31,396,000	31,396,000
Bohol 2nd District Engineering Office	17,037,000	17,037,000
Cebu 1st District Engineering Office	49,486,000	49,486,000
Cebu 4th District Engineering Office	3,787,000	3,787,000
Cebu City District Engineering Office	58,553,000	58,553,000
Negros Oriental 3rd District Engineering Office	14,678,000	14,678,000
Siquijor District Engineering Office	10,000,000	10,000,000
Region VIII - Eastern Visayas	140,871,000	140,871,000

Leyte 1st District Engineering Office	29,873,000	29,873,000
Leyte 2nd District Engineering Office	48,885,000	48,885,000
Leyte 3rd District Engineering Office	5,255,000	5,255,000
Leyte 5th District Engineering Office	2,538,000	2,538,000
Northern Samar 2nd District Engineering Office	14,867,000	14,867,000
Tacloban City District Engineering Office	39,453,000	39,453,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	35
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region IX - Zamboanga Peninsula	38,626,000	38,626,000

Zamboanga City District Engineering Office	38,626,000	38,626,000
Region X - Northern Mindanao	198,194,000	198,194,000

Bukidnon 1st District Engineering Office	23,495,000	23,495,000
Lanao del Norte 1st District Engineering Office	16,755,000	16,755,000
Lanao del Norte 2nd District Engineering Office	157,944,000	157,944,000
Region XI - Davao	137,434,000	137,434,000

Compostela Valley District Engineering Office	92,945,000	92,945,000
Davao City District Engineering Office	38,311,000	38,311,000
Davao Occidental District Engineering Office	6,178,000	6,178,000
Region XII - SOCCSKSARGEN	51,681,000	51,681,000

Cotabato 1st District Engineering Office	28,700,000	28,700,000
Cotabato 2nd District Engineering Office	15,409,000	15,409,000
South Cotabato 2nd District Engineering Office	7,572,000	7,572,000
Region XIII - CARAGA	129,587,000	129,587,000

Butuan City District Engineering Office	92,613,000	92,613,000
Surigao del Norte 1st District Engineering Office	35,120,000	35,120,000
Surigao del Norte 2nd District Engineering Office	1,854,000	1,854,000
Rehabilitation/ Reconstruction/ Upgrading of Damaged Paved Roads - Primary Roads	2,871,504,000	2,871,504,000

Rehabilitation/ Reconstruction/ Upgrading of Damaged Paved Roads, Primary Roads	2,871,504,000	2,871,504,000

National Capital Region (NCR)	1,348,900,000	1,348,900,000

Central Office	1,317,150,000	1,317,150,000
Metro Manila 2nd District Engineering Office	31,750,000	31,750,000

36	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region I - Ilocos Region	44,869,000	44,869,000

La Union 2nd District Engineering Office	44,869,000	44,869,000
Cordillera Administrative Region (CAR)	12,244,000	12,244,000

Baguio City District Engineering Office	10,844,000	10,844,000
Benguet 1st District Engineering Office	1,400,000	1,400,000
Region II - Cagayan Valley	102,863,000	102,863,000

Cagayan 2nd District Engineering Office	60,702,000	60,702,000
Isabela 1st District Engineering Office	3,508,000	3,508,000
Isabela 4th District Engineering Office	4,526,000	4,526,000
Nueva Vizcaya 2nd District Engineering Office	34,127,000	34,127,000
Region III - Central Luzon	278,665,000	278,665,000

Bataan 1st District Engineering Office	13,394,000	13,394,000
Bulacan 1st District Engineering Office	5,885,000	5,885,000
Nueva Ecija 1st District Engineering Office	41,351,000	41,351,000
Nueva Ecija 2nd District Engineering Office	18,148,000	18,148,000
Pampanga 1st District Engineering Office	155,736,000	155,736,000
Tarlac District Engineering Office	44,151,000	44,151,000
Region IVA - CALABARZON	100,690,000	100,690,000

Cavite 3rd District Engineering Office	5,000,000	5,000,000
Laguna 3rd District Engineering Office	79,627,000	79,627,000
Quezon 2nd District Engineering Office	8,330,000	8,330,000
Quezon 4th District Engineering Office	7,733,000	7,733,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	37
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region V - Bicol	62,101,000	62,101,000

Albay 2nd District Engineering Office	56,592,000	56,592,000
Camarines Sur 2nd District Engineering Office	509,000	509,000
Camarines Sur 5th District Engineering Office	5,000,000	5,000,000
Region VI - Western Visayas	88,870,000	88,870,000

Capiz 2nd District Engineering Office	1,100,000	1,100,000
Negros Occidental 1st Engineering Office	38,760,000	38,760,000
Negros Occidental 2nd Engineering Office	29,669,000	29,669,000
Negros Occidental 4th District Engineering Office	19,341,000	19,341,000
Region VII - Central Visayas	157,824,000	157,824,000

Cebu 4th District Engineering Office	76,482,000	76,482,000
Cebu 5th District Engineering Office	13,134,000	13,134,000
Cebu 6th District Engineering Office	7,861,000	7,861,000
Negros Oriental 2nd District Engineering Office	26,066,000	26,066,000
Negros Oriental 3rd District Engineering Office	34,281,000	34,281,000
Region VIII - Eastern Visayas	88,574,000	88,574,000

Leyte 2nd District Engineering Office	12,241,000	12,241,000
Leyte 5th District Engineering Office	22,088,000	22,088,000
Northern Samar 1st District Engineering Office	20,166,000	20,166,000
Samar 2nd District Engineering Office	34,079,000	34,079,000
Region IX - Zamboanga Peninsula	106,974,000	106,974,000

Zamboanga City District Engineering Office	85,866,000	85,866,000

38	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Zamboanga del Norte 3rd District Engineering Office	19,556,000	19,556,000
Zamboanga Sibugay 2nd District Engineering Office	1,552,000	1,552,000
Region X - Northern Mindanao	280,290,000	280,290,000

Bukidnon 1st District Engineering Office	10,430,000	10,430,000
Bukidnon 2nd District Engineering Office	8,800,000	8,800,000
Bukidnon 3rd District Engineering Office	35,000,000	35,000,000
Lanao del Norte 2nd District Engineering Office	96,983,000	96,983,000
Misamis Occidental 1st District Engineering Office	81,669,000	81,669,000
Misamis Oriental 1st District Engineering Office	40,351,000	40,351,000
Misamis Oriental 2nd District Engineering Office	7,057,000	7,057,000
Region XI - Davao	176,804,000	176,804,000

Compostela Valley District Engineering Office	35,906,000	35,906,000
Davao City 2nd District Engineering Office	59,971,000	59,971,000
Davao del Sur District Engineering Office	80,927,000	80,927,000
Region XII - SOCCSKSARGEN	5,463,000	5,463,000

Cotabato 2nd District Engineering Office	2,654,000	2,654,000
Sarangani District Engineering Office	2,809,000	2,809,000
Region XIII - CARAGA	16,373,000	16,373,000

Agusan del Norte District Engineering Office	8,774,000	8,774,000
Agusan del Sur 2nd District Engineering Office	7,599,000	7,599,000
Rehabilitation/ Reconstruction/ Upgrading of Damaged Paved Roads - Secondary Roads	4,166,014,000	4,166,014,000

Rehabilitation/ Reconstruction/ Upgrading of Damaged Paved Roads, Secondary Roads	4,166,014,000	4,166,014,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	39
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

National Capital Region (NCR)	2,393,479,000	2,393,479,000

Central Office	2,336,287,000	2,336,287,000
Metro Manila 2nd District Engineering Office	3,570,000	3,570,000
Metro Manila 3rd District Engineering Office	3,863,000	3,863,000
North Manila District Engineering Office	4,144,000	4,144,000
Quezon City 2nd District Engineering Office	37,242,000	37,242,000
South Manila District Engineering Office	8,373,000	8,373,000
Region I - Ilocos	42,784,000	42,784,000

Ilocos Norte 2nd District Engineering Office	18,500,000	18,500,000
Ilocos Sur 2nd District Engineering Office	20,803,000	20,803,000
Pangasinan 4th District Engineering Office	3,481,000	3,481,000
Cordillera Administrative Region (CAR)	79,337,000	79,337,000

Baguio City District Engineering Office	5,853,000	5,853,000
Benguet 1st District Engineering Office	13,287,000	13,287,000
Benguet 2nd District Engineering Office	2,734,000	2,734,000
Ifugao 2nd District Engineering Office	8,522,000	8,522,000
Lower Kalinga District Engineering Office	24,840,000	24,840,000
Mt. Province 1st District Engineering Office	21,560,000	21,560,000
Upper Kalinga District Engineering Office	2,541,000	2,541,000
Region II - Cagayan Valley	7,655,000	7,655,000

Quirino District Engineering Office	7,655,000	7,655,000
Region III - Central Luzon	193,535,000	193,535,000

Aurora District Engineering Office	562,000	562,000
Bataan 1st District Engineering Office	35,189,000	35,189,000

40	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Bataan 2nd District Engineering Office	63,331,000	63,331,000
Bulacan 1st District Engineering Office	1,717,000	1,717,000
Nueva Ecija 1st District Engineering Office	15,000,000	15,000,000
Tarlac 2nd District Engineering Office	16,664,000	16,664,000
Zambales 1st District Engineering Office	61,072,000	61,072,000
Region IVA - CALABARZON	132,275,000	132,275,000

Batangas 1st District Engineering Office	5,000,000	5,000,000
Batangas 2nd District Engineering Office	1,635,000	1,635,000
Batangas 3rd District Engineering Office	11,537,000	11,537,000
Batangas 4th District Engineering Office	25,700,000	25,700,000
Cavite 3rd District Engineering Office	50,000,000	50,000,000
Quezon 1st District Engineering Office	6,611,000	6,611,000
Quezon 3rd District Engineering Office	28,988,000	28,988,000
Quezon 4th District Engineering Office	2,804,000	2,804,000
Region IVB - MIMAROPA	222,816,000	222,816,000

Marinduque District Engineering Office	36,436,000	36,436,000
Mindoro Occidental District Engineering Office	37,288,000	37,288,000
Palawan 1st District Engineering Office	17,637,000	17,637,000
Palawan 2nd District Engineering Office	27,163,000	27,163,000
Palawan 3rd District Engineering Office	67,944,000	67,944,000
Romblon District Engineering Office	26,660,000	26,660,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	41
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Southern Mindoro District Engineering Office	9,688,000	9,688,000
Region V - Bicol	268,295,000	268,295,000

Albay 3rd District Engineering Office	10,602,000	10,602,000
Camarines Sur 2nd District Engineering Office	1,369,000	1,369,000
Camarines Sur 3rd District Engineering Office	2,236,000	2,236,000
Camarines Sur 4th District Engineering Office	12,972,000	12,972,000
Camarines Sur 5th District Engineering Office	1,000,000	1,000,000
Catanduanes District Engineering Office	162,828,000	162,828,000
Masbate 1st District Engineering Office	4,387,000	4,387,000
Masbate 2nd District Engineering Office	28,306,000	28,306,000
Masbate 3rd District Engineering Office	34,403,000	34,403,000
Sorsogon District Engineering Office	10,192,000	10,192,000
Region VI - Western Visayas	251,018,000	251,018,000

Aklan District Engineering Office	11,500,000	11,500,000
Antique District Engineering Office	17,765,000	17,765,000
Bacolod City District Engineering Office	9,610,000	9,610,000
Capiz 1st District Engineering Office	78,436,000	78,436,000
Capiz 2nd District Engineering Office	33,447,000	33,447,000
Iloilo 1st District Engineering Office	25,159,000	25,159,000
Iloilo 2nd District Engineering Office	66,134,000	66,134,000
Iloilo 4th District Engineering Office	2,837,000	2,837,000
Iloilo City District Engineering Office	2,509,000	2,509,000
Negros Occidental 2nd District Engineering Office	2,000,000	2,000,000
Negros Occidental 4th District Engineering Office	1,621,000	1,621,000

42	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region VII - Central Visayas	59,844,000	59,844,000

Bohol 2nd District Engineering Office	2,614,000	2,614,000
Bohol 3rd District Engineering Office	901,000	901,000
Cebu 1st District Engineering Office	3,223,000	3,223,000
Cebu 3rd District Engineering Office	6,466,000	6,466,000
Cebu 6th District Engineering Office	5,719,000	5,719,000
Negros Oriental 2nd District Engineering Office	1,650,000	1,650,000
Negros Oriental 3rd District Engineering Office	39,271,000	39,271,000
Region VIII - Eastern Visayas	154,416,000	154,416,000

Leyte 4th District Engineering Office	19,278,000	19,278,000
Northern Samar 1st District Engineering Office	25,000,000	25,000,000
Northern Samar 2nd District Engineering Office	50,498,000	50,498,000
Samar 2nd District Engineering Office	30,000,000	30,000,000
Southern Leyte District Engineering Office	29,640,000	29,640,000
Region IX - Zamboanga Peninsula	17,700,000	17,700,000

Zamboanga del Norte 3rd District Engineering Office	17,700,000	17,700,000
Region X - Northern Mindanao	127,170,000	127,170,000

Bukidnon 1st District Engineering Office	44,000,000	44,000,000
Bukidnon 2nd District Engineering Office	873,000	873,000
Bukidnon 3rd District Engineering Office	6,845,000	6,845,000
Cagayan de Oro City 2nd District Engineering Office	31,989,000	31,989,000
Camiguin District Engineering Office	2,451,000	2,451,000
Misamis Occidental 1st District Engineering Office	9,876,000	9,876,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	43
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Misamis Occidental 2nd District Engineering Office	31,136,000	31,136,000
Region XI - Davao	42,458,000	42,458,000

Davao del Sur District Engineering Office	3,941,000	3,941,000
Davao Occidental District Engineering Office	14,736,000	14,736,000
Davao Oriental 1st District Engineering Office	13,495,000	13,495,000
Davao Oriental 2nd District Engineering Office	10,286,000	10,286,000
Region XII - SOCCSKSARGEN	170,877,000	170,877,000

Sarangani District Engineering Office	95,698,000	95,698,000
Sultan Kudarat 2nd District Engineering Office	75,179,000	75,179,000
Region XIII - CARAGA	2,355,000	2,355,000

Agusan del Norte District Engineering Office	1,717,000	1,717,000
Surigao del Norte 1st District Engineering Office	638,000	638,000
Rehabilitation/ Reconstruction/ Upgrading of Damaged Paved Roads - Tertiary Roads	3,433,425,000	3,433,425,000

Rehabilitation/ Reconstruction/ Upgrading of Damaged Paved Roads, Tertiary Roads	2,838,752,000	2,838,752,000

National Capital Region (NCR)	1,091,001,000	1,091,001,000

Central Office	1,040,816,000	1,040,816,000
Malabon-Navotas District Engineering Office	2,375,000	2,375,000
Metro Manila 3rd District Engineering Office	6,314,000	6,314,000
North Manila District Engineering Office	2,246,000	2,246,000
Quezon City 2nd District Engineering Office	36,790,000	36,790,000
South Manila District Engineering Office	2,460,000	2,460,000

44	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region I - Ilocos	217,365,000	217,365,000

Ilocos Norte 2nd District Engineering Office	52,836,000	52,836,000
Ilocos Sur 2nd District Engineering Office	74,221,000	74,221,000
La Union 1st District Engineering Office	36,328,000	36,328,000
Pangasinan 1st District Engineering Office	16,925,000	16,925,000
Pangasinan 3rd District Engineering Office	37,055,000	37,055,000
Cordillera Administrative Region (CAR)	83,963,000	83,963,000

Benguet 1st District Engineering Office	53,907,000	53,907,000
Benguet 2nd District Engineering Office	10,105,000	10,105,000
Ifugao 2nd Engineering Office	2,536,000	2,536,000
Lower Kalinga District Engineering Office	17,415,000	17,415,000
Region II - Cagayan Valley	139,498,000	139,498,000

Batanes District Engineering Office	39,102,000	39,102,000
Nueva Vizcaya District Engineering Office	50,000,000	50,000,000
Nueva Vizcaya 2nd District Engineering Office	50,396,000	50,396,000
Region III - Central Luzon	222,065,000	222,065,000

Bataan 1st District Engineering Office	25,000,000	25,000,000
Bataan 2nd District Engineering Office	4,369,000	4,369,000
Bulacan 1st District Engineering Office	25,619,000	25,619,000
Nueva Ecija 1st District Engineering Office	59,522,000	59,522,000
Nueva Ecija 2nd District Engineering Office	24,574,000	24,574,000
Pampanga 1st District Engineering Office	38,720,000	38,720,000
Tarlac 2nd District Engineering Office	8,666,000	8,666,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	45
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Zambales 1st District Engineering Office	35,595,000	35,595,000
Region IVA - CALABARZON	30,000,000	30,000,000

Batangas 1st District Engineering Office	20,000,000	20,000,000
Quezon 4th District Engineering Office	10,000,000	10,000,000
Region IVB - MIMAROPA	65,384,000	65,384,000

Marinduque District Engineering Office	13,532,000	13,532,000
Mindoro Occidental District Engineering Office	51,852,000	51,852,000
Region V - Bicol	58,476,000	58,476,000

Camarines Norte District Engineering Office	3,112,000	3,112,000
Camarines Sur 4th District Engineering Office	10,757,000	10,757,000
Camarines Sur 5th District Engineering Office	1,750,000	1,750,000
Catanduanes District Engineering Office	11,000,000	11,000,000
Masbate 1st District Engineering Office	5,875,000	5,875,000
Sorsogon District Engineering Office	25,982,000	25,982,000
Region VI - Western Visayas	334,903,000	334,903,000

Aklan District Engineering Office	633,000	633,000
Capiz 2nd District Engineering Office	66,273,000	66,273,000
Iloilo 1st District Engineering Office	84,218,000	84,218,000
Iloilo 2nd District Engineering Office	17,851,000	17,851,000
Iloilo 3rd District Engineering Office	34,913,000	34,913,000
Iloilo 4th District Engineering Office	12,196,000	12,196,000
Negros Occidental 1st District Engineering Office	8,156,000	8,156,000
Negros Occidental 2nd District Engineering Office	17,115,000	17,115,000

46	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Negros Occidental 4th District Engineering Office	93,548,000	93,548,000
Region VII - Central Visayas	53,710,000	53,710,000

Bohol 1st District Engineering Office	42,658,000	42,658,000
Bohol 2nd District Engineering Office	3,798,000	3,798,000
Bohol 3rd District Engineering Office	4,237,000	4,237,000
Negros Oriental 1st District Engineering Office	2,277,000	2,277,000
Siquijor District Engineering Office	740,000	740,000
Region VIII - Eastern Visayas	146,746,000	146,746,000

Biliran District Engineering Office	11,000,000	11,000,000
Leyte 2nd District Engineering Office	34,759,000	34,759,000
Leyte 4th District Engineering Office	21,688,000	21,688,000
Northern Samar 2nd District Engineering Office	57,792,000	57,792,000
Tacloban City District Engineering Office	21,507,000	21,507,000
Region IX - Zamboanga Peninsula	4,394,000	4,394,000

Zamboanga del Norte 3rd District Engineering Office	4,394,000	4,394,000
Region X - Northern Mindanao	159,171,000	159,171,000

Bukidnon 1st District Engineering Office	22,920,000	22,920,000
Bukidnon 2nd District Engineering Office	18,581,000	18,581,000
Lanao del Norte 1st District Engineering Office	46,771,000	46,771,000
Lanao del Norte 2nd District Engineering Office	33,992,000	33,992,000
Misamis Occidental 2nd District Engineering Office	20,227,000	20,227,000
Misamis Oriental 2nd District Engineering Office	16,680,000	16,680,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	47
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region XI - Davao	15,639,000	15,639,000

Davao Occidental District Engineering Office	15,639,000	15,639,000
Region XII - SOCCSKSARGEN	181,955,000	181,955,000

Cotabato 2nd District Engineering Office	1,169,000	1,169,000
Cotabato City District Engineering Office	180,786,000	180,786,000
Region XIII - CARAGA	34,482,000	34,482,000

Agusan del Norte District Engineering Office	16,940,000	16,940,000
Butuan City District Engineering Office	3,111,000	3,111,000
Surigao del Norte 1st District Engineering Office	14,431,000	14,431,000
Project(s)
Foreign-Assisted Project(s)	594,673,000	594,673,000

Reconstruction and Development Plan for Greater Marawi, JICA	16,555,000	16,555,000

GOP Counterpart	16,555,000	16,555,000

National Capital Region (NCR)	16,555,000	16,555,000

Central Office	16,555,000	16,555,000
Reconstruction and Development Plan for Greater Marawi, Stage 2, ADB Loan no. 3769-PHI	578,118,000	578,118,000

Loan Proceeds	469,467,000	469,467,000

National Capital Region (NCR)	469,467,000	469,467,000

Central Office	469,467,000	469,467,000
GOP Counterpart	108,651,000	108,651,000

National Capital Region (NCR)	108,651,000	108,651,000

Central Office	108,651,000	108,651,000
Rehabilitation/ Reconstruction of Roads with Slips, Slope Collapse and Landslide - Primary Roads	7,733,428,000	7,733,428,000

Rehabilitation/ Reconstruction of Roads with Slips, Slope Collapse and Landslide, Primary Roads	7,733,428,000	7,733,428,000

48	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

National Capital Region (NCR)	5,941,354,000	5,941,354,000

Central Office	5,941,354,000	5,941,354,000
Region I - Ilocos	198,860,000	198,860,000

Ilocos Norte 1st District Engineering Office	97,000,000	97,000,000
Ilocos Sur 2nd District Engineering Office	50,960,000	50,960,000
La Union 2nd District Engineering Office	50,900,000	50,900,000
Cordillera Administrative Region (CAR)	115,960,000	115,960,000

Baguio City District Engineering Office	98,060,000	98,060,000
Benguet 1st District Engineering Office	1,370,000	1,370,000
Lower Kalinga District Engineering Office	16,530,000	16,530,000
Region II - Cagayan Valley	26,000,000	26,000,000

Cagayan 2nd District Engineering Office	26,000,000	26,000,000
Region IVA - CALABARZON	73,880,000	73,880,000

Quezon 4th District Engineering Office	73,880,000	73,880,000
Region V - Bicol	49,240,000	49,240,000

Camarines Norte District Engineering Office	29,240,000	29,240,000
Sorsogon 2nd District Engineering Office	20,000,000	20,000,000
Region VI - Western Visayas	12,550,000	12,550,000

Iloilo 2nd District Engineering Office	2,700,000	2,700,000
Negros Occidental 1st District Engineering Office	9,850,000	9,850,000
Region VII - Central Visayas	48,555,000	48,555,000

Negros Oriental 2nd District Engineering Office	48,555,000	48,555,000
Region VIII - Eastern Visayas	433,096,000	433,096,000

Leyte 2nd District Engineering Office	72,346,000	72,346,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	49
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Leyte 4th District Engineering Office	10,000,000	10,000,000
Leyte 5th District Engineering Office	40,000,000	40,000,000
Northern Samar 1st District Engineering Office	19,050,000	19,050,000
Samar 1st District Engineering Office	131,700,000	131,700,000
Samar 2nd District Engineering Office	60,000,000	60,000,000
Southern Leyte District Engineering Office	100,000,000	100,000,000
Region IX - Zamboanga Peninsula	99,000,000	99,000,000

Zamboanga del Norte 2nd District Engineering Office	48,000,000	48,000,000
Zamboanga del Norte 3rd District Engineering Office	33,000,000	33,000,000
Zamboanga Sibugay 1st District Engineering Office	18,000,000	18,000,000
Region X - Northern Mindanao	320,551,000	320,551,000

Bukidnon 2nd District Engineering Office	78,000,000	78,000,000
Bukidnon 3rd District Engineering Office	31,582,000	31,582,000
Cagayan de Oro City 2nd District Engineering Office	59,900,000	59,900,000
Misamis Occidental 1st District Engineering Office	2,244,000	2,244,000
Misamis Oriental 1st District Engineering Office	148,825,000	148,825,000
Region XI - Davao	300,660,000	300,660,000

Compostela Valley District Engineering Office	37,112,000	37,112,000
Davao City 2nd District Engineering Office	261,698,000	261,698,000
Davao Oriental 2nd District Engineering Office	1,850,000	1,850,000
Region XII - SOCCSKSARGEN	89,572,000	89,572,000

50	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Sarangani District Engineering Office	13,138,000	13,138,000
South Cotabato District Engineering Office	76,434,000	76,434,000
Region XIII - CARAGA	24,150,000	24,150,000

Surigao del Norte 2nd District Engineering Office	24,150,000	24,150,000
Rehabilitation/ Reconstruction of Roads with Slips, Slope Collapse and Landslide - Secondary Roads	16,825,388,000	16,825,388,000

Rehabilitation/ Reconstruction of Roads with Slips, Slope Collapse and Landslide, Secondary Roads	16,825,388,000	16,825,388,000

National Capital Region (NCR)	11,600,246,000	11,600,246,000

Central Office	11,600,246,000	11,600,246,000
Region I - Ilocos	106,560,000	106,560,000

Ilocos Sur 2nd District Engineering Office	75,560,000	75,560,000
La Union 2nd District Engineering Office	9,000,000	9,000,000
Pangasinan 1st District Engineering Office	22,000,000	22,000,000
Cordillera Administrative Region (CAR)	955,256,000	955,256,000

Abra District Engineering Office	599,800,000	599,800,000
Apayao 1st District Engineering Office	6,570,000	6,570,000
Baguio City District Engineering Office	20,900,000	20,900,000
Benguet 1st District Engineering Office	44,200,000	44,200,000
Benguet 2nd District Engineering Office	24,000,000	24,000,000
Ifugao 2nd District Engineering Office	30,149,000	30,149,000
Lower Kalinga District Engineering Office	16,235,000	16,235,000
Mt. Province 1st District Engineering Office	68,280,000	68,280,000
Upper Kalinga District Engineering Office	145,122,000	145,122,000
Region II - Cagayan Valley	11,400,000	11,400,000

Isabela 3rd District Engineering office	580,000	580,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	51
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Nueva Vizcaya 2nd District Engineering Office	10,820,000	10,820,000
Region III - Central Luzon	90,831,000	90,831,000

Aurora District Engineering Office	45,000,000	45,000,000
Tarlac 2nd District Engineering Office	2,410,000	2,410,000
Zambales 2nd District Engineering Office	43,421,000	43,421,000
Region IVA - CALABARZON	386,895,000	386,895,000

Batangas 1st District Engineering Office	50,000,000	50,000,000
Batangas 2nd District Engineering Office	77,710,000	77,710,000
Batangas 4th District Engineering Office	71,300,000	71,300,000
Cavite 2nd District Engineering Office	24,808,000	24,808,000
Laguna 1st District Engineering Office	23,000,000	23,000,000
Quezon 3rd District Engineering Office	40,000,000	40,000,000
Quezon 4th District Engineering Office	100,077,000	100,077,000
Region IVB - MIMAROPA	251,026,000	251,026,000

Marinduque District Engineering Office	135,100,000	135,100,000
Palawan 1st District Engineering Office	1,610,000	1,610,000
Palawan 2nd District Engineering Office	65,630,000	65,630,000
Palawan 3rd District Engineering Office	30,856,000	30,856,000
Southern Mindoro District Engineering Office	17,830,000	17,830,000
Region V - Bicol	430,848,000	430,848,000

Albay 2nd District Engineering Office	162,470,000	162,470,000
Albay 3rd District Engineering Office	5,973,000	5,973,000

52	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Camarines Norte District Engineering Office	1,000,000	1,000,000
Camarines Sur 4th District Engineering Office	58,492,000	58,492,000
Catanduanes District Engineering Office	106,913,000	106,913,000
Masbate 2nd District Engineering Office	10,000,000	10,000,000
Masbate 3rd District Engineering Office	86,000,000	86,000,000
Region VI - Western Visayas	252,309,000	252,309,000

Aklan District Engineering Office	10,350,000	10,350,000
Antique District Engineering Office	10,507,000	10,507,000
Capiz 2nd District Engineering Office	37,120,000	37,120,000
Guimaras District Engineering Office	19,500,000	19,500,000
Iloilo 1st District Engineering Office	50,905,000	50,905,000
Iloilo 2nd District Engineering Office	1,281,000	1,281,000
Iloilo 3rd District Engineering Office	85,920,000	85,920,000
Negros Occidental 2nd District Engineering Office	20,420,000	20,420,000
Negros Occidental 3rd District Engineering Office	16,306,000	16,306,000
Region VII - Central Visayas	515,442,000	515,442,000

Bohol 1st District Engineering Office	43,677,000	43,677,000
Bohol 2nd District Engineering Office	2,500,000	2,500,000
Bohol 3rd District Engineering Office	119,997,000	119,997,000
Cebu 1st District Engineering Office	17,847,000	17,847,000
Cebu 3rd District Engineering Office	98,654,000	98,654,000
Cebu 4th District Engineering Office	35,000,000	35,000,000
Cebu 5th District Engineering Office	20,000,000	20,000,000
Cebu City District Engineering Office	91,616,000	91,616,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	53
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Negros Oriental 1st District Engineering Office	21,901,000	21,901,000
Negros Oriental 2nd District Engineering Office	14,250,000	14,250,000
Negros Oriental 3rd District Engineering Office	50,000,000	50,000,000
Region VIII - Eastern Visayas	870,645,000	870,645,000

Biliran District Engineering Office	350,800,000	350,800,000
Eastern Samar District Engineering Office	32,645,000	32,645,000
Leyte 3rd District Engineering Office	41,300,000	41,300,000
Leyte 4th District Engineering Office	70,000,000	70,000,000
Leyte 5th District Engineering Office	15,900,000	15,900,000
Northern Samar 1st District Engineering Office	50,000,000	50,000,000
Northern Samar 2nd District Engineering Office	16,000,000	16,000,000
Samar 1st District Engineering Office	124,000,000	124,000,000
Samar 2nd District Engineering Office	20,000,000	20,000,000
Southern Leyte District Engineering Office	150,000,000	150,000,000
Region IX - Zamboanga Peninsula	128,072,000	128,072,000

Isabela City District Engineering Office	12,272,000	12,272,000
Zamboanga del Norte 1st District Engineering Office	17,000,000	17,000,000
Zamboanga del Norte 2nd District Engineering Office	97,300,000	97,300,000
Zamboanga del Norte 3rd District Engineering Office	1,500,000	1,500,000
Region X - Northern Mindanao	229,220,000	229,220,000

Bukidnon 1st District Engineering Office	119,720,000	119,720,000

54	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Bukidnon 3rd District Engineering Office	70,000,000	70,000,000
Cagayan de ora City 1st District Engineering Office	4,500,000	4,500,000
Misamis Oriental 1st District Engineering Office	35,000,000	35,000,000
Region XI - Davao	413,012,000	413,012,000

Compostela Valley District Engineering Office	650,000	650,000
Davao City District Engineering Office	85,316,000	85,316,000
Davao del Norte District Engineering Office	60,912,000	60,912,000
Davao Occidental District Engineering Office	74,807,000	74,807,000
Davao Oriental 1st District Engineering Office	152,000,000	152,000,000
Davao Oriental 2nd District Engineering Office	39,327,000	39,327,000
Region XII - SOCCSKSARGEN	293,882,000	293,882,000

Cotabato 1st District Engineering Office	34,688,000	34,688,000
Cotabato 2nd District Engineering Office	80,000,000	80,000,000
South Cotabato District Engineering Office	48,480,000	48,480,000
Sultan Kudarat 2nd District Engineering Office	130,714,000	130,714,000
Region XIII - CARAGA	289,744,000	289,744,000

Agusan del Sur 2nd District Engineering Office	12,644,000	12,644,000
Dinagat Islands District Engineering Office	180,000,000	180,000,000
Surigao del Norte 2nd District Engineering Office	90,000,000	90,000,000
Surigao del Sur 1st District Engineering Office	7,100,000	7,100,000
Rehabilitation/ Reconstruction of Roads with Slips, Slope Collapse and Landslide - Tertiary Roads	12,029,122,000	12,029,122,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	55
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Rehabilitation/ Reconstruction of Roads with Slips, slope Collapse and Landslide, Tertiary Roads	12,029,122,000	12,029,122,000

National Capital Region (NCR)	7,822,472,000	7,822,472,000

Central Office	7,822,472,000	7,822,472,000
Region I - Ilocos	203,641,000	203,641,000

Ilocos Norte 2nd District Engineering Office	51,500,000	51,500,000
Ilocos Sur 2nd District Engineering Office	71,950,000	71,950,000
La Union 1st District Engineering Office	23,191,000	23,191,000
Pangasinan 1st District Engineering Office	57,000,000	57,000,000
Cordillera Administrative Region (CAR)	1,536,044,000	1,536,044,000

Abra District Engineering Office	599,700,000	599,700,000
Apayao 1st District Engineering Office	37,300,000	37,300,000
Apayao 2nd District Engineering Office	237,250,000	237,250,000
Baguio City District Engineering Office	850,000	850,000
Benguet 1st District Engineering Office	23,900,000	23,900,000
Benguet 2nd District Engineering Office	75,210,000	75,210,000
Ifugao 1st District Engineering Office	126,345,000	126,345,000
Ifugao 2nd District Engineering Office	60,749,000	60,749,000
Lower Kalinga District Engineering Office	241,407,000	241,407,000
Mt. Province 2nd District Engineering Office	84,478,000	84,478,000
Mt. Province 1st District Engineering Office	31,410,000	31,410,000
Upper Kalinga District Engineering Office	17,445,000	17,445,000
Region II - Cagayan Valley	322,300,000	322,300,000

Batanes District Engineering Office	207,800,000	207,800,000
Cagayan 2nd District Engineering Office	17,000,000	17,000,000
Isabela 1st District Engineering Office	1,500,000	1,500,000
Isabela 2nd District Engineering Office	1,500,000	1,500,000

56	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Nueva Vizcaya 2nd District Engineering Office	87,110,000	87,110,000
Nueva Vizcaya District Engineering Office	2,492,000	2,492,000
Quirino District Engineering Office	4,898,000	4,898,000
Region III - Central Luzon	18,675,000	18,675,000

Tarlac 2nd District Engineering Office	18,675,000	18,675,000
Region IVA - CALABARZON	257,403,000	257,403,000

Batangas 3rd District Engineering Office	17,774,000	17,774,000
Cavite 2nd District Engineering Office	1,500,000	1,500,000
Laguna 2nd District Engineering Office	73,225,000	73,225,000
Laguna 3rd District Engineering Office	56,000,000	56,000,000
Quezon 3rd District Engineering Office	25,333,000	25,333,000
Quezon 4th District Engineering Office	68,571,000	68,571,000
Rizal 2nd District Engineering Office	15,000,000	15,000,000
Region V - Bicol	74,080,000	74,080,000

Albay 2nd District Engineering Office	30,000,000	30,000,000
Camarines Norte District Engineering Office	3,800,000	3,800,000
Catanduanes District Engineering Office	20,000,000	20,000,000
Mastate 1st District Engineering Office	10,280,000	10,280,000
Sorsogon 2nd District Engineering Office	10,000,000	10,000,000
Region VI - Western Visayas	233,189,000	233,189,000

Aklan District Engineering Office	7,876,000	7,876,000
Antique District Engineering Office	42,918,000	42,918,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	57
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Capiz 2nd District Engineering Office	800,000	800,000
Iloilo 1st District Engineering Office	72,181,000	72,181,000
Iloilo 2nd District Engineering Office	47,858,000	47,858,000
Negros Occidental 3rd District District Engineering Office	48,556,000	48,556,000
Negros Occidental 4th District District Engineering Office	13,000,000	13,000,000
Region VII - Central Visayas	180,153,000	180,153,000

Bohol 1st District Engineering Office	18,818,000	18,818,000
Bohol 3rd District Engineering Office	110,204,000	110,204,000
Cebu 1st District Engineering Office	23,481,000	23,481,000
Cebu 4th District Engineering Office	25,000,000	25,000,000
Negros Oriental 1st District Engineering Office	2,650,000	2,650,000
Region VIII - Eastern Visayas	747,386,000	747,386,000

Eastern Samar District Engineering Office	10,036,000	10,036,000
leyte 1st District Engineering Office	40,000,000	40,000,000
Leyte 2nd District Engineering Office	550,000,000	550,000,000
Leyte 3rd District Engineering Office	62,000,000	62,000,000
Leyte 4th District Engineering Office	74,310,000	74,310,000
Northern Samar 1st District Engineering Office	11,040,000	11,040,000
Region IX - Zamboanga Peninsula	1,214,000	1,214,000

Zamboanga Sibugay 2nd District Engineering Office	1,214,000	1,214,000
Region X - Northern Mindanao	254,655,000	254,655,000

58	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Bukidnon 1st District Engineering Office	49,200,000	49,200,000
Bukidnon 3rd District Engineering Office	65,000,000	65,000,000
Cagayan de Oro City 1st District Engineering Office	30,000,000	30,000,000
Lanao del Norte 1st District Engineering Office	58,715,000	58,715,000
Lanao del Norte 2nd District Engineering Office	30,000,000	30,000,000
Misamis Occidental 2nd District Engineering Office	21,740,000	21,740,000
Region XI - Davao	118,012,000	118,012,000

Compostela Valley District Engineering Office	14,400,000	14,400,000
Davao City District Engineering Office	21,733,000	21,733,000
Davao del Sur District Engineering Office	27,000,000	27,000,000
Davao Occidental District Engineering Office	54,879,000	54,879,000
Region XII - SOCCSKSARGEN	161,098,000	161,098,000

Cotabato 1st District Engineering Office	12,608,000	12,608,000
Cotabato 2nd District Engineering Office	99,900,000	99,900,000
Sarangani District Engineering Office	48,590,000	48,590,000
Region XIII - CARAGA	98,800,000	98,800,000

Butuan City Norte Engineering Office	8,800,000	8,300,000
Surigao del Norte 2nd District Engineering Office	90,000,000	90,000,000
Construction/ Upgrading/ Rehabilitation of Drainage along National Roads - Primary Roads	1,695,155,000	1,695,155,000

Construction/ Upgrading/ Rehabilitation of Drainage along National Roads, Primary Roads	1,695,155,000	1,695,155,000

National Capital Region (NCR)	810,851,000	810,851,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	59
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Central Office	770,851,000	770,851,000
Las Piñas Muntinlupa District Engineering Office	40,000,000	40,000,000
Region I - Ilocos	192,465,000	192,465,000

Ilocos Norte 2nd District Engineering Office	13,500,000	13,500,000
Ilocos Sur 2nd District Engineering Office	2,000,000	2,000,000
La Union 1st District Engineering Office	93,421,000	93,421,000
La Union 2nd District Engineering Office	16,025,000	16,025,000
Pangasinan 2nd District Engineering Office	3,690,000	3,690,000
Pangasinan 3rd District Engineering Office	40,805,000	40,805,000
Pangasinan 4th District Engineering Office	23,024,000	23,024,000
Region II - Cagayan Valley	3,700,000	3,700,000

Nueva Vizcaya 2nd District Engineering Office	3,700,000	3,700,000
Region III - Central Luzon	97,877,000	97,877,000

Bataan 1st District Engineering Office	15,000,000	15,000,000
Bulacan 1st District Engineering Office	1,477,000	1,477,000
Nueva Ecija 1st District Engineering Office	14,000,000	14,000,000
Nueva Ecija 2nd District Engineering Office	46,980,000	46,980,000
Tarlac District Engineering Office	20,420,000	20,420,000
Region IVA - CALABARZON	78,152,000	78,152,000

Batangas 3rd District Engineering Office	10,000,000	10,000,000
Cavite District Engineering Office	10,796,000	10,796,000
Laguna 2nd District Engineering Office	40,000,000	40,000,000
Laguna 3rd District Engineering Office	2,590,000	2,590,000

60	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Quezon 1st District Engineering Office	1,500,000	1,500,000
Quezon 4th District Engineering Office	13,266,000	13,266,000
Region V - Bicol	21,153,000	21,153,000

Camarines Norte District Engineering Office	19,653,000	19,653,000
Sorsogon District Engineering Office	1,500,000	1,500,000
Region VI - Western Visayas	47,742,000	47,742,000

Capiz 2nd District Engineering Office	1,500,000	1,500,000
Iloilo 2nd District Engineering Office	25,601,000	25,601,000
Iloilo City District Engineering Office	7,858,000	7,858,000
Negros Occidental 4th District Engineering Office	12,783,000	12,783,000
Region VII - Central Visayas	28,323,000	28,323,000

Cebu 3rd District Engineering Office	15,000,000	15,000,000
Negros Oriental 3rd District Engineering Office	13,323,000	13,323,000
Region VIII - Eastern Visayas	93,881,000	93,881,000

Leyte 1st District Engineering Office	20,000,000	20,000,000
Leyte 4th District Engineering Office	25,000,000	25,000,000
Leyte 5th District Engineering Office	10,965,000	10,965,000
Samar 1st District Engineering Office	17,820,000	17,820,000
Tacloban City District Engineering Office	20,096,000	20,096,000
Region IX- Zamboanga Peninsula	3,265,000	3,265,000

Zamboanga del Norte 3rd District Engineering Office	3,265,000	3,265,000
Region X - Northern Mindanao	200,116,000	200,116,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	61
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Bukidnon 1st District Engineering Office	23,000,000	23,000,000
Bukidnon 2nd District Engineering Office	18,072,000	18,072,000
Cagayan de Oro City 1st District Engineering Office	58,435,000	58,435,000
Cagayan de Oro City 2nd District Engineering Office	53,638,000	53,638,000
Lanao del Norte 1st District Engineering Office	43,576,000	43,576,000
Lanao del Norte 2nd District Engineering Office	1,936,000	1,936,000
Misamis Occidental 2nd District Engineering Office	1,459,000	1,459,000
Region XI - Davao	93,586,000	93,586,000

Compostela Valley District Engineering Office	5,000,000	5,000,000
Davao City District Engineering Office	2,300,000	2,300,000
Davao del Norte District Engineering Office	86,286,000	86,286,000
Region XII - SOCCSKSARGEN	24,044,000	24,044,000

Cotabato 1st District Engineering Office	14,000,000	14,000,000
South Cotabato District Engineering Office	10,044,000	10,044,000
Construction/ Upgrading/ Rehabilitation of Drainage along National Roads - Secondary Roads	1,727,573,000	1,727,573,000

Construction/ Upgrading/ Rehabilitation of Drainage along National Roads, Secondary Roads	1,727,573,000	1,727,573,000

National Capital Region (NCR)	555,862,000	555,862,000

Central Office	515,183,000	515,183,000
Las Piñas-Muntinlupa District Engineering Office	17,339,000	17,339,000
Metro Manila 1st District Engineering Office	23,340,000	23,340,000
Region I - Ilocos	109,984,000	109,984,000

62	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Ilocos Sur 2nd District Engineering Office	29,202,000	29,202,000
La Union 2nd District Engineering Office	2,132,000	2,132,000
Pangasinan 1st District Engineering Office	1,071,000	1,071,000
Pangasinan 2nd District Engineering Office	13,427,000	13,427,000
Pangasinan 3rd District Engineering Office	20,000,000	20,000,000
Pangasinan 4th District Engineering Office	44,152,000	44,152,000
Cordillera Administrative Region (CAR)	35,481,000	35,481,000

Baguio City District Engineering Office	560,000	560,000
Benguet 1st District Engineering Office	926,000	926,000
Benguet 2nd District Engineering Office	7,892,000	7,892,000
Ifugao 1st District Engineering Office	2,300,000	2,300,000
Mountain Province 1st District Engineering Office	23,803,000	23,803,000
Region III - Central Luzon	86,277,000	86,277,000

Aurora District Engineering Office	5,206,000	5,206,000
Bataan 2nd District Engineering Office	66,071,000	66,071,000
Nueva Ecija 1st District Engineering Office	15,000,000	15,000,000
Region IVA - CALABARZON	278,936,000	278,936,000

Batangas 1st District Engineering Office	694,000	694,000
Batangas 2nd District Engineering Office	17,424,000	17,424,000
Cavite District Engineering Office	42,307,000	42,307,000
Cavite 2nd District Engineering Office	26,000,000	26,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	63
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Cavite 3rd District Engineering Office	138,011,000	138,011,000
Quezon 3rd District Engineering Office	28,000,000	28,000,000
Quezon 4th District Engineering Office	11,500,000	11,500,000
Rizal 2nd District Engineering Office	15,000,000	15,000,000
Region IVB - MIMAROPA	138,334,000	138,334,000

Marinduque District Engineering Office	15,210,000	15,210,000
Mindoro Oriental District Engineering Office	34,342,000	34,342,000
Palawan 2nd District Engineering Office	20,000,000	20,000,000
Palawan 3rd District Engineering Office	15,000,000	15,000,000
Romblon District Engineering Office	36,289,000	36,289,000
Southern Mindoro District Engineering Office	17,493,000	17,493,000
Region V - Bicol	19,906,000	19,906,000

Albay 2nd District Engineering Office	3,000,000	3,000,000
Camarines Norte District Engineering Office	11,365,000	11,365,000
Masbate 1st District Engineering Office	541,000	541,000
Masbate 2nd District Engineering Office	5,000,000	5,000,000
Region VI - Western Visayas	146,320,000	146,320,000

Aklan District Engineering Office	62,318,000	62,318,000
Iloilo 1st District Engineering Office	8,537,000	8,537,000
Iloilo 2nd District Engineering Office	10,000,000	10,000,000
Iloilo 3rd District Engineering Office	51,080,000	51,080,000

64	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Negros Occidental 4th District Engineering Office	14,335,000	14,385,000
Region VII - Central Visayas	33,882,000	33,882,000

Bohol 1st District Engineering Office	9,929,000	9,929,000
Bohol 3rd District Engineering Office	4,867,000	4,867,000
Cebu 3rd District Engineering Office	11,700,000	11,700,000
Cebu 6th District Engineering Office	2,133,000	2,133,000
Negros Oriental 1st District Engineering Office	2,600,000	2,600,000
Negros Oriental 3rd District Engineering Office	2,653,000	2,653,000
Region VIII - Eastern Visayas	27,582,000	27,582,000

Eastern Samar District Engineering Office	11,568,000	11,568,000
Leyte 1st District Engineering Office	10,464,000	10,464,000
Northern Samar 2nd District Engineering Office	550,000	550,000
Tacloban City District Engineering Office	5,000,000	5,000,000
Region IX - Zamboanga Peninsula	26,788,000	26,788,000

Isabela City District Engineering Office	23,621,000	23,621,000
Zamboanga del Norte 3rd District Engineering Office	3,167,000	3,167,000
Region X - Northern Mindanao	89,644,000	89,644,000

Bukidnon 2nd District Engineering Office	48,893,000	48,893,000
Cagayan de Oro City 1st District Engineering Office	20,751,000	20,751,000
Camiguin District Engineering Office	20,000,000	20,000,000
Region XI - Davao	139,740,000	139,740,000

Compostela Valley District Engineering Office	4,000,000	4,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	65
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Davao City District Engineering Office	113,930,000	113,930,000
Davao del Norte District Engineering Office	17,092,000	17,092,000
Davao del Sur District Engineering Office	4,718,000	4,718,000
Region XII - SOCCSKSARGEN	13,800,000	13,800,000

South Cotabato 1st District Engineering Office	8,800,000	8,800,000
Sultan Kudarat 2nd District Engineering Office	5,000,000	5,000,000
Region XIII - CARAGA	25,037,000	25,037,000

Dinagat Islands District Engineering Office	25,037,000	25,037,000
Construction/ Upgrading/ Rehabilitation of Drainage along National Roads - Tertiary Roads	760,125,000	760,125,000

Construction/ Upgrading/ Rehabilitation of Drainage along National Roads, Tertiary Roads	760,125,000	760,125,000

National Capital Region (NCR)	328,045,000	328,045,000

Central Office	280,147,000	280,147,000
Las Pinas-Muntinlupa District Engineering Office	25,000,000	25,000,000
Metro Manila 3rd District Engineering Office	22,898,000	22,898,000
Region I - Ilocos	58,941,000	58,941,000

Ilocos Norte 1st District Engineering Office	2,985,000	2,985,000
Ilocos Norte 2nd District Engineering Office	14,500,000	14,500,000
Ilocos Sur 1st District Engineering Office	7,682,000	7,682,000
La Union 1st District Engineering Office	2,396,000	2,396,000
Pangasinan 3rd District Engineering Office	31,378,000	31,378,000
Cordillera Administrative Region (CAR)	4,894,000	4,894,000

66	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Baguio City District Engineering Office	1,694,000	1,694,000
Ifugao 1st District Engineering Office	756,000	756,000
Mountain Province 1st District Engineering Office	2,444,000	2,444,000
Region II - Cagayan Valley	25,719,000	25,719,000

Batanes District Engineering Office	21,219,000	21,219,000
Cagayan 2nd District Engineering Office	4,500,000	4,500,000
Region III - Central Luzon	58,299,000	58,299,000

Bataan 2nd District Engineering Office	539,000	539,000
Bulacan 1st District Engineering Office	2,273,000	2,273,000
Nueva Ecija 1st District Engineering Office	2,847,000	2,847,000
Nueva Ecija 2nd District Engineering Office	34,177,000	34,177,000
Tarlac District Engineering Office	18,463,000	18,463,000
Region IVA - CALABARZON	69,228,000	69,228,000

Batangas 2nd District Engineering Office	10,000,000	10,000,000
Laguna 2nd District Engineering Office	33,000,000	33,000,000
Quezon 3rd District Engineering Office	17,993,000	17,993,000
Rizal 2nd District Engineering Office	8,235,000	8,235,000
Region IVB - MIMAROPA	20,263,000	20,263,000

Marinduque District Engineering Office	5,000,000	5,000,000
Romblon District Engineering Office	15,263,000	15,263,000
Region V - Bicol	13,645,000	13,645,000

Camarines Norte District Engineering Office	11,000,000	11,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	67
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Catanduanes District Engineering Office	2,000,000	2,000,000
Mastate 1st District Engineering Office	645,000	645,000
Region VI - Western Visayas	24,178,000	24,178,000

Iloilo 1st District Engineering Office	21,778,000	21,778,000
Iloilo City District Engineering Office	2,400,000	2,400,000
Region VII - Central Visayas	3,725,000	3,725,000

Bohol 1st District Engineering Office	1,476,000	1,476,000
Negros Oriental 1st District Engineering Office	2,249,000	2,249,000
Region VIII - Eastern Visayas	55,671,000	55,671,000

Tacloban City District Engineering Office	55,671,000	55,671,000
Region IX - Zamboanga Peninsula	16,233,000	16,233,000

Zamboanga del Norte 3rd District Engineering Office	16,233,000	16,233,000
Region X - Northern Mindanao	71,150,000	71,150,000

Bukidnon 2nd District Engineering Office	27,016,000	27,016,000
Cagayan de Oro City 1st District Engineering Office	8,000,000	8,000,000
Lanao del Norte 1st District Engineering Office	36,134,000	36,134,000
Region XI - Davao	7,134,000	7,134,000

Davao City District Engineering Office	1,134,000	1,134,000
Davao del Sur District Engineering Office	1,000,000	1,000,000
Davao Oriental 2nd District Engineering Office	5,000,000	5,000,000
Region XIII - CARAGA	3,000,000	3,000,000

Surigao del Norte 2nd District Engineering Office	3,000,000	3,000,000
NETWORK DEVELOPMENT PROGRAM	124,464,283,000	124,464,283,000

68	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Road widening - Primary Roads	12,893,090,000	12,893,090,000

Road widening of Primary Roads	12,893,090,000	12,893,090,000

National Capital Region (NCR)	8,945,230,000	8,945,230,000

Central Office	8,945,230,000	8,945,230,000
Region I - Ilocos	222,363,000	222,363,000

Ilocos Norte 2nd District Engineering Office	54,830,000	54,830,000
La Union 2nd District Engineering Office	167,533,000	167,533,000
Cordillera Administrative Region (CAR)	45,631,000	45,631,000

Baguio City District Engineering Office	27,631,000	27,631,000
Benguet 1st District Engineering Office	18,000,000	18,000,000
Region II - Cagayan Valley	528,615,000	528,615,000

Cagayan 1st District Engineering Office	88,778,000	88,778,000
Cagayan 2nd District Engineering Office	82,096,000	82,096,000
Cagayan 3rd District Engineering Office	160,366,000	160,366,000
Isabela 1st District Engineering Office	7,896,000	7,896,000
Isabela 3rd District Engineering Office	139,209,000	139,209,000
Isabela 4th District Engineering Office	36,442,000	36,442,000
Nueva Vizcaya District Engineering Office	13,828,000	13,828,000
Region III - Central Luzon	70,536,000	70,536,000

Nueva Ecija 2nd District Engineering Office	23,214,000	23,214,000
Pampanga 3rd District Engineering Office	28,429,000	28,429,000
Zambales 2nd District Engineering Office	18,893,000	18,893,000
Region IVA - CALABARZON	335,243,000	335,243,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	69
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Cavite District Engineering Office	71,399,000	71,399,000
Laguna 1st District Engineering Office	28,858,000	28,858,000
Laguna 3rd District Engineering Office	79,954,000	79,954,000
Quezon 2nd District Engineering Office	79,000,000	79,000,000
Quezon 4th District Engineering Office	65,932,000	65,932,000
Rizal 1st District Engineering Office	10,100,000	10,100,000
Region V - Bicol	89,201,000	89,201,000

Albay 2nd District Engineering Office	9,239,000	9,239,000
Camarines Norte District Engineering Office	11,000,000	11,000,000
Camarines Sur 1st District Engineering Office	61,991,000	61,991,000
Camarines Sur 2nd District Engineering Office	6,971,000	6,971,000
Region VI - Western Visayas	54,935,000	54,935,000

Capiz 2nd District Engineering Office	23,876,000	23,876,000
Iloilo 2nd District Engineering Office	2,616,000	2,616,000
Negros Occidental 1st District Engineering Office	17,443,000	17,443,000
Negros Occidental 3rd District Engineering Office	11,000,000	11,000,000
Region VII - Central Visayas	184,628,000	184,628,000

Cebu 2nd District Engineering Office	10,441,000	10,441,000
Cebu 4th District Engineering Office	40,562,000	40,562,000
Cebu 5th District Engineering Office	33,140,000	33,140,000
Cebu 6th District Engineering Office	1,696,000	1,696,000
Negros Oriental 1st District Engineering Office	44,367,000	44,367,000

70	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Negros Oriental 2nd District Engineering Office	46,722,000	46,722,000
Negros Oriental 3rd District Engineering Office	7,700,000	7,700,000
Region VIII - Eastern Visayas	530,760,000	530,760,000

Leyte 1st District Engineering Office	28,438,000	28,438,000
Leyte 2nd District Engineering Office	60,000,000	60,000,000
Leyte 4th District Engineering Office	36,411,000	36,411,000
Leyte 5th District Engineering Office	96,225,000	96,225,000
Northern Samar 1st District Engineering Office	48,681,000	48,681,000
Samar 1st District Engineering Office	158,485,000	158,485,000
Samar 2nd District Engineering Office	23,800,000	23,800,000
Southern Leyte District Engineering Office	70,520,000	70,520,000
Tacloban City District Engineering Office	8,200,000	8,200,000
Region IX - Zamboanga Peninsula	146,989,000	146,989,000

Zamboanga del Norte 1st District Engineering Office	7,099,000	7,099,000
Zamboanga del Sur 1st District Engineering Office	21,017,000	21,017,000
Zamboanga del Sur 2nd District Engineering Office	44,333,000	44,333,000
Zamboanga Sibugay 1st District Engineering Office	40,739,000	40,739,000
Zamboanga Sibugay 2nd District Engineering Office	33,801,000	33,801,000
Region X - Northern Mindanao	787,547,000	787,547,000

Bukidnon 1st District Engineering Office	1,850,000	1,850,000
Bukidnon 2nd District Engineering Office	91,994,000	91,994,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	71
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Bukidnon 3rd District Engineering Office	118,482,000	118,482,000
Lanao del Norte 1st District Engineering Office	58,933,000	58,933,000
Lanao del Norte 2nd District Engineering Office	137,832,000	137,832,000
Misamis Occidental 2nd District Engineering Office	85,077,000	85,077,000
Misamis Occidental District Engineering Office	35,071,000	35,071,000
Misamis Oriental 1st District Engineering Office	150,487,000	150,487,000
Misamis Oriental 2nd District Engineering Office	107,821,000	107,821,000
Region XI - Davao	367,453,000	367,453,000

Compostela Valley District Engineering Office	253,810,000	253,810,000
Davao City District Engineering Office	1,401,000	1,401,000
Davao City 2nd District Engineering Office	26,850,000	26,850,000
Davao del Norte District Engineering Office	50,000,000	50,000,000
Davao del Sur District Engineering Office	24,000,000	24,000,000
Davao Oriental 2nd District Engineering Office	11,392,000	11,392,000
Region XII - SOCCSKSARGEN	489,611,000	489,611,000

Cotabato 1st District Engineering Office	29,133,000	29,133,000
Cotabato 2nd District Engineering Office	157,756,000	157,756,000
South Cotabato 2nd District Engineering Office	143,549,000	143,549,000
South Cotabato District Engineering Office	23,430,000	23,430,000
Sultan Kudarat 1st District Engineering Office	85,743,000	85,743,000
Sultan Kudarat 2nd District Engineering Office	50,000,000	50,000,000

72	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XIII - CARAGA	94.348,000	94,348,000

Agusan del Norte District Engineering Office	24,512,000	24,512,000
Agusan del Sur 1st District Engineering Office	2,969,000	2,969,000
Agusan del Sur 2nd District Engineering Office	47,859,000	47,859,000
Surigao del Sur 2nd District Engineering Office	19,008,000	19,008,000
Road Widening - Secondary	13,798,590,000	13,798,590,000

Road Widening of Secondary	13,798,590,000	13,798,590,000

National Capital Region (NCR)	8,338,943,000	8,338,943,000

Central Office	8,338,943,000	8,338,943,000
Region I - Ilocos	318,298,000	318,298,000

Ilocos Norte 2nd District Engineering Office	15,000,000	15,000,000
Pangasinan 1st District Engineering Office	125,079,000	125,079,000
Pangasinan 2nd District Engineering Office	2,540,000	2,540,000
Pangasinan 3rd District Engineering Office	31,036,000	31,036,000
Pangasinan 4th District Engineering Office	144,643,000	144,643,000
Cordillera Administrative Region (CAR)	88,350,000	88,350,000

Loner Kalinga District Engineering Office	88,350,000	88,350,000
Region II - Cagayan Valley	182,511,000	182,511,000

Cagayan 1st District Engineering Office	33,141,000	33,141,000
Nueva Vizcaya 2nd District Engineering Office	29,789,000	29,789,000
Quirino District Engineering Office	119,581,000	119,581,000
Region III - Central Luzon	176,616,000	176,616,000

Bataan 2nd District Engineering Office	59,575,000	59,575,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	73
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Nueva Ecija 2nd District Engineering Office	9,097,000	9,097,000
Pampanga 2nd District Engineering Office	49,250,000	49,250,000
Tarlac 2nd District Engineering Office	20,420,000	20,420,000
Zambales 1st District Engineering Office	37,700,000	37,700,000
Zambales 2nd District Engineering Office	574,000	574,000
Region IVA - CALABARZON	458,422,000	458,422,000

Batangas 1st District Engineering Office	107,865,000	107,865,000
Batangas 2nd District Engineering Office	102,537,000	102,537,000
Batangas 3rd District Engineering Office	15,000,000	15,000,000
Cavite 2nd District Engineering Office	81,161,000	81,161,000
Laguna 1st District Engineering Office	33,216,000	33,216,000
Laguna 2nd District Engineering Office	1,343,000	1,343,000
Quezon 1st District Engineering Office	1,300,000	1,300,000
Quezon 2nd District Engineering Office	51,000,000	51,000,000
Rizal 1st District Engineering Office	25,000,000	25,000,000
Rizal 2nd District Engineering Office	40,000,000	40,000,000
Region IVB - MIMAROPA	687,259,000	687,259,000

Marinduque District Engineering Office	72,200,000	72,200,000
Mindoro Occidental District Engineering Office	263,014,000	263,014,000
Mindoro Oriental District Engineering Office	34,891,000	34,891,000
Palawan 1st District Engineering Office	50,000,000	50,000,000

74	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Palawan 2nd District Engineering Office	57,394,000	57,394,000
Palawan 3rd District Engineering Office	12,660,000	12,660,000
Romblon District Engineering Office	28,000,000	28,000,000
Southern Mindoro District Engineering Office	169,100,000	169,100,000
Region V - Bicol	329,871,000	329,871,000

Albay 1st District Engineering Office	27,000,000	27,000,000
Albay 2nd District Engineering Office	30,000,000	30,000,000
Camarines Sur 5th District Engineering Office	10,000,000	10,000,000
Catanduanes District Engineering Office	20,260,000	20,260,000
Masbate 2nd District Engineering Office	48,862,000	48,862,000
Masbate 3rd District Engineering Office	192,000,000	192,000,000
Sorsogon District Engineering Office	1,749,000	1,749,000
Region VI - Western Visayas	677,896,000	677,896,000

Aklan District Engineering Office	37,204,000	37,204,000
Antique District Engineering Office	2,500,000	2,500,000
Capiz 1st District Engineering Office	164,712,000	164,712,000
Guimaras District Engineering Office	88,429,000	88,429,000
Iloilo 1st District Engineering Office	1,452,000	1,452,000
Iloilo 2nd District Engineering Office	239,714,000	239,714,000
Iloilo 3rd District Engineering Office	32,711,000	32,711,000
Iloilo City District Engineering Office	982,000	982,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	75
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Negros Occidental 2nd District Engineering Office	20,745,000	20,745,000
Megros Occidental 3rd District Engineering Office	881,000	881,000
Megros Occidental 4th District Engineering Office	88,566,000	88,566,000
Region VII - Central Visayas	361,159,000	361,159,000

Bohol 2nd District Engineering Office	21,640,000	21,640,000
Cebu 1st District Engineering Office	32,414,000	32,414,000
Cebu 4th District Engineering Office	98,280,000	98,280,000
Cebu 5th District Engineering Office	34,308,000	34,308,000
Cebu 6th District Engineering Office	130,872,000	130,872,000
Megros Oriental 3rd District Engineering Office	43,645,000	43,645,000
Region VIII - Eastern Visayas	521,421,000	521,421,000

Biliran District Engineering Office	177,600,000	177,600,000
Leyte 3rd District Engineering Office	64,643,000	64,643,000
Leyte 4th District Engineering Office	31,522,000	31,522,000
Leyte 5th District Engineering Office	34,239,000	34,239,000
Northern Samar 1st District Engineering Office	53,867,000	53,867,000
Northern Samar 2nd District Engineering Office	105,690,000	105,690,000
Samar 1st District Engineering Office	53,860,000	53,860,000
Region IX - Zamboanga Peninsula	22,500,000	22,500,000

Zamboanga City District Engineering Office	2,500,000	2,500,000
Zamboanga del Norte 1st District Engineering Office	20,000,000	20,000,000

76	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region X - Northern Mindanao	548,090,000	548,090,000

Bukidnon 1st District Engineering Office	119,140,000	119,140,000
Bukidnon 2nd District Engineering Office	67,718,000	67,718,000
Bukidnon 3rd District Engineering Office	59,508,000	59,508,000
Cagayan de Oro City 1st District Engineering Office	130,500,000	130,500,000
Camiguin District Engineering Office	21,224,000	21,224,000
Misamis Occidental District Engineering Office	100,000,000	100,000,000
Misamis Oriental 2nd District Engineering Office	50,000,000	50,000,000
Region XI - Davao	461,311,000	461,311,000

Compostela Valley District Engineering Office	93,461,000	93,461,000
Davao City District Engineering Office	4,209,000	4,209,000
Davao del Norte District Engineering Office	138,804,000	138,804,000
Davao Oriental 1st District Engineering Office	166,476,000	166,476,000
Davao Oriental 2nd District Engineering Office	58,361,000	58,361,000
Region XII - SOCCSKSARGEN	385,530,000	385,530,000

Cotabato 1st District Engineering Office	44,047,000	44,047,000
Cotabato 2nd District Engineering Office	49,706,000	49,706,000
South Cotabato 2nd District Engineering Office	74,886,000	74,886,000
South Cotabato District Engineering Office	57,430,000	57,430,000
Sultan Kudarat 1st District Engineering Office	49,330,000	49,330,000
Sultan Kudarat 2nd District Engineering Office	110,131,000	110,131,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	77
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region XIII - CARAGA	240,413,000	240,413,000

Agusan del Sur 2nd District Engineering Office	11,000,000	11,000,000
Surigao del Norte 1st District Engineering Office	1,375,000	1,375,000
Surigao del Norte 2nd District Engineering Office	2,387,000	2,387,000
Surigao del Sur 1st District Engineering Office	106,895,000	106,895,000
Surigao del Sur 2nd District Engineering Office	118,756,000	118,756,000
Roads Widening - Tertiary Roads	5,164,836,000	5,164,836,000

Roads Widening of Tertiary Roads	5,164,836,000	5,164,836,000

National Capital Region (NCR)	3,049,606,000	3,049,606,000

Central Office	3,049,606,000	3,049,606,000
Region I - Ilocos	39,205,000	39,205,000

Ilocos Norte 2nd District Engineering Office	15,210,000	15,210,000
Pangasinan 3rd District Engineering Office	23,995,000	23,995,000
Cordillera Administrative Region (CAR)	8,365,000	8,365,000

Baguio City District Engineering Office	5,000,000	5,000,000
Lower Kalinga District Engineering Office	3,365,000	3,365,000
Region II - Cagayan Valley	273,808,000	273,808,000

Cagayan 1st District Engineering Office	3,719,000	3,719,000
Isabela 1st District Engineering Office	9,080,000	9,080,000
Isabela 3rd District Engineering Office	10,186,000	10,186,000
Isabela 4th District Engineering Office	117,299,000	117,299,000
Quirino District Engineering Office	133,524,000	133,524,000
Region III - Central Luzon	232,329,000	232,329,000

Bataan 2nd District Engineering Office	40,000,000	40,000,000

78	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Bulacan 2nd District Engineering Office	73,271,000	73,271,000
Tarlac 2nd District Engineering Office	89,058,000	89,058,000
Zambales 1st District Engineering Office	30,000,000	30,000,000
Region IVA - CALABARZON	658,446,000	658,446,000

Batangas 2nd District Engineering Office	10,000,000	10,000,000
Batangas 3rd District Engineering Office	159,814,000	159,814,000
Cavite District Engineering Office	73,893,000	73,893,000
Cavite 2nd District Engineering Office	792,000	792,000
Laguna 1st District Engineering Office	71,201,000	71,201,000
Laguna 3rd District Engineering Office	45,422,000	45,422,000
Quezon 1st District Engineering Office	1,200,000	1,200,000
Quezon 2nd District Engineering Office	37,000,000	37,000,000
Rizal 1st District Engineering Office	149,124,000	149,124,000
Rizal 2nd District Engineering Office	110,000,000	110,000,000
Region IVB - MIMAROPA	102,675,000	102,675,000

Mindoro Occidental District Engineering Office	35,650,000	35,650,000
Mindoro Oriental District Engineering Office	3,740,000	3,740,000
Palawan 1st District Engineering Office	63,285,000	63,285,000
Region V - Bicol	21,978,000	21,978,000

Albay 1st District Engineering Office	21,978,000	21,978,000
Region VI - Western Visayas	199,057,000	199,057,000

Iloilo 2nd District Engineering Office	83,149,000	83,149,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	79
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Iloilo 3rd District Engineering Office	10,789,000	10,789,000
Negros Occidental 1st District Engineering Office	38,975,000	38,975,000
Negros Occidental 2nd District Engineering Office	4,090,000	4,090,000
Negros Occidental 3rd District Engineering Office	59,900,000	59,900,000
Negros Occidental 4th District Engineering Office	2,154,000	2,154,000
Region VII - Central Visayas	22,544,000	22,544,000

Cebu Sth District Engineering Office	9,240,000	9,240,000
Cebu City District Engineering Office	648,000	648,000
Negros Oriental 2nd District Engineering Office1	1,000,000	11,000,000
Negros Oriental 3rd District Engineering Office	1,656,000	1,656,000
Region VIII - Eastern Visayas	301,469,000	301,469,000

Leyte 1st District Engineering Office	70,330,000	70,330,000
Leyte 2nd District Engineering Office	80,617,000	80,617,000
Leyte 3rd District Engineering Office	38,500,000	38,500,000
Leyte 4th District Engineering Office	34,636,000	34,636,000
Northern Samar 2nd District Engineering Office	35,000,000	35,000,000
Tacloban City District Engineering Office	42,386,000	42,386,000
Region IX - Zamboanga Peninsula	9,015,000	9,015,000

Zamboanga del Norte 3rd District Engineering Office	9,015,000	9,015,000
Region X - northern Mindanao	89,764,000	89,764,000

Bukidnon 2nd District Engineering Office	9,402,000	9,402,000

80	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Bukidnon 3rd District Engineering Office	80,362,000	80,362,000
Region XI - Davao	40,662,000	40,662,000

Davao City District Engineering Office	880,000	880,000
Davao Oriental 2nd District Engineering Office	39,782,000	39,782,000
Region XII - SOCCSKSARGEN	69,503,000	69,503,000

Cotabato 2nd District Engineering Office	69,503,000	69,503,000
Region XIII - CARAGA	46,410,000	46,410,000

Agusan del Norte District Engineering Office	30,677,000	30,677,000
Butuan City District Engineering Office	5,000,000	5,000,000
Surigao del Norte 1st District Engineering Office	10,733,000	10,733,000
Construction of By-Passes/ Diversion Roads	54,131,803,000	54,131,803,000

Construction of By-Passes/ Diversion Roads	50,321,490,000	50,321,490,000

National Capital Region (NCR)	45,805,260,000	45,805,260,000

Central Office	45,805,260,000	45,805,260,000
Region I - Ilocos	25,000,000	25,000,000

Pangasinan 3rd District Engineering Office	25,000,000	25,000,000
Cordillera Administrative Region (CAR)	178,000,000	178,000,000

Baguio City District Engineering Office	128,000,000	128,000,000
Ifugao 2nd District Engineering Office	50,000,000	50,000,000
Region II - Cagayan Valley	371,873,000	371,873,000

Cagayan 1st District Engineering Office	50,000,000	50,000,000
Cagayan 2nd District Engineering Office	98,190,000	98,190,000
Cagayan 3rd District Engineering Office	51,910,000	51,910,000
Isabela 2nd District Engineering Office	45,457,000	45,457,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	81
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Isabela 3rd District Engineering Office	101,293,000	101,293,000
Isabela 4th District Engineering Office	25,023,000	25,023,000
Region III - Central Luzon	409,104,000	409,104,000

Bulacan 1st District Engineering Office	100,000,000	100,000,000
Nueva Ecija 1st District Engineering Office	152,104,000	152,104,000
Pampanga 1st District Engineering Office	11,000,000	11,000,000
Tarlac District Engineering Office	116,000,000	116,000,000
Zambales 2nd District Engineering Office	30,000,000	30,000,000
Region IVA - CALABARZON	882,500,000	882,500,000

Batangas 2nd District Engineering Office	92,000,000	92,000,000
Cavite District Engineering Office	85,000,000	85,000,000
Cavite 2nd District Engineering Office	150,000,000	150,000,000
Quezon 1st District Engineering Office	144,500,000	144,500,000
Quezon 3rd District Engineering Office	150,000,000	150,000,000
Quezon 4th District Engineering Office	261,000,000	261,000,000
Region IVB - MIMAROPA	15,000,000	15,000,000

Palawan 3rd District Engineering Office	15,000,000	15,000,000
Region V - Bicol	429,000,000	429,000,000

Albay 1st District Engineering Office	245,000,000	245,000,000
Albay 2nd District Engineering Office	50,000,000	50,000,000
Albay 3rd District Engineering Office	20,000,000	20,000,000
Camarines Sur 2nd District Engineering Office	60,000,000	60,000,000

82	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Camarines Sur 4th District Engineering Office	24,000,000	24,000,000
Camarines Sur 5th District Engineering Office	30,000,000	30,000,000
Region VI - Western Visayas	202,000,000	202,000,000

Capiz 1st District Engineering Office	100,000,000	100,000,000
Iloilo 2nd District Engineering Office	2,000,000	2,000,000
Iloilo 3rd District Engineering Office	50,000,000	50,000,000
Iloilo 4th District Engineering Office	50,000,000	50,000,000
Region VII - Central Visayas	140,000,000	140,000,000

Cebu 2nd District Engineering Office	50,000,000	50,000,000
Cebu 4th District Engineering Office	40,000,000	40,000,000
Cebu City District Engineering Office	30,000,000	30,000,000
Negros Oriental 2nd District Engineering Office	20,000,000	20,000,000
Region VIII - Eastern Visayas	490,000,000	490,000,000

Biliran District Engineering Office	65,000,000	65,000,000
Leyte 2nd District Engineering Office	95,000,000	95,000,000
Leyte 3rd District Engineering Office	70,000,000	70,000,000
Leyte 5th District Engineering Office	80,000,000	80,000,000
Northern Samar 2nd District Engineering Office	50,000,000	50,000,000
Samar 1st District Engineering Office	50,000,000	50,000,000
Samar 2nd District Engineering Office	50,000,000	50,000,000
Southern Leyte District Engineering Office	30,000,000	30,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	83
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region IX - Zamboanga Peninsula	333,634,000	333,634,000

Zamboanga City District Engineering Office	88,634,000	88,634,000
Zamboanga del Norte 1st District Engineering Office	15,000,000	15,000,000
Zamboanga del Norte 2nd District Engineering Office	30,000,000	30,000,000
Zamboanga del Norte 3rd District Engineering Office	40,000,000	40,000,000
Zamboanga del Sur 1st District Engineering Office	100,000,000	100,000,000
Zamboanga del Sur 2nd District Engineering Office	15,000,000	15,000,000
Zamboanga Sibugay 1st District Engineering Office	45,000,000	45,000,000
Region X - Northern Mindanao	823,870,000	823,870,000

Bukidnon 1st District Engineering Office	50,000,000	50,000,000
Bukidnon 3rd District Engineering Office	50,000,000	50,000,000
Misamis Occidental 1st District Engineering Office	90,000,000	90,000,000
Misamis Occidental 2nd District Engineering Office	446,000,000	446,000,000
Misamis Oriental 1st District Engineering Office	187,870,000	187,870,000
Region XI - Davao	102,960,000	102,960,000

Davao Occidental District Engineering Office	60,000,000	60,000,000
Davao Oriental 2nd District Engineering Office	42,960,000	42,960,000
Region XII - SOCCSKSARGEN	11,000,000	11,000,000

Cotabato 1st District Engineering Office	11,000,000	11,000,000
Region XIII - CARAGA	102,289,000	102,289,000

Agusan del Sur 1st District Engineering Office	50,000,000	50,000,000
Surigao del Norte 1st District Engineering Office	10,120,000	10,120,000

84	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Surigao del Sur 2nd District Engineering Office	42,169,000	42,169,000
Project(s)
Foreign - Assisted Project(s)	3,810,313,000	3,810,313,000

Central Luzon Link Expressway (CLLEX), Phase I, La Paz, Tarlac to Cabanatuan City, JICA, PH - P249	1,025,917,000	1,025,917,000

Loan Proceeds	424,875,000	424,875,000

National Capital Region (NCR)	424,875,000	424,875,000

Central Office	424,875,000	424,875,000
GOP Counterpart	601,042,000	601,042,000

National Capital Region (NCR)	601,042,000	601,042,000

Central Office	601,042,000	601,042,000
Davao City By-Pass Construction Project (South and Center Sections), JICA, PH-P261	1,358,896,000	1,358,896,000

Loan Proceeds	1,046,323,000	1,046,323,000

National Capital Region (NCR)	1,046,323,000	1,046,323,000

Central Office	1,046,323,000	1,046,323,000
GOP Counterpart	312,573,000	312,573,000

National Capital Region (NCR)	312,573,000	312,573,000

Central Office	312,573,000	312,573,000
Arterial Road Bypass Construction Project, Phase III JICA - PH-P266	470,500,000	470,500,000

Loan Proceeds	429,193,000	429,193,000

National Capital Region (NCR)	429,193,000	429,193,000

Central Office	429,193,000	429,193,000
GOP Counterpart	41,307,000	41,307,000

National Capital Region (NCR)	41,307,000	41,307,000

Central Office	41,307,000	41,307,000
Philippines-Korea Project Preparation Facility (PK-PPF)	200,000,000	200,000,000

Loan Proceeds	164,478,000	164,478,000

National Capital Region (NCR)	164,478,000	164,478,000

Central Office	164,478,000	164,478,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	85
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

GOP Counterpart	35,522,000	35,522,000

National Capital Region (NCR)	35,522,000	35,522,000

Central Office	35,522,000	35,522,000
Cebu-Mactan Bridge and Coastal Road Construction Project	10,000,000	10,000,000

GOP Counterpart	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Panay-Guimaras-Negros (PGN) Island Bridges Project	10,000,000	10,000,000

GOP Counterpart	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Dalton Pass East Alignment Road Projects (East Dalton Bypass Project) - JICA	5,000,000	5,000,000

GOP Counterpart	5,000,000	5,000,000

National Capital Region (NCR)	5,000,000	5,000,000

Central Office	5,000,000	5,000,000
Davao City Expressway Project	10,000,000	10,000,000

GOP Counterpart	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Bataan-Cavite Interlink Bridge Project	10,000,000	10,000,000

GOP Counterpart	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Laguna-Lakeshore Road Network Project	10,000,000	10,000,000

GOP Counterpart	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Infrastructure Preparation and Innovation Facility (IPIF), ADB Loan No. 3886 - PHI (Additional Financing)	680,000,000	680,000,000

Loan Proceeds	560,000,000	560,000,000

86	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

National Capital Region (NCR)	560,000,000	560,000,000

Central Office	560,000,000	560,000,000
GOP Counterpart	120,000,000	120,000,000

National Capital Region (NCR)	120,000,000	120,000,000

Central Office	120,000,000	120,000,000
Capas-Botolan Road Project, Capas, Tarlac and Botolan, Zambales, Region III	10,000,000	10,000,000

GOP Counterpart	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Panglao Island-Tagbilaran City Bridge Offshore Connector, Main Bridge and Dupinga Bridge	10,000,000	10,000,000

GOP Counterpart	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Construction of Missing Links/New Roads	26,296,058,000	26,296,058,000

Construction of Missing Links/New Roads	24,430,319,000	24,430,319,000

National Capital Region (NCR)	22,943,079,000	22,943,079,000

Central Office	22,943,079,000	22,943,079,000
Cordillera Administrative Region (CAR)	387,000,000	387,000,000

Abra District Engineering Office	25,000,000	25,000,000
Apayao 1st District Engineering Office	61,000,000	61,000,000
Apayao 2nd District Engineering Office	60,000,000	60,000,000
Ifugao 1st District Engineering Office	50,000,000	50,000,000
Lower Kalinga District Engineering Office	61,000,000	61,000,000
Mt. Province 2nd District Engineering Office	10,000,000	10,000,000
Mt. Province 1st District Engineering Office	70,000,000	70,000,000
Upper Kalinga District Engineering Office	50,000,000	50,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	87
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region II - Cagayan Valley	199,000,000	199,000,000

Batanes District Engineering Office	40,000,000	40,000,000
Cagayan 2nd District Engineering Office	27,000,000	27,000,000
Isabela 3rd District Engineering Office	82,000,000	82,000,000
Quirino District Engineering Office	50,000,000	50,000,000
Region III - Central Luzon	12,000,000	12,000,000

Tarlac District Engineering Office	12,000,000	12,000,000
Region IVA - CALABARZON	150,000,000	150,000,000

Quezon 4th District Engineering Office	150,000,000	150,000,000
Region IVB - MIMAROPA	230,000,000	230,000,000

Mindoro Occidental District Engineering Office	150,000,000	150,000,000
Palawan 2nd District Engineering Office	80,000,000	80,000,000
Region V - Bical	76,000,000	76,000,000

Camarines Sur 4th District Engineering Office	26,000,000	26,000,000
Masbate 1st District Engineering Office	50,000,000	50,000,000
Region VI - Western Visayas	30,000,000	30,000,000

Antique District Engineering Office	30,000,000	30,000,000
Region VIII - Eastern Visayas	202,000,000	202,000,000

Eastern Samar District Engineering Office	52,000,000	52,000,000
Leyte 2nd District Engineering Office	50,000,000	50,000,000
Samar 1st District Engineering Office	50,000,000	50,000,000
Southern Leyte District Engineering Office	50,000,000	50,000,000

88	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region IX - Zamboanga Peninsula	25,000,000	25,000,000

Zamboanga del Sur 1st District Engineering Office	25,000,000	25,000,000
Region X - Northern Mindanao	150,000,000	150,000,000

Bukidnon 3rd District Engineering Office	50,000,000	50,000,000
Misamis Occidental 2nd District Engineering Office	100,000,000	100,000,000
Region XIII - CARAGA	26,240,000	26,240,000

Agusan del Norte District Engineering Office	1,240,000	1,240,000
Surigao del Norte 2nd District Engineering Office	25,000,000	25,000,000
Project(s)
Foreign - Assisted Project(s)	1,865,739,000	1,865,739,000

Infrastructure Preparation and Innovation Facility (IPIF), Output 1 (Roads and Bridges), ADB, Technical Assistance Loan (Loan No. 3589-PHI)	83,682,000	83,682,000

Loan Proceeds	17,669,000	17,669,000

National Capital Region (NCR)	17,669,000	17,669,000

Central Office	17,669,000	17,669,000
GOP Counterpart	66,013,000	66,013,000

National Capital Region (NCR)	66,013,000	66,013,000

Central Office	66,013,000	66,013,000
Improving Growth Corridors in Mindanao Road Sector Project, ADB Loan No. 3631-PHI	1,782,057,000	1,782,057,000

Loan Proceeds	1,038,928,000	1,038,928,000

National Capital Region (NCR)	1,038,928,000	1,038,928,000

Central Office	1,038,928,000	1,038,928,000
GOP Counterpart	743,129,000	743,129,000

National Capital Region (NCR)	743,129,000	743,129,000

Central Office	743,129,000	743,129,000
Construction of Flyovers/Interchanges/ Underpasses/Long Span Bridges	4,421,735,000	4,421,735,000

Construction of Flyovers/Interchanges/ Underpasses/Long Span Bridges	4,404,923,000	4,404,923,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	89
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

National Capital Region (NCR)	4,379,923,000	4,379,923,000

Central Office	4,379,923,000	4,379,923,000
Region VI - Western Visayas	25,000,000	25,000,000

Iloilo City District Engineering Office	25,000,000	25,000,000
Project(s)
Foreign - Assisted Project(s)	16,812,000	16,812,000

Metro Manila Interchange Construction Project, Phase VI (JICA, PH - P258)	16,812,000	16,812,000

Loan Proceeds	15,534,000	15,534,000

National Capital Region (NCR)	15,534,000	15,534,000

Central Office	15,534,000	15,534,000
GOP Counterpart	1,278,000	1,278,000

National Capital Region (NCR)	1,278,000	1,278,000

Central Office	1,278,000	1,278,000
Off-Carriageway Improvement - Primary Roads	1,446,031,000	1,446,031,000

Off-Carriageway Improvement of Primary Roads	1,446,031,000	1,446,031,000

National Capital Region (NCR)	415,573,000	415,573,000

Central Office	415,573,000	415,573,000
Region I - Ilocos	61,676,000	61,676,000

Ilocos Sur 2nd District Engineering Office	42,319,000	42,319,000
Pangasinan 3rd District Engineering Office	19,357,000	19,357,000
Cordillera Administrative Region (CAR)	61,117,000	61,117,000

Baguio City District Engineering Office	16,838,000	16,838,000
Lower Kalinga District Engineering Office	44,279,000	44,279,000
Region III - Central Luzon	87,573,000	87,573,000

Bulacan 2nd District Engineering Office	23,500,000	23,500,000
Nueva Ecija 2nd District Engineering Office	24,745,000	24,745,000
Tarlac 2nd District Engineering Office	24,234,000	24,234,000

90	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Zambales 2nd District Engineering Office	15,094,000	15,094,000
Region IVA - CALABARZON	92,447,000	92,447,000

Batangas 3rd District Engineering Office	533,000	533,000
Cavite 1st District Engineering Office	1,513,000	1,513,000
Laguna 2nd District Engineering Office	41,611,000	41,611,000
Laguna 3rd District Engineering Office	15,000,000	15,000,000
Quezon 4th District Engineering Office	17,790,000	17,790,000
Rizal 1st District Engineering Office	16,000,000	16,000,000
Region V - Bicol	7,900,000	7,900,000

Albay 2nd District Engineering Office	2,900,000	2,900,000
Sorsogon 2nd District Engineering Office	5,000,000	5,000,000
Region VI - Western Visayas	7,606,000	7,606,000

Bacolod City District Engineering Office	7,606,000	7,606,000
Region VIII - Eastern Visayas	55,080,000	55,080,000

Leyte 4th District Engineering Office	41,480,000	41,480,000
Leyte Sth District Engineering Office	3,600,000	3,600,000
Tacloban City District Engineering Office	10,000,000	10,000,000
Region X - Northern Mindanao	161,571,000	161,571,000

Bukidnon 1st District Engineering Office	80,000,000	80,000,000
Bukidnon 2nd District Engineering Office	42,055,000	42,055,000
Cagayan de Oro City 1st District Engineering Office	30,000,000	30,000,000
Lanao del Norte 1st District Engineering Office	8,916,000	8,916,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	91
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Misamis Occidental 2nd District Engineering Office	600,000	600,000
Region XI - Davao	334,383,000	334,383,000

Compostela Valley District Engineering Office	60,863,000	60,863,000
Davao City 2nd District Engineering Office	82,717,000	82,717,000
Davao City District Engineering Office	935,000	935,000
Davao del Norte District Engineering Office	65,797,000	65,797,000
Davao del Sur District Engineering Office	99,574,000	99,574,000
Davao Oriental 2nd District Engineering Office	24,497,000	24,497,000
Region XII - SOCCSKSARGEN	146,105,000	146,105,000

Cotabato 2nd District Engineering Office	5,005,000	5,005,000
South Cotabato 1st District Engineering Office	10,780,000	10,780,000
South Cotabato 2nd District Engineering Office	115,320,000	115,320,000
Sultan Kudarat 1st District Engineering Office	15,000,000	15,000,000
Region XIII - CARAGA	15,000,000	15,000,000

Butuan City District Engineering Office	15,000,000	15,000,000
Off-Carriageway Improvement - Secondary Roads	2,315,181,000	2,315,181,000

Off-Carriageway Improvement of Secondary Roads	2,315,181,000	2,315,181,000

National Capital Region (NCR)	835,666,000	835,666,000

Central Office	835,666,000	835,666,000
Region I - Ilocos	61,009,000	61,009,000

Ilocos Norte 2nd District Engineering Office	48,023,000	48,023,000
Ilocos Sur 2nd District Engineering Office	1,986,000	1,986,000
Pangasinan 1st District Engineering Office	10,000,000	10,000,000

92	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Pangasinan 2nd District Engineering Office	1,000,000	1,000,000
Cordillera Administrative Region (CAR)	113,609,000	113,609,000

Apayao 1st District Engineering Office	1,460,000	1,460,000
Baguio City District Engineering Office	30,033,000	30,033,000
Benguet 1st District Engineering Office	41,878,000	41,878,000
Ifugao 2nd District Engineering Office	40,238,000	40,238,000
Region III - Central Luzon	20,537,000	20,537,000

Aurora District Engineering Office	13,433,000	13,433,000
Bataan 2nd District Engineering Office	4,265,000	4,265,000
Nueva Ecija 1st District Engineering Office	2,839,000	2,839,000
Region IVA - CALABARZON	448,008,000	448,008,000

Batangas 1st District Engineering Office	30,149,000	30,149,000
Batangas 2nd District Engineering Office	7,260,000	7,260,000
Batangas 4th District Engineering Office	3,000,000	3,000,000
Cavite 3rd District Engineering Office	63,641,000	63,641,000
Laguna 2nd District Engineering Office	29,724,000	29,724,000
Quezon 3rd District Engineering Office	309,238,000	309,238,000
Rizal 1st District Engineering Office	4,996,000	4,996,000
Region IVB - MIMAROPA	142,877,000	142,877,000

Marinduque District Engineering Office	25,552,000	25,552,000
Mindoro Occidental District Engineering Office	33,312,000	33,312,000
Palawan 2nd District Engineering Office	16,245,000	16,245,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	93
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Romblon District Engineering Office	21,193,000	21,193,000
Southern Mindoro District Engineering Office	46,575,000	46,575,000
Region V - Bicol	98,021,000	98,021,000

Albay 2nd District Engineering Office	40,293,000	40,293,000
Camarines Sur 4th District Engineering Office	35,329,000	35,329,000
Catanduanes District Engineering Office	18,880,000	18,880,000
Sorsogon District Engineering Office	3,519,000	3,519,000
Region VI - Western Visayas	95,146,000	95,146,000

Aklan District Engineering Office	7,324,000	7,324,000
Bacolod City District Engineering Office	8,995,000	8,995,000
Iloilo 3rd District Engineering Office	35,885,000	35,885,000
Negros Occidental 1st District Engineering Office	38,316,000	38,316,000
Negros Occidental 4th District Engineering Office	4,626,000	4,626,000
Region VII - Central Visayas	135,109,000	135,109,000

Bohol 1st District Engineering Office	1,442,000	1,442,000
Bohol 2nd District Engineering Office	19,592,000	19,592,000
Bohol 3rd District Engineering Office	7,704,000	7,704,000
Cebu 1st District Engineering Office	9,929,000	9,929,000
Cebu 3rd District Engineering Office	1,900,000	1,900,000
Cebu 4th District Engineering Office	90,000,000	90,000,000
Cebu 5th District Engineering Office	3,000,000	3,000,000
Siquijor District Engineering Office	1,542,000	1,542,000

94	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region VIII - Eastern Visayas	79,916,000	79,916,000

Eastern Samar District Engineering Office	2,674,000	2,674,000
Leyte 4th District Engineering Office	25,000,000	25,000,000
Southern Leyte District Engineering Office	52,242,000	52,242,000
Region X - Northern Mindanao	40,000,000	40,000,000

Cagayan de Oro City 1st Engineering Office	30,000,000	30,000,000
Misamis Occidental 1st Engineering Office	10,000,000	10,000,000
Region XI - Davao	171,581,000	171,581,000

Davao City District Engineering Office	10,079,000	10,079,000
Davao Occidental District Engineering Office	161,502,000	161,502,000
Region XII - SOCCSKSARGEN	30,000,000	30,000,000

Sultan Kudarat 1st District Engineering Office	30,000,000	30,000,000
Region XIII - CARAGA	43,702,000	43,702,000

Dinagat Islands District Engineering Office	43,702,000	43,702,000
Off-Carriageway Improvement - Tertiary Roads	1,224,548,000	1,224,548,000

Off-Carriageway Improvement of Tertiary Roads	1,224,548,000	1,224,548,000

National Capital Region (NCR)	402,800,000	402,800,000

Central Office	402,800,000	402,800,000
Region I - Ilocos	24,369,000	24,369,000

Ilocos Norte 2nd District Engineering Office	750,000	750,000
Ilocos Sur 1st District Engineering Office	1,641,000	1,641,000
La Union 1st District Engineering Office	1,928,000	1,928,000
Pangasinan 2nd District Engineering Office	719,000	719,000
Pangasinan 3rd District Engineering Office	19,331,000	19,331,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	95
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Cordillera Administrative Region (CAR)	164,999,000	164,999,000

Baguio City District Engineering Office	111,650,000	111,650,000
Ifugao 2nd District Engineering Office	53,349,000	53,349,000
Region II - Cagayan Valley	12,091,000	12,091,000

Batanes District Engineering Office	2,947,000	2,947,000
Quirino District Engineering Office	9,144,000	9,144,000
Region III - Central Luzon	147,875,000	147,875,000

Bataan 2nd District Engineering Office	7,225,000	7,225,000
Bulacan 2nd District Engineering Office	8,833,000	8,833,000
Nueva Ecija 1st District Engineering Office	1,627,000	1,627,000
Nueva Ecija 2nd District Engineering Office	4,263,000	4,263,000
Pampanga 1st District Engineering Office	8,826,000	8,826,000
Pampanga 2nd District Engineering Office	25,388,000	25,388,000
Tarlac 2nd District Engineering Office	90,272,000	90,272,000
Zambales 2nd District Engineering Office	1,441,000	1,441,000
Region IVA - CALABARZON	128,535,000	128,535,000

Batangas 4th District Engineering Office	27,196,000	27,196,000
Laguna 2nd District Engineering Office	14,293,000	14,293,000
Laguna 3rd District Engineering Office	1,832,000	1,832,000
Quezon 3rd District Engineering Office	64,273,000	64,273,000
Rizal 2nd District Engineering Office	20,941,000	20,941,000

96	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region IVB - MIMAROPA	52,828,000	52,828,000

Mindoro Occidental District Engineering Office	52,828,000	52,828,000
Region V - Bicol	87,039,000	87,039,000

Camarines Norte District Engineering Office	936,000	936,000
Camarines Sur 4th District Engineering Office	41,816,000	41,816,000
Sorsogon 2nd District Engineering Office	4,194,000	4,194,000
Sorsogon District Engineering Office	40,093,000	40,093,000
Region VI - Western Visayas	3,922,000	3,922,000

Aklan District Engineering Office	849,000	849,000
Bacolod City District Engineering Office	1,256,000	1,256,000
Iloilo 3rd District Engineering Office	1,817,000	1,817,000
Region VII - Central Visayas	32,572,000	32,572,000

Bohol 1st District Engineering Office	29,196,000	29,196,000
Bohol 2nd District Engineering Office	1,521,000	1,521,000
Cebu 1st District Engineering Office	1,855,000	1,855,000
Region VIII - Eastern Visayas	38,378,000	38,378,000

Eastern Samar District Engineering Office	8,378,000	8,378,000
Leyte 2nd District Engineering Office	30,000,000	30,000,000
Region X - northern Mindanao	33,963,000	33,963,000

Bukidnon 1st District Engineering Office	21,447,000	21,447,000
Cagayan de Oro City 2nd District Engineering Office	783,000	783,000
Lanao del Norte 1st District District Engineering Office	11,733,000	11,733,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	97
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region XI - Davao	68,510,000	68,510,000

Davao Occidental District Engineering Office	68,510,000	68,510,000
Region XII - SOCCSKSARGEN	20,958,000	20,958,000

Cotabato 2nd District Engineering Office	20,958,000	20,958,000
Region XIII - CARAGA	5,709,000	5,709,000

Surigao del Norte 1st District Engineering Office	1,349,000	1,349,000
Surigao del Norte 2nd District Engineering Office	4,360,000	4,360,000
Paving of Unpaved Roads - Secondary Roads	1,043,891,000	1,043,891,000

Paving of Unpaved Roads of Secondary Roads	716,752,000	716,752,000

National Capital Region (NCR)	684,721,000	684,721,000

Central Office	684,721,000	684,721,000
Region II - Cagayan Valley	1,658,000	1,658,000

Cagayan 2nd District Engineering Office	1,658,000	1,658,000
Region IVB - MIMAROPA	10,139,000	10,139,000

Palawan 2nd District Engineering Office	10,139,000	10,139,000
Region IX - Zamboanga Peninsula	5,142,000	5,142,000

Zamboanga del Norte 2nd District Engineering Office	5,142,000	5,142,000
Region X - Northern Mindanao	3,507,000	3,507,000

Bukidnon 1st District Engineering Office	1,659,000	1,659,000
Bukidnon 3rd District Engineering Office	1,848,000	1,848,000
Region XI - Davao	1,500,000	1,500,000

Davao Oriental 1st District Engineering Office	1,500,000	1,500,000
Region XIII - CARAGA	10,085,000	10,085,000

Dinagat Islands District Engineering Office	10,085,000	10,085,000

98	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Project(s)
Foreign - Assisted Project(s)	327,139,000	327,139,000

Samar Pacific Coastal Road (Palapag-Mapanas-Lapinig-Jipapad-Arteche-San Policarpio-Oras) Northern and Eastern Samar, Korean -EDCF, Loan No. PHL - 14	75,488,000	75,488,000

Loan Proceeds	38,276,000	38,276,000

National Capital Region (NCR)	38,276,000	38,276,000

Central Office	38,276,000	38,276,000
GOP Counterpart	37,212,000	37,212,000

National Capital Region (NCR)	37,212,000	37,212,000

Central Office	37,212,000	37,212,000
Road Network Development Project in Conflict-Affected Areas in Mindanao (RNDP-CAAM), JICA-Assisted	251,651,000	251,651,000

Loan Proceeds	200,730,000	200,730,000

National Capital Region (NCR)	200,730,000	200,730,000

Central Office	200,730,000	200,730,000
GOP Counterpart	50,921,000	50,921,000

National Capital Region (NCR)	50,921,000	50,921,000

Central Office	50,921,000	50,921,000
Paving of Unpaved Roads - Tertiary Roads	1,728,520,000	1,728,520,000

Paving of Unpaved Roads of Tertiary Roads	1,728,520,000	1,728,520,000

National Capital Region (NCR)	1,008,016,000	1,008,016,000

Central Office	1,008,016,000	1,008,016,000
Cordillera Administrative Region (CAR)	408,400,000	408,400,000

Apayao 1st District Engineering Office	36,653,000	36,653,000
Apayao 2nd District Engineering Office	187,713,000	187,713,000
Ifugao 1st District Engineering Office	6,902,000	6,902,000
Mt. Province 2nd District Engineering Office	106,794,000	106,794,000
Upper Kalinga District Engineering Office	70,338,000	70,338,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	99
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region II - Cagayan Valley	38,874,000	38,874,000

Cagayan 2nd District Engineering Office	8,874,000	8,874,000
Quirino District Engineering Office	30,000,000	30,000,000
Region VII - Central Visayas	714,000	714,000

Negros Oriental 1st District Engineering Office	714,000	714,000
Region IX - Zamboanga Peninsula	89,631,000	89,631,000

Zamboanga del Sur 2nd District Engineering Office	88,253,000	88,253,000
Zamboanga Sibugay 2nd District Engineering Office	1,378,000	1,378,000
Region X - Northern Mindanao	140,341,000	140,341,000

Bukidnon 1st District Engineering Office	1,228,000	1,228,000
Lanao del Norte 1st District Engineering Office	139,113,000	139,113,000
Region XI - Davao	10,361,000	10,361,000

Davao Occidental District Engineering Office	10,361,000	10,361,000
Region XIII - CARAGA	32,183,000	32,183,000

Agusan del Sur 1st District Engineering Office	2,255,000	2,255,000
Butuan City District Engineering Office	29,928,000	29,928,000
BRIDGE PROGRAM	25,355,149,000	25,355,149,000

Replacement of Bridges (Temporary to Permanent)	260,800,000	260,800,000

Replacement of Bridges (Temporary to Permanent)	260,800,000	260,800,000

National Capital Region (NCR)	260,800,000	260,800,000

Central Office	260,800,000	260,800,000
Replacement of Permanent Weak Bridges	3,204,732,000	3,204,732,000

Replacement of Permanent Weak Bridges	3,204,732,000	3,204,732,000

National Capital Region (NCR)	2,269,910,000	2,269,910,000

Central Office	2,199,910,000	2,199,910,000
Las Piñas-Muntinlupa District Engineering Office	70,000,000	70,000,000

100	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region I - Ilocos	94,000,000	94,000,000

La Union 1st District Engineering Office	30,000,000	30,000,000
Pangasinan 3rd District Engineering Office	14,000,000	14,000,000
Pangasinan 4th District Engineering Office	50,000,000	50,000,000
Cordillera Administrative Region (CAR)	84,480,000	84,480,000

Abra District Engineering Office	60,000,000	60,000,000
Benguet 1st District Engineering Office	4,480,000	4,480,000
Upper Kalinga District Engineering Office	20,000,000	20,000,000
Region II - Cagayan Valley	113,728,000	113,728,000

Cagayan 1st District Engineering Office	39,900,000	39,900,000
Cagayan 2nd District Engineering Office	50,000,000	50,000,000
Isabela 1st District Engineering Office	4,800,000	4,800,000
Quirino District Engineering Office	19,028,000	19,028,000
Region III - Central Luzon	38,376,000	38,376,000

Nueva Ecija 1st District Engineering Office	17,376,000	17,376,000
Nueva Ecija 2nd District Engineering Office	21,000,000	21,000,000
Region IVA - CALABARZON	70,000,000	70,000,000

Batangas 1st District Engineering Office	30,000,000	30,000,000
Rizal 2nd District Engineering Office	40,000,000	40,000,000
Region IVB - MIMAROPA	174,714,000	174,714,000

Marinduque District Engineering Office	25,000,000	25,000,000
Mindoro Occidental District Engineering Office	50,000,000	50,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	101
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Palawan 2nd District Engineering Office	52,002,000	52,002,000
Romblon District Engineering Office	47,712,000	47,712,000
Region V - Bicol	157,524,000	157,524,000

Albay 1st District Engineering Office	114,824,000	114,824,000
Camarines Norte District Engineering Office	7,000,000	7,000,000
Masbate 3rd District Engineering Office	35,700,000	35,700,000
Region VII - Central Visayas	50,600,000	50,600,000

Cebu 3rd District Engineering Office	50,600,000	50,600,000
Region VIII - Eastern Visayas	64,400,000	64,400,000

Northern Samar 1st District Engineering Office	26,400,000	26,400,000
Tacloban City District Engineering Office	38,000,000	38,000,000
Region IX - Zamboanga Peninsula	34,000,000	34,000,000

Zamboanga City District Engineering Office	21,000,000	21,000,000
Zamboanga del Norte 1st District Engineering Office	6,000,000	6,000,000
Zamboanga del Norte 3rd District Engineering Office	7,000,000	7,000,000
Region X - Northern Mindanao	33,000,000	33,000,000

Lanao del Norte 1st District Engineering Office	33,000,000	33,000,000
Region XII - SOCCSKSARGEN	20,000,000	20,000,000

South Cotabato 1st District Engineering Office	20,000,000	20,000,000
Retrofitting/Strengthening of Permanent Bridges	2,517,539,000	2,517,539,000

Retrofitting/Strengthening of Permanent Bridges	2,517,539,000	2,517,539,000

National Capital Region (NCR)	1,143,172,000	1,143,172,000

Central Office	833,672,000	833,672,000
Las Piñas - Muntinlupa District Engineering Office	16,000,000	16,000,000

102	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Malabon-Navotas District Engineering Office	35,000,000	35,000,000
Metro Manila 1st District Engineering Office	10,000,000	10,000,000
Metro Manila 2nd District Engineering Office	107,500,000	107,500,000
Metro Manila 3rd District Engineering Office	7,000,000	7,000,000
North Manila District Engineering Office	79,000,000	79,000,000
Quezon City 1st District Engineering Office	25,000,000	25,000,000
South Manila District Engineering Office	30,000,000	30,000,000
Cordillera Administrative Region (CAR)	118,470,000	118,470,000

Apayao 1st District Engineering Office	7,000,000	7,000,000
Apayao 2nd District Engineering Office	111,470,000	111,470,000
Region II - Cagayan Valley	133,561,000	133,561,000

Isabela 2nd District Engineering Office	46,792,000	46,792,000
Isabela 3rd District Engineering Office	86,769,000	86,769,000
Region III - Central Luzon	133,000,000	133,000,000

Bataan 1st District Engineering Office	7,000,000	7,000,000
Bulacan 1st District Engineering Office	55,000,000	55,000,000
Bulacan 2nd District Engineering Office	34,000,000	34,000,000
Pampanga 3rd District Engineering Office	15,000,000	15,000,000
Tarlac 2nd District Engineering Office	3,000,000	3,000,000
Zambales 1st District Engineering Office	19,000,000	19,000,000
Region IVA - CALABARZON	250,200,000	250,200,000

Batangas 1st District Engineering Office	27,000,000	27,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	103
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Laguna 3rd District Engineering Office	175,200,000	175,200,000
Quezon 1st District Engineering Office	15,200,000	15,200,000
Quezon 2nd District Engineering Office	4,800,000	4,800,000
Quezon 4th District Engineering Office	28,000,000	28,000,000
Region IVB - MIMAROPA	117,982,000	117,982,000

Marinduque District Engineering Office	2,592,000	2,592,000
Mindoro Occidental District Engineering Office	5,000,000	5,000,000
Palawan 2nd District Engineering Office	33,050,000	33,050,000
Romblon District Engineering Office	77,340,000	77,340,000
Region V - Bicol	35,200,000	35,200,000

Camarines Sur 4th District Engineering Office	17,000,000	17,000,000
Masbate 2nd District Engineering Office	12,000,000	12,000,000
Sorsogon District Engineering Office	3,200,000	3,200,000
Sorsogon 2nd District Engineering Office	3,000,000	3,000,000
Region VI - Western Visayas	10,000,000	10,000,000

Negros Occidental 4th District Engineering Office	10,000,000	10,000,000
Region VII - Central Visayas	47,920,000	47,920,000

Bohol 3rd District Engineering Office	22,000,000	22,000,000
Cebu 1st District Engineering Office	4,800,000	4,800,000
Cebu 5th District Engineering Office	17,000,000	17,000,000
Cebu 6th District Engineering Office	4,120,000	4,120,000

104	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region VIII - Eastern Visayas	85,800,000	85,800,000

Eastern Samar District Engineering Office	15,000,000	15,000,000
Leyte 4th District Engineering Office	10,000,000	10,000,000
Southern Leyte District Engineering Office	60,800,000	60,800,000
Region IX - Zamboanga Peninsula	109,019,000	109,019,000

Zamboanga del Norte 3rd District Engineering Office	2,880,000	2,880,000
Zamboanga del Sur 1st District Engineering Office	25,700,000	25,700,000
Zamboanga del Sur 2nd District Engineering Office	57,575,000	57,575,000
Zamboanga Sibugay 1st District Engineering Office	22,864,000	22,864,000
Region X - Northern Mindanao	89,947,000	89,947,000

Bukidnon 1st District Engineering Office	13,720,000	13,720,000
Cagayan de Oro City 2nd Engineering Office	30,000,000	30,000,000
Lanao del Norte 2nd District Engineering Office	40,000,000	40,000,000
Misanis Oriental 1st District Engineering Office	3,500,000	3,500,000
Misanis Oriental 2nd District Engineering Office	2,727,000	2,727,000
Region XI - Davao	138,084,000	138,084,000

Compostela Valley District Engineering Office	90,100,000	90,100,000
Davao City 2nd District Engineering Office	12,000,000	12,000,000
Davao City District Engineering Office	2,224,000	2,224,000
Davao del Norte District Engineering Office	11,000,000	11,000,000
Davao Oriental 2nd District Engineering Office	22,760,000	22,760,000
Region XII - SOCCSKSARGEN	50,320,000	50,320,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	105
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Sarangani District Engineering Office	3,200,000	3,200,000
South Cotabato District Engineering Office	22,000,000	22,000,000
South Cotabato 2nd District Engineering Office	5,120,000	5,120,000
Sultan Kudarat 1st District Engineering Office	20,000,000	20,000,000
Region XIII - CARAGA	54,864,000	54,864,000

Butuan City District Engineering Office	50,000,000	50,000,000
Surigao del Norte 2nd District Engineering Office	4,864,000	4,864,000
Rehabilitation/Major Repair of Permanent Bridges	2,557,457,000	2,557,457,000

Rehabilitation/Major Repair of Permanent Bridges	2,087,457,000	2,087,457,000

National Capital Region (NCR)	1,014,000,000	1,014,000,000

Central Office	780,000,000	780,000,000
Las Piñas-Muntinlupa District Engineering Office	19,500,000	19,500,000
Metro Manila 1st District Engineering Office	15,000,000	15,000,000
Metro Manila 2nd District Engineering Office	57,500,000	57,500,000
North Manila District Engineering Office	14,000,000	14,000,000
Quezon City 1st District Engineering Office	20,000,000	20,000,000
Quezon City 2nd District Engineering Office	108,000,000	108,000,000
Region I - Ilocos	55,000,000	55,000,000

La Union 1st District Engineering Office	55,000,000	55,000,000
Cordillera Administrative Region (CAR)	98,160,000	98,160,000

Apayao 2nd District Engineering Office	45,400,000	45,400,000
Benguet 1st District Engineering Office	3,260,000	3,260,000
Ifugao 2nd District Engineering Office	7,000,000	7,000,000

106	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Mountain Province District Engineering Office	34,500,000	34,500,000
Mountain Province 2nd District Engineering Office	8,000,000	8,000,000
Region II - Cagayan Valley	34,880,000	34,880,000

Cagayan 1st District Engineering Office	32,000,000	32,000,000
Isabela 4th District Engineering Office	2,880,000	2,880,000
Region III - Central Luzon	35,000,000	35,000,000

Pampanga 1st District Engineering Office	30,000,000	30,000,000
Pampanga 2nd District Engineering Office	5,000,000	5,000,000
Region IVA - CALABARZON	97,500,000	97,500,000

Cavite District Engineering Office	30,000,000	30,000,000
Cavite 3rd District Engineering Office	46,500,000	46,500,000
Rizal 1st District Engineering Office	21,000,000	21,000,000
Region IVB - MIMAROPA	72,800,000	72,800,000

Mindoro Occidental District Engineering Office	53,000,000	53,000,000
Palawan1st District Engineering Office	3,800,000	3,800,000
Palawan 2nd District Engineering Office	16,000,000	16,000,000
Region V - Bicol	87,200,000	87,200,000

Albay 1st District Engineering Office	3,200,000	3,200,000
Camarines Norte District Engineering Office	29,000,000	29,000,000
Camarines Sur 4th District Engineering Office	55,000,000	55,000,000
Region VI - Western Visayas	110,960,000	110,960,000

Bacolod City District Engineering Office	6,500,000	6,500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	107
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Guimaras District Engineering Office	33,000,000	33,000,000
Iloilo 1st District Engineering Office	22,000,000	22,000,000
Negros Occidental 1st District Engineering Office	7,100,000	7,100,000
Negros Occidental 3rd District Engineering Office	42,360,000	42,360,000
Region VII - Central Visayas	158,485,000	158,485,000

Bohol 3rd District Engineering Office	16,000,000	16,000,000
Cebu 2nd District Engineering Office	5,800,000	5,800,000
Cebu 3rd District Engineering Office	16,000,000	16,000,000
Cebu City District Engineering Office	120,685,000	120,685,000
Region VIII - Eastern Visayas	140,800,000	140,800,000

Biliran District Engineering Office	5,000,000	5,000,000
Eastern Samar District Engineering Office	93,000,000	93,000,000
Leyte 5th District Engineering Office	6,000,000	6,000,000
Northern Samar 1st District Engineering Office	33,300,000	33,300,000
Tacloban City District Engineering Office	3,500,000	3,500,000
Region X - Northern Mindanao	22,100,000	22,100,000

Misamis Occidental 1st District Engineering Office	13,000,000	13,000,000
Misamis Oriental 2nd District Engineering Office	9,100,000	9,100,000
Region XI - Davao	79,424,000	79,424,000

Davao City District Engineering Office	22,500,000	22,500,000
Davao del Norte District Engineering Office	26,000,000	26,000,000
Davao Occidental District Engineering Office	20,700,000	20,700,000

108	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Davao Oriental 1st District Engineering Office	10,224,000	10,224,000
Region XII - SOCCSKSARGEN	67,460,000	67,460,000

Cotabato 1st District Engineering Office	25,000,000	25,000,000
Sarangani District Engineering Office	3,200,000	3,200,000
Sultan Kudarat 1st District Engineering Office	5,000,000	5,000,000
Sultan Kudarat 2nd District Engineering Office	34,260,000	34,260,000
Region XIII - CARAGA	13,688,000	13,688,000

Agusan del Norte District Engineering Office	8,000,000	8,000,000
Butuan City District Engineering Office	3,000,000	3,000,000
Surigao del Norte 2nd District District Engineering Office	2,688,000	2,688,000
Project(s)
Foreign - Assisted Project(s)	470,000,000	470,000,000

Metro Manila Priority Bridges for Seismic Design Improvement Project, (JICA, PH-P260)	350,000,000	350,000,000

Loan Proceeds	300,000,000	300,000,000

National Capital Region (NCR)	300,000,000	300,000,000

Central Office	300,000,000	300,000,000
GOP Counterpart	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Metro Manila Priority Bridges for Seismic Design lmprovement Project, (JICA, PH-P272)	120,000,000	120,000,000

Loan Proceeds	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
GOP Counterpart	20,000,000	20,000,000

National Capital Region (NCR)	20,000,000	20,000,000

Central Office	20,000,000	20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	109
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Widening of Permanent Bridges	12,298,080,000	12,298,080,000

Widening of Permanent Bridges	12,298,080,000	12,298,080,000

National Capital Region (NCR)	7,443,912,000	7,443,912,000

Central Office	7,393,912,000	7,393,912,000
Quezon City 1st District Engineering Office	50,000,000	50,000,000
Region I - Ilocos	415,258,000	415,258,000

Ilocos Norte 2nd District Engineering Office	97,810,000	97,810,000
Ilocos Sur 2nd District Engineering Office	79,000,000	79,000,000
La Union 1st District Engineering Office	4,800,000	4,800,000
La Union 2nd District Engineering Office	61,600,000	61,600,000
Pangasinan 1st District Engineering Office	96,000,000	96,000,000
Pangasinan 2nd District Engineering Office	2,048,000	2,048,000
Pangasinan 4th District Engineering Office	74,000,000	74,000,000
Cordillera Administrative Region (CAR)	14,840,000	14,840,000

Apayao 2nd District Engineering Office	9,000,000	9,000,000
Ifugao 2nd District Engineering Office	5,840,000	5,840,000
Region II - Cagayan Valley	370,611,000	370,611,000

Cagayan 1st District Engineering Office	116,000,000	116,000,000
Cagayan 2nd District Engineering Office	6,400,000	6,400,000
Cagayan 3rd District Engineering Office	49,561,000	49,561,000
Isabela 2nd District Engineering Office	25,000,000	25,000,000
Quirino District Engineering Office	173,650,000	173,650,000

110	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region III - Central Luzon	156,486,000	156,486,000

Bulacan 1st District Engineering Office	50,000,000	50,000,000
Bulacan 2nd District Engineering Office	8,100,000	8,100,000
Nueva Ecija 1st District Engineering Office	15,860,000	15,860,000
Zambales 1st District Engineering Office	82,526,000	82,526,000
Region IVA - CALABARZON	143,780,000	143,780,000

Batangas 2nd District Engineering Office	3,000,000	3,000,000
Cavite 2nd District Engineering Office	10,000,000	10,000,000
Cavite District Engineering Office	21,000,000	21,000,000
Laguna 1st District Engineering Office	15,000,000	15,000,000
Laguna 2nd District Engineering Office	2,560,000	2,560,000
Quezon 1st 1st District Engineering Office	8,320,000	8,320,000
Rizal 1st District Engineering Office	18,900,000	18,900,000
Rizal 2nd District Engineering Office	65,000,000	65,000,000
Region IVB - MIMAROPA	430,953,000	430,953,000

Marinduque District Engineering Office	36,083,000	36,083,000
Mindoro Occidental District Engineering Office	41,000,000	41,000,000
Palawan 1st District Engineering Office	117,940,000	117,940,000
Palawan 2nd District Engineering Office	34,100,000	34,100,000
Palawan 3rd District Engineering Office	82,900,000	82,900,000
Southern Mindoro District Engineering Office	118,930,000	118,930,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	111
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region V - Bicol	294,810,000	294,810,000

Albay 1st District Engineering Office	33,350,000	33,350,000
Camarines Norte District Engineering Office	2,000,000	2,000,000
Camarines Sur 1st District Engineering Office	114,960,000	114,960,000
Camarines Sur 2nd District Engineering Office	8,364,000	8,364,000
Camarines Sur 3rd District Engineering Office	14,800,000	14,800,000
Masbate 2nd District Engineering Office	45,336,000	45,336,000
Masbate 3rd District Engineering Office	76,000,000	76,000,000
Region VI - Western Visayas	516,661,000	516,661,000

Aklan District Engineering Office	120,500,000	120,500,000
Antique District Engineering Office	26,724,000	26,724,000
Guimaras District Engineering Office	70,000,000	70,000,000
Iloilo 1st District Engineering Office	25,000,000	25,000,000
Iloilo 2nd District Engineering Office	159,810,000	159,810,000
Negros Occidental 3rd District Engineering Office	61,700,000	61,700,000
Negros Occidental 4th District Engineering Office	52,927,000	52,927,000
Region VII - Central Visayas	218,200,000	218,200,000

Bohol 2nd District Engineering Office	25,500,000	25,500,000
Cebu 1st District Engineering Office	105,700,000	105,700,000
Cebu City District Engineering Office	3,000,000	3,000,000
Negros Oriental 3rd District Engineering Office	84,000,000	84,000,000
Region VIII - Eastern Visayas	752,720,000	752,720,000

Biliran District Engineering Office	53,220,000	53,220,000
Leyte 1st District Engineering Office	30,930,000	30,930,000

112	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Leyte 2nd District Engineering Office	50,000,000	50,000,000
Leyte 3rd District Engineering Office	34,000,000	34,000,000
Leyte 4th District Engineering Office	99,600,000	99,600,000
Leyte 5th District Engineering Office	121,850,000	121,850,000
Northern Samar 1st District Engineering Office	8,000,000	8,000,000
Northern Samar 2nd District Engineering Office	44,000,000	44,000,000
Samar 1st District Engineering Office	140,000,000	140,000,000
Samar 2nd District Engineering Office	21,120,000	21,120,000
Southern Leyte District Engineering Office	150,000,000	150,000,000
Region IX - Zamboanga Peninsula	301,952,000	301,952,000

Zamboanga City District Engineering Office	147,000,000	147,000,000
Zamboanga del Norte 1st District Engineering Office	3,200,000	3,200,000
Zamboanga del Norte 3rd District Engineering Office	94,800,000	94,800,000
Zamboanga del Sur 1st District Engineering Office	30,000,000	30,000,000
Zamboanga Sibugay 2nd District Engineering Office	26,952,000	26,952,000
Region X - Northern Mindanao	779,145,000	779,145,000

Bukidnon 1st District Engineering Office	74,680,000	74,680,000
Bukidnon 2nd District Engineering Office	77,900,000	77,900,000
Bukidnon 3rd District Engineering Office	70,820,000	70,820,000
Camiguin District Engineering Office	52,280,000	52,280,000
Lanao del Korte 1st District Engineering Office	91,000,000	91,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	113
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Misamis Occidental 2nd District Engineering Office	70,680,000	70,680,000
Misamis Oriental 1st District Engineering Office	341,785,000	341,785,000
Region XI - Davao	158,426,000	158,426,000

Davao del Norte District Engineering Office	21,000,000	21,000,000
Davao Occidental District Engineering Office	28,800,000	28,800,000
Davao Oriental 2nd District Engineering Office	108,626,000	108,626,000
Region XII - SOCCSKSARGEN	194,086,000	194,086,000

Cotabato 2nd District Engineering Office	35,400,000	35,400,000
Sarangani District Engineering Office	79,486,000	79,486,000
Sultan Kudarat 1st District Engineering Office	79,200,000	79,200,000
Region XIII - CARAGA	106,240,000	106,240,000

Agusan del Norte District Engineering Office	2,240,000	2,240,000
Butuan City District Engineering Office	82,200,000	82,200,000
Surigao del Norte 1st Engineering Office	21,800,000	21,800,000
Construction of New Bridges	4,516,541,000	4,516,541,000

Construction of New Permanent Bridges	2,274,939,000	2,274,939,000

National Capital Region (NCR)	1,684,007,000	1,684,007,000

Central Office	1,684,007,000	1,684,007,000
Cordillera Administrative Region (CAR)	20,000,000	20,000,000

Apayao 2nd District Engineering Office	20,000,000	20,000,000
Region IVB - MIMAROPA	190,411,000	190,411,000

Mindoro Occidental District Engineering Office	70,000,000	70,000,000
Palawan 2nd District Engineering Office	6,411,000	6,411,000

114	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Palawan 3rd District Engineering Office	51,000,000	51,000,000
Romblon District Engineering Office	63,000,000	63,000,000
Region V - Bicol	88,739,000	88,739,000

Camarines Norte District Engineering Office	55,520,000	55,520,000
Catanduanes District Engineering Office	21,000,000	21,000,000
Masbate 2nd District Engineering Office	12,219,000	12,219,000
Region VI - Western Visayas	5,760,000	5,760,000

Iloilo 1st District Engineering Office	3,200,000	3,200,000
Iloilo 4th District Engineering Office	2,560,000	2,560,000
Region VII - Central Visayas	12,032,000	12,032,000

Bohol 1st District Engineering Office	4,032,000	4,032,000
Cebu 4th District Engineering Office	8,000,000	8,000,000
Region VIII - Eastern Visayas	28,000,000	28,000,000

Samar 2nd District Engineering Office	28,000,000	28,000,000
Region IX - Zamboanga Peninsula	152,890,000	152,890,000

Zamboanga del Norte 2nd District Engineering Office	32,210,000	32,210,000
Zamboanga del Sur 1st District Engineering Office	44,000,000	44,000,000
Zamboanga del Sur 2nd District Engineering Office	76,680,000	76,680,000
Region X - Northern Mindanao	36,000,000	36,000,000

Bukidnon 3rd District Engineering Office	36,000,000	36,000,000
Region XII - SOCCSKSARGEN	57,100,000	57,100,000

Sarangani District Engineering Office	17,100,000	17,100,000
South Cotabato 2nd District Engineering Office	40,000,000	40,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	115
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Project(s)
Foreign-Assisted Project(s)	2,241,602,000	2,241,602,000

Panguil Bay Bridge Construction Project, Misamis Occidental and Lanao del Norte Provinces, Region X, Korean Economic Development Fund, KEDCF, L/A No. 18	800,000,000	800,000,000

Loan Proceeds	350,000,000	350,000,000

National Capital Region (NCR)	350,000,000	350,000,000

Central Office	350,000,000	350,000,000
GOP Counterpart	450,000,000	450,000,000

National Capital Region (NCR)	450,000,000	450,000,000

Central Office	450,000,000	450,000,000
Pasig-Marikina River and Manggahan Floodway Bridges Construction Project, (5 Bridges), ADB-Assisted Project	10,000,000	10,000,000

GOP Counterpart	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Pasig-Marikina River and Manggahan Floodway Bridges Construction Project, (5 Bridges), under China Government Financing Facility	738,950,000	738,950,000

Loan Proceeds	538,050,000	538,050,000

National Capital Region (NCR)	538,050,000	538,050,000

Central Office	538,050,000	538,050,000
GOP Counterpart	200,900,000	200,900,000

National Capital Region (NCR)	200,900,000	200,900,000

Central Office	200,900,000	200,900,000
Two China Aid Bridges Project: Estrella-Pantaleon Bridge and Binondo-Intramuros Bridge	121,612,000	121,612,000

GOP Counterpart	121,612,000	121,612,000

National Capital Region (NCR)	121,612,000	121,612,000

Central Office	121,612,000	121,612,000
China Aid Localized Project for Davao River Bridge (Bucal Bridge)	81,040,000	81,040,000

116	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

GOP Counterpart	81,040,000	81,040,000

National Capital Region (NCR)	81,040,000	81,040,000

Central Office	81,040,000	81,040,000
Iconic Bridges Project for Sustainable Socio-Economic Development of the Republic of the Philippines	10,000,000	10,000,000

GOP Counterpart	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Street Flyover Construction for Traffic Decongestion in Urban Areas, Spanish-Assisted Project	10,000,000	10,000,000

GOP Counterpart	10,000,000	10,000,000

National Capital Region (NCR)	10,000,000	10,000,000

Central Office	10,000,000	10,000,000
Samal Island Davao City Connector Project	470,000,000	470,000,000

GOP Counterpart	470,000,000	470,000,000

National Capital Region (NCR)	470,000,000	470,000,000

Central Office	470,000,000	470,000,000
Protect Lives and Properties Against Major Floods	101,813,674,000	101,813,674,000

FLOOD MANAGEMENT PROGRAM	101,813,674,000	101,813,674,000

Construction/ Maintenance of Flood Mitigation Structures and Drainage Systems	66,250,039,000	66,250,039,000

Construction/ Maintenance of Flood Mitigation Structures and Drainage Systems	65,875,039,000	65,875,039,000

National Capital Region (NCR)	41,693,958,000	41,693,958,000

Central Office	36,469,231,000	36,469,231,000
Las Piñas-Muntinlupa District Engineering Office	30,000,000	30,000,000
Malabon-Navotas District Engineering Office	290,732,000	290,732,000
Metro Manila 1st District Engineering Office	1,450,519,000	1,450,519,000
Metro Manila 2nd District Engineering Office	678,176,000	678,176,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	117
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Metro Manila 3rd District Engineering Office	769,980,000	769,980,000
Dorth Manila District Engineering Office	1,268,370,000	1,268,370,000
Quezon City 1st District Engineering Office	492,582,000	492,582,000
Quezon City 2nd District Engineering Office	157,000,000	157,000,000
South Manila District Engineering Office	87,368,000	87,368,000
Region I - Ilocos	1,688,241,000	1,688,241,000

Ilocos Norte 1st District Engineering Office	219,863,000	219,863,000
Ilocos Norte 2nd District Engineering Office	19,380,000	19,380,000
Ilocos Sur 1st District Engineering Office	348,883,000	348,883,000
Ilocos Sur 2nd District Engineering Office	262,372,000	262,372,000
La Union 1st District Engineering Office	10,754,000	10,754,000
La Union 2nd District Engineering Office	121,048,000	121,048,000
Pangasinan 1st District Engineering Office	4,000,000	4,000,000
Pangasinan 2nd District Engineering Office	108,979,000	108,979,000
Pangasinan 3rd District Engineering Office	502,002,000	502,002,000
Pangasinan 4th District Engineering Office	90,960,000	90,960,000
Cordillera Administrative Region (CAR)	503,165,000	503,165,000

Abra District Engineering Office	9,972,000	9,972,000
Baguio City District Engineering Office	50,000,000	50,000,000
Benguet 1st District Engineering Office	58,000,000	58,000,000
Benguet 2nd District Engineering Office	144,887,000	144,887,000
Ifugao District Engineering Office	7,260,000	7,260,000
Lower Kalinga District Engineering Office	7,000,000	7,000,000
Mt. Province 1st District Engineering Office	87,700,000	87,700,000

118	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Mt. Province 2nd District Engineering Office	7,000,000	7,000,000
Upper Kalinga District Engineering Office	131,346,000	131,346,000
Region II - Cagayan Valley	1,536,380,000	1,536,380,000

Batanes District Engineering Office	101,314,000	101,314,000
Cagayan 1st District Engineering Office	30,000,000	30,000,000
Cagayan 2nd District Engineering Office	220,000,000	220,000,000
Isabela 1st District Engineering Office	80,000,000	80,000,000
Isabela 2nd District Engineering Office	60,208,000	60,208,000
Isabela 3rd District Engineering Office	316,732,000	316,732,000
Isabela 4th District Engineering Office	356,571,000	356,571,000
Nueva Vizcaya 2nd District Engineering Office	232,000,000	232,000,000
Nueva Vizcaya District Engineering Office	139,555,000	139,555,000
Region III - Central Luzon	3,215,542,000	3,215,542,000

Bataan 1st District Engineering Office	200,000,000	200,000,000
Bataan 2nd District Engineering Office	197,107,000	197,107,000
Bulacan 1st District Engineering Office	531,285,000	531,285,000
Bulacan 2nd District Engineering Office	370,530,000	370,530,000
Bueva Ecija 1st District Engineering Office	214,685,000	214,685,000
Bueva Ecija 2nd District Engineering Office	177,984,000	177,984,000
Pampanga 1st District Engineering Office	10,000,000	10,000,000
Pampanga 2nd District Engineering Office	617,855,000	617,855,000
Paapanga 3rd District Engineering Office	183,459,000	183,459,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	119
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Tarlac 2nd District Engineering Office	140,541,000	140,541,000
Tarlac District Engineering Office	153,232,000	153,232,000
Zambales 1st District Engineering Office	418,864,000	418,864,000
Region IVA - CALABARZON	2,678,721,000	2,678,721,000

Batangas 2nd District Engineering Office	15,495,000	15,495,000
Batangas 3rd District Engineering Office	50,000,000	50,000,000
Batangas 4th District Engineering Office	200,356,000	200,356,000
Cavite District Engineering Office	92,981,000	92,981,000
Cavite 3rd District Engineering Office	159,453,000	159,453,000
Laguna 1st District Engineering Office	11,000,000	11,000,000
Laguna 2nd District Engineering Office	460,199,000	460,199,000
Laguna 3rd District Engineering Office	60,000,000	60,000,000
Quezon 1st District Engineering Office	152,600,000	152,600,000
Quezon 2nd District Engineering Office	113,800,000	113,800,000
Quezon 3rd District Engineering Office	271,000,000	271,000,000
Quezon 4th District Engineering Office	271,152,000	271,152,000
Rizal 1st District Engineering Office	819,185,000	819,185,000
Rizal 2nd District Engineering Office	1,500,000	1,500,000
Region IVB - MINAROPA	640,720,000	640,720,000

Marinduque District Engineering Office	261,273,000	261,273,000
Mindoro Occidental District Engineering Office	85,806,000	85,806,000

120	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Mindoro Oriental District Engineering Office	10,968,000	10,968,000
Palawan 1st District Engineering Office	31,354,000	31,354,000
Palawan 2nd District Engineering Office	50,974,000	50,974,000
Romblon District Engineering Office	192,820,000	192,820,000
Southern Mindoro District Engineering Office	7,525,000	7,525,000
Region V - Bicol	3,085,956,000	3,085,956,000

Albay 1st District Engineering Office	188,497,000	188,497,000
Albay 2nd District Engineering Office	834,900,000	834,900,000
Albay 3rd District Engineering Office	662,000,000	662,000,000
Camarines Norte District Engineering Office	388,000,000	388,000,000
Camarines Sur 1st District Engineering Office	2,000,000	2,000,000
Camarines Sur 2nd District Engineering Office	30,867,000	30,867,000
Camarines Sur 4th District Engineering Office	225,118,000	225,118,000
Camarines Sur 5th District Engineering Office	293,236,000	293,236,000
Catanduanes District Engineering Office	144,695,000	144,695,000
Masbate 1st District Engineering Office	6,587,000	6,587,000
Masbate 2nd District Engineering Office	160,292,000	160,292,000
Masbate 3rd District Engineering Office	27,364,000	27,364,000
Sorsogon 2nd District Engineering Office	50,000,000	50,000,000
Sorsogon District Engineering Office	72,400,000	72,400,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	121
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region VI - Western Visayas	1,541,152,000	1,541,152,000

Antique District Engineering Office	150,000,000	150,000,000
Bacolod City District Engineering Office	330,371,000	330,371,000
Guimaras District Engineering Office	46,674,000	46,674,000
Iloilo 1st District Engineering Office	174,900,000	174,900,000
Iloilo 2nd District Engineering Office	312,399,000	312,899,000
Iloilo 4th District Engineering Office	11,000,000	11,000,000
Iloilo City District Engineering Office	55,906,000	55,906,000
Negros Occidental 1st District Engineering Office	412,822,000	412,822,000
Negros Occidental 2nd District Engineering Office	37,480,000	37,480,000
Negros Occidental 4th District Engineering Office	9,100,000	9,100,000
Region VII - Central Visayas	1,195,664,000	1,195,664,000

Bohol 1st District Engineering Office	125,902,000	125,902,000
Bohol 3rd District Engineering Office	30,000,000	30,000,000
Cebu 1st District Engineering Office	119,777,000	119,777,000
Cebu 2nd District Engineering Office	145,740,000	145,740,000
Cebu 3rd District Engineering Office	50,000,000	50,000,000
Cebu 4th District Engineering Office	284,349,000	284,349,000
Cebu 5th District Engineering Office	7,700,000	7,700,000
Cebu 6th District Engineering Office	50,000,000	50,000,000
Cebu City District Engineering Office	43,291,000	43,291,000
Negros Oriental 1st District Engineering Office	110,380,000	110,380,000
Negros Oriental 2nd District Engineering Office	40,000,000	40,000,000
Negros Oriental 3rd District Engineering Office	181,425,000	181,425,000
Siquijor District Engineering Office	7,100,000	7,100,000

122	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region VIII - Eastern Visayas	2,434,470,000	2,434,470,000

Biliran District Engineering Office	290,000,000	290,000,000
Eastern Samar District Engineering Office	324,466,000	324,466,000
Leyte 1st District Engineering Office	351,000,000	351,000,000
Leyte 2nd District Engineering Office	314,699,000	314,699,000
Leyte 3rd District Engineering Office	187,759,000	187,759,000
Leyte 4th District Engineering Office	41,659,000	41,659,000
Leyte 5th District Engineering Office	191,398,000	191,398,000
Northern Samar 1st District Engineering Office	97,816,000	97,816,000
Northern Samar 2nd District Engineering Office	100,000,000	100,000,000
Samar 1st District Engineering Office	74,682,000	74,682,000
Samar 2nd District Engineering Office	28,079,000	28,079,000
Southern Leyte District Engineering Office	432,912,000	432,912,000
Region IX - Zamboanga Peninsula	917,157,000	917,157,000

Regional Office IX District Engineering Office	24,000,000	24,000,000
Isabela City District Engineering Office	48,000,000	48,000,000
Zamboanga City District Engineering Office	198,500,000	198,500,000
Zamboanga del Norte 1st District Engineering Office	96,110,000	96,110,000
Zamboanga del Norte 2nd District Engineering Office	567,000	567,000
Zamboanga del Norte 3rd District Engineering Office	12,500,000	12,500,000
Zamboanga del Sur 2nd District Engineering Office	139,539,000	139,539,000
Zamboanga Sibugay 1st District Engineering Office	54,941,000	54,941,000
Zamboanga Sibugay 2nd District Engineering Office	343,000,000	343,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	123
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region X - Northern Mindanao	1,334,718,000	1,334,718,000

Bukidnon 2nd District Engineering Office	60,000,000	60,000,000
Bukidnon 3rd District Engineering Office	100,000,000	100,000,000
Cagayan de Oro City 1st District Engineering Office	60,000,000	60,000,000
Cagayan de Oro City 2nd District Engineering Office	108,700,000	108,700,000
Camiguin District Engineering Office	20,000,000	20,000,000
Lanao del Norte 2nd District Engineering Office	50,000,000	50,000,000
Misamis Occidental 1st District Engineering Office	105,000,000	105,000,000
Misamis Occidental 2nd District Engineering Office	283,613,000	283,613,000
Misamis Oriental 1st District Engineering Office	547,405,000	547,405,000
Region XI - Davao	1,956,630,000	1,956,630,000

Compostela Valley District Engineering Office	118,232,000	118,232,000
Davao City 2nd District Engineering Office	50,000,000	50,000,000
Davao City District Engineering Office	266,109,000	266,109,000
Davao del Norte District Engineering Office	50,000,000	50,000,000
Davao del Sur District Engineering Office	254,143,000	254,143,000
Davao Occidental District Engineering Office	361,610,000	361,610,000
Davao Oriental 1st District Engineering Office	403,474,000	403,474,000
Davao Oriental 2nd District Engineering Office	453,062,000	453,062,000
Region XII - SOCCSKSARGEN	650,337,000	650,337,000

Cotabato 1st District Engineering Office	159,199,000	159,199,000
South Cotabato District Engineering Office	80,000,000	80,000,000

124	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

South Cotabato 2nd District Engineering Office	177,878,000	177,878,000
Sultan Kudarat 1st District Engineering Office	233,260,000	233,260,000
Region XIII - CARAGA	802,228,000	802,228,000

Agusan del Norte District Engineering Office	2,500,000	2,500,000
Agusan del Sur 2nd District Engineering Office	170,000,000	170,000,000
Butuan City District Engineering Office	9,020,000	9,020,000
Dinagat Islands District Engineering Office	102,000,000	102,000,000
Surigao del Norte 1st District Engineering Office	156,000,000	156,000,000
Surigao del Norte 2nd District Engineering Office	195,899,000	195,899,000
Surigao del Sur 2nd District Engineering Office	166,809,000	166,809,000
Project(s)
Foreign-Assisted Projects(s)	375,000,000	375,000,000

Metro Manila Flood Management Project, Phase I (MMFMPI)	375,000,000	375,000,000

Loan Proceeds	330,106,000	330,106,000

National Capital Region (NCR)	330,106,000	330,106,000

Central Office	330,106,000	330,106,000
GOP Counterpart	44,894,000	44,894,000

National Capital Region (NCR)	44,894,000	44,894,000

Central Office	44,894,000	44,894,000
Construction/ Rehabilitation of Flood Mitigation Facilities within Major River Basins and Principal Rivers	35,563,635,000	35,563,635,000

Construction/ Rehabilitation of Flood Mitigation Facilities within Major Basins and Principal Rivers	25,064,810,000	25,064,810,000

National Capital Region (NCR)	15,827,632,000	15,827,632,000

Central Office	15,827,632,000	15,827,632,000
Region I - Ilocos	700,968,000	700,968,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	125
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Ilocos Norte 1st District Engineering Office	23,100,000	23,100,000
La Union 1st District Engineering Office	24,451,000	24,451,000
La Union 2nd District Engineering Office	28,952,000	28,952,000
Pangasinan 1st District Engineering Office	147,691,000	147,691,000
Pangasinan 2nd District Engineering Office	4,774,000	4,774,000
Pangasinan 3rd District Engineering Office	237,000,000	237,000,000
Pangasinan 4th District Engineering Office	235,000,000	235,000,000
Cordillera Administrative Region (CAR)	598,968,000	598,968,000

Abra District Engineering Office	10,868,000	10,868,000
Apayao 1st District Engineering Office	40,000,000	40,000,000
Apayao 2nd District Engineering Office	104,391,000	104,391,000
Benguet 1st District Engineering Office	134,783,000	134,783,000
Benguet 2nd District Engineering Office	122,000,000	122,000,000
Lower Kalinga District Engineering Office	24,896,000	24,896,000
Mountain Province 1st District Engineering Office	151,330,000	151,330,000
Upper Kalinga District Engineering Office	10,700,000	10,700,000
Region II - Cagayan Valley	293,476,000	293,476,000

Cagayan 1st District Engineering Office	131,437,000	131,437,000
Cagayan 2nd District Engineering Office	15,686,000	15,686,000
Cagayan 3rd District Engineering Office	116,800,000	116,800,000
Isabela 1st District Engineering Office	9,900,000	9,900,000
Isabela 3rd District Engineering Office	5,242,000	5,242,000
Isabela 4th District Engineering Office	2,204,000	2,204,000
Nueva Vizcaya District Engineering Office	12,207,000	12,207,000
Region III - Central Luzon	1,099,507,000	1,099,507,000

Aurora District Engineering Office	68,400,000	68,400,000

126	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Bulacan 1st District Engineering Office	166,800,000	166,800,000
Nueva Ecija 1st District Engineering Office	135,232,000	135,232,000
Nueva Ecija 2nd District Engineering Office	112,410,000	112,410,000
Pampanga 1st District Engineering Office	145,866,000	145,866,000
Pampanga 2nd District Engineering Office	39,436,000	39,436,000
Tarlac District Engineering Office	153,516,000	153,516,000
Tarlac 2nd District Engineering Office	104,847,000	104,847,000
Zambales 1st District Engineering Office	123,000,000	123,000,000
Zambales 2nd District Engineering Office	50,000,000	50,000,000
Region IVA - CALABARZON	802,300,000	802,300,000

Batangas 2nd District Engineering Office	42,217,000	42,217,000
Batangas 4th District Engineering Office	109,000,000	109,000,000
Cavite District Engineering Office	412,000,000	412,000,000
Cavite 3rd District Engineering Office	73,500,000	73,500,000
Quezon 2nd District Engineering Office	165,583,000	165,583,000
Region IVB - MIMAROPA	702,361,000	702,361,000

Mindoro Occidental District Engineering Office	180,000,000	180,000,000
Mindoro Oriental District Engineering Office	172,827,000	172,827,000
Palawan 2nd District Engineering Office	50,000,000	50,000,000
Southern Mindoro District Engineering Office	299,534,000	299,534,000
Region V - Bicol	1,831,273,000	1,831,273,000

Albay 2nd District Engineering Office	60,000,000	60,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	127
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Albay 3rd District Engineering Office	639,600,000	639,600,000
Camarines Norte District Engineering Office	336,000,000	336,000,000
Camarines Sur 2nd District Engineering Office	70,000,000	70,000,000
Camarines Sur 3rd District Engineering Office	22,873,000	22,873,000
Camarines Sur 4th District Engineering Office	150,000,000	150,000,000
Camarines Sur 5th District Engineering Office	552,800,000	552,800,000
Region VI - Western Visayas	436,813,000	436,813,000

Aklan District Engineering Office	50,506,000	50,506,000
Bacolod City District Engineering Office	1,500,000	1,500,000
Capiz 2nd District Engineering Office	2,000,000	2,000,000
Iloilo 2nd District Engineering Office	211,489,000	211,489,000
Iloilo 4th District Engineering Office	2,600,000	2,600,000
Negros Occidental 4th District Engineering Office	168,718,000	168,718,000
Region VII - Central Visayas	287,924,000	287,924,000

Bohol 2nd District Engineering Office	40,978,000	40,978,000
Bohol 3rd District Engineering Office	49,946,000	49,946,000
Cebu 3rd District Engineering Office	47,000,000	47,000,000
Negros Oriental 3rd District Engineering Office	150,000,000	150,000,000
Region VIII - Eastern Visayas	437,436,000	437,436,000

Leyte 1st District Engineering Office	2,701,000	2,701,000
Leyte 2nd District Engineering Office	2,000,000	2,000,000
Leyte 4th District Engineering Office	100,000,000	100,000,000
Northern Samar 1st District Engineering Office	64,000,000	64,000,000
Samar 1st District Engineering Office	268,735,000	268,735,000

128	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region IX - Zamboanga Peninsula	44,195,000	44,195,000

Zamboanga del Norte 1st District Engineering Office	1,000,000	1,000,000
Zamboanga del Sur 2nd District Engineering Office	24,869,000	24,869,000
Zamboanga Sibugay 1st District Engineering Office	18,326,000	18,326,000
Region X - Northern Mindanao	835,500,000	835,500,000

Bukidnon 1st District Engineering Office	50,000,000	50,000,000
Lanao del Norte 1st District Engineering Office	35,400,000	35,400,000
Misamis Oriental 1st District Engineering Office	750,100,000	750,100,000
Region XI - Davao	177,300,000	177,300,000

Compostela Valley District Engineering Office	142,000,000	142,000,000
Davao City District Engineering Office	35,300,000	35,300,000
Region XII - SOCCSKSARGEN	865,157,000	865,157,000

Cotabato 2nd District Engineering Office	121,894,000	121,894,000
Sarangani District Engineering Office	102,483,000	102,483,000
South Cotabato 1st District Engineering Office	156,400,000	156,400,000
South Cotabato 2nd District Engineering Office	129,260,000	129,260,000
Sultan Kudarat 1st District Engineering Office	344,120,000	344,120,000
Sultan Kudarat 2nd District Engineering Office	11,000,000	11,000,000
Region XIII - CARAGA	124,000,000	124,000,000

Agusan del Sur 2nd District Engineering Office	12,000,000	12,000,000
Surigao del Norte 2nd District Engineering Office	102,000,000	102,000,000
Surigao del Sur 1st District Engineering Office	10,000,000	10,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	129
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Project(s)
Foreign-Assisted Projects(s)	10,498,825,000	10,498,825,000

Flood Risk Management Project (FRIMP) in Cagayan, Tagoloan and Imus Rivers, JICA, PH - P253	1,520,807,000	1,520,807,000

GOP Counterpart	1,520,807,000	1,520,807,000

National Capital Region (NCR)	1,520,807,000	1,520,807,000

Central Office	1,520,807,000	1,520,807,000
Flood Risk Management Project for Cagayan de Oro River (JICA, PH - P259)	1,692,660,000	1,692,660,000

Loan Proceeds	1,629,857,000	1,629,857,000

National Capital Region (NCR)	1,629,857,000	1,629,857,000

Central Office	1,629,857,000	1,629,857,000
GOP Counterpart	62,803,000	62,803,000

National Capital Region (NCR)	62,803,000	62,803,000

Central Office	62,803,000	62,803,000
Cavite Industrial Area Flood Risk Management Project (CIA-FRMP)	1,409,607,000	1,409,607,000

Loan Proceeds	754,647,000	754,647,000

National Capital Region (NCR)	754,647,000	754,647,000

Central Office	754,647,000	754,647,000
GOP Counterpart	654,960,000	654,960,000

National Capital Region (NCR)	654,960,000	654,960,000

Central Office	654,960,000	654,960,000
Infrastructure Preparation and Innovation Facility (IPIF), Output 2 (Water Projects), ADO, Technical Assistance Loan	200,340,000	200,340,000

Loan Proceeds	150,000,000	150,000,000

National Capital Region (NCR)	150,000,000	150,000,000

Central Office	150,000,000	150,000,000
GOP Counterpart	50,340,000	50,340,000

National Capital Region (NCR)	50,340,000	50,340,000

Central Office	50,340,000	50,340,000
Ambal-Simuay River and Rio Grande de Mindanao River Flood Control Projects	1,935,623,000	1,935,623,000

130	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Loan Proceeds	972,604,000	972,604,000

National Capital Region (NCR)	972,604,000	972,604,000

Central Office	972,604,000	972,604,000
GOP Counterpart	963,019,000	963,019,000

National Capital Region (NCR)	963,019,000	963,019,000

Central Office	963,019,000	963,019,000
Pasig - Marikina River Channel Improvement Project (PMRCIP), Phase IV, JICA, PH - P271	2,972,579,000	2,972,579,000

Loan Proceeds	1,476,707,000	1,476,707,000

National Capital Region (NCR)	1,476,707,000	1,476,707,000

Central Office	1,476,707,000	1,476,707,000
GOP Counterpart	1,495,872,000	1,495,872,000

National Capital Region (NCR)	1,495,872,000	1,495,872,000

Central Office	1,495,872,000	1,495,872,000
Integrated Disaster Risk Reduction and Climate Change Adaptation Measures in the Low Lying Areas of Pampanga Bay, Pampanga (KEDCF L/A No. PHL-17)	651,139,000	651,139,000

Loan Proceeds	358,075,000	358,075,000

National Capital Region (NCR)	358,075,000	358,075,000

Central Office	358,075,000	358,075,000
GOP Counterpart	293,064,000	293,064,000

National Capital Region (NCR)	293,064,000	293,064,000

Central Office	293,064,000	293,064,000
Philippines-Korea Project Preparation Facility (PK-PPF), KEDCF PHL-20, Output 2 (Flood Control)	116,070,000	116,070,000

Loan Proceeds	101,427,000	101,427,000

National Capital Region (NCR)	101,427,000	101,427,000

Central Office	101,427,000	101,427,000
GOP Counterpart	14,643,000	14,643,000

National Capital Region (NCR)	14,643,000	14,643,000

Central Office	14,643,000	14,643,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	131
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

LOCAL PROGRAM	280,623,791,000	280,623,791,000

Buildings and Other Structures- SCHOOL BUILDINGS - Construction / Repair / Rehabilitation / lmprovement of Various Infrastructure including Local Projects	928,624,000	928,624,000

Project (s)
Locally-Funded Project(s)	928,624,000	928,624,000

Construction/ Rehabilitation/ of School Buildings	928,624,000	928,624,000

National Capital Region (NCR)	553,749,000	553,749,000

Central Office	495,949,000	495,949,000
Metro Manila 1st District Engineering Office	57,800,000	57,800,000
Region II - Cagayan Valley	5,000,000	5,000,000

Cagayan 1st District Engineering Office	5,000,000	5,000,000
Region IVA - CALABARZOM	82,800,000	82,800,000

Cavite District Engineering Office	82,800,000	82,800,000
Region IVB - CALABARZOM	15,000,000	15,000,000

Mindoro Oriental District Engineering Office	15,000,000	15,000,000
Region V - Bicol	5,000,000	5,000,000

Albay 1st District Engineering Office	5,000,000	5,000,000
Region VII - Central Visayas	41,500,000	41,500,000

Cebu 3rd District Engineering Office	41,500,000	41,500,000
Region VIII - Eastern Visayas	92,130,000	92,130,000

Biliran District Engineering Office	11,620,000	11,620,000
Eastern Samar District Engineering Office	23,240,000	23,240,000
Leyte 3rd District Engineering Office	7,470,000	7,470,000
Leyte 4th District Engineering Office	15,770,000	15,770,000
Northern Samar 1st District Engineering Office	7,470,000	7,470,000
Samar 1st District Engineering Office	11,620,000	11,620,000
Samar 2nd District Engineering Office	7,470,000	7,470,000
Southern Leyte District Engineering Office	7,470,000	7,470,000

132	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XI - Davao	76,835,000	76,835,000

Davao City District Engineering Office	28,635,000	28,635,000
Davao del Norte District Engineering Office	33,200,000	33,200,000
Davao Oriental 1st District Engineering Office	15,000,000	15,000,000
Region XII - SOCCSKSARGEN	56,610,000	56,610,000

Regional Office XII	56,610,000	56,610,000
Buildings and Other Structures- SCHOOL BUILDINGS - Local Infrastracture Program	822,760,000	822,760,000

Project(s)
Locally-Funded Project(s)	822,760,000	822,760,000

Construction/Rehabilitation of School Buildings	822,760,000	822,760.000

National Capital Region (NCR)	377,670,000	377,670,000

Central Office	62,550,000	62,550,000
Las Piñas-Muntinlupa District Engineering Office	33,000,000	33,000,000
Metro Manila 1st District Engineering Office	87,500,000	87,500,000
Metro Manila 3rd District Engineering Office	18,620,000	18,620,000
North Manila District Engineering Office	97,000,000	97,000,000
Quezon City 1st District Engineering Office	7,000,000	7,000,000
South Manila District Engineering Office	72,000,000	72,000,000
Region I - Ilocos	2,000,000	2,000,000

Ilocos Sur 1st District Engineering Office	2,000,000	2,000,000
Cordillera Administrative Region	16,000,000	16,000,000

Baguio City District Engineering Office	16,000,000	16,000,000
Region II - Cagayan Valley	21,000,000	21,000,000

Isabela 3rd District Engineering Office	10,000,000	10,000,000
Cagayan 1st District Engineering Office	6,000,000	6,000,000
Quirino District Engineering Office	5,000,000	5,000,000
Region III - Central Luzon	108,500,000	108,500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	133
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Aurora District Engineering Office	29,800,000	29,800,000
Nueva Ecija 1st District Engineering Office	30,900,000	30,900,000
Nueva Ecija 2nd District Engineering Office	500,000	500,000
Pampanga 1st District Engineering Office	43,300,000	43,300,000
Tarlac District Engineering Office	1,000,000	1,000,000
Zambales 1st District Engineering Office	3,000,000	3,000,000
Region IVA - CALABARZON	24,640,000	24,640,000

Batangas 4th District Engineering Office	9,640,000	9,640,000
Quezon 1st District Engineering Office	12,000,000	12,000,000
Rizal 2nd District Engineering Office	3,000,000	3,000,000
Region IVB - MIMAROPA	15,500,000	15,500,000

Mindoro Occidental District Engineering Office	2,500,000	2,500,000
Palawan 2nd District Engineering Office	13,000,000	13,000,000
Region V - Bicol	29,200,000	29,200,000

Albay 1st District Engineering Office	27,700,000	27,700,000
Camarines Sur 4th District Engineering Office	1,500,000	1,500,000
Region VI - Western Visayas	9,000,000	9,000,000

Negros Occidental 1st District Engineering Office	5,000,000	5,000,000
Negros Occidental 2nd District Engineering Office	2,000,000	2,000,000
Negros Occidental 3rd District Engineering Office	2,000,000	2,000,000
Region VIII - Eastern Visayas	18,500,000	18,500,000

Eastern Samar District Engineering Office	13,500,000	13,500,000
Leyte 4th District Engineering Office	5,000,000	5,000,000
Region IX - Zamboanga Peninsula	75,700,000	75,700,000

Regional Office IX - Proper	24,900,000	24,900,000
Zamboanga City District Engineering Office	42,500,000	42,500,000
Zamboanga del Norte 1st District Engineering Office	8,300,000	8,300,000
Region X - Northern Mindanao	61,950,000	61,950,000

134	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Bukidnon 1st District Engineering Office	2,500.000	2,500,000
Bukidnon 2nd District Engineering Office	12,000,000	12,000,000
Bukidnon 3rd District Engineering Office	44,450,000	44,450,000
Misamis Occidental 1st District Engineering Office	3,000,000	3,000,000
Region XI - Davao	58,100,000	58,100,000

Davao City District Engineering Office	55,100,000	55,100,000
Davao del Norte District Engineering Office	2,000,000	2,000,000
Davao del Sur District Engineering Office	1,000,000	1,000,000
Region XII - SOCCSKSARGEN	5,000,000	5,000,000

South Cotabato 1st District Engineering Office	5,000,000	5,000,000
Buildings and Other Structures- MULTIPURPOSE/FACILITIES - Construction / Repair / Rehabilitation / Improvement of Various Infrastructure including Local Projects	30.024,180.000	30,024,189,000

Project(s)
Locally-Funded Project(s)	30,024,188,000	30,024,189,000

Construction/ Rehabilitation/ Multipurpose Building/ Facilities	30,024,189,000	30,024,189,000

National Capital Region (NCR)	21,624,292,000	21,624,292,000

Central Office	17,440,653,000	17,440,653,000
Las Piñas-Muntinlupa District Engineering Office	269,974,000	269,974,000
Malabon-Navotas District Engineering Office	257,960,000	257,960,000
Metro Manila 1st District Engineering Office	2,281,627,000	2,281,627,000
Metro Manila 2nd District Engineering Office	21.165,000	21,165,000
Metro Manila 3rd District Engineering Office	255,089,000	255,089.000
North Manila District Engineering Office	164,340,000	164,340,000
Quezon City 1st District Engineering Office	354,840,000	354,840,000
Quezon City 2nd District Engineering Office	478,520,000	478,520,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	135
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

South Manila District Engineering Office	100,124,000	100,124,000
Region I - Ilocos	282,400,000	282,480,000

Ilocos Norte 2nd District Engineering Office	5,000,000	5,000,000
Ilocos Sur 1st District Engineering Office	6,930,000	6,930,000
Ilocos Sur 2nd District Engineering Office	114,550,000	114,550,000
La Union 1st District Engineering Office	95,000,000	95,000,000
La Union 2nd District Engineering Office	5,000,000	5,000,000
Pangasinan 2nd District Engineering Office	20,000,000	20,000,000
Pangasinan 3rd District Engineering Office	25,000,000	25,000,000
Pangasinan 4th District Engineering Office	11,000,000	11,000,000
Cordillera Administrative Region (CAR)	92,000,000	92,000,000

Baguio City District Engineering Office	76,000,000	76,000,000
Benguet 2nd District Engineering Office	10,000,000	10,000,000
Mt. Province District Engineering Office	6,000,000	6,000,000
Region II - Cagayan Valley	315,490,000	315,490,000

Batanes District Engineering Office	6,640,000	6,640,000
Cagayan 1st District Engineering Office	15,000,000	15,000,000
Cagayan 3rd District Engineering Office	8,000,000	8,000,000
Isabela 1st District Engineering Office	28,000,000	28,000,000
Isabela 3rd District Engineering Office	75,550,000	75,550,000
Isabela 4th District Engineering Office	97,300,000	97,300,000
Nueva Vizcaya District Engineering Office	23,000,000	23,000,000
Nueva Vizcaya 2nd District Engineering Office	57,000,000	57,000,000
Quirino District Engineering Office	5,000,000	5,000,000
Region III - Central Luzon	801,260,000	801,260,000

Aurora District Engineering Office	37,000,000	37,000,000

136	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Bataan 1st District Engineering Office	65,000,000	65,000,000
Bataan 2nd District Engineering Office	76,300,000	76,300,000
Bulacan 1st District Engineering Office	40,050,000	40,050,000
Bulacan 2nd District Engineering Office	133,000,000	133,000,000
Nueva Ecija 1st District Engineering Office	8,300,000	8,300,000
Nueva Ecija 2nd District Engineering Office	37,450,000	37,450,000
Pampanga 1st District Engineering Office	142,200,000	142,200,000
Pampanga 2nd District Engineering Office	82,180,000	82,180,000
Pampanga 3rd District Engineering Office	25,400,000	25,400,000
Tarlac District Engineering Office	97,380,000	97,380,000
Zambales 1st District Engineering Office	42,000,000	42,000,000
Zambales 2nd District Engineering Office	15,000,000	15,000,000
Region IVA - CALABARZON	1,501,358,000	1,501,358,000

Batangas 1st District Engineering Office	48,500,000	48,500,000
Batangas 2nd District Engineering Office	41,600,000	41,600,000
Batangas 3rd District Engineering Office	77,750,000	77,750,000
Batangas 4th District Engineering Office	429,594,000	429,594,000
Cavite 1st District Engineering Office	32,000,000	32,000,000
Cavite 2nd District Engineering Office	34,000,000	34,000,000
Cavite 3rd District Engineering Office	81,000,000	81,000,000
Laguna 1st District Engineering Office	55,980,000	55,980,000
Laguna 2nd District Engineering Office	296,114,000	296,114,000
Laguna 3rd District Engineering Office	3,000,000	3,000,000
Quezon 1st District Engineering Office	190,900,000	190,900,000
Quezon 2nd District Engineering Office	79,550,000	79,550,000
Quezon 3rd District Engineering Office	30,000,000	30,000,000
Quezon 4th District Engineering Office	27,500,000	27,500,000
Rizal 1st District Engineering Office	35,650,000	35,650,000
Rizal 2nd District Engineering Office	38,220,000	38,220,000
Region IVB - MIMAROPA	1,078,700,000	1,078,700,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	137
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Marinduque District Engineering Office	172,000,000	172,000,000
Mindoro Occidental District Engineering Office	35,450,000	35,450,000
Mindoro Oriental District Engineering Office	487,000,000	487,000,000
Palawan 1st District Engineering Office	3,000,000	3,000,000
Palawan 2nd District Engineering Office	62,950,000	62,950,000
Palawan 3rd District Engineering Office	20,300,000	20,300,000
Romblon District Engineering Office	16,000,000	16,000,000
Southern Mindoro District Engineering Office	282,000,000	282,000,000
Region V - Bicol	540,280,000	540,280,000

Albay 1st District Engineering Office	29,500,000	29,500,000
Albay 2nd District Engineering Office	115,700,000	115,700,000
Albay 3rd District Engineering Office	25,000,000	25,000,000
Camarines Norte District Engineering Office	3,000,000	3,000,000
Camarines Sur 1st District Engineering Office	10,000,000	10,000,000
Catanduanes District Engineering Office	139,980,000	139,980,000
Sorsogon District Engineering Office	94,200,000	94,200,000
Sorsogon 2nd District Engineering Office	122,900,000	122,900,000
Region VI - Western Visayas	311,995,000	311,995,000

Aklan District Engineering Office	86,000,000	86,000,000
Antique District Engineering Office	9,000,000	9,000,000
Bacolod City District Engineering Office	55,765,000	55,765,000
Capiz 1st District Engineering Office	6,000,000	6,000,000
Capiz 2nd District Engineering Office	3,000,000	3,000,000
Guimaras District Engineering Office	5,000,000	5,000,000
Iloilo 1st District Engineering Office	15,000,000	15,000,000
Iloilo 2nd District Engineering Office	8,000,000	8,000,000
Iloilo 3rd District Engineering Office	26,280,000	26,280,000
Iloilo City District Engineering Office	43,350,000	43,350,000
Negros Occidental 1st District Engineering Office	19,000,000	19,000,000

138	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Negros Occidental 2nd District Engineering Office	25,600,000	25,600,000
Negros Occidental 3rd District Engineering Office	7,000,000	7,000,000
Negros Occidental 4th District Engineering Office	3,000,000	3,000,000
Region VII - Central Visayas	326,800,000	326,800,000

Bohol 1st District Engineering Office	30,000,000	30,000,000
Bohol 2nd District Engineering Office	56,000,000	56,000,000
Bohol 3rd District Engineering Office	25,000,000	25,000,000
Cebu 1st District Engineering Office	22,000,000	22,000,000
Cebu 2nd District Engineering Office	25,600,000	25,600,000
Cebu 3rd District Engineering Office	30,300,000	30,300,000
Cebu 4th District Engineering Office	8,000,000	8,000,000
Cebu 5th District Engineering Office	10,000,000	10,000,000
Cebu 6th District Engineering Office	46,000,000	46,000,000
Cebu City District Engineering Office	15,000,000	15,000,000
Negros Oriental 1st District Engineering Office	3,000,000	3,000,000
Negros Oriental 2nd District Engineering Office	6,000,000	6,000,000
Negros Oriental 3rd District Engineering Office	44,900,000	44,900,000
Siquijor District Engineering Office	5,000,000	5,000,000
Region VIII - Eastern Visayas	517,530,000	517,530,000

Biliran District Engineering Office	51,000,000	51,000,000
Eastern Samar District Engineering Office	72,520,000	72,520,000
Leyte 1st District Engineering Office	24,110,000	24,110,000
Leyte 2nd District Engineering Office	2,500,000	2,500,000
Leyte 4th District Engineering Office	130,000,000	130,000,000
Northern Samar 1st District Engineering Office	89,530,000	89,530,000
Northern Samar 2nd District Engineering Office	18,000,000	18,000,000
Samar 1st District Engineering Office	11,970,000	11,970,000
Samar 2nd District Engineering Office	47,500,000	47,500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	139
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Southern Leyte District Engineering Office	20,400,000	20,400,000
Tacloban City District Engineering Office	50,000,000	50,000,000
Region IX - SOCCSKSARGEN	293,920,000	293,920,000

Regional Office IX	3,000,000	3,000,000
Isabela City District Engineering Office	34,000,000	34,000,000
Zamboanga City District Engineering Office	8,000,000	8,000,000
Zamboanga del Norte 1st District Engineering Office	65,000,000	65,000,000
Zamboanga del Norte 2nd District Engineering Office	26,000,000	26.000,000
Zamboanga del Norte 3rd District Engineering Office	7,470,000	7,470,000
Zamboanga del Sur 2nd District Engineering Office	15,000,000	15,000,000
Zamboanga Sibugay 1st District Engineering Office	82,000,000	82,000,000
Zamboanga Sibugay 2nd District Engineering Office	53,450,000	53,450,000
Region X - Northern Mindanao	499,805,000	499,805,000

Regional Office X - Proper	98,900,000	98,900,000
Bukidnon 1st District Engineering Office	3,000,000	3,000,000
Bukidnon 2nd District Engineering Office	48,000,000	48,000,000
Cagayan de Oro City 2nd District Engineering Office	3,000,000	3,000,000
Camiguin District Engineering Office	19,980,000	19,980,000
Lanao del Norte 1st District Engineering Office	4,000,000	4,000,000
Misamis Occidental 1st District Engineering Office	10,000,000	10,000,000
Misamis Occidental 2nd District Engineering Office	286,025,000	286,025,000
Misamis Oriental 1st District Engineering Office	500,000	500,000
Misamis Oriental 2nd District Engineering Office	26,400,000	26,400,000
Region XI - Davao	1,404,969,000	1,404,969,000

140	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Compostela Valley District Engineering Office	452,660,000	452,660,000
Davao City District Engineering Office	437,949,000	437,949,000
Davao City 2nd District Engineering Office	4,980,000	4,980,000
Davao del Norte District Engineering Office	176,600,000	176,600,000
Davao del Sur District Engineering Office	135,350,000	135,350,000
Davao Occidental District Engineering Office	15,000,000	15,000,000
Davao Oriental 1st District Engineering Office	99,450,000	99,450,000
Davao Oriental 2nd District Engineering Office	82,980,000	82,980,000
Region XII - SOCCSKSARGEN	202,000,000	202,000,000

Cotabato 1st District Engineering Office	10,000,000	10,000,000
Cotabato 2nd District Engineering Office	12,000,000	12,000,000
Cotabato City District Engineering Office	33,000,000	33,000,000
Sarangani District Engineering Office	104,000,000	104,000,000
South Cotabato 1st District Engineering Office	40,000,000	40,000,000
South Cotabato 2nd District Engineering Office	3,000,000	3,000,000
Region XIII - CARAGA	231,310.000	231,310,000

Agusan del Norte District Engineering Office	6,500,000	6,500,000
Agusan del Sur 1st District Engineering Office	3,000,000	3,000,000
Agusan del Sur 2nd District Engineering Office	3,000,000	3,000,000
Butuan City District Engineering Office	5,000,000	5,000,000
Surigao del Norte 1st District Engineering Office	132,500,000	132,500,000
Surigao del Norte 2nd District Engineering Office	1,200,000	1,200,000
Surigao del Sur 1st District Engineering Office	78,110,000	78,110,000
Surigao del Sur 2nd District Engineering Office	2,000,000	2,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	141
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Buildings and Other Structures MULTIPURPOSE / FACILITIES - Local Infrastructure Program	48,343,422,000	48,343,422,000

Project(s)
Locally-Funded Project(s)	48,343,422,000	48,343,422,000

Construction/Rehabilitation of Multipurpose Building/Facilities	48,343,422,000	48,343,422,000

National Capital Region (NCR)	11,165,607,000	11,165,607,000

Central Office	6,451,501,000	6,451,501,000
Las Piñas-Muntinlupa District Engineering Office	324,750,000	324,750,000
Malabon-Navotas District Engineering Office	323,165,000	323,165,000
Metro Manila 1st District Engineering Office	728,560,000	728,560,000
Metro Manila 2nd District Engineering Office	331,500,000	331,500,000
Metro Manila 3rd District Engineering Office	525,675,000	525,675,000
North Manila District Engineering Office	574,640,000	574,640,000
Quezon City 1st District Engineering Office	1,200,007,000	1,200,007,000
Quezon City 2nd District Engineering Office	514,069,000	514,069,000
South Manila District Engineering Office	191,740,000	191,740,000
Region I - Ilocos	1,876,013,000	1,876,013,000

Ilocos Norte 1st District Engineering Office	129,710,000	129,710,000
Ilocos Norte 2nd District Engineering Office	141,160,000	141,160,000
Ilocos Sur 1st District Engineering Office	209,994,000	209,994,000
Ilocos Sur 2nd District Engineering Office	197,810,000	197,810,000
La Union 1st District Engineering Office	181,100,000	181,100,000
La Union 2nd District Engineering Office	190,300,000	190,300,000
Pangasinan 1st District Engineering Office	149,500,000	149,500,000

142	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Pangasinan 2nd District Engineering Office	154,739,000	154,739,000
Pangasinan 3rd District Engineering Office	450,600,000	450,600,000
Pangasinan 4th District Engineering Office	71,100,000	71,100,000
Cordillera Administrative Region (CAR)	1,356,021,000	1,356,021,000

Abra District Engineering Office	395,275,000	395,275,000
Apayao 1st District Engineering Office	18,300,000	18,300,000
Apayao 2nd District Engineering Office	203,000,000	203,000,000
Baguio City District Engineering Office	183,137,000	183,137,000
Benguet 1st District Engineering Office	157,810,000	157,810,000
Benguet 2nd District Engineering Office	207,600,000	207.600,000
Ifugao 1st District Engineering Office	30,399,000	30,399,000
Ifugao 2nd District Engineering Office	28,000,000	28,000,000
Lower Kalinga District Engineering Office	38,000,000	38,000,000
Mt. Province 2nd District Engineering Office	6,500,000	6,500,000
Mt. Province 1st District Engineering Office	54,500,000	54,500,000
Upper Kalinga District Engineering Office	33,500,000	33,500,000
Region II - Cagayan Valley	1,854,196,000	1,854,196,000

Batanes District Engineering Office	144,840,000	144,840,000
Cagayan 1st District Engineering Office	85,900,000	85,900,000
Cagayan 2nd District Engineering Office	238,930,000	238,930,000
Cagayan 3rd District Engineering Office	143,435,000	143,435,000
Isabela 1st District Engineering Office	77,100,000	77,100,000
Isabela 2nd District Engineering Office	112,000,000	112,000,000
Isabela 3rd District Engineering Office	303,150,000	303,150,000
Isabela 4th District Engineering Office	389,776,000	389,776,000
Nueva Vizcaya 2nd District Engineering Office	102,950,000	102,950,000
Nueva Vizcaya District Engineering Office	95,400,000	95,400,000
Quirino District Engineering Office	160,715,000	160,715,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	143
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region III - Central Luzon	4,411,810,000	4,411,810,000

Aurora District Engineering Office	604,780,000	604,780,000
Bataan 1st District Engineering Office	152,010,000	152,010,000
Bataan 2nd District Engineering Office	262,600,000	262,600,000
Bulacan 1st District Engineering Office	474,450,000	474,450,000
Bulacan 2nd District Engineering Office	488,930,000	488,930,000
Nueva Ecija 1st District Engineering Office	388,000,000	388,000,000
Nueva Ecija 2nd District Engineering Office	319,000,000	319,000,000
Pampanga 1st District Engineering Office	473,150,000	473,150,000
Pampanga 2nd District Engineering Office	100,450,000	100,450,000
Pampanga 3rd District Engineering Office	202,130,000	202,130,000
Tarlac 2nd District Engineering Office	133,300,000	133,300,000
Tarlac District Engineering Office	527,340,000	527,340,000
Zambales 1st District Engineering Office	202,750,000	202,750,000
Zambales 2nd District Engineering Office	82,920,000	82,920,000
Region IVA - CALABARZON	6,510,781,000	6,510,781,000

Batangas 1st District Engineering Office	363,400,000	363,400,000
Batangas 2nd District Engineering Office	414,700,000	414,700,000
Batangas 3rd District Engineering Office	564,830,000	564,830,000
Batangas 4th District Engineering Office	1,937,215,000	1,937,215,000
Cavite District Engineering Office	693,903,000	693,903,000
Cavite 2nd District Engineering Office	317,300,000	317,300,000
Cavite 3rd District Engineering Office	316,500,000	316,500,000
Laguna 1st District Engineering Office	139,849,000	139,849,000
Laguna 2nd District Engineering Office	564,737,000	564,737,000
Laguna 3rd District Engineering Office	57,442,000	57,442,000

144	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Quezon 1st District Engineering Office	237,075,000	237,075,000
Quezon 2nd District Engineering Office	262,400,000	262,400,000
Quezon 3rd District Engineering Office	143,300,000	143,300,000
Quezon 4th District Engineering Office	122,950,000	122,950,000
Rizal 1st District Engineering Office	199,080,000	199,080,000
Rizal 2nd District Engineering Office	176,100,000	176,100,000
Region IVB - MIMAROPA	1,305,725,000	1,305,725,000

Marinduque District Engineering Office	310,300,000	310,300,000
Mindoro Occidental District Engineering Office	58,800,000	58,800,000
Mindoro Oriental District Engineering Office	150,200,000	150,200,000
Palawan 1st District Engineering Office	195,750,000	195,750,000
Palawan 2nd District Engineering Office	118,475,000	118,475,000
Palawan 3rd District Engineering Office	108,700,000	108,700,000
Romblon District Engineering Office	232,500,000	232,500,000
Southern Mindoro District Engineering Office	131,000,000	131,000,000
Region V - Bicol	2,593,883,000	2,593,883,000

Albay 1st District Engineering Office	165,543,000	165,543,000
Albay 2nd District Engineering Office	382,650,000	382,650,000
Albay 3rd District Engineering Office	159,900,000	159,900,000
Camarines Norte District Engineering Office	136,500,000	136,500,000
Camarines Sur 1st District Engineering Office	140,410,000	140,410,000
Camarines Sur 2nd District Engineering Office	231,600,000	231,600,000
Camarines Sur 3rd District Engineering Office	131,980,000	131,980,000
Camarines Sur 4th District Engineering Office	106,250,000	106,250,000
Camarines Sur 5th District Engineering Office	133,350,000	133,350,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	145
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Catanduanes District Engineering Office	48,000,000	48,000,000
Masbate 1st District Engineering Office	70,000,000	70,000,000
Masbate 2nd District Engineering Office	30,000,000	30,000,000
Masbate 3rd District Engineering Office	45,000,000	45,000,000
Sorsogon District Engineering Office	585,250,000	585,250,000
Sorsogon 2nd District Engineering Office	227,450,000	227,450,000
Region VI - Western Visayas	2,753,795,000	2,753,795,000

Aklan District Engineering Office	309,100,000	309,100,000
Antique District Engineering Office	122,300,000	122,300,000
Bacolod City District Engineering Office	239,275,000	239,275,000
Capiz 1st District Engineering Office	220,650,000	220,650,000
Capiz 2nd District Engineering Office	70,630,000	70,630,000
Guimaras District Engineering Office	102,400,000	102,400,000
Iloilo 1st District Engineering Office	128,000,000	128,000,000
Iloilo 2nd District Engineering Office	398,050,000	398,050,000
Iloilo 3rd District Engineering Office	191,950,000	191,950,000
Iloilo 4th District Engineering Office	116,000,000	116,000,000
Iloilo City District Engineering Office	211,390,000	211,390,000
Negros Occidental 1st District Engineering Office	306,800,000	306,800,000
Negros Occidental 2nd District Engineering Office	149,500,000	149,500,000
Negros Occidental 3rd District Engineering Office	99,450,000	99,450,000
Negros Occidental 4th District Engineering Office	88,300,000	88,300,000

146	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region VII - Central Visayas	3,395,540,000	3,395,540,000

Bohol 1st District Engineering Office	344,300,000	344,300,000
Bohol 2nd District Engineering Office	310,350,000	310,350,000
Bohol 3rd District Engineering Office	513,360,000	513,360,000
Cebu 1st District Engineering Office	268,410,000	268,410,000
Cebu 2nd District Engineering Office	295,900,000	295,900,000
Cebu 3rd District Engineering Office	166,400,000	166,400,000
Cebu 4th District Engineering Office	100,460,000	100,460,000
Cebu 5th District Engineering Office	228,400,000	228,400,000
Cebu 6th District Engineering Office	268,800,000	268,800,000
Cebu City District Engineering Office	303,980,000	303,980,000
Negros Oriental 1st District Engineering Office	174,000,000	174,000,000
Negros Oriental 2nd District Engineering Office	161,000,000	161,000,000
Negros Oriental 3rd District Engineering Office	200,900,000	200,900,000
Siquijor District Engineering Office	59,280,000	59,280,000
Region VIII - Eastern Visayas	1,647,840,000	1,647,840,000

Biliran District Engineering Office	173,600,000	173,600,000
Eastern Samar District Engineering Office	121,100,000	121,100,000
Leyte 1st District Engineering Office	67,400,000	67,400,000
Leyte 2nd District Engineering Office	42,500,000	42,500,000
Leyte 3rd District Engineering Office	85,980,000	85,980,000
Leyte 4th District Engineering Office	244,220,000	244,220,000
Leyte 5th District Engineering Office	96,050,000	96,050,000
Northern Samar 1st District Engineering Office	255,180,000	255,180,000
Northern Samar 2nd District Engineering Office	15,000,000	15,000,000
Samar 1st District Engineering Office	187,150,000	187,150,000
Samar 2nd District Engineering Office	21,500,000	21,500,000
Southern Leyte District Engineering Office	203,660,000	203,660,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	147
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Tacloban City District Engineering Office	134,500,000	134,500,000
Region IX - Zamboanga Peninsula	1,782,000,000	1,782,800,000

Regional Office IX - Proper	367,650,000	367,650,000
Isabela City District Engineering Office	333,350,000	333,350,000
Zamboanga City District Engineering Office	50,100,000	50,100,000
Zamboanga del Norte 1st District Engineering Office	140,117,000	140,117,000
Zamboanga del Norte 2nd District Engineering Office	66,000,000	66,000,000
Zamboanga del Norte 3rd District Engineering Office	100,400,000	100,400,000
Zamboanga del Sur 1st District Engineering Office	146,543,000	146,543,000
Zamboanga del Sur 2nd District Engineering Office	127,140,000	127,140,000
Zamboanga Sibugay 1st District Engineering Office	317,500,000	317,500,000
Zamboanga Sibugay 2nd District Engineering Office	134,000,000	134,000,000
Region X - Northern Mindanao	2,775,278,000	2,775,278,000

Regional Office X - Proper	466,260,000	466,260,000
Bukidnon 1st District Engineering Office	233,710,000	233,710,000
Bukidnon 2nd District Engineering Office	335,010,000	335,010,000
Bukidnon 3rd District Engineering Office	229,600,000	229,600,000
Cagayan de Oro City 1st District Engineering Office	58,000,000	58,000,000
Cagayan de Oro City 2nd District Engineering Office	112,300,000	112,300,000
Camiguin District Engineering Office	108,200,000	108,200,000
Lanao del Norte 1st District Engineering Office	223,598,000	223,598,000
Lanao del Norte 2nd District Engineering Office	251,700,000	251,700,000

148	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Misamis Occidental 2nd District Engineering Office	119,000,000	119,000,000
Misamis Occidental District Engineering Office	197,050,000	197,050,000
Misamis Oriental 1st District Engineering Office	228,000,000	228,800,000
Misamis Oriental 2nd District Engineering Office	212,050,000	212,050,000
Region XI - Davao	1,743,123,000	1,743,123,000

Compostela Valley District Engineering Office	311,733,000	311,733,000
Davao City District Engineering Office	435,290,000	435,290,000
Davao City 2nd District Engineering Office	120,000,000	120,000,000
Davao del Norte District Engineering Office	216,700,000	216,700,000
Davao del Sur District Engineering Office	168,100,000	168,100,000
Davao Occidental District Engineering Office	217,500,000	217,500,000
Davao Oriental 1st District Engineering Office	87,500,000	87,500,000
Davao Oriental 2nd District Engineering Office	186,300,000	186,300,000
Region XII - SOCCSKSARGEN	1,826,260,000	1,826,260,000

Cotabato 1st District Engineering Office	41,410,000	41,410,000
Cotabato 2nd District Engineering Office	135,750,000	135,750,000
Cotabato City District Engineering Office	283,200,000	283,200,000
Sarangani District Engineering Office	432,950,000	432,950,000
South Cotabato 2nd District Engineering Office	300,150,000	300,150,000
South Cotabato District Engineering Office	342,660,000	342,660,000
Sultan Kudarat 1st District Engineering Office	161,140,000	161,140,000
Sultan Kudarat 2nd District Engineering Office	129,000,000	129,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	149
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region XIII - CARAGA	1,344,750,000	1,344,750,000

Agusan del Norte District Engineering Office	109,760,000	109,760,000
Agusan del Sur 1st District Engineering Office	98,500,000	98,500,000
Agusan del Sur 2nd District Engineering Office	117,410,000	117,410,000
Butuan City District Engineering Office	117,480,000	117,480,000
Dinagat Islands District Engineering Office	138,500,000	138,500,000
Surigao del Norte 1st District Engineering Office	241,250,000	241,250,000
Surigao del Norte 2nd District Engineering Office	181,150,000	181,150,000
Surigao del Sur 1st District Engineering Office	247,400,000	247,400,000
Surigao del Sur 2nd District Engineering Office	93,300,000	93,300,000
Buildings and Other Structures - MULTIPURPOSE / FACILITIES - National Building Program	10,663,947,000	10,663,947,000

Project(s)
Locally-Funded Project(s)	10,663,947,000	10,663,947,000

Construction/Rehabilitation of Buildings	10,663,947,000	10,663,947,000

National Capital Region (NCR)	8,281,073,000	8,281,073,000

Central Office	8,055,232,000	8,055,232,000
Las Piñas-Muntinlupa District Engineering Office	78,000,000	78,000,000
Malabon-Navotas District Engineering Office	35,000,000	35,000,000
Metro Manila 1st District Engineering Office	6,000,000	6,000,000
Metro Manila 2nd District Engineering Office	32,610,000	32,610,000
Metro Manila 3rd District Engineering Office	40,000,000	40,000,000
Quezon City 1st 1st District Engineering Office	24,231,000	24,231,000
South Manila District Engineering Office	10,000,000	10,000,000

150	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region I - Ilocos	125,370,000	125,370,000

Ilocos Norte 1st District Engineering Office	52,370,000	52,370,000
Ilocos Norte 2nd District Engineering Office	20,000,000	20,000,000
La Union 1st District Engineering Office	25,000,000	25,000,000
La Union 2nd District Engineering Office	20,000,000	20,000,000
Pangasinan 1st District Engineering Office	8,000,000	8,000,000
Cordillera Administrative Region (CAR)	145,955,000	145,955,000

Abra District Engineering Office	10,000,000	10,000,000
Apayao 1st District Engineering Office	7,196,000	7,196,000
Apayao 2nd District Engineering Office	5,000,000	5,000,000
Baguio City District Engineering Office	17,559,000	17,559,000
Benguet 2nd District Engineering Office	40,000,000	40,000,000
Ifugao 2nd District Engineering Office	38,000,000	38,000,000
Lower Kalinga District Engineering Office	3,200,000	3,200,000
Upper Kalinga District Engineering Office	25,000,000	25,000,000
Region II - Cagayan Valley	169,147,000	169,147,000

Batanes District Engineering Office	29,600,000	29,600,000
Cagayan 2nd District Engineering Office	78,000,000	78,000,000
Cagayan 3rd District Engineering Office	61,547,000	61,547,000
Region III - Central Luzon	175,220,000	175,220,000

Bataan 2nd District Engineering Office	40,000,000	40,000,000
Bulacan 1st District Engineering Office	30,000,000	30,000,000
Pampanga 1st District Engineering Office	50,000,000	50,000,000
Pampanga 2nd District Engineering Office	37,720,000	37,720,000
Zambales 2nd District Engineering Office	17,500,000	17,500,000
Region IVA - CALABARZON	411,796,000	411,796,000

Batangas 1st District Engineering Office	34,796,000	34,796,000
Batangas 3rd District Engineering Office	24,000,000	24,000,000
Batangas 4th District Engineering Office	83,000,000	83,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	151
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Cavite 3rd District Engineering Office	50,000,000	50,000,000
Quezon 1st District Engineering Office	35,000,000	35,000,000
Quezon 4th District Engineering Office	185,000,000	185,000,000
Region IVB - MIMAROPA	72,246,000	72,246,000

Mindoro Occidental District Engineering Office	28,000,000	28,000,000
Mindoro Oriental District Engineering Office	19,246,000	19,246,000
Palawan 1st District Engineering Office	5,000,000	5,000,000
Palawan 2nd District Engineering Office	20,000,000	20,000,000
Region V - Bicol	175,400,000	175,400,000

Albay 1st District Engineering Office	6,000,000	6,000,000
Albay 2nd District Engineering Office	50,000,000	50,000,000
Albay 3rd District Engineering Office	4,000,000	4,000,000
Camarines Sur 4th District Engineering Office	20,000,000	20,000,000
Catanduanes District Engineering Office	77,000,000	77,000,000
Masbate 3rd District Engineering Office	6,400,000	6,400,000
Sorsogon 2nd District Engineering Office	12,000,000	12,000,000
Region VI - Western Visayas	82,973,000	82,973,000

Aklan District Engineering Office	20,000,000	20,000,000
Capiz 1st District Engineering Office	10,000,000	10,000,000
Capiz 2nd District Engineering Office	30,000,000	30,000,000
Iloilo City District Engineering Office	12,000,000	12,000,000
Negros Occidental 3rd District Engineering Office	10,000,000	10,000,000
Negros Occidental 4th District Engineering Office	973,000	973,000
Region VII - Central Visayas	241,200,000	241,200,000

Bohol 1st District Engineering Office	5,000,000	5,000,000
Bohol 3rd District Engineering Office	68,000,000	68,000,000
Cebu 1st District Engineering Office	11,000,000	11,000,000
Cebu 2nd District Engineering Office	20,000,000	20,000,000

152	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Cebu 3rd District Engineering Office	43,000,000	43,000,000
Cebu 5th District Engineering Office	21,000,000	21,000,000
Cebu City District Engineering Office	20,000,000	20,000,000
Negros Oriental 3rd District Engineering Office	53,200,000	53,200,000
Region VIII - Eastern Visayas	187,882,000	187,882,000

Leyte 2nd District Engineering Office	31,248,000	31,248,000
Leyte 4th District Engineering Office	10,384,000	10,384,000
Northern Samar 1st District Engineering Office	30,000,000	30,000,000
Northern Samar 2nd District Engineering Office	2,250,000	2,250,000
Samar 1st District Engineering Office	50,000,000	50,000,000
Samar 2nd District Engineering Office	3,000,000	3,000,000
Southern Leyte District Engineering Office	25,000,000	25,000,000
Tacloban City District Engineering Office	36,000,000	36,000,000
Region IX - Zamboanga Peninsula	105,000,000	105,000,000

Zamboanga del Sur 1st District Engineering Office	60,000,000	60,000,000
Zamboanga del Sur 2nd District Engineering Office	20,000,000	20,000,000
Zamboanga Sibugay 1st District Engineering Office	5,000,000	5,000,000
Zamboanga Sibugay 2nd District Engineering Office	20,000,000	20,000,000
Region X - Northern Mindanao	224,653,000	224,653,000

Bukidnon 1st District Engineering Office	35,000,000	35,000,000
Bukidnon 2nd District Engineering Office	34.000,000	34,000,000
Bukidnon 3rd District Engineering Office	15,000,000	15,000,000
Cagayan de Oro City 2nd District Engineering Office	10,000,000	10,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	153
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Lanao del Norte 1st District Engineering Office	36,000,000	36,000,000
Misamis Occidental 2nd District Engineering Office	85,000,000	85,000,000
Misamis Oriental 1st District Engineering Office	3,000,000	3,000,000
Misamis Oriental 2nd District Engineering Office	6,653,000	6,653,000
Region XI - Davao	129,432,000	129,432,000

Compostela Valley District Engineering Office	36,000,000	36,000,000
Davao City District Engineering Office	30,000,000	30,000,000
Davao Occidental District Engineering Office	6,432,000	6,432,000
Davao Oriental 1st District Engineering Office	35,000,000	35,000,000
Davao Oriental 2nd District Engineering Office	22,000,000	22,000,000
Region XII - SOCCSKSARGEN	48,000,000	48,000,000

Cotabato 2nd District Engineering Office	48,000,000	48,000,000
Region XIII - CARAGA	88,600,000	88,600,000

Agusan del Norte District Engineering Office	20,000,000	20,000,000
Agusan del Sur 1st District Engineering Office	10,000,000	10,000,000
Surigao del Norte 1st District Engineering Office	3,600,000	3,600,000
Surigao del Sur 2nd District Engineering Office	55,000,000	55,000,000
Flood Control and Drainage - FLOOD CONTROL STRUCTURES/FACILITIES - Construction / Repair / Rehabilitation / Improvement of Various Infrastructure including Local Projectss	16,841,961,000	16,841,961,000

Project(s)
Locally-Funded Project(s)	16,841,961,000	16,841,961,000

Construction/ Rehabilitation of Flood Control Structures	16,841,961,000	16,841,961,000

154	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

National Capital Region (NCR)	8,864,734,000	8,864,734,000

Central Office	8,373,830,000	8,373,830,000
Las Piñas-Muntinlupa District Engineering Office	73,100,000	73,100,000
Malabon - Navotas District Engineering Office	22,598,000	22,598,000
Metro Manila 1st District Engineering Office	105,000,000	105,000,000
Metro Manila 3rd District Engineering Office	45,000,000	45,000,000
North Manila District Engineering Office	245,206,000	245,206,000
Region I - Ilocos Region	498,551,000	498,551,000

Ilocos Norte 1st District Engineering Office	38,500,000	38,500,000
Ilocos Sur 1st District Engineering Office	279,431,000	279,431,000
Ilocos Sur 2nd District Engineering Office	60,000,000	60,000,000
Pangasinan 2nd District Engineering Office	108,300,000	108,300,000
Pangasinan 4th District Engineering Office	12,320,000	12,320,000
Cordillera Administrative Region (CAR)	2,620,000,000	2,620,000,000

Abra District Engineering Office	2,620,000,000	2,620,000,000
Region II - Cagayan Valley	218,508,000	218,508,000

Cagayan 1st District Engineering Office	103,058,000	103,058,000
Isabela 1st District Engineering Office	65,450,000	65,450,000
Nueva Vizcaya District Engineering Office	50,000,000	50,000,000
Region III - Central Luzon	1,189,820,000	1,189,820,000

Bulacan 1st District Engineering Office	665,923,000	665,923,000
Bulacan 2nd District Engineering Office	50,000,000	50,000,000
Nueva Ecija 1st District Engineering Office	90,000,000	90,000,000
Nueva Ecija 2nd District Engineering Office	36,552,000	36,552,000
Pampanga 1st District Engineering Office	17,710,000	17,710,000
Pampanga 3rd District Engineering Office	54,950,000	54,950,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	155
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Tarlac District Engineering Office	73,104,000	73,104,000
Tarlac 2nd District Engineering Office	190,581,000	190,581,000
Zambales 1st District Engineering Office	11,000,000	11,000,000
Region IVA - CALABARZON	921,928,000	921,928,000

Batangas 1st District Engineering Office	3,500,000	3,500,000
Batangas 2nd District Engineering Office	73,104,000	73,104,000
Batangas 3rd District Engineering Office	6,160,000	6,160,000
Cavite District Engineering Office	286,032,000	286,032,000
Laguna 1st District Engineering Office	40,613,000	40,613,000
Laguna 2nd District Engineering Office	42,350,000	42,350,000
Laguna 3rd District Engineering Office	60,000,000	60,000,000
Quezon 1st District Engineering Office	69,855,000	69,855,000
Rizal 1st District Engineering Office	53,614,000	53,614,000
Rizal 2nd District Engineering Office	286,700,000	286,700,000
Region IVB - MIMAROPA	254,000,000	254,000,000

Mindoro Occidental District Engineering Office	20,000,000	20,000,000
Mindoro Oriental District Engineering Office	34,000,000	34,000,000
Romblon District Engineering Office	150,000,000	150,000,000
Southern Mindoro District Engineering Office	50,000,000	50,000,000
Region V - Bicol	435,105,000	435,105,000

Albay 1st District Engineering Office	81,642,000	81,642,000
Albay 2nd District Engineering Office	133,104,000	133,104,000
Albay 3rd District Engineering Office	3,000,000	3,000,000
Camarines Norte District Engineering Office	26,950,000	26,950,000
Camarines Sur 2nd District Engineering Office	69,933,000	69,933,000
Camarines Sur 4th District Engineering Office	20,000,000	20,000,000
Camarines Sur 5th District Engineering Office	88,926,000	88,926,000

156	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Sorsogon 2nd District Engineering Office	11,550,000	11,550,000
Region VI - Western Visayas	122,900,000	122,900,000

Aklan District Engineering Office	38,500,000	38,500,000
Antique District Engineering Office	20,000,000	20,000,000
Bacolod City District Engineering Office	9,000,000	9,000,000
Capiz 1st District Engineering Office	15,400,000	15,400,000
Iloilo 1st District Engineering Office	40,000,000	40,000,000
Region VII - Central Visayas	121,600,000	121,600,000

Cebu 2nd District Engineering Office	19,250,000	19,250,000
Cebu 6th District Engineering Office	10,000,000	10,000,000
Negros Oriental 1st District Engineering Office	26,950,000	26,950,000
Negros Oriental 2nd District Engineering Office	50,000,000	50,000,000
Siquijor District Engineering Office	15,400,000	15,400,000
Region VIII - Eastern Visayas	474,625,000	474,625,000

Biliran District Engineering Office	144,000,000	144,000,000
Leyte 1st District Engineering Office	150,000,000	150,000,000
Leyte 3rd District Engineering Office	56,000,000	56,000,000
Leyte 4th District Engineering Office	9,625,000	9,625,000
Leyte 5th District Engineering Office	70,000,000	70,000,000
Tacloban City District Engineering Office	45,000,000	45,000,000
Region X - Northern Mindanao	201,370,000	201,370,000

Regional Office X Proper	5,000,000	5,000,000
Camiguin District Engineering Office	17,300,000	17,300,000
Lanao del Norte 2nd District Engineering Office	36,552,000	36,552,000
Misamis Occidental 2nd District Engineering Office	120,968,000	120,968,000
Misamis Oriental 1st District Engineering Office	21,550,000	21,550,000
Region XI - Davao	760,591,000	760,591,000

Davao City District Engineering Office	735,191,000	735,191,000
Davao Occidental District Engineering Office	10,000,000	10,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	157
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Davao Oriental 1st District Engineering Office	15,400,000	15,400,000
Region XII - SOCCSKSARGEN	40,614,000	40,614,000

Cotabato City District Engineering Office	40,614,000	40,614,000
Region XIII - CARAGA	117,615,000	117,615,000

Surigao del Norte 2nd District Engineering Office	77,000,000	77,000,000
Surigao del Sur 1st District Engineering Office	40,615.000	40,615,000
Flood Control and Drainage - FLOOD CONTROL STRUCTURES / FACILITIES - Local Infrastructure Program	10,103,700,000	10,103,700,000

Project(s)
Locally-Funded Project(s)	10,103,700,000	10,103,700,000

Construction / Rehabilitation of Flood Control Structures	10,103,700,000	10,103,700,000

National Capital Region (NCR)	3,464,893,000	3,464,893,000

Central Office	2,902,200,000	2,902,200,000
Las Piñas-Muntinlupa District Engineering Office	15,000,000	15,000,000
Malabon - Navotas District Engineering Office	308,150,000	308,150,000
Metro Manila 1st District Engineering Office	7,700,000	7,700,000
Metro Manila 2nd District Engineering Office	85,615,000	85.615,000
Metro Manila 3rd District Engineering Office	40,614.000	40,614.000
North Manila District Engineering Office	40,614,000	40,614,000
Quezon City 1st District Engineering Office	55,000,000	55,000,000
Quezon City 2nd District Engineering Office	10,000,000	10,000,000
Region I - Ilocos	762,575,000	762,575,000

Ilocos Norte 1st District Engineering Office	166,360,000	166,360,000
Ilocos Norte 2nd District Engineering Office	11,550,000	11,550,000

158	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Ilocos Sur 1st District Engineering Office	183,850,000	183,850,000
Ilocos Sur 2nd District Engineering Office	99,752,000	99,752,000
La Union 1st District Engineering Office	40,613,000	40,613,000
La Union 2nd District Engineering Office	15,000,000	15,000,000
Pangasinan 1st District Engineering Office	30,000,000	30,000,000
Pangasinan 2nd District Engineering Office	102,850,000	102,850.000
Pangasinan 3rd District Engineering Office	2,000,000	2,000,000
Pangasinan 4th District Engineering Office	110,600,000	110,600,000
Cordillera Administrative Region (CAR)	55,100,000	55,100,000

Abra District Engineering Office	15,400,000	15,400,000
Apayao 2nd District Engineering Office	5,000,000	5,000,000
Baguio City District Engineering Office	2,000,000	2,000,000
Lower Kalinga District Engineering Office	26,700,000	26,700,000
Mountain Province First District Engineering Office	3,000,000	3,000,000
Upper Kalinga District Engineering Office	3,000,000	3,000,000
Region II - Cagayan Valley	545,545,000	545,545,000

Batanes District Engineering Office	18,000,000	18.000,000
Cagayan 1st District Engineering Office	102,982,000	102,982,000
Cagayan 2nd District Engineering Office	13,500,000	13,500,000
Cagayan 3rd District Engineering Office	40,613,000	40,613,000
Isabela 1st District Engineering Office	76,500,000	76,500,000
Isabela 2nd District Engineering Office	25,000,000	25,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	159
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Isabela 3rd District Engineering Office	33,000,000	33,000,000
Isabela 4th District Engineering Office	4,000,000	4,000,000
Nueva Vizcaya District Engineering Office	190,000,000	190,000,000
Nueva Vizcaya 2nd District Engineering Office	26,950,000	26,950,000
Quirino District Engineering Office	15,000,000	15,000,000
Region III - Central Luzon	1,642,576,000	1,642,576,000

Aurora District Engineering Office	83,500,000	83,500,000
Bataan 1st District Engineering Office	38,500,000	38,500,000
Bataan 2nd District Engineering Office	77,165,000	77,165,000
Bulacan 1st District Engineering Office	504,952,000	504,952,000
Bulacan 2nd District Engineering Office	82,500,000	82,500,000
Nueva Ecija 1st District Engineering Office	115,400,000	115,400,000
Nueva Ecija 2nd District Engineering Office	96,226,000	96,226,000
Pampanga 1st District Engineering Office	86,615,000	86,615,000
Pampanga 2nd District Engineering Office	224,629,000	224,629,000
Pampanga 3rd District Engineering Office	94,113,000	94,113,000
Tarlac District Engineering Office	115,613,000	115,613,000
Tarlac 2nd District Engineering Office	46,200,000	46,200,000
Zambales 1st District Engineering Office	25,000,000	25,000,000
Zambales 2nd District Engineering Office	52,163,000	52,163,000
Region IVA - CALABARZON	881,147,000	881,147,000

160	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Batangas 1st District Engineering Office	17,500,000	17,500,000
Batangas 2nd District Engineering Office	127,100,000	127,100,000
Batangas 3rd District Engineering Office	15,000,000	15,000,000
Batangas 4th District Engineering Office	33,160,000	33,160,000
Cavite District Engineering Office	68,113,000	68,113,000
Cavite 3rd District Engineering Office	34,000,000	34,000,000
Laguna 1st District Engineering Office	40,614,000	40,614,000
Laguna 2nd District Engineering Office	327,860,000	327,860,000
Quezon 1st District Engineering Office	1,000,000	1,000,000
Rizal 1st District Engineering Office	111,100,000	111,100,000
Rizal 2nd District Engineering Office	105,700,000	105,700,000
Region IVB - MIMAROPA	118,529,000	118,529,000

Mindoro Occidental District Engineering Office	53,000,000	53,000,000
Mindoro Oriental District Engineering Office	44,979,000	44,979,000
Romblon District Engineering Office	11,550,000	11,550,000
Southern Mindoro District Engineering Office	9,000,000	9,000,000
Region V - Bicol	1,144,842,000	1,144,842,000

Albay 1st District Engineering Office	104,150,000	104,150,000
Albay 2nd District Engineering Office	331,713,000	331,713,000
Albay 3rd District Engineering Office	78,500,000	78,500,000
Camarines Norte District Engineering Office	96,950,000	96,950,000
Camarines Sur 1st District Engineering Office	5,000,000	5,000,000
Camarines Sur 2nd District Engineering Office	40,614,000	40,614,000
Camarines Sur 3rd District Engineering Office	5,000,000	5,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	161
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Camarines Sur 4th District Engineering Office	42,613,000	42,613,000
Camarines Sur 5th District Engineering Office	148,789,000	148,789,000
Catanduanes District Engineering Office	157,613,000	157,613,000
Masbate 1st District Engineering Office	15,400,000	15,400,000
Masbate 2nd District Engineering Office	55,000,000	55,000,000
Sorsogon District Engineering Office	18,000,000	18,000,000
Sorsogon 2nd District Engineering Office	45,500,000	45,500,000
Region VI - Western Visayas	285,683,000	285,683,000

Aklan District Engineering Office	74,783,000	74,783,000
Antique District Engineering Office	11,550,000	11,550,000
Capiz 1st District Engineering Office	16,900,000	16,900,000
Iloilo 1st District Engineering Office	72,000,000	72,000,000
Iloilo City District Engineering Office	50,000,000	50,000,000
Negros Occidental 1st District Engineering Office	60,450,000	60,450,000
Region VII - Central Visayas	251,163,000	251,163,000

Bohol 1st District Engineering Office	1,000,000	1,000,000
Bohol 3rd District Engineering Office	55,613,000	55,613,000
Cebu 1st District Engineering Office	15,400,000	15,400,000
Cebu 2nd District Engineering Office	34,650,000	34,650,000
Cebu 3rd District Engineering Office	30,000,000	30,000,000
Cebu 4th District Engineering Office	55,000,000	55,000,000
Cebu 5th District Engineering Office	8,000,000	8,000,000
Cebu 6th District Engineering Office	36,000,000	36,000,000
Cebu City District Engineering Office	6,500,000	6,500,000
Negros Oriental 2nd District Engineering Office	9,000,000	9,000,000

162	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region VIII - Eastern Visayas	390,468,000	390,468,000

Biliran District Engineering Office	59,700,000	59,700,000
Eastern Samar District Engineering Office	60,614,000	60,614,000
Leyte 2nd District Engineering Office	11,240,000	11,240,000
Leyte 3rd District Engineering Office	16,000,000	16,000,000
Leyte 5th District Engineering Office	12,500,000	12,500,000
Northern Samar 1st District Engineering Office	10,000,000	10,000,000
Northern Samar 2nd District Engineering Office	22,000,000	22,000,000
Samar 1st District Engineering Office	76,414,000	76,414,000
Tacloban City District Engineering Office	122,000,000	122,000,000
Region IX - Zamboanga Peninsula	152,700,000	152,700,000

Regional Office IX - Proper	67,000,000	67,000,000
Zamboanga City District Engineering Office	75,000,000	75,000,000
Zamboanga del Norte 3rd District Engineering Office	10,700,000	10,700,000
Region X - Northern Mindanao	163,550,000	163,550,000

Regional Office X - Proper	10,000,000	10,000,000
Cagayan de Oro City 2nd District Engineering Office	53,100,000	53,100,000
Lanao del Norte 1st District Engineering Office	11,550,000	11,550,000
Misamis Occidental 1st District Engineering Office	10,000,000	10,000,000
Misamis Oriental 1st District Engineering Office	78,900,000	78,900,000
Region XI - Davao	46,550,000	46,550,000

Compostela Valley District Engineering Office	20,000,000	20,000,000
Davao Occidental District Engineering Office	15,000,000	15,000,000
Davao Oriental 1st District Engineering Office	11,550,000	11,550,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	163
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region XII - SOCCSKSARGEN	50,614,000	50,614,000

Cotabato 1st District Engineering Office	10,000,000	10,000,000
Cotabato City District Engineering Office	40,614,000	40,614,000
Region XIII - CARAGA	147,765,000	147,765,000

Agusan del Norte District Engineering Office	28,000,000	28,000,000
Agusan del Sur 1st District Engineering Office	7,700,000	7,700,000
Agusan del Sur 2nd District Engineering Office	41,950,000	41,950,000
Dinagat Islands District Engineering Office	4,500,000	4,500,000
Surigao del Norte 1st District Engineering Office	15,000,000	15,000,000
Surigao del Norte 2nd District Engineering Office	10,000,000	10,000,000
Surigao del Sur 1st District Engineering Office	40,615,000	40,615,000
Flood Control and Drainage - DRAINAGE / PROTECTION WORKS - Construction/ Repair/Rehabilitation/lmprovement of Various Infrastructure including Local Projects	7,718,352,000	7.718,352,000

Project(s)
Locally-Funded Project(s)	7,718,352,000	7,718,352,000

Construction/ Rehabilitation of Drainage Protection Works	7,718,352,000	7,718,352,000

National Capital Region (NCR)	6,048,932,000	6,048,932,000

Central Office	5,333,357,000	5,333,357,000
Malabon - Navotas District Engineering Office	31,000,000	31,000,000
Metro Manila 1st District Engineering Office	300,572,000	300,572,000
Metro Manila 2nd District Engineering Office	127,691,000	127,691,000
North Manila District Engineering Office	64,694,000	64,694,000
Quezon City 1st District Engineering Office	103.850,000	103,850,000

164	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

South Manila District Engineering Office	87,768,000	87,768,000
Region I - Ilocos	36,400,000	36,400,000

Ilocos Sur 1st District Engineering Office	15,400,000	15,400,000
La Union 2nd District Engineering Office	21,000,000	21,000,000
Region II - Cagayan Valley	106,600,000	106,600,000

Batanes District Engineering Office	2,000,000	2,000,000
Cagayan 3rd District Engineering Office	14,200,000	14,200,000
Isabela 1st District Engineering Office	40,400,000	40,400,000
Isabela 3rd District Engineering Office	50,000,000	50,000,000
Region III - Central Luzon	387,326,000	387,326,000

Aurora District Engineering Office	30,000,000	30,000,000
Pampanga 2nd District Engineering Office	159,482,000	159,482,000
Pampanga 3rd District Engineering Office	161,292,000	161,292,000
Zambales 1st District Engineering Office	36,552,000	36,552,000
Region IVA - CALABARZON	313,586,000	313,586,000

Batangas 1st District Engineering Office	2,000,000	2,000,000
Batangas 3rd District Engineering Office	23,800,000	23,800,000
Batangas 4th District Engineering Office	183,104,000	183,104,000
Cavite District Engineering Office	11,700,000	11,700,000
Laguna 2nd District Engineering Office	74,982,000	74,982,000
Quezon 3rd District Engineering Office	10,000,000	10,000,000
Rizal 1st District Engineering Office	8,000,000	8,000,000
Region IVB - MIMAROPA	40,000,000	40,000,000

Romblon District Engineering Office	30,000,000	30,000,000
Mindoro Oriental District Engineering Office	2,000,000	2,000,000
Southern Mindoro District Engineering Office	8,000,000	8,000,000
Region V - Albay	234,500,000	234,500,000

Albay 1st District Engineering Office	55,000,000	55,000,000
Albay 2nd District Engineering Office	40,000,000	40,000,000
Camarines Norte District Engineering Office	50,000,000	50,000,000
Camarines Sur 4th District Engineering Office	34,500,000	34,500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	165
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Catanduanes District Engineering Office	55,000,000	55,000,000
Region VI - Western Visayas	71,250,000	71,250,000

Bacolod City District Engineering Office	9,700,000	9,700,000
Iloilo City District Engineering Office	11,550,000	11,550,000
Negros Occidental 1st District Engineering Office	50,000,000	50,000,000
Region VIII - Eastern Visayas	271,000,000	271,000,000

Biliran District Engineering Office	33,000,000	33,000,000
Leyte 1st District Engineering Office	155,000,000	155,000,000
Leyte 4th District Engineering Office	50,000,000	50,000,000
Northern Samar 2nd District Engineering Office	33,000,000	33,000,000
Region X - Northern Mindanao	25,861,000	25,861,000

Cagayan de Oro City 2nd District Engineering Office	11,550,000	11,550,000
Camiguin District Engineering Office	811,000	811,000
Misamis Oriental 2nd District Engineering Office	13,500,000	13,500,000
Region XI - Davao	80,282,000	80,282,000

Compostela Valley District Engineering Office	9,000,000	9,000,000
Davao City District Engineering Office	51,282,000	51,282,000
Davao del Sur District Engineering Office	20,000.000	20,000,000
Region XII - SOCCSKSARGEN	60,000,000	60,000,000

South Cotabato 2nd District Engineering Office	60,000,000	60,000,000
Region XIII - CARAGA	42,615,000	42,615,000

Agusan del Norte District Engineering Office	2,000,000	2,000,000
Surigao del Sur 1st District Engineering Office	40,615,000	40,615,000
Flood Control and Drainage - DRAINAGE / PROTECTION WORKS - Local Infrastructure Program	3,984,662,000	3,984,662,000

Project(s)
Locally-Funded Project(s)	3,984,662,000	3,984,662,000

Construction/Rehabilitation of Drainage Protection Works	3,984,662,000	3,984,662,000

166	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

National Capital Region (NCR)	1,281,380,000	1,281,380,000

Central Office	562,605,000	562,605,000
Las Piñas-Muntinlupa District Engineering Office	111,890,000	111,890,000
Malabon-Navotas District Engineering Office	50,000,000	50,000,000
Metro Manila 1st District Engineering Office	43,000,000	43,000,000
Metro Manila 2nd District Engineering Office	170,000,000	170,000,000
Metro Manila 3rd District Engineering Office	38,429,000	38,429,000
North District Engineering Office	121,842,000	121,842,000
South Manila District Engineering Office	183,614,000	183,614,000
Region I - Ilocos	279,500,000	279,500,000

Ilocos Norte 2nd District Engineering Office	22,500,000	22,500,000
Ilocos Sur 1st District Engineering Office	17,500,000	17,500,000
La Union 1st District Engineering Office	10,000,000	10,000,000
Pangasinan 1st District Engineering Office	10,000,000	10,000,000
Pangasinan 2nd District Engineering Office	108,000,000	108,000,000
Pangasinan 3rd District Engineering Office	21,000,000	21,000,000
Pangasinan 4th District Engineering Office	90,500,000	90,500,000
Cordillera Administrative Region (CAR)	50,000,000	50,000,000

Abra District Engineering Office	15,000,000	15,000,000
Apayao 2nd District Engineering Office	10,000,000	10,000,000
Baguio City District Engineering Office	5,000,000	5,000,000
Benguet 2nd District Engineering Office	10,000,000	10,000,000
Lower Kalinga District Engineering Office	9,000,000	9,000,000
Upper Kalinga District Engineering Office	1,000,000	1,000,000
Region II - Cagayan Valley	45,000,000	45,000,000

Cagayan 1st District Engineering Office	15,000,000	15,000,000
Isabela 2nd District Engineering Office	5,000,000	5,000,000
Nueva Vizcaya District Engineering Office	5,000,000	5,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	167
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Nueva Vizcaya 2nd District Engineering Office	10,000,000	10,000,000
Quirino District Engineering Office	10,000,000	10,000,000
Region III - Central Luzon	552,469,000	552,469,000

Aurora District Engineering Office	50,000,000	50,000,000
Bataan 2nd District Engineering Office	3,000,000	3,000,000
Bulacan 1st District Engineering Office	329,719,000	329,719,000
Bulacan 2nd District Engineering Office	23,300,000	23,300,000
Nueva Ecija 1st District Engineering Office	3,000,000	3,000,000
Nueva Ecija 2nd District Engineering Office	24,550,000	24,550,000
Pampanga 1st District Engineering Office	61,500,000	61,500,000
Pampanga 2nd District Engineering Office	39,400,000	39,400,000
Tarlac District Engineering Office	6,000,000	6,000,000
Tarlac 2nd District Engineering Office	9,000,000	9,000,000
Zambales 1st District Engineering Office	3,000,000	3,000,000
Region IVA - CALABARZON	429,076,000	429,076,000

Batangas 1st District Engineering Office	26,550,000	26,550,000
Batangas 2nd District Engineering Office	6,000,000	6,000,000
Batangas 3rd District Engineering Office	17,700,000	17,700,000
Batangas 4th District Engineering Office	195,210,000	195,210,000
Cavite District Engineering Office	17,400,000	17,400,000
Cavite 3rd District Engineering Office	23,000,000	23,000,000
Laguna 2nd District Engineering Office	5,000,000	5,000,000
Laguna 3rd District Engineering Office	1,000,000	1,000,000
Quezon 1st District Engineering Office	2,500,000	2,500,000
Quezon 2nd District Engineering Office	10,000,000	10,000,000
Quezon 4th District Engineering Office	4,466,000	4,466,000
Rizal 1st District Engineering Office	120,250,000	120,250,000
Region IVB - MIMAROPA	266,879,000	266,879,000

Mindoro Occidental District Engineering Office	5,000,000	5,000,000

168	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Mindoro Oriental District Engineering Office	17,700,000	17,700,000
Palawan 1st District Engineering Office	10,000,000	10,000,000
Palawan 3rd District Engineering Office	4,500,000	4,500,000
Romblon District Engineering Office	219,679,000	219,679,000
Southern Mindoro District Engineering Office	10,000,000	10,000,000
Region V - Bicol	490,513,000	490,513,000

Albay 2nd District Engineering Office	326,013,000	326,013,000
Camarines Norte District Engineering Office	37,500,000	37,500,000
Camarines Sur 3rd District Engineering Office	27,000,000	27,000,000
Camarines Sur 4th District Engineering Office	9,000,000	9,000,000
Camarines Sur 5th District Engineering Office	12,000,000	12,000,000
Catanduanes District Engineering Office	50,000,000	50,000,000
Masbate 1st District Engineering Office	10,000,000	10,000,000
Masbate 2nd District Engineering Office	10,000,000	10,000,000
Sorsogon 2nd District Engineering Office	5,000,000	5,000,000
Sorsogon District Engineering Office	4,000,000	4,000,000
Region VI - Western Visayas	95,600,000	95,600,000

Aklan District Engineering Office	2,000,000	2,000,000
Bacolod City District Engineering Office	12,500,000	12,500,000
Capiz 1st District Engineering Office	3,000,000	3,000,000
Iloilo 1st District Engineering Office	6,000,000	6,000,000
Iloilo City District Engineering Office	46,500,000	46,500,000
Negros Occidental 1st District Engineering Office	18,600,000	18,600,000
Negros Occidental 2nd District Engineering Office	7,000,000	7,000,000
Region VII - Central Visayas	124,991,000	124,991,000

Bohol 3rd District Engineering Office	30,000,000	30,000,000
Cebu 2nd District Engineering Office	8,000,000	8,000,000
Cebu 3rd District Engineering Office	10,000,000	10,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	169
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Cebu 4th District Engineering Office	3,000,000	3,000,000
Cebu 5th District Engineering Office	4,500,000	4,500,000
Cebu 6th District Engineering Office	14,000,000	14,000,000
Cebu City District Engineering Office	46,991,000	46,991,000
Negros Oriental 2nd District Engineering Office	4,500,000	4,500,000
Negros Oriental 3rd District Engineering Office	4,000,000	4,000,000
Region VIII - Eastern Visayas	93,114,000	93,114,000

Biliran District Engineering Office	17,000,000	17,000,000
Eastern Samar District Engineering Office	1,000,000	1,000,000
Leyte 1st District Engineering Office	25,000,000	25,000,000
Leyte 3rd District Engineering Office	4,000,000	4,000.000
Northern Samar 2nd District Engineering Office	3,000,000	3,000,000
Samar 1st District Engineering Office	43,114,000	43,114,000
Region IX - Zamboanga Peninsula	45,890,000	45,890,000

Zamboanga City District Engineering Office	13,000,000	13,000,000
Zamboanga del Norte 1st District Engineering Office	12,390,000	12,390,000
Zamboanga del Norte 2nd District Engineering Office	5,000,000	5,000,000
Zamboanga Sibugay 2nd District Engineering Office	15,500,000	15,500,000
Region X - Northern Mindanao	17,000,000	17,000,000

Camiguin District Engineering Office	3,000,000	3,000,000
Lanao del Norte 2nd District Engineering Office	8,000,000	8,000,000
Misamis Occidental District Engineering Office	6,000,000	6,000,000
Region XI - Davao	126,250,000	126,250,000

Compostela Valley District Engineering Office	31,400,000	31,400,000
Davao City District Engineering Office	54,850,000	54,850,000

170	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Davao del Norte District Engineering Office	12,000,000	12,000,000
Davao Occidental District Engineering Office	14,000,000	14,000,000
Davao Oriental 2nd District Engineering Office	14,000,000	14,000,000
Region XII - SOCCSKSARGEN	62,000,000	62,000,000

Cotabato 1st District Engineering Office	9,000,000	9,000,000
Cotabato City District Engineering Office	3,000,000	3,000,000
South Cotabato District Engineering Office	50,000,000	50,000,000
Region XIII - CARAGA	25,000,000	25,000,000

Dinagat Islands District Engineering Office	3,000,000	3,000,000
Surigao del Norte 2nd District Engineering Office	2,000,000	2,000,000
Surigao del Sur 1st District Engineering Office	20,000,000	20,000,000
National roads and bridges - National Roads - Public-Private Partnership Strategic Support Fund (including ROW and Subsidy)	2,440,657,000	2,440,657,000

Project(s)
Locally-Funded Project(s)	2,440,657,000	2,440,657,000

Public-Private Partnership Strategic Support Fund (including ROW and Subsidy)	2,440,657,000	2,440,657,000

National Capital Region (NCR)	2,440,657,000	2,440,657,000

Central Office	2,440,657,000	2,440,657,000
National Roads and Bridges - National Roads - Construction / Repair / Rehabilitation/ Improvement of Various Infrastructure including Local Projects	10,880,566,000	10,880,566,000

Project(s)
Locally-Funded Project(s)	10,880,566,000	10,880,566.000

Construction / Rehabilitation of National Roads	10.880,566,000	10,880,566,000

National Capital Region (NCR)	8,390,224,000	8,390,224,000

Central Office	8,227,772,000	8,227,772,000
Metro Manila 2nd District Engineering Office	162,452,000	162,452,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	171
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region I - Pangasinan	5,000,000	5,000,000

Pangasinan 3rd District Engineering Office	5,000,000	5,000,000
Cordillera Administrative Region (CAR)	219,927,000	219,927,000

Abra District Engineering Office	199,927,000	199,927,000
Benguet District Engineering Office	20,000,000	20,000,000
Region III - Central Luzon	430,502,000	430,502,000

Aurora District Engineering Office	361,459,000	361,459,000
Zambales 1st District Engineering Office	69,043,000	69,043,000
Region IVA - CALABARZON	205,154,000	205,154,000

Batangas 2nd District Engineering Office	11,550,000	11,550,000
Cavite 3rd District Engineering Office	5,000,000	5,000,000
Quezon 2nd District Engineering Office	40,613,000	40,613,000
Quezon 4th District Engineering Office	147,991,000	147,991,000
Region IVB - MIMAROPA	23,100,000	23,100,000

Southern Mindoro District Engineering Office	23,100,000	23,100,000
Region V - Bicol	167,452,000	167,452,000

Catanduanes District Engineering Office	5,000,000	5,000,000
Masbate 1st District Engineering Office	121,839,000	121,839,000
Sorsogon District Engineering Office	40,613,000	40,613,000
Region VI - Western Visayas	118,103,000	118,103,000

Capiz 1st District Engineering Office	47,350,000	47,350,000
Capiz 2nd District Engineering Office	45,613,000	45,613,000
Iloilo 4th District Engineering Office	25,140,000	25,140,000
Region VII - Central Visayas	40,613,000	40,613,000

Siquijor District Engineering Office	40,613,000	40,613,000

172	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region VIII - Eastern Visayas	383,645,000	383,645,000

Leyte 2nd District Engineering Office	97,473,000	97,473,000
Leyte 4th District Engineering Office	77,465,000	77,165,000
Southern Leyte District Engineering Office	199,007,000	199,007,000
Tacloban City District Engineering Office	10,000,000	10,000,000
Region X - Northern Mindanao	259,500,000	259,500,000

Regional Office X - Proper	203,300,000	203,300,000
Misamis Oriental 1st District Engineering Office	56,200,000	56,200,000
Region XI - Davao	288,520,000	288,520,000

Davao City District Engineering Office	288,520,000	288,520,000
Region XII - SOCCSKSARGEN	312,274,000	312,274,000

Cotabato 2nd District Engineering Office	272,274,000	272,274,000
South Cotabato 1st District Engineering Office	40,000,000	40,000,000
Region XIII - CARAGA	36,552,000	36,552,000

Surigao del Sur 2nd District Engineering Office	36,552,000	36,552,000
National Roads and Bridges - National Roads - Local Infrastructure Program	6,188,673,000	6,188,673,000

Project(s)
Locally-Funded Project(s)	6,188,673,000	6,188,673,000

Construction / Rehabilitation of National Roads	6,188,673,000	6,188,673,000

National Capital Region (NCR)	4,558,666,000	4,558,666,000

Central Office	4,508,666,000	4,508,666,000
Metro Manila 2nd District Engineering Office	50,000,000	50,000,000
Region I - Ilocos	25,000,000	25,000,000

La Union 1st District Engineering Office	25,000,000	25,000,000
Cordillera Administrative Region (CAR)	199,231,000	199,231,000

Baguio City District Engineering Office	38,500,000	38,500,000
Benguet 1st District Engineering Office	160,731,000	160,731,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	173
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region II - Cagayan Valley	20,000,000	20,000,000

Cagayan 2nd District Engineering Office	20,000,000	20,000,000
Region IVA - CALABARZON	310,207,000	310,207,000

Cavite 3rd District Engineering Office	30,000,000	30,000,000
Quezon 1st District Engineering Office	50,000,000	50,000,000
Rizal 1st District Engineering Office	60,207,000	60,207,000
Rizal 2nd District Engineering Office	170,000,000	170,000,000
Region IVB - MIMAROPA	185,890,000	185,890,000

Mindoro Occidental District Engineering Office	185,890,000	185,890,000
Region V - Dicol	38,500,000	38,500,000

Catanduanes District Engineering Office	38,500,000	38,500,000
Region VI - Western Visayas	401,625,000	401,625,000

Antique District Engineering Office	170,000,000	170,000,000
Iloilo 4th District Engineering Office	231,625,000	231,625,000
Region VII - Central Visayas	295,841,000	295,841,000

Cebu City District Engineering Office	243,678,000	243,678,000
Negros Oriental 2nd District Engineering Office	52,163,000	52,163,000
Region VIII - Eastern Visayas	133,713,000	133,713,000

Leyte 3rd District Engineering Office	63,713,000	63,713,000
Northern Samar 2nd District Engineering Office	70,000,000	70,000,000
Region XIII - CARAGA	20,000,000	20,000,000

Surigao del Sur 1st District Engineering Office	20,000,000	20,000,000
National Roads and Bridges - National Bridges - Construction / Repair / Rehabilitation / Improvement of Various Infrastructure including Local Projects	74,300,000	74,300,000

174	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Project(s)
Locally-Funded Project(s)	74,300,000	74,300,000

Construction / Rehabilitation of National Bridges	74,300,000	74,300,000

Region IVA - CALABARZON	34,000,000	34,000,000

Laguna 2nd District Engineering Office	34,000,000	34,000,000
Region X - Northern Mindanao	40,300,000	40,300,000

Regional Office X - Proper	40,300,000	40,300,000
National Roads and Bridges - National Bridges - Local Infrastructure Program	43,000,000	43,000,000

Project(s)
Locally-Funded Project(s)	43,000,000	43,000,000

Construction / Rehabilitation of National Bridges	43,000,000	43,000,000

Region III - Central Luzon	33,000,000	33,000,000

Pampanga 1st District Engineering Office	30,000,000	30,000,000
Zambales 2nd District Engineering Office	3,000,000	3,000,000
Region VIII - Eastern Mindanao	10,000,000	10,000,000

Leyte 3rd District Engineering Office	10,000,000	10,000,000
Local Roads and Bridges - LOCAL ROADS - Construction / Repair / Rehabilitation / Improvement of Various Infrastructure including Local Projects	74,285,159,000	74,285,159,000

Project(s)
Locally-Funded Project(s)	74,285,159,000	74,285,159,000

Construction / Rehabilitation of Local Roads	74,285,159,000	74,285,159,000

National Capital Region (NCR)	52,718,925,000	52,718,925,000

Central Office	49,251,520,000	49,251,520,000
Las Pinas-Muntinlupa District Engineering Office	100,000,000	100,000,000
Malabon-Navotas District Engineering Office	54,500,000	54,500,000
Metro Manila 1st District Engineering Office	1,042,779,000	1,042,779,000
Metro Manila 2nd District Engineering Office	39,676,000	39,676,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	175
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Metro Manila 3rd District Engineering Office	801,350,000	801,350,000
North Manila District Engineering Office	24,315,000	24,315,000
Quezon City 1st District Engineering Office	820,816,000	820,816,000
Quezon City 2nd District Engineering Office	422,465,000	422,465,000
South Manila District Engineering Office	161,504.000	161,504,000
Region I - Ilocos	650,027,000	650,027,000

Ilocos Norte 1st District Engineering Office	42,000,000	42,000,000
Ilocos Norte 2nd District Engineering Office	60,000,000	60,000,000
Ilocos Sur 1st District Engineering Office	87,742,000	87,742,000
Ilocos Sur 2nd District Engineering Office	219,425,000	219,425,000
La Union 1st District Engineering Office	30,000,000	30,000,000
La Union 2nd District Engineering Office	1,000,000	1,000,000
Pangasinan 1st District Engineering Office	74,700,000	74,700,000
Pangasinan 2nd District Engineering Office	80,540,000	80,540.000
Pangasinan 3rd District Engineering Office	54,620,000	54,620,000
Cordillera Administrative Region (CAR)	1,254,819,000	1.254,819,000

Abra District Engineering Office	1,058,319,000	1,058,319,000
Baguio City District Engineering Office	23,000,000	23,000,000
Benguet 1st District Engineering Office	101,000,000	101,000,000
Lower Kalinga District Engineering Office	22,500,000	22,500,000
Mt. Province District Engineering Office	26,950,000	26,950,000
Mt. Province 2nd District Engineering Office	11,550,000	11,550,000
Upper Kalinga District Engineering Office	11,500,000	11,500,000
Region II - Cagayan Valley	637,009,000	637,009,000

176	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Batanes District Engineering Office	4,000,000	4,000,000
Cagayan 1st District Engineering Office	143,909,000	143,909,000
Cagayan 2nd District Engineering Office	113,050,000	113,050,000
Cagayan 3rd District Engineering Office	98,000,000	98,000,000
Isabela 1st District Engineering Office	177,000,000	177,000,000
Isabela 2nd District Engineering Office	3,000,000	3,000,000
Isabela 3rd District Engineering Office	16,700,000	16,700,000
Isabela 4th District Engineering Office	42,350,000	42,350,000
Nueva Vizcaya District Engineering Office	20,000,000	20,000,000
Nueva Vizcaya 2nd District Engineering Office	12,000,000	12,000,000
Quirino District Engineering Office	7,000,000	7,000,000
Region III - Central Luzon	1,118,874,000	1,118,874,000

Aurora District Engineering Office	48,000,000	48,000,000
Bataan 2nd District Engineering Office	47,900,000	47,900,000
Bulacan 1st District Engineering Office	36,310,000	36,310,000
Bulacan 2nd District Engineering Office	19,665,000	19,665,000
Nueva Ecija 1st District Engineering Office	45,000,000	45,000,000
Nueva Ecija 2nd District Engineering Office	35,000,000	35,000,000
Pampanga 1st District Engineering Office	257,450,000	257,450,000
Pampanga 2nd District Engineering Office	63,640,000	63,640,000
Pampanga 3rd District Engineering Office	87,970,000	87,970,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	177
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Tarlac District Engineering Office	315,439,000	315,439,000
Tarlac 2nd District Engineering Office	134,500,000	134,500,000
Zambales 1st District Engineering Office	3,000,000	3,000,000
Zambales 2nd District Engineering Office	25,000,000	25,000,000
Region IVA - CALABARZON	2,401,587,000	2,401,587,000

Batangas 1st District Engineering Office	10,000,000	10,000,000
Batangas 2nd District Engineering Office	61,614,000	61,614,000
Batangas 3rd District Engineering Office	54,890,000	54,890,000
Batangas 4th District Engineering Office	255,645,000	255,645,000
Cavite District Engineering Office	163,227,000	163,227,000
Cavite 3rd District Engineering Office	256,000,000	256,000,000
Laguna 1st District Engineering Office	1,000,000	1,000,000
Laguna 2nd District Engineering Office	160,000,000	160,000,000
Laguna 3rd District Engineering Office	244,350,000	244,350,000
Quezon 1st District Engineering Office	47,740,000	47,740,000
Quezon 2nd District Engineering Office	467,500,000	467,500,000
Quezon 3rd District Engineering Office	294,562,000	294,562,000
Quezon 4th District Engineering Office	44,489,000	44,489,000
Rizal 1st District Engineering Office	192,470,000	192,470,000
Rizal 2nd District Engineering Office	148,100,000	148,100,000
Region IVB - MIMAROPA	2,006,771,000	2,006,771,000

Marinduque District Engineering Office	70,000,000	70,000,000

178	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Mindoro Occidental District Engineering Office	182,000,000	182,000,000
Mindoro Oriental District Engineering Office	666,280,000	666,280,000
Palawan 1st District Engineering Office	45,000,000	45,000,000
Palawan 2nd District Engineering Office	230,000,000	230,000,000
Palawan 3rd District Engineering Office	75,000,000	75,000,000
Romblon District Engineering Office	200,000,000	200,000,000
Southern Mindoro District Engineering Office	538,491,000	538,491,000
Region V - Bicol	2,473,936,000	2,473,936,000

Albay 1st District Engineering Office	38,100,000	38,100,000
Albay 2nd District Engineering Office	297,613,000	297,613,000
Albay 3rd District Engineering Office	219,000,000	219,000,000
Camarines Norte District Engineering Office	65,000,000	65,000,000
Camarines Sur 2nd District Engineering Office	159,919,000	159,919,000
Camarines Sur 3rd District Engineering Office	9,240,000	9,240,000
Camarines Sur 4th District Engineering Office	30,000,000	30,000,000
Catanduanes District Engineering Office	512,380,000	512,380,000
Masbate 1st District Engineering Office	578,730,000	578,730,000
Masbate 2nd District Engineering Office	35,740,000	35,740,000
Masbate 3rd District Engineering Office	193,500,000	193,500,000
Sorsogon District Engineering Office	11,000,000	11,000,000
Sorsogon 2nd District Engineering Office	323,714,000	323,714,000
Region VI - Western Visayas	1,370,582,000	1,370,582,000

Aklan District Engineering Office	166,950,000	166,950,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	179
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Antique District Engineering Office	122,491,000	122,491,000
Bacolod City District Engineering Office	98,000,000	98,000,000
Capiz 2nd District Engineering Office	213,835,000	213,835,000
Guimaras District Engineering Office	50,000,000	50,000,000
Iloilo 1st District Engineering Office	146,228,000	146,228,000
Iloilo 2nd District Engineering Office	135,000,000	135,000,000
Iloilo 4th District Engineering Office	30,000,000	30,000,000
Iloilo City District Engineering Office	60,780,000	60,780,000
Negros Occidental 1st District Engineering Office	241,684,000	241,684,000
Negros Occidental 2nd District Engineering Office	12,000,000	12,000,000
Negros Occidental 3rd District Engineering Office	30,000,000	30,000,000
Negros Occidental 4th District Engineering Office	63,614,000	63,614,000
Region VII - Central Visayas	1,733,242,000	1,733,242,000

Bohol 1st District Engineering Office	16,000,000	16,000,000
Bohol 2nd District Engineering Office	413,000,000	413,000,000
Bohol 3rd District Engineering Office	219,191,000	219,191,000
Cebu 1st District Engineering Office	60,000,000	60,000,000
Cebu 2nd District Engineering Office	103,130,000	103,130,000
Cebu 3rd District Engineering Office	90,863,000	90,863,000
Cebu 4th District Engineering Office	107,750,000	107,750,000
Cebu 6th District Engineering Office	76,028,000	76,028,000
Negros Oriental 1st District Engineering Office	19,250,000	19,250,000
Negros Oriental 2nd District Engineering Office	161,000,000	161,000,000
Negros Oriental 3rd District Engineering Office	278,930,000	278,930,000
Siquijor District Engineering Office	188,100,000	188,100,000
Region VIII - Eastern Visayas	1,534,607,000	1,534,607,000

Biliran District Engineering Office	227,147,000	227,147,000
Eastern Samar District Engineering Office	75,930,000	75,930,000

180	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Leyte 3rd District Engineering Office	109,415,000	109,415,000
Leyte 4th District Engineering Office	166,041,000	166,041,000
Leyte 5th District Engineering Office	32,744,000	32,744,000
Northern Samar 1st District Engineering Office	69,360,000	69,360,000
Northern Samar 2nd District Engineering Office	222,000,000	222,000,000
Samar 1st District Engineering Office	433,000,000	433,000,000
Samar 2nd District Engineering Office	129,970,000	129,970,000
Southern Leyte District Engineering Office	64,000,000	64,000,000
Tacloban City District Engineering Office	5,000,000	5,000,000
Region IX - Zamboanga Peninsula	1,213,349,000	1,213,349,000

Regional Office IX	20,000,000	20,000,000
Zamboanga City District Engineering Office	40,614,000	40,614,000
Zamboanga del Norte 1st District Engineering Office	15,000,000	15,000,000
Zamboanga del Norte 2nd District Engineering Office	117,350,000	117,350,000
Zamboanga del Norte 3rd District Engineering Office	6,000,000	6,000,000
Zamboanga del Sur 1st District Engineering Office	368,000,000	368,000,000
Zamboanga del Sur 2nd District Engineering Office	100,000,000	100,000,000
Zamboanga Sibugay 1st District Engineering Office	398,485,000	398,485,000
Zamboanga Sibugay 2nd District Engineering Office	147,900,000	147,900,000
Region X - Northern Mindanao	1,329,993,000	1,329,993,000

Regional Office X	10,000,000	10,000,000
Bukidnon 1st District Engineering Office	137,000,000	137,000,000
Bukidnon 2nd District Engineering Office	20,131,000	20,131,000
Cagayan de Oro City 2nd District Engineering Office	42,350,000	42,350,000
Camiguin District Engineering Office	59,700,000	59,700,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	181
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Lanao del Norte 1st District Engineering Office	7,000,000	7,000,000
Misamis Occidental 1st District Engineering Office	296,000.000	296,000,000
Misamis Occidental 2nd District Engineering Office	417,610,000	417,610,000
Misamis Oriental 1st District Engineering Office	198,800,000	198,800,000
Misamis Oriental 2nd District Engineering Office	141,402,000	141,402,000
Region XI - Davao	2,325,812,000	2,325,812,000

Compostela Valley District Engineering Office	768,248,000	768,248,000
Davao City 2nd District Engineering Office	385,818,000	385,818,000
Davao City District Engineering Office	378,788,000	378,788,000
Davao del Norte District Engineering Office	248,394,000	248,394,000
Davao del Snr District Engineering Office	10,000,000	10,000,000
Davao Occidental District Engineering Office	79,750,000	79,750,000
Davao Oriental 1st District Engineering Office	360,700,000	360,700,000
Davao Oriental 2nd District Engineering Office	94,114,000	94,114,000
Region XII - SOCCSKSARGEN	755,414,000	755,414,000

Regional Office XII	150,500,000	150,500,000
Cotabato 1st District Engineering Office	93,250,000	93,250,000
Cotabato 2nd District Engineering Office	18,000,000	18,000,000
Cotabato City District Engineering Office	40,614,000	40,614,000
Sarangani District Engineering Office	332,000,000	332,000,000
South Cotabato District Engineering Office	63,000,000	63,000,000
Sultan Kudarat 1st District Engineering Office	8,000,000	8,000,000

182	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Sultan Kudarat 2nd District Engineering Office	50,050,000	50,050,000
Region XIII - CARAGA	760,212,000	760,212,000

Agusan del Norte District Engineering Office	149,000,000	149,000,000
Agusan del Sur 1st District Engineering Office	6,500,000	6,500,000
Dinagat Islands District Engineering Office	110,000,000	110,000,000
Surigao del Norte 1st District Engineering Office	318,760,000	318,760,000
Surigao del Norte 2nd District Engineering Office	54,000,000	54,000,000
Surigao del Sur 1st District Engineering Office	50,000,000	50,000,000
Surigao del Sur 2nd District Engineering Office	71,952,000	71,952,000
Local Roads and Bridges - LOCAL ROADS Local Infrastructure Program	44,871,007,000	44,871,007,000

Project(s)
Locally-Funded Project(s)	44,871,007,000	44,871,007,000

Construction / Rehabilitation of Local Roads	44,871,007,000	44,871,007.000

National Capital Region (NCR)	12,999,863,000	12,999,863,000

Central Office	10,899,344,000	10.899,344,000
Las Piñas-Muntinlupa District Engineering Office	115,000,000	115,000,000
Nalabon-Navotas District Engineering Office	75,950,000	75,950,000
Metro Manila 1st District Engineering Office	214,100,000	214,100,000
Metro Manila 2nd District Engineering Office	40,614,000	40,614,000
Metro Manila 3rd District Engineering Office	462,400,000	462,400,000
North Manila District Engineering Office	286,105,000	286,105,000
Quezon City 1st District Engineering Office	335,700,000	335,700,000
Quezon City 2nd District Engineering Office	65,500,000	65,500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	183
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

South Manila District Engineering Office	505,150,000	505,150,000
Region I - Ilocos	2,317,276,000	2,317,276,000

Ilocos Norte 1st District Engineering Office	452,530,000	452,530,000
Ilocos Norte 2nd District Engineering Office	395,950,000	395,950,000
Ilocos Sur 1st District Engineering Office	89,700,000	89,700,000
Ilocos Sur 2nd District Engineering Office	53,550,000	53,550,000
La Union 1st District Engineering Office	88,600,000	88,600,000
La Union 2nd District Engineering Office	128,613,000	128,613,000
Pangasinan 1st District Engineering Office	499,870,000	499,870,000
Pangasinan 2nd District Engineering Office	214,150,000	214,150,000
Pangasinan 3rd District Engineering Office	342,113,000	342,113,000
Pangasinan 4th District Engineering Office	52,200,000	52,200,000
Cordillera Administrative Region (CAR)	1,180,458,000	1,180,458,000

Abra District Engineering Office	327,125,000	327,125,000
Apayao 2nd District Engineering Office	47,700,000	47,700.000
Baguio City District Engineering Office	74,750,000	74,750,000
Benguet 1st District Engineering Office	212,170,000	212,170,000
Benguet 2nd District Engineering Office	178,613,000	178,613,000
Ifugao 1st District Engineering Office	27,700,000	27,700,000
Ifugao 2nd District Engineering Office	67,500,000	67,500,000
Lower Kalinga District Engineering Office	68,700,000	68,700,000
Mountain Province 2nd District Engineering Office	43,250,000	43,250,000
Mountain Province First District Engineering Office	81,950,000	81,950,000
Upper Kalinga District Engineering Office	51,000,000	51,000,000

184	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region II - Cagayan Valley	1,892,960,000	1,892,960,000

Batanes District Engineering Office	40,000,000	40,000,000
Cagayan 1st District Engineering Office	190,025,000	190,025,000
Cagayan 2nd District Engineering Office	69,500,000	69,500,000
Cagayan 3rd District Engineering Office	144,740,000	144,740,000
Isabela 1st District Engineering Office.	270,473,000	270,473,000
Isabela 2nd District Engineering Office	322,353,000	322,353,000
Isabela 3rd District Engineering Office	255,300,000	255,300,000
Isabela 4th District Engineering Office	390,169,000	390,169,000
Nueva Vizcaya District Engineering Office	110,700,000	110,700,000
Nueva Vizcaya 2nd District Engineering Office	17,700,000	17,700,000
Ouirino District Engineering Office	82,000,000	82,000,000
Region III - Central Luzon	3,364,471,000	3,364,471,000

Aurora District Engineering Office	591,515,000	591,515,000
Bataan 1st District Engineering Office	117,100,000	117,100,000
Bataan 2nd District Engineering Office	7,000,000	7,000,000
Bulacan 1st District Engineering Office	611,363,000	611,363,000
Bulacan 2nd District Engineering Office	227,525,000	227,525,000
Nueva Ecija 1st District Engineering Office	437,301,000	437,301,000
Nueva Ecija 2nd District Engineering Office	181,633,000	181,633,000
Pampanga 1st District Engineering Office	325,715,000	325,715,000
Pampanga 2nd District Engineering Office	107,400,000	107,400,000
Pampanga 3rd District Engineering Office	116,733,000	116,733,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	185
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Tarlac District Engineering Office	309,204,000	309,204,000
Tarlac 2nd District Engineering Office	82,500,000	82,500,000
Zambales 1st District Engineering Office	140,100,000	140,100,000
Zambales 2nd District Engineering Office	109,382,000	109,382,000
Region IVA - CALABARZON	4,879,453,000	4,879,453,000

Batangas 1st District Engineering Office	230,575,000	230,575,000
Batangas 2nd District Engineering Office	578,800,000	578,800,000
Batangas 3rd District Engineering Office	310,213,000	310,213,000
Batangas 4th District Engineering Office	1,417,405,000	1,417,405,000
Cavite 2nd District Engineering Office	30,000,000	30,000,000
Cavite District Engineering Office	506,100,000	506,100,000
Cavite 3rd District Engineering Office	191,500,000	191,500,000
Laguna 1st District Engineering Office	57,739,000	57,739,000
Laguna 2nd District Engineering Office	277,214,000	277,214,000
Laguna 3rd District Engineering Office	146,000,000	146,000,000
Quezon 1st District Engineering Office	45,950,000	45,950,000
Quezon 2nd District Engineering Office	185,800,000	185,800,000
Quezon 3rd District Engineering Office	56,614,000	56,614,000
Quezon 4th District Engineering Office	142,850,000	142,850,000
Rizal 1st District Engineering Office	529,693,000	529,693,000
Rizal 2nd District Engineering Office	173,000,000	173,000,000
Region IVB - MIMAROPA	1,705,032,000	1,705,032,000

Marinduque District Engineering Office	305,912,000	305,912,000

186	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Mindoro Occidental District Engineering Office	396,200,000	396,200,000
Mindoro Oriental District Engineering Office	104,250,000	104,250,000
Palawan 1st District Engineering Office	70,400,000	70,400,000
Palawan 2nd District Engineering Office	59,950,000	59,950,000
Palawan 3rd District Engineering Office	81,500,000	81,500,000
Romblon District Engineering Office	351,170,000	351,170,000
Southern Mindoro District Engineering Office	335,650,000	335,650,000
Region V - Bicol	4,239,000,000	4,239,000,000

Albay 1st District Engineering Office	145,000,000	145,000,000
Albay 2nd District Engineering Office	1,058,763,000	1,058,763,000
Albay 3rd District Engineering Office	154,454,000	154,454,000
Camarines Norte District Engineering Office	649,076,000	649,076,000
Camarines Sur 1st District Engineering Office	82,500,000	82,500,000
Camarines Sur 2nd District Engineering Office	377,375,000	377,375,000
Camarines Sur 3rd District Engineering Office	118,500,000	118,500,000
Camarines Sur 4th District Engineering Office	44,000,000	44,000,000
Camarines Sur 5th District Engineering Office	242,076,000	242,076,000
Catanduanes District Engineering Office	177,800,000	177,800,000
Masbate 1st District Engineering Office	95,100,000	95,100,000
Masbate 2nd District Engineering Office	231,226,000	231,226,000
Masbate 3rd District Engineering Office	80,613,000	80,613,000
Sorsogon 2nd District Engineering Office	197,200,000	197,200,000
Sorsogon District Engineering Office	585,317,000	585,317,000
Region VI - Western Visayas	2,213,196,000	2,213,196,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	187
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Aklan District Engineering Office	175,900,000	175,900,000
Antique District Engineering Office	181,950,000	181,950,000
Bacolod City District Engineering Office	154,650,000	154,650,000
Capiz 1st District Engineering Office	112,169,000	112,169,000
Capiz 2nd District Engineering Office	130,789,000	130,789,000
Guimaras District Engineering Office	204,660,000	204,660,000
Iloilo 1st District Engineering Office	215,600,000	215,600,000
Iloilo 2nd District Engineering Office	153,564,000	153,564,000
Iloilo 3rd District Engineering Office	3,000,000	3,000,000
Iloilo 4th District Engineering Office	204,500,000	204,500,000
Iloilo City District Engineering Office	57,500,000	57,500,000
Negros Occidental 1st District Engineering Office	296,350,000	296,350,000
Negros Occidental 2nd District Engineering Office	40,614,000	40,614,000
Negros Occidental 3rd District Engineering Office	155,600,000	155,600,000
Negros Occidental 4th District Engineering Office	126,350,000	126,350,000
Region VII - Central Visayas	2,264,104,000	2,264,104,000

Bohol 1st District Engineering Office	129,447,000	129,447,000
Bohol 2nd District Engineering Office	133,469,000	133,469,000
Bohol 3rd District Engineering Office	132,613,000	132,613,000
Cebu 1st District Engineering Office	108,715,000	108,715,000
Cebu 2nd District Engineering Office	110,013,000	110,013,000
Cebu 3rd District Engineering Office	119,450,000	119,450,000
Cebu 4th District Engineering Office	342,450,000	342,450,000
Cebu 5th District Engineering Office	100,200,000	100,200,000
Cebu 6th District Engineering Office	492,283,000	492,283,000
Cebu City District Engineering Office	72,100,000	72,100,000
Negros Oriental 1st District Engineering Office	90,851,000	90,851,000
Negros Oriental 2nd District Engineering Office	163,000,000	163,000,000

188	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Negros Oriental 3rd District Engineering Office	55,400,000	55,400,000
Siguijor District Engineering Office	214,113,000	214,113,000
Region VIII - Eastern Visayas	2,168,637,000	2,168,637,000

Biliran District Engineering Office	47,000,000	47,000,000
Eastern Samar District Engineering Office	185,500,000	185,500,000
Leyte 1st District Engineering Office	9,600,000	9,600,000
Leyte 2nd District Engineering Office	487,114,000	487,114,000
Leyte 3rd District Engineering Office	135,492,000	135,492,000
Leyte 4th District Engineering Office	91,614,000	91,614,000
Leyte 5th District Engineering Office	139,164,000	139,164,000
Northern Samar 1st District Engineering Office	95,020,000	95,020,000
Northern Samar 2nd District Engineering Office	249,200,000	249,200,000
Samar 1st District Engineering Office	127,478,000	127,478,000
Samar 2nd District Engineering Office	325,614,000	325,614,000
Southern Leyte District Engineering Office	249,341,000	249,341,000
Tacloban City District Engineering Office	26,500,000	26,500,000
Region IX - Zamboanga Peninsula	1,512,990,000	1,512,990,000

Regional Office IX - Proper	653,950,000	653,950,000
Isabela City District Engineering Office	63,714,000	63,714,000
Zamboanga City District Engineering Office	253,000,000	253,000,000
Zamboanga del Norte 1st District Engineering Office	87,300,000	87,300,000
Zamboanga del Norte 2nd District Engineering Office	214,062,000	214,062,000
Zamboanga del Norte 3rd District Engineering Office	65,160,000	65,160,000
Zamboanga del Sur 1st District Engineering Office	50,000,000	50,000.000
Zamboanga del Sur 2nd District Engineering Office	47,691,000	47,691,000
Zamboanga Sibugay 2nd District Engineering Office	78,113,000	78,113,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	189
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region X - Northern Mindanao	1,254,639,000	1,254,639,000

Regional Office X - Proper	36,550,000	36,550,000
Bukidnon 1st District Engineering Office	128,813,000	128,813,000
Bukidnon 2nd District Engineering Office	156,376,000	156,376,000
Bukidnon 3rd District Engineering Office	10,000,000	10,000,000
Cagayan de Oro City 1st District Engineering Office	121,500,000	121,500,000
Cagayan de Oro City 2nd District Engineering Office	149,500,000	149,500,000
Camiguin District Engineering Office	120,500,000	120,500,000
Lanao del Norte 1st District Engineering Office	26,000,000	26,000,000
Lanao del Norte 2nd District Engineering Office	206,550,000	206,550,000
Misamis Occidental 2nd District Engineering Office	80,000,000	80,000,000
Misamis Occidental District Engineering Office	59,000,000	59,000,000
Misamis Oriental 1st District Engineering Office	39,900,000	39,900,000
Misamis Oriental 2nd District Engineering Office	119,950,000	119,950,000
Region XI - Davao	1,086,837,000	1,086,837,000

Compostela Valley District Engineering Office	211,360,000	211,360,000
Davao City District Engineering Office	152,950,000	152,950,000
Davao City 2nd District Engineering Office	45,000,000	45,000,000
Davao del Norte District Engineering Office	265,927,000	265,927,000
Davao del Sur District Engineering Office	85,450,000	85,450,000
Davao Occidental District Engineering Office	228,500,000	228,500,000
Davao Oriental 1st District Engineering Office	74,950,000	74,950,000
Davao Oriental 2nd District Engineering Office	22,700,000	22,700,000
Region XII - SOCCSKSARGEN	946,425,000	946,425,000

190	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Regional Office XII	10,000,000	10,000,000
Cotabato 1st District Engineering Office	211,300,000	211,300,000
Cotabato 2nd District Engineering Office	46,950,000	46,950,000
Cotabato City District Engineering Office	202,100,000	202,100,000
Sarangani District Engineering Office	52,350,000	52,350,000
South Cotabato District Engineering Office	202,625,000	202,625,000
South Cotabato 2nd District Engineering Office	61,500,000	61,500,000
Sultan Kudarat 1st District Engineering Office	61,100,000	61,100,000
Sultan Kudarat 2nd District Engineering Office	98,500,000	98,500,000
Region XIII - CARAGA	845,666,000	845,666,000

Agusan del Norte District Engineering Office	93,815,000	93,815,000
Agusan del Sur 1st District Engineering Office	90,000,000	90,000,000
Agusan del Sur 2nd District Engineering Office	122,200,000	122,200,000
Butuan City District Engineering Office	74,115,000	74,115,000
Dinagat Islands District Engineering Office	70,615,000	70,615,000
Surigao del Norte 1st District Engineering Office	123,315,000	123,315,000
Surigao del Norte 2nd District Engineering Office	37,900,000	37,900,000
Surigao del Sur 1st District Engineering Office	29,000,000	29,000,000
Surigao del Sur 2nd District Engineering Office	204,706,000	204,706,000
Local Roads and Bridges - LOCAL BRIDGES - Construction / Repair / Rehabilitation / Improvement of Various Infrastructure including Local Projects	7,483,232,000	7,483,232,000

Project(s)
Locally-Funded Project(s)	7,483,232,000	7,483,232,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	191
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Constructian/Rehabilitatian of Local Bridges	7,483,232,000	7,483,232,000

National Capital Region (NCR)	5,879,287,000	5,879,287,000

Central Office	5,655,837,000	5,655,837,000
Metro Manila 1st District Engineering Office	57,600,000	57,600,000
Metro Manila 2nd District Engineering Office	17,974,000	17,974,000
Metro Manila 3rd District Engineering Office	30,000,000	30,000,000
North Manila District Engineering Office	67,876,000	67,876,000
South Manila District Engineering Office	50,000,000	50,000,000
Region I - Ilocos Region	40,000,000	40,000,000

ILocos Sur 2nd District Engineering Office	40,000,000	40,000,000
Cordillera Administrative Region (CAR)	27,450,000	27,450,000

Mt. Province District Engineering Office	12,450,000	12,450,000
Upper Kalinga District Engineering Office	15,000,000	15,000,000
Region II - Cagayan Valley	208,300,000	208,300,000

Isabela 1st District Engineering Office	30,000,000	30,000,000
Isabela 3rd District Engineering Office	123,300,000	123.300,000
Isabala 4th District Engineering Office	55,000,000	55,000,000
Region III - Central Luzon	268,097,000	268,097,000

Aurora District Engineering Office	50,000,000	50,000,000
Bataan 1st District Engineering Office	45,000,000	45,000,000
Bulacan 1st District Engineering Office	25,000,000	25,000,000
Pampanga 1st District Engineering Office	64,900,000	64,900,000
Pampanga 3rd District Engineering Office	73,197,000	73,197,000
Zambales 1st District Engineering Office	10,000,000	10,000,000
Region IVA - CALABARZON	528,145,000	528,145,000

Batangas 4th District Engineering Office	136,540,000	136,540,000
Cavite District Engineering Office	59,750,000	59,750,000
Cavite 3rd District Engineering Office	52,035,000	52,035,000

192	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Laguna 2nd District Engineering Office	31,600,000	31,600,000
Quezon 1st District Engineering Office	24,900,000	24,900,000
Quezon 4th District Engineering Office	118,750,000	118,750,000
Rizal 1st District Engineering Office	104,570,000	104,570,000
Region IVB - MIMAROPA	45,000,000	45,000,000

Marinduque District Engineering Office	25,000,000	25,000,000
Mindoro Oriental District Engineering Office	20,000,000	20,000,000
Region V - Albay	156,100,000	156,100,000

Albay 1st District Engineering Office	8,000,000	8,000,000
Camarines Norte District Engineering Office	25,000,000	25,000,000
Camarines Sur 2nd District Engineering Office	93,100,000	93,100,000
Camarines Sur 3rd District Engineering Office	30,000,000	30,000,000
Region VI - Western Visayas	96,500,000	96,500,000

Antique District Engineering Office	30,000,000	30,000,000
Iloilo 2nd District Engineering Office	6,000,000	6,000,000
Negros Occidental 1st District Engineering Office	42,500,000	42,500,000
Negros Occidental 2nd District Engineering Office	18,000,000	18,000,000
Region VII - Central Visayas	33,850,000	33,850,000

Bohol 2nd District Engineering Office	6,400,000	6,400,000
Cebu 4th District Engineering Office	12,450,000	12,450,000
Cebu 5th District Engineering Office	10,000,000	10,000,000
Cebu 6th District Engineering Office	5,000,000	5,000,000
Region VIII - Eastern Visayas	57,470,000	57,470,000

Biliran District Engineering Office	50,000,000	50,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	193
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Northern Samar 1st District Engineering Office	7,470,000	7,470,000
Region XI - Davao	143,033,000	143,033,000

Davao City District Engineering Office	140,473,000	140,473,000
Davao Oriental 1st District Engineering Office	2,560,000	2,560,000
Local Roads and Bridges - LOCAL BRIDGES - Local Infrastructure Program	2,589,080,000	2,589,080,060

Project(s)
Locally-Funded Project(s)	2,589,080,000	2,589,080,000

Construction/Rehabilitation of Local Bridges	2,589,080,000	2,589,080,000

National Capital Region (NCR)	757,100,000	757,100,000

Central Office	709,600,000	709,600,000
Metro Manila 1st District Engineering Office	42,500,000	42,500,000
South Manila District Engineering Office	5,000,000	5,000,000
Region I - Ilocos	72,470,000	72,470,000

Ilocos Norte 1st District Engineering Office	570,000	570,000
Ilocos Sur 1st District Engineering Office	5,000,000	5,000,000
Ilocos Sur 2nd District Engineering Office	10,000,000	10,000,000
La Union 1st District Engineering Office	1,700,000	1,700,000
La Union 2nd District Engineering Office	5,000,000	5,000,000
Pangasinan 2nd District Engineering Office	10,300,000	10,300,000
Pangasinan 4th District Engineering Office	39,900,000	39,900,000
Cordillera Administrative Region (CAR)	121,100,000	121,100,000

Abra District Engineering Office	25,000,000	25,000,000
Benguet 1st District Engineering Office	44,000,000	44,000,000
Ifugao 2nd District Engineering Office	16,600,000	16,600,000

194	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Lower Kalinga District Engineering Office	24,000,000	24,000,000
Mt. Province District Engineering Office	2,500,000	2,500,000
Mt. Province 2nd District Engineering Office	2,000,000	2,000,000
Upper Kalinga District Engineering Office	7,000,000	7,000,000
Region II - Cagayan Valley	177,300,000	177,300,000

Cagayan 2nd District Engineering Office	38,000,000	38,000,000
Cagayan 3rd District Engineering Office	16,500,000	16,500,000
Isabela 1st District Engineering Office	45,900,000	45,900,000
Isabela 2nd District Engineering Office	20,000,000	20,000,000
Isabela 3rd District Engineering Office	54,900,000	54,900,000
Quirino District Engineering Office	2,000,000	2,000,000
Region III - Central Luzon	298,700,000	298,700,000

Bulacan 1st District Engineering Office	34,200,000	34,200,000
Bulacan 2nd District Engineering Office	4,000,000	4,000,000
Nueva Ecija 2nd District Engineering Office	29,000,000	29,000,000
Pampanga 1st District Engineering Office	162,500,000	162,500,000
Pampanga 2nd District Engineering Office	9,000,000	9,000,000
Pampanga 3rd District Engineering Office	40,000,000	40,000,000
Zambales 1st District Engineering Office	10,000,000	10,000,000
Zambales 2nd District Engineering Office	10,000,000	10,000,000
Region IVA - CALABARZON	468,080,000	468,080,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	195
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Batangas 2nd District Engineering Office	16,000,000	16,000,000
Batangas 4th District Engineering Office	126,380,000	126,380,000
Cavite District Engineering Office	86,250,000	86,250,000
Cavite 2nd District Engineering Office	50,000,000	50,000,000
Laguna 1st District Engineering Office	35,000,000	35,000,000
Laguna 2nd District Engineering Office	15,000,000	15,000,000
Quezon 2nd District Engineering Office	3,000,000	3,000,000
Quezon 4th District Engineering Office	26,450,000	26,450,000
Rizal 1st District Engineering Office	90,000,000	90,000,000
Rizal 2nd District Engineering Office	20,000,000	20,000,000
Region IVB - MIMAROPA	44,450,000	44,450,000

Palawan 2nd District Engineering Office	9,500,000	9,500,000
Palawan 3rd District Engineering Office	12,000,000	12,000,000
Southern Mindoro District Engineering Office	22,950,000	22,950,000
Region V - Bicol	139,300,000	139,300,000

Albay 1st District Engineering Office	24,900,000	24,900,000
Albay 3rd District Engineering Office	41,400,000	41,400,000
Camarines Norte District Engineering Office	5,000,000	5,000,000
Camarines Sur 1st District Engineering Office	15,000,000	15,000,000
Camarines Sur 5th District Engineering Office	50,000,000	50,000,000
Sorsogon 2nd District Engineering Office	3,000,000	3,000,000
Region VI - western Visayas	142,600,000	142,600,000

196	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Aklan District Engineering Office	13,300,000	13,300,000
Bacolod City District Engineering Office	4,000,000	4,000,000
Capiz 1st District Engineering Office	3,000,000	3,000,000
Capiz 2nd District Engineering Office	20,000,000	20,000,000
Guimaras District Engineering Office	3,400,000	3,400,000
Iloilo 1st District Engineering Office	2,000,000	2,000,000
Iloilo 2nd District Engineering Office	13,500,000	13,500,000
Iloilo 4th District Engineering Office	1,000,000	1,000,000
Iloilo City District Engineering Office	12,500,000	12,500,000
Negros Occidental 1st District Engineering Office	68,400,000	68,400,000
Negros Occidental 3rd District Engineering Office	1,500,000	1,500,000
Region VII - Central Visayas	119,700,000	119,700,000

Bohol 1st District Engineering Office	18,300,000	18,300,000
Bohol 2nd District Engineering Office	8,000,000	8,000,000
Bohol 3rd District Engineering Office	40,000,000	40,000,000
Cebu 4th District Engineering Office	16,600,000	16,600,000
Cebu 6th District Engineering Office	18,300,000	18,300,000
Cebu City District Engineering Office	1,000,000	1.000,000
Negros Oriental 1st District Engineering Office	9,000,000	9,000,000
Negros Oriental 3rd District Engineering Office	8,500,000	8,500,000
Region VIII - Eastern Visayas	66,905,000	66,905,000

Eastern Samar District Engineering Office	2,500,000	2,500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	197
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Leyte 3rd District Engineering Office	14,940,000	14,940,000
Northern Samar 1st District Engineering Office	10,000,000	10,000,000
Southern Leyte District Engineering Office	39,465,000	39,465,000
Region IX - Zamboanga Peninsula	14,500,000	14,500,000

Regional Office IX - Proper	5,000,000	5,000,000
Isabela City District Engineering Office	2,500,000	2,500,000
Zamboanga del Norte 1st District Engineering Office	7,000,000	7,000,000
Region X - Northern Mindanao	17,450,000	17,450,000

Bukidnon 1st District Engineering Office	5,000,000	5,000,000
Misamis Occidental 1st District Engineering Office	12,450,000	12,450,000
Region XI - Davao	125,900,000	125,900,000

Compostela Valley District Engineering Office	16,450,000	16,450,000
Davao City District Engineering Office	13,450,000	13,450,000
Davao City 2nd District Engineering Office	10,000,000	10,000,000
Davao del Sur District Engineering Office	83,000,000	83,000,000
Davao Oriental 1st District Engineering Office	3,000,000	3,000,000
Region XII - SOCCSKSARGEN	23,525,000	23,525,000

Sarangani District Engineering Office	19,525,000	19,525,000
Sultan Kudarat 2nd District Engineering Office	4,000,000	4,000,000
Water Management Facilities - WATER SUPPLY - Construction I Repair I Rehabilitation I Improvement of Various Infrastructure including Local Projects	507,330,000	507,330,000

Project(s)
Locally-Funded Project(s)	507,330,000	507,330,000

Construction/Rehabilitation of Water Supply Systems	507,330,000	507,330,000

198	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

National Capital Region (NCR)	170,000,000	170,000,000

Central Office	170,000,000	170,000,000
Cordillera Administrative Region (CAR)	7,700,000	7,700,000

Mt. Province District Engineering Office	7,700,000	7,700,000
Region II - Cagayan Valley	18,000,000	18,000,000

Cagayan 1st District Engineering Office	8,000,000	8,000,000
Isabela 1st District Engineering Office	10,000,000	10,000,000
Region IVA - CALABARZON	21,550,000	21,550,000

Batangas 1st District Engineering Office	3,000,000	3,000,000
Batangas 4th District Engineering Office	18,550,000	ERR
Region V - Bicol	46,000,000	46,000,000

Masbate 1st District Engineering Office	46,000,000	46,000,000
Region VI - Western Visayas	35,000,000	35,000,000

Negros Occidental 1st District Engineering Office	25,000,000	25,000,000
Negros Occidental 2nd District Engineering Office	10,000,000	10,000,000
Region VII - Central Visayas	11,550,000	11,550,000

Negros Oriental 1st District Engineering Office	11,550,000	11,550,000
Region VIII - Eastern Visayas	46,930,000	46,930,000

Leyte 1st District Engineering Office	6,930,000	6,930,000
Leyte 4th District Engineering Office	20,000,000	20,000,000
Leyte 5th District Engineering Office	20,000,000	20,000,000
Region X- Northern Mindanao	54,800,000	54,800,000

Camiguin District Engineering Office	32,800,000	32,800,000
Misamis Occidental 2nd District Engineering Office	22,000,000	22,000,000
Region XI - Davao	80,400,000	80,400,000

Davao del Norte District Engineering Office	16,900,000	16,900,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	199
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Davao Oriental 1st District Engineering Office	59,000,000	59,000,000
Davao Oriental 2nd District Engineering Office	4,500,000	4,500,000
Region XIII - CARAGA	15,400,000	15,400,000

Agusan del Norte District Engineering Office	15,400,000	15,400,000
Water Management Facilities - WATER SUPPLY - Local Infrastructure Program	1,829,170,000	1,829,170,000

Project(s)
Locally-Funded Project(s)	1,829,170,000	1,829,170,000

Construction/Rehabilitation of Water Supply Systems	1,829,170,000	1,829,170,000

National Capital Region (NCR)	30,000,000	30,000,000

Central Office	30,000,000	30,000,000
Region I - Ilocos	36,030,000	36,030,000

Ilocos Norte 1st District Engineering Office	530,000	530,000
Ilocos Sur 1st District Engineering Office	22,500,000	22,500,000
Ilocos Sur 2nd District Engineering Office	1,000,000	1,000,000
La Union 1st District Engineering Office	10,000,000	10,000,000
Pangasinan 3rd District Engineering Office	2,000,000	2,000,000
Cordillera Administrative Region (CAR)	153,975,000	153,975,000

Abra District Engineering Office	4,000,000	4,000,000
Benguet 1st District Engineering Office	50,000,000	50,000,000
Benguet 2nd District Engineering Office	50,000,000	50,000,000
Ifugao 1st District Engineering Office	20,000,000	20,000,000
Lower Kalinga District Engineering Office	7,000,000	7,000,000
Mountain Province District Engineering Office	10,275,000	10,275,000
Mountain Province 2nd District Engineering Office	12,700,000	12,700,000
Region II - Cagayan Valley	56,500,000	56,500,000

200	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Batanes District Engineering Office	44,250,000	44,250,000
Cagayan 2nd District Engineering Office	7,250,000	7,250,000
Isabela 2nd District Engineering Office	3,000,000	3,000,000
Quirino District Engineering Office	2,000,000	2,000,000
Region III - Central luzon	39,590,000	39,590,000

Aurora District Engineering Office	17,590,000	17,590,000
Bulacan 2nd District Engineering Office	15,500,000	15,500,000
Nueva Ecija 2nd District Engineering Office	6,500,000	6,500,000
Region IVA - CALABARZON	190,760,000	190,760,000

Batangas 1st District Engineering Office	12,000,000	12,000,000
Batangas 2nd District Engineering Office	28,000,000	28,000,000
Batangas 3rd District Engineering Office	29,000,000	29,000,000
Batangas 4th District Engineering Office	80,500,000	80,500,000
Cavite 3rd District Engineering Office	2,000,000	2,000,000
Laguna 2nd District Engineering Office	5,000,000	5,000,000
Quezon 1st District Engineering Office	4,000,000	4,000,000
Quezon 2nd District Engineering Office	8,000,000	8,000,000
Quezon 3rd District Engineering Office	5,000,000	5,000,000
Quezon 4th District Engineering Office	7,100,000	7,100,000
Rizal 2nd District Engineering Office	10,160,000	10,160,000
Region IVB - MIMAROPA	16,000,000	16,000,000

Mindoro Occidental District Engineering Office	11,000,000	11,000,000
Palawan 3rd District Engineering Office	2,000,000	2,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	201
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Romblon District Engineering Office	3,000,000	3,000,000
Region V - Bicol	144,000,000	144,000,000

Albay 1st District Engineering Office	4,000,000	4,000,000
Albay 2nd District Engineering Office	4,000,000	4,000,000
Albay 3rd District Engineering Office	3,000,000	3,000,000
Camarines Norte District Engineering Office	3,000,000	3,000,000
Camarines Sur 1st District Engineering Office	12,000,000	12,000,000
Camarines Sur 4th District Engineering Office	27,000,000	27,000,000
Catanduanes District Engineering Office	59,000,000	59,000,000
Masbate 1st Engineering Office	10,000,000	10,000,000
Sorsogon District 2nd Engineering Office	22,000,000	22,000,000
Region VI - Western Visayas	290,825,000	290,825,000

Aklan District Engineering Office	9,700,000	9,700,000
Antique District Engineering Office	144,375,000	144,375,000
Bacolod City District Engineering Office	24,500,000	24,500,000
Iloilo 1st District Engineering Office	26,000,000	26,000,000
Negros Occidental 1st District Engineering Office	58,750,000	58,750,000
Negros Occidental 2nd District Engineering Office	20,000,000	20,000,000
Negros Occidental 4th District Engineering Office	7,500,000	7,500,000
Region VII - Central Visayas	121,350,000	121,350,000

Bohol 1st District Engineering Office	42,250,000	42,250,000
Bohol 2nd District Engineering Office	2,100,000	2,100,000
Bohol 3rd District Engineering Office	10,000,000	10,000,000
Cebu 4th District Engineering Office	11,000,000	11,000,000

202	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Cebu 5th District Engineering Office	14,000,000	14,000,000
Cebu City District Engineering Office	5,500,000	5,500,000
Negros Oriental 1st District Engineering Office	15,000,000	15,000,000
Negros Oriental 2nd District Engineering Office	8,000,000	8,000,000
Negros Oriental 3rd District Engineering Office	12,500,000	12,500,000
Siguijor District Engineering Office	1,000,000	1,000,000
Region VIII - Eastern Visayas	70,200,000	70,200,000

Leyte 3rd District Engineering Office	11,700,000	11,700,000
Leyte 4th District Engineering Office	41,000,000	41,000,000
Leyte 5th District Engineering Office	5,500,000	5,500,000
Tacloban City District Engineering Office	10,000,000	10,000,000
Northern Samar 1st District Engineering Office	2,000,000	2,000,000
Region IX - Zamboanga Peninsula	169,400,000	169,400,000

Regional Office IX - Proper	42,000,000	42,000,000
Isabela City District Engineering Office	20,000,000	20,000,000
Zamboanga City District Engineering Office	5,000,000	5,000,000
Zamboanga del Norte 1st District Engineering Office	4,000,000	4,000,000
Zamboanga del Norte 3rd District Engineering Office	61,400,000	61,400,000
Zamboanga del Sur 2nd District Engineering Office	12,000,000	12,000,000
Zamboanga Sibugay 1st District Engineering Office	15,000,000	15,000,000
Zamboanga Sibugay 2nd District Engineering Office	10,000,000	10,000,000
Region X - Northern Mindanao	234,450,000	234,450,000

Regional Office X - Proper	4,000,000	4,000,000
Bukidnon 1st District Engineering Office	38,500,000	38,500,000
Bukidnon 2nd District Engineering Office	39,000,000	39,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	203
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Bukidnon 3rd District Engineering Office	75,450,000	75,450,000
Camiguin District Engineering Office	19,250,000	19,250,000
Lanao del Norte 1st District Engineering Office	19,250,000	19,250,000
Misamis Occidental 2nd District Engineering Office	10,000,000	10,000,000
Misamis Oriental 1st District Engineering Office	6,000,000	6,000,000
Misamis Oriental 2nd District Engineering Office	23,000,000	23,000,000
Region XI - Davao	179,790,000	179,790,000

Compostela Valley District Engineering Office	64,500,000	64,500,000
Davao City District Engineering Office	13,700,000	13,700,000
Davao City 2nd District Engineering Office	5,390,000	5,390,000
Davao del Norte District Engineering Office	700,000	700,000
Davao del Sur District Engineering Office	13,000,000	13,000,000
Davao Occidental District Engineering Office	17,500,000	17,500,000
Davao Oriental 1st District Engineering Office	65,000,000	65,000,000
Region XII - SOCCSKSARGEN	55,550,000	55,550,000

Cotabato 2nd District Engineering Office	36,550,000	36,550,000
Sarangani District Engineering Office	15,000,000	15,000,000
South Cotabato District Engineering Office	4,000,000	4,000,000
Region XIII - CARAGA	40,750,000	40,750,000

Agusan del Sur 1st District Engineering Office	5,000,000	5,000,000
Surigao del Norte 1st District Engineering Office	3,000,000	3,000,000
Surigao del Norte 2nd District Engineering Office	13,500,000	13,500,000

204	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Surigao del Sur 1st District Engineering Office	19,250,000	19,250,000
CONVERGENCE AND SPECIAL SUPPORT PROGRAM	62,148,275,000	62,148,275,000

Rehabilitation of Disaster-Related Infrastructure and Other Facilities	1,000,000,000	1,000,000,000

National Capital Region (NCR)	1,000,000,000	1,000,000,000

Central Office	1,000,000,000	1,000,000,000
Construction/ Improvement of Access Roads leading to Airports	1,655,327,000	1,655,327,000

Construction/ Improvement of Access Roads leading to Airports	1,655,327,000	1,655,327,000

National Capital Region (NCR)	1,407,505,000	1,407,505,000

Central Office	1,407,505,000	1,407,505,000
Region II - Cagayan Valley	12,000,000	12,000,000

Cagayan 1st District Engineering Office	12,000,000	12,000,000
Region IVB - MIMAROPA	60,000,000	60,000,000

Palawan 1st District Engineering Office	40,000,000	40,000,000
Southern Mindoro District Engineering Office	20,000,000	20,000,000
Region V - Bicol	123,904,000	123,904,000

Albay 2nd District Engineering Office	123,904,000	123,904,000
Region VII - Central Visayas	23,251,000	23,251,000

Cebu 6th District Engineering Office	23,251,000	23,251,000
Region VIII - Eastern Visayas	28,667,000	28,667,000

Tacloban City District Engineering Office	28,667,000	28,667,000
Construction/ Improvement of Access Roads Leading to Seaports	2,179,725,000	2,179,725,000

Construction/ I1proveaent of Access Roads leading to Seaports	2,179,725,000	2,179,725,000

National Capital Region (NCR)	1,493,672,000	1,493,672,000

Central Office	1,493,672,000	1,493,672,000
Region I - Ilocos	32,500,000	32,500,000

Pangasinan 1st District Engineering Office	32,500,000	32,500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	205
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Region II - Cagayan Valley	52,850,000	52,850,000

Batanes District Engineering Office	52,850,000	52,850,000
Region IVA - CALABARZON	22,584,000	22,584,000

Cavite District Engineering Office	13,140,000	13,140,000
Quezon 4th District Engineering Office	9,444,000	9,444,000
Region IVB - MIMAROPA	147,600,000	147,600,000

Mindora Occidental District Engineering Office	100,100,000	100,100,000
Palawan 1st District Engineering Office	40,000,000	40,000,000
Palawan 2nd District Engineering Office	7,500,000	7,500,000
Region V - Bicol	142,646,000	142,646,000

Albay 1st District Engineering Office	77,213,000	77,213,000
Camarines Sur 2nd District Engineering Office	9,985,000	9,985,000
Camarines Sur 4th District Engineering Office	30,000,000	30,000,000
Catanduanes District Engineering Office	25,448,000	25,448,000
Region VI - Western Visayas	83,471,000	83,471,000

Capiz 1st District Engineering Office	42,305,000	42,305,000
Iloilo 2nd District Engineering Office	41,166,000	41,166,000
Region VII - Central Visayas	84,607,000	84,607,000

Bohol 1st District Engineering Office	35,000,000	35,000,000
Bohol 2nd District Engineering Office	16,880,000	16,880,000
Cebu 1st District Engineering Office	20,227,000	20,227,000
Cebu 6th District Engineering Office	10,000,000	10,000,000
Siquijor District Engineering Office	2,500,000	2,500,000
Region VIII - Eastern Visayas	10,000,000	10,000,000

Leyte 5th District Engineering Office	10,000,000	10,000,000
Region IX - Zamboanga Peninsula	28,975,000	28,975,000

Zamboanga City District Engineering Office	28,196,000	28,196,000
Zamboanga del Sur 2nd District Engineering Office	779,000	779,000

206	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XI - Davao	25,820,000	25,820,000

Davao del Norte District Engineering Office	10,000,000	10,000,000
Davao Occidental District Engineering Office	15,820,000	15,820,000
Region XIII - CARAGA	55,000,000	55,000,000

Butuan City District Engineering Office	10,000,000	10,000,000
Surigao del Norte 2nd District Engineering Office	45,000,000	45,000,000
Construction/Improvement of Access Roads leading to Railway Stations	375,110,000	375,110,000

Construction/Improvement of Access Roads leading to Railway Stations	375,110,000	375,110,000

National Capital Region (NCR)	375,110,000	375,110,000

Central Office	375,110,000	375,110,000
Construction/Improvement of Access Roads leading to Declared Tourism Destinations	16,763,321,000	16,763,321,000

Construction/Improvement of Access Roads leading to Declared Tourism Destinations	16,763,321,000	16,763,321,000

National Capital Region (NCR)	8,534,955,000	8,534,955,000

Central Office	8,534,955,000	8,534,955,000
Region I - Ilocos	372,854,000	372,854,000

Ilocos Norte 1st District Engineering Office	30,700,000	30,700,000
Ilocos Norte 2nd District Engineering Office	103,500,000	103,500,000
Ilocos Sur 2nd District Engineering Office	70,552,000	70,552,000
La Union 1st District Engineering Office	48,199,000	48,199,000
La Union 2nd District Engineering Office	22,000,000	22,000,000
Pangasinan 1st District Engineering Office	21,903,000	21,903,000
Pangasinan 2nd District Engineering Office	36,000,000	36,000,000
Pangasinan 3rd District Engineering Office	10,000,000	10,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	207
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Pangasinan 4th District Engineering Office	30,000,000	30,000,000
Cordillera Administrative Region (CAR)	554,856,000	554,856,000

Abra District Engineering Office	6,620,000	6,620,000
Apayao 1st District Engineering Office	70,700,000	70,700,000
Apayao 2nd District Engineering Office	95,000,000	95,000,000
Benguet 1st District Engineering Office	60,000,000	60,000,000
Benguet 2nd District Engineering Office	30,000,000	30,000,000
Ifugao 2nd District Engineering Office	55,000,000	55,000,000
Ifugao District Engineering Office	63,934,000	63,934,000
Lower Kalinga District Engineering Office	20,019,000	20,019,000
Mountain Province 2nd District Engineering Office	30,000,000	30,000,000
Mountain Province First District Engineering Office	92,073 ,000	92,073,000
Upper Kalinga District Engineering Office	31,510,000	31,510,0 00
Region II - Cagayan Valley	569,905,000	569,905,000

Batanes District Engineering Office	10,000,000	10,000,000
Cagayan 1st District Engineering Office	153,700,000	153,700,000
Cagayan 2nd District Engineering Office	272,900,000	272,900,000
Cagayan 3rd District Engineering Office	15,400,000	15,400,000
Isabela 4th District Engineering Office	3,117,000	3,117,000
Nueva Vizcaya 2nd District Engineering Office	10,000,000	10,000,000
Nueva Vizcaya District Engineering Office	20,000,000	20,000 ,000
Quirino District Engineering Office	84,788,000	84,788,000
Region III - Central Luzon	500,889,000	500,889,000

208	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Aurora District Engineering Office	19,412,000	19,412,000
Bataan 1st District Engineering Office	279,754,000	279,754,000
Bataan 2nd District Engineering Office	22,367,000	22,367,000
Nueva Ecija 1st District Engineering Office	19,450,000	19,450,000
Nueva Ecija 2nd District Engineering Office	53,925,000	53,925,000
Tarlac District Engineering Office	49,981,000	49,981,000
Tarlac 2nd District Engineering Office	31,000,000	31,000,000
Zambales 1st District Engineering Office	25,000,000	25,000,000
Region IVA - CALABARZON	425,901,000	425,901,000

Batangas 2nd District Engineering Office	10,000,000	10,000,000
Batangas 3rd District Engineering Office	181,000,000	181,000,000
Quezon 1st District Engineering Office	52,310,000	52,310,000
Quezon 4th District Engineering Office	142,200,000	142,200,000
Rizal 1st District Engineering Office	27,079,000	27,079,000
Rizal 2nd District Engineering Office	13,312,000	13,312,000
Region IVB - MIMAROPA	459,879,000	459,879,000

Mindoro Occidental District Engineering Office	86,075,000	86,075,000
Palawan 1st District Engineering Office	133,571,000	133,571,000
Palawan 2nd District Engineering Office	85,140,000	85,140,000
Palawan 3rd District Engineering Office	35,134,000	35,134,000
Romblon District Engineering Office	18,813,000	18,813,000
Southern Mindoro District Engineering Office	101,146,000	101,146,000
Region V - Bicol	552,473,000	552,473,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	209
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Albay 1st District Engineering Office	30,000,000	30,000,000
Albay 2nd District Engineering Office	15,000,000	15,000,000
Albay 3rd District Engineering Office	3,000,000	3,000,000
Camarines Norte District Engineering Office	58,800,000	58,800,000
Camarines Sur 3rd District Engineering Office	10,000,000	10,000,000
Camarines Sur 4th District Engineering Office	10,000,000	10,000,000
Catanduanes District Engineering Office	40,000,000	40,000,000
Masbate 1st District Engineering Office	6,038,000	6,038,000
Sorsogon District Engineering Office	46,812,000	46,812,000
Sorsogon 2nd District Engineering Office	332,823,000	332,823,000
Region VI - Western Visayas	706,217,000	706,217,000

Aklan District Engineering Office	50,286,000	50,286,000
Antique District Engineering Office	42,567,000	42,567,000
Bacolod City District Engineering Office	41,484,000	41,484,000
Capiz 1st District Engineering Office	23,285,000	23,285,000
Capiz 2nd District Engineering Office	7,000,000	7,000,000
Guimaras District Engineering Office	62,090,000	62,090,000
Iloilo 1st District Engineering Office	102,481,000	102,481,000
Iloilo 2nd District Engineering Office	42,052,000	42,052,000
Iloilo 3rd District Engineering Office	130,000,000	130,000,000
Iloilo 4th District Engineering Office	20,735,000	20,735,000
Negros Occidental 2nd District Engineering Office	70,831,000	70,831,000
Negros Occidental 3rd District Engineering Office	83,119,000	83,119,000
Negros Occidental 4th District Engineering Office	30,287,000	30,287,000
Region VII - Central Visayas	1,177,418,000	1,177,418,000

210	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Bohol 1st District Engineering Office	140,299,000	140,299,000
Bohol 2nd District Engineering Office	73,500,000	73,500,000
Bohol 3rd District Engineering Office	184,715,000	184,115,000
Cebu 1st District Engineering Office	102,000,000	102,000,000
Cebu 3rd District Engineering Office	110,000,000	110,000,000
Cebu 4th District Engineering Office	128,893,000	128,893,000
Cebu 5th District Engineering Office	93,000,000	93,000,000
Cebu 6th District Engineering Office	37,515,000	37,515,000
Cebu City District Engineering Office	24,616,000	24,616,000
Negros Oriental 1st District Engineering Office	21,000,000	21,000,000
Negros Oriental 2nd District Engineering Office	90,000,000	90,000,000
Negros Oriental 3rd District Engineering Office	76,345,000	76,345,000
Siquijor District Engineering Office	95,535,000	95,535,000
Region VIII - Eastern Visayas	500,266,000	500,266,000

Eastern Samar District Engineering Office	32,555,000	32,555,000
Leyte 1st District Engineering Office	40,000,000	40,000,000
Leyte 2nd District Engineering Office	36,150,000	36,150,000
Leyte 3rd District Engineering Office	6,961,000	6,961,000
Leyte 4th District Engineering Office	97,193,000	97,193,000
Leyte 5th District Engineering Office	73,267,000	73,267,000
Northern Samar 1st District Engineering Office	20,841,000	20,841,000
Samar 1st District Engineering Office	40,599,000	40,599,000
Samar 2nd District Engineering Office	85,000,000	85,000,000
Southern Leyte District Engineering Office	57,700,000	57,700,000
Tacloban City District Engineering Office	10,000,000	10,000,000
Region IX - Zamboanga Peninsula	396,128,000	396,128,000

Zamboanga del Norte 1st District Engineering Office	77,511,000	77,511,000
Zamboanga del Norte 2nd District Engineering Office	20,000,000	20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	211
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Zamboanga del Norte 3rd District Engineering Office	12,000,000	12,000,000
Zamboanga del Sur 1st District Engineering Office	60,000,000	60,000,000
Zamboanga del Sur 2nd District Engineering Office	40,000,000	40,000,000
Zamboanga Sibugay 1st District Engineering Office	141,479,000	141,479,000
Zamboanga Sibugay 2nd District Engineering Office	45,138,000	45,138,000
Region X - Northern Mindanao	505,707,000	505,707,000

Bukidnon 1st District Engineering Office	54,846,000	54,846,000
Bukidnon 3rd District Engineering Office	15,000,000	15,000,000
Cagayan de Oro City 1st District Engineering Office	5,000,000	5,000,000
Camiguin District Engineering Office	57,863,000	57,863,000
Lanao del Norte 1st District Engineering Office	47,005,000	47,005,000
Lanao del Norte 2nd District Engineering Office	10,100,000	10,100,000
Misamis Occidental 2nd District Engineering Office	130,387,000	130,387,000
Misamis Occidental District Engineering Office	185,506,000	185,506,000
Region XI - Davao	827,104,000	827,104,000

Compostela Valley District Engineering Office	153,514,000	153,514,000
Davao City 2nd District Engineering Office	50,414,000	50,414,000
Davao City District Engineering Office	131,201,000	131,201,000
Davao del Norte District Engineering Office	131,658,000	131,658,000
Davao del Sur District Engineering Office	70,000,000	70,000,000
Davao Occidental District Engineering Office	152,817,000	152,817,000
Davao Oriental 1st District Engineering Office	87,500,000	87,500,000
Davao Oriental 2nd District Engineering Office	50,000,000	50,000,000

212	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XII - SOCCSKSARGEN	290,884,000	290,884,000

Cotabato 1st District Engineering Office	17,500,000	17,500,000
Cotabato 2nd District Engineering Office	32,000,000	32,000,000
Sarangani District Engineering Office	50,000,000	50,000,000
South Cotabato District Engineering Office	25,000,000	25,000,000
South Cotabato 2nd District Engineering Office	121,384,000	121,384,000
Sultan Kudarat 1st District Engineering Office	10,000,000	10,000,000
Sultan Kudarat 2nd District Engineering Office	35,000,000	35,000,000
Region XIII - CARAGA	387,885,000	387,885,000

Agusan del Norte District Engineering Office	20,000,000	20,000,000
Agusan del Sur 1st District Engineering Office	20,000,000	20,000,000
Agusan del Sur 2nd District Engineering Office	35,000,000	35,000,000
Butuan City District Engineering Office	74,674,000	74,674,000
Dinagat Islands District Engineering Office	17,000,000	17,000,000
Surigao del Norte 1st District Engineering Office	34,521,000	34,521,000
Surigao del Norte 2nd District Engineering Office	56,880,000	56,880,000
Surigao del Sur 1st District Engineering Office	21,810,000	21,810,000
Surigao del Sur 2nd District Engineering Office	108,000,000	108,000,000
Construction/Improvement of Access Roads leading to Trades, Industries and Economic Zones	13,355,298,000	13,355,298,000

Construction/Improvement of Access Roads leading to Trades, Industries and Economic Zones	13,355,298,000	13,355,298,000

National Capital Region (NCR)	8,086,072,000	8,086,072,000

Central Office	8,086,072,000	8,086,072,000
Region I - Ilocos	214,409,000	214,409,000

Ilocos Norte 1st District Engineering Office	15,902,000	15,902,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	213
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Ilocos Sur 1st District Engineering Office	43,706,000	43,706,000
La Union 1st District Engineering Office	20,000,000	20,000,000
La Union 2nd District Engineering Office	120,083,000	120,083,000
Pangasinan 2nd District Engineering Office	13,218,000	13,218,000
Pangasinan 3rd District Engineering Office	1,500,000	1,500,000
Cordillera Administrative Region (CAR)	848,060,000	848,060,000

Abra District Engineering Office	24,000,000	24,000,000
Apayao 1st District Engineering Office	19,761,000	19,761,000
Apayao 2nd District Engineering Office	132,173,000	132,173,000
Benquet 1st District Engineering Office	139,274,000	139,274,000
Benquet 2nd District Engineering Office	170,992,000	170,992,000
Ifugao 2nd District Engineering Office	15,563,000	15,563,000
Lower Kalinga District Engineering Office	56,297,000	56,297,000
Mountain Province First District Engineering Office	131,000,000	131,000,000
Mountain Province Second District Engineering Office	50,000,000	50,000,000
Upper Kalinga District Engineering Office	109,000,000	109,000,000
Region II - Cagayan Valley	910,195,000	910,195,000

Cagayan 1st District Engineering Office	124,758,000	124,758,000
Cagayan 2nd District Engineering Office	411,618,000	411,618,000
Cagayan 3rd District Engineering Office	37,053,000	37,053,000
Isabela 3rd District Engineering Office	55,714,000	55,714,000
Isabela 4th District Engineering Office	69,679,000	69,679,000
Nueva Vizcaya 2nd District Engineering Office	45,819,000	45,819,000
Nueva Vizcaya District Engineering Office	42,880,000	42,880,000
Quirino District Engineering Office	122,674,000	122,674,000
Region III - Central Luzon	160,000,000	160,000,000

Aurora District Engineering Office	10,000,000	10,000,000
Bulacan 1st District Engineering Office	30,000,000	30,000,000

214	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Pampanga 3rd District Engineering Office	120,000,000	120,000,000
Region IVA - CALABARZON	100,660,000	100,660,000

Quezon 1st District Engineering Office	50,000,000	50,000,000
Quezon 4th District Engineering Office	50,660,000	50,660,000
Region IVB - MIMAROPA	95,000,000	95,000,000

Palawan 1st District Engineering Office	45,000,000	45,000,000
Palawan 2nd District Engineering Office	15,000,000	15,000,000
Palawan 3rd District Engineering Office	35,000,000	35,000,000
Region V - Bicol	221,388,000	221,388,000

Albay 1st District Engineering Office	140,000,000	140,000,000
Albay 2nd District Engineering Office	30,000,000	30,000,000
Albay 3rd District Engineering Office	10,766,000	10,766,000
Camarines Norte District Engineering Office	35,622,000	35,622,000
Camarines Sur 2nd District Engineering Office	5,000,000	5,000,000
Region VI - Western Visayas	231,874,000	231,874,000

Aklan District Engineering Office	75,862,000	75,862,000
Antique District Engineering Office	45,000,000	45,000,000
Capiz 1st District Engineering Office	10,000,000	10,000,000
Capiz 2nd District Engineering Office	1,000,000	1,000,000
Guimaras District Engineering Office	55,442,000	55,442,000
Iloilo 2nd District Engineering Office	44,570,000	44,570,000
Region VII - Central Visayas	634,598,000	634,598,000

Bohol 1st District Engineering Office	175,347,000	175,347,000
Bohol 2nd District Engineering Office	45,800,000	45,800,000
Bohol 3rd District Engineering Office	47,887,000	47,837,000
Cebu 3rd District Engineering Office	15,000,000	15,000,000
Cebu 4th District Engineering Office	50,000,000	50,000,000
Cebu 5th District Engineering Office	81,674,000	81,674,000
Cebu 6th District Engineering Office	102,500,000	102,500,000
Negros Oriental 1st District Engineering Office	65,575,000	65,575,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	215
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Negros Oriental 2nd District Engineering Office	40,815,000	40,815,000
Siquijor District Engineering Office	10,000,000	10,000,000
Region VIII - Eastern Visayas	113,629,000	113,629,000

Biliran District Engineering Office	45,000,000	45,000,000
Southern Leyte District Engineering Office	68,629,000	68,629,000
Region IX - Zamboanga Peninsula	394,466,000	394,466,000

Zamboanga City District Engineering Office	8,800,000	8,800,000
Zamboanga del Norte 1st District Engineering Office	35,000,000	35,000,000
Zamboanga del Norte 2nd District Engineering Office	90,726,000	90,726,000
Zamboanga del Norte 3rd District Engineering Office	83,801,000	83 801,000
Zamboanga del Sur 1st District Engineering Office	45,309,000	45,309,000
Zamboanga Sibugay 1st District Engineering Office	78,330,000	78,330,000
Zamboanga Sibugay 2nd District Engineering Office	52,500,000	52,500,000
Region X - Northern Mindanao	200,553,000	200,553,000

Bukidnon 1st District Engineering Office	88,348,000	88,348,000
Camiguin District Engineering Office	10,000,000	10,000,000
Lanao del Norte 1st District Engineering Office	5,000,000	5,000,000
Lanao del Norte 2nd District Engineering Office	45,000,000	45,000,000
Misamis Occidental 2nd District Engineering Office	40,000,000	40,000,000
Misamis Oriental 1st District Engineering Office	2,043,000	2,043,000
Misamis Oriental 2nd District Engineering Office	10,162,000	10,162,000
Region XI - Davao	500,181,000	500,181,000

Compostela Valley District Engineering Office	67,600,000	67,600,000

216	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Davao City District Engineering Office	30,000,000	30,000,000
Davao City 2nd District Engineering Office	100,000,000	100,000,000
Davao del Norte District Engineering Office	51,106,000	51,106,000
Davao del Sur District Engineering Office	64,027,000	64,027,000
Davao Oriental 1st District Engineering Office	103,632,000	103,632,000
Davao Oriental 2nd District Engineering Office	83,816,000	83,816,000
Region XII - SOCCSKSARGEN	384,460,000	384,460,000

Cotabato 1st District Engineering Office	60,000,000	60,000,000
Cotabato 2nd District Engineering Office	19,862,000	19,862,000
Cotabato City District Engineering Office	10,796,000	10,796,000
Sarangani District Engineering Office	32,765,000	32,765,000
South Cotabato 2nd District Engineering Office	93,993,000	93,993,000
South Cotabato District Engineering Office	85,990,000	85,990,000
Sultan Kudarat 1st District Engineering Office	55,000,000	55,000,000
Sultan Kudarat 2nd District Engineering Office	26,054,000	26,054,000
Region XIII - CARAGA	259,753,000	259,753,000

Agusan del Norte District Engineering Office	16,708,000	16,708,000
Agusan del Sur 1st District Engineering Office	31,000,000	31,000,000
Agusan del Sur 2nd District Engineering Office	71,045,000	71,045,000
Butuan City District Engineering Office	71,000,000	71,000,000
Dinagat Islands District Engineering Office	10,000,000	10,000,000
Surigao del Norte 2nd District Engineering Office	30,000,000	30,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	217
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Surigao del Sur 1st District Engineering Office	30,000,000	30,000,000
Construction/Rehabilitation of Water Supply/Septage and Sewerage/Rain Water Collector Systems	2,809,341,000	2,809,341,000

Construction/Rehabilitation of Water Supply/Septage and Sewerage/Rain water Collector Systems - Water Supply System	1,739,341,000	1,739,341,000

National Capital Region (NCR)	690,009,000	690,009,000

Central Office	657,536,000	657,536,000
South Manila District Engineering Office	32,473,000	32,473,000
Region I - Ilocos	l3,506,000	13,506,000

Ilocos Norte 1st District Engineering Office	13,506,000	13,506,000
Cordillera Administrative Region (CAR)	73,708,000	73,708,000

Lower Kalinga District Engineering Office	25,000,000	25,000,000
Upper Kalinga District Engineering Office	48,708,000	48,708,000
Region II - Cagayan Valley	50,000,000	50,000,000

Isabela 1st District Engineering Office	50,000,000	50,000,000
Region III - Central Luzon	15,620 ,000	15,620,000

Tarlac 2nd District Engineering Office	15,620,000	15,620,000
Region IVA - CALABARZON	27,000,000	27,000,000

Quezon 1st District Engineering Office	12,000,000	12,000,000
Quezon 4th District Engineering Office	15,000,000	15,000,000
Region IVB - MIMAROPA	175,769,000	175,769,000

Marinduque District Engineering Office	40,000,000	40,000,000
Mindoro Oriental District Engineering Office	10,769,000	10,769,000
Romblon District Engineering Office	125,000,000	125,000,000

218	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region V - Bicol	50,000,000	50,000,000

Catanduanes District Engineering Office	50,000,000	50,000,000
Region VII - Central Visayas	222,229,000	222,229,000

Bohol 1st District Engineering Office	40,000,000	40,000,000
Bohol 2nd District Engineering Office	67,229,000	67,229,000
Bohol 3rd District Engineering Office	33,000,000	33,000,000
Cebu 4th District Engineering Office	82,000,000	82,000,000
Region VIII - Eastern Visayas	227,000,000	227,000,000

Biliran District Engineering Office	111,000,000	111,000,000
Northern Samar 1st District Engineering Office	20,000,000	20,000,000
Samar 1st District Engineering Office	96,000,000	96,000,000
Region IX - Zamboanga Peninsula	42,000,000	42,000,000

Zamboanga del Norte 1st District Engineering Office	42,000,000	42,000,000
Region XI - Davao	68,500,000	68,500,000

Davao Occidental District Engineering Office	5,000,000	5,000 000
Davao Oriental 1st District Engineering Office	50,000,000	50,000,000
Davao Oriental 2nd District Engineering Office	13,500,000	13,500,000
Region XII - SOCCSKSARGEN	28,000,000	28,000,000

Sarangani District Engineering Office	28,000,000	28,000,000
Region XIII - CARAGA	56,000,000	56,000,000

Agusan del Norte District Engineering Office	56,000,000	56,000,000
Construction/Rehabilitation of Water Supply/Septage and Sewerage/Rain Water Collector Systems - Septage and Sewerage	150,000,000	150,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	219
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

National Capital Region (NCR)	150,000,000	150,000,000

Central Office	150,000,000	150,000,000
Construction/Rehabilitation of Water Supply/Septage and Sewerage/Rain Water Collector Systems - Rain Water Collectors in Public Facilities	920,000,000	920,000,000

National Capital Region (NCR)	920,000,000	920,000,000

Central Office	920,000,000	920,000,000
Pasig River Ferry Convergence Program	150,000,000	150,000,000

Pasig River Ferry Convergence Program	150,000,000	150,000,000

National Capital Region (NCR)	150,000,000	150,000,000

Central Office	150,000,000	150,000,000
Construction/Rehabilitation of Improvement of Facilities for Persons with Disabilities (PWD) and Elders/Senior Citizens, including Gender-Responsive Facilities	550,270,000	550,270,000

Construction/Rehabilitation of Improvement of Facilities for Persons with Disabilities (PWD) and Elders/Senior Citizens, including Gender-Responsive Facilities	550,270,000	550,270,000

National Capital Region (NCR)	550,270,000	550,270,000

Central Office	550,270,000	550,270,000
Construction/Improvement of Various Infrastructure in Support of National Security	7,766,683,000	7,766,683,000

Construction/Improvement of Various Infrastructure in Support of National Security	7,766,683,000	7,766,683,000

National Capital Region (NCR)	5,403,145,000	5,403,145,000

Central Office	5,095,904,000	5,095,904,000
Metro Manila 1st District Engineering Office	5,000,000	5,000,000
North Manila District Engineering Office	41,800,000	41,800,000
Quezon City 2nd District Engineering Office	25,000,000	25,000,000
South Manila District Engineering Office	235,441,000	235,441,000
Region I - Ilocos	15,300,000	15,300,000

La Union 1st District Engineering Office	15,300,000	15,300,000
Cordillera Administrative Region - (CAR)	70,000,000	70,000,000

Baguio City District Engineering Office	70,000,000	70,000,000

220	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region II - Cagayan Valley	229,340,000	229,340,000

Cagayan 1st District Engineering Office	45,720,000	45,720,000
Cagayan 2nd District Engineering Office	160,000,000	160,000,000
Isabela 3rd District Engineering Office	23,620,000	23,620,000
Region III - Central Luzon	568,115,000	568,115,000

Bataan 1st District Engineering Office	60,000,000	60,000,000
Nueva Ecija 2nd District Engineering Office	176,110,000	176,110,000
Pampanga 2nd District Engineering Office	51,820,000	51,820,000
Pampanga 3rd District Engineering Office	150,000,000	150,000,000
Tarlac 2nd District Engineering Office	36,185,000	36,185,000
Zambales 1st District Engineering Office	94,000,000	94,000,000
Region IVA - CALABARZON	107,000,000	107,000,000

Quezon 2nd District Engineering Office	27,000,000	27,000,000
Quezon 4th District Engineering Office	80,000,000	80,000,000
Region IVB - MIMAROPA	48,238,000	48,238,000

Palawan 3rd District Engineering Office	48,238,000	48,238,000
Region V - Bicol	121,995,000	121,995,000

Albay 2nd District Engineering Office	57,000,000	57,000,000
Camarines Norte District Engineering Office	64,995,000	64,995,000
Region VI - Western Visayas	53,373,000	53,373,000

Capiz 2nd District Engineering Office	5,000,000	5,000,000
Iloilo 2nd District Engineering Office	37,328,000	37,328,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	221
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Negros Occidental 2nd District Engineering Office	11,045,000	11,045,000
Region VII - Central Visayas	169,760,000	169,760,000

Cebu 6th District Engineering Office	64,760,000	64,760,000
Negros Oriental 1st District Engineering Office	105,000,000	105,000,000
Region VIII - Eastern Visayas	158,946,000	158,946,000

Northern Samar 1st District Engineering Office	12,000,000	12,000,000
Samar 2nd District Engineering Office	27,000,000	27,000,000
Leyte 3rd District Engineering Office	18,946,000	18,946,000
Leyte 4th District Engineering Office	52,400,000	52,400,000
Tacloban City District Engineering Office	48,600,000	48,600,000
Region IX - Zamboanga Peninsula	317,136,000	317,136,000

Regional Office IX	37,000,000	37,000,000
Zamboanga City District Engineering Office	136,636,000	136,636,000
Zamboanga del Norte 3rd District Engineering Office	23,500,000	23,500,000
Zamboanga Sibugay 1st District Engineering Office	120,000,000	120,000,000
Region X- Northern Mindanao	85,200,000	85,200,000

Bukidnon 1st District Engineering Office	41,000,000	41,000,000
Bukidnon 3rd District Engineering Office	3,200,000	3,200,000
Cagayan de Oro City 1st District Engineering Office	30,000,000	30,000,000
Misamis Occidental 2nd District Engineering Office	11,000,000	11,000,000
Region XI - Davao	341,087,000	341,087,000

Compostela Valley District Engineering Office	74,707,000	74,707,000

222	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Davao City District Engineering Office				255,180,000		255,180,000
Davao Oriental 2nd District Engineering Office				11,200,000		11,200,000
Region XII - SOCCSKSARGEN				58,048,000		58,048,000

Cotabato City District Engineering Office				5,000,000		5,000,000
South Cotabato District Engineering Office				48,528,000		48,528,000
Sultan Kudarat 1st District Engineering Office				4,520,000		4,520,000
Region XIII - CARAGA				20,000,000		20,000,000

Butuan City District Engineering Office				20,000,000		20,000,000
Improvement of Various Infrastructure in Support of Capacity of Provincial Bridges along National Roads				476,200,000		476,200,000

Improvement of Various Infrastructure in Support of Capacity of Provincial Bridges along National Roads				476,200,000		476,200,000

National Capital Region (NCR)				441,200,000		441,200,000

Central Office				441,200,000		441,200,000
Region I - Ilocos				25,000,000		25,000,000

Pangasinan 3rd District Engineering Office				25,000,000		25,000,000
Region X- Northern Mindanao				10,000,000		10,000,000

Misamis Occidental 1st District Engineering Office				10,000,000		10,000,000
Special Road Fund - Motor Vehicle User’s Charge (MVUC) as per R.A. 11239				15,067,000,000		15,067,000,000

Special Road Fund - Motor Vehicle User’s Charge (MVUC) as per R.A. 11239				15,067,000,000		15,067,000,000

National Capital Region (NCR)				15,067,000,000		15,067,000,000

Central Office				15,067,000,000		15,067,000,000

Sub-total, Operations				660,422,399,000		660,422,399,000

TOTAL NEW APPROPRIATIONS	₱9,717,401,000	₱9,752,154,000	₱	675,353,163,000	₱	694,822,718,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services

DECEMBER 28, 2020	OFFICIAL GAZETTE	223
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

Civilian Personnel
Permanent Positions
Basic Salary	7,082,911

Total Permanent Positions	7,082,911

Other Compensation Common to All
Personnel Economic Relief Allowance	425,736
Representation Allowance	31,758
Transportation Allowance	30,606
Clothing and Uniform Allowance	106,434
Mid-Year End Bonus	590,247
Year End Bonus	590,247
Cash Gift	88,695
Step Increment	l7,706
Productivity Enhancement Incentive	88,695

Total Other Compensation Common to All	1,970,124

Other Benefits
PAG-IBIG Contributions	21,287
PhilHealth Contributions	86,359
Terminal Leave	535,433
Employees Compensation Insurance Premiums	21,287

Total Other Benefits	664,366

Total Personnel Services	9,717,401

Maintenance and Other Operating Expenses
Travelling Expenses	109,325
Training and Scholarship Expenses	31,341
Supplies and Materials Expenses	243,865
Utility Expenses	292,728
Communication Expenses	211,965
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,841
Professional Services	16,440
General Services	108,172
Repairs and Maintenance	7,710,574
Taxes, Insurance Premiums and Other Fees	94,745
Other Maintenance and Operating Expenses
Advertising Expenses	2,369
Printing and Publication Expenses	24,655
Representation Expenses	1,741
Transportation and Delivery Expenses	19,321
Rent/Lease Expenses	25,469
Membership Dues and Contributions to Organizations	296
Subscription Expenses	126,385
ICT Software Subscription and ICT Training Expenses	100,482
Other Maintenance and Operating Expense	626,440

Total Maintenance and Other Operating Expenses	9,752,154

Total Current Operating Expenditures	19,469,555

224	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	584,084,078
Buildings and Other Structures	89,031,558
Machinery and Equipment Outlay	2,237,527

Total Capital Outlays	675,353,163

TOTAL NEW APPROPRIATIONS	694,822,718

DECEMBER 28, 2020	OFFICIAL GAZETTE	225
DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

GENERAL SUMMARY

DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

	Current Operation Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	9,717,401,000	₱	9,752,154,000	₱	675,353,163,000	₱	694,822,718,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS	₱	9,717,401,000	₱	9,752,154,000	₱	675,353,163,000	₱	694,822,718,000

226	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

XXI. DEPARTMENT OF SCIENCE AND TECHNOLOGY

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	6,496,516,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	123,391,000	₱	87,784,000	₱	234,235,000	₱	445,410,000
Support to Operations		28,976,000		14,347,000		1,000,000		44,323,000
Operations		523,073,000		5,475,710,000		8,000,000		6,006,783,000

STRATEGIC SCIENCE AND TECHNOLOGY (S&T) PROGRAM				3,333,220,000				3,333,220,000
S&T PROGRAM FOR REGIONAL AND COUNTRYSIDE DEVELOPMEMT		523,073,000		2,142,490,000		8,000,000		2,673,563,000

TOTAL NEW APPROPRIATIONS	₱	675,440,000	₱	5,577,841,000	₱	243,235,000	₱	6,496,516,000

Special Provision(s)

1. Priority Research Program. The Department of Science and Technology (DOST), in coordination with the Climate Change Commission, National Economic and Development Authority, and Department of the Interior and Local Government (DILG), shall give priority to research on disaster risk reduction and climate change adaptation and mitigation, including climate impact models and climate-related technologies, to ensure that policy and technology development and application are consistent with local and international development initiatives and are based on science and contribute to resilience-building, promote inclusive and sustainable industrialization, and foster innovation.

The DOST shall also facilitate research on integrated approaches for an efficient transition to low-carbon development.

2. Reporting and Posting Requirements. The DOST shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) DOST’s website.

The DOST shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

DECEMBER 28, 2020	OFFICIAL GAZETTE	227
DEPARTMENT OF SCIENCE AND TECHNOLOGY

PROGRAMS
General Administration and Support
General Management and Supervision	₱	120,987,000	₱	87,784,000	₱	149,235,000	₱	358,006,000

National Capital Region (NCR)		120,987,000		87,784,000		149,235,000		358,006,000

Central Office		120,987,000		87,784,000		149,235,000		358,006,000
Administration of Personnel Benefits		2,404,000						2,404,000

National Capital Region (NCR)		1,486,000						1,486,000

Central Office		1,486,000						1,486,000
Cordillera Administrative Region (CAR)		737,000						737,000

Regional Office - CAR		737,000						737,000
Region IVA - CALARARZON		181,000						181,000

Regional Office - IVA		181,000						181,000
Project(s)
Locally-Funded Project(s)						85,000,000		85,000,000

Renovation/Rehabilitation and Expansion of the DOST Main Building (Phase 2)						85,000,000		85,000,000

National Capital Region (NCR)						85,000,000		85,000,000

Central Office						85,000,000		85,000,000

Sub-total, General Administration and Support		123,391,000		87,784,000		234,235,000		445,410,000

Support to Operations
Planning, policy formulation, monitoring, evaluation and management information services		28,976,000		3,092,000				32,068,000

National Capital Region (NCR)		28,976,000		3,092,000				32,068,000

Central Office		28,976,000		3,092,000				32,068,000
Conduct of scientific and technological conferences and exhibitions and international/local science and technological networking and other related activities				2,255,000				2,255,000

National Capital Region (NCR)				2,255,000				2,255,000

Central Office				2,255,000				2,255,000
Project(s)
Locally-funded Project(s)				9,000,000		1,000,000		10,000,000

Creation of the Sustainable Development, Futures, Thinking and Innovation Office				9,000,000		1,000,000		10,000,000

228	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

National Capital Region (NCR)		9,000,000	1,000,000	10,000,000

Central Office		9,000,000	1,000,000	10,000,000

Sub-total, Support to Operations	28,976,000	14,347,000	1,000,000	44,323,000

Operations
Increased benefits to Filipinos from scientific knowledge and cutting-edge technological innovations	523,073,000	5,475,710,000	8,000,000	6,006,783,000

STRATEGIC SCIENCE AND TECHNOLOGY (S&T) PROGRAM		3,333,220,000		3,333,220,000

Support to the harmonized national S&T agenda		3,333,220,000		3,333,220,000

National Capital Region (NCR)		3,333,220,000		3,333,220,000

Central Office		3,333,220,000		3,333,220,000
S&T PROGRAM FOR REGIONAL AND COUNTRYSIDE DEVELOPMEMT	523,073,000	2,142,490,000	8,000,000	2,673,563,000

Diffusion and transfer of knowledge and technologies and other related projects and activities		1,916,351,000		1,916,351,000

National Capital Region (NCR)		149,757,000		149,757,000

Regional Office - NCR		149,757,000		149,757,000
Region I - Ilocos		87,557,000		87,557,000

Regional Office - I		87,557,000		87,557,000
Cordillera Ad1inistrative Region (CAR)		91,722,000		91,722,000

Regional Office - CAR		91,722,000		91,722,000
Region II - Cagayan Valley		178,090,000		178,090,000

Regional Office - II		178,090,000		178,090,000
Region III - Central Luzon		174,143,000		174,143,000

Regional Office - III		174,143,000		174,143,000
Region IVA - CALABARZON		151,847,000		151,847,000

Regional Office - IVA		151,847,000		151,847,000
Region IYB - MIMAROPA		111,866,000		111,866,000

Regional Office - IVB		111,866,000		111,866,000
Region V- Bicol		103,377,000		103,377,000

Regional Office - V		103,377,000		103,377,000
Region VI - Western Visayas		143,614,000		143,614,000

Regional Office - VI		143,614,000		143,614,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	229
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Region VII - Central Visayas		102,878,000	102,878,000

Regional Office - VII		102,878,000	102,878,000
Region VIII - Eastern Visayas		83,287,000	83,287,000

Regional Office - VIII		83,287,000	83,287,000
Region IX - Zamboanga Peninsula		125,361,000	125,361,000

Regional Office - IX		125,361,000	125,361,000
Region X- Northern Mindanao		126,996,000	126,996,000

Regional Office - X		126,996,000	126,996,000
Region XI - Davao		91,106,000	91,106,000

Regional Office - XI		91,106,000	91,106,000
Region XII - SOCCSKSARGEN		91,914,000	91,914,000

Regional Office - XII		91,914,000	91,914,000
Region XIII - CARAGA		102,836,000	102,836,000

Regional Office - XIII		102,836,000	102,836,000
Enhancement of science and technology projects/activities	523,073,000	226,139,000	749,212,000

National Capital Region (NCR)	29,556,000	8,366,000	37,922,000

Regional Office - NCR	29,556,000	8,366,000	37,922,000
Region I - Ilocos	26,551,000	14,617,000	41,168,000

Regional Office - I	26,551,000	14,617,000	41,168,000
Cordillera Administrative Region (CAR)	35,603,000	15,127,000	50,730,000

Regional Office - CAR	35,603,000	15,127,000	50,730,000
Region II - Cagayan Valley	31,440,000	9,624,000	41,064,000

Regional Office - II	31,440,000	9,624,000	41,064,000
Region III - Central Luzon	46,049,000	12,079,000	58,128,000

Regional Office - III	46,049,000	12,079,000	58,128,000
Region IVA - CALABARZON	36,971,000	14,879,000	51,850,000

Regional Office - IVA	36,971,000	14,879,000	51,850,000
Region IVB - MIMAROPA	32,828,000	7,498,000	40,326,000

Regional Office - IVB	32,828,000	7,498,000	40,326,000

230	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region V - Bicol		38,564,000		17,803,000				56,367,000

Regional Office - V		38,564,000		11,803,000				56,367,000
Region VI - Western Visayas		34,758,000		15,638,000				50,396,000

Regional Office - VI		34,758,000		15,638,000				50,396,000
Region VII - Central Visayas		34,l73,000		17,006,000				51,179,000

Regional Office - VII		34,l73,000		17,006,000				51,179,000
Region VIII - Eastern Visayas		37,162,000		15,155,000				52,317,000

Regional Office - VIII		37,162,000		15,155,000				52,317,000
Region IX - Zamboanga Peninsula		25,665,000		14,026,000				39,691,000

Regional Office - IX		25,665,000		14,026,000				39,691,000
Region X- Northern Mindanao		30,764,000		14,228,000				44,992,000

Regional Office - X		30,764,000		14,228,000				44,992,000
Region XI - Davao		34,495,000		13,252,000				47,747,000

Regional Office - XI		34,495,000		13,252,000				47,747,000
Region XII - SOCCSKSARGEN		20,989,000		23,810,000				44,799,000

Regional Office - XII		20,989,000		23,810,000				44,799,000
Region XIII - CARAGA		27,505,000		13,031,000				40,536,000

Regional Office - XIII		27,505,000		13,031,000				40,536,000
Project (s)
Locally-Funded Project (s)						8,000,000		8,000,000

Establishment of the Antique Provincial Science and Technology Center (PSTC)						8,000,000		8,000,000

Region VI - Western Visayas						8,000,000		8,000,000

Regional Office - VI						8,000,000		8,000,000

Sub-total, Operations		523,073,000		5,475,710,000		8,000,000		6,006,783,000

TOTAL NEW APPROPRIATIONS	₱	675,440,000	₱	5,577,841,000	₱	243,235,000	₱	6,496,516,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel

DECEMBER 28, 2020	OFFICIAL GAZETTE	231
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Permanent Positions
Basic Salary	394,714

Total Permanent Positions	394,714

Other Compensation Common to All
Personnel Economic Relief Allowance	l7,664
Representation Allowance	5,136
Transportation Allowance	4,908
Clothing and Uniform Allowance	4,416
Mid-Year Bonus	32,895
Year End Bonus	32,895
Cash Gift	3,680
Productivity Enhancement Incentive	3,680

Total Other Compensation Common to All	105,274

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	166,846

Total Other Compensation for Specific Groups	166,846

Other Benefits
PAG-IBIG Contributions	884
PhilHealth Contributions	4,134
Employees Compensation Insurance Premiums	884
Loyalty Award	300
Terminal Leave	2,404

Total Other Benefits	8,606

Total Personnel Services	675,440

Maintenance and Other Operating Expenses
Travelling Expenses	37,055
Training and Scholarship Expenses	7,584
Supplies and Materials Expenses	52,928
Utility Expenses	39,411
Communication Expenses	14,261
Awards/Rewards and Prizes	257
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	4,267
Professional Services	19,829
General Services	68,722
Repairs and Maintenance	30,631
Financial Assistance/Subsidy	5,249,571
Taxes, Insurance Premiums and Other Fees	8,346
Other Maintenance and Operating Expenses
Advertising Expenses	587
Printing and Publication Expenses	2,712
Representation Expenses	9,822
Transportation and Delivery Expenses	497
Rent/Lease Expenses	6,725
Membership Dues and Contributions to Organizations	639

232	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Subscription Expenses	9,133
Other Maintenance and Operating Expenses	14,864

Total Maintenance and Other Operating Expenses	5,577,841

Total Current Operating Expenditures	6,253,281

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	135,000
Machinery and Equipment Outlay	73,235
Transportation Equipment Outlay	35,000

Total Capital Outlays	243,235

TOTAL NEW APPROPRIATIONS	6,496,516

B. ADVANCED SCIENCE AND TECHNOLOGY INSTITUTE

For general administration and support, and operations, as indicated hereunder	₱	508,059,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	23,947,000	₱	15,926,000	₱		₱	39,873,000
Operations		39,824,000		359,314,000		69,048,000		468,186,000

ADVANCED SCIENCE AND TECHNOLOGY RESEARCH AND DEVELOPMENT PROGRAM		39,824,000		85,324,000		11,688,000		136,836,000
ADVANCED SCIENCE AND TECHNOLOGY TRANSFER PROGRAM				273,990,000		57,360,000		331,350,000

TOTAL NEW APPROPRIATIONS	₱	63,771,000	₱	375,240,000	₱	69,048,000	₱	508,059,000

Special Provision(s)

1. Reporting and Posting Requirements. The Advanced Science and Technology Institute (ASTI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) ASTI’s website.

The ASTI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 28, 2020	OFFICIAL GAZETTE	233
DEPARTMENT OF SCIENCE AND TECHNOLOGY

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	23,947,000	₱	15,926,000	₱		₱	39,873,000

Sub-total, General Administration and Support		23,947,000		15,926,000				39,873,000

Operations
Increased benefits to Filipinos from scientific knowledge and technologies in ICT and Microelectronics		39,824,000		359,314,000		69,048,000		468,186,000

ADVANCED SCIENCE AND TECHNOLOGY RESEARCH AND DEVELOPMENT PROGRAM		39,824,000		85,324,000		11,688,000		136,836,000

Scientific Research and Development in the Advanced Fields of Studies including Microelectronics and Information Technology		39,824,000		85,324,000		11,688,000		136,836,000
ADVANCED SCIENCE AND TECHNOLOGY TRANSFER PROGRAM				273,990,000		57,360,000		331,350,000

Technical transfer through diffusion and commercialization				273,990,000		57,360,000		331,350,000

Sub-total, Operations		39,824,000		359,314,000		69,048,000		468,186,000

TOTAL NEW APPROPRIATIONS	₱	63,771,000	₱	375,240,000	₱	69,048,000	₱	508,059,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								41,415

Total Permanent Positions								41,415

Other Compensation Common to All
Personnel Economic Relief Allowance								1,944
Representation Allowance								408
Transportation Allowance								408

234	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Clothing and Uniform Allowance	486
Mid-Year Bonus	3,451
Year End Bonus	3,451
Cash Gift	405
Productivity Enhancement Incentive	405

Total Other Compensation Common to All	10,958

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	10,666

Total Other Compensation for Specific Groups	10,666

Other Benefits
PAG-IBIG Contributions	97
PhilHealth Contributions	438
Employees Compensation Insurance Premiums	97
Loyalty Award - Civilian	100

Total Other Benefits	732

Total Personnel Services	63,771

Maintenance and Other Operating Expenses
Travelling Expenses	1,706
Training and Scholarship Expenses	1,708
Supplies and Materials Expenses	14,354
Utility Expenses	360
Communication Expenses	247,560
Survey, Research, Exploration and Development Expenses	1,700
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	75,463
General Services	6,400
Repairs and Maintenance	3,963
Taxes, Insurance Premiums and Other Fees	1,940
Other maintenance and Operating Expenses
Advertising Expenses	50
Representation Expenses	360
Rent/Lease Expenses	5,288
Subscription Expenses	14,252

Total Maintenance and Other Operating Expenses	375,240

Total Current Operating	439,011

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	68,188
Intangible Assets Outlay	860

Total Capital Outlays	69,048

TOTAL NEW APPROPRIATIONS	508,059

DECEMBER 28, 2020	OFFICIAL GAZETTE	235
DEPARTMENT OF SCIENCE AND TECHNOLOGY

C. FOOD AND NUTRITION RESEARCH INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder							₱	556,447,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	47,854,000	₱	22,796,000	₱	1,557,000	₱	72,207,000
Operations		72,469,000		381,673,000		30,098,000		484,240,000

FOOD AND NUTRITION RESEARCH AND DEVELOPMENT PROGRAM		27,297,000		34,844,000		8,174,000		70,315,000
NUTRITIONAL ASSESSMENT AND MONITORING PROGRAM		20 ,693,000		336,752,000		19,825,000		377,270,000
FOOD AND NUTRITION TECHNOLOGY AND KNOWLEDGE DIFFUSION PROGRAM		24,479 ,000		10,017,000		2,099,000		36,655,000

TOTAL NEW APPROPRIATIONS	₱	120,323,000	₱	404,469,000	₱	31,655,000	₱	556,447,000

Special Provision(s)

1. Reporting and Posting Requirements. The Food and Nutrition Research Institute (FNRI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such tile that all agencies have fully migrated to the BTMS; and

(b) FNRI’s website.

The FNRI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	45,613,000	₱	22,796,000	₱	1,557,000	₱	69,966,000

236	OFFICIAL GAZETTE	VOL. 116, NO. 52
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Administration of Personnel Benefits		2,241,000						2,241,000

Sub-total, General Administration and Support		47,854,000		22,796,000		1,557,000		72,207,000

Operations
Increased benefits to Filipinos from scientific knowledge and food and nutrition technologies		72,469,000		381,67.3,000		30,098,000		484,240,000

FOOD AND NUTRITION RESEARCH AND DEVELOPMENT PROGRAM		27,297,000		34,844,000		8,174,000		70,315,000

Scientific Research and Development Services on Basic and Applied Researches on Food and Nutrition		27,297,000		14,145,000		8,174,000		49,616,000
Project (s)
Locally-Funded Project (s)				20,699,000				20,699,000

Expanding the Food and Nutrition Research Institute’s Nutrigenomics Laboratory: Towards Establishment of a World Class Philippine Nutrigenomics Center				20,699,000				20,699,000
NUTRITIONAL ASSESSMENT AND MONITORING PROGRAM		20,693,000		336,752,000		19,825,000		377,270,000

Nutritional Assessment and Monitoring on Food and Nutrition		20,69.3,000		2,820,000		4,825,000		28,338,000
Project (s)
Locally-Funded Project (s)				333,932,000		15,000,000		348,932,000

Expanded National Nutrition Survey				333,932,000		15,000,000		348,932,000
FOOD AND NUTRITION TECHNOLOGY AND KNOWLEDGE DIFFUSION PROGRAM		24,479,000		10,077,000		2,099,000		36,655,000

Technical Services on Food and Nutrition		24,479,000		10,077,000		2,099,000		36,655,000

Sub-total, Operations		72,469,000		381,673,000		30,098,000		484,240,000

TOTAL NEW APPROPRIATIONS	₱	120,323,000	₱	404,469,000	₱	31,655,000	₱	556,447,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	68,597

Total Permanent Positions	68,597

DECEMBER 28, 2020	OFFICIAL GAZETTE	237
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Other Compensation Common to All
Personnel Economic Relief Allowance	3,768
Representation Allowance	390
Transportation Allowance	390
Clothing and Uniform Allowance	942
Mid-Year Bonus	5,716
Year End Bonus	5,716
Cash Gift	785
Productivity Enhancement Incentive	785

Total Other Compensation Common to All	18,492

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	29,678

Total Other Compensation for Specific Groups	29,678

Other Benefits
PAG-IBIG Contributions	188
PhilHealth Contributions	814
Employees Compensation Insurance Premium	188
loyalty Award - Civilian	125
Terminal leave	2,241

Total Other Benefits	3,556

Total Personnel Services	120,323

Maintenance and Other Operating Expenses
Travelling Expenses	29,665
Training and Scholarship Expenses	4,558
Supplies and Materials Expenses	82,315
Utility Expenses	9,635
Communication Expenses	6,767
Awards/Rewards and Prizes	300
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	221,124
General Services	4,041
Repairs and Maintenance	13,750
Taxes, Insurance Premiums and Other Fees	1,300
Other Maintenance and Operating Expenses
Advertising Expenses	120
Printing and Publication Expenses	2,200
Representation Expenses	8,510
Transportation and Delivery Expenses	6,948
Rent/lease Expenses	450
Subscription Expenses	988
Other Maintenance and Operating Expenses	11,656

Total Maintenance and Other Operating Expenses	404,469

Total Current Operating Expenditures	524,792

238	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	31,655

Total Capital Outlays	31,655

TOTAL NEW APPROPRIATIONS	556,447

D. FOREST PRODUCTS RESEARCH AID DEVELOPMENT INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	211,998,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	77,214,000	₱	21,607,000	₱		₱	98,821,000
Operations		67,003,000		28,304,000		17,870,000		113,177,000

FOREST PRODUCTS RESEARCH AND DEVELOPMENT PROGRAM		40,622,000		16,397,000		17,870,000		74,889,000
FOREST PRODUCTS TECHNOLOGY TRANSFER PROGRAM		19,397,000		714,000				20,111,000
FOREST PRODUCTS SCIENCE AND TECHNOLOGY SERVICES PROGRAM		6,984,000		11,193,000				18,177,000

TOTAL NEW APPROPRIATIONS	₱	144,217,000	₱	49,911,000	₱	17,870,000	₱	211,998,000

Special Provision(s)

1. Reporting and Posting Requirements. The Forest Products Research and Development Institute (FPRDI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTNS; and

(b) FPRDI’s website.

The FPRDI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

Hew Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

DECEMBER 28, 2020	OFFICIAL GAZETTE	239
DEPARTMENT OF SCIENCE AND TECHNOLOGY

PROGRAMS
General Administration and Support
General Management and Supervision	₱	70,203,000	₱	21,607,000	₱		₱	91,810,000
Administration of Personnel Benefits		7,011,000						7,011,000

Sub-total, General Administration and Support		77,214,000		21,607,000				98,821,000

Operations
Increased benefits to Filipinos from scientific knowledge and forest-based product technological innovations		67,003,000		28,304,000		17,870,000		113,177,000

FOREST PRODUCTS RESEARCH AND DEVELOPMENT PROGRAM		40,622,000		16,397,000		17,870,000		74,889,000

Scientific Research and Development Services on Wood and Non-Wood Forest Products		40,622,000		11,907,000				52,529,000
Project (s)
Locally-Funded Project (s)				4,490,000		17,870,000		22,360,000

Development of FPRDI’s Strategic and Administrative Information Systems				4,.490,000		7,870,000		12,360,000
Rehabilitation of Pulp and Paper Laboratories						5,000,000		5,000,000
Renovation of Material Science Division (MSD) Laboratories and Offices						5,000,000		5,000,000
FOREST PRODUCTS TECHNOLOGY TRANSFER PROGRAM		19,397,000		714,000				20,111,000

Technology Transfer/Promotion on Wood and Non-Wood Forest Products		19,397,000		714,000				20,111,000
FOREST PRODUCTS SCIENCE AND TECHNOLOGY SERVICES PROGRAM		6,984,000		11,193,000				18,177,000

Testing, Analysis and Other Technical Services on Wood and Non-Wood Forest Products		6,984,000		11,193,000				18,177,000

Sub-total, Operations		67,003,000		28,304,000		17,870,000		113,177,000

TOTAL NEW APPROPRIATIONS	₱	144,217,000	₱	49,911,000	₱	17,870,000	₱	211,998,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel

240	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Permanent Positions
Basic Salary	74,295

Total Permanent Positions	74,295

Other Compensation Common to All
Personnel Economic Relief Allowance	4,248
Representation Allowance	966
Transportation Allowance	966
Clothing and Uniform Allowance	1,062
Mid-Year Bonus	6,192
Year End Bonus	6,192
Cash Gift	885
Productivity Enhancement Incentive	885

Total Other Compensation Common to All	21,396

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	40,067

Total Other Compensation for Specific Groups	40,067

Other Benefits
PAG-IBIG Contributions	213
PhilHealth Contributions	847
Employees Compensation Insurance Premiums	213
Loyalty Award	175
Terminal Leave	7,011

Total Other Benefits	8,459

Total Personnel Services	144,217

Maintenance and Other Operating Expenses
Travelling Expenses	6,900
Training and Scholarship Expenses	3,171
Supplies and Materials Expenses	11,048
Utility Expenses	9,186
Communication Expenses	1,909
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	4,433
General Services	3,425
Repairs and Maintenance	3,075
Taxes, Insurance Premiums and Other Fees	1,332
Labor and Wages	600
Other Maintenance and Operating Expenses
Advertising Expenses	31
Printing and Publication Expenses	500
Representation Expenses	350
Transportation and Delivery Expenses	200
Rent/Lease Expenses	318
Membership Dues and Contributions to Organizations	400
Subscription Expenses	2,321
Other Maintenance and Operating Expenses	576

DECEMBER 28, 2020	OFFICIAL GAZETTE	241
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Total Maintenance and Other Operating Expenses	49,911

Total Current Operating Expenditures	194,128

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	2,806
Buildings and Other Structures	10,000
Machinery and Equipment Outlay	5,064

Total Capital Outlays	17,870

TOTAL NEW APPROPRIATIONS	211,998

E. INDUSTRIAL TECHNOLOGY DEVELOPMENT INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	403,977,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	95,535 ,000	₱	7,806,000	₱		₱	103,341,000
Operations		156,329,000		98,934,000		45,373,000		300,636,000

INDUSTRIAL TECHNOLOGY RESEARCH AND DEVELOPMENT PROGRAM		84,441,000		42,749,000		44,786,000		171,976,000
INDUSTRIAL TECHNOLOGY TRANSFER PROGRAM		24,662,000		1,993,000				26,655,000
INDUSTRIAL TECHNOLOGY TECHNICAL SERVICES PROGRAM		47,226,000		54,192,000		587,000		102,005,000

TOTAL NEW APPROPRIATIONS	₱	251,864,000	₱	106,740,000	₱	45,373,000	₱	403,977,000

Special Provision(s)

1. Calibration Fees. Of the amounts appropriated herein, Three Million Seven Hundred Thousand Pesos (P3,700,000) shall be used for the enhancement of the capabilities of the National Metrology Laboratory and modernization of metrological and measurement standard activities sourced from fifty percent (50%) of the fees and charges collected from calibration services in accordance with Section 18 of R.A . No. 9236.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The Industrial Technology Development Institute (ITDI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) ITDI’s website.

The ITDI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of co1pliance with this requirement.

242	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	79,935,000	₱	7,584,000	₱		₱	87,519,000
Administration of Personnel Benefits		7,364,000						7,364,000
Evaluation, Coordination and Monitoring of Industrial Programs/Projects and Management Information System		8,236,000		222,000				8,458,000

Sub-total, General Administration and Support		95,535,000		7,806,000				103,341,000

Operations
Increased benefits to Filipinos from scientific knowledge and technologies for industry productivity and competitiveness		156,329,000		98,934,000		45,373,000		300,636,000

INDUSTRIAL TECHNOLOGY RESEARCH AND DEVELOPMENT PROGRAM		84,441,000		42,749,000		44,786,000		171,976,000

Research and Development of Technologies in Industrial Manufacturing, Mineral Processing and Energy		84,441,000		33,662,000				118,103,000
Project(s)
Locally-Funded Project(s)				9,087,000		44,786,000		53,873,000

Repair/Renovation and Maintenance of ITDI Buildings and Facilities						40,000,000		40,000,000
ITDI Information Technology Capability Enhancement and Sustainability				9,087,000		4,786,000		13,873,000
INDUSTRIAL TECHNOLOGY TRANSFER PROGRAM		24,662,000		1,993,000				26,655,000

Transfer of Technologies in Industrial Manufacturing, Mineral Processing and Energy				576,000				576,000
Promotion and Marketing of Industrial Technologies and Services		24,662,000		1,417,000				26,079,000
INDUSTRIAL TECHNOLOGY TECHNICAL SERVICES PROGRAM		47,226,000		54,192,000		587,000		102,005,000

Testing and Analysis of Materials/Products, Calibration of Instruments and Apparatus and other Technical Services		47,226,000		10,566,000				57,792,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	243
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Project(s)
Locally-Funded Project(s)				43,626,000		587,000		44,213,000

Enhancing the Competence and Capability of the National Metrology Laboratories of the Philippines				43,626,000		587,000		44,213,000

Sub-total, Operations		156,329,000		98,934,000		45,373,000		300,636,000

TOTAL NEW APPROPRIATIONS	₱	251,864,000	₱	106,740,000	₱	45,373,000	₱	403,977,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	142,470

Total Permanent Positions	142,470

Other Compensation Common to All
Personnel Economic Relief Allowance	7,872
Representation Allowance	678
Transportation Allowance	678
Clothing and Uniform Allowance	1,968
Mid-Year Bonus	11,872
Year End Bonus	11,872
Cash Gift	1,640
Productivity Enhancement Incentive	1,640

Total Other Compensation Common to All	38,220

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	60,111
Anniversary Bonus - Civilian	960

Total Other Compensation for Specific Groups	61,071

Other Benefits
PAG-IBIG Contributions	394
PhilHealth Contributions	1,651
Employees Compensation Insurance Premiums	394
Loyalty Award - Civilian	300
Terminal Leave	7,364

Total Other Benefits	10,103

Total Personnel Services	251,864

244	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Maintenance and Other Operating Expenses
Travelling Expenses	6,205
Training and Scholarship Expenses	4,320
Supplies and Materials Expenses	19,000
Utility Expenses	21,203
Communication Expenses	1,679
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	491
Professional Services	29,372
General Services	7,952
Repairs and Maintenance	8,992
Taxes, Insurance Premiums and Other Fees	1,812
Other Maintenance and Operating Expenses
Printing and Publication Expenses	206
Representation Expenses	1,909
Transportation and Delivery Expenses	205
Rent/Lease Expenses	215
Membership Dues and Contributions to Organizations	400
Subscription Expenses	2,013
Other Maintenance and Operating Expenses	766

Total Maintenance and Other Operating Expenses	106,740

Total Current Operating Expenditures	358,604

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	40,000
Machinery and Equipment Outlay	3,373
Intangible Assets Outlay	2,000

Total Capital Outlays	45,373

TOTAL NEW APPROPRIATIONS	403,977

F. METALS INDUSTRY RESEARCH AND DEVELOPMENT CENTER

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	226,524,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	82,071,000	₱	15,267,000		₱	97,338,000
Operations		79,713,000		24,908,000	24,565,000		129,186,000

METALS INDUSTRY RESEARCH PROGRAM		41,214,000		17,042,000	24,565,000		82,821,000
METALS INDUSTRY TECHNOLOGY TRANSFER PROGRAM		19,323,000		3,505,000			22,828,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	245
DEPARTMENT OF SCIENCE AND TECHNOLOGY

METALS INDUSTRY SCIENCE AND TECHNOLOGY SERVICES PROGRAM		19,176,000		4,361,000				23,537,000

TOTAL NEW APPROPRIATIONS	₱	161,784,000	₱	40,175,000	₱	24,565,000	₱	226,524,000

Special Provision(s)

1. Reporting and Posting Requirements. The Metals Industry Research and Development Center (MIRDC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) MIRDC’s website.

The MIRDC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	80,797,000	₱	15,267,000		₱	96,064,000
Administration of Personnel Benefits		1,274,000					1,274,000

Sub-total, General Administration and Support		82,071,000		15,267,000			97,338,000

Operations
Increased benefits to Filipinos from scientific knowledge and technologies in cutting-edge metals and engineering innovations		79,713,000		24,908,000	24,565,000		129,186,000

METALS INDUSTRY RESEARCH PROGRAM		41,214,000		17,042,000	24,565,000		82,821,000

Prototype and process development through metalcasting, metalworking and surface engineering processes		41,214,000		11,642,000			52,856,000
Project(s)
Locally-Funded Project(s)				5,400,000	24,565,000		29,965,000

Repair of Perimeter Fence (90,000 square meters)					8,000,000		8,000,000
Upgrading of MIRDC Laboratory and Administration Building					12,000,000		12,000,000
Advancement of Information and Communication Technology (ICT) and Implementation of Information Security Management System (ISMS) in MIRDC - (AIM)				5,400,000	4,565,000		9,965,000

246	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

METALS INDUSTRY TECHNOLOGY TRANSFER PROGRAM		19,323,000		3,505,000				22,828,000

Technical assistance and technology transfer through consultancy, training and information awareness program		19,323,000		3,505,000				22,828,000
METALS INDUSTRY SCIENCE AND TECHNOLOGY SERVICES PROGRAM		19,176,000		4,361,000				23,537,000

Testing, analysis and calibration services		19,176,000		4,361,000				23,537,000

Sub-total, Operations		79,713,000		24,908,000		24,565,000		129,186,000

TOTAL NEW APPROPRIATIONS	₱	161,784,000	₱	40,175,000	₱	24,565,000	₱	226,524,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								92,820

Total Permanent Positions								92,820

Other Compensation Common to All
Personnel Economic Relief Allowance								5,184
Representation Allowance								672
Transportation Allowance								672
Clothing and Uniform Allowance								1,296
Mid-Year Bonus								7,735
Year End Bonus								7,735
Cash Gift								1,080
Productivity Enhancement Incentive								1,080

Total Other Compensation Common to All								25,454

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel								40,361

Total Other Compensation for Specific Groups								40,361

Other Benefits
PAG-IBIG Contributions								259
PhilHealth Contributions								1,062
Employees Compensation Insurance Premiums								259

DECEMBER 28, 2020	OFFICIAL GAZETTE	247
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Loyalty Award	295
Terminal Leave	1,274

Total Other Benefits	3,149

Total Personnel Services	161,784

Maintenance and Other Operating Expenses
Travelling Expenses	1,275
Training and Scholarship Expenses	1,300
Supplies and Materials Expenses	4,461
Utility Expenses	14,850
Communication Expenses	900
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	5,865
General Services	6,440
Repairs and Maintenance	3,276
Taxes, Insurance Premiums and Other Fees	430
Other Maintenance and Operating Expenses
Advertising Expenses	60
Printing and Publication Expenses	140
Representation Expenses	250
Transportation and Delivery Expenses	140
Rent/Lease Expenses	110
Membership Dues and Contributions to Organizations	10
Subscription Expenses	50
Other Maintenance and Operating Expenses	482

Total Maintenance and Other Operating Expenses	40,175

Total Current Operating Expenditures	201,959

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	2,000
Buildings and Other Structures	20,000
Machinery and Equipment Outlay	2,565

Total Capital Outlays	24,565

TOTAL NEW APPROPRIATIONS	226,524

G. NATIONAL ACADEMY OF SCIENCE AND TECHNOLOGY

For general administration and support, and operations, as indicated hereunder	₱	109,326,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

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GENERAL APPROPRIATIONS ACT, FY 2021

PROGRAMS
General Administration and Support	₱	10,712,000	₱	6,802,000	₱	793,000	₱	18,307,000
Operations		6,393,000		83,446,000		1,180,000		91,019,000

SCIENCE AND TECHNOLOGY RECOGRITION AND POLICY ADVISORY PROGRAM		6,393,000		83,446,000		1,180,000		91,019,000

TOTAL NEW APPROPRIATIONS	₱	17,105,000	₱	90,248,000	₱	1,973,000	₱	109,326,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Academy of Science and Technology (NAST) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) MAST’s website.

The MAST shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	10,712,000	₱	6,802,000	₱	793,000	₱	18,307,000

Sub-total, General Administration and Support		10,712,000		6,802,000		793,000		18,307,000

Operations
Increased benefits to Filipinos from scientific knowledge by recognizing outstanding achievements and enhancing and fostering policy environment for the development of Science and Technology		6,393,000		83,446,000		1,180,000		91,019,000

SCIENCE AND TECHNOLOGY RECOGNITION AND POLICY ADVISORY PROGRAM		6,393,000		83,446,000		1,180,000		91,019,000

Formulation of policy recommendations on relevant Science and Technology concerns		3,396,000		4,999,000		1,180,000		9,575,000
Screening of nominations and granting of performance awards and achievements incentives for exemplary contributions to the development of Science and Technology in the country		1,168,000		15,930,000				17,098,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	249
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Provision of benefits and privileges of national scientists and members of the Academy, including research fellowship grants, pursuant to the Academy’s Charter				60,812,000				60,812,000
Promotion of S&T achievements through the operation and maintenance of the Philippine Science Heritage Center		1,829,000		1,705,000				3,534,000

Sub-total, Operations		6,393,000		83,446,000		1,180,000		91,019,000

TOTAL NEW APPROPRIATIONS	₱	17,105,000	₱	90,248,000	₱	1,973,000	₱	109,326,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								10,286

Total Permanent Positions								10,286

Other Compensation Common to All
Personnel Economic Relief Allowance								432
Representation Allowance								228
Transportation Allowance								228
Clothing and Uniform Allowance								108
Mid-Year Bonus - Civilian								857
Year End Bonus								857
Cash Gift								90
Productivity Enhancement Incentive								90

Total Other Compensation Common to All								2,890

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel								3,444
Anniversary Bonus - Civilian								57

Total Other Compensation for Specific Groups								3,501

Other Benefits
PAG-IBIG Contributions								22
Phil Health Contributions								96
Employees Compensation Insurance Premiums								22
Loyalty Award - Civilian								20

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Total Other Benefits	160

Non-Permanent Positions	268

Total Personnel Services	17,105

Maintenance and Other Operating Expenses
Travelling Expenses	4,238
Training and Scholarship Expenses	40
Supplies and Materials Expenses	2,170
Utility Expenses	1,040
Communication Expenses	866
Awards/Rewards and Prizes	61,060
Survey, Research, Exploration and Development Expenses	4,320
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	2,073
General Services	2,218
Repairs and Maintenance	2,333
Taxes, Insurance Premiums and Other Fees	300
Other Maintenance and Operating Expenses
Advertising Expenses	300
Printing and Publication Expenses	617
Representation Expenses	6,137
Transportation and Delivery Expenses	45
Rent/Lease Expenses	290
Membership Dues and Contributions to Organizations	125
Subscription Expenses	33
Other Maintenance and Operating Expenses	1,907

Total Maintenance and Other Operating Expenses	90,248

Total Current Operating Expenditures	107,353

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	1,973

Total Capital Outlays	1,973

TOTAL NEW APPROPRIATIONS	109,326

H. NATIONAL RESEARCH COUNCIL OF THE PHILIPPINES

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	167,328,000

New Appropriations, by Program/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

DECEMBER 28, 2020	OFFICIAL GAZETTE	251
DEPARTMENT OF SCIENCE AND TECHNOLOGY

PROGRAMS
General Administration and Support	₱	20,375,000	₱	13,069,000	₱	906,000	₱	34,350,000
Support to Operations		4,836,000		7,697,000		1,120,000		13,653,000
Operations		8,147,000		111,178,000				119,325,000

POLICY DEVELOPMENT FOR SCIENCE AMD TECHNOLOGY ADVISORY PROGRAM		1,006,000		704,000				1,710,000
BASIC RESEARCH AND DEVELOPMENT MANAGEMENT PROGRAM		7,141,000		110,474,000				117,615,000

TOTAL NEW APPROPRIATIONS	₱	33,358,000	₱	131,944,000	₱	2,026,000	₱	167,328,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Research Council of the Philippines (NRCP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) NRCP’s website.

The NRCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	20,375,000	₱	13,069,000	₱	906,000	₱	34,350,000

Sub-total, General Administration and Support		20,375,000		13,069,000		906,000		34,350,000

Support to Operations
NRCP Library Operation		3,731,000		634,000				4,365,000
IT support		1,105,000		5,798,000				6,903,000
Project(s)
Locally-Funded Project(s)				1,265,000		1,120,000		2,385,000

Development of Administrative Support System				1,265,000		1,120,000		2,385,000

Sub-total, Support to Operations		4,836,000		7,697,000		1,120,000		13,653,000

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Operations
Problem-focused multi-disciplinary basic research, policy formulation and collaboration among Filipino researchers enhanced		8,147,000		111,178,000				119,325,000

POLICY DEVELOPMENT FOR SCIENCE AND TECHNOLOGY ADVISORY PROGRAM		1,006,000		704,000				1,710,000

Research based Policy Development for S&T and issues of national concern		1,006,000		704,000				1,710,000
BASIC RESEARCH AND DEVELOPMENT MANAGEMENT PROGRAM		7,141,000		110,474,000				117,615,000

Development, integration and coordination of the National Research System for Basic Research		5,960,000		106,679,000				112,639,000
Programming, monitoring and evaluation of basic research and other resource requirements		1,181,000		3,795,000				4,976,000

Sub-total, Operations		8,147,000		111,178,000				119,325,000

TOTAL NEW APPROPRIATIONS	₱	33,358,000	₱	131,944,000	₱	2,026,000	₱	167,328,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								18,671

Total Permanent Positions								18,671

Other Compensation Common to All
Personnel Economic Relief Allowance								960
Representation Allowance								288
Transportation Allowance								288
Clothing and Uniform Allowance								240
Honoraria								3,000
Mid-Year Bonus								1,555
Year End Bonus								1,555
Cash Gift								200
Productivity Enhancement Incentive								200

Total Other Compensation Common to All								8,286

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel								5,942
Anniversary Bonus - Civilian								126

Total Other Compensation for Specific Groups								6,068

DECEMBER 28, 2020	OFFICIAL GAZETTE	253
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Other Benefits
PAG-IBIG Contributions	48
PhilHealth Contributions	202
Employees Compensation Insurance Premiums	48
Loyalty Award - Civilian	35

Total Other Benefits	333

Total Personnel Services	33,358

Maintenance and Other Operating Expenses
Travelling Expenses	5,160
Training and Scholarship Expenses	1,160
Supplies and Materials Expenses	4,392
Utility Expenses	2,440
Communication Expenses	1,484
Awards/Rewards and Prizes	450
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	9,740
General Services	1,549
Repairs and Maintenance	2,710
Financial Assistance/Subsidy	90,400
Taxes, Insurance Premiums and Other Fees	178
Other Maintenance and Operating Expenses
Advertising Expenses	11
Printing and Publication Expenses	3,647
Representation Expenses	7,556
Transportation and Delivery Expenses	5
Rent/Lease Expenses	175
Subscription Expenses	749
Other Maintenance and Operating Expenses	2

Total Maintenance and Other Operating Expenses	131,944

Total Current Operating Expenditures	165,302

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,026

Total Capital Outlays	2,026

TOTAL NEW APPROPRIATIONS	167,328

I. PHILIPPINE ATMOSPHERIC, GEOPHYSICAL AND ASTRONOMICAL SERVICES ADMINISTRATION

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	1,785,255,000

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New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS	₱	225,644,000	₱	47,576,000	₱	54,120,000	₱	327,340,000
General Administration and Support
Support to Operations		35,992,000		140,700,000		84,628,000		261,320,000
Operations		308,031,000		361,088,000		527,476,000		1,196,595,000

WEATHER AND CLIMATE FORECASTING AND WARNING PROGRAM		247,428,000		274,156,000		354,900,000		876,484,000
FLOOD FORECASTING AND WARRING PROGRAM		19,352,000		43,806,000		131,047,000		194,205,000
RESEARCH AND DEVELOPMENT ON ATMOSPHERIC, GEOPHYSICAL AND ASTRONOMICAL AND ALLIED SCIENCES PROGRAM		41,251,000		43,126,000		41,529,000		125,906,000

TOTAL NEW APPROPRIATIONS	₱	569,667,000	₱	549,364,000	₱	666,224,000	₱	1,785,255,000

Special Provision(s)

1. Multi-Hazard Impact-Based Forecast and Early Warning. The Philippine Atmospheric, Geophysical and Astronomical Services Administration (PAGASA), in coordination with the Department of the Interior and Local Government and the Office of Civil Defense, shall promote the establishment of Multi-hazard impact-based forecast and early warning system and services, including the development and enhancement of protocols for climate, weather, and risk communication and early warning dissemination, including for dam discharge, to prevent and minimize loss and damage from impacts of extreme weather and slow onset events.

2. Climate Information Dissemination to Dam Operators. The PAGASA shall coordinate with the National Irrigation Administration, National Power Corporation, and other dam operators in the updating of the dam discharge protocols. The PAGASA shall enhance the capability and the agility of its systems for climate observation and projection, weather forecasting, and real-time climate information dissemination to dam operators, national government agencies, and local government units.

3. Reporting and Posting Requirements. The Philippine Atmospheric, Geophysical and Astronomical Services Administration (PAGASA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PAGASA’s website.

The PAGASA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	200,499,000	₱	47,576,000	₱	54,120,000	₱	302,195,000
Administration of Personnel Benefits		25,145,000						25,145,000

Sub-total, General Administration and Support		225,644,000		47,576,000		54,120,000		327,340,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	255
DEPARTMENT OF TRANSPORTATION

Support to Operations
Operation and Maintenance of Heather Surveillance Radar Network		104,930,000		104,930,000
Installation, Repair and Maintenance of Telemetering Multiplex System for Flood Forecasting and Warning Systems of the 18 Major River Basins		4,842,000		4,842,000
Construction/Repair/Rehabilitation of Damaged Weather Stations and ICT Equipment and Facilities	35,992,000	30,928,000		66,920,000
Project(s)
Locally-funded Project(s)			84,628,000	84,628,000

Enhancement of PAGASA’s Weather Observing Facilities			44,728,000	44,728,000
All Weather Communication System (Phase I)			39,900,000	39,900,000

Sub-total, Support to Operations	35,992,000	140,700,000	84,628,000	261,320,000

Operations
Enhanced safety and resiliency of Filipinos to disaster risks from extreme Weather, flooding, storm surge and related events	308,031,000	361,088,000	527,476,000	1,196,595,000

WEATHER AND CLIMATE FORECASTING AND WARNING PROGRAM	247,428,000	274,156,000	354,900,000	876,484,000

Typhoon and weather warning, including marine and aviation forecasting and operation of meteorological communication and regional forecast center	46,578,000	21,629,000		68,207,000
Climate data management, agrometeorological and climate change research and development	28,583,000	12,923,000		41,506,000
Observation, measurement, recording and reporting of atmospheric, geophysical and astronomical data, including the operation and maintenance of automated observational data from surface and upper-air observation network	172,267,000	181,890,000		354,157,000
Operation of upgraded meteorological satellite receiving and processing systems		4,414,000		4,414,000
Project(s)
Locally-funded Project(s)		53,300,000	354,900,000	408,200,000

Improved Data Analytics on Weather Forecasting			44,400,000	44,400,000
Integrated Digital Weather Forecasting Project Digital Tape Library for Long-Term Data Storage		20,800,000 32,500,000	203,500,000 107,000,000	224,300,000 139,500,000

256	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

FLOOD FORECASTING AND WARNING PROGRAM		19,352,000		43,806,000		131,047,000		194,205,000

Flood forecasting and hydro-meteorological services		19,352,000		21,454,000				40,806,000
Operation and maintenance of the flood forecasting and warning system for dam operation				14,352,000				14,352,000
Project (s)
Locally-funded Project(s)				8,000,000		131,047,000		139,047,000

Conversion of Mobile X-band Radars into Fixed Stations						80,000,000		80,000,000
Establishment of an Integrated Hydrological Data Management System (HDNS) for Flood Forecasters				8,000,000		51,047,000		59,047,000
RESEARCH AMD DEVELOPMENT ON ATMOSPHERIC, GEOPHYSICAL AND ASTRONOMICAL AND ALLIED SCIENCES PROGRAM		41,251,000		43,126,000		41,529,000		125,906,000

Research on Atmospheric, Geophysical and Allied Sciences		41,251,000		24,983,000				66,234,000
Operation and maintenance of astronomical observatories/planetarium including the provisions of standard time services				3,101,000				3,101,000
Project(s)
Locally-funded Project(s)				15,042,000		41,529,000		56,571,000

Harmonization of PAGASA Geographical Information System (GIS-Base Product Service)				5,300,000		36,300,000		41,600,000
Development of Research and Development Information System				1,504,000		1,420,000		2,924,000
Development of Research and Development Information System Storage Expansion				1,051,000		1,219,000		2,270,000
Expansion of Library Holdings and Development of Training Management Information System				1,765,000		1,242,000		3,007,000
Development of Numerical Modelling Information System				1,348,000		530,000		1,878,000
Development of Hydromet TropMet and Instrument Research Information System				2,470,000		500,000		2,970,000
Development of Astronomical Archive Information System				1,604,000		318,000		1,922,000

Sub-total, Operations		308,031,000		361,088,000		527,476,000		1,196,595,000

TOTAL NEW APPROPRIATIONS	₱	569,667,000	₱	549,364,000	₱	666,224,000	₱	1,785,255,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures

DECEMBER 28, 2020	OFFICIAL GAZETTE	257
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	298,323

Total Permanent Positions	298,323

Other Compensation Common to All
Personnel Economic Relief Allowance	18,780
Representation Allowance	972
Transportation Allowance	972
Clothing and Uniform Allowance	4,812
Mid-Year Bonus	24,860
Year End Bonus	24,860
Cash Gift	4,010
Productivity Enhancement Incentive	4,010

Total Other Compensation Common to All	83,276

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	146,728
Night Shift Differential Pay	7,809
Anniversary Bonus - Civilian	2,261

Total Other Compensation for Specific Groups	156,798

Other Benefits
PAG-IBIG Contributions	963
PhilHealth Contributions	3,744
Employees Compensation Insurance Premiums	963
Loyalty Award	455
Terminal Leave	25,145

Total Other Benefits	31,270

Total Personnel Services	569,667

Maintenance and Other Operating Expenses
Travelling Expenses	30,779
Training and Scholarship Expenses	33,596
Supplies and Materials Expenses	183,387
Utility Expenses	37,063
Communication Expenses	47,575
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	23,506
General Services	55,211
Repairs and Maintenance	78,847
Taxes, Insurance Premiums and Other Fees	34,724
Other Maintenance and Operating Expenses
Advertising Expenses	170
Printing and Publication Expenses	1,207
Representation Expenses	2,056

258	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Transportation and Delivery Expenses	1,000
Rent/Lease Expenses	2,683
Membership Dues and Contributions to Organizations	50
Subscription Expenses	16,874
Other Maintenance and Operating Expenses	500

Total Maintenance and Other Operating Expenses	549,364

Total Current Operating Expenditures	1,119,031

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	39,900
Machinery and Equipment Outlay	626,324

Total Capital Outlays	666,224

TOTAL NEW APPROPRIATIONS	1,785,255

J. PHILIPPINE COUNCIL FOR AGRICULTURE, AQUATIC AND NATURAL RESOURCES RESEARCH AND DEVELOPMENT

For general administration and support, and operations, as indicated hereunder	₱	1,437,189,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	60,767,000	₱	36,758,000	₱	6,775,000	₱	104,300,000
Operations		106,744,000		1,226,145,000				1,332,889,000

NATIONAL AANR SECTOR R&D PROGRAM		106,744,000		1,226,145,000				1,332,889,000

TOTAL NEW APPROPRIATION	₱	167,511,000	₱	1,262,903,000	₱	6,775,000	₱	1,437,189,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Council for Agriculture, Aquatic and Natural Resources Research and Development (PCAARRD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PCAARRD’s website.

The PCAARRD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 28, 2020	OFFICIAL GAZETTE	259
DEPARTMENT OF SCIENCE AND TECHNOLOGY

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	57,268,000	₱	36,758,000	₱	6,775,000	₱	100,801,000
Administration of Personnel Benefits		3,499,000						3,499,000

Sub-total, General Administration and Support		60,767,000		36,758,000		6,775,000		104,300,000

Operations
Increased benefits to Filipinos from science-based know-how and tools for agricultural productivity in the Agriculture, Aquatic and Natural Resources (AANR) sectors		106,744,000		1,226,145,000				1,332,889,000

NATIONAL AANR SECTOR R&D PROGRAM		106,744,000		1,226,145,000				1,332,889,000

Development, integration and coordination of the National Research System for the AANR Sector		106,744,000		1,226,145,000				1,332,889,000

Sub-total, Operations		106,744,000		1,226,145,000				1,332,889,000

TOTAL NEW APPROPRIATIONS	₱	167,511,000	₱	1,262,903,000	₱	6,775,000	₱	1,437,189,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	98,432

Total Permanent Positions	98,432

Other Compensation Common to All
Personnel Economic Relief Allowance	5,064
Representation Allowance	930
Transportation Allowance	930
Clothing and Uniform Allowance	1,266
Honoraria	641
Mid-Year Bonus	8,203

260	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Year End Bonus	8,203
Cash Gift	1,055
Productivity Enhancement Incentive	1,055

Total Other Compensation Common to All	27,347

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	36,629

Total Other Compensation for Specific Groups	36,629

Other Benefits
PAG-IBIG Contributions	253
PhilHealth Contributions	1,098
Employees Compensation Insurance Premiums	253
Terminal Leave	3,499

Total Other Benefits	5,103

Total Personnel Services	167,511

Maintenance and Other Operating Expenses
Travelling Expenses	19,361
Training and Scholarship Expenses	5,395
Supplies and Materials Expenses	12,711
Utility Expenses	7,804
Communication Expenses	9,559
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	150
Professional Services	30,189
General Services	14,140
Repairs and Maintenance	12,147
Financial Assistance/Subsidy	1,125,132
Taxes, Insurance Premiums and Other Fees	1,681
Other Maintenance and Operating Expenses
Advertising Expenses	10
Printing and Publication Expenses	3,561
Representation Expenses	10,805
Transportation and Delivery Expenses	400
Rent/Lease Expenses	5,854
Membership Dues and Contributions to Organizations	25
Subscription Expenses	3,147
Other Maintenance and Operating Expenses	832

Total Maintenance and Other Operating Expenses	1,262,903

Total Current Operating Expenditures	1,430,414

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	6,775

Total Capital Outlays	6,775

TOTAL NEW APPROPRIATIONS	1,437,189

DECEMBER 28, 2020	OFFICIAL GAZETTE	261
DEPARTMENT OF SCIENCE AND TECHNOLOGY

K. PHILIPPINE COUNCIL FOR HEALTH RESEARCH AND DEVELOPMENT

For general administration and support, and operations, as indicated hereunder							₱	958,379,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	16,834,000	₱	6,085,000 P	₱	3,170,000	₱	26,089,000
Operations		29,077,000		903,213,000				932,290,000

NATIONAL HEALTH RESEARCH AND DEVELOPMENT PROGRAM		29,077,000		903,213,000				932,290,000

TOTAL HEM APPROPRIATIONS	₱	45,911,000	₱	909,298,000	₱	3,170,000	₱	958,379,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Council for Health Research and Development (PCHRD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System(URS) or other electronic leans for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PCHRD’s website.

The PCHRD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
general Administration and Support
General Management and Supervision	₱	15,708,000	₱	6,085,000	₱	3,170,000	₱	24,963,000
Administration of Personnel Benefits		1,126,000						1,126,000

Sub-total, General Administration and Support		16,834,000		6,085,000		3,170,000		26,089,000

Operations
Increased benefits to Filipinos from scientific knowledge and technological innovations for healthcare		29,077,000		903,213,000				932,290,000

262	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

NATIONAL HEALTH RESEARCH AND DEVELOPMENT PROGRAM		29,077,000		903,213,000				932,290,000

Development, Integration, Management and Coordination of the National Health Research System for Health and Related Fields		29,077,000		903,213,000				932,290,000

Sub-total, Operations		29,077,000		903,213,000				932,290,000

TOTAL NEW APPROPRIATION	₱	45,911,000	₱	909,298,000	₱	3,170,000	₱	958,379,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								27,397

Total Permanent Positions								27,397

Other Compensation Common to All
Personnel Economic Relief Allowance								1,296
Representation Allowance								348
Transportation Allowance								348
Clothing and Uniform Allowance								324
Mid-Year Bonus								2,283
Year End Bonus								2,283
Cash Gift								270
Per Diems								199
Productivity Enhancement Incentive								270

Total Other Compensation Common to All								7,621

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel								9,338

Total Other Compensation for Specific Groups								9,338

Other Benefits
PAG-IBIG Contributions								65
Phil Health Contributions								299
Employees Compensation Insurance Premiums								65
Terminal Leave								1,126

Total Other Benefits								1,555

Total Personnel Services								45,911

DECEMBER 28, 2020	OFFICIAL GAZETTE	263
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Maintenance and Other Operating Expenses
Travelling Expenses	2,915
Training and Scholarship Expenses	2,988
Supplies and Materials Expenses	2,356
Utility Expenses	1,535
Communication Expenses	3,075
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	150
Professional Services	14,410
General Services	887
Repairs and Maintenance	400
Financial Assistance/Subsidy	874,572
Taxes, Insurance Premiums and Other Fees	377
Other Maintenance and Operating Expenses
Advertising Expenses	60
Printing and Publication Expenses	160
Representation Expenses	478
Rent/Lease Expenses	100
Subscription Expenses	4,835

Total Maintenance and Other Operating Expenses	909,298

Total Current Operating Expenditures	955,209

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	3,170

Total Capital Outlays	3,170

TOTAL NEW APPROPRIATIONS	958,379

L. PHILIPPINE COUNCIL FOR INDUSTRY, ENERGY AND EMERGING TECHNOLOGY RESEARCH AND DEVELOPMENT

For general administration and support, and operations, including locally-funded project (s) , as indicated hereunder	₱	864,975,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	21,976,000	₱	14,824,000	₱		₱	36,800,000
Operations		42,602,000		783,753,000		1,820,000		828,175,000

NATIONAL INDUSTRY, ENERGY AND EMERGING TECHNOLOGY SECTORS R&D PROGRAM		42,602,000		783,753,000		1,820,000		828,175,000

TOTAL NEW APPROPRIATIONS	₱	64,578,000	₱	798,577,000	₱	1,820,000	₱	864,975,000

264	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Council for Industry, Energy and Emerging Technology Research and Development (PCIEERD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PCIEERD’s website.

The PCIEERD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	19,675,000	₱	14,824,000	₱		₱	34,499,000
Administration of Personnel Benefits		2,301,000						2,301,000

Sub-total, General Administration and Support		21,976,000		14,824,000				36,800,000

Operations
Increased benefits to Filipinos from scientific knowledge and technological innovations for productivity and competitiveness		42,602,000		783,753,000		1,820,000		828,175,000

NATIONAL INDUSTRY, ENERGY AMD EMERGING TECHNOLOGY SECTORS R&D PROGRAM		42,602,000		783,753,000		1,820,000		828,175,000

Development, integration and coordination of the National Research System for Industry, Energy and Emerging Technology Sectors		42,602,000		779,282,000		1,820,000		823,704,000
Project(s)
Locally-Funded Project(s)				4,471,000				4,471,000

Development and Enhancement of PCIEERD’s Internal and Strategic Information Systems				4,471,000				4,471,000

Sub-total, Operations		42,602,000		783,753,000		1,820,000		828,175,000

TOTAL NEW APPROPRIATIONS	₱	64,578,000	₱	798,577,000	₱	1,820,000	₱	864,975,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	265
DEPARTMENT OF SCIENCE AND TECHNOLOGY

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	39,952

Total Permanent Positions	39,952

Other Compensation Common to All
Personnel Economic Relief Allowance	1,632
Representation Allowance	630
Transportation Allowance	630
Clothing and Uniform Allowance	408
Honoraria	300
Mid-Year Bonus	3,330
Year End Bonus	3,330
Cash Sift	340
Productivity Enhancement Incentive	340

Total Other Compensation Common to All	10,940

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	10,732

Total Other Compensation for Specific Groups	10,732

Other Benefits
PAG-IBIG Contributions	81
PhilHealth Contributions	401
Employees Compensation Insurance Premiums	81
Loyalty Award - Civilian	90
Terminal Leave	2,301

Total Other Benefits	2,954

Total Personnel Services	64,578

Maintenance and Other Operating Expenses
Travelling Expenses	883
Training and Scholarship Expenses	110
Supplies and Materials Expenses	3,189
Utility Expenses	3,590
Communication Expenses	1,099
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	150
Professional Services	7,015
General Services	1,532
Repairs and Maintenance	1,704

266	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Financial Assistance/Subsidy	772,480
Taxes, Insurance Premiums and Other Fees	357
Other Maintenance and Operating Expenses
Advertising Expenses	55
Printing and Publication Expenses	55
Representation Expenses	393
Rent/Lease Expenses	58
Subscription Expenses	5,885
Other Maintenance and Operating Expenses	22

Total Maintenance and Other Operating Expenses	798,577

Total Current Operating Expenditures	863,155

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	1,820

Total Capital Outlays	1,820

TOTAL NEW APPROPRIATIONS	864,975

M. PHILIPPINE INSTITUTE OF VOLCANOLOGY AND SEISMOLOGY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	529,180,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	53,028,000	₱	56,575,000	₱	925,000	₱	110,528,000
Support to Operations				1,281,000				1,281,000
Operations		79,575,000		168,114,000		169,682,000		417,371,000

VOLCANO, EARTHQUAKE AND TSUNAMI MONITORING AND WARNING PROGRAM		51,873,000		93,127,000		154,902,000		299,902,000
VOLCANO, EARTHQUAKE AND TSUNAMI HAZARDS MAPPING, RISK ASSESSMENT AND RESEARCH AND DEVELOPMENT PROGRAM		16,892,000		63,162,000		14,480,000		94,534,000
VOLCANO, EARTHQUAKE AND TSUNAMI DISASTER PREPAREDNESS AND RISK REDUCTION PROGRAM		10,810,000		11,825,000		300,000		22,935,000

TOTAL NEW APPROPRIATIONS	₱	132,603,000	₱	225,970,000	₱	170,607,000	₱	529,180,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	267
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Institute of Volcanology and Seismology (PHIVOLCS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PHIVOLCS’ website.

The PHIVOLCS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures				Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support
General Management and Supervision	₱	52,820,000	₱	56,575,000	₱	925,000	₱	110,320,000
Administration of Personnel Benefits		208,000						208,000

Sub-total, General Administration and Support		53,028,000		56,575,000		925,000		110,528,000

Support to Operations
Participation in national and international scientific and technological societies and conferences/meetings				1,281,000				1,281,000

Sub-total, Support to Operations				1,281,000				1,281,000

Operations
Enhanced safety and resiliency of Filipinos to volcanic eruptions, earthquakes, tsunamis and other related hazards		79,575,000		168,114,000		169,682,000		417,371,000

VOLCANO, EARTHQUAKE AND TSUNAMI MONITORING AND WARNING PROGRAM		51,873,000		93,127,000		154,902,000		299,902,000

Operations and development of volcano monitoring and warning systems		22,765,000		23,841,000		9,869,000		56,475,000
Operations and development of earthquake monitoring and information systems		29,108,000		40,169,000		17,285,000		86,562,000
Operations and development of tsunami monitoring and warning systems				18,117,000				18,117,000

268	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Project(s)
Locally-Funded Project(s)		11,000,000	127,748,000	138,748,000

Rehabilitation of Volcano Observatories and Construction of Seismic Vaults and Housing for Volcano Monitoring and Unmanned Seismic Stations for Earthquake Monitoring - Rehabilitation of volcano mitering stations			35,500,000	35,500,000
Rehabilitation of Volcano Observatories and Construction of Seismic Vaults and Housing for Volcano Monitoring and Unmanned Seismic Stations for Earthquake Monitoring - Construction of seismic vaults and housing for volcano monitoring			25,898,000	25,898,000
Rehabilitation of Volcano Observatories and Construction of Seismic Vaults and Housing for Volcano Monitoring and Unmanned Seismic Stations for Earthquake Monitoring - Construction of unmanned seismic stations for earthquake monitoring			42,650,000	42,650,000
Rehabilitation of Earthquake Monitoring Stations			23,700,000	23,700,000
Enhancement of Volcano, Earthquake and Tsunami Warning Systems for Disaster Risk Reduction in the Philippines - Counterpart Fund for JICA Grant Aid Project		11,000,000		11,000,000
VOLCANO, EARTHQUAKE AND TSUNAMI HAZARDS MAPPING, RISK ASSESSMENT AND RESEARCH AND DEVELOPMENT PROGRAM	16,892,000	63,162,000	14,480,000	94,534,000

Volcanological, Seismological and geophysical instrumentation research and development		7,113,000		7,113,000
Volcanic, earthquake and tsunami hazard mapping and risk assessment		2,884,000		2,884,000
Geo-scientific research and development and prediction studies on volcanic systems, earthquakes and tsunami	16,892,000	2,292,000		19,184,000
Project(s)
Locally-Funded Project(s)		50,873,000	14,480,000	65,353,000

DYNASLOPE: Development of Site-Specific Threshold for Deep-seated Landslides and Slope Failures		44,823,000	980,000	45,803,000
Measurement of Velocities of Earthquake Faults (MOVE FAULTS)		6,050,000	13,500,000	19,550,000
VOLCANO, EARTHQUAKE AMD TSUNAMI DISASTER PREPAREDNESS AND RISK REDUCTION PROGRAM	10,810,000	11,825,000	300,000	22,935,000

Intonation, education and communication activities for the promotion of disaster preparedness and risk reduction	10,810,000	6,655,000		17,465,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	269
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Project(s)
Locally-Funded Project(s)				5,170,000		300,000		5,470,000

REDAS: Capacity-building of Philippine Local Communities on the use of REDAS Software				5,170,000		300,000		5,470,000

Sub-total, Operations		79,575,000		168,114,000		169,682,000		417,371,000

TOTAL NEW APPROPRIATIONS	₱	132,603,000	₱	225,970,000	₱	170,607,000	₱	529,180,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	72,392

Total Permanent Positions	72,392

Other Compensation Common to All
Personnel Economic Relief Allowance	4,848
Representation Allowance	180
Transportation Allowance	180
Clothing and Uniform Allowance	1,212
Mid-Year Bonus	6,032
Year End Bonus	6,032
Cash Gift	1,010
Productivity Enhancement Incentive	1,010

Total Other Compensation Common to All	20,504

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	34,940
Night Shift Differential Pay	3,000

Total Other Compensation for Specific Groups	37,940

Other Benefits
PAG-IBIG Contributions	243
PhilHealth Contributions	898
Employees Compensation Insurance Premiums	243
Loyalty Award - Civilian	175
Terminal Leave	208

Total Other Benefits	1,767

Total Personnel Services	132,603

270	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Maintenance and Other Operating Expenses
Travelling Expenses	29,177
Training and Scholarship Expenses	7,635
Supplies and Materials Expenses	21,865
Utility Expenses	13,688
Communication Expenses	29,965
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	44,179
General Services	17,039
Repairs and Maintenance	18,711
Taxes, Insurance Premiums and Other Fees	6,600
Other Maintenance and Operating Expenses
Advertising Expenses	80
Printing and Publication Expenses	1,590
Representation Expenses	835
Transportation and Delivery Expenses	1,770
Rent/Lease Expenses	29,130
Membership Dues and Contributions to Organizations	100
Subscription Expenses	740
Other Maintenance and Operating Expenses	2,730

Total Maintenance and Other Operating Expenses	225,970

Total Current Operating Expenditures	358,573

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	52,748
Machinery and Equipment Outlay	117,859

Total Capital Outlays	170,607

TOTAL NEW APPROPRIATIONS	529,180

N. PHILIPPINE NUCLEAR RESEARCH INSTITUTE

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	353,394,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	62,182,000	₱	86,243,000	₱		₱	148,425,000
Support to Operations				6,381,000		46,867,000		53,248,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	271
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Operations		108,384,000		43,337,000				151,721,000

NUCLEAR RESEARCH AND DEVELOPMENT PROGRAM		41,221,000		6,496,000				47,717,000
NUCLEAR SCIENCE AND TECHNOLOGY SERVICES AND ADVISORY PROGRAM		52,333,000		35,961,000				88,294,000
NUCLEAR REGULATIONS, SECURITY AND SAFEGUARDS PROGRAM		14,830,000		880,000				15,710,000

TOTAL NEW APPROPRIATIONS	₱	170,566,000	₱	135,961,000	₱	46,867,000	₱	353,394,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Nuclear Research Institute (PNRI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PNRI’s website.

The PNRI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	60,569,000	₱	86,068,000		₱	146,637,000
Human Resource Development				175,000			175,000
Administration of Personnel Benefits		1,613,000					1,613,000

Sub-total, General Administration and Support		62,182,000		86,243,000			148,425,000

Support to Operations
Nuclear Power Program in support to Executive Order No. 243				79,000			79,000
Nuclear and Radiation Facilities Utilization				72,000			72,000
Capacity Building for Nuclear S&T under the Framework of Multilateral and Bilateral Cooperation				807,000			807,000
Project(s)
Locally-Funded Project(s)				5,423,000	46,867,000		52,290,000

272	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Upgrading of ARC Building						14,676,000		14,676,000
Capacity Building to Utilize the Philippine Research Reactor-I (PRR-I) Trigs Fuel Subcritical Assembly to Re-establish Nuclear Science Knowledge and Expertise in the Philippines				500,000		21,000,000		21,500,000
Establishment of a Two-Storey Radiation Protection Services Facility				3,020,000				3,020,000
Implementation of Strategic Information Systems for Nuclear Safety and Provision of Nuclear Allied Services in the Philippines				1,757,000		2,105,000		3,862,000
Development of a Neb-based Office Information Management System				146,000		540,000		686,000
Innovating Nuclear Medicine Research and Services: Development of Emerging PET Radiopharmaceuticals for Early Cancer Staging and Assessment of Biologic Functions in Cancer Cells						8,546,000		8,546,000

Sub-total, Support to Operations				6,381,000		46,867,000		53,248,000

Operations
Increased benefits to Filipinos from science-based R&D know-how and tools in cutting-edge nuclear and radiation technologies		93,554,000		42,457,000				136,011,000

NUCLEAR RESEARCH AND DEVELOPMENT PROGRAM		41,221,000		6,496,000				47,717,000

Nuclear Research Technology Development and Application		41,221,000		6,496,000				47,717,000
NUCLEAR SCIENCE AND TECHNOLOGY SERVICES AND ADVISORY PROGRAM		52,333,000		35,961,000				88,294,000

Nuclear and Allied Services		38,279,000		34,283,000				72,562,000
Diffusion and Transfer of Nuclear Knowledge and Technologies		14,054,000		1,678,000				15,732,000
Increased benefits to Filipinos from safe and secure utilization of nuclear and radiation technologies and materials		14,830,000		880,000				15,710,000

NUCLEAR REGULATIONS, SECURITY AND SAFEGUARDS PROGRAM		14,830,000		880,000				15,710,000

Nuclear Regulations, Licensing, Inspection and Security and Safeguards		14,830,000		880,000				15,710,000

Sub-total, Operations		108,384,000		43,337,000				151,721,000

TOTAL NEW APPROPRIATIONS	₱	170,566,000	₱	135,961,000	₱	46,867,000	₱	353,394,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	273
DEPARTMENT OF SCIENCE AND TECHNOLOGY

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	100,322

Total Permanent Positions	100,322

Other Compensation Common to All
Personnel Economic Relief Allowance	5,256
Representation Allowance	768
Transportation Allowance	768
Clothing and Uniform Allowance	1,314
Mid-Year Bonus	8,361
Year End Bonus	8,361
Cash Gift	1,095
Productivity Enhancement Incentive	1,095

Total Other Compensation Common to All	27,018

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	39,791

Total Other Compensation for Specific Groups	39,791

Other Benefits
PAG-IBIG Contributions	264
PhilHealth Contributions	1,119
Employees Compensation Insurance Premiums	264
Loyalty Award	175
Terminal Leave	1,613

Total Other Benefits	3,435

Total Personnel Services	170,566

Maintenance and Other Operating Expenses
Travelling Expenses	1,515
Training and Scholarship Expenses	227
Supplies and Materials Expenses	33,589
Utility Expenses	16,566
Communication Expenses	4,832
Awards/Rewards and Prizes	150
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	3,762
General Services	9,500
Repairs and Maintenance	10,485

274	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Taxes, Insurance Premiums and Other Fees	1,749
Other Maintenance and Operating Expenses
Advertising Expenses	30
Printing and Publication Expenses	225
Representation Expenses	661
Transportation and Delivery Expenses	350
Rent/Lease Expenses	50,497
Membership Dues and Contributions to Organizations	312
Subscription Expenses	942
Other Maintenance and Operating Expenses	433

Total Maintenance and Other Operating Expenses	135,961

Total Current Operating Expenditures	306,527

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	25,222
Machinery and Equipment Outlay	21,645

Total Capital Outlays	46,867

TOTAL NEW APPROPRIATIONS	353,394

O. PHILIPPINE SCIENCE HIGH SCHOOL

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	3,000,207,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	174,843,000	₱	39,178,000	₱	76,369,000	₱	290,390,000
Operations		1,040,999,000		826,440,000		842,378,000		2,709,817,000

SCIENCE, TECHNOLOGY, ENGINEERING AND MATHEMATICS (STEM) SECONDARY EDUCATION ON SCHOLARSHIP BASIS PROGRAM		1,039,863,000		814,524,000		842,378,000		2,696,765,000
SCIENCE, TECHNOLOGY, ENGINEERING AND MATHEMATICS (STEM) PROMOTION PROGRAM		1,136,000		11,916,000				13,052,000

TOTAL NEW APPROPRIATIONS	₱	1,215,842,000	₱	865,618,000	₱	918,747,000	₱	3,000,207,000

Special Provision(s)

1.School Fees. Of the amounts appropriated herein, Four Million One Hundred Thousand Pesos (₱4,100,000) shall be used for the improvement of information technology facilities, laboratory and office equipment, and furniture and fixtures sourced from fees collected by each Philippine Science High School (PSHS) for school-related activities in accordance with Section 8 (k) of R.A. No. 9036.

DECEMBER 28, 2020	OFFICIAL GAZETTE	275
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Release of funds shall be subject to the approval of the PSHS System Board of Trustees, and the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Funds for Local Scholarships. In the over-all programming of the scholarship grants, the PSHS shall ensure that the full requirements of existing scholars shall be considered to ensure continued funding within the period of scholarship grant.

3. Reporting and Posting Requirements. The PSHS shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PSHS’ website.

The PSHS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	24,481,000	₱	39,178,000	₱	76,369,000	₱	140,028,000

National Capital Region (NCR)		24,481,000		39,178,000		76,369,000		140,028,000

Office of the Executive Director (Central Office)		24,481,000		39,178,000		76,369,000		140,028,000
Administration of Personnel Benefits		150,362,000						150,362,000

National Capital Region (NCR)		22,689,000						22,689,000

Office of the Executive Director (Central Office)		5,461,000						5,461,000
Diliman Campus		17,228,000						17,228,000
Region I - Ilocos		4,809,000						4,809,000

Ilocos Region Campus		4,809,000						4,809,000
Cordillera Administrative Region (CAR)		9,339,000						9,339,000

Cordillera Administrative Region Campus		9,339,000						9,339,000
Region II - Cagayan Valley		9,001,000						9,001,000

Cagayan Valley Campus		9,001,000						9,001,000
Region III - Central Luzon		14,854,000						14,854,000

Central Luzon Campus		14,854,000						14,854,000
Region IVA - CALABARZON		1,691,000						1,691,000

CALABARZON Region Campus		1,691,000						1,691,000

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Region IVB - MIMAROPA	6,879,000			6,879,000

MIMAROPA Region Campus	6,879,000			6,879,000
Region V - Bicol	7,467,000			7,467,000

Bicol Region Campus	7,467,000			7,467,000
Region VI - Western Visayas	1,828,000			1,828,000

Western Visayas Campus	1,828,000			1,828,000
Region VII - Central Visayas	14,988,000			14,988,000

Central Visayas Campus	14,988,000			14,988,000
Region VIII - Eastern Visayas	13,916,000			13,916,000

Eastern Visayas Campus	13,916,000			13,916,000
Region IX - Zamboanga Peninsula	2,379,000			2,379,000

Zamboanga Peninsula Region Campus	2,379,000			2,379,000
Region X - Northern Mindanao	16,300,000			16,300,000

Central Mindanao Campus	16,300,000			16,300,000
Region XI - Davao	6,136,000			6,136,000

Southern Mindanao Campus	6,136,000			6,136,000
Region XII - SOCCSKSARGEN	11,622,000			11,622,000

SOCCSKSARGEN Region Campus	11,622,000			11,622,000
Region XIII - CARAGA	6,464,000			6,464,000

CARAGA Region Campus	6,464,000			6,464,000

Sub-total, General Administration and Support	174,843,000	39,178,000	76,369,000	290,390,000

Operations
Increased competitiveness of Filipinos in Science and Engineering	1,040,999,000	826,440,000	842,378,000	2,709,817,000

SCIENCE, TECHNOLOGY, ENGINEERING AND MATHEMATICS (STEM) SECONDARY EDUCATION ON SCHOLARSHIP BASIS PROGRAM	1,039,863,000	814,524,000	842,378,000	2,696,765,000

Operation of school campuses	1,035,490,000	803,103,000	39,383,000	1,877,976,000

Rational Capital Region (NCR)	187,591,000	87,256,000	2,972,000	277,819,000

Diliman Campus	187,591,000	87,256,000	2,972,000	277,819,000
Region I - Ilocos	71,572,000	52,934,000	4,193,000	128,699,000

Ilocos Region Campus	71,572,000	52,934,000	4,193,000	128,699,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	277
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Cordillera Administrative Region (CAR)	66,972,000	47,215,000	1,170,000	115,357,000

Cordillera Administrative Region Campus	66,972,000	47,215,000	1,170,000	115,357,000
Region II - Cagayan Valley	65,204,000	49,775,000	1,030,000	116,009,000

Cagayan Valley Campus	65,204,000	49,775,000	1,030,000	116,009,000
Region III - Central Luzon	61,951,000	52,936,000	3,569,000	118,456,000

Central Luzon Campus	61,951,000	52,936,000	3,569,000	118,456,000
Region IVA - CALABARZON	40,040,000	46,940,000	2,027,000	89,007,000

CALABARZON Region Campus	40,040,000	46,940,000	2,027,000	89,007,000
Region IVB - MIMAROPA	22,145,000	24,036,000	770,000	46,951,000

MIMAROPA Region Campus	22,145,000	24,036,000	770,000	46,951,000
Region V - Bicol	68,941,000	50,677,000	1,839,000	121,457,000

Bicol Region Campus	68,941,000	50,677,000	1,839,000	121,457,000
Region VI - Western Visayas	76,622,000	54,771,000	5,902,000	137,295,000

Western Visayas Campus	76,622,000	54,771,000	5,902,000	137,295,000
Region VII - Central Visayas	58,517,000	55,477,000	1,706,000	115,700,000

Central Visayas Campus	58,517,000	55,477,000	1,706,000	115,700,000
Region VIII - Eastern Visayas	64,205,000	50,978,000	960,000	116,143,000

Eastern Visayas Campus	64,205,000	50,978,000	960,000	116,143,000
Region IX - Zamboanga Peninsula	27,159,000	34,561,000	4,302,000	66,022,000

Zamboanga Peninsula Region Campus	27,159,000	34,561,000	4,302,000	66,022,000
Region X - Northern Mindanao	61,868,000	48,582,000	2,576,000	113,026,000

Central Mindanao Campus	61,868,000	48,582,000	2,576,000	113,026,000
Region XI - Davao	70,147,000	51,943,000	2,975,000	125,065,000

Southern Mindanao Campus	70,147,000	51,943,000	2,975,000	125,065,000
Region XII - SOCCSKSARGEN	52,144,000	51,073,000	1,591,000	104,808,000

SOCCSKSARGEN Region Campus	52,144,000	51,073,000	1,591,000	104,808,000
Region XIII - CARAGA	40,412,000	43,949,000	1,801,000	86,162,000

CARAGA Region Campus	40,412,000	43,949,000	1,801,000	86,162,000
Policy Formulation, Program Planning and Standards Development	4,373,000	10,061,000		14,434,000

278	OFFICIAL GAZETTE	VOL. 116, NO. 52
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National Capital Region (NCR)	4,373,000	10,061,000		14,434,000

Office of the Executive Director (Central Office)	4,373,000	10,061,000		14,434,000
Project(s)
Locally-Funded Project(s)		1,360,000	802,995,000	804,355,000

Design/Construction/Installation of Rainwater Collection System in Various Campuses			40,000,000	40,000,000

National Capital Region (NCR)			40,000,000	40,000,000

Office of the Executive Director (Central Office)			40,000,000	40,000,000
Construction of Property Building			15,000,000	15,000,000

Region II - Cagayan Valley			5,000,000	5,000,000

Cagayan Valley Campus			5,000,000	5,000,000
Region V - Bicol			5,000,000	5,000,000

Bicol Region Campus			5,000,000	5,000,000
Region VIII - Eastern Visayas			5,000,000	5,000,000

Eastern Visayas Campus			5,000,000	5,000,000
Construction of Academic Building II			20,000,000	20,000,000

Region IVB - MIMAROPA			20,000,000	20,000,000

MIMAROPA Region Campus			20,000,000	20,000,000
Construction of Academic Building III			80,000,000	80,000,000

Region IX - Zamboanga Peninsula			45,000,000	45,000,000

Zamboanga Peninsula Region Campus			45,000,000	45,000,000
Region XI - Davao			35,000,000	35,000,000

Southern Mindanao Campus			35,000,000	35,000,000
Rehabilitation of School Buildings			89,000,000	89,000,000

National Capital Region (NCR)			40,000,000	40,000,000

Diliman Campus			40,000,000	40,000,000
Region V - Bicol			24,000,000	24,000,000

Bicol Region Campus			24,000,000	24,000,000
Region VI - Western Visayas			15,000,000	15,000,000

Western Visayas Campus			15,000,000	15,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	279
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Region XI - Davao	10,000,000	10,000,000

Southern Mindanao Campus	10,000,000	10,000,000
Construction of Fabrication Laboratory	40,000,000	40,000,000

Region IVA - CALABARZON	20,000,000	20,000,000

CALABARZON Region Campus	20,000,000	20,000,000
Region XIII - CARAGA	20,000,000	20,000,000

CARAGA Region Campus	20,000,000	20,000,000
Rehabilitation of Canteen	10,000,000	10,000,000

Region X - Northern Mindanao	2,000,000	2,000,000

Central Mindanao Campus	2,000,000	2,000,000
Region XI - Davao	8,000,000	8,000,000

Southern Mindanao Campus	8,000,000	8,000,000
Construction of Administration Building	2,000,000	2,000,000

Region IVB - MIMAROPA	2,000,000	2,000,000

MIMAROPA Region Campus	2,000,000	2,000,000
Expansion of Annex Dormitory for Boys and Girls	24,500,000	24,500,000

Region VII - Central Visayas	24,500,000	24,500,000

Central Visayas Campus	24,500,000	24,500,000
Repair and Improvement of Dormitory Building I	5,000,000	5,000,000

Cordillera Administrative Region (CAR)	5,000,000	5,000,000

Cordillera Administrative Region Campus	5,000,000	5,000,000
Upgrading of Network Infrastructure and Communication System	1,000,000	1,000,000

Region V - Bicol	1,000,000	1,000,000

Bicol Region Campus	1,000,000	1,000,000
Rehabilitation and Improvement of Administration Building	10,000,000	10,000,000

Region I - Ilocos	10,000,000	10,000,000

Ilocos Region Campus	10,000,000	10,000,000

280	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Rehabilitation of Academic Building I	12,000,000	12,000,000

Cordillera Administrative Region (CAR)	10,000,000	10,000,000

Cordillera Administrative Region Campus	10,000,000	10,000,000
Region XII - SOCCSKSARGEN	2,000,000	2,000,000

SOCCSKSARGEN Region Campus	2,000,000	2,000,000
Construction of Motorpool and Parking Area	12,000,000	12,000,000

Region V - Bicol	5,000,000	5,000,000

Bicol Region Campus	5,000,000	5,000,000
Region X - Northern Mindanao	2,000,000	2,000,000

Central Mindanao Campus	2,000,000	2,000,000
Region XII - SOCCSKSARGEN	5,000,000	5,000,000

SOCCSKSARGEN Region Campus	5,000,000	5,000,000
Construction of Materials Recovery Facility	9,000,000	9,000,000

Region II - Cagayan Valley	4,000,000	4,000,000

Cagayan Valley Campus	4,000,000	4,000,000
Region V - Bicol	2,000,000	2,000,000

Bicol Region Campus	2,000,000	2,000,000
Region XIII - CARAGA	3,000,000	3,000,000

CARAGA Region Campus	3,000,000	3,000,000
Upgrading of Electrical System	20,000,000	20,000,000

Region VII - Central Visayas	20,000,000	20,000,000

Central Visayas Campus	20,000,000	20,000,000
Site Development	130,500,000	130,500,000

National Capital Region (NCR)	8,000,000	8,000,000

Diliman Campus	8,000,000	8,000,000
Region I - Ilocos	10,000,000	10,000,000

Ilocos Region Campus	10,000,000	10,000,000
Region II - Cagayan Valley	10,000,000	10,000,000

Cagayan Valley Campus	10,000,000	10,000,000
Region IVA - CALABARZON	17,000,000	17,000,000

CALABARZON Region Campus	17,000,000	17,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	281
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Region IVB - MIMAROPA		15,000,000	15,000,000

MIMAROPA Region Campus		15,000,000	15,000,000
Region V - Bicol		500,000	500,000

Bicol Region Campus		500,000	500,000
Region VII - Central Visayas		25,000,000	25,000,000

Central Visayas Campus		25,000,000	25,000,000
Region X - Northern Mindanao		15,000,000	15,000,000

Central Mindanao Campus		15,000,000	15,000,000
Region XI - Davao		5,000,000	5,000,000

Southern Mindanao Campus		5,000,000	5,000,000
Region XIII - CARAGA		25,000,000	25,000,000

CARAGA Region Campus		25,000,000	25,000,000
Improvement of Water and Sewerage System		7,000,000	7,000,000

Region I - locos		7,000,000	7,000,000

Ilocos Region Campus		7,000,000	7,000,000
Completion of Dormitory Building II		5,000,000	5,000,000

Region IX - amboanga Peninsula		5,000,000	5,000,000

Zamboanga Peninsula Region Campus		5,000,000	5,000,000
Implementation of K - 12 Program (MITHI-ICT Infrastructure)	1,360,000	29,995,000	31,355,000

National Capital Region (NCR)		5,340,000	5,340,000

Office of the Executive Director (Central Office)		3,000,000	3,000,000
Diliman Campus		2,340,000	2,340,000
Region I - Ilocos	30,000	700,000	730,000

Ilocos Region Campus	30,000	700,000	730,000
Cordillera Administrative Region (CAR)	30,000	2,500,000	2,530,000

Cordillera Administrative Region Campus	30,000	2,500,000	2,530,000
Region II - Cagayan Valley		965,000	965,000
Cagayan Valley Campus		965,000	965,000
Region III - Central Luzon	80,000	1,550,000	1,630,000

Central Luzon Campus	80,000	1,550,000	1,630,000

282	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region IVA - CALABARZON	1,483,000		1,483,000

CALABARZON Region Campus		1,483,000	1,483,000
Region IVB - MIMAROPA		800,000	800,000

MIMAROPA Region Campus		800,000	800,000
Region V - Bicol	30,000	725,000	755,000

Bicol Region Campus	30,000	725,000	755,000
Region VI - Western Visayas	200,000	3,037,000	3,237,000

Western Visayas Campus	200,000	3,037,000	3,237,000
Region VII - Central Visayas	930,000	4,100,000	5,030,000

Central Visayas Campus	930,000	4,100,000	5,030,000
Region VIII - Eastern Visayas		2,560,000	2,560,000

Eastern Visayas Campus		2,560,000	2,560,000
Region IX - Zamboanga Peninsula		1,610,000	1,610,000

Zamboanga Peninsula Region Campus		1,610,000	1,610,000
Region X - Northern Mindanao		880,000	880,000

Central Mindanao Campus		880,000	880,000
Region XI - Davao		1,605,000	1,605,000

Southern Mindanao Campus		1,605,000	1,605,000
Region XII - SOCCSKSARGEN		840,000	840,000

SOCCSKSARGEN Region Campus		840,000	840,000
Region XIII - CARAGA	60,000	1,300,000	1,360,000

CARAGA Region Campus	60,000	1,300,000	1,360,000
Construction of Dormitory Building III		20,000,000	20,000,000

Region IX - Zamboanga Peninsula		20,000,000	20,000,000

Zamboanga Peninsula Region Campus		20,000,000	20,000,000
Completion of Academic Building I		3,000,000	3,000,000

Region IX - Zamboanga Peninsula		3,000,000	3,000,000

Zamboanga Peninsula Region Campus		3,000,000	3,000,000
Completion of Fabrication Laboratory		8,000,000	8,000,000

Region XI - Davao		8,000,000	8,000,000

Southern Mindanao Campus		8,000,000	8,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	283
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Repair and Improvement of Dormitory Building for Boys and Girls			8,000,000	8,000,000

Region V - Bicol			8,000,000	8,000,000

Bicol Region Campus			8,000,000	8,000,000
Construction of PSHS Central Luzon Campus Training Center - Clark Green City			60,000,000	60,000,000

Region III - Central Luzon			60,000,000	60,000,000

Central Luzon Campus			60,000,000	60,000,000
Upgrading of Multi-purpose Building			32,000,000	32,000,000

Region VI - Western Visayas			32,000,000	32,000,000

Western Visayas Campus			32,000,000	32,000,000
Completion of Grandstand with Football, Soccer Field and Oval			10,000,000	10,000,000

Region I - Ilocos			10,000,000	10,000,000

Ilocos Region Campus			10,000,000	10,000,000
Construction of Sports Facilities			25,000,000	25,000,000

Region IVB - MIMAROPA			10,000,000	10,000,000

MIMAROPA Region Campus			10,000,000	10,000,000
Region XIII - CARAGA			15,000,000	15,000,000

CARAGA Region Campus			15,000,000	15,000,000
Construction of Sports Complex			10,000,000	10,000,000

Region XII - SOCCSKSARGEN			10,000,000	10,000,000

SOCCSKSARGEN Region Campus			10,000,000	10,000,000
Completion of Dormitory Building for Boys and Girls			25,000,000	25,000,000

Region VII - Central Visayas			25,000,000	25,000,000

Central Visayas Campus			25,000,000	25,000,000
Construction of Track and Field			40,000,000	40,000,000

Region IX - Zamboanga Peninsula			40,000,000	40,000,000

Zamboanga Peninsula Region Campus			40,000,000	40,000,000
SCIENCE, TECHNOLOGY, ENGINEERING AND MATHEMATICS (STEM) PROMOTION PROGRAM	1,136,000	11,916,000		13,052,000

National Competitive Examination (NCE)	1,136,000	8,619,000		9,755,000

284	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

National Capital Region (NCR)		1,136,000		8,619,000				9,755,000

Office of the Executive Director (Central Office)		1,136,000		8,619,000				9,755,000
STEM Promotional Activities				3,297,000				3,297,000

National Capital Region (NCR)				3,297,000				3,297,000

Office of the Executive Director (Central Office)				3,297,000				3,297,000

Sub-total, Operations		1,040,999,000		826,440,000		842,378,000		2,709,817,000

TOTAL NEW APPROPRIATIONS	₱	1,215,842,000	₱	865,618,000	₱	918,747,000	₱	3,000,207,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	669,866

Total Permanent Positions	669,866

Other Compensation Common to All
Personnel Economic Relief Allowance	30,264
Representation Allowance	4,482
Transportation Allowance	4,482
Clothing and Uniform Allowance	7,566
Honoraria	685
Mid-Year Bonus	55,821
Year End Bonus	55,821
Cash Gift	6,305
Productivity Enhancement Incentive	6,305

Total Other Compensation Common to All	171,731

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	208,685
Lump-sum for Filling of Positions	149,863
Anniversary Bonus - Civilian	267

Total Other Compensation for Specific Groups	358,815

Other Benefits
PAG-IBIG Contributions	1,514
PhilHealth Contributions	6,933
Employees Compensation Insurance Premiums	1,514
Loyalty Award	850
Terminal Leave	499

DECEMBER 28, 2020	OFFICIAL GAZETTE	285
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Total Other Benefits	11,310

Non-Permanent Positions	4,120

Total Personnel Services	1,215,842

Maintenance and Other Operating Expenses
Travelling Expenses	41,974
Training and Scholarship Expenses	414,365
Supplies and Materials Expenses	78,533
Utility Expenses	66,664
Communication Expenses	25,844
Awards/Rewards and Prizes	200
Survey, Research, Exploration and Development Expenses	120
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,992
Professional Services	25,674
General Services	132,950
Repairs and Maintenance	24,379
Taxes, Insurance Premiums and Other Fees	26,962
Other Maintenance and Operating Expenses
Advertising Expenses	2,301
Printing and Publication Expenses	5,435
Representation Expenses	7,976
Transportation and Delivery Expenses	723
Rent/Lease Expenses	3,915
Membership Dues and Contributions to Organizations	185
Subscription Expenses	4,473
Other Maintenance and Operating Expenses	953

Total Maintenance and Other Operating Expenses	865,618

Total Current Operating Expenditures	2,081,460

Capital Outlays
Property, Plant and Equipment Outlay
Land Improvements Outlay	110,000
Infrastructure Outlay	146,550
Buildings and Other Structures	525,000
Machinery and Equipment Outlay	137,197

Total Capital Outlays	918,747

TOTAL NEW APPROPRIATIONS	3,000,207

P. PHILIPPINE TEXTILE RESEARCH INSTITUTE

For general administration and support, and operations, as indicated hereunder	₱	95,286,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

286	OFFICIAL GAZETTE	VOL. 116, NO. 52
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PROGRAMS
General Administration and Support	₱	29,209,000	₱	16,029,000	₱	3,245,000	₱	48,483,000
Operations		28,915,000		17,888,000				46,803,000

TEXTILE AND OTHER TEXTILE-RELATED RESEARCH AND DEVELOPMENT PROGRAM		11,341,000		9,148,000				20,489,000
TEXTILE S&T SERVICES PROGRAM		13,024,000		2,493,000				15,517,000
TEXTILE TECHNOLOGY TRANSFER PROGRAM		4,550,000		6,247,000				10,797,000

TOTAL NEW APPROPRIATIONS	₱	58,124,000	₱	33,917,000	₱	3,245,000	₱	95,286,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Textile Research Institute (PTRI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PTRI’s website.

The PTRI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be consider the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	25,824,000	₱	15,838,000	₱	3,245,000	₱	44,907,000
Human Resource Development				191,000				191,000
Administration of Personnel Benefits		3,385,000						3,385,000

Sub-total, General Administration and Support		29,209,000		16,029,000		3,245,000		48,483,000

Operations
Increased benefits to Filipinos from scientific knowledge and technological innovations for the productivity and competitiveness of textile, garment and allied industries and other institutions		28,915,000		17,888,000				46,803,000

TEXTILE AND OTHER TEXTILE-RELATED RESEARCH AND DEVELOPMENT PROGRAM		11,341,000		9,148,000				20,489,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	287
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Scientific research studies on chemical and physical characterization and optimization of textile raw materials and textile product properties and end-use diversification		11,341,000		9,148,000				20,489,000
TEXTILE S&T SERVICES PROGRAM		13,024,000		2,493,000				15,517,000

Testing of raw materials and allied products and provision of technical assistance to the textile, garments and allied industries on textile processing and machinery utilization		13,024,000		2,493,000				15,517,000
TEXTILE TECHNOLOGY TRANSFER PROGRAM		4,550,000		6,247,000				10,797,000

Dissemination of textile information and provision of documentation of services to textile millers and allied industries		4,550,000		6,247,000				10,797,000

Sub-total, Operations		28,915,000		17,888,000				46,803,000

TOTAL NEW APPROPRIATIONS	₱	58,124,000	₱	33,917,000	₱	3,245,000	₱	95,286,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	31,200

Total Permanent Positions	31,200

Other Compensation Common to All
Personnel Economic Relief Allowance	1,896
Representation Allowance	288
Transportation Allowance	288
Clothing and Uniform Allowance	474
Mid-Year Bonus	2,600
Year End Bonus	2,600
Cash Gift	395
Productivity Enhancement Incentive	395

Total Other Compensation Common to All	8,936

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	14,000

Total Other Compensation for Specific Groups	14,000

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Other Benefits
PAG-IBIG Contributions	96
PhilHealth Contributions	366
Employees Compensation Insurance Premiums	96
Loyalty Award - Civilian	45
Terminal Leave	3,385

Total Other Benefits	3,988

Total Personnel Services	58,124

Maintenance and Other Operating Expenses
Travelling Expenses	359
Training and Scholarship Expenses	97
Supplies and Materials Expenses	5,709
Utility Expenses	7,027
Communication Expenses	670
Awards/Rewards and Prizes	91
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	10,205
General Services	4,461
Repairs and Maintenance	1,983
Taxes, Insurance Premiums and Other Fees	1,528
Other Maintenance and Operating Expenses
Advertising Expenses	24
Printing and Publication Expenses	89
Representation Expenses	96
Transportation and Delivery Expenses	116
Rent/Lease Expenses	18
Subscription Expenses	1,297
Other Maintenance and Operating Expenses	11

Total Maintenance and Other Operating Expenses	33,917

Total Current Operating Expenditures	92,041

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	3,245

Total Capital Outlays	3,245

TOTAL NEW APPROPRIATIONS	95,286

Q. SCIENCE EDUCATION INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	6,962,121,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

DECEMBER 28, 2020	OFFICIAL GAZETTE	289
DEPARTMENT OF SCIENCE AND TECHNOLOGY

PROGRAMS
General Administration and Support	₱	21,048,000	₱	22,081,000	₱	8,870,000	₱	51,999,000
Operations		22,652,000		6,887,470,000				6,910,122,000

SCIENCE AND TECHNOLOGY SCHOLARSHIP PROGRAM		7,920,000		6,842,720,000				6,850,640,000
SCIENCE AND TECHNOLOGY EDUCATION DEVELOPMENT PROGRAM		14,732,000		44,750,000				59,482,000

TOTAL NEW APPROPRIATIONS	₱	43,700,000	₱	6,909,551,000	₱	8,870,000	₱	6,962,121,000

Special Provision(s)

1. Funds for Local and Foreign Scholarships. In the over-all programming of the scholarship grants, the Science Education Institute (SEI) shall ensure that the full requirements of existing scholars are considered to guarantee their continued funding.

2. Reporting and Posting Requirements. The SEI shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) SEI’s website.

The SEI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures				Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support
General Management and Supervision	₱	21,048,000	₱	22,081,000	₱	8,870,000	₱	51,999,000

Sub-total, General Administration and Support		21,048,000		22,081,000		8,870,000		51,999,000

Operations
Competitiveness of Filipinos in Science, Technology, Engineering and Mathematics (STEM) enhanced		22,652,000		6,887,470,000				6,910,122,000

SCIENCE AND TECHNOLOGY SCHOLARSHIP PROGRAM		7,920,000		6,842,720,000				6,850,640,000

Development and Administration of S & T Scholarship Programs, Awards and Grants for Graduate Level		4,056,000		3,471,310,000				3,475,366,000
Development and Administration of S&T Scholarship Programs, Awards and Grants for Undergraduate Level		3,864,000		3,371,410,000				3,375,274,000

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SCIENCE AND TECHNOLOGY EDUCATION DEVELOPMENT PROGRAM	14,732,000		44,750,000				59,482,000

Research, Promotion and Development of S&T Education and Training	14,732,000		43,450,000				58,182,000
Project(s)
Locally-Funded Project(s)			1,300,000				1,300,000

Support to the Presidential Committee Implementing PD 997			1,300,000				1,300,000

Sub-total, Operations	22,652,000		6,887,470,000				6,910,122,000

TOTAL NEW APPROPRIATIONS	₱43,700,000	₱	6,909,551,000	₱	8,870,000	₱	6,962,121,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	27,741

Total Permanent Positions	27,741

Other Compensation Common to All
Personnel Economic Relief Allowance	1,248
Representation Allowance	330
Transportation Allowance	330
Clothing and Uniform Allowance	312
Mid-Year Bonus	2,312
Year End Bonus	2,312
Cash Gift	260
Productivity Enhancement Incentive	260

Total Other Compensation Common to All	7,364

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	8,165

Total Other Compensation for Specific Groups	8,165

Other Benefits
PAG-IBIG Contributions	62
PhilHealth Contributions	306
Employees Compensation Insurance Premiums	62

Total Other Benefits	430

Total Personnel Services	43,700

DECEMBER 28, 2020	OFFICIAL GAZETTE	291
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Maintenance and Other Operating Expenses Travelling Expenses	1,140
Training and Scholarship Expenses	6,882,232
Supplies and Materials Expenses	9,870
Utility Expenses	3,500
Communication Expenses	2,550
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	2,788
General Services	3,000
Repairs and Maintenance	400
Taxes, Insurance Premiums and Other Fees	900
Other Maintenance and Operating Expenses
Printing and Publication Expenses	20
Representation Expenses	30
Subscription Expenses	2,985

Total Maintenance and Other Operating Expenses	6,909,551

Total Current Operating Expenditures	6,953,251

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	8,870

Total Capital Outlays	8,870

TOTAL NEW APPROPRIATIONS	6,962,121

R. SCIENCE AND TECHNOLOGY INFORMATION INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	107,771,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	23,183,000	₱	9,992,000	₱	4,965,000	₱	38,140,000
Operations		19,892,000		43,374,000		6,365,000		69,631,000

SCIENCE AND TECHNOLOGY INFORMATION PROGRAM		19,892,000		43,374,000		6,365,000		69,631,000

TOTAL NEW APPROPRIATIONS	₱	43,075,000	₱	53,366,000	₱	11,330,000	₱	107,771,000

Special Provision(s)

1. Reporting and Posting Requirements. The Science and Technology Information Institute (STII) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

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(b) STII’s website.

The STII shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	23,183,000	₱	9,992,000	₱	4,965,000	₱	38,140,000

Sub-total, General Administration and Support		23,183,000		9,992,000		4,965,000		38,140,000

Operations
Public Science and Technology awareness increased		19,892,000		43,374,000		6,365,000		69,631,000

SCIENCE AND TECHNOLOGY INFORMATION PROGRAM		19,892,000		43,374,000		6,365,000		69,631,000

Operation of Science and Technology Center for Information Services		10,795,000		16,360,000		590,000		27,745,000
Science and Technology Promotion and Advocacy Services		9,097,000		7,055,000		250,000		16,402,000
Project(s)
Locally-Funded Project(s)				19,959,000		5,525,000		25,484,000

Continuing Operation and Broadcast of DOST Science and Technology Channel “DOSTv”				19,959,000		5,525,000		25,484,000

Sub-total, Operations		19,892,000		43,374,000		6,365,000		69,631,000

TOTAL NEW APPROPRIATIONS	₱	43,075,000	₱	53,366,000	₱	11,330,000	₱	107,771,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel

DECEMBER 28, 2020	OFFICIAL GAZETTE	293
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Permanent Positions
Basic Salary	25,564

Total Permanent Positions	25,564

Other Compensation Common to All
Personnel Economic Relief Allowance	1,344
Representation Allowance	228
Transportation Allowance	228
Clothing and Uniform Allowance	336
Mid-Year Bonus	2,130
Year End Bonus	2,130
Cash Gift	280
Productivity Enhancement Incentive	280

Total Other Compensation Common to All	6,956

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	7,799

Total Other Compensation for Specific Groups	7,799

Other Benefits
PAG-IBIG Contributions	66
PhilHealth Contributions	291
Employees Compensation Insurance Premiums	66
Loyalty Award - Civilian	55

Total Other Benefits	478

Non-Permanent Positions	2,278

Total Personnel Services	43,075

Maintenance and Other Operating Expenses
Travelling Expenses	3,089
Training and Scholarship Expenses	1,025
Supplies and Materials Expenses	8,230
Utility Expenses	2,190
Communication Expenses	965
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	6,377
General Services	2,500
Repairs and Maintenance	605
Taxes, Insurance Premiums and Other Fees	102
Labor and Wages	6,440
Other Maintenance and Operating Expenses
Advertising Expenses	10,968
Printing and Publication Expenses	3,069
Representation Expenses	5,953
Rent/Lease Expenses	939
Subscription Expenses	170
Other Maintenance and Operating Expenses	608

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Total Maintenance and Other Operating Expenses	53,366

Total Current Operating Expenditures	96,441

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	11,330

Total Capital Outlays	11,330

TOTAL NEW APPROPRIATIONS	107,771

S. TECHNOLOGY APPLICATION AND PROMOTION INSTITUTE

For general administration and support, and operations, as indicated hereunder	₱	142,091,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	23,941,000	₱	12,964,000	₱		₱	36,905,000
Operations		31,429,000		63,757,000		10,000,000		105,186,000

TECHNOLOGY APPLICATION AND INVENTION DEVELOPMENT PROGRAM		31,429,000		63,757,000		10,000,000		105,186,000

TOTAL NEW APPROPRIATIONS	₱	55,370,000	₱	76,721,000	₱	10,000,000	₱	142,091,000

Special Provision(s)

1. Reporting and Posting Requirements. The Technology Application and Promotion Institute (TAPI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) TAPI’s website.

The TAPI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

DECEMBER 28, 2020	OFFICIAL GAZETTE	295
DEPARTMENT OF SCIENCE AND TECHNOLOGY

PROGRAMS
General Administration and Support
General Management and Supervision	₱	20,252,000		₱12,964,000	₱			₱33,216,000
Administration of Personnel Benefits		3,689,000						3,689,000

Sub-total, General Administration and Support		23,941,000		12,964,000				36,905,000

Operations
Filipinos protecting and venturing for innovative and emerging technology based projects increased		3l,429,000		63,757,000		10,000,000		105,186,000

TECHNOLOGY APPLICATION AND INVENTION DEVELOPMENT PROGRAM		31,429,000		63,757,000		10,000,000		105,186,000

Technology Application, Promotion and Commercialization		20,377,000		45,622,000				65,999,000
Technology and Invention Development Assistance		11,052,000		18,135,000		10,000,000		39,187,000

Sub-total, Operations		31,429,000		63,757,000		10,000,000		105,186,000

TOTAL NEW APPROPRIATIONS	₱	55,370,000	₱	76,721,000	₱	10,000,000	₱	142,091,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	31,834

Total Permanent Positions	31,834

Other Compensation Common to All
Personnel Economic Relief Allowance	1,488
Representation Allowance	288
Transportation Allowance	288
Clothing and Uniform Allowance	372
Mid-Year Bonus	2,652
Year End Bonus	2,652
Cash Gift	310
Productivity Enhancement Incentive	310

Total Other Compensation Common to All	8,360

296	OFFICIAL GAZETTE	VOL. 116, NO. 52
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Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	10,989

Total Other Compensation for Specific Groups	10,989

Other Benefits
PAG-IBIG Contributions	74
PhilHealth Contributions	350
Employees Compensation Insurance Premiums	74
Terminal leave	3,689

Total Other Benefits	4,187

Total Personnel Services	55,370

Maintenance and Other Operating Expenses
Travelling Expenses	1,550
Training and Scholarship Expenses	500
Supplies and Materials Expenses	2,301
Utility Expenses	1,590
Communication Expenses	2,830
Awards/Rewards and Prizes	75
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	8,898
General Services	2,775
Repairs and Maintenance	2,039
Financial Assistance/Subsidy	36,000
Taxes, Insurance Premiums and Other Fees	270
Other Maintenance and Operating Expenses
Advertising Expenses	400
Printing and Publication Expenses	350
Representation Expenses	1,000
Transportation and Delivery Expenses	1,000
Rent/Lease Expenses	10,772
Membership Dues and Contributions to Organizations	75
Subscription Expenses	130
Litigation/Acquired Assets Expenses	2,000
Other Maintenance and Operating Expenses	2,030

Total Maintenance and Other Operating Expenses	76,721

Total Current Operating Expenditures	132,091

Capital Outlays
Loans Outlay	10,000

Total Capital Outlays	10,000

TOTAL NEW APPROPRIATIONS	142,091

DECEMBER 28, 2020	OFFICIAL GAZETTE	297
DEPARTMENT OF SCIENCE AND TECHNOLOGY

GENERAL SUMMARY

DEPARTMENT OF SCIENCE AND TECHNOLOGY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	675,440,000	₱	5,577,841,000	₱	243,235,000	₱	6,496,516,000
B. ADVANCED SCIENCE AND TECHNOLOGY INSTITUTE		63,771,000		375,240,000		69,048,000		508,059,000
C. FOOD AND NUTRITION RESEARCH INSTITUTE		120,323,000		404,469,000		31 ,655,000		556,447,000
D. FOREST PRODUCTS RESEARCH AND DEVELOPMENT INSTITUTE		144,217,000		49,911,000		17,870,000		211,998,000
E. INDUSTRIAL TECHNOLOGY DEVELOPMENT INSTITUTE		251,864,000		106,740,000		45,373,000		403,977,000
F. METALS INDUSTRY RESEARCH AND DEVELOPMENT CENTER		161,784,000		40,175,000		24,565,000		226,524,000
G. NATIONAL ACADEMY OF SCIENCE AND TECHNOLOGY		17,105,000		90,248,000		1,973,000		109,326,000
H. NATIONAL RESEARCH COUNCIL OF THE PHILIPPINES		33,358,000		131,944,000		2,026,000		167,328,000
I. PHILIPPINE ATMOSPHERIC , GEOPHYSICAL AND ASTRONOMICAL SERVICES ADMINISTRATION		569,667,000		549,364,000		666,224,000		1,785,255,000
J. PHILIPPINE COUNCIL FOR AGRICULTURE, AQUATIC AND NATURAL RESOURCES RESEARCH AND DEVELOPMENT		167,511,000		1,262,903,000		6,775,000		1,437,189,000
K. PHILIPPINE COUNCIL FOR HEALTH RESEARCH AND DEVELOPMENT		45,911,000		909,298,000		3,170,000		958,379,000
L. PHILIPPINE COUNCIL FOR INDUSTRY, ENERGY AND EMERGING TECHNOLOGY RESEARCH AND DEVELOPMENT		64,578,000		798,577,000		1,820,000		864,975,000
M. PHILIPPINE INSTITUTE OF VOLCANOLOGY AND SEISMOLOGY		132,603,000		225,970,000		170,607,000		529,180,000
N. PHILIPPINE NUCLEAR RESEARCH INSTITUTE		170,566,000		135,961,000		46,867,000		353,394,000
O. PHILIPPINE SCIENCE HIGH SCHOOL		1,215,842,000		865,618,000		918,747,000		3,000,207,000
P. PHILIPPINE TEXTILE RESEARCH INSTITUTE		58,124 ,000		33,917,000		3,245,000		95,286,000
Q. SCIENCE EDUCATION INSTITUTE		43,700,000		6,909,551,000		8,870,000		6, 962,121,000
R. SCIENCE AND TECHNOLOGY INFORMATION INSTITUTE		43,075,000		53,366,000		11,330,000		107,771,000
S. TECHNOLOGY APPLICATION AND PROMOTION INSTITUTE		55,370,000		76,721,000		10,000,000		142,091,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF SCIENCE AND TECHNOLOGY	₱	4,034 ,809,000	₱	18,597,814,000	₱	2,283,400,000	₱	24,916,023,000

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XXII. DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations, including locally-funded projects, as indicated hereunder									₱	174,718,184,000

New Appropriations, by Program/Projects
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	259,323,000	₱	646,396,000	₱		₱	500,000,000	₱	1,405,719,000
Support to Operations		203,880,000		941,359,000						1,145,239,000
Operations		6,659,578,000		165,139,996,000		289,000,000		78,652,000		172,167,226,000

PROMOTIVE SOCIAL WELFARE PROGRAM		5,025,642,000		107,970,447,000		289,000,000				113,285,089,000
PROTECTIVE SOCIAL WELFARE PROGRAM		698,053,000		52,645,432,000				78,652,000		53,422,137,000
DISASTER RESPONSE AND MANAGEMENT PROGRAM				4,315,030,000						4,315,030,000
SOCIAL WELFARE AND DEVELOPMENT AGENCIES REGULATORY PROGRAM		22,328,000		41,115,000						63,443,000
SOCIAL WELFARE AND DEVELOPMENT TECHNICAL ASSISTANCE AND RESOURCE AUGMENTATION PROGRAM		913,555,000		167,972,000						1,081,527,000

TOTAL NEW APPROPRIATIONS	₱	7,122,781,000	₱	166,727,751,000	₱	289,000,000	₱	578,652,000	₱	174,718,184,000

Special Provision(s)

1. Pantawid Pamilyang Pilipino Program. The amount of One Hundred Six Billion Eight Hundred Million Five Hundred Sixty Nine Thousand Pesos (₱106,800,569,000) appropriated herein for the Pantawid Pamilyang Pilipino Program (4Ps) shall be used to support the poverty reduction and social development strategy of the National Government, composed of:

(a) Cash Grants including the amount for rice subsidy	₱	99,160,938,000
(b) Trainings		111,240,000
(c) Information, Education and Communication and Advocacy Materials and Printing of Manuals and Booklets		27,186,000
(d) Personnel Services		4,762,658,000
(e) Cost of Service		1,623,657,000
(f) Administrative Expenses		393,410,000
(g) Bank Service Fees		289,000,000
(h) Monitoring and Evaluation/Spot Checks		432,480,000

Total	₱	106,800,569,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	299
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

The 4Ps shall cover the following beneficiaries, as determined by the DSWD: (i) those registered in the National Household Targeting System for Poverty Reduction (NHTS-PR); (ii) victims of natural and man-made disasters rendered homeless and with no means of livelihood; (iii) indigenous peoples in GIDAs; (iv) homeless street families; and (v) household beneficiaries of 4Ps, whose level of well-being have improved but still at high risk of subsequently falling back into survival level as they precariously live with little or no buffer against economic shocks. To ensure the consistent use of relevant statistical information, the NHTS-PR shall be shared with the PSA.

The above-mentioned beneficiaries who are compliant to program conditions shall continue to receive educational and health grants under Pantawid Pamilya and other social protection programs such as, but not limited to, livelihood assistance and health services through PhilHealth.

The DSWD shall provide beneficiaries direct and secured access to cash grants through an authorized government depository bank (AGDB). In case there is no AGDB in the locality, the DSWD may enter into contracts with rural banks, thrift banks, cooperative banks, and institutions engaged in money remittances duly accredited by the BSP.

2. Rice Subsidy. The amount of Twenty Nine Billion Three Hundred Forty Six Million Six Hundred Sixty Seven Thousand Pesos (P29,346,667,000) appropriated herein under the Pantawid Pamilyang Pilipino Program shall be used for the provision of Rice Subsidy amounting to Six Hundred pesos (P600) a month in the form of financial assistance to the qualified 4Ps beneficiaries. However, when the price of palay drops to a critical level as determined and recommended by the Department of Agriculture, Department of Finance, and National Economic and Development Authority, the DSWD may enter into a Memorandum of Agreement (MOA) with the National Food Authority (NFA) for the purchase of rice for the distribution to the 4Ps beneficiaries: PROVIDED, That in areas where there are no MFA offices or warehouses, or in isolated or hard-to-reach areas, the DSWD may enter into a MOA with the LGU or accredited farmers’ organization for the same purpose. The MOA shall clearly stipulate the mechanisms for the distribution of rice, as well as the monitoring of the beneficiaries. The six hundred pesos (P600) a month shall also cover all administrative costs in the procurement and distribution of the twenty (20) kilos of rice per beneficiary. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 848, R.A. No. 11518)

3. Protective Services Program. The amount appropriated herein for protective services for individuals, families and communities in difficult circumstances shall be used to carry-out the alternative family care program and to implement and to provide financial assistance to individuals, families and communities in difficult situations. This includes food assistance, food packs, transportation, medical, burial assistance, assistance to students, cash/food for work, and all other types of assistance to individuals/sectors/communities in especially difficult circumstances who are vulnerable, at risk, or affected by the COVID-19 pandemic and/or disastrous calamities.

The DSWD shall post the following on its official websites: (i) list of cases responded to and the type of intervention provided; and (ii) list of program-beneficiaries, their locations, the specific assistance given to them and the corresponding amounts, subject to the provisions of R.A. No. 10173 or the “Data Privacy Act of 2012”. The Secretary of Social Welfare and Development and the agency’s web administrator or his/her equivalent shall be responsible for ensuring that said reports are posted on the official website of the DSWD, which shall be considered compliance with the said reportorial requirements.

Implementation of this provision shall be subject to guidelines as may be issued for this purpose.

4. Social Pension for Indigent Senior Citizens. The amount of Twenty Three Billion Four Hundred Fifty Eight Million Two Hundred Sixty Seven Thousand Pesos (P23,458,267,000) appropriated herein for the social pension of indigent senior citizens shall be used for the monthly stipend of Five Hundred Pesos (P500) to senior citizen-beneficiaries, as determined by the DSWD. In no case shall more than seven percent (7%) of said amount be used for administrative expenses.

The DSWD shall ensure that the stipend shall be given directly to senior citizen-beneficiaries. In case the senior citizen-beneficiaries are not capable of personally receiving the stipend for health or safety reasons, as verified by the DSWD, it may engage the services of money remittance companies duly accredited by the BSP and other secure means of money remittance as determined by the DSWD.

5. Supplementary Feeding Program. The amount of Three Billion Eight Hundred Thirty Million Four Hundred Sixteen Thousand Pesos (P3,830,416,000) appropriated herein for supplementary feeding program shall be used to implement the supplementary feeding for children within the ages two (2) to four (4) and children under five (5) years of age, who are not yer formally enrolled in kindergarten schools using the community-based procurement system. The feeding program shall be administered in the child development center, daycare center, or in any other appropriate facility. Priority shall be given to children in fourth, fifth, and sixth class municipalities and in areas with large population of undernourished children. In order to provide complete nutrition for program beneficiaries, the DSWD shall coordinate with the Department of Health, the National Nutrition Council, the Department of Agriculture, the Early Childhood Care and Development Council and other concerned departments/agencies for the incorporation of therapeutic milk and other protein-, vitamin-, and mineral-enriched foods in the fortified meals.

(CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 849, R.A. No. 11518)

6. Social Protection Program for Teen-Aged Mothers and their Children. In consultation with the Commission on Population and Development, the DSWD shall develop a social protection program specifically for teen-aged mothers who are minors and their children.

7. Social Protection Program for Fisherfolk and their Families Affected by Calamities and Closed Periods of Fishing. In consultation with the Bureau of Fisheries and Aquatic Resources (BFAR), the DSWD shall develop a social protection system, including income-support or social protection system for fisherfolk and their families whose livelihoods are affected during periods of closed seasons for fishing declared by BFAR and also during periods of inclement weather when small crafts are prevented from going out to sea.

8. Trust Receipts from the Proceeds from the Sale of the Welfareville Property. Proceeds derived from the sale of the Welfareville Property, net of lawful expenses, including the cost of relocation of the National Center for Mental Health, Center for Health Development-National Capital Region, and DOJ Correctional Institution for Women shall be used to promote the welfare of indigent children, constituted as the Children’s Welfare and Development Fund in accordance with R.A. No. 5260. Said proceeds shall be deposited with the National Treasury in accordance with E.0. No. 338, s. 1996 and shall be recorded as trust receipts.

300	OFFICIAL GAZETTE	VOL. 116, NO. 52
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9. Quick Response Fund. The amount of One Billion Two Hundred Fifty Million Pesos (₱1,250,000,000) appropriated herein for the Quick Response Fund (QRF) shall serve as a stand-by fund to be used for rehabilitation and relief programs, including the prepositioning of goods and equipment, in order that the situation and living conditions of people in communities or areas affected by natural or human-induced calamities, epidemics, crises, catastrophes which occured in the last quarter of the immediately preceding year and those occuring during the current year may be normalized as quickly as possible. In no case shall the QRF be used for pre-disaster activities, such as conduct of training, insurance of assets, and public information initiatives, or any other purpose not authorized in this Act.

10. PAyapa at MAsaganang PamayaNAn Program. The amount of Nine Hundred Sixty Million Nine Hundred Seventeen Thousand Pesos (₱960,9l7,000) appropriated herein for the PAyapa at MAsaganang PamayaNAn (PAMANA) Program shall be used exclusively to implement projects in conflict-affected areas already identified by the OPAPP.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

11. Reporting and Posting Requirements. The DSMD shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) DSMD’s website.

The DSMD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committe on Finance, and other offices where the submission of reports is required under the existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

12. Appropriations for Programs and Specific Activities. The amounts appropriated herein for the programs of the agency shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses	Capital outlays	Total
PROGRAMS
General Administration and Support
General management and supervision	₱	240,876,000	₱	646,396,000		500,000,000	₱	1,387,272,000

National Capital Region (NCR)		240,876,000		462,195,000		500,000,000		1,203,071,000

Central Office		240,876,000		403,301,000		500,000,000		1,144,177,000
Regional Office - NCR				58,894,000				58,894,000
Region I - Ilocos				19,881,000				19,881,000

Regional Office - I				19,881,000				19,881,000
Cordillera Administrative Region (CAR)				9,474,000				9,474,000

Regional Office - CAR				9,474,000				9,474,000
Region II - Cagayan Valley				6,580,000				6,580,000

Regional Office - II				6,580,000				6,580,000
Region III - Central Luzon				18,875,000				18,875,000

Regional Office - III				18,875,000				18,875,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	301
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region IVA - CALABARZON		22,454,000		22,454,000

Regional Office - IVA		22,454,000		22,454,000
Region IVB - MIMAROPA		15,673,000		15,673,000

Regional Office - IVB		15,673,000		15,673,000
Region V - Bicol		9,521,000		9,521,000

Regional Office - V		9,521,000		9,521,000
Region VI - Western Visayas		4,605,000		4,605,000

Regional Office - VI		4,605,000		4,605,000
Region VII - Central Visayas		5,759,000		5,759,000

Regional Office - VII		5,759,000		5,759,000
Region VIII - Eastern Visayas		29,876,000		29,876,000

Regional Office - VIII		29,876,000		29,876,000
Region IX - Zamboanga Peninsula		10,177,000		10,177,000

Regional Office - IX		10,177,000		10,177,000
Region X - Northern Mindanao		12,692,000		12,692,000

Regional Office - X		12,692,000		12,692,000
Region XI - Davao		4,943,000		4,943,000

Regional Office - XI		4,943,000		4,943,000
Region XII - SOCCSKSARGEN		9,024,000		9,024,000

Regional Office - XII		9,024,000		9,024,000
Region XIII - CARAGA		4,667,000		4,667,000

Regional Office - XIII		4,667,000		4,667,000
Administration of Personnel Benefits	18,447,000			18,447,000

National Capital Region (NCR)	18,447,000			18,447,000

Central Office	18,447,000			18,447,000

Sub-total, General Administration and Support	259,323,000	646,396,000	500,000,000	1,405,719,000

Support to Operations
Information and Communication Technology Service Management	10,954,000	753,388,000		764,342,000

National Capital Region (NCR)	10,954,000	753,388,000		764,342,000

Central Office	10,954,000	753,388,000		764,342,000

302	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Social Marketing Services	12,660,000	6,902,000	19,562,000

National Capital Region (NCR)	12,660,000	6,902,000	19,562,000

Central Office	12,660,000	6,902,000	19,562,000
Social Technology Development and Enhancement	31,676,000	43,029,000	74,705,000

National Capital Region (NCR)	31,676,000	43,029,000	74,705,000

Central Office	31,676,000	43,029,000	74,705,000
Formulation and development of policies and plans	42,201,000	23,272,000	65,473,000

National Capital Region (NCR)	42,201,000	23,272,000	65,473,000

Central Office	42,201,000	23,272,000	65,473,000
Enhanced Partnership Against Hunger and Poverty-National Program Management Office (EPAHP-NPMO)		69,160,000	69,160,000

National Capital Region (NCR)		69,160,000	69,160,000

Central Office		69,160,000	69,160,000
Project(s)
Locally-Funded Project(s)	106,389,000	45,608,000	151,997,000

National Household Targeting System for Poverty Reduction	106,389,000	45,608,000	151,997,000

National Capital Region (NCR)	36,679,000	31,950,000	68,629,000

Central Office	32,453,000	31,144,000	63,597,000
Regional Office - NCR	4,226,000	806,000	5,032,000
Region I - Ilocos	4,226,000	806,000	5,032,000

Regional Office - I	4,226,000	806,000	5,032,000
Cordillera Administrative Region (CAR)	4,226,000	806,000	5,032,000

Regional Office - CAR	4,226,000	806,000	5,032,000
Region II - Cagayan Valley	4,226,000	806,000	5,032,000

Regional Office - II	4,226,000	806,000	5,032,000
Region III - Central Luzon	4,536,000	806,000	5,342,000

Regional Office - III	4.536,000	806,000	5,342,000
Region IVA - CALABARZON	4,226,000	806,000	5,032,000

Regional Office - IVA	4,226,000	806,000	5,032,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	303
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region IVB - MIMAROPA	4,226,000	806,000		5,032,000

Regional Office - IVB	4,226,000	806,000		5,032,000
Region V- Bicol	4,536,000	806,000		5,342,000

Regional Office - V	4,536,000	806,000		5,342,000
Region VI - Western Visayas	4,536,000	806,000		5,342,000

Regional Office - VI	4,536,000	806,000		5,342,000
Region VII - Central Visayas	4,226,000	806,000		5,032,000

Regional Office - VII	4,226,000	806,000		5,032,000
Region VIII - Eastern Visayas	4,536,000	806,000		5,342,000

Regional Office - VIII	4,536,000	806,000		5,342,000
Region IX - Zamboanga Peninsula	6,456,000	1,590,000		8,046,000

Regional Office - IX	6,456,000	1,590,000		8,046,000
Region X - Northern Mindanao	4,226,000	806,000		5,032,000

Regional Office - X	4,226,000	806,000		5,032,000
Region XI - Davao	4,536,000	806,000		5,342,000

Regional Office - XI	4,536,000	806,000		5,342,000
Region XII - SOCCSKSARGEN	6,456,000	1,590,000		8,046,000

Regional Office - XII	6,456,000	1,590,000		8,046,000
Region XIII - CARAGA	4,536,000	806,000		5,342,000

Regional Office - XIII	4,536,000	806,000		5,342,000

Sub-total, Support to Operations	203,880,000	941,359,000		1,145,239,000

Operations
Well-being of poor families improved	5,025,642,000	107,970,447,000	289,000,000	113,285,089,000

PROMOTIVE SOCIAL WELFARE PROGRAM	5,025,642,000	107,970,447,000	289,000,000	113,285,089,000

Pantawid Pamilyang Pilipino Program (Implementation of Conditional Cash Transfer)	4,762,658,000	101,748,911,000	289,000,000	106,800,569,000

National Capital Region (HCR)	1,016,108,000	14,693,733,000	289,000,000	15,998,841,000

Central Office	823,604,000	9,524,855,000	289,000,000	10,637,459,000
Regional Office - NCR	192,504,000	5,168,878,000		5,361,382,000
Region I - Ilocos	172,405,000	4,610,812,000		4,783,217,000

Regional Office - I	172,405,000	4,610,812,000		4,783,217,000

304	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Cordillera Administrative Region (CAR)	108,970,000	1,171,331,000	1,280,301,000

Regional Office - CAR	108,970,000	1,171,331,000	1,280,301,000
Region II - Cagayan Valley	117,899,000	2,261,183,000	2,379,082,000

Regional Office - II	117,899,000	2,261,183,000	2,379,082,000
Region III - Central Luzon	249,870,000	6,944,314,000	7,194,184,000

Regional Office - III	249,870,000	6,944,314,000	7,194,184,000
Region IVA - CALABARZON	251,453,000	7,620,097,000	7,871,550,000

Regional Office - IVA	251,453,000	7,620,097,000	7,871,550,000
Region IVB - MIMAROPA	200,625,000	4,488,666,000	4,689,291,000

Regional Office - IVB	200,625,000	4,488,666,000	4,689,291,000
Region V - Bicol	374,904,000	8,967,728,000	9,342,632,000

Regional Office - V	374,904,000	8,967,728,000	9,342,632,000
Region VI - Western Visayas	319,953,000	7,681,182,000	8,001,135,000

Regional Office - VI	319,953,000	7,681,182,000	8,001,135,000
Region VII - Central Visayas	295,993,000	6,882,099,000	7,178,092,000

Regional Office - VII	295,993,000	6,882,099,000	7,178,092,000
Region VIII - Eastern Visayas	298,155,000	6,631,253,000	6,929,408,000

Regional Office - VIII	298,155,000	6,631,253,000	6,929,408,000
Region IX - Zamboanga Peninsula	331,241,000	7,482,753,000	7,813,994,000

Regional Office - IX	331,241,000	7,482,753,000	7,813,994,000
Region X- Northern Mindanao	321,385,000	6,275,300,000	6,596,685,000

Regional Office - X	321,385,000	6,275,300,000	6,596,685,000
Region XI - Davao	238,569,000	6,159,793,000	6,398,362,000

Regional Office - XI	238,569,000	6,159,793,000	6,398,362,000
Region XII - SOCCSKSARGEN	279,505,000	5,691,679,000	5,971,184,000

Regional Office - XII	279,505,000	5,691,679,000	5,971,184,000
Region XIII - CARAGA	185,623,000	4,186,988,000	4,372,611,000

Regional Office - XIII	185,623,000	4,186,988,000	4,372,611,000
Sustainable livelihood Program	262,984,000	4,016,226,000	4,279,210,000

National Capital Region (NCR)	24,776,000	1,998,456,000	2,023,232,000

Central Office	15,557,000	1,938,552,000	1,954,109,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	305
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Regional Office - NCR	9,219,000	59,904,000	69,123,000
Region I - Ilocos	8,901,000	131,560,000	140,461,000

Regional Office - I	8,901,000	131,560,000	140,461,000
Cordillera Administrative Region (CAR)	11,251,000	64,423,000	75,674,000

Regional Office - CAR	11,251,000	64,423,000	75,674,000
Region II - Cagayan Valley	6,779,000	125,066,000	131,845,000

Regional Office - II	6,779,000	125,066,000	131,845,000
Region III - Central Luzon	6,619,000	116,373,000	122,992,000

Regional Office - III	6,619,000	116.373,000	122,992,000
Region IVA - CALABARZON	7,189,000	98,796,000	105,985,000

Regional Office - IVA	7,189,000	98,796,000	105,985,000
Region IVB - MIMAROPA	17,782,000	90,276,000	108,058,000

Regional Office - IVB	17,782,000	90,276,000	108,058,000
Region V - Bicol	17,260,000	133,656,000	150,916,000

Regional Office - V	17,260,000	133,656,000	150,916,000
Region VI - Western Visayas	13,630,000	194,562,000	208,192,000

Regional Office - VI	13,630,000	194,562,000	208,192,000
Region VII - Central Visayas	10,933,000	189,708,000	200,641,000

Regional Office - VII	10,933,000	189,708,000	200,641,000
Region VIII - Eastern Visayas	21,461,000	151,750,000	173,211,000

Regional Office - VIII	21,461,000	151,750,000	173,211,000
Region IX - Zamboanga Peninsula	34,589,000	91,407,000	125,996,000

Regional Office - IX	34,589,000	91,407,000	125,996,000
Region X - Northern Mindanao	22,762,000	166,964,000	189,726,000

Regional Office - X	22,762,000	166,964,000	189,726,000
Region XI - Davao	20,479,000	273,811,000	294,290,000

Regional Office - XI	20,479,000	273,811,000	294,290,000
Region XII - SOCCSKSARGEN	7,979,000	114,234,000	122,213,000

Regional Office - XII	7,979,000	114,234,000	122,213,000
Region XIII - CARAGA	30,594,000	75,184,000	105,778,000

Regional Office - XIII	30,594,000	75,184,000	105,778,000

306	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Project(s)
Locally-Funded Project(s)		2,205,310,000		2,205,310,000

Kapit-Bisig Laban sa Kahirapan-Comprehensive and Integrated Delivery of Social Services: Kapangyarihan at Kaunlaran sa Barangay (KALAHI-CIDSS-KKB)		2,205,310,000		2,205,310,000

National Capital Region (MCR)		2,205,310,000		2,205,310,000

Central Office		2,205,310,000		2,205,310,000
Rights of the poor and vulnerable sectors promoted and protected	698,053,000	52,645,432,000	78,652,000	53,422,137,000

PROTECTIVE SOCIAL WELFARE PROGRAM	698,053,000	52,645,432,000	78,652,000	53,422,137,000

RESIDENTIAL AND NON-RESIDENTIAL CARE SUB-PROGRAM	598,662,000	1,382,839,000	78,652,000	2,060,153,000

Services for residential and center-based clients	598,662,000	1,382,839,000	78,652,000	2,060,153,000

National Capital Region (NCR)	200,264,000	719,973,000	78,652,000	998,889,000

Central Office		364,544,000	78,652,000	443,196,000
Regional Office - NCR	200,264,000	355,429,000		555,693,000
Region I - Ilocos	32,648,000	49,381,000		82,029,000

Regional Office - I	32,648,000	49,381,000		82,029,000
Cordillera Administrative Region (CAR)	16,359,000	25,656,000		42,015,000

Regional Office - CAR	16,359,000	25,656,000		42,015,000
Region II - Cagayan Valley	20,899,000	21,915,000		42,814,000

Regional Office - II	20,899,000	21,915,000		42,814,000
Region III - Central Luzon	45,323,000	75,284,000		120,607,000

Regional Office - III	45,323,000	75,284,000		120,607,000
Region IVA - CALARARZON	55,320,000	70,809,000		126,129,000

Regional Office - IVA	55,320,000	70,809,000		126,129,000
Region IVB - MIMAROPA	955,000	5,045,000		6,000,000

Regional Office - IVB	955,000	5,045,000		6,000,000
Region V - Bicol	19,045,000	23,583,000		42,628,000

Regional Office - Y	19,045,000	23,583,000		42,628,000
Region VI - Western Visayas	20,505,000	20,654,000		41,159,000

Regional Office - VI	20,505,000	20,654,000		41,159,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	307
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region VII - Central Visayas	34,463,000	34,759,000	69,222,000

Regional Office - VII	34,463,000	34,759,000	69,222,000
Region VIII - Eastern Visayas	28,457,000	39,278,000	67,735,000

Regional Office - VIII	28,457,000	39,278,000	67,735,000
Region IX - Zamboanga Peninsula	36,876,000	153,274,000	190,150,000

Regional Office - IX	36,876,000	153,274,000	190,150,000
Region X - Northern Mindanao	20,207,000	36,348,000	56,555,000

Regional Office - X	20,207,000	36,348,000	56,555,000
Region XI - Davao	43,241,000	59,941,000	103,182,000

Regional Office - XI	43,241,000	59,941,000	103,182,000
Region XII - SOCCSKSARGEN	15,374,000	23,741,000	39,115,000

Regional Office - XII	15,374,000	23,741,000	39,115,000
Region XIII - CARAGA	8,726,000	23,198,000	31,924,000

Regional Office - XIII	8,726,000	23,198,000	31,924,000
SUPPLEMENTARY FEEDING SUB-PROGRAM		3,830,416,000	3,830,416,000

Supplementary Feeding Program		3,830,416,000	3,830416,000

National Capital Region (NCR)		646,919,000	646,919,000

Central Office		411,348,000	411,348,000
Regional Office - NCR		235,571,000	235,571,000
Region I - Ilocos		148,602,000	148,602,000

Regional Office - I		148,602,000	148,602,000
Cordillera Administrative Region (CAR)		85,542,000	85,542,000

Regional Office - CAR		85,542,000	85,542,000
Region II - Cagayan Valley		166,326,000	166,326,000

Regional Office - II		166,326,000	166,326,000
Region III - Central Luzon		226,136,000	226,136,000

Regional Office - III		226,136,000	226,136,000
Region IVA - CALABARZON		352,960,000	352,960,000

Regional Office - IVA		352,960,000	352,960,000
Region IVB - MIMAROPA		147,090,000	147,090,000

Regional Office - IVB		147,090,000	147,090,000

308	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region V - Bicol		278,100,000	278,100,000

Regional Office - V		278,100,000	278,100,000
Region VI - Western Visayas		366,000,000	366,000,000

Regional Office - VI		366,000,000	366,000,000
Region VII - Central Visayas		252,503,000	252,503,000

Regional Office - VII		252,503,000	252,503,000
Region VIII - Eastern Visayas		84,597,000	84,597,000

Regional Office - VIII		84,597,000	84,597,000
Region IX - Zamboanga Peninsula		211,505,000	211,505,000

Regional Office - IX		211,505,000	211,505,000
Region X - Northern Mindanao		295,571,000	295,571,000

Regional Office - X		295,571,000	295,571,000
Region XI - Davao		239,619,000	239,619,000

Regional Office - XI		239,619,000	239,619,000
Region XII - SOCCSKSARGEN		186,447,000	186,447,000

Regional Office - XII		186,447,000	186,447,000
Region XIII - CARAGA		142,499,000	142,499,000

Regional Office - XIII		142,499,000	142,499,000
SOCIAL WELFARE FOR SENIOR CITIZENS SUB-PROGRAM	29,579,000	23,564,545,000	23,594,124,000

Social Pension for Indigent Senior Citizens	29,579,000	23,428,688,000	23,458,267,000

National Capital Region (NCR)	7,169,000	2,544,993,000	2,552,162,000

Central Office	5,675,000	1,273,354,000	1,279,029,000
Regional Office - NCR	1,494,000	1,271,639,000	1,273,133,000
Region I - Ilocos	1,494,000	1,171,437,000	1,172,931,000

Regional Office - I	1,494,000	1,171,437,000	1,172,931,000
Cordillera Administrative Region (CAR)	1,494,000	607,768,000	609,262,000

Regional Office - CAR	1,494,000	607,768,000	609,262,000
Region II - Cagayan Valley	1,494,000	1,327,997,000	1,329,491,000

Regional Office - II	1,494,000	1,327,997,000	1,329,491,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	309
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region III - Central Luzon	1,494,000	679,560,000	681,054,000

Regional Office - III	1,494,000	679,560,000	681,054,000
Region IVA - CALABARZON	1,494,000	1,933,572,000	1,935,066,000

Regional Office - IVA	1,494,000	1,933,572,000	1,935,066,000
Region IVB - MIMAROPA	1,494,000	1,166,218,000	1,167,712,000

Regional Office - IVB	1,494,000	1,166,218,000	1,167,712,000
Region V - Bicol	1,494,000	1,653,044,000	1,654,538,000

Regional Office - V	1,494,000	1,653,044,000	1,654,538,000
Region VI - Western Visayas	1,494,000	2,249,430,000	2,250,924,000

Regional Office - VI	1,494,000	2,249,430,000	2,250,924,000
Region VII - Central Visayas	1,494,000	1,702,544,000	1,704,038,000

Regional Office - VII	1,494,000	1,702,544,000	1,704,038,000
Region VIII - Eastern Visayas	1,494,000	1,682,362,000	1,683,856,000

Regional Office - VIII	1,494,000	1,682,362,000	1,683,856,000
Region IX - Zamboanga Peninsula	1,494,000	1,185,670,000	1,187,164,000

Regional Office - IX	1,494,000	1,185,670,000	1,187,164,000
Region X - Northern Mindanao	1,494,000	1,254,052,000	1,255,546,000

Regional Office - X	1,494,000	1,254,052,000	1,255,546,000
Region XI - Davao	1,494,000	1,625,710,000	1,627,204,000

Regional Office - XI	1,494,000	1,625,710,000	1,627,204,000
Region XII - SOCCSKSARGEN	1,494,000	1,600,960,000	1,602,454,000

Regional Office - XII	1,494,000	1,600,960,000	1,602,454,000
Region XIII - CARAGA	1,494,000	1,043,371,000	1,044,865,000

Regional Office - XIII	1,494,000	1,043,371,000	1,044,865,000
Implementation of R.A. Mo. 10868 or the Centenarians Act of 2016		135,857,000	135,857,000

National Capital Region (NCR)		135,857,000	135,857,000

Central Office		135,857,000	135,857,000
PROTECTIVE PROGRAM FOR INDIVIDUALS AND FAMILIES IN ESPECIALLY DIFFICULT CIRCUMSTANCES SUB-PROGRAM	47,812,000	23,720,500,000	23,768,312,000

310	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Protective services for individuals and families in difficult circumstances	47,812,000	23,513,113,000	23,560,925,000

National Capital Region (NCR)	47,812,000	23,513,113,000	23,560,925,000

Central Office	47,812,000	20,577,613,000	20,625,425,000
Regional Office - NCR		2,935,500,000	2,935,500,000
Assistance to Persons with Disability and Older Persons		11,167,000	11,167,000

National Capital Region (NCR)		11,167,000	11,167,000

Central Office		11,167,000	11,167,000
Project(s)
Locally-Funded Project(s)		196,220,000	196,220,000

Comprehensive Project for Street Children, Street Families and IPs- Especially Badjaus		34,924,000	34,924,000

National Capital Region (NCR)		34,924,000	34,924,000

Central Office		34,924,000	34,924,000
Reducing Vulnerabilities of Children from Hunger and Malnutrition in BARMM or Bangsamoro Umpungan sa Nutrisyon (BangUN)		161,296,000	161,296,000

National Capital Region (HCR)		161,296,000	161,296,000

Central Office		161,296,000	161,296,000
SOCIAL WELFARE FOR DISTRESSED OVERSEAS FILIPINOS AND TRAFFICKED PERSONS SUB-PROGRAM	22,000,000	147,132,000	169,132,000

Services to Distressed Overseas Filipinos	22,000,000	69,061,000	91,061,000

National Capital Region (MCR)	22,000,000	69,061,000	91,061,000

Central Office	22,000,000	69,061,000	91,061,000
Services to Displaced Persons (Deportees)		53,291,000	53,291,000

National Capital Region (NCR)		53,291,000	53,291,000

Central Office		53,291,000	53,291,000
Recovery and Reintegration Program for Trafficked Persons		24,780,000	24,780,000

National Capital Region (NCR)		11,007,000	11,007,000

Central Office		9,493,000	9,493,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	311
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Regional Office - NCR	1,514,000	1,514,000
Region I - Ilocos	1,013,000	1,013,000

Regional Office - I	1,013,000	1,013,000
Cordillera Administrative Region (CAR)	801,000	801,000

Regional Office - CAR	801,000	801,000
Region II - Cagayan Valley	729,000	729,000

Regional Office - II	729,000	729,000
Region III - Central Luzon	937,000	937,000

Regional Office - III	937,000	937,000
Region IVA - CALABARZON	806,000	806,000

Regional Office - IVA	806,000	806,000
Region IVB - MIMAROPA	699,000	699,000

Regional Office - IVB	699,000	699,000
Region V - Bicol	785,000	785,000

Regional Office - V	785,000	785,000
Region VI - Western Visayas	931,000	931,000

Regional Office - VI	931,000	931,000
Region VII - Central Visayas	960,000	960,000

Regional Office - VII	960,000	960,000
Region VIII - Eastern Visayas	896,000	896,000

Regional Office - VIII	896,000	896,000
Region IX - Zamboanga Peninsula	1,112,000	1,112,000

Regional Office - IX	1,112,000	1,112,000
Region X- Northern Mindanao	820,000	820,000

Regional Office - X	820,000	820,000
Region XI - Davao	1,031,000	1,031,000

Regional Office - XI	1,031,000	1,031,000
Region XII - SOCCSKSARGEM	1,003,000	1,003,000

Regional Office - XII	1,003,000	1,003,000
Region XIII - CARAGA	1,250,000	1,250,000

Regional Office - XIII	1,250,000	1,250,000

312	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Immediate relief and early recovery of disaster victims/survivors ensured		4,315,030,000	4,315,030,000

DISASTER RESPONSE AND MANAGEMENT PROGRAM		4,315,030,000	4,315,030,000

Disaster response and rehabilitation program		2,056,741,000	2,056,741,000

National Capital Region (NCR)		2,056,741,000	2,056,741,000

Central Office		2,056,741,000	2,056,741,000
National Resource Operation		47,372,000	47,372,000

National Capital Region (NCR)		47,372,000	47,372,000

Central Office		47,372,000	47,372,000
Quick Response Fund		1,250,000,000	1,250,000,000

National Capital Region (NCR)		1,250,000,000	1,250,000,000

Central Office		1,250,000,000	1,250,000,000
Project(s)
Locally-Funded Project(s)		960,917,000	960,917,000

Implementation and Monitoring of Payapa at Masaganang Pamayanan (PAMAMA) Program - Peace and Development Fund		960,917,000	960,917,000

National Capital Region (NCR)		960,917,000	960,917,000

Central Office		960,917,000	960,917,000
Continuing compliance of Social Welfare and Development Agencies (SMDAs) to standards in the delivery of social welfare services ensured	22,328,000	41,115,000	63,443,000

SOCIAL WELFARE AND DEVELOPMENT AGENCIES REGULATORY PROGRAM	22,328,000	41,115,000	63,443,000

Standards-setting, licensing, accreditation and monitoring services	22,328,000	41,115,000	63,443,000

National Capital Region (NCR)	22,328,000	4l,l15,000	63,443,000

Central Office	22,328,000	41,115,000	63,443,000
Delivery of Social Welfare and Development (SMD) programs by LGUs through Local Social Welfare and Development Offices (LSWDOs) improved	913,555,000	167,972,000	1,081,527,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	313
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

SOCIAL WELFARE AND DEVELOPMENT TECHNICAL ASSISTANCE AND RESOURCE AUGMENTATION PROGRAM	913,555,000	167,972,000	1,081,527,000

Provision of technical/advisory assistance and other related support services	900,584,000	143,274,000	1,043,858,000

National Capital Region (NCR)	92,406,000	14,196,000	106,602,000

Regional Office - NCR	92,406,000	14,196,000	106,602,000
Region I - Ilocos	51,409,000	7,835,000	59,244,000

Regional Office - I	51,409,000	7,835,000	59,244,000
Cordillera Administrative Region (CAR)	44,826,000	7,036,000	51,862,000

Regional Office - CAR	44,826,000	7,036,000	51,862,000
Region II - Cagayan Valley	46,707,000	10,915,000	57,622,000

Regional Office - II	46,707,000	10,915,000	57,622,000
Region III - Central Luzon	65,261,000	13,246,000	78,507,000

Regional Office - III	65,261,000	13,246,000	78,507,000
Region IVA - CALABARZON	55,893,000	8,289,000	64,182,000

Regional Office - IVA	55,893,000	8,289,000	64,182,000
Region IVB - MIMAROPA	50,884,000	11,601,000	62,485,000

Regional Office - IVB	50,884,000	11,601,000	62,485,000
Region V- Bicol	53,612,000	7,132,000	60,744,000

Regional Office - V	53,612,000	7,132,000	60,744,000
Region VI - Western Visayas	55,297,000	7,513,000	62,810,000

Regional Office - VI	55,297,000	7,513,000	62,810,000
Region VII - Central Visayas	57,579,000	6,723,000	64,302,000

Regional Office - VII	57,579,000	6,723,000	64,302,000
Region VIII - Eastern Visayas	45,825,000	7,840,000	53,665,000

Regional Office - VIII	45,825,000	7,840,000	53,665,000
Region IX - Zamboanga Peninsula	61,492,000	10,276,000	71,768,000

Regional Office - IX	61,492,000	10,276,000	71,768,000
Region X - Northern Mindanao	55,816,000	6,948,000	62,764,000

Regional Office - X	55,816,000	6,948,000	62,764,000
Region XI - Davao	54,418,000	7,931,000	62,349,000

Regional Office - XI	54,418,000	7,931,000	62,349,000

314	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XII - SOCCSKSARGEN		55,815,000		9,667,000					65,482,000

Regional Office - XII		55,815,000		9,667,000					65,482,000
Region XIII - CARAGA		53,344,000		6,126,000					59,470,000

Regional Office - XIII		53,344,000		6,126,000					59,470,000
Provision of capability training programs		12,971,000		24,698,000					37,669,000

National Capital Region (NCR)		12,971,000		24,698,000					37,669,000

Central Office		12,971,000		24,698,000					37,669,000

Sub-total, Operations		6,659,578,000		165,139,996,000		289,000,000	78,652,000		172,167,226,000

TOTAL NEW APPROPRIATIONS	₱	7,122,781,000	₱	166,727,751,000	₱	289,000,000	578,652,000	₱	174,718,184,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,157,721

Total Permanent Positions	1,157,721

Other Compensation Cotton to All
Personnel Economic Relief Allowance	69,720
Representation Allowance	10,662
Transportation Allowance	10,470
Clothing and Uniform Allowance	17,430
Mid-Year Bonus - Civilian	96,478
Year End Bonus	96,478
Cash Gift	14,525
Productivity Enhancement Incentive	14,525
Step Increment	2,895

Total Other Compensation Common to All	333,183

Other Compensation for Specific Groups
Magna Carta for Public Health Markers	1,334
Magna Carta for Public Social Markers	96,206
Overseas Allowance	22,000

Total Other Compensation for Specific Groups	119,540

Other Benefits
PAG-IBIG Contributions	3,485

December 28, 2020	OFFICIAL GAZETTE	315
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

PhilHealth Contributions	13,061
Employees Compensation Insurance Premiums	3,485
Terminal Leave	18,447

Total Other Benefits	38,478

Non-Permanent Positions	5,473,859

Total Personnel Services	7,122,781

Maintenance and Other Operating Expenses
Travelling Expenses	852,166
Training and Scholarship Expenses	700,300
Supplies and Materials Expenses	988,706
Utility Expenses	248,439
Communication Expenses	232,870
Awards/Rewards and Prizes	9,809
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	20,000
Extraordinary and Miscellaneous Expenses	7,740
Professional Services	3,887,417
General Services	335,686
Repairs and Maintenance	132,468
Financial Assistance/Subsidy	157,904,681
Taxes, Insurance Premiums and Other Fees	56,364
Labor and Mages	118,900
Other Maintenance and Operating Expenses
Advertising Expenses	34,957
Printing and Publication Expenses	41,058
Representation Expenses	124,316
Transportation and Delivery Expenses	111,065
Rent/Lease Expenses	143,316
Membership Dues and Contributions to Organizations	49
Subscription Expenses	625,714
Other Maintenance and Operating Expenses	151,730

Total Maintenance and Other Operating Expenses	166,727,751

Financial Expenses
Bank Charges	289,000

Total Financial Expenses	289,000

Total Current Operating Expenditures	174,139,532

Capital Outlays
Buildings and other structures	578,652

Total Capital Outlays	578,652

TOTAL NEW APPROPRIATIONS	174,718,184

B. COUNCIL FOR THE WELFARE OF CHILDREN

For general administration and support, and operations, as indicated here under	₱	71,598,000

New Appropriations, by Program/Projects

316	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	10,299,000	₱	23,292,000	₱	615,000	₱	34,206,000
Operations		6,960,000		30,432,000				37,392,000

CHILD RIGHTS COORDINATION PROGRAM		6,960,000		30,432,000				37,392,000

TOTAL NEW APPROPRIATIONS	₱	17,259,000	₱	53,724,000	₱	615,000	₱	71,598,000

Special Provision(s)

1. Reporting and Posting Requirements. The Council for the Welfare of Children (CWC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) CWC’s website.

The CWC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	10,299,000	₱	23,292,000	₱	615,000	₱	34,206,000

Sub-total, General Administration and Support		10,299,000		23,292,000		615,000		34,206,000

Operations
Coordination of government actions for the fulfillment of the rights of the child		6,960,000		30,432,000				37,392,000

CHILD RIGHTS COORDINATION PROGRAM		6,960,000		30,432,000				37,392,000

Policy formulation and coordination of the implementation of plans and programs on the fulfillment of the rights of the child		6,960,000		30,432,000				37,392,000

Sub-total, Operations		6,960,000						37,392,000

TOTAL NEW APPROPRIATIONS	₱	17,259,000	₱	53,724,000	₱	615,000	₱	71,598,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	317
DEPARTMENT OF TRANSPORTATION

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	13,209

Total Permanent Positions	13,209

Other Compensation Common to All
Personnel Economic Relief Allowance	600
Representation Allowance	192
Transportation Allowance	60
Clothing and Uniform Allowance	150
Honoraria	367
Mid-Year Bonus - Civilian	1,101
Year End Bonus	1,101
Cash Gift	125
Productivity Enhancement Incentive	125
Step Increment	33

Total Other Compensation Common to All	3,854

Other Benefits
PAG-IBIG Contributions	30
PhilHealth Contributions	136
Employees Compensation Insurance Premiums	30

Total Other Benefits	196

Total Personnel Services	17,259

Maintenance and Other Operating Expenses
Travelling Expenses	2,582
Training and Scholarship Expenses	1,870
Supplies and Materials Expenses	2,296
Utility Expenses	1,332
Communication Expenses	2,817
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	198
Professional Services	29,901
General Services	2,289
Repairs and Maintenance	1,160
Taxes, Insurance Premiums and Other Fees	350
Other Maintenance and Operating Expenses
Printing and Publication Expenses	4,387
Representation Expenses	3,127
Rent/Lease Expenses	91
Subscription Expenses	1,174
Other Maintenance and Operating Expenses	150

318	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Total Maintenance and Other Operating Expenses	53,724

Total Current Operating Expenditures	70,983

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	615

Total Capital Outlays	615

TOTAL NEW APPROPRIATIONS	71,598

C. INTER-COUNTRY ADOPTION BOARD

For general administration and support, and operations, as indicated hereunder	₱67,777,000

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	5,925,000	₱	8,130,000	₱		₱	14,055,000
Operations		12,409,000		26,373,000		14,940,000		53,722,000

INTER-COUNTRY ADOPTION REGULATORY PROGRAM		3,871,000		5,516,000				9,387,000
INTER-COUNTRY ADOPTION PROGRAM		8,538,000		20,857,000		14,940,000		44,335,000

TOTAL NEW APPROPRIATIONS	₱	18,334,000	₱	34,503,000	₱	14,940,000	₱	67,777,000

Special Provision(s)

1. Maintenance and Other Operating Expenses Requirements. Notwithstanding any provision of law to the contrary, the amount of Thirty Four Million Five Hundred Three Thousand Pesos (₱34,503,000) appropriated herein shall be released and used for the MOOE requirements of the Inter-Country Adoption Board (ICAB).

All fees, charges, and assessments collected by the ICAB in the exercise of its functions shall accrue to the General Fund.

(CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 846, R.A. No. 11518)

2. Reporting and Posting Requirements. The ICAB shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) ICAB’s website.

The ICAB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

DECEMBER 28, 2020	OFFICIAL GAZETTE	319
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	5,834,000	₱	8,130,000	₱		₱	13,964,000
Administration of Personnel Benefits		91,000						91,000

Sub-total, General Administration and Support		5, 925,000		8,130,000				14,055,000

Operations
Filipino children in suitable permanent adoptive families abroad protected and secured		12,409,000		26,373,000		14,940,000		53,722,000

INTER-COUNTRY ADOPTION REGULATORY PROGRAM		3,871,000		5,516,000				9,387,000

Accredit/Authorize Foreign Adoption Agencies and Child Caring Agencies as Liaison Service Agencies		3,871,000		5,516,000				9,387,000
INTER-COUNTRY ADOPTION PROGRAM		8,538,000		20,857,000		14,940,000		44,335,000

Adjudication/Entrustment of children for inter-country adoption		8,538,000		20,857,000		14,940,000		44,335,000

Sub-total, Operations		12,409,000		26,373,000		14,940,000		53,722,000

TOTAL NEW APPROPRIATIONS	₱	18,334,000	₱	34,503,000	₱	14,940,000	₱	67,777,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	13,959

Total Premanent Positions	13,959

Other Compensation Common to All
Personnel Economic Relief Allowance	672
Representation Allowance	168
Transportation Allowance	168
Clothing and Uniform Allowance	168

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Mid-Year Bonus - Civilian	1,163
Year End Bonus	1,163
Cash Gift	140
Productivity Enhancement Incentive	140
Step Increment	34

Total Other Compensation Common to All	3,816

Other Compensation for Specific Groups
Magna Carta for Public Social Workers	251

Total Other Compensation for Specific Groups	251

Other Benefits
PAG-IBIG Contributions	33
PhilHealth Contributions	151
Employees Compensation Insurance Premiums	33
Terminal Leave	91

Total Other Benefits	308

Total Personnel Services	18,334

Maintenance and Other Operating Expenses
Travelling Expenses	5,826
Training and Scholarship Expenses	7,438
Supplies and Materials Expenses	3,765
Utility Expenses	675
Communication Expenses	1,710
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	6,569
General Services	2,600
Repairs and Maintenance	510
Taxes, Insurance Premiums and Other Fees	100
Other Maintenance and Operating Expenses
Printing and Publication Expenses	205
Representation Expenses	1,000
Rent/Lease Expenses	3,764
Subscription Expenses	5
Donations	50
Other Maintenance and Operating Expenses	150

Total Maintenance and Other Operating Expenses	34,503

Total Current Operating Expenditures	52,837

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	14,940

Total Capital Outlays	14,940

TOTAL NEW APPROPRIATIONS	67,777

D. JUVENILE JUSTICE AND WELFARE COUNCIL

For general administration and support, and operations, including locally-funded project(s) as indicated hereunder	₱	125,272,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	321
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

New Appropriations, by Program/Projects
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	20,469,000	₱	5,084,000	₱		₱	25,553,000
Operations		24,440,000		72,796,000		2,483,000		99,719,000

JUVENILE JUSTICE AND WELFARE PROGRAM		24,440,000		72,796,000		2,483,000		99,719,000

TOTAL NEW APPROPRIATIONS	₱	44,909,000	₱	77,880,000	₱	2,483,000	₱	125,272,000

Special Provision(s)

1. Reporting and Posting Requirements. The Juvenile Justice and Welfare Council (JJMC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) JJMC’s website.

The JJMC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	20,469,000	₱	5,084,000		₱	25,553,000

Sub-total, General Administration and Support		20,469,000		5,084,000			25,553,000

Operations
Coordination of government actions for the implementation of the juvenile intervention programs and activities improved		24,440,000		72,796,000	2,483,000		99,719,000

JUVENILE JUSTICE AND WELFARE PROGRAM		24,440,000		72,796,000	2,483,000		99,719,000

Formulate policies and coordinate the implementation of plans and programs on children at risk and children in conflict with the law		24,440,000		52,796,000	2,483,000		79,719,000

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Project(s)
Locally-Funded Project(s)				20,000,000				20,000,000

Financial assistance to the Provincial Government of Davao del Norte for the establishment of Bahay Pag-Asa				10,000,000				10,000,000
Financial assistance to the City Government of Alaminos City for the establishment of Bahay Pag-Asa				10,000,000				10,000,000

Sub-total, Operations		24,440,000		72,796,000		2,483,000		99,719,000

TOTAL NEW APPROPRIATIONS	₱	44,909,000	₱	77,880,000	₱	2,483,000	₱	125,272,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	32,083

Total Permanent Positions	32,083
Other Compensation Common to All
Personnel Economic Relief Allowance	1,584
Representation Allowance	282
Transportation Allowance	282
Clothing and Uniform Allowance	396
Mid-Year Bonus - Civilian	2,674
Year End Bonus	2,674
Cash Gift	330
Productivity Enhancement Incentive	330
Step Increment	80

Total Other Compensation Common to All	8,632

Other Compensation for Specific Groups
Magna Carta for Public Social Workers	3,688

Total Other Compensation for Specific Groups	3,688

Other Benefits
PAG-IBIG Contributions	80
PhilHealth Contributions	346
Employees Compensation Insurance Premiums	80

Total Other Benefits	506

Total Personnel Services	44,909

DECEMBER 28, 2020	OFFICIAL GAZETTE	323

DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Maintenance and Other Operating Expenses
Travelling Expenses	5,100
Training and Scholarship Expenses	17,040
Supplies and Materials Expenses	4,105
Utility Expenses	696
Communication Expenses	2,747
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	11,911
General Services	2,080
Repairs and Maintenance	1,900
Financial Assistance/Subsidy	20,000
Taxes, Insurance Premiums and Other Fees	250
Other Maintenance and Operating Expenses
Advertising Expenses	150
Printing and Publication Expenses	300
Representation Expenses	6,400
Rent/Lease Expenses	3,158
Subscription Expenses	436
Other Maintenance and Operating Expenses	1,471

Total Maintenance and Other Operating Expenses	71,880

Total Current Operating Expenditures	122,789

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,483

Total Capital Outlays	2,483

TOTAL NEW APPROPRIATIONS	125,272

E. NATIONAL ANTI-POVERTY COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	251,640,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	26,769,000	₱	31,773,000	₱	2,930,000	₱	61,472,000
Operations		43,429,000		146,739,000				190,168,000

SOCIAL REFORM AND POVERTY ERADICATION COORDINATION AND OVERSIGHT PROGRAM		43,429,000		146,739,000				190,168,000

TOTAL NEW APPROPRIATIONS	₱	70,198,000	₱	178,512,000	₱	2,930,000	₱	251,640,000

324	OFFICIAL GAZETTE	VOL. 116, NO. 52
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Special Provision(s)

1. Reporting and Posting Requirements. The National Anti-Poverty Commission (NAPC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) NAPC’s website.

The NAPC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	26,769,000	₱	31,773,000	₱	2,930,000	₱	61,472,000

Sub-total, General Administration and Support		26,769,000		31,773,000		2,930,000		61,472,000

Operations
People-responsive anti-poverty government policies and programs institutionalized		43,429,000		146,739,000				190,168,000

SOCIAL REFORM AND POVERTY ERADICATION COORDINATION AND OVERSIGHT PROGRAM		43,429,000		146,739,000				190,168,000

POLICY, PLAN AND PROGRAM ADVISORY, COORDINATION, DEVELOPMENT, REVIEW AND ADVOCACY SUB-PROGRAM		24,427,000		55,235,000				79,662,000

Formulation, prototyping and monitoring of policies, plans and programs and inter-agency and inter-stakeholder coordination platforms		24,427,000		46,803,000				71,230,000
Provision of information and advocacy support				8,432,000				8,432,000
BASIC SECTOR PARTNERSHIP AND PARTICIPATORY PLATFORMS DEVELOPMENT AND MAINTENANCE SUB-PROGRAM		19,002,000		91,504,000				110,506,000

Support to consultative and convergence platforms		19,002,000		91,504,000				110,506,000

Sub-total, Operations		43,429,000		146,739,000				190,168,000

TOTAL NEW APPROPRIATIONS	₱	70,198,000	₱	178,512,000	₱	2,930,000	₱	251,640,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	325
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	40,142

Total Permanent Positions	40,142

Other Compensation Common to All
Personnel Economic Relief Allowance	1,104
Representation Allowance	1,020
Transportation Allowance	1,020
Clothing and Uniform Allowance	276
Mid-Year Bonus - Civilian	3,345
Year End Bonus	3,345
Cash Gift	230
Per Diems	17,520
Productivity Enhancement Incentive	230
Step Increment	101

Total Other Compensation Common to All	28,191

Other Compensation for Specific Groups
RATA of Sectoral/Alternate Sectoral Representatives	1,482

Total Other Compensation for Specific Groups	1,482

Other Benefits
PAG-IBIG Contributions	55
PhilHealth Contributions	273
Employees Compensation Insurance Premiums	55

Total Other Benefits	383

Total Personnel Services	70,198

Maintenance and Other Operating Expenses
Travelling Expenses	34,887
Training and Scholarship Expenses	10,388
Supplies and Materials Expenses	7,806
Utility Expenses	3,205
Communication Expenses	2,214
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	750
Professional Services	82,300
General Services	3,240
Repairs and Maintenance	740
Taxes, Insurance Premiums and Other Fees	100
Other Maintenance and Operating Expenses
Printing and Publication Expenses	1,460
Representation Expenses	26,900
Rent/Lease Expenses	4,300
Subscription Expenses	102

326	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Other Maintenance and Operating Expenses	120

Total Maintenance and Other Operating Expenses	178,512

Total Current Operating Expenditures	248,710

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,930

Total Capital Outlays	2,930

TOTAL NEW APPROPRIATIONS	251,640

F. NATIONAL COMMISSION ON INDIGENOUS PEOPLES

For general administration and support, support to operations, and operations, as indicated hereunder	₱	1,137,297,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	200,726,000	₱	86,730,000	₱		₱	287,456,000
Support to Operations		217,136,000		18,296,000		25,920,000		261,352,000
Operations		344,167,000		244,322,000				588,489,000

ANCESTRAL DOMAIN/LAND SECURITY AND DEVELOPMENT PROGRAM		98,584,000		26,706,000				125,290,000
HUMAN, SOCIO-ECONOMIC AND ECOLOGY DEVELOPMENT AMD PROTECTION PROGRAM		146,099,000		173,274,000				319,373,000
INDIGENOUS PEOPLES RIGHTS PROTECTION PROGRAM		99,484,000		44,342,000				143,826,000

TOTAL NEW APPROPRIATIONS	₱	762,029,000	₱	349,348,000	₱	25,920,000	₱	1,137,297,000

Special Provision(s)

1. PAyapa at MAsaganang PamayaNAn Program. The amount of Twenty Nine Million Seven Hundred Ninety One Thousand Pesos (₱29,791,000) appropriated herein far the PAyapa at MAsaganang PamayaNAn (PAMAMA) Program shall be used exclusively to implement projects in conflict-affected areas already identified by OPAPP.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

2. Climate-Resilient Livelihood for Indigenous Peoples. The MCIP, under an integrated climate adaptation and resilience approach, shall develop and implement climate-resilient livelihood programs and projects for indigenous peoples, including sustainable bamboo propagation and processing, traditional weaving, and handicraft-making.

3. Reporting and Posting Requirements. The National Commission on Indigenous Peoples (MCIP) shall submit quarterly reports on its financial and physical acco1plishaents, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such tile that all agencies have fully migrated to the BTMS; and

DECEMBER 28, 2020	OFFICIAL GAZETTE	327
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

(b) MCIP’s website.

The MCIP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee an Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	194,960,000	₱	86,730,000		₱	281,690,000

National Capital Region (NCR)		56,551,000		33,402,000			89,953,000

Central Office		56,551,000		33,402,000			89,953,000
Region I - Ilocos		10,267,000		3,719,000			13,986,000

Regional Office - I		10,267,000		3,719,000			13,986,000
Cordillera Administrative Region (CAR)		18,280,000		5,145,000			23,425,000

Regional Office - CAR		18,280,000		5,145,000			23,425,000
Region II - Cagayan Valley		13,417,000		4,701,000			18,118,000

Regional Office - II		13,417,000		4,701,000			18,118,000
Region III - Central Luzon		13,889,000		4,802,000			18,691,000

Regional Office - III		13,889,000		4,802,000			18,691,000
Region IVA - CALABARZON		6,008,000		2,704,000			8,712,000

Regional Office - IVA		6,008,000		2,704,000			8,712,000
Region IVB - MIMAROPA				1,629,000			1,629,000

Regional Office - IVB				1,629,000			1,629,000
Region V - Bicol		9,045,000		3,496,000			12,541,000

Regional Office - V		9,045,000		3,496,000			12,541,000
Region VI - Western Visayas		6,847,000		5,104,000			11,951,000

Regional Office - VI		6,847,000		5,104,000			11,951,000
Region VII - Central Visayas		2,018,000					2,018,000

Regional Office - VII		2,018,000					2,018,000

328	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region IX - Zamboanga Peninsula	9,809,000	3,395,000	13,204,000

Regional Office - IX	9,809,000	3,395,000	13,204,000
Region X- Northern Mindanao	12,406,000	4,434,000	16,840,000

Regional Office - X	12,406,000	4,434,000	16,840,000
Region XI - Davao	13,804,000	5,954,000	19,758,000

Regional Office - XI	13,804,000	5,954,000	19,758,000
Region XII - SOCCSKSARGEN	10,300,000	4,554,000	14,854,000

Regional Office - XII	10,300,000	4,554,000	14,854,000
Region XIII - CARAGA	12,319,000	3,691,000	16,010,000

Regional Office - XIII	12,319,000	3,691,000	16,010,000
Administration of Personnel Benefits	5,766,000		5,766,000

National Capital Region (NCR)	237,000		237,000

Central Office	237,000		237,000
Region I - Ilocos	313,000		313,000

Regional Office - I	313,000		313,000
Cordillera Administrative Region	155,000		155,000

Regional Office - CAR	155,000		155,000
Region II - Cagayan Valley	1,098,000		1,098,000

Regional Office - II	1,098,000		1,098,000
Region III - Central Luzon	577,000		577,000

Regional Office - III	577,000		577,000
Region IVA - CALABARZON	1,996,000		1,996,000

Regional Office - IVA	1,996,000		1,996,000
Region IVB - MIMAROPA	297,000		297,000

Regional Office - IVB	297,000		297,000
Region IX - Zamboanga Peninsula	313,000		313,000

Regional Office - IX	313,000		313,000
Region X- Northern Mindanao	504,000		504,000

Regional Office - X	504,000		504,000
Region XII - SOCCSKSARGEN	276,000		276,000

Regional Office - XII	276,000		276,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	329
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Sub-total, General Administration and Support	200,726,000	86,730,000		287,456,000

Support to Operations
Policy formulation, planning and coordination of programs and projects	217,136,000	18,296,000	25,920,000	261,352,000

National Capital Region (NCR)	48,896,000	18,264,000	25,920,000	93,080,000

Central Office	48,896,000	18,264,000	25,920,000	93,080,000
Region I - Ilocos	13,936,000			13,936,000

Regional Office - I	13,936,000			13,936,000
Cordillera Administrative Region (CAR)	27,504,000			27,504,000

Regional Office - CAR	27,504,000			27,504,000
Region II - Cagayan Valley	15,324,000			15,324,000

Regional Office - II	15,324,000			15,324,000
Region III - Central Luzon	17,004,000			17,004,000

Regional Office - III	17,004,000			17,004,000
Region IVA - CALABARZON	7,193,000			7,193,000

Regional Office - IVA	7,193,000			7,193,000
Region V- Bicol	10,335,000			10,335,000

Regional Office - V	10,335,000			10,335,000
Region VI - Western Visayas	5,909,000	5,000		5,914,000

Regional Office - VI	5,909,000	5,000		5,914,000
Region VII - Central Visayas	4,624,000			4,624,000

Regional Office - VII	4,624,000			4,624,000
Region IX - Zamboanga Peninsula	10,665,000			10,665,000

Regional Office - IX	10,665,000			10,665,000
Region X- Northern Mindanao	14,321,000	27,000		14,348,000

Regional Office - X	14,321,000	27,000		14,348,000
Region XI - Davao	17,238,000			17,238,000

Regional Office - XI	17,238,000			17,238,000
Region XII - SOCCSKSARGEN	12,183,000			12,183,000

Regional Office - XII	12,183,000			12,183,000
Region XIII - CARAGA	12,004,000			12,004,000

Regional Office - XIII	12,004,000			12,004,000

330	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Sub-total, Support to Operations	217,136,000	18,296,000	25,920,000	261,352,000

Operations
Indigenous Cultural Communities/Indigenous Peoples (ICCs/IPs) rights ensured	344,167,000	244,322,000		588,489,000

ANCESTRAL DOMAIN/LAND SECURITY AND DEVELOPMENT PROGRAM	98,584,000	26,706,000		125,290,000

Ancestral Domain/Land Recognition	33,677,000	10,983,000		44,660,000

National Capital Region (NCR)		1,803,000		1,803,000
Central Office		1,803,000		1,803,000
Region I - Ilocos	2,894,000	722,000		3,616,000

Regional Office - I	2,894,000	722,000		3,616,000
Cordillera Administrative Region (CAR)	4,720,000	700,000		5,420,000

Regional Office - CAR	4,720,000	700,000		5,420,000
Region II - Cagayan Valley	2,756,000	684,000		3,440,000

Regional Office - II	2,756,000	684,000		3,440,000
Region III - Central Luzon	2,894,000	898,000		3,792,000

Regional Office - III	2,894,000	898,000		3,792,000
Region IVA - CALABARZON	1,294,000	831,000		2,125,000

Regional Office - IVA	1,294,000	831,000		2,125,000
Region V - Bicol	1,803,000	499,000		2,302,000

Regional Office - V	1,803,000	499,000		2,302,000
Region VI - Western Visayas	737,000	318,000		1,055,000

Regional Office - VI	737,000	318,000		1,055,000
Region VII - Central Visayas	1,147,000	204,000		1,351,000

Regional Office - VII	1,147,000	204,000		1,351,000
Region IX - Zamboanga Peninsula	2,854,000	825,000		3,679,000

Regional Office - IX	2,854,000	825,000		3,679,000
Region X - Northern Mindanao	3,535,000	904,000		4,439,000

Regional Office - X	3,535,000	904,000		4,439,000
Region XI - Davao	3,662,000	782,000		4,444,000

Regional Office - XI	3,662,000	782,000		4,444,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	331
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region XII - SOCCSKSARGEN	2,917,000	921,000	3,838,000

Regional Office - XII	2,917,000	921,000	3,838,000
Region XIII - CARAGA	2,464,000	892,000	3,356,000

Regional Office - XIII	2,464,000	892,000	3,356,000
Assistance to Ancestral Domain Sustainable Development and Protection Plan (ADSDPP) Formulation	64,907,000	15,723,000	80,630,000

National Capital Region (NCR)		1,830,000	1,830,000

Central Office		1,830,000	1,830,000
Region I - ILocos	2,328,000	823,000	3,151,000

Regional Office - I	2,328,000	823,000	3,151,000
Cordillera Administrative Region (CAR)	5,527,000	1,703,000	7,230,000

Regional Office - CAR	5,527,000	1,703,000	7,230,000
Region II - Cagayan Valley	4,355,000	1,318,000	5,673,000

Regional Office - II	4,355,000	1,318,000	5,673,000
Region III - Central Luzon	3,122,000	1,400,000	4,522,000

Regional Office - III	3,122,000	1,400,000	4,522,000
Region IVA - CALABARZON	410,000	436,000	846,000

Regional Office - IVA	410,000	436,000	846,000
Region IVB - MIMAROPA	29,138,000	460,000	29,598,000

Regional Office - IVB	29,138,000	460,000	29,598,000
Region V - Bicol	1,841,000	336,000	2,177,000

Regional Office - V	1,841,000	336,000	2,177,000
Region VI - Western Visayas	765,000	605,000	1,370,000

Regional Office - VI	765,000	605,000	1,370,000
Region VII - Central Visayas	1,220,000		1,220,000

Regional Office - VII	1,220,000		1,220,000
Region IX - Zamboanga Peninsula	1,527,000	1,105,000	2,632,000

Regional Office - IX	1,527,000	1,105,000	2,632,000
Region X - Northern Mindanao	2,349,000	882,000	3,231,000

Regional Office - X	2,349,000	882,000	3,231,000

332	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XI - Davao	6,430,000	1,663,000	8,093,000

Regional Office - XI	6,430,000	1,663,000	8,093,000
Region XII - SOCCSKSARGEN	3,112,000	1,517,000	4,629,000

Regional Office - XII	3,112,000	1,517,000	4,629,000
Region XIII - CARAGA	2,783,000	1,645,000	4,428,000

Regional Office - XIII	2,783,000	1,645,000	4,428,000
HUMAN SOCIO-ECONOMIC AND ECOLOGY DEVELOPMENT AND PROTECTION PROGRAM	146,099,000	173,274,000	319,373,000

Culturally-appropriate/responsive and Gender-sensitive Socio-economic and Ecology Development and Protection Services	5,947,000	24,098,000	30,045,000

National Capital Region (NCR)		2,427,000	2,427,000

Central Office		2,427,000	2,427,000
Region I - Ilocos	557,000	1,548,000	2,105,000

Regional Office - I	557,000	1,548,000	2,105,000
Cordillera Administrative Region (CAR)	557,000	3,120,000	3,677,000

Regional Office - CAR	557,000	3,120,000	3,677,000
Region II - Cagayan Valley	557,000	2,207,000	2,764,000

Regional Office - II	557,000	2,207,000	2,764,000
Region III - Central Luzon	557,000	945,000	1,502,000

Regional Office - III	557,000	945,000	1,502,000
Region IVA - CALABARZON		981,000	981,000

Regional Office - IVA		981,000	981,000
Region IVB - MIMAROPA		900,000	900,000

Regional Office - IVB		900,000	900,000
Region V- Bicol	529,000	1,129,000	1,658,000

Regional Office - V	529,000	1,129,000	1,658,000
Region VI - Western Visayas	557,000	771,000	1,328,000

Regional Office - VI	557,000	771,000	1,328,000
Region IX - Zamboanga Peninsula	520,000	898,000	1,418,000

Regional Office - IX	520,000	898,000	1,418,000
Region X- Northern Mindanao	524,000	2,340,000	2,864,000

Regional Office - X	524,000	2,340,000	2,864,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	333
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region XI - Davao	536,000	2,903,000	3,439,000

Regional Office - XI	536,000	2,903,000	3,439,000
Region XII - SOCCSKSARGEN	524,000	2,539,000	3,063,000

Regional Office - XII	524,000	2,539,000	3,063,000
Region XIII - CARAGA	529,000	1,390,000	1,919,000

Regional Office - XIII	529,000	1,390,000	1,919,000
IP Education and Advocacy Services	18,567,000	141,049,000	159,616,000

National Capital Region (NCR)		6,296,000	6,296,000

Central Office		6,296,000	6,296,000
Region I - Ilocos	1,473,000	17,853,000	19,326,000

Regional Office - I	1,473,000	17,853,000	19,326,000
Cordillera Administrative Region (CAR)	2,084,000	19,667,000	21,751,000

Regional Office - CAR	2,084,000	19,667,000	21,751,000
Region II - Cagayan Valley	1,244,000	15,134,000	16,378,000

Regional Office - II	1,244,000	15,134,000	16,378,000
Region III - Central Luzon	2,130,000	3,912,000	6,042,000

Regional Office - III	2,130,000	3,912,000	6,042,000
Region IVA - CALABARZON	842,000	5,550,000	6,392,000

Regional Office - IVA	842,000	5,550,000	6,392,000
Region IVB - MIMAROPA		3,490,000	3,490,000

Regional Office - IVB		3,490,000	3,490,000
Region V - Bicol	1,159,000	2,837,000	3,996,000

Regional Office - V	1,159,000	2,837,000	3,996,000
Region VI - Western Visayas	557,000	4,511,000	5,068,000

Regional Office - VI	557,000	4,511,000	5,068,000
Region VII - Central Visayas	303,000	1,763,000	2,066,000

Regional Office - VII	303,000	1,763,000	2,066,000
Region IX - Zamboanga Peninsula	1,444,000	15,283,000	16,727,000

Regional Office - IX	1,444,000	15,283,000	16,727,000
Region X- Northern Mindanao	1,474,000	8,287,000	9,761,000

Regional Office - X	1,474,000	8,287,000	9,761,000

334	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XI - Davao	2,670,000	21,763,000	24,433,000

Regional Office - XI	2,670,000	21,763,000	24,433,000
Region XII - SOCCSKSARGEN	1,447,000	7,380,000	8,827,000

Regional Office - XII	1,447,000	7,380,000	8,827,000
Region XIII - CARAGA	1,740,000	7,323,000	9,063,000

Regional Office - XIII	1,740,000	7,323,000	9,063,000
IP Culture Services	28,341,000	4,712,000	33,053,000

National Capital Region (NCR)		2,292,000	2,292,000

Central Office		2,292,000	2,292,000
Region I - Ilocos	2,159,000	321,000	2,480,000

Regional Office - I	2,159,000	321,000	2,480,000
Cordillera Administrative Region (CAR)	6,117,000	438,000	6,555,000

Regional Office - CAR	6,117,000	438,000	6,555,000
Region II - Cagayan Valley	3,096,000	317,000	3,413,000

Regional Office - II	3,096,000	317,000	3,413,000
Region III - Central Luzon	2,777,000	128,000	2,905,000

Regional Office - III	2,777,000	128,000	2,905,000
Region IVA - CALABARZON	317,000	57,000	374,000

Regional Office - IVA	317,000	57,000	374,000
Region IVB - MIMAROPA		61,000	61,000

Regional Office - IVB		61,000	61,000
Region V- Bicol	920,000	52,000	972,000

Regional Office - V	920,000	52,000	972,000
Region VI - Western Visayas	619,000		619,000

Regional Office - VI	619,000		619,000
Region VII - Central Visayas	317,000	154,000	471,000

Regional Office - VII	317,000	154,000	471,000
Region IX - Zamboanga Peninsula	1,535,000	96,000	1,631,000

Regional Office - IX	1,535,000	96,000	1,631,000
Region X- Northern Mindanao	2,756,000	218,000	2,974,000

Regional Office - X	2,756,000	218,000	2,974,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	335
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region XI - Davao	2,772,000	252,000	3,024,000

Regional Office - XI	2,772,000	252,000	3,024,000
Region XII - SOCCSKSARGEM	2,481,000	166,000	2,647,000

Regional Office - XII	2,481,000	166,000	2,647,000
Region XIII - CARAGA	2,475,000	160,000	2,635,000

Regional Office - XIII	2,475,000	160,000	2,635,000
IP Health Services	93,244,000	3,415,000	96,659,000

National Capital Region (NCR)		412,000	412,000

Central Office		412,000	412,000
Region I - Ilocos	6,596,000	350,000	6,946,000

Regional Office - I	6,596,000	350,000	6,946,000
Cordillera Administrative Region (CAR)	17,710,000	565,000	18,275,000

Regional Office - CAR	17,710,000	565,000	18,275,000
Region II - Cagayan Valley	8,993,000	345,000	9,338,000

Regional Office - II	8,993,000	345,000	9,338,000
Region III - Central Luzon	10,586,000	134,000	10,720,000

Regional Office - III	10,586,000	134,000	10,720,000
Region IVA - CALABARZON	1,865,000	65,000	1,930,000

Regional Office - IVA	1,865,000	65,000	1,930,000
Region IVB - MIMAROPA		64,000	64,000

Regional Office - IVB		64,000	64,000
Region V - Bicol	4,324,000	68,000	4,392,000

Regional Office - V	4,324,000	68,000	4,392,000
Region VI - Western Visayas	3,048,000	96,000	3,144,000

Regional Office - VI	3,048,000	96,000	3,144,000
Region VII - Central Visayas	2,274,000	30,000	2,304,000

Regional Office - VII	2,274,000	30,000	2,304,000
Region IX - Zamboanga Peninsula	6,286,000	103,000	6,389,000

Regional Office - IX	6,286,000	103,000	6,389,000
Region X- Northern Mindanao	8,390,000	398,000	8,788,000

Regional Office - X	8,390,000	398,000	8,788,000

336	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XI - Davao	9,220,000	421,000	9,641,000

Regional Office - XI	9,220,000	421,000	9,641,000
Region XII - SOCCSKSARGEN	6,807,000	180,000	6,987,000

Regional Office - XII	6,807,000	180,000	6,987,000
Region XIII - CARAGA	7,145,000	184,000	7,329,000

Regional Office - XIII	7,145,000	184,000	7,329,000
INDIGENOUS PEOPLES RIGHTS PROTECTION PROGRAM	99,484,000	44,342,000	143,826,000

Gender and Rights-based Services	34,450,000	2,917,000	37,367,000
Region I - ILocos	2,091,000	410,000	2,501,000

Regional Office - I	2,091,000	410,000	2,501,000
Cordillera Administrative Region (CAR)	7,075,000	500,000	7,575,000

Regional Office - CAR	7,075,000	500,000	7,575,000
Region II - Cagayan Valley	2,893,000	280,000	3,173,000

Regional Office - II	2,893,000	280,000	3,173,000
Region III - Central Luzon	3,407,000	500,000	3,907,000

Regional Office - III	3,407,000	500,000	3,907,000
Region IVA - CALABARZON	809,000	104,000	913,000

Regional Office - IVA	809,000	104,000	913,000
Region V- Bicol	1,583,000	100,000	1,683,000

Regional Office - V	1,583,000	100,000	1,683,000
Region VI - Western Visayas	269,000	120,000	389,000

Regional Office - VI	269,000	120,000	389,000
Region VII - Central Visayas	1,579,000		1,579,000

Regional Office - VII	1,579,000		1,579,000
Region IX - Zamboanga Peninsula	2,361,000	50,000	2,411,000

Regional Office - IX	2,361,000	50,000	2,411,000
Region X- Northern Mindanao	2,881,000	354,000	3,235,000

Regional Office - X	2,881,000	354,000	3,235,000
Region XI - Davao	3,707,000	299,000	4,006,000

Regional Office - XI	3,707,000	299,000	4,006,000
Region XII - SOCCSKSARGEN	2,890,000	50,000	2,940,000

Regional Office - XII	2,890,000	50,000	2,940,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	337
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region XIII - CARAGA	2,905,000	150,000	3,055,000

Regional Office - XIII	2,905,000	150,000	3,055,000
Project(s)
Locally-funded Project(s)		10,000,000	10,000,000

Rights-based Development Approach thru Culturally Responsive, Environmentally Adoptive and Time Bounded Enrichment Project for Indigenous Peoples of Agusan del Norte
Region XII - CARAGA		10,000,000	10,000,000

Regional Office - XIII		10,000,000	10,000,000
IP Rights Advocacy and Monitoring of Treaty Obligations	9,831,000	25,683,000	35,514,000

National Capital Region (NCR)		25,249,000	25,249,000

Central Office		25,249,000	25,249,000
Region I - Ilocos	1,128,000		1,128,000

Regional Office - I	1,128,000		1,128,000
Cordillera Administrative Region (CAR)		250,000	250,000

Regional Office - CAR		250,000	250,000
Region III - Central Luzon	1,128,000	148,000	1,276,000

Regional Office - III	1,128,000	148,000	1,276,000
Region V - Bicol	4,071,000		4,071,000

Regional Office - V	4,071,000		4,071,000
Region VI - Western Visayas	1,180,000		1,180,000

Regional Office - VI	1,180,000		1,180,000
Region X - Northern Mindanao	1,144,000		1,144,000

Regional Office - X	1,144,000		1,144,000
Region XI - Davao	1,180,000	36,000	1,216,000

Regional Office - XI	1,180,000	36,000	1,216,000
Legal Services	36,706,000	2,766,000	39,472,000

National Capital Region (NCR)		249,000	249,000

Central Office		249,000	249,000
Region I - Ilocos	3,506,000	296,000	3,802,000

Regional Office - I	3,506,000	296,000	3,802,000

338	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Cordillera Administrative Region (CAR)	5,783,000	801,000	6,584,000

Regional Office - CAR	5,783,000	801,000	6,584,000
Region II - Cagayan Valley	2,324,000	292,000	2,616,000

Regional Office - II	2,324,000	292,000	2,616,000
Region III - Central Luzon	5,674,000	114,000	5,788,000

Regional Office - III	5,674,000	114,000	5,788,000
Region IVA - CALABARZON		66,000	66,000

Regional Office - IVA		66,000	66,000
Region IVB - MIMAROPA		45,000	45,000

Regional Office - IVB		45,000	45,000
Region V - Bicol		18,000	18,000

Regional Office - V		18,000	18,000
Region VI - Western Visayas		104,000	104,000

Regional Office - VI		104,000	104,000
Region VII - Central Visayas	2,289,000		2,289,000

Regional Office - VII	2,289,000		2,289,000
Region IX - Zamboanga Peninsula	3,454,000	34,000	3,488,000

Regional Office - IX	3,454,000	34,000	3,488,000
Region X - Northern Mindanao	1,128,000	116,000	1,244,000

Regional Office - X	1,128,000	116,000	1,244,000
Region XI - Davao	5,675,000	324,000	5,999,000

Regional Office - XI	5,675,000	324,000	5,999,000
Region XII - SOCCSKSARGEN	3,419,000	153,000	3,572,000

Regional Office - XII	3,419,000	153,000	3,572,000
Region XIII - CARAGA	3,454,000	154,000	3,608,000

Regional Office - XIII	3,454,000	154,000	3,608,000
Adjudication Services	18,497,000	2,976,000	21,473,000

Region I - Ilocos	2,112,000		2,112,000

Regional Office - I	2,112,000		2,112,000
Cordillera Administrative Region (CAR)	2,152,000	969,000	3,121,000

Regional Office - CAR	2,152,000	969,000	3,121,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	339
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region II - Cagayan Valley		2,062,000						2,062,000

Regional Office - II		2,062,000						2,062,000
Region III - Central Luzon		2,034,000						2,034,000

Regional Office - III		2,034,000						2,034,000
Region IVA - CALABARZON		2,036,000		142,000				2,178,000

Regional Office - IVA		2,036,000		142,000				2,178,000
Region V - Bicol		273,000		96,000				369,000

Regional Office - V		273,000		96,000				369,000
Region VI - Western Visayas				181,000				181,000

Regional Office - VI				181,000				181,000
Region IX - Zamboanga Peninsula		1,737,000		359,000				2,096,000

Regional Office - IX		1,737,000		359,000				2,096,000
Region X - Northern Mindanao		2,011,000		474,000				2,485,000

Regional Office - X		2,011,000		474,000				2,485,000
Region XI - Davao		285,000		314,000				599,000

Regional Office - XI		285,000		314,000				599,000
Region XII - SOCCSKSARGEN		1,787,000		199,000				1,986,000

Regional Office - XII		1,787,000		199,000				1,986,000
Region XIII - CARAGA		2,008,000		242,000				2,250,000

Regional Office - XIII		2,008,000		242,000				2,250,000

Sub-total, Operations		344,167,000		244,322,000				588,489,000

TOTAL NEW APPROPRIATIONS	₱	762,029,000	₱	349,348,000	₱	25,920,000	₱	1,137,297,000

NEW Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	574,650

Total Permanent Positions	574,650

Other Compensation Common to All

340	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Personnel Economic Relief Allowance	34,008
Representation Allowance	8,532
Transportation Allowance	8,532
Clothing and Uniform Allowance	8,502
Mid Year Bonus - Civilian	47,883
Year End Bonus	47,883
Cash Gift	7,085
Productivity Enhancement Incentive	7,085
Step Increment	1,438

Total Other Compensation Common to All	170,948

Other Benefits
PAG-IBIG Contributions	1,696
Phil Health Contributions	6,123
Employees Compensation Insurance Premiums	1,696
Loyalty Award - Civilian	1,150
Terminal leave	5,766

Total Other Benefits	16,431

Total Personnel Services	762,029

Maintenance and Other Operating Expenses
Travelling Expenses	28,351
Training and Scholarship Expenses	138,117
Supplies and Materials Expenses	35,770
Utility Expenses	7,702
Communication Expenses	10,822
Awards/Rewards and Prizes	30
Survey, Research, Exploration and Development Expenses	1,782
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	3,847
Professional Services	10,256
General Services	10,388
Repairs and Maintenance	2,066
Financial Assistance/Subsidy	1,935
Taxes, Insurance Premiums and Other Fees	1,454
labor and Mages	1,405
Other Maintenance and Operating Expenses
Printing and Publication Expenses	4,978
Representation Expenses	29,509
Transportation and Delivery Expenses	4,005
Rent/Lease Expenses	33,595
Membership Dues and Contributions to Organizations	1
Subscription Expenses	2,003
Donations	6,914
Other Maintenance and Operating Expenses	14,418

Total Maintenance and Other Operating Expenses	349,348

Total Current Operating Expenditures	1,111,317

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	25,920

Total Capital Outlays	25,920

TOTAL NEW APPROPRIATIONS	1,137,297

DECEMBER 28, 2020	OFFICIAL GAZETTE	341
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

G. NATIONAL COUNCIL ON DISABILITY AFFAIRS

For general administration and support, and operations, as indicated hereunder	₱	104,630,000

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	5,534,000	₱	6,839,000	₱		₱	12,373,000
Operations		19,172,000		14,083,000		59,002,000		92,257,000

PERSONS WITH DISABILITY RIGHTS PROGRAM		19,172,000		14,083,000		59,002,000		92,257,000

TOTAL NEW APPROPRIATIONS	₱	24,706,000	₱	20,922,000	₱	59,002,000	₱	104,630,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Council on Disability Affairs (NCDA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) NCDA’s website.

The NCDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	4,350,000	₱	6,839,000	₱	₱	11,189,000
Administration of Personnel Benefits		1,184,000					1,184,000

Sub-total, General Administration and Support		5,534,000		6,839,000			12,373,000

Operations

342	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Coordination of government policies, programs and services in the promotion, protection and fulfillment of the rights of Persons with Disabilities improved		19,172,000		14,083,000		59,002,000		92,257,000

PERSONS WITH DISABILITY RIGHTS PROGRAM		19,172,000		14,083,000		59,002,000		92,257,000

Policy formulation and coordination for the implementation of plans and programs on the realization of the rights of person with disabilities to achieve the sustainable development goals by 2030		19,172,000		14,083,000		59,002,000		92,257,000

Sub-total, Operations		19,172,000		14,083,000		59,002,000		92,257,000

TOTAL NEW APPROPRIATIONS	₱	24,706,000	₱	20,922,000	₱	59,002,000	₱	104,630,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	18,194

Total Permanent Positions	18,194

Other Compensation Common to All
Personnel Economic Relief Allowance	960
Representation Allowance	162
Transportation Allowance	162
Clothing and Uniform Allowance	240
Honoraria	46
Mid-Year Bonus - Civilian	1,517
Year End Bonus	1,517
Cash Gift	200
Productivity Enhancement Incentive	200
Step Increment	45

Total Other Compensation Common to All	5,049

Other Benefits
PAG-IBIG Contributions	48
PhilHealth Contributions	183
Employees Compensation Insurance Premiums	48
Terminal Leave	1,184

Total Other Benefits	1,463

Total Personnel Services	24,706

Maintenance and Other Operating Expenses
Travelling Expenses	1,500

DECEMBER 28, 2020	OFFICIAL GAZETTE	343
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Training and Scholarship Expenses	1,500
Supplies and Materials Expenses	1,768
Utility Expenses	2,400
Communication Expenses	1,676
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	2,225
General Services	1,882
Repairs and Maintenance	1,100
Taxes, Insurance Premiums and Other Fees	175
Other Maintenance and Operating Expenses
Printing and Publication Expenses	400
Representation Expenses	3,970
Transportation and Delivery Expenses	150
Subscription Expenses	1,640
Donations	300
Other Maintenance and Operating Expenses	100

Total Maintenance and Other Operating Expenses	20,922

Total Current Operating Expenditures	45,628

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	59,002

Total Capital Outlays	59,002

TOTAL NEW APPROPRIATIONS	104,630

H. PRESIDENTIAL COMMISSION FOR THE URBAN POOR

For general administration and support, and operations, as indicated hereunder	₱	183,443,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	33,719,000	₱	31,314,000		₱	65,033,000
Operations		61,071,000		57,339,000			118,410,000

URBAN POOR COORDINATION AND SUPPORT PROGRAM		61,071,000		57,339,000			118,410,000

TOTAL NEW APPROPRIATIONS	₱	94,790,000	₱	88,653,000		₱	183,443,000

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Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Commission for the Urban Poor (PCUP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PCUP’s website.

The PCUP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	31,214,000	₱	31,314,000		₱	62,528,000
Administration of Personnel Benefits		2,505,000					2,505,000

Sub-total, General Administration and Support		33,719,000		31,314,000			65,033,000

Operations
Access of the urban poor to asset reform, human development, basic services and other programs enhanced		61,071,000		57,339,000			118,410,000

URBAN POOR COORDINATION AND SUPPORT PROGRAM		61,071,000		57,339,000			118,410,000

Coordination and Monitoring of Programs and projects for the urban poor		61,071,000		57,339,000			118,410,000

Sub-total, Operations		61,071,000		57,339,000			118,410,000

TOTAL NEW APPROPRIATIONS	₱	94,790,000	₱	88,653,000		₱	183,443,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions

DECEMBER 28, 2020	OFFICIAL GAZETTE	345
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Basic Salary	70,225

Total Permanent Positions	70,225

Other Compensation Common to All
Personnel Economic Relief Allowance	3,624
Representation Allowance	804
Transportation Allowance	804
Clothing and Uniform Allowance	906
Mid-Year Bonus - Civilian	5,852
Year End Bonus	5,852
Cash Gift	755
Productivity Enhancement Incentive	755
Step Increment	176

Total Other Compensation Common to All	19,528

Other Benefits
PAG-IBIG Contributions	181
PhilHealth Contributions	779
Employees Compensation Insurance Premiums	181
Terminal Leave	2,505

Total Other Benefits	3,646

Non-Permanent Positions	1,391

Total Personnel Services	94,790

Maintenance and Other Operating Expenses
Travelling Expenses	12,000
Training and Scholarship Expenses	33,100
Supplies and Materials Expenses	5,100
Utility Expenses	3,200
Communication Expenses	3,050
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	574
Professional Services	8,600
General Services	6,792
Repairs and maintenance	1,340
Taxes, Insurance Premiums and Other Fees	500
Other Maintenance and Operating Expenses
Representation Expenses	600
Rent/Lease Expenses	9,709
Subscription Expenses	4,088

Total Maintenance and Other Operating Expenses	88,653

Total Current Operating Expenditures	183,443

TOTAL NEW APPROPRIATIONS	183,443

346	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

GENERAL SUMMARY

DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	7,122,781,000	₱	166,727,751,000	₱	289,000,000	₱	578,652,000	₱	174,7l8,184,000
B. COUNCIL FOR THE WELFARE OF CHILDREN		17,259,000		53,724,000				615,000		71,598,000
C. INTER-COUNTRY ADOPTION BOARD		18,334,000		34,503,000				14,940,000		67,777,000
D. JUVENILE JUSTICE AND WELFARE COUNCIL		44,909,000		77,880,000				2,483,000		125,272,000
E. NATIONAL ANTI-POVERTY COMMISSION		70,198,000		178,512,000				2,930,000		251,640,000
F. NATIONAL COMMISSION ON INDIGENOUS PEOPLES		762,029,000		349,348,000				25,920,000		1,137,297,000
G. NATIONAL COUNCIL ON DISABILITY AFFAIRS		24,706,000		20,922,000				59,002,000		104,630,000
H. PRESIDENTIAL COMMISSION FOR THE URBAN POOR		94,790,000		88,653,000						183,443,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT	₱	8,155,006,000	₱	167,531,293,000	₱	289,000,000	₱	684,542,000	₱	176,659,841,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	347
DEPARTMENT OF TOURISM

XXIII. DEPARTMENT OF TOURISM

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	2,740,433,000

New Appropriations, by Program

	Current Operation Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	403,270,000	₱	453,944,000	₱	1,010,000	₱	13,036,000	₱	871,260,000
Support to Operations		24,963,000		40,931,000						65,894,000
Operations		182,634,000		1,527,500,000		2,570,000		90,575,000		1,803,279,000

TOURISM POLICY FORMULATION AND PLANNING PROGRAM		108,888,000		158,445,000		50,000				267,383,000
TOURISM INDUSTRY TRAINING PROGRAM		9,044,000		144,480,000						153,524,000
STANDARDS DEVELOPMENT AID ENFORCEMENT PROGRAM		48,872,000		80,577,000		20,000		17,040,000		146,509,000
MARKET AND PRODUCT DEVELOPMENT PROGRAM		15,830,000		1,143,998,000		2,500,000		73,535,000		1,235,863,000

TOTAL NEW APPROPRIATIONS	₱	610,867,000	₱	2,022,375,000	₱	3,580,000	₱	103,611,000	₱	2,740,433,000

Special Provision(s)

1. Tourism Development Fund. In addition to the amounts appropriated herein, Four Million Five Hundred Seventy Eight Thousand Pesos (₱4,578,000) shall be used for the development, promotion, and marketing of tourism in the country sourced from accreditation, identification card, sticker and code fees, constituted into the Tourism Development Fund in accordance with Section 16 of R.A. No. 9593.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Trust Receipts from Income in Merchandising Operations. The amount of Two Hundred Forty Three Million Seven Hundred Eighty Five Thousand Pesos (P243,785,000) sourced from the net profits of the merchandising operations of the Duty Free Philippines shall be used for tourism related projects and activities in accordance with E.O. No. 46, s. 1986. Said amount shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, s. 1996.

Disbursements or expenditures by the DOT in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292 and to appropriate criminal action under existing penal laws.

3. Income and Unexpended Funds for Expositions and Similar Events. All income and any unexpended funds in connection with government participation in expositions and other similar events shall be deposited with the National Treasury as income of the General Fund in accordance with Section 44, Chapter 5, Book VI of E.O. No. 292.

4. Traditional Art and Craft. The DOT shall include weaving, artisan crafts, and other Schools of Living Traditions (SLTs) in all its promotion, market and tourism development. The DOT shall coordinate with the National Museum of the Philippines and the National Commission for Culture and the Arts (NCCA) for the implementation of this provision.

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5. Green Hotels. The DOT shall promote, as much as possible, eco-tourism along with the greening of hotels and accommodation facilities, including activities on offsetting of the carbon footprint of tourists, water and energy conservation, and ecological solid waste management.

6. Reporting and Posting Requirements. The DOT shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) DOT’s Website.

The DOT shall send a written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

7. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	183,991,000	₱	286,255,000	₱	10,000	13,036,000	₱	483,292,000

National Capital Region (NCR)		137,357,000		218,350,000		10,000	9,346,000		365,063,000

Central Office		133,352,000		215,674,000		10,000	9,346,000		358,382,000
Regional Office - NCR		4,005,000		2,676,000					6,681,000
Region I - Ilocos		4,192,000		5,288,000					9,480,000

Regional Office - I		4,192,000		5,288,000					9,480,000
Cordillera Administrative Region (CAR)		1,168,000		3,557,000					4,725,000

Regional Office - CAR		1,168,000		3,557,000					4,725,000
Region II - Cagayan Valley		5,076,000		2,178,000					7,254,000

Regional Office - II		5,076,000		2,178,000					7,254,000
Region III - Central Luzon		3,898,000		6,580,000			130,000		10,608,000

Regional Office - III		3,898,000		6,580,000			130,000		10,608,000
Region IVA - CALABARZON		1,952,000		5,338,000					7,290,000

Regional Office - IVA		1,952,000		5,338,000					7,290,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	349
DEPARTMENT OF TOURISM

Region IVB - MIMAROPA	3,682,000	5,629,000	900,000	10,211,000

Regional Office - IVB	3,682,000	5,629,000	900,000	10,211,000
Region V - Bicol	3,969,000	2,561,000		6,530,000

Regional Office - V	3,969,000	2,561,000		6,530,000
Region VI - Western Visayas	3,752,000	3,399,000		7,151,000

Regional Office - VI	3,752,000	3,399,000		7,151,000
Region VII - Central Visayas	3,548,000	7,774,000		11,322,000

Regional Office - VII	3,548,000	7,774,000		11,322,000
Region VIII - Eastern Visayas	4,056,000	2,973,000		7,029,000

Regional Office - VIII	4,056,000	2,973,000		7,029,000
Region IX - Zamboanga Peninsula	1,629,000	5,125,000		6,754,000

Regional Office - IX	1,629,000	5,125,000		6,754,000
Region X - Northern Mindanao	4,032,000	6,372,000	2,160,000	12,564,000

Regional Office - X	4,032,000	6,372,000	2,160,000	12,564,000
Region XI - Davao	3,437,000	4,770,000		8,207,000

Regional Office - XI	3,437,000	4,770,000		8,207,000
Region XII - SOCCSKSARGEN	839,000	3,750,000		4,589,000

Regional Office - XII	839,000	3,750,000		4,589,000
Region XIII - CARAGA	1,404,000	2,611,000	500,000	4,515,000

Regional Office - XIII	1,404,000	2,611,000	500,000	4,515,000
Human Resource and Development		5,599,000		5,599,000

National Capital Region (NCR)		5,599,000		5,599,000

Central Office		5,599,000		5,599,000
Administration of Personnel Benefits	6,492,000			6,492,000

National Capital Region (NCR)	5,069,000			5,069,000

Central Office	4,650,000			4,650,000
Regional Office - NCR	419,000			419,000
Region I - Ilocos	1,130,000			1,130,000

Regional Office - I	1,130,000			1,130,000
Region V - Bicol	293,000			293,000

Regional Office - V	293,000			293,000

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GENERAL APPROPRIATIONS ACT, FY 2021

Maintenance of Foreign Offices	212,787,000	162,090,000	1,000,000		375,877,000

National Capital Region (NCR)	212,787,000	162,090,000	1,000,000		375,877,000

Central Office	212,787,000	162,090,000	1,000,000		375,877,000

Sub-total, General Administration and Support	403,270,000	453,944,000	1,010,000	13,036,000	871,260,000

Support to Operations
Media and Communication Service	11,664,000	8,381,000			20,045,000

National Capital Region (NCR)	11,664,000	8,381,000			20,045,000

Central Office	11,664,000	8,381,000			20,045,000
Legal Services	9,808,000	3,939,000			13,747,000

National Capital Region (NCR)	9,808,000	3,939,000			13,747,000

Central Office	9,808,000	3,939,000			13,747,000
Legislation, Policy Coordination and Special Concerns	3,491,000	28,129,000			31,620,000

National Capital Region (NCR)	3,491,000	28,129,000			31,620,000

Central Office	3,491,000	28,129,000			31,620,000
Resource Generation Services		482,000			482,000

National Capital Region (ICR)		482,000			482,000

Central Office		482,000			482,000

Sub-total, Support to Operations	24,963,000	40,931,000			65,894,000

Operations
Tourism Revenue, Employment and Arrivals Increased	182,634,000	1,527,500,000	2,570,000	90,575,000	1,803,279,000

TOURISM POLICY FORMULATION AND PLANNING PROGRAM	108,888,000	158,445,000	50,000		267,383,000

Tourism Planning	108,888,000	158,445,000	50,000		267,383,000

National Capital Region (NCR)	31,328,000	138,472,000	50,000		169,850,000

Central Office	24,770,000	137,752,000	50,000		162,572,000
Regional Office - NCR	6,558,000	720,000			7,278,000
Region I - Ilocos	5,100,000	1,037,000			6,137,000

Regional Office - I	5,100,000	1,037,000			6,137,000
Cordillera Administrative Region (CAR)	4,057,000	1,655,000			5,712,000

Regional Office - CAR	4,057,000	1,655,000			5,712,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	351
DEPARTMENT OF TOURISM

Region II - Cagayan Valley	6,474,000	602,000	7,076,000

Regional Office - II	6,474,000	602,000	7,076,000
Region III - Central Luzon	3,247,000	481,000	3,728,000

Regional Office - III	3,247,000	481,000	3,728,000
Region IVA - CALABARZON	4,666,000	572,000	5,238,000

Regional Office - IVA	4,666,000	572,000	5,238,000
Region IVB - MIMAROPA	9,050,000	1,099,000	10,149,000

Regional Office - IVB	9,050,000	1,099,000	10,149,000
Region V - Bicol	6,110,000	1,673,000	7,783,000

Regional Office - V	6,110,000	1,673,000	7,783,000
Region VI - western Visayas	5,102,000	7,485,000	12,587,000

Regional Office - VI	5,102,000	7,485,000	12,587,000
Region VII - Central Visayas	5,092,000	1,186,000	6,278,000

Regional Office - VII	5,092,000	1,186,000	6,278,000
Region VIII - Eastern Visayas	4,932,000	657,000	5,589,000

Regional Office - VIII	4,932,000	657,000	5,589,000
Region IX - Zamboanga Peninsula	5,566,000	979,000	6,545,000

Regional Office - IX	5,566,000	979,000	6,545,000
Region X - Northern Mindanao	3,486,000	256,000	3,742,000

Regional Office - X	3,486,000	256,000	3,742,000
Region XI - Davao	4,129,000	925,000	5,054,000

Regional Office - XI	4,129,000	925,000	5,054,000
Region XII - SOCCSKSARGEN	6,133,000	376,000	6,509,000

Regional Office - XII	6,133,000	376,000	6,509,000
Region XIII - CARAGA	4,416,000	990,000	5,406,000

Regional Office - XIII	4,416,000	990.000	5,406,000
TOURISM INDUSTRY TRAINING PROGRAM	9,044,000	144,480,000	153,524,000

Tourism Industry Training	9,044,000	144,480,000	153,524,000

National Capital Region (NCR)	9,044,000	125,413,000	134,457,000

Central Office	9,044,000	124,397,000	133,441,000
Regional Office - NCR		1,016,000	1,016,000

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GENERAL APPROPRIATIONS ACT, FY 2021

Region I - Ilocos	1,800,000	1,800,000

Regional Office - I	1,800,000	1,800,000
Cordillera Administrative Region (CAR)	2,147,000	2,147,000

Regional Office - CAR	2,147,000	2,147,000
Region II - Cagayan Valley	787,000	787,000

Regional Office - II	787,000	787,000
Region III - Central Luzon	1,815,000	1,815,000

Regional Office - III	1,815,000	1,815,000
Region IVA - CALABARZON	876,000	876,000

Regional Office - IVA	876,000	876,000
Region IVB - MIMAROPA	613,000	613,000

Regional Office - IVB	613,000	613,000
Region V- Bicol	1,092,000	1,092,000

Regional Office - V	1,092,000	1,092,000
Region VI - Western Visayas	643,000	643,000

Regional Office - VI	643,000	643,000
Region VII - Central Visayas	1,891,000	1,891,000

Regional Office - VII	1,891,000	1,891,000
Region VIII - Eastern Visayas	732,000	732,000

Regional Office - VIII	732,000	732,000
Region IX - Zamboanga Peninsula	1,262,000	1,262,000

Regional Office - IX	1,262,000	1,262,000
Region X- Northern Mindanao	952,000	952,000

Regional Office - X	952,000	952,000
Region XI - Davao	2,403,000	2,403,000

Regional Office - XI	2,403,000	2,403,000
Region XII - SOCCSKSARGEN	892,000	892,000

Regional Office - XII	892,000	892,000
Region XIII - CARAGA	1,162,000	1,162,000

Regional Office - XIII	1,162,000	1,162,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	353
DEPARTMENT OF TOURISM

STANDARDS DEVELOPMENT AND ENFORCEMENT PROGRAM	48,872,000	80,577,000	20,000	17,040,000	146,509,000

Tourism Standards Development, Regulation and Accreditation, Monitoring and Enforcement	45,322,000	75,072,000	20,000	17,040,000	137,454,000

National Capital Region (NCR)	21,562,000	56,606,000	20,000	1,065,000	79,253,000

Central Office	16,066,000	55,628,000	20,000		71,714,000
Regional Office - NCR	5,496,000	978,000		1,065,000	7,539,000
Region I - Ilocos	4,426,000	1,217,000		1,065,000	6,708,000

Regional Office - I	4,426,000	1,217,000		1,065,000	6,708,000
Cordillera Administrative Region (CAR)		1,009,000		1,065,000	2,074,000

Regional Office - CAR		1,009,000		1,065,000	2,074,000
Region II - Cagayan Valley		1,269,000		1,065,000	2,334,000

Regional Office - II		1,269,000		1,065,000	2,334,000
Region III - Central Luzon	4,004,000	1,107,000		1,065,000	6,176,000

Regional Office - III	4,004,000	1,107,000		1,065,000	6,176,000
Region IVA - CALABARZON		1,232,000		1,065,000	2,297,000

Regional Office - IVA		1,232,000		1,065,000	2,297,000
Region IVB - MINAROPA	402,000	1,845,000		1,065,000	3,312,000

Regional Office - IVB	402,000	1,845,000		1,065,000	3,312,000
Region V- Bicol		1,575,000		1,065,000	2,640,000

Regional Office - V		1,575,000		1,065,000	2,640,000
Region VI - Western Visayas	5,479,000	1,461,000		1,065,000	8,005,000

Regional Office - VI	5,479,000	1,461,000		1,065,000	8,005,000
Region VII - Central Visayas	4,903,000	2,420,000		1,065,000	8,388,000

Regional Office - VII	4,903,000	2,420,000		1,065,000	8,388,000
Region VIII - Eastern Visayas		566,000		1,065,000	1,631,000

Regional Office - VIII		566,000		1,065,000	1,631,000
Region IX - Zamboanga Peninsula		581,000		1,065,000	1,646,000

Regional Office - IX		581,000		1,065,000	1,646,000
Region X- Northern Mindanao		469,000		1,065,000	1,534,000

Regional Office - X		469,000		1,065,000	1,534,000

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Region XI - Davao	4,546,000	1,716,000		1,065,000	7,327,000

Regional Office - XI	4,546,000	1,716,000		1,065,000	7,327,000
Region XII - SOCCSKSARGEN		733,000		1,065,000	1,798,000

Regional Office - XII		733,000		1,065,000	1,798,000
Region XIII - CARAGA		1,266,000		1,065,000	2,331,000

Regional Office - XIII		1,266,000		1,065,000	2,331,000
Projects and Investments Evaluation	3,550,000	5,505,000			9,055,000

National Capital Region (NCR)	3,550,000	5,505,000			9,055,000

Central Office	3,550,000	5,505,000			9,055,000
MARKET AND PRODUCT DEVELOPMENT PROGRAM	15,830,000	1,143,998,000	2,500,000	73,535,000	1,235,863,000

Market and Product Development	15,830,000	673,423,000	1,500,000	73,535,000	764,288,000

National Capital Region (NCR)	15,830,000	475,896,000	1,500,000	5,000,000	498,226,000

Central Office	15,830,000	460,064,000	1,500,000		477,394,000
Regional Office - NCR		15,832,000		5,000,000	20,832,000
Region I - Ilocos		12,986,000		5,000,000	17,986,000

Regional Office - I		12,986,000		5,000,000	17,986,000
Cordillera Administrative Region (CAR)		14,447,000		5,000,000	19,447,000

Regional Office - CAR		14,447,000		5,000,000	19,447,000
Region II - Cagayan Valley		10,698,000		5,000,000	15,698,000

Regional Office - II		10,698,000		5,000,000	15,698,000
Region III - Central Luzon		8,787,000		5,640,000	14,427,000

Regional Office - III		8,787,000		5,640,000	14,427,000
Region IVA - CALABARZON		14,513,000		5,000,000	19,513,000

Regional Office - IVA		14,513,000		5,000,000	19,513,000
Region IVB - MIMAROPA		11,895,000		5,000,000	16,895,000

Regional Office - IVB		11,895,000		5,000,000	16,895,000
Region V - Bicol		10,904,000		5,000,000	15,904,000

Regional Office - V		10,904,000		5,000,000	15,904,000
Region VI - Western Visayas		21,030,000		3,195,000	24,225,000

Regional Office - VI		21,030,000		3,195,000	24,225,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	355
DEPARTMENT OF TOURISM

Region VII - Central Visayas				15,780,000				5,000,000		20,780,000

Regional Office - VII				15,780,000				5,000,000		20,780,000
Region VIII - Eastern Visayas				13,397,000				5,000,000		18,397,000

Regional Office - VIII				13,397,000				5,000,000		18,397,000
Region IX - Zamboanga Peninsula				13,874,000				1,200,000		15,074,000

Regional Office - IX				13,874,000				1,200,000		15,074,000
Region X- Northern Mindanao				10,452,000				5,000,000		15,452,000

Regional Office - X				10,452,000				5,000,000		15,452,000
Region XI - Davao				15,395,000				3,500,000		18,895,000

Regional Office - XI				15,395,000				3,500,000		18,895,000
Region XII - SOCCSKSARGEN				13,009,000				5,000,000		18,009,000

Regional Office - XII				13,009,000				5,000,000		18,009,000
Region XIII - CARAGA				10,360,000				5,000,000		15,360,000

Regional Office - XIII				10,360,000				5,000,000		15,360,000
Project(s)
Locally-Funded Project(s)				470,575,000		1,000,000				471,575,000

Branding Campaign Program				468,575,000		1,000,000				469,575,000

National Capital Region (NCR)				468,575,000		1,000,000				469,575,000

Central Office				468,575,000		1,000,000				469,575,000
Philippine Harvest Fair				2,000,000						2,000,000

National Capital Region (NCR)				2,000,000						2,000,000

Central Office				2,000,000						2,000,000

Sub-total, Operations		182,634,000		1,527,500,000		2,570,000		90,575,000		1,803,279,000

TOTAL NEW APPROPRIATIONS	₱	610,867,000	₱	2,022,375,000	₱	3,580,000	₱	103,611,000	₱	2,740,433,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	314,549

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GENERAL APPROPRIATIONS ACT, FY 2021

Total Permanent Positions	314,549

Other Compensation Common to All
Personnel Economic Relief Allowance	13,512
Representation Allowance	6,288
Transportation Allowance	5,388
Clothing and Uniform Allowance	3,378
Mid-Year Bonus - Civilian	26.212
Year End Bonus	26,212
Cash Gift	2,815
Productivity Enhancement Incentive	2,815
Step Increment	791

Total Other Compensation Common to All	87,411

Other Compensation for Specific Groups
Overseas Allowance	193,277

Total Other Compensation for Specific Groups	193,277

Other Benefits
PAG-IBIG Contributions	672
PhilHealth Contributions	2,956
Employees Compensation Insurance Premiums	672
Loyalty Award - Civilian	230
Terminal Leave	6,492

Total Other Benefits	11,022

Non-Permanent Positions	4,608

Total Personnel Services	610,867

Maintenance and Other Operating Expenses
Travelling Expenses	165,625
Training and Scholarship Expenses	125,838
Supplies and Materials Expenses	75 ,241
Utility Expenses	29,186
Communication Expenses	44,718
Awards/Rewards and Prizes	1,225
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,661
Professional Services	319,857
General Services	29,169
Repairs and Maintenance	9,259
Financial Assistance/Subsidy	10,165
Taxes, Insurance Premiums and Other Fees	8,801
Other maintenance and Operating Expenses
Advertising Expenses	697,983
Printing and Publication Expenses	28,967
Representation Expenses	203,916
Transportation and Delivery Expenses	8,739
Rent/Lease Expenses	232,577
Membership Dues and Contributions to Organizations	1,831
Subscription Expenses	12,030
Donations	2,083

DECEMBER 28, 2020	OFFICIAL GAZETTE	357
DEPARTMENT OF TOURISM

Other Maintenance and Operating Expenses	9,504

Total Maintenance and Other Operating Expenses	2,022,375

Financial Expenses
Bank Charges	3,580

Total Financial Expenses	3,580

Total Current Operating Expenditures	2,636,822

Capital Outlays
Property, Plant and Equipment Outlay
Building and Other Structures	7,440
Machinery and Equipment Outlay	23,651
Transportation and Equipment Outlay	65,920
Furniture, Fixtures and Books Outlay	6,600

Total Capital Outlays	103,611

TOTAL NEW APPROPRIATIONS	2,740,433

B. INTRAMUROS ADMINISTRATION

For general administrative and support, support to operations and operations, as indicated hereunder	₱	107,961,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	14,984,000	₱	5,429,000	₱		₱	20,413,000
Support to Operations		4,196,000		1,722,000		27,970,000		33,888,000
Operations		17,532,000		36,128,000				53,660,000

INTRAMUROS PROPERTY CONSERVATION AND DEVELOPMENT PROGRAM		5,278,000		22,448,000				27,726,000
INTRAMUROS COMMERCIAL PROPERTY LEASING PROGRAM		4,591,000		178,000				4,769,000
INTRAMUROS TOURISM PROMOTIONS PROGRAM		3,032,000		1,295,000				4,327,000
INTRAMUROS REGULATORY PROGRAM		4,631,000		12,207,000				16,838,000

TOTAL NEW APPROPRIATIONS	₱	36,712,000	₱	43,279,000	₱	27,970,000	₱	107,961,000

358	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Special Provision(s)

1. Revolving Fund for the Operations of Intramuros Administration. The revolving fund constituted from the revenues generated from operations and commercial transactions of the Intramuros Administration (IA) shall be used for expenses incurred in such commercial operations, including minor repairs of buildings and other structures and facilities used directly in its commercial operations, subject to the provisions of P.D. No. 1616 and National Budget Circular No. 377 dated August 27, 1984.

Disbursements or expenditures by the IA in violation of the above requirement shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, s. 1987 and to appropriate criminal action under existing penal laws.

2. Reporting and Posting Requirements. The IA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such tile that all agencies have fully migrated to the BTMS; and

(b) IA’s Website.

The IA shall send a written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws , rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAM
General Administration and Support
General Management and Supervision	₱	14,629,000	₱	5,429,000	₱	₱	20,058,000
Administration of Personnel Benefits		355,000					355,000

Sub-total, General Administration and Support		14,984,000		5,429,000			20,413,000

Support to Operations
Planning		4,196,000		1,722,000	27,970,000		33,888,000

Sub-total, Support to Operations		4,196,000		1,722,000	27 ,970,000		33,888,000

Operations
Cultural heritage conserved		9,869,000		22,626,000			32,495,000

INTRAMUROS PROPERTY CONSERVATION AND DEVELOPMENT PROGRAM		5,278,000		22,448,000			27,726,000

Cultural properties conservation		5,278,000		22,448,000			27,726,000
INTRAMUROS COMMERCIAL PROPERTY LEASING PROGRAM		4,591,000		178,000			4,769,000

Business Management		4,591,000		178,000			4,769,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	359
DEPARTMENT OF TOURISM

Tourism development promoted and visitor experience enriched		7,663,000		13,502,000				21,165,000

INTRAMUROS TOURISM PROMOTIONS PROGRAM		3,032,000		1,295,000				4,327,000

Tourism marketing and promotions		3,032,000		1,295,000				4,327,000
INTRAMUROS REGULATORY PROGRAM		4,631,000		12,207,000				16,838,000

Urban Planning and Community Development		4,631,000		12,207,000				16,838,000

Sub-total, Operations		17,532,000		36,128,000				53,660,000

TOTAL NEW APPROPRIATIONS	₱	36,712,000	₱	43,279,000	₱	27,970,000	₱	107,961,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	27,837

Total Permanent Positions	27,837

Other Compensation Common to All
Personnel Economic Relief Allowance	1,344
Representation Allowance	492
Transportation Allowance	492
Clothing and Uniform Allowance	336
Mid-Year Bonus - Civilian	2,320
Year End Bonus	2,320
Cash Gift	280
Per Diem	144
Productivity Enhancement Incentive	280
Step Increment	70

Total Other Compensation Common to All	8,078

Other Benefits
PAG-IBIG Contributions	67
PhilHealth Contributions	283
Employees Compensation Insurance Premiums	67
Loyalty Award - Civilian	25
Terminal Leave	355

Total Other Benefits	797

Total Personnel Services	36,712

360	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Maintenance and Other Operating Expenses
Travelling Expenses	730
Training and Scholarship Expenses	7,999
Supplies and Materials Expenses	2,570
Utility Expenses	3,535
Communication Expenses	746
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	198
Professional Services	6,447
General Services	2,200
Repairs and Maintenance	16,515
Taxes, Insurance Premiums and Other Fees	239
Other Maintenance and Operating Expenses
Advertising Expenses	1,515
Printing and Publication Expenses	35
Representation Expenses	250
Rent/Lease Expenses	200
Subscription Expenses	100

Total Maintenance and Other Operating Expenses	43,279

Total Current Operating Expenditures	79,991

Capital Outlays
Property, Plant and Equipment Outlay Machinery and Equipment Outlay	27,970

Total Capital Outlays	27,970

TOTAL NEW APPROPRIATIONS	107,961

C. NATIONAL PARKS DEVELOPMENT COMMITTEE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱231,543,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	28,785,000	₱	13,411,000	₱	22,170,000	₱	64,366,000
Operations		36,963,000		130,214,000				167,177,000

PARKS MANAGEMENT PROGRAM		29,251,000		116,509,000				145,760,000
CULTURAL AND EVENTS PROGRAM		7,712,000		13,705,000				21,417,000

TOTAL NEW APPROPRIATIONS	₱	65,748,000	₱	143,625,000	₱	22,170,000	₱	231,543,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	361
DEPARTMENT OF TOURISM

Special Provision(s)

1. Reporting and Posting Requirements. The National Parks Development Committe (NPDC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) NPDC’s Website.

The NPDC shall send a written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	27,142,000	₱	13,411,000	₱	22,170,000	₱	62,723,000
Administration of Personnel Benefits		1,643,000						1,643,000

Sub-total, General Administration and Support		28,785,000		13,411,000		22,170,000		64,366,000

Operations
National Parks preserved and developed		29,251,000		116,509,000				145,760,000

PARKS MANAGEMENT PROGRAM		29,251,000		116,509,000				145,760,000

Development, beautification, preservation and maintenance of the Rizal Park and satellite parks		29,251,000		79,485,000				108,736,000
Provision of park security services				30,024,000				30,024,000
Project(s)
Locally-Funded Project(s)				7,000,000				7,000,000
Conservation Management Plan and Preventive Maintenance of Paco Park				7,000,000				7,000,000

Visitor experience enriched		7,712,000		13,705,000				21,417,000

CULTURAL AND EVENTS PROGRAM		7,712,000		13,705,000				21,417,000

Promotion of arts and cultural activities in the parks		7,712,000		13,705,000				21,417,000

Sub-total, Operations		36,963,000		130,214,000				167,177,000

TOTAL NEW APPROPRIATIONS	₱	65,748,000	₱	143,625,000	₱	22,170,000	₱	231,543,000

362	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	47,394

Total Permanent Positions	47,394

Other Compensation Common to All
Personnel Economic Relief Allowance	4,032
Representation Allowance	510
Transportation Allowance	510
Clothing and Uniform Allowance	1,008
Mid-Year Bonus - Civilian	3,950
Year End Bonus	3,950
Cash Gift	840
Productivity Enhancement Incentive	840
Step Increment	118

Total Other Compensation Common to All	15,758

Other Benefits
PAG-IBIG Contributions	201
PhilHealth Contributions	551
Employees Compensation Insurance Premiums	201
Terminal Leave	1,643

Total Other Benefits	2,596

Total Personnel Services	65,748

Maintenance and Other Operating Expenses
Travelling Expenses	490
Training and Scholarship Expenses	1,556
Supplies and Materials Expenses	13,570
Utility Expenses	25,763
Communication Expenses	1,887
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	300
Professional Services	21,978
General Services	50,195
Repairs and Maintenance	24,884
Taxes, Insurance Premiums and Other Fees	170
Labor and Wages	300
Other Maintenance and Operating Expenses
Advertising Expenses	80
Representation Expenses	650

DECEMBER 28, 2020	OFFICIAL GAZETTE	363
DEPARTMENT OF TOURISM

Rent/Lease Expenses	344
Subscription Expenses	58
Other Maintenance and Operating Expenses	1,400

Total Maintenance and Other Operating Expenses	143,625

Total Current Operating Expenditures	209,373

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	22,170

Total Capital Outlays	22,170

TOTAL NEW APPROPRIATIONS	231,543

364	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

GENERAL SUMMARY

DEPARTMENT OF TOURISM

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	610,867,000	₱	2,022,375,000	₱	3,580,000	₱	103,611,000	₱	2,740,433,000
B. INTRAMUROS ADMINISTRATION		36,712,000		43,279,000				27,970,000		107,961,000
C. NATIONAL PARKS DEVELOPMENT COMMITTEE		65,748,000		143,625,000				22,170,000		231,543,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF TOURISM	₱	713,327,000	₱	2,209,279,000	₱	3,580,000	₱	153,751,000	₱	3,079,937,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	365
DEPARTMENT OF TRADE AND INDUSTRY

XXIV. DEPARTMENT OF TRADE AND INDUSTRY

A. OFFICE OF THE SECRETARY

For general administration and support, and operations, including locally-funded and foreign-assisted project(s), as indicated hereunder	₱	5,639,453,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	484,955,000	₱	644,831,000	₱		₱		₱	1,129,786,000
Operations		1,354,235,000		2,422,002,000		2,400,000		731,030,000		4,509,667,000

EXPORTS AND INVESTMENTS DEVELOPMENT PROGRAM		403,178,000		454,878,000		2,136,000				860,192,000
INDUSTRY DEVELOPMENT PROGRAM		220,357,000		348,864,000		264,000
MSME DEVELOPMENT PROGRAM		362,804,000		1,379,012,000				618,020,000		2,359,836,000
CONSUMER PROTECTION PROGRAM		352,403,000		170,541,000				113,010,000		635,954,000
CONSUMER EDUCATION AND ADVOCACY PROGRAM		15,493,000		68,707,000						84,200,000

TOTAL NEW APPROPRIATIONS	₱	1,839,190,000	₱	3,066,833,000	₱	2,400,000	₱	731,030,000	₱	5,639,453,000

Special Provision(s)

1. Micro, Small and Medium Enterprise Development Council Fund. In addition to the amounts appropriated herein, Twenty One Million Three Hundred Twenty One Thousand Pesos (P21,321,000) shall be used for the development of the Micro, Small and Medium Enterprises (MSMEs) sector sourced from ninety percent (90%) of the total penalties collected by the BSP from lending institutions, constituted into the MSME Development Council Fund in accordance with Section 20 of R.A. Ho. 9501.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Remedies Fund. In addition to the amounts appropriated herein, Two million One Hundred Thousand Pesos (P2,100,000) shall be used for the implementation of remedies or safeguard measures for the protection of the domestic industries and producers from increased imports which cause or threaten to cause serious injury to the local industry, sourced from fifty percent (50%) of the revenues collected from fees, charges, and safeguard duties, constituted into the Remedies Fund in accordance with Section 34. of R.A. No. 8800.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

3. Fees and Other Receipts of the Intellectual Property Office of the Philippines. The income of the Intellectual Property Office of the Philippines (IPOPHIL) shall be used for its operational requirements, including acquisition of office space and equipment, upgrading of facilities, and human resource development sourced from fees, fines, royalties, and other charges in accordance with Section 14.1 of R.A. No. 8293, as amended.

Disbursements or expenditures by the IPOPHIL in violation of the above requirement shall render any disbursement from said

366	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

income void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

4. Comprehensive Agrarian Reform Program. The amount of One Hundred Fourteen Million Six Hundred Sixty Two Thousand Pesos (114,662,000) appropriated herein shall be used in support of the Program Beneficiaries Development component of the Comprehensive Agrarian Reform Program.

5. Implementation of Shared Service Facilities. The amount of Six Hundred Twenty Three Million One Hundred Thirty Two Thousand Pesos (₱623,132,000) appropriated herein for the implementation of the Shared Service Facilities (SSF) shall be used for projects that aim to improve the quality and productivity of NSMEs. Its implementation shall be primarily based on priority industry clusters identified by the DTI in consultation with key stakeholders.

Upon the procurement of the equipment for the SSF, the DTI shall turn over the management thereof to the Cooperators, which shall commit to shoulder maintenance and repair costs upon acceptance thereof. After the period of two years, the DTI may either: (i) transfer ownership of the SSF to the Cooperators that demonstrated successful management of the facilities; (ii) extend the usufruct period for another two years if the Cooperator needs additional period to establish the successful operation of the SSF; or (iii) transfer the management of the SSF equipment to another Cooperator for failure to secure, operate, properly maintain, or repair the SSF equipment upon acceptance.

6. Negosyo Centers. The amount of Six Hundred Twenty Seven Million Eight Hundred Twenty Eight Thousand Pesos (₱627,828,000) appropriated herein shall be used for the establishment and management of Negosyo Centers in accordance with Section 3 of R.A. No. 10644. All existing similar activities undertaken by the DTI shall now be implemented by the Negosyo Centers.

[~~7. Credit Mediation Services. The DTI shall provide credit mediation services between creditors and NSMEs that are seeking to restart their operations after the COVID-19 pandemic in all its Negosyo Centers.~~] (DIRECT VETO-President’s Veto Message, December 28, 2020, Volume I-B, page 844, R.A. No. 11518)

8. Preference for Locally-Made and Locally Assembled Products. In order to promote and boost the country’s manufacturing industry, which has been among the sectors hardest hit by the COVID-19 pandemic, the DTI shall ensure that, whenever applicable and as far as practicable, companies registered with the Board of Investments (BOI) and the Philippine Economic Zone Authority (PEZA) shall give preference for articles, materials, or supplies produced or manufactured in the Philippines, or locally assembled products: Provided, That such preference shall be compliant with existing procurement laws and rules.

(CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 848, R.A. No. 11518)

9. Reporting and Posting Requirements. The DTI shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) DTI’s website.

The DTI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

10. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	460,748,000	₱	644,831,000	₱		₱	1,105,579,000

National Capital Region (NCR)		227,795,000		474,875,000				702,670,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	367
DEPARTMENT OF TRADE AND INDUSTRY

Central Office	227,795,000	474,875,000	702,670,000
Region I - Ilocos	13,055,000	13,389,000	26,444,000

Regional Office - I	13,055,000	13,389,000	26,444,000
Cordillera Administrative Region (CAR)	21,582,000	9,361,000	30,943,000

Regional Office - CAR	21,582,000	9,361,000	30,943,000
Region II - Cagayan Valley	14,752,000	8,790,000	23,542,000

Regional Office - II	14,752,000	8,790,000	23,542,000
Region III - Central Luzon	16,570,000	9,351,000	25,921,000

Regional Office - III	16,570,000	9,351,000	25,921,000
Region IVA - CALABARZON	28,846,000	16,978,000	45,824,000

Regional Office - IVA	28,846,000	16,978,000	45,824,000
Region IVB - MIMAROPA	12,367,000	5,158,000	17,525,000

Regional Office - IVB	12,367,000	5,158,000	17,525,000
Region V- Bicol	12,841,000	10,550,000	23,391,000

Regional Office - V	12,841,000	10,550,000	23,391,000
Region VI - Western Visayas	20,935,000	14,389,000	35,324,000

Regional Office - VI	20,935,000	14,389,000	35,324,000
Region VII - Central Visayas	15,694,000	16,281,000	31,975,000

Regional Office - VII	15,694,000	16,281,000	31,975,000
Region VIII - Eastern Visayas	10,831,000	4,386,000	15,217,000

Regional Office - VIII	10,831,000	4,386,000	15,217,000
Region IX - Zamboanga Peninsula	18,569,000	11,705,000	30,274,000

Regional Office - IX	18,569,000	11,705,000	30,274,000
Region X - Northern Mindanao	11,004,000	15,173,000	26,177,000

Regional Office - X	11,004,000	15,173,000	26,177,000
Region XI - Davao	12,640,000	10,673,000	23,313,000

Regional Office - XI	12,640,000	10,673,000	23,313,000
Region XII - SOCCSKSARGEN	2,842,000	12,521,000	15,363,000

Regional Office - XII	2,842,000	12,521,000	15,363,000

368	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XIII - CARAGA	20,425,000	11,251,000		31,676,000

Regional Office - XIII	20,425,000	11,251,000		31,676,000
Administration of Personnel Benefits	24,207,000			24,207,000

National Capital Region (NCR)	13,056,000			13,056,000

Central Office	13,056,000			13,056,000
Region II - Cagayan Valley	2,669,000			2,669,000

Regional Office - II	2,669,000			2,669,000
Region V - Bicol	1,580,000			1,580,000

Regional Office - V	1,580,000			1,580,000
Region IX - Zamboanga Peninsula	1,494,000			1,494,000

Regional Office - IX	1,494,000			1,494,000
Region XI - Davao	100,000			100,000

Regional Office - XI	100,000			100,000
Region XII - SOCCSKSARGEN	3,265,000			3,265,000

Regional Office - XII	3,265,000			3,265,000
Region XIII - CARAGA	2,043,000			2,043,000

Regional Office - XIII	2,043,000			2,043,000

Sub-total, General Administration and Support	484,955,000	644,831,000		1,129,786,000

Operations
Exports and investments increased	403,178,000	454,878,000	2,136,000	860,192,000

EXPORTS AND INVESTMENTS DEVELOPMENT PROGRAM	403,178,000	454,878,000	2,136,000	860,192,000

Formulation of strategic plans, programs and policies on exports and investments		15,209,000		15,209,000

National Capital Region (NCR)		15,209,000		15,209,000

Central Office		15,209,000		15,209,000
Development, facilitation, and promotion of exports and investments, domestic and foreign	403,178,000	439,669,000	2,136,000	844,983,000

National Capital Region (NCR)	241,271,000	405,014,000	2,136,000	648,421,000

Central Office	241,271,000	405,014,000	2,136,000	648,421,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	369
DEPARTMENT OF TRADE AND INDUSTRY

Region I - Ilocos	3,697,000	878,000	4,575,000

Regional Office - I	3,697,000	878,000	4,575,000
Cordillera Administrative Region (CAR)	14,872,000	521,000	15,393,000

Regional Office - CAR	14,872,000	521,000	15,393,000
Region II - Cagayan Valley	16,836,000	2,370,000	19,206,000

Regional Office - II	16,836,000	2,370,000	19,206,000
Region III - Central Luzon	20,563,000	825,000	21,388,000

Regional Office - III	20,563,000	825,000	21,388,000
Region IVA - CALABARZON	3,812,000	2,449,000	6,261,000

Regional Office - IVA	3,812,000	2,449,000	6,261,000
Region IVB - MIMAROPA	7,309,000	1,646,000	8,955,000

Regional Office - IVB	7,309,000	1,646,000	8,955,000
Region V - Bicol	10,173,000	2,898,000	13,071,000

Regional Office - V	10,173,000	2,898,000	13,071,000
Region VI - Western Visayas	4,920,000	849,000	5,769,000

Regional Office - VI	4,920,000	849,000	5,769,000
Region VII - Central Visayas	13,696,000	2,524,000	16,220,000

Regional Office - VII	13,696,000	2,524,000	16,220,000
Region VIII - Eastern Visayas	17,264,000	3,508,000	20,772,000

Regional Office - VIII	17,264,000	3,508,000	20,772,000
Region IX - Zamboanga Peninsula	6,604,000	5,078,000	11,682,000

Regional Office - IX	6,604,000	5,078,000	11,682,000
Region X - Northern Mindanao	7,717,000	1,421,000	9,138,000

Regional Office - X	7,717,000	1,421,000	9,138,000
Region XI - Davao	12,287,000	3,422,000	15,709,000

Regional Office - XI	12,287,000	3,422,000	15,709,000
Region XII - SOCCSKSARGEN	15,453,000	3,047,000	18,500,000

Regional Office - XII	15,453,000	3,047,000	18,500,000
Region XIII - CARAGA	6,704,000	3,219,000	9,923,000

Regional Office - XIII	6,704,000	3,219,000	9,923,000

370	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Industries developed	220,357,000	348,864,000	264,000	569,485,000

INDUSTRY DEVELOPMENT PROGRAM	220,357,000	348,864,000	264,000	569,485,000

Formulation of strategic plans, programs, and policies to develop competitive industries	182,782,000	315,930,000	264,000	498,976,000

National Capital Region (NCR)	106,128,000	253,160,000	264,000	359,552,000

Central Office	106,128,000	253,160,000	264,000	359,552,000
Region I - Ilocos		1,991,000		1,991,000

Regional Office - I		1,991,000		1,991,000
Cordillera Administrative Region (CAR)	668,000	5,507,000		6,175,000

Regional Office - CAR	668,000	5,507,000		6,175,000
Region II - Cagayan Valley		1,867,000		1,867,000

Regional Office - II		1,867,000		1,867,000
Region III - Central Luzon	6,711,000	17,246,000		23,957,000

Regional Office - III	6,711,000	17,246,000		23,957,000
Region IVA - CALABARZON	7,338,000	3,064,000		10,402,000

Regional Office - IVA	7,338,000	3,064,000		10,402,000
Region IVB - MIMAROPA	3,811,000	796,000		4,607,000

Regional Office - IVB	3,811,000	796,000		4,607,000
Region V- Bicol	7,478,000	3,841,000		11,319,000

Regional Office - V	7,478,000	3,841,000		11,319,000
Region VI - Western Visayas		3,104,000		3,104,000

Regional Office - VI		3,104,000		3,104,000
Region VII - Central Visayas	4,234,000	3,462,000		7,696,000

Regional Office - VII	4,234,000	3,462,000		7,696,000
Region VIII - Eastern Visayas	520,000	796,000		1,316,000

Regional Office - VIII	520,000	796,000		1,316,000
Region IX - Zamboanga Peninsula	10,153,000	2,993,000		13,146,000

Regional Office - IX	10,153,000	2,993,000		13,146,000
Region X- Northern Mindanao	6,485,000	5,489,000		11,974,000

Regional Office - X	6,485,000	5,489,000		11,974,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	371
DEPARTMENT OF TRADE AND INDUSTRY

Region XI - Davao	9,870,000	4,817,000		14,687,000

Regional Office - XI	9,870,000	4,817,000		14,687,000
Region XII - SOCCSKSARGEN	10,527,000	3,085,000		13,612,000

Regional Office - XII	10,527,000	3,085,000		13,612,000
Region XIII - CARAGA	8,859,000	4,712,000		13,571,000

Regional Office - XIII	8,859,000	4,712,000		13,571,000
Promotion of competitiveness through Administrative of awards program, voluntary certification and accreditation programs	37,575,000	23,698,000		61,273,000

National Capital Region (NCR)	37,575,000	23,698,000		61,273,000

Central Office	37,575,000	23,698,000		61,273,000
Project(s)
Locally-Funded Projects		9,236,000		9,236,000

Go Lokal		9,236,000		9,236,000

National Capital Region (NCR)		9,236,000		9,236,000

Central Office		9,236,000		9,236,000
MSMEs assisted and developed	362,804,000	1,379,012,000	618,020,000	2,359,836,000

MSME DEVELOPMENT PROGRAM	362,804,000	1,379,012,000	618,020,000	2,359,836,000

Formulation of strategic plans, programs, and policies on MSME development	6,152,000	5,038,000		11,190,000

National Capital Region (NCR)	6,152,000	5,038,000		11,190,000

Central Office	6,152,000	5,038,000		11,190,000
Implementation of the MSME Development Plan and other initiatives to promote the growth of Micro, Small and Medium Enterprises	273,662,000	222,975,000		496,637,000

National Capital Region (NCR)	37,340,000	60,187,000		97,527,000

Central Office	37,340,000	60,187,000		97,527,000
Region I - Ilocos	31,140,000	8,662,000		39,802,000

Regional Office - I	31,140,000	8,662,000		39,802,000
Cordillera Administrative Region (CAR)	14,459,000	13,185,000		27,644,000

Regional Office - CAR	14,459,000	13,185,000		27,644,000

372	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region II - Cagayan Valley	13,885,000	11,893,000	25,778,000

Regional Office - II	13,885,000	11,893,000	25,778,000
Region III - Central Luzon	20,464,000	16,461,000	36,925,000

Regional Office - III	20,464,000	16,461,000	36,925,000
Region IVA - CALABARZON	13,428,000	9,004,000	22,432,000

Regional Office - IVA	13,428,000	9,004,000	22,432,000
Region IVB - MIMAROPA	12,951,000	12,171,000	25,122,000

Regional Office - IVB	12,951,000	12,171,000	25,122,000
Region V - Bicol	24,568,000	8,459,000	33,027,000

Regional Office - V	24,568,000	8,459,000	33,027,000
Region VI - Western Visayas	14,622,000	10,984,000	25,606,000

Regional Office - VI	14,622,000	10,984,000	25,606,000
Region VII - Central Visayas	17,273,000	11,711,000	28,984,000

Regional Office - VII	17,273,000	11,711,000	28,984,000
Region VIII - Eastern Visayas	14,203,000	10,440,000	24,643,000

Regional Office - VIII	14,203,000	10,440,000	2.4643,000
Region IX - Zamboanga Peninsula	7,742,000	10,099,000	17,841,000

Regional Office - IX	7,742,000	10,099,000	17,841,000
Region X - Northern Mindanao	12,293,000	9,210,000	21,503,000

Regional Office - X	12,293,000	9,210,000	21,503,000
Region XI - Davao	19,070,000	14,171,000	33,241,000

Regional Office - XI	19,070,000	14,171,000	33,241,000
Region XII - SOCCSKSARGEN	10,419,000	8,203,000	18,622,000

Regional Office - XII	10,419,000	8,203,000	18,622,000
Region XIII - CARAGA	9,805,000	8,135,000	17,940,000

Regional Office - XIII	9,805,000	8,135,000	17,940,000
For the requirements of the Program Beneficiaries Development Component of the Comprehensive Agrarian Reform Program	82,990,000	31,672,000	114,662,000

National Capital Region (NCR)	82,990,000	31,672,000	114,662,000

Central Office	82,990,000	31,672,000	114,662,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	373
DEPARTMENT OF TRADE AND INDUSTRY

Project(s)
Locally - Funded Project(s)	1,007,438,000	618,020,000	1,625,458,000

Establishment of Negosyo Centers	558,108,000	69,720,000	627,828,000

National Capital Region (NCR)	23,348,000	792,000	24,140,000

Central Office	23,348,000	792,000	24,140,000
Region I - Ilocos	26,290,000	6,338,000	32,628,000

Regional Office - I	26,290,000	6,338,000	32,628,000
Cordillera Administrative Region (CAR)	27,550,000	1,981,000	29,531,000

Regional Office - CAR	27,550,000	1,981,000	29,531,000
Region II - Cagayan Valley	34,235,000	4,358,000	38,593,000

Regional Office - II	34,235,000	4,358,000	38,593,000
Region III - Central Luzon	43,514,000	8,715,000	52,229,000

Regional Office - III	43,514,000	8,715,000	52,229,000
Region IVA - CALABARZON	52,310,000	8,715,000	61,025,000

Regional Office - IVA	52,310,000	8,715,000	61,025,000
Region IVB - MIMAROPA	25,700,000	2,377,000	28,077,000

Regional Office - IVB	25,700,000	2,377,000	28,077,000
Region V - Bicol	40,924,000	5,942,000	46,866,000

Regional Office - V	40,924,000	5,942,000	46,866,000
Region VI - Western Visayas	48,072,000	3,961,000	52,033,000

Regional Office - VI	48,072,000	3,961,000	52,033,000
Region VII - Central Visayas	36,256,000	11,884,000	48,140,000

Regional Office - VII	36,256,000	11,884,000	48,140,000
Region VIII - Eastern Visayas	47,842,000	3,565,000	51,407,000

Regional Office - VIII	47,842,000	3,565,000	51,407,000
Region IX - Zamboanga Peninsula	25,153,000	4,358,000	29,511,000

Regional Office - IX	25,153,000	4,358,000	29,511,000
Region X - Northern Mindanao	39,280,000	396,000	39,676,000

Regional Office - X	39,280,000	396,000	39,676,000

374	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XI - Davao	31,681,000	792,000	32,473,000

Regional Office - XI	31,681,000	792,000	32,473,000
Region XII - SOCCSKSARGEN	27,351,000	396,000	27,747,000

Regional Office - XII	27,351,000	396,000	27,747,000
Region XIII - CARAGA	28,602,000	5,150,000	33,752,000

Regional Office - XIII	28,602,000	5,150,000	33,752,000
OTOP: Next Generation	128,198,000	3,300,000	131,498,000

National Capital Region (NCR)	51,127,000	3,300,000	54,427,000

Central Office	51,127,000	3,300,000	54,427,000
Region I - Ilocos	3,854,000		3,854,000

Regional Office - I	3,854,000		3,854,000
Cordillera Administrative Region (CAR)	6,590,000		6,590,000

Regional Office - CAR	6,590,000		6,590,000
Region II - Cagayan Valley	4,791,000		4,791,000

Regional Office - II	4,791,000		4,791,000
Region III - Central Luzon	4,892,000		4,892,000

Regional Office - III	4,892,000		4,892,000
Region IVA - CALABARZON	5,989,000		5,989,000

Regional Office - IVA	5,989,000		5,989,000
Region IVB - MINAROPA	5,796,000		5,796,000

Regional Office - IVB	5,796,000		5,796,000
Region V - Bicol	4,653,000		4,653,000

Regional Office - V	4,653,000		4,653,000
Region VI - Western Visayas	3,983,000		3,983,000

Regional Office - VI	3,983,000		3,983,000
Region VII - Central Visayas	4,781,000		4,781,000

Regional Office - VII	4,781,000		4,781,000
Region VIII - Eastern Visayas	4,192,000		4,192,000

Regional Office - VIII	4,192,000		4,192,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	375
DEPARTMENT OF TRADE AND INDUSTRY

Region IX - Zamboanga Peninsula	5,552,000		5,552,000

Regional Office - IX	5,552,000		5,552,000
Region X - Northern Mindanao	4,743,000		4,743,000

Regional Office - X	4,743,000		4,743,000
Region XI - Davao	4,781,000		4,781,000

Regional Office - XI	4,781,000		4,781,000
Region XII - SOCCSKSAGEN	5,580,000		5,580,000

Regional Office - XII	5,580,000		5,580,000
Region XIII - CARAGA	6,894,000		6,894,000

Regional Office - XIII	6,894,000		6,894,000
Shared Service Facilities (SSF) Project	78,132,000	545,000,000	623,132,000

National Capital Region (NCR)	9,988,000	58,800,000	68,788,000

Central Office	9,988,000	58,800,000	68,788,000
Region I - Ilocos	5,420,000	37,250,000	42,670,000

Regional Office - I	5,420,000	37,250,000	42,670,000
Cordillera Administrative Region (CAR)	4,012,000	15,750,000	19,762,000

Regional Office - CAR	4,012,000	15,750,000	19,762,000
Region II - Cagayan Valley	6,790,000	20,900,000	27,690,000

Regional Office - II	6,790,000	20,900,000	27,690,000
Region III - Central Luzon	6,101,000	14,446,000	20,547,000

Regional Office - III	6,101,000	14,446,000	20,547,000
Region IVA - CALABARZON	4,163,000	34,230,000	38,393,000

Regional Office - IVA	4,163,000	34,230,000	38,393,000
Region IVB - MINAROPA	3,235,000	6,150,000	9,385,000

Regional Office - IVB	3,235,000	6,150,000	9,385,000
Region V - Bicol	4,097,000	49,230,000	53,327,000

Regional Office - V	4,097,000	49,230,000	53,327,000
Region VI - Western Visayas	4,205,000	17 ,271,000	21,676,000

Regional Office - VI	4,205,000	17,271,000	21,676,000

376	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region VII - Central Visayas	3,999,000	32,110,000	36,109,000

Regional Office - VII	3,999,000	32,110,000	36,109,000
Region VIII - Eastern Visayas	3,973,000	14,140,000	18,113,000

Regional Office - VIII	3,973,000	14,140,000	18,113,000
Region IX - Zamboanga Peninsula	3,956,000	72,623,000	76,579,000

Regional Office - IX	3,956,000	72,623,000	76,579,000
Region X - Northern Mindanao	5,148,000	45,990,000	51,138,000

Regional Office - X	5,148,000	45,990,000	51,138,000
Region XI - Davao	4,837,000	16,310,000	21,147,000

Regional Office - XI	4,837,000	16,310,000	21,147,000
Region XII - SOCCSKSARGEN	3,792,000	12,250,000	16,042,000

Regional Office - XII	3,792,000	12,250,000	16,042,000
Region XIII - CARAGA	4,416,000	97,350,000	101,766,000

Regional Office - XIII	4,416,000	97,350,000	101,766,000
Livelihood Seeding Program and Negosyo Serbisyo sa Barangay (LSP-NSB)	243,000,000		243,000,000

National Capital Region	42,317,000		42,317,000

Central Office	42,317,000		42,317,000
Region I - Ilocos	12,011,000		12,011,000

Regional Office - I	12,011,000		12,011,000
Cordillera Administrative Region (CAR)	11,481,000		11,481,000

Regional Office - CAR	11,481,000		11,481,000
Region II - Cagayan Valley	9,159,000		9,159,000

Regional Office - II	9,159,000		9,159,000
Region III - Central Luzon	5,115,000		5,115,000

Regional Office - III	5,115,000		5,115,000
Region IVA - CALABARZON	14,400,000		14,400,000

Regional Office - IVA	14,400,000		14,400,000
Region IVB - MIMAROPA	4,651,000		4,651,000

Regional Office - IVD	4,651,000		4,651,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	377
DEPARTMENT OF TRADE AND INDUSTRY

Region V - Bicol		16,059,000		16,059,000

Regional Office - V		16,059,000		16,059,000
Region VI - Western Visayas		18,049,000		18,049,000

Regional Office - VI		18,049,000		18,049,000
Region VII - Central Visayas		20,702,000		20,702,000

Regional Office - VII		20,702,000		20,702,000
Region VIII - Eastern Visayas		35,628,000		35,628,000

Regional Office - VIII		35,628,000		35,628,000
Region IX - Zamboanga Peninsula		11,017,000		11,017,000

Regional Office - IX		11,017,000		11,017,000
Region X- Northern Mindanao		14,002,000		14,002,000

Regional Office - X		14,002,000		14,002,000
Region XI - Davao		6,575,000		6,575,000

Regional Office - XI		6,575,000		6,575,000
Region XII - SOCCSKSARGEN		13,206,000		13,206,000

Regional Office - XII		13,206,000		13,206,000
Region XIII - CARAGA		8,628,000		8,628,000

Regional Office - XIII		8,628,000		8,628,000
Foreign-Assisted Project(s)		111,889,000		111,889,000

Rural Agro-Enterprise Partnership for Inclusive Development (RAPID) Growth		111,889,000		111,889,000

GOP Counterpart		111,889,000		111,889,000

National Capital Region		111,889,000		111,889,000

Central Office		111,889,000		111,889,000
Consumer welfare enhanced	367,896,000	239,248,000	113,010,000	720,154,000

CONSUMER PROTECTION PROGRAM	352,403,000	170,541,000	113,010,000	635,954,000

Formulation of strategic plans, programs, and policies on consumer protection		5,222,000		5,222,000

National Capital Region (NCR)		5,222,000		5,222,000

Central Office		5,222,000		5,222,000

378	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Monitoring and enforcement of FTL including consumer complaints handling	171,791,000	109,723,000	107,510,000	389,024,000

National Capital Region (NCR)	23,987,000	90,067,000	107,510,000	221,564,000

Central Office	23,987,000	90,067,000	107,510,000	221,564,000
Region I - Ilocos	7,433,000	691,000		8,124,000

Regional Office - I	7,433,000	691,000		8,124,000
Cordillera Administrative Region (CAR)	9,928,000	2,075,000		12,003,000

Regional Office - CAR	9,928,000	2,075,000		12,003,000
Region II - Cagayan Valley	14,746,000	819,000		15,565,000

Regional Office - II	14,746,000	819,000		15,565,000
Region III - Central Luzon	15,108,000	2,152,000		17,260,000

Regional Office - III	15,108,000	2,152,000		17,260,000
Region IVA - CALABARZON	11,360,000	1,952,000		13,312,000

Regional Office - IVA	11,360,000	1,952,000		13,312,000
Region IVB - MIMAROPA	5,898,000	494,000		6,392,000

Regional Office - IVB	5,898,000	494,000		6,392,000
Region V - Bicol	9,723,000	701,000		10,424,000

Regional Office - V	9,723,000	701,000		10,424,000
Region VI - Western Visayas	9,898,000	1,177,000		11,075,000

Regional Office - VI	9,898,000	1,177,000		11,075,000
Region VII - Central Visayas	7,401,000	1,726,000		9,127,000

Regional Office - VII	7,401,000	1,726,000		9,127,000
Region VIII - Eastern Visayas	7,188,000	1,653,000		8,841,000

Regional Office - VIII	7,188,000	1,653,000		8,841,000
Region IX - Zamboanga Peninsula	10,963,000	707,000		11,670,000

Regional Office - IX	10,963,000	707,000		11,670,000
Region X - Northern Mindanao	7,184,000	1,973,000		9,157,000

Regional Office - X	7,184,000	1,973,000		9,157,000
Region XI - Davao	13,425,000	508,000		13,933,000

Regional Office - XI	13,425,000	508,000		13,933,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	379
DEPARTMENT OF TRADE AND INDUSTRY

Region XII - SOCCSKSARGEN	9,781,000	1,616,000		11,397,000

Regional Office - XII	9,781,000	1,616,000		11,397,000
Region XIII - CARAGA	7,768,000	1,412,000		9,180,000

Regional Office - XIII	7,768,000	1,412,000		9,180,000
Accreditation and issuance of business licenses, permits registration and authorities	180,612,000	55,596,000	5,500,000	241,708,000

National Capital Region (NCR)	84,317,000	35,779,000	5,500,000	125,596,000

Central Office	84,317,000	35,779,000	5,500,000	125,596,000
Region I - Ilocos	4,572,000	1,592,000		6,164,000

Regional Office - I	4,572,000	1,592,000		6,164,000
Cordillera Administrative Region (CAR)	6,830,000			6,830,000

Regional Office - CAR	6,830,000			6,830,000
Region II - Cagayan Valley	11,119,000	1,061,000		12,180,000

Regional Office - II	11,119,000	1,061,000		12,180,000
Region III - Central Luzon	9,469,000	3,984,000		13,453,000

Regional Office - III	9,469,000	3,984,000		13,453,000
Region IVA - CALABARZON	9,002,000	2,627,000		11,629,000

Regional Office - IVA	9,002,000	2,627,000		11,629,000
Region IVB - MIMAROPA	5,583,000	569,000		6,152,000

Regional Office - IVB	5,583,000	569,000		6,152,000
Region V - Bicol	8,043,000	400,000		8,443,000

Regional Office - V	8,043,000	400,000		8,443,000
Region VI - Western Visayas	3,449,000	1,172,000		4,621,000

Regional Office - VI	3,449,000	1,172,000		4,621,000
Region VII - Central Visayas	6,503,000	1,192,000		7,695,000

Regional Office - VII	6,503,000	1,192,000		7,695,000
Region VIII - Eastern Visayas	4,717,000	987,000		5,704,000

Regional Office - VIII	4,717,000	987,000		5,704,000
Region IX - Zamboanga Peninsula	2,049,000	377,000		2,426,000

Regional Office - IX	2,049,000	377,000		2,426,000

380	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region X - Northern Mindanao	13,632,000	1,059,000	14,691,000

Regional Office - X	13,632,000	1,059,000	14,691,000
Region XI - Davao	2,160,000	1,055,000	3,215,000

Regional Office - XI	2,160,000	1,055,000	3,215,000
Region XII - SOCCSKSARGEN	6,524,000	2,063,000	8,587,000

Regional Office - XII	6,524,000	2,063,000	8,587,000
Region XIII - CARAGA	2,643,000	1,679,000	4,322,000

Regional Office - XIII	2,643,000	1,679,000	4,322,000
CONSUMER EDUCATION AND ADVOCACY PROGRAM	15,493,000	68,707,000	84,200,000

Formulation of strategic plans, programs, and policies on consumer education, awareness and advocacy	15,493,000	9,652,000	25,145,000

National Capital Region (NCR)	15,493,000	9,652,000	25,145,000

Central Office	15,493,000	9,652,000	25,145,000
Implementation of plans, projects and activities on consumer awareness, education, and advocacy		59,055,000	59,055,000

National Capital Region (NCR)		26,098,000	26,098,000

Central Office		26,098,000	26,098,000
Region I - Ilocos		815,000	815,000

Regional Office - I		815,000	815,000
Cordillera Administrative Region (CAR)		1,818,000	1,818,000

Regional Office - CAR		1,818,000	1,818,000
Region II - Cagayan Valley		1,056,000	1,056,000

Regional Office - II		1,056,000	1,056,000
Region III - Central Luzon		2,554,000	2,554,000

Regional Office - III		2,554,000	2,554,000
Region IVA - CALABARZON		2,778,000	2,778,000

Regional Office - IVA		2,778,000	2,778,000
Region IVB - MIMAROPA		2,732,000	2,732,000

Regional Office - IVB		2,732,000	2,732,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	381
DEPARTMENT OF TRADE AND INDUSTRY

Region V - Bicol				3,110,000						3,110,000

Regional Office - V				3,110,000						3,110,000
Region VI - Western Visayas				2,317,000						2,317,000

Regional Office - VI				2,317,000						2,317,000
Region VII - Central Visayas				2,628,000						2,628,000

Regional Office - VII				2,628,000						2,628,000
Region VIII - Eastern Visayas				2,037,000						2,037,000

Regional Office - VIII				2,037,000						2,037,000
Region IX - Zamboanga Peninsula				3,303,000						3,303,000

Regional Office - IX				3,303,000						3,303,000
Region X - Northern Mindanao				1,811,000						1,811,000

Regional Office - X				1,811,000						1,811,000
Region XI - Davao				3,096,000						3,096,000

Regional Office - XI				3,096,000						3,096,000
Region XII - SOCCSKSARGEN				1,904,000						1,904,000

Regional Office - XII				1,904,000						1,904,000
Region XIII - CARAGA				998,000						998,000

Regional Office - XIII				998,000						998,000

Sub-total, Operations		1,354,235,000		2,422,002,000		2,400,000		731,030,000		4,509,667,000

TOTAL NEW APPROPRIATIONS	₱	1,839,190,000	₱	3,066,833,000	₱	2,400,000	₱	731,030,000	₱	5,639,453,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,221,814

Total Permanent Positions	1,221,814

Other Compensation Common to All

382	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Personnel Economic Relief Allowance	52,920
Representation Allowance	22,746
Transportation Allowance	22,656
Clothing and Uniform Allowance	13,230
Mid-Year Bonus - Civilian	101,816
Year End Bonus	101,816
Cash Gift	11,025
Productivity Enhancement Incentive	11,025
Step Increment	3,050

Total Other Compensation Common to All	340,284

Other Compensation for Specific Groups
Magna Carta for Science and Technology Personnel	3,060
Overseas Allowance	149,508

Total Other Compensation for Specific Groups	152,568

Other Benefits
PAG-IBIG Contributions	2,646
PhilHealth Contributions	12,035
Employees Compensation Insurance Premiums	2,646
Terminal leave	24,207

Total Other Benefits	41,534

Non-Permanent Positions	82,990

Total Personnel Services	1,839,190

Maintenance and Other Operating Expenses
Travelling Expenses	333,108
Training and Scholarship Expenses	438,921
Supplies and Materials Expenses	203,433
Utility Expenses	74,167
Communication Expenses	109,996
Awards/Rewards and Prizes	1,301
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	7,379
Professional Services	804,468
General Services	213,943
Repairs and Maintenance	140,885
Repairs and Maintenance of Leased Assets	23
Taxes, Insurance Premiums and Other Fees	11,871
Other Maintenance and Operating Expenses
Advertising Expenses	39,576
Printing and Publication Expenses	48,823
Representation Expenses	142,384
Transportation and Delivery Expenses	20,031
Rent/Lease Expenses	416,307
Membership Dues and Contributions to Organizations	1,473
Subscription Expenses	9,745
Other Maintenance and Operating Expenses	42,999

Total Maintenance and Other Operating Expenses	3,066,833

Financial Expenses

DECEMBER 28, 2020	OFFICIAL GAZETTE	383
DEPARTMENT OF TRADE AND INDUSTRY

Bank Charges	2,400

Total Financial Expenses	2,400

Total Current Operating Expenditures	4,908,423

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	12,236
Machinery and Equipment Outlay	685,063
Furniture, Fixtures and Books Outlay	21,754
Intangible Assets Outlay	8,177
Transportation Equipment Outlay	3,800

Total Capital Outlays	731,030

TOTAL NEW APPROPRIATIONS	5,639,453

B. BOARD OF INVESTMENTS

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	408,063,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	56,611,000	₱	126,620,000	₱	9,500,000	₱	192,731,000
Operations		113,983,000		100,163,000		1,186,000		215,332,000

INDUSTRY DEVELOPMENT PROGRAM		38,417,000		53,512,000		1,186,000		93,115,000
INVESTMENT PROMOTION PROGRAM		75,566,000		46,651,000				122,217,000

TOTAL NEW APPROPRIATIONS	₱	170,594,000	₱	226,783,000	₱	10,686,000	₱	408,063,000

Special Provision(s)

1. Reporting and Posting Requirements. The Board of Investments (BOI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) BOI’s website.

The BOI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

384	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	54,284,000	₱	126,620,000	₱	9,500,000	₱	190,404,000
Administration of Personnel Benefits		2,327,000						2,327,000

Sub-total, General Administration and Support		56,611,000		126,620,000		9,500,000		192,731,000

Operations
Competitive Industries Developed		38,417,000		53,512,000		1,186,000		93,115,000

INDUSTRY DEVELOPMENT PROGRAM		38,417,000		53,512,000		1,186,000		93,115,000

Policy Analysis and Advocacy Formulation		17,489,000		33,931,000		1,186,000		52,606,000
Implementation of the Comprehensive National Industrial Strategy		20,928,000		11,870,000				32,798,000
Project(s)
Locally-Funded Project(s)				7,711,000				7,711,000

Industry Development Program				7,711,000				7,711,000
Investments Increased		75,566,000		46,651,000				122,217,000

IMVESTMENT PROMOTION PROGRAM		75,566,000		46,651,000				122,217,000

Promotion of Foreign Investments		13,294,000		14,581,000				27,875,000
Promotion of Local Investments		15,203,000		15,502,000				30,705,000
Registration and Supervision of Investment Projects		23,939,000		1,656,000				25,595,000
Dispensation of Incentives		9,932,000		3,187,000				13,119,000
Provision of Investment Counselling and Aftercare Services		13,198,000		3,452,000				16,650,000
Project(s)
Locally-Funded Project(s)				8,273,000				8,273,000

Comprehensive Automotive Resurgence Strategy (CARS)				8,273,000				8,273,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	385
DEPARTMENT OF TRADE AND INDUSTRY

Sub-total, Operations	113,983,000	100,163,000	1,186,000		215,332,000

TOTAL NEW APPROPRIATIONS	₱170,594,000	₱226,783,000	₱10,686,000	₱	408,063,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	130,589

Total Permanent Positions	130,589

Other Compensation Common to All
Personnel Economic Relief Allowance	5,376
Representation Allowance	2,316
Transportation Allowance	2,316
Clothing and Uniform Allowance	1,344
Mid-Year Bonus - Civilian	10,883
Year End Bonus	10,883
Cash Gift	1,120
Productivity Enhancement Incentive	1,120
Step Increment	326

Total Other Compensation Common to All	35,684

Other Benefits
PAG-IBIG Contributions	269
PhilHealth Contributions	1,246
Employees Compensation Insurance Premium	269
loyalty Award - Civilian	210
Terminal leave	2,327

Total Other Benefits	4,321

Total Personnel Services	170,594

Maintenance and Other Operating Expenses
Travelling Expenses	25,308
Training and Scholarship Expenses	4,710
Supplies and Materials Expenses	15,712
Utility Expenses	10,378
Communication Expenses	11,110
Awards/Rewards and Prizes	1,599
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	2,156

386	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Professional Services	12,273
General Services	47,941
Repairs and Maintenance	1,589
Taxes, Insurance Premiums and Other Fees	898
Other Maintenance and Operating Expenses
Advertising Expenses	17,561
Printing and Publication Expenses	3,562
Representation Expenses	16,007
Transportation and Delivery Expenses	281
Rent/Lease Expenses	34,341
Subscription Expenses	21,357

Total Maintenance and Other Operating Expenses	226,783

Total Current Operating Expenditures	397,377

Capital Outlay
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	10,686

Total Capital Outlays	10,686

TOTAL NEW APPROPRIATIONS	408,063

C. CONSTRUCTION INDUSTRY AUTHORITY OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	124,579,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	9,857,000	₱	44,444,000		₱	54,301,000
Operations		51,257,000		19,021,000			70,278,000

CONSTRUCTION INDUSTRY DEVELOPMENT PROGRAM		27,903,000		13,379,000			41,282,000
CONSTRUCTION INDUSTRY REGULATORY PROGRAM		23,354,000		5,642,000			28,996,000

TOTAL NEW APPROPRIATIONS	₱	61,114,000	₱	63,465,000		₱	124,579,000

Special Provision(s)

l. Reporting and Posting Requirements. The Construction Industry Authority of the Philippines (CIAP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) CIAP’s website.

DECEMBER 28, 2020	OFFICIAL GAZETTE	387
DEPARTMENT OF TRADE AND INDUSTRY

The CIAP shall send written notice when said reports have been subtitled or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	9,825,000	₱	44,444,000		₱	54,269,000
Administration of Personnel Benefits		32,000					32,000

Sub-total, General Administration and Support		9,857,000		44,444,000			54,301,000

Operations
Competitiveness of the construction industry increased		51,257,000		19,021,000			70,278,000

CONSTRUCTION INDUSTRY DEVELOPMENT PROGRAM		27,903,000		13,379,000			41,282,000

Domestic and overseas construction service promotion and development		3,092,000		1,569,000			4,661,000
Industry policy development		12,340,000		3,673,000			16,013,000
Capacity Building for human resources in the construction industry		12,471,000		8,137,000			20,608,000
CONSTRUCTION INDUSTRY REGULATORY PROGRAM		23,354,000		5,642,000			28,996,000

Licensing, accreditation and registration of construction contractors (domestic and overseas) and issuance of overseas project authorization		10,831,000		4,509,000			15,340,000
Investigation and litigation of violations on Contractors license Law		5,441,000		622,000			6,063,000
Resolution of claims and disputes under construction contract through arbitration and mediation		7,082,000		511,000			7,593,000

Sub-total, Operations		51,257,000		19,021,000			70,278,000

TOTAL NEW APPROPRIATIONS	₱	61,114,000	₱	63,465,000		₱	124,579,000

388	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	47,360

Total Permanent Positions	47,360

Other Compensation Common to All
Personnel Economic Relief Allowance	2,088
Representation Allowance	780
Transportation Allowance	780
Clothing and Uniform Allowance	522
Mid-Year Bonus - Civilian	3,946
Year End Bonus	3,946
Cash Gift	435
Productivity Enhancement Incentive	435
Step Increment	119

Total Other Compensation Common to All	13,051

Other Benefits
PAG-IBIG Contributions	104
PhilHealth Contributions	463
Employees Compensation Insurance Premiums	104
Terminal leave	32

Total Other Benefits	703

Total Personnel Services	61,114

Maintenance and Other Operating Expenses
Travelling Expenses	2,493
Training and Scholarship Expenses	1,960
Supplies and Materials Expenses	4,416
Utility Expenses	3,081
Communication Expenses	1,874
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	816
Professional Services	12,103
General Services	6,936
Repairs and Maintenance	700
Taxes, Insurance Premiums and Other Fees	872
Other Maintenance and Operating Expenses
Advertising Expenses	150
Printing and Publication Expenses	470
Representation Expenses	1,027
Rent/Lease Expenses	24,796

DECEMBER 28, 2020	OFFICIAL GAZETTE	389
DEPARTMENT OF TRADE AND INDUSTRY

Subscription Expenses	1,756
Other Maintenance and Operating Expenses	15

Total Maintenance and Other Operating Expenses	63,465

Total Current Operating Expenditures	124,579

TOTAL NEW APPROPRIATIONS	124,579

D. COOPERATIVE DEVELOPMEMT AUTHORITY

For general administration and support, support to operations, and operations, as indicated hereunder	₱	611,501,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	130,684,000	₱	65,158,000	₱		₱	195,842,000
Support to Operations		16,975,000		89,164,000		9,639,000		115,778,000
Operations		275,609,000		24,272,000				299,881,000

COOPERATIVE DEVELOPMENT PROGRAM		185,188,000		8,610,000				193,798,000
COOPERATIVE REGULATION PROGRAM		90,421,000		15,662,000				106,083,000

TOTAL NEW APPROPRIATIONS	₱	423,268,000	₱	178,594,000	₱	9,639,000	₱	611,501,000

Special Provision(s)

1. Requirements of the Cooperative Development Authority and Reversion of Balances from Revolving Funds. The amounts appropriated herein for the programs, activities and projects of the Cooperative Development Authority (CDA) shall be used exclusively for regulation of cooperatives and provision of technical advisory services. In no case shall said amounts be used for providing credit services in accordance with E.O. No. 138, s. 1999.

Balances of the Cooperative Development Loan Fund, Cooperative Marketing Project Fund, Cooperative Support Fund, and Cooperative Rehabilitation Development Fund, including payments from debtors arising from outstanding loans shall revert to the unappropriated surplus of the General Fund pursuant to Section 45, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The CDA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) CDA’s website.

The CDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

390	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General management and supervision	₱	123,510,000	₱	65,158,000	₱	₱	188,668,000

National Capital Region (NCR)		63,871,000		31,089,000			94,960,000

Central Office		58,988,000		24,377,000			83,365,000
Manila Extension Office		4,883,000		6,712,000			11,595,000
Region I - Ilocos		4,546,000		2,446,000			6,992,000

Dagupan Extension Office		4,546,000		2,446,000			6,992,000
Cordillera Administrative Region (CAR)		4,380,000		2,304,000			6,684,000

Cordillera Extension Office		4,380,000		2,304,000			6,684,000
Region II - Cagayan Valley		4,450,000		2,022,000			6,472,000

Tuguegarao Extension Office		4,450,000		2,022,000			6,472,000
Region III - Central luzon		4,062,000		2,025,000			6,087,000

Pampanga Extension Office		4,062,000		2,025,000			6,087,000
Region IVA - CALABARZON		4,557,000		2,898,000			7,455,000

Calamba Extension Office		4,557,000		2,898,000			7,455,000
Region IVB - MIMAROPA		3,102,000		2,220,000			5,322,000

MIMAROPA Extension Office		3,102,000		2,220,000			5,322,000
Region V- Bicol		4,776,000		1,754,000			6,530,000

Naga Extension Office		4,776,000		l,754,000			6,530,000
Region VI - Western Visayas		3,446,000		1,778,000			5,224,000

Iloilo Extension Office		3,446,000		1,778,000			5,224,000
Region VII - Central Visayas		4,052,000		2,382,000			6,434,000

Cebu Extension Office		4,052,000		2,382,000			6,434,000
Region VIII - Eastern Visayas		2,375,000		2,374,000			4,749,000

Tacloban Extension Office		2,375,000		2,374,000			4,749,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	391
DEPARTMENT OF TRADE AND INDUSTRY

Region IX - Zamboanga Peninsula	4,199,000	1,996,000		6,195,000

Pagadian Extension Office	4,199,000	1,996,000		6,195,000
Region X - Northern Mindanao	3,412,000	2,531,000		5,943,000

Cagayan de Oro City Extension Office	3,412,000	2,531,000		5,943,000
Region XI - Davao	4,337,000	3,381,000		7,718,000

Davao Extension Office	4,337,000	3,381,000		7,718,000
Region XII - SOCCSKSARGEN	4,362,000	1,962,000		6,324,000

Kidapawan Extension Office	4,362,000	1,962,000		6,324,000
Region XIII - CARAGA	3,583,000	1, 996,000		5,579,000

CARAGA Extension Office	3,583,000	1,996,000		5,579,000
Administration of Personnel Benefits	7,174,000			7,174,000

National Capital Region (NCR)	7,174,000			7,174,000

Central Office	7,174,000			7,174,000

Sub-total, General Administration and Support	130,684,000	65,158,000		195,842,000

Support to Operations
Formulation of plans and programs including monitoring and evaluation, maintenance of Management Information System (MIS) and Quality Management System (QMS)	16,975,000	89,164,000	9,639,000	115,778,000

National Capital Region (NCR)	5,857,000	86,000,000	9,639,000	101,496,000

Central Office	5,857,000	85,765,000	9,639,000	101,261,000
Manila Extension Office		235,000		235,000
Region I - Ilocos		215,000		215,000

Dagupan Extension Office		215,000		215,000
Cordillera Administrative Region (CAR)	1,008,000	190,000		1,198,000

Cordillera Extension Office	1,008,000	190,000		1,198,000
Region II - Cagayan Valley	1,008,000	220,000		1,228,000

Tuguegarao Extension Office	1,008,000	220,000		1,228,000
Region III - Central Luzon	1,023,000	211,000		1,234,000

Pampanga Extension Office	1,023,000	211,000		1,234,000
Region IVA - CALABARZON	1,008,000	205,000		1,213,000

Calamba Extension Office	1,008,000	205,000		1,213,000

392	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region IVB - MIMAROPA	1,008,000	70,000		1,078,000

MIMAROPA Extension Office	1,008,000	70,000		1,078,000
Region V - Bicol	1,008,000	223,000		1,231,000

Naga Extension Office	1,008,000	223,000		1,231,000
Region VI - Western Visayas		236,000		236,000

Iloilo Extension Office		236,000		236,000
Region VII - Central Visayas	1,008,000	225,000		1,233,000

Cebu Extension Office	1,008,000	225,000		1,233,000
Region VIII - Eastern Visayas	1,023,000	221,000		1,244,000

Tacloban Extension Office	1,023,000	221,000		1,244,000
Region IX - Zamboanga Peninsula	1,008,000	233,000		1,241,000

Pagadian Extension Office	1,008,000	233,000		1,241,000
Region X- Northern Mindanao		220,000		220,000

Cagayan de Oro City Extension Office		220,000		220,000
Region XI - Davao	1,008,000	224,000		1,232,000

Davao Extension Office	1,008,000	224,000		1,232,000
Region XII - SOCCSKSARGEN		240,000		240,000

Kidapawan Extension Office		240,000		240,000
Region XIII - CARAGA	1,008,000	231,000		1,239,000

CARAGA Extension Office	1,008,000	231,000		1,239,000

Sub-total, Support to Operations	16,975,000	89,164,000	9,639,000	115,778.000

Operations
Growth and viability of cooperative enterprises improved	275,609,000	24,272,000		299,881,000

COOPERATIVE DEVELOPMENT PROGRAM	185,188,000	8,610,000		193,798,000

Provision of Technical Assistance on Cooperative Development, Research Communication and Advocacy, Standard Setting and Accreditation, Awards and Recognition and Documentation of Best Practices, Capability Building Program for Cooperatives, and Project Development Assistance	185,188,000	8,610,000		193,798,000

National Capital Region (NCR)	20,296,000	2,907,000		23,203,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	393
DEPARTMENT OF TRADE AND INDUSTRY

Central Office	4,191,000	2,572,000	6,763,000
Manila Extension Office	16,105,000	335,000	16,440,000
Region I - Ilocos	11,324,000	435,000	11,759,000

Dagupan Extension Office	11,324,000	435,000	11,759,000
Cordillera Administrative Region (CAR)	8,682,000	236,000	8,918,000

Cordillera Extension Office	8,682,000	236,000	8,918,000
Region II - Cagayan Valley	9,603,000	210,000	9,813,000

Tuguegarao Extension Office	9,603,000	210,000	9,813,000
Region III - Central Luzon	17,259,000	582,000	17,841,000

Pampanga Extension Office	17,259,000	582,000	17,841,000
Region IVA - CALABARZON	15,506,000	663,000	16,169,000

Calamba Extension Office	15,506,000	663,000	16,169,000
Region IVB - MIMAROPA	4,397,000	230,000	4,627,000

MIMAROPA Extension Office	4,397,000	230,000	4,627,000
Region V - Bicol	12,982,000	286,000	13,268,000

Naga Extension Office	12,982,000	286,000	13,268,000
Region VI - Western Visayas	15,729,000	557,000	16,286,000

Iloilo Extension Office	15,729,000	557,000	16,286,000
Region VII - Central Visayas	12,430,000	344,000	12,774,000

Cebu Extension Office	12,430,000	344,000	12,774,000
Region VIII - Eastern Visayas	11,368,000	520,000	11,888,000

Tacloban Extension Office	11,368,000	520,000	11,888,000
Region IX - Zamboanga Peninsula	7,977,000	312,000	8,289,000

Pagadian Extension Office	7,977,000	312,000	8,289,000
Region X - Northern Mindanao	12,403,000	335,000	12,738,000

Cagayan de Oro City Extension Office	12,403,000	335,000	12,738,000
Region XI - Davao	8,714,000	318,000	9,032,000

Davao Extension Office	8, 714,000	318,000	9,032,000
Region XII - SOCCSKSARGEN	5,405,000	380,000	5,785,000

Kidapawan Extension Office	5,405,000	380,000	5,785,000

394	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XIII - CARAGA	11,113,000	295,000	11,408,000

CARAGA Extension Office	11,113,000	295,000	11,408,000
COOPERATIVE REGULATION PROGRAM	90,421,000	15,662,000	106,083,000

Registration of cooperatives and amendments	23,556,000	6,122,000	29,678,000

National Capital Region (NCR)	2,189,000	2,937,000	5,126,000

Central Office	1,527,000	2,752,000	4,279,000
Manila Extension Office	662,000	185,000	847,000
Region I - Ilocos	1,563,000	237,000	1,800,000

Dagupan Extension Office	1,563,000	237,000	1,800,000
Cordillera Administrative Region (CAR)	1,614,000	103,000	1,717,000

Cordillera Extension Office	1,614,000	103,000	1,717,000
Region II - Cagayan Valley	1,563,000	164,000	1,727,000

Tuguegarao Extension Office	1,563,000	164,000	1,727,000
Region III - Central Luzon	1,563,000	311,000	1,874,000

Pampanga Extension Office	1,563,000	311,000	1,874,000
Region IVA - CALABARZON	1,563,000	221,000	1,784,000

Calamba Extension Office	1,563,000	221,000	1,784,000
Region IVB - MIMAROPA	662,000	265,000	927,000

MIMAROPA Extension Office	662,000	265,000	927,000
Region V - Bicol	1,606,000	163,000	1,769,000

Naga Extension Office	1,606,000	163,000	1,769,000
Region VI - Western Visayas	1,606,000	299,000	1,905,000

Iloilo Extension Office	1,606,000	299,000	1,905,000
Region VII - Central Visayas	898,000	146,000	1,044,000

Cebu Extension Office	898,000	146,000	1,044,000
Region VIII - Eastern Visayas	1,571,000	279,000	1,850,000

Tacloban Extension Office	1,571,000	279,000	1,850,000
Region IX - Zamboanga Peninsula	1,563,000	176,000	1,739,000

Pagadian Extension Office	1,563,000	176,000	1,739,000
Region X - Northern Mindanao	898,000	189,000	1,087,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	395
DEPARTMENT OF TRADE AND INDUSTRY

Cagayan de Oro City Extension Office	898,000	189,000	1,087,000
Region XI - Davao	1,563,000	250,000	1,813,000

Davao Extension Office	1,563,000	250,000	1,813,000
Region XII - SOCCSKSARGEN	1,571,000	225,000	1,796,000

Kidapaman Extension Office	1,571,000	225,000	1,796,000
Region XIII - CARAGA	1,563,000	157,000	1,720,000

CARAGA Extension Office	1,563,000	157,000	1,720,000
Regulation of cooperatives, formulation of guidelines, rules and regulations	52,165,000	5,510,000	57,675,000

National Capital Region (NCR)	16,224,000	1,456,000	17,680,000

Central Office	12,819,000	1,154,000	13,973,000
Manila Extension Office	3,405,000	302,000	3,707,000
Region I - Ilocos	2,505,000	355,000	2,860,000

Dagupan Extension Office	2,505,000	355,000	2,860,000
Cordillera Administrative Region (CAR)	3,194,000	159,000	3,353,000

Cordillera Extension Office	3,194,000	159,000	3,353,000
Region II - Cagayan Valley	1,844,000	150,000	1,994,000

Tuguegarao Extension Office	1,844,000	150,000	1,994,000
Region III - Central Luzon	1,987,000	429,000	2,416,000

Pampanga Extension Office	1,987,000	429,000	2,416,000
Region IVA - CALABARZON	2,505,000	219,000	2,724,000

Calamba Extension Office	2,505,000	219,000	2,724,000
Region IVB - MIMAROPA	1,844,000	297,000	2,141,000

MIMAROPA Extension Office	1,844,000	297,000	2,141,000
Region V - Bicol	2,505,000	229,000	2,734,000

Naga Extension Office	2,505,000	229,000	2,734,000
Region VI - Western Visayas	2,505,000	361,000	2,866,000

Iloilo Extension Office	2,505,000	361,000	2,866,000
Region VII - Central Visayas	2,534,000	265,000	2,799,000

Cebu Extension Office	2,534,000	265,000	2,799,000

396	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region VIII - Eastern Visayas	2,511,000	342,000	2,853,000

Tacloban Extension Office	2,511,000	342,000	2,853,000
Region IX - Zamboanga Peninsula	2,505,000	243,000	2,748,000

Pagadian Extension Office	2,505,000	243,000	2,748,000
Region X- Northern Mindanao	1,987,000	252,000	2,239,000

Cagayan de Oro City Extension Office	1,987,000	252,000	2,239,000
Region XI - Davao	2,505,000	296,000	2,801,000

Davao Extension Office	2,505,000	296,000	2,801,000
Region XII - SOCCSKSARGEN	2,505,000	288,000	2,793,000

Kidapawan Extension Office	2,505,000	288,000	2,793,000
Region XIII - CARAGA	2,505,000	169,000	2,674,000

CARAGA Extension Office	2,505,000	169,000	2,674,000
Investigation, hearing of cases and legal actions, and alternative dispute resolution	14,700,000	4,030,000	18,730,000

National Capital Region (NCR)	3,839,000	1,761,000	5,600,000

Central Office	3,839,000	1,655,000	5,494,000
Manila Extension Office		106,000	106,000
Region I - Ilocos	904,000	157,000	1,061,000

Dagupan Extension Office	904,000	157,000	1,061,000
Cordillera Administrative Region (CAR)	904,000	190,000	1,094,000

Cordillera Extension Office	904,000	190,000	1,094,000
Region II - Cagayan Valley	904,000	96,000	1,000,000

Tuguegarao Extension Office	904,000	96,000	1,000,000
Region III - Central Luzon	904,000	182,000	1,086,000

Pampanga Extension Office	904,000	182,000	1,086,000
Region IVA - CALABARZON	904,000	147,000	1,051,000

Calamba Extension Office	904,000	147,000	1,051,000
Region IVB - MIMAROPA		118,000	118,000

MIMAROPA Extension Office		118,000	118,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	397
DEPARTMENT OF TRADE AND INDUSTRY

Region V - Bicol		917,000		135,000				1,052,000

Naga Extension Office		917,000		135,000				1,052,000
Region VI - Western Visayas		904,000		173,000				1,077,000

Iloilo Extension Office		904,000		173,000				1,077,000
Region VII - Central Visayas		904,000		117,000				1,021,000

Cebu Extension Office		904,000		117,000				1,021,000
Region VIII - Eastern Visayas		904,000		205,000				1,109,000

Tacloban Extension Office		904,000		205,000				1,109,000
Region IX - Zamboanga Peninsula				148,000				148,000

Pagadian Extension Office				148,000				148,000
Region X - Northern Mindanao		904,000		165,000				1,069,000

Cagayan de Oro City Extension Office		904,000		165,000				1,069,000
Region XI - Davao		904,000		81,000				985,000

Davao Extension Office		904,000		81,000				985,000
Region XII - SOCCSKSARGEN				201,000				201,000

Kidapawan Extension Office				201,000				201,000
Region XIII - CARAGA		904,000		154,000				1,058,000

CARAGA Extension Office		904,000		154,000				1,058,000

Sub-total, Operations		275,609,000		24,272,000				299,881,000

TOTAL NEW APPROPRIATIONS	₱	423,268,000	₱	178,594,000	₱	9,639,000	₱	611,501,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	320,215

Total Permanent Positions	320,215

Other Compensation Common to All
Personnel Economic Relief Allowance	17,352

398	OFFICIAL GAZETTE	Vol. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Representation Allowance	3,132
Transportation Allowance	3,132
Clothing and Uniform Allowance	4,338
Mid-Year Bonus - Civilian	26,682
Year End Bonus	26,682
Cash Gift	3,615
Productivity Enhancement Incentive	3,615
Step Increment	803

Total Other Compensation Common to All	89,351

Other Benefits
PAG-IBIG Contributions	871
PhilHealth Contributions	3,746
Employees Compensation Insurance Premiums	871
Terminal Leave	7,174

Total Other Benefits	12,662

Non-Permanent Positions	1,040

Total Personnel Services	423,268

Maintenance and Other Operating Expenses
Travelling Expenses	23,624
Training and Scholarship Expenses	21,623
Supplies and Materials Expenses	21,664
Utility Expenses	8,421
Communication Expenses	28,727
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	2,558
Professional Services	19,878
General Services	10,476
Repairs and Maintenance	3,500
Taxes, Insurance Premiums and Other Fees	1,915
Other Maintenance and Operating Expenses
Advertising Expenses	324
Printing and Publication Expenses	993
Representation Expenses	6,609
Transportation and Delivery Expenses	105
Rent/lease Expenses	11,593
Membership Dues and Contributions to Organizations	575
Subscription Expenses	7,196
Other Maintenance and Operating Expenses	8,813

Total Maintenance and Other Operating Expenses	178,594

Total Current Operating Expenditures	601,862

Capital Outlays
Property, Plant and Equipment Outlay Machinery and Equipment Outlay	9,639

Total Capital Outlays	9,639

TOTAL NEW APPROPRIATIONS	611,501

DECEMBER 28, 2020	OFFICIAL GAZETTE	399
DEPARTMENT OF TRADE AND INDUSTRY

E. DESIGN CENTER OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	110,702,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	6,807,000	₱	35,978,000	₱	4,168,000	₱	46,953,000
Operations		13,308,000		50,441,000				63,749,000

DESIGN INNOVATION, PROMOTION AND INDUSTRY DEVELOPMENT PROGRAM		13,308,000		50,441,000				63,749,000

TOTAL NEW APPROPRIATIONS	₱	20,115,000	₱	86,419,000	₱	4,168,000	₱	110,702,000

Special Provision(s)

1. Agricultural Design Innovation. As the design promotion are of the government, the Design Center of the Philippines (DCP) shall conduct continuing research and development on indigenous materials, including agricultural wastes, to create innovative and globally competitive Philippine products, while advocating for economic and environmental sustainability. This shall be implemented through: (i) materials research and development program; and (ii) product development program.

The DCP shall conduct applied research and experiments on the viability and application of indigenous materials and agricultural wastes such as anabo fibers, rice hull, coconut husk, corn husk, bakong, guinit, manila palm husk, papaya bark, tikog, pandan, peanut shells, and other similar materials, and work with designers who have extensive experience in design, materials, and market exploration to utilize the raw or semi-processed indigenous materials and agricultural wastes, and translate then into innovative and market-competitive products.

2. Reporting and Posting Requirements. The DCP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) DCP’s website.

The DCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

400	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

PROGRAMS
General Administration and Support
General Management and Supervision	₱	6,623,000	₱	35,978,000	₱	4,168,000	₱	46,769,000
Administration of Personnel Benefits		184,000						184,000

Sub-total, General Administration and Support		6,807,000		35,978,000		4,168,000		46,953,000

Operations
Strong design culture cultivated and global competitiveness of Philippine products improved through design		13,308,000		50,441,000				63,749,000

DESIGN INNOVATION, PROMOTION, AND INDUSTRY DEVELOPMENT PROGRAM		13,308,000		50,441,000				63,749,000

Planning, policy formulation and review		2,299,000		7,385,000				9,684,000
Design Innovation		6,675,000		15,659,000				22,334,000
Design promotion and industry development		4,334,000		27,397,000				31,731,000

Sub-total, Operations		13,308,000		50,441,000				63,749,000

TOTAL NEW APPROPRIATIONS	₱	20,115,000	₱	86,419,000	₱	4,168,000	₱	110,702,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	14,904

Total Permanent Positions	14,904

Other Compensation Common to All
Personnel Economic Relief Allowance	672
Representation Allowance	228
Transportation Allowance	228
Clothing and Uniform Allowance	168
Mid-Year Bonus - Civilian	1,243
Year End Bonus	1,243
Cash Gift	140
Productivity Enhancement Incentive	140
Step Increment	37

DECEMBER 28, 2020	OFFICIAL GAZETTE	401
DEPARTMENT OF TRADE AND INDUSTRY

Total Other Compensation Common to All	4,099

Other Benefits
PAG-IBIG Contributions	33
PhilHealth Contributions	142
Employees Compensation Insurance Premiums	33
Loyalty Award - Civilian	30
Terminal Leave	184

Total Other Benefits	422

Non-Permanent Positions	690

Total Personnel Services	20,115

Maintenance and Other Operating Expenses
Travelling Expenses	4,800
Training and Scholarship Expenses	4,559
Supplies and Materials Expenses	5,928
Utility Expenses	6,240
Communication Expenses	7,567
Awards/Rewards and Prizes	90
Survey, Research, Exploration and
Development Expenses	1,000
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	20,106
General Services	4,167
Repairs and Maintenance	350
Taxes, Insurance Premiums and Other Fees	344
Other Maintenance and Operating Expenses
Advertising Expenses	600
Printing and Publication Expenses	800
Representation Expenses	1,287
Transportation and Delivery Expenses	600
Rent/Lease Expenses	9,450
Membership Dues and Contributions to Organizations	6
Subscription Expenses	18,356
Other Maintenance and Operating Expenses	51

Total Maintenance and Other Operating Expenses	86,419

Total Current Operating Expenditures	106,534

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	4,168

Total Capital Outlays	4,168

TOTAL NEW APPROPRIATIONS	110,702

402	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

F. PHILIPPINE TRADE TRAINING CENTER

For general administration and support, and operations, as indicated hereunder	₱	69,198,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	15,093,000	₱	3,400,000		₱	18,493,000
Operations		17,088,000		33,617,000			50,705,000

TRADE BUSINESS MANAGEMENT TRAINING PROGRAM		17,088,000		33,617,000			50,705,000

TOTAL NEW APPROPRIATIONS	₱	32,181,000	₱	37,017,000		₱	69,198,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Trade Training Center (PTTC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PTTC’s website.

The PTTC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

PROGRAMS
General Administration and Support

DECEMBER 28, 2020	OFFICIAL GAZETTE	403
DEPARTMENT OF TRADE AND INDUSTRY

General Management and Supervision	₱	15,093,000	₱	3,400,000	₱	18,493,000

Sub-total, General Administration and Support		15,093,000		3,400,000		18,493,000

Operations
More responsive trade training center		17,088,000		33,617,000		50,705,000

TRADE BUSINESS MANAGEMENT TRAINING PROGRAM		17,088,000		33,617,000		50,705,000

Planning, policy formulation and provision of trade related training research		3,787,000		10,843,000		14,630,000
Development and implementation of training modules		8,074,000		8,534,000		16,608,000
Management and maintenance of facilities for training, exhibitions, conferences and other activities		5,227,000		14,240,000		19,467,000

Sub-total, Operations		17,088,000		33,617,000		50,705,000

TOTAL NEW APPROPRIATIONS	₱	32,181,000	₱	37,017,000	₱	69,198,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	24,804

Total Permanent Positions	24,804

Other Compensation Common to All
Personnel Economic Relief Allowance	1,128
Representation Allowance	450
Transportation Allowance	450
Clothing and Uniform Allowance	282
Mid-Year Bonus - Civilian	2,067
Year End Bonus	2,067
Cash Gift	235
Productivity Enhancement Incentive	235
Step Increment	62

Total Other Compensation Common to All	6,976

Other Benefits
PAG-IBIG Contributions	56

404	OFFICIAL GAZETTE	VOL. 116, NO. 52
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PhilHealth Contributions	249
Employees Compensation Insurance Premiums	56
Loyalty - Award Civilian	40

Total Other Benefits	401

Total Personnel Services	32,181

Maintenance and Other Operating Expenses
Travelling Expenses	786
Training and Scholarship Expenses	1,411
Supplies and Materials Expenses	1,148
Utility Expenses	7,907
Communication Expenses	1,649
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	102
Professional Services	13,788
General Services	5,810
Repairs and Maintenance	946
Taxes, Insurance Premiums and Other Fees	246
Other Maintenance and Operating Expenses
Advertising Expenses	1,981
Printing and Publication Expenses	783
Representation Expenses	166
Rent/Lease Expenses	46
Membership Dues and Contributions to Organizations	3
Subscription Expenses	245

Total Maintenance and Other Operating Expenses	37,017

Total Current Operating Expenditures	69,198

TOTAL NEW APPROPRIATIONS	69,198

G. TECHNICAL EDUCATION AND SKILLS DEVELOPMENT AUTHORITY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	14,464,356,000

New Appropriations, by Program

Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS

DECEMBER 28, 2020	OFFICIAL GAZETTE	405
DEPARTMENT OF TRADE AND INDUSTRY

General Administration and Support	₱	257,573,000	₱	109,835,000 P	₱	20,000,000	₱	387,408,000
Support to Operations		7,435,000		28,720,000		33,851,000		70,006,000
Operations		2,024,897,000		11,227,045,000		755,000,000		14,006,942,000

TECHNICAL EDUCATION AND SKILLS DEVELOPMENT POLICY PROGRAM		24,579,000		27,719,000				52,298,000
TECHNICAL EDUCATION AND SKILLS DEVELOPMENT REGULATORY PROGRAM		40,342,000		41,684,000				82,026,000
TECHNICAL EDUCATION AND SKILLS DEVELOPMENT PROGRAM		1,959,976,000		11,157,642,000		755,000,000		13,872,618,000

TOTAL NEW APPROPRIATIONS	₱	2,289,905,000	₱	11,365,600,000	₱	808,851,000	₱	14,464,356,000

Special Provision(s)

1. Revolving Fund for Manufacturing and Production Programs. The revolving fund constituted from manufacturing and production programs, including auxiliary services of technical vocational schools shall be used for: (i) expenses directly incurred in the said manufacturing and production activities; (ii) student loans essential to support school-student projects or enterprises; (iii) other instructional programs of the school; and (iv) scholarship to students directly involved in the manufacturing and production programs of the school in accordance with LOI No. 1026 dated May 23, 1980.

Disbursements or expenditures by the schools in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, s. 1987, and to appropriate criminal action under existing penal laws.

2. Revolving Fund for Training-cum-Production Activities. The revolving fund constituted from various training-cum-production activities such as, but not limited to, trade testing, use of training equipment and facilities, consultancy and technical services, and repair and maintenance services shall be used to defray all the operational expenses incurred in activities under the Sariling Sikap Program, including payment of honoraria of personnel in accordance with E.O. No. 939, s. 1984.

Disbursements or expenditures by the TESDA in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, s. 1987 and to appropriate criminal action under existing penal laws.

3. Training for Work Scholarship Program. The amount of Four Billion One Hundred Twenty Three Million One Hundred Seventeen Thousand Pesos (₱4,123,117,000) appropriated herein for the Training for Work Scholarship Program shall be used to support rapid, inclusive and sustained economic growth through course offerings to key employment generators in the areas of agri-fishery, agri-business, agro-industrial, tourism, information technology-business process management, semiconductor and electronics, automotives, other priority manufacturing industries, logistics, general infrastructure, and new and emerging sectors. In no case shall more than three percent (3%) of the said amount be used for administrative expenses.

In the selection of students, the TESDA shall prioritize those without prior formal or vocational training as well as those coming from regions or provinces where the absolute number of poor residents and the incidence of poverty are high, as identified in the latest official poverty statistics of the PSA. The TESDA shall update its existing database to effectively monitor the employment of graduates under this Program.

4. Special Training for Employment Program. The amount of One Billion Eight Hundred Fifty Three Million Seven Hundred Fifty Nine Thousand Pesos (₱1,853,759,000) appropriated herein for Promotion, Development and Implementation of Quality Technical Education and Skills Development Programs shall be used for the conduct of community-based specialty training. In no case shall more than three (3%) of the said amount be used for administrative expenses.

In the identification of beneficiaries, the TESDA shall give priority to the following, in the order of preference: (i) indigent families under the National Household Targeting System for Poverty Reduction (NHTS-PR); (ii) Informal Sector Families; and (iii) those under the next lower poverty level, as determined by the DSMD.

Release of subsequent cash allocations shall be made only when the amount previously released has been fully liquidated in accordance with accounting and auditing rules and regulations.

5. Universal Access to Quality Tertiary Education. The amount of Two Billion Nine Hundred Ten Million Pesos (₱2,910,000,000) appropriated herein for the Universal Access to Quality Tertiary Education shall be used to cover the cost of tertiary education for all Filipino students enrolled in Technical Vocational Institutions registered under the TESDA pursuant to R.A No. 10931 and its IRR. The amount appropriated shall cover tuition and other school fees for 2021. In no case shall more than three percent (3%) of the said amount be used for administrative expenses.

Release of funds shall be subject to the submission of Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O No. 292.

406	OFFICIAL GAZETTE	VOL. 116, NO. 52
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6. Tulong Trabaho Fund. The amount of One Billion Twenty One Million Pesos (P1,021,000,000) appropriated herein for the Tulong Trabaho Fund shall be used to strengthen the qualification of the Filipino workforce to meet the challenges of the rapidly evolving workplaces and work structures; provide for more innovative approaches to Technical-Vocational Education and Training (TVET) linked to the requirement of industry to primarily address unemployment and job-skills mismatch; facilitate access to quality TVET; and encourage the participation of industry and communities in competencies formation and upgrading towards a more competitive Filipino workforce, through funding of program offerings in higher level qualifications, in new and emerging skills in areas with critical skills shortages in identified priority sectors. In no case shall more than three percent (3%) of the said amount be used for administrative expenses.

In the selection of trainees, TESDA shall prioritize those who are not employed, Not in Education and Not in Training (NEET).

7. Application of Benefits to Teachers in Technical Education and Skills Development Authority-Supervised Institutions. Teachers of equivalent positions in TESDA-Supervised Institutions shall likewise be entitled to the benefits granted to teachers under the DepEd.

~~[8. Us~~e ~~of Savings. The TESDA is authorized to use savings from th~~e a~~ppropriations in FY 2020 to augment its FY 2021 General Appropriations Act (GAA). Fu~~r~~ther, the TESDA is hereby authorized to appropriate said savings for its operations and th~~e ~~implementation of its programs~~ a~~nd proj~~e~~cts under its GAA for the FY 2021 in as~~ m~~u~~c~~h as th~~e ~~same does not violate existing laws,~~ rules, and regulations.] (DIRECT VETO - President’s Veto Message, December 28, 2020, Volume 1-B, page 844, R.A. No. 11518)

9. Traditional Skills Training. The TESDA shall include in their non-formal technical vocational education and training the traditional skills such as, but not limited to, wood carving, pottery making, weaving, arts and crafts, taking into consideration the availability of materials in the locality. The TESDA shall coordinate with the National Commission for Culture and the Arts (NCCA), the Philippine Textile Research Institute (PTRI) and the Philippine Fiber Industry Development Authority (PHILFIDA) for the implementation of this provision.

10. Green Skills Training. The TESDA, in coordination with the Department of Labor and Employment (DOLE), shall conduct a skills and training needs assessment for green jobs and accelerate its development and provision of green skills training programs pursuant to R.A. No. 10771 or the “Philippine Green Jobs Act of 2016.”

11. Reporting and Posting Requirements. The TESDA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) TESDA’s website.

The TESDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

12. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	139,290,000	₱	109,835,000	₱	20,000,000	₱	269,125,000

National Capital Region (NCR)		139,290,000		109,835,000				249,125,000

Central Office		139,290,000		109,835,000				249,125,000
Region IVA - CALABARZON						20,000,000		20,000,000

Regional Office - IVA						20,000,000		20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	407
DEPARTMENT OF TRADE AND INDUSTRY

Administration of Personnel Benefits	118,283,000			118,283,000

National Capital Region (NCR)	118,283,000			118,283,000

Central Office	118,283,000			118,283,000

Sub-total, General Administration and Support	257,573,000	109,835,000	20,000,000	387,408,000

Support to Operations
Provision of Management and Information Technology Services	7,435,000	28,720,000	33,851,000	70,006,000

National Capital Region (NCR)	7,435,000	28,720,000	33,851,000	70,006,000

Central Office	7,435,000	28,720,000	33,851,000	70,006,000

Sub-total, Support to Operations	7,435,000	28,720,000	33,851,000	70,006,000

Operations
Employability increased and/or enhanced	2,024,897,000	11,227,045,000	755,000,000	14,006,942,000

TECHNICAL EDUCATION AND SKILLS DEVELOPMENT POLICY PROGRAM	24,579,000	27,719,000		52,298,000

Formulation of Technical Education and Skills Development Policies, Plans and Programs	24,579,000	27,719,000		52,298,000

National Capital Region (NCR)	24,579,000	27,719,000		52,298,000

Central Office	24,579,000	27,719,000		52,298,000
TECHNICAL EDUCATION AND SKILLS DEVELOPMENT REGULATORY PROGRAM	40,342,000	41,684,000		82,026,000

Development, Implementation, Monitoring and Evaluation of Quality Assurance for Technical Education and Skills Development Provision	3,027,000	11,761,000		14,788,000

National Capital Region (NCR)	3,027,000	11,761,000		14,788,000

Central Office	3,027,000	11,761,000		14,788,000
Development, Implementation, Monitoring and Evaluation of Assessment and Certification Systems	18,326,000	9,379,000		27,705,000

National Capital Region (NCR)	18,326,000	9,379,000		27,705,000

Central Office	18,326,000	9,379,000		27,705,000
Competency Standards Development	18,989,000	20,544,000		39,533,000

National Capital Region (NCR)	18,989,000	20,544,000		39,533,000

Central Office	18,989,000	20,544,000		39,533,000

408	OFFICIAL GAZETTE	VOL. 116, NO. 52
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TECHNICAL EDUCATION AND SKILLS DEVELOPMENT PROGRAM	1,959,976,000	11,157,642,000	755,000,000	13,872,618,000

Promotion, Development and Implementation of Quality Technical Education and Skills Development Programs	1,221,924,000	7,024,525,000	755,000,000	9,001,449,000

National Capital Region (NCR)	74,872,000	6,072,744,000	750,000,000	6,897,616,000

Central Office	63,603,000	6,003,480,000	750,000,000	6,817,083,000
National Capital Region	11,269,000	69,264,000		80,533,000
Region I - Ilocos	87,059,000	50,037,000		137,096,000

Regional Office - I	11,289,000	40,365,000		51,654,000
Bangui Institute of Technology (formerly Bangui School of Fisheries)	9,867,000	1,500,000		11,367,000
Luciano Milan Memorial School of Arts and Trades	12,195,000	2,223,000		14,418,000
Marcos Agro-Industrial School	13,946,000	2,602,000		16,548,000
Pangasinan School of Arts and Trades	29,780,000	1,493,000		31,273,000
Pangasinan Technological Institute	9,982,000	1,854,000		11,836,000
Cordillera Administrative Region (CAR)	30,857,000	49,834,000		80,691,000

Regional Office - CAR	21,423,000	46,836,000		68,259,000
Baguio City Schools of Arts and Trades	9,434,000	2,998,000		12,432,000
Region II - Cagayan Valley	97,279,000	54,380,000		151,659,000

Regional Office II	4,581,000	39,697,000		44,278,000
Aparri School of Arts and Trades	24,020,000	4,306,000		28,326,000
Isabela School of Arts and Trades	24,087,000	1,730,000		25,817,000
Kasibu National Agricultural School	8,444,000	1,715,000		10,159,000
Lasan National Agricultural School	11,286,000	1,617,000		12,903,000
Southern Isabela College of Arts and Trades	24,861,000	5,315,000		30,176,000
Region III - Central Luzon	54,201,000	70,320,000		124,521,000

Regional Office III	40,079,000	65,766,000		105,845,000
Concepcion Vocational School	7,048,000	2,571,000		9,619,000
Gonzalo Puyat School of Arts and Trades	7,074,000	1,983,000		9,057,000
Region IVA - CALABARZON	75,919,000	62,359,000		138,278,000

Regional Office - IVA	24,574,000	51,270,000		75,844,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	409
DEPARTMENT OF TRADE AND INDUSTRY

Bondoc Peninsula Technological Institute	6,897,000	1,478,000	8,375,000
Jacobo Z. Gonzales Memorial School of Arts and Trades	26,248,000	3,399,000	29,647,000
Quezon National Agricultural School	18,200,000	6,212,000	24,412,000
Region IVB - MIMAROPA	80,161,000	48,955,000	129,116,000

Regional Office - IVB		30,577,000	30,577,000
Buyabod School of Arts and Trades	9,415,000	4,910,000	14,325,000
Puerto Princesa School of Arts and Trades	21,092,000	4,685,000	25,777,000
Rizal, Occidental Mindoro TESDA Training and Accreditation Center	7,652,000		7,652,000
Romblon National Institute of Technology	13,394,000	4,468,000	17,862,000
Simeon Suan Vocational and Technical College	18,290,000	2,049,000	20,339,000
Torrijos Poblacion School of Arts and Trades	10,318,000	2,266,000	12,584,000
Region V - Bicol	118,766,000	86,502,000	205,268,000

Regional Office V	19,307,000	56,171,000	75,478,000
Bulusan National Vocational and Technical School	7,278,000	3,335,000	10,613,000
Cabugao School of Handicrafts & Cottage Industries	14,098,000	2,644,000	16,742,000
Camarines Sur Institute of Fisheries and Marine Sciences	29,850,000	13,045,000	42,895,000
Masbate School of Fisheries	11,442,000	1,913,000	13,355,000
Ragay Polytechnic Skills Institute	3,858,000	1,731,000	5,589,000
San Francisco Institute of Science and Technology	23,748,000	4,122,000	27,870,000
Sorsogon National Agricultural School	9,185,000	3,541,000	12,726,000
Region VI - Western Visayas	128,457,000	71,046,000	199,503,000

Regional Office VI	23,994,000	58,496,000	82,490,000
Dumalag Vocational Technical School	30,699,000	3,959,000	34,658,000
Leon Ganzon Polytechnic College	28,879,000	2,253,000	31,132,000
New Lucena Polytechnic College	22,133,000	2,904,000	25,037,000
Passi Trade School	22,752,000	3,434,000	26,186,000
Region VII - Central Visayas	43,587,000	59,020,000	102,607,000

Regional Office VII	36,537,000	55,301,000	91,838,000

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GENERAL APPROPRIATIONS ACT, FY 2021

Lazi Technical Institute	7,050,000	3,719,000		10,769,000
Region VIII - Eastern Visayas	112,593,000	59,563,000		172,156,000

Regional Office VIII	12,442,000	45,300,000		57,742,000
Arteche National Agricultural School	14,417,000	2,031,000		16,448,000
Balangiga National Agricultural School	11,157,000	1,548,000		12,705,000
Balicuatro College of Arts and Trades	24,640,000	3,387,000		28,027,000
Cabucgayan National School of Arts & Trades	12,325,000	2,343,000		14,668,000
Calubian National Vocational School	14,209,000	1,699,000		15,908,000
Las Navas Agro-Industrial School	8,618,000	1,579,000		10,197,000
Samar National School of Arts and Trades	14,785,000	1,676,000		16,461,000
Region IX - Zamboanga Peninsula	61,476,000	61,333,000		122,809,000

Regional Office IX	12,015,000	44,989,000		57,004,000
Dipolog School of Fisheries	19,340,000	5,507,000		24,847,000
Zamboanga Sibugay Polytechnic Institute	30,121,000	10,837,000		40,958,000
Region X - Northern Mindanao	85,292,000	62,390,000	5,000,000	152,682,000

Regional Office X	17,102,000	45,779,000	5,000,000	67,881,000
Cagayan de Oro (BUGO) School of Arts and Trades	20,749,000	2,910,000		23,659,000
Camiguin School of Arts and Trades	6,314,000	2,475,000		8,789,000
Kinoguitan National Agricultural School	10,544,000	1,947,000		12,491,000
Lanao del Norte National Agro-Industrial School	9,814,000	1,593,000		11,407,000
Oroquieta Agro-Industrial School	12,027,000	4,561,000		16,588,000
Salvador Trade School	8,742,000	3,125,000		11,867,000
Region XI - Davao	69,569,000	128,739,000		198,308,000

Regional Office XI	23,908,000	114,648,000		138,556,000
Carmelo de los Cientos, Sr. National Trade School	11,109,000	3,483,000		14,592,000
Davao National Agricultural School	11,831,000	2,535,000		14,366,000
Lupon School of Fisheries	14,895,000	6,210,000		21,105,000
Mangan National Agricultural School	7,826,000	1,863,000		9,689,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	411
DEPARTMENT OF TRADE AND INDUSTRY

Region XII - SOCCSKSARGEN	47,986,000	43,609,000	91,595,000

Regional Office XXII	3,595,000	37,033,000	40,628,000
General Santos National School of Arts and Trades	22,119,000	3,808,000	25,927,000
Surallah National Agricultural School	22,272,000	2,768,000	25,040,000
Region XIII - CARAGA	53,850,000	43,694,000	97,544,000

Regional Office XIII	7,418,000	27,536,000	34,954,000
Agusan del Sur School of Arts and Trades	15,595,000	7,464,000	23,059,000
Northern Mindanao School of Fisheries	15,734,000	4,284,000	20,018,000
Surigao del Norte College of Agriculture and Technology	15,103,000	4,410,000	19,513,000
Promotion, Development, Implementation, Monitoring, and Evaluation of Technical Education and Skills Development Scholarship and Student Assistance Programs	738,052,000	4,123,117,000	4,861,169,000

National Capital Region (NCR)	56,681,000	3,245,916,000	3,302,597,000

Central Office	3,748,000	3,117,383,000	3,121,131,000
National Capital Region	52,933,000	128,533,000	181,466,000
Region I - Ilocos	40,794,000	47,808,000	88,602,000

Regional Office - I	40,794,000	47,808,000	88,602,000
Cordillera Administrative Region (CAR)	53,247,000	25,049,000	78,296,000

Regional Office - CAR	53,247,000	25,049,000	78,296,000
Region II - Cagayan Valley	41,120,000	35,126,000	76,246,000

Regional Office II	41,120,000	35,126,000	76,246,000
Region III - Central Luzon	62,334,000	168,633,000	230,967,000

Regional Office III	62,334,000	168,633,000	230,967,000
Region IVA - CALABARZON	52,070,000	96,046,000	148,116,000

Regional Office - IVA	52,070,000	96,046,000	148,116,000
Region IVB - MIMAROPA	41,466,000	33,171,000	74,637,000

Regional Office - IVB	41,466,000	33,171,000	74,637,000
Region V - Bicol	46,710,000	47,050,000	93,760,000

Regional Office V	46,710,000	47,050,000	93,760,000

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Region VI - Western Visayas		48,348,000		60,051,000				108,399,000

Regional Office VI		48,348,000		60,051,000				108,399,000
Region VII - Central Visayas		37,402,000		66,238,000				103,640,000

Regional Office VII		37,402,000		66,238,000				103,640,000
Region VIII - Eastern Visayas		51,905,000		46,532,000				98,437,000

Regional Office VIII		51,905,000		46,532,000				98,437,000
Region IX - Zamboanga Peninsula		33,330,000		47,484,000				80,814,000

Regional Office IX		33,330,000		47,484,000				80,814,000
Region X - Northern Mindanao		45,912,000		63,194,000				109,106,000

Regional Office X		45,912,000		63,194,000				109,106,000
Region XI - Davao		41,525,000		57,320,000				98,845,000

Regional Office XI		41,525,000		57,320,000				98,845,000
Region XII - SOCCSKSARGEN		39,440,000		49,665,000				89,105,000

Regional Office XII		39,440,000		49,665,000				89,105,000
Region XIII - CARAGA		45,768,000		33,834,000				79,602,000

Regional Office XIII		45,768,000		33,834,000				79,602,000
Project(s)
Locally-Funded Project(s)				10,000,000				10,000,000

For the implementation of community-based livelihood programs in the fourth, fifth and sixth class municipalities as per Barangay Livelihood and Skills Training Act of 2008 (R.A. No. 9509)				10,000,000				10,000,000

National Capital Region (NCR)				10,000,000				10,000,000

Central Office				10,000,000				10,000,000

Sub-total, Operations		2,024,897,000		11,227,045,000		755,000,000		14,006,942,000

TOTAL NEW APPROPRIATIONS	₱	2,289,905,000	₱	11,365,600,000	₱	808,851,000	₱	14,464,356,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	413
DEPARTMENT OF TRADE AND INDUSTRY

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,640,552

Total Permanent Positions	1,640,552

Other Compensation Common to All
Personnel Economic Relief Allowance	88,524
Representation Allowance	16,447
Transportation Allowance	16,447
Clothing and Uniform Allowance	22,134
Mid-Year Bonus - Civilian	136,713
Year End Bonus	136,713
Cash Gift	18,445
Productivity Enhancement Incentive	18,445
Step Increment	4,101

Total Other Compensation Common to All	457,969

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	5,016
Lump-sum for filling of Positions - Civilian	105,774

Total Other Compensation for Specific Groups	110,790

Other Benefits
PAG-IBIG Contributions	4,428
PhilHealth Contributions	18,437
Employees Compensation Insurance Premiums	4,428
Loyalty Award - Civilian	340
Terminal Leave	12,509

Total Other Benefits	40,142

Non-Permanent Positions	40,452

Total Personnel Services	2,289,905

Maintenance and Other Operating Expenses
Travelling Expenses	119,449
Training and Scholarship Expenses	10,388,749
Supplies and Materials Expenses	217,593
Utility Expenses	107,939
Communication Expenses	46,281
Awards/Rewards and Prizes	2,581
Survey, Research, Exploration and Development Expenses	80
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	3,874
Professional Services	105,103
General Services	124,955
Repairs and Maintenance	82,507
Financial Assistance/Subsidy	3,000
Taxes, Insurance Premiums and Other Fees	25,815
Labor and Wages	185
Other Maintenance and Operating Expenses

414	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Advertising Expenses	1,879
Printing and Publication Expenses	14,294
Representation Expenses	19,134
Transportation and Delivery Expenses	4,845
Rent/Lease Expenses	20,994
Membership Dues and Contributions to Organizations	406
Subscription Expenses	17,157
Donations	5
Other Maintenance and Operating Expenses	58,775

Total Maintenance and Other Operating Expenses	11,365,600

Total Current Operating Expenditures	13,655,505

Capital Outlays
Property, Plant and Equipment Outlay
Land Outlay	20,000
Buildings and Other Structures	200,000
Machinery and Equipment Outlay	554,351
Transportation Equipment Outlay	34,500

Total Capital Outlays	808,851

TOTAL NEW APPROPRIATIONS	14,464,356

DECEMBER 28, 2020	OFFICIAL GAZETTE	415
DEPARTMENT OF TRADE AND INDUSTRY

GENERAL SUMMARY

DEPARTMENT OF TRADE AND INDUSTRY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	1,839,190,000	₱	3,066,833,000	₱	2,400,000	₱	731,030,000	₱	5,639,453,000
B. BOARD OF INVESTMENTS		170,594,000		226,783,000				10,686,000		408,063,000
C. CONSTRUCTION INDUSTRY AUTHORITY OF THE PHILIPPINES		61,114,000		63,465,000						124,579,000
D. COOPERATIVE DEVELOPMENT AUTHORITY		423,268,000		178,594,000				9,639,000		611,501,000
E. DESIGN CENTER OF THE PHILIPPINES		20,115,000		86,419,000				4,168,000		110,702,000
F. PHILIPPINE TRADE TRAINING CENTER		32,181,000		37,017,000						69,198,000
G. TECHNICAL EDUCATION AND SKILLS DEVELOPMENT AUTHORITY		2,289,905,000		11,365,600,000				808,851,000		14,464,356,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF TRADE AND INDUSTRY	₱	4,836,367,000	₱	15,024,711,000	₱	2,400,000	₱	1,564,374,000	₱	21,427,852,000

416	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

XXV. DEPARTMENT OF TRANSPORTATION

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations including locally-funded and foreign-assisted projects as indicated hereunder	P 72,877,540,000

New Appropriations, by Programs

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	1,144,535,000	₱	942,676,000	₱	7,068,000	₱		₱	2,094,279,000
Support to Operations		150,902,000		503,831,000				6,348,930,000		7,003,663,000
Operations		1,099,647,000		16,471,795,000		820,000		46,207,336,000		63,779,598,000

RAIL TRANSPORT PROGRAM		311,426,000		11,098,484,000		820,000		37,863,374,000		49,274,104,000
AVIATION INFRASTRUCTURE PROGRAM								4,946,000,000		4,946,000,000
MARITIME INFRASTRUCTURE PROGRAM								562,410,000		562,410,000
MOTOR VEHICLE REGULATORY PROGRAM		595,659,000		1,597,248,000				66,000,000		2,258,907,000
LAND PUBLIC TRANSPORTATION PROGRAM		192,562,000		3,776,063,000				2,769,552,000		6,738,177,000

TOTAL NEW APPROPRIATIONS	₱	2,395,084,000	₱	17,918,302,000	₱	7,888,000	₱	52,556,266,000	₱	72,877,540,000

Special Provision(s)

1. Seat Belt Use Promotions and Child Restraint Systems Installation, Use and Maintenance Promotions. In addition to the amounts appropriated for the Land Transportation Office (LTO), Sixty Seven Million Eight Hundred Seventy Four Thousand Pesos (P67,874,000) shall be used for the implementation of the provisions of R.A. No. 8750 and R.A. No. 11229, including the necessary promotion campaigns on the use of seat belt devices and the installation, use and maintenance of child restraint systems sourced from fines imposed by LTO against drivers, operators, vehicle owners, manufacturers, assemblers, importers or distributors for violation of the rules and regulations on the use and installation of seat belts in accordance with Section 13 of R.A. No. 8750 and Sections 11 and 14 of R.A. No. 11229.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Servicing of Metro Rail Transit Obligations. The amount needed for the payment of prior and current years’ obligations for equity rental, maintenance fees and other obligations due to the Metro Rail Transit Corporation (MRTC), as specified in the build-lease-and-transfer agreement between the DOTr and MRTC, shall be charged against the fare box revenue and all non-rail collections or income of the MRT 3.

Any deficiency in collections or income may be augmented by the amounts appropriated herein for mass transport subsidy.

3. Engineering and Administrative Overhead Expenses. The DOTr is authorized to deduct engineering and administrative overhead (EAO) expenses for infrastructure projects costing more than Five Million Pesos (P5,000,000) but not to exceed three percent (3%) of the project cost.

DECEMBER 28, 2020	OFFICIAL GAZETTE	417
DEPARTMENT OF TRANSPORTATION

The authorized EAO expenses shall be limited to: (i) administrative overhead including the hiring of individuals engaged through job-orders or contracts of service or such other engagement of personnel without any employer-employee relationship; (ii) pre-construction activities after detailed engineering; (iii) construction project management; (iv) testing and quality control; (v) acquisition, rehabilitation and repair of related equipment and parts; and (vi) contingencies in relation to pre-construction activities. The EAO expenses shall be treated or booked-up as capitalized expenditures and form part of the project cost.

Disbursements or expenditures by the DOTr in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

4. Construction of Various Airports and Navigational Facilities. The amount appropriated herein for the construction of various airports and navigational facilities, and acquisition of navigational equipment shall be recorded in the books of accounts of the DOTr and transferred to the Civil Aviation Authority of the Philippines as equity contribution of the National Government in accordance with Section 14 of R.A. No. 9497.

5. Inventory of Rail System Spare Parts. The DOTr, Philippine National Railways, Light Rail Transit Authority, the Panay Railways, Incorporated, the North Luzon Railways Corporation, and all other rail offices and agencies are authorized to maintain and ensure continued availability of adequate spare parts inventory. The purchase of spare parts exceeding the agency’s one-year requirement shall be subject to the approval of the President of the Philippines, upon the joint recommendation of the Chairperson of the COA and the Secretary of the DOTr.

6. Right-of-Way Acquisition. The amount of Five Billion Five Hundred Twenty Nine Million Seventeen Thousand Pesos (P5,529,017,000) appropriated herein shall be used exclusively for Right-of-Way expenses authorized under R.A. No.10752, relative to the implementation of infrastructure projects of the DOTr, such as, but not limited to the following: (i) North-South Commuter Railway System; (ii) Philippine National Railways South Long Haul Project; and (iii) New Cebu International Container Port Project.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. 292.

7. Resettlement of Project-Affected Persons (PAPS) who are PAG-IBIG Fund Members. The DOTr may enter into a Memorandum of Agreement (MOA) in accordance with R.A. No. 10752 or “The Right-of-Way Act” with the Home Development Mutual Fund (HDMF) and other appropriate government agencies under existing laws, for the resettlement of PAG-IBIG Fund members and informal occupants who are PAG-IBIG Fund members affected by DOTr projects. The MOA shall include the necessary support that will be provided to PAG-IBIG Fund members, which may include cash grants and loans to its members for the purpose of acquiring houses under the government housing projects. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 850, R.A. No. 11518)

[~~8. Public Utility Vehicle Modernization Program. Notwithstanding Department Order No. 2017-11 (Omnibus Guidelines on the Planning and Identification of Public Road Transportation Services and Franchise Issuance), public utility vehicles that remain roadworthy shall be be allowed to continue to ply their routes. No phaseout, in whatever form, shall be effected at the national and local level, of any modality of public utility vehicle to ensure continued and sufficient supply of public transportation while observing social distancing, and to provide sufficient time for the industry to recover and transition to the new normal.~~] (DIRECT VETO- President’s Veto Message, December 28, 2020, Volume I-B, page 844, R.A. No. 11518)

9. Service Contracting. Service Contracting shall be implemented by the DOTr through its attached agencies or in partnership with local government units in order to engage public transport cooperatives or corporations impacted by the pandemic in the provision of public transport services. The DOTr shall ensure that existing PUV drivers and operators are prioritized and included in the program: PROVIDED, That refurbished and/or rebuilt vehicles, compliant with the requirements enumerated under Section 5.2.3 of D.O. No. 2017-11, shall also be allowed to participate in the service contracting program: PROVIDED, Further, That consolidation of operators, as required in the public utility vehicle modernization program, will not be a condition for eligibility to the service contracting program.

(CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 850, R.A. No. 11518)

10. Health Protocols in Public Transportation Terminals. The DOTr shall ensure that all public transportation facilities shall be provided with adequate ventilation, safe and adequate running water supply, as well as soap, rubbing alcohol, and other hygiene products as provided in Presidential Decree No. 856, Section 4 of R.A. No. 11311 and its implementing rules and regulations, and the applicable guidelines of the Inter-Agency Task Force on Emerging and Infectious Diseases.

11. Reporting and Posting Requirements. The DOTr shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) DOTr’s website.

The DOTr shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

12. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

418	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	1,073,426,000	₱	942,078,000	₱	7,068,000		₱	2,022,572,000

National Capital Region (NCR)		545,707,000		571,066,000		7,068,000			1,123,841,000

Central Office		307,580,000		289,092,000		7,068,000			603,740,000
Central Office (LTO)		109,292,000		209,961,000					319,253,000
Regional Office - NCR (LTO)		104,681,000		53,674,000					158,355,000
Central Office (LTFRB)		24,154,000		18,339,000					42,493,000
Region I - Ilocos		39,095,000		26,864,000					65,959,000

Regional Office - I (LTO)		39,095,000		26,864,000					65,959,000
Cordillera Administrative Region (CAR)		27,487,000		12,043,000					39,530,000

Regional Office - CAR		27,487,000		12,043,000					39,530,000
Region II - Cagayan Valley		30,263,000		23,958,000					54,221,000

Regional Office - II (LTO)		30,263,000		23,958,000					54,221,000
Region III - Central Luzon		63,999,000		44,882,000					108,881,000

Regional Office - III (LTO)		63,999,000		44,882,000					108,881,000
Region IVA - CALABARZON		64,056,000		70,950,000					135,006,000

Regional Office - IVA (LTO)		64,056,000		70,950,000					135,006,000
Region IVB - MIMAROPA		20,915,000		6,198,000					27,113,000

Regional Office - IVB (LTO)		20,915,000		6,198,000					27,113,000
Region V - Bicol		37,529,000		20,306,000					57,835,000

Regional Office - V (LTO)		37,529,000		20,306,000					57,835,000
Region VI - Western Visayas		36,933,000		17,203,000					54,136,000

Regional Office - VI (LTO)		36,933,000		17,203,000					54,136,000
Region VII - Central Visayas		21,356,000		36,145,000					57,501,000

Regional Office - VII (LTO)		21,356,000		36,145,000					57,501,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	419
DEPARTMENT OF TRANSPORTATION

Region VIII - Eastern Visayas	49,046,000	18,040,000		67,086,000

Regional Office - VIII (LTO)	49,046,000	18,040,000		67,086,000
Region IX - Zamboanga Peninsula	28,045,000	16,906,000		44,951,000

Regional Office - IX (LTO)	28,045,000	16,906,000		44,951,000
Region X - Northern Mindanao	29,339,000	25,222,000		54,561,000

Regional Office - X (LTO)	29,339,000	25,222,000		54,561,000
Region XI - Davao	25,789,000	16,985,000		42,774,000

Regional Office - XI (LTO)	25,789,000	16,985,000		42,774,000
Region XII - SOCCSKSARGEN	25,458,000	19,710,000		45,168,000

Regional Office - XII (LTO)	25,458,000	19,710,000		45,168,000
Region XIII - CARAGA	28,409,000	15,600,000		44,009,000

Regional Office - XIII	28,409,000	15,600,000		44,009,000
Operation of the DOTr Action/Monitoring Center	13,054,000	251,000		13,305,000

National Capital Region (NCR)	13,054,000	251,000		13,305,000

Central Office	13,054,000	251,000		13,305,000
Conduct of conferences, seminars and trainings including the granting of scholarships	6,088,000	347,000		6,435,000

National Capital Region (NCR)	6,088,000	347,000		6,435,000

Central Office	6,088,000	347,000		6,435,000
Administration of Personnel Benefits	51,967,000			51,967,000

National Capital Region (NCR)	51,967,000			51,967,000

Central Office	2,217,000			2,217,000
Central Office (LTO)	49,483,000			49,483,000
Central Office (LTFRB)	267,000			267,000

Sub-total, General Administration and Support	1,144,535,000	942,676,000	7,068,000	2,094,279,000

Support to Operations
Program planning and standards development for transportation and communications services, including infrastructure projects	84,018,000	494,535,000		578,553,000

National Capital Region (NCR)	84,018,000	494,535,000		578,553,000

Central Office	84,018,000	494,535,000		578,553,000

420	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Feasibility Studies including Pre-Feasiblity and Development Research Studies/Project Management/Preliminary Detailed Engineering and Design of Transportation Infrastructure Projects				100,000,000	100,000,000

National Capital Region (NCR)				100,000,000	100,000,000

Central Office				100,000,000	100,000,000
Payment of Right-of-Way				5,529,017,000	5,529,017,000

National Capital Region (NCR)				5,529,017,000	5,529,017,000

Central Office				5,529,017,000	5,529,017,000
Operation of the Philippine Railways Institute	66,884,000	9,296,000			76,180,000

National Capital Region (NCR)	66,884,000	9,296,000			76,180,000

Central Office	66,884,000	9,296,000			76,180,000
Project(s)
Foreign-Assisted Project(s)				719,913,000	719,913,000

Infrastructure Preparation and Innovation Facility (IPIF)				719,913,000	719,913,000

Loan Proceeds				464,948,000	464,948,000

National Capital Region (NCR)				464,948,000	464,948,000

Central Office				464,948,000	464,948,000
GOP Counterpart				254,965,000	254,965,000

National Capital Region (NCR)				254,965,000	254,965,000

Central Office				254,965,000	254,965,000

Sub-total, Support to Operations	150,902,000	503,831,000		6,348,930,000	7,003,663,000

Operations
Rail transport services improved	311,426,000	11,098,484,000	820,000	37,863,374,000	49,274,104,000

RAIL TRANSPORT PROGRAM	311,426,000	11,098,484,000	820,000	37,863,374,000	49,274,104,000

METRO RAIL TRANSIT (MRT) SUB-PROGRAM	311,426,000	11,098,484,000	820,000	103,397,000	11,514,127,000

Operation and Maintenance of the Metro Rail Transit	311,426,000	979,527,000	820,000	103,397,000	1,395,170,000

National Capital Region (NCR)	311,426,000	979,527,000	820,000	103,397,000	1,395,170,000

Central Office	311,426,000	979,527,000	820,000	103,397,000	1,395,170,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	421
DEPARTMENT OF TRANSPORTATION

Project(s)
Locally-Funded Project(s)	6,977,572,000		6,977,572,000

Subsidy for Mass Transport (MRT3)	6,977,572,000		6,977,572,000

National Capital Region (NCR)	6,977,572,000		6,977,572,000

Central Office	6,977,572,000		6,977,572,000
Foreign-Assisted Project (s)	3,141,385,000		3,141,385,000

MRT 3 Rehabilitation Project	3,141,385,000		3,141,385,000

Loan Proceeds	3,008,871,000		3,008,871,000

National Capital Region (NCR)	3,008,871,000		3,008,871,000

Central Office	3,008,871,000		3,008,871,000
GOP Counterpart	132,514,000		132,514,000

National Capital Region (NCR)	132,514,000		132,514,000

Central Office	132,514,000		132,514,000
RAILWAY CONSTRUCTION, REHABILITATION AND IMPROVEMENT SUB-PROGRAM		37,759,977,000	37,759,977,000

Project(s)
Locally-Funded Project(s)		201,000,000	201,000,000

Construction, Rehabilitation and Improvement Other Transportation Infrastructure-Railways		1,000,000	1,000,000

National Capital Region (NCR)		1,000,000	1,000,000

Central Office		1,000,000	1,000,000
Navotas Rail Feeder Project		200,000,000	200,000,000

National Capital Region (NCR)		200,000,000	200,000,000

Central Office		200,000,000	200,000,000
Foreign-Assisted Project(s)		37,558,977,000	37,558,977,000

Metro Manila Subway Project Phase 1		11,150,022,000	11,150,022,000

Loan Proceeds		6,122,523,000	6,122,523,000

National Capital Region (NCR)		6,122,523,000	6,122,523,000

Central Office		6,122,523,000	6,122,523,000
GOP Counterpart		5,027,499,000	5,027,499,000

National Capital Region (NCR)		5,027,499,000	5,027,499,000

Central Office		5,027,499,000	5,027,499,000

422	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

North-South Commuter Railway System	21,128,966,000	21,128,966,000

Loan Proceeds	14,028,404,000	14,028,404,000

National Capital Region (NCR)	14,028,404,000	14,028,404,000

Central Office	14,028,404,000	14,028,404,000
GOP Counterpart	7,100,562,000	7,100,562,000

National Capital Region (NCR)	7,100,562,000	7,100,562,000

Central Office	7,100,562,000	7,100,562,000
PNR South Long Haul Project	1,481,989,000	1,481,989,000

Loan Proceeds	924,382,000	924,382,000

National Capital Region (NCR)	924,382,000	924,382,000

Central Office	924,382,000	924,382,000
GOP Counterpart	557,607,000	557,607,000

National Capital Region (NCR)	557,607,000	557,607,000

Central Office	557,607,000	557,607,000
LRT Line 1 Cavite Extension Project	964,650,000	964,650,000

GOP Counterpart	964,650,000	964,650,000

National Capital Region (NCR)	964,650,000	964,650,000

Central Office	964,650,000	964,650,000
LRT Line 2 East Extension Project	163,750,000	163,750,000

GOP Counterpart	163,750,000	163,750,000

National Capital Region (NCR)	163,750,000	163,750,000

Central Office	163,750,000	163,750,000
Subic-Clark Railway Project	1,020,630,000	1,020,630,000

GOP Counterpart	1,020,630,000	1,020,630,000

National Capital Region (NCR)	1,020,630,000	1,020,630,000

Central Office	1,020,630,000	1,020,630,000
Mindanao Railway Project	1,648,970,000	1,648,970,000

GOP Counterpart	1,648,970,000	1,648,970,000

National Capital Region (NCR)	1,648,970,000	1,648,970,000

Central Office	1,648,970,000	1,648,970,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	423
DEPARTMENT OF TRANSPORTATION

Air and water transport facilities and services improved	5,508,410,000	5,508,410,000

AVIATION INFRASTRUCTURE PROGRAM	4,946,000,000	4,946,000,000

Project(s)
Locally-Funded Project(s)	4,946,000,000	4,946,000,000

Construction, Rehabilitation and Improvement of Other Transportation Infrastructure - Aviation	1,000,000	1,000,000

National Capital Region (NCR)	1,000,000	1,000,000

Central Office	1,000,000	1,000,000
Siquijor Airport	450,000,000	450,000,000

National Capital Region (NCR)	450,000,000	450,000,000

Central Office	450,000,000	450,000,000
Tacloban Airport	700,000,000	700,000,000

National Capital Region (NCR)	700,000,000	700,000,000

Central Office	700,000,000	700,000,000
Bukidnon Airport	1,050,000,000	1,050,000,000

National Capital Region (NCR)	1,050,000,000	1,050,000,000

Central Office	1,050,000,000	1,050,000,000
Lumbia Airport	278,000,000	278,000,000

National Capital Region (NCR)	278,000,000	278,000,000

Central Office	278,000,000	278,000,000
Sangley Airport	500,000,000	500,000,000

National Capital Region (NCR)	500,000,000	500,000,000

Central Office	500,000,000	500,000,000
Basco Airport	32,000,000	32,000,000

National Capital Region (NCR)	32,000,000	32,000,000

Central Office	32,000,000	32,000,000
Itbayat Airport	120,000,000	120,000,000

National Capital Region (NCR)	120,000,000	120,000,000

Central Office	120,000,000	120,000,000

424	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Catbalogan Airport	400,000,000	400,000,000

National Capital Region (NCR)	400,000,000	400,000,000

Central Office	400,000,000	400,000,000
Ormoc Airport	200,000,000	200,000,000

National Capital Region (NCR)	200,000,000	200,000,000

Central Office	200,000,000	200,000,000
Central Mindanao (M’lang) Airport	87,000,000	87,000,000

National Capital Region (NCR)	87,000,000	87,000,000

Central Office	87,000,000	87,000,000
Antique Airport	200,000,000	200,000,000

National Capital Region (NCR)	200,000,000	200,000,000

Central Office	200,000,000	200,000,000
Laoag International Airport	128,000,000	128,000,000

National Capital Region (NCR)	128,000,000	128,000,000

Central Office	128,000,000	128,000,000
Marinduque Airport	200,000,000	200,000,000

National Capital Region (NCR)	200,000,000	200,000,000

Central Office	200,000,000	200,000,000
General Santos Airport	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
Zamboanga International Airport	235,000,000	235,000,000

National Capital Region (NCR)	235,000,000	235,000,000

Central Office	235,000,000	235,000,000
Establishment of San Fernando Airport, Camotes	265,000,000	265,000,000

National Capital Region (NCR)	265,000,000	265,000,000

Central Office	265,000,000	265,000,000
MARITIME INFRASTRUCTURE PROGRAM	562,410,000	562,410,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	425
DEPARTMENT OF TRANSPORTATION

Project(s)
Locally-Funded Project(s)	397,000,000	397,000,000

Construction, Rehabilitation and Improvement of Other Transportation Infrastructure - Maritime	1,000,000	1,000,000

National Capital Region (NCR)	1,000,000	1,000,000

Central Office	1,000,000	1,000,000
Completion of San Esteban Port Project, San Esteban, Ilocos Sur	35,000,000	35,000,000

National Capital Region (NCR)	35,000,000	35,000,000

Central Office	35,000,000	35,000,000
Construction of Agoo Port/Ferry Terminal Phase IV, Agoo, La Union	65,000,000	65,000,000

National Capital Region (NCR)	65,000,000	65,000,000

Central Office	65,000,000	65,000,000
Rehabilitation/Improvement of Allen Municipal Wharf, Allen, Northern Samar	20,000,000	20,000,000

National Capital Region (NCR)	20,000,000	20,000,000

Central Office	20,000,000	20,000,000
Completion of Laylay Port, Brgy. Laylay Boac, Marinduque	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Repair/Rehabilitation of Lighthouses, Antique	6,000,000	6,000,000

National Capital Region (NCR)	6,000,000	6,000,000

Central Office	6,000,000	6,000,000
Rehabilitation of Curimao Port Phase I, Ilocos Norte	120,000,000	120,000,000

National Capital Region (NCR)	120,000,000	120,000,000

Central Office	120,000,000	120,000,000
Improvement of Port Glan, Sarangani	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000

426	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Foreign-Assisted Project(s)			165,410,000	165,410,000

Maritime Safety Capability Improvement Project, Phase 2			155,250,000	155,250,000

Loan Proceeds			135,000,000	135,000,000

National Capital Region (NCR)			135,000,000	135,000,000

Central Office			135,000,000	135,000,000
GOP Counterpart			20,250,000	20,250,000

National Capital Region (NCR)			20,250,000	20,250,000

Central Office			20,250,000	20,250,000
New Cebu International Container Port Project			10,160,000	10,160,000

Loan Proceeds			8,835,000	8,835,000

National Capital Region (NCR)			8,835,000	8,835,000

Central Office			8,835,000	8,835,000
GOP Counterpart			1,325,000	1,325,000

National Capital Region (NCR)			1,325,000	1,325,000

Central Office			1,325,000	1,325,000
Road transport services improved	788,221,000	5,373,311,000	2,835,552,000	8,997,084,000

MOTOR VEHICLE REGULATORY PROGRAM	595,659,000	1,597,248,000	66,000,000	2,258,907,000

Motor vehicle registration system	281,359,000	1,194,006,000	20,000,000	1,495,365,000

National Capital Region (NCR)	53,921,000	1,039,428,000		1,093,349,000

Central Office (LTO)	8,272,000	925,412,000		933,684,000
Regional Office - NCR (LTO)	45,649,000	114,016,000		159,665,000
Region I - Ilocos	14,075,000	12,978,000		27,053,000

Regional Office - I (LTO)	14,075,000	12,978,000		27,053,000
Cordillera Administrative Region (CAR)	19,261,000	15,020,000		34,281,000

Regional Office - CAR	19,261,000	15,020,000		34,281,000
Region II - Cagayan Valley	10,088,000	4,949,000		15,037,000

Regional Office - II (LTO)	10,088,000	4,949,000		15,037,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	427
DEPARTMENT OF TRANSPORTATION

Region III - Central Luzon	30,147,000	37,590,000		67,737,000

Regional Office - III (LTO)	30,147,000	37,590,000		67,737,000
Region IVA - CALABARZON	42,574,000	3,500,000		46,074,000

Regional Office - IVA (LTO)	42,574,000	3,500,000		46,074,000
Region IVB - MIMAROPA	6,217,000	4,601,000		10,818,000

Regional Office - IVB (LTO)	6,217,000	4,601,000		10,818,000
Region V - Bicol	12,496,000	3,097,000		15,593,000

Regional Office - V (LTO)	12,496,000	3,097,000		15,593,000
Region VI - Western Visayas	18,161,000	12,447,000		30,608,000

Regional Office - VI (LTO)	18,161,000	12,447,000		30,608,000
Region VII - Central Visayas	9,505,000	12,059,000		21,564,000

Regional Office - VII (LTO)	9,505,000	12,059,000		21,564,000
Region VIII - Eastern Visayas	5,718,000	6,017,000		11,735,000

Regional Office - VIII (LTO)	5,718,000	6,017,000		11,735,000
Region IX - Zamboanga Peninsula	8,425,000	14,435,000		22,860,000

Regional Office - IX (LTO)	8,425,000	14,435,000		22,860,000
Region X - Northern Mindanao	7,818,000	2,550,000		10,368,000

Regional Office - X (LTO)	7,818,000	2,550,000		10,368,000
Region XI - Davao	10,776,000	11,392,000		22,168,000

Regional Office - XI (LTO)	10,776,000	11,392,000		22,168,000
Region XII - SOCCSKSARGEN	10,296,000	4,030,000		14,326,000

Regional Office - XII (LTO)	10,296,000	4,030,000		14,326,000
Region XIII - CARAGA	21,881,000	9,913,000		31,794,000

Regional Office - XIII	21,881,000	9,913,000		31,794,000
Project(s)
Locally-Funded Project(s)			20,000,000	20,000,000

Lot Acquisition for the Construction of LTO Lipa City District Office Building, Brgy. Marawoy, Lipa City, Batangas			20,000,000	20,000,000

National Capital Region (NCR)			20,000,000	20,000,000

Central Office			20,000,000	20,000,000

428	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Law enforcement and adjudication	143,686,000	39,721,000	46,000,000	229,407,000

National Capital Region (NCR)	49,469,000	30,760,000		80,229,000

Central Office (LTO)	38,559,000	30,760,000		69,319,000
Regional Office - NCR (LTO)	10,910,000			10,910,000
Region I - Ilocos	8,045,000	100,000		8,145,000

Regional Office - I (LTO)	8,045,000	100,000		8,145,000
Cordillera Administrative Region (CAR)	520,000			520,000

Regional Office - CAR	520,000			520,000
Region II - Cagayan Valley	7,385,000	250,000		7,635,000

Regional Office - II (LTO)	7,385,000	250,000		7,635,000
Region III - Central Luzon	8,855,000	128,000		8,983,000

Regional Office - III (LTO)	8,855,000	128,000		8,983,000
Region IVA - CALABARZON	8,148,000	250,000		8,398,000

Regional Office - IVA (LTO)	8,148,000	250,000		8,398,000
Region IVB - MIMAROPA	2,602,000	370,000		2,972,000

Regional Office - IVB (LTO)	2,602,000	370,000		2,972,000
Region V - Bicol	5,882,000	448,000		6,330,000

Regional Office - V (LTO)	5,882,000	448,000		6,330,000
Region VI - Western Visayas	9,515,000	450,000		9,965,000

Regional Office - VI (LTO)	9,515,000	450,000		9,965,000
Region VII - Central Visayas	7,099,000	300,000		7,399,000

Regional Office - VII (LTO)	7,099,000	300,000		7,399,000
Region VIII - Eastern Visayas	6,666,000	428,000		7,094,000

Regional Office - VIII (LTO)	6,666,000	428,000		7,094,000
Region IX - Zamboanga Peninsula	7,796,000	607,000		8,403,000

Regional Office - IX (LTO)	7,796,000	607,000		8,403,000
Region X - Northern Mindanao	6,415,000	550,000		6,965,000

Regional Office - X (LTO)	6,415,000	550,000		6,965,000
Region XI - Davao	8,809,000	1,850,000		10,659,000

Regional Office - XI (LTO)	8,809,000	1,850,000		10,659,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	429
DEPARTMENT OF TRANSPORTATION

Region XII - SOCCSKSARGEN	6,480,000	3,230,000		9,710,000

Regional Office - XII (LTO)	6,480,000	3,230,000		9,710,000
Locally-Funded Project(s)			46,000,000	46,000,000

LTO Rapid Drug Check Project			46,000,000	46,000,000

National Capital Region (NCR)			46,000,000	46,000,000

Central Office			46,000,000	46,000,000
Issuance of driver’s license and permits	170,614,000	363,521,000		534,135,000

National Capital Region (NCR)	62,917,000	322,610,000		385,527,000

Central Office (LTO)		278,000,000		278,000,000
Regional Office - NCR (LTO)	62,917,000	44,610,000		107,527,000
Region I - Ilocos	10,185,000	3,958,000		14,143,000

Regional Office - I (LTO)	10,185,000	3,958,000		14,143,000
Cordillera Administrative Region (CAR)	248,000			248,000

Regional Office - CAR	248,000			248,000
Region II - Cagayan Valley	6,379,000	2,313,000		8,692,000

Regional Office - II (LTO)	6,379,000	2,313,000		8,692,000
Region III - Central Luzon	19,128,000	6,000,000		25,128,000

Regional Office - III (LTO)	19,128,000	6,000,000		25,128,000
Region IVA - CALABARZON	18,669,000	5,000,000		23,669,000

Regional Office - IVA (LTO)	18,669,000	5,000,000		23,669,000
Region IVB - MIMAROPA	2,365,000	2,146,000		4,511,000

Regional Office - IVB (LTO)	2,365,000	2,146,000		4,511,000
Region V - Bicol	7,778,000	1,250,000		9,028,000

Regional Office - V (LTO)	7,778,000	1,250,000		9,028,000
Region VI - Western Visayas	10,486,000	550,000		11,036,000

Regional Office - VI (LTO)	10,486,000	550,000		11,036,000
Region VII - Central Visayas	6,433,000	2,596,000		9,029,000

Regional Office - VII (LTO)	6,433,000	2,596,000		9,029,000
Region VIII - Eastern Visayas	4,529,000	4,165,000		8,694,000

Regional Office - VIII (LTO)	4,529,000	4,165,000		8,694,000

430	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region IX - Zamboanga Peninsula	4,906,000	2,802,000		7,708,000

Regional Office - IX (LTO)	4,906,000	2,802,000		7,708,000
Region X - Northern Mindanao	5,377,000	1,378,000		6,755,000

Regional Office - X (LTO)	5,377,000	1,378,000		6,755,000
Region XI - Davao	4,177,000	4,523,000		8,700,000

Regional Office - XI (LTO)	4,177,000	4,523,000		8,700,000
Region XII - SOCCSKSARGEN	6,792,000	4,230,000		11,022,000

Regional Office - XII (LTO)	6,792,000	4,230,000		11,022,000
Region XIII - CARAGA	245,000			245,000

Regional Office - XIII	245,000			245,000
LAND PUBLIC TRANSPORTATION PROGRAM	192,562,000	3,776,063,000	2,769,552,000	6,738,177,000

Issuance of Certificate of Public Convenience, granting of permits and establishments of routes	192,562,000	184,218,000	31,552,000	408,332,000

National Capital Region (NCR)	78,612,000	119,004,000	31,552,000	229,168,000

Central Office (LTFRB)	67,968,000	109,169,000	31,552,000	208,689,000
Regional Office - NCR (LTFRB)	10,644,000	9,835,000		20,479,000
Region I - Ilocos	10,028,000	4,215,000		14,243,000

Regional Office - I (LTFRB)	10,028,000	4,215,000		14,243,000
Region II - Cagayan Valley	10,129,000	4,274,000		14,403,000

Regional Office - II (LTFRB)	10,129,000	4,274,000		14,403,000
Region III - Central Luzon	9,370,000	7,351,000		16,721,000

Regional Office - III (LTFRB)	9,370,000	7,351,000		16,721,000
Region IVA - CALABARZON	9,940,000	8,221,000		18,161,000

Regional Office - IVA (LTFRB)	9,940,000	8,221,000		18,161,000
Region V - Bicol	10,796,000	4,187,000		14,983,000

Regional Office - V (LTFRB)	10,796,000	4,187,000		14,983,000
Region VI - Western Visayas	10,903,000	6,087,000		16,990,000

Regional Office - VI (LTFRB)	10,903,000	6,087,000		16,990,000
Region VII - Central Visayas	11,032,000	7,892,000		18,924,000

Regional Office - VII (LTFRB)	11,032,000	7,892,000		18,924,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	431
DEPARTMENT OF TRANSPORTATION

Region VIII - Eastern Visayas	7,252,000	4,347,000	11,599,000

Regional Office - VIII (LTFRB)	7,252,000	4,347,000		11,599,000
Region IX - Zamboanga Peninsula	8,198,000	4,039,000		12,237,000

Regional Office - IX (LTFRB)	8,198,000	4,039,000		12,237,000
Region X - Northern Mindanao	8,538,000	5,143,000		13,681,000

Regional Office - X (LTFRB)	8,538,000	5,143,000		13,681,000
Region XI - Davao	7,805,000	5,249,000		13,054,000

Regional Office - XI (LTFRB)	7,805,000	5,249,000		13,054,000
Region XII - SOCCSKSARGEN	9,959,000	4,209,000		14,168,000

Regional Office - XII (LTFRB)	9,959,000	4,209,000		14,168,000
Project(s)
Locally-Funded Project(s)		3,591,845,000	1,201,000,000	4,792,845,000

Construction, Rehabilitation and Improvement of Other Transportation Infrastructure - Land Public Transportation			1,000,000	1,000,000

National Capital Region (NCR)			1,000,000	1,000,000

Central Office			1,000,000	1,000,000
DOTr - LTO IT Infrastructure Project			1,200,000,000	1,200,000,000

National Capital Region (NCR)			1,200,000,000	1,200,000,000

Central Office			1,200,000,000	1,200,000,000
PUV Modernization Project		591,845,000		591,845,000

National Capital Region (NCR)		591,845,000		591,845,000

Central Office		591,845,000		591,845,000
Service Contracting of Public Utility Vehicle Program		3,000,000,000		3,000,000,000

National Capital Region (NCR)		3,000,000,000		3,000,000,000

Central Office		3,000,000,000		3,000,000,000
Foreign-Assisted Project(s)			1,537,000,000	1,537,000,000

Davao High Priority Bus System			26,000,000	26,000,000

GOP Counterpart			26,000,000	26,000,000

National Capital Region (NCR)			26,000,000	26,000,000

Central Office			26,000,000	26,000,000

432	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

EDSA Greenways Project								1,000,000,000		1,000,000,000

GOP Counterpart								1,000,000,000		1,000,000,000

National Capital Region (NCR)								1,000,000,000		1,000,000,000

Central Office								1,000,000,000		1,000,000,000
Cebu BRT Project								511,000,000		511,000,000

GOP Counterpart								511,000,000		511,000,000

National Capital Region (NCR)								511,000,000		511,000,000

Central Office								511,000,000		511,000,000

Sub-total, Operations		1,099,647,000		16,471,795,000		820,000		46,207,336,000		63,779,598,000

TOTAL NEW APPROPRIATIONS	₱	2,395,084,000	₱	17,918,302,000	₱	7,888,000	₱	52,556,266,000	₱	72,877,540,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,433,218

Total Permanent Positions	1,433,218

Other Compensation Common to All
Personnel Economic Relief Allowance	98,640
Representation Allowance	18,054
Transportation Allowance	17,766
Clothing and Uniform Allowance	24,660
Mid-Year Bonus	119,434
Year End Bonus	119,434
Cash Gift	20,550
Productivity Enhancement Incentive	20,550
Step Increment	3,589

Total Other Compensation Common to All	442,677

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	918
Quarters Allowance	60

Total Other Compensation for Specific Groups	978

DECEMBER 28, 2020	OFFICIAL GAZETTE	433
DEPARTMENT OF TRANSPORTATION

Other Benefits
PAG-IBIG Contributions	4,930
PhilHealth Contributions	16,457
Employees Compensation Insurance Premiums	4,930
Loyalty Award - Civilian	30
Terminal Leave	51,967

Total Other Benefits	78,314

Non-Permanent Positions	439,897

Total Personnel Services	2,395,084

Maintenance and Other Operating Expenses
Travelling Expenses	73,104
Training and Scholarship Expenses	339,491
Supplies and Materials Expenses	1,501,163
Utility Expenses	724,309
Communication Expenses	84,000
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	6,630
Professional Services	951,820
General Services	438,577
Repairs and Maintenance	90,883
Repairs and Maintenance of Leased Assets	3,141,385
Taxes, Insurance Premiums and Other Fees	18,541
Labor and Wages	27,331
Other Maintenance and Operating Expenses
Advertising Expenses	8,204
Printing and Publication Expenses	6,643
Representation Expenses	18,667
Transportation and Delivery Expenses	16,980
Rent/Lease Expenses	7,072,778
Membership Dues and Contributions to Organizations	6,392
Subscription Expenses	2,041
Other Maintenance and Operating Expenses	3,389,363

Total Maintenance and Other Operating Expenses	17,918,302

Financial Expenses
Bank Charges	7,888

Total Financial Expenses	7,888

Total Current Operating Expenditures	20,321,274

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	52,166,067
Machinery and Equipment Outlay	234,949
Transportation Equipment Outlay	155,250

Total Capital Outlays	52,556,266

TOTAL NEW APPROPRIATIONS	72,877,540

434	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

B. CIVIL AERONAUTICS BOARD

For general administration and support, and operations, as indicated hereunder	₱	203,866,000

New Appropriations, by Programs

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	19,269,000	₱	28,063,000	₱	41,015,000	₱	88,347,000
Operations		62,516,000		53,003,000				115,519,000

AIR TRANSPORT DEVELOPMENT AND REGULATORY PROGRAM		28,475,000		452,000				28,927,000
AIR PASSENGER BILL OF RIGHTS PROGRAM		34,041,000		52,551,000				86,592,000

TOTAL NEW APPROPRIATIONS	₱	81,785,000	₱	81,066,000	₱	41,015,000	₱	203,866,000

Special Provision(s)

1. Reporting and Posting Requirements. The Civil Aeronautics Board (CAB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) CAB’s website.

The CAB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	19,269,000	₱	28,063,000	₱	41,015,000	₱	88,347,000

Sub-total, General Administration and Support		19,269,000		28,063,000		41,015,000		88,347,000

Operations
Improved services by adopting policies and encouraging growth through progressive liberalization, fair competition and promotion of users welfare		62,516,000		53,003,000				115,519,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	435
DEPARTMENT OF TRANSPORTATION

AIR TRANSPORT DEVELOPMENT AND REGULATORY PROGRAM		28,475,000		452,000				28,927,000

Air transport policy formulation and implementation		14,840,000		151,000				14,991,000
Air transport regulatory services		5,701,000		151,000				5,852,000
Other organizational and system improvement		7,934,000		150,000				8,084,000
AIR PASSENGER BILL OF RIGHTS PROGRAM		34,041,000		52,551,000				86,592,000

Implementation and monitoring of APBR pursuant to DOTC-DTI JAO No. 1		34,041,000		52,551,000				86,592,000

Sub-total, Operations		62,516,000		53,003,000				115,519,000

TOTAL NEW APPROPRIATIONS	₱	81,785,000	₱	81,066,000	₱	41,015,000	₱	203,866,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	42,464

Total Permanent Positions	42,464

Other Compensation Common to All
Personnel Economic Relief Allowance	1,992
Representation Allowance	630
Transportation Allowance	630
Clothing and Uniform Allowance	498
Honoraria	322
Mid-Year Bonus	3,539
Year End Bonus	3,539
Cash Gift	415
Productivity Enhancement Incentive	415
Step Increment	107

Total Other Compensation Common to All	12,087

Other Benefits
PAG-IBIG Contributions	100
PhilHealth Contributions	428
Employees Compensation Insurance Premiums	100

Total Other Benefits	628

436	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Other Compensation for Specific Groups
Flying Pay	26,606

Total Other Compensation for Specific Groups	26,606

Total Personnel Services	81,785

Maintenance and Other Operating Expenses
Travelling Expenses	11,000
Training and Scholarship Expenses	9,200
Supplies and Materials Expenses	3,620
Utility Expenses	3,000
Communication Expenses	4,000
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	40,000
General Services	2,500
Repairs and Maintenance	1,500
Taxes, Insurance Premiums and Other Fees	200
Other Maintenance and Operating Expenses
Advertising Expenses	360
Representation Expenses	5,000
Rent/Lease Expenses	300
Subscription Expenses	268

Total Maintenance and Other Operating Expenses	81,066

Total Current Operating Expenditures	162,851

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	28,000
Machinery and Equipment Outlay	11,015
Furniture, Fixtures and Book Outlay	2,000

Total Capital Outlays	41,015

TOTAL NEW APPROPRIATIONS	203,866

C. MARITIME INDUSTRY AUTHORITY

For general administration and support, support to operations, and operations, as indicated hereunder	₱	765,816,000

New Appropriations, by Programs

Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS

DECEMBER 28, 2020	OFFICIAL GAZETTE	437
DEPARTMENT OF TRANSPORTATION

General Administration and Support	₱	49,206,000	₱	96,120,000	₱		₱	145,326,000
Support to Operations		9,916,000		3,014,000				12,930,000
Operations		348,848,000		253,995,000		4,717,000		607,560,000

MARITIME INDUSTRY PROMOTION AND DEVELOPMENT PROGRAM		15,663,000		1,526,000				17,189,000
MARITIME INDUSTRY REGULATORY AND SUPERVISORY PROGRAM		333,185,000		252,469,000		4,717,000		590,371,000

TOTAL NEW APPROPRIATIONS	₱	407,970,000	₱	353,129,000	₱	4,717,000	₱	765,816,000

Special Provision(s)

1. Tonnage Fees. In addition to the amounts appropriated herein, Twenty Five Million Four Hundred Thirty Six Thousand Pesos (₱25,436,000) shall be used for the promotion and development of the domestic shipping industry, enhancement of maritime safety, and promotion of the ship-building and ship repair industry in the country sourced from the annual tonnage fees collected by the Maritime Industry Authority (MARINA) from ship owners or operators in accordance with Section 17, Chapter VII of R.A. No. 9295.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. 292.

2. Reporting and Posting Requirements. The MARINA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) MARINA’s website.

The MARINA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	47,303,000	₱	96,120,000	₱	₱	143,423,000

National Capital Region (NCR)		47,303,000		96,120,000			143,423,000

Central Office		47,303,000		96,120,000			143,423,000
Administration of Personnel Benefits		1,903,000					1,903,000

National Capital Region (NCR)		1,903,000					1,903,000

Central Office		1,903,000					1,903,000

Sub-total, General Administration and Support		49,206,000		96,120,000			145,326,000

438	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Support to Operations
Implementation of the Management Information System	9,916,000	3,014,000		12,930,000

National Capital Region (NCR)	9,916,000	3,014,000		12,930,000

Central Office	9,916,000	3,014,000		12,930,000

Sub-total, Support to Operations	9,916,000	3,014,000		12,930,000

Operations
Global competitiveness of maritime industry enhanced	15,663,000	1,526,000		17,189,000

MARITIME INDUSTRY PROMOTION AND DEVELOPMENT PROGRAM	15,663,000	1,526,000		17,189,000

Formulation of policies, projects and programs for the promotion and development of the maritime industry	15,663,000	1,526,000		17,189,000

National Capital Region (NCR)	15,663,000	1,526,000		17,189,000

Central Office	15,663,000	1,526,000		17,189,000
Accessibility, safety and efficiency of maritime transport services improved	333,185,000	252,469,000	4,717,000	590,371,000

MARITIME INDUSTRY REGULATORY AND SUPERVISION PROGRAM	333,185,000	252,469,000	4,717,000	590,371,000

Registration and provision of authority for ships and shipyards; certification and documentation for seafarers; accreditation of training programs, faculty and other maritime enterprises	314,255,000	249,916,000	4,717,000	568,888,000

National Capital Region (NCR)	169,822,000	160,164,000		329,986,000

Central Office	169,822,000	160,164,000		329,986,000
Region I - Ilocos	8,692,000	5,920,000		14,612,000

Regional Office - I	8,692,000	5,920,000		14,612,000
Region IVA - CALABARZON	19,049,000	10,693,000		29,742,000

Regional Office - IVA	19,049,000	10,693,000		29,742,000
Region V - Bicol	11,250,000	5,822,000	4,717,000	21,789,000

Regional Office - V	11,250,000	5,822,000	4,717,000	21,789,000
Region VI - Western Visayas	13,678,000	8,445,000		22,123,000

Regional Office - VI	13,678,000	8,445,000		22,123,000
Region VII - Central Visayas	21,393,000	16,746,000		38,139,000

Regional Office - VII	21,393,000	16,746,000		38,139,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	439
DEPARTMENT OF TRANSPORTATION

Region VIII - Eastern Visayas		14,315,000		11,138,000				25,453,000

Regional Office - VIII		14,315,000		11,138,000				25,453,000
Region IX - Zamboanga Peninsula		14,583,000		6,094,000				20,677,000

Regional Office - IX		14,583,000		6,094,000				20,677,000
Region X - Northern Mindanao		11,094,000		5,047,000				16,141,000

Regional Office - X		11,094,000		5,047,000				16,141,000
Region XI - Davao		10,928,000		10,250,000				21,178,000

Regional Office - XI		10,928,000		10,250,000				21,178,000
Region XII - SOCCSKSARGEN		10,721,000		4,386,000				15,107,000

Regional Office - XII		10,721,000		4,386,000				15,107,000
Region XIII - CARAGA		8,730,000		5,211,000				13,941,000

Regional Office - XIII		8,730,000		5,211,000				13,941,000
Monitoring and enforcement of maritime laws and regulations		18,930,000		2,553,000				21,483,000

National Capital Region (NCR)		18,930,000		2,553,000				21,483,000

Central Office		18,930,000		2,553,000				21,483,000

Sub-total, Operations		348,848,000		253,995,000		4,717,000		607,560,000

TOTAL NEW APPROPRIATIONS	₱	407,970,000	₱	353,129,000	₱	4,717,000	₱	765,816,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	313,082

Total Permanent Positions	313,082

Other Compensation Common to All
Personnel Economic Relief Allowance	15,264
Representation Allowance	4,914
Transportation Allowance	4,914
Clothing and Uniform Allowance	3,816
Mid-Year Bonus	26,090

440	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Year End Bonus	26,090
Cash Gift	3,180
Productivity Enhancement Incentive	3,180
Step Increment	783

Total Other Compensation Common to All	88,231

Other Benefits
PAG-IBIG Contributions	764
PhilHealth Contributions	3,226
Employees Compensation Insurance Premiums	764
Terminal Leave	1,903

Total Other Benefits	6,657

Total Personnel Services	407,970

Maintenance and Other Operating Expenses
Travelling Expenses	40,399
Training and Scholarship Expenses	6,813
Supplies and Materials Expenses	85,959
Utility Expenses	38,457
Communication Expenses	16,328
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	600
Extraordinary and Miscellaneous Expenses	2,804
Professional Services	5,653
General Services	26,041
Repairs and Maintenance	5,259
Taxes, Insurance Premiums and Other Fees	1,834
Labor and Wages	48,763
Other Maintenance and Operating Expenses
Advertising Expenses	66
Printing and Publication Expenses	6,468
Representation Expenses	28,265
Transportation and Delivery Expenses	407
Rent/Lease Expenses	24,866
Subscription Expenses	2,433
Other Maintenance and Operating Expenses	11,714

Total Maintenance and Other Operating Expenses	353,129

Total Current Operating Expenditures	761,099

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	3,562
Furniture, Fixtures and Book Outlay	1,155

Total Capital Outlays	4,717

TOTAL NEW APPROPRIATIONS	765,816

DECEMBER 28, 2020	OFFICIAL GAZETTE	441
DEPARTMENT OF TRANSPORTATION

D. OFFICE OF TRANSPORTATION COOPERATIVES

For general administration and support and operations, as indicated hereunder	₱	36,331,000

New Appropriations, by Programs

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	10,940,000	₱	5,576,000	₱	1,995,000	₱	18,511,000
Operations		11,602,000		6,218,000				17,820,000

TRANSPORTATION COOPERATIVE DEVELOPMENT PROGRAM		11,602,000		6,218,000				17,820,000

TOTAL NEW APPROPRIATIONS	₱	22,542,000	₱	11,794,000	₱	1,995,000	₱	36,331,000

Special Provision(s)

1. Reporting and Posting Requirements. The Office of Transportation Cooperatives (OTC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)	OTC’s website.

The OTC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures				Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support
General Management and Supervision	₱	10,940,000	₱	5,576,000	₱	1,995,000	₱	18,511,000

Sub-total, General Administration and Support		10,940,000		5,576,000		1,995,000		18,511,000

Operations
Transportation Cooperatives Developed		11,602,000		6,218,000				17,820,000

TRANSPORTATION COOPERATIVE DEVELOPMENT PROGRAM		11,602,000		6,218,000				17,820,000

442	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Transportation Cooperative Promotion and Accreditation Services		5,212,000		2,470,000				7,682,000
Transportation Cooperative Development Services		6,390,000		3,748,000				10,138,000

Sub-total, Operations		11,602,000		6,218,000				17,820,000

TOTAL NEW APPROPRIATIONS	₱	22,542,000	₱	11,794,000	₱	1,995,000	₱	36,331,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	17,197

Total Permanent Positions	17,197

Other Compensation Common to All
Personnel Economic Relief Allowance	960
Representation Allowance	282
Transportation Allowance	282
Clothing and Uniform Allowance	240
Mid-Year Bonus	1,433
Year End Bonus	1,433
Cash Gift	200
Productivity Enhancement Incentive	200
Step Increment	43

Total Other Compensation Common to All	5,073

Other Benefits
PAG-IBIG Contributions	48
PhilHealth Contributions	176
Employees Compensation Insurance Premiums	48

Total Other Benefits	272

Total Personnel Services	22,542

Maintenance and Other Operating Expenses
Travelling Expenses	450
Training and Scholarship Expenses	485
Supplies and Materials Expenses	1,050
Utility Expenses	390
Communication Expenses	681
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	110
General Services	154

DECEMBER 28, 2020	OFFICIAL GAZETTE	443
DEPARTMENT OF TRANSPORTATION

Repairs and Maintenance	255
Taxes, Insurance Premiums and Other Fees	50
Other Maintenance and Operating Expenses
Representation Expenses	100
Rent/Lease Expenses	7,719
Subscription Expenses	350

Total Maintenance and Other Operating Expenses	11,794

Total Current Operating Expenditures	34,336

Capital Outlays
Property, Plant and Equipment Outlay Machinery and Equipment Outlay	1,995

Total Capital Outlays	1,995

TOTAL NEW APPROPRIATIONS	36,331

E. OFFICE FOR TRANSPORTATION SECURITY

For general administration and support, and operations, as indicated hereunder							₱	318,060,000

New Appropriations, by Programs
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	31,960,000	₱	188,205,000	₱	12,605,000	₱	232,770,000
Operations		82,006,000		3,284,000				85,290,000

TRANSPORTATION SECURITY PROGRAM		82,006,000		3,284,000				85,290,000

TOTAL NEW APPROPRIATIONS	₱	113,966,000	₱	191,489,000	₱	12,605,000	₱	318,060,000

Special Provision(s)

1. Aviation Security Fees. In addition to the amounts appropriated herein, One Hundred Nineteen Million Eight Hundred Seventy Thousand Pesos (₱119,870,000) shall be used for the operating requirements of the National Civil Aviation Security Committee sourced from the collections of aviation security fees in accordance with LOI No. 414-A dated June 17, 1976, as amended.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. 292.

2. Reporting and Posting Requirements. The Office for Transportation Security (OTS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)	OTS’ website.

The OTS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

444	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	31,960,000	₱	188,205,000	₱	12,605,000	₱	232,770,000

Sub-total, General Administration and Support		31,960,000		188,205,000		12,605,000		232,770,000

Operations
Transportation systems secured		82,006,000		3,284,000				85,290,000

TRANSPORTATION SECURITY PROGRAM		82,006,000		3,284,000				85,290,000

Assessment of the risk vulnerability of transport facilities and infrastructure and issuance of threat advisories		31,509,000		1,374,000				32,883,000
Evaluation of capability of transport security trainors and personnel and accreditation of transport security training institutions for issuance of compliance certificates		9,467,000		72,000				9,539,000
Policy formulation and development		2,764,000		528,000				3,292,000
Audit compliance/non-compliance to security programs and plans		23,355,000		655,000				24,010,000
Evaluation of security plans for issuance of compliance certificates		14,911,000		655,000				15,566,000

Sub-total, Operations		82,006,000		3,284,000				85,290,000

TOTAL NEW APPROPRIATIONS	₱	113,966,000	₱	191,489,000	₱	12,605,000	₱	318,060,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	88,442

Total Permanent Positions	88,442

DECEMBER 28, 2020	OFFICIAL GAZETTE	445
DEPARTMENT OF TRANSPORTATION

Other Compensation Common to All
Personnel Economic Relief Allowance	4,104
Representation Allowance	1,188
Transportation Allowance	1,188
Clothing and Uniform Allowance	1,026
Mid-Year Bonus	7,370
Year End Bonus	7,370
Cash Gift	855
Productivity Enhancement Incentive	855
Step Increment	220

Total Other Compensation Common to All	24,176

Other Benefits
PAG-IBIG Contributions	205
PhilHealth Contributions	938
Employees Compensation Insurance Premiums	205

Total Other Benefits	1,348

Total Personnel Services	113,966

Maintenance and Other Operating Expenses
Travelling Expenses	2,090
Training and Scholarship Expenses	102
Supplies and Materials Expenses	642
Communication Expenses	219
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	66
Professional Services	124,765
General Services	1,016
Repairs and Maintenance	1,034
Other Maintenance and Operating Expenses
Printing and Publication Expenses	44
Representation Expenses	212
Rent/Lease Expenses	40
Subscription Expenses	382
Other Maintenance and Operating Expenses	60,877

Total Maintenance and Other Operating Expenses	191,489

Total Current Operating Expenditures	305,455

Capital Outlays
Property, Plant and Equipment Outlay Machinery and Equipment Outlay	12,605

Total Capital Outlays	12,605

TOTAL NEW APPROPRIATIONS	318,060

446	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

F. PHILIPPINE COAST GUARD

For general administration and support, support to operations, and operations including locally-funded projects as indicated hereunder	₱	13,209,231,000

New Appropriations, by Programs

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	1,728,730,000	₱	699,707,000	₱		₱	2,428,437,000
Support to Operations		2,675,410,000		107,302,000		190,285,000		2,972,997,000
Operations		5,820,607,000		1,959,690,000		27,500,000		7,807,797,000

MARITIME SEARCH AND RESCUE PROGRAM		1,529,486,000		166,708,000		5,000,000		1,701,194,000
MARITIME SECURITY AND LAW ENFORCEMENT PROGRAM		2,004,215,000		1,504,762,000		22,500,000		3,531,477,000
MARITIME ENVIRONMENTAL PROTECTION PROGRAM		1,213,134,000		40,767,000				1,253,901,000
MARITIME SAFETY PROGRAM		1,073,772,000		247,453,000				1,321,225,000

TOTAL NEW APPROPRIATIONS	₱	10,224,747,000	₱	2,766,699,000	₱	217,785,000	₱	13,209,231,000

Special Provision(s)

1. Rice Subsidy. The amount of One Hundred Twenty Three Million Eight Hundred Forty Nine Thousand Six Hundred Pesos (₱123,849,600) appopriated herein shall be used for the provision of rice subsidy, equivalent to twenty (20) kilos of rice a month, in the form of financial assistance to the uniformed personnel of Philippine Coast Guard (PCG).

2. Reporting and Posting Requirements. The PCG shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PCG’s website.

The PCG shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS

DECEMBER 28, 2020	OFFICIAL GAZETTE	447
DEPARTMENT OF TRANSPORTATION

General Administration and Support
General Management and Supervision	₱	1,556,955,000	₱	699,707,000	₱	₱	2,256,662,000

National Capital Region (NCR)		1,556,955,000		540,209,000			2,097,164,000

Central Office		1,556,955,000		540,209,000			2,097,164,000
Region I - Ilocos				13,652,000			13,652,000

Region I - Northwestern Luzon				13,652,000			13,652,000
Region II - Cagayan Valley				13,082,000			13,082,000

Region II - Northeastern Luzon				13,082,000			13,082,000
Region IVA - CALABARZON				21,670,000			21,670,000

Region IV-A - Southern Tagalog				21,670,000			21,670,000
Region IVB - MIMAROPA				14,838,000			14,838,000

Region IV-B - Palawan				14,838,000			14,838,000
Region V - Bicol				12,243,000			12,243,000

Region V - Bicol				12,243,000			12,243,000
Region VI - Western Visayas				14,245,000			14,245,000

Region VI - Western Visayas				14,245,000			14,245,000
Region VII - Central Visayas				17,932,000			17,932,000

Region VII - Central Visayas				12,050,000			12,050,000
Region VII - Southern Visayas				5,882,000			5,882,000
Region VIII - Eastern Visayas				12,924,000			12,924,000

Region VIII - Eastern Visayas				12,924,000			12,924,000
Region IX - Zamboanga Peninsula				13,167,000			13,167,000

Region IX - Southwestern Mindanao				13,167,000			13,167,000
Region X - Northern Mindanao				14,215,000			14,215,000

Region X - Northern Mindanao				14,215,000			14,215,000
Region XI - Davao				11,530,000			11,530,000

Region XI - Southeastern Mindanao				11,530,000			11,530,000
Administration of Personnel Benefits		171,775,000					171,775,000

National Capital Region (NCR)		171,775,000					171,775,000

Central Office		171,775,000					171,775,000

Sub-total, General Administration and Support		1,728,730,000		699,707,000			2,428,437,000

448	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Support to Operations
Conduct Coast Guard Training Courses	2,675,410,000	107,302,000		2,782,712,000

National Capital Region (NCR)	2,675,410,000	107,302,000		2,782,712,000

Central Office	2,675,410,000	107,302,000		2,782,712,000
Project(s)
Locally-Funded Project(s)			190,285,000	190,285,000

Maritime Security and Law Enforcement Command Headquarters			19,529,000	19,529,000

National Capital Region (NCR)			19,529,000	19,529,000

Central Office			19,529,000	19,529,000
Maritime Security and Law Enforcement Command Barracks			20,335,000	20,335,000

National Capital Region (NCR)			20,335,000	20,335,000

Central Office			20,335,000	20,335,000
Coast Guard Education and Training Command Barracks			55,456,000	55,456,000

National Capital Region (NCR)			55,456,000	55,456,000

Central Office			55,456,000	55,456,000
Coast Guard Base Taguig Land Development			58,551,000	58,551,000

National Capital Region (NCR)			58,551,000	58,551,000

Central Office			58,551,000	58,551,000
Coast Guard District Southern Visayas Building			36,414,000	36,414,000

National Capital Region (NCR)			36,414,000	36,414,000

Central Office			36,414,000	36,414,000

Sub-total, Support to Operations	2,675,410,000	107,302,000	190,285,000	2,972,997,000

Operations
Maritime violations, incidents, and marine pollution reduced	5,820,607,000	1,959,690,000	27,500,000	7,807,797,000

MARITIME SEARCH AND RESCUE PROGRAM	1,529,486,000	166,708,000	5,000,000	1,701,194,000

Maritime search and rescue operations	987,444,000	145,724,000	5,000,000	1,138,168,000

National Capital Region (NCR)	987,444,000	140,529,000		1,127,973,000

Central Office	987,444,000	140,529,000		1,127,973,000
Region I - Ilocos		100,000		100,000

Region I - Northwestern Luzon		100,000		100,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	449
DEPARTMENT OF TRANSPORTATION

Region II - Cagayan Valley		281,000		281,000

Region II - Northeastern Luzon		281,000		281,000
Region IVA - CALABARZON		887,000		887,000

Region IV-A - Southern Tagalog		887,000		887,000
Region IVB - MIMAROPA		229,000		229,000

Region IV-B - Palawan		229,000		229,000
Region V - Bicol		50,000		50,000

Region V - Bicol		50,000		50,000
Region VI - Western Visayas		100,000		100,000

Region VI - Western Visayas		100,000		100,000
Region VII - Central Visayas		1,500,000		1,500,000

Region VII - Central Visayas		600,000		600,000
Region VII - Southern Visayas		900,000		900,000
Region VIII - Eastern Visayas		200,000		200,000

Region VIII - Eastern Visayas		200,000		200,000
Region IX - Zamboanga Peninsula		1,064,000		1,064,000

Region IX - Southwestern Mindanao		1,064,000		1,064,000
Region X - Northern Mindanao		320,000		320,000

Region X - Northern Mindanao		320,000		320,000
Region XI - Davao		464,000		464,000

Region XI - Southeastern Mindanao		464,000		464,000
Project(s)
Locally-Funded Project(s)			5,000,000	5,000,000

Procurement of Patrol Boats			5,000,000	5,000,000

National Capital Region (NCR)			5,000,000	5,000,000

Central Office			5,000,000	5,000,000
Disaster response operations	542,042,000	20,984,000		563,026,000

National Capital Region (NCR)	542,042,000	17,146,000		559,188,000

Central Office	542,042,000	17,146,000		559,188,000
Region I - Ilocos		200,000		200,000

Region I - Northwestern Luzon		200,000		200,000

450	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region II - Cagayan Valley		200,000		200,000

Region II - Northeastern Luzon		200,000		200,000
Region IVA - CALABARZON		1,060,000		1,060,000

Region IV-A - Southern Tagalog		1,060,000		1,060,000
Region IVB - MIMAROPA		236,000		236,000

Region IV-B - Palawan		236,000		236,000
Region V - Bicol		150,000		150,000

Region V - Bicol		150,000		150,000
Region VI - Western Visayas		50,000		50,000

Region VI - Western Visayas		50,000		50,000
Region VII - Central Visayas		700,000		700,000

Region VII - Central Visayas		150,000		150,000
Region VII - Southern Visayas		550,000		550,000
Region VIII - Eastern Visayas		300,000		300,000

Region VIII - Eastern Visayas		300,000		300,000
Region IX - Zamboanga Peninsula		571,000		571,000

Region IX - Southwestern Mindanao		571,000		571,000
Region X - Northern Mindanao		50,000		50,000

Region X - Northern Mindanao		50,000		50,000
Region XI - Davao		321,000		321,000

Region XI - Southeastern Mindanao		321,000		321,000
MARITIME SECURITY AND LAW ENFORCEMENT PROGRAM	2,004,215,000	1,504,762,000	22,500,000	3,531,477,000

Operate the National Coast Watch Center	38,362,000	7,832,000		46,194,000

National Capital Region (NCR)	38,362,000	7,732,000		46,094,000

Central Office	38,362,000	7,732,000		46,094,000
Region VIII - Eastern Visayas		100,000		100,000

Region VIII - Eastern Visayas		100,000		100,000
Shore operations	925,453,000	140,973,000		1,066,426,000

National Capital Region (NCR)	925,453,000	131,999,000		1,057,452,000

Central Office	925,453,000	131,999,000		1,057,452,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	451
DEPARTMENT OF TRANSPORTATION

Region I - Ilocos		288,000		288,000

Region I - Northwestern Luzon		288,000		288,000
Region II - Cagayan Valley		905,000		905,000

Region II - Northeastern Luzon		905,000		905,000
Region IVA - CALABARZON		413,000		413,000

Region IV-A - Southern Tagalog		413,000		413,000
Region IVB - MIMAROPA		239,000		239,000

Region IV-B - Palawan		239,000		239,000
Region V - Bicol		50,000		50,000

Region V - Bicol		50,000		50,000
Region VI - Western Visayas		310,000		310,000

Region VI - Western Visayas		310,000		310,000
Region VII - Central Visayas		1,833,000		1,833,000

Region VII - Central Visayas		228,000		228,000
Region VII - Southern Visayas		1,605,000		1,605,000
Region VIII - Eastern Visayas		200,000		200,000

Region VIII - Eastern Visayas		200,000		200,000
Region IX - Zamboanga Peninsula		279,000		279,000

Region IX - Southwestern Mindanao		279,000		279,000
Region X - Northern Mindanao		986,000		986,000

Region X - Northern Mindanao		986,000		986,000
Region XI - Davao		3,471,000		3,471,000

Region XI - Southeastern Mindanao		3,471,000		3,471,000
Sea based operations	1,040,400,000	1,355,957,000	22,500,000	2,418,857,000

National Capital Region (NCR)	1,040,400,000	1,346,646,000	22,500,000	2,409,546,000

Central Office	1,040,400,000	1,346,646,000	22,500,000	2,409,546,000
Region I - Ilocos		293,000		293,000

Region I - Northwestern Luzon		293,000		293,000
Region II - Cagayan Valley		220,000		220,000

Region II - Northeastern Luzon		220,000		220,000

452	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region IVA - CALABARZON		406,000	406,000

Region IV-A - Southern Tagalog		406,000	406,000
Region IVB - MIMAROPA		697,000	697,000

Region IV-B - Palawan		697,000	697,000
Region V - Bicol		3,181,000	3,181,000

Region V - Bicol		3,181,000	3,181,000
Region VI - Western Visayas		200,000	200,000

Region VI - Western Visayas		200,000	200,000
Region VII - Central Visayas		976,000	976,000

Region VII - Central Visayas		976,000	976,000
Region VIII - Eastern Visayas		850,000	850,000

Region VIII - Eastern Visayas		850,000	850,000
Region IX - Zamboanga Peninsula		542,000	542,000

Region IX - Southwestern Mindanao		542,000	542,000
Region X - Northern Mindanao		320,000	320,000

Region X - Northern Mindanao		320,000	320,000
Region XI - Davao		1,626,000	1,626,000

Region XI - Southeastern Mindanao		1,626,000	1,626,000
MARINE ENVIRONMENTAL PROTECTION PROGRAM	1,213,134,000	40,767,000	1,253,901,000

Site inspections	469,746,000	6,164,000	475,910,000

National Capital Region (NCR)	469,746,000	5,364,000	475,110,000

Central Office	469,746,000	5,364,000	475,110,000
Region I - Ilocos		247,000	247,000

Region I - Northwestern Luzon		247,000	247,000
Region II - Cagayan Valley		125,000	125,000

Region II - Northeastern Luzon		125,000	125,000
Region IVA - CALABARZON		8,000	8,000

Region IV-A - Southern Tagalog		8,000	8,000
Region IVB - MIMAROPA		15,000	15,000

Region IV-B - Palawan		15,000	15,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	453
DEPARTMENT OF TRANSPORTATION

Region VI - Western Visayas		10,000	10,000

Region VI - Western Visayas		10,000	10,000
Region VII - Central Visayas		60,000	60,000

Region VII - Central Visayas		30,000	30,000
Region VII - Southern Visayas		30,000	30,000
Region VIII - Eastern Visayas		100,000	100,000

Region VIII - Eastern Visayas		100,000	100,000
Region IX - Zamboanga Peninsula		187,000	187,000

Region IX - Southwestern Mindanao		187,000	187,000
Region XI - Davao		48,000	48,000

Region XI - Southeastern Mindanao		48,000	48,000
Site recovery activities	477,938,000	9,935,000	487,873,000

National Capital Region (NCR)	477,938,000	7,650,000	485,588,000

Central Office	477,938,000	7,650,000	485,588,000
Region I - Ilocos		190,000	190,000

Region I - Northwestern Luzon		190,000	190,000
Region II - Cagayan Valley		581,000	581,000

Region II - Northeastern Luzon		581,000	581,000
Region IVA - CALABARZON		238,000	238,000

Region IV-A - Southern Tagalog		238,000	238,000
Region IVB - MIMAROPA		170,000	170,000

Region IV-B - Palawan		170,000	170,000
Region V - Bicol		40,000	40,000

Region V - Bicol		40,000	40,000
Region VI - Western Visayas		30,000	30,000

Region VI - Western Visayas		30,000	30,000
Region VII - Central Visayas		182,000	182,000

Region VII - Central Visayas		150,000	150,000
Region VII - Southern Visayas		32,000	32,000
Region VIII - Eastern Visayas		200,000	200,000

454	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region VIII - Eastern Visayas		200,000	200,000
Region IX - Zamboanga Peninsula		284,000	284,000

Region IX - Southwestern Mindanao		284,000	284,000
Region X - Northern Mindanao		315,000	315,000

Region X - Northern Mindanao		315,000	315,000
Region XI - Davao		55,000	55,000

Region XI - Southeastern Mindanao		55,000	55,000
Enforce laws, rules and regulations for the protection of marine environment	265,450,000	24,668,000	290,118,000

National Capital Region (NCR)	265,450,000	23,759,000	289,209,000

Central Office	265,450,000	23,759,000	289,209,000
Region I - Ilocos		248,000	248,000

Region I - Northwestern Luzon		248,000	248,000
Region IVA - CALABARZON		23,000	23,000

Region IV-A - Southern Tagalog		23,000	23,000
Region V - Bicol		101,000	101,000

Region V - Bicol		101,000	101,000
Region VIII - Eastern Visayas		160,000	160,000

Region VIII - Eastern Visayas		160,000	160,000
Region IX - Zamboanga Peninsula		274,000	274,000

Region IX - Southwestern Mindanao		274,000	274,000
Region XI - Davao		103,000	103,000

Region XI - Southeastern Mindanao		103,000	103,000
MARITIME SAFETY PROGRAM	1,073,772,000	247,453,000	1,321,225,000

Salvage Operations	201,119,000	30,641,000	231,760,000

National Capital Region (NCR)	201,119,000	29,734,000	230,853,000

Central Office	201,119,000	29,734,000	230,853,000
Region I - Ilocos		285,000	285,000

Region I - Northwestern Luzon		285,000	285,000
Region II - Cagayan Valley		80,000	80,000

Region II - Northeastern Luzon		80,000	80,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	455
DEPARTMENT OF TRANSPORTATION

Region IVA – CALABARZON		12,000	12,000

Region IV-A - Southern Tagalog		12,000	12,000
Region IVB - MIMAROPA		128,000	128,000

Region IV-B - Palawan		128,000	128,000
Region VI - Western Visayas		20,000	20,000

Region VI - Western Visayas		20,000	20,000
Region VII - Central Visayas		110,000	110,000

Region VII - Central Visayas		100,000	100,000
Region VII - Southern Visayas		10,000	10,000
Region VIII - Eastern Visayas		150,000	150,000

Region VIII - Eastern Visayas		150,000	150,000
Region IX - Zamboanga Peninsula		92,000	92,000

Region IX - Southwestern Mindanao		92,000	92,000
Region X - Northern Mindanao		30,000	30,000

Region X - Northern Mindanao		30,000	30,000
Provision of aids to navigation, vessel traffic system and maritime communications	329,814,000	30,945,000	360,759,000

National Capital Region (NCR)	329,814,000	29,098,000	358,912,000

Central Office	329,814,000	29,098,000	358,912,000
Region II - Cagayan Valley		661,000	661,000

Region II - Northeastern Luzon		661,000	661,000
Region IVA - CALABARZON		75,000	75,000

Region IV-A - Southern Tagalog		75,000	75,000
Region IVB - MIMAROPA		123,000	123,000

Region IV-B - Palawan		123,000	123,000
Region V - Bicol		75,000	75,000

Region V - Bicol		75,000	75,000
Region VII - Central Visayas		115,000	115,000

Region VII - Central Visayas		100,000	100,000
Region VII - Southern Visayas		15,000	15,000

456	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region VIII - Eastern Visayas		150,000	150,000

Region VIII - Eastern Visayas		150,000	150,000
Region IX - Zamboanga Peninsula		395,000	395,000

Region IX - Southwestern Mindanao		395,000	395,000
Region X - Northern Mindanao		153,000	153,000

Region X - Northern Mindanao		153,000	153,000
Region XI - Davao		100,000	100,000

Region XI - Southeastern Mindanao		100,000	100,000
Enforce flag and port state control inspections	286,587,000	179,827,000	466,414,000

National Capital Region (NCR)	286,587,000	175,300,000	461,887,000

Central Office	286,587,000	175,300,000	461,887,000
Region IVA - CALABARZON		1,177,000	1,177,000

Region IV-A - Southern Tagalog		1,177,000	1,177,000
Region V - Bicol		1,410,000	1,410,000

Region V - Bicol		1,410,000	1,410,000
Region VI - Western Visayas		10,000	10,000

Region VI - Western Visayas		10,000	10,000
Region VII - Central Visayas		1,240,000	1,240,000

Region VII - Central Visayas		200,000	200,000
Region VII - Southern Visayas		1,040,000	1,040,000
Region VIII - Eastern Visayas		150,000	150,000

Region VIII - Eastern Visayas		150,000	150,000
Region IX - Zamboanga Peninsula		462,000	462,000

Region IX - Southwestern Mindanao		462,000	462,000
Region X - Northern Mindanao		30,000	30,000

Region X - Northern Mindanao		30,000	30,000
Region XI - Davao		48,000	48,000

Region XI - Southeastern Mindanao		48,000	48,000
Enforce salvage regulations	256,252,000	6,040,000	262,292,000

National Capital Region (NCR)	256,252,000	4,581,000	260,833,000

Central Office	256,252,000	4,581,000	260,833,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	457
DEPARTMENT OF TRANSPORTATION

Region I - Ilocos				385,000				385,000

Region I - Northwestern Luzon				385,000				385,000
Region II - Cagayan Valley				405,000				405,000

Region II - Northeastern Luzon				405,000				405,000
Region IVA - CALABARZON				20,000				20,000

Region IV-A - Southern Tagalog				20,000				20,000
Region VII - Central Visayas				20,000				20,000

Region VII - Southern Visayas				20,000				20,000
Region VIII - Eastern Visayas				100,000				100,000

Region VIII - Eastern Visayas				100,000				100,000
Region IX - Zamboanga Peninsula				449,000				449,000

Region IX - Southwestern Mindanao				449,000				449,000
Region X - Northern Mindanao				80,000				80,000

Region X - Northern Mindanao				80,000				80,000

Sub-total, Operations		5,820,607,000		1,959,690,000		27,500,000		7,807,797,000

TOTAL NEW APPROPRIATIONS	₱	10,224,747,000	₱	2,766,699,000	₱	217,785,000	₱	13,209,231,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								80,958

Total Permanent Positions								80,958

Other Compensation Common to All
Personnel Economic Relief Allowance								9,072
Clothing and Uniform Allowance								2,268
Mid-Year Bonus - Civilian								6,746
Year End Bonus								6,746
Cash Gift								1,890
Productivity Enhancement Incentive								1,890
Step Increment								202

Total Other Compensation Common to All								28,814

458	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	19,741

Total Other Compensation for Specific Groups	19,741

Other Benefits
PAG-IBIG Contributions	454
PhilHealth Contributions	1,086
Employees Compensation Insurance Premiums	454

Total Other Benefits	1,994

Non-Permanent Positions	2,815

Total Civilian Personnel	134,322

Military/Uniformed Personnel
Basic Pay
Base Pay	5,979,189

Total Basic Pay	5,979,189

Other Compensation Common to All
Personnel Economic Relief Allowance	406,320
Clothing/ Uniform Allowance	79,246
Subsistence Allowance	926,916
Laundry Allowance	6,775
Quarters Allowance	89,363
Longevity Pay	742,352
Mid-Year Bonus - Military/Uniformed Personnel	498,266
Year-end Bonus	498,266
Cash Gift	84,650
Productivity Enhancement Incentive	84,650

Total Other Compensation Common to All	3,416,804

Other Compensation for Specific Groups
High Risk Duty Pay	8,589
Hazardous Duty Pay	85,594
Flying Pay	26,352
Overseas Allowance	15,150
Sea Duty Pay	134,602
Hazard Duty Pay	109,707
Instructor’s Duty Pay	57,194

Total Other Compensation for Specific Groups	437,188

Other Benefits
Special Group Term Insurance	1,218
PAG-IBIG Contributions	20,317
PhilHealth Contributions	43,617

DECEMBER 28, 2020	OFFICIAL GAZETTE	459
DEPARTMENT OF TRANSPORTATION

Employees Compensation Insurance Premiums	20,317
Retirement Gratuity	80,190
Terminal Leave	91,585

Total Other Benefits	257,244

Total Military/Uniformed Personnel	10,090,425

Total Personnel Services	10,224,747

Maintenance and Other Operating Expenses
Travelling Expenses	50,200
Training and Scholarship Expenses	121,120
Supplies and Materials Expenses	1,716,942
Utility Expenses	148,640
Communication Expenses	55,677
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	100
Intelligence Expenses	10,000
Professional Services	397
General Services	5,692
Repairs and Maintenance	280,496
Financial Assistance/Subsidy	123,850
Taxes, Insurance Premiums and Other Fees	79,621
Other Maintenance and Operating Expenses
Printing and Publication Expenses	715
Representation Expenses	112,962
Transportation and Delivery Expenses	170
Rent/Lease Expenses	55,936
Subscription Expenses	100
Other Maintenance and Operating Expenses	4,081

Total Maintenance and Other Operating Expenses	2,766,699

Total Current Operating Expenditures	12,991,446

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	190,285
Transportation Equipment Outlay	27,500

Total Capital Outlays	217,785

TOTAL NEW APPROPRIATIONS	13,209,231

G. TOLL REGULATORY BOARD

For general administration and support, and operations, as indicated hereunder	₱	34,820,000

New Appropriations, by Programs

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

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GENERAL APPROPRIATIONS ACT, FY 2021

PROGRAMS
General Administration and Support	₱ 7,999,000	₱10,404,000	₱119,000	₱18,522,000
Operations	9,708,000	6,590,000		16,298,000

TOLL REGULATORY PROGRAM	9,708,000	6,590,000		16,298,000

TOTAL NEW APPROPRIATIONS	₱17,707,000	₱16,994,000	₱119,000	₱34,820,000

Special Provision(s)

1. Reporting and Posting Requirements. The Toll Regulatory Board (TRB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) TRB’s website.

The TRB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	7,999,000	₱	10,404,000	₱	119,000	₱	18,522,000

Sub-total, General Administration and Support		7,999,000		10,404,000		119,000		18,522,000

Operations
Tollway regulatory services improved		9,708,000		6,590,000				16,298,000

TOLLWAY REGULATORY PROGRAM		9,708,000		6,590,000				16,298,000

Evaluation and granting of tollway franchise and/or tollway operation permits/certificates		1,295,000		1,448,000				2,743,000
Regulation and examination of tollway operations and maintenance		4,080,000		1,587,000				5,667,000
Regulation and construction supervision of tollways, toll facilities and BOT projects		3,132,000		2,762,000				5,894,000
Toll rate setting and adjustment		1,201,000		793,000				1,994,000

Sub-total, Operations		9,708,000		6,590,000				16,298,000

TOTAL NEW APPROPRIATIONS	₱	17,707,000	₱	16,994,000	₱	119,000	₱	34,820,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	461
DEPARTMENT OF TRANSPORTATION

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	13,705

Total Permanent Positions	13,705

Other Compensation Common to All
Personnel Economic Relief Allowance	624
Representation Allowance	222
Transportation Allowance	222
Clothing and Uniform Allowance	156
Mid-Year Bonus	1,142
Year End Bonus	1,142
Cash Gift	130
Productivity Enhancement Incentive	130
Step Increment	33

Total Other Compensation Common to All	3,801

Other Benefits
PAG-IBIG Contributions	31
PhilHealth Contributions	139
Employees Compensation Insurance Premiums	31

Total Other Benefits	201

Total Personnel Services	17,707

Maintenance and Other Operating Expenses
Travelling Expenses	200
Training and Scholarship Expenses	300
Supplies and Materials Expenses	752
Utility Expenses	770
Communication Expenses	366
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	4,898
General Services	2,181
Repairs and Maintenance	859
Taxes, Insurance Premiums and Other Fees	154
Other Maintenance and Operating Expenses
Representation Expenses	200

462	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Rent/Lease Expenses	6,166
Subscription Expenses	12

Total Maintenance and Other Operating Expenses	16,994

Total Current Operating Expenditures	34,701

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	119

Total Capital Outlays	119

TOTAL NEW APPROPRIATIONS	34,820

DECEMBER 28, 2020	OFFICIAL GAZETTE	463
DEPARTMENT OF TRANSPORTATION

GENERAL SUMMARY

DEPARTMENT OF TRANSPORTATION

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	2,395,084,000	₱	17,918,302,000	₱	7,888,000	₱	52,556,266,000	₱	72,877,540,000
B. CIVIL AERONAUTICS BOARD		81,785,000		81,066,000				41,015,000		203,866,000
C. MARITIME INDUSTRY AUTHORITY		407,970,000		353,129,000				4,717,000		765,816,000
D. OFFICE OF TRANSPORTATION COOPERATIVES		22,542,000		11,794,000				1,995,000		36,331,000
E. OFFICE FOR TRANSPORTATION SECURITY		113,966,000		191,489,000				12,605,000		318,060,000
F. PHILIPPINE COAST GUARD		10,224,747,000		2,766,699,000				217,785,000		13,209,231,000
G. TOLL REGULATORY BOARD		17,707,000		16,994,000				119,000		34,820,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF TRANSPORTATION	₱	13,263,801,000	₱	21,339,473,000	₱	7,888,000	₱	52,834,502,000	₱	87,445,664,000

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XXVI. NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

A. OFFICE OF THE DIRECTOR-GENERAL

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	1,718,168,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	324,257,000	₱	129,288,000	₱	105,251,000	₱	558,796,000
Support to Operations		45,904,000		15,132,000		13,457,000		74,493,000
Operations		549,069,000		534,498,000		1,312,000		1,084,879,000

SOCIO-ECONOMIC POLICY AND PLANNING PROGRAM		277,512,000		419,874,000		1,312,000		698,698,000
NATIONAL INVESTMENT PROGRAMMING PROGRAM		145,833,000		23,885,000				169,718,000
NATIONAL DEVELOPMENT MONITORING AND EVALUATION PROGRAM		125,724,000		90,739,000				216,463,000

TOTAL NEW APPROPRIATIONS	₱	919,230,000	₱	678,918,000	₱	120,020,000	₱	1,718,168,000

Special Provision(s)

1. Innovation Fund. The amount of Two Hundred Million Pesos (₱200,000,000) appropriated herein shall be used exclusively for the issuance of grants pursuant to R.A. No. 11293 or the "Philippine Innovation Act.” This provision shall be subject to guidelines to be issued by NEDA and DBM.

2. Build-Operate-Transfer and Official Development Assistance. The NEDA shall evaluate build-operate-transfer and official development assistance loan-funded projects to determine their technical, financial, economic and social viability.

3. Appropriations for Regional Development Councils. The amount appropriated herein for the Regional Development Councils (RDCs) shall be allocated among, and released directly to, the fifteen (15) RDCs to be used for their operations, including the monitoring of development projects undertaken by agencies and special development authorities in their respective regions.

4. Public Investment Program. The NEDA shall submit a copy of the Public Investment Program (PIP) and its updates, to the House Committee on Appropriations, Senate Committee on Finance, and Committees on Economic Affairs of both Houses of Congress.

5. Gross National Happiness. The NEDA shall ensure that the implementation of projects and activities authorized under this Act should contribute towards the improvement of the level of happiness in the country as measured through the four pillars of the Bhutanese concept of gross national happiness - good governance, sustainable socio-economic development, preservation and promotion of culture, and environmental conservation.

6. Low-cost and Socialized Housing in the Vicinity of Train Stations. In support of the Balik Probinsya Program in Luzon and consistent with regional spatial strategies, NEDA, through its offices in Regions III, IV-A, V and NCR, shall support the Department of Human Settlements and Urban Development and the Department of Transportation (DOTr) in increasing the scope for low-cost and socialized housing in the vicinity of train stations and along roads approaching the upcoming train stations. Among other things, NEDA may: i) update the definition of the project footprint for DOTr rail projects to include the specification of land parcels to be used for the resettlement of persons and communities displaced by government possession of project right-of-way and ii) specify NG-LGU cost-sharing rules for projects that contribute both to increased train ridership and urban development around and towards the transit stations.

7. Reporting and Posting Requirements. The NEDA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

DECEMBER 28, 2020	OFFICIAL GAZETTE	465
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) NEDA’s website.

The NEDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

8. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	305,084,000	₱	127,832,000	₱	105,251,000	₱	538,167,000

National Capital Region (NCR)		140,960,000		59,781,000		105,251,000		305,992,000

Central Office		140,960,000		59,781,000		105,251,000		305,992,000
Region I - Ilocos		9,606,000		3,916,000				13,522,000

Regional Office - I		9,606,000		3,916,000				13,522,000
Cordillera Administrative Region (CAR)		10,975,000		3,375,000				14,350,000

Regional Office - CAR		10,975,000		3,375,000				14,350,000
Region II - Cagayan Valley		12,700,000		3,716,000				16,416,000

Regional Office - II		12,700,000		3,716,000				16,416,000
Region III - Central Luzon		12,430,000		6,011,000				18,441,000

Regional Office - III		12,430,000		6,011,000				18,441,000
Region IVA - CALABARZON		9,023,000		4,180,000				13,203,000

Regional Office - IVA		9,023,000		4,180,000				13,203,000
Region IVB - MIMAROPA		9,180,000		4,644,000				13,824,000

Regional Office - IVB		9,180,000		4,644,000				13,824,000
Region V - Bicol		12,442,000		2,762,000				15,204,000

Regional Office - V		12,442,000		2,762,000				15,204,000
Region VI - Western Visayas		12,462,000		2,692,000				15,154,000

Regional Office - VI		12,462,000		2,692,000				15,154,000

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Region VII - Central Visayas	10,263,000	5,074,000		15,337,000

Regional Office - VII	10,263,000	5,074,000		15,337,000
Region VIII - Eastern Visayas	13,017,000	4,429,000		17,446,000

Regional Office - VIII	13,017,000	4,429,000		17,446,000
Region IX - Zamboanga Peninsula	10,683,000	7,240,000		17,923,000

Regional Office - IX	10,683,000	7,240,000		17,923,000
Region X - Northern Mindanao	10,411,000	3,307,000		13,718,000

Regional Office - X	10,411,000	3,307,000		13,718,000
Region XI - Davao	11,924,000	7,415,000		19,339,000

Regional Office - XI	11,924,000	7,415,000		19,339,000
Region XII - SOCCSKSARGEN	10,862,000	4,778,000		15,640,000

Regional Office - XII	10,862,000	4,778,000		15,640,000
Region XIII - CARAGA	8,146,000	4,512,000		12,658,000

Regional Office - XIII	8,146,000	4,512,000		12,658,000
Legislative liaison services	3,293,000	733,000		4,026,000

National Capital Region (NCR)	3,293,000	733,000		4,026,000

Central Office	3,293,000	733,000		4,026,000
Human resource development		723,000		723,000

National Capital Region (NCR)		723,000		723,000

Central Office		723,000		723,000
Administration of Personnel Benefits	15,880,000			15,880,000

National Capital Region (NCR)	15,880,000			15,880,000

Central Office	15,880,000			15,880,000

Sub-total, General Administration and Support	324,257,000	129,288,000	105,251,000	558,796,000

Support to Operations
Internal planning and management services	5,920,000	3,378,000		9,298,000

National Capital Region (NCR)	5,920,000	3,378,000		9,298,000

Central Office	5,920,000	3,378,000		9,298,000
Public relations, multimedia development, and knowledge management	11,732,000	3,817,000		15,549,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	467
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

National Capital Region (NCR)	11,732,000	3,817,000	15,549,000

Central Office	11,732,000	3,817,000		15,549,000
Internal information and communications technology (ICT) services	12,753,000	2,003,000		14,756,000

National Capital Region (NCR)	12,753,000	2,003,000		14,756,000

Central Office	12,753,000	2,003,000		14,756,000
Legal services	15,499,000	2,749,000		18,248,000

National Capital Region (NCR)	15,499,000	2,749,000		18,248,000

Central Office	15,499,000	2,749,000		18,248,000
Project(s)
Locally-Funded Project(s)		3,185,000	13,457,000	16,642,000

Implementation of the Management Information System		3,185,000	13,457,000	16,642,000

National Capital Region (NCR)		3,185,000	13,457,000	16,642,000

Central Office		3,185,000	13,457,000	16,642,000

Sub-total, Support to Operations	45,904,000	15,132,000	13,457,000	74,493,000

Operations
Sound economic and development management effected	549,069,000	534,498,000	1,312,000	1,084,879,000

SOCIO-ECONOMIC POLICY AND PLANNING PROGRAM	277,512,000	419,874,000	1,312,000	698,698,000

Coordination of Formulation and Updating of National, Inter-regional, Regional and Sectoral Socio-economic, Physical and Development Policies and Plans	150,477,000	32,840,000		183,317,000

National Capital Region (NCR)	71,720,000	25,404,000		97,124,000

Central Office	71,720,000	25,404,000		97,124,000
Region I - Ilocos	4,919,000	724,000		5,643,000

Regional Office - I	4,919,000	724,000		5,643,000
Cordillera Administrative Region (CAR)	5,667,000	582,000		6,249,000

Regional Office - CAR	5,667,000	582,000		6,249,000
Region II - Cagayan Valley	5,646,000	116,000		5,762,000

Regional Office - II	5,646,000	116,000		5,762,000
Region III - Central Luzon	5,189,000	330,000		5,519,000

Regional Office - III	5,189,000	330,000		5,519,000

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GENERAL APPROPRIATIONS ACT, FY 2021

Region IVA - CALABARZON	4,231,000	916,000	5,147,000

Regional Office - IVA	4,231,000	916,000	5,147,000
Region IVB - MIMAROPA	3,139,000	1,606,000	4,745,000

Regional Office - IVB	3,139,000	1,606,000	4,745,000
Region V - Bicol	5,209,000	187,000	5,396,000

Regional Office - V	5,209,000	187,000	5,396,000
Region VI - Western Visayas	4,266,000	276,000	4,542,000

Regional Office - VI	4,266,000	276,000	4,542,000
Region VII - Central Visayas	5,249,000	358,000	5,607,000

Regional Office - VII	5,249,000	358,000	5,607,000
Region VIII - Eastern Visayas	5,634,000	653,000	6,287,000

Regional Office - VIII	5,634,000	653,000	6,287,000
Region IX - Zamboanga Peninsula	7,809,000	452,000	8,261,000

Regional Office - IX	7,809,000	452,000	8,261,000
Region X - Northern Mindanao	5,495,000	468,000	5,963,000

Regional Office - X	5,495,000	468,000	5,963,000
Region XI - Davao	4,995,000	250,000	5,245,000

Regional Office - XI	4,995,000	250,000	5,245,000
Region XII - SOCCSKSARGEN	5,656,000	282,000	5,938,000

Regional Office - XII	5,656,000	282,000	5,938,000
Region XIII - CARAGA	5,653,000	236,000	5,889,000

Regional Office - XIII	5,653,000	236,000	5,889,000
Provision of Technical and Secretariat Support Services to the NEDA Board and its Committees and other Inter-Agency Committees	10,620,000	95,110,000	105,730,000

National Capital Region (NCR)	10,620,000	94,469,000	105,089,000

Central Office	10,620,000	94,469,000	105,089,000
Region III - Central Luzon		21,000	21,000

Regional Office - III		21,000	21,000
Region IVB - MIMAROPA		82,000	82,000

Regional Office - IVB		82,000	82,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	469
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region V - Bicol	76,000		76,000

Regional Office - V		76,000	76,000
Region VI - Western Visayas		82,000	82,000

Regional Office - VI		82,000	82,000
Region IX - Zamboanga Peninsula		84,000	84,000

Regional Office - IX		84,000	84,000
Region XI - Davao		214,000	214,000

Regional Office - XI		214,000	214,000
Region XII - SOCCSKSARGEN		82,000	82,000

Regional Office - XII		82,000	82,000
Provision of Support Services to Regional Development Councils	9,600,000	64,786,000	74,386,000

National Capital Region (NCR)		849,000	849,000

Central Office		849,000	849,000
Region I - Ilocos	300,000	3,233,000	3,533,000

Regional Development Council - I	300,000	3,233,000	3,533,000
Cordillera Administrative Region (CAR)	657,000	15,305,000	15,962,000

Regional Office - CAR		42,000	42,000
Regional Development Council - CAR	657,000	15,263,000	15,920,000
Region II - Cagayan Valley	476,000	3,449,000	3,925,000

Regional Office - II		47,000	47,000
Regional Development Council - II	476,000	3,402,000	3,878,000
Region III - Central Luzon	490,000	2,843,000	3,333,000

Regional Office - III		23,000	23,000
Regional Development Council - III	490,000	2,820,000	3,310,000
Region IVA - CALABARZON	300,000	5,020,000	5,320,000

Regional Office - IVA		82,000	82,000
Regional Development Council - IVA	300,000	4,938,000	5,238,000
Region IVB - MIMAROPA	808,000	3,297,000	4,105,000

Regional Office - IVB		53,000	53,000
Regional Development Council - IVB	808,000	3,244,000	4,052,000

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Region V - Bicol	650,000	3,511,000	4,161,000

Regional Office - V		68,000	68,000
Regional Development Council - V	650,000	3,443,000	4,093,000
Region VI - Western Visayas	504,000	3,191,000	3,695,000

Regional Office - VI		35,000	35,000
Regional Development Council - VI	504,000	3,156,000	3,660,000
Region VII - Central Visayas	600,000	3,704,000	4,304,000

Regional Development Council - VII	600,000	3,704,000	4,304,000
Region VIII - Eastern Visayas	855,000	3,844,000	4,699,000

Regional Office - VIII		157,000	157,000
Regional Development Council - VIII	855,000	3,687,000	4,542,000
Region IX - Zamboanga Peninsula	1,032,000	3,361,000	4,393,000

Regional Office - IX		152,000	152,000
Regional Development Council - IX	1,032,000	3,209,000	4,241,000
Region X - Northern Mindanao	300,000	3,257,000	3,557,000

Regional Office - X		95,000	95,000
Regional Development Council - X	300,000	3,162,000	3,462,000
Region XI - Davao	300,000	3,320,000	3,620,000

Regional Office - XI		48,000	48,000
Regional Development Council - XI	300,000	3,272,000	3,572,000
Region XII - SOCCSKSARGEN	612,000	3,296,000	3,908,000

Regional Office - XII		29,000	29,000
Regional Development Council - XII	612,000	3,267,000	3,879,000
Region XIII - CARAGA	1,716,000	3,306,000	5,022,000

Regional Office - XIII		74,000	74,000
Regional Development Council - XIII	1,716,000	3,232,000	4,948,000
Provision of Advisory Services and Assistance to the President, Cabinet, Congress, Inter-Agency Bodies, and other Government Entities and Instrumentalities on Socio-Economic and Development Matters	106,815,000	11,267,000	118,082,000

National Capital Region (NCR)	32,198,000	7,752,000	39,950,000

Central Office	32,198,000	7,752,000	39,950,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	471
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region I - Ilocos	5,277,000	419,000	5,696,000

Regional Office - I	5,277,000	419,000	5,696,000
Cordillera Administrative Region (CAR)	5,213,000	285,000	5,498,000

Regional Office - CAR	5,213,000	285,000	5,498,000
Region II - Cagayan Valley	4,432,000	80,000	4,512,000

Regional Office - II	4,432,000	80,000	4,512,000
Region III - Central Luzon	5,283,000	269,000	5,552,000

Regional Office - III	5,283,000	269,000	5,552,000
Region IVA - CALABARZON	5,182,000	660,000	5,842,000

Regional Office - IVA	5,182,000	660,000	5,842,000
Region IVB - MIMAROPA	4,601,000	128,000	4,729,000

Regional Office - IVB	4,601,000	128,000	4,729,000
Region V - Bicol	4,896,000	234,000	5,130,000

Regional Office - V	4,896,000	234,000	5,130,000
Region VI - Western Visayas	5,099,000	183,000	5,282,000

Regional Office - VI	5,099,000	183,000	5,282,000
Region VII - Central Visayas	5,470,000	417,000	5,887,000

Regional Office - VII	5,470,000	417,000	5,887,000
Region VIII - Eastern Visayas	6,361,000	399,000	6,760,000

Regional Office - VIII	6,361,000	399,000	6,760,000
Region IX - Zamboanga Peninsula	2,535,000	158,000	2,693,000

Regional Office - IX	2,535,000	158,000	2,693,000
Region X - Northern Mindanao	4,173,000	76,000	4,249,000

Regional Office - X	4,173,000	76,000	4,249,000
Region XI - Davao	5,336,000	84,000	5,420,000

Regional Office - XI	5,336,000	84,000	5,420,000
Region XII - SOCCSKSARGEN	5,096,000	46,000	5,142,000

Regional Office - XII	5,096,000	46,000	5,142,000
Region XIII - CARAGA	5,663,000	77,000	5,740,000

Regional Office - XIII	5,663,000	77,000	5,740,000

472	OFFICIAL GAZETTE	VOL. 116, NO. 52
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Project(s)
Locally-Funded Project(s)		215,871,000	1,312,000	217,183,000

Establishment of Innovation Fund Pursuant to Section 21 of Republic Act No. 11293		200,000,000		200,000,000

National Capital Region (NCR)		200,000,000		200,000,000

Central Office		200,000,000		200,000,000
Provision of Secretariat Services to the National Innovation Council		15,871,000	1,312,000	17,183,000

National Capital Region (NCR)		15,871,000	1,312,000	17,183,000

Central Office		15,871,000	1,312,000	17,183,000
NATIONAL INVESTMENT PROGRAMMING PROGRAM	145,833,000	23,885,000		169,718,000

Provision of Technical and Secretariat Support Services to the Investment Coordination Committee and the Infrastructure Committee	2,989,000	989,000		3,978,000

National Capital Region (NCR)	2,989,000	989,000		3,978,000

Central Office	2,989,000	989,000		3,978,000
Coordination of the Formulation and Updating of Public Investment Programs	114,660,000	8,780,000		123,440,000

National Capital Region (NCR)	35,834,000	3,656,000		39,490,000

Central Office	35,834,000	3,656,000		39,490,000
Region I - Ilocos	5,702,000	354,000		6,056,000

Regional Office - I	5,702,000	354,000		6,056,000
Cordillera Administrative Region (CAR)	5,757,000	263,000		6,020,000

Regional Office - CAR	5,757,000	263,000		6,020,000
Region II - Cagayan Valley	4,586,000	142,000		4,728,000

Regional Office - II	4,586,000	142,000		4,728,000
Region III - Central Luzon	5,273,000	308,000		5,581,000

Regional Office - III	5,273,000	308,000		5,581,000
Region IVA - CALABARZON	5,689,000	958,000		6,647,000

Regional Office - IVA	5,689,000	958,000		6,647,000
Region IVB - MIMAROPA	4,182,000	443,000		4,625,000

Regional Office - IVB	4,182,000	443,000		4,625,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	473
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region V - Bicol	5,285,000	178,000	5,463,000

Regional Office - V	5,285,000	178,000	5,463,000
Region VI - Western Visayas	5,004,000	115,000	5,119,000

Regional Office - VI	5,004,000	115,000	5,119,000
Region VII - Central Visayas	5,656,000	421,000	6,077,000

Regional Office - VII	5,656,000	421,000	6,077,000
Region VIII - Eastern Visayas	5,292,000	494,000	5,786,000

Regional Office - VIII	5,292,000	494,000	5,786,000
Region IX - Zamboanga Peninsula	4,291,000	524,000	4,815,000

Regional Office - IX	4,291,000	524,000	4,815,000
Region X - Northern Mindanao	5,734,000	344,000	6,078,000

Regional Office - X	5,734,000	344,000	6,078,000
Region XI - Davao	5,689,000	215,000	5,904,000

Regional Office - XI	5,689,000	215,000	5,904,000
Region XII - SOCCSKSARGEN	5,789,000	271,000	6,060,000

Regional Office - XII	5,789,000	271,000	6,060,000
Region XIII - CARAGA	4,897,000	94,000	4,991,000

Regional Office - XIII	4,897,000	94,000	4,991,000
Appraisal of Proposed Projects for Official Development Assistance, Local Financing, and for Public-Private Partnership Implementation	11,943,000	2,528,000	14,471,000

National Capital Region (NCR)	11,943,000	2,528,000	14,471,000

Central Office	11,943,000	2,528,000	14,471,000
Coordination of the Programming of Official Development Assistance in the Form of Grants and Concessional Loans	16,241,000	2,968,000	19,209,000

National Capital Region (NCR)	16,241,000	2,968,000	19,209,000

Central Office	16,241,000	2,968,000	19,209,000
Project(s)
Locally-Funded Project(s)		8,620,000	8,620,000

Value Engineering/Value Analysis (VE/VA) Project		8,620,000	8,620,000

National Capital Region (NCR)		8,620,000	8,620,000

Central Office		8,620,000	8,620,000

474	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

NATIONAL DEVELOPMENT MONITORING AND EVALUATION PROGRAM	125,724,000	90,739,000	216,463,000

Monitoring and Evaluation of the Implementation of Plans, Programs, Policies and Projects	125,724,000	89,007,000	214,731,000

National Capital Region (NCR)	47,961,000	77,498,000	125,459,000

Central Office	47,961,000	77,498,000	125,459,000
Region I - Ilocos	5,862,000	815,000	6,677,000

Regional Office - I	5,862,000	345,000	6,207,000
Regional Development Council - I		470,000	470,000
Cordillera Administrative Region (CAR)	5,233,000	595,000	5,828,000

Regional Office - CAR	5,233,000	137,000	5,370,000
Regional Development Council - CAR		458,000	458,000
Region II - Cagayan Valley	5,188,000	525,000	5,713,000

Regional Office - II	5,188,000	79,000	5,267,000
Regional Development Council - II		446,000	446,000
Region III - Central Luzon	5,367,000	745,000	6,112,000

Regional Office - III	5,367,000	272,000	5,639,000
Regional Development Council - III		473,000	473,000
Region IVA - CALABARZON	4,605,000	1,234,000	5,839,000

Regional Office - IVA	4,605,000	302,000	4,907,000
Regional Development Council - IVA		932,000	932,000
Region IVB - MIMAROPA	5,738,000	542,000	6,280,000

Regional Office - IVB	5,738,000	234,000	5,972,000
Regional Development Council - IVB		308,000	308,000
Region V - Bicol	5,144,000	798,000	5,942,000

Regional Office - V	5,144,000	158,000	5,302,000
Regional Development Council - V		640,000	640,000
Region VI - Western Visayas	5,719,000	718,000	6,437,000

Regional Office - VI	5,719,000	169,000	5,888,000
Regional Development Council - VI		549,000	549,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	475
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region VII - Central Visayas		5,913,000		986,000				6,899,000

Regional Office - VII		5,913,000		322,000				6,235,000
Regional Development Council - VII				664,000				664,000
Region VIII - Eastern Visayas		5,748,000		933,000				6,681,000

Regional Office - VIII		5,748,000		232,000				5,980,000
Regional Development Council - VIII				701,000				701,000
Region IX - Zamboanga Peninsula		3,298,000		924,000				4,222,000

Regional Office - IX		3,298,000		168,000				3,466,000
Regional Development Council - IX				756,000				756,000
Region X - Northern Mindanao		4,161,000		913,000				5,074,000

Regional Office - X		4,161,000		72,000				4,233,000
Regional Development Council - X				841,000				841,000
Region XI - Davao		4,720,000		682,000				5,402,000

Regional Office - XI		4,720,000		70,000				4,790,000
Regional Development Council - XI				612,000				612,000
Region XII - SOCCSKSARGEN		5,348,000		522,000				5,870,000

Regional Office - XII		5,348,000		30,000				5,378,000
Regional Development Council - XII				492,000				492,000
Region XIII - CARAGA		5,719,000		577,000				6,296,000

Regional Office - XIII		5,719,000		56,000				5,775,000
Regional Development Council - XIII				521,000				521,000
Evaluation Services Pursuant to Laws, Rules and Regulations, and other Issuances				1,732,000				1,732,000

National Capital Region (NCR)				1,732,000				1,732,000

Central Office				1,732,000				1,732,000

Sub-total, Operations		549,069,000		534,498,000		1,312,000		1,084,879,000

TOTAL NEW APPROPRIATIONS	₱	919,230,000	₱	678,918,000	₱	120,020,000	₱	1,718,168,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services

476	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Civilian Personnel
Permanent Positions
Basic Salary	672,815

Total Permanent Positions	672,815

Other Compensation Common to All
Personnel Economic Relief Allowance	27,408
Representation Allowance	12,576
Transportation Allowance	12,576
Clothing and Uniform Allowance	6,852
Honoraria	22,788
Mid-Year Bonus	56,069
Year End Bonus	56,069
Cash Gift	5,710
Productivity Enhancement Incentive	5,710
Step Increment	1,681

Total Other Compensation Common to All	207,439

Other Compensation for Specific Groups
Other Personnel Benefits	14,105

Total Other Compensation for Specific Groups	14,105

Other Benefits
PAG-IBIG Contributions	1,358
PhilHealth Contributions	6,275
Employees Compensation Insurance Premiums	1,358
Terminal Leave	15,880

Total Other Benefits	24,871

Total Personnel Services	919,230

Maintenance and Other Operating Expenses
Travelling Expenses	49,546
Training and Scholarship Expenses	28,146
Supplies and Materials Expenses	46,877
Utility Expenses	35,640
Communication Expenses	24,998
Survey, Research, Exploration and Development Expenses	251,913
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,343
Professional Services	54,655
General Services	52,069
Repairs and Maintenance	19,485
Taxes, Insurance Premiums and Other Fees	6,570
Other Maintenance and Operating Expenses
Advertising Expenses	494
Printing and Publication Expenses	7,515
Representation Expenses	48,126
Transportation and Delivery Expenses	478
Rent/Lease Expenses	10,226

DECEMBER 28, 2020	OFFICIAL GAZETTE	477
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Membership Dues and Contributions to Organizations	561
Subscription Expenses	36,176
Other Maintenance and Operating Expenses	100

Total Maintenance and Other Operating Expenses	678,918

Total Current Operating Expenditures	1,598,148

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	119,896
Furniture, Fixtures and Books Outlay	124

Total Capital Outlays	120,020

TOTAL NEW APPROPRIATIONS	1,718,168

B. COMMISSION ON POPULATION AND DEVELOPMENT

For general administration and support, and operations, as indicated hereunder	₱	499,958,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	102,717,000	₱	78,045,000	₱	7,965,000	₱	188,727,000
Operations		109,169,000		202,062,000				311,231,000

PHILIPPINE POPULATION MANAGEMENT PROGRAM		109,169,000		202,062,000				311,231,000

TOTAL NEW APPROPRIATIONS	₱	211,886,00	₱	280,107,000	₱	7,965,000	₱	499,958,000

Special Provision(s)

1. Social Protection Program for Teen-aged Mothers and their Children. The Commission on Population and Development shall develop recommendations for a social protection program for teen-aged mothers and their children. This shall be submitted to the Department of Social Welfare and Development (DSWD) for integration in their existing social protection program.

2. Reporting and Posting Requirements. The Commission on Population and Development (CPD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)	CPD’s website.

The CPD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

478	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱ 98,658,000	₱78,045,000	₱7,965,000	₱184,668,000

National Capital Region (NCR)	35,220,000	43,320,000	7,965,000	86,505,000

Central Office	31,213,000	41,722,000	7,965,000	80,900,000
National Capital Region	4,007,000	1,598,000		5,605,000
Region I - Ilocos	4,994,000	2,483,000		7,477,000

Regional Office - I	4,994,000	2,483,000		7,477,000
Cordillera Administrative Region (CAR)	4,588,000	2,443,000		7,031,000

Regional Office - CAR	4,588,000	2,443,000		7,031,000
Region II - Cagayan Valley	4,464,000	2,602,000		7,066,000

Regional Office - II	4,464,000	2,602,000		7,066,000
Region III - Central Luzon	3,563,000	1,815,000		5,378,000

Regional Office - III	3,563,000	1,815,000		5,378,000
Region IVA - CALABARZON	4,248,000	2,964,000		7,212,000

Regional Office - IVA	4,248,000	2,964,000		7,212,000
Region IVB - MIMAROPA		750,000		750,000

Regional Office - IVB		750,000		750,000
Region V - Bicol	5,348,000	1,610,000		6,958,000

Regional Office - V	5,348,000	1,610,000		6,958,000
Region VI - Western Visayas	5,323,000	3,281,000		8,604,000

Regional Office - VI	5,323,000	3,281,000		8,604,000
Region VII - Central Visayas	4,148,000	2,158,000		6,306,000

Regional Office - VII	4,148,000	2,158,000		6,306,000
Region VIII - Eastern Visayas	4,877,000	2,380,000		7,257,000

Regional Office - VIII	4,877,000	2,380,000		7,257,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	479
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region IX - Zamboanga Peninsula	3,583,000	2,922,000		6,505,000

Regional Office - IX	3,583,000	2,922,000		6,505,000
Region X - Northern Mindanao	4,113,000	2,026,000		6,139,000

Regional Office - X	4,113,000	2,026,000		6,139,000
Region XI - Davao	4,636,000	2,197,000		6,833,000

Regional Office - XI	4,636,000	2,197,000		6,833,000
Region XII - SOCCSKSARGEN	4,432,000	2,798,000		7,230,000

Regional Office - XII	4,432,000	2,798,000		7,230,000
Region XIII - CARAGA	5,121,000	2,296,000		7,417,000

Regional Office - XIII	5,121,000	2,296,000		7,417,000
Administration of Personnel Benefits	4,059,000			4,059,000

National Capital Region (NCR)	351,000			351,000

Central Office	324,000			324,000
National Capital Region	27,000			27,000
Region V - Bicol	28,000			28,000

Regional Office - V	28,000			28,000
Region XII - SOCCSKSARGEN	3,680,000			3,680,000

Regional Office - XII	3,680,000			3,680,000

Sub-total, General Administration and Support	102,717,000	78,045,000	7,965,000	188,727,000

Operations
Access to population management information and services improved	109,169,000	202,062,000		311,231,000

PHILIPPINE POPULATION MANAGEMENT PROGRAM	109,169,000	202,062,000		311,231,000

Coordination and Development of Population Policy and Programs	73,143,000	15,031,000		88,174,000

National Capital Region (NCR)	19,013,000	7,911,000		26,924,000

Central Office	15,040,000	7,617,000		22,657,000
National Capital Region	3,973,000	294,000		4,267,000
Region I - Ilocos	4,008,000	894,000		4,902,000

Regional Office - I	4,008,000	894,000		4,902,000

480	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Cordillera Administrative Region (CAR)	3,454,000	935,000	4,389,000

Regional Office - CAR	3,454,000	935,000	4,389,000
Region II - Cagayan Valley	3,591,000	554,000	4,145,000

Regional Office - II	3,591,000	554,000	4,145,000
Region III - Central Luzon	3,973,000	471,000	4,444,000

Regional Office - III	3,973,000	471,000	4,444,000
Region IVA - CALABARZON	3,982,000	614,000	4,596,000

Regional Office - IVA	3,982,000	614,000	4,596,000
Region V - Bicol	4,005,000	554,000	4,559,000

Regional Office - V	4,005,000	554,000	4,559,000
Region VI - Western Visayas	3,977,000	360,000	4,337,000

Regional Office - VI	3,977,000	360,000	4,337,000
Region VII - Central Visayas	3,309,000	172,000	3,481,000

Regional Office - VII	3,309,000	172,000	3,481,000
Region VIII - Eastern Visayas	3,591,000	262,000	3,853,000

Regional Office - VIII	3,591,000	262,000	3,853,000
Region IX - Zamboanga Peninsula	3,348,000	266,000	3,614,000

Regional Office - IX	3,348,000	266,000	3,614,000
Region X - Northern Mindanao	3,591,000	218,000	3,809,000

Regional Office - X	3,591,000	218,000	3,809,000
Region XI - Davao	3,981,000	902,000	4,883,000

Regional Office - XI	3,981,000	902,000	4,883,000
Region XII - SOCCSKSARGEN	4,504,000	660,000	5,164,000

Regional Office - XII	4,504,000	660,000	5,164,000
Region XIII - CARAGA	4,816,000	258,000	5,074,000

Regional Office - XIII	4,816,000	258,000	5,074,000
Support to the implementation of approved national, sectoral, regional and local population plans and programs	36,026,000	14,952,000	50,978,000

National Capital Region (NCR)	14,936,000	7,871,000	22,807,000

Central Office	13,319,000	7,171,000	20,490,000
National Capital Region	1,617,000	700,000	2,317,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	481
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region I - Ilocos	1,617,000	667,000	2,284,000

Regional Office - I	1,617,000	667,000	2,284,000
Cordillera Administrative Region (CAR)	1,617,000	990,000	2,607,000

Regional Office - CAR	1,617,000	990,000	2,607,000
Region II - Cagayan Valley	1,617,000	962,000	2,579,000

Regional Office - II	1,617,000	962,000	2,579,000
Region III - Central Luzon	1,617,000	357,000	1,974,000

Regional Office - III	1,617,000	357,000	1,974,000
Region IVA - CALABARZON	1,617,000	301,000	1,918,000

Regional Office - IVA	1,617,000	301,000	1,918,000
Region V - Bicol		362,000	362,000

Regional Office - V		362,000	362,000
Region VI - Western Visayas	1,617,000	486,000	2,103,000

Regional Office - VI	1,617,000	486,000	2,103,000
Region VII - Central Visayas	1,617,000	527,000	2,144,000

Regional Office - VII	1,617,000	527,000	2,144,000
Region VIII - Eastern Visayas	1,617,000	187,000	1,804,000

Regional Office - VIII	1,617,000	187,000	1,804,000
Region IX - Zamboanga Peninsula	1,617,000	278,000	1,895,000

Regional Office - IX	1,617,000	278,000	1,895,000
Region X - Northern Mindanao	1,617,000	456,000	2,073,000

Regional Office - X	1,617,000	456,000	2,073,000
Region XI - Davao	1,686,000	958,000	2,644,000

Regional Office - XI	1,686,000	958,000	2,644,000
Region XII - SOCCSKSARGEN	1,617,000	210,000	1,827,000

Regional Office - XII	1,617,000	210,000	1,827,000
Region XIII - CARAGA	1,617,000	340,000	1,957,000

Regional Office - XIII	1,617,000	340,000	1,957,000
Provision of grants, subsidies and contributions in support of population programs		172,079,000	172,079,000

482	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

National Capital Region (NCR)	36,705,000	36,705,000

Central Office	28,559,000	28,559,000
National Capital Region	8,146,000	8,146,000
Region I - Ilocos	5,602,000	5,602,000

Regional Office - I	5,602,000	5,602,000
Cordillera Administrative Region (CAR)	3,479,000	3,479,000

Regional Office - CAR	3,479,000	3,479,000
Region II - Cagayan Valley	4,790,000	4,790,000

Regional Office - II	4,790,000	4,790,000
Region III - Central Luzon	6,846,000	6,846,000

Regional Office - III	6,846,000	6,846,000
Region IVA - CALABARZON	11,330,000	11,330,000

Regional Office - IVA	11,330,000	11,330,000
Region IVB - MIMAROPA	7,024,000	7,024,000

Regional Office - IVB	7,024,000	7,024,000
Region V - Bicol	11,589,000	11,589,000

Regional Office - V	11,589,000	11,589,000
Region VI - Western Visayas	11,590,000	11,590,000

Regional Office - VI	11,590,000	11,590,000
Region VII - Central Visayas	8,756,000	8,756,000

Regional Office - VII	8,756,000	8,756,000
Region VIII - Eastern Visayas	11,554,000	11,554,000

Regional Office - VIII	11,554,000	11,554,000
Region IX - Zamboanga Peninsula	8,104,000	8,104,000

Regional Office - IX	8,104,000	8,104,000
Region X - Northern Mindanao	12,371,000	12,371,000

Regional Office - X	12,371,000	12,371,000
Region XI - Davao	6,156,000	6,156,000

Regional Office - XI	6,156,000	6,156,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	483
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region XII - SOCCSKSARGEN				17,070,000				17,070,000

Regional Office - XII				17,070,000				17,070,000

Region XIII - CARAGA				9,113,000				9,113,000

Regional Office - XIII				9,113,000				9,113,000

Sub-total, Operations		109,169,000		202,062,000				311,231,000

TOTAL NEW APPROPRIATIONS	₱	211,886,000	₱	280,107,000	₱	7,965,000	₱	499,958,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	128,403

Total Permanent Positions	128,403

Other Compensation Common to All
Personnel Economic Relief Allowance	7,248
Representation Allowance	2,634
Transportation Allowance	2,574
Clothing and Uniform Allowance	1,812
Mid-Year Bonus	10,700
Year End Bonus	10,700
Cash Gift	1,510
Productivity Enhancement Incentive	1,510
Step Increment	326

Total Other Compensation Common to All	39,014

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	38,204

Total Other Compensation for Specific Groups	38,204

Other Benefits
PAG-IBIG Contributions	356
PhilHealth Contributions	1,434
Employees Compensation Insurance Premiums	356
Loyalty Award - Civilian	60
Terminal Leave	4,059

Total Other Benefits	6,265

Total Personnel Services	211,886

484	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Maintenance and Other Operating Expenses
Travelling Expenses	12,792
Training and Scholarship Expenses	13,136
Supplies and Materials Expenses	9,143
Utility Expenses	10,307
Communication Expenses	8,129
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,938
Professional Services	26,960
Repairs and Maintenance	5,965
Financial Assistance/Subsidy	172,079
Taxes, Insurance Premiums and Other Fees	1,714
Other Maintenance and Operating Expenses
Advertising Expenses	276
Printing and Publication Expenses	1,198
Representation Expenses	1,105
Transportation and Delivery Expenses	2,045
Rent/Lease Expenses	7,787
Membership Dues and Contributions to Organizations	99
Subscription Expenses	5,147
Other Maintenance and Operating Expenses	287

Total Maintenance and Other Operating Expenses	280,107

Total Current Operating Expenditures	491,993

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	7,965

Total Capital Outlays	7,965

TOTAL NEW APPROPRIATIONS	499,958

C. PHILIPPINE NATIONAL VOLUNTEER SERVICE COORDINATING AGENCY

For general administration and support, and operations, as indicated hereunder	₱	28,065,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	5,712,000	₱	8,840,000	₱	2,000	₱	615,000	₱	15,169,000
Operations		7,721,000		5,169,000		6,000				12,896,000

NATIONAL VOLUNTEER SERVICE PROGRAM		7,721,000		5,169,000		6,000				12,896,000

TOTAL NEW APPROPRIATIONS	₱	13,433,000	₱	14,009,000	₱	8,000	₱	615,000	₱	28,065,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	485
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine National Volunteer Service Coordinating Agency (PNVSCA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PNVSCA’s website.

The PNVSCA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures						Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses
PROGRAMS
General Administration and Support
General management and supervision	₱	5,712,000	₱	8,840,000	₱	2,000	₱	615,000	₱	15,169,000

Sub-total, General Administration and Support		5,712,000	₱	8,840,000		2,000		615,000		15,169,000

Operations
Alignment of volunteer programs and activities to the national development priorities assured		7,721,000		5,169,000		6,000				12,896,000

NATIONAL VOLUNTEER SERVICE PROGRAM		7,721,000		5,169,000		6,000				12,896,000

Policy advocacy and technical assistance		3,447,000		3,245,000						6,692,000
Program coordination, partnership monitoring and evaluation		4,274,000		1,924,000		6,000				6,204,000

Sub-total, Operations		7,721,000		5,169,000		6,000				12,896,000

TOTAL NEW APPROPRIATIONS	₱	13,433,000	₱	14,009,000	₱	8,000	₱	615,000	₱	28,065,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel

486	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Permanent Positions
Basic Salary	10,255

Total Permanent Positions	10,255

Other Compensation Common to All
Personnel Economic Relief Allowance	432
Representation Allowance	288
Transportation Allowance	288
Clothing and Uniform Allowance	108
Mid-Year Bonus	854
Year End Bonus	854
Cash Gift	90
Productivity Enhancement Incentive	90
Step Increment	26

Total Other Compensation Common to All	3,030

Other Benefits
PAG-IBIG Contributions	21
PhilHealth Contributions	91
Employees Compensation Insurance Premiums	21
Loyalty Award	15

Total Other Benefits	148

Total Personnel Services	13,433

Maintenance and Other Operating Expenses
Travelling Expenses	1,430
Training and Scholarship Expenses	305
Supplies and Materials Expenses	1,510
Utility Expenses	541
Communication Expenses	890
Awards/Rewards and Prizes	50
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	921
General Services	1,639
Repairs and Maintenance	300
Taxes, Insurance Premiums and Other Fees	65
Other Maintenance and Operating Expenses
Printing and Publication Expenses	637
Representation Expenses	2,207
Rent/Lease Expenses	3,341
Subscription Expenses	21
Other Maintenance and Operating Expenses	34

Total Maintenance and Other Operating Expenses	14,009

Financial Expenses
Bank Charges	8

Total Financial Expenses	8

Total Current Operating Expenditures	27,450

DECEMBER 28, 2020	OFFICIAL GAZETTE	487
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Capital Outlays
Property, Plant and Equipment Outlay Machinery and Equipment Outlay	615

Total Capital Outlays	615

TOTAL NEW APPROPRIATIONS	28,065

D. PUBLIC-PRIVATE PARTNERSHIP CENTER OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	192,798,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	34,799,000	₱	62,536,000	₱		₱	97,335,000
Operations		68,863,000		18,400,000		8,200,000		95,463,000

PUBLIC-PRIVATE PARTNERSHIP MANAGEMENT PROGRAM		68,863,000		18,400,000		8,200,000		95,463,000

TOTAL NEW APPROPRIATIONS	₱	103,662,000	₱	80,936,000	₱	8,200,000	₱	192,798,000

Special Provision(s)

1. Project Development and Monitoring Facility Fund. All income of the Public-Private Partnership Center of the Philippines (PPPCP) shall be used for the preparation and conduct of business, pre-feasibility and feasibility studies, preparation of tender documents, and other activities in the preparation of Public-Private Partnership (PPP) projects sourced from reasonable fees and reimbursements of expenses incurred for pre-investment activities and monitoring of PPP project implementation, constituted into Project Development and Monitoring Facility Fund.

Disbursements or expenditures by the PPPCP in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, s. 1987, and to appropriate criminal action under existing penal laws.

2. Reporting and Posting Requirements. The PPPCP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)	PPPCP’s website.

The PPPCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

488	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	Current Operating Expenditures				Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support
General management and supervision	₱	34,799,000	₱	62,536,000	₱		₱	97,335,000

Sub-total, General Administration and Support		34,799,000		62,536,000				97,335,000

Operations
Greater private sector participation thru Public-Private Partnership to accelerate provision of safe, efficient, reliable and sustainable infrastructure and development projects		68,863,000		18,400,000		8,200,000		95,463,000

PUBLIC-PRIVATE PARTNERSHIP MANAGEMENT PROGRAM		68,863,000		18,400,000		8,200,000		95,463,000

Project Development and Advisory Assistance		10,898,000		1,205,000				12,103,000
Management and Administration of the Project Development and Monitoring Facility (PDMF) Funds		6,909,000		561,000				7,470,000
Public-Private Partnership Policy Formulation and Advocacy, and Project Monitoring and Evaluation		21,864,000		2,030,000				23,894,000
Provision of Capacity Building, Knowledge Management Services, Legal Services and ICT Services		29,192,000		14,604,000		8,200,000		51,996,000

Sub-total, Operations		68,863,000		18,400,000		8,200,000		95,463,000

TOTAL NEW APPROPRIATIONS	₱	103,662,000	₱	80,936,000	₱	8,200,000	₱	192,798,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								80,192

Total Permanent Positions								80,192

DECEMBER 28, 2020	OFFICIAL GAZETTE	489
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Other Compensation Common to All
Personnel Economic Relief Allowance	2,664
Representation Allowance	2,094
Transportation Allowance	1,632
Clothing and Uniform Allowance	666
Honoraria	800
Mid-Year Bonus	6,684
Year End Bonus	6,684
Cash Gift	555
Productivity Enhancement Incentive	555
Step Increment	201

Total Other Compensation Common to All	22,535

Other Benefits
PAG-IBIG Contributions	134
PhilHealth Contributions	667
Employees Compensation Insurance Premiums	134

Total Other Benefits	935

Total Personnel Services	103,662

Maintenance and Other Operating Expenses
Travelling Expenses	4,682
Training and Scholarship Expenses	6,699
Supplies and Materials Expenses	3,961
Utility Expenses	2,990
Communication Expenses	6,787
Confidential, Intelligence and Extraordinary Expenses Extraordinary and Miscellaneous Expenses	1,195
Professional Services	603
General Services	7,386
Repairs and Maintenance	4,540
Taxes, Insurance Premiums and Other Fees	818
Other Maintenance and Operating Expenses
Advertising Expenses	100
Printing and Publication Expenses	475
Representation Expenses	2,189
Transportation and Delivery Expenses	78
Rent/Lease Expenses	33,901
Subscription Expenses	4,532

Total Maintenance and Other Operating Expenses	80,936

Total Current Operating Expenditures	184,598

Capital Outlays
Property, Plant and Equipment Outlay Machinery and Equipment Outlay	8,200

Total Capital Outlays	8,200

TOTAL NEW APPROPRIATIONS	192,798

490	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

E. PHILIPPINE STATISTICAL RESEARCH AND TRAINING INSTITUTE

For general administration and support, and operations, as indicated hereunder	₱	61,666,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	9,803,000	₱	16,525,000	₱	6,421,000	₱	32,749,000
Operations		17,550,000		11,367,000				28,917,000

PHILIPPINE STATISTICAL SYSTEM CAPACITY DEVELOPMENT PROGRAM		12,426,000		2,178,000				14,604,000
STATISTICAL RESEARCH PROGRAM		5,124,000		9,189,000				14,313,000

TOTAL NEW APPROPRIATIONS	₱	27,353,000	₱	27,892,000	₱	6,421,000	₱	61,666,000

Special Provision(s)

1. Philippine Statistical Research and Training Institute Endowment Fund. In addition to the amounts appropriated herein, Five Million Seven Hundred Thousand Pesos (₱5,700,000) shall be used by the Philippine Statistical Research and Training Institute (PSRTI) for its MODE and Capital Outlay requirements sourced from interest earnings of the PSRTI Endowment Fund in accordance with Section 21 of R.A. No. 10625.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The PSRTI shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)	PSRTI’s website.

The PSRTI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	9,447,000	₱	16,525,000	₱	6,421,000	₱	32,393,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	491
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Administration of Personnel Benefits		356,000						356,000

Sub-total, General Administration and Support		9,803,000		16,525,000		6,421,000		32,749,000

Operations
Statistical Capacity of Government Strengthened		17,550,000		11,367,000				28,917,000

PHILIPPINE STATISTICAL SYSTEM CAPACITY DEVELOPMENT PROGRAM		12,426,000		2,178,000				14,604,000

Development, promotion, implementation and enhancement of statistical training		12,426,000		2,178,000				14,604,000
STATISTICAL RESEARCH PROGRAM		5,124,000		9,189,000				14,313,000

Development, promotion, implementation and enhancement of statistical research		5,124,000		9,189,000				14,313,000

Sub-total, Operations		17,550,000		11,367,000				28,917,000

TOTAL NEW APPROPRIATIONS	₱	27,353,000	₱	27,892,000	₱	6,421,000	₱	61,666,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	20,006

Total Permanent Positions	20,006

Other Compensation Common to All
Personnel Economic Relief Allowance	960
Representation Allowance	288
Transportation Allowance	288
Clothing and Uniform Allowance	240
Honoraria	600
Mid-Year Bonus - Civilian	1,667
Year End Bonus	1,667
Cash Gift	200
Productivity Enhancement Incentive	200
Step Increment	51

Total Other Compensation Common to All	6,161

Other Benefits
PAG-IBIG Contributions	49
PhilHealth Contributions	207

492	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Employees Compensation Insurance Premiums	49
Terminal Leave	356

Total Other Benefits	661

Non-Permanent Positions	525

Total Personnel Services	27,353

Maintenance and Other Operating Expenses
Travelling Expenses	1,677
Training and Scholarship Expenses	1,420
Supplies and Materials Expenses	1,367
Utility Expenses	1,245
Communication Expenses	2,655
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	7,469
General Services	1,497
Repairs and Maintenance	2,311
Taxes, Insurance Premiums and Other Fees	526
Other Maintenance and Operating Expenses
Printing and Publication Expenses	25
Representation Expenses	51
Rent/Lease Expenses	7,246
Membership Dues and Contributions to Organizations	195
Subscription Expenses	65
Other Maintenance and Operating Expenses	7

Total Maintenance and Other Operating Expenses	27,892

Total Current Operating Expenditures	55,245

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay
Machinery and Equipment Outlay	6,421

Total Capital Outlays	6,421

TOTAL NEW APPROPRIATIONS	61,666

F. PHILIPPINE STATISTICS AUTHORITY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	8,582,777,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	187,434,000	₱	603,247,000	₱	₱	790,681,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	493
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Support to Operations		58,509,000		196,134,000		281,317,000		535,960,000
Operations		999,878,000		5,259,079,000		997,179,000		7,256,136,000

NATIONAL STATISTICS DEVELOPMENT PROGRAM		792,435,000		1,618,951,000		20,057,000		2,431,443,000
STATISTICAL POLICY AND COORDINATION PROGRAM		63,321,000		86,144,000				149,465,000
CIVIL REGISTRATION PROGRAM		144,122,000		3,553,984,000		977,122,000		4,675,228,000

TOTAL NEW APPROPRIATIONS	₱	1,245,821,000	₱	6,058,460,000	₱	1,278,496,000	₱	8,582,777,000

Special Provision(s)

1. National ID System. The amount appropriated herein for the National ID System shall be used for the continuing establishment of a single national identification system for all citizens and resident aliens of the Philippines referred to as the “Philippine Identification System” pursuant to R.A. No. 11055. The Philippine Statistics Authority (PSA) shall set a timetable to fully establish and implement the system, which shall not be later than December 31, 2023.

(CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 851, R.A. No. 11518)

2. Reporting and Posting Requirements. The PSA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) PSA’s website.

The PSA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General management and supervision	₱	175,153,000	₱	603,247,000	₱	₱	778,400,000

National Capital Region (NCR)		144,880,000		276,361,000			421,241,000

Central Office		71,534,000		228,785,000			300,319,000
Regional Statistical Services Office - NCR		73,346,000		47,576,000			120,922,000
Region I - Ilocos		1,797,000		18,653,000			20,450,000

Regional Statistical Services Office - I		1,797,000		18,653,000			20,450,000
Cordillera Administrative Region (CAR)		2,082,000		18,260,000			20,342,000

Regional Statistical Services Office - CAR		2,082,000		18,260,000			20,342,000

494	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region II - Cagayan Valley	2,082,000	14,189,000	16,271,000

Regional Statistical Services Office - II	2,082,000	14,189,000	16,271,000
Region III - Central Luzon	2,108,000	23,935,000	26,043,000

Regional Statistical Services Office - III	2,108,000	23,935,000	26,043,000
Region IVA - CALABARZON	2,082,000	26,392,000	28,474,000

Regional Statistical Services Office - IV-A	2,082,000	26,392,000	28,474,000
Region IVB - MIMAROPA	2,082,000	21,581,000	23,663,000

Regional Statistical Services Office - IV-B	2,082,000	21,581,000	23,663,000
Region V - Bicol	2,438,000	29,896,000	32,334,000

Regional Statistical Services Office - V	2,438,000	29,896,000	32,334,000
Region VI - Western Visayas	1,797,000	28,778,000	30,575,000

Regional Statistical Services Office - VI	1,797,000	28,778,000	30,575,000
Region VII - Central Visayas	2,108,000	20,271,000	22,379,000

Regional Statistical Services Office - VII	2,108,000	20,271,000	22,379,000
Region VIII - Eastern Visayas	1,881,000	23,214,000	25,095,000

Regional Statistical Services Office - VIII	1,881,000	23,214,000	25,095,000
Region IX - Zamboanga Peninsula	2,082,000	13,111,000	15,193,000

Regional Statistical Services Office - IX	2,082,000	13,111,000	15,193,000
Region X - Northern Mindanao	1,797,000	20,224,000	22,021,000

Regional Statistical Services Office - X	1,797,000	20,224,000	22,021,000
Region XI - Davao	1,928,000	22,803,000	24,731,000

Regional Statistical Services Office - XI	1,928,000	22,803,000	24,731,000
Region XII - SOCCSKSARGEN	1,875,000	14,823,000	16,698,000

Regional Statistical Services Office - XII	1,875,000	14,823,000	16,698,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	495
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region XIII - CARAGA	2,134,000	13,328,000		15,462,000

Regional Statistical Services Office - XIII	2,134,000	13,328,000		15,462,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		17,428,000		17,428,000

Regional Statistical Services Office - BARMM		17,428,000		17,428,000
Administration of Personnel Benefits	12,281,000			12,281,000

National Capital Region (NCR)	12,281,000			12,281,000

Central Office	12,281,000			12,281,000

Sub-total, General Administration and Support	187,434,000	603,247,000		790,681,000

Support to Operations
Provision of Management and Corporate Planning and Legal Services	9,323,000	25,247,000		34,570,000

National Capital Region (NCR)	9,323,000	25,247,000		34,570,000

Central Office	9,323,000	25,247,000		34,570,000
Coordination and Formulation of Policies on International Cooperation in Statistics and Civil Registration	3,920,000	2,257,000		6,177,000

National Capital Region (NCR)	3,920,000	2,257,000		6,177,000

Central Office	3,920,000	2,257,000		6,177,000
Development and Maintenance of Information Systems and Databases	41,921,000	163,169,000	270,202,000	475,292,000

National Capital Region (NCR)	41,921,000	163,169,000	270,202,000	475,292,000

Central Office	41,921,000	163,169,000	270,202,000	475,292,000
Coordination in the Development of Statistical Methodologies and Survey Designs	3,345,000	5,461,000		8,806,000

National Capital Region (NCR)	3,345,000	5,461,000		8,806,000

Central Office	3,345,000	5,461,000		8,806,000
Project(s)
Locally-Funded Project(s)			11,115,000	11,115,000

Construction of Office Building for Region II			11,115,000	11,115,000

National Capital Region (NCR)			11,115,000	11,115,000

Central Office			11,115,000	11,115,000

Sub-total, Support to Operations	58,509,000	196,134,000	281,317,000	535,960,000

496	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Operations
Relevant and accessible statistics provided for evidence-based decision making	855,756,000	1,705,095,000	20,057,000	2,580,908,000

NATIONAL STATISTICS DEVELOPMENT PROGRAM	792,435,000	1,618,951,000	20,057,000	2,431,443,000

Conduct of Censuses and Surveys on the Agriculture, Fisheries, Industry and Services Sectors	661,757,000	202,946,000		864,703,000

National Capital Region (NCR)	114,039,000	65,259,000		179,298,000

Central Office	114,039,000	49,405,000		163,444,000
Regional Statistical Services Office - NCR		15,854,000		15,854,000
Region I - Ilocos	23,931,000	7,718,000		31,649,000

Regional Statistical Services Office - I	23,931,000	7,718,000		31,649,000
Cordillera Administrative Region (CAR)	29,686,000	7,787,000		37,473,000

Regional Statistical Services Office - CAR	29,686,000	7,787,000		37,473,000
Region II - Cagayan Valley	27,361,000	8,439,000		35,800,000

Regional Statistical Services Office - II	27,361,000	8,439,000		35,800,000
Region III - Central Luzon	56,322,000	11,472,000		67,794,000

Regional Statistical Services Office - III	56,322,000	11,472,000		67,794,000
Region IVA - CALABARZON	61,383,000	10,183,000		71,566,000

Regional Statistical Services Office - IV-A	61,383,000	10,183,000		71,566,000
Region IVB - MIMAROPA	26,322,000	8,610,000		34,932,000

Regional Statistical Services Office - IV-B	26,322,000	8,610,000		34,932,000
Region V - Bicol	32,579,000	10,025,000		42,604,000

Regional Statistical Services Office - V	32,579,000	10,025,000		42,604,000
Region VI - Western Visayas	41,451,000	10,979,000		52,430,000

Regional Statistical Services Office - VI	41,451,000	10,979,000		52,430,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	497
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region VII - Central Visayas	39,612,000	7,706,000	47,318,000

Regional Statistical Services Office - VII	39,612,000	7,706,000	47,318,000
Region VIII - Eastern Visayas	33,678,000	9,332,000	43,010,000

Regional Statistical Services Office - VIII	33,678,000	9,332,000	43,010,000
Region IX - Zamboanga Peninsula	24,773,000	6,710,000	31,483,000

Regional Statistical Services Office - IX	24,773,000	6,710,000	31,483,000
Region X - Northern Mindanao	29,044,000	8,511,000	37,555,000

Regional Statistical Services Office - X	29,044,000	8,511,000	37,555,000
Region XI - Davao	31,202,000	8,924,000	40,126,000

Regional Statistical Services Office - XI	31,202,000	8,924,000	40,126,000
Region XII - SOCCSKSARGEN	27,297,000	6,846,000	34,143,000

Regional Statistical Services Office - XII	27,297,000	6,846,000	34,143,000
Region XIII - CARAGA	33,318,000	7,200,000	40,518,000

Regional Statistical Services Office - XIII	33,318,000	7,200,000	40,518,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	29,759,000	7,245,000	37,004,000

Regional Statistical Services Office - BARMM	29,759,000	7,245,000	37,004,000
Conduct of Household-based Censuses and Surveys	130,678,000	38,598,000	169,276,000

National Capital Region (NCR)	33,370,000	25,755,000	59,125,000

Central Office	26,831,000	24,235,000	51,066,000
Regional Statistical Services Office - NCR	6,539,000	1,520,000	8,059,000
Region I - Ilocos	5,262,000	817,000	6,079,000

Regional Statistical Services Office - I	5,262,000	817,000	6,079,000
Cordillera Administrative Region (CAR)	5,885,000	742,000	6,627,000

Regional Statistical Services Office - CAR	5,885,000	742,000	6,627,000

498	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region II - Cagayan Valley	7,763,000	579,000	8,342,000

Regional Statistical Services Office - II	7,763,000	579,000	8,342,000
Region III - Central Luzon	7,969,000	1,049,000	9,018,000

Regional Statistical Services Office - III	7,969,000	1,049,000	9,018,000
Region IVA - CALABARZON	5,858,000	722,000	6,580,000

Regional Statistical Services Office - IV-A	5,858,000	722,000	6,580,000
Region IVB - MIMAROPA	5,533,000	619,000	6,152,000

Regional Statistical Services Office - IV-B	5,533,000	619,000	6,152,000
Region V - Bicol	6,181,000	719,000	6,900,000

Regional Statistical Services Office - V	6,181,000	719,000	6,900,000
Region VI - Western Visayas	6,955,000	674,000	7,629,000

Regional Statistical Services Office - VI	6,955,000	674,000	7,629,000
Region VII - Central Visayas	6,128,000	513,000	6,641,000

Regional Statistical Services Office - VII	6,128,000	513,000	6,641,000
Region VIII - Eastern Visayas	6,546,000	1,355,000	7,901,000

Regional Statistical Services Office - VIII	6,546,000	1,355,000	7,901,000
Region IX - Zamboanga Peninsula	6,642,000	853,000	7,495,000

Regional Statistical Services Office - IX	6,642,000	853,000	7,495,000
Region X - Northern Mindanao	5,239,000	541,000	5,780,000

Regional Statistical Services Office - X	5,239,000	541,000	5,780,000
Region XI - Davao	6,026,000	616,000	6,642,000

Regional Statistical Services Office - XI	6,026,000	616,000	6,642,000
Region XII - SOCCSKSARGEN	7,570,000	1,202,000	8,772,000

Regional Statistical Services Office - XII	7,570,000	1,202,000	8,772,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	499
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region XIII - CARAGA		598,000		598,000

Regional Statistical Services Office - XIII		598,000		598,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	7,751,000	1,244,000		8,995,000

Regional Statistical Services Office - BARMM	7,751,000	1,244,000		8,995,000
Generation/Compilation of administrative-based statistics and derived indicators		2,047,000		2,047,000

National Capital Region (NCR)		2,047,000		2,047,000

Central Office		2,047,000		2,047,000
Project(s)
Locally-Funded Project(s)		1,375,360,000	20,057,000	1,395,417,000

Census of Agriculture and Fisheries		21,466,000	20,057,000	41,523,000

National Capital Region (NCR)		21,466,000	20,057,000	41,523,000

Central Office		21,466,000	20,057,000	41,523,000
Census of Philippine Business and Industry		37,734,000		37,734,000

National Capital Region (NCR)		37,734,000		37,734,000

Central Office		37,734,000		37,734,000
Annual Survey of Philippine Business and Industry		98,234,000		98,234,000

National Capital Region (NCR)		98,234,000		98,234,000

Central Office		98,234,000		98,234,000
Annual Poverty Indicators Survey		5,052,000		5,052,000

National Capital Region (NCR)		5,052,000		5,052,000

Central Office		5,052,000		5,052,000
Annual Survey of Information and Communication Technology		4,586,000		4,586,000

National Capital Region (NCR)		4,586,000		4,586,000

Central Office		4,586,000		4,586,000
Family Income and Expenditures Survey		284,929,000		284,929,000

National Capital Region (NCR)		284,929,000		284,929,000

Central Office		284,929,000		284,929,000

500	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Census of Population and Housing		140,548,000	140,548,000

National Capital Region (NCR)		140,548,000	140,548,000

Central Office		140,548,000	140,548,000
Development/Enhancement of the Design of Statistical Frame Integrating Geospatial Information		685,642,000	685,642,000

National Capital Region (NCR)		685,642,000	685,642,000

Central Office		685,642,000	685,642,000
Generation/Compilation of Community-Based Statistics		85,000,000	85,000,000

National Capital Region (NCR)		85,000,000	85,000,000

Central Office		85,000,000	85,000,000
Survey on Tourism Establishments in the Philippines (STEP)		12,169,000	12,169,000

National Capital Region (NCR)		12,169,000	12,169,000

Central Office		12,169,000	12,169,000
STATISTICAL POLICY AND COORDINATION PROGRAM	63,321,000	86,144,000	149,465,000

Statistical Planning, Programming, Budgeting, Monitoring and Evaluation	7,600,000	27,832,000	35,432,000

National Capital Region (NCR)	7,600,000	27,832,000	35,432,000

Central Office	7,600,000	27,832,000	35,432,000
Development and Improvement of Statistical Frameworks and Standards	41,734,000	51,734,000	93,468,000

National Capital Region (NCR)	41,734,000	51,734,000	93,468,000

Central Office	41,734,000	51,734,000	93,468,000
Coordination of Statistical Activities at the National and Local Levels	13,987,000	6,578,000	20,565,000

National Capital Region (NCR)	13,987,000	2,123,000	16,110,000

Central Office	13,987,000	2,049,000	16,036,000
Regional Statistical Services Office - NCR		74,000	74,000
Region I - Ilocos		347,000	347,000

Regional Statistical Services Office - I		347,000	347,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	501
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Cordillera Administrative Region (CAR)	178,000	178,000

Regional Statistical Services Office - CAR	178,000	178,000
Region II - Cagayan Valley	118,000	118,000

Regional Statistical Services Office - II	118,000	118,000
Region III - Central Luzon	220,000	220,000

Regional Statistical Services Office - III	220,000	220,000
Region IVA - CALABARZON	415,000	415,000

Regional Statistical Services Office - IV-A	415,000	415,000
Region IVB - MIMAROPA	306,000	306,000

Regional Statistical Services Office - IV-B	306,000	306,000
Region V - Bicol	258,000	258,000

Regional Statistical Services Office - V	258,000	258,000
Region VI - Western Visayas	264,000	264,000

Regional Statistical Services Office - VI	264,000	264,000
Region VII - Central Visayas	137,000	137,000

Regional Statistical Services Office - VII	137,000	137,000
Region VIII - Eastern Visayas	474,000	474,000

Regional Statistical Services Office - VIII	474,000	474,000
Region IX - Zamboanga Peninsula	121,000	121,000

Regional Statistical Services Office - IX	121,000	121,000
Region X - Northern Mindanao	432,000	432,000

Regional Statistical Services Office - X	432,000	432,000
Region XI - Davao	165,000	165,000

Regional Statistical Services Office - XI	165,000	165,000

502	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XII - SOCCSKSARGEN		413,000		413,000

Regional Statistical Services Office - XII		413,000		413,000
Region XIII - CARAGA		264,000		264,000

Regional Statistical Services Office - XIII		264,000		264,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		343,000		343,000

Regional Statistical Services Office - BARMM		343,000		343,000
Citizen’s access to social services facilitated	144,122,000	3,553,984,000	977,122,000	4,675,228,000

CIVIL REGISTRATION PROGRAM	144,122,000	3,553,984,000	977,122,000	4,675,228,000

Processing and Archiving of Civil Registry Documents	125,972,000	63,231,000		189,203,000

National Capital Region (NCR)	33,988,000	25,402,000		59,390,000

Central Office	28,233,000	24,179,000		52,412,000
Regional Statistical Services Office - NCR	5,755,000	1,223,000		6,978,000
Region I - Ilocos	5,537,000	2,360,000		7,897,000

Regional Statistical Services Office - I	5,537,000	2,360,000		7,897,000
Cordillera Administrative Region (CAR)	6,897,000	1,163,000		8,060,000

Regional Statistical Services Office - CAR	6,897,000	1,163,000		8,060,000
Region II - Cagayan Valley	5,529,000	2,619,000		8,148,000

Regional Statistical Services Office - II	5,529,000	2,619,000		8,148,000
Region III - Central Luzon	4,912,000	3,526,000		8,438,000

Regional Statistical Services Office - III	4,912,000	3,526,000		8,438,000
Region IVA - CALABARZON	5,847,000	3,436,000		9,283,000

Regional Statistical Services Office - IV-A	5,847,000	3,436,000		9,283,000
Region IVB - MIMAROPA	4,961,000	2,656,000		7,617,000

Regional Statistical Services Office - IV-B	4,961,000	2,656,000		7,617,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	503
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region V - Bicol	6,854,000	1,664,000	8,518,000

Regional Statistical Services Office - V	6,854,000	1,664,000	8,518,000
Region VI - Western Visayas	6,878,000	2,732,000	9,610,000

Regional Statistical Services Office - VI	6,878,000	2,732,000	9,610,000
Region VII - Central Visayas	6,367,000	1,912,000	8,279,000

Regional Statistical Services Office - VII	6,367,000	1,912,000	8,279,000
Region VIII - Eastern Visayas	6,037,000	4,815,000	10,852,000

Regional Statistical Services Office - VIII	6,037,000	4,815,000	10,852,000
Region IX - Zamboanga Peninsula	6,056,000	923,000	6,979,000

Regional Statistical Services Office - IX	6,056,000	923,000	6,979,000
Region X - Northern Mindanao	4,192,000	1,553,000	5,745,000

Regional Statistical Services Office - X	4,192,000	1,553,000	5,745,000
Region XI - Davao	6,855,000	2,022,000	8,877,000

Regional Statistical Services Office - XI	6,855,000	2,022,000	8,877,000
Region XII - SOCCSKSARGEN	3,506,000	4,195,000	7,701,000

Regional Statistical Services Office - XII	3,506,000	4,195,000	7,701,000
Region XIII - CARAGA	5,030,000	1,181,000	6,211,000

Regional Statistical Services Office - XIII	5,030,000	1,181,000	6,211,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	6,526,000	1,072,000	7,598,000

Regional Statistical Services Office - BARMM	6,526,000	1,072,000	7,598,000
Issuance of Civil Registration Certification/Authentications of Documents	18,150,000	90,950,000	109,100,000

National Capital Region (NCR)	18,150,000	90,950,000	109,100,000

Central Office	18,150,000	90,950,000	109,100,000

504	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Technical Supervision over Local Civil Registrars				3,255,000				3,255,000

National Capital Region (NCR)				3,255,000				3,255,000

Central Office				3,255,000				3,255,000
Project(s)
Locally-Funded Project(s)				3,396,548,000		977,122,000		4,373,670,000

Unified Multi-Purpose ID (UMID) System-Central Verification and Enrolment Agency Component (UMID-CVEA)				55,000,000				55,000,000

National Capital Region (NCR)				55,000,000				55,000,000

Central Office				55,000,000				55,000,000
National ID System				3,341,548,000		977,122,000		4,318,670,000

National Capital Region (NCR)				3,341,548,000		977,122,000		4,318,670,000

Central Office				3,341,548,000		977,122,000		4,318,670,000

Sub-total, Operations		999,878,000		5,259,079,000		997,179,000		7,256,136,000

TOTAL NEW APPROPRIATIONS	₱	1,245,821,000	₱	6,058,460,000	₱	1,278,496,000	₱	8,582,777,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								939,810

Total Permanent Positions								939,810

Other Compensation Common to All
Personnel Economic Relief Allowance								54,216
Representation Allowance								10,446
Transportation Allowance								10,446
Clothing and Uniform Allowance								13,554
Mid-Year Bonus								78,322
Year End Bonus								78,322
Cash Gift								11,295
Per Diems								7,410
Productivity Enhancement Incentive								11,295
Step Increment								2,351

Total Other Compensation Common to All								277,657

DECEMBER 28, 2020	OFFICIAL GAZETTE	505
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Other Benefits
PAG-IBIG Contributions	2,708
PhilHealth Contributions	10,657
Employees Compensation Insurance Premiums	2,708
Terminal Leave	12,281

Total Other Benefits	28,354

Total Personnel Services	1,245,821

Maintenance and Other Operating Expenses
Travelling Expenses	308,990
Training and Scholarship Expenses	1,286,894
Supplies and Materials Expenses	1,382,125
Utility Expenses	124,660
Communication Expenses	91,072
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,258
Professional Services	1,430,801
General Services	804,342
Repairs and Maintenance	71,556
Taxes, Insurance Premiums and Other Fees	10,128
Other Maintenance and Operating Expenses
Advertising Expenses	883
Printing and Publication Expenses	107,425
Representation Expenses	12,120
Transportation and Delivery Expenses	5,741
Rent/Lease Expenses	256,055
Membership Dues and Contributions to Organizations	201
Subscription Expenses	82,261
Other Maintenance and Operating Expenses	77,948

Total Maintenance and Other Operating Expenses	6,058,460

Total Current Operating Expenditures	7,304,281

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	11,115
Machinery and Equipment Outlay	1,267,381

Total Capital Outlays	1,278,496

TOTAL NEW APPROPRIATIONS	8,582,777

G. TARIFF COMMISSION

For general administration and support, support to operations and operations, as indicated hereunder	₱	91,664,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

506	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

PROGRAMS
General Administration and Support	₱	28,102,000	₱	14,130,000	₱		₱	42,232,000
Support to Operations		3,742,000		9,549,000		2,723,000		16,014,000
Operations		26,712,000		6,706,000				33,418,000

TARIFF ADMINISTRATION PROGRAM		14,656,000		3,320,000				17,976,000
INTERNATIONAL TRADE AND TARIFF NEGOTIATIONS PROGRAM		8,999,000		1,752,000				10,751,000
TRADE REMEDY MEASURES PROGRAM		3,057,000		1,634,000				4,691,000

TOTAL NEW APPROPRIATIONS	₱	58,556,000	₱	30,385,000	₱	2,723,000	₱	91,664,000

Special Provision(s)

1. Remedies Fund. In addition to the amounts appropriated herein, Two Million Five Hundred Thousand Pesos (₱2,500,000) shall be used in the implementation of remedies or safeguard measures for the protection of the domestic industries and producers from increased imports which cause or threaten to cause injury to the local industry, sourced from fifty percent (50%) of the revenues collected from fees, charges, and safeguard duties, constituted into the Remedies Fund in accordance with Section 34 of R.A. No. 8800.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The Tariff Commission (TC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) TC’s website.

The TC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	28,055,000	₱	14,130,000		₱	42,185,000
Administration of Personnel Benefits		47,000					47,000

Sub-total, General Administration and Support		28,102,000		14,130,000			42,232,000

Support to Operations
Planning and Program Development and Monitoring		1,436,000		219,000			1,655,000
Information, Packaging and Dissemination		979,000		200,000			1,179,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	507
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Information System Development and Maintenance		1,327,000		9,130,000		2,723,000		13,180,000

Sub-total, Support to Operations		3,742,000		9,549,000		2,723,000		16,014,000

Operations
Competitiveness of local industries enhanced and international trade promoted		26,712,000		6,706,000				33,418,000

TARIFF ADMINISTRATION PROGRAM		14,656,000		3,320,000				17,976,000

Conduct of investigations and public hearings on petitions for tariff modification		2,001,000		2,337,000				4,338,000
Issuance of rulings and opinions on application for tariff classification		9,079,000		459,000				9,538,000
Conduct of studies on the impact of tariff policies and programs on national competitiveness and consumer welfare in line with the economic objectives of the government		3,576,000		524,000				4,100,000
INTERNATIONAL TRADE AND TARIFF NEGOTIATIONS PROGRAM		8,999,000		1,752,000				10,751,000

Conduct of investigations and public consultations on tariff concessions to be granted by the Philippines under multilateral, regional, bilateral and other international trade agreements		1,707,000		539,000				2,246,000
Participation in international trade and tariff negotiations including review of the trade agreements for negotiation and trade agreements entered into by the Philippines		4,322,000		610,000				4,932,000
Administration, updating and conduct of consultations on the ASEAN Harmonized Tariff nomenclature		2,970,000		603,000				3,573,000
TRADE REMEDY MEASURES PROGRAM		3,057,000		1,634,000				4,691,000

Adjudication of cases on the application of trade remedies against imports		3,057,000		1,634,000				4,691,000

Sub-total, Operations		26,712,000		6,706,000				33,418,000

TOTAL NEW APPROPRIATIONS	₱	58,556,000	₱	30,385,000	₱	2,723,000	₱	91,664,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel

508	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Permanent Positions
Basic Salary	45,464

Total Permanent Positions	45,464

Other Compensation Common to All
Personnel Economic Relief Allowance	1,968
Representation Allowance	714
Transportation Allowance	714
Clothing and Uniform Allowance	492
Mid-Year Bonus	3,789
Year End Bonus	3,789
Cash Gift	410
Productivity Enhancement Incentive	410
Step Increment	114

Total Other Compensation Common to All	12,400

Other Benefits
PAG-IBIG Contributions	99
PhilHealth Contributions	447
Employees Compensation Insurance Premiums	99
Terminal Leave	47

Total Other Benefits	692

Total Personnel Services	58,556

Maintenance and Other Operating Expenses
Travelling Expenses	4,241
Training and Scholarship Expenses	885
Supplies and Materials Expenses	1,774
Utility Expenses	1,027
Communication Expenses	2,087
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	440
Professional Services	245
General Services	1,025
Repairs and Maintenance	975
Taxes, Insurance Premiums and Other Fees	130
Other Maintenance and Operating Expenses
Advertising Expenses	288
Printing and Publication Expenses	530
Representation Expenses	90
Rent/Lease Expenses	9,750
Membership Dues and Contributions to Organizations	8
Subscription Expenses	6,872
Donations	8
Other Maintenance and Operating Expenses	10

Total Maintenance and Other Operating Expenses	30,385

Total Current Operating Expenditures	88,941

DECEMBER 28, 2020	OFFICIAL GAZETTE	509
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,723

Total Capital Outlays	2,723

TOTAL NEW APPROPRIATIONS	91,664

510	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

GENERAL SUMMARY

NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total

A. OFFICE OF THE DIRECTOR-GENERAL	₱	919,230,000	₱	678,918,000	₱		₱	120,020,000	₱	1,718,168,000
B. COMMISSION ON POPULATION AND DEVELOPMENT		211,886,000		280,107,000				7,965,000		499,958,000
C. PHILIPPINE NATIONAL VOLUNTEER SERVICE COORDINATING AGENCY		13,433,000		14,009,000		8,000		615,000		28,065,000
D. PUBLIC-PRIVATE PARTNERSHIP CENTER OF THE PHILIPPINES		103,662,000		80,936,000				8,200,000		192,798,000
E. PHILIPPINE STATISTICAL RESEARCH AND TRAINING INSTITUTE		27,353,000		27,892,000				6,421,000		61,666,000
F. PHILIPPINE STATISTICS AUTHORITY		1,245,821,000		6,058,460,000				1,278,496,000		8,582,777,000
G. TARIFF COMMISSION		58,556,000		30,385,000				2,723,000		91,664,000

TOTAL NEW APPROPRIATIONS NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	₱	2,579,941,000	₱	7,170,707,000	₱	8,000	₱	1,424,440,000	₱	11,175,096,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	511
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

XXVII. PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

A. PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE (PROPER)

For general administration and support, and operations, as indicated hereunder	₱	490,159,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	115,613,000	₱	93,586,000	₱		₱	209,199,000
Operations		16,326,000		182,279,000		82,355,000		280,960,000

PRESIDENTIAL COMMUNICATIONS PROGRAM		16,326,000		182,279,000		82,355,000		280,960,000

TOTAL NEW APPROPRIATIONS	₱	131,939,000	₱	275,865,000	₱	82,355,000	₱	490,159,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Communications Operations Office (PCOO) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. URS or other electronic means for reports not covered by the URS until such a time that all agencies have migrated to the BTMS; and

b. PCOO’s website

The PCOO shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General management and supervision	₱	115,613,000	₱	93,586,000	₱	₱	209,199,000

Sub-total, General Administration and Support		115,613,000		93,586,000			209,199,000

512	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Operations
Public access, engagement and understanding of Presidential policies and government programs achieved		16,326,000		182,279,000		82,355,000		280,960,000

PRESIDENTIAL COMMUNICATIONS PROGRAM		16,326,000		182,279,000		82,355,000		280,960,000

Formulation, coordination and implementation of integrated public information plans and programs		16,326,000		182,279,000		82,355,000		280,960,000

Sub-total, Operations		16,326,000		182,279,000		82,355,000		280,960,000

TOTAL NEW APPROPRIATIONS	₱	131,939,000	₱	275,865,000	₱	82,355,000	₱	490,159,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	100,968

Total Permanent Positions	100,968

Other Compensation Common to All
Personnel Economic Relief Allowance	3,264
Representation Allowance	2,892
Transportation Allowance	2,892
Clothing and Uniform Allowance	816
Mid-Year Bonus - Civilian	8,414
Year End Bonus	8,414
Cash Gift	680
Productivity Enhancement Incentive	680
Step Increment	252

Total Other Compensation Common to All	28,304

Other Benefits
PAG-IBIG Contributions	163
PhilHealth Contributions	777
Employees Compensation Insurance Premiums	163
Loyalty Award - Civilian	15

Total Other Benefits	1,118

Non-Permanent Positions	1,549

Total Personnel Services	131,939

DECEMBER 28, 2020	OFFICIAL GAZETTE	513
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Maintenance and Other Operating Expenses
Travelling Expenses	62,332
Training and Scholarship Expenses	16,018
Supplies and Materials Expenses	29,396
Utility Expenses	6,402
Communication Expenses	34,009
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	2,928
Professional Services	9,920
General Services	8,060
Repairs and Maintenance	9,486
Taxes, Insurance Premiums and Other Fees	818
Other Maintenance and Operating Expenses
Advertising Expenses	1,068
Representation Expenses	16,000
Transportation and Delivery Expenses	2,030
Rent/Lease Expenses	12,492
Subscription Expenses	10,089
Other Maintenance and Operating Expenses	54,817

Total Maintenance and Other Operating Expenses	275,865

Total Current Operating Expenditures	407,804

Capital Outlays
Property, Plant and Equipment Outlay
Building and Other Structures	79,400
Machinery and Equipment Outlay	2,955

Total Capital Outlays	82,355

TOTAL NEW APPROPRIATIONS	490,159

B. BUREAU OF BROADCAST SERVICES

For general administration and support, and operations, as indicated hereunder	₱	384,197,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	42,038,000	₱	49,206,000	₱		₱	91,244,000
Operations		191,986,000		95,728,000		5,239,000		292,953,000

PUBLIC RADIO BROADCASTING PROGRAM		191,986,000		95,728,000		5,239,000		292,953,000

TOTAL NEW APPROPRIATIONS	₱	234,024,000	₱	144,934,000	₱	5,239,000		384,197,000

514	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Special Provision(s)

1. Reporting and Posting Requirements. The Bureau of Broadcast Services (BBS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. URS or other electronic means for reports not covered by the URS until such a time that all agencies have migrated to the BTMS; and

b. BBS’ website

The BBS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the data of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	37,333,000	₱	49,206,000	₱		₱	86,539,000
Administration of Personnel Benefits		4,705,000						4,705,000

Sub-total, General Administration and Support		42,038,000		49,206,000				91,244,000

Operations
Public access, engagement and understanding of Presidential policies and government programs achieved		191,986,000		95,728,000		5,239,000		292,953,000

PUBLIC RADIO BROADCASTING PROGRAM		191,986,000		95,728,000		5,239,000		292,953,000

Production and transmission of various types of radio programs, including news and other special features		120,872,000		49,641,000				170,513,000
Maintenance and operation of radio stations nationwide		71,114,000		40,767,000		5,239,000		117,120,000
Provision of creative services for the production of radio dramas and other special programs				5,320,000				5,320,000

Sub-total, Operations		191,986,000		95,728,000		5,239,000		292,953,000

TOTAL NEW APPROPRIATIONS	₱	234,024,000	₱	144,934,000	₱	5,239,000	₱	384,197,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	515
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	177,761

Total Permanent Positions	177,761

Other Compensation Common to All
Personnel Economic Relief Allowance	10,704
Representation Allowance	168
Transportation Allowance	168
Clothing and Uniform Allowance	2,676
Mid-Year Bonus - Civilian	14,814
Year End Bonus	14,814
Cash Gift	2,230
Productivity Enhancement Incentive	2,230
Step Increment	445

Total Other Compensation Common to All	48,249

Other Benefits
PAG-IBIG Contributions	535
PhilHealth Contributions	2,239
Employees Compensation Insurance Premiums	535
Terminal Leave	4,705

Total Other Benefits	8,014

Total Personnel Services	234,024

Maintenance and Other Operating Expenses
Travelling Expenses	7,491
Training and Scholarship Expenses	1,000
Supplies and Materials Expenses	9,859
Utility Expenses	32,376
Communication Expenses	14,513
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	32,640
General Services	25,923
Repairs and Maintenance	10,150
Taxes, Insurance Premiums and Other Fees	1,730
Other Maintenance and Operating Expenses
Advertising Expenses	70
Printing and Publication Expenses	70
Representation Expenses	2,995
Transportation and Delivery Expenses	320

516	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Rent/Lease Expenses	2,887
Membership Dues and Contribution to Organizations	50
Subscription Expenses	1,282
Donations	50
Other Maintenance and Operating Expenses	1,410

Total Maintenance and Other Operating Expenses	144,934

Total Current Operating Expenditures	378,958

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	146
Machinery and Equipment Outlay	5,093

Total Capital Outlays	5,239

TOTAL NEW APPROPRIATIONS	384,197

C. BUREAU OF COMMUNICATIONS SERVICES

For general administration and support, and operations, as indicated hereunder	₱	65,056,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	14,238,000	₱	12,868,000	₱		₱	27,106,000
Operations		24,645,000		9,135,000		4,170,000		37,950,000

GOVERNMENT COMMUNICATIONS PROGRAM		24,645,000		9,135,000		4,170,000		37,950,000

TOTAL NEW APPROPRIATIONS	₱	38,883,000	₱	22,003,000	₱	4,170,000	₱	65,056,000

Special Provision(s)

1. Reporting and Posting Requirements. The Bureau of Communications Services (BCS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. URS or other electronic means for reports not covered by the URS until such a time that all agencies have migrated to the BTMS; and

b. BCS’ website

The BCS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 28, 2020	OFFICIAL GAZETTE	517
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	14,238,000	₱	12,868,000	₱		₱	27,106,000

Sub-total, General Administration and Support		14,238,000		12,868,000				27,106,000

Operations
Public access, engagement and understanding of Presidential policies and government programs achieved		24,645,000		9,135,000		4,170,000		37,950,000

GOVERNMENT COMMUNICATIONS PROGRAM		24,645,000		9,135,000		4,170,000		37,950,000

Development and production of special publications and audio-visual information/communication materials		16,300,000		3,398,000		2,270,000		21,968,000
Production and dissemination of print publications		8,345,000		3,734,000		1,900,000		13,979,000
Research, planning and evaluation				2,003,000				2,003,000

Sub-total, Operations		24,645,000		9,135,000		4,170,000		37,950,000

TOTAL NEW APPROPRIATIONS	₱	38,883,000	₱	22,003,000	₱	4,170,000	₱	65,056,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	29,728

Total Permanent Positions	29,728

518	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Other Compensation Common to All
Personnel Economic Relief Allowance	1,800
Representation Allowance	288
Transportation Allowance	288
Clothing and Uniform Allowance	450
Mid-Year Bonus - Civilian	2,477
Year End Bonus	2,477
Cash Gift	375
Productivity Enhancement Incentive	375
Step Increment	75

Total Other Compensation Common to All	8,605

Other Benefits
PAG-IBIG Contributions	90
PhilHealth Contributions	335
Employees Compensation Insurance Premiums	90
Loyalty Award - Civilian	35

Total Other Benefits	550

Total Personnel Services	38,883

Maintenance and Other Operating Expenses
Travelling Expenses	149
Training and Scholarship Expenses	832
Supplies and Materials Expenses	2,891
Utility Expenses	2,849
Communication Expenses	1,514
Survey, Research, Exploration and Development Expenses	41
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	140
General Services	652
Repairs and Maintenance	2,843
Taxes, Insurance Premiums and Other Fees	180
Other Maintenance and Operating Expenses
Printing and Publication Expenses	2,601
Rent/Lease Expenses	4,587
Subscription Expenses	430
Other Maintenance and Operating Expenses	2,158

Total Maintenance and Other Operating Expenses	22,003

Total Current Operating Expenditures	60,886

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	4,170

Total Capital Outlays	4,170

TOTAL NEW APPROPRIATIONS	65,056

DECEMBER 28, 2020	OFFICIAL GAZETTE	519
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

D. NATIONAL PRINTING OFFICE

For general administration and support, and operations, as indicated hereunder	₱	10,909,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	1,832,000			₱	1,832,000
Operations		9,077,000				9,077,000

NATIONAL PRINTING PROGRAM		9,077,000				9,077,000

TOTAL NEW APPROPRIATIONS	₱	10,909,000			₱	10,909,000

Special Provision(s)

1. Revolving Fund for the National Printing Office. The revolving fund constituted from income derived from the production and other printing activities of the National Printing Office (NPO) shall be used to cover its operating requirements consistent with Section 3 of E.O. No. 378 s. 2004. Disbursements shall be made in accordance with budgeting, accounting and auditing rules and regulations.

2. Appropriations for the National Printing Office. The amount of Ten Million Nine Hundred Nine Thousand Pesos (₱10,909,000) appropriated herein for Personnel Services shall be used exclusively for deficiencies in the payment of regular pay, allowances and benefits of NPO personnel. In no case shall said amount be used for any other purpose.

3. Reporting and Posting Requirements. The NPO shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. URS or other electronic means for reports not covered by the URS until such a time that all agencies have migrated to the BTMS; and

b. NPO’s website

The NPO shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support
General management and supervision	₱	1,832,000			₱	1,832,000

Sub-total, General Administration and Support		1,832,000				1,832,000

520	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Operations
Responsive and self-sustaining printing operations achieved		9,077,000		9,077,000

NATIONAL PRINTING PROGRAM		9,077,000		9,077,000

Production, planning and control of printing and binding activities		566,000		566,000
Maintenance and repair of printing machines		686,000		686,000
Type setting, monotyping and photolithographic services		2,639,000		2,639,000
Press operation and cutting into standard forms and binding of printed materials		4,667,000		4,667,000
Storing, shipping and trucking of finished products		519,000		519,000

Sub-total, Operations		9,077,000		9,077,000

TOTAL NEW APPROPRIATIONS	₱	10,909,000	₱	10,909,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	8,206

Total Permanent Positions	8,206

Other Compensation Common to All
Personnel Economic Relief Allowance	646
Representation Allowance	34
Transportation Allowance	34
Clothing and Uniform Allowance	162
Mid-Year Bonus - Civilian	684
Year End Bonus	684
Cash Gift	134
Productivity Enhancement Incentive	135
Step Increment	21

Total Other Compensation Common to All	2,534

DECEMBER 28, 2020	OFFICIAL GAZETTE	521
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Other Benefits
PAG-IBIG Contributions	32
PhilHealth Contributions	104
Employees Compensation Insurance Premiums	33

Total Other Benefits	169

Total Personnel Services	10,909

Total Current Operating Expenditures	10,909

TOTAL NEW APPROPRIATIONS	10,909

E. NEWS AND INFORMATION BUREAU

For general administration and support, and operations, as indicated hereunder	₱	125,273,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	16,863,000	₱	9,444,000	₱	1,765,000	₱	28,072,000
Operations		68,590,000		28,611,000				97,201,000

GOVERNMENT NEWS INFORMATION AND MEDIA SERVICES PROGRAM		68,590,000		28,611,000				97,201,000

TOTAL NEW APPROPRIATIONS	₱	85,453,000	₱	38,055,000	₱	1,765,000	₱	125,273,000

Special Provision(s)

1. Reporting and Posting Requirements. The News and Information Bureau (NIB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. URS or other electronic means for reports not covered by the URS until such a time that all agencies have migrated to the BTMS; and

b. NIB’s website

The NIB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

522	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

PROGRAMS
General Administration and Support
General management and supervision	₱	16,333,000	₱	9,444,000	₱	1,765,000	₱	27,542,000
Administration of Personnel Benefits		530,000						530,000

Sub-total, General Administration and Support		16,863,000		9,444,000		1,765,000		28,072,000

Operations
Public access, engagement and understanding of Presidential policies and government programs achieved		68,590,000		28,611,000				97,201,000

GOVERNMENT NEWS INFORMATION AND MEDIA SERVICES PROGRAM		68,590,000		28,611,000				97,201,000

Provision of media coverage of Presidential activities and media relations and accreditation		21,253,000		13,384,000				34,637,000
Provision of daily news and services to both local and foreign public on the activities of the government and the Presidency		47,337,000		15,227,000				62,564,000

Sub-total, Operations		68,590,000		28,611,000				97,201,000

TOTAL NEW APPROPRIATIONS	₱	85,453,000	₱	38,055,000	₱	1,765,000	₱	125,273,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	65,391

Total Permanent Positions	65,391

Other Compensation Common to All
Personnel Economic Relief Allowance	3,792
Representation Allowance	210
Transportation Allowance	210
Clothing and Uniform Allowance	948
Mid-Year Bonus - Civilian	5,449
Year End Bonus	5,449
Cash Gift	790
Productivity Enhancement Incentive	790
Step Increment	163

Total Other Compensation Common to All	17,801

DECEMBER 28, 2020	OFFICIAL GAZETTE	523
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Other Benefits
PAG-IBIG Contributions	189
PhilHealth Contributions	810
Employees Compensation Insurance Premiums	189
Terminal Leave	530

Total Other Benefits	1,718

Non-Permanent Positions	543

Total Personnel Services	85,453

Maintenance and Other Operating Expenses
Travelling Expenses	7,999
Training and Scholarship Expenses	625
Supplies and Materials Expenses	8,227
Utility Expenses	3,978
Communication Expenses	4,881
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	7,195
General Services	1,113
Repairs and Maintenance	985
Taxes, Insurance Premiums and Other Fees	50
Other Maintenance and Operating Expenses
Advertising Expenses	1
Printing and Publication Expenses	425
Transportation and Delivery Expenses	106
Rent/Lease Expenses	1,554
Membership Dues and Contributions to Organizations	6
Other Maintenance and Operating Expenses	792

Total Maintenance and Other Operating Expenses	38,055

Total Current Operating Expenditures	123,508

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	1,765

Total Capital Outlays	1,765

TOTAL NEW APPROPRIATIONS	125,273

F. PHILIPPINE INFORMATION AGENCY

For general administration and support, and operations, as indicated hereunder	₱	300,759,000

New Appropriations, by Program

Current operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

524	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

PROGRAMS
General Administration and Support	₱	31,590,000	₱	34,661,000	₱	2,548,000	₱	68,799,000
Operations		154,814,000		77,146,000				231,960,000

DEVELOPMENT COMMUNICATION PROGRAM		154,814,000		77,146,000				231,960,000

TOTAL NEW APPROPRIATIONS	₱	186,404,000	₱	111,807,000	₱	2,548,000	₱	300,759,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Information Agency (PIA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. URS or other electronic means for reports not covered by the URS until such a time that all agencies have migrated to the BTMS; and

b. PIA’s website

The PIA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	21,455,000	₱	31,661,000	₱	2,548,000	₱	55,664,000
Training of PIA personnel		6,327,000		3,000,000				9,327,000
Administration of Personnel Benefits		3,808,000						3,808,000

Sub-total, General Administration and Support		31,590,000		34,661,000		2,548,000		68,799,000

Operations
Public access, engagement and understanding of Presidential policies and government programs achieved		154,814,000		77,146,000				231,960,000

DEVELOPMENT COMMUNICATION PROGRAM		154,814,000		77,146,000				231,960,000

Coordination, monitoring and evaluation		7,156,000		1,204,000				8,360,000
Communication research		11,033,000		1,204,000				12,237,000
Production of developmental information		13,321,000		1,326,000				14,647,000
Information systems development and maintenance		5,942,000		1,372,000				7,314,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	525
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Dissemination of developmental information		108,932,000		71,040,000				179,972,000
Institutional networking and capability building		8,430,000		1,000,000				9,430,000

Sub-total, Operations		154,814,000		77,146,000				231,960,000

TOTAL NEW APPROPRIATIONS	₱	186,404,000	₱	111,807,000	₱	2,548,000	₱	300,759,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	140,305

Total Permanent Positions	140,305

Other Compensation Common to All
Personnel Economic Relief Allowance	7,824
Representation Allowance	960
Transportation Allowance	960
Clothing and Uniform Allowance	1,956
Mid-Year Bonus - Civilian	11,692
Year End Bonus	11,692
Cash Gift	1,630
Productivity Enhancement Incentive	1,630
Step Increment	350

Total Other Compensation Common to All	38,694

Other Compensation for Specific Groups
Anniversary Bonus - Civilian	1,005

Other Benefits	1,005

PAG-IBIG Contributions	391
PhilHealth Contributions	1,635
Employees Compensation Insurance Premiums	391
Loyalty Award-Civilian	175
Terminal Leave	3,808

Total Other Benefits	6,400

Total Personnel Services	186,404

Maintenance and Other Operating Expenses
Travelling Expenses	7,069
Training and Scholarship Expenses	600
Supplies and Materials Expenses	16,055
Utility Expenses	12,703
Communication Expenses	10,709

526	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	348
Professional Services	19,141
General Services	15,214
Repairs and Maintenance	2,538
Taxes, Insurance Premiums and Other Fees	1,779
Other Maintenance and Operating Expenses
Advertising Expenses	1,520
Printing and Publication Expenses	118
Representation Expenses	13,064
Transportation and Delivery Expenses	10
Rent/Lease Expenses	8,808
Membership Dues and Contributions to Organizations	94
Subscription Expenses	2,037

Total Maintenance and Other Operating Expenses	111,807

Total Current Operating Expenditures	298,211

Capital Outlays
Property, Plant and Equipment Outlay
Building and Other Structures	2,548

Total Capital Outlays	2,548

TOTAL NEW APPROPRIATIONS	300,759

G. PRESIDENTIAL BROADCAST STAFF (RTVM)

For general administration and support, and operations, as indicated hereunder	₱	173,142,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	17,507,000	₱	13,442,000		₱	₱	30,949,000
Operations		47,502,000		81,539,000		13,152,000		142,193,000

PRESIDENTIAL DOCUMENTATION AND BROADCAST MANAGEMENT PROGRAM		47,502,000		81,539,000		13,152,000		142,193,000

TOTAL NEW APPROPRIATIONS	₱	65,009,000	₱	94,981,000	₱	13,152,000	₱	173,142,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Broadcast Staff (RTVM) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. URS or other electronic means for reports not covered by the URS until such a time that all agencies have migrated to the BTMS; and

b. PBS RTVM’s website

DECEMBER 28, 2020	OFFICIAL GAZETTE	527
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

The PBS-(RTVM) shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total

PROGRAMS
General Administration and Support
General management and supervision	₱	13,682,000	₱	13,442,000	₱		₱	27,124,000
Administration of Personnel Benefits		3,825,000						3,825,000

Sub-total, General Administration and Support		17,507,000		13,442,000				30,949,000

Operations
Public access, engagement and understanding of Presidential policies and government programs achieved		47,502,000		81,539,000		13,152,000		142,193,000

PRESIDENTIAL DOCUMENTATION AND BROADCAST MANAGEMENT PROGRAM		47,502,000		81,539,000		13,152,000		142,193,000

Provision of audio/video coverage of Presidential events and the Executives for documentation and broadcast dissemination; and production of developmental communication programs for public information		47,502,000		81,539,000		13,152,000		142,193,000

Sub-total, Operations		47,502,000		81,539,000		13,152,000		142,193,000

TOTAL NEW APPROPRIATIONS	₱	65,009,000	₱	94,981,000	₱	13,152,000	₱	173,142,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	47,041

Total Permanent Positions	47,041

528	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Other Compensation Common to All
Personnel Economic Relief Allowance	2,808
Representation Allowance	288
Transportation Allowance	288
Clothing and Uniform Allowance	702
Mid-Year Bonus - Civilian	3,921
Year End Bonus	3,921
Cash Gift	585
Productivity Enhancement Incentive	585
Step Increment	118

Total Other Compensation Common to All	13,216

Other Benefits
PAG-IBIG Contributions	140
PhilHealth Contributions	557
Employees Compensation Insurance Premiums	140
Loyalty Award - Civilian	90
Terminal Leave	3,825

Total Other Benefits	4,752

Total Personnel Services	65,009

Maintenance and Other Operating Expenses
Travelling Expenses	46,400
Training and Scholarship Expenses	900
Supplies and Materials Expenses	10,514
Utility Expenses	1,078
Communication Expenses	8,520
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	136
Professional Services	8,500
General Services	2,000
Repairs and Maintenance	8,003
Taxes, Insurance Premiums and Other Fees	5,138
Other Maintenance and Operating Expenses
Printing and Publication Expenses	360
Representation Expenses	300
Rent/Lease Expenses	2,488
Subscription Expenses	644

Total Maintenance and Other Operating Expenses	94,981

Total Current Operating Expenditures	159,990

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	13,152

Total Capital Outlays	13,152

TOTAL NEW APPROPRIATIONS	173,142

DECEMBER 28, 2020	OFFICIAL GAZETTE	529
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

GENERAL SUMMARY

PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total

A. PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE (PROPER)	₱	131,939,000	₱	275,865,000	₱	82,355,000	₱	490,159,000
B. BUREAU OF BROADCAST SERVICES		234,024,000		144,934,000		5,239,000		384,197,000
C. BUREAU OF COMMUNICATIONS SERVICES		38,883,000		22,003,000		4,170,000		65,056,000
D. NATIONAL PRINTING OFFICE		10,909,000						10,909,000
E. NEWS AND INFORMATION BUREAU		85,453,000		38,055,000		1,765,000		125,273,000
F. PHILIPPINE INFORMATION AGENCY		186,404,000		111,807,000		2,548,000		300,759,000
G. PRESIDENTIAL BROADCAST STAFF (RTVM)		65,009,000		94,981,000		13,152,000		173,142,000

TOTAL NEW APPROPRIATIONS, PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE	₱	752,621,000	₱	687,645,000	₱	109,229,000	₱	1,549,495,000

530	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

XXVIII. OTHER EXECUTIVE OFFICES

A. ANTI-MONEY LAUNDERING COUNCIL

For the operations, as indicated hereunder						₱	185,150,000

New Appropriations, by Program
	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
Operations		₱	85,316,000	₱	99,834,000	₱	185,150,000

ANTI-MONEY LAUNDERING PROGRAM			85,316,000		99,834,000		185,150,000

TOTAL NEW APPROPRIATIONS		₱	85,316,000	₱	99,834,000	₱	185,150,000

Special Provision(s)

1. Reporting and Posting Requirements. The Anti-Money Laundering Council (AMLC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) AMLC’s website.

The AMLC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee an Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
Operations
Effective Anti-Money Laundering and Combating the Financing of Terrorism (AML and CFT) Regime Improved		₱	85,316,000	₱	99,834,000	₱	185,150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	531
OTHER EXECUTIVE OFFICES

ANTI-MONEY LAUNDERING PROGRAM		85,316,000		99,834,000		185,150,000

Implementation of Anti-Money Laundering Program		85,316,000		99,834,000		185,150,000

Sub-total, Operations		85,316,000		99,834,000		185,150,000

TOTAL NEW APPROPRIATIONS	₱	85,316,000	₱	99,834,000	₱	185,150,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Travelling Expenses	5,136
Training and Scholarship Expenses	6,971
Supplies and Materials Expenses	802
Utility Expenses	1,034
Communication Expenses	2,150
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	10,000
Professional Services	9,487
General Services	500
Repairs and Maintenance	2,297
Taxes, Insurance Premiums and Other Fees	140
Other Maintenance and Operating Expenses
Advertising Expenses	21
Printing and Publication Expenses	70
Representation Expenses	8,646
Rent/Lease Expenses	693
Membership Dues and Contributions to Organizations	1,500
Subscription Expenses	32,084
Other Maintenance and Operating Expenses	3,785

Total Maintenance and Other Operating Expenses	85,316

Total Current Operating Expenditures	85,316

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	41,185
Transportation Equipment Outlay	2,000
Intangible Assets Outlay	56,649

Total Capital Outlays	99,834

TOTAL NEW APPROPRIATIONS	185,150

B. ANTI-RED TAPE AUTHORITY

For general administration and support and operations, as indicated hereunder	₱	141,189,000

532	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	31,737,000	₱	61,386,000		₱	93,123,000
Operations		20,115,000		27,951,000			48,066,000

ANTI-RED TAPE PROGRAM		20,115,000		27,951,000			48,066,000

TOTAL NEW APPROPRIATIONS	₱	51,852,000	₱	89,337,000		₱	141,189,000

Special Provision(s)

1. Reporting and Posting Requirements. The Anti-Red Tape Authority (ARTA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) ARTA’s website.

The ARTA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	31,737,000	₱	61,386,000		₱	93,123,000

General Management and Supervision		31,737,000		61,386,000			93,123,000

Sub-total, General Administration and Support		31,737,000		61,386,000			93,123,000

Operations
Better government services delivery by institutionalization and implementation of effective and efficient policies and practices to reduce red tape and promote ease of doing business		20,115,000		27,951,000			48,066,000

ANTI-RED TAPE PROGRAM		20,115,000		27,951,000			48,066,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	533
OTHER EXECUTIVE OFFICES

Ease of Doing Business and Efficient Delivery of Government Services Program		20,115,000		27,951,000		48,066,000

Monitor and Evaluate Compliance to R.A. 11032		4,652,000		18,120,000		22,772,000
Institutionalize Regulatory Management System and EODB Reforms		8,019,000		6,967,000		14,986,000
Provide Legal Services and Public Assistance		7,444,000		2,864,000		10,308,000

Sub-total, Operations		20,115,000		27,951,000		48,066,000

TOTAL NEW APPROPRIATIONS	₱	51,852,000	₱	89,337,000	₱	141,189,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	40,474

Total Permanent Positions	40,474

Other Compensation Common to All
Personnel Economic Relief Allowance	1,488
Representation Allowance	774
Transportation Allowance	774
Clothing and Uniform Allowance	372
Mid-Year Bonus - Civilian	3,372
Year End Bonus	3,372
Cash Gift	310
Productivity Enhancement Incentive	310
Step Increment	102

Total Other Compensation Common to All	10,874

Other Benefits
PAG-IBIG Contributions	75
PhilHealth Contributions	354
Employees Compensation Insurance Premiums	75

Total Other Benefits	504

Total Personnel Services	51,852

534	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Maintenance and Other Operating Expenses
Travelling Expenses	982
Training and Scholarship Expenses	1,500
Supplies and Materials Expenses	8,000
Utility Expenses	5,000
Communication Expenses	5,578
Professional Services	19,522
General Services	14,794
Other Maintenance and Operating Expenses
Advertising Expenses	2,198
Printing and Publication Expenses	3,115
Representation Expenses	1,808
Rent/Lease Expenses	26,840

Total Maintenance and Other Operating Expenses	89,337

Total Current Operating Expenditures	141,189

TOTAL NEW APPROPRIATIONS	141,189

C. CLIMATE CHANGE COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	45,493,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	42,267,000	₱	38,196,000	₱	5,000,000	₱	85,463,000
Operations		11,209,000		48,821,000				60,030,000

CLIMATE CHANGE POLICY AND ADVISORY PROGRAM		8,807,000		44,053,000				52,860,000
RESEARCH AND DEVELOPMENT MANAGEMENT PROGRAM		2,402,000		4,768,000				7,170,000

TOTAL NEW APPROPRIATIONS	₱	53,476,000	₱	87,017,000	₱	5,000,000	₱	145,493,000

Special Provision(s)

1. Technical Assistance and Capacity Building on Climate Risk Assessment and Development of Climate Change Adaptation and Mitigation Policies, Plans and Programs. The Climate Change Commission (CCC), pursuant to its mandate, shall extend the necessary technical and capacity building assistance to all agencies of the government and LGUs in the conduct of climate risk assessment and in the development of climate change adaptation and mitigation policies, plans and programs. For this purpose, the CCC may also utilize the services of the international experts under the country’s official development assistance portfolio.

DECEMBER 28, 2020	OFFICIAL GAZETTE	535
OTHER EXECUTIVE OFFICES

2. Data Ecosystem for Climate Action. The CCC, in coordination with the Department of Science and Technology, Department of Environment and Natural Resources, and other national government agencies concerned, shall establish a data ecosystem for climate action to build up quality decision support tools for climate change adaptation and mitigation that are science-based and tailored to the needs and priorities of the country.

3. Local Climate Change Action Plan (LCCAP) Quality Assurance and Review. The CCC, in coordination with the Department of the Interior and Local Government and Department of Human Settlements and Urban Development, shall formulate and issue the LCCAP Quality Assurance and Review Guidelines to ensure the observance by local government units of the minimum quality standards in preparing their respective LCCAPS.

4. Reporting and Posting Requirements. The CCC shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) CCC’s website.

The CCC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	42,267,000	₱	38,196,000	₱	5,000,000	₱	85,463,000

Sub-total, General Administration and Support		42,267,000		38,196,000		5,000,000		85,463,000

Operations
Adaptive capacity of communities built, resilience of natural ecosystems to climate change increased, and mitigation opportunities towards sustainable development optimized		11,209,000		48,821,000				60,030,000

CLIMATE CHANGE POLICY AND ADVISORY PROGRAM		8,807,000		44,053,000				52,860,000

Coordination meetings with stakeholders		3,131,000		9,413,000				12,544,000
Policy Development		1,527,000		15,466,000				16,993,000
Community Liaison		4,149,000		10,659,000				14,808,000
Training course development				424,000				424,000
Production of training and information materials/knowledge management				4,989,000				4,989,000

536	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Delivery of training workshops				3,102,000				3,102,000
RESEARCH AND DEVELOPMENT MANAGEMENT PROGRAM		2,402,000		4,768,000				7,170,000

Review of project proposals		2,402,000		2,628,000				5,030,000
Monitoring of research projects- in- progress				1,607,000				1,607,000
Publication and dissemination of results of completed projects				533,000				533,000

Sub-total, Operations		11,209,000		48,821,000				60,030,000

TOTAL NEW APPROPRIATIONS	₱	53,476,000	₱	87,017,000	₱	5,000,000	₱	145,493,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								41,539

Total Permanent Positions								41,539

Other Compensation Common to All
Personnel Economic Relief Allowance								1,464
Representation Allowance								966
Transportation Allowance								966
Clothing and Uniform Allowance								366
Mid-Year Bonus - Civilian								3,462
Year End Bonus								3,462
Cash Gift								305
Productivity Enhancement Incentive								305
Step Increment								104

Total Other Compensation Common to All								11,400

Other Benefits
PAG-IBIG Contributions								73
PhilHealth Contributions								351
Employees Compensation Insurance Premiums								73
Loyalty Award - Civilian								40

Total Other Benefits								537

Total Personnel Services								53,476

DECEMBER 28, 2020	OFFICIAL GAZETTE	537
OTHER EXECUTIVE OFFICES

Maintenance and Other Operating Expenses
Travelling Expenses								3,460
Training and Scholarship Expenses								830
Supplies and Materials Expenses								10,172
Utility Expenses								1,873
Communication Expenses								2,296
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses								828
Professional Services								27,560
General Services								4,040
Repairs and Maintenance								1,232
Taxes, Insurance Premiums and Other Fees								332
Other Maintenance and Operating Expenses
Printing and Publication Expenses								3,573
Representation Expenses								8,434
Rent/Lease Expenses								16,770
Subscription Expenses								1,943
Other Maintenance and Operating Expenses								3,674

Total Maintenance and Other Operating Expenses								87,017

Total Current Operating Expenditures								140,493

Capital Outlays
Property, Plant and Equipment Outlay
Transportation Equipment Outlay								5,000

Total Capital Outlays								5,000

TOTAL NEW APPROPRIATIONS								145,493

D. COMMISSION ON FILIPINOS OVERSEAS
For general administration and support, and operations, including locally-funded project(s), as indicated hereunder							₱	152,639,000

New Appropriations, by Program
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total

PROGRAMS
General Administration and Support	₱	22,399,000	₱	30,328,000	₱	3,505,000	₱	56,232,000
Operations		30,837,000		58,870,000		6,700,000		96,407,000

OVERSEAS FILIPINO WELFARE PROGRAM		30,837,000		58,870,000		6,700,000		96,407,000

TOTAL NEW APPROPRIATIONS	₱	53,236,000	₱	89,198,000	₱	10,205,000	₱	152,639,000

538	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Special Provision(s)

1. Reporting and Posting Requirements. The Commission on Filipinos Overseas (CFO) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic Means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) CFO’s website.

The CFO shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	22,399,000	₱	30,328,000	₱	3,505,000	₱	56,232,000

Sub-total, General Administration and Support		22,399,000		30,328,000		3,505,000		56,232,000

Operations
Filipinos overseas are productive, well-integrated and active in local development initiatives		30,837,000		58,870,000		6,700,000		96,407,000

OVERSEAS FILIPINO WELFARE PROGRAM		30,837,000		58,870,000		6,700,000		96,407,000

Policy formulation, coordination, plan implementation of the Filipinos overseas program		30,837,000		27,296,000				58,133,000
Project(s)
Locally-Funded Project(s)				31,574,000		6,700,000		38,274,000

BaLinkBayan Portal				22,490,000		3,400,000		25,890,000
CFO Information System Improvement Project (CFO-ISIP)				9,084,000		3,300,000		12,384,000

Sub-total, Operations		30,837,000		58,870,000		6,700,000		96,407,000

TOTAL NEW APPROPRIATIONS	₱	53,236,000	₱	89,198,000	₱	10,205,000	₱	152,639,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	539
OTHER EXECUTIVE OFFICES

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	41,442

Total Permanent Positions	41,442

Other Compensation Common to All
Personnel Economic Relief Allowance	1,752
Representation Allowance	642
Transportation Allowance	642
Clothing and Uniform Allowance	438
Mid-Year Bonus - Civilian	3,453
Year End Bonus	3,453
Cash Gift	365
Productivity Enhancement Incentive	365
Step Increment	103

Total Other Compensation Common to All	11,213

Other Benefits
PAG-IBIG Contributions	88
PhilHealth Contributions	405
Employees Compensation Insurance Premiums	88

Total Other Benefits	581

Total Personnel Services	53,236

Maintenance and Other Operating Expenses
Travelling Expenses	2,395
Training and Scholarship Expenses	9,475
Supplies and Materials Expenses	11,754
Utility Expenses	4,531
Communication Expenses	11,864
Awards/Rewards and Prizes	100
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	512
Professional Services	13,603
General Services	13,725
Repairs and Maintenance	1,550
Financial Assistance/Subsidy	500
Taxes, Insurance Premiums and Other Fees	182
Other Maintenance and Operating Expenses
Advertising Expenses	89

540	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Printing and Publication Expenses	1,000
Representation Expenses	950
Rent/Lease Expenses	14,253
Subscription Expenses	2,125
Donations	20
Other Maintenance and Operating Expenses	570

Total Maintenance and Other Operating Expenses	89,198

Total Current Operating Expenditures	142,434

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	10,205

Total Capital Outlays	10,205

TOTAL NEW APPROPRIATIONS	152,639

E. COMMISSION ON HIGHER EDUCATION

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	50,505,682,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	66,435,000	₱	40,337,000	₱		₱	106,772,000
Support to Operations		7,616,000		1,598,000				9,214,000
Operations		355,765,000		49,622,811,000		411,120,000		50,389,696,000

HIGHER EDUCATION REGULATION PROGRAM		309,373,000		118,480,000				427,853,000
HIGHER EDUCATION DEVELOPMENT PROGRAM		46,392,000		49,504,331,000		411,120,000		49,961,843,000

TOTAL NEW APPROPRIATIONS	₱	429,816,000	₱	49,664,746,000	₱	411,120,000	₱	50,505,682,000

Special Provision(s)

1. Higher Education Development Fund. In addition to the amounts appropriated herein, One Billion Two Hundred Ninety One Million Nine Hundred Twenty Eight Thousand Pesos (₱l,291,928,000) shall be used for the MODE requirements of the Commission, sourced from the following in accordance with Section 10 of R.A. No. 7722:

(i) Travel tax collections of the Tourism Infrastructure and Enterprise Zone Authority

(ii) Sales from the lotto operations of PCSO; and

DECEMBER 28, 2020	OFFICIAL GAZETTE	541
OTHER EXECUTIVE OFFICES

(iii)	Collections of the Professional Regulation Commission.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. 292, s. 1987.

In the overall programming of the Higher Education Development Fund, the CHED shall ensure that the full requirements of existing scholars are considered to guarantee their continuing funding. The CHED shall likewise prioritize courses aligned with global innovation platforms of Science, Technology, Engineering, Agri-fisheries and Mathematics (STEAM), as well as the priorities of the government in key growth areas, such as semiconductor and electronics, business process outsourcing, tourism, general infrastructure and other priority manufacturing industries in the grant of scholarships.

2. Rationalization of State Universities and Colleges (SUCs) Programs and Course Offerings. The CHED shall evaluate and rationalize all existing programs and course offerings of the SUCs to ensure that they are directly aligned with the SUC’s core mandate, consistent with its supervisory and regulatory functions. The CHED shall likewise evaluate requests for the opening of new programs and course offerings if they are within the core mandate of the SUC or fall under the fields of STEAM, which are considered as engines of agro-industrial growth.

3. Universal Access to Quality Tertiary Education. The amount appropriated herein for the Universal Access to Quality Tertiary Education shall be used to cover the cost of tertiary education for all Filipino students enrolled in SUCs, local universities and colleges, and private higher education institutions (HEIs) pursuant to R.A. No. 10931 and its IRR. In no case shall more than one percent (1%) of the amount for tertiary education subsidy and student loan program be used as administrative cost.

The Unified Student Financial Assistance System for Tertiary Education (UNIFAST) Board shall administer the amount appropriated herein which shall cover tuition and other school fees for fiscal year 2021.

The implementation of Tertiary Education Subsidy (TES) shall cover the new and existing or ongoing grantees under the Tulong Dunong Program, as well as the grant of financial assistance to deserving new students which shall be managed by UNIFAST under CHED. A list of participating HEIs in the TES is posted in the UNIFAST website.

Release of funds shall be subject to the submission of Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

4. Scholarship Grants for Dependents of Sugar Industry Workers. The amount of Sixty Five Million One Hundred Forty Seven Thousand Pesos (₱65,147,000) under Provision of Assistance, and Incentives, Scholarships and Grants through Student Financial Assistance Program shall be used as scholarship grants for dependents of sugar industry workers and small farmers pursuant to R.A. No. 10659.

5. Agriculture and Fisheries Modernization Program. The amount of Fifteen Million Three Hundred ninety Seven Thousand Pesos (₱15,397,000) appropriated herein under the Development of Standards of Excellence for Higher Education Programs and Institutions shall be used in support of the programs and projects under the Agriculture and Fisheries Modernization Program and for training of SUCS to provide scientific advice in the management of fisheries management areas as members of the Science Advisory Group pursuant to Fisheries Administrative Order No. 263.

6. K TO 12 Transition Program. The amount of Nine Hundred Ninety Four Million Three Hundred Thirty One Thousand Pesos (₱994,331,000) appropriated herein shall be used to cover the requirements of the K to 12 Transition Program.

Release of funds shall be subject to the submission of Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292 and quarterly reports on the financial and physical accomplishments.

[~~implentation of R.A.10931 and the subsidy for tuition fees of medical students in state universities and colleges, insofar as the reimbursement of tuition and~~ m~~isc~~e~~llaneous fe~~e~~s to SUCS and LUCS is conc~~e~~rned.This shall be subject to the guidelines issued by the Department of Budget and Managem~~e~~nt and C~~H~~ED.~~] (DIRECT VETO-President’s Veto Message, December 28, 2020, Volume 1-B, page 845, R.A. No. 11518)

8. Inclusion of Environment, Climate Change Adaptation and Mitigation, and Culture in the Curriculum. SUCs, in coordination with the Climate Change Commission, shall ensure that the following are integrated in the school curriculum to be taught and promoted:

a. Laws on the Protection of the Environment, and Climate Change Adaptation and Mitigation;

b. Environmental Awareness and Protection;

c. The National Service Training Program (NSTP);

d. Indigenous Knowledge Systems pertaining to Agriculture, Environment and Cultural Heritage, both Tangible and Intangible; and

e. Climate and Disaster Risk Assessment.

9. Reporting and Posting Requirements. The CHED shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) CHED’s website.

The CHED shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

10. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

542	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	58,380,000	₱	38,973,000	₱	₱	97,353,000

National Capital Region (NCR)		58,380,000		38,973,000			97,353,000

Central Office		58,380,000		38,973,000			97,353,000
Administration of Personnel Benefits		3,651,000					3,651,000

National Capital Region (NCR)		68,000					68,000

Central Office		68,000					68,000
Region V - BICOL		1,277,000					1,277,000

Regional Office - V		1,277,000					1,277,000
Region IX - Zamboanga Peninsula		2,215,000					2,215,000

Regional Office - IX		2,215,000					2,215,000
Region XI - Davao		91,000					91,000

Regional Office - XI		91,000					91,000
Management of receipts and payments in relation to Higher Education Development Fund		4,404,000		1,364,000			5,768,000

National Capital Region (NCR)		4,404,000		1,364,000			5,768,000

Central Office		4,404,000		1,364,000			5,768,000

Sub-total, General Administration and Support		66,435,000		40,337,000			106,772,000

Support to Operations Provision of Legal Service		7,616,000		1,598,000			9,214,000

National Capital Region (NCR)		7,616,000		1,598,000			9,214,000

Central Office		7,616,000		1,598,000			9,214,000

Sub-total, Support to Operations		7,616,000		1,598,000			9,214,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	543
OTHER EXECUTIVE OFFICES

Operations
Quality Tertiary Education Program to produce holistically-developed and civic-minded critical thinkers, lifelong learners, innovators, job creators and entrepreneurs for inclusive growth	355,765,000	49,622,811,000	411,120,000	50,389,696,000

HIGHER EDUCATION REGULATION PROGRAM	309,373,000	118,480,000		427,853,000

Monitoring and evaluation of performance of higher education programs	250,691,000	67,960,000		318,651,000

National Capital Region (NCR)	19,615,000	9,837,000		29,452,000

Regional Office - NCR	19,615,000	9,837,000		29,452,000
Region I - Ilocos	15,542,000	4,842,000		20,384,000

Regional Office - I	15,542,000	4,842,000		20,384,000
Cordillera Administrative Region (CAR)	15,701,000	3,602,000		19,303,000

Regional Office - CAR	15,701,000	3,602,000		19,303,000
Region II - Cagayan Valley	14,166,000	3,284,000		17,450,000

Regional Office - II	14,166,000	3,284,000		17,450,000
Region III - Central Luzon	15,191,000	3,488,000		18,679,000

Regional Office - III	15,191,000	3,488,000		18,679,000
Region IVA - CALABARZON	14,614,000	4,416,000		19,030,000

Regional Office - IVA	14,614,000	4,416,000		19,030,000
Region IVB - MIMAROPA	10,867,000	2,919,000		13,786,000

Regional Office - IVB	10,867,000	2,919,000		13,786,000
Region V - Bicol	17,520,000	3,758,000		21,278,000

Regional Office - V	17,520,000	3,758,000		21,278,000
Region VI - Western Visayas	19,788,000	4,014,000		23,802,000

Regional Office - VI	19,788,000	4,014,000		23,802,000
Region VII - Central Visayas	19,266,000	5,930,000		25,196,000

Regional Office - VII	19,266,000	5,930,000		25,196,000
Region VIII - Eastern Visayas	16,610,000	4,053,000		20,663,000

Regional Office - VIII	16,610,000	4,053,000		20,663,000
Region IX - Zamboanga Peninsula	19,068,000	3,641,000		22,709,000

Regional Office - IX	19,068,000	3,641,000		22,709,000

544	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region X - Northern Mindanao	14,405,000	4,062,000		18,467,000

Regional Office - X	14,405,000	4,062,000		18,467,000
Region XI - Davao	15,482,000	3,316,000		18,798,000

Regional Office - XI	15,482,000	3,316,000		18,798,000
Region XII - SOCCSKSARGEN	11,567,000	3,174,000		14,741,000

Regional Office - XII	11,567,000	3,174,000		14,741,000
Region XIII - CARAGA	11,289,000	3,624,000		14,913,000

Regional Office - XIII	11,289,000	3,624,000		14,913,000
Development of standards of excellence for higher education programs and institutions	42,602,000	45,253,000		87,855,000

National Capital Region (NCR)	42,602,000	45,253,000		87,855,000

Central Office	42,602,000	45,253,000		87,855,000
Development of standards and monitoring of Expanded Tertiary Education Equivalency Accreditation Program (ETEEAP) and Ladderized Education Program and other non-conventional higher education programs	5,269,000	2,720,000		7,989,000

National Capital Region (NCR)	5,269,000	2,720,000		7,989,000

Central Office	5,269,000	2,720,000		7,989,000
Provision of appropriate incentives to quality HEIs and programs	10,811,000	2,547,000		13,358,000

National Capital Region (NCR)	10,811,000	2,547,000		13,358,000

Central Office	10,811,000	2,547,000		13,358,000
HIGHER EDUCATION DEVELOPMENT PROGRAM	46,392,000	49,504,331,000	411,120,000	49,961,843,000

Formulation of higher education plans, directions, priorities and policies	23,853,000	14,990,000		38,843,000

National Capital Region (NCR)	23,853,000	14,990,000		38,843,000

Central Office	23,853,000	14,990,000		38,843,000
Development of strategies and schemes to establish linkages with international institutions of higher learning	5,370,000	3,835,000		9,205,000

National Capital Region (NCR)	5,370,000	3,835,000		9,205,000

Central Office	5,370,000	3,835,000		9,205,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	545
OTHER EXECUTIVE OFFICES

Provision of assistance to HEIs for K to 12 Transition Programs		639,392,000		639,392,000

National Capital Region (NCR)		639,392,000		639,392,000

Central Office		639,392,000		639,392,000
Provision of assistance and incentives, scholarships and grants through Student Financial Assistance Programs		1,696,929,000		1,696,929,000

National Capital Region (NCR)		1,696,929,000		1,696, 929,000

Central Office		1,696,929,000		1,696,929,000
Provision of scholarship to faculty members and HEI administrators		354,939,000		354,939,000

National Capital Region (NCR)		354,939,000		354,939,000

Central Office		354,939,000		354,939,000
Formulation of policies and guidelines on student affairs and provision of student services	13,116,000	3,229,000		16,345,000

National Capital Region (NCR)	13,116,000	3,229,000		16,345,000

Central Office	13,116,000	3,229,000		16,345,000
Development of policies for Unified Student Financial Assistance System in Tertiary Education Program	4,053,000	12,278,000		16,331,000

National Capital Region (NCR)	4,053,000	12,278,000		16,331,000

Central Office	4,053,000	12,278,000		16,331,000
Universal Access to Quality Tertiary Education		44,252,919,000	35,000,000	44,287,919,000

National Capital Region (NCR)		44,252,919,000	35,000,000	44,287,919,000

Central Office		44,252,919,000	35,000,000	44,287,919,000
Project(s)
Locally-Funded Project(s)		2,525,820,000	376,120,000	2,901,940,000

Research and Scholarship Project		445,283,000	195,880,000	641,163,000

National Capital Region (NCR)		445,283,000	195,880,000	641,163,000

Central Office		445,283,000	195,880,000	641,163,000

546	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Subsidy for Tuition Fees of Medical Students in State Universities and Colleges	83,500,000		83,500,000

National Capital Region (NCR)	83,500,000		83,500,000

Central Office	83,500,000		83,500,000
Funding Requirements for the Sustainable Development Goals and Futures Thinking Research Programs	20,000,000		20,000,000

National Capital Region (NCR)	20,000,000		20,000,000

Central Office	20,000,000		20,000,000
Financial Assistance for Post Graduate Students	1,505,000,000		1,505,000,000

National Capital Region (NCR)	1,505,000,000		1,505,000,000

Central Office	1,505,000,000		1,505,000,000
Funding Requirements for Trainings and Programs to Improve the Quality of English in the Tertiary Level	10,000,000		10,000,000

National Capital Region (NCR)	10,000,000		10,000,000

Central Office	10,000,000		10,000,000
Financial Assistance for the Enhancement of Courses and Programs to Social Work, Guidance Counseling and Psychology	10,000,000		10,000,000

National Capital Region (NCR)	10,000,000		10,000,000

Central Office	10,000,000		10,000,000
Establishment of Basic E-Library Facilities in SUCs		15,000,000	15,000,000

National Capital Region (NCR)		15,000,000	15,000,000

Central Office		15,000,000	15,000,000
Acquisition of Lot in Region IV-A		20,000,000	20,000,000

Region IV-A CALABARZON		20,000,000	20,000,000

Regional Office IV-A		20,000,000	20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	547
OTHER EXECUTIVE OFFICES

Purchase of Office Equipment and Furniture (Office Expansion), Legal Education Board		6,500,000	6,500,000

National Capital Region (NCR)		6,500,000	6,500,000

Central Office		6,500,000	6,500,000
Transnational Higher Education (TNHE) Program	25,000,000		25,000,000

National Capital Region (NCR)	25,000,000		25,000,000

Central Office	25,000,000		25,000,000
Construction of the 8-storey CHED Building 2, Phase I		50,000,000	50,000,000

National Capital Region (NCR)		50,000,000	50,000,000

Central Office		50,000,000	50,000,000
Upgrading of the CHED Auditorium and its Equipment		25,000,000	25,000,000

National Capital Region (NCR)		25,000,000	25,000,000

Central Office		25,000,000	25,000,000
Renovation of the Central Office Building (Office of the Chairman and commissioners)		35,000,000	35,000,000

National Capital Region (NCR)		35,000,000	35,000,000

Central Office		35,000,000	35,000,000
Procurement of Shuttle Services		28,740,000	28,740,000

National Capital Region (NCR)		28,740,000	28,740,000

Central Office		28,740,000	28,740,000
Additional supplies and materials for the implementation of COVID 19 prevention measures in the Workplace	2,037,000		2,037,000

National Capital Region (NCR)	2,037,000		2,037,000

Central Office	2,037,000		2,037,000

548	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Medical Scholarship and Return Service Program				250,000,000				250,000,000

National Capital Region (NCR)				250,000,000				250,000,000

Central Office				250,000,000				250,000,000
Seed Fund for Development of Medical Schools in SUCs				150,000,000				150,000,000

National Capital Region (NCR)				150,000,000				150,000,000

Central Office				150,000,000				150,000,000
Foreign Scholarship Training Program for Civilian and Military Officials				25,000,000				25,000,000

National Capital Region (NCR)				25,000,000				25,000,000

Central Office				25,000,000				25,000,000

Sub-total, Operations		355,765,000		49,622,811,000		411,120,000		50,389,696,000

TOTAL NEW APPROPRIATIONS	₱	429,816,000	₱	49,664,746,000	₱	411,120,000	₱	50,505,682,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	331,186

Total Permanent Positions	331,186

Other Compensation Common to All
Personnel Economic Relief Allowance	13,080
Representation Allowance	6,066
Transportation Allowance	6,066
Clothing and Uniform Allowance	3,270
Honoraria	722
Mid-Year Bonus - Civilian	27,601
Year End Bonus	27,601
Cash Gift	2,725
Productivity Enhancement Incentive	2,725
Step Increment	827

Total Other Compensation Common to All	90,683

DECEMBER 28, 2020	OFFICIAL GAZETTE	549
OTHER EXECUTIVE OFFICES

Other Benefits
PAG-IBIG Contributions	652
PhilHealth Contributions	2,992
Employees Compensation Insurance Premiums	652
Terminal Leave	3,651

Total Other Benefits	7,947

Total Personnel Services	429,816

Maintenance and Other Operating Expenses
Travelling Expenses	38,945
Training and Scholarship Expenses	1,522,748
Supplies and Materials Expenses	33,805
Utility Expenses	24,200
Communication Expenses	13,177
Survey, Research, Exploration and Development Expenses	10,000
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,800
Professional Services	143,204
General Services	21,144
Repairs and Maintenance	4,361
Taxes, Insurance Premiums and Other Fees	19,445
Labor and Wages	9,494
Other Maintenance and Operating Expenses
Advertising Expenses	452
Printing and Publication Expenses	1,786
Representation Expenses	24,844
Transportation and Delivery Expenses	117
Rent/Lease Expenses	24,289
Membership Dues and Contributions to Organizations	298
Subscription Expenses	2,806
Donations	47,344,299
Other Maintenance and Operating Expenses	419,532

Total Maintenance and Other Operating Expenses	49,664,746

Total Current Operating Expenditures	50,094,562

Capital Outlays
Property, Plant and Equipment Outlay
Land Outlay	20,000
Building and Other Structures	100,000
Machinery and Equipment Outlay	251,880
Transportation Equipment Outlay	28,740
Furniture, Fixtures and Books Outlay	10,500

Total Capital Outlays	411,120

TOTAL NEW APPROPRIATIONS	50,505,682

550	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

F. COMMISSION ON THE FILIPINO LANGUAGE

For general administration and support, and operations, as indicated hereunder	₱	88,409,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	8,408,000	₱	5,734,000	₱		₱	14,142,000
Operations		37,161,000		29,046,000		8,060,000		74,267,000

FILIPINO AND OTHER PHILIPPINE LANGUAGES DEVELOPMENT PROGRAM		37,161,000		29,046,000		8,060,000		74,267,000

TOTAL NEW APPROPRIATIONS	₱	45,569,000	₱	34,780,000	₱	8,060,000	₱	88,409,000

Special Provision(s)

1. Reporting and Posting Requirements. The Commission on the Filipino Language (CFL) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) CFL’s website.

The CFL shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	8,103,000	₱	5,734,000	₱	₱	13,837,000
Administration of Personnel Benefits		305,000					305,000

Sub-total, General Administration and Support		8,408,000		5,734,000			14,142,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	551
OTHER EXECUTIVE OFFICES

Operations
Filipino and other Philippine languages preserved, enriched, and promoted		37,161,000		29,046,000		8,060,000		74,267,000

FILIPINO AND OTHER PHILIPPINE LANGUAGES DEVELOPMENT PROGRAM		37,161,000		29,046,000		8,060,000		74,267,000

Policy Advisory on Filipino and other Philippine languages		20,935,000		3,892,000				24,827,000
Promotion and enrichment of Filipino and other Philippine languages		16,226,000		25,154,000		8,060,000		49,440,000

Sub-total, Operations		37,161,000		29,046,000		8,060,000		74,267,000

TOTAL NEW APPROPRIATIONS	₱	45,569,000	₱	34,780,000	₱	8,060,000	₱	88,409,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	34,980

Total Permanent Positions	34,980

Other Compensation Common to All
Personnel Economic Relief Allowance	1,224
Representation Allowance	780
Transportation Allowance	780
Clothing and Uniform Allowance	306
Honoraria	360
Mid-Year Bonus - Civilian	2,915
Year End Bonus	2,915
Cash Gift	255
Productivity Enhancement Incentive	255
Step Increment	88

Total Other Compensation Common to All	9,878

Other Benefits
PAG-IBIG Contributions	62
PhilHealth Contributions	282
Employees Compensation Insurance Premiums	62
Terminal Leave	305

Total Other Benefits	711

Total Personnel Services	45,569

552	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Maintenance and Other Operating Expenses
Travelling Expenses	3,886
Training and Scholarship Expenses	1,614
Supplies and Materials Expenses	3,500
Utility Expenses	1,700
Communication Expenses	1,790
Awards/Rewards and Prizes	600
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	800
Professional Services	13,050
General Services	1,400
Repairs and Maintenance	300
Taxes, Insurance Premiums and Other Fees	100
Other Maintenance and Operating Expenses
Advertising Expenses	1,000
Printing and Publication Expenses	2,500
Representation Expenses	450
Transportation and Delivery Expenses	200
Rent/Lease Expenses	600
Subscription Expenses	270
Other Maintenance and Operating Expenses	1,020

Total Maintenance and Other Operating Expenses	34,780

Total Current Operating Expenditures	80,349

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	700
Infrastructure Outlay	7,360

Total Capital Outlays	8,060

TOTAL NEW APPROPRIATIONS	88,409

G. DANGEROUS DRUGS BOARD

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	382,674,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	36,095,000	₱	32,364,000	₱	14,693,000	₱	83,152,000
Support to Operations		10,471,000		158,168,000				168,639,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	553
OTHER EXECUTIVE OFFICES

Operations		18,418,000		66,465,000		46,000,000		130,883,000

DRUG ABUSE PREVENTION AND CONTROL PROGRAM		18,418,000		66,465,000		46,000,000		130,883,000

TOTAL NEW APPROPRIATIONS	₱	64,984,000	₱	256,997,000	₱	60,693,000	₱	382,674,000

Special Provision(s)

1. Collections for Drug Rehabilitation Activities. In addition to the amount appropriated herein, the following shall be the fund sources of the Board and shall be utilized for the following:

(a) All receipts derived from fines, fees and other income authorized and imposed under R.A. No. 9165, including the following as specified by Section 87 thereof:

i. Ten percent (10%) of all unclaimed and forfeited sweepstakes and lotto prizes but not less than Twelve Million Pesos (₱12,000,000) per year from the Philippine Charity Sweepstakes Office for the implementation of Section 81 of the said Act: PROVIDED, That at least fifty percent (50%) thereof shall be reserved for assistance to government-owned and/or operated rehabilitation centers;

ii. Five Million Pesos (₱5,000,000) a month from the national government share in the income of the Philippine Amusement and Gaming Corporation for the implementation of Section 81 of the said Act, and for the establishment, maintenance, and operations of drug rehabilitation centers; and

(b) Twenty five percent (25%) gross receipts from breakage by the Philippine Racing Commission in accordance with R.A. No. 6632; the Manila Jockey Club, Inc. pursuant to R.A. No. 6631; and Metro Manila Turf Club under R.A. No. 7978 for the rehabilitation of drug dependents.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, S. 1987. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 845, R.A. No. 11518)

2. Reporting and Posting Requirements. The Dangerous Drugs Board (DDB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) DDB’s website.

The DDB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts or conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	35,821,000	₱	32,364,000	₱	14,693,000	₱	82,878,000
Administration of Personnel Benefits		274,000						274,000

Sub-total, General Administration and Support		36,095,000		32,364,000		14,693,000		83,152,000

Support to Operations
Program monitoring and evaluation		10,471,000		158,168,000				168,639,000

Sub-total, Support to Operations		10,471,000		158,168,000				168,639,000

554	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Operations
Institutionalization of the Philippine Anti-Illegal Drugs Strategy		18,418,000		66,465,000		46,000,000		130,883,000

DRUG ABUSE PREVENTION AND CONTROL PROGRAM		18,418,000		66,465,000		46,000,000		130,883,000

Policy formulation and other issuances through the conduct of surveys / researches / studies on drug related issues and concerns		8,426,000		18,141,000				26,567,000
Development and implementation of advocacies / information programs and production of IEC materials on Drug Abuse Prevention and Control		4,512,000		28,694,000				33,206,000
Conduct of capacity building programs for stakeholders		5,480,000		19,630,000				25,110,000
Project(s)
Locally-Funded Project(s)						46,000,000		46,000,000

Procurement of Rapid Drug Check Equipment and Kits						46,000,000		46,000,000

Sub-total, Operations		18,418,000		66,465,000		46,000,000		130,883,000

TOTAL NEW APPROPRIATIONS	₱	64,984,000	₱	256,997,000	₱	60,693,000	₱	382,674,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	48,691

Total Permanent Positions	48,691

Other Compensation Common to All
Personnel Economic Relief Allowance	2,376
Representation Allowance	984
Transportation Allowance	732
Clothing and Uniform Allowance	594
Mid-Year Bonus - Civilian	4,057
Year End Bonus	4,057
Cash Gift	495
Per Diems	70
Productivity Enhancement Incentive	495
Step Increment	122

Total Other Compensation Common to All	13,982

DECEMBER 28, 2020	OFFICIAL GAZETTE	555
OTHER EXECUTIVE OFFICES

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	1,230

Total Other Compensation for Specific Groups	1,230

Other Benefits
PAG-IBIG Contributions	120
PhilHealth Contributions	447
Employees Compensation Insurance Premiums	120
Loyalty Award - Civilian	120
Terminal Leave	274

Total Other Benefits	1,081

Total Personnel Services	64,984

Maintenance and Other Operating Expenses
Travelling Expenses	8,188
Training and Scholarship Expenses	68,267
Supplies and Materials Expenses	17,100
Utility Expenses	10,001
Communication Expenses	10,410
Award/Rewards and Prizes	7,000
Survey, Research, Exploration and Development Expenses	7,000
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,248
Professional Services	26,862
General Services	4,482
Repairs and Maintenance	3,171
Financial Assistance/Subsidy	52,000
Taxes, Insurance Premiums and Other Fees	533
Other Maintenance and Operating Expenses
Advertising Expenses	6,754
Printing and Publication Expenses	7,752
Representation Expenses	5,599
Rent/Lease Expenses	10,713
Membership Dues and Contributions to Organizations	70
Subscription Expenses	6,105
Other Maintenance and Operating Expenses	3,742

Total Maintenance and Other Operating Expenses	256,997

Total Current Operating Expenditures	321,981

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	58,360
Furniture, Fixtures and Books Outlay	2,333

Total Capital Outlays	60,693

TOTAL NEW APPROPRIATIONS	382,674

556	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

H. ENERGY REGULATORY COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	1,006,769,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	102,385,000	₱	332,757,000	₱	54,106,000	₱	489,248,000
Operations		132,844,000		376,377,000		8,300,000		517,521,000

ELECTRIC POWER INDUSTRY REGULATORY PROGRAM		132,844,000		376,377,000		8,300,000		517,521,000

TOTAL NEW APPROPRIATIONS	₱	235,229,000	₱	709,134,000	₱	62,406,000	₱	1,006,769,000

Special Provision(s)

1. Reporting and Posting Requirements. The Energy Regulatory Commission (ERC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) ERC’s website.

The ERC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	102,385,000	₱	332,757,000	₱	54,106,000	₱	489,248,000

Sub-total, General Administration and Support		102,385,000		332,757,000		54,106,000		489,248,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	557
OTHER EXECUTIVE OFFICES

Operations
Quality and reliability of electricity supply, and reasonable pricing ensured		132,844,000		376,377,000		8,300,000		517,521,000

ELECTRIC POWER INDUSTRY REGULATORY PROGRAM		132,844,000		376,377,000		8,300,000		517,521,000

Regulation of energy related industries through screening and registration		36,472,000		263,877,000		3,400,000		303,749,000
Enforcement of rules and regulations		23,674,000		7,822,000				31,496,000
Monitoring of regulated entities		27,786,000		55,404,000				83,190,000
Consumer Education and Protection Program		44,912,000		49,274,000		4,900,000		99,086,000

Sub-total, Operations		132,844,000		376,377,000		8,300,000		517,521,000

TOTAL NEW APPROPRIATIONS	₱	235,229,000	₱	709,134,000	₱	62,406,000	₱	1,006,769,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	184,788

Total Permanent Positions	184,788

Other Compensation Common to All
Personnel Economic Relief Allowance	6,888
Representation Allowance	2,628
Transportation Allowance	2,628
Clothing and Uniform Allowance	1,722
Mid-Year Bonus - Civilian	15,399
Year End Bonus	15,399
Cash Gift	1,435
Productivity Enhancement Incentive	1,435
Step Increment	550

Total Other Compensation Common to All	48,084

Other Benefits
PAG-IBIG Contributions	344
PhilHealth Contributions	1,669
Employees Compensation Insurance Premiums	344

Total Other Benefits	2,357

Total Personnel Services	235,229

558	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Maintenance and Other Operating Expenses
Travelling Expenses	47,190
Training and Scholarship Expenses	31,384
Supplies and Materials Expenses	52,814
Utility Expenses	16,720
Communication Expenses	25,341
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	15,000
Extraordinary and Miscellaneous Expenses	2,200
Professional Services	326,116
General Services	46,212
Repairs and Maintenance	10,976
Taxes, Insurance Premiums and Other Fees	13,500
Other Maintenance and Operating Expenses
Advertising Expenses	3,036
Printing and Publication Expenses	559
Rent/Lease Expenses	90,244
Subscription Expenses	27,807
Other Maintenance and Operating Expenses	35

Total Maintenance and Other Operating Expenses	709,134

Total Current Operating Expenditures	944,363

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	29,206
Furniture, Fixtures and Books Outlay	8,200
Other Property, Plant and Equipment Outlay	25,000

Total Capital Outlays	62,406

TOTAL NEW APPROPRIATIONS	1,006,769

I. FILM DEVELOPMENT COUNCIL OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	173,337,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	8,951,000	₱	14,375,000		₱	23,326,000
Operations		16,602,000		133,409,000			150,011,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	559
OTHER EXECUTIVE OFFICES

FILM INDUSTRY PROMOTION AND DEVELOPMENT PROGRAM		15,423,000		123,587,000		139,010,000
FILM HERITAGE PRESERVATION PROGRAM		1,179,000		9,822,000		11,001,000

TOTAL NEW APPROPRIATIONS	₱	25,553,000	₱	147,784,000	₱	173,337,000

Special Provision(s)

1. Reporting and Posting Requirements. The Film Development Council of the Philippines (FDCP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) FDCP’s website.

The FDCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	8,951,000	₱	14,375,000		₱	23,326,000

Sub-total, General Administration and Support		8,951,000		14,375,000			23,326,000

Operations
Local films quality upgraded		15,423,000		123,587,000			139,010,000

FILM INDUSTRY PROMOTION AND DEVELOPMENT PROGRAM		15,423,000		123,587,000			139,010,000

Administration of tax incentive system		6,644,000					6,644,000
Fill industry promotion and development		8,779,000		123,587,000			132,366,000
Film heritage preserved and protected		1,179,000		9,822,000			11,001,000

FILM HERITAGE PRESERVATION PROGRAM		1,179,000		9,822,000			11,001,000

Film preservation		1,179,000		9,822,000			11,001,000

Sub-total, Operations		16,602,000		133,409,000			150,011,000

TOTAL NEW APPROPRIATIONS	₱	25,553,000	₱	147,784,000		₱	173,337,000

560	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	12,364

Total Permanent Positions	12,364

Other Compensation Common to All
Personnel Economic Relief Allowance	384
Representation Allowance	420
Transportation Allowance	420
Clothing and Uniform Allowance	96
Honoraria	4,285
Mid-Year Bonus - Civilian	1,029
Year End Bonus	1,029
Cash Gift	80
Productivity Enhancement Incentive	80
Step Increment	30

Total Other Compensation Common to All	7,853

Other Benefits
PAG-IBIG Contributions	19
PhilHealth Contributions	94
Employees Compensation Insurance Premiums	19

Total Other Benefits	132

Non-Permanent Positions	5,204

Total Personnel Services	25,553

Maintenance and Other Operating Expenses
Travelling Expenses	2,650
Training and Scholarship Expenses	1,450
Supplies and Materials Expenses	4,153
Utility Expenses	2,381
Communication Expenses	2,171
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	278
Professional Services	13,921
Repairs and Maintenance	3,940
Financial Assistance/Subsidy	97,000
Taxes, Insurance Premiums and Other Fees	815
Other Maintenance and Operating Expenses
Advertising Expenses	2,585

DECEMBER 28, 2020	OFFICIAL GAZETTE	561
OTHER EXECUTIVE OFFICES

Printing and Publication Expenses	250
Representation Expenses	3,617
Transportation and Delivery Expenses	1,000
Rent/Lease Expenses	10,400
Membership Dues and Contributions to Organizations	439
Subscription Expenses	560
Other Maintenance and Operating Expenses	174

Total Maintenance and Other Operating Expenses	147,784

Total Current Operating Expenditures	173,337

TOTAL NEW APPROPRIATIONS	173,337

J. GAMES AND AMUSEMENTS BOARD

For general administration and support, and operations, as indicated hereunder	₱	166,355,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	34,717,000	₱	53,350,000	₱	18,798,000	₱	106,865,000
Operations		41,555,000		17,935,000				59,490,000

PROFESSIONAL GAMES AND AMUSEMENTS REGULATORY PROGRAM		41,555,000		17,935,000				59,490,000

TOTAL NEW APPROPRIATIONS	₱	76,272,000	₱	71,285,000	₱	18,798,000	₱	166,355,000

Special Provision(s)

1. Income from Admission Receipts and Radio, Television and Motion Picture Rights. In addition to the amounts appropriated herein, Nine Million Five Hundred Thousand Pesos (P9,500,000) shall be used to augment the MODE of Games and Amusements Board (GAB) sourced from three percent (3%) of the gross gate receipts and income from television, radio and motion picture rights of all professional games under the supervision and regulation of the GAB in accordance with Section 8 of P.D. No. 871.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.0. No. 292, s. 1987.

2. Reporting and Posting Requirements. The Games and Amusements Board (GAB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) GAB’s website.

The GAB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

562	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	33,454,000	₱	53,350,000	₱	18,798,000	₱	105,602,000
Administration of Personnel Benefits		1,263,000						1,263,000

Sub-total, General Administration and Support		34,717,000		53,350,000		18,798,000		106,865,000

Operations
Fair and safe professional sports and games developed		41,555,000		17,935,000				59,490,000

PROFESSIONAL GAMES AND AMUSEMENTS REGULATORY PROGRAM		41,555,000		17,935,000				59,490,000

Supervision of Professional Games and Amusements		24,292,000		16,868,000				41,160,000
Supervision of Betting During Horse Racing		17,263,000		1,067,000				18,330,000

Sub-total, Operations		41,555,000		17,935,000				59,490,000

TOTAL NEW APPROPRIATIONS	₱	76,272,000	₱	71,285,000	₱	18,798,000	₱	166,355,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	56,580

Total Permanent Positions	56,580

Other Compensation Common to All
Personnel Economic Relief Allowance	3,360
Representation Allowance	696
Transportation Allowance	696
Clothing and Uniform Allowance	840
Mid-Year Bonus - Civilian	4,715
Year End Bonus	4,715
Cash Gift	700
Productivity Enhancement Incentive	700

DECEMBER 28, 2020	OFFICIAL GAZETTE	563
OTHER EXECUTIVE OFFICES

Step Increment	142

Total Other Compensation Common to All	16,564

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	358
Anniversary Bonus - Civilian	429

Total Other Compensation for Specific Groups	787

Other Benefits
PAG-IBIG Contributions	168
PhilHealth Contributions	612
Employees Compensation Insurance Premiums	168
Loyalty Award - Civilian	130
Terminal Leave	1,263

Total Other Benefits	2,341

Total Personnel Services	76,272

Maintenance and Other Operating Expenses
Travelling Expenses	7,258
Training and Scholarship Expenses	1,765
Supplies and Materials Expenses	5,475
Utility Expenses	1,474
Communication Expenses	2,855
Awards, Rewards and Prizes	3,908
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	4,000
Extraordinary and Miscellaneous Expenses	132
Professional Services	7,195
General Services	1,957
Repairs and Maintenance	9,729
Taxes, Insurance Premiums and Other Fees	465
Other Maintenance and Operating Expenses
Advertising Expenses	2,005
Printing and Publication Expenses	93
Representation Expenses	332
Rent/Lease Expenses	2,791
Subscription Expenses	495
Other Maintenance and Operating Expenses	19,356

Total Maintenance and Other Operating Expenses	71,285

Total Current Operating Expenditures	147,557

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	18,668
Transportation Equipment Outlay	130

Total Capital Outlays	18,798

TOTAL NEW APPROPRIATIONS	166,355

564	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

K. GOVERNANCE COMMISSION FOR GOVERNMENT-OWNED OR CONTROLLED CORPORATIONS

For general administration and support, and operations, as indicated hereunder	₱	184,060,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	53,283,000	₱	85,298,000	₱	2,400,000	₱	140,981,000
Operations		33,386,000		9,693,000				43,079,000

GOCC REGULATORY PROGRAM		33,386,000		9,693,000				43,079,000

TOTAL NEW APPROPRIATIONS	₱	86,669,000	₱	94,991,000	₱	2,400,000	₱	184,060,000

Special Provision(s)

1. Submission of Annual Report. The Governance Commission for Government-Owned or Controlled Corporations (GCG) shall submit to the Office of the President, the House of Representatives, the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, an annual report on the performance of the GOCCs under its coverage pursuant to Section 4 of R.A. No. 10149. Said annual report shall contain the following information on the GOCCs concerned: (i) FY 2021 performance targets and accomplishments; (ii) GCG performance assessment for FY 2021; (iii) summary of year-end financial statements; (iv) dividends remitted to the National Government; and (v) FYs 2020 and 2021 comparative report on basic salaries, allowances, benefits, and incentives received by members of the boards of directors or trustees, officers and personnel of GOCCs.

2. Reporting and Posting Requirements. The GCG shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) GCG’s website.

The GCG shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee an Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	53,283,000	₱	85,298,000	₱	2,400,000	₱	140,981,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	565
OTHER EXECUTIVE OFFICES

Sub-total, General Administration and Support		53,283,000		85,298,000		2,400,000		140,981,000

Operations
Transformed GOCC sector significantly contributing to inclusive and sustainable economic growth and development		33,386,000		9,693,000				43,079,000

GOCC REGULATORY PROGRAM		33,386,000		9,693,000				43,079,000

CORPORATE STANDARDS SERVICES SUB-PROGRAM		9,394,000		3,023,000				12,417,000

GOCC Compensation and Position Classification Services		3,207,000		1,131,000				4,338,000
GOCC Leadership Management		6,187,000		1,892,000				8,079,000
CORPORATE GOVERNANCE SERVICES SUB-PROGRAM		23,992,000		6,670,000				30,662,000

Performance Monitoring and Evaluation Services		12,817,000		4,005,000				16,822,000
GOCC Rationalization Services		11,175,000		2,665,000				13,840,000

Sub-total, Operations		33,386,000		9,693,000				43,079,000

TOTAL NEW APPROPRIATIONS	₱	86,669,000	₱	94,991,000	₱	2,400,000	₱	184,060,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	66,900

Total Permanent Positions	66,900

Other Compensation Common to All
Personnel Economic Relief Allowance	1,896
Representation Allowance	2,310
Transportation Allowance	2,310
Clothing and Uniform Allowance	474
Mid Year Bonus - Civilian	5,575
Year End Bonus	5,575
Cash Gift	395
Productivity Enhancement Incentive	395

566	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Step Increment	167

Total Other Compensation Common to All	19,097

Other Benefits
PAG-IBIG Contributions	95
PhilHealth Contributions	482
Employees Compensation Insurance Premiums	95

Total Other Benefits	672

Total Personnel Services	86,669

Maintenance and Other Operating Expenses
Travelling Expenses	1,319
Training and Scholarship Expenses	11,408
Supplies and Materials Expenses	4,382
Utility Expenses	2,100
Communication Expenses	7,050
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,428
Professional Services	3,657
General Services	5,300
Repairs and Maintenance	1,600
Taxes, Insurance Premiums and Other Fees	1,369
Other Maintenance and Operating Expenses
Advertising Expenses	780
Printing and Publication Expenses	340
Representation Expenses	3,107
Rent/Lease Expenses	20,600
Membership Dues and Contributions to Organizations	20
Subscription Expenses	9,756
Other Maintenance and Operating Expenses	20,775

Total Maintenance and Other Operating Expenses	94,991

Total Current Operating Expenditures	181,660

Capital Outlays
Property, Plant and Equipment Outlay
Transportation Equipment Outlay	2,400

Total Capital Outlays	2,400

TOTAL NEW APPROPRIATIONS	184,060

L. MINDANAO DEVELOPMENT AUTHORITY

For general administration and support, support to operations, and operations, as indicated hereunder	₱	205,372,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	567
OTHER EXECUTIVE OFFICES

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	37,747,000	₱	34,675,000	₱	10,050,000	₱	82,472,000
Support to Operations		10,559,000		18,303,000		3,910,000		32,772,000
Operations		28,734,000		54,794,000		6,600,000		90,128,000

MINDANAO DEVELOPMENT PLANNING AND MANAGEMENT PROGRAM		10,649,000		18,732,000				29,381,000
MINDANAO GOVERNANCE AND INSTITUTIONAL SUPPORT PROGRAM		9,117,000		6,747,000				15,864,000
MINDANAO INVESTMENTS PROMOTION PROGRAM		8,968,000		29,315,000		6,600,000		44,883,000

TOTAL NEW APPROPRIATIONS	₱	77,040,000	₱	107,772,000	₱	20,560,000	₱	205,372,000

Special Provision(s)

1. Reporting and Posting Requirements. The Mindanao Development Authority (MinDA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) MinDA’s website.

The MinDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	37,697,000	₱	34,675,000	₱	10,050,000	₱	82,422,000
Administration of Personnel Benefits		50,000						50,000

Sub-total, General Administration and Support		37,747,000		34,675,000		10,050,000		82,472,000

568	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Support to Operations
Performance management/ Operations Audit Service (OAS)				7,052,000				7,052,000
Technical support on program communication and knowledge management		8,528,000		10,968,000		3,910,000		23,406,000
Legal Services		2,031,000		283,000				2,314,000

Sub-total, Support to Operations		10,559,000		18,303,000		3,910,000		32,772,000

Operations
Development of Mindanao coordinated and facilitated		28,734,000		54,794,000		6,600,000		90,128,000

MINDANAO DEVELOPMENT PLANNING AND MANAGEMENT PROGRAM		10,649,000		18,732,000				29,381,000

Planning and policy development		8,185,000		6,408,000				14,593,000
Project development and resource generation		2,464,000		12,324,000				14,788,000
MINDANAO GOVERNANCE AND INSTITUTIONAL SUPPORT PROGRAM		9,117,000		6,747,000				15,864,000

Institutional strengthening		9,117,000		6,747,000				15,864,000
MINDANAO INVESTMENTS PROMOTION PROGRAM		8,968,000		29,315,000		6,600,000		44,883,000

Investment promotion		5,609,000		23,503,000		6,600,000		35,712,000
BIMP-EAGA and other International trade cooperations		3,359,000		5,812,000				9,171,000

Sub-total, Operations		28,734,000		54,794,000		6,600,000		90,128,000

TOTAL NEW APPROPRIATIONS	₱	77,040,000	₱	107,772,000	₱	20,560,000	₱	205,372,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	57,887

Total Permanent Positions	57,887

Other Compensation Common to All
Personnel Economic Relief Allowance	2,112
Representation Allowance	1,398
Transportation Allowance	1,398
Clothing and Uniform Allowance	528

DECEMBER 28, 2020	OFFICIAL GAZETTE	569
OTHER EXECUTIVE OFFICES

Honoraria	2,288
Mid-Year Bonus - Civilian	4,824
Year End Bonus	4,824
Cash Gift	440
Productivity Enhancement Incentive	440
Step Increment	147

Total Other Compensation Common to All	18,399

Other Benefits
PAG-IBIG Contributions	105
PhilHealth Contributions	494
Employees Compensation Insurance Premiums	105
Terminal Leave	50

Total Other Benefits	754

Total Personnel Services	77,040

Maintenance and Other Operating Expenses
Travelling Expenses	16,731
Training and Scholarship Expenses	5,300
Supplies and Materials Expenses	10,636
Utility Expenses	3,720
Communication Expenses	8,936
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,110
Professional Services	24,447
General Services	8,258
Repairs and Maintenance	1,490
Taxes, Insurance Premiums and Other Fees	322
Other Maintenance and Operating Expenses
Advertising Expenses	461
Printing and Publication Expenses	1,350
Representation Expenses	10,931
Rent/Lease Expenses	10,849
Membership Dues and Contributions to Organizations	11
Subscription Expenses	412
Other maintenance and Operating Expenses	2,808

Total Maintenance and Other Operating Expenses	107,772

Total Current Operating Expenditures	184,812

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	5,490
Transportation Equipment Outlay	11,750
Furniture, Fixtures and Books Outlay	2,400
Intangible Assets Outlay	920

Total Capital Outlays	20,560

TOTAL NEW APPROPRIATIONS	205,372

570	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

M. MOVIE AND TELEVISION REVIEW AND CLASSIFICATION BOARD

For general administration and support, and operations, as indicated hereunder	₱	39,112,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	14,532,000			₱	14,532,000
Operations		24,580,000				24,580,000

MOVIE AND TELEVISION REGULATORY AND DEVELOPMENTAL PROGRAM		24,580,000				24,580,000

TOTAL NEW APPROPRIATIONS	₱	39,112,000			₱	39,112,000

Special Provision(s)

1. Fees, Charges and Assessments. In addition to the amounts appropriated herein, Sixty Four Million Three Hundred Ninety Three Thousand Pesos (₱64,393,000) shall be used for the MOOE and Capital Outlay requirements of the movie and Television Review and Classification Board (MTRCB) sourced from fees and charges levied, assessed, and collected by the MTRCB in the conduct of its operations, in accordance with Section 20 of P.D. No. 1986.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The MTRCB shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) MTRCB’s website.

The MTRCB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	14,532,000			₱	14,532,000

Sub-total, General Administration and Support		14,532,000				14,532,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	571
OTHER EXECUTIVE OFFICES

Operations
Contemporary Filipino cultural values protected and promoted through the review and classification of movies, television, publicity materials, and optical media		24,580,000		24,580,000

MOVIE AND TELEVISION REGULATORY AND DEVELOPMENTAL PROGRAM		24,580,000		24,580,000

Registration of entities; review and classification of movies, television programs, publicity and optical media material		18,609,000		18,609,000
Monitoring and Enforcement of movies and television programs		4,456,000		4,456,000
“Matalinong Panonood” seminars and other information campaigns and initiatives for stakeholders awareness and empowerment in terms of media literacy, audience sensitivity and age-appropriate content		1,515,000		1,515,000

Sub-total, Operations		24,580,000		24,580,000

TOTAL NEW APPROPRIATIONS	₱	39,112,000	₱	39,112,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary				20,222

Total Permanent Positions				20,222

Other Compensation Common to All
Personnel Economic Relief Allowance				1,128
Representation Allowance				300
Transportation Allowance				300
Clothing and Uniform Allowance				282
Mid-Year Bonus - Civilian				1,686
Year End Bonus				1,686
Cash Gift				235
Per Diems				6,324
Productivity Enhancement Incentive				235
Step Increment				51

Total Other Compensation Common to All				12,227

572	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Other Compensation for Specific Groups
RATA of Sectoral/Alternate Sectoral Representatives	6,324

Total Other Compensation for Specific Groups	6,324

Other Benefits
PAG-IBIG Contributions	56
PhilHealth Contributions	212
Employees Compensation Insurance Premiums	56
Loyalty Award - Civilian	15

Total Other Benefits	339

Total Personnel Services	39,112

Total Current Operating Expenditures	39,112

TOTAL NEW APPROPRIATIONS	39,112

N. NATIONAL COMMISSION FOR CULTURE AND THE ARTS

N.1. NATIONAL COMMISSION FOR CULTURE AND THE ARTS (PROPER)

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder							₱	170,834,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	7,168,000	₱		₱		₱	7,168,000
Support to Operations		3,460,000						3,460,000
Operations		16,706,000		96,500,000		47,000,000		160,206,000

NATIONAL CULTURE AND ARTS COORDINATION PROGRAM		12,281,000						12,281,000
NATIONAL CULTURE AND ARTS DEVELOPMENT PROGRAM		4,425,000		96,500,000		47,000,000		147,925,000

TOTAL NEW APPROPRIATIONS	₱	27,334,000	₱	96,500,000	₱	47,000,000	₱	170,834,000

Special Provision(s)

1. National Endowment Fund for Culture and Arts. In addition to the amounts appropriated herein, Six Hundred Fifty Two Million Two Hundred Forty Thousand Pesos (₱652,240,000) shall be used for the operating requirements of the National Commission for Culture and the Arts (NCCA) sourced from the contributions of PAGCOR and share from travel tax collections, constituted into the National Endowment Fund for Culture and Arts (NEFCA) in accordance with Section 20 of R.A. No. 7356. In no case shall more than twenty percent (20%) of said amount be used for Personnel Services.

DECEMBER 28, 2020	OFFICIAL GAZETTE	573
OTHER EXECUTIVE OFFICES

Release of funds shall be subject to the guidelines on the utilization of the NEFCA pursuant to Section 72 of the amended IRR of R.A. No. 7356, and the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Revolving Fund for Fabrication of Cultural Items and Printing Publications. The revolving fund in the amount of Five Hundred Thousand Pesos (₱500,000) constituted from the sale of cultural items and publications shall be used to cover the fabrication of cultural items and printing of publications. The income collected in excess of said amount shall be deposited with the National Treasury as income of the General Fund pursuant to Section 22 of R.A. No. 7356.

Disbursements or expenditures by the NCCA in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

3. Reporting and Posting Requirements. The NCCA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) NCCA’s website.

The NCCA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

Net Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	5,857,000		₱	₱	5,857,000
Administration of Personnel Benefits		1,311,000				1,311,000

Sub-total, General Administration and Support		7,168,000				7,168,000

Support to Operations
Project monitoring and Evaluation Services		3,460,000				3,460,000

Sub-total, Support to Operations		3,460,000				3,460,000

Operations
Arts and culture Management enhanced through coordinated actions among affiliated cultural agencies		12,281,000				12,281,000

NATIONAL CULTURAL AND ARTS COORDINATION PROGRAM		12,281,000				12,281,000

Formulation and development of plans and policies and coordination with affiliated cultural agencies		12,281,000				12,281,000

574	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Sense of nationhood and pride in being Filipino strengthened		4,425,000		96,500,000		47,000,000		147,925,000

NATIONAL CULTURE AND ARTS DEVELOPMENT PROGRAM		4,425,000		96,500,000		47,000,000		147,925,000

Administration and supervision of the NEFCA funds		4,425,000						4,425,000
Project(s)
Locally-Funded Project(s)				96,500,000		47,000,000		143,500,000

Documentation and Cultural Hub, Promotion Exhibition, Training and Film Production to Preserve and Promote the Tangible and Intangible Filipine Heritage, including the Documentation of Philippine Participation in International and Local Fair				40,500,000				40,500,000
Hosting of Asia-Pacific Performing Arts Network (APPAN)				24,000,000				24,000,000
Filipino Heritage Festival				2,000,000				2,000,000
TV Program for Culture and Arts				10,000,000				10,000,000
Creative Industries Assistance Program				20,000,000				20,000,000
Development of Heritage Town Square, Boac, Marinduque						2,000,000		2,000,000
Improvement of Building and Site Development of Rizal Park, Boac Plaza, Boac, Marinduque						20,000,000		20,000,000
Construction of Moriones Museum at Moriones Arena, Brgy. San Miguel, Boac, Marinduque						25,000,000		25,000,000

Sub-total, Operations		16,706,000		96,500,000		47,000,000		160,206,000

TOTAL NEW APPROPRIATIONS	₱	27,334,000	₱	96,500,000	₱	47,000,000	₱	170,834,000

NEW Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	19,790

DECEMBER 28, 2020	OFFICIAL GAZETTE	575
OTHER EXECUTIVE OFFICES

Total Permanent Positions	19,790

Other Compensation Common to All
Personnel Economic Relief Allowance	792
Representation Allowance	450
Transportation Allowance	450
Clothing and Uniform Allowance	198
Mid-Year Bonus - Civilian	1,649
Year End Bonus	1,649
Cash Gift	165
Per Diems	400
Productivity Enhancement Incentive	165
Step Increment	49

Total Other Compensation Common to All	5,967

Other Benefits
PAG-IBIG Contributions	40
PhilHealth Contributions	186
Employees Compensation Insurance Premiums	40
Terminal Leave	1,311

Total Other Benefits	1,577

Total Personnel Services	27,334

Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	96,500

Total Maintenance and Other Operating Expenses	96,500

Total Current Operating Expenditures	123,834

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	37,000
Land Outlay	10,000

Total Capital Outlays	47,000

TOTAL NEW APPROPRIATIONS	170,834

N.2. NATIONAL HISTORICAL COMMISSION OF THE PHILIPPINES

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	354,838,000

576	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	20,618,000	₱	10,086,000	₱		₱	30,704,000
Support to Operations		1,672,000		9,156,000		10,665,000		21,493,000
Operations		71,141,000		105,158,000		126,342,000		302,641,000

HISTORICAL ASSET PRESERVATION AND MANAGEMENT PROGRAM		58,774,000		47,828,000		126,342,000		232,944,000
HISTORICAL COMMEMORATION AND PROMOTION PROGRAM		12,367,000		57,330,000				69,697,000

TOTAL NEW APPROPRIATIONS	₱	93,431,000	₱	124,400,000	₱	137,007,000	₱	354,838,000

Special Provision(s)

1. Revolving Fund for Projects of the National Historical Commission of the Philippines. The revolving fund in the amount of One Million Pesos (₱1,000,000) constituted from the fees and other charges collected by the National Historical Commission of the Philippines (NHCP) shall be used to cover implementation of its projects. The income in excess of the said amount shall be deposited with the National Treasury as income of the General Fund in accordance with Section 24 of R.A. No. 10086.

Disbursements or expenditures by the NHCP in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. 292, s. 1987, and to appropriate criminal action under existing penal laws.

2. Reporting and Posting Requirements. The NHCP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) NHCP’s website.

The NHCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	18,567,000	₱	10,086,000	₱	₱	28,653,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	577
OTHER EXECUTIVE OFFICES

Administration of Personnel Benefits	2,051,000			2,051,000

Sub-total, General Administration and Support	20,618,000	10,086,000		30,704,000

Support to Operations
Formulation of Plans and Policies	691,000	165,000		856,000
Development and Maintenance of the Information System	981,000	8,991,000	10,665,000	20,637,000

Sub-total, Support to Operations	1,672,000	9,156,000	10,665,000	21,493,000

Operations
Management and Preservation of National Shrines and Artifacts strengthened	58,774,000	47,828,000	126,342,000	232,944,000

HISTORICAL ASSET PRESERVATION AND MANAGEMENT PROGRAM	58,774,000	47,828,000	126,342,000	232,944,000

Maintenance and administration of national shrines, museums and landmarks	35,742,000	38,741,000	7,817,000	82,300,000
Restoration, preservation, survey and documentation of historic structures, edifices, ancestral houses and maintenance of the National Registry of Historical Structures of the Philippines	14,435,000	3,156,000		17,591,000
Restoration, preservation and conservation of relics of national heroes and other illustrious Filipinos	8,597,000	1,456,000		10,053,000
Project(s)
Locally-Funded Project(s)		4,475,000	118,525,000	123,000,000

Restoration of Sta. Maria Church World Heritage Sites		1,000,000	19,000,000	20,000,000
Restoration of Bacon Church Bell Tower, Bacon, Sorsogon		150,000	7,850,000	8,000,000
Restoration and Rehabilitation of Iloilo Customs Building (Phase I)		1,050,000	28,950,000	30,000,000
Rehabilitation, Improvement and Renovation of Jaro Plaza and Belfry, Jaro, Iloilo		1,225,000	33,775,000	35,000,000
Rehabilitation, Improvement and Renovation of Molo Plaza, Molo, Iloilo		875,000	24,125,000	25,000,000
Restoration of Bato Church, Bato, Catanduanes		175,000	4,825,000	5,000,000

578	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Awareness, appreciation and access of historical and cultural heritage increased		12,367,000		57,330,000				69,697,000

HISTORICAL COMMEMORATION AND PROMOTION PROGRAM		12,367,000		57,330,000				69,697,000

Design and supervision of heraldry objects		1,260,000		794,000				2,054,000
Research and production of educational materials on Philippine history and translation of Philippine historical works		7,051,000		7,635,000				14,686,000
Publication of result of historical researches and studies		935,000		1,564,000				2,499,000
Maintenance of historical data bank		1,177,000		625,000				1,802,000
Conduct of commemorative activities including lectures, symposia and exhibits on historical events and personages for the public		1,944,000		28,130,000				30,074,000
Project(s)
Locally-Funded Project(s)				18,582,000				18,582,000

500th Anniversary of the Victory of Lapu-Lapu in the Battle of Mactan (National Quincentennial Committee Project)				12,000,000				12,000,000
Portugal-Philippines Connected Histories Project				1,582,000				1,582,000
Philippines-Spanish Friendship Day				5,000,000				5,000,000

Sub-total, Operations		71,141,000		105,158,000		126,342,000		302,641,000

TOTAL NEW APPROPRIATIONS	₱	93,431,000	₱	124,400,000	₱	137,007,000	₱	354,838,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	69,368

Total Permanent Positions	69,368

Other Compensation Common to All
Personnel Econonic Relief Allowance	4,608
Representation Allowance	474
Transportation Allowance	474
Clothing and Uniform Allowance	1,152

DECEMBER 28, 2020	OFFICIAL GAZETTE	579
OTHER EXECUTIVE OFFICES

Honoraria	282
Mid-Year Bonus - Civilian	5,780
Year End Bonus	5,780
Cash Gift	960
Productivity Enhancement Incentive	960
Step Increment	173

Total Other Compensation Common to All	20,643

Other Benefits
PAG-IBIG Contributions	229
PhilHealth Contributions	841
Employees Compensation Insurance Premiums	229
Loyalty Award - Civilian	70
Terminal Leave	2,051

Total Other Benefits	3,420

Total Personnel Services	93,431

Maintenance and Other Operating Expenses
Travelling Expenses	12,632
Training and Scholarship Expenses	1,619
Supplies and Materials Expenses	17,906
Utility Expenses	15,222
Communication Expenses	6,517
Survey, Research, Exploration and Development Expenses	300
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	139
Professional Services	10,443
General Services	31,635
Repairs and Maintenance	1,155
Taxes, Insurance Premiums and Other Fees	1,624
Other Maintenance and Operating Expenses
Printing and Publication Expenses	3,256
Representation Expenses	11,616
Rent/Lease Expenses	6,430
Subscription Expenses	3,906

Total Maintenance and Other Operating Expenses	124,400

Total Current Operating Expenditures	217,831

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	10,665
Heritage Assets	126,342

Total Capital Outlays	137,007

TOTAL NEW APPROPRIATIONS	354,838

580	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

N.3. NATIONAL LIBRARY OF THE PHILIPPINES

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	183,030,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	15,582,000	₱	53,947,000	₱	1,977,000	₱	71,506,000
Operations		49,371,000		32,153,000		30,000,000		111,524,000

NATIONAL LIBRARY PROGRAM		43,828,000		24,701,000		30,000,000		98,529,000
LIBRARY EXTENSION PROGRAM		5,543,000		7,452,000				12,995,000

TOTAL NEW APPROPRIATIONS	₱	64,953,000	₱	86,100,000	₱	31,977,000	₱	183,030,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Library of the Philippines (NLP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) NLP’s website.

The NLP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	13,917,000	₱	53,947,000	₱	1,977,000	₱	69,841,000
Administration of Personnel Benefits		1,665,000						1,665,000

Sub-total, General Administration and Support		15,582,000		53,947,000		1,977,000		71,506,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	581
OTHER EXECUTIVE OFFICES

Operations
Collection, access, and preservation of library resources increased		49,371,000		32,153,000		30,000,000		111,524,000

NATIONAL LIBRARY PROGRAM		43,828,000		24,701,000		30,000,000		98,529,000

Acquisition, organization and access of library materials		19,453,000		9,340,000		2,400,000		31,193,000
Preservation and conservation of Filipiniana collection		12,972,000		4,632,000		27,600,000		45,204,000
Improvement and maintenance of information systems		3,142,000		9,380,000				12,522,000
Library promotional, educational and cultural activities		4,558,000		883,000				5,441,000
Research and publication of library and information, sources, services, methods and new practices		3,703,000		466,000				4,169,000
LIBRARY EXTENSION PROGRAM		5,543,000		7,452,000				12,995,000

Development and support to affiliated public libraries		5,543,000		3,627,000				9,170,000
Project(s)
Locally-Funded Project(s)				3,825,000				3,825,000

Operation of Congressional Library in Tayuman, Tondo, Manila				2,199,000				2,199,000
Operation of Congressional Library in Balilihan, Bohol				585,000				585,000
Operation of Batanes Provincial Library in Basco, Batanes				1,041,000				1,041,000

Sub-total, Operations		49,371,000		32,153,000		30,000,000		111,524,000

TOTAL NEW APPROPRIATIONS	₱	64,953,000	₱	86,100,000	₱	31,977,000	₱	183,030,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	48,488

Total Permanent Positions	48,488

582	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Other Compensation Common to All
Personnel Economic Relief Allowance	2,808
Representation Allowance	510
Transportation Allowance	510
Clothing and Uniform Allowance	702
Mid-Year Bonus - Civilian	4,041
Year End Bonus	4,041
Cash Gift	585
Productivity Enhancement Incentive	585
Step Increment	122

Total Other Compensation Common to All	13,904

Other Benefits
PAG-IBIG Contributions	140
PhilHealth Contributions	536
Employees Compensation Insurance Premiums	140
Loyalty Award - Civilian	80
Terminal Leave	1,665

Total Other Benefits	2,561

Total Personnel Services	64,953

Maintenance and Other Operating Expenses
Travelling Expenses	800
Training and Scholarship Expenses	2,850
Supplies and Materials Expenses	15,684
Utility Expenses	15,927
Communication Expenses	5,360
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	253
General Services	23,118
Repairs and Maintenance	1,947
Taxes, Insurance Premiums and Other Fees	1,332
Other Maintenance and Operating Expenses
Printing and Publication Expenses	46
Representation Expenses	800
Membership Dues and Contributions to Organizations	258
Subscription Expenses	3,700
Other Maintenance and Operating Expenses	13,907

Total Maintenance and Other Operating Expenses	86,100

Total Current Operating Expenditures	151,053

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	29,577
Furniture, Fixtures and Boooks Outlay	2,400

Total Capital Outlays	31,977

TOTAL NEW APPROPRIATIONS	183,030

DECEMBER 28, 2020	OFFICIAL GAZETTE	583
OTHER EXECUTIVE OFFICES

N.4. NATIONAL ARCHIVES OF THE PHILIPPIHES

For general administration and support, and operations, as indicated hereunder	₱	180,338,000

New Appropriations, by Program

	Current Operating Expenditures				Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support	₱	13,787,000	₱	44,973,000	₱	15,582,000	₱	74,342,000
Operations		48,735,000		56,821,000		440,000		105,996,000

GOVERNMENT RECORDS MANAGEMENT PROGRAM		26,625,000		24,772,000				51,397,000
GOVERNMENT ARCHIVES ADMINISTRATION PROGRAM		22,110,000		32,049,000		440,000		54,599,000

TOTAL NEW APPROPRIATIONS	₱	62,522,000	₱	101,794,000	₱	16,022,000	₱	180,338,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Archives of the Philippines (NAP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully aigrated to the BTMS; and

(b) NAP’s website.

The NAP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Prograas/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	12,978,000	₱	44,973,000	₱	15,582,000	₱	73,533,000
Administration of Personnel Benefits		809,000						809,000

Sub-total, General Administration and Support		13,787,000		44,973,000		15,582,000		74,342,000

584	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Operations
Management of Government Records Strengthened		26,625,000		24,772,000				51,397,000

GOVERNMENT RECORDS MANAGEMENT PROGRAM		26,625,000		24,772,000				51,397,000

Training for government agencies on the creation, maintenance, disposal and retirement of all government records		16,611,000		17,098,000				33,709,000
Management of transference of records of all government including those of abolished offices		5,572,000		7,301,000				12,873,000
Conduct of research studies, promulgation of policies, rules and regulations on the creation, maintenance, and disposition of all government records		4,442,000		373,000				4,815,000
Awareness, Appreciation and Access to Archival Records Strengthened		22,110,000		32,049,000		440,000		54,599,000

GOVERNMENT ARCHIVES ADMINISTRATION PROGRAM		22,110,000		32,049,000		440,000		54,599,000

Maintenance, preservation, rehabilitation and servicing of archival holdings		22,110,000		32,049,000		440,000		54,599,000

Sub-total, Operations		48,735,000		56,821,000		440,000		105,996,000

TOTAL NEW APPROPRIATIONS	₱	62,522,000	₱	101,794,000	₱	16,022,000	₱	180,338,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	46,597

Total Permanent Positions	46,597

Other Compensation Common to All
Personnel Economic Relief Allowance	3,000
Representation Allowance	678
Transportation Allowance	678
Clothing and Uniform Allowance	750
Mid-Year Bonus - Civilian	3,883
Year End Bonus	3,883
Cash Gift	625

DECEMBER 28, 2020	OFFICIAL GAZETTE	585
OTHER EXECUTIVE OFFICES

Productivity Enhancement Incentive	625
Step Increment	117

Total Other Compensation Common to All	14,239

Other Benefits
PAG-IBIG Contributions	150
PhilHealth Contributions	527
Employees Compensation Insurance Premiums	150
Loyalty Award - Civilian	50
Terminal Leave	809

Total Other Benefits	1,686

Total Personnel Services	62,522

Maintenance and Other Operating Expenses
Travelling Expenses	3,138
Training and Scholarship Expenses	5,547
Supplies and Materials Expenses	8,790
Utility Expenses	8,571
Communication Expenses	3,183
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	108
Professional Services	15,219
General Services	17,086
Repairs and Maintenance	989
Taxes, Insurance Premiums and Other Fees	1,643
Other Maintenance and Operating Expenses
Advertising Expenses	50
Printing and Publication Expenses	350
Representation Expenses	446
Transportation and Delivery Expenses	40
Rent/Lease Expenses	33,429
Membership Dues and Contributions to Organizations	40
Subscription Expenses	3,165

Total Maintenance and Other Operating Expenses	101,794

Total Current Operating Expenditures	164,316

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	3,550
Machinery and Equipment Outlay	10,472
Furniture, Fixtures and Books Outlay	2,000

Total Capital Outlays	16,022

TOTAL NEW APPROPRIATIONS	180,338

586	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

0. NATIONAL COMMISSION OF SENIOR CITIZENS

For general administration and support, as indicated hereunder	₱	25,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	25,000,000		₱	25,000,000

TOTAL NEW APPROPRIATIONS		₱	25,000,000		₱	25,000,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Commission of Senior Citizens (NCSC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) NCSC’s website.

The NCSC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	25,000,000		₱	25,000,000

Sub-total, General Administration and Support			25,000,000			25,000,000

TOTAL NEW APPROPRIATIONS		₱	25,000,000		₱	25,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	587
OTHER EXECUTIVE OFFICES

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Maintenance and Other Operating Expenses
Travelling Expenses	1,700
Supplies and Materials Expenses	600
Utility Expenses	1,700
Communication Expenses	1,000
Professional Services	1,500
General Services	1,200
Labor and Mages	9,000
Other Maintenance and Operating Expenses
Printing and Publication Expenses	1,100
Advertising Expenses	1,000
Representation Expenses	1,000
Rent/Lease Expenses	4,200
Transportation and Delivery Expenses	400
Other Maintenance and Operating Expenses	600

Total Maintenance and Other Operating Expenses	25,000

Total Current Operating Expenditures	25,000

TOTAL NEW APPROPRIATIONS	25,000

P. NATIONAL INTELLIGENCE COORDINATING AGENCY

For general administration and support, and operations, as indicated hereunder	₱	970,861,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	132,014,000	₱	23,982,000	₱	2,617,000	₱	158,613,000
Operations		497,744,000		313,589,000		915,000		812,248,000

NATIONAL INTELLIGENCE MANAGEMENT PROGRAM		497,744,000		313,589,000		915,000		812,248,000

TOTAL NEW APPROPRIATIONS	₱	629,758,000	₱	337,571,000	₱	3,532,000	₱	970,861,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Intelligence Coordinating Agency (NICA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

588	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

(b) NICA’s website.

The NICA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	122,988,000	₱	23,982,000	₱	2,617,000	₱	149,587,000
Administration of Personnel Benefits		9,026,000						9,026,000

Sub-total, General Administration and Support		132,014,000		23,982,000		2,617,000		158,613,000

Operations
Relevant intelligence on national security issues and concerns expeditiously communicated to the President and the National Security Council		497,744,000		313,589,000		915,000		812,248,000

NATIONAL INTELLIGENCE MANAGEMENT PROGRAM		497,744,000		313,589,000		915,000		812,248,000

Direction, coordination, collection and production of intelligence pertaining to national security		492,927,000		300,595,000		915,000		794,437,000
Provision of secretariat services to the Anti-Terrorisa Council		4,817,000		12,994,000				17,811,000

Sub-total, Operations		497,744,000		313,589,000		915,000		812,248,000

TOTAL NEW APPROPRIATIONS	₱	629,758,000	₱	337,571,000	₱	3,532,000	₱	970,861,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel

DECEMBER 28, 2020	OFFICIAL GAZETTE	589
OTHER EXECUTIVE OFFICES

Permanent Positions
Basic Salary	346,573

Total Permanent Positions	346,573

Other Compensation Common to All
Personnel Economic Relief Allowance	19,128
Representation Allowance	8,400
Transportation Allowance	8,400
Clothing and Uniform Allowance	4,782
Mid Year Bonus-Civilian	28,882
Year End Bonus	28,882
Cash Gift	3,985
Productivity Enhancement Incentive	3,985

Total Other Compensation Common to All	106,444

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	105
Quarters Allowance	13,064
Overseas Allowance	20,540
Longevity Pay	123,198

Total Other Compensation for Specific Groups	156,907

Other Benefits
PAG-IBIG Contributions	956
PhilHealth Contributions	3,579
Employees Compensation Insurance Premiums	956
Loyalty Award-Civilian	500
Terminal Leave	9,026

Total Other Benefits	15,017

Non-Permanent Positions	4,817

Total Personnel Services	629,758

Maintenance and Other Operating Expenses
Travelling Expenses	24,751
Training and Scholarship Expenses	10,641
Supplies and Materials Expenses	39,596
Utility Expenses	27,159
Communication Expenses	24,879
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	1,000
Extraordinary and Miscellaneous Expenses	3,610
Intelligence Expenses	140,200
Professional Services	5,624
Repairs and Maintenance	18,110
Taxes, Insurance Premiums and Other Fees	3,713
Other Maintenance and Operating Expenses
Printing and Publication Expenses	43
Representation Expenses	27,709
Transportation and Delivery Expenses	1,163

590	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Rent/Lease Expenses	5,542
Subscription Expenses	3,821
Donations	10

Total Maintenance and Other Operating Expenses	337,571

Total Current Operating Expenditures	967,329

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	3,107
Furniture, Fixtures and Books Outlay	425

Total Capital Outlays	3,532

TOTAL NEW APPROPRIATIONS	970,861

Q. NATIONAL SECURITY COUNCIL

For general administration and support, support to operations, and operations, as indicated hereunder	₱	878,631,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	57,166,000	₱	53,184,000		₱	110,350,000
Support to Operations		11,710,000		29,380,000			41,090,000
Operations		41,592,000		685,599,000			727,191,000

NATIONAL SECURITY POLICY ADVISORY PROGRAM		29,265,000		236,242,000			265,507,000
NATIONAL SECURITY MANAGEMENT PROGRAM		12,327,000		449,357,000			461,684,000

TOTAL NEW APPROPRIATIONS	₱	110,468,000	₱	768,163,000		₱	878,631,000

Special Provision(s)

1. Cybersecurity of Energy Sector. The National Security Council (NSC) shall ensure the cybersecurity of the energy sector including the conduct of cybersecurity audits.

2. Reporting and Posting Requirements. The National Security Council (NSC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic weans for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) NSC’s website.

The NSC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

DECEMBER 28, 2020	OFFICIAL GAZETTE	591
OTHER EXECUTIVE OFFICES

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	56,393,000	₱	53,184,000		₱	109,577,000
Administration of Personnel Benefits		773,000					773,000

Sub-total, General Administration and Support		57,166,000		53,184,000			110,350,000

Support to Operations
Information and communications technology management services		9,030,000		24,958,000			33,988,000
Agency planning and management services		286,000		3,329,000			3,615,000
Legislative and legal services		2,394,000		1,093,000			3,487,000

Sub-total, Support to Operations		11,710,000		29,380,000			41,090,000

Operations
Relevant, responsive, timely and accurate national security policy advice provided		41,592,000		685,599,000			727,191,000

NATIONAL SECURITY POLICY ADVISORY PROGRAM		29,265,000		236,242,000			265,507,000

National Security strategic planning		4,175,000		2,781,000			6,956,000
National Security policy and strategic studies		16,112,000		233,461,000			249,573,000
National Security situational awareness		8,978,000					8,978,000
NATIONAL SECURITY MANAGEMENT PROGRAM		12,327,000		449,357,000			461,684,000

Guidance and supervision to the NICA and the Intelligence Community		3,044,000		449,357,000			452,401,000
Crisis Management support services		3,475,000					3,475,000
Secretariat support to the National Security Council and Cabinet Cluster for Security, Justice and Peace, and other meetings of the NSC Secretariat		5,808,000					5,808,000

Sub-total, Operations		41,592,000		685,599,000			727,191,000

TOTAL NEW APPROPRIATIONS	₱	110,468,000	₱	768,163,000		₱	878,631,000

592	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	83,227

Total Permanent Positions	83,227

Other Compensation Common to All
Personnel Economic Relief Allowance	2,496
Representation Allowance	2,796
Transportation Allowance	2,796
Clothing and Uniform Allowance	624
Mid Year Bonus-Civilian	6,935
Year End Bonus	6,935
Cash Gift	520
Productivity Enhancement Incentive	520
Step Increment	208

Total Other Compensation Common to All	23,830

Other Benefits
PAG-IBIG Contributions	124
PhilHealth Contributions	583
Employees Compensation Insurance Premiums	124
Terminal Leave	773

Total Other Benefits	1,604

Non-Permanent Positions	1,807

Total Personnel Services	110,468

Maintenance and Other Operating Expenses
Travelling Expenses	9,336
Training and Scholarship Expenses	2,093
Supplies and Materials Expenses	19,051
Utility Expenses	6,000
Communication Expenses	8,539
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	675,000
Extraordinary and Miscellaneous Expenses	2,797
Professional Services	16,677
Repairs and Maintenance	6,783
Taxes, Insurance Premiums and Other Fees	1,250
Other Maintenance and Operating Expenses
Representation Expenses	18,725

DECEMBER 28, 2020	OFFICIAL GAZETTE	593
OTHER EXECUTIVE OFFICES

Rent/Lease Expenses	912
Subscription Expenses	1,000

Total Maintenance and Other Operating Expenses	768,163

Total Current Operating Expenditures	878,631

TOTAL NEW APPROPRIATIONS	878,631

R. OFFICE OF THE PRESIDENTIAL ADVISER ON THE PEACE PROCESS

For general administration and support, and operations, including locally-funded projects, as indicated hereunder	₱	2,100,946,000

New Appropriations, by Program

	Current Operating Expenditures				Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support	₱	48,281,000	₱	171,943,000	₱	7,290,000	₱	227,514,000
Operations		138,847,000		1,712,479,000		22,106,000		1,873,432,000

TECHNICAL ADVISORY AND SUPPORT SERVICES ON THE COMPREHENSIVE PEACE PROCESS PROGRAM		138,847,000		1,712,479,000		22,106,000		1,873,432,000

TOTAL NEW APPROPRIATIONS	₱	187,128,000	₱	1,884,422,000	₱	29,396,000	₱	2,100,946,000

Special Provision(s)

1. PAyapa at MAsaganang PamayaNAn Program. The OPAPP shall validate the quarterly reports on the status of the implementation of the PAyapa at MAsaganang PamayaNAn (PAMANA) Program within ten (10) calendar days from the submission thereof by the following implementing agencies and evaluate the progress, results and outcome of the Program to ensure its proper implementation:

Implementing Agency	Amount
DSWD	₱	960,917,000
HCIP		29,791,000
PHILHEALTH		61,229,000

2. Reporting and Posting Requirements. The OPAPP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) OPAPP’s website.

The OPAPP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

594	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures				Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support
General Management and Supervision	₱	48,281,000	₱	171,943,000	₱	7,290,000	₱	227,514,000

Sub-total, General Administration and Support		48,281,000		171,943,000		7,290,000		227,514,000

Operations
Negotiated political settlement of all internal armed conflicts achieved		138,847,000		1,712,479,000		22,106,000		1,873,432,000

TECHNICAL ADVISORY AND SUPPORT SERVICES ON THE COMPREHENSIVE PEACE PROCESS PROGRAM		138,847,000		1,712,479,000		22,106,000		1,873,432,000

Management and Supervision of the Comprehensive Peace Process		122,152,000		519,594,000		2,106,000		643,852,000
Project(s)
Locally-Funded Project(s)		16,695,000		1,192,885,000		20,000,000		1,229,580,000

Normalization Program in the Bangsamoro		16,695,000		1,192,885,000		20,000,000		1,229,580,000

Sub-total, Operations		138,847,000		1,712,479,000		22,106,000		1,873,432,000

TOTAL NEW APPROPRIATIONS	₱	187,128,000	₱	1,884,422,000	₱	29,396,000	₱	2,100,946,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel	187,128

Non-Permanent Positions	187,128

Total Personnel Services
Maintenance and Other Operating Expenses
Travelling Expenses	103,382
Training and Scholarship Expenses	41,495
Supplies and Materials Expenses	48,674
Utility Expenses	16,054

DECEMBER 28, 2020	OFFICIAL GAZETTE	595
OTHER EXECUTIVE OFFICES

Communication Expenses	22,227
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	60,000
Extraordinary and Miscellaneous Expenses	3,700
Professional Services	321,286
General Services	8,436
Financial Assistance/Subsidy	1,084,444
Repairs and Maintenance	11,145
Taxes, Insurance Premiums and Other Fees	2,970
Other Maintenance and Operating Expenses
Printing and Publication Expenses	4,781
Representation Expenses	60,071
Transportation and Delivery Expenses	633
Rent/Lease Expenses	79,730
Subscription Expenses	7,140
Other Maintenance and Operating Expenses	8,254

Total Maintenance and Other Operating Expenses	1,884,422

Total Current Operating Expenditures	2,071,550

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	27,084
Furniture, Fixtures and Books Outlay	262
Other Property, Plant and Equipment Outlay	1,050
Intangible Assets Outlay	1,000

Total Capital Outlays	29,396

TOTAL NEW APPROPRIATIONS	2,100,946

S. OPTICAL MEDIA BOARD

For general administration and support, and operations, as indicated hereunder	₱	66,142,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	14,559,000	₱	11,333,000		₱	25,892,000
Operations		29,369,000		10,881,000			40,250,000

OPTICAL MEDIA INDUSTRY REGULATORY PROGRAM		29,369,000		10,881,000			40,250,000

TOTAL NEW APPROPRIATIONS	₱	43,928,000	₱	22,214,000		₱	66,142,000

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Special Provision(s)

[~~1. Confidential Fund. The OMB shall be allowed to utilize the proceeds received from the Metro Manila Film Festival as confidential fund. Such fund shall be utilized to augment its operation against large scale violators of R.A. No. 9239.~~]

(DIRECT VETO-President’s Veto Message, December 28, 2020, Volume 1-B, page 843, R.A. No. 11518)

2. Reporting and Posting Requirements. The Optical Media Board (OMB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTNS; and

(b) OMB’s website.

The OMB shall send written notice when said reports have been submitted or posted on its website to the (DBM), House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	14,559,000	₱	11,333,000		₱	25,892,000

Sub-total, General Administration and Support		14,559,000		11,333,000			25,892,000

Operations
Optical Media Industry effectively regulated		29,369,000		10,881,000			40,250,000

OPTICAL MEDIA INDUSTRY REGULATORY PROGRAM		29,369,000		10,881,000			40,250,000

Regulatory Services for Optical Media Industry		29,369,000		10,881,000			40,250,000

Sub-total, Operations		29,369,000		10,881,000			40,250,000

TOTAL NEW APPROPRIATIONS	₱	43,928,000	₱	22,214,000		₱	66,142,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	33,274

Total Permanent Positions	33,274

DECEMBER 28, 2020	OFFICIAL GAZETTE	597
OTHER EXECUTIVE OFFICES

Other Compensation Common to All
Personnel Economic Relief Allowance	1,728
Representation Allowance	510
Transportation Allowance	510
Clothing and Uniform Allowance	432
Honoraria	600
Mid-Year Bonus - Civilian	2,773
Year End Bonus	2,773
Cash Gift	360
Productivity Enhancement Incentive	360
Step Increment	83

Total Other Compensation Common to All	10,129

Other Benefits
PAG-IBIG Contributions	86
PhilHealth Contributions	353
Employees Compensation Insurance Premiums	86

Total Other Benefits	525

Total Personnel Services	43,928

Maintenance and Other Operating Expenses
Travelling Expenses	6,909
Training and Scholarship Expenses	800
Supplies and Materials Expenses	2,724
Utility Expenses	1,720
Communication Expenses	608
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	230
Professional Services	3,330
General Services	1,855
Repairs and Maintenance	1,031
Taxes, Insurance Prelim and Other Fees	507
Other Maintenance and Operating Expenses
Advertising Expenses	75
Printing and Publication Expenses	600
Representation Expenses	1,320
Rent/lease Expenses	440
Subscription Expenses	65

Total Maintenance and Other Operating Expenses	22,214

Total Current Operating Expenditures	66,142

TOTAL NEW APPROPRIATIONS	66,142

T. PHILIPPINE COMPETITION COMMISSION

For general administration and support, and operations, including foreign-assisted project(s), as indicated hereunder	₱	513,902,000

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New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	115,435,000	₱	146,727,000	₱	6,565,000	₱	268,727,000
Operations		116,264,000		128,911,000				245,175,000

COMPETITION POLICY ENFORCEMENT PROGRAM		116,264,000		128,911,000				245,175,000

TOTAL NEW APPROPRIATIONS	₱	231,699,000	₱	275,638,000	₱	6,565,000	₱	513,902,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Competition Commission (PCC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the Budget and Treasury Management System (RIMS); and

(b) PCC’s website.

The PCC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee an Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	115,435,000	₱	146,727,000	₱	6,565,000	₱	268,727,000

Sub-total, General Administration and Support		115,435,000		146,727,000		6,565,000		268,727,000

Operations
Philippine Competition Act, which prohibits anti-competitive agreements, abuse of dominant position, and anti-competitive mergers and acquisitions enforced		116,264,000		128,911,000				245,175,000

COMPETITION POLICY ENFORCEMENT PROGRAM		116,264,000		128,911,000				245,175,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	599
OTHER EXECUTIVE OFFICES

Enforcement of Rules and Regulations, Review of Mergers and Acquisition, and Policy Research and Advocacy/Capacity Building Program		106,264,000		101,234,000				207,498,000
Projects
Foreign-Assisted Projects		10,000,000		27,677,000				37,677,000

Capacity Building to Foster Competition		10,000,000		27,677,000				37,677,000

GOP Counterpart		10,000,000		27,677,000				37,677,000

Sub-total, Operations		116,264,000		128,911,000				245,175,000

TOTAL NEW APPROPRIATIONS	₱	231,699,000	₱	275,638,000	₱	6,565,000	₱	513,902,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	174,572

Total Permanent Positions	174,572

Other Compensation Common to All
Personnel Economic Relief Allowance	5,424
Representation Allowance	2,904
Transportation Allowance	2,904
Clothing and Uniform Allowance	1,356
Honoraria	10,000
Mid-Year Bonus - Civilian	14,547
Year End Bonus	14,547
Cash Gift	1,130
Productivity Enhancement Incentives	1,130
Step Increment	245

Total Other Compensation Common to All	54,187

Other Benefits
PAG-IBIG Contributions	407
PhilHealth Contributions	2,262
Employees Compensation Insurance Premiums	271

Total Other Benefits	2,940

Total Personnel Services	231,699

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Maintenance and Other Operating Expenses
Travelling Expenses	20,727
Training and Scholarship Expenses	22,714
Supplies and Materials Expenses	10,693
Utility Expenses	8,050
Communication Expenses	7,150
Survey, Research, Exploration and Development Expenses	22,992
Confidential, Intelligence and Extraordinary Expenses	1,974
Extraordinary and Miscellaneous Expenses
Professional Services	29,829
General Services	15,956
Repairs and Maintenance	7,546
Taxes, Insurance Premiums and Other Fees	30,043
Other Maintenance and Operating Expenses
Advertising Expenses	120
Printing and Publication Expenses	2,495
Representation Expenses	25,363
Rent/Lease Expenses	45,296
Membership Dues and Contributions to Organizations	25
Subscription Expenses	12,225
Other Maintenance and Operating Expenses	12,440

Total Maintenance and Other Operating Expenses	275,638

Total Current Operating Expenditures	507,337

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	6,565

Total Capital Outlays	6,565

TOTAL NEW APPROPRIATIONS	513,902

U. PHILIPPINE DRUG ENFORCEMENT AGENCY

For general administration and support, and operations, as indicated hereunder	₱	3,237,680,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	104,003,000	₱	118,389,000	₱	56,445,000	₱	278,837,000
Operations		1,483,413,000		1,345,450,000		129,980,000		2,958,843,000

DANGEROUS DRUGS SUPPLY REDUCTION AND SUPPRESSION PROGRAM		1,483,413,000		1,345,450,000		129,980,000		2,958,843,000

TOTAL NEW APPROPRIATIONS	₱	1,587,416,000	₱	1,463,839,000	₱	186,425,000	₱	3,237,680,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	601
OTHER EXECUTIVE OFFICES

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Drug Enforcement Agency (PDEA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the Budget and Treasury Management System (BTMS); and

(b) PDEA’s website.

The PDEA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	104,003,000	₱	118,389,000	₱	56,445,000	₱	278,837,000

National Capital Region (NCR)		104,003,000		118,389,000		56,445,000		278,837,000

Central Office		104,003,000		118,389,000		56,445,000		278,837,000

Sub-total, General Administration and Support		104,003,000		118,389,000		56,445,000		278,837,000

Operations
Supply of drugs suppressed		1,483,413,000		1,345,450,000		129,980,000		2,958,843,000

DANGEROUS DRUGS SUPPLY REDUCTION AND SUPPRESSION PROGRAM		1,483,413,000		1,345,450,000		129,980,000		2,958,843,000

Operations planning, support and supervision services		178,009,000		54,678,000				232,687,000

National Capital Region (NCR)		178,009,000		54,678,000				232,687,000

Central Office		178,009,000		54,678,000				232,687,000
Anti-Drug Operations		1,305,404,000		1,290,772,000		129,980,000		2,726,156,000

National Capital Region (NCR)		1,305,404,000		1,290,772,000		129,980,000		2,726,156,000

Central Office		1,305,404,000		1,290,772,000		129,980,000		2,726,156,000

Sub-total, Operations		1,483,413,000		1,345,450,001		129,980,000		2,958,843,000

TOTAL NEW APPROPRIATIONS	₱	1,587,416,000	₱	1,463,839,000	₱	186,425,000	₱	3,237,680,000

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GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,191,092

Total Permanent Positions	1,191,092

Other Compensation Common to All
Personnel Economic Relief Allowance	68,400
Representation Allowance	13,908
Transportation Allowance	13,908
Clothing and Uniform Allowance	17,100
Mid-Year Bonus - Civilian	99,258
Year End Bonus	99,258
Cash Gift	14,250
Productivity Enhancement Incentive	14,250
Step Increment	2,978

Total Other Compensation Common to All	343,310

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	75
Magna Carta for Science & Technology Personnel	9,666
Hazard Duty Pay	21,624
Special Counsel Allowance	1,000

Total Other Compensation for Specific Groups	32,365

Other Benefits
PAG-IBIG Contributions	3,418
PhilHealth Contributions	13,448
Employees Compensation Insurance Premiums	3,418
Loyalty Award - Civilian	365

Total Other Benefits	20,649

Total Personnel Services	1,587,416

Maintenance and Other Operating Expenses
Travelling Expenses	227,593
Training and Scholarship Expenses	39,891
Supplies and Materials Expenses	304,749
Utility Expenses	25,396
Communication Expenses	51,990
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	500,000
Extraordinary and Miscellaneous Expenses	2,700

DECEMBER 28, 2020	OFFICIAL GAZETTE	603
OTHER EXECUTIVE OFFICES

Professional Services	23,553
General Services	25,106
Repairs and Maintenance	25,450
Taxes, Insurance Premiums and Other Fees	380
Other Maintenance and Operating Expenses
Printing and Publication Expenses	4,505
Representation Expenses	151,955
Rent/Lease Expenses	68,432
Subscription Expenses	1,810
Other Maintenance and Operating Expenses	10,329

Total Maintenance and Other Operating Expenses	1,463,839

Total Current Operating Expenditures	3,051,255

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	146,425
Furniture, Fixtures and Books Outlay	40,000

Total Capital Outlays	186,425

TOTAL NEW APPROPRIATIONS	3,237,680

V. PHILIPPINE RACING COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	207,438,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	20,064,000	₱	11,958,000		₱	32,022,000
Operations		23,194,000		152,222,000			175,416,000

HORSE RACING INCENTIVE PROGRAM				139,946,000			139,946,000
HORSE RACING REGULATORY PROGRAM		23,194,000		12,276,000			35,470,000

TOTAL NEW APPROPRIATIONS	₱	43,258,000	₱	164,180,000		₱	207,438,000

Special Provision(s)

[~~1. Use of Income. In addition to the amounts appropriated herein, Sixty Two Million Pesos (₱62,000,000) sourced from the income of the Philippine Racing Commission (PHILRACOM) shall be retained by the Agency to be earmarked for prize winnings.~~] (DIRECT VETO- President’s Veto Message, December 28, 2020, Volume 1-B, page 843, R.A. No. 11518)

2. Trust Receipts on Share from Breakages. Breakages or the fraction of ten (10) centavos eliminated from the dividends paid to the winning tickets remitted by the Philippine Racing Club, Inc., Manila Jockey Club, Inc., and the Metro Manila Turf Club, Inc., shall

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be used exclusively for the payment of additional prizes for races sponsored by the Philippine Racing Commission (PhilRACOM) and for the necessary Capital Outlays and other expenses relative to the horse-breeding activities of the Commission in accordance with E.O. Nos. 88 and 89, s. 1986 and R.A. No. 7978, as amended. Said amount shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, s. 1996.

3. Reporting and Posting Requirements. The PhilRACOM shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic seans for reports not covered by the URS until such time that all agencies have fully migrated to the BIMS; and

(b) PhilRACOM’s website.

The PhilRACOM shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	20,064,000	₱	11,958,000		₱	32,022,000

Sub-total, General Administration and Support		20,064,000		11,958,000			32,022,000

Operations
Fair and safe horse racing industry developed		23,194,000		152,222,000			175,416,000

HORSE RACING INCENTIVE PROGRAM				139,946,000			139,946,000

Granting of racing incentives for the promotion of racing industry including prizes in stakes races				139,946,000			139,946,000
HORSE RACING REGULATORY PROGRAM		23,194,000		12,276,000			35,470,000

Formulation and implementation of policies and rules on horse racing and regulation of horse racing operations		23,194,000		12,276,000			35,470,000

Sub-total, Operations		23,194,000		152,222,000			175,416,000

TOTAL NEW APPROPRIATIONS	₱	43,258,000	₱	164,180,000		₱	207,438,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	605
OTHER EXECUTIVE OFFICES

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	31,954

Total Permanent Positions	31,954

Other Compensation Common to All
Personnel Economic Relief Allowance	1,752
Representation Allowance	510
Transportation Allowance	510
Clothing and Uniform Allowance	438
Mid-Year Bonus - Civilian	2,663
Year End Bonus	2,663
Cash Gift	365
Per Diems	1,440
Productivity Enhancement Incentive	365
Step Increment	80

Total Other Compensation Common to All	10,786

Other Benefits
PAG-IBIG Contributions	88
PhilHealth Contributions	342
Employees Compensation Insurance Premiums	88

Total Other Benefits	518

Total Personnel Services	43,258

Maintenance and Other Operating Expenses
Travelling Expenses	1,930
Training and Scholarship Expenses	600
Supplies and Materials Expenses	10,688
Utility Expenses	1,270
Communication Expenses	2,015
Awards/Rewards and Prizes	139,946
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	210
Professional Services	1,540
General Services	700
Repairs and Maintenance	430
Taxes, Insurance Premiums and Other Fees	200
Other Maintenance and Operating Expenses
Printing and Publication Expenses	100
Representation Expenses	500
Rent/Lease Expenses	1,450

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GENERAL APPROPRIATIONS ACT, FY 2021

Subscription Expenses	100
Other Maintenance and Operating Expenses	2,501

Total Maintenance and Other Operating Expenses	164,180

Total Current Operating Expenditures	207,438

TOTAL NEW APPROPRIATIONS	207,438

N. PHILIPPINE SPACE AGENCY

For general administration and support, and operations, as indicated hereunder	₱	313,717,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support		₱	113,717,000	₱	23,720,000	₱	137,437,000
Operations			107,180,000		69,100,000		176,280,000

SPACE SCIENCE AND TECHNOLOGY APPLICATION (SSTA) PROGRAM			107,180,000		69,100,000		176,280,000

TOTAL NEW APPROPRIATIONS		₱	220,897,000	₱	92,820,000	₱	313,717,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Space Agency (PhilSA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the Budget and Treasury Management System (RIMS); and

(b) PhilSA’s website.

The PhilSA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	113,717,000	23,720,000	₱	137,437,000

Sub-total, General Administration and Support			113,717,000	23,720,000		137,437,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	607
OTHER EXECUTIVE OFFICES

Operations
Enhanced national security, ecological integrity, economic opportunities and evidence-based decision-making from Space Science and Technology Application (SSTA) utilization, capacity-building, innovations and workforce		107,180,000		69,100,000		176,280,000

SPACE SCIENCE AND TECHNOLOGY APPLICATION (SSTA) PROGRAM		107,180,000		69,100,000		176,280,000

Research and development and capacity building		101,180,000		30,000,000		131,180,000
Technical operations and services		6,000,000		39,100,000		45,100,000

Sub-total, Operations		107,180,000		69,100,000		176,280,000

TOTAL NEW APPROPRIATIONS	₱	220,097,000	₱	92,820,000	₱	313,717,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Travelling Expenses	2,350
Training and Scholarship Expenses	15,233
Supplies and Materials Expenses	2,005
Utility Expenses	5,200
Communication Expenses	2,400
Survey, Research, Exploration and Development Expenses	33,000
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	522
Professional Services	66,267
General Services	4,000
Repairs and Maintenance	11,250
Financial Assistance/Subsidy	50,220
Taxes, Insurance Premiums and Other Fees	1,050
Other Maintenance and Operating Expenses
Advertising Expenses	250
Printing and Publication Expenses	150
Representation Expenses	700
Transportation and Delivery Expenses	6,050
Rent/Lease Expenses	5,500
Subscription Expenses	14,750

Total Maintenance and Other Operating Expenses	220,897

Total Current Operating Expenditures	220,897

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	82,420
Transportation Equipment Outlay	10,400

Total Capital Outlays	92,820

TOTAL NEW APPROPRIATIONS	313,717

608	OFFICIAL GAZETTE	VOL. 116, NO. 52
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X. PHILIPPINE SPORTS COMMISSION

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	1,303,592,000

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	38,437,000	₱	271,653,000		₱	310,090,000
Operations		30,036,000		963,466,000			993,502,000

AMATEUR SPORTS DEVELOPMENT PROGRAM		30,036,000		963,466,000			993,502,000

TOTAL NEW APPROPRIATIONS	₱	68,473,000	₱	1,235,119,000		₱	1,303,592,000

Special Provision(s)

1. National Sports Development Fund. In addition to the amounts appropriated herein, the National Sports Development Fund (NSDF) shall be used for the National Sports Development Program sourced from the following, in accordance with Section 26 of R.A. No. 6847:

(a)

Twenty Nine Million Eight Hundred Twenty Six Thousand Pesos (₱29,826,000) from taxes on horse races during special holidays, share from all taxes collected on imported athletic equipment and proceeds from the sale of stamps depicting sports events. Said amount shall be deposited with the National Treasury and released subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987; and

(b)	Proceeds of sweepstakes or lottery draws of the PCSO and the PSC’s share from the gross income of the PAGCOR which shall be deposited with an authorized government depository bank.

The NSDF shall likewise be used for the following purposes:

(a)	At least Six Million Pesos (₱6,000,000) for the research, promotion, development and implementation of Sports Science and Sports Medicine in the country;

(b)	Assistance to national sports associations, private associations and entities, civil service organizations and individuals relative to the implementation of the National Physical Fitness and Sports;

(c)

Training and preparation of national athletes and coaches, as well as the selection of individual athletes at the elementary and high school levels for individual sports events and for maintenance of the training venues for the national athletes and coaches; and

(d)	Payment of cash incentives and retirement benefits to national athletes and coaches in accordance with the provisions of R.A. No. 10699.

In no case shall the foregoing amounts be used for any other purpose.

2. Appropriations for the Philippine Sports Commission. The amounts appropriated herein shall be used for the following:

(a)	Sixty Six Million Thirty Six Thousand Pesos (₱66,036,000) for Amateur Sports Promotion and Development;

(b)	Eighty Two Million Four Hundred Ten Thousand Pesos (₱82,410,000) for Grassroots Centerpiece Program; and

(c)	Three Hundred Ten Million Ninety Thousand Pesos (₱310,090,000) for General Administration and Support.

In no case shall said amounts to be used as assistance to national sports associations and entities, civil service organizations, and individuals.

3. Basic and Meal Allowances of Athletes. The PSC shall ensure that all qualified national athletes are uniformly granted basic and meal allowances which should be charged against the NSDF. For this purpose, regular national athletes shall receive the following monthly basic allowance based on their classification:

(a)	Class A - Thirty Thousand Pesos (₱30,000);

(b)	Class B - Twenty Seven Thousand Pesos (₱27,000);

(c)	Class C - (i) Silver Medalist - Twenty Four Thousand Pesos (₱24,000); and (ii) Bronze Medalist - Twenty One Thousand Pesos (₱21,000);

(d)	Team Sports - Seventeen Thousand Pesos (₱17,000); and

(e)	Training Pool - (i) Non-medalist/downgraded - Twelve Thousand Six Hundred Pesos (₱12,600); and (ii) New Entries/Alternates/Sparring Partners - Ten Thousand Two Hundred Pesos (₱10,200)

For athletes who garnered medals during international competition for the year shall be allowed the following allowance scheme under the Priority Athletes Program of the Commission, with the following rates:.

(a)	Platinum - Forty Five Thousand Pesos (₱45,000);

DECEMBER 28, 2020	OFFICIAL GAZETTE	609
OTHER EXECUTIVE OFFICES

(b)	Priority A – Forty Three Thousand Pesos (₱43,000);

(c)	Priority B – Thirty Six Thousand Pesos (₱36,000); and

(d)	Priority C – Thirty Three Thousand Pesos (₱33,000)

The scheme shall cover athletes who are qualified and endorsed by their respective National Sports Associations to be part of the said program.

Implementation of this provision shall be in accordance with PSC Resolution No. 400-2019 dated March 21, 2019 and such other guidelines that may be issued for the purpose.

4. Support to the Participation in International Sports Competition. The amount of Seven Hundred Fifty Nine Million Ninety Seven Thousand Pesos (P759,097,000) appropriated herein shall be used to support the international participation, training needs and honorarium assistance of Filipino athletes, coaches, qualified national sports associations, and team requirements for the 2021 Tokyo Olympics, the 2021 Vietnam Southeast Asian Games, the Tokyo Paralympic Games, the ASEAN PARAGAMES, and other Asian Regional games suh as the 4th Asian Youth Games, 6th Asian Beach Gases, and the 6th Asian Indoor and Martial Arts Gages, the PSC, in coordination with the Philippine Olympic Committee (POC), shall determine the utilization of the funds.

(CONDITIONAL IMPLEMENTATION – President’s Veto Message, December 28, 2020, Volume I-B, page 851, R.A. No. 11518)

5. Reporting and Posting Requirements. The PSC shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the Budget and Treasury Management System (BTMS); and

(b) PSC’s website.

The PSC shall send written notice when said reports have been submitted or posted on its website to the DON, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

6. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	38,437,000	₱	271,653,000		₱	310,090,000

Sub-total, General Administration and Support		38,437,000		271,653,000			310,090,000

Operations
Source of athletic talents widened		30,036,000		963,466,000			993,502,000

AMATEUR SPORTS DEVELOPMENT PROGRAM		30,036,000		963,466,000			993,502,000

Policy and Program Formulation and Amateur Sport Development and Promotion		30,036,000		36,000,000			66,036,000
National Sport for All-Grassroot Centerpiece Program				82,410,000			82,410,000
Project(s)
Locally-Funded Project(s)				845,056,000			845,056,000

1. International Games				759,097,000			759,097,000

610	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

a. Preparation, Training and Participation for the 2021 Tokyo Olympics, Japan				250,000,000		250,000,000
b. Preparation, Training and Participation for the 2021 Southeast Asian Games				200,000,000		200,000,000
c. Preparation, Training and Participation for the Asian Regional Games				271,152,000		271,152,000
d. Preparation, Training and Participation for the ASEAN PARA Games				30,000,000		30,000,000
e. Preparation, Training and Participation for the Tokyo Paralympic Games				7,945,000		7,945,000
2. Preparation, Training and Participation for the Pilipinas PARA Games				10,146,000		10,146,000
3. 4th Philippine Sports Hall of Fame Enshrinement				5,304,000		5,304,000
4. National Sports Summit				10,000,000		10,000,000
5. Indigenous People’s Games				13,800,000		13,800,000
6. Training, seminars and workshops and competition program for Arnis Sports				5,000,000		5,000,000
7. Training and Development for Philippine Bowling Federation (PBF)				8,709,000		8,709,000
8. Training and Support for the Samahang Kickboxing ng Pilipinas				3,000,000		3,000,000
9. Training and Support for the Philippine Football Federation				10,000,000		10,000,000
10. Training and Support for Samahang Basketbolista ng Pilipinas (SBP)				10,000,000		10,000,000
11. Financial Assistance for Athletes				10,000,000		10,000,000

Sub-total, Operations		30,036,000		963,466,000		993,502,000

TOTAL NEW APPROPRIATIONS	₱	68,473,000	₱	1,235,119,000	₱	1,303,592,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services

DECEMBER 28, 2020	OFFICIAL GAZETTE	611
OTHER EXECUTIVE OFFICES

Civilian Personnel
Permanent Positions
Basic Salary	52,377

Total Permanent Positions	52,377

Other Compensation Common to All

Personnel Economic Relief Allowance	2,568
Representation Allowance	1,056
Transportation Allowance	996
Clothing and Uniform Allowance	642
Mid-Year Bonus - Civilian	4,365
Year End Bonus	4,365
Cash Gift	535
Productivity Enhancement Incentive	535
Step Increment	131

Total Other Compensation Common to All	15,193

Other Benefits

PAG-IBIG Contributions	129
PhilHealth Contributions	495
Employees Compensation Insurance Premiums	129
Terminal Leave	150

Total Other Benefits	903

Total Personnel Services	68,473

Maintenance and Other Operating Expenses
Travelling Expenses	223,875
Training and Scholarship Expenses	16,720
Supplies and Materials Expenses	206,950
Utility Expenses	16,200
Communication Expenses	2,619
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	800
General Services	30,300
Repairs and Maintenance	900
Financial Assistance/Subsidy	226,385
Taxes, Insurance Premiums and Other Fees	550
Other Maintenance and Operating Expenses
Advertising Expenses	200
Transportation and Delivery Expenses	3,856
Rents/Lease Expenses	21,378
Subscription Expenses	150
Other Maintenance and Operating Expenses	484,236

Total Maintenance and Other Operating Expenses	1,235,119

Total Current Operating Expenditures	1,303,592

TOTAL NEW APPROPRIATIONS	1,303,592

612	OFFICIAL GAZETTE	VOL. 116, NO.52
GENERAL APPROPRIATIONS ACT, FY 2021

Y. PRESIDENTIAL LEGISLATIVE LIAISON OFFICE

For general administration and support, and operations, as indicated hereunder	₱	112,646,000

New Appropriations, by Program

	Current Operating Expenditures

	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	17,801,000	₱	15,717,000	₱		₱	33,518,000
Operations		41,764,000		29,304,000		8,060,000		79,128,000

LEGISLATIVE POLICY REFORMS AND DEVELOPMENT PROGRAM		41,764,000		29,304,000		8,060,000		79,128,000

TOTAL NEN APPROPRIATIONS	₱	59,565,000	₱	45,021,000	₱	8,060,000	₱	112,646,000

Special Provision(s)

1. Reporting and posting Requirements. The Presidential Legislative Liaison Office (PLLO) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the Budget and Treasury Management System (BTMS); and

(b)PLLO’s website.

The PLLO shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	17,701,000	₱	15,717,000	₱		₱	33,418,000
Administration of Personnel Benefits		100,000						100,000

Sub-total, General Administration and Support		17,801,000		15,717,000				33,518,000

Operations
The Presidential policy reform agenda and the Administration’s program of governance promoted		41,764,000		29,304,000		8,060,000		79,128,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	613
OTHER EXECUTIVE OFFICES

LEGISLATIVE POLICY REFORMS AND DEVELOPMENT PROGRAM		41,764,000		29,304,000		8,060,000		79,128,000

Formulation and implementation of advocacy strategies and strategic interventions towards stakeholders consensus-building on congressional initiatives consistent with the policy reform and development programs of the Administration		41,764,000		29,304,000		8,060,000		79,128,000

Sub-total, Operations		41,764,000		29,304,000		8,060,000		79,128,000

TOTAL NEW APPROPRIATIONS	₱	59,565,000	₱	45,021,000	₱	8,060,000	₱	112,646,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	45,888

Total Permanent Positions	45,888

Other Compensation Common to All
Personnel Economic Relief Allowance	1,176
Representation Allowance	1,794
Transportation Allowance	1,662
Clothing and Uniform Allowance	294
Mid-Year Bonus - Civilian	3,824
Year End Bonus	3,824
Cash Gift	245
Productivity Enhancement Incentive	245
Step Increment	114

Total Other Compensation Common to All	13,178

Other Benefits
PAG-IBIG Contributions	59
PhilHealth Contributions	281
Employees Compensation Insurance Premiums	59
Terminal Leave	100

Total Other Benefits	499

Total Personnel Services	59,565

Maintenance and Other Operating Expenses
Travelling Expenses	7,759
Training and Scholarship Expenses	3,660
Supplies and Materials Expenses	4,383

614	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Utility Expenses	264
Communication Expenses	3,636
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,829
Professional Services	6,651
General Services	360
Repairs and Maintenance	633
Taxes, Insurance Premiums and Other Fees	356
Other Maintenance and Operating Expenses
Representation Expenses	12,923
Rent/Lease Expenses	2,145
Subscription Expenses	22
Donations	100
Other Maintenance and Operating Expenses	300

Total Maintenance and Other Operating Expenses	45,021

Total Current Operating Expenditures	104,586

Capital Outlays
Property, Plant and Equipment Outlay
Transportation Equipment Outlay	8,060

Total Capital Outlays	8,060

TOTAL NEW APPROPRIATIONS	112,646

Z. PRESIDENTIAL MANAGEMENT STAFF

For general administration and support, support to operations, and operations, as indicated hereunder	₱	770,910,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	68,106,000	₱	249,155,000	₱	133,515,000	₱	450,776,000
Support to Operations		14,998,000		15,589,000				30,587,000
Operations		206,012,000		83,535,000				289,547,000

PRESIDENTIAL STAFF SUPPORT PROGRAM		206,012,000		83,535,000				289,547,000

TOTAL NEW APPROPRIATIONS	₱	289,116,000	₱	348,279,000	₱	133,515,000	₱	770,910,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	615
OTHER EXECUTIVE OFFICES

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Management Staff (PMS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the Budget and Treasury Management System (BTMS); and

(b) PMS’ website.

The PMS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	56,341,000	₱	249,155,000	₱	133,515,000	₱	439,011,000
Administration of Personnel Benefits		11,765,000						11,765,000

Sub-total, General Administration and Support		68,106,000		249,155,000		133,515,000		450,776,000

Support to Operations
Provision of legal and information communication technology (ICT) services		14,998,000		15,589,000				30,587,000

Sub-total, Support to Operations		14,998,000		15,589,000				30,587,000

Operations
Responsive staff support for the Presidency and facilitation work on Presidential priorities and directives		206,012,000		83,535,000				289,547,000

PRESIDENTIAL STAFF SUPPORT PROGRAM		206,012,000		83,535,000				289,547,000

Provision of decision inputs for the Presidency and the conduct of policy research and complete staff work in support of the President’s priority development agenda		49,017,000		5,549,000				54,566,000
Monitoring and evaluation of and facilitation work on Presidential directives, priority programs, and projects		79,630,000		48,541,000				128,171,000

616	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Management of Presidential engagements and provision of secretariat support to various Presidential bodies		77,365,000		29,445,000				106,810,000

Sub-total, Operations		206,012,000		83,535,000				289,547,000

TOTAL REV APPROPRIATIONS	₱	289,116,000	₱	348,279,000	₱	133,515,000	₱	770,910,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	172,823

Total Permanent Positions	172,823

Other Compensation Common to All
Personnel Economic Relief Allowance	6,576
Representation Allowance	4,128
Transportation Allowance	4,128
Clothing and Uniform Allowance	1,644
Mid-Year Bonus - Civilian	14,402
Year End Bonus	14,402
Cash Gift	1,370
Productivity Enhancement Incentive	1,370
Step Increment	433

Total Other Compensation Common to All	48,453

Other Benefits
PAG-IBIG Contributions	329
PhilHealth Contributions	1,453
Employees Compensation Insurance Premiums	329
Terminal Leave	11,765

Total Other Benefits	13,876

Non-Permanent Positions	53,964

Total Personnel Services	289,116

Maintenance and Other Operating Expenses
Travelling Expenses	43,267
Training and Scholarship Expenses	3,968
Supplies and Materials Expenses	40,696
Utility Expenses	23,048
Communication Expenses	31,981
Confidential, Intelligence and Extraordinary Expenses Extraordinary and Miscellaneous Expenses	3,246

DECEMBER 28, 2020	OFFICIAL GAZETTE	617
OTHER EXECUTIVE OFFICES

Professional Services	66,479
General Services	66,374
Repairs and Maintenance	19,560
Taxes, Insurance Premiums and Other Fees	2,999
Other Maintenance and Operating Expenses
Advertising Expenses	100
Printing and Publication Expenses	100
Representation Expenses	7,161
Rent/Lease Expenses	17,462
Membership Dues and Contributions to Organizations	40
Subscription Expenses	19,798
Other Maintenance and Operating Expenses	2,000

Total Maintenance and Other Operating Expenses	348,279

Total Current Operating Expenditures	637,395

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	94,496
Transportation Equipment Outlay	20,000
Furniture, Fixtures and Books Outlay	19,019

Total Capital Outlays	133,515

TOTAL NEW APPROPRIATIONS	770,910

618	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

GENERAL SUMMARY

OTHER EXECUTIVE OFFICES

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. ANTI-MONEY LAUNDERING COUNCIL	₱		₱	85,316,000	₱	99,834,000	₱	185,150,000
B. ANTI-RED TAPE AUTHORITY		51,852,000		89,337,000				141,189,000
C. CLIMATE CHANGE COMMISSION		53,476,000		87,017,000		5,000,000		145,493,000
D. COMMISSION ON FILIPINOS OVERSEAS		53,236,000		89,198,000		10,205,000		152,639,000
E. COMMISSION ON HIGHER EDUCATION		429,816,000		49,664,746,000		411,120,000		50,505,682,000
F. COMMISSION ON THE FILIPINO LANGUAGE		45,569,000		34,780,000		8,060,000		88,409,000
G. DANGEROUS DRUGS BOARD		64,984,000		256,997,000		60,693,000		382,674,000
H. ENERGY REGULATORY COMMISSION		235,229,000		709,134,000		62,406,000		1,006,769,000
I. FILM DEVELOPMENT COUNCIL OF THE PHILIPPINES		25,553,000		147,784,000				173,337,000
J. GAMES AND AMUSEMENT BOARD		76,272,000		71,285,000		18,798,000		166,355,000
K. GOVERNANCE COMMISSION FOR GOVERNMENT-OWNED OR CONTROLLED CORPORATIONS		86,669,000		94,991,000		2,400,000		184,060,000
L. MINDANAO DEVELOPMENT AUTHORITY		77,040,000		107,772,000		20,560,000		205,372,000
M. MOVIE AND TELEVISION REVIEW AND CLASSIFICATION BOARD		39,112,000						39,112,000
N. NATIONAL COMMISSION FOR CULTURE AND THE ARTS
N.I. NATIONAL COMMISSION FOR CULTURE AND THE ARTS (PROPER)		27,334,000		96,500,000		47,000,000		170,834,000
N.2. NATIONAL HISTORICAL COMMISSION OF THE PHILIPPINES		93,431,000		124,400,000		137,007,000		354,838,000
N.3. NATIONAL LIBRARY OF THE PHILIPPINES		64,953,000		86,100,000		31,977,000		183,030,000
N.4. NATIONAL ARCHIVES OF THE PHILIPPINES		62,522,000		101,794,000		16,022,000		180,338,000

SUB-TOTAL, NATIONAL COMMISSION FOR CULTURE AND THE ARTS		248,240,000		408,794,000		232,006,000		889,040,000

0. NATIONAL COMMISSION OF SENIOR CITIZENS				25,000,000				25,000,000
P. NATIONAL INTELLIGENCE COORDINATING AGENCY		629,758,000		337,571,000		3,532,000		970,861,000
0. NATIONAL SECURITY COUNCIL		110,468,000		768,163,000				878,631,000
R. OFFICE OF THE PRESIDENTIAL ADVISER ON THE PEACE PROCESS		187,128,000		1,884,422,000		29,396,000		2,100,946,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	619
OTHER EXECUTIVE OFFICES

S. OPTICAL MEDIA BOARD		43,928,000		22,214,000				66,142,000
T. PHILIPPINE COMPETITION COMMISSION		231,699,000		275,638,000		6,565,000		513,902,000
U. PHILIPPINE DRUG ENFORCEMENT AGENCY		1,587,416,000		1,463,839,000		186,425,000		3,237,680,000
V. PHILIPPINE RACING COMMISSION		43,258,000		164,180,000				207,438,000
W. PHILIPPINE SPACE AGENCY				220,897,000		92,820,000		313,717,000
X. PHILIPPINE SPORTS COMMISSION		68,473,000		1,235,119,000				1,303,592,000
Y. PRESIDENTIAL LEGISLATIVE LIAISON OFFICE		59,565,000		45,021,000		8,060,000		112,646,000
Z. PRESIDENTIAL MANAGEMENT STAFF		289,116,000		348,279,000		133,515,000		770,910,000

TOTAL NEW APPROPRIATIONS, OTHER EXECUTIVE OFFICES	₱	4,737,857,000	₱	58,637,494,000	₱	1,391,395,000	₱	64,766,746,000

620	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

XXIX. JOINT LEGISLATIVE-EXECUTIVE COUNCILS

A. LEGISLATIVE-EXECUTIVE DEVELOPMENT ADVISORY COUNCIL

For operations, as indicated hereunder	₱	3,860,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
Operations	(3,594,000	(266,000		(3,860,000

LEDAC SECRETARIAT SUPPORT PROGRAM	3,594,000	266,000		3,860,000

TOTAL NEW APPROPRIATIONS	(3,594,000	(266,000		(3,860,000

Special Provision(s)

1. Reporting and Posting Requirements. The Legislative-Executive Development Advisory Council (LEDAC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) LEDAC’s website.

The LEDAC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committe on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Effective collaboration among the executive and legislative branches of government and key stakeholders in decision and policy-making enhanced	₱	3,594,000	₱	266,000		₱	3,860,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	621
JOINT LEGISLATIVE-EXECUTIVE COUNCILS

LEDAC SECRETARIAT SUPPORT PROGRAM		3,594,000		266,000		3,860,000

Provision of technical and secretariat support services to the Council and its sub-committee and technical working group		3,594,000		266,000		3,860,000

Sub-total, Operations		3,594,000		266,000		3,860,000

TOTAL NEW APPROPRIATIONS	₱	3,594,000	₱	266,000	₱	3,860,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	2,501

Total Permanent Positions	2,501

Other Compensation common to All
Personnel Economic Relief Allowance	72
Clothing and Uniform Allowance	18
Mid-Year Bonus	208
Year End Bonus	208
Cash Gift	15
Productivity Enhancement Incentive	15
Step Increment	6

Total Other Compensation common to All	542

Other Benefits
PAG-IBIG Contributions	4
PhilHealth Contributions	20
Employees Compensation Insurance Premiums	4

Total Other Benefits	28

Non-Permanent Positions	523

Total Personnel Services	3,594

Maintenance and Other Operating Expenses
Travelling Expenses	2
Training and Scholarship Expenses	30
Supplies and Materials Expenses	68
Communication Expenses	34
Repairs and Maintenance	6

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Taxes, Insurance premiums and Other Fees	11
Other Maintenance and Operating Expenses
Representation Expenses	115

Total Maintenance and Other Operating Expenses	266

Total Current Operating Expenditures	3,860

TOTAL NEW APPROPRIATIONS	3,860

DECEMBER 28, 2020	OFFICIAL GAZETTE	623
JOINT LEGISLATIVE-EXECUTIVE COUNCILS

GENERAL SUMMARY

JOINT LEGISLATIVE-EXECUTIVE COUNCILS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
A. LEGISLATIVE-EXECUTIVE DEVELOPMENT ADVISORY COUNCIL	₱	3,594,000	₱266,000		₱3,860,000

TOTAL NEW APPROPRIATIONS, JOINT LEGISLATIVE-EXECUTIVE COUNCILS		₱3,594,000	₱266,000		₱3,860,000

624	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

XXX. THE JUDICIARY

A.    SUPREME COURT OF THE PHILIPPINES AID THE LOWER COURTS

For general administration and support, support to operations, and operations, including the requirements of the Judicial Reform Program and locally-funded project(s), as indicated hereunder	₱	38,709,058,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	10,994,138,000	₱	3,205,352,000	₱	32,047,000	₱	14,231,537,000
Support to Operations		152,646,000		327,457,000		1,034,419,000		1,514,522,000
Operations		19,932,723,000		3,024,868,000		5,408,000		22,962,999,000

ADJUDICATION PROGRAM		19,932,723,000		3,024,868,000		5,408,000		22,962,999,000

TOTAL NEW APPROPRIATIONS	₱	31,079,507,000	₱	6,557,677,000	₱	1,071,874,000	₱	38,709,058,000

Special Provision(s)

1. Judiciary Development Fund. In addition to the amounts appropriated herein, all income derived from increase in the legal fees prescribed in the amendments to Rule 141 of the Rules of Court promulgated by the Supreme Court of the Philippines after July 18, 1984, constituted into the Judiciary Development Fund (JDF), shall be used to augment the allowances of the members and personnel of the Judiciary and finance the acquisition, maintenance and repair of office equipment and facilities in accordance with Sections 1 and 3 of P.D. No. 1949. At least eighty percent (80%) of said amount shall be used for the payment of cost of living allowances and not more than twenty percent (20%) for the purchase of office equipment and facilities of the courts.

The COA shall audit the receipts, revenues, uses, disbursements and expenditures of the JDF every quarter and submit the appropriate report in writing to the Chief Justice of the Supreme Court, the Presiding Justice of the Court of Appeals and all Executive Judges.

2. Special Allowance of Justices and Judges. Considering that the special allowance of Justices, Judges and all other positions in the Judiciary with equivalent rank of Justices of the Court of Appeals and Judges of the Regional Trial Court under R.A. No. 9227, has already been fully integrated into their salaries as of June 1, 2012, the amount of Six Hundred Seventy Two Million Seven Hundred Fourteen Thousand Twelve Pesos (₱672,714,012) corresponding to the Special Allowance for the Judiciary component of their salaries shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.0. No. 292, s. 1987. Once deposited, the salary being received by the members of the Judiciary shall be sourced and funded from the General Fund.

3. Administration of Appropriations. The appropriations provided herein for the Supreme Court of the Philippines and the Lower

Courts shall be administered by the Chief Justice of the Supreme Court, subject to the provisions of P.D. No. 985, as amended, E.0. No. 292 and other budgeting, accounting and auditing rules and regulations.

4. Organizational Structure. notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Chief Justice of the Supreme Court as Head of the Judiciary and as Chairperson of the Presidential Electoral Tribunal is hereby authorized to:

(a) formulate and implement the organizational structure of the Judiciary and the Presidential Electoral Tribunal;

(b) fix and determine the salaries, allowances and other benefits of personnel of the Judiciary and the Presidential Electoral Tribunal in accordance with the rates and levels authorized under R.A. No. 6758, as amended, and R.A. No. 6686, as amended; and

(c) create new positions, transfer an item or make other adjustments in the Personnel Services itemization, whenever public interest so requires.

DECEMBER 28, 2020	OFFICIAL GAZETTE	625
THE JUDICIARY

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards of the DBM; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the Judiciary and the Presidential Electoral Tribunal.

5. Use of Savings. The Chief Justice of the Supreme Court is authorized to use savings to augment actual deficiencies in accordance with Section 25 (5), Article VI of the Constitution and the General Provisions of this Act.

6. Non-Recurring Expenses. All non-recurring items of appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Judiciary’s appropriations that nay not be reduced by Congress under Section 3, Article VIII of the Constitution. The Supreme Court en banc, through a resolution, shall affirm the items of appropriation in the Judiciary’s budget that are non-recurring, as defined above, and which shall not be considered in the total appropriations that may not be reduced.

7. Maintenance and Other Operating Expenses of lower Courts. The amount of Two Billion Six Hundred Forty Six Million Seven Hundred Twelve Thousand Pesos (₱2,646,712,000) appropriated herein for the MODE of the lower courts shall be equitably allocated by the Supreme Court based on the standards prescribed for the lower courts by the Supreme Court.

To facilitate the utilization of said MODE allocation and ensure that the requirements of lower courts are readily available and provided, the Procurement Service (PS), through its Regional Depots shall provide an easy access facility for lower courts to source all their MODE requirements from the PS.

The Court’s web administrator or his/her equivalent shall be responsible for ensuring that the utilization of funds allocated for each lower court is posted on the Supreme Court website. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 846, R.A. No. 11518)

8. Expenses for Official Travel. The Chief Justice of the Supreme Court may authorize the reimbursement of actual and reasonable expenses incurred during official travel in carrying out the supervisory functions of the Supreme Court over the lower courts, subject to the limits prescribed under E.O. No. 77, s. 2019 and duly supported by receipts pursuant to accounting and auditing rules and regulations.

9. Payment of Adjusted Pension. The amounts appropriated herein for payment of pensions to retired Justices and Judges shall be adjusted at the rates authorized under Section 3-A of R.A. No. 910, as amended, and implemented by SC A.M. No. 91-8-225-C.A.

10. Reporting and Posting Requirements. The Supreme Court shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) Supreme Court’s website

The Supreme Court shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

11. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Program/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	509,977,000	₱	2,841,549,000	₱	13,995,000	₱	3,365,521,000
Administration of Personnel Benefits		10,124,202,000						10,124,202,000

626	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Supervision of Lower Courts		359,959,000		363,803,000		18,052,000		741,814,000

Sub Total, General Administration and Support	₱	10,994,138,000	₱	3,205,352,000	₱	32,047,000	₱	14,231,537,000

Support to Operations
Judicial Bar Council		39,202,000		29,006,000		2,300,000		70,508,000
Operations of Philippine Judicial Academy (PHILJA)		103,352,000		95,594,000		3,135,000		202,081,000
Operations of Mandatory Continuing Legal Education (MCLE)		10,092,000		6,957,000		479,000		17,528,000
Philippine Judicial Marshal Service				50,000,000				50,000,000
Project(s)
Locally-Funded Project(s)				145,900,000		1,028,505,000		1,174,405,000

Subsidy to Integrated Bar of the Philippines (IBP)				30,900,000				30,900,000
Justice Sector Convergence Program				15,000,000				15,000,000
Construction/Completion/and /or Repair/Rehabilitation of the Halls of Justice nationwide (JUSIP)						928,505,000		928,505,000
2021 Bar Examinations Modernization				100,000,000		100,000,000		200,000,000

Sub-total, Support to Operations		152,646,000		327,457,000		1,034,419,000		1,514,522,000

Operations
Independent, Effective and Efficient Administration of Justice		19,932,723,000		3,024,868,000		5,408,000		22,962,999,000

ADJUDICATION PROGRAM		19,932,723,000		3,024,868,000		5,408,000		22,962,999,000

Adjudication of Regional Trial Court Cases		10,801,408,000		1,311,938,000				12,113,346,000
Adjudication of Metropolitan Court Cases		986,302,000		148,525,000				1,134,827,000
Adjudication of Municipal Trial Court Cases in Cities		1,957,277,000		307,334,000				2,264,611,000
Adjudication of Municipal Circuit Court Cases		2,586,642,000		436,963,000				3,023,605,000
Adjudication of Municipal Court Cases		2,199,219,000		338,025,000				2,537,244,000
Adjudication of Shari’a District Court Cases		26,693,000		11,305,000				37,998,000
Adjudication of Shari’a Circuit Court Cases		143,215,000		26,901,000				170,116,000
Adjudication of Child and Family Court Cases		374,541,000		79,833,000				454,374,000
Adjudication of Supreme Court Cases		857,426,000		364,044,000		5,408,000		1,226,878,000

Sub-total, Operations		19,932,723,000		3,024,868,000		5,408,000		22,962,999,000

TOTAL NEW APPROPRIATIONS	₱	31,079,507,000	₱	6,557,677,000	₱	1,071,874,000	₱	38,709,058,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	627
THE JUDICIARY

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	11,652,683
Creation of New Positions	364,246

Total Permanent Positions	12,016,929

Other Compensation Common to All
Personnel Economic Relief Allowance	624,444
Representation Allowance	297,726
Transportation Allowance	297,564
Clothing and Uniform Allowance	156,114
Mid-Year Bonus - Civilian	971,056
Year End Bonus	971,056
Cash Gift	130,095
Productivity Enhancement Incentive	130,095
Step Increment	29,131

Total Other Compensation Common to All	3,607,281

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	4,153
Magna Carta for Public Social Workers	12,944
Hazard Pay	212,988
Longevity Pay	183,782
Lump-sum for filling of Positions - Civilian	7,422,205
Anniversary Bonus - Civilian	78,057

Total Other Compensation for Specific Groups	7,914,129

Other Benefits
PAG-IBIG Contributions	31,224
PhilHealth Contributions	104,398
Employees Compensation Insurance Premiums	31,224
Retirement Gratuity	1,649,111
Loyalty Award - Civilian	18,560
Terminal Leave	1,062,886

Total Other Benefits	2,897,403

Non-Permanent Positions	27,083

Other Personnel Benefits
Pension, Civilian Personnel	4,616,682

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GENERAL APPROPRIATIONS ACT, FY 2021

Total Other Personnel Benefits	4,616,682

Total Personal Services	31,079,507

Maintenance and Other Operating Expenses
Travelling Expenses	276,540
Training and Scholarship Expenses	225,398
Supplies and Materials Expenses	1,852,168
Utility Expenses	421,019
Communication Expenses	338,378
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	387,855
Professional Services	665,055
General Services	425,000
Repairs and Maintenance	628,816
Financial Assistance/Subsidy	61,801
Taxes, Insurance Premiums and Other Fees	85,829
Other Maintenance and Operating Expenses
Advertising Expenses	12,432
Printing and Publication Expenses	1,195
Representation Expenses	53,427
Transportation and Delivery Expenses	98,300
Rent/Lease Expenses	253,880
Subscription Expenses	2,193
Other Maintenance and Operating Expenses	768,391

Total Maintenance and Other Operating Expenses	6,557,677

Total Current Operating Expenditures	37,637,184

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	928,505
Machinery and Equipment Outlay	137,869
Transportation Equipment Outlay	4,500
Intangible Assets Outlay	1,000

TOTAL CAPITAL OUTLAYS	1,071,874

TOTAL NEW APPROPRIATIONS	38,709,058

B. PRESIDENTIAL ELECTORAL TRIBUNAL

For general administration and support, and operations, as indicated hereunder	₱	154,029,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

DECEMBER 28, 2020	OFFICIAL GAZETTE	629
THE JUDICIARY

PROGRAMS
General Administration and Support	₱	96,652,000	₱	8,051,000	₱	7,300,000	₱	112,003,000
Operations		36,641,000		5,385,000				42,026,000

ADJUDICATION OF PRESIDENTIAL AND VICE-PRESIDENTIAL ELECTORAL PROTEST PROGRAM		36,641,000		5,385,000				42,026,000

TOTAL NEW APPROPRIATIONS	₱	133,293,000	₱	13,436,000	₱	7,300,000	₱	154,029,000

Special Provision(s)

1.    Reporting and Posting Requirements. The Presidential Electoral Tribunal (PET) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)    PET’s website

The PET shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2.    Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	16,920,000	₱	8,051,000	₱	7,300,000	₱	32,271,000
Administration of Personnel Benefits		79,732,000						79,732,000

Sub-Total, General Administration and Support		96,652,000		8,051,000		7,300,000		112,003,000

Operations
Fair and speedy Resolution of Presidential and Vice Presidential electoral cases/contests achieved		36,641,000		5,385,000				42,026,000

ADJUDICATION OF PRESIDENTIAL AND VICE-PRESIDENTIAL ELECTORAL PROTEST PROGRAM		36,641,000		5,385,000				42,026,000

Adjudication of Electoral Cases/Contests involving the President and Vice President of the Republic		36,641,000		5,385,000				42,026,000

Sub-total, Operations		36,641,000		5,385,000				42,026,000

TOTAL NEW APPROPRIATIONS	₱	133,293,000	₱	13,436,000	₱	7,300,000	₱	154,029,000

630	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	33,982

Total Permanent Positions	33,982

Other Compensation Common to All
Personnel Economic Relief Allowance	1,344
Representation Allowance	540
Transportation Allowance	540
Clothing and Uniform Allowance	336
Mid-Year Bonus - Civilian	2,832
Year End Bonus	2,832
Cash Gift	280
Productivity Enhancement Incentive	280
Step Increment	167

Total Other Compensation Common to All	9,151

Other Compensation for Specific Groups
Lump-sum for filling of Positions - Civilian	79,732
Other Personnel Benefits	9,966

Total Other Compensation for Specific Groups	89,698

Other Benefits
PAG-IBIG Contributions	67
PhilHealth Contributions	278
Employees Compensation Insurance Premiums	67
Loyalty Award - Civilian	50

Total Other Benefits	462

Total Personnel Services	133,293

Maintenance and Other Operating Expenses
Supplies and Materials Expenses	223
Utility Expenses	311
Communication Expenses	691
Repairs and Maintenance	81
Taxes, Insurance Premiums and Other Fees	38
Other Maintenance and Operating Expenses
Transportation and Delivery Expenses	37

DECEMBER 28, 2020	OFFICIAL GAZETTE	631
THE JUDICIARY

Rent/Lease Expenses	694
Other Maintenance and Operating Expenses	11,361

Total Maintenance and Other Operating Expenses	13,436

Total Current Operating Expenditures	146,729

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	3,000
Transportation Equipment Outlay	3,300
Furniture, Fixtures and Books Outlay Outlay	1,000

TOTAL CAPITAL OUTLAYS	7,300

TOTAL NEW APPROPRIATIONS	154,029

C. SANDIGANBAYAN

For general administration and support, support to operations, and operations, as indicated hereunder	₱	1,278,595,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	429,539,000	₱	298,169,000	₱	17,882,000	₱	745,590,000
Support to Operations		17,066,000		9,100,000		70,456,000		96,622,000
Operations		314,292,000		106,946,000		15,145,000		436,383,000

SANDIGANBAYAN ADJUDICATION PROGRAM		314,292,000		106,946,000		15,145,000		436,383,000

TOTAL NEW APPROPRIATIONS	₱	760,897,000	₱	414,215,000	₱	103,483,000	₱	1,278,595,000

Special Provision(s)

1. Administration of Appropriations. The appropriations provided herein for the Sandiganbayan shall be administered by the Presiding Justice of Sandiganbayan, subject to the provisions of P.D. No. 985, as amended, E.O. No. 292, s. 1987 and other budgeting, accounting and auditing rules and regulations.

2. Non-Recurring Expenses. All non-recurring items of appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Sandiganbayan’s appropriations that may not be reduced by Congress under Section 3, Article VIII of the Constitution. The Supreme Court en banc, through a resolution, shall affirm the items of appropriation in the Judiciary’s budget that are non-recurring, as defined above, and which shall not be considered in the total appropriations that may not be reduced.

3. Payment of Adjusted Pension. The amounts appropriated herein for payment of pensions to retired Justices shall be adjusted at the rates authorized under Section 3-A of R.A. No. 910, as amended, and implemented by SC A.M. No. 91-8-225-C.A.

632	OFFICIAL GAZETTE	VOL. 116, NO. 52
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4.    Reporting and Posting Requirements. The Sandiganbayan shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)    Sandiganbayan’s website

The Sandiganbayan shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5.    Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	349,587,000	₱	298,169,000	₱	17,882,000	₱	665,638,000
Administration of Personnel Benefits		79,952,000						79,952,000

Sub Total, General Administration and Support		429,539,000		298,169,000		17,882,000		745,590,000

Support to Operations
Legal and Compliance Services		17,066,000		9,100,000		70,456,000		96,622,000

Sub-Total, Support to Operations		17,066,000		9,100,000		70,456,000		96,622,000

Operations
Judgment of Graft and Corrupt Practices Committed by Public Officials and Employees Independently, Effectively and Efficiently Rendered		314,292,000		106,946,000		15,145,000		436,383,000

SANDIGANBAYAN ADJUDICATION PROGRAM		314,292,000		106,946,000		15,145,000		436,383,000

CASE MANAGEMENT SUB-PROGRAM		48,074,000		30,080,000		510,000		78,664,000

Docketing, Processing, Reporting and Calendaring of Cases for Hearing and Conduct of Proceedings		48,074,000		30,080,000		510,000		78,664,000
TRIAL MANAGEMENT SUB-PROGRAM		43,084,000		13,560,000				56,644,000

Trial of Cases, Preparation and Promulgation of Decisions and Issuance Processes		43,084,000		13,560,000				56,644,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	633
THE JUDICIARY

CASE DISPOSITION MANAGEMENT SUB-PROGRAM		223,134,000		63,306,000		14,635,000		301,075,000

Review of Case Records, Drafting and Promulgation of Decisions or Resolutions Disposing Cases		223,134,000		63,306,000		14,635,000		301,075,000

Sub-Total, Operations		314,292,000		106,946,000		15,145,000		436,383,000

TOTAL NEW APPROPRIATIONS	₱	760,897,000	₱	414,215,000	₱	103,483,000	₱	1,278,595,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	274,217
Creation of New Positions	13,073
Reclassification of Positions	22,969

Total Permanent Positions	310,259

Other Compensation Common to All
Personnel Economic Relief Allowance	10,584
Representation Allowance	9,936
Transportation Allowance	9,936
Clothing and Uniform Allowance	2,646
Honoraria	5,880
Mid-Year Bonus - Civilian	22,853
Year End Bonus	22,853
Cash Gift	2,205
Productivity Enhancement Incentive	2,205
Step Increment	686

Total Other Compensation Common to All	89,784

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	297
Longevity Pay	5,221
Lump-sum for filling of Positions - Civilian	79,297
Other Personnel Benefits	151,444

Total Other Compensation for Specific Groups	236,259

Other Benefits
PAG-IBIG Contributions	529
PhilHealth Contributions	2,067
Employees Compensation Insurance Premiums	529
Retirement and Gratuity	8,000

634	OFFICIAL GAZETTE	VOL. 116, NO. 52
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Loyalty Award	225
Terminal Leave	11,916

Total Other Benefits	23,266

Non-Permanent Positions	32,065

Other Personnel Benefits
Pension, Civilian Personnel	69,264

Total Other Personnel Benefits	69,264

Total Personnel Services	760,897

Maintenance and Other Operating Expenses
Travelling Expenses	20,554
Training and Scholarship Expenses	17,098
Supplies and Materials Expenses	103,986
Utility Expenses	31,767
Communication Expenses	15,949
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,038
Professional Services	7,406
General Services	33,198
Repairs and Maintenance	45,211
Taxes, Insurance Premiums and Other Fees	5,918
Other Maintenance and Operating Expenses
Advertising Expenses	252
Printing and Publication Expenses	213
Representation Expenses	2,976
Transportation and Delivery Expenses	135
Rent/Lease Expenses	5,840
Subscription Expenses	461
Donations	5
Other Maintenance and Operating Expenses	118,208

Total Maintenance and Other Operating Expenses	414,215

Total Current Operating Expenditures	1,175,112

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	85,601
Transportation Equipment Outlay	8,554
Furnitures, Fixtures and Books Outlay	9,328

TOTAL CAPITAL OUTLAYS	103,483

TOTAL NEW APPROPRIATIONS	1,278,595

D. COURT OF APPEALS

For general administration and support, and operations, as indicated hereunder	₱	3,443,321,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	635
THE JUDICIARY

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	1,369,489,000	₱	558,692,000	₱	71,092,000	₱	1,999,273,000
Operations		704,094,000		186,254,000		553,700,000		1,444,048,000

APPELLATE ADJUDICATION PROGRAM		704,094,000		186,254,000		553,700,000		1,444,048,000

TOTAL NEW APPROPRIATIONS	₱	2,073,583,000	₱	744,946,000	₱	624,792,000	₱	3,443,321,000

Special Provision(s)

1.    Administration of Appropriations. The appropriations provided herein for the Court of Appeals shall be administered by the Presiding Justice of the Court of Appeals, subject to the provisions of P.D. No. 985, as amended, E.O. No. 292, s. 1987 and other budgeting, accounting and auditing rules and regulations.

2.    Non-Recurring Expenses. All non-recurring items of appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Court of Appeals’ appropriations that may not be reduced by Congress under Section 3, Article VIII of the Constitution. The Supreme Court en banc, through a resolution, shall affirm the items of appropriation in the Judiciary’s budget that are non-recurring, as defined above, and which shall not be considered in the total appropriations that may not be reduced.

3.    Payment of Adjusted Pension. The amounts appropriated herein for payment of pensions to retired Justices shall be adjusted at the rates authorized under Section 3-A of R.A. No. 910, as amended, and implemented by SC A.M. No. 91-8-225-C.A.

4.    Reporting and Posting Requirements. The Court of Appeals shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)    URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)    Court of Appeals’ website

The Court of Appeals shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5.    Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	841,064,000	₱	558,692,000	₱	71,092,000	₱	1,470,848,000
Administration of Personnel Benefits		528,425,000						528,425,000

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GENERAL APPROPRIATIONS ACT, FY 2021

Sub-Total, General Administration and Support		1,369,489,000		558,692,000		71,092,000		1,999,273,000

Operations
Judgment of Cases Independently, Effectively and Efficiently Rendered		704,094,000		186,254,000		553,700,000		1,444,048,000

APPELLATE ADJUDICATION PROGRAM		704,094,000		186,254,000		553,700,000		1,444,048,000

Adjudication of Appealed and Other Court Cases		704,094,000		186,254,000		553,700,000		1,444,048,000

Sub-total, Operations		704,094,000		186,254,000		553,700,000		1,444,048,000

TOTAL NEW APPROPRIATIONS	₱	2,073,583,000	₱	744,946,000	₱	624,792,000	₱	3,443,321,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	872,247

Total Permanent Positions	872,247

Other Compensation Common to All
Personnel Economic Relief Allowance	33,336
Representation Allowance	23,652
Transportation Allowance	23,652
Clothing and Uniform Allowance	8,334
Mid-Year Bonus - Civilian	72,687
Year End Bonus	72,687
Cash Gift	6,945
Productivity Enhancement Incentive	6,945
Step Increment	2,181

Total Other Compensation Common to All	250,419

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	610
Longevity Pay	31,138
Allowance of Attorney’s de Officio	13
Lump-sum for filling of Positions - Civilian	362,445
Other Personnel Benefits	44,424

Total Other Compensation for Specific Groups	438,630

DECEMBER 28, 2020	OFFICIAL GAZETTE	637
THE JUDICIARY

Other Benefits
PAG-IBIG Contributions	1,667
PhilHealth Contributions	6,405
Employees Compensation Insurance Premiums	1,667
Retirement Gratuity	97,533
Loyalty Award - Civilian	1,490
Terminal Leave	68,447

Total Other Benefits	177,209

Non-Permanent Positions	12,010

Other Personnel Benefits
Pension, Civilian Personnel	323,068

Total Other Personnel Benefits	323,068

Total Personnel Services	2,073,583

Maintenance and Other Operating Expenses
Travelling Expenses	43,561
Training and Scholarship Expenses	20,019
Supplies and Materials Expenses	154,907
Utility Expenses	118,482
Communication Expenses	41,585
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	15,277
Professional Services	78,414
General Services	50,737
Repairs and Maintenance	66,194
Taxes, Insurance Premiums and Other Fees	7,920
Other Maintenance and Operating Expenses
Advertising Expenses	2,392
Printing and Publication Expenses	1,109
Transportation and Delivery Expenses	1,056
Rent/Lease Expenses	39,100
Membership Dues and Contributions to Organizations	77
Subscription Expenses	20,298
Other Maintenance and Operating Expenses	83,818

Total Maintenance and Other Operating Expenses	744,946

Total Current Operating Expenses	2,818,529

Capital Outlays
Property, Plant and Equipment Outlay
Land Outlay	214,290
Buildings and Other Structures	300,000
Machinery and Equipment Outlay	71,092
Transportation Equipment Outlay Outlay	39,410

Total Capital Outlays	624,792

TOTAL NEW APPROPRIATIONS	3,443,321

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GENERAL APPROPRIATIONS ACT, FY 2021

E. COURT OF TAX APPEALS

For general administration and support, and operations, as indicated hereunder	₱	523,896,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	221,340,000	₱	84,474,000		26,958,000	₱	332,772,000
Operations		133,637,000		57,487,000				191,124,000

TAX APPELLATE ADJUDICATION PROGRAM		133,637,000		57,487,000				191,124,000

TOTAL NEW APPROPRIATIONS	₱	354,977,000	₱	141,961,000	₱	26,958,000	₱	523,896,000

Special Provision(s)

1.    Administration of Appropriations. The appropriations provided herein for the Court of Tax Appeals shall be administered by the Presiding Justice of the Court of Tax Appeals, subject to the provisions of P.D. No. 985, as amended, E.O. No. 292, s. 1987 and other budgeting, accounting and auditing rules and regulations.

2.    Non-Recurring Expenses. All non-recurring items of appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Court of Tax Appeals’ appropriations that may not be reduced by Congress under Section 3, Article VIII of the Constitution. The Supreme Court en banc, through a resolution, shall affirm the items of appropriation in the Judiciary’s budget that are non-recurring, as defined above, and which shall not be considered in the total appropriations that may not be reduced.

3.    Payment of Adjusted Pension. The amounts appropriated herein for payment of pensions to retired Justices shall be adjusted at the rates authorized under Section 3-A of R.A. No. 910, as amended, and implemented by SC A.M. No. 91-8-225-C.A.

4.    Reporting and Posting Requirements. The Court of Tax Appeals (CTA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)    URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)    CTA’s website

The Court of Tax Appeals shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5.    Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

DECEMBER 28, 2020	OFFICIAL GAZETTE	639
THE JUDICIARY

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	186,231,000	₱	84,474,000	₱	26,958,000	₱	297,663,000
Administration of Personnel Benefits		35,109,000						35,109,000

Sub-Total, General Administration and Support		221,340,000		84,474,000		26,958,000		332,772,000

Operations
Judgment of Tax Cases Independently, Effectively and Efficiently Administered		133,637,000		57,487,000				191,124,000

TAX APPELLATE ADJUDICATION PROGRAM		133,637,000		57,487,000				191,124,000

Adjudication of Tax, Customs and Assessment Cases		133,637,000		57,487,000				191,124,000

Sub-total, Operations		133,637,000		57,487,000				191,124,000

TOTAL NEW APPROPRIATIONS	₱	354,977,000	₱	141,961,000	₱	26,958,000	₱	523,896,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	199,641

Total Permanent Positions	199,641

Other Compensation Common to All
Personnel Economic Relief Allowance	6,876
Representation Allowance	6,060
Transportation Allowance	6,060
Clothing and Uniform Allowance	1,722
Overtime Pay	2,311
Mid-Year Bonus - Civilian	16,637
Year End Bonus	16,637
Cash Gift	1,435
Productivity Enhancement Incentive	1,435
Step Increment	5,826

Total Other Compensation Common to All	64,999

640	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	572
Longevity Pay	4,745
Lump-sum for filling of Positions - Civilian	34,819
Other Personnel Benefits	9,523

Total Other Compensation for Specific Groups	49,659

Other Benefits
PAG-IBIG Contributions	345
PhilHealth Contributions	5,207
Employees Compensation Insurance Premiums	345
Loyalty Award - Civilian	310
Terminal Leave	290

Total Other Benefits	6,497

Other Personnel Benefits
Pension, Civilian Personnel	31,751

Total Other Personnel Benefits	31,751
Non-Permanent Positions	2,430

Total Personnel Services	354,977

Maintenance and Other Operating Expenses
Travelling Expenses	12,551
Training and Scholarship Expenses	17,753
Supplies and Materials Expenses	22,193
Utility Expenses	16,324
Communication Expenses	5,440
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	3,206
Professional Services	2,645
General Services	23,977
Repairs and Maintenance	9,980
Taxes, Insurance Premiums and Other Fees	4,002
Other Maintenance and Operating Expenses
Advertising Expenses	1,259
Printing and Publication Expenses	180
Representation Expenses	16,797
Transportation and Delivery Expenses	1,814
Rent/Lease Expenses	3,158
Membership Dues and Contributions to Organizations	285
Subscription Expenses	397

Total Maintenance and Other Operating Expenses	141,961

Total Current Operating Expenditures	496,938

DECEMBER 28, 2020	OFFICIAL GAZETTE	641
THE JUDICIARY

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	9,067
Transportation Equipment Outlay	16,600
Furnitures, Fixtures and Books Outlay	1,291

Total Capital Outlays	26,958

TOTAL NEW APPROPRIATIONS	523,896

642	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

GENERAL SUMMARY

THE JUDICIARY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Expenses		Capital Outlays		Total
A. SUPREME COURT OF THE PHILIPPINES AND THE LOWER COURTS	₱	31,079,507,000	₱	6,557,677,000	₱	1071,874,000	₱	38,709,058,000
B. PRESIDENTIAL ELECTORAL TRIBUNAL		133,293,000		13,436,000		7,300,000		154,029,000
C. SANDIGANBAYAN		760,897,000		414,215,000		103,483,000		1,278,595,000
D. COURT OF APPEALS		2,073,583,000		744,946,000		624,792,000		3,443,321,000
E. COURT OF TAX APPEALS		354,977,000		141,961,000		26,958,000		523,896,000

TOTAL NEW APPROPRIATIONS, THE JUDICIARY	₱	34,402,257,000	₱	7,872,235,000	₱	1,834,407,000		₱44,108,899,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	643
CIVIL SERVICE COMMISSION

XXXI. CIVIL SERVICE COMMISSION

A. CIVIL SERVICE COMMISSION

For general administration and support, support to operations, and operations, including locally funded project, as indicated hereunder	₱	1,693,448,000

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support		₱575,235,000	₱	235,650,000	₱	9,000	₱	16,449,000		₱827,343,000
Support to Operations		38,067,000		6,468,000						44,535,000
Operations		716,858,000		104,712,000						821,570,000

CIVIL SERVICE HUMAN RESOURCE GOVERNANCE PROGRAM		35,358,000		62,498,000						97,856,000
CIVIL SERVICE PROFESSIONALIZATION AND WORKPLACE COOPERATION PROGRAM		545,236,000		34,704,000						579,940,000
ADMINISTRATIVE JUSTICE PROGRAM		136,264,000		7,510,000						143,774,000

TOTAL NEW APPROPRIATIONS	₱	1,330,160,000	₱	346,830,000	₱	9,000	₱	16,449,000	₱	1,693,448,000

Special Provision(s)

1.    Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Chairperson of CSC is hereby authorized to:

(a)	formulate and implement the CSC’s organizational structure;

(b)	fix and determine the salaries, allowances and other benefits of CSC personnel in accordance with the rates and levels authorized under R.A. No. 6758, as amended, and R.A. No. 6686, as amended; and

(c)	create new positions, transfer an item or make other adjustments in the Personnel Services itemization, whenever public interest so requires.

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards of the DBM; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the CSC.

2.    Use of Savings. The Chairperson of CSC is hereby authorized to use savings to augment actual deficiencies in its appropriations in accordance with Section 25 (5), Article VI of the Constitution and the General Provisions of this Act.

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3. Reporting and Posting Requirements. The CSC shall submit quarterly reports on its financial and physical accomplishments within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BIMS; and

(b) CSC’s website

The CSC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	345,096,000	₱	235,650,000	₱	9,000	₱	16,449,000	₱	597,204,000

National Capital Region(NCR)		205,387,000		211,137,000		9,000		16,449,000		432,982,000

Central Office		191,367,000		204,740,000		9,000		16,449,000		412,565,000
Regional Office - NCR		14,020,000		6,397,000						20,417,000
Region I - Ilocos		9,158,000		2,161,000						11,319,000

Regional Office - I		9,158,000		2,161,000						11,319,000
Cordillera Administrative Region (CAR)		9,025,000		1,366,000						10,391,000

Regional Office - CAR		9,025,000		1,366,000						10,391,000
Region II - Cagayan Valley		5,662,000		1,342,000						7,004,000

Regional Office - II		5,662,000		1,342,000						7,004,000
Region III - Central Luzon		7,366,000		1,800,000						9,166,000

Regional Office - III		7,366,000		1,800,000						9,166,000
Region IVA - CALABARZON		14,079,000		2,123,000						16,202,000

Regional Office - IVA		14,079,000		2,123,000						16,202,000
Region V - Bicol		7,181,000		1,892,000						9,073,000

Regional Office - V		7,181,000		1,892,000						9,073,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	645
CIVIL SERVICE COMMISSION

Region VI - Western Visayas	10,875,000	1,756,000	12,631,000

Regional Office - VI	10,875,000	1,756,000	12,631,000
Region VII - Central Visayas	9,098,000	2,018,000	11,116,000

Regional Office - VII	9,098,000	2,018,000	11,116,000
Region VIII - Eastern Visayas	11,034,000	1,921,000	12,955,000

Regional Office - VIII	11,034,000	1,921,000	12,955,000
Region IX - Zamboanga Peninsula	7,575,000	1,219,000	8,794,000

Regional Office - IX	7,575,000	1,219,000	8,794,000
Region X - Northern Mindanao	10,012,000	1,864,000	11,876,000

Regional Office - X	10,012,000	1,864,000	11,876,000
Region XI - Davao	9,934,000	1,633,000	11,567,000

Regional Office - XI	9,934,000	1,633,000	11,567,000
Region XII - SOCCSKSARGEN	9,093,000	813,000	9,906,000

Regional Office - XII	9,093,000	813,000	9,906,000
Region XIII - CARAGA	10,647,000	1,585,000	12,232,000

Regional Office - XIII	10,647,000	1,585,000	12,232,000
Bangsamoro Autonomous Region in Muslim Mindanao	8,970,000	1,020,000	9,990,000

Regional Office - BARMM	8,970,000	1,020,000	9,990,000
Administration of Personnel Benefits	230,139,000		230,139,000

National Capital Region (NCR)	227,209,000		227,209,000

Central Office	225,271,000		225,271,000
Regional Office - NCR	1,938,000		1,938,000
Cordillera Administrative Region (CAR)	438,000		438,000

Regional Office - CAR	438,000		438,000
Region VII - Central Visayas	133,000		133,000

Regional Office - VII	133,000		133,000
Region XI - Davao	739,000		739,000

Regional Office - XI	739,000		739,000

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Region XIII - CARAGA	1,335,000				1,335,000

Regional Office - XIII	1,335,000				1,335,000
Bangsamoro Autonomous Region in Muslim Mindanao	285,000				285,000

Regional Office - BARMM	285,000				285,000

Sub-total, General Administration and Support	575,235,000	235,650,000	9,000	16,449,000	827,343,000

Support to Operations
Corporate Communication, Internal Planning, Internal Audit, ICT Management, and Commision Secretariat and Legislative/External Relations Activities	38,067,000	6,468,000			44,535,000

National Capital Region (NCR)	38,067,000	6,468,000			44,535,000

Central Office	38,067,000	6,468,000			44,535,000

Sub-total, Support to Operations	38,067,000	6,468,000			44,535,000

Operations
Improved Quality of Civil Servants	716,858,000	104,712,000			821,570,000

CIVIL SERVICE HUMAN RESOURCE GOVERNANCE PROGRAM	35,358,000	62,498,000			97,856,000

CIVIL SERVICE HR POLICY AND INFORMATION MANAGEMENT SUB-PROGRAM	22,599,000	17,533,000			40,132,000

HR Accreditation and HR Policy Research Development, Implementation, and Monitoring and Evaluation	21,576,000	16,645,000			38,221,000

National Capital Region (NCR)	21,576,000	5,959,000			27,535,000

Central Office	21,576,000	4,680,000			26,256,000
Regional Office - NCR		1,279,000			1,279,000
Region I - Ilocos		648,000			648,000

Regional Office - I		648,000			648,000
Cordillera Administrative Region (CAR)		719,000			719,000

Regional Office - CAR		719,000			719,000
Region II - Cagayan Valley		663,000			663,000

Regional Office - II		663,000			663,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	647
CIVIL SERVICE COMMISSION

Region III - Central Luzon		984,000	984,000

Regional Office - III		984,000	984,000
Region IVA - CALABARZON		1,371,000	1,371,000

Regional Office - IVA		1,371,000	1,371,000
Region V - Bicol		746,000	746,000

Regional Office - V		746,000	746,000
Region VI - Western Visayas		962,000	962,000

Regional Office - VI		962,000	962,000
Region VII - Central Visayas		661,000	661,000

Regional Office - VII		661,000	661,000
Region VIII - Eastern Visayas		790,000	790,000

Regional Office - VIII		790,000	790,000
Region IX - Zamboanga Peninsula		484,000	484,000

Regional Office - IX		484,000	484,000
Region X - Northern Mindanao		625,000	625,000

Regional Office - X		625,000	625,000
Region XI - Davao		757,000	757,000

Regional Office - XI		757,000	757,000
Region XII - SOCCSKSARGEN		346,000	346,000

Regional Office - XII		346,000	346,000
Region XIII - CARAGA		507,000	507,000

Regional Office - XIII		507,000	507,000
Bangsamoro Autonomous Region in Muslim Mindanao		423,000	423,000

Regional Office - BARMM		423,000	423,000
Government HR Records Management and Government HR Inventory	1,023,000	888,000	1,911,000

National Capital Region (NCR)	1,023,000	888,000	1,911,000

Central Office	1,023,000	888,000	1,911,000

648	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

PUBLIC ASSISTANCE SUB-PROGRAM	12,759,000	44,965,000	57,724,000

Public Assistance and Contact Center ng Bayan Operations/Services	12,759,000	5,626,000	18,385,000

National Capital Region (NCR)	12,759,000	5,626,000	18,385,000

Central Office	12,759,000	5,626,000	18,385,000
Project(s)
Locally-Funded Project(s)		39,339,000	39,339,000

Implementation of R.A. No. 9485 Otherwise Known as the “Anti-Red Tape Act of 2007”		39,339,000	39,339,000

National Capital Region (NCR)		39,339,000	39,339,000

Central Office		39,339,000	39,339,000
CIVIL SERVICE PROFESSIONALIZATION AND WORKPLACE COOPERATION PROGRAM	545,236,000	34,704,000	579,940,000

CIVIL SERVICE PROFESSIONALIZATION SUB-PROGRAM	408,636,000	22,167,000	430,803,000

Grant of Eligibility (Via Eligibility Examinations and Special Laws), Appointments Validation/ Attestation and Rewards and Recognition/Honor Awards	408,636,000	22,167,000	430,803,000

National Capital Region (NCR)	85,704,000	18,872,000	104,576,000

Central Office	28,225,000	18,427,000	46,652,000
Regional Office - NCR	57,479,000	445,000	57,924,000
Region I - Ilocos	23,431,000	345,000	23,776,000

Regional Office - I	23,431,000	345,000	23,776,000
Cordillera Administrative Region (CAR)	21,567,000	205,000	21,772,000

Regional Office - CAR	21,567,000	205,000	21,772,000
Region II - Cagayan Valley	16,766,000	196,000	16,962,000

Regional Office - II	16,766,000	196,000	16,962,000
Region III - Central Luzon	25,893,000	265,000	26,158,000

Regional Office - III	25,893,000	265,000	26,158,000
Region IVA - CALABARZON	30,661,000	305,000	30,966,000

Regional Office - IVA	30,661,000	305,000	30,966,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	649
CIVIL SERVICE COMMISSION

Region V - Bicol	21,076,000	215,000	21,291,000

Regional Office - V	21,076,000	215,000	21,291,000
Region VI - Western Visayas	23,390,000	201,000	23,591,000

Regional Office - VI	23,390,000	201,000	23,591,000
Region VII - Central Visayas	24,787,000	205,000	24,992,000

Regional Office - VII	24,787,000	205,000	24,992,000
Region VIII - Eastern Visayas	23,517,000	212,000	23,729,000

Regional Office - VIII	23,517,000	212,000	23,729,000
Region IX - Zamboanga Peninsula	16,406,000	208,000	16,614,000

Regional Office - IX	16,406,000	208,000	16,614,000
Region X - Northern Mindanao	18,396,000	152,000	18,548,000

Regional Office - X	18,396,000	152,000	18,548,000
Region XI - Davao	22,702,000	158,000	22,860,000

Regional Office - XI	22,702,000	158,000	22,860,000
Region XII - SOCCSKSARGEN	20,456,000	256,000	20,712,000

Regional Office - XII	20,456,000	256,000	20,712,000
Region XIII - CARAGA	17,048,000	127,000	17,175,000

Regional Office - XIII	17,048,000	127,000	17,175,000
Bangsamoro Autonomous Region in Muslim Mindanao	16,836,000	245,000	17,081,000

Regional Office - BARMM	16,836,000	245,000	17,081,000
CIVIL SERVICE CAPABILITY BUILDING SUB-PROGRAM	119,863,000	10,762,000	130,625,000

Competency-based learning and development including GAD mainstreaming	119,863,000	10,762,000	130,625,000

National Capital Region (NCR)	22,091,000	5,320,000	27,411,000

Central Office	15,023,000	4,745,000	19,768,000
Regional Office - NCR	7,068,000	575,000	7,643,000
Region I - Ilocos	7,161,000	341,000	7,502,000

Regional Office - I	7,161,000	341,000	7,502,000

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GENERAL APPROPRIATIONS ACT, FY 2021

Cordillera Administrative Region (CAR)	5,428,000	278,000	5,706,000

Regional Office - CAR	5,428,000	278,000	5,706,000
Region II - Cagayan Valley	6,646,000	243,000	6,889,000

Regional Office - II	6,646,000	243,000	6,889,000
Region III - Central Luzon	8,622,000	560,000	9,182,000

Regional Office - III	8,622,000	560,000	9,182,000
Region IVA - CALABARZON	4,146,000	678,000	4,824,000

Regional Office - IVA	4,146,000	678,000	4,824,000
Region V - Bicol	7,777,000	342,000	8,119,000

Regional Office - V	7,777,000	342,000	8,119,000
Region VI - Western Visayas	7,052,000	416,000	7,468,000

Regional Office - VI	7,052,000	416,000	7,468,000
Region VII - Central Visayas	7,199,000	415,000	7,614,000

Regional Office - VII	7,199,000	415,000	7,614,000
Region VIII - Eastern Visayas	7,666,000	344,000	8,010,000

Regional Office - VIII	7,666,000	344,000	8,010,000
Region IX - Zamboanga Peninsula	5,925,000	281,000	6,206,000

Regional Office - IX	5,925,000	281,000	6,206,000
Region X - Northern Mindanao	3,992,000	348,000	4,340,000

Regional Office - X	3,992,000	348,000	4,340,000
Region XI - Davao	8,658,000	311,000	8,969,000

Regional Office - XI	8,658,000	311,000	8,969,000
Region XII - SOCCSKSARGEN	7,417,000	290,000	7,707,000

Regional Office - XII	7,417,000	290,000	7,707,000
Region XIII - CARAGA	4,972,000	296,000	5,268,000

Regional Office - XIII	4,972,000	296,000	5,268,000
Bangsamoro Autonomous Region in Muslim Mindanao	5,111,000	299,000	5,410,000

Regional Office - BARMM	5,111,000	299,000	5,410,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	651
CIVIL SERVICE COMMISSION

PUBLIC SECTOR UNIONISM SUB-PROGRAM	16,737,000	1,775,000	18,512,000

Promoting and Harnessing Public Sector Unionism	16,737,000	1,775,000	18,512,000

National Capital Region (NCR)	16,737,000	1,082,000	17,819,000

Central Office	16,737,000	994,000	17,731,000
Regional Office - NCR		88,000	88,000
Region I - Ilocos		40,000	40,000

Regional Office - I		40,000	40,000
Cordillera Administrative Region (CAR)		30,000	30,000

Regional Office - CAR		30,000	30,000
Region II - Cagayan Valley		30,000	30,000

Regional Office - II		30,000	30,000
Region III - Central Luzon		50,000	50,000

Regional Office - III		50,000	50,000
Region IVA - CALABARZON		65,000	65,000

Regional Office - IVA		65,000	65,000
Region V - Bicol		40,000	40,000

Regional Office - V		40,000	40,000
Region VI - Western Visayas		50,000	50,000

Regional Office - VI		50,000	50,000
Region VII - Central Visayas		40,000	40,000

Regional Office - VII		40,000	40,000
Region VIII - Eastern Visayas		40,000	40,000

Regional Office - VIII		40,000	40,000
Region IX - Zamboanga Peninsula		40,000	40,000

Regional Office - IX		40,000	40,000
Region X - Northern Mindanao		50,000	50,000

Regional Office - X		50,000	50,000
Region XI - Davao		50,000	50,000

Regional Office - XI		50,000	50,000

652	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XII - SOCCSKSARGEN		88,000	88,000

Regional Office - XII		88,000	88,000
Region XIII - CARAGA		40,000	40,000

Regional Office - XIII		40,000	40,000
Bangsamoro Autonomous Region in Muslim Mindanao		40,000	40,000

Regional Office - BARMM		40,000	40,000
ADMINISTRATIVE JUSTICE PROGRAM	136,264,000	7,510,000	143,774,000

Efficient and Effective Administrative Justice	136,264,000	7,510,000	143,774,000
National Capital Region (NCR)	60,030,000	3,447,000	63,477,000

Central Office	51,196,000	2,997,000	54,193,000
Regional Office - NCR	8,834,000	450,000	9,284,000
Region I - Ilocos	6,070,000	149,000	6,219,000

Regional Office - I	6,070,000	149,000	6,219,000
Cordillera Administrative Region (CAR)	4,852,000	148,000	5,000,000

Regional Office - CAR	4,852,000	148,000	5,000,000
Region II - Cagayan Valley	6,943,000	141,000	7,084,000

Regional Office - II	6,943,000	141,000	7,084,000
Region III - Central Luzon	4,408,000	261,000	4,669,000

Regional Office - III	4,408,000	261,000	4,669,000
Region IVA - CALABARZON	6,470,000	497,000	6,967,000

Regional Office - IVA	6,470,000	497,000	6,967,000
Region V - Bicol	5,858,000	240,000	6,098,000

Regional Office - V	5,858,000	240,000	6,098,000
Region VI - Western Visayas	4,582,000	244,000	4,826,000

Regional Office - VI	4,582,000	244,000	4,826,000
Region VII - Central Visayas	4,447,000	240,000	4,687,000

Regional Office - VII	4,447,000	240,000	4,687,000
Region VIII - Eastern Visayas	5,229,000	240,000	5,469,000

Regional Office - VIII	5,229,000	240,000	5,469,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	653
CIVIL SERVICE COMMISSION

Region IX - Zamboanga Peninsula		5,734,000		240,000						5,974,000

Regional Office - IX		5,734,000		240,000						5,974,000
Region X - Northern Mindanao		6,024,000		240,000						6,264,000

Regional Office - X		6,024,000		240,000						6,264,000
Region XI - Davao		5,738,000		250,000						5,988,000

Regional Office - XI		5,738,000		250,000						5,988,000
Region XII - SOCCSKSARGEN		2,254,000		571,000						2,825,000

Regional Office - XII		2,254,000		571,000						2,825,000
Region XIII - CARAGA		4,965,000		402,000						5,367,000

Regional Office - XIII		4,965,000		402,000						5,367,000
Bangsamoro Autonomous Region in Muslim Mindanao		2,660,000		200,000						2,860,000

Regional Office - BARMM		2,660,000		200,000						2,860,000

Sub-total, Operations		716,858,000		104,712,000						821,570,000

TOTAL NEW APPROPRIATIONS	₱	1,330,160,000	₱	346,830,000	₱	9,000	₱	16,449,000	₱	1,693,448,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	819,646

Total Permanent Positions	819,646

Other Compensation Common to All
Personnel Economic Relief Allowance	29,304
Representation Allowance	21,024
Transportation Allowance	20,034
Clothing and Uniform Allowance	7,326
Honoraria	625
Mid-Year Bonus - Civilian	68,301
Year End Bonus	68,301
Cash Gift	6,105
Per Diems	85
Step Increment	2,047
Productivity Enhancement Incentive	6,105

654	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Total Other Compensation Common to All	229,257

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	37
Lump-sum for filling of Positions - Civilian	218,405

Total Other Compensation for Specific Groups	218,442

Other Benefits
PAG-IBIG Contributions	1,465
PhilHealth Contributions	6,784
Employees Compensation Insurance Premiums	1,465
Terminal Leave	11,734

Total Other Benefits	21,448

Non-Permanent Positions	3,958

Other Personnel Benefits
Pension, Civilian Personnel	37,409

Total Other Personnel Benefits	37,409

Total Personnel Services	1,330,160

Maintenance and Other Operating Expenses
Travelling Expenses	26,761
Training and Scholarship Expenses	14,604
Supplies and Materials Expenses	47,311
Utility Expenses	29,000
Communication Expenses	38,488
Awards/Rewards and Prizes	24,165
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	6,366
Professional Services	21,928
General Services	57,085
Repairs and Maintenance	17,743
Financial Assistance/Subsidy	10,000
Taxes, Insurance Premiums and Other Fees	2,151
Labor and Wages	13,037
Other Maintenance and Operating Expenses
Advertising Expenses	6,197
Printing and Publication Expenses	3,845
Representation Expenses	11,773
Transportation and Delivery Expenses	4,963
Rent/Lease Expenses	4,471
Membership Dues and Contributions to Organizations	109
Subscription Expenses	6,833

TOTAL MAINTENANCE AND OTHER OPERATING EXPENSES	346,830

DECEMBER 28, 2020	OFFICIAL GAZETTE	655
CIVIL SERVICE COMMISSION

Financial Expenses
Other Financial Charges	9

Total Financial Expenses	9

Total Current Operating Expenditures	1,676,999

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	16,449

TOTAL CAPITAL OUTLAYS	16,449

TOTAL NEW APPROPRIATIONS	1,693,448

B. CAREER EXECUTIVE SERVICE BOARD

For general administration and support, support to operations and operations, as indicated hereunder	₱	86,857,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	9,885,000	₱	16,691,000	₱	1,000	₱		₱	26,577,000
Support to Operations		5,444,000		7,294,000		1,000		9,772,000		22,511,000
Operations		14,915,000		22,852,000		2,000				37,769,000

CAREER EXECUTIVE SCREENING AND DEVELOPMENT PROGRAM		14,915,000		22,852,000		2,000				37,769,000

TOTAL NEW APPROPRIATIONS	₱	30,244,000	₱	46,837,000	₱	4,000	₱	9,772,000	₱	86,857,000

Special Provision(s)

1. Reporting and Posting Requirements. The Career Executive Service Board (CESB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)	CESB’s website

The CESB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

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2.    Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	9,885,000	₱	16,691,000	₱	1,000	₱		₱	26,577,000

Sub-total, General Administration and Support		9,885,000		16,691,000		1,000				26,577,000

Support to Operations
Formulation, Implementation and Monitoring of Policies, Regulations, Rulings or Legal Opinions on the CES		3,063,000		1,671,000						4,734,000
Information Systems Development and Management		2,381,000		5,623,000		1,000		9,772,000		17,777,000

Sub-total, Support to Operations		5,444,000		7,294,000		1,000		9,772,000		22,511,000

Operations
Merit and Fitness System for Career Executive Service Officers Strengthened and Pool of Globally Competitive Career Executive Service Officers Sustained		14,915,000		22,852,000		2,000				37,769,000

CAREER EXECUTIVE SCREENING AND DEVELOPMENT PROGRAM		14,915,000		22,852,000		2,000				37,769,000

CES Eligibility Process and Appointment/ Promotion in CESO Rank		4,957,000		9,696,000		1,000				14,654,000
CES Capacity Building		5,336,000		6,893,000						12,229,000
CES Performance Management and External Relations		4,622,000		6,263,000		1,000				10,886,000

Sub-total, Operations		14,915,000		22,852,000		2,000				37,769,000

TOTAL NEW APPROPRIATIONS	₱	30,244,000	₱	46,837,000	₱	4,000	₱	9,772,000	₱	86,857,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	657
CIVIL SERVICE COMMISSION

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	23,145

Total Permanent Positions	23,145

Other Compensation Common to All
Personnel Economic Relief Allowance	936
Representation Allowance	444
Transportation Allowance	444
Clothing and Uniform Allowance	234
Mid-Year Bonus - Civilian	1,928
Year End Bonus	1,928
Cash Gift	195
Per Diems	427
Step Increment	58
Productivity Enhancement Incentive	195

Total Other Compensation Common to All	6,789

Other Benefits
PAG-IBIG Contributions	46
PhilHealth Contributions	218
Employees Compensation Insurance Premiums	46

Total Other Benefits	310

Total Personnel Services	30,244

Maintenance and Other Operating Expenses
Travelling Expenses	1,442
Training and Scholarship Expenses	7,327
Supplies and Materials Expenses	6,531
Utility Expenses	1,960
Communication Expenses	2,654
Awards/Rewards and Prizes	1,233
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	346
Professional Services	13,937
General Services	3,020
Repairs and Maintenance	2,756
Taxes, Insurance Premiums and Other Fees	658
Other Maintenance and Operating Expenses
Advertising Expenses	718
Printing and Publication Expenses	1,141
Representation Expenses	1,299

658	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Transportation and Delivery Expenses	83
Membership Dues and Contributions to Organizations	20
Subscription Expenses	1,712

Total Maintenance and Other Expenses	46,837

Financial Expenses
Bank Charges	4

Total Financial Expenses	4

Total Current Operating Expenditures	77,085

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	9,772

TOTAL CAPITAL OUTLAYS	9,772

TOTAL NEW APPROPRIATIONS	86,857

DECEMBER 28, 2020	OFFICIAL GAZETTE	659
CIVIL SERVICE COMMISSION

GENERAL SUMMARY

CIVIL SERVICE COMMISSION

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. CIVIL SERVICE COMMISSION	₱	1,330,160,000	₱	346,830,000	₱	9,000	₱	16,449,000	₱	1,693,448,000
B. CAREER EXECUTIVE SERVICE BOARD		30,244,000		46,837,000		4,000		9,772,000		86,857,000

TOTAL NEW APPROPRIATIONS, CIVIL SERVICE COMMISSION	₱	1,360,404,000	₱	393,667,000	₱	13,000	₱	26,221,000	₱	1,780,305,000

660	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

XXXII. COMMISSION ON AUDIT

For general administration and support, support to operations, and operations, including locally-funded proiect(s) as indicated hereunder	₱	13,415,156,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	5,842,376,000	₱	477,483,000	₱	586,916,000	₱	6,906,775,000
Support to Operations		438,168,000		14,094,000				452,262,000
Operations		5,974,274,000		81,845,000				6,056,119,000

GOVERNMENT AUDITING PROGRAM		5,808,914,000		78,896,000				5,887,810,000
GOVERNMENT ACCOUNTANCY PROGRAM		51,938,000		889,000				52,827,000
GOVERNMENT FINANCIAL ADJUDICATION PROGRAM		113,422,000		2,060,000				115,482,000

TOTAL NEW APPROPRIATIONS	₱	12,254,818,000	₱	573,422,000	₱	586,916,000	₱	13,415,156,000

Special Provision(s)

1. Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Chairperson of COA is hereby authorized to:

(a)	formulate and implement COA’s organizational structure;

(b)	fix and determine the salaries, allowances and other benefits of COA personnel in accordance with the rates and levels authorized under R.A. No. 6758, as amended, and R.A. No. 6686, as amended; and

(c)	create new positions, transfer an item or make other adjustments in the Personnel Services itemization, whenever public interest so requires.

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards of the DBM; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the COA.

2. Use of Savings. The Chairperson of COA is hereby authorized to use savings to augment actual deficiencies in accordance with Section 25 (5), Article VI of the Constitution and the General Provisions of this Act.

3. Appropriations for Auditing Services to LGUs. The amounts appropriated herein include the requirements for the audit of LGU accounts. The cost of auditing services rendered to LGUs shall be deducted from the national internal revenue tax collections and recorded in the National Treasury as income of the General Fund in accordance with Section 24(3) of P.D. No. 1445.

4. Assessments from Auditing Services to GOCCs. The COA shall assess GOCCs for the cost of audit services rendered in accordance with the provisions of E.O. No. 271, s. 1987. Proceeds from such assessments, including receipts derived from other sources authorized under P.D. No. 1445 shall be deposited with the National Treasury as income of the General Fund in accordance with Section 44, Chapter 5, Book VI of E.O. No. 292, s. 1987.

5. Submission of Annual Commission on Audit Report. The COA shall submit to the Congress and the President of the Philippines annual reports for each agency and instrumentality of the National Government, including GOCCs, LGUs and non-government entities subject to its audit, within one hundred twenty (120) days after the end of every fiscal year. The annual reports shall contain cumulative allotments, obligations incurred or liquidated, total disbursements, and the results of expended appropriations, including recommended measures necessary to improve their effectiveness and efficiency.

The Chairperson of COA and the Commission’s web administrator or his/her equivalent shall be responsible for ensuring that said reports are likewise posted on the COA website.

DECEMBER 28, 2020	OFFICIAL GAZETTE	661
COMMISSION ON AUDIT

6. Reporting and Posting Requirements. The COA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)	COA’s website.

The COA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

7. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	5,842,376,000	₱	477,483,000	₱	586,916,000	₱	6,906,775,000

General Management and Supervision		580,018,000		477,483,000		86,916,000		1,144,417,000

National Capital Region (NCR)		332,057,000		299,574,000		86,916,000		718,547,000

Central Office		332,057,000		299,574,000		86,916,000		718,547,000
Region I - Ilocos		16,172,000		11,593,000				27,765,000

Regional Office - I		16,172,000		11,593,000				27,765,000
Cordillera Administrative Region (CAR)		18,185,000		12,757,000				30,942,000

Regional Office - CAR		18,185,000		12,757,000				30,942,000
Region II - Cagayan Valley		15,710,000		12,767,000				28,477,000

Regional Office - II		15,710,000		12,767,000				28,477,000
Region III - Central Luzon		18,981,000		11,266,000				30,247,000

Regional Office - III		18,981,000		11,266,000				30,247,000
Region IVA - CALABARZON		29,309,000		7,845,000				37,154,000

Regional Office - IVA		29,309,000		7,845,000				37,154,000
Region IVB - MIMAROPA				6,738,000				6,738,000

Regional Office - IVB				6,738,000				6,738,000
Region V - Bicol		15,892,000		12,822,000				28,714,000

Regional Office - V		15,892,000		12,822,000				28,714,000
Region VI - Western Visayas		17,171,000		13,343,000				30,514,000

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GENERAL APPROPRIATIONS ACT, FY 2021

Regional Office - VI	17,171,000	13,343,000		30,514,000
Region VII - Central Visayas	14,853,000	12,666,000		27,519,000

Regional Office - VII	14,853,000	12,666,000		27,519,000
Region VIII - Eastern Visayas	16,045,000	11,332,000		27,377,000

Regional Office - VIII	16,045,000	11,332,000		27,377,000
Region IX - Zamboanga Peninsula	14,289,000	10,089,000		24,378,000

Regional Office - IX	14,289,000	10,089,000		24,378,000
Region X - Northern Mindanao	16,599,000	10,787,000		27,386,000

Regional Office - X	16,599,000	10,787,000		27,386,000
Region XI - Davao	14,431,000	11,315,000		25,746,000

Regional Office - XI	14,431,000	11,315,000		25,746,000
Region XII - SOCCSKSARGEN	14,161,000	10,584,000		24,745,000

Regional Office - XII	14,161,000	10,584,000		24,745,000
Region XIII - CARAGA	13,254,000	11,999,000		25,253,000

Regional Office - XIII	13,254,000	11,999,000		25,253,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	12,909,000	10,006,000		22,915,000

Regional Office - BARMM	12,909,000	10,006,000		22,915,000
Administration of Personnel Benefits	5,262,358,000			5,262,358,000

National Capital Region (NCR)	5,262,358,000			5,262,358,000

Central Office	5,262,358,000			5,262,358,000
Project(s)
Locally-Funded Project(s)
Construction of COA Office Building with Basement Commonwealth Avenue, Quezon City			500,000,000	500,000,000

National Capital Region (NCR)			500,000,000	500,000,000

Central Office			500,000,000	500,000,000

Sub-total, General Administration and Support	5,842,376,000	477,483,000	586,916,000	6,906,775,000

Support to Operations	438,168,000	14,094,000		452,262,000

Legal assistance services	168,015,000	381,000		168,396,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	663
COMMISSION ON AUDIT

National Capital Region (NCR)	53,178,000	230,000	53,408,000

Central Office	53,178,000	230,000	53,408,000
Region I - Ilocos	8,762,000	10,000	8,772,000

Regional Office - I	8,762,000	10,000	8,772,000
Cordillera Administrative Region (CAR)	8,405,000	11,000	8,416,000

Regional Office - CAR	8,405,000	11,000	8,416,000
Region II - Cagayan Valley	4,677,000	10,000	4,687,000

Regional Office - II	4,677,000	10,000	4,687,000
Region III - Central Luzon	9,804,000	12,000	9,816,000

Regional Office - III	9,804,000	12,000	9,816,000
Region IVA - CALABARZON	11,868,000	5,000	11,873,000

Regional Office - IVA	11,868,000	5,000	11,873,000
Region IVB - MIMAROPA		5,000	5,000

Regional Office - IVB		5,000	5,000
Region V - Bicol	8,832,000	10,000	8,842,000

Regional Office - V	8,832,000	10,000	8,842,000
Region VI - Western Visayas	8,299,000	10,000	8,309,000

Regional Office - VI	8,299,000	10,000	8,309,000
Region VII - Central Visayas	4,866,000	12,000	4,878,000

Regional Office - VII	4,866,000	12,000	4,878,000
Region VIII - Eastern Visayas	9,685,000	12,000	9,697,000

Regional Office - VIII	9,685,000	12,000	9,697,000
Region IX - Zamboanga Peninsula	7,558,000	10,000	7,568,000

Regional Office - IX	7,558,000	10,000	7,568,000
Region X - Northern Mindanao	8,105,000	10,000	8,115,000

Regional Office - X	8,105,000	10,000	8,115,000
Region XI - Davao	6,563,000	10,000	6,573,000

Regional Office - XI	6,563,000	10,000	6,573,000
Region XII - SOCCSKSARGEN	6,571,000	8,000	6,579,000

Regional Office - XII	6,571,000	8,000	6,579,000

664	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Region XIII - CARAGA	6,744,000	8,000	6,752,000

Regional Office - XIII	6,744,000	8,000	6,752,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	4,098,000	8,000	4,106,000

Regional Office - BARMM	4,098,000	8,000	4,106,000
Development, installation and maintenance of in-house financial and other management information systems	53,296,000	10,417,000	63,713,000

National Capital Region (NCR)	53,296,000	10,417,000	63,713,000

Central Office	53,296,000	10,417,000	63,713,000
Comprehensive training program for commission personnel, including the provision of auditing materials and the dissemination of information including laws, rules, and regulations	28,449,000	2,920,000	31,369,000

National Capital Region (NCR)	28,449,000	2,920,000	31,369,000

Central Office	28,449,000	2,920,000	31,369,000
Technical assistance rendered to the Commission	188,408,000	376,000	188,784,000

Region I - Ilocos	13,906,000	25,000	13,931,000

Regional Office - I	13,906,000	25,000	13,931,000
Cordillera Administrative Region (CAR)	14,187,000	27,000	14,214,000

Regional Office - CAR	14,187,000	27,000	14,214,000
Region II - Cagayan Valley	16,843,000	24,000	16,867,000

Regional Office - II	16,843,000	24,000	16,867,000
Region III - Central Luzon	17,250,000	24,000	17,274,000

Regional Office - III	17,250,000	24,000	17,274,000
Region IVA - CALABARZON	20,092,000	24,000	20,116,000

Regional Office - IVA	20,092,000	24,000	20,116,000
Region IVB - MIMAROPA		24,000	24,000

Regional Office - IVB		24,000	24,000
Region V - Bicol	12,685,000	24,000	12,709,000

Regional Office - V	12,685,000	24,000	12,709,000
Region VI - Western Visayas	11,397,000	24,000	11,421,000

Regional Office - VI	11,397,000	24,000	11,421,000
Region VII - Central Visayas	12,021,000	24,000	12,045,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	665
COMMISSION ON AUDIT

Regional Office - VII	12,021,000	24,000	12,045,000
Region VIII - Eastern Visayas	12,758,000	24,000	12,782,000

Regional Office - VIII	12,758,000	24,000	12,782,000
Region IX - Zamboanga Peninsula	11,712,000	24,000	11,736,000

Regional Office - IX	11,712,000	24,000	11,736,000
Region X - Northern Mindanao	13,041,000	24,000	13,065,000

Regional Office - X	13,041,000	24,000	13,065,000
Region XI - Davao	11,651,000	24,000	11,675,000

Regional Office - XI	11,651,000	24,000	11,675,000
Region XII - SOCCSKSARGEN	5,038,000	24,000	5,062,000

Regional Office - XII	5,038,000	24,000	5,062,000
Region XIII - CARAGA	9,126,000	24,000	9,150,000

Regional Office - XIII	9,126,000	24,000	9,150,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	6,701,000	12,000	6,713,000

Regional Office - BARMM	6,701,000	12,000	6,713,000

Sub-total, Support to Operations	438,168,000	14,094,000	452,262,000

Operations	5,974,274,000	81,845,000	6,056,119,000

Public accountability upheld and efficiency, economy and effectiveness of government programs improved	5,974,274,000	81,845,000	6,056,119,000

GOVERNMENT AUDITING PROGRAM	5,808,914,000	78,896,000	5,887,810,000

NATIONAL GOVERNMENT AUDITING SUB-PROGRAM	988,304,000	25,138,000	1,013,442,000

Audit of accounts and transactions of national government agencies, including government operations in foreign countries, conduct of fraud audit and audit of public debts; custody and preservation of vouchers and other supporting documents	889,929,000	23,396,000	913,325,000

National Capital Region (NCR)	889,929,000	3,669,000	893,598,000

Central Office	889,929,000	3,669,000	893,598,000
Region I - Ilocos		1,137,000	1,137,000

Regional Office - I		1,137,000	1,137,000
Cordillera Administrative Region (CAR)		1,244,000	1,244,000

666	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Regional Office - CAR	1,244,000	1,244,000
Region II - Cagayan Valley	1,463,000	1,463,000

Regional Office - II	1,463,000	1,463,000
Region III - Central Luzon	1,239,000	1,239,000

Regional Office - III	1,239,000	1,239,000
Region IVA - CALABARZON	1,274,000	1,274,000

Regional Office - IVA	1,274,000	1,274,000
Region IVB - MIMAROPA	1,243,000	1,243,000

Regional Office - IVB	1,243,000	1,243,000
Region V - Bicol	1,372,000	1,372,000

Regional Office - V	1,372,000	1,372,000
Region VI - Western Visayas	1,174,000	1,174,000

Regional Office - VI	1,174,000	1,174,000
Region VII - Central Visayas	1,274,000	1,274,000

Regional Office - VII	1,274,000	1,274,000
Region VIII - Eastern Visayas	1,338,000	1,338,000

Regional Office - VIII	1,338,000	1,338,000
Region IX - Zamboanga Peninsula	964,000	964,000

Regional Office - IX	964,000	964,000
Region X - Northern Mindanao	1,532,000	1,532,000

Regional Office - X	1,532,000	1,532,000
Region XI - Davao	1,537,000	1,537,000

Regional Office - XI	1,537,000	1,537,000
Region XII - SOCCSKSARGEN	974,000	974,000

Regional Office - XII	974,000	974,000
Region XIII - CARAGA	1,158,000	1,158,000

Regional Office - XIII	1,158,000	1,158,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	804,000	804,000

Regional Office - BARMM	804,000	804,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	667
COMMISSION ON AUDIT

Formulation and development of operating standards and administrative techniques for the implementation of accounting and auditing rules and regulations in national offices/agencies	98,375,000	1,742,000	100,117,000

National Capital Region (NCR)	98,375,000	1,742,000	100,117,000

Central Office	98,375,000	1,742,000	100,117,000
CORPORATE GOVERNMENT AUDITING SUB-PROGRAM	563,871,000	27,374,000	591,245,000

Audit of accounts and transactions of corporate government agencies and their subsidiaries, including government operations in foreign countries; custody and preservation of vouchers and other supporting documents	505,273,000	25,388,000	530,661,000

National Capital Region (NCR)	505,273,000	5,215,000	510,488,000

Central Office	505,273,000	5,215,000	510,488,000
Region I - Ilocos		1,573,000	1,573,000

Regional Office - I		1,573,000	1,573,000
Cordillera Administrative Region (CAR)		1,193,000	1,193,000

Regional Office - CAR		1,193,000	1,193,000
Region II - Cagayan Valley		1,686,000	1,686,000

Regional Office - II		1,686,000	1,686,000
Region III - Central Luzon		1,220,000	1,220,000

Regional Office - III		1,220,000	1,220,000
Region IVA - CALABARZON		971,000	971,000

Regional Office - IVA		971,000	971,000
Region IVB - MIMAROPA		1,102,000	1,102,000

Regional Office - IVB		1,102,000	1,102,000
Region V - Bicol		1,605,000	1,605,000

Regional Office - V		1,605,000	1,605,000
Region VI - Western Visayas		1,531,000	1,531,000

Regional Office - VI		1,531,000	1,531,000
Region VII - Central Visayas		1,192,000	1,192,000

668	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Regional Office - VII		1,192,000	1,192,000
Region VIII - Eastern Visayas		1,009,000	1,009,000

Regional Office - VIII		1,009,000	1,009,000
Region IX - Zamboanga Peninsula		1,383,000	1,383,000

Regional Office - IX		1,383,000	1,383,000
Region X - Northern Mindanao		1,241,000	1,241,000

Regional Office - X		1,241,000	1,241,000
Region XI - Davao		1,550,000	1,550,000

Regional Office - XI		1,550,000	1,550,000
Region XII - SOCCSKSARGEN		1,057,000	1,057,000

Regional Office - XII		1,057,000	1,057,000
Region XIII - CARAGA		1,132,000	1,132,000

Regional Office - XIII		1,132,000	1,132,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		728,000	728,000

Regional Office - BARMM		728,000	728,000

Formulation and development of operating standards and administrative techniques for the implementation of accounting and auditing rules and regulations in corporate government offices/agencies	58,598,000	1,986,000	60,584,000

National Capital Region (NCR)	58,598,000	1,986,000	60,584,000

Central Office	58,598,000	1,986,000	60,584,000
LOCAL GOVERNMENT AUDITING SUB-PROGRAM	4,029,381,000	13,070,000	4,042,451,000

Audit of accounts and transactions of local government units, custody and preservation of vouchers and other supporting documents	3,985,225,000	11,969,000	3,997,194,000

National Capital Region (NCR)	232,615,000	3,744,000	236,359,000

Central Office	232,615,000	3,744,000	236,359,000
Region I - Ilocos	179,730,000	517,000	180,247,000

Regional Office - I	179,730,000	517,000	180,247,000
Cordillera Administrative Region (CAR)	248,826,000	612,000	249,438,000

Regional Office - CAR	248,826,000	612,000	249,438,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	669
COMMISSION ON AUDIT

Region II - Cagayan Valley	262,090,000	545,000	262,635,000

Regional Office - II	262,090,000	545,000	262,635,000
Region III - Central Luzon	375,399,000	417,000	375,816,000

Regional Office - III	375,399,000	417,000	375,816,000
Region IVA - CALABARZON	468,299,000	415,000	468,714,000

Regional Office - IVA	468,299,000	415,000	468,714,000
Region IVB- MIMAROPA		524,000	524,000

Regional Office - IVB		524,000	524,000
Region V - Bicol	272,866,000	432,000	273,298,000

Regional Office - V	272,866,000	432,000	273,298,000
Region VI - Western Visayas	239,973,000	539,000	240,512,000

Regional Office - VI	239,973,000	539,000	240,512,000
Region VII - Central Visayas	194,604,000	629,000	195,233,000

Regional Office - VII	194,604,000	629,000	195,233,000
Region VIII - Eastern Visayas	295,880,000	544,000	296,424,000

Regional Office - VIII	295,880,000	544,000	296,424,000
Region IX - Zamboanga Peninsula	236,902,000	523,000	237,425,000

Regional Office - IX	236,902,000	523,000	237,425,000
Region X - Northern Mindanao	257,984,000	422,000	258,406,000

Regional Office - X	257,984,000	422,000	258,406,000
Region XI - Davao	207,441,000	612,000	208,053,000

Regional Office - XI	207,441,000	612,000	208,053,000
Region XII - SOCCSKSARGEN	167,432,000	530,000	167,962,000

Regional Office - XII	167,432,000	530,000	167,962,000
Region XIII - CARAGA	194,381,000	603,000	194,984,000

Regional Office - XIII	194,381,000	603,000	194,984,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	150,803,000	361,000	151,164,000

Regional Office - BARMM	150,803,000	361,000	151,164,000

670	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Formulation and development of operating standards and administrative techniques for the implementation of accounting and auditing rules and regulations in local government offices/agencies	44,156,000	1,101,000	45,257,000

National Capital Region (NCR)	44,156,000	1,101,000	45,257,000

Central Office	44,156,000	1,101,000	45,257,000
SPECIAL AUDIT SUB-PROGRAM	125,118,000	10,094,000	135,212,000

Special audit, fraud audit and performance audit conducted on some government agencies, as well as to non-government entities, concerning subsidies and fund transfers from the national government, payment of levies or government shares and financial operations of public utilities for rate determination purposes	125,118,000	10,094,000	135,212,000

National Capital Region (NCR)	125,118,000	10,094,000	135,212,000

Central Office	125,118,000	10,094,000	135,212,000
TECHNICAL SERVICES AND SYSTEMS AUDIT SUB-PROGRAM	102,240,000	3,220,000	105,460,000

Technical services necessary for the discharge of the Commission’s functions including monitoring, analysis and evaluation of prices of goods and services purchased by government agencies	102,240,000	3,176,000	105,416,000

National Capital Region (NCR)	102,240,000	3,176,000	105,416,000

Central Office	102,240,000	3,176,000	105,416,000
Information System/Technology Audit conducted on government agencies with computerized environment		22,000	22,000

National Capital Region (NCR)		22,000	22,000

Central Office		22,000	22,000
Consultancy services rendered to government agencies related to the design/development and installation of internal control systems		22,000	22,000

National Capital Region (NCR)		22,000	22,000

Central Office		22,000	22,000
GOVERNMENT ACCOUNTANCY PROGRAM	51,938,000	889,000	52,827,000

Preparation of annual and other financial reports as may be required of the Commission	42,837,000	407,000	43,244,000

National Capital Region (NCR)	42,837,000	407,000	43,244,000

Central Office	42,837,000	407,000	43,244,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	671
COMMISSION ON AUDIT

Formulation and development of accounting standards, policies, rules and regulations for implementation in government agencies				134,000				134,000

National Capital Region (NCR)				134,000				134,000

Central Office				134,000				134,000
Development, installation and maintenance of accounting-related information system for implementation in government agencies				28,000				28,000

National Capital Region (NCR)				28,000				28,000

Central Office				28,000				28,000
Maintenance of the general accounts of the government		9,101,000		320,000				9,421,000

National Capital Region (NCR)		9,101,000		320,000				9,421,000

Central Office		9,101,000		320,000				9,421,000
GOVERNMENT FINANCIAL ADJUDICATION PROGRAM		113,422,000		2,060,000				115,482,000

Adjudication of cases concerning settlement of all accounts pertaining to the revenue and receipts, and expenditures or uses of funds and property in the national, local and corporate agencies, as well as, money claims against the government		113,422,000		2,060,000				115,482,000

National Capital Region (NCR)		113,422,000		2,060,000				115,482,000

Central Office		113,422,000		2,060,000				115,482,000

Sub-total, Operations		5,974,274,000		81,845,000				6,056,119,000

TOTAL NEW APPROPRIATIONS	₱	12,254,818,000	₱	573,422,000	₱	586,916,000	₱	13,415,156,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	5,436,502

Total Permanent Positions	5,436,502

672	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Other Compensation Common to All
Personnel Economic Relief Allowance	198,624
Representation Allowance	92,485
Transportation Allowance	92,245
Clothing and Uniform Allowance	49,656
Mid-Year Bonus - Civilian	453,039
Year End Bonus	453,039
Cash Gift	41,380
Productivity Enhancement Incentive	41,380
Step Increment	13,595

Total Other Compensation Common to All	1,435,443

Other Compensation for Specific Groups
Lump-sum for filling of Positions - Civilian	4,983,924

Total Other Compensation for Specific Groups	4,983,924

Other Benefits
PAG-IBIG Contributions	9,935
PhilHealth Contributions	49,014
Employees Compensation Insurance Premiums	9,935
Retirement Gratuity	21,471
Terminal Leave	256,963

Total Other Benefits	347,318

Other Personnel Benefits
Pension, Civilian Personnel	51,631

Total Other Personnel Benefits	51,631

Total Personnel Services	12,254,818

Maintenance and Other Operating Expenses
Travelling Expenses	88,327
Training and Scholarship Expenses	21,364
Supplies and Materials Expenses	89,907
Utility Expenses	84,433
Communication Expenses	94,937
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	10,000
Extraordinary and Miscellaneous Expenses	7,622
General Services	103,614
Repairs and Maintenance	36,776
Taxes, Insurance Premiums and Other Fees	8,637
Other Maintenance and Operating Expenses
Advertising Expenses	900
Printing and Publication Expenses	171
Representation Expenses	20,246
Rent/Lease Expenses	2,519
Membership Dues and Contributions to Organizations	248
Subscription Expenses	3,721

DECEMBER 28, 2020	OFFICIAL GAZETTE	673
COMMISSION ON AUDIT

Total Maintenance and Other Operating Expenses	573,422

Total Current Operating Expenditures	12,828,240

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures Outlay	500,000
Machinery and Equipment Outlay	84,783
Intangible Assets Outlay	2,133

Total Capital Outlays	586,916

TOTAL NEW APPROPRIATIONS	13,415,156

674	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

GENERAL SUMMARY

COMMISSION ON AUDIT

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. COMMISSION ON AUDIT	₱	12,254,818,000	₱	573,422,000	₱	586,916,000	₱	13,415,156,000

TOTAL NEW APPROPRIATIONS, COMMISSION ON AUDIT	₱	12,254,818,000	₱	573,422,000	₱	586,916,000	₱	13,415,156,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	675
COMMISSION ON ELECTIONS

XXXIII. COMMISSION ON ELECTIONS

For general administration and support, and operations, including locally-funded projects, as indicated hereunder	₱	14,594,897,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	1,100,746,000	₱	419,805,000	₱		₱	1,520,551,000
Operations		2,776,093,000		10,122,491,000		175,762,000		13,074,346,000

ELECTION ADMINISTRATION PROGRAM		2,716,728,000		10,120,954,000		175,762,000		13,013,444,000
ELECTION ENFORCEMENT AND ADJUDICATION PROGRAM		59,365,000		1,537,000				60,902,000

TOTAL NEW APPROPRIATIONS	₱	3,876,839,000	₱	10,542,296,000	₱	175,762,000	₱	14,594,897,000

Special Provision(s)

1. Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Chairperson of COMELEC is authorized to:

(a)	formulate and implement COMELEC’s organizational structure;

(b)	fix and determine the salaries, allowances and other benefits of COMELEC personnel in accordance with the rates and levels authorized under R.A. No. 6758, as amended and R.A. No. 6686, amended; and

(c)	create new positions, transfer an item or make other adjustments in the Personnel Services itemization, whenever public interest so requires.

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the COMELEC. (GENERAL OBSERVATION - President’s Veto Message, December 28, 2020, Volume I-B, page 853, R.A. No. 11518)

2. Use of Savings. The Chairperson of COMELEC is authorized to use savings to augment actual deficiencies in accordance with Section 25 (5), Article VI of the Constitution and the General Provisions of this Act.

3. Special Audit of Printing Expenditures. The amounts appropriated herein for registration, plebiscite, referendum and election related expenditures, including those incurred for printing of ballots and similar paraphernalia shall be used exclusively for said purposes. A special audit on all expenditures incurred for printing jobs and materials used during said activities shall be undertaken by the COA within six (6) months from the conduct thereof.

The COA shall submit to the DBM, the Speaker of the House of Representatives and the President of the Senate of the Philippines, copies of the COA Special Audit report within one (1) month after the said audit.

4. Reporting and Posting Requirements. The COMELEC shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)	COMELEC’s website

The COMELEC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

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GENERAL APPROPRIATIONS ACT, FY 2021

5. Appropriations for Activities or Projects. The amounts appropriated herein for the programs of the agency shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	552,331,000	₱	419,805,000	₱		₱	972,136,000

National Capital Region (NCR)		552,331,000		419,805,000				972,136,000

Central Office		552,331,000		419,805,000				972,136,000
Administration of Personnel Benefits		548,415,000						548,415,000

National Capital Region (NCR)		548,415,000						548,415,000

Central Office		548,415,000						548,415,000

Sub-total, General Administration and Support		1,100,746,000		419,805,000				1,520,551,000

Operations
Free, Orderly, Honest and Credible Political Exercises		2,776,093,000		10,122,491,000		175,762,000		13,074,346,000

ELECTION ADMINISTRATION PROGRAM		2,716,728,000		10,120,954,000		175,762,000		13,013,444,000

VOTER EDUCATION AND REGISTRATION MANAGEMENT SUB-PROGRAM		15,514,000		860,000				16,374,000

Conduct of voter’s education and information campaign print/radio/television and social media		15,514,000		860,000				16,374,000
National Capital Region (NCR)		15,514,000		860,000				16,374,000

Central Office		15,514,000		860,000				16,374,000
ELECTORAL SUPERVISION AND MONITORING SUB-PROGRAM		2,701,214,000		10,120,094,000		175,762,000		12,997,070,000

Preparation of maps of territorial units of voting centers, the establishment of new voting centers, and the transfer, merger or abolition of existing ones		24,706,000		2,030,000				26,736,000

National Capital Region (NCR)		24,706,000		2,030,000				26,736,000

Central Office		24,706,000		2,030,000				26,736,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	677
COMMISSION ON ELECTIONS

Development of software system and procedures	28,324,000	309,960,000	175,762,000	514,046,000

National Capital Region (NCR)	28,324,000	309,960,000	175,762,000	514,046,000

Central Office	28,324,000	309,960,000	175,762,000	514,046,000
Monitoring the implementation of the conduct of election and other political exercises and development of measures to improve the registration and election systems including the dissemination of election results of previous elections	15,143,000	557,000		15,700,000

National Capital Region (NCR)	14,226,000	557,000		14,783,000

Central Office	14,226,000	557,000		14,783,000
Region XII - SOCCSKSARGEN	917,000			917,000

Regional Office XII	917,000			917,000
Conduct and supervision of elections, referenda, recall votes and plebiscites	1,983,226,000	89,308,000		2,072,534,000

National Capital Region (NCR)	110,512,000	17,501,000		128,013,000

Central Office	14,930,000			14,930,000
Regional Office - NCR	95,582,000	17,501,000		113,083,000
Region I - Ilocos	137,540,000	4,766,000		142,306,000

Regional Office - I	137,540,000	4,766,000		142,306,000
Region II - Cagayan Valley	104,828,000	3,463,000		108,291,000

Regional Office - II	104,828,000	3,463,000		108,291,000
Cordillera Administrative Region (CAR)	88,559,000	3,581,000		92,140,000

Regional Office - CAR	88,559,000	3,581,000		92,140,000
Region III - Central Luzon	164,097,000	5,667,000		169,764,000

Regional Office - III	164,097,000	5,667,000		169,764,000
Region IVA - CALABARZON	170,423,000	8,041,000		178,464,000

Regional Office - IVA	170,423,000	8,041,000		178,464,000
Region IVB - MIMAROPA	80,876,000	3,095,000		83,971,000

Regional Office IVB	80,876,000	3,095,000		83,971,000
Region V - Bicol	133,744,000	4,189,000		137,933,000

Regional Office - V	133,744,000	4,189,000		137,933,000
Region VI - Western Visayas	164,498,000	5,222,000		169,720,000

Regional Office - VI	164,498,000	5,222,000		169,720,000

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GENERAL APPROPRIATIONS ACT, FY 2021

Region VII - Central Visayas	157,533,000	5,676,000	163,209,000

Regional Office - VII	157,533,000	5,676,000	163,209,000
Region VIII - Eastern Visayas	153,905,000	5,074,000	158,979,000

Regional Office - VIII	153,905,000	5,074,000	158,979,000
Region IX - Zamboanga Peninsula	84,150,000	4,002,000	88,152,000

Regional Office - IX	84,150,000	4,002,000	88,152,000
Region X - Northern Mindanao	107,933,000	4,031,000	111,964,000

Regional Office - X	107,933,000	4,031,000	111,964,000
Region XI - Davao	63,627,000	3,809,000	67,436,000

Regional Office - XI	63,627,000	3,809,000	67,436,000
Region XII - SOCCSKSARGEN	179,681,000	7,466,000	187,147,000

Regional Office - BARMM	113,676,000	3,719,000	117,395,000
Regional Office - XII	66,005,000	3,747,000	69,752,000
Region XIII - CARAGA	81,320,000	3,725,000	85,045,000

Regional Office - XIII	81,320,000	3,725,000	85,045,000
Maintenance, Updating and Safekeeping of Voter Registration Records, election statistics, results and records for record services	32,746,000	891,000	33,637,000

National Capital Region (NCR)	32,746,000	891,000	33,637,000

Central Office	32,746,000	891,000	33,637,000
Project(s)
Locally-Funded Project(s)	617,069,000	9,717,348,000	10,334,417,000

Preparatory National and Local Elections	608,244,000	9,683,226,000	10,291,470,000

National Capital Region (NCR)	608,244,000	9,683,226,000	10,291,470,000

Central Office	608,244,000	9,683,226,000	10,291,470,000
Conduct of Recall Elections	7,000,000	13,212,000	20,212,000

National Capital Region (NCR)	7,000,000	13,212,000	20,212,000

Central Office	7,000,000	13,212,000	20,212,000
Overseas Absentee Voting Continuing Registration	1,825,000	20,910,000	22,735,000

National Capital Region (NCR)	1,825,000	20,910,000	22,735,000

Central Office	1,825,000	20,910,000	22,735,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	679
COMMISSION ON ELECTIONS

ELECTORAL ENFORCEMENT AND ADJUDICATION PROGRAM		59,365,000		1,537,000				60,902,000

Legal research and issuance of rulings and opinions		7,967,000		350,000				8,317,000

National Capital Region (NCR)		7,967,000		350,000				8,317,000

Central Office		7,967,000		350,000				8,317,000
Investigation and prosecution of violations of election laws		19,836,000		556,000				20,392,000

National Capital Region (NCR)		19,836,000		556,000				20,392,000

Central Office		19,836,000		556,000				20,392,000
Processing and control of election records/paraphernalia subject to contests		5,100,000		120,000				5,220,000

National Capital Region (NCR)		5,100,000		120,000				5,220,000

Central Office		5,100,000		120,000				5,220,000
Hearing/Trial of cases		26,462,000		511,000				26,973,000

National Capital Region (NCR)		26,462,000		511,000				26,973,000

Central Office		26,462,000		511,000				26,973,000

Sub-total, Operations		2,776,093,000		10,122,491,000		175,762,000		13,074,346,000

TOTAL NEW APPROPRIATIONS	₱	3,876,839,000	₱	10,542,296,000	₱	175,762,000	₱	14,594,897,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,836,335

Total Permanent Positions	1,836,335

Other Compensation Common to All
Personnel Economic Relief Allowance	116,328
Representation Allowance	11,598
Transportation Allowance	11,598
Clothing and Uniform Allowance	29,082
Honoraria	1,825
Overtime Pay	615,244

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GENERAL APPROPRIATIONS ACT, FY 2021

Mid-Year Bonus	153,028
Year End Bonus	153,028
Cash Gift	24,235
Step Increment	4,592
Productivity Enhancement Incentive	24,235

Total Other Compensation Common to All	1,144,793

Other Compensation for Specific Groups
Lump-sum for filling of Positions	450,702

Total Other Compensation for Specific Groups	450,702

Other Benefits
PAG-IBIG Contributions	5,815
PhilHealth Contributions	21,266
Employees Compensation Insurance Premiums	5,815
Retirement Gratuity	1,277
Terminal Leave	96,436

Total Other Benefits	130,609

Non-Permanent Positions	215,212

Other Personnel Benefits
Pension, Civilian Personnel	99,188

Total Other Personnel Benefits	99,188

Total Personnel Services	3,876,839

Maintenance and Other Operating Expenses
Travelling Expenses	47,879
Training and Scholarship Expenses	37,207
Supplies and Materials Expenses	278,790
Utility Expenses	50,635
Communication Expenses	111,542
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,894
Professional Services	130,759
General Services	47,447
Repairs and Maintenance	152,976
Taxes, Insurance Premiums and Other Fees	9,089
Other Maintenance and Operating Expenses
Advertising Expenses	1,513
Printing and Publication Expenses	4,098
Representation Expenses	14,991
Transportation and Delivery Expenses	302,152
Rent/Lease Expenses	8,899,032
Subscription Expenses	9,743
Donations	1,000
Other Maintenance and Operating Expenses	437,549

Total Maintenance and Other Operating Expenses	10,542,296

Total Current Operating Expenditures	14,419,135

DECEMBER 28, 2020	OFFICIAL GAZETTE	681
COMMISSION ON ELECTIONS

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	900
Machinery and Equipment Outlay	174,862

Total Capital Outlays	175,762

TOTAL NEW APPROPRIATIONS	14,594,897

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GENERAL APPROPRIATIONS ACT, FY 2021

GENERAL SUMMARY

COMMISSION ON ELECTIONS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. COMMISSION ON ELECTIONS	₱	3,876,839,000	₱	10,542,296,000	₱	175,762,000	₱	14,594,897,000

TOTAL NEW APPROPRIATIONS, COMMISSION ON ELECTIONS	₱	3,876,839,000	₱	10,542,296,000	₱	175,762,000	₱	14,594,897,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	683
OFFICE OF THE OMBUDSMAN

XXXIV. OFFICE OF THE OMBUDSMAN

For general administration and support, support to operations and operations, including locally-funded projects as indicated hereunder	₱	4,556,158,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	1,644,935,000	₱	525,184,000	₱	210,000,000	₱	2,380,119,000
Support to Operations		26,435,000		22,603,000				49,038,000
Operations		1,820,043,000		306,958,000				2,127,001,000

ANTI-CORRUPTION INVESTIGATION PROGRAM		801,006,000		138,692,000				939,698,000
ANTI-CORRUPTION ENFORCEMENT PROGRAM		717,557,000		103,849,000				821,406,000
OMBUDSMAN PUBLIC ASSISTANCE PROGRAM		141,671,000		21,859,000				163,530,000
CORRUPTION PREVENTION PROGRAM		159,809,000		42,558,000				202,367,000

TOTAL NEW APPROPRIATIONS	₱	3,491,413,000	₱	854,745,000	₱	210,000,000	₱	4,556,158,000

Special Provision(s)

1. Organizational Structure, Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Ombudsman is hereby authorized to:

(a) formulate and implement Office of the Ombudsman’s organizational structure;

(b) fix and determine the salaries, allowances and other benefits of the Office of the Ombudsman personnel in accordance with the rates and levels authorized under R.A. No. 6758, as amended, and R.A. No. 6686, as amended; and

(c) create new positions, transfer an item or make other adjustments in Personnel Services itemization, whenever public interest so requires.

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards of the DBM; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the Office of the Ombudsman.

2. Non-Recurring Expenses. All non-recurring appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Office of Ombudsman’s appropriations that may not be reduced by Congress under Section 38 of R.A. No. 6770.

3. Use of Savings. The Ombudsman is authorized to use savings from the appropriations of the Office of the Ombudsman to augment actual deficiencies in any item of its appropriations for the current year, which may include the following purposes: (i) printing and/or publications of decisions, resolutions and training information materials; (ii) repair, maintenance and improvement of central and regional offices, facilities and equipment; (iii) purchase of equipment, books, journals and periodicals; (iv) necessary expenses for the employment of temporary, contractual and casual employees; and (v) payment of extraordinary and miscellaneous expenses, representation and transportation allowances, and other authorized benefits of its officials and employees, subject to pertinent budgeting, accounting and auditing rules and regulations.

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GENERAL APPROPRIATIONS ACT, FY 2021

4.    Use of Income. The Office of the Ombudsman may use the income generated from fees collected by it, subject to the conditions under pertinent sections in the General Provisions of this Act and for purposes as may be specifically authorized therein or by applicable provisions of law.

5.    Reporting and Posting Requirements. The Office of the Ombudsman shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS	or other electronic means for reports not covered by the URS until such time that all agencies have fully migrate to the BTMS; and

(b) Office	of thie Ombudsman’s website.

The Office of the Ombudsman shall send written notice when reports have been submitted or posted on its website to the DIM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice of said agencies shall be considered the date of compliance with this requirement.

6.    Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	617,802,000	₱	517,949,000	₱	210,000,000	₱	1,345,751,000
Administration of Personnel Benefits		1,027,133,000						1,027,133,000
Project(s)
Locally-Funded Project(s)
Enhancing the Asset Declaration System (EADS) Project Phase 2 - Pilot Implementation of the eSALN16 System in the Office of the Ombudsman (OMB), Civil Service Commission (CSC) and the Office of the President (OP)				7,235,000				7,235,000

Sub-total, General Administration and Support		1,644,935,000		525,184,000		210,000,000		2,380,119,000

Support to Operations
Operation and Maintenance of Computerized Management Information System		14,753,000		21,103,000				35,856,000
Statistical Services		11,682,000		1,500,000				13,182,000

Sub-total, Support to Operations		26,435,000		22,603,000				49,038,000

Operations
Reduced incidence and impact of corruption and red tape		1,820,043,000		306,958,000				2,127,001,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	685
OFFICE OF THE OMBUDSMAN

ANTI-CORRUPTION INVESTIGATION PROGRAM		801,006,000		138,692,000				939,698,000

Conduct of fact-finding investigation and lifestyle check for case build-up against erring public officials		478,198,000		128,515,000				606,713,000
Preliminary investigation of criminal and forfeiture cases against erring public officials		322,808,000		10,177,000				332,985,000
ANTI-CORRUPTION ENFORCEMENT PROGRAM		717,557,000		103,849,000				821,406,000

Adjudication on administrative cases against erring public officials to enforce anti-corruption laws		322,808,000		14,767,000				337,575,000
Prosecution of criminal and forfeiture cases filed against erring public officials with the Sandiganbayan and Regional Trial Courts		368,781,000		78,905,000				447,686,000
Advocacy of Ombudsman cases appealed to the Court of Appeals and Supreme Court including the filing of special civil actions with the Supreme Court		25,968,000		177,000				26,145,000

Project(s)
Locally-Funded Project(s)				10,000,000				10,000,000

Whistleblower Account/Reward				10,000,000				10,000,000
OMBUDSMAN PUBLIC ASSISTANCE PROGRAM		141,671,000		21,859,000				163,530,000

Delivery of responsive and meaningful Public Assistance to address red tape in the bureaucracy		141,671,000		21,859,000				163,530,000
CORRUPTION PREVENTION PROGRAM		159,809,000		42,558,000				202,367,000

Development and implementation of integrity promotion programs to generate a critical mass of anti-corruption advocates in the campaign against official abuse		17,956,000		27,050,000				45,006,000
Conduct of integrity assessments and corruption diagnostics to reduce the vulnerability of government agencies to corruption, inefficiency and red tape		141,853,000		15,508,000				157,361,000

Sub-total, Operations		1,820,043,000		306,958,000				2,127,001,000

TOTAL NEW APPROPRIATIONS	₱	3,491,413,000	₱	854,745,000	₱	210,000,000	₱	4,556,158,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions

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GENERAL APPROPRIATIONS ACT, FY 2021

Basic Salary	1,812,783

Total Permanent Positions	1,812,783

Other Compensation Common to All
Personnel Economic Relief Allowance	56,112
Representation Allowance	83,964
Transportation Allowance	83,964
Clothing and Uniform Allowance	14,028
Honoraria	6,038
Mid-Year Bonus - Civilian	152,979
Year End Bonus	151,044
Cash Gift	11,691
Productivity Enhancement Incentive	9,756
Step Increment	4,555

Total Other Compensation Common to All	574,131

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	511
Lump-sum for filling of Positions - Civilian	1,003,028

Total Other Compensation for Specific Groups	1,003,539

Other Benefits
PAG-IBIG Contributions	2,762
PhilHealth Contributions	21,816
Employees Compensation Insurance Premiums	2,762
Terminal Leave	4,928
Loyalty Award - Civilian	1,310
Retirement Gratuity	19,177

Total Other Benefits	52,755

Other Personnel Benefits
Pension, Civilian Personnel	48,205

Total Other Personnel Benefits	48,205

Total Personnel Services	3,491,413

Maintenance and Other Operating Expenses
Travelling Expenses	149,917
Training and Scholarship Expenses	107,534
Supplies and Materials Expenses	165,878
Utility Expenses	103,992
Communication Expenses	43,727
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	33,765
Extraordinary and Miscellaneous Expenses	20,545
Professional Services	11,524
General Services	138,906

DECEMBER 28, 2020	OFFICIAL GAZETTE	687

Repairs and Maintenance	17,391
Taxes, Insurance Premiums and Other Fees	2,149
Other Maintenance and Operating Expenses
Advertising Expenses	2,665
Printing and Publication Expenses	7,821
Representation Expenses	9,657
Transportation and Delivery Expenses	3,967
Rent/Lease Expenses	13,153
Subscription Expenses	10,000
Other Maintenance and Operating Expenses	12,154

Total Maintenance and Other Operating Expenses	854,745

Total Current Operating Expenditures	4,346,158

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	200,000
Other Plant, Property and Equipment	10,000

Total Capital Outlays	210,000

TOTAL NEW APPROPRIATIONS	4,556,158

688	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

GENERAL SUMMARY

OFFICE OF THE OMBUDSMAN

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. OFFICE OF THE OMBUDSMAN	₱	3,491,413,000	₱	854,745,000	₱	210,000,000	₱	4,556,158,000

TOTAL NEW APPROPRIATIONS, OFFICE OF THE OMBUDSMAN	₱	3,491,413,000	₱	854,745,000	₱	210,000,000	₱	4,556,158,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	689
COMMISSION ON HUMAN RIGHTS

XXXV. COMMISSION ON HUMAN RIGHTS

A. COMMISSION ON HUMAN RIGHTS

For general administration and support, support to operations, and operations, including locally-funded projects, as indicated hereunder	₱	883,097,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	165,120,000	₱	123,814,000	₱	10,000	₱	47,614,000	₱	336,558,000
Support to Operations		25,276,000		53,358,000						78,634,000
Operations		298,176,000		169,729,000						467,905,000

HUMAN RIGHTS PROTECTION PROGRAM		222,419,000		95,294,000						317,713,000
HUMAN RIGHTS PROMOTION PROGRAM		44,951,000		26,502,000						71,453,000
HUMAN RIGHTS POLICY ADVISORY PROGRAM		30,806,000		47,933,000						78,739,000

TOTAL NEW APPROPRIATIONS	₱	488,572,000	₱	346,901,000	₱	10,000	₱	47,614,000	₱	883,097,000

Special Provision(s)

1.    Reporting and Posting Requirements. The CHR shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS until such agencies have fully migrated to the BTMS; and

(b)	CHR’s website.

The CHR shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2.    Appropriations for Programs and or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

690	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Financial Expenses	Capital Outlays	Total

PROGRAMS
General Administration and Support
General Management and Supervision	₱	161,193,000	₱	123,814,000	₱	10,000	₱	22,614,000	₱	307,631,000
Administration of Personnel Benefits		3,927,000								3,927,000
Project(s)
Locally-Funded Project (s)								25,000,000		25,000,000

Construction of CHR Central Office Building								25,000,000		25,000,000

Sub-total, General Administration and Support		165,120,000		123,814,000		10,000		47,614,000		336,558,000

Support to Operations
Formulation, coordination,
monitoring and evaluation of
Agency plans, policies, programs and projects; management of databank; information systems; and corporate communications		25,276,000		50,403,000						75,679,000
Project(s)
Locally-Funded Project(s)				2,955,000						2,955,000

Perception Survey on the Challenges in Human Rights Implementation in the Philippines				2,955,000						2,955,000

Sub-total, Support to Operations		25,276,000		53,358,000						78,634,000

Operations
Violations of human rights effectively addressed and remedied		222,419,000		95,294,000						317,713,000

HUMAN RIGHTS PROTECTION PROGRAM		222,419,000		95,294,000						317,713,000

Documentation and management of complaints of human rights violations (HRVs), forensic and medico-legal services, legal assistance and counseling, financial assistance, witness security and other adjunct protection services		214,939,000		74,916,000						289,855,000
Conduct of regular visitations in places of detention and rehabilittaion facilities and preventive monitoring of human rights conditions herein		7,480,000		20,378,000						27,858,000
Human rights culture evolved and sustained		44,951,000		26,502,000						71,453,000

HUMAN RIGHTS PROMOTION PROGRAM		44,951,000		26,502,000						71,453,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	691
COMMISSION ON HUMAN RIGHTS

Implementation of a continuing program of research, education and information		44,951,000		26,502,000						71,453,000
Human rights mechanism strengthened		30,806,000		47,933,000						78,739,000

HUMAN RIGHTS POLICY ADVISORY PROGRAM		30,806,000		47,933,000						78,739,000

Formulation and advocacy of human rights policies, plans and programs; and monitoring implementation of international human rights instruments		30,806,000		47,933,000						78,739,000

Sub-total, Operations		298,176,000		169,729,000						467,905,000

TOTAL NEW APPROPRIATIONS	₱	488,572,000	₱	346,901,000	₱	10,000	₱	47,614,000	₱	883,097,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	355,983

Total Permanent Positions	355,983

Other Compensation Common to All
Personnel Economic Relief Allowance	16,296
Representation Allowance	3,414
Transportation Allowance	3,414
Clothing and Uniform Allowance	4,074
Mid-Year Bonus - Civilian	29,666
Year-End Bonus	29,666
Cash Gift	3,395
Productivity Enhancement Incentive	3,395
Step Increment	891

Total Other Compensation Common to All	94,211

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	1,129

Total Other Compensation for Specific Groups	1,129

Other Benefits
PAG-IBIG Contributions	815
PhilHealth Contributions	3,417
Employees Compensation Insurance Premiums	815
Loyalty Award - Civilian	365

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GENERAL APPROPRIATIONS ACT, FY 2021

Terminal Leave	3,927

Total Other Benefits	9,339

Non-Permanent Positions	11,714

Other Personnel Benefits
Pension, Civilian Personnel	16,196

Total Other Personnel Benefits	16,196

Total Personnel Services	488,572

Maintenance and Other Operating Expenses
Travelling Expenses	62,327
Training and Scholarship Expenses	41,422
Supplies and Materials Expenses	26,399
Utility Expenses	17,432
Communication Expenses	23,898
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	1,000
Extraordinary and Miscellaneous Expenses	3,334
Professional Services	71,395
General Services	23,282
Repairs and Maintenance	4,927
Financial Assistance/Subsidy	10,800
Taxes, Insurance Premiums and Other Fees	652
Other Maintenance and Operating Expenses
Advertising Expenses	125
Printing and Publication Expenses	4,114
Representation Expenses	10,510
Transportation and Delivery Expenses	2,400
Rent/Lease Expenses	10,450
Membership Dues and Contributions to Organizations	450
Subscription Expenses	6,076
Donations	21,200
Other Maintenance and Operating Expenses	4,708

Total Maintenance and Other Operating Expenses	346,901

Financial Expenses
Bank Charges	10

Total Financial Expenses	10

Total Current Operating Expenditures	835,483

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures Outlay	25,000
Machinery and Equipment Outlay	22,614

Total Capital Outlays	47,614

TOTAL NEW APPROPRIATIONS	883,097

DECEMBER 28, 2020	OFFICIAL GAZETTE	693
COMMISSION ON HUMAN RIGHTS

B. HUMAN RIGHTS VIOLATIONS VICTIMS’ MEMORIAL COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	39,315,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses	Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	5,987,000	₱	12,808,000		₱	4,044,000	₱	22,839,000
Operations		3,065,000		13,411,000					16,476,000

HUMAN RIGHTS EDUCATION PROGRAM		3,065,000		13,411,000					16,476,000

TOTAL NEW APPROPRIATIONS	₱	9,052,000	₱	26,219,000		₱	4,044,000	₱	39,315,000

Special Provision(s)

1. Release of Trust Receipts. Pursuant to Sec. 26 of R.A. No. 10368 or the “Human Rights Victims Reparation and Recognition Act of 2013,” the Bureau of the Treasury (BTr) and the Department of Budget and Management (DBM) shall release to the Human Rights Violations Victims’ Memorial Comission (HRVVMC) the accrued interest of Six Hundred Fifty Nine Million Two Hundred Forty Five Thousand Seven Hundred Seventy Seven Pesos and Ninety Five Centavos (₱659,245,777.95) as of February 19, 2020, notwithstanding the expiration of the balance of the said principal of Ten Billion Pesos (₱10,000,000,000) Reparation Fund as of December 31, 2019. The said interest, which is constituted as a trust fund in the National Treasury for the HRVVMC, shall be released upon request of the Memorial Commission to support its budgetary requirements for the establishment and operation of Human Rights Violations Victims’ Memorial, Museum, Library and Compendium until the fund is fully utilized subject to budgeting, accounting and auditing rules and regulations.

2. Reporting and Posting Requirements. The Human Rights Violations Victim’s Memorial Commission (HRVVMC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)	HRVVMC’s website.

The HRVVMC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Programs or Projects. The amounts appropriated herein for shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Financial Expenses	Capital Outlays	Total
PROGRAMS

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GENERAL APPROPRIATIONS ACT, FY 2021

General Administration and Support
General Management and Supervision	₱	5,987,000	₱	12,808,000	₱	4,044,000	₱	22,839,000

Sub-total, General Administration and Support		5,987,000		12,808,000		4,044,000		22,839,000

Operations
Establishment, restoration, preservation of the Memorial/Museum/Library/Compendium developed and sustained		3,065,000		13,411,000				16,476,000

HUMAN RIGHTS EDUCATION PROGRAM		3,065,000		13,411,000				16,476,000

Memorialization of the Lessons of the Martial Law Atrocities		3,065,000		13,411,000				16,476,000

Sub-total, Operations		3,065,000		13,411,000				16,476,000

TOTAL NEW APPROPRIATIONS	₱	9,052,000	₱	26,219,000	₱	4,044,000	₱	39,315,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	6,963

Total Permanent Positions	6,963

Other Compensation Common to All
Personnel Economic Relief Allowance	288
Representation Allowance	168
Transportation Allowance	168
Clothing and Uniform Allowance	72
Mid-Year Bonus - Civilian	580
Year End Bonus	580
Cash Gift	60
Productivity Enhancement Incentive	60
Step Increment	17

Total Other Compensation Common to All	1,993

Other Compensation for Specific Groups
Other Benefits
PAG-IBIG Contributions	14
PhilHealth Contributions	68

DECEMBER 28, 2020	OFFICIAL GAZETTE	695
COMMISSION ON HUMAN RIGHTS

Employees Compensation Insurance Premiums	14

Total Other Benefits	96

Total Personnel Services	9,052

Maintenance and Other Operating Expenses
Travelling Expenses	1,868
Training and Scholarship Expenses	5,255
Supplies and Materials Expenses	3,307
Utility Expenses	1,311
Communication Expenses	938
Professional Services	6,050
General Services	4,602
Repairs and Maintenance	570
Other Maintenance and Operating Expenses
Advertising Expenses	55
Printing and Publication Expenses	164
Representation Expenses	139
Rent/Lease Expenses	1,780
Subscription Expenses	180

Total Maintenance and Other Operating Expenses	26,219

Total Current Operating Expenditures	35,271

Capital Outlays
Property, Plant and Equipment Outlay Machinery and Equipment Outlay	4,044

TOTAL NEW APPROPRIATIONS	39,315

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GENERAL APPROPRIATIONS ACT, FY 2021

GENERAL SUMMARY

COMMISSION ON HUMAN RIGHTS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. COMMISSION ON HUMAN RIGHTS	₱	488,572,000	₱	346,901,000	₱	10,000	₱	47,614,000	₱	883,097,000
B. HUMAN RIGHTS VIOLATIONS VICTIMS’ MEMORIAL COMMISSION		9,052,000		26,219,000			₱	4,044,000		39,315,000

TOTAL NEW APPROPRIATIONS, COMMISSION ON HUMAN RIGHTS	₱	497,624,000	₱	373,120,000	₱	10,000	₱	51,658,000	₱	922,412,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	697
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

XXXVI. BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

A. DEPARTMENT OF AGRICULTURE

A.l. NATIONAL DAIRY AUTHORITY

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	333,908,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	24,088,000		₱	24,088,000
Support to Operations			33,577,000			33,577,000
Operations			276,243,000			276,243,000

DAIRY INDUSTRY DEVELOPMENT PROGRAM			276,243,000			276,243,000

TOTAL NEW APPROPRIATIONS		₱	333,908,000		₱	333,908,000

Special Provision(s)

1.    Subsidy to the National Dairy Authority. The amount of Three Hundred Thirty Three Million Nine Hundred Eight Thousand Pesos (₱333,908,000) appropriated herein under the subsidy to the National Dairy Authority (NDA) shall be used for the implementation of the Dairy Industry Development Program.

The NDA shall ensure that implementation of the foregoing shall directly benefit farmers registered under the Registry System for Basic Sectors in Agriculture, with priority given to the provinces or regions where the absolute number of poor farmers and the incidence of poverty are high as identified in the latest official poverty statistics of the PSA.

2.    Research and Development. All research and development projects funded by the government shall have a farm-level application to make production and management systems more efficient, competitive and profitable for farmers in crops, livestock, poultry and/or fisheries.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NDA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	24,088,000		₱	24,088,000

Sub-total, General Administration and Support			24,088,000			24,088,000

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Support to Operations
Industry Support Program		33,577,000		33,577,000

Sub-total, Support to Operations		33,577,000		33,577,000

Operations
Growth and competitiveness of the dairy sector enhanced		276,243,000		276,243,000

DAIRY INDUSTRY DEVELOPMENT PROGRAM		276,243,000		276,243,000

Dairy herd build-up		113,113,000		113,113,000
Dairy enterprise development		64,130,000		64,130,000
Locally Funded Project
Establishment of Goat Dairy Project		99,000,000		99,000,000

Region I		38,500,000		38,500,000
Cordillera Autonomous Region		11,000,000		11,000,000
Region II		11,000,000		11,000,000
Region III		5,500,000		5,500,000
Region IV-A		27,500,000		27,500,000
Region IV-B		5,500,000		5,500,000

Sub-total, Operations		276,243,000		276,243,000

TOTAL NEW APPROPRIATIONS	₱	333,908,000	₱	333,908,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	333,908

Total Maintenance and Other Operating Expenses	333,908

Total Current Operating Expenditures	333,908

TOTAL NEW APPROPRIATIONS	333,908

A.2. NATIONAL FOOD AUTHORITY

For subsidy requirements in accordance with the program(s), indicated hereunder	₱	7,000,000,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

DECEMBER 28, 2020	OFFICIAL GAZETTE	699
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

PROGRAMS
Operations	₱	7,000,000,000	₱	7,000,000,000

BUFFER STOCKING PROGRAM		7,000,000,000		7,000,000,000

TOTAL NEW APPROPRIATIONS		7,000,000,000		7,000,000,000

Special Provision(s)

1.    Subsidy to the National Food Authority. The amount of Seven Billion Pesos (₱7,000,000,000) appropriated herein shall be used for the implementation of the Buffer Stocking Program of the NFA in times of calamities, fortuitous events, or shortfall in production. Sufficient rice buffer stock shall be sourced solely from local farmers.

In order to monitor the country’s rice stocks, owners of duly licensed or accredited warehouses shall submit quarterly reports on actual rice stocks in their respective warehouses to the NFA, within thirty (30) days after the end of each quarter, either in printed form or by way of electronic document.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NFA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Food security for rice and corn ensured
BUFFER STOCKING PROGRAM		₱	7,000,000,000		₱	7,000,000,000

Local palay procurement			7,000,000,000			7,000,000,000

Sub-total, Operations			7,000,000,000			7,000,000,000

TOTAL NEW APPROPRIATIONS		₱	7,000,000,000		₱	7,000,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy
Total Maintenance and Other Operating Expenses	7,000,000

Total Current Operating Expenditures	7,000,000

TOTAL NEW APPROPRIATIONS	7,000,000

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GENERAL APPROPRIATIONS ACT, FY 2021

A.3. PHILIPPINE COCONUT AUTHORITY

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	1,257,018,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	133,178,000		₱	133,178,000
Operations			1,123,840,000			1,123,840,000

COCONUT INDUSTRY DEVELOPMENT PROGRAM			1,080,640,000			1,080,640,000
OIL PALM INDUSTRY DEVELOPMENT PROGRAM			43,200,000			43,200,000

TOTAL NEW APPROPRIATIONS		₱	1,257,018,000		₱	1,257,018,000

Special Provision(s)

1.    Coconut Development Fund and Coconut Consumers Stabilization Fund. The amount of Six Million Seven Hundred Fifty Thousand Pesos (₱6,750,000) shall be used for the development of the coconut industry sourced from service fees on desiccated coconut and from levies on copra rececada, constituted into the Coconut Development Fund and Coconut Consumers Stabilization Fund in accordance with Section 14 of R.A. No. 1145 and Section 1, Article III of P.D. No. 1468, respectively.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.0. No. 292.

2.    Subsidy to the Philippine Coconut Authority. The amount of One Billion One Hundred Twenty Three Million Eight Hundred Forty Thousand Pesos (₱1,123,840,000) appropriated herein under subsidy for the Philippine Coconut Authority (PCA) shall be used for the implementation of the Coconut and Oil Palm Industry Development Program.

In the implementation of said projects, the PCA shall give priority to major coconut producing provinces and other provinces identified in the Focus Geographical Areas in accordance with National Budget Memorandum No. 126 dated April 4, 2016.

3.    Prior Years’ Subsidy Releases from the National Government. The PCA is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PCA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PCA’s Board of Directors, to be submitted to the DBM for approval.

4.    Research and Development. All research and development projects funded by the government shall have a farm-level application to make production and management systems more efficient, competitive and profitable for farmers in crops, livestock, poultry and/or fisheries.

5.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PCA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	133,178,000		₱	133,178,000

Sub-total, General Administration and Support			133,178,000			133,178,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	701
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Operations
Growth and Competitiveness of the Coconut and Oil Palm Industry Enhanced		1,123,840,000		1,123,840,000

COCONUT INDUSTRY DEVELOPMENT PROGRAM		1,080,640,000		1,080,640,000

Coconut Enterprise Development (COED) Sub-program		24,922,000		24,922,000

KAANIB-Community/Household Level Coconut Processing		24,922,000		24,922,000
Coconut Productivity Enhancement Sub-program		994,600,000		994,600,000

Farm Production and Extension Services		106,440,000		106,440,000
Project(s)
Locally-Funded Project(s)		888,160,000		888,160,000

Coconut Planting/Replanting Project		476,000,000		476,000,000
Coconut Fertilization Project		225,489,000		225,489,000
KAANIB-Coconut Intercropping Project (CIP)		13,565,000		13,565,000
Seedfarm Development Project		10,000,000		10,000,000
Coconut Hybridization Project		163,106,000		163,106,000
Coconut Research and Development Subprogram		61,118,000		61,118,000

Conduct of Coconut Research		61,118,000		61,118,000
OIL PALM INDUSTRY DEVELOPMENT PROGRAM		43,200,000		43,200,000

Oil Palm Productivity Enhancement Subprogram		43,200,000		43,200,000

Locally-Funded Project(s)
Smallholders Oil Palm Plantation Development Project		43,200,000		43,200,000

Sub-total, Operations		1,123,840,000		1,123,840,000

TOTAL NEW APPROPRIATIONS	₱	1,257,018,000	₱	1,257,018,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,257,018

Total Maintenance and Other Operating Expenses	1,257,018

Total Current Operating Expenditures	1,257,018

TOTAL NEW APPROPRIATIONS	1,257,018

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GENERAL APPROPRIATIONS ACT, FY 2021

A.4. PHILIPPINE CROP INSURANCE CORPORATION

For subsidy requirements in accordance with the program, as indicated hereunder	₱	3,500,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	3,500,000,000		₱	3,500,000,000

CROP INSURANCE PROGRAM			3,500,000,000			3,500,000,000

Total, Programs			3,500,000,000			3,500,000,000

TOTAL NEW APPROPRIATIONS		₱	3,500,000,000		₱	3.500,000,000

Special Provision(s)

1.    Subsidy to the Philippine Crop Insurance Corporation. The amount of Three Billion Five Hundred Million Pesos (₱3,500,000,000) appropriated herein under the subsidy to the Philippine Crop Insurance Corporation (PCIC) shall be used for the full insurance premiums of subsistence farmers and fisherfolk to cover crops, livestock, fisheries and non-crop agricultural assets. The PCIC shall ensure that the beneficiaries identified are registered under the Registry System for Basic Sectors in Agriculture and are not insured for the same types of insurance, with priority given to those in localities declared as critical geo-hazard areas or no build zones identified by the Mines and Geo-Sciences Bureau.

Release of funds shall be subject to the submission of the list of subsistence farmers and fisherfolks duly endorsed by the DA.

2.    Research and Development. All research and development projects funded by the government shall have a farm-level application to make production and management systems more efficient, competitive and profitable for farmers in crops, livestock, poultry and/or fisheries.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PCIC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Financial risk protection for agricultural producers increased		₱	3,500,000,000		₱	3,500,000,000

CROP INSURANCE PROGRAM			3,500,000,000			3,500,000,000

Agricultural insurance for farmers and fisherfolk under the RSBSA			3,500,000,000			3,500,000,000

Sub-total, Operations			3,500,000,000			3,500,000,000

TOTAL NEW APPROPRIATIONS		₱	3,500,000,000		₱	3,500,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	703
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	3,500,000

Total Maintenance and Other Operating Expenses	3,500,000

Total Current Operating Expenditures	3,500,000

TOTAL NEW APPROPRIATIONS	3,500,000

A.5. PHILIPPINE FISHERIES DEVELOPMENT AUTHORITY

For the subsidy requirements in accordance with the project(s), as indicated hereunder	₱	5,168,975,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	5,168,975,000		₱	5,168,975,000

FISHERIES INFRASTRUCTURE DEVELOPMENT PROGRAM			5,168,975,000			5,168,975,000

TOTAL NEW APPROPRIATIONS		₱	5,168,975,000		₱	5,168,975,000

Special Provision(s)

1. Subsidy to the Philippine Fisheries Development Authority. The amount of Five Billion One Hundred Sixty Eight Million Nine Hundred Seventy Five Thousand Pesos (₱5,168,975,000) appropriated herein as subsidy for the Philippine Fisheries Development Authority (PFDA) shall be used for the implementation of Fisheries Infrastructure Development Program.

Release of funds shall be subject to the submission of an updated work program and financial plan for each project.

2. Prior Years’ Subsidy Releases from the National Government. The PFDA is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PFDA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PFDA’s Board of Administrators, to be submitted to the DBM for approval.

3. Research and Development. All research and development projects funded by the government shall have a farm-level application to make production and management systems more efficient, competitive and profitable for farmers in crops, livestock, poultry and/or fisheries.

4. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PFDA.

704	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
Operations
Fish ports and other post-harvest facilites and services enhanced		₱	5,168,975,000		₱	5,168,975,000

FISHERIES INFRASTRUCTURE DEVELOPMENT PROGRAM			5,168,975,000			5,168,975,000

Project(s)
Locally-Funded Project(s)			5,168,975,000			5,168,975,000

Construction/Rehabilitation/Improvement of Fish Ports			5,168,975,000			5,168,975,000

Construction, Rehabilitation and Improvement of Fish Ports			4,392,307,000			4,392,307,000

Navotas Fish Port Complex			3,053,885,000			3,053,885,000
Zamboanga Fish Port Complex			456,145,000			456,145,000
Davao Fish Port Complex			243,189,000			243,189,000
Lucena Fish Port Complex			138,795,000			138,795,000
Camaligan Fish Port Complex			72,380,000			72,380,000
Iloilo Fish Port Complex			287,097,000			287,097,000
Sual Fish Port Complex			140,816,000			140,816,000
Procurement of Refrigerated Vans/ Insulated Trucks/Freezers/Establishment of Communication Centers and Other Logistic Support			44,000,000			44,000,000
Construction and Other Fishery Post- Harvest Facilities			230,000,000			230,000,000

Bulan, Sorsogon			100,000,000			100,000,000
Panabo, Davao del Norte			80,000,000			80,000,000
Mamburao, Occidental Mindoro			25,000,000			25,000,000
Cabugao, Ilocos Sur			25,000,000			25,000,000
Construction/Rehabilitation of Fish Ports			347,668,000			347,668,000

Palawan Fish Port			75,668,000			75,668,000
Mati City Fish Port, Davao Oriental			75,000,000			75,000,000
Bislig City Fish Port, Surigao del Sur			60,000,000			60,000,000
Pasacao Fish Port, Camarines Sur			40,000,000			40,000,000
Malalag Fish Port			40,000,000			40,000,000
Rosario Fish Port, Cavite			57,000,000			57,000,000
Construction of Modern Fish Market at
Tagum City, Davao del Norte			150,000,000			150,000,000
Procurement of Mobile Cold Storage, Marinduque			5,000,000			5,000,000

TOTAL NEW APPROPRIATIONS		₱	5,168,975,000		₱	5,168,975,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	705
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	5,168,975

Total Maintenance and Other Operating Expenses	5,168,975

Total Current Operating Expenditures	5,168,975

TOTAL NEW APPROPRIATIONS	5,168,975

A.6. PHILIPPINE RICE RESEARCH INSTITUTE

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	621,796,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	295,981,000		₱	295,981,000
Operations			325,815,000			325,815,000

RESEARCH AND DEVELOPMENT PROGRAM			325,815,000			325,815,000

TOTAL NEW APPROPRIATIONS		₱	621,796,000		₱	621,796,000

Special Provision(s)

1. Subsidy to the Philippine Rice Research Institute. The amount of Three Hundred Twenty Five Million Eight Hundred Fifteen Thousand Pesos (₱325,815,000) appropriated herein under the subsidy to Philippine Rice Research Institute (PhilRice) shall be used for its Rice Research and Development Program, consistent with the National Rice Program of the DA.

2. Prior Years’ Subsidy Releases from the National Government. The PhilRice is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PhilRice shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PhilRice’s Board of Administrators, to be submitted to the DBM for approval.

3. Research and Development. All research and development projects funded by the government shall have a farm-level application to make production and management systems more efficient, competitive and profitable for farmers in crops, livestock, poultry and/or fisheries.

4. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PhilRice.

706	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	295,981,000		₱	295,981,000

Sub-total, General Administration and Support			295,981,000			295,981,000

Operations
Adoption of high-quality seeds of developed/ released rice varieties and other technologies increased			325,815,000			325,815,000

RESEARCH AND DEVELOPMENT PROGRAM			325,815,000			325,815,000

Conduct of regional rice research for development programs for Luzon, Visayas, and Mindanao			325,815,000			325,815,000

Sub-total, Operations			325,815,000			325,815,000

TOTAL NEW APPROPRIATIONS		₱	621,796,000		₱	621,796,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	621,796

Total Maintenance and Other Operating Expenses	621,796

Total Current Operating Expenditures	621,796

TOTAL NEW APPROPRIATIONS	621,796

A.7. SUGAR REGULATORY ADMINISTRATION

For subsidy requirement(s) in accordance with the project(s), as indicated hereunder	₱	712,260,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

DECEMBER 28, 2020	OFFICIAL GAZETTE	707
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

PROGRAM
Operations	₱	712,260,000	₱	712,260,000

SUGARCANE INDUSTRY DEVELOPMENT PROGRAM		712,260,000		712,260,000

TOTAL NEW APPROPRIATION	₱	712,260,000	₱	712,260,000

Special Provision(s)

1.    Subsidy to the Sugar Regulatory Administration. The amount of Seven Hundred Twelve Million Two Hundred Sixty Thousand Pesos (₱712,260,000) appropriated herein under the subsidy to the Sugar Regulatory Administration (SRA) shall be used for the implementation of the Sugarcane Industry Development Program.

2.    Farm-to-Mill Roads Projects. Of the amounts appropriated herein, the amount of Seven Hundred Twelve Million Two Hundred Sixty Thousand Pesos (₱712,260,000) shall be used for Farm-to-Mill Road (FMR) projects which shall be released directly to the DPWH for the construction or rehabilitation of FMRs in key sugarcane producing provinces in accordance with the approved FMR Master Plan. For this purpose, the SRA shall ensure that: (i) the Master Plan shall include the scope of work, estimated length in kilometers, and specific location for each of the FMRs, as well as the list of priority FMR projects which must be connected to the national highways or arterial roads leading to sugarcane plantations, farms, and areas of influence; and (ii) the FMR projects implemented are properly geo-tagged.

The approved Master Plan shall be regularly updated to prioritize: (a) sugarcane plantations of at least one hundred (100) hectares which leads to block farms, small farms, and expansion areas; (b) sugarcane farms and expansion areas of at least one hundred (100) hectares regardless of farm sizes and ownership; and (c) sugarcane area of influence of at least ten (10) hectares.

Release of funds shall be subject to submission of a MOA between SRA and DPWH which shall contain the project description coverage, outline of milestones, measures of success, bill of materials and its corresponding costs.

Upon completion of the construction or rehabilitation of the FMRs, the DPWH shall turn over the management and ownership thereof to the LGUs concerned, which shall commit to shoulder the operations, repair, and maintenance costs thereof.

3.    Research and Development. All research and development projects funded by the government shall have a farm-level application to make production and management systems more efficient, competitive and profitable for farmers in crops, livestock, poultry and/or fisheries.

4.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the SRA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAM
Operations
Growth and competitiveness of the sugarcane industry sustained		₱	712,260,000		₱	712,260,000

SUGARCANE INDUSTRY DEVELOPMENT PROGRAM			712,260,000			712,260,000

Project(s)
Locally-Funded Project(s)			712,260,000			712,260,000

Construction of Farm-to-Mill Roads			712,260,000			712,260,000

Sub-total, Operations			712,260,000			712,260,000

TOTAL NEW APPROPRIATIONS			712,260,000		₱	712,260.000

708	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	712,260

Total Maintenance and Other Operating Expenses	712,260

Total Current Operating Expenditures	712,260

TOTAL NEW APPROPRIATIONS	712,260

B. DEPARTMENT OF ENERGY

B.l. NATIONAL ELECTRIFICATION ADMINISTRATION

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	2,497,500,000

New Appropriations, by Program

	Current Operating Expenditures			Capital Outlays	Total
	Personnel Services	Maintenance and Other Operating Expenses
PROGRAMS
Operations
NATIONAL RURAL ELECTRIFICATION PROGRAM		₱	2,497,500,000		₱	2,497,500,000

TOTAL NEW APPROPRIATIONS		₱	2,497,500,000		₱	2,497,500,000

Special Provision(s)

1.    Subsidy to the National Electrification Administration. The amount of Two Billion Four Hundred Ninety Seven Million Five Hundred Thousand Pesos (₱2,497,500,000) appropriated herein under the subsidy to NEA shall be used for the implementation of the National Rural Electrification Program.

The NEA is authorized to deduct engineering and administrative overhead (EAO) expenses not exceeding three percent (3%) of the project cost. The authorized EAO expenses shall be limited to: (i) pre-construction activities after detailed engineering; (ii) construction project management; (iii) testing and quality control; (iv) acquisition, rehabilitation and repair of related equipment and parts; and (v) contingencies in relation to pre-construction activities. The EAO expenses shall be treated or booked-up as capitalized expenditures and form part of the project cost.

In the implementation of the Sitio Electrification Projects, the NEA shall observe the following:

(a)

Prioritize sitios where the absolute number of indigents and the incidence of poverty are high as identified in the latest official poverty statistics of the PSA as well as those with the high probability of being energized;

(b)

Loans outlay to electric cooperatives shall be recorded as equity contribution of the National Government to NEA when its authorized capitalization is increased by law, while grants thereto remain to be treated as subsidy;

(c)

Release funds only to electric cooperatives which have fully liquidated funds from previous years’ electrification projects: Provided, however, that in cases where the electric cooperatives are not qualified to implement projects for barangay and sitio electrification, the NEA may enter into a Memorandum of Agreement with DPMH, and the latter through its district engineering offices will implement the project; and

(d)	Prohibition on the use of subsidy for the payment of salaries, allowances, incentives, separation or retirement benefits.

Release of funds for Sitio Electrification Projects shall be subject to the following: a) submission of National Unified Electrification Strategy as certified by DOE; b) submission of parameters for the selection of beneficiary sitios as certified by the DOE; and c) submission of a certification from the Barangay Chairperson on the population and number of houses per sitio, map of the municipality or city indicating the sitios and barangays to be energized, and cost of energizing a sitio.

DECEMBER 28, 2020	OFFICIAL GAZETTE	709
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

2.    Electric Cooperatives Emergency and Resiliency Fund. The amount of Seven Hundred Fifty Million Pesos (₱750,000,000) appropriated herein shall be used exclusively for the Electric Cooperatives Emergency and Resiliency Fund pursuant to R.A. No. 11039.

3.    Prior Years’ Subsidy Releases from the National Government. The NEA is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NEA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NEA’s Board of Administrators, to be submitted to the DBM for approval.

4.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NEA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to electrification expanded		₱	2,497,500,000		₱	2,497,500,000

NATIONAL RURAL ELECTRIFICATION PROGRAM			2,497,500,000			2,497,500,000

Sitio Electrification Sub-program			2,497,500,000			2,497,500,000

Project(s)			2,497,500,000			2,497,500,000

Locally-Funded Project(s)			2,497,500,000			2,497,500,000

Sitio Electrification Project			1,627,500,000			1,627,500,000
Electric Cooperatives Emergency and Resiliency Fund			750,000,000			750,000,000
Installation of Solar Panels in Public Schools			20,000,000			20,000,000
Installation of Solar Panels in Schools in Lipa City			100,000,000			100,000,000

Sub-total, Operations			2,497,500,000			2,497,500,000

TOTAL NEW APPROPRIATIONS		₱	2,497,500,000		₱	2,497,500,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	2,497,500

Total Maintenance and Other Operating Expenses	2,497,500

Total Current Operating Expenditures	2,497,500

TOTAL NEW APPROPRIATIONS	2,497,500

710	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

B.2. NATIONAL POWER CORPORATION

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	1,036,206,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	1,036,206,000		₱	1,036,206,000

MISSIONARY ELECTRIFICATION PROGRAM			1,036,206,000			1,036,206,000

TOTAL NEW APPROPRIATIONS		₱	1,036,206,000		₱	1,036,206,000

Special Provision(s)

1.    Subsidy to the National Power Corporation. The amount of One Billion Thirty Six Million Two Hundred Six Thousand Pesos (₱l,036,206,000) appropriated herein under the subsidy to NPC shall be used for the capital requirements of the Missionary Electrification Program.

Release of funds shall be subject to the submission of: (i) program of work for each Small Power Utilities Group plant covered indicating the project description and implementation schedule; and (ii) originating letter request from electric cooperatives which shall contain the description of work.

2.    Prior Years’ Subsidy Releases from the National Government. The NPC is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NPC shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NPC’s Board of Directors, to be submitted to the DBM for approval.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NPC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to electrification expanded		₱	1,036,206,000		₱	1,036,206,000

MISSIONARY ELECTRIFICATION PROGRAM			1,036,206,000			1,036,206,000

Commissioning of additional generating capacity			1,036,206,000			1,036,206,000

Sub-total, Operations			1,036,206,000			1,036,206,000

TOTAL NEW APPROPRIATIONS		₱	1,036,206,000		₱	1,036,206,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	711
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,036,206

Total Maintenance and Other Operating Expenses	1,036,206

Total Current Operating Expenditures	1,036,206

TOTAL NEW APPROPRIATIONS	1,036,206

C. DEPARTMENT OF FINANCE

C.l. PHILIPPINE TAX ACADEMY

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	112,140,0001

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	112,140,000		₱	112,140,000

SPECIALIZED TAX TRAINING AND EDUCATION MANAGEMENT PROGRAM			112,140,000			112,140,000

TOTAL NEW APPROPRIATIONS		₱	112,140,000		₱	112,140,000

Special Provision(s)

1.    Subsidy to the Philippine Tax Academy. The amount of One Hundred Twelve Million One Hundred Forty Thousand Pesos (₱112,140,000) appropriated herein under the subsidy to the Philippine Tax Academy (PTA) shall be used for the implementation of the Specialized Tax Training and Education Management Program.

2.    Special Training Support for Local Government Executives. The amount of Seventeen Million Pesos (₱17,000,000) appropriated herein shall be used by the PTA to develop and implement special training programs on local public financial management to improve the capacity of local officials to adopt recovery mechanisms on local revenue generation and resource mobilization.

3.    Prohibition on the Use of Funds. No appropriations authorized herein shall be used for the Lakbay-aral, out-of-town activities and other similar undertakings of local government officials and employees.

4.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PTA.

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

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PROGRAMS
Operations
Fiscal Sustainability Strengthened and Enhanced through Professionalization of Revenue Personnel	₱	112, 140,000	₱	112, 140,000

SPECIALIZED TAX TRAINING AND EDUCATION MANAGEMENT PROGRAM		112, 140,000		112, 140,000

Administration and management of Specialized Tax Training and Education		112, 140,000		112, 140,000

Sub-total, Operations		112, 140,000		112, 140,000

TOTAL NEW APPROPRIATIONS	₱	112, 140,000	₱	112, 140,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	112,140,000

Total Maintenance and Other Operating Expenses	112,140,000

Total Current Operating Expenditures	112,140,000

TOTAL NEW APPROPRIATIONS	112,140,000

C.2. PHILIPPINE GUARANTEE CORPORATION

For equity requirements in accordance with the program(s), as indicated hereunder	₱	250,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
Operations			₱	250,000,000	₱	250,000,000

GUARANTEE PROGRAM				250,000,000		250,000,000

TOTAL NEW APPROPRIATIONS			₱	250,000,000	₱	250,000,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Philippine Guarantee Corporation.

DECEMBER 28, 2020	OFFICIAL GAZETTE	713
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
Operations
Access to credit financing by export and priority sector entities increased			₱	250,000,000	₱	250,000,000

GUARANTEE PROGRAM				250,000,000		250,000,000

Implementation of Guarantee Program				250,000,000		250,000,000

Sub-total, Operations				250,000,000		250,000,000

TOTAL NEW APPROPRIATIONS			₱	250,000,000	₱	250,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Capital Outlays
Investment Outlay	250,000

Total Capital Outlays	250,000

TOTAL NEW APPROPRIATIONS	250,000

D. DEPARTMENT OF HEALTH

D.1. LUNG CENTER OF THE PHILIPPINES

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	504,997,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	504,997,000		₱	504,997,000

HOSPITAL SERVICES PROGRAM			504, 997,000			504,997,000

TOTAL NEW APPROPRIATIONS		₱	504,997,000		₱	504,997,000

714	OFFICIAL GAZETTE	VOL. 116, NO. 52
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Special Provision(s)

1. Prior Years’ Subsidy Releases from the National Government. The Lung Center of the Philippines (LCP) is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the LCP shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the LCP’s Board of Trustees, to be submitted to the DBM for approval.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the LCP.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to quality and affordable pulmonary health care services assured		₱	504,997,000		₱	504,997,000

HOSPITAL SERVICES PROGRAM			504,997,000			504,997,000

Assistance to indigent patients			504,997,000			504,997,000

Sub-total, Operations			504,997,000			504,997,000

TOTAL NEW APPROPRIATIONS		₱	504,997,000		₱	504,997,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	504,997

Total Maintenance and Other Operating Expenses	504,997

Total Current Operating Expenditures	504,997

TOTAL NEW APPROPRIATIONS	504,997

D.2. NATIONAL KIDNEY AND TRANSPLANT INSTITUTE

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	1,280,442,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

DECEMBER 28, 2020	OFFICIAL GAZETTE	715
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

PROGRAMS
Operations	₱	1,230,442,000	₱	1,280,442,000

HOSPITAL SERVICES PROGRAM		1,280,442,000		1,280,442,000

TOTAL NEW APPROPRIATIONS	₱	1,280,442,000	₱	1,280,442,000

Special Provision(s)

1. Prior Years’ Subsidy Releases from the National Government. The National Kidney and Transplant Institute (NKTI) is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NKTI shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NKTI’s Board of Trustees, to be submitted to the DBM for approval.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NKTI.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to quality and affordable renal health care services assured		₱	1,280,442,000		₱	1,280,442,000

HOSPITAL SERVICES PROGRAM			1,280,442,000			1,280,442,000

Assistance to indigent patients			1,280,442,000			1,280,442,000

Sub-total, Operations			1,280,442,000			1,280,442,000

TOTAL NEW APPROPRIATIONS		₱	1,280,442,000		₱	1,280,442,000

New Appropriations, by Object of Expenditures

(ln Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,280,442

Total Maintenance and Other Operating Expenses	1,280,442

Total Current Operating Expenditures	1,280,442

TOTAL NEW APPROPRIATIONS	1,280,442

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D.3. PHILIPPINE CHILDREN’S MEDICAL CENTER

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	1,933,685,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	1,933,685,000		₱	1,933,685,000

HOSPITAL SERVICES PROGRAM			1,804,641,000			1,804,641,000
TRAINING AND RESEARCH DEVELOPMENT PROGRAM			129,044,000			129,044,000

TOTAL NEW APPROPRIATIONS		₱	1,933,685,000		₱	1,933,685,000

Special Provision(s)

1. Prior Years’ Subsidy Releases from the National Government. The Philippine Children’s Medical Center (PCMC) is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PCMC shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PCMC’s Board of Trustees, to be submitted to the DBM for approval.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PCMC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to quality and affordable tertiary pediatric health care services assured		₱	1,933,685,000		₱	1,933,685,000

HOSPITAL SERVICES PROGRAM			1,804,641,000			1,804,641,000

Assistance to indigent patients			1,069,831,000			1,069,831,000
Project(s)
Locally-Funded Project(s)			734,810,000			734,810,000

Acquisition of various medical equipment			639,810,000			639,810,000
Construction of Pediatric Rehabilitation Center			95,000,000			95,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	717
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

TRAINING AND RESEARCH DEVELOPMENT PROGRAM		129,044,000		129,044,000

Conduct of research and development activities		5,038,000		5,038,000
Education and training for health professionals		124,006,000		124,006,000

Sub-total, Operations		1,933,685,000		1,933,685,000

TOTAL NEW APPROPRIATIONS	₱	1,933,685,000	₱	1,933,685,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,933,685

Total Maintenance and Other Operating Expenses	1,933,685

Total Current Operating Expenditures	1,933,685

TOTAL NEW APPROPRIATIONS	1,933,685

D.4. PHILIPPINE HEALTH INSURANCE CORPORATION

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱71,353,360,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	71,353,360,000		₱	71,353,360,000

NATIONAL HEALTH INSURANCE PROGRAM			71,353,360,000			71,353,360,000

TOTAL NEW APPROPRIATIONS		₱	71,353,360,000		₱	71,353,360,000

Special Provision(s)

1. Subsidy for the National Health Insurance Program. The amount of Seventy One Billion Two Hundred Ninety Two Million One Hundred Thirty One Thousand Pesos (₱71,292,131,000) appropriated herein under the subsidy for the National Health Insurance Program shall be used for the health insurance premiums of indirect contributors composed of the following: (i) indigents under the National Household Targeting System for Poverty Reduction as identified by the DSMD; (ii) senior citizens pursuant to R.A. No. 10645; (iii) unemployed persons with disability as jointly determined by the DOH and the National Council on Disability Affairs; and (iv) financially-incapable Point-of-Service patients as identified by the DOH.

In no case shall Philhealth use the subsidy for the payment of personnel services and that the administrative cost shall not exceed five percent (5%) of the actual total premium collected from direct and indirect contributory members during the immediately preceding year in accordance with Section 12 of R.A. No. 11223.

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Release of funds shall be subject to the submission of the following: (i) Board-approved Corporate Operating Budget which shall be compliant with organization, staffing, and position classification, and compensation standards as determined by the DBM; and (ii) billing indicating the names of enrollees approved by the PhilHealth Board. The DOH and PhilHealth shall ensure the conduct of special audit on the implementation of the national Health Insurance Program.

2. Payapa at Masaganang Pamayanan Program. The amount of Sixty One Million Two Hundred Twenty Nine Thousand Pesos (₱61,229,000) appropriated herein shall be used for the health insurance premiums of the beneficiaries under the PAyapa at MAsaganang PamayaNAn (PAMANA) Program. The DOH, OPAPP and PhilHealth shall ensure that there shall be no duplication of the enrolled beneficiaries with other indirect contributors covered by the above mentioned subsidy under the immediately preceding Section, and with members of direct contributors.

3. Submission of Reports and Documents. The PhilHealth shall submit the following to the DBM, the Senate of the Philippines, the House of Representatives, the Senate Committee on Finance and the House Committee on Appropriations on or before December 31, 2021, unless otherwise stated:

(1) a Management Audit Report detailing policies and reforms to control fraudulent practices;

(2) a Fund Viability Plan including policies and reforms to increase premium collection rates and minimize the risk of deficits and

(3) an undertaking by PhilHealth to undergo a third-party review of its actuarial projections and benefit packages by the first quarter of 2021 to ensure PhilHealth’s effective implementation of its mandate and to reform benefit packages which may be underutilized or subject to fraud or abuse.

4. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PhilHealth.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Financial risk protection improved		₱	71,353,360,000		₱	71,353,360,000

NATIONAL HEALTH INSURANCE PROGRAM			71,353,360,000			71,353,360,000

Health insurance coverage under the Sin Tax Law			71,292,131,000			71,292,131,000
Project(s)
Locally-Funded Project(s)			61,229,000			61,229,000

Special Purpose Insurance Coverage			61,229,000			61,229,000

Sub-total, Operations			71,353,360,000			71,353,360,000

TOTAL NEW APPROPRIATIONS		₱	71,353,360,000		₱	71,353,360,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	71,353,360

DECEMBER 28, 2020	OFFICIAL GAZETTE	719
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Total Maintenance and Other Operating Expenses	71,353,360

Total Current Operating Expenditures	71,353,360

TOTAL NEW APPROPRIATIONS	71,353,360

D.5. PHILIPPINE HEART CENTER

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	1,795,827,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	1,795,827,000		₱	1,795,827,000

HOSPITAL SERVICES PROGRAM			1,795,827,000			1,795,827,000

TOTAL NEW APPROPRIATIONS		₱	1,795,827,000		₱	1,795,827,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Philippine Heart Center.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to quality and affordable cardiovascular services assured		₱	1,795,827,000		₱	1,795,827,000

HOSPITAL SERVICES PROGRAM			1,795,827,000			1,795,827,000

Assistance to indigent patients			1,775,827,000			1,775,827,000

Project(s)
Locally-Funded Project(s)			20,000,000			20,000,000

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GENERAL APPROPRIATIONS ACT, FY 2021

Upgrading of IT System and Records Management		20,000,000		20,000,000

Sub-total, Operations		1,795,827,000		1,795,827,000

TOTAL NEW APPROPRIATIONS	₱	1,795,827,000	₱	1,795,827,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,795,827

Total Maintenance and Other Operating Expenses	1,795,827

Total Current Operating Expenditures	1,795,827

TOTAL NEW APPROPRIATIONS	1,795,827

D.6. PHILIPPINE INSTITUTE OF TRADITIONAL AND ALTERNATIVE HEALTH CARE

For subsidy requirements in accordance with the Program(s), as indicated hereunder	₱	144,493,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	103,659,000		₱	103,659,000
Operations			40,834,000			40,834,000

TRADITIONAL AND COMPLEMENTARY MEDICINE DEVELOPMENT AND PROMOTION PROGRAM			40,834,000			40,834,000

TOTAL NEW APPROPRIATIONS		₱	144,493,000		₱	144,493,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Philippine Institute of Traditional Alternative Health Care.

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

DECEMBER 28, 2020	OFFICIAL GAZETTE	721
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

PROGRAMS
General Administration and Support
General Management and Supervision	₱	103,659,000	₱	103,659,000

Sub-total, General Administration and Support		103,659,000		103,659,000

Operations
Access to quality and cost effective Traditional and Complementary Medicine (T&CM) products and services improved		40,834,000		40,834,000

TRADITIONAL AND COMPLEMENTARY MEDICINE DEVELOPMENT AND PROMOTION PROGRAM		40,834,000		40,834,000

Research and development of T&CM products, services and technologies		32,909,000		32,909,000
Social advocacy and training on T&CM modalities		6,325,000		6,325,000
Regulation of traditional and alternative medicine practice		1,600,000		1,600,000

Sub-total, Operations		40,834,000		40,834,000

TOTAL NEW APPROPRIATIONS	₱	144,493,000	₱	144,493,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	144,493

Total Maintenance and Other Operating Expenses	144,493

Total Current Operating Expenditures	144,493

TOTAL NEW APPROPRIATIONS	144,493

E. DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT

E.1. NATIONAL HOME MORTGAGE FINANCE CORPORATION

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	500,000,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

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PROGRAMS
Operations	₱	500,000,000	₱	500,000,000

SOCIALIZED HOUSING LOAN TAKE-OUT OF RECEIVABLES (SHELTER) PROGRAM		500,000,000		500,000,000

TOTAL NEW APPROPRIATIONS	₱	500,000,000	₱	500,000,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the National Home Mortgage Finance Corporation.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to secure shelter financing of low income families improved		₱	500,000,000		₱	500,000,000

SOCIALIZED HOUSING LOAN TAKE-OUT OF RECEIVABLES (SHELTER) PROGRAM			500,000,000			500,000,000

Purchase of housing loan receivables from socialized housing originators			500,000,000			500,000,000

Sub-total, Operations			500,000,000			500,000,000

TOTAL NEW APPROPRIATIONS		₱	500,000,000		₱	500,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	500,000

Total Maintenance and Other Operating Expenses	500,000

Total Current Operating Expenditures	500,000

TOTAL NEW APPROPRIATIONS	500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	723
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

E.2. NATIONAL HOUSING AUTHORITY

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	3,456,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	3,456,000,000		₱	3,456,000,000

COMPREHENSIVE AND INTEGRATED HOUSING PROGRAM			3,456,000,000			3,456,000,000

TOTAL NEW APPROPRIATIONS		₱	3,456,000,000		₱	3,456,000,000

Special Provision(s)

1.    Subsidy to the National Housing Authority. The amount of Three Billion Four Hundred Fifty Six Million Pesos (₱3,456,000,000) appropriated herein under the subsidy to the NHA shall be used in support of the implementation of priority programs and projects under the Lot Development and Provision of Housing and Community Facilities Sub-program in accordance with R.A. Nos. 7279 and 7835, particularly the resettlement in the high-risk and disaster prone areas.

Release of funds shall be subject to submission of the NHA Board-approved Implementing Rules and Regulations covering these priority programs and projects.

2.    Prior Years’ Subsidy Releases from the National Government. The NHA is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NHA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NHA’S Board of Directors, to be submitted to the DBM for approval.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NHA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Adequate housing for low-income families provided		₱	3,456,000,000		₱	3,456,000,000

COMPREHENSIVE AND INTEGRATED HOUSING PROGRAM			3,456,000,000			3,456,000,000

Lot Development and Provision of Housing and Community Facilities Sub-program			3,456,000,000			3,456,000,000

Housing Assistance Program for Calamity Victims			1,000,000,000			1,000,000,000
Locally-Funded Projects			2,456,000,000			2,456,000,000

Resettlement for ISFs affected by the Supreme Court’s Mandamus to Clean-up the Manila Bay Area			1,000,000,000			1,000,000,000

724	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Cagayan de Oro City ISF Housing Project in Brgy. San Simon, Cagayan de Oro City		5,000,000		5,000,000
Housing Assistance Program for Indigenous Peoples		10,000,000		10,000,000
Resettlement Program for ISFs affected by DOTr Infrastructure Projects		500,000,000		500,000,000
Construction of four (4) units of five-storey low-rise residential buildings in Region VI for the resettlement of ISFs		200,000,000		200,000,000
Resettlement Project in Talisay, Batangas for families affected by the Taal Volcano eruption		350,000,000		350,000,000
Resettlement Project in Brgy. Mauraro, Guinobatan, Albay for families affected by the Mayon Volcano eruption (Phase 2)		350,000,000		350,000,000
Resettlement Program for the families affected by the Construction of the Bukidnon Airport		41,000,000		41,000,000

Sub-total, Operations		3,456,000,000		3,456,000,000

TOTAL NEW APPROPRIATIONS	₱	3,456,000,000	₱	3,456,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	3,456,000

Total Maintenance and Other Operating Expenses	3,456,000

Total Current Operating Expenditures	3,456,000

TOTAL NEW APPROPRIATIONS	3,456,000

E.3. SOCIAL HOUSING FINANCE CORPORATION

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	369,203,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAM (S)
OPERATIONS
HIGH DENSITY HOUSING PROGRAM		₱	369,203,000		₱	369,203,000

TOTAL NEW APPROPRIATIONS		₱	369,203,000		₱	369,203,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	725
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Special Provision(s)

1.    Subsidy to the Social Housing Finance Corporation. The amount of Three Hundred Sixty Nine Million Two Hundred Three Thousand Pesos (₱369,203,000) appropriated herein under the subsidy for the Social Housing Finance Corporation (SHFC) shall be used for the High Density Housing Program-the Housing Program for Informal Settler Families Residing in Danger Areas in Metro Manila.

Release of funds shall be subject to the submission of the SHFC Board-approved People’s Plan, list of community associations, number of targeted beneficiaries, and the total amount of estimated housing loan to be availed of. For this purpose, the People’s Plan shall be prepared in coordination with the Presidential Commission for the Urban Poor, the NAPC and their partner civil society organizations.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the SHFC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
OPERATIONS
Access to secure shelter financing of low-income families improved		₱	369,203,000		₱	369,203,000

HIGH DENSITY HOUSING PROGRAM			369,203,000			369,203,000

Locally-Funded Project(s)			369,203,000			369,203,000

Housing Program for Informal Settler Families Residing in Danger Areas in Metro Manila			369,203,000			369,203,000

Sub-total, Operations			369,203,000			369,203,000

TOTAL NEW APPROPRIATIONS		₱	369,203,000		₱	369,203,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	369,203

Total Maintenance and Other Operating Expenses	369,203

Total Current Operating Expenditures	369,203

TOTAL NEW APPROPRIATIONS	369,203

F. DEPARTMENT OF NATIONAL DEFENSE

F.l. PHILIPPINE AEROSPACE DEVELOPMENT CORPORATION

For subsidy requirements in accordance with the program(s)/project(s), as indicated hereunder	₱	20,000,000

New Appropriations, by Program

Current Operating Expenditures

726	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAM(S)
Operations		₱	20,000,000		₱	20,000,000

PROCUREMENT, MAINTENANCE, REPAIR AND OVERHAUL OF AIRCRAFT PROGRAM			20,000,000			20,000,000

TOTAL NEW APPROPRIATIONS		₱	20,000,000		₱	20,000,000

Special Provision(s)

1.    Subsidy to Philippine Aerospace Development Corporation. The amount of Twenty Million Pesos (₱20,000,000) appropriated herein as subsidy to the PADC shall be used exclusively for the foreign purchase of three (3) pre-owned airworthy single engine piston aircraft for training capability and other tactical missions and for use and ownership of the Philippine Army Aviation Regiment (PA) based in Fort Magsaysay, Nueva Ecija, consistent with P.D. 696 (as amended) and E.O. No. 78 dated March 15, 2019, which shall likewise be maintained by PADC.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PADC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
PROCUREMENT, MAINTENANCE, REPAIR AND OVERHAUL OF AIRCRAFT PROGRAM			20,000,000			20,000,000

Locally-Funded Project(s)			20,000,000			20,000,000

Purchase of Three (3) Pre-Owned Airworthy Single Engine Piston Aircraft			20,000,000			20,000,000

Sub-total, Operations			20,000,000			20,000,000

TOTAL NEW APPROPRIATIONS		₱	20,000,000		₱	20,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	20,000

Total Maintenance and Other Operating Expenses	20,000

Total Current Operating Expenditures	20,000

TOTAL NEW APPROPRIATIONS	20,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	727
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

G. DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

G.l. LOCAL WATER UTILITIES ADMINISTRATION

For subsidy requirements in accordance with the project(s), as indicated hereunder	₱	1,006,550,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAM (S)
Operations		₱	1,006,550,000		₱	1,006,550,000

WATER SUPPLY AND SANITATION PROGRAM			1,006,550,000			1,006,550,000

TOTAL NEW APPROPRIATIONS		₱	1,006,550,000		₱	1,006,550,000

Special Provision(s)

1.    Subsidy to the Local Water Utilities Administration. The amount of Five Hundred Twenty Six Million Five Hundred Fifty Thousand Pesos (₱526,550,000) appropriated herein under the subsidy to the Local Water Utilities Administration (LMUA) shall be used for the implementation of sanitation projects in the Manila Bay Continuing Mandamus-covered areas.

2.    Prior Years’ Subsidy Releases from the National Government. The LMUA is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated under the Water Convergence Program: The Unified Financing Framework for Water Supply and Sanitation (UFF-MSS). Accordingly, the LMUA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of LMUA’s Board members, to be submitted to the DBM for approval.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the LMUA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access of Filipinos to adequate Level III water supply and sanitation system improved		₱	1,006,550,000		₱	1,006,550,000

WATER SUPPLY AND SANITATION PROGRAM			1,006,550,000			1,006,550,000

Locally-Funded Project(s)			1,006,550,000			1,006,550,000

Provision of Level III potable Water supply and adequate sanitation system			526,550,000			526,550,000

728	OFFICIAL GAZETTE	VOL. 116, NO. 52
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Source Development for water supply,
Marinduque		480,000,000		480,000,000

Sub-total, Operations		1,006,550,000		1,006,550,000

TOTAL NEW APPROPRIATIONS	₱	1,006,550,000	₱	1,006,550,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,006,550

Total Maintenance and Other Operating Expenses	1,006,550

Total Current Operating Expenditures	1,006,550

TOTAL NEW APPROPRIATIONS	1,006,550

H. DEPARTMENT OF TOURISM

H.I. TOURISM INFRASTRUCTURE AND ENTERPRISE ZONE AUTHORITY

For subsidy requirements in accordance with the program(s)/project(s), as indicated hereunder	₱	27,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAM(S)
Operations		₱	27,000,000		₱	27,000,000

NATIONAL TOURISM DEVELOPMENT INITIATIVE			27,000,000			27,000,000

TOTAL NEW APPROPRIATIONS		₱	27,000,000		₱	27,000,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Tourism Infrastructure and Enterprise Zone Authority.

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

DECEMBER 28, 2020	OFFICIAL GAZETTE	729
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

PROGRAMS
Operations
NATIONAL TOURISM DEVELOPMENT INITIATIVE	₱	27,000,000	₱	27,000,000

PROJECT(S)		27,000,000		27,000,000

Locally-Funded Project(s)		27,000,000		27,000,000

1. Construction of Waiting Sheds and Other Amenities for the 18 Plazas of Antique		18,000,000		18,000,000
2. Construction of Municipal Food Terminal/ Public Market-San Jose, Antique		3,000,000		3,000,000
3. Construction of Municipal Food Terminal/ Public Market-Pandan, Antique		3,000,000		3,000,000
4. Construction of Municipal Food Terminal/ Public Market-Sibalon, Antique		3,000,000		3,000,000

Sub-total, Operations		27,000,000		27,000,000

TOTAL NEW APPROPRIATIONS	₱	27,000,000	₱	27,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	27,000

Total Maintenance and Other Operating Expenses	27,000

Total Current Operating Expenditures	27,000

TOTAL NEW APPROPRIATIONS	27,000

I. DEPARTMENT OF TRADE AND INDUSTRY

I.1. AURORA PACIFIC ECONOMIC ZONE AND FREEPORT AUTHORITY

For subsidy and equity requirements in accordance with the program(s), as indicated hereunder	₱	168,721,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	50,026,000	₱	₱	50,026,000

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Operations				118,695,000		118,695,000

ECOZONE DEVELOPMENT PROGRAM				118,695,000		118,695,000

TOTAL NEW APPROPRIATIONS	₱	50,026,000	₱	118,695,000	₱	168,721,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Aurora Pacific Economic Zone and Freeport Authority.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	50,026,000	₱		₱	50,026,000

Sub-total, General Administration and Support			50,026,000				50,026,000

Operations
Business located and operating within the economic zone increased					118,695,000		118,695,000

ECOZONE DEVELOPMENT PROGRAM					118,695,000		118,695,000

Ecozone infrastructure development					118,695,000		118,695,000

Sub-Total, Operations					118,695,000		118,695,000

TOTAL NEW APPROPRIATIONS		₱	50,026,000	₱	118,695,000	₱	168,721,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	50,026

Total Maintenance and Other Operating Expenses	50,026

Total Current Operating Expenditures	50,026

Capital Outlays
Investment Outlay	118,695

Total Capital Outlays	118,695

TOTAL NEW APPROPRIATIONS	168,721

DECEMBER 28, 2020	OFFICIAL GAZETTE	731
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

I.2. CENTER FOR INTERNATIONAL TRADE EXPOSITIONS AND MISSIONS

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	141,885,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	31,249,000		₱	31,249,000
Support to Operations			20,624,000			20,624,000
Operations			90,012,000			90,012,000

EXPORT/TRADE PROMOTION PROGRAM			90,012,000			90,012,000

TOTAL NEW APPROPRIATIONS		₱	141,885,000		₱	141,885,000

Special Provision(s)

1.    Prior Years’ Subsidy Releases from the National Government. The Center for International Trade Expositions and Missions (CITEM) is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the CITEM shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the CITEM’s Board of Governors, to be submitted to the DBM for approval.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the CITEM.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	31,249,000		₱	31,249,000

Sub-total, General Administration and Support			31,249,000			31,249,000

Support to Operations
Institutional promotion and information services management			20,624,000			20,624,000

Sub-total, Support to Operations			20,624,000			20,624,000

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Operations
Increased Trade Promotion Activities		90,012,000		90,012,000

EXPORT/TRADE PROMOTION PROGRAM		90,012,000		90,012,000

Signature Events		90,012,000		90,012,000

Sub-total, Operations		90,012,000		90,012,000

TOTAL NEW APPROPRIATIONS	₱	141,885,000	₱	141,885,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	141,885

Total Maintenance and Other Operating Expenses	141,885

Total Current Operating Expenditures	141,885

TOTAL NEW APPROPRIATIONS	141,885

I.3. SMALL BUSINESS CORPORATION

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	1,000,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	1,000,000,000		₱	1,000,000,000

PONDO PARA SA PAGBABAGO AT PAG-ASENSO PROGRAM			1,000,000,000			1,000,000,000

Sub-total Operations			1,000,000,000			1,000,000,000

TOTAL NEW APPROPRIATIONS		₱	1,000,000,000		₱	1,000,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	733
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Special Provision(s)

1.    Pondo sa Pagbabago at Pag-asenso. The amount of One Billion Pesos (₱l,000,000,000) appropriated herein as subsidy to the Small Business Corporation (SBC) shall be used for the implementation of the Pondo sa Pagbabago at Pag-Asenso Program, which is a microfinancing program for Micro, Small, and Medium Scale Enterprises (MSMEs). The amount shall be set-up as a separate fund and the transactions thereon shall be recorded and maintained in a separate book by the SBC.

The Secretary of Trade and Industry shall approve the program mechanics and components including the selection criteria for beneficiaries and such other factors in the implementation of the program which shall be in accordance with R.A. No. 6977 as amended by R.A. No. 9501. The DTI shall prioritize the provinces where the absolute number of indigents and the incidence of poverty are high as identified in the latest official poverty statistics of the Philippine Statistics Authority (PSA), MSMEs of indigenous people, and sustainable rural livelihood.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the SBC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Sustainable MSMEs increased		₱	1,000,000,000		₱	1,000,000,000

PONDO PARA SA PAGBABAGO AT PAG-ASENSO PROGRAM			1,000,000,000			1,000,000,000

Microfinance for Lending			925,000,000			925,000,000
Mobilization and Monitoring			75,000,000			75,000,000

Sub-total, Operations			1,000,000,000			1,000,000,000

TOTAL NEW APPROPRIATIONS		₱	1,000,000,000		₱	1,000,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,000,000

Total Maintenance and Other Operating Expenses	1,000,000

Total Current Operating Expenditures	1,000,000

TOTAL NEW APPROPRIATIONS	1,000,000

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GENERAL APPROPRIATIONS ACT, FY 2021

J. DEPARTMENT OF TRANSPORTATION

J.1. CIVIL AVIATION AUTHORITY OF THE PHILIPPINES

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	1,533,190,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	1,533,190,000		₱	1,533,190,000

TOTAL NEW APPROPRIATIONS		₱	1,533,190,000		₱	1,533,190,000

Special Provision(s)

1.    Subsidy for the Civil Aviation Authority of the Philippines. The amount of One Billion Five Hundred Thirty Three Million One Hundred Ninety Thousand Pesos (₱1,533,190,000) appropriated herein as subsidy to the Civil Aviation Authority of the Philippines (CAAP) shall be used for its operating requirements.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the CAAP.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	1,533,190,000		₱	1,533,190,000

Sub-total, General Administration and Support			1,533,190,000			1,533,190,000

TOTAL NEW APPROPRIATIONS		₱	1,533,190,000		₱	1,533,190,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,533,190

Total Maintenance and Other Operating Expenses	1,533,190

Total Current Operating Expenditures	1,533,190

TOTAL NEW APPROPRIATIONS	1,533,190

DECEMBER 28, 2020	OFFICIAL GAZETTE	735
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

J.2. LIGHT RAIL TRANSIT AUTHORITY

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	1,018,152,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services.	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	164,279,000		₱	164,279,000

Operations			853,873,000			853,873,000

SYSTEMS AND FACILITIES IMPROVEMENT, REHABILITATION AND MODERNIZATION PROGRAM			853,873,000			853,873,000

TOTAL NEW APPROPRIATIONS		₱	1,018,152,000		₱	1,018,152,000

Special Provision(s)

1.    Prior Years’ Subsidy Releases from the National Government. The Light Rail Transit Authority (LRTA) is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the LRTA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of LRTA’s Board of Directors, to be submitted to the DBM for approval.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the LRTA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	164,279,000		₱	164,279,000

Sub-total, General Administration and Support			164,279,000			164,279,000

Operations			853,873,000			853,873,000

Safe, secure, responsive and reliable LRT services provided			853,873,000			853,873,000

SYSTEMS AND FACILITIES IMPROVEMENT, REHABILITATION AND MODERNIZATION PROGRAM			853,873,000			853,873,000

Systems and Facilities Improvement			853,873,000			853,873,000

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Sub-total, Operations		853,873,000		853,873,000

TOTAL NEW APPROPRIATIONS	₱	1,018,152,000	₱	1,018,152,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,018,152

Total Maintenance and Other Operating Expenses	1,018,152

Total Current Operating Expenditures	1,018,152

TOTAL NEW APPROPRIATIONS	1,018,152

J.3. PHILIPPINE NATIONAL RAILWAYS

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	1,233,000,000

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	429,300,009		₱	429,300,000

Operations			803,700,000			803,700,000

RAILWAY SYSTEM MAINTENANCE PROGRAM			803,700,000			803,700,000

TOTAL NEW APPROPRIATIONS		₱	1,233,000,000		₱	1,233,000,000

Special Provision(s)

1.    Subsidy to the Philippine National Railways. The amount of One Billion Two Hundred Thirty Three Million Pesos (₱l,233,000,000) appropriated herein under the subsidy for the Philippine National Railways (PNR) shall be used for its operating requirements and railway system maintenance.

2.    Prior Years’ Subsidy Releases from the National Government. The PNR is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PNR shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PNR’s Board of Directors, to be submitted to the DBM for approval.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PNR.

DECEMBER 28, 2020	OFFICIAL GAZETTE	737
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	429,300,000		₱	429,300,000

Sub-total, General Administration and Support			429,300,000			429,300,000

Operations
Safe, reliable and efficient rail services provided			803,700,000			803,700,000

RAILWAY SYSTEM MAINTENANCE PROGRAM			803,700,000			803,700,000

Railway System Maintenance			803,700,000			803,700,000

Sub-total, Operations			803,700,000			803,700,000

TOTAL NEW APPROPRIATIONS		₱	1,233,000,000		₱	1,233,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,233,000

Total Maintenance and Other Operating Expenses	1,233,000

Total Current Operating Expenditures	1,233,000

TOTAL NEW APPROPRIATIONS	1,233,000

K. NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

K.1. PHILIPPINE INSTITUTE FOR DEVELOPMENT STUDIES

For subsidy requirements in accordance with the program(s),), as indicated hereunder	₱	189,305,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

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PROGRAMS
General Administration and Support	₱	84,000,000	₱	84,000,000
Support to Operations		19,257,000		19,257,000
Operations		86,048,000		86,048,000

SOCIO-ECONOMIC POLICY RESEARCH PROGRAM		86,048,000		86,048,000

TOTAL NEW APPROPRIATIONS	₱	189,305,000	₱	189,305,000

Special Provision(s)

1.     Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Philippine Institute for Development Studies.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	84,000,000		₱	84,000,000

Sub-total, General Administration and Support			84,000,000			84,000,000

Support to Operations
Operations of the Philippine APEC Study Center Network (PASCN)			2,685,000			2,685,000
Publication, Seminars, Information and Communications Technology Services, and Research Program Management			16,572,000			16,572,000

Sub-total, Support to Operations			19,257,000			19,257,000

Operations
Government policies and services, through the aid of policy research, improved			86,048,000			86,048,000

SOCIO-ECONOMIC POLICY RESEARCH PROGRAM			86,048,000			86,048,000

Conduct of policy research			86,048,000			86,048,000

Sub-total, Operations			86,048,000			86,048,000

TOTAL NEW APPROPRIATIONS		₱	189,305,000		₱	189,305,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	739
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	189,305

Total Maintenance and Other Operating Expenses	189,305

Total Current Operating Expenditures	189,305

TOTAL NEW APPROPRIATIONS	189,305

L. PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

L.1. INTERCONTINENTAL BROADCASTING CORPORATION

For subsidy requirements in accordance with the program(s) as indicated hereunder	₱	129,989,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	129,989,000		₱	129,989,000

TOTAL NEW APPROPRIATIONS		₱	129,989,000		₱	129,989,000

1.     Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporation enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Intercontinental Broadcasting Corporation.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	129,989,000		₱	129,989,000

Sub-total, General Administration and Support			129,989,000			129,989,000

TOTAL NEW APPROPRIATIONS		₱	129,989,000		₱	129,989,000

740	OFFICIAL GAZETTE	VOL. 116, NO. 52
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New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	129,989

Total Maintenance and Other Operating Expenses	129,989

Total Current Operating Expenditures	129,989

TOTAL NEW APPROPRIATIONS	129,989

L.2. PEOPLE’S TELEVISION NETWORK INCORPORATED

For subsidy and equity requirements in accordance with the program(s), indicated hereunder	₱	104,944,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	104,944,000		₱	104,944,000

TOTAL NEW APPROPRIATIONS		₱	104,944,000		₱	104,944,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the People’s Television Network, Inc.

New Appropriations, by Programs

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	104,944,000		₱	104,944,000

Sub-total, General Administration and Support			104,944,000			104,944,000

TOTAL NEW APPROPRIATIONS		₱	104,944,000		₱	104,944,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	741
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	104,944

Total Maintenance and Other Operating Expenses	104,944

Total Current Operating Expenditures	104,944

TOTAL NEW APPROPRIATIONS	104,944

M. OTHER EXECUTIVE OFFICES

M.1. AUTHORITY OF THE FREEPORT AREA OF BATAAN

For equity requirements in accordance with the program(s), as indicated hereunder	₱	237,890,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
Operations			₱	237,890,000	₱	237,890,000

ECOZONE DEVELOPMENT PROGRAM				237,890,000		237,890,000

TOTAL NEW APPROPRIATIONS			₱	237,890,000	₱	237,890,000

Special Provision(s)

1.     Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Authority of the Freeport Area of Bataan.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditure
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
Operations
Business located and operating within the economic zone increased			₱	237,890,000	₱	237,890,000

ECOZONE DEVELOPMENT PROGRAM				237,890,000		237,890,000

Ecozone infrastructure development				237,890,000		237,890,000

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Sub-total, Operations		237,890,000		237,890,000

TOTAL NEW APPROPRIATIONS	₱	237,890,000	₱	237,890,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Capital Outlays
Investment Outlay	237,890

Total Capital Outlays	237,890

TOTAL NEW APPROPRIATIONS	237,890

M.2. BASES CONVERSION AND DEVELOPMENT AUTHORITY

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	2,609,831,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGAMS
Support to Operations		₱	86,247,000		₱	86,247,000
Operations			2,523,584,000			2,523,584,000

INFRASTRUCTURE DEVELOPMENT PROGRAM			2,523,584,000			2,523,584,000

TOTAL NEW APPROPRIATIONS		₱	2,609,831,000		₱	2,609,831,000

Special Provision(s)

1.     Subsidy to the Bases Conversion and Development Authority. The amount of Two Billion Five Hundred Twenty Three Million Five Hundred Eighty Four Thousand Pesos (₱2,523,584,000) appropriated herein under the subsidy to the Bases Conversion and Development Authority (BCDA) shall be used for the implementation of the Infrastructure Development Program of the BCDA.

Release of funds shall be subject to the submission of program of works.

2.     Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the BCDA.

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

DECEMBER 28, 2020	OFFICIAL GAZETTE	743
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

PROGRAMS
Support to Operations
Provision of power subsidy	₱	86,247,000	₱	86,247,000

Sub-total, Support to Operations		86,247,000		86,247,000

Operations
Amount of investments generated in BCDA Special Economic Zones and Metro Manila Camps increased		2,523,584,000		2,523,584,000

INFRASTRUCTURE DEVELOPMENT PROGRAM		2,523,584,000		2,523,584,000

PROJECT(S)
Locally-Funded Project(s)		2,523,584,000		2,523,584,000

Development of the New Clark City		305,584,000		305,584,000
Construction of sports facilities in the National Government Administrative Center		50,000,000		50,000,000
Subic-Clark Railway Project		200,000,000		200,000,000
Military Replication Projects		1,000,000,000		1,000,000,000
Construction of sewage treatment plant and access road in the institutional area in Bonifacio Capital District, Taguig City		75,000,000		75,000,000
Clark Airport Facilities		164,000,000		164,000,000
Construction of facilities/amenities for the National Academy of Sports (NAS) Main Campus		729,000,000		729,000,000

Sub-total, Operations		2,523,584,000		2,523,584,000

TOTAL NEW APPROPRIATIONS	₱	2,609,831,000	₱	2,609,831,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	2,609,831

Total Maintenance and Other Operating Expenses	2,609,831

Total Current Operating Expenditures	2,609,831

TOTAL NEW APPROPRIATIONS	2,609,831

744	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

M.3. CAGAYAN ECONOMIC ZONE AUTHORITY

For equity requirements in accordance with the program(s), as indicated hereunder	₱	228,844,000

New Appropriations, by Program

	Current Operating Expenditure
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
Operations			₱	228,844,000	₱	228,844,000

ECOZONE DEVELOPMENT PROGRAM				228,844,000		228,844,000

TOTAL NEW APPROPRIATIONS			₱	228,844,000	₱	228,844,000

Special Provision(s)

1.     Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Cagayan Economic Zone Authority.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
Operations
Business located and operating within the economic zone increased			₱	228,844,000	₱	228,844,000

ECOZONE DEVELOPMENT PROGRAM				228,844,000		228,844,000

Ecozone infrastructure development				228,844,000		228,844,000

Sub-total, Operations				228,844,000		228,844,000

TOTAL NEW APPROPRIATIONS			₱	228,844,000	₱	228,844,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Capital Outlays
Investment Outlay	228,844

Total Capital Outlays	228,844

TOTAL NEW APPROPRIATIONS	228,844

DECEMBER 28, 2020	OFFICIAL GAZETTE	745
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

M.4. CREDIT INFORMATION CORPORATION

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	76,790,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	76,790,000		₱	76,790,000

TOTAL NEW APPROPRIATIONS		₱	76,790,000		₱	76,790,000

Special Provision(s)

1.     Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Credit Information Corporation.

New Appropriations, by Program/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	76,790,000		₱	76,790,000

Sub-total, General Administration and Support			76,790,000			76,790,000

TOTAL NEW APPROPRIATIONS		₱	76,790,000		₱	76,790,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	76,790

Total Maintenance and Other Operating Expenses	76,790

Total Current Operating Expenditures	76,790

TOTAL NEW APPROPRIATIONS	76,790

746	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

M.5. CULTURAL CENTER OF THE PHILIPPINES

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	399,798,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	183,402,000		₱	183,402,000
Operations			216,396,000			216,396,000

PHILIPPINE ARTS AND CULTURE PROMOTION AND DEVELOPMENT PROGRAM			216,396,000			216,396,000

TOTAL NEW APPROPRIATIONS		₱	399,798,000		₱	399,798,000

Special Provision(s)

1.    Tobacco Inspection Fees. The amount of Five Million Pesos (₱5,000,000) shall be used by the Cultural Center of the Philippines (CCP) to augment its MODE sourced from fifty percent (50%) of the tobacco inspection fees collected in accordance with Section 143 of P.O. No. 1158, as amended.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.0. No. 292, s. 1987.

2.    Prior Years’ Subsidy Releases from the National Government. The CCP is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the CCP shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the CCP’s Board of Directors, to be submitted to the DBN for approval.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the CCP.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General management and supervision		₱	183,402,000		₱	183,402,000

Sub-total, General Administration and Support			183,402,000			183,402,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	747
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Operations
Promotion of Philippine Arts and Culture improved		216,396,000		216,396,000

PHILIPPINE ARTS AND CULTURE PROMOTION AND DEVELOPMENT PROGRAM		216,396,000		216,396,000
Presentation of cultural and artistic events, arts, education and cultural exchange		216,396,000		216,396,000

Sub-total, Operations		216,396,000		216,396,000

TOTAL NEW APPROPRIATIONS	₱	399,798,000	₱	399,798,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	399,798

Total Maintenance and Other Operating Expenses	399,798

Total Current Operating Expenditures	399,798

TOTAL NEW APPROPRIATIONS	399,798

M.6. DEVELOPMENT ACADEMY OF THE PHILIPPINES

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	483,714,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	483,714,000		₱	483,714,000

EDUCATION AND TRAINING PROGRAM			283,289,000			283,289,000
RESEARCH AND TECHNICAL ASSISTANCE ON PUBLIC SECTOR PRODUCTIVITY PROGRAM			200,425,000			200,425,000

TOTAL NEW APPROPRIATIONS		₱	483,714,000		₱	483,714,000

Special Provision(s)

1.     Special Provisions Applicable to all Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Development Academy of the Philippines.

748	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Transformative leaders, innovative ideas and synergistic solutions towards organizational effectiveness and efficiency achieved		₱	483,714,000		₱	483,714,000

EDUCATION AND TRAINING PROGRAM			283,289,000			283,289,000

Public Management and Development Program (PMDP)			170,926,000			170,926,000
Support to the projects and programs of the Productivity Development Center			15,896,000			15,896,000
Education and Training Capability Building Seminar			63,746,000			63,746,000
Foresight and Anticipatory Governance			8,000,000			8,000,000
Project(s)
Locally -funded Project(s)			24,721,000			24,721,000

Physical Upgrade of Existing Single-Storey Duplex Type Cottages to Two-Storey Executive Type Duplex Villa			4,400,000			4,400,000
DAP Idea Generation Hub			6,321,000			6,321,000
Acquisition of IT Infrastructure for the Data Analytics Laboratory			2,000,000			2,000,000
Center of Excellence for Data Science and Analytics			12,000,000			12,000,000
RESEARCH AND TECHNICAL ASSISTANCE ON PUBLIC SECTOR PRODUCTIVITY PROGRAM			200,425,000			200,425,000

Harmonization of the National Government-Performance Monitoring, Information and Reporting System-Results Based Performance Management System (RBPMS)			26,443,000			26,443,000
Center for Excellence on Public Sector Productivity			40,135,000			40,135,000
Modernizing Government Regulations (MGR) for National Competitiveness and Productivity			32,138,000			32,138,000
Government Quality Management Program (GQMP)			71,230,000			71,230,000
Research Programs of the Graduate School of Public and Development Management			3,029,000			3,029,000
Research on the Sustainable Development Goals and Futures Thinking			27,450,000			27,450,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	749
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Sub-total, Operations		483,714,000		483,714,000

TOTAL NEW APPROPRIATIONS	₱	483,714,000	₱	483,714,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	483,714

Total Maintenance and Other Operating Expenses	483,714

Total Current Operating Expenditures	483,714

TOTAL NEW APPROPRIATIONS	483,714

M.7. NATIONAL IRRIGATION ADMINISTRATION

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	31,658,839,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	11,188,899,000		₱	11,188,899,000
Support to Operations			1,043,239,000			1,043,239,000
Operations			19,426,701,000			19,426,701,000

IRRIGATION SYSTEM RESTORATION PROGRAM			6,452,945,000			6,452,945,000
IRRIGATION SYSTEMS DEVELOPMENT PROGRAM			12,973,756,000			12,973,756,000

TOTAL NEW APPROPRIATIONS		₱	31,658,839,000		₱	31,658,839,000

Special Provision(s)

1.     Subsidy for Operating Requirements. The amount of Seven Billion Four Hundred Seventy Six Million One Hundred Twenty Two Thousand Pesos (₱7,476,122,000) appropriated herein shall be used to cover the operating requirements of NIA and the cost for the operations and maintenance of existing irrigation facilities.

In no case shall NIA collect irrigation service fees from farmers with landholdings of eight (8) hectares and below in accordance with Section 3 of R.A. No. 10969.

2.     Right- of- Way and Feasibility Studies. The amount of Ten Million Pesos (₱10,000,000) and Seven Hundred Seventy Six Million Nine Hundred Twelve Thousand Pesos (₱776,912,000) appropriated herein shall be used for: (i) Right- Of- Way expenses authorized under R.A. No. 10752; and (ii) Feasibility Study and Detailed Engineering Design, relative to the implementation of projects of NIA.

Release of funds shall be subject to the guidelines issued by NIA for the purpose.

3.     Comprehensive Agrarian Reform Program. The amount of Six Hundred One Million Pesos (₱601,000,000) appropriated herein under the subsidy for NIA shall be used for Other Irrigation Sub-Program in support of the Program Beneficiaries Development Component of the Comprehensive Agrarian Reform Program.

750	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

4.     Subsidy for National Irrigation Systems and Communal Irrigation Systems. The amount of Eleven Billion Three Hundred Thirty One Million Six Hundred Eighty Seven Thousand Pesos (₱11,331,687,000) appropriated herein shall be used for expenses directly related to the implementation of National Irrigations Systems and Communal Irrigation Systems. The NIA shall ensure that the master plan for irrigation projects gives priority to key production areas in major rice producing provinces and irrigation projects are undertaken by qualified irrigators associations consistent with the standard specifications set by DPMH, taking into account climate risk information, and using coconut bio-engineering solutions and high-density polyethylene pipes.

In no case shall said amount be used for administrative expenses or for the payment of Personnel Services or MODE requirements.

5.     Subsidy for Small Irrigation Projects. The amount of Three Billion Four Hundred Eighty Eight Million Nine Hundred Ninety Six Thousand Pesos (₱3,488,996,000) appropriated herein under the Special Irrigation Sub-program for Small Irrigation Projects (SIPs) shall be used for the implementation of irrigation projects that will generate new service areas within a year and the construction of dams or intake structures and canals, and drainage structures and facilities.

Upon completion of the construction of the SIPs, NIA may turn over its operation and maintenance to capable Irrigators Association concerned, which shall commit to shoulder the costs thereof. Implementation of this provision shall be subject to the guidelines issued by NIA.

6.     Updating of Dam Discharge Protocols. The NIA, in coordination with the National Disaster Risk Reduction and Management Council (NDRRMC) and the Philippine Atmospheric, Geophysical and Astronomical Services Administration (PAGASA), shall update the dam discharge and flood warning protocols of all the dams that it operates, taking into account climate risk scenarios and ensuring that the dams equally provide a flood alligation function aside from irrigation and power generation. The updated protocols should include improved coordination with the NDRRMC, PAGASA, and local government units, among other stakeholders, measures for pre-emptive safe discharge of water, and effective early warning systems for communities at risk of floods.

The NIA shall send a written notice when said dam discharge protocols have bean updated and posted on its website to the House of Representatives and Senate of the Philippines. The date of notice to said agencies shall be considered the date of compliance with this requirement.

The NIA shall also determine the retrofitting needs of the dams that it operates, which should be consistent with the National Irrigation Masterplan (NIMP) 2020-2030, in order to restore or improve the flood control function of the dams.

7.     Prior Years’ Subsidy Releases from the National Government. The NIA is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NIA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NIA’s Board of Directors, to be submitted to the DBM for approval.

8.     Reportorial Requirement. The NIA shall submit to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, quarterly reports on the utilization of funds, including the master plan of irrigation projects and inventory of all existing and ongoing irrigation projects. The Administrator of NIA and the Administration’s web administrator or his/her equivalent shall be responsible for ensuring that said quarterly reports are likewise posted on the NIA website.

9.     Special Provisions Applicable to All Government Corporations. In addition to the foregoing provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NIA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
Operating Subsidy		₱	7,476,122,000		₱	7,476,122,000
Payment of MIA’s Obligation to CE-Casecnan for Water Delivery Fee			3,447,801,000			3,447,801,000
Operation and Maintenance of MIS Pump Irrigation Systems			264,976,000			264,976,000

Sub-total, General Administration and Support			11,188,899,000			11,188,899,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	751
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Support to Operations
Payment for Right-of-Way (ROW), Completion Works and Unpaid Claims and Damages of Completed Projects	10,000,000	10,000,000
Feasibility Study and Detailed Engineering (FSDE) and Pre-Engineering Activities of Various Projects - Proper	776,912,000	776,912,000
Irrigation Management Transfer Support Services-Proper	141,000,000	141,000,000
Establishment of Farmland Geographic Information System (GIS)	115,327,000	115,327,000

Sub-total, Support to Operations	1,043,239,000	1,043,239,000

Operations
Irrigation facilities and services enhanced	19,426,701,000	19,426,701,000

IRRIGATION SYSTEMS RESTORATION PROGRAM	6,452,945,000	6,452,945,000

NATIONAL IRRIGATION SYSTEMS SUB-PROGRAM	6,247,321,000	6,247,321,000

Lasang RIS Improvement Project, Davao del Norte	70,000,000	70,000,000
Agos RIS Improvement Project, Quezon	90,000,000	90,000,000
Restoration of National Irrigation System	500,000,000	500,000,000
Climate Change Adaptation Works (NIS)	1,100,000,000	1,100,000,000
Repair of National Irrigation Systems (NIS)	3,337,321,000	3,337,321,000
Improvement of Service Roads in National Irrigation Systems	650,000,000	650,000,000
Angat Maasim RIS Improvement Project, San Rafael, Bulacan	100,000,000	100,000,000
Colo Layac Balsik RIS Improvement Project, Dinalupihan, Bataan	100,000,000	100,000,000
Abra River Irrigation System Improvement Project, Abra, Cordillera Administrative Region	300,000,000	300,000,000
COMMUNAL IRRIGATION SYSTEMS (CIS) SUB-PROGRAM	15,730,000	15,730,000

Repair of Communal Irrigation Systems (CIS)	15,730,000	15,730,000
OTHER IRRIGATION SYSTEMS SUB-PROGRAM	189,894,000	189,894,000

Repair of Groundwater Pump Irrigation Systems	189,894,000	189,894,000

752	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

IRRIGATION SYSTEMS DEVELOPMENT PROGRAM	12,973,756,000	12,973,756,000

NEW NATIONAL IRRIGATION SUB-PROGRAM	5,068,636,000	5,068,636,000

Project(s)
Locally-Funded Project(s)	3,249,548,000	3,249,548,000

Lower Agno River Irrigation System Improvement Project, Pangasinan	800,000,000	800,000,000
Ilocos Norte Irrigation Project, Stage II, Ilocos Norte	25,000,000	25,000,000
Lower Apayao River Irrigation Project, Apayao	50,000,000	50,000,000
Tumauini River Multipurpose Project, Isabela	135,000,000	135,000,000
Balog-Balog Multipurpose Project Phase II, Tarlac	400,000,000	400,000,000
North Lawis Irrigation Project, Zambales	65,000,000	65,000,000
Upper Gumain River Irrigation Project, Pampanga	75,000,000	75,000,000
Marikit Irrigation Project, Nueva Ecija	25,000,000	25,000,000
Panay River Basin Integrated Development Project, Capiz	100,000,000	100,000,000
Malogo Irrigation Project, Negros Occidental	200,000,000	200,000,000
Hilabangan Irrigation Project, Negros Occidental	277,226,000	277,226,000
Amlan Irrigation Project, Negros Oriental	31,137,000	31,137,000
Sta. Agueda-Datagon Irrigation Project, Negros Oriental	45,000,000	45,000,000
Bohol Northeast Basin Multipurpose Dam Project, Bohol	50,000,000	50,000,000
Malinao Dam Improvement Project, Bohol	26,536,000	26,536,000
Lower Sibuguey I RIS Extension Project, Zamboanga Sibugay	62,000,000	62,000,000
Bislig City Integrated Development Project - IC, Surigao del Sur	5,000,000	5,000,000
Ditsaan-Ramain River Irrigation Project, Lanao del Sur	100,614,000	100,614,000
Kabulnan-2 Multipurpose Irrigation and Power Project, Sultan Kudarat	50,000,000	50,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	753
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Malitubog-Maridagao Irrigation Project Phase II, North Cotabato	141,818,000	141,818,000
Dibuluan River Irrigation Project, Isabela	23,205,000	23,205,000
Bugko Irrigation Project, Northern Samar	41,540,000	41,540,000
Ilocos Sur Transbasin Irrigation Project, Ilocos Sur	25,000,000	25,000,000
Tanjay-Bais River Irrigation Project, Negros Oriental	100,000,000	100,000,000
Manat Irrigation Project, Compostela Valley	100,000,000	100,000,000
Libang River Irrigation Project, Agusan del Sur	10,000,000	10,000,000
Upi River Irrigation Project, Maguindanao	5,000,000	5,000,000
Lebak Integrated River Irrigation Project, Sultan Kudarat	30,000,000	30,000,000
Dabubu Irrigation Project, Isabela	30,472,000	30,472,000
Bayabas Irrigation Project, Bulacan	100,000,000	100,000,000
Talakag Irrigation Project Phase II, Bukidnon	120,000,000	120,000,000
Foreign-Assisted Project(s)	1,819,088,000	1,819,088,000

Jalaur River Multipurpose Project, Stage II, Iloilo	1,819,088,000	1,819,088,000
Loan Proceeds	795,963,000	795,963,000

Region VI - Western Visayas	795,963,000	795,963,000
GOP Counterpart	1,023,125,000	1,023,125,000

Region VI - Western Visayas	1,023,125,000	1,023,125,000
ESTABLISHMENT OF PUMP IRRIGATION SUB-PROGRAM	2,201,782,000	2,201,782,000

Project(s)
Locally-Funded Project(s)	800,000,000	800,000,000

Establishment of Groundwater Pump Irrigation Project ( EGPIP)	800,000,000	800,000,000
Foreign-Assisted Project(s)	1,401,782,000	1,401,782,000

Chico River Pump Irrigation Project, Cagayan	1,401,782,000	1,401,782,000

754	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Loan Proceeds	900,000,000	900,000,000

Region II - Cagayan Valley	900,000,000	900,000,000
GOP Counterpart	501,782,000	501,782,000

Region II - Cagayan Valley	501,782,000	501,782,000
SMALL RESERVOIR IRRIGATION SUB-PROGRAM	1,074,380,000	1,074,380,000

Project(s)
Locally-Funded Project(s)	1,074,380,000	1,074,380,000

Bayaoas Small Reservoir Irrigation Project (SRIP), Pangasinan	10,000,000	10,000,000
Dumuloc Small Reservoir Irrigation Project (SRIP), Pangasinan	150,000,000	150,000,000
Sulvec Small Reservoir Irrigation Project (SRIP), Ilocos Norte	69,130,000	69,130,000
Gaco Small Reservoir Irrigation Project (SRIP), Ilocos Sur	50,000,000	50,000,000
Bulo Small Reservoir Irrigation Project (SRIP), Bulacan	15,000,000	15,000,000
Balbalungao Small Reservoir Irrigation Project (SRIP), Nueva Ecija	280,000,000	280,000,000
Macalelon Small Reservoir Irrigation Project (SRIP), Quezon	100,000,000	100,000,000
Ibingan Small Reservoir Irrigation Project (SRIP), Sorsogon	20,250,000	20,250,000
Bayuyan Small Reservoir Irrigation Project (SRIP), Capiz	100,000,000	100,000,000
Cabano Small Reservoir Irrigation Project (SRIP), Guimaras	50,000,000	50,000,000
Benliw Small Reservoir Irrigation Project (SRIP), Bohol	22,500,000	22,500,000
Bonot-Bonot Small Reservoir Irrigation Project (SRIP), Bohol	22,500,000	22,500,000
Calunasan Small Reservoir Irrigation Project (SRIP), Bohol	100,000,000	100,000,000
Hibale Small Reservoir Irrigation Project (SRIP), Bohol	5,000,000	5,000,000
Tulunan Small Reservoir Irrigation Project (SRIP), North Cotabato	10,000,000	10,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	755
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Marimay Small Reservoir Irrigation Project (SRIP), Apayao		20,000,000		20,000,000
Ibato-Iraan Small Reservoir Irrigation Project (SRIP), Palawan		50,000,000		50,000,000
SPECIAL IRRIGATION SUB-PROGRAM		3,560,996,000		3,560,996,000

Project(s)
Locally-Funded Project(s)		3,560,996,000		3,560,996,000

Balikatan Sagip Patubig Program (BSPP)		72,000,000		72,000,000
Small Irrigation Project (SIP), Nationwide		3,488,996,000		3,488,996,000
EXTENSION/EXPANSION OF EXISTING IRRIGATION SYSTEMS SUB-PROGRAM		466,962,000		466,962,000

Project(s)
Locally-Funded Project(s)		466,962,000		466,962,000

Extension/Expansion of Existing Irrigation System (MIS)		96,312,000		96,312,000
Extension/Expansion of Existing Irrigation System (CIS)		370,650,000		370,650,000
OTHER IRRIGATION SYSTEMS SUB-PROGRAM		601,000,000		601,000,000

Comprehensive Agrarian Reform Program - Irrigation Component		601,000,000		601,000,000

Sub-total, Operations		19,426,701,000		19,426,701,000

TOTAL NEW APPROPRIATIONS	₱	31,658,839,000	₱	31,658,839,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	31,658,839

TOTAL MAINTENANCE AND OTHER OPERATING EXPENSES	31,658,839

Total Current Operating Expenditures	31,658,839

TOTAL NEW APPROPRIATIONS	31,658,839

756	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

M.8. PHILIPPINE CENTER FOR ECONOMIC DEVELOPMENT

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	57,366,000

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	22,478,000		₱	22,478,000
Operations			34,888,000			34,888.000

TEACHING AND RESEARCH PROGRAM			34,888,000			34,888,000

TOTAL NEW APPROPRIATIONS		₱	57,366,000		₱	57,366,000

Special Provision(s)

1.    Subsidy to the Philippine Center for Economic Development. The amount of Thirty Four Million Eight Hundred Eighty Eight Thousand Pesos (₱34,888,000) appropriated herein under subsidy to the Philippine Center for Economic Development (PCED) shall be used for the implementation of the Teaching and Research Program of the PCED.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Governaent Corporations-Others shall be observed by the PCED.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	22,478,000			22,478,000

Sub-total, General Administration and Support			22,478,000			22,478,000

Operations
Support for researches and scholarships of UPSE sustained			34,888,000			34,888,000

TEACHING AND RESEARCH PROGRAM			34,888,000			34,888,000

Provision of financial grant to MDE/MA Graduate students and UPSE Faculty/Graduates			34,888,000			34,888,000

Sub-total, Operations			34,888,000			34,888,000

TOTAL NEW APPROPRIATIONS		₱	57,366,000		₱	57,366,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	757
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	57,366

Total Maintenance and Other Operating Expenses	57,366

Total Current Operating Expenditures	57,366

TOTAL NEW APPROPRIATIONS	57,366

M.9. PHILIPPINE POSTAL CORPORATION

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	540,256,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	540,256,000		₱	540,256,000

POSTAL SERVICE PROGRAM			540,256,000			540,256,000

TOTAL NEW APPROPRIATIONS		₱	540,256,000		₱	540,256,000

Special Provision(s)

1. Subsidy to the Philippine Postal Corporation. Of the amount appropriated herein as subsidy to the Philippine Postal Corporation (PPC), Five Hundred Twenty Million Two Hundred Fifty Six Thousand Pesos (₱520,256,000) shall be used for its operating requirements, and Twenty Million Pesos (₱20,000,000) shall be used for the repair and rehabilitation of its regional post office in Western Visayas.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. of 1987.

2. Special Provisions Applicable to all Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PPC.

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

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PROGRAMS
Operations
Efficient and on-time delivery of communications, goods and payment services enhanced	₱	540,256,000	₱	540,256,000

POSTAL SERVICE PROGRAM		540,256,000		540,256,000

Reimbursement of franking privilege services		520,256,000		520,256,000
PROJECT(S)
Locally-Funded Project(s)
Repair and Rehabilitation of the Regional Post Office in Western Visayas		20,000,000		20,000,000

Sub-total, Operations		540,256,000		540,256,000

TOTAL NEW APPROPRIATIONS	₱	540,256,000	₱	540,256,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	540,256

Total Maintenance and Other Operating Expenses	540,256

Total Current Operating Expenditures	540,256

TOTAL NEW APPROPRIATIONS	540,256

M.10. SOUTHERN PHILIPPINES DEVELOPMENT AUTHORITY

For subsidy requirements in accordance with the program, as indicated hereunder.	₱76,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	76,000,000		₱	76,000.000

TOTAL NEW APPROPRIATIONS		₱	76,000,000		₱	76,000,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Southern Philippines Development Authority.

DECEMBER 28, 2020	OFFICIAL GAZETTE	759
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

NEW Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	76,000,000		₱	76,000,000

Sub-total, General Administration and Support			76,000,000			76,000,000

TOTAL NEW APPROPRIATIONS		₱	76,000,000		₱	76,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	76,000

Total Maintenance and Other Operating Expenses	76,000

Total Current Operating Expenditures	76,000

TOTAL NEW APPROPRIATIONS	76,000

M.ll. SUBIC BAY METROPOLITAN AUTHORITY

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	1,091,668,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	1,091,668,000		₱	1,091,668,000

ECOZONE DEVELOPMENT PROGRAM			1,091,668,000			1,091,668,000

TOTAL NEW APPROPRIATIONS		₱	1,091,668,000		₱	1,091,668,000

Special Provision(s)

1. Subsidy for the Subic Bay Metropolitan Authority. The amount of Four Hundred Ninety Million Pesos (P490,000,000) appropriated herein for ecozone infrastructure development shall be used for the procurement of one (1) dredging machine for the depth maintenance of

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the Subic Bay Freeport piers and wharves, which way be made available for lease to other government agencies and instrumentalities for dredging purposes.

Release of funds shall be subject to the submission of program of works.

2. Prior Years’ Subsidy Releases from the National Government. The Subic Bay Metropolitan Authority (SBMA) is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the SBMA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the SBMA’s Board of Directors, to be submitted to the DBM for approval.

~~[3.~~ A~~uthority to Utilize Excess Divid~~e~~nds. If the total amount of dividends accruing to the National Government from th~~e ~~S~~B~~MA’s 2020 revenues~~ e~~xceed the projected divid~~e~~nd amount of Four Hundred Fifty Six Million~~ P~~esos (P456,000,000), th~~e ~~excess may be~~ d~~educte~~d ~~fro~~m ~~SBM~~A~~’s dividend payable, and th~~e ~~SBMA is authorized to u~~s~~e said exces~~s ~~am~~o~~unts as bu~~dg~~eta~~r~~y~~ s~~up~~por~~t~~ f~~o~~r th~~e~~ r~~epai~~r ~~and i~~m~~p~~r~~ovemen~~t~~s of the SBMA’s~~ p~~iers and~~ wh~~a~~r~~ve~~s~~: PROVIDED, That t~~h~~i~~s ~~i~~s s~~ubj~~ect t~~o~~ Se~~c~~t~~ion 5 o~~f ~~R.A. No. 7656.]~~

(DIRECT VETO - President’s Veto Message, December 28,2020, Volume 1-B, page 843-844, R.A. No. 11518)

4. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the SBMA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Business located and operating within the economic zone increased		₱	1,091,668,000		₱	1,091,668,000

ECOZONE DEVELOPMENT PROGRAM			1,091,668,000			1,091,668,000

Ecozone infrastructure development			1,091,668,000			1,091,668,000

Sub-total, Operations			1,091,668,000			1,091,668,000

TOTAL NEW APPROPRIATIONS		₱	1,091,668,000		₱	1,091,668,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,091,668

Total Maintenance and Other Operating Expenses	1,091,668

Total Current Operating Expenditures	1,091,668

TOTAL NEW APPROPRIATIONS	1,091,668

DECEMBER 28, 2020	OFFICIAL GAZETTE	761
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

M.12. ZAMBOANGA CITY SPECIAL ECONOMIC ZONE AUTHORITY

For subsidy and equity requirements in accordance with the program(s), as indicated hereunder	₱	298,450,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support		₱	45,061,000	₱		₱	45,061,000
Operations					253,389,000		253,389,000

ECOZONE DEVELOPMENT PROGRAM					253,389,000		253,389,000

TOTAL NEW APPROPRIATIONS		₱	45,061,000	₱	253,389,000	₱	298,450,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Zamboanga City Special Economic Zone Authority.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	45,061,000	₱		₱	45,061,000

Sub-total, General Administration and Support			45,061,000				45,061,000

Operations
Business located and operating within the economic zone increased					253,389,000		253,389,000

ECOZONE DEVELOPMENT PROGRAM					253,389,000		253,389,000

Ecozone infrastructure development					253,389,000		253,389,000

Sub-total, Operations					253,389,000		253,389,000

TOTAL NEW APPROPRIATIONS		₱	45,061,000	₱	253,389,000	₱	298,450,000

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GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	45.061

Total Maintenance and Other Operating Expenses	45,061

Total Current Operating Expenditures	45,061

Capital Outlays
Investment Outlay	253,389

Total Capital Outlays	253,389

TOTAL NEW APPROPRIATIONS	298,450

L. BSGC - OTHERS

New Appropriations, by Purpose

Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱ 28,606,000		₱ 28,606,000

Special Provision(s)

1. Budgetary Support to Government Corporations. Income and revenues collected by GOCCs from all sources shall be used to cover all its operating requirements. Any deficiency may be augmented by the budgetary support from the National Government, which may either be:

(a)

Subsidy, which shall be used in accordance with the purposes identified in this Act: PROVIDED, That unless otherwise stated in the special provisions, subsidy releases may be used by GOCCs which are financially unable to pay for the payment of separation or retirement benefits and incentives resulting from an approved reorganization, merger, streamlining, abolition or privatization plan under R.A. No. 10149, other laws and issuances.

(b)

Equity, which shall be used as capital investment of the National Government in accordance with the capitalization requirement under pertinent laws. In no case shall equity investments be used for the payment of salaries, allowances, incentives, and retirement and separation benefits, except in cases authorized by the DBM.

2. Offsets Against Budgetary Support to Government Corporations. The appropriations authorized herein may be offset by the BTr against the: (i) corporate payments of cash dividends under R.A. No. 7656; (ii) guarantee fees; (iii) advances for loans relent to corporations; (iv) obligations which are guaranteed by the National Government; and (v) other receivables of the government from the GOCCs.

If the total level of actual revenues at the end of the immediately preceding year, including income from liquid assets such as, but not limited to, interest in cash deposits, short-term and bond investments, and other fund sources of the GOCC, exceed the corresponding projections considered in the formulation of the current year’s budgetary support program, the excess may be deducted from said program and the budgetary support may be reduced to the extent of such favorable result.

3. Payment of Compensation and Benefits. Payment of basic salaries, allowances, benefits and incentives by GOCCs shall be made in accordance with applicable laws, rules and regulations such as, but not limited to, P.D. No. 985, as amended, R.A. No. 6758, as amended, R.A. No. 10149, as amended, E.O. No. 36, s. 2017, Memorandum Order No. 20, s. 2001 and Corporate Compensation Circular No. 10 dated February 15, 1999. In addition, payment of separation or retirement benefits shall be computed in accordance with the rates, conditions, and procedure prescribed under existing separation or retirement laws, and such pertinent guidelines issued thereon.

DECEMBER 28, 2020	OFFICIAL GAZETTE	763
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

4. Submission of Corporate Operating Budgets and Other Related Financial Statements, All GOCCs, including GFIs, whether or not receiving budgetary support from National Government, shall prepare their FY 2021 Corporate Operating Budgets (COBs) in accordance with E.O. No. 518, s. 1979 and the procedures and guidelines prescribed by the DBM. Said COBs, together with their supporting financial statements, shall be approved by their governing boards, and submitted to the Secretary of Budget and Management for review and evaluation as part of the budget process pursuant to Section 10, Chapter 4, Title XVII, Book IV of E.O. No. 292, s. 1987. The NEA, MPC and PMOC shall be governed further by the provisions of R.A. No. 7638.

5. Implementation of Infrastructure Projects. The respective heads of GOCCs shall comply with the restrictions on critical geo-hazard areas or no-build zones identified by the Mines and Geo-Sciences Bureau and such other conditions provided under Section 27 of the General Provisions in this Act.

In the case of housing projects, the shelter agencies shall likewise adopt and promote the use of new and innovative housing technologies and materials to bring down the cost of housing and reduce any adverse impact of construction on the environment.

6. Remittance of Cash Dividends. Cash Dividends equivalent to at least fifty percent (50%) of the annual net earings of GOCCs shall be remitted to the National Treasury as income of the General Fund pursuant to R.A. 7656.

7. Transparency Seal. To enhance transparency and enforce accountability, all GOCCs shall maintain a Transparency Seal to be posted on their websites. The Transparency Seal shall contain the following: (i) corporation’s mandates and functions, names of its officials with their position and designation, and its contact information; (ii) approved COB and corresponding targets including any amount of budgetary support from the National Government; (iii) budgetary adjustment; (iv) annual procurement plan/s and contracts awarded with the winning supplier, contractor or consultant; (v) major programs and projects categorized in accordance with the 0+10 point socioeconomic agenda and their target beneficiaries; (vi) status of implementation, evaluation and/or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports, pursuant to COA and DBM J.C. No. 2014-1 dated July 1, 2014; (viii) People’s Freedom of Information (F0I) Manual signed by the head of agency, Agency Information Inventory, 2019 and 2020 F0I Summary Report, and 2019 and 2020 F0I Registry; and (ix) year-end financial reports and trial balances for the last three (3) fiscal years.

The respective heads of GOCCs and their web administrators or equivalent shall be responsible for ensuring compliance with this requirement.

The DBM shall post on its website the status of compliance of GOCCs.

8. Availability of Budgetary Support to GOCCs. The amounts appropriated herein as budgetary support to GOCCs shall be available for release and disbursement until December 31, 2021, subject to Section 62 of the General Provisions of this Act.

Any unexpended balance therefrom shall revert to the unappropriated surplus of the General Fund in accordance with Section 28, Chapter 4, Book VI of E.O. No. 292. Said reversion shall be subject to guidelines issued by the DBM.

9. Fund Releases. Funds appropriated herein shall be under the administration of the DBM and released directly to the recipient GOCCs through the BTr, subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292. All requests for fund release either as subsidy or equity investment to GOCCs shall be included in the GOCCs’ COB duly approved by their respective governing boards.

10. Tobacco Fund. The amount of Four Hundred Twenty Two Million One Hundred Thirty Five Thousand Pesos ((P422,135,000)) shall be used by the National Tobacco Administration (NTA) for its operating requirements sourced from the forty percent (40%) of the balance of the entire collection from the specific taxes on locally-manufactured Virginia-type cigarettes and tariff duties on imported leaf, tobacco after setting aside the share of the local governments in the regular internal revenue allotment and BIR in accordance with Section 5 of R.A. No. 4155, as amended by Section 3 of R.A. No. 5447.

Release of the funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

11. Proceeds from Exploration, Development and Exploitation of Energy Resources. The amount of Eight Billion Pesos (P8,000,000,000) shall be used for the payment of stranded contract costs and stranded debts transferred to and assumed by the Power Sector Assets and Liabilities Management (PSALM) Corporation, including anticipated shortfalls in accordance with Section 4 of R.A. No. 11371, sourced from the proceeds of the net national government share from the Malampaya Fund under Section 8 of Presidential Degree, 910: Provided, That no universal charge for stranded debts shall be collected for FY 2021.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter5. Book VI of E.O No. 292, S. 1987. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 852, R.A. No. 11518)

12. Tourism Promotions Fund. The amount of One Billion Seven Hundred Forty One Million Seven Hundred Twenty Thousand Pesos (1,741,720,000) shall be used for tourism promotions and marketing activities of the Tourism Promotions Board (TPB) sourced from the following and constituted into the Tourism Promotions Fund in accordance with Section 55 of R.A. No. 9593:

(a)	At least twenty five percent (25%) of the National Government Share from PAGCOR; and

(b)	At least twenty five percent (25%) of the National Government Share from international airports and seaports.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

13. Reporting and Posting Requirements. The GOCCs shall submit quarterly reports on their financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS until such time that all GOCCs have fully migrated to the BTMS; and

(b)	GOCCs’ websites.

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The GOCCs shall send written notice when said reports have been submitted or posted on their websites to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules, and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
BSGC - Others
1. Rest of Budgetary Support to Government-owned and/or Controlled Corporations, subject to Section 35, Chapter 5, Book VI of E.O. No. 292 and letter of Implementation No. 29		₱	28,606,000		₱	28,606,000

Sub-Total, BSGC-Others			28,606,000			28,606,000

TOTAL NEW APPROPRIATIONS		₱	28,606,000		₱	28,606,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	28,606

Total Maintenance and Other Operating Expenses	28,606

Total Current Operating Expenditures	28,606

TOTAL NEW APPROPRIATIONS	28,606

DECEMBER 28, 2020	OFFICIAL GAZETTE	765
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

GENERAL SUMMARY

BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

A. DEPARTMENT OF AGRICULTURE
A.l. National Dairy Authority	₱	333,908,000		₱	333,908,000
A.2. National Food Authority		7,000,000,000			7,000,000,000
A.3. Philippine Coconut Authority		1,257,018,000			1,257,018,000
A.4. Philippine Crop Insurance Corporation		3,500,000,000			3,500,000,000
A.5. Philippine Fisheries Development Authority		5,168,975,000			5,168,975,000
A.6. Philippine Rice Research Institute		621,796,000			621,796,000
A.7. Sugar Regulatory Administration		712,260,000			712,260,000

Sub-Total, DEPARTMENT OF AGRICULTURE		18,593,957,000			18,593,957,000

B. DEPARTMENT OF ENERGY
B.l. National Electrification Administration		2,497,500,000			2,497.500.000
B.2. National Power Corporation		1,036,206,000			1,036,206.000

Sub-Total, DEPARTMENT OF ENERGY		3.533,706,000			3,533,706.000

C. DEPARTMENT OF FINANCE
C.l. Philippine Tax Academy		112,140,000			112,140,000
C.2. Philippine Guarantee Corporation			250,000,000		250,000,000

Sub-Total, DEPARTMENT OF FINANCE		112,140,000	250,000,000		362,140,000

D. DEPARTMENT OF HEALTH
D.l. Lung Center of the Philippines		504,997,000			504,997,000
D.2. National Kidney and Transplant Institute		1,280,442,000			1,280,442,000
D.3. Philippine Children’s Medical Center		1,933,685,000			1,933,685,000
D.4. Philippine Health Insurance Corporation		71,353,360,000			71,353,360,000
D.5. Philippine Heart Center		1,795,827,000			1,795,827,000
D.6. Philippine Institute of Traditional and Alternative Health Care		144,493,000			144,493,000

Sub-Total, DEPARTMENT OF HEALTH		77,012,804,000			77,012,804,000

E. DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT
E.l. National Home Mortgage Finance Corporation		500,000,000			500,000,000
E.2. National Housing Authority		3,456,000,000			3.456.000,000
E.3. Social Housing Finance Corporation		369,203,000			369,203,000

Sub-Total, DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT		4,325,203,000			4,325,203,000

F. DEPARTMENT OF NATIONAL DEFENSE
E.l. Philippine Aerospace Development Corporation		20,000,000			20,000,000

Sub-Total, DEPARTMENT OF NATIONAL DEFENSE		20,000,000			20,000,000

G. DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS
G.l. Local Mater Utilities Administration		1,006,550,000			1,006,550,000

Sub-Total, DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS		1,006,550,000			1,006,550,000

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H. DEPARTMENT OF TOURISM
H.I. Tourism Infrastructure and Enterprise Zone Authority	27,000,000		27,000,000

Sub-Total, DEPARTMENT OF TOURISM	27,000,000		27,000,000

I. DEPARTMENT OF TRADE AND INDUSTRY	50,026,000	118,695,000	168,721,000
I.1. Aurora Pacific Economic Zone and Freeport Authority
I.2. Center for International Trade Expositions and Missions	141,885,000		141,885,000
I.3. Small Business Corporation	1,000,000,000		1,000,000,000

Sub-Total, DEPARTMENT OF TRADE AND INDUSTRY	1,191,911,000	118,695,000	1,310,606,000

J. DEPARTMENT OF TRANSPORTATION
J.l. Civil Aviation Authority of the Philippines	1,533,190,000		1,533,190,000
J.2. Light Rail Transit Authority	1,018,152,000		1,018,152,000
J.3. Philippine National Railways	1,233,000,000		1,233,000,000

Sub-Total, DEPARTMENT OF TRANSPORTATION	3,784,342,000		3,784,342,000

K. NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY
K.1. Philippine Institute for Development Studies	189,305,000		189,305,000

Sub-Total, NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	189,305,000		189,305,000

L. PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE
L.l. Intercontinental Broadcasting Corporation Corporation	129,989,000		129,989,000
L.2. People’s Television Network, Inc.	104,944,000		104,944,000

Sub-Total, PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE	234,933,000		234,933,000

M. OTHER EXECUTIVE OFFICES
M.l. Authority of the Freeport Area of Bataan		237,890,000	237,890,000
M.2. Bases Conversion and Development Authority	2,609,831,000		2,609,831,000
M.3. Cagayan Economic Zone Authority		228,844,000	228,844,000
M.4. Credit Information Corporation	76,790,000		76,790,000
M.5. Cultural Center of the Philippines	399,798,000		399,798,000
M.6. Development Academy of the Philippines	483,714,000		483,714.000
M.7. National Irrigation Administration	31,658,839,000		31,658,839,000
M.8. Philippine Center for Economic Development	57,366,000		57,366,000
K.9. Philippine Postal Corporation	540,256,000		540,256,000
M.10. Southern Philippines Development Authority	76,000,000		76,000,000
M.ll. Subic Bay Metropolitan Authority	1,091,668,000		1,091,668,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	767
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

M.12. Zamboanga City Special Economic Zone Authority		45,061,000		253,389,000		298,450.000

Sub Total, OTHER EXECUTIVE OFFICES		37,039,323,000		720,123,000		37,759,446,000

L. BSGC - OTHERS		28,606,000				28,606,000

TOTAL NEW APPROPRIATIONS, BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS	₱	147,099,780,000	₱	1,088,818,000	₱	148,188,598,000

768	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

XXXVII. ALLOCATIONS TO LOCAL GOVERNMENT UNITS

A. METROPOLITAN MANILA DEVELOPMENT AUTHORITY

For subsidy requirements and operations, including locally-funded and foreign-assisted projects, in accordance with the programs indicated hereunder	₱	4,832,865,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
Operations	₱	57,246,000	₱	2,764,299,000	₱	2,011,320,000	₱	4,832,865,000

METROPOLITAN MANILA SOLID WASTE MANAGEMENT PROGRAM				1,989,973,000		559,043,000		2,549,016,000
METROPOLITAN MANILA TRAFFIC MANAGEMENT PROGRAM				495,437,000		380,000,000		875,437,000
METROPOLITAN MANILA FLOOD CONTROL PROGRAM		57,246,000		278,889,000		1,072,277,000		1,408,412,000

TOTAL NEW APPROPRIATIONS	₱	57,246,000	₱	2,764,299,000	₱	2,011,320,000	₱	4,832,865,000

Special Provision(s)

1. Operating Requirements of the MMDA. All income and revenues collected by the MMDA from all sources, including the IRA allocated to it and the mandatory remittances of component LGUs shall be used to cover all of its operating requirements. The subsidy appropriated in this Act for MMDA shall be used only to augment any deficiency from its income and revenues to cover valid and authorized expenditures.

The MMDA shall submit to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, an annual report on financial and physical accomplishments. The Chairperson of MMDA and the Authority’s web administrator or his/her equivalent shall be responsible for ensuring that said report shall likewise be posted on the MMDA website.

2. Cost Allocation of Flood Control Projects. In the implementation of flood control projects, the MMDA shall conform with the master plan approved by the Metro Manila Council and shall adopt the cost allocation being used by DPWH for its flood control projects.

3. Promotion of People Mobility. The MMDA shall promote people mobility through road sharing projects and activities as well as the use of non-motorized modes of transportation. The amount appropriated herein for Traffic Management Program shall be used to cover the funding requirements for the promotion of people mobility.

4. Release of Fund. The amounts appropriated herein shall be released to the MMDA upon submission to the DBM, not later than November 15 of the preceding year, its detailed and consolidated operating budget for the current fiscal year. The detailed and consolidated operating budget shall reflect the MMDA’s income and revenues from all sources, including the IRA allocated to it and the mandatory remittances of component LGUs, as well as its projected expenditures, targeted program, activities and projects.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
Operations	₱57,246,000	₱	2,764,299,000	₱	2,011,320,000	₱	4,832,865,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	769
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Ecological, safe and efficient solid waste disposal and management ensured		1,989,973,000	559,043,000	2,549,016,000

METROPOLITAN MANILA SOLID WASTE MANAGEMENT PROGRAM		1,989,973,000	559,043,000	2,549,016,000

Solid waste disposal and management of designated Sanitary Landfill facilities for the payment of disposal fees		1,989,973,000		1,989,973,000
Project(s)
Foreign-Assisted Project(s)			559,043,000	559,043,000

Metro Manila Flood Management Project Phase 1 Component 2 Minimizing Solid Waste in Waterways and Component 4 Project Management and Coordination			503,139,000	503,139,000

Loan Proceeds			503,139,000	503,139,000

Metro Manila Flood Management Project Phase 1 Component 2 minimizing Solid Waste in Waterways and Component 4 Project management and Coordination			55,904,000	55,904,000

GOP Counterpart			55,904,000	55,904,000

Safe and smooth flow of traffic in Metro Manila thoroughfares assured		495,437,000	380,000,000	875,437,000

METROPOLITAN MANILA TRAFFIC MANAGEMENT PROGRAM		495,437,000	380,000,000	875,437,000

Operations and maintenance of various transport facilities and infrastructures		59,775,000		59,775,000
Project(s)
Locally-Funded Project(s)		435,662,000	380,000,000	815,662,000

MMDA Roadside Maintenance Program—Out-of-School Youth Towards Economic Recovery Program (OYSTERS)		240,574,000		240,574,000
Operation and Maintenance of the Traffic Discipline Office – Traffic Personnel		45,140,000		45,140,000
Operation of Pasig River Ferry Service		74,948,000		74,948,000
Skimmer (Heavy Duty) for clearing of garbage and water hyacinth along Pasig River			80,000,000	80,000,000
Health, Public Safety and Environmental Protection		75,000,000		75,000,000
Procurement and Installation of Closed-Circuit Television (CCTV)			300,000,000	300,000,000
Flood mitigation assured	57,246,000	278,889,000	1,072,277,000	1,408,412,000

METROPOLITAN MANILA FLOOD CONTROL PROGRAM	57,246,000	278,889,000	1,072,277,000	1,408,412,000

770	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Flood control and management personnel	57,246,000			57,246,000
Operation and maintenance of various flood control structures, facilities, equipment and waterways		278,889,000		278,889,000
Project (s)
Locally-Funded Project(s)			1,072,277,000	1,072,277,000

Improvement/Rehabilitation of Ilugin Pumping Station and Floodgates, (Phase II), Pasig City			33,508,000	33,508,000
Improvement of Drainage Outfall and Vicinity of Sta. Teresita Village, Marikina City			25,000,000	25,000,000
Drainage Improvement along Kabayani Road and Vicinity (Phase II), District I, Marikina City			8,508,000	8,508,000
Upgrading and Desilting of Bayan-Bayanan Interceptor, District II, Marikina City			8,508,000	8,508,000
Construction of Drainage (Reinforced Concrete Box Culvert) along A.Santos—D.Mariano, District II, Marikina City			25,000,000	25,000,000
Rehabilitation of Maytunas Creek, Mandaluyong City			15,000,000	15,000,000
Rehabilitation of Maysilo Creek, Mandaluyong City			15,000,000	15,000,000
Drainage Improvement at Brgy. Namayan, Mandaluyong City			3,509,000	3,509,000
Rehabilitation of Ermitano Creek, San Juan City			20,000,000	20,000,000
Rehabilitation of T. Claudio Creek, San Juan City			10,000,000	10,000,000
Drainage Improvement at Brgy. Corazon De Jesus, San Juan City			3,509,000	3,509,000
Rehabilitation of Taguig-Pateros River, District I, Pateros			13,509,000	13,509,000
Rehabilitation of Sto. Rosario River, District I, Pateros			20,000,000	20,000,000
Rehabilitation of Pinagsama Creek			23,509,000	23,509,000
Desilting of Pinagsama Drainage Main			10,000,000	10,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	771
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Drainage Improvement at Barangay Vasra, District I, Quezon City	13,509,000	13,509,000
Improvement along San Francisco River, District I, Quezon City	10,000,000	10,000,000
Drainage Improvement at Barangay Balingasa, District I, Quezon City	10,000,000	10,000,000
Drainage Improvement at Barangay Batasan Hills, District II, Quezon City	10,000,000	10,000,000
Drainage Improvement at Barangay Commonwealth, District II, Quezon City	10,000,000	10,000,000
Drainage Improvement at Barangay Payatas, District II, Quezon City	13,509,000	13,509,000
Drainage Improvement at Barangay North Fairview, District V, Quezon City	10,000,000	10,000,000
Drainage Improvement at Barangay Nagkaisang Nayon, District V, Quezon City	10,000,000	10,000,000
Drainage Improvement at Barangay Capri, District V, Quezon City	13,509,000	13,509,000
Drainage Improvement at Barangay Culiat, District VI, Quezon City	10,000,000	10,000,000
Drainage Improvement & Concreting along Barangay Apolonio Samson, District VI, Quezon City	13,509,000	13,509,000
Drainage Improvement at Barangay Balon-Bato, District VI, Quezon City	10,000,000	10,000,000
Drainage Improvement along Xavierville Avenue and its vicinities, District III, Quezon City	15,000,000	15,000,000
Drainage Improvement along Salvador St. and its vicinities, District III, Quezon City	10,000,000	10,000,000
Drainage Improvement along P. Tuazon Blvd. and its vicinities, District III, Quezon City	8,509,000	8,509,000
Drainage Improvement/Road Concreting along Kaliraya St. and its vicinities, District IV, Quezon City	25,000,000	25,000,000

772	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Drainage Improvement along North Road and its vicinities, District IV, Quezon City	8,509,000	8,509,000
Improvement /Maintenance of Estero de San Sebastian & Vicinities, Quiapo, Manila	10,000,000	10,000,000
Improvement /Maintenance of Blumentritt Interceptor &Vicinities, Sta. Cruz, Manila	23,509,000	23,509,000
Improvement /Maintenance of Economia Drainage Main &Vicinities, Sampaloc, Manila	10,000,000	10,000,000
Improvement /Maintenance of Drainage System along Maria Clara Street &Vicinities, Sampaloc, Manila	10,000,000	10,000,000
Improvement /Maintenance of Drainage System along A.H. Lacson Avenue &Vicinities, Sampaloc, Manila	13,509,000	13,509,000
Drainage Improvement /Construction of Reinforced Concrete Box Culvert (RCBC) along Masinop St./Quezon St. and Vicinity, Tondo, Manila	20,000,000	20,000,000
Improvement /Desilting of Lakandula Drainage Main and Vicinity, Tondo, Manila	13,508,000	13,508,000
Construction of Flood Gate with Booster Pump at the Outlet of South Antipolo Open Canal to Estero de Kabulusan, Tondo, Manila (Phase I)	33,508,000	33,508,000
Rehabilitation/ Improvement and Maintenance of Drainage System along Taft Avenue and Vicinities, District V, Manila	20,000,000	20,000,000
Rehabilitation/ Improvement and Maintenance of Drainage System along Onyx Street and Vicinities, District V, Manila	13,509,000	13,509,000
Rehabilitation/ Improvement and Maintenance of Drainage System along Zamora Street and Vicinities, Pandacan, District VI, Manila	10,000,000	10,000,000
Deepening/ Improvement and Rehabilitation of Fence of Estero de Pandacan, District VI, Manila	13,509,000	13,509,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	773
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Rehabilitation/Improvement and Maintenance of Drainage System along Quirino Ext. and Vicinities, Pandacan, District VI, Manila	10,000,000	10,000,000
Improvement of Sukol-Tonsuya Creek & Vicinity, Malabon City	5,000,000	5,000,000
Improvement of Catmon-Tonsuya Creek, Malabon City (Phase II)	7,000,000	7,000,000
Improvement of Malabon-Tullahan River & Vicinity, Catmon-Tinajeros, Malabon City	21,509,000	21,509,000
Improvement of Marala River, Navotas City (Phase I)	23,509,000	23,509,000
Improvement of Navotas River & Vicinity, Bagumbayan, Navotas City	10,000,000	10,000,000
Improvement along Camarin Creek, District I, Caloocan City	11,509,000	11,509,000
Improvement along Paso De Blas Creek & Tributaries	5,000,000	5,000,000
Drainage Improvement along Adelfa St. & Vicinity	7,000,000	7,000,000
Drainage Improvement along Guadalupe St. & Vicinity	10,000,000	10,000,000
Improvement along Estero De Maypajo	8,509,000	8,509,000
Drainage Improvement along C-3 Road & Vicinities	15,000,000	15,000,000
Drainage Improvement along Doña Consuelo St. & Vicinities	10,000,000	10,000,000
Improvement along Viente Reales Creek	13,509,000	13,509,000
Improvement along Canumay Creek	10,000,000	10,000,000
Improvement along Malabo Creek	10,000,000	10,000,000
Improvement along Parada Creek	8,509,000	8,509,000
Improvement along Karuhatan Creek	7,000,000	7,000,000
Improvement along Paso Tejera Creek	5,000,000	5,000,000
Improvement along Pugad Baboy Creek	13,000,000	13,000,000
Improvement /Desilting of Buendia Outfall, Pasay City	10,000,000	10,000,000
Deepening/Desilting of Roxas Canal including the Covered Portion, Pasay City	3,508,000	3,508,000

774	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Dredging of Maricaban Creek, Pasay City	10,000,000	10,000,000
Deepening along Estero Tripa De Gallina, Pasay City	10,000,000	10,000,000
Dredging of Estero Tripa De Gallina, District I, Makati City	15,000,000	15,000,000
Desilting of Calatagan Creek, District I, Makati City	3,508,000	3,508,000
Dredging/Desilting of PNR Canal, District I, Makati City	5,000,000	5,000,000
Dredging of Makati Pumping Station Retarding Pond, District I, Makati City	10,000,000	10,000,000
Dredging of Makati-Pateros River, District II, Makati City	25,000,000	25,000,000
Dredging of Maya Creek, District II, Makati City	8,508,000	8,508,000
Improvement along Almanza Creek, Barangay Almanza Uno, Las Piñas City	13,509,000	13,509,000
Improvement along Tartar Creek, Barangay Pamplona Tres, Las Piñas City	10,000,000	10,000,000
Improvement along Bangkalan Creek, Barangay Almanza Uno, Las Piñas City	10,000,000	10,000,000
Improvement along San Dionisio River (Phase II), Barangay San Dionisio, District I, Parañaque City	15,508,000	15,508,000
Improvement along Ilog Bayan Creek, Barangay San Dionisio, District I, Parañaque City	3,000,000	3,000,000
Improvement along Dahlig Creek (Paranaque Side), Barangay San Dionisio, District I, Parañaque City	5,000,000	5,000,000
Drainage Improvement along Quirino Avenue going to MIA Road and its Vicinities, Barangay Tambo, District I, Parañaque City	10,000,000	10,000,000
Desilting along Sun Valley Creek and Tributaries, Barangay San Valley, District II, Parañaque City	8,000,000	8,000,000
Improvement along Moonwalk—Paete Creek, Barangay Moonwalk, District II, Parañaque City	5,508,000	5,508,000
Improvement along Sun Valley Creek and Tributaries, Barangay Don Bosco, District II, Parañaque City	10,000,000	10,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	775
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Improvement along Merville Creek to Junction of Libjo Creek, Barangay Moonwalk, District II, Parñaque City						10,000,000		10,000,000
Improvement along Tunasan River, Barangay Tunasan, Muntinlupa City						15,000,000		15,000,000
Improvement along Balimbing River, Barangay Poblacion, Muntinlupa City						13,508,000		13,508,000
Rehabilitation of Flood Control Structure along Buli River, Barangay Buli, Muntinlupa City						5,000,000		5,000,000

Sub-total, Operations		57,246,000		2,764,299,000		2,011,320,000		4,832,865,000

TOTAL NEW APPROPRIATIONS	₱	57,246,000	₱	2,764,299,000	₱	2,011,320,000	₱	4,832,865,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	44,134

Total Permanent Positions	44,134

Other Compensation Common to All
Personnel Economic Relief Allowance	2,808
Representation Allowance	60
Transportation Allowance	60
Clothing and Uniform Allowance	702
Mid-Year Bonus - Civilian	3,678
Year End Bonus	3,678
Cash Gift	585
Productivity Enhancement Incentive	585
Step Increment	110

Total Other Compensation Common to All	12,266

Other Benefits
PAG-IBIG Contributions	140
PhilHealth Contributions	566
Employees Compensation Insurance Premiums	140

Total Other Benefits	846

Total Personnel Services	57,246

776	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Maintenance and Other Operating Expenses
Travelling Expenses	142
Supplies and Materials Expenses	61,826
Utility Expenses	86,610
Communication Expenses	372
Demolition/Relocation and Desilting/Dredging Expenses	200
Professional Services	391,310
General Services	2,057,695
Repairs and Maintenance	82,069
Taxes, Insurance Premiums and Other Fees	2,750
Other Maintenance and Operating Expenses
Advertising Expenses	375
Printing and Publication Expenses	500
Representation Expenses	50
Rent/Lease Expenses	5,000
Litigation/Acquired Assets Expenses	200
Other Maintenance and Operating Expenses	75,200

Total Maintenance and Other Operating Expenses	2,764,299

Total Current Operating Expenditures	2,821,545

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	1,631,320
Machinery and Equipment Outlay	380,000

Total Capital Outlays	2,011,320

TOTAL NEW APPROPRIATIONS	4,832,865

8. SPECIAL SHARES OF LOCAL GOVERNMENT UNITS IN THE PROCEEDS OF NATIONAL TAXES

For apportionment of the shares of local government units in the proceeds of other national taxes in accordance with the purposes as indicated hereunder	₱	28,269,833,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	28,269,833,000		₱	28,269,833,000

Special Provision(s)

l. Internal Revenue Allotment of local Government Units. In addition to the LGU shares appropriated herein, Six Hundred Ninety Five Billion Four Hundred Ninety Two Million Seven Hundred Forty Nine Thousand Pesos (₱695,492,749,000) is automatically appropriated for the LGU share in the national internal revenue taxes in accordance with Section 4 of R.A. No. 9358 and shall be allocated pursuant to Section 285 of R.A. No. 7160 and the General Provisions of this Act.

2. Shares in National Wealth. The amount of Six Billion Two Hundred Fifty Eight Million Two Hundred Ninety Three Thousand Pesos (₱6,258,293,000) appropriated herein for the LGU share in mining taxes, royalties from mineral reservations, forestry charges, and fees and revenues collected from energy resources in the utilization and development of national wealth, including prior years from FYs 2018 to 2020, shall be subject to the following:

DECEMBER 28, 2020	OFFICIAL GAZETTE	777
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

(a) Use - in accordance with Section 294 of R.A. No. 7160;

(b) Allocation - pursuant to Section 292 of R.A. No. 7160; and

(c) Release - upon certification of actual collections by the revenue collecting agencies concerned and remittance to the BTr.

3. Shares in Excise Taxes from Locally Manufactured Virginia-type Cigarettes. The amount of Seventeen Billion Three Hundred Twenty Eight Million Three Hundred Thirty Seven Thousand Pesos (₱17,328,337,000) appropriated herein for the LGU share in excise taxes from locally manufactured Virginia-type cigarettes shall be subject to the following:

(a) Use - Fifty percent (50%) for barangay economic development projects and the remaining amounts in accordance with Section 2 of R.A. No. 7171;

(b) Allocation - based on certification on volume of production and trade acceptances of tobacco-producing LGUs issued by the National Tobacco Administration (NTA) and endorsed by the DA, and consistent with Section 289 of R.A. No. 8424 and the guidelines to be issued by the DBM; and

(c) Release - upon certification of actual collections by the BIR and remittance to the BTr.

4. Shares in Excise Taxes from Burley and Native Tobacco Products. The amount of Three Billion Nine Hundred Forty Nine Million Four Hundred Eighty Two Thousand Pesos (₱3,949,482,000) appropriated herein for the LGU share in excise taxes from Burley and Native tobacco products shall be subject to the following:

(a) Use - in accordance with Section 8 of R.A. No. 10351;

(b) Allocation - based on certification on volume of production and trade acceptances of tobacco-producing LGUs issued by the NTA and endorsed by the DA, and consistent with R.A. No. 8240, as amended by R.A. No. 10351, and the guidelines to be issued by the DBM; and

(c) Release - upon certification of actual collections by the BIR and remittance to the BTr.

5. Shares in Incremental Collections from Value-Added Tax. The amount of Seven Hundred Twenty Five Million One Hundred Ninety Two Thousand Pesos (₱725,192,000) appropriated herein for the LGU share in incremental collections from value-added tax (VAT) authorized under R.A. Nos. 7643 and 8424 shall be subject to the following:

(a) Allocation - in accordance with Section 150 of R.A. No. 7160, as implemented by DBM-DOF-DILG J.C. No. 1-02 dated February 6, 2002; and

(b) Release - upon certification of actual collections by the BIR and remittance to the BTr.

6. Shares from Value-Added Tax in lieu of Franchise Tax. The amount of Three Hundred Eighty Eight Thousand Pesos (₱388,000) appropriated herein for the LGU share from VAT in lieu of franchise tax authorized under R.A. Nos. 6631 and 6632, as amended, respectively, shall be subject to the following:

(a) Allocation - in accordance with DBM-DOF J.C. No. 2008-1 dated June 16, 2008; and

(b) Release - upon certification of actual collections by the BIR and actual remittance to the BTr.

7. Shares in Gross Income Tax Paid by All Businesses and Enterprises within the Economic Zones. The amount of Eight Million One Hundred Forty One Thousand Pesos (₱8,141,000) appropriated herein for the LGU share in the gross income tax paid by all businesses and enterprises located within the economic zones shall be subject to the following:

(a) Allocation - in accordance with the provisions of R.A. No. 7922; and

(b) Release - upon certification of actual collections by the BIR and actual remittance to the BTr.

8. Automatic and Direct Release of all Local Government Unit Shares. The IRA, and all LGU shares appropriated herein, shall be automatically released directly by the BTr to the beneficiary LGUs through authorized government servicing banks.

The LGU shall submit quarterly reports on the utilization of the LGU shares through other electronic means and LGU’s website.

The LGU shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses
				Capital Outlays	Total
PROGRAMS
Allocation to Local Government Units
Special Shares of LGUs in the Proceeds of National Taxes		₱	28,269,833,000		₱	28,269,833,000

778	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Share in Tobacco Excise Tax Pursuant to R.A. No. 7171 (Virginia Tobacco)		17,328,337,000		17,328,337,000
Share in Tobacco Excise Tax Pursuant to R.A. No. 8240, as amended by R.A. No. 10351 (Burley and Native Tobacco)		3,949,482,000		3,949,482,000
Share in the Utilization and Development of National Wealth under R.A. No. 7160 and R.A. No. 9513		6,258,293,000		6,258,293,000
Share in the Gross Income Taxes paid by all Businesses and Enterprises within the ECOZONES pursuant to R.A. No. 7922		8,141,000		8,141,000
Share in Incremental Collections from Value Added Tax pursuant to R.A. Nos. 7643 and 8424		725,192,000		725,192,000
Share in Value Added Tax in lieu of Franchise Tax pursuant to R.A. Nos. 6632, as amended by R.A. No. 7953 and R.A. No. 6331, as amended by R.A. No 8407		388,000		388,000

TOTAL NEW APPROPRIATIONS	₱	28,269,833,000	₱	28,269,833,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance And Other Operating Expenses
Financial Assistance/Subsidy	28,269,833

Total Maintenance And Other Operating Expenses	28,269,833

TOTAL NEW APPROPRIATIONS	28,269,833

C. LOCAL GOVERNMENT SUPPORT FUND

For financial subsidy to local government units, as indicated hereunder	₱35,225,219,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	35,225,219,000		₱	35,225,219,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	779
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Special Provision(s)

1. Assistance to Cities. The amount of Three Hundred Fifty Million Pesos (₱350,000,000) appropriated herein as Assistance to Cities shall be equally allocated to Highly Urbanized Cities (HUCs) located in Metro Manila, Metro Cebu, and Metro Davao, identified in this Act to fund the construction, maintenance, and/or rehabilitation of the following projects: (1) green open spaces such as public parks and plazas, arboretum and botanical gardens; and (2) infrastructure for active mobility such as physically separated bicycle lanes, bike racks; and elevated or at-grade pedestrian footpaths and walkways. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 847, R.A. No. 11518)

2. Conditional Matching Grant to Provinces for Road and Bridge Rehabilitation, Upgrading and Improvement. The amount of Three Hundred Fifty Million Pesos (₱350,000,000) appropriated herein for the Conditional Matching Grant of Provinces (CMGP) for Road and Bridge Rehabilitation, Upgrading and Improvement shall be used to support provinces identified in this Act which are compliant with DILG’s Seal of Good Financial Housekeeping and DBM-validated Public Financial Management (PFM) Improvement Plan: PROVIDED, That the bridges shall be limited to those that form part of the road network or within the station limits of road project, consistent with the upgrading of provincial roads.

Implementation of this provision shall be subject to the guidelines to be issued for the purpose.

3. Financial Assistance to Local Government Units. The amount of Thirteen Billion Five Hundred Eighty Five Million Two Hundred Nineteen Thousand Pesos (₱13,585,219,000) appropriated here in shall be used for financial assistance to LGUs, except for LGUs under the BARMM, for the following projects: (i) construction, concreting, rehabilitation, repair or improvement of any of the following: (a) local roads and/or bridges; (b) public markets; (c) slaughterhouses; (d) multi-purpose buildings/halls; (e) multi-purpose pavements; (f) drainage canals; (g) sea wall or river wall; (h) water system projects including level 1 or stand-alone water points; (i) evacuation centers; (j) public parks; (k) fish ports; and (l) post-harvest facilities composed of ice plant and cold storage facilities; (ii) purchase of ambulance, trucks, mini dump trucks, multi-purpose vehicles or multicabs; (iii) street lighting or barangay electrification ; (iv) purchase of medical equipment; (v) financial assistance for health and sports program; (vi) assistance programs and projects for education, health and social protection in light of the COVID-19 pandemic; and (vii) assistance to indigent individual or families in any of the following forms: (a) medical; (b) burial; (c) transportation; (d) food assistance; (e) cash for work; and (f) educational assistance.

In the disbursement and utilization of this Fund, priority shall be given to assistance programs and projects for education, health and social protection in light of the COVID-19 pandemic, such as but not limited to: (i) the distribution of learning modules; (ii) COVID-19 health response; and (iii) livelihood and employment assistance.

Disbursement and utilization by the LGUs shall be subject to the pertinent provisions of R.A. No. 9184, applicable accounting, budgeting and auditing rules and regulations, and such other guidelines to be issued for the purpose.

(CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 847, R.A. No. 11518)

4. Support to the Barangay Development Program of the National Task Force to End Local Communist Armed Conflict. The amount of Sixteen Billion Four Hundred Forty Million Pesos (₱16,440,000,000) appropriated herein shall be used for the implementation of various support programs to the Eight Hundred Twenty Two (822) cleared barangays from 2016 to 2019 listed in the herein attached National Task Force To End Local Communist Armed Conflict (NTF-ELCAC) Summary. Each cleared barangay shall be allocated with an amount not exceeding Twenty Million Pesos (₱20,000,000) to be used for the following projects: (i) farm-to-market road; (ii) school building; (iii) water and sanitation system; (iv) health stations; (v) rural electrification; (vi) reconstruction, rehabilitation, repair, and other similar projects in connection with the occurrence of natural or human-induced calamities, epidemics, crises resulting from armed conflicts, insurgency, terrorism, and other catastrophes, (vii) housing, (viii) the COVID-19 vaccination, immunization and other health-related projects; (ix) agricultural, livelihood and technical vocational trainings/projects; and (x) assistance to indigent individual or families in any of the following forms of assistance: (a) medical; (b) burial; (c) transportation; (d) food; (e) cash for work; and (f) educational.

The projects shall be implemented and the corresponding allocations shall be directly released to the cleared barangays: PROVIDED, That for infrastructure projects, the projects shall be implemented and the corresponding allocations shall be directly released to the following local government units: (1) the barangay for projects costing One Million Pesos (₱1,000,000) and below; (2) the city/municipality for project costing more then One Million Pesos (₱1,000,000) but not exceeding Ten Million Pesos (₱10,000,000); and (3) the province for project costing more than Ten Million Pesos (₱10,000,000): PROVIDED, FURTHER, That the COVID-19 vaccination, immunization and health-related programs shall be implemented and the corresponding allocations shall be directly released to the Department of Health.

The DBM shall immediately release the fund upon submission of the necessary document requirements for project implementation.

Duly accredited civil society organizations are encouraged to actively participate in the implementation by way of: (i) serving as observer in the procurement process; (ii) Municipal Development Council project monitoring; and (iii) third party monitoring and evaluation, Citizens are also encouraged to provide feedback on the implementation of projects.

The NTF-ELCAC shall monitor and evaluate the progress, results and outcomes of the projects implemented by the agencies.

The implementing agencies and NTF-ELCAC shall submit to the office of the president, DBM, House of Representatives and the Senate of the Philippines, either in printed form or by way of electronic document, quarterly reports on the utilization of funds and physical accomplishments. (CONDITIONAL IMPLEMENTATION - President Veto Message, December 28, 2020, Volume I-B, page 847,R.A. No. 11518)

5. Disaster Rehabilitation and Reconstruction Assistance Program for Local Government Units. The amount of Four Billion Five Hundred Million Pesos (₱4,500,000,00) appropriated herein for the Disaster Rehabilitation And Reconstruction Assistance Program for LGUs shall be used to aid in the recovery and reconstruction of the economy and livelihood in the local government units that are directly affected by Taal Volcano eruption, Typhoon “Quinta”, Super Typhoon “Rolly” and Typhoon “Ulysses”, as indicated in the situational report issued by the National Disaster Risk Reduction And Management Council (NDRRMC): PROVIDED, That such recovery and reconstruction shall be used for the following projects based on the approved local rehabilitation and recovery plans: (i) shelter and resettlements; (ii) public infrastructure - roads, bridges, flood control and public buildings, and multi-purpose/evacuation/quarantine facilities; (iii) education and health services; (iv) agriculture - crops, livestock, fisheries; and (v) social protection: PROVIDED, FURTHER, That the amount for the rehabilitation and reconstruction assistance program shall be subject to the capability of the LGU to implement the projects. The DBM shall ensure that funds are released in the first quarter of the fiscal year provided that concerned LGUs have completed all the necessary documentary requirements for project implementation. Disbursement and utilization by the LGUs shall be subject to the pertinent provisions of R.A. No. 9184, applicable accounting, budgeting and auditing rules and regulations, and such other guidelines to be issued for the purpose.

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6. Availability of Financial Assistance to Local Government Units. The amounts appropriated as financial assistance to LGUs shall be released during the fiscal year to be deposited in a trust fund and shall be made available for disbursement for the purpose specified until December 31, 2022.

After the end of validity period, any unreleased appropriations shall lapse, while undisbursed funds shall revert to the unappropriated surplus of the General Fund in accordance with Section 28, Chapter 4, Book VI of E.O. No. 292, s. 1987.

7. Reporting and Posting Requirements. The LGU shall post quarterly reports on the utilization of the LGU shares on the LGU’s website.

The LGU shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Allocation to Local Government Units
Local Government Support Fund		₱	35,225,219,000		₱	35,225,219,000

Assistance to Cities			350,000,000			350,000,000
Conditional Matching Grant to Provinces for Road and Bridge Rehabilitation, Upgrading and Improvement			350,000,000			350,000,000
Financial Assistance to Local Government Units			13,585,219,000			13,585,219,000
Support to the Barangay Development Program of the National Task Force to End Local Communist Armed Conflict (NTF-ELCAC)			16,440,000,000			16,440,000,000
Disaster Rehabilitation and Reconstruction Assistance Program for Local Government Units			4,500,000,000			4,500,000,000

TOTAL NEW APPROPRIATIONS			P35,225,219,000			P35,225,219,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	781
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	35,225,219

Total Maintenance and Other Operating Expenses	35,225,219

TOTAL NEW APPROPRIATIONS	35,225,219

D. SPECIAL SHARES OF LOCAL GOVERNMENT UNITS IN THE PROCEEDS OF FIRE CODE FEES

For the operation and maintenance of local fire stations, as indicated hereunder	₱	458,580,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	458,580,000		₱	458,580,000

Special Provision(s)

1. Use and Release of Local Government Unit Shares in the Fire Code Fees. The amount of Four Hundred Fifty Eight Million Five Hundred Eighty Thousand Pesos (₱458,580,000) appropriated herein for the LGU shares in the taxes, fees and fines collected by the Bureau of Fire Protection pursuant to Section 13 of R.A. No. 9514 shall be used by the LGUs for the operation and maintenance of local fire stations. The amounts shall be released in accordance with DOF-DBM-DILG J.C. No. 2015-1 dated February 12, 2015.

New Appropriations, by Purpose

	Current Operating Expenditures			Capital Outlays	Total
	Personnel Services	Maintenance and Other Operating Expenses
PROGRAMS
Allocation to Local Government Units
Special Shares of LGUs in the Proceeds of Fire Code Fees		₱	458,580,000		₱	458,580,000

Share in Fire Code Fees pursuant to R.A. 9514 (Revised Fire Code)			458,580,000			458,580,000

TOTAL NEW APPROPRIATIONS		₱	458,580,000		₱	458,580,000

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GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	458,580

TOTAL MAINTENANCE AND OTHER OPERATING EXPENSES	458,580

TOTAL NEW APPROPRIATIONS	458,580

E. BARANGAY OFFICIALS DEATH BENEFITS

For payment of death benefits of barangay officials who died during their term of office as indicated hereunder	₱	50,000,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱50,000,000		₱	50,000,000

Special Provision(s)

1. Payment of Barangay Officials Death Benefits. The amount of Fifty Million Pesos (₱50,000,000) appropriated herein shall be used for the payment of death benefits to barangay officials, namely: the punong barangay, regular and ex-officio members of the sangguniang barangay, including Indigenous People representatives, barangay secretary and treasurer, who died during their term of office.

Release of funds shall be made through the DILG.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
Allocation to Local Government Units
Barangay Officials Death Benefits		₱50,000,000		₱	50,000,000

For payment of Death Benefits of Barangay Officials Namely: the Punong Barangay, Regular and Ex-officio Members of the Sangguniang Barangay, including Indigenous People Representatives, Barangay Secretary and Treasurer, who died during their term of office		50,000,000			50,000,000

TOTAL NEW APPROPRIATIONS		₱50,000,000		₱	50,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	783
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	50,000

Total Maintenance and Other Operating Expenses	50,000

TOTAL NEW APPROPRIATIONS	50,000

F. BANGSAMORO AUTONOMOUS REGION IN MUSLIM MINDANAO

For financial subsidy to local government units, as indicated hereunder	₱	8,613,514,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	8,613,514,000		₱	8,613,514,000

Special Provision(s)

1. Annual Block Grant. The amount of Seventy One Billion Six Hundred Sixty Nine Million Eight Hundred Thirty Three Thousand Pesos (₱71,669,833,000) is automatically appropriated for the share of the BARMM in the national internal revenue tax collections of the BIR and the collections of the BOC in accordance with Sections 15 to 18, Article XII of R.A. No. 11054.

2. Special Development Fund. The amount of Five Billion Pesos (₱5,000,000,000) is appropriated for the rebuilding, rehabilitation, and development of the conflict-affected communities in the BARMM in accordance with Section 2, Article XIV of R.A. No. 11054.

Release of funds shall be subject to submission of the Bangsamoro Development Plan (BDP) adopted by the Bangsamoro Government, and the utilization thereof shall be in accordance with the BDP, as provided in Section 6, Article XIII of R.A. No. 11054.

3. Share in Taxes, Fees and Charges Collected in the Bangsamoro Autonomous Region. The amount of Three Billion Six Hundred Thirteen Million Five Hundred Fourteen Thousand Pesos (₱3,613,514,000) appropriated herein for the shares of the BARMM in taxes, fees, and charges under Section 10, Article XII of R.A. No. 11054 shall be subject to the following:

(a) Allocation - in accordance with Section 10(a) and (b), Article XII of R.A. No. 11054, which states that twenty-five percent (25%) shall pertain to the National Government share and seventy-five percent (75%) shall be the share of the Bangsamoro Government, inclusive of the shares of the constituent LGUs: PROVIDED, That for the first ten (10) years from the effectivity of the said law, the twenty-five percent (25%) share of the National Government shall accrue to the Bangsamoro Government; and

(b) Release - upon certification of actual collections by the revenue collecting agencies concerned and remittance to the BTr.

4. Direct Release of BARMM Shares. The amount of shares appropriated herein shall be released directly by the BTr to the BARMM Government through an authorized government servicing bank, subject to cash programming by the National Government.

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GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
Allocation to Local Government Units
Bangsamoro Autonomous Region in Muslim Mindanao		₱8,613,514,000		₱	8,613,514,000

Special Development Fund		5,000,000,000			5,000,000,000
Share in National Taxes		3,613,514,000			3,613,514,000

TOTAL NEW APPROPRIATIONS		₱8,613,514,000		₱	8,613,514,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	8,613,514

TOTAL MAINTENANCE AND OTHER OPERATING EXPENSES	8,613,514

TOTAL NEW APPROPRIATIONS	8,613,514

DECEMBER 28, 2020	OFFICIAL GAZETTE	785
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

GENERAL SUMMARY

ALLOCATIONS TO LOCAL GOVERNMENT UNITS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
A. METROPOLITAN MANILA DEVELOPMENT AUTHORITY	₱	57,246,000	₱ 2,764,299,000	₱2,011,320,000	₱ 4,832,865,000
B. SPECIAL SHARES OF LGUS IN THE PROCEEDS OF NATIONAL TAXES			28,269,833,000		28,269,833,000
C. LOCAL GOVERNMENT SUPPORT FUND			35,225,219,000		35,225,219,000
D. SPECIAL SHARES OF LGUS IN THE PROCEEDS OF FIRE CODE FEES			458,580,000		458,580,000
E. BARANGAY OFFICIALS DEATH BENEFITS			50,000,000		50,000,000
F. BANGSAMORO AUTONOMOUS REGION IN MUSLIM MINDANAO (BARMM)			8,613,514,000		8,613,514,000

TOTAL NEW APPROPRIATIONS, ALLOCATIONS TO LOCAL GOVERNMENT UNITS	₱	57,246,000	₱75,381,445,000	₱2,011,320,000	₱77,450,011,000

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GENERAL APPROPRIATIONS ACT, FY 2021

XXXVIII. CONTINGENT FUND

Fund subsidies for contingencies	₱	13,000,000,000

New Appropriations, by Purpose

Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱8,000,000,000	₱5,000,000,000	₱13,000,000,000

Special Provision(s)

1. Contingent Fund. The amount of Thirteen Billion Pesos (₱13,000,000,000) appropriated herein shall cover the funding requirements of new or urgent activities or projects of national government agencies, GOCCs, and LGUs that need to be implemented or paid during the year, such as, but not limited to the following: (i) legal obligation of the government arising from final and executory decisions of competent authorities, such as compromise agreements, arbitral awards, mediation settlement agreement, and professional services in connection thereto; (ii) requirements of newly created offices; or (iii) deficiencies in the appropriations for local and external travels of the President of the Philippines.

In no case shall this Fund be used for the purchase of motor vehicles, including any improvements thereon.

Release of funds shall be made directly to the agencies concerned, except for GOCCs and LGUs which shall be made through the BTr, subject to the approval by the President of the Philippines, other than payment resulting from final and executory decisions of competent authorities, which shall be subject to the approval of the DBM.

The DBM shall include information on the releases from the Contingent Fund in its quarterly and annual reports submitted to Congress.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Purpose(s)
Contingent Fund
Fund Subsidies for Contingencies		₱	8,000,000,000	₱5,000,000,000	₱	13,000,000,000

Sub-total, Purpose(s)			8,000,000,000	5,000,000,000		13,000,000,000

TOTAL NEW APPROPRIATIONS		₱	8,000,000,000	₱5,000,000,000	₱	13,000,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	787
CONTINGENT FUND

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	8,000,000

Total Maintenance and Other Operating Expenses	8,000,000

Total Current Operating Expenditures	8,000,000

Capital Outlays
Property, Plant and Equipment Outlay Infrastructure Outlay	5,000,000

Total Capital Outlays	5,000,000

TOTAL NEW APPROPRIATIONS	13,000,000

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GENERAL APPROPRIATIONS ACT, FY 2021

GENERAL SUMMARY

CONTINGENT FUND

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
A. CONTINGENT FUND		₱	8,000,000,000	₱	5,000,000,000	₱	13,000,000,000

TOTAL NEW APPROPRIATIONS, CONTINGENT FUND		₱	8,000,000,000	₱	5,000,000,000	₱	13,000,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	789
MISCELLANEOUS PERSONNEL BENEFITS FUND

XXXIX. MISCELLANEOUS PERSONNEL BENEFITS FUND

For payment of miscellaneous personnel benefits to or on behalf of national government officials and employees	₱	29,273,591,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS	₱	29,073,591,000	₱	200,000,000		₱	29,273,591,000

Special Provision(s)

1. Payment of Personnel Benefits. The amount of Twenty Nine Billion Seventy Three Million Five Hundred Ninety One Thousand Pesos (₱29,073,591,000) appropriated herein for the payment of personnel benefits shall be used for deficiencies in authorized salaries, bonuses, allowances, associated premiums and other similar personnel benefits of National Government personnel, including Personnel Services requirements for the filling and creation of positions as may be authorized by law, the President of the Philippines, or the DBM. Of this amount, Six Hundred Seventy Million Two Hundred Seventeen Thousand Pesos (₱670,217,000) shall cover the increase in government counterpart contributions to PhilHealth pursuant to R.A. No. 11223.

Release of funds shall be subject to the determination by the DBM that the Personnel Services requirements cannot be accommodated within the agency’s Personnel Services appropriations as authorized under Section 47 of the General Provisions of this Act.

2. Legal Defense Fund. The amount of Two Hundred Million Pesos (₱200,000,000) appropriated herein for the Legal Defense Fund shall be used for the actual expenses, including payment of premiums for posting of bail bonds and cash advance for expense of officials and employees of departments, bureaus and offices, in relation to the defense of administrative, civil or criminal cases filed against them in courts for acts committed in the performance of their actual functions.

The claims that may be charged against this Fund shall include the claims duly filed starting FY 2016, which have not been released without the fault of the claimant, and limited to the amounts provided in the guidelines issued for this purpose. The maximum allowable amounts shall be applied per case and consolidated cases shall be considered as one case.

The amount of legal expenses charged against this Fund shall be refunded to the government when the claimant is found guilty by final judgment by the Court in relation to the offense charged.

Implementation of this special provision shall be subject to the guidelines issued by the DBM and such other guidelines to be issued for the purpose.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
Purpose(s)
Miscellaneous Personnel Benefits Fund
1. Performance-Based Bonus	₱	7,000,000,000	₱		₱	7,000,000,000
2. Funding Requirements for the Filling up of Unfilled Positions		11,677,799,000				11,677,799,000

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GENERAL APPROPRIATIONS ACT, FY 2021

3. Legal Defense Fund			200,000,000		200,000,000
4. For Payment of Other Personnel Benefits	165,317,000				165,317,000
5. For Payment of Compensation Adjustment	1,196,729,000				1,196,729,000
6. Funding Requirements for Staffing Modifications and Upgrading of Salaries	8,363,529,000				8,363,529,000
7. For Payment of Contributions to Philippine Health Insurance Corporation	670,217,000				670,217,000

Sub-total, Purpose(s)	29,073,591,000		200,000,000		29,273,591,000

TOTAL NEW APPROPRIATIONS	₱29,073,591,000	₱	200,000,000	₱	29,273,591,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Other Compensation Common to All
Overtime Pay	125,303
Performance Based Bonus	7,000,000
Step Increment	40,014

Total Other Compensation Common to All	7,165,317

Other Compensation for Specific Groups
Lump-sum for Compensation Adjustment	1,196,729
Lump-sum for filling of Positions – Civilian	11,677,799
Lump-sum for Personnel Services	8,363,529

Total Other Compensation for Specific Groups	21,238,057

Other Benefits
PhilHealth Contributions	670,217

Total Other Benefits	670,217

Total Personnel Services	29,073,591

Maintenance and Other Operating Expenses
Professional Services	200,000

Total Maintenance and Other Operating Expenses	200,000

Total Current Operating Expenditures	29,273,591

TOTAL NEW APPROPRIATIONS	29,273,591

DECEMBER 28, 2020	OFFICIAL GAZETTE	791
MISCELLANEOUS PERSONNEL BENEFITS FUND

GENERAL SUMMARY

MISCELLANEOUS PERSONNEL BENEFITS FUND

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. MISCELLANEOUS PERSONNEL BENEFITS FUND	₱	29,073,591,000	₱	200,000,000		₱	29,273,591,000

TOTAL NEW APPROPRIATIONS, MISCELLANEOUS PERSONNEL BENEFITS FUND	₱	29,073,591,000	₱	200,000,000		₱	29,273,591,000

792	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

XL. NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND

For aid, relief and rehabilitation services to communities/areas affected by human-induced and natural calamities, and repair and reconstruction of permanent structures, including other capital expenditures for disaster operation, and rehabilitation activities, as indicated hereunder	₱	20,000,000,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
TOTAL NEW APPROPRIATIONS		₱	6,898,846,000	₱	13,101,154,000	₱	20,000,000,000

Special Provision(s)

1. National Disaster Risk Reduction and Management Program. The amount of Fifteen Billion Pesos (₱15,000,000,000) appropriated herein for Purposes 1 and 2 may be used for, and released in accordance with the following:

(a) Disaster risk reduction or mitigation, prevention and preparedness activities such as, but not limited to, training of personnel, procurement of equipment and capital expenditures, including the upgrading, improvement and construction of evacuation centers in poor and/or highly vulnerable LGUs. It can also be utilized for reconstruction, rehabilitation, repair, aid, relief and other works or services, including pre-disaster activities, in connection with the occurrence of natural or human-induced calamities, epidemics as declared by the DOH, crises resulting from armed conflicts, insurgency, terrorist, and other catastrophes occurring in the current or two (2) preceding years, subject to the approval of the President of the Philippines who may take into consideration the recommendation of the National Disaster Risk Reduction and Management Council (NDRRMC) for local disasters or the appropriate agency for the international crises. The NDRRMC shall consider the donations or grants received by agencies in support of calamities in making the foregoing recommendation;

Reconstruction or rehabilitation projects shall be implemented by the appropriate department, agency, or LGUs with the capability to implement the projects concerned and subject to the guidelines provided under Section 89 of the General Provisions of this Act;

(b) Additional funding source to the Quick Response Fund (QRF) of the implementing agency concerned when the balance thereof has reached fifty percent (50%), subject to the approval of the DBM, copy furnished the NDRRMC; and.

(c) Payment of insurance premium of government assets against natural or human-induced calamities, epidemics, crises, and catastrophes as provided under R.A. No. 656: PROVIDED, That the amount shall not exceed Two Billion Pesos (₱2,000,000,000): PROVIDED, FURTHER, That utmost priority shall be given to area heavily damaged by calamities. Release of funds shall be subject to the guidelines to be issued by the DBM, DOF and GSIS, and submission of a special budget in accordance with Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Quick Response Fund. The QFR allocations authorized in this Act shall be exclusively limited to those under the budgets of the following agencies:

DA – OSEC	₱	1,000,000,000
DEPED – OSEC		2,000,000,000
DOH – OSEC		520,000,000
DILG – BFP		50,000,000
DILG – PNP		50,000,000
DND – OCD		500,000,000
DPWH – OSEC		1,000,000,000
DSWD – OSEC		1,250,000,000

TOTAL	₱	6,370,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	793
NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND

3. Marawi Recovery, Rehabilitation and Reconstruction Program. The amount of Five Billion Pesos (₱5,000,000,000) appropriated herein under Purpose 3 shall be used for recovery, rehabilitation, reconstruction, aid and relief projects in Marawi City and other affected areas in connection with the occurrence of armed conflicts, particularly the Marawi siege.

Infrastructure projects under this Program shall be implemented by the appropriate department or agency.

Release of funds shall be made directly to the implementing agencies in accordance with the approval of the President of the Philippines who may take into consideration the recommendation of the NDRRMC.

4. Availability of the National Disaster Risk Reduction and Management Fund. The amounts appropriated herein for calamities, epidemics as declared by the DOH, crises resulting from armed conflicts, insurgency, terrorism, and other catastrophes occurring in 2021 shall be available for obligation and disbursement for the purpose specified until December 31, 2022.

(CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 848, R.A. No. 11518)

5. Reporting and Posting Requirements. The implementing agencies shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b) Implementing agencies’ website.

The implementing agencies shall send written notice when said reports have been submitted or posted on its website to the DBM, NDRRMC, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

6. Appropriations under the National Disaster Risk Reduction and Management Fund. Modification of allotment within the purposes authorized herein shall be subject to the approval of the DBM.

New Appropriations, by Purpose

	Current Operating Expenditure
	Personal Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAM
Purpose(s)
National Disaster Risk Reduction and Management Fund
1. Aid, Relief and Rehabilitation Services to Communities/Areas by Calamities, Including Training of Personnel, and Other Pre-disaster Activities		₱	3,898,846,000	₱		₱	3,898,846,000
2. Repair and Reconstruction of Permanent Structures, including Capital Expenditures for Pre-disaster Operations, Rehabilitation and Other Related Activities					11,101,154,000		11,101,154,000
3. Marawi Recovery, Rehabilitation and Reconstruction Program			3,000,000,000		2,000,000,000		5,000,000,000

Sub-total, Purpose(s)			6,898,846,000		13,101,154,000		20,000,000,000

TOTAL NEW APPROPRIATIONS		₱	6,898,846,000	₱	13,101,154,000	₱	20,000,000,000

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GENERAL APPROPRIATIONS ACT, FY 2021

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	6,898,846

Total Maintenance and Other Operating Expenses	6,898,846

Total Current Operating Expenditures	6,898,846

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	13,101,154

Total Capital Outlays	13,101,154

TOTAL NEW APPROPRIATIONS	20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	795
NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND

GENERAL SUMMARY

NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
A. NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND		₱	6,898,846,000	₱	13,101,154,000	₱	20,000,000,000

TOTAL NEW APPROPRIATIONS, NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND		₱	6,898,846,000	₱	13,101,154,000	₱	20,000,000,000

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GENERAL APPROPRIATIONS ACT, FY 2021

XLI. PENSION AND GRATUITY FUND

For payment of pension and retirement gratuity and terminal leave benefits, including separation benefits and/or incentives, as indicated hereunder	₱	152,893,651,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS	₱	152,765,821,000	₱	127,830,000		₱	152,893,651,000

Special Provision(s)

1. Pension and Gratuity Fund. The amount of One Hundred Fifty Two Billion Eight Hundred Ninety Three Million Six Hundred Fifty One Thousand Pesos (₱152,893,651,000) appropriated herein shall cover the payment of the following:

(a) Pension of: (i) AFP retirees; (ii) war or military veterans of the DND; (iii) retired uniformed personnel of the DILG, Police Constabulary-Integrated National Police (PC-INP), NAMRIA and Philippine Coast Guard; and (iv) other retirees of the National Government;

(b) Retirement benefits of: (i) optional retirees of the National Government; (ii) retired personnel of GOCCs, which are financially unable to pay said benefits, subject to the submission of the streamlining program and measures that will enhance efficiency and effectiveness; and (iii) personnel devolved to LGUs in accordance with N.B.C. Nos. 429 and 429-A dated September 30, 1993 and December 29, 1993, respectively;

(c) Separation benefits or incentives of affected personnel pursuant to the implementation of: (i) restructuring of agencies affected by the integration and automation of the BTMS and the operationalization of the Treasury Single Account under E.O. No. 55, s. 2011; and (ii) reorganization, streamlining, rightsizing, merger/consolidation, abolition, privatization, and other forms of organizational restructuring authorized under applicable laws, rules and regulations;

(d) Monetization of leave credits of National Government personnel and transferred leave credits of National Government personnel devolved to the LGUs in accordance with R.A. No. 7160, as implemented by E.O. No. 503, s. 1992 and N.B.C. Nos. 429 and 429-A; and

(e) Other deficiencies in the authorized appropriations for retirement and terminal leave benefits.

In no case shall releases from this Fund be used to pay any additional compensation component of pension or retirement and terminal leave benefits, such as year-end bonus, cash gifts, bonuses, per diems, allowances, overtime pay or such other benefits, unless otherwise specifically authorized under existing laws.

2. Retirement Benefits and Pension Differentials of Philippine Constabulary – Integrated National Police Retirees. The payment of retirement benefits and pension differential of PC-INP retirees pursuant to the Supreme Court Decision in DBM vs. Manila’s Finest Retirees, G.R. No. 169466 promulgated on May 9, 2007 shall be based on the list of eligible PC-INP retirees with the corresponding computation of their respective retirement benefits and pensions. Said list shall be duly authenticated by the PRP and submitted to the DBM for validation of computed benefits. The computation shall exclude retirement benefits and pension previously paid to, or currently being received by, said retirees.

3. Release of Funds. Release of funds shall be made directly to the agencies concerned except for GOCCs and LGUs which shall be made through the BTr.

DECEMBER 28, 2020	OFFICIAL GAZETTE	797
PENSION AND GRATUITY FUND

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Purpose(s)
Pension and Gratuity Fund
1. For payment of pension	₱	130,819,413,000	₱			₱	130,819,413,000
2. For payment of retirement and terminal leave benefits		21,172,625,000		22,828,000			21,195,453,000
3. For Payment of separation benefits and/or incentives				88,433,000			88,433,000
4. For payment of monetization of leave credits		773,783,000		16,569,000			790,352,000

Sun-total, Purpose(s)		152,765,821,000		127,830,000			152,893,651,000

TOTAL NEW APPROPRIATIONS	₱	152,765,821,000	₱	127,830,000		₱	152,893,651,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Other Benefits
Retirement Gratuity	3,667,280
Terminal Leave	13,134,998

Total Other Benefits	16,802,278

Other Personnel Benefits
Pension, Civilian Personnel	1,107,066

Total Other Personnel Benefits	1,107,066

Military/Uniformed Personnel
Other Benefits
Retirement Gratuity	1,974,914

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GENERAL APPROPRIATIONS ACT, FY 2021

Terminal Leave	3,169,216

Total Other Benefits	5,144,130

Other Personnel Benefits
Pension, Military/Uniformed Personnel	120,110,474
Pension, Veterans	9,601,873

Total Other Personnel Benefits	129,712,347

Total Personnel Services	152,765,821

Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	127,830

Total Maintenance and Other Operating Expenses	127,830

Total Current Operating Expenditures	152,893,651

TOTAL NEW APPROPRIATIONS	152,893,651

DECEMBER 28, 2020	OFFICIAL GAZETTE	799
PENSION AND GRATUITY FUND

GENERAL SUMMARY

PENSION AND GRATUITY FUND

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. PENSION AND GRATUITY FUND	₱	152,765,821,000	₱	127,830,000		₱	152,893,651,000

TOTAL NEW APPROPRIATIONS, PENSION AND GRATUITY FUND	₱	152,765,821,000	₱	127,830,000		₱	152,893,651,000

800	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

XLII. UNPROGRAMMED APPROPRIATIONS

For fund requirements in accordance with the purposes indicated hereunder	₱	176,315,584,000

New Appropriations, by Purpose

Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
TOTAL NEW APPOPRIATIONS	₱2,000,000,000	₱122,199,037,000	₱52,116,547,000	₱176,315,584,000

Special Provision(s)

1. Availment of the Unprogrammed Appropriations. The amounts authorized herein for Purpose Nos. 1–2, 4–7, 9–11 and 13–24 may be used when any of the following exists:

(a) Excess revenue collections in any one of the identified non-tax revenue sources from its corresponding revenue collection target, as reflected in Tables C.1 and C.4 of the BESF;

(b) New revenue collections or those arising from new tax or non-tax sources which are not part of, nor included in, the original revenue sources reflected in Tables C.3 and C.4 of the BESF; or

(c) Approved loans for foreign-assisted projects.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987 and the following: (i) for excess revenue collections, issuance of a certification that remitted collections to the BTr from a particular revenue source has exceeded the corresponding revenue collections target; or (ii) for new revenue collections, issuance of a certification that remitted collections identified were not part of, nor included in, the original revenue collection targets reflected.

In the case of approved loans, issuance of SARO covering the loan proceeds shall be subject to submission by the agency concerned of request together with work and financial plan, project profile, and a copy of the perfected loan agreement.

2. Support for Infrastructure Projects and Social Programs. The amount of Nine Billion Eight Hundred Forty Million Six Hundred Seventy One Thousand Pesos (₱9,840,671,000) appropriated herein chargeable against Purpose No. 1, shall be used in support for infrastructure projects and social programs.

Release of funds shall be subjected to Special Provision No. 1 hereof and the guidelines issued by the agencies concerned.

3. Armed Forces of the Philippines Modernization Program. The amount of Eleven Billion Pesos (₱11,000,000,000) chargeable against Purpose No. 2 shall be used exclusively to support the funding requirements for the modernization projects under the AFP Modernization Program in accordance with R.A. No. 10349.

Releases for the AFP Modernization Program shall be subject to Special Provision No. 1 hereof and submission by the DND to DBM of the recommendation by the appropriate bids and awards committee for the award of contracts for the modernization projects.

4. Conversion of National Government Advances into Subsidy for Government-Owned or –Controlled Corporations. The amount of Seven Billion Four Hundred Sixty Four Million Eight Hundred Fifteen Thousand Pesos (₱7,464,815,000) used to cover the National Government (NG) advances for debt servicing of loan obligations of GOCCs and interest on the NG advances, shall be converted into subsidy. Such conversion shall require the issuance of SARO for book entry purposes chargeable against Purpose No. 3.

5. Support to Foreign-Assisted Projects. The amount of Nine Billion Five Hundred Eleven Million One Hundred Ninety Six Thousand Pesos (₱9,511,196,000) appropriated herein chargeable against Purpose No. 4 shall be used exclusively for the following programs and projects:

(i) Support to Parcelization of Lands for Individual Titling (SPLIT) Project;

(ii) Philippine Rural Development Project;

(iii) Expansion of the Philippine Rural Development Project;

(iv) Local Governance Reform Project;

(v) Rural Agro-Enterprise Partnership for Inclusive Development (RAPID) Growth;

(vi) Mindanao Railway Project;

(vii) Subic-Clark Railway;

(viii) New Cebu International Container Port Project;

(ix)	LRT Line 1 Cavite Extension Project;

DECEMBER 28, 2020	OFFICIAL GAZETTE	801
UNPROGRAMMED APPROPRIATIONS

(x) Philippine National Railways South Long Haul Project;

(xi) Cebu Bus Rapid Transit (BRT) Project;

(xii) Metro Manila BRT Line 1 Project – Quezon Avenue;

(xiii) Edsa Greenways Project;

(xiv) Maritime Safety Capability Improvement Project;

(xv) Capacity Building to Foster Competition Project;

(xvi) Intensified Community-Based Dairy Enterprise Development;

(xvii) Metro Manila Subway Project Phase 1;

(xviii) North-South Commuter Railway System;

(xix) Improving Growth Corridors in Mindanao Road Sector Project;

(xx) Ambal-Simuay River and Rio Grande de Mindanao River Flood Control Projects; and

(xxi) Infrastructure Preparation and Innovation Facility (IPIF), ADB Loan No. 3886-PHI.

Release of funds for the Purpose shall be subject to Special Provision No. 1 hereof.

(CONDITIONAL IMPLEMENTATION – President’s Veto Message, December 28, 2020, Volume I-B, page 850-851, R.A. No. 11518)

6. Risk Management Program. The amount of One Billion Pesos (₱1,000,000,000) chargeable against Purpose No. 5 shall be used for the government’s Risk Management Program to cover commitments made by, and obligations of, the NG in the agreements covering Public-Private Partnership (PPP) projects, subject to the following:

(a) Compliance with the conditions for the release of the Unprogrammed Appropriations under Special Provisions No. 1 hereof;

(b) Approval of the PPP projects by the NEDA Board or the Investment Coordination Committee, in accordance with R.A. No. 6957, as amended by R.A. No. 7718. In case of obligations assumed by GOCC’s, issuance or execution of a performance undertaking or other similar instrument by the agency concerned confirming that the NG will assume said obligations in case of default by the GOCC; and

(c) Approval of the use of the Unprogrammed Appropriations by the DBCC upon recommendation by the head of the agency concerned and the DBCC- Technical Working Group on Contingent Liabilities.

Implementation of this provision shall be subject to guidelines that may be issued for the purpose.

7. Payment of Arrears of the Land Transportation Office for Information Technology Services. The amount of Two Billion Pesos (₱2,000,000,000) appropriated herein chargeable against Purpose No. 6 shall be used to cover the payment of Land Transportation Office for information technology services.

Release of funds for the purpose shall be subject to Special Provision No. 1 hereof.

8. Refund of the Service Development fee for the Right to Develop the Nampeidai Property in Tokyo, Japan. The amount of Two Hundred Ten Million Five Hundred Seventy Nine Thousand Pesos (₱210,579,000) chargeable against Purpose No. 7 shall be used exclusively for the Refund of the Service Development Fee on the right to develop the Nampeidai Property in Tokyo, Japan to Nagayama-Taisei Consortiun (NTC), pursuant to the Notice of Termination dated June 11, 2009 issued by the Secretary of Finance cancelling the award to NTC on the right to develop the Nampeidai Property.

Release for the refund shall be subject to Special Provision No. 1 hereof, prior endorsement by the Secretary of Finance that the conditions, if any, for the refund have been complied with, and submission by the DOF of certification from the BTr that the amount corresponding to the Service Development fee has actually been deposited with the National Treasury as income of the General Fund.

9. Prior Years’ Local Government Unit Shares. The amount of Fourteen Million Six Hundred Twenty Three Thousand Pesos (₱14,623,000) chargeable against Purpose No. 8 for prior years’ LGU shares from Special Privilege Tax shall be released by the BTr to the beneficiary LGUs only through authorized government servicing banks upon certification of actual collections by the revenue collecting agency and actual remittance to the BTr.

The LGU shall submit quarterly reports on the utilization of the prior years’ LGU shares, through the following:

(a) LGU Reporting System (LGURS) or other electronic means for reports not covered by the LGURS; and

(b) LGU’s website.

The LGU shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

10. COVID-19 Vaccines and Provision for Logistical Requirements. The amount of Seventy Billion Pesos (₱70,000,000,000) shall be used for the purchase of COVID-19 vaccines and for the logistical requirements of acquisition, delivery and storage of COVID-19 vaccines, as well as the conduct of a nationwide mass immunization program against the coronavirus disease, which is chargeable against Purpose No. 9.

Release of funds for the purpose shall be subject to Special Provision No. 1 hereof. The purchase of COVID-19 vaccines shall be given highest priority in the use of any excess collection on non-tax revenue sources.

11. Health Facilities Enhancement Program. The amount of Five Billion Five Hundred Eighteen Million Four Hundred Eleven Thousand Pesos (₱5,518,411,000) chargeable against Purpose No. 10 shall be used for the construction, upgrading, expansion, rehabilitation and/or repair of, and land acquisition for, barangay health stations, rural health units, LGU hospitals, specialized hospitals, regional medical centers, dangerous drugs abuse treatment and rehabilitation centers and other health care facilities, with priority in the Universal Health Care sites and GIDAs.

Release of funds shall be subject to Special Provision No. 1 hereof. In addition, the release of funds shall be subject to the certification from the DOH Secretary attesting that the projects are part/consistent with the Philippine Health Facility Development Plan (2017-2022).

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12. Miscellaneous Personnel Benefits. The amount of Two Billion Pesos (₱2,000,000,000) appropriated herein chargeable against Purpose No. 11 shall be used to augment the funding requirements for the payment of personnel benefits, such as compensation adjustments, staffing modifications, and grant of performance-based bonus, under the Miscellaneous Personnel Benefits Funs.

Release of funds for the purpose shall be subject to Special Provision No. 1 hereof.

13. Prior Year’s Bangsamoro Autonomous Region in Muslim Mindanao Shares. The amount of Three Hundred Thirty Three Million Three Hundred Eighty Two Thousands Pesos (₱333,382,000) appropriated herein chargeable against Purpose No. 12 for the FY 2019 shares of the BARMM, formerly Autonomous Region in Muslim Mindanao from the collection of taxes in the BARMM, shall be released directly by the BTr to the BARMM Government through an authorized government servicing bank upon certification of actual collections by the revenue collecting agency and actual remittance to the BTr.

The Bangsamoro Government shall post quarterly reports on the utilization of the FY 2019 shares of the BARMM, through the Bangsamoro Government’s website.

The Bangsamoro Government shall send written notice when said reports have been posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

14. Basic Education Facilities. The amount of Three Billion Eight Hundred Forty Nine Million Five Hundred Forty Thousand Pesos (₱3,849,540,000) chargeable against Purpose No. 14 shall be used for the electrification of unenergized schools and modernization of electrical systems of on-grid schools. This shall include the upgrading of existing electrical power systems of existing buildings, purchase and installation of appropriate transformers, and/or purchase and installation of solar power systems, as may be necessary and appropriate in the use of renewable energy.

The DepEd shall prioritize the use of solar energy sources in providing electricity to off-grid and on-grid public schools. In addition, implementation of this program shall be in consultation with the DOE or DPWH.

Release of funds shall be subject to Special Provision No. 1 hereof.

15. Government Assistance and Subsidies-Voucher Program for Private Senior High School (per Republic Act No. 10533). The amount of Eleven Billion Five Hundred Thirty One Million Two Hundred Eighty Four Thousand Pesos (₱11,531,284,000) appropriated herein chargeable against Purpose No. 15 shall be used for the implementation of the Senior High School (SHS) Voucher Program to enable qualified students, as determined by DepEd, to enroll in private secondary schools, private higher education institutions, and private technical vocational institutions authorized to offer the SAS Program.

Release of funds shall be subject to Special Provision No. 1 hereof.

16. Last Mile Schools Program. The amount of Six Billion Five Hundred Million Pesos (₱6,500,000,000) appropriated herein chargeable against Purpose No. 16 shall be used for the construction, replacement, and completion of kindergarten, elementary and secondary school buildings and technical vocational laboratories in the Last Mile Schools, and the construction of water and sanitation facilities, and Administration and Climate Change Emergency Storage and Shelter (ACCESS) buildings.

Release of funds shall be subject to Special Provision No. 1 hereof.

17. Flexible Learning Options. The amount of Six Billion Pesos (₱6,000,000,000) chargeable against Purpose No. 17 shall be used for the development, reproduction and delivery of learning resources for the implementation of the Basic Education-Learning Continuity Plan.

Release of lands shall be subject to Special Provision No. 1 hereof.

18. Shares of Local Government Units is Excise Taxes from Locally Manufactured Virginia-Type Cigarettes. In addition to the amount provided under the Allocations to LGUs in this Act, the amount of Two Billion Five Hundred Forty Four Million Seventy One Thousand Pesos (₱2,544,071,000) chargeable against Purpose No. 18 shall be used for the LGU share in excise taxes from locally manufactured Virginia-type cigarettes, subject to the following:

(a) Use - Fifty percent (50%) for barangay economic development projects and the remaining amounts in accordance with Section 2 of R.A. No. 7171;

(b) Allocation - based on certification on volume of production and trade acceptances of tobacco-producing LGUs issued by the National Tobacco Administration (NTA) and endorsed by the DA, and consistent will Section 289 of R.A. No. 8424 and the guidelines to be issued by the DBM; and

(c) Release - upon certification of actual collections by the BIR and remittance to the BTr, and to Special Provision No. 1 hereof.

19. Shares of LGUs in Excise Taxes from Burley and Native Tobacco Products. In addition to the amount provided under the Allocations to LGUs is this Act, the amount of Nine Hundred Eighty Eight Million Eight Hundred Ninety Eight Thousand Pesos (₱988,898,000) chargeable against Purpose No. 19 shall be used for the LGU share in excise taxes from Burley and Native tobacco products, subject to the following:

(a) Use - in accordance with Section 8 of R.A. No. 10351;

(b) Allocation - based on certification on volume of production and trade acceptances of tobacco-producing LGUs issued by the NTA and endorsed by the DA, and consistent with R.A. No. 8240, as amended by R.A. No. 10351, and the guidelines to be issued by the DBM; and

(c) Release - upon certification of actual collections by the BIR and remittance to the BTr, and to Special Provision No.1 hereof.

20 Right-Of-May Acquisition. The amount of Six Billion Pesos (₱6,000,000,000) chargeable against Purpose No. 20 shall be used for the payment Right-Of-May expenses authorized under R.A. No. 10752, relative to the implementation of infrastructure projects of the DOTr and DPWH

Release of funds for the purpose shall be subject to Special Provision No. 1 hereof.

(CONDITIONAL IMPLEMENTATION – President’s Veto Message, December 28, 2020, Volume I-B, page 851, R.A. No. 11518)

DECEMBER 28, 2020	OFFICIAL GAZETTE	803
UNPROGRAMMED APPROPRIATIONS

21. National Identification System. The amount of Two Billion Five Hundred Million Pesos (₱2,500,000,000) chargeable against Purpose No. 22 shall be used exclusively to support the funding requirements for the establishment of a single identification system under R.A. No. 11055.

Releases for the Philippine Identification System shall be subject to Special Provision No. 1 hereof.

(CONDITIONAL IMPLEMENTATION – President’s Veto Message, December 28, 2020, Volume I-B, page 851, R.A. No. 11518)

22. Use of Excess Tariff Collections from Rice Importation. The excess of the Ten Billion Pesos (₱10,000,000,000) collected by the Bureau of Customs for the year 2020 under the Rice Tariffication Law shall be released as cash assistance for rice farmers as compensation for the projected reduction or loss of farm income arising from the tariffication of quantitative import restrictions on rice. Priority shall be given to farmers who are farming one (1) hectare and below as registered in the Registry System for Basic Sectors in Agriculture: PROVIDED, That this amount is chargeable against Purpose No. 1.

(CONDITIONAL IMPLEMENTATION – President’s Veto Message, December 28, 2020, Volume I-B, page 849, R.A. No. 11518)

23. Amounts under the Unprogrammed Appropriations. The DBM is hereby authorized to approve the following:

(a) Modification of amounts within the authorized purposes; and

(b) Use of amounts under the Purposes of the Unprogrammed Appropriations, except the Budgetary Support to GOCCs and the Support to Foreign-Assisted Projects, as additional appropriations to cover deficiencies in the amounts authorized in any of the purposes under the Unprogrammed Appropriations.

The DBM shall submit to the Office of the President, either in printed form or by way of electronic document, monthly reports on income and expenditure.

24. Reportorial Requirement. The DBM shall submit to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, quarterly reports on releases from the Unprogrammed Appropriations.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PURPOSE(S)
1. Support for Infrastructure Projects and Social Programs	₱		₱	3,262,366,000	₱	6,578,305,000	₱	9,840,671,000
2. AFP Modernization Program						11,000,000,000		11,000,000,000
3. Budgetary Support to Government-Owned and/or –Controlled Corporations				7,464,815,000				7,464,815,000
4. Support to Foreign-Assisted Projects				2,940,905,000		6,570,291,000		9,511,196,000
5. Risk Management Program				1,000,000,000				1,000,000,000
6. Payment of Arrears of LTO-IT Service				2,000,000,000				2,000,000,000
7. Refund of the Service Development Fee for the Right to Develop the Nampeidai Property in Tokyo, Japan				210,579,000				210,579,000
8. Prior Years’ LGU Shares				14,623,000				14,623,000
9. For the Purchase of COVID-19 Vaccines, Storage, Transportation and Distribution				68,000,000,000		2,000,000,000		70,000,000,000
10. Health Facilities Enhancement Program						5,518,411,000		5,518,411,000
11. For payment of Personnel Benefits		2,000,000,000						2,000,000,000
12. Prior Year’s BARMM Shares				333,382,000				333,382,000
13. Social Protection Programs due to COVID-19 Pandemic				12,108,114,000				12,108,114,000

804	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

14. Basic Education Facilities						3,849,540,000		3,849,540,000
15. Government Assistance and Subsidies – Voucher Program for Private Senior High School (per RA No. 10533)				11,531,284,000				11,531,284,000
16. Last Mile Schools Program						6,500,000,000		6,500,000,000
17. Flexible Learning Options				6,000,000,000				6,000,000,000
18. Shares of Local Government Units in Excise Taxes from Locally Manufactured Virginia-Type Cigarettes				2,544,071,000				2,544,071,000
19. Shares of LGUs in Excise Taxes from Burley and Native Tobacco Products				988,898,000				988,898,000
20. Payment of Right-of-Way						6,000,000,000		6,000,000,000
21. OPAPP – MILF Normalization Program for the Decommissioned Combatants				1,800,000,000				1,800,000,000
22. National ID System				2,000,000,000		500,000,000		2,500,000,000
23. For the repair/ rehabilitation/ reconstruction of NBI Main Research Center and Facilities						600,000,000		600,000,000
24. DepEd Computerization Program						3,000,000,000		3,000,000,000

Sub-total, Purpose(s)		2,000,000,000		122,199,037,000		52,116,547,000		176,315,584,000

TOTAL NEW APPROPRIATIONS	₱	2,000,000,000	₱	12,199,037,000	₱	52,116,547,000	₱	176,315,584,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Other Compensation for Specific Groups
Lump-sum for Personnel Services	2,000,000

Total Other Compensation for Specific Groups	2,000,000

Total Personnel Services	2,000,000

Maintenance and Other Operating Expenses
Training and Scholarship Expenses	132,619
Supplies and materials Expenses	60,400,000
Professional Services	1,500,000
Financial Assistance/Subsidy	36,396,487

DECEMBER 28, 2020	OFFICIAL GAZETTE	805
UNPROGRAMMED APPROPRIATIONS

Other Maintenance and Operating Expenses
Printing and Publication Expenses	100,000
Transportation and Delivery Expenses	5,000,000
Other Maintenance and Operating Expenses	18,669,931

Total Maintenance and Other Operating Expenses	122,199,037

Total Current Operating Expenditures	124,199,037

Capital Outlays
Investment Outlay	6,578,305
Property, Plant and Equipment Outlay
Infrastructure Outlay	26,413,633
Buildings and Other Structures	12,618,411
Machinery and Equipment Outlay	5,500,000
Transportation Equipment Outlay	1,006,198

Total Capital Outlays	52,116,547

TOTAL NEW APPROPRIATIONS	176,315,584

806	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

GENERAL SUMMARY

UNPROGRAMMED APPROPRIATIONS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. UNPROGRAMMED APPROPRIATIONS	₱	2,000,000,000	₱	122,199,037,000	₱	52,116,547,000	₱	176,315,584,000

TOTAL NEW APPROPRIATIONS, UNPROGRAMMED APPROPRIATIONS	₱	2,000,000,000	₱	122,199,037,000	₱	52,116,547,000	₱	176,315,584,000

DECEMBER 28, 2020	OFFICIAL GAZETTE

BUDGETS OF DEPARTMENT OF ENERGY

ATTACHED CORPORATIONS

FISCAL YEAR 2021

DECEMBER 28, 2020	OFFICIAL GAZETTE	807
BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS

I. NATIONAL ELECTRIFICATION ADMINISTRATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2021
(In Thousand Pesos)
SUMMARY

	Current Operating Expenditures						Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	130,141	₱	1,024,614	₱	30,934	₱	24,559	₱	1,210,248
2. Support to Operations		78,085		35,436				14,735		128,256
3. Operations		163,606		74,246				30,874		268,726
Locally-Funded Projects				2,497,500						2,497,500

a. Rural Electrification				2,497,500						2,497,500
4. Loans to Electric Cooperatives								500,000		500,000

TOTAL	₱	371,832	₱	3,631,796	₱	30,934	₱	570,168	₱	4,604,730

I. NATIONAL ELECTRIFICATION ADMINISTRATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2021	Schedule I
(In Thousand Pesos)
NATIONAL GOVERNMENT EQUITY AND/OR SUBSIDY

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Financial Expenses	Capital Outlays	Total
A. PROGRAM/ACTIVITY/PROJECT
1. Locally-Funded Projects		₱	2,497,500			₱	2,497,500

a. Rural Electrification			2,497,500				2,497,500

TOTAL		₱	2,497,500			₱	2,497,500

808	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

I. NATIONAL ELECTRIFICATION ADMINISTRATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2021	Schedule II
(In Thousand Pesos)
CORPORATE FUNDS

	Current Operating Expenditures							Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses			Financial Expenses
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	130,141	₱	1,024,614		₱	30,934	₱	24,559	₱	1,210,248
2. Support to Operations		78,085		35,436					14,735		128,256
3. Operations		163,606		74,246					30,874		268,726
4. Loans to Electric Cooperatives									500,000		500,000

TOTAL	₱	371,832	₱	1,134,296	a/	₱	30,934	₱	570,168	₱	2,107,230

a/	net of depreciation expense of ₱26.842 Million

Special Provisions

1. Approval of the FY 2021 Corporate Operating Budget of the National Electrification Administration under R.A. No. 7638. The FY 2021 Corporate Operating Budget (COB) of the NEA is hereby approved by the Congress of the Philippines pursuant to Section 13, Chapter III of R.A. No. 7638.

2. Acquisition of Equipment. The acquisition of equipment included in the approved COB shall be subject to the provisions of Corporate Budget Circular No. 17 dated February 9, 1996, Budget Circular No. 2016-5 dated August 22, 2016, as amended by Budget Circular No. 2017-1 dated April 26, 2017, Administrative Order No. 14 dated December 10, 2018 and other guidelines issued thereon.

3. Payment of Compensation and Benefits. Payment of salaries, allowances and other benefits shall be in accordance with applicable laws, rules and regulations such as, but not limited to P.D. No. 985, as amended, R.A. No. 6758, as amended, R.A. No. 10149, Corporate Compensation Circular No. 10 dated February 15, 1999, Memorandum Order No. 20, s. 2001 and Executive Order No. 36 dated July 28, 2017.

4. Payment of Terminal Leave Benefits. Payment of terminal leave benefits shall be computed in accordance with the rates, conditions and procedure prescribed under applicable laws and guidelines issued thereon.

The amount of Thirty Million Eighteen Thousand Pesos (₱30,018,000) shall be used exclusively for the payment of terminal leave benefits to the affected NEA personnel based on the list submitted by NEA to the DBM.

5. Budget Flexibility and Report. The NEA Board of Administrators is authorized to modify programs and projects, reallocate the corresponding budgetary requirements approved herein, as well as augment the deficiencies which may arise from factors beyond the NEA’s control such as, but not be limited to: (i) currency depreciation; (ii) inflation; (iii) change in interest rates; (iv) change in programs or projects; and (v) change in schedule of project implementation.

In the exercise of said authority, the NEA shall observe the following limitations:

(a)	No acquisition of motor vehicles and payment of travelling, representation, discretionary, or extraordinary and miscellaneous expenses; and

(b)	Personnel Services allocation in the approved COB shall not be augmented by new funding sources.

6. Augmentation Beyond the Approved Corporate Operating Budget. The NEA Board of Administrators is authorized to augment and disburse funds beyond the total amount approved in this Act for the continuous implementation of the Sitio Electrification and Barangay Line Enhancement Projects, and the rehabilitation, repair or reconstruction of distribution facilities damaged by natural and human-induced calamities. The funds shall be sourced from the unutilized balances of 2018 and previous years’ subsidy by the National Government or from new funding sources as certified by the Chief Accountant and Administrator of NEA.

In no case shall Personnel Services allocation be augmented beyond the total amount approved in this Act.

DECEMBER 28, 2020	OFFICIAL GAZETTE	809
BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS

7. Remittance of Cash Dividends. Cash dividends equivalent to at least fifty percent (50%) of the annual net earnings of the NEA shall be deposited with the National Treasury as income of the General Fund pursuant to R.A. No. 7656.

8. Audit of Government Funds. Government funds authorized herein to be invested as equity by the corporation to its subsidiaries, as well as the grant of subsidy, loan contribution or any kind of financial assistance to end-user entities both in the private or public sector, shall be subject to audit by the COA pursuant to the provisions of P.D. No. 1445, as amended.

9. Transparency Seal. To enhance transparency and enforce accountability, the NEA shall maintain a Transparency Seal to be posted on its website. The Transparency Seal shall contain the following: (i) corporation’s mandates and functions, names of its officials with their position and designation, and its contact information; (ii) approved COB and corresponding targets including any amount of budgetary support from the National Government; (iii) budgetary adjustments made in its COB; (iv) annual procurement plan/s and contracts awarded with the winning suppliers, contractor or consultant; (v) major programs and projects categorized in accordance with the 0+10 point socioeconomic agenda; (vi) status of implementation, evaluation or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) Final People’s Freedom of Information (FOI) Manual signed by head of agency, Agency Information Inventory, 2019 and 2020 FOI Summary Report, and 2019 and 2020 FOI Registry; and (ix) year-end financial reports and trial balances for the last three (3) fiscal years.

The Administrator of the NEA and the Administration’s web administrator or his/her equivalent shall be responsible for ensuring compliance with this requirement.

The DBM shall post on its website the status of compliance of the NEA.

10. Reportorial and Posting Requirements. The NEA shall submit, within thirty (30) days after budgetary adjustments are made, to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, a comprehensive financial and narrative report on the budgetary adjustments. The Administrator of NEA and the Administration’s web administrator or his/her equivalent shall be responsible for ensuring that said report is likewise posted on the NEA website.

810	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

II. NATIONAL POWER CORPORATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2021

(In Thousand Pesos)

SUMMARY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	776,381	₱	480,776	₱	873,998	₱	2,131,155

a. Head Office Support Group		579,472		444,979		99,887		1,124,338
b. Engineering Administrative/Survey/Development Studies Planning		196,909		35,797		774,111		1,006,817
2. Support to Operations				602,141				602,141

a. Other Expenses				602,141				602,141
3. Operations		1,145,108		9,930,304		2,809,272		13,884,684

a. Small Power Utilities Group		1,045,377		2,049,237		2,065,685		5,160,299
b. Spares						681,976		681,976
c. Production of Goods				7,793,231				7,793,231
d. Watershed Management		99,731		87,836		61,611		249,178
4. Debt Service				41,354				41,354
5. Other Expenditures		27,254		11,570,611		34,773		11,632,638

a. Input VAT				2,817,556				2,817,556
b. Bataan Nuclear Power Plant Preservation		27,254		30,507		34,773		92,534
c. New Power Provider Subsidy				8,722,548				8,722,548
6. Personnel Services and Maintenance and Other Operating Expenses		809,555		572,222				1,381,777

a. As Operator of PSALM’s Assets		809,555		572,222				1,381,777

TOTAL BEFORE PRIOR YEARS’ NG SUBSIDY		2,758,298		23,197,408		3,718,043		29,673,749
PRIOR YEARS’ NG SUBSIDY (FY 2016-2018)						4,570,107		4,570,107

TOTAL	₱	2,758,298	₱	23,197,408	₱	8,288,150	₱	34,243,856

DECEMBER 28, 2020	OFFICIAL GAZETTE	811
BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS

II. NATIONAL POWER CORPORATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2021				Schedule I
(In Thousand Pesos)
NATIONAL GOVERNMENT SUBSIDY

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. Operations			₱	1,036,206	₱	1,036,206

a. Small Power Utilities Group				1,036,206		1,036,206

TOTAL BEFORE PRIOR YEARS’ NG SUBSIDY				1,036,206		1,036,206
PRIOR YEARS’ NG SUBSIDY (FY 2016-2018)				4,570,107		4,570,107

TOTAL			₱	5,606,313	₱	5,606,313

II. NATIONAL POWER CORPORATION
SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2021				Schedule II
(In Thousand Pesos)
CORPORATE FUNDS

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱ 776,381	₱ 480,776	₱	873,998	₱	2,131,155

a. Head Office Support Group	579,472	444,979		99,887		1,124,338
b. Engineering Administrative/Survey/Studies Planning	196,909	35,797		774,111		1,006,817
2. Support to Operations		602,141				602,141

a. Other Expenses		602,141				602,141
3. Operations	1,145,108	9,930,304		1,773,066		12,848,478

a. Small Power Utilities Group	1,045,377	2,049,237		1,029,479		4,124,093
b. Spares				681,976		681,976
c. Production of Goods		7,793,231				7,793,231
d. Watershed Management	99,731	87,836		61,611		249,178
4. Debt Service		41,354				41,354

812	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

5. Other Expenditures		27,254		11,570,611			34,773		11,632,638

a. Input VAT				2,817,556					2,817,556
b. Bataan Nuclear Power Plant Preservation		27,254		30,507			34,773		92,534
c. New Power Provider Subsidy				8,722,548					8,722,548
6. Personnel Services and Maintenance and Other Operating Expenses		809,555		572,222					1,381,777

a. As Operator of PSALM’s Assets		809,555		572,222					1,381,777

TOTAL	₱	2,758,298	₱	23,197,408	a/	₱	2,681,837	₱	28,637,543

a/ MODE, net of allowance for depreciation at ₱680.651 Million

Special Provision(s)

1. Approval of the FY 2021 Corporate Operating Budget of the National Power Corporation under R.A. No. 7638. The FY 2021 Corporate Operating Budget (COB) of the NPC is hereby approved by the Congress of the Philippines pursuant to Section 13, Chapter III of R.A. No. 7638.

2. Acquisition of Equipment. The acquisition of equipment included in the approved COB shall be subject to the provisions of Corporate Budget Circular No. 17 dated February 9, 1996, Budget Circular No. 2016-5 dated August 22, 2016, as amended by Budget Circular No. 2017-1 dated April 26, 2017, Administrative Order No. 14 dated December 10, 2018 and other guidelines issued thereon.

3. Payment of Compensation and Benefits. Payment of salaries, allowances and other benefits shall be in accordance with applicable laws, rules and regulations such as, but not limited to P.D. No. 985, as amended, R.A. No. 6758, as amended, R.A. No. 10149, Corporate Compensation Circular No. 10 dated February 15, 1999, Memorandum Order No. 20, s. 2001 and Executive Order No. 36 dated July 28, 2017.

4. Payment of Terminal Leave, Separation or Retirement Benefits. Payment of terminal leave, separation or retirement benefits shall be computed in accordance with the rates, conditions and procedure prescribed under applicable laws and guidelines issued thereon.

The amounts of Two Hundred Eighty Seven Million Four Hundred Eighty Six Thousand Pesos (₱287,486,000) and Four Hundred Forty Eight Million Four Hundred Sixty Eight Thousand pesos (₱448,468,000) shall be used exclusively for the payment of terminal leave and separation benefits, respectively, to the affected NPC personnel based on the list submitted by NPC to the DBM. In no case shall said amount be used to pay affected personnel who are eligible to receive separation or retirement benefits under applicable laws.

5. Budget Flexibility and Report. The NPC Board of Directors is authorized to modify programs and projects, reallocate the corresponding budgetary requirements approved herein, as well as augment the deficiencies which may arise from factors beyond the NPC’s control such as, but not limited to: (i) occurrence of natural calamities; (ii) currency depreciation; (iii) inflation; (iv) change in interest rates; (v) increased in oil, steam, coal or natural gas prices; (vi) change in generation mix and demand including purchased power; (vii) change in generation or transmission system plan or program; (viii) change in programs or projects; (ix) change in schedule of project implementation; (x) transfer or elimination of projects or installations that are hazardous to the health or safety of inhabitants; and (xi) reorganization, subsidiarization or privatization should conditions warrant.

In the exercise of said authority, the NPC shall observe the following limitations:

(a)	No acquisition of motor vehicles and payment of travelling, representation, discretionary, or extraordinary and miscellaneous expenses; and

(b)	Personnel Services allocation in the approved COB shall not be augmented by new funding sources.

6. Augmentation Beyond the Approved Corporate Operating Budget. The NPC Board of Directors is authorized to augment and disburse funds beyond the total amount approved in this Act exclusively for the MODE and Capital Outlay requirements related to missionary electrification, and rehabilitation and management of watershed areas due to the effects of peso devaluation, fuel price increase in the market, improvement or changes in power generation activities or demand of customers, electrification of new areas, increase in taxes and production costs, or imposition of new taxes.

The fund shall be sourced from new funding sources, such as income arising from increase in universal and generation charges approved by the Energy Regulatory Commission or grant of financial assistance by LGUs as certified by the Chief Accountant and President of NPC.

In no case shall Personnel Services allocation be augmented beyond the total amount approved in this Act.

7. Collection of Delinquent Receivables from Electric Cooperatives under the Small Power Utilities Group. In order to augment the fund sources necessary to support the budgetary requirements of the NPC and ensure the viability of its operations, the NPC Board of Directors is hereby authorized to act with finality, without further need of confirmation, appraisal, or assessment from other government agencies, the settlement and compromise of accrued penalties, interest and other charges due form electric cooperatives. In all cases, the NPC Board of Directors shall ensure that the approved settlement and compromise shall not be against provisions of law or public policy, and shall be consistent with public interest and redound to the benefit of the National Government.

DECEMBER 28, 2020	OFFICIAL GAZETTE	813
BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS

8. Procurement of Critical Supplies. The NPC shall ensure the timely and sufficient provision of fuel and spare parts for its Small Power Utilities Group to ensure adequate power supply in areas covered. For this purpose, the NPC shall resort to available modalities in the procurement thereof, subject to the pertinent provisions of R.A. No. 9184, its IRR, and other guidelines issued thereon.

9. Remittance of Cash Dividends. Cash dividends equivalent to at least fifty percent (50%) of the annual net earnings of the NPC shall be deposited with the National Treasury as income of the General Fund pursuant to R.A. No. 7656.

10. Audit of Government Funds. Government funds authorized herein to be invested as equity by the corporation to its subsidiaries, as well as the grant of subsidy, loan contribution or any kind of financial assistance to end-user entities both in the private or public sector, shall be subject to audit by the COA pursuant to the provisions of P.D. No. 1445, as amended.

11. Missionary Electrification. The NPC, in the implementation of its missionary electrification function, shall prioritize the use of hybrid generation systems with renewable energy over diesel generator sets.

12. Updating of Dam Discharge Protocols. The NPC, in coordination with the National Disaster Risk Reduction and Management Council (NDRRMC) and the Philippine Atmospheric, Geophysical and Astronomical Services Administration (PAGASA), shall update the dam discharge and flood warning protocols of all the dams that it operates, taking into account climate risk scenarios and ensuring that the dams equally provide a flood mitigation function aside from power generation and irrigation. The updated protocols should include improved coordination with the NDRRMC, PAGASA, and local government units, among other stakeholders, measure for pre-emptive safe discharge of water, and effective early warning systems for communities at risk of floods.

The NPC shall send a written notice when said dam discharge protocols have been updated and posted on its website to the House of Representatives and Senate of the Philippines. The date of notice to said agencies shall be considered the date of compliance with this requirement.

The NPC shall also determine the retrofitting needs of the dams that it operates in order to restore or improve the flood control functions of the dams.

13. Transparency Seal. To enhance transparency and enforce accountability, the NPC shall maintain a Transparency Seal to be posted on its website. The Transparency Seal shall contain the following: (i) corporation’s mandates and functions, names of its officials with their position and designation, and its contact information; (ii) approved COB and corresponding targets including any amount of budgetary support from the National Government; (iii) budgetary adjustments made in its COB; (iv) annual procurement plan/s and contracts awarded with the winning suppliers, contractor or consultant; (v) major programs and projects categorized in accordance with the 0+10 point socioeconomic agenda; (vi) status of implementation, evaluation or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) Final People’s Freedom of Information (FOI) Manual signed by head of agency, Agency Information Inventory, 2019 and 2020 FOI Summary Report, and 2019 and 2020 FOI Registry; and (ix) year-end financial reports and trial balances for the last three (3) fiscal years.

The President of NPC and the Corporation’s web administrator or his/her equivalent shall be responsible for ensuring compliance with this requirement.

The DBM shall post on its website the status of compliance of the NPC.

14. Reporting and Posting Requirements. The NPC shall submit, within thirty (30) days after budgetary adjustments are made, to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, a comprehensive financial and narrative report on the budgetary adjustments. The President of NPC and the Corporation’s web administrator or his/her equivalent shall be responsible for ensuring that said report is likewise posted on the NPC website.

814	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

III. PHILIPPINE NATIONAL OIL COMPANY

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2021
(In Thousand Pesos)
SUMMARY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	132,655	₱	189,534	₱	18,953	₱	341,142
2. Support to Operations		23,254		4,123				27,377
3. Operations		44,025		146,652		53,987		244,664

TOTAL	₱	199,934	₱	340,309	₱	72,940	₱	613,183

III. PHILIPPINE NATIONAL OIL COMPANY

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2021 (In Thousand Pesos) CORPORATE FUNDS	Schedule I

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses			Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	132,655	₱	189,534		₱	18,953	₱	341,142
2. Support to Operations		23,254		4,123					27,377
3. Operations		44,025		146,652			53,987		244,664

TOTAL	₱	199,934	₱	340,309	a/	₱	72,940	₱	613,183

a/	MODE, net of allowance for depreciation at ₱51.929 Million

Special Provision(s)

1. Approval of the FY 2021 Corporate Operating Budget of the Philippine National Oil Company under R.A. No. 7638. The FY 2021 Corporate Operating Budget (COB) of the PNOC is hereby approved by the Congress of the Philippines pursuant to Section 13, Chapter III of R.A. No. 7638.

2. Acquisition of Equipment. The acquisition of equipment included in the approved COB shall be subject to the provisions of Corporate Budget Circular No. 17 dated February 9, 1996, Budget Circular No. 2016-5 dated August 22, 2016, as amended by Budget Circular No. 2017-1 dated April 26, 2017, Administrative Order No. 14 dated December 10, 2018 and other guidelines issued thereon.

DECEMBER 28, 2020	OFFICIAL GAZETTE	815
BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS

3. Payment of Compensation and Benefits. Payment of salaries, allowances and other benefits shall be in accordance with applicable laws, rules and regulations such as, but not limited to P.D. No. 985, as amended, R.A. No. 6758, as amended, R.A. No. 10149, Corporate Compensation Circular No. 10 dated February 15, 1999, Memorandum Order No. 20, s. 2001, and Executive Order No. 36 dated July 28, 2017.

4. Payment of Terminal Leave, Separation or Retirement Benefits. Payment of terminal leave, separation or retirement benefits shall be computed in accordance with the rates, conditions and procedure prescribed under applicable laws and guidelines issued thereon.

The amounts of Six Million Nine Hundred Sixty Thousand Pesos (₱6,960,000) and One Million Two Hundred Thirty Three Thousand Pesos (₱1,233,000) shall be used exclusively for the payment of terminal leave and separation benefits, respectively, to the affected PNOC personnel based on the list submitted by PNOC to the DBM. In no case shall said amount be used to pay affected personnel who are eligible to receive separation or retirement benefits under applicable laws.

5. Budget Flexibility and Report. The PNOC Board of Directors is authorized to modify programs and projects, reallocate the corresponding budgetary requirements approved herein, as well as augment the deficiencies which may arise from factors beyond the PNOC’s control such as, but not limited to: (i) currency depreciations; (ii) inflation; (iii) change in interest rates; (iv) change in programs or projects; (v) increase in taxes; (vi) increase in costs associated with the privatization of subsidiaries; and (vii) payment of obligations as a result of final judgment of the court.

In the exercise of said authority, the PNOC shall observe the following limitations:

(a)	No acquisition of motor vehicles and payment of travelling, representation, discretionary, or extraordinary and miscellaneous expenses; and

(b)	Personnel Services allocation in the approved COB shall not be augmented by new funding sources.

6. Funds for Capital Outlays. Notwithstanding the provisions of Special Provision No. 5, the PNOC and its subsidiaries shall utilize Capital Outlays provided herein for the primary purposes of exploration, exploitation and development of energy resources as well as the production, refining, tankerage and/or shipping, storage, and transport of oil or petroleum operations.

An amount not exceeding One Billion Pesos (₱1,000,000,000) in the aggregate and with equity investment not to exceed thirty-six percent (36%) of the outstanding capital stock may be invested in entities not engaged in the above primary purposes.

In no case shall Capital Outlays be used as loans or advances to entities not engaged in the above primary purposes.

7. PNOC Renewables Corporation. The PNOC shall not provide funds for additional investment, capitalization, loans or advances to the PNOC Renewables Corporation unless it is for the purpose of winding down of the latter.

8. Augmentation Beyond Approved Corporate Operating Budget. The PNOC is hereby authorized to augment and disburse funds beyond the total amount approved in this Act, using corporate funds, for the payment of monetary claims, tax deficiency assessments, damages, and all other judgment obligations pursuant to any final and executory decision that may be rendered during the year.

In no case shall Personnel Services allocation be augmented beyond the total amount approved in this Act.

9. Remittance of Cash Dividends. Cash dividends equivalent to at least fifty percent (50%) of the annual net earnings of the PNOC shall be deposited with the National Treasury as income of the General Fund pursuant to R.A. No. 7656.

10. Audit of Government Funds. Government funds authorized herein to be invested as equity by the corporation to its subsidiaries, as well as the grant of subsidy, loan contribution or any kind of financial assistance to end-user entities both in the private or public sector, shall be subject to audit by the COA pursuant to the provisions of P.D. No. 1445, as amended.

11. Transparency Seal. To enhance transparency and enforce accountability, the PNOC shall maintain a Transparency Seal to be posted on its website. The Transparency Seal shall contain the following: (i) corporation’s mandates and functions, names of its officials with their position and designation, and its contact information; (ii) approved COB and corresponding targets including any amount of budgetary support from the National Government; (iii) budgetary adjustments made in its COB; (iv) annual procurement plan/s and contracts awarded with the winning suppliers, contractor or consultant; (v) major programs and projects categorized in accordance with the 0+10 point socioeconomic agenda; (vi) status of implementation, evaluation or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) Final People’s Freedom of Information (FOI) Manual signed by head of agency, Agency Information Inventory, 2019 and 2020 FOI Summary Report, and 2019 and 2020 FOI Registry; and (ix) year-end financial reports and trial balances for the last three (3) fiscal years.

The President of the PNOC and the Corporation’s web administrator or his/her equivalent shall be responsible for ensuring compliance with this requirement.

The DBM shall post on its website the status of compliance of the PNOC.

12. Reporting and Posting Requirements. The PNOC shall submit, within thirty (30) days after budgetary adjustments are made, to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, a comprehensive financial and narrative report on the budgetary adjustments. The President of PNOC and the Corporation’s web administration or his/her equivalent shall be responsible for ensuring that said report is likewise posted on the PNOC website.

DECEMBER 28, 2020	OFFICIAL GAZETTE

GENERAL PROVISIONS

FISCAL YEAR 2021

816	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

General Provisions

Sec. 2. FY 2021 Budget with Unified Accounts Code Structure. All items of appropriations in this Act shall be given account codes by the DBM pursuant to the Unified Code Structure. This account code shall be used in the release of the appropriations in this Act for a unified accounting, auditing, and reporting of all the financial transactions of the government.

Sec. 3. The General Appropriations Act as the Allotment Order. The General Appropriations Act (GAA), upon its effectivity, shall be considered the allotment authorizing agencies to obligate in accordance with its provisions, except for the following:

(a)	Appropriations that by virtue of law, general or special provisions, and rules and regulations have conditions or requirements before release;

(b)	Lump-sum appropriations in the agency budget and special purpose funds that have no details necessary for release; and

(c)	Those requiring a Special Budget under the general and special provisions in this Act.

In the case of automatic appropriations, the allotment shall be issued by the DBM upon compliance with the conditions provided by law.

The DBM shall ensure that only items that strictly fall under the above-mentioned enumeration shall not covered by the GAA as the allotment order.

The DBM shall identify, in consultation with the concerned agencies, the items of appropriations in the GAA which are not covered by the GAA as the allotment order and submit a copy thereof to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance.

This provision shall be interpreted in favor of Congress’ power to authorize the release of funds from the public Treasury in pursuance of an appropriations made by law. (CONDITIONAL IMPLEMENTATION – President’s Veto Message, December 28, 2020, Volume I-B, pages 852-853 R.A. No. 11518)

RECEIPTS AND INCOME

Sec. 4. Receipts or Revenues Collected by Agencies. As a general rule, all fees, charges, assessments, and other receipts or revenues collected by departments, bureaus and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy in the exercise of their mandated functions, at such rates as are now or may be approved by the appropriate approving authority shall be deposited to the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292, s. 1987 and Section 65 of P.D. No. 1445.

Exceptions to the foregoing are:

(a)

Receipts authorized by law to be recorded as a Special Account in the General Fund, Trust Fund, or fund other than the General Fund which shall be established in accordance with rules and regulations as may be issued by the Permanent Committee (the “Permanent Committee”) created under Section 45, Chapter 5, Book VI of E.O. No. 292. The said special funds may be made available for expenditure, subject to any special provision of the agencies concerned; and

(b)	Other instances authorized by law.

Disbursements or expenditures by agencies from use or retention of income absent the above legal authority or from income deposited outside of the National Treasury without legal basis shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292 and to appropriate criminal action under existing laws.

All agencies shall ensure that fees, charges and assessments collected cover the costs of services delivered to the public. They may be allowed to raise their fees and charges in accordance with A.O. No. 31, s. 2012, DOF-DBM-NEDA J.C. No. 1-2013 dated January 30, 2013 and such other guidelines issued by the agencies concerned. The schedule of fees, charges and assessments collectible by any government agency, as well as any updates thereon, shall be posted on their respective websites and in big bold characters in a conspicuous place within the agency, including its regional, provincial, field or extension offices.

Sec. 5. Donations. Departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs may accept donations, contributions, grants bequests or gifts, in cash or in kind, from various sources, domestic or foreign, for purposes relevant to their functions. National Government Agencies may accept donations in cash or in kind, from domestic or

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foreign sources, for purposes relevant to their functions. In the case of grants, in cash or in kind, from governments of foreign countries, their agencies and instrumentalities or multilateral institutions or organizations, acceptance thereof shall be subject to the prior clearance and approval by the President or his authorized representative based on the recommendation of the Secretary of Finance. On the other hand, other donations, in cash or in kind, from foreign governments shall require prior clearance and approval by the President or his authorized representative based on the recommendation of the Secretary of Foreign Affairs.

Receipts from donations, whether in cash or in kind, shall be accounted for in the books of the donee-government agency in accordance with accounting and auditing rules and regulations. The receipts from cash donations and proceeds from sale of donated commodities shall be deposited with the National Treasury and recorded as a Special Account in the General Fund and shall be available to the implementing agency concerned through a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

The cash value of the donations shall be deemed automatically appropriated for the purpose specified by the donor. Donations with a term not exceeding one (1) year shall be treated as trust receipts in accordance with Section 6 hereof.

Disbursements or expenditures by agencies in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292 and to appropriate criminal action under existing penal laws.

The donee-agency concerned shall submit its quarterly reports of all donations received, whether in cash or in kind, and expenditures or disbursements thereon, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

b)	Agency’s website.

The donee-agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 6. Trust Receipts. The following shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, s. 1996, as implemented by COA-DBM-DOF J.C. No. 1-97 dated January 2, 1997, and such other guidelines issued thereon:

(a)

Receipts collected or received by departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs: (i) from non-tax sources, such as insurance proceeds, acting as trustee, agent or administrator; (ii) as a guaranty for the fulfillment of an obligation; or (iii) from donations authorized by law or contract with a term not exceeding one (1) year; and

(b)	Those classified by law or regulations as trust receipts.

Trust receipts shall be disbursed in accordance with the purpose for which it is created, subject to the applicable special provisions and accounting and auditing rules and regulations.

Disbursements or expenditures by agencies in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292 and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports of all trust receipts collected or received, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

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Sec. 7. Performance Bonds and Deposits. Performance bonds and deposits filed or posted by private persons or entities with departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, as implemented by COA-DBM-DOF J.C. No. 1-97, and such other guidelines issued thereon.

Upon faithful performance of the undertaking or termination of the obligation for which the bond or deposit was required, any amount due shall be returned by the agency concerned to the filing party, withdrawable in accordance with accounting and auditing rules and regulations.

Disbursements or expenditures by agencies in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292 and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports of all trust receipts collected or received, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 8. Receipts from Public-Private Partnership Projects. Receipts collected or received by departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs and GOCCs, such as toll fees, charges and other revenues arising from public sector projects implemented through build-operate-and-transfer arrangement and other variants pursuant to R.A. No. 6957, as amended by R.A. No. 7718, intended for the private proponent, shall be deposited in an authorized government depository bank. Said receipts shall be booked as trust liability account of the agency concerned, notwithstanding the provisions of Section 4 hereof, subject to the guidelines to be issued by the Permanent Committee.

The National Government share from receipts arising from Public-Private Partnership (PPP) projects, if any, including interests earned thereon, shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292.

Disbursements or expenditures by agencies in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292 and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports of all trust receipts collected or received, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 9. Revolving Funds. Revolving funds shall be established and maintained only if expressly created and authorized by law or this Section.

Receipts derived from the following may be constituted into a revolving fund and made available for the purposes stated:

(a)

Rentals for the use of buildings and facilities or from fees imposed for board and lodging, by agencies to be used for the MODE or Capital Outlay requirements of said buildings and facilities, subject to any guidelines issued by the agency concerned and to budgeting, accounting and auditing rules and regulations; and

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(b)

Other business-type activities of agencies, including sale of products, which are authorized by law or by the Permanent Committee to be utilized for the operational expenses of said business-type activity, subject to any conditions prescribed under the special provision of the agency concerned and the rules and regulations as may be prescribed by the Permanent Committee.

Revolving funds shall be separately recorded and deposited in an authorized government depository bank, and considered self-perpetuating and self-liquidating. All eligible obligations or expenditures incurred for the operations of the foregoing activities shall be charged against the revolving fund. In no case shall said fund be used for the payment of discretionary and representation expenses.

Disbursements or expenditures by agencies in violation of the above requirement shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292 and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports on income and expenditure, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 10. Reversion, Closure, and Transfer of Balances of Special Accounts, Fiduciary or Trust Funds, Revolving Funds, and Unauthorized Accounts. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs are mandated to close and revert all balances of Special Accounts, Fiduciary or Trust Funds, and Revolving Funds to the General Fund in any of the following instances: (i) when there is no legal basis for its creation; (ii) when their terms have expired; or (iii) when they are no longer necessary for the attainment of the purposes for which said funds were established.

In case an agency fails or refuses to implement such closure, reversion or transfer, the Permanent Committee may recommend for approval of the President the closure, reversion or transfer of Special Accounts, Fiduciary or Trust Funds, Revolving Funds and Unauthorized Accounts, as the case may be, on any applicable grounds, to wit: (i) in the cases above-mentioned; (ii) when used in violation of the rules and regulations issued by the Permanent Committee; (iii) when they have remained dormant for an unreasonable length of time; or (iv) when needed by the General Fund in times of emergency.

Said agencies shall likewise transfer to the National Treasury all balances of unauthorized accounts with any banking institution. Unauthorized Accounts shall refer to cash account balances maintained by agencies without legal basis or those while legally authorized are maintained outside of the National Treasury in violation of law.

Implementation of this Section shall be subject to Permanent Committee J.C. No. 4-2012 dated September 11, 2012 and such other guidelines issued by the agencies concerned.

Sec. 11. Transparency on Public Funds. Consistent with the Statue policy on full public disclosure of government transactions, the BTr shall post on its official website information relating to all Special Accounts and Funds deposited with the National Treasury, which shall include, but not limited to the following: (i) agency under whose name the account or fund was constituted or created; (ii) funding source/s of the account or fund; (iii) legal basis for the creation of the account or fund; (iv) allowable uses/purposes of the account or fund; (v) monthly balances of each account or fund; and (vi) such other pertinent information as may be reasonably required to be posted on the BTr website.

In like manner, departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs, and GOCCs shall post on their respective official websites information relating to public funds deposited, maintained, and invested by then with any banking or financial institution which shall include, but not limited to the following: (i) name of the banking or financial institution/s where public funds are deposited, maintained or invested; (ii) specific income or fund sources; (iii) legal basis for depositing, maintaining or investing said income/fund source/s with the bank/s or financial institution/s; (iv) allowable uses/purposes of the income or fund; (v) monthly balances of each account or fund; and (vi) such other pertinent information as may be reasonably required to be posted by the agency concerned on its website.

The head of the agency concerned and the agency’s web administrator or his/her equivalent shall be responsible for ensuring compliance with the foregoing requirements.

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Sec. 12. Conduct of Seminar, Conference, Training, and Oath Taking Programs. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy which conduct seminar, conference, training, and oath taking programs in relation to their mandated functions are authorized to collect fees from government and private agency participants for said activities. The proceeds derived from each seminar, conference, training, and oath taking activities shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292.

However, the agencies which do not have appropriations in their budgets for the purpose may use the proceeds for the conduct of the said seminar, conference, training, and oath taking activities subject to budgeting, accounting and auditing rules and regulations. Any excess proceeds shall be deposited with the National Treasury as income of the General Fund.

The agency concerned shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted in its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 13. Sale of Official Publications. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy are authorized to sell their official publications whether electronically or through other means.

The proceeds derived from such sale shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292. However, the agencies which do not have appropriations in their budgets for the purpose may use said proceeds to defray the cost of preparing, printing and disseminating such official publications, subject to budgeting, accounting and auditing rules and regulations. Any excess proceeds shall be deposited with the National Treasury as income of the General Fund.

The agency concerned shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 14. Sale of Non-Serviceable, Obsolete or Unnecessary Equipment. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy are hereby authorized to sell non-serviceable, obsolete, or unnecessary equipment, including motor vehicles in accordance with Section 79 of P.D. No. 1445, E.O. No. 309, s. 1996 and such other guidelines issued thereon. The proceeds from the sale of such equipment shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292.

The agency concerned shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House of Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice is said agencies shall be considered the date of compliance with this requirement.

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Sec. 15. National Internal Revenue Taxes and Import Duties. The amounts pertaining to the following taxes and duties shall be considered as both revenue and expenditure of the government, and are deemed automatically appropriated:

(a)

National internal revenue taxes and import duties payable or assumed by departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs to the Government arising from foreign donations, grants and loans;

(b)

Non-cash tax transactions of the following government agencies: (i) the BTr for documentary stamp taxes on the issuance of foreign and domestic securities, and foreign currency acquisition for payment of debt service; (ii) DND and PNP on importations of military hardware, software, munitions, arms and equipment; (iii) Bureau of Fire Protection on importations of fire-fighting equipment, rescue equipment, and personal protective gears; (iv) the DOTr for the Metro Rail Transit Line 3 System incurred starting FY 1997 in accordance with the provisions of the Build-Lease-Transfer Agreement executed thereon; (v) Philippine Coast Guard and National Coast Watch Center of the Office of the President of the Philippines on importation, grants, and donations of hardware, software, munitions, arms, and equipment for maritime security and law enforcement, marine environmental protection; maritime safety; maritime communications; maritime domain awareness and search and rescue; (vi) special hospitals, specialty hospitals, DOH-retained hospitals and SUCs hospitals on importation of health equipment; and (vii) other tax obligations assumed by the National Government pursuant to a valid PPP agreement; and

(c)

Tax expenditure subsidies approved by the Fiscal Incentives Review Board, including the AFP Commissary and Exchange Service, the PNP Service Store System, and the Procurement Service Exchange Marts or PX Marts, in accordance with P.D. No. 776, as amended by E.O. No. 93, s. 1986, and such other guidelines issued thereon.

Implementation of this Section shall be subject to the guidelines issued by the DOF and DBM, and such other guidelines issued by the agencies concerned. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 851, R.A. No. 11518)

Sec. 16. Loan Agreements. Departments, bureaus, offices and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs and GOCCs, except those engaged in banking, shall in no case enter into foreign or domestic loan agreements, whether in cash or in kind, unless the following conditions, as may be applicable are complied with:

(a)	Prior approval of the President of the Philippines;

(b)	Concurrence of the Monetary Board;

(c)	Conditions provided by pertinent laws; and

(d)

Issuance of Forward Obligational Authority (FOA) by the DBM for project loan or issuance of a DBCC resolution covering the full amount in the case of program loans, and an equivalent document for those undertaken by GOCCs. In the issuance of a FOA, the DBM shall consider the budgetary implications of foreign-assisted projects.

The Monetary Board shall, within thirty (30) days from the end of every quarter, submit to the Congress a report of its decisions on applications for loans to be contracted or guaranteed by the government or GOCCs which have the effect of increasing the foreign debt.

EXPENDITURE

Sec. 17. Use of Government Funds. Government funds shall be utilized in accordance with the appropriations authorized for the purpose and comply with applicable laws, rules and regulations, such as, but not limited to the following:

(a)	Purchase of goods, infrastructure projects, and consulting services, including common-use supplies, shall be made in accordance with the provisions of R.A. No. 9184, its IRR and GPPB guidelines;

(b)

Purchase of motor vehicles shall be made pursuant to A.O. No. 14, s. 2018, GPPB Resolution No. 20-2019 dated September 5, 2019, Budget Circular (BC) No. 2019-3 dated May 16, 2019, B.C. No. 2019-2 dated March 4, 2019, B.C. No. 2017-1 dated April 26, 2017, Office of the President M.C. No. 9 dated December 14, 2010, and B.C. No. 2010-2 dated March 1, 2010, and such other pertinent guidelines issued by agencies concerned;

(c)

Payment of foreign travel expenses of any government official and employee for training, seminar or conference abroad when the foreign mission cannot effectively represent our country or travels necessitated by authorized international commitments, in accordance with E.O. No. 77, s. 2019, and such other issuances as may be issued thereon: PROVIDED, That no official or employee may be sent to foreign training when they are due to retire within one (1) year after the said foreign travel; and

(d)

Previsions for fuel, parts, repair and maintenance of government vehicles. In case of transport crisis, such as that occasioned by street demonstrations, welgang bayan, floods, typhoons and other emergencies, government vehicles of any type may be made available to meet the emergency and may be utilized to transport, for free, commuters at a round-the-clock basis.

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Sec. 18. Strict Adherence to Procurement Laws, Rules and Regulations. All agencies of the government shall strictly adhere to the provisions of R.A. No. 9184, its IRR and GPPB guidelines in the procurement of goods, infrastructure projects and consulting services. In the procurement of goods and infrastructure projects, the government or any of its instrumentalities shall give preference to materials and supplies made and manufactured in the Philippines.

To this end, the DTI, DA, DOE, DPWH, DOTR, DOT, DOLE and other relevant government agencies shall promulgate the rules and regulations in order to implement the measure: PROVIDED, That this preference shall be guaranteed in all levels of the procurement process subject to the guidelines to be issued by the GPPB: PROVIDED, FURTHER, That the preference shall apply to all articles, materials, or supplies of the growth, production, or manufacture, as the case may be, including raw materials, ingredients and fixtures to be actually, directly and specifically utilized on the government project, as well as services to be performed: PROVIDED, FURTHERMORE, That strict monitoring and enforcement shall be undertaken in order to ensure compliance: PROVIDED, FINALLY, That the preference shall be compliant with existing procurement laws and rules.

To promote transparency and achieve efficiency in the procurement process, the Philippine Government Electronic Procurement System shall be the primary source and repository of information on government procurement. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 848, R.A. No. 11518)

Sec. 19. Early Procurement Activities. Notwithstanding the mandatory procurement timelines under R.A. No. 9184 and its IRR, agencies are authorized to undertake early procurement activities as soon as the proposed national budget is submitted to Congress. However, agencies may only proceed with the issuance of notice of award of contract upon approval or enactment of their respective appropriations and issuance of budget authorization document and based on the amount authorized therein.

For foreign-assisted projects, agencies may undertake early procurement activities subject to the guidelines issued by the GPPB.

Sec. 20. Procurement of Common-Use Supplies. All national government agencies shall purchase its common-use supplies requirements from the Procurement Service (PS) as mandated under L.O.I. No. 755 dated October 18, 1978, E.O. No. 359, s. 1989, A.O. No. 17, s. 2011 and such other guidelines issued thereon. Notwithstanding any provision of law, rule or regulation to the contrary, the LGU may opt to procure from the PS-DBM.

Common-Use Supplies shall refer to those included in the Electronic Catalogue of the PS and those which shall be regularly updated to include all items commonly procured by agencies of the government.

Sec. 21. Procurement of Critical Supplies. All agencies of the government shall ensure the timely and sufficient provision of critical supplies, particularly those which by its nature, use or characteristic, the quantity or exact time of need cannot be accurately pre-determined. Critical supplies shall refer to those vital to the support of operations, which owing to various causes are in short supply or are expected to be in short supply. This includes fuel, equipment spare parts, Personal Protective Equipment (PPE) items, COVID-19 response items, and other analogous items.

For this purpose, said agencies shall resort to available modalities in the procurement of critical supplies, subject to the provision of R.A. No. 9184, its IRR such as those stated in Sections 50, 52 and 53. The inventory thereof shall be subject to the provisions of Section 26 of this Act. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 848, R.A. No. 11518)

Sec. 22. Procurement of Agri-Fishery Products. In order to ensure the availability of food for all sectors and to increase the income of our farmers and fisherfolk, the government, as procuring entity, shall directly purchase available agricultural and fisheries products from local farmers, fisherfolk, or their associations or cooperatives, pursuant to R. A. No. 11321 or the “Sagip Saka Act” and consistent with R. A. No. 11494 or the “Bayanihan to Recover as One Act”: PROVIDED, That direct purchases of agri-fishery products shall be compliant with Section 11 of the Sagip Saka Act and existing procurement laws and rules.

To this end, the DA, DSWD, DepEd, DOH, DILG, LGUs, and other relevant government agencies shall implement this as a policy in their feeding programs, relief operations, rice subsidy, and other programs.

Sec. 23. Printing Expenditures. All agencies of the government shall engage the services of the National Printing Office, BSP, and APO Production Unit as recognized government printers (RGPs) for the printing of accountable forms and sensitive, high quality or high volume requirements, subject to the following:

(a)	The RGPs shall undertake the printing requirements themselves and shall not sub-contract any portion thereof to other printers; and

(b)

An agency may be allowed to engage private printers for the printing of accountable forms and sensitive, high quality or high volume requirements upon certification by the RGPs that they are unable to service the said requirements. Said engagement of private printers shall be in accordance with R.A. No. 9184, its IRR, and GPPB guidelines.

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Sec. 24. Use and Procurement of Information Technology Equipment. The amounts authorized in this Act for Information and Communications Technology (ICT) equipment shall be used for the provision of personal computers inclusive of operating systems, basic software and other essential electronic devices to their respective officials and employees. Said lCT equipment shall be procured exclusively from the PS as common-use supplies, pursuant to L.O.I. No. 755, E.O. No. 359 and A.O. No. 17.

Sec. 25. Compliance with the Information Systems Strategic Plan. The amounts authorized in this Act for ICT requirements shall be used in accordance with the agency’s Information Systems Strategic Plan duly endorsed by the DICT.

Sec. 26. Inventory of Supplies, Materials and Equipment Spare Parts. The inventory of supplies, materials and equipment spare parts to be procured shall not exceed the agency’s two-month requirement.

The head of agencies may increase their inventory of critical supplies, materials and equipment spare parts to be procured in any of the following instances: (i) in anticipation of cost increases; (ii) necessitated by a national emergency; (iii) when there is an impending shortage; and (iv) when otherwise authorized in this Act or in the charter of the agency concerned. The purchase of stocks exceeding an agency’s one-year requirement shall be subject to approval by the President of the Philippines, upon the joint recommendation of the Chairperson of the COA and the agency head concerned.

Agencies may undertake emergency procurement of supplies, materials and equipment spare parts when there is an unforeseen contingency requiring immediate purchase subject to the conditions prescribed under R.A. No. 9184, its IRR and GPPB guidelines.

Sec. 27. Implementation of Infrastructure Projects. The following requirements shall be observed in the implementation of infrastructure projects:

(a)	The location, areas or sites of all infrastructure projects are not included in the critical geo-hazard areas or no build zones identified or certified by the Mines and Geo-Sciences Bureau;

(b)

The standards of construction, rehabilitation, improvement or repair of all infrastructure projects in all areas and zones are consistent with the rules determined by the DPWH, which shall consider, among others, the structural strength and climate and disaster resilience required for infrastructure projects in all areas and zones. The DPWH and other government agencies shall consider climate risk information and green building standards in the planning, siting, design, engineering, construction and renovation of government buildings and facilities, including schools and hospitals;

(c)

The planning and construction of all infrastructure projects to be implemented within the National Integrated Protected Area System (NIPAS) are done in a way that eliminates or minimizes the risk of biodiversity loss while the specifications thereon are in accordance with those determined by the DPWH, in coordination with the DENR. Major infrastructure projects may only be undertaken in said areas if intended to enhance biodiversity;

(d)

Ecosystem functions and services such as, but not limited to, drainage, aquifer recharge, heat island effect, analysis of population dynamics which would engender the requirements of solid waste and wastewater management, and the need for softscape and vegetative cover shall be taken into consideration in all public infrastructure projects. These considerations shall be incorporated into the project Environmental Impact Assessments (EIAs) and commitments to protect these services shall be included in the project contracts;

(e)

A certificate of non-coverage or an Environmental Compliance Certificate (ECC) is required prior to the commencement of government infrastructure projects covered by the Philippine Environmental Impact Statement System; and

(f)

In the analysis of projects, the National Economic Development Authority (NEDA) must take into account natural accounting and ecosystem services values over time and provide this information to the NEDA board in its decision-making process.

Sec. 28. Installation of Rainwater Collection System. Rainwater collection system (RWCS) shall be installed is public markets, school sites and government buildings and sites as an adaptation measure to combat climate change and to ensure sufficient water supply, which shall be in accordance with the prescribed design of DPWH. In no case shall the RWCS be constructed in private lots or privately-owned or operated market places.

Sec. 29. Certification of Availability of Funds. No obligations chargeable against any authorized allotment shall be incurred by departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs, GOCCs and LGUs, without first securing a certification of availability of funds (CAF) for the purpose from the agency chief accountant, subject to Section 40, Chapter 5 and Section 58, Chapter 7, Book VI of E.O. No. 292. The CAF sufficient to cover the cost of the contracted activities shall be contained in, and made part of, the contract duly signed by the chief accountant of the contracting agency.

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For multi-year projects, the CAF shall be issued annually based on the budget for the year. In case of multi-year projects with no funding requirement on any given year, instead of the CAF, the Chief Accountant shall issue a certification that no fund is needed for the year, as indicated in the approved multi-year contractual authority (MYCA).

Sec. 30. Multi-Year Contracts. The issuance of a MYCA or any similar document shall be required before agencies may enter into multi-year contracts, subject to the requirements and guidelines prescribed by the DBM: PROVIDED, That for foreign-assisted projects funded by foreign loans, the issuance of a MYCA shall no longer be necessary.

In the procurement of multi-year projects, the MYCA or any similar document shall be required prior to commencement of any procurement activity.

In the case of GOCCs, they shall secure prior authority from their respective governing boards before entering into multi-year contracts.

For LGUs, they shall secure any equivalent document issued by their respective sanggunian authorizing them to enter into multi-year contracts.

For the multi-year PPP projects with government undertakings authorized under R.A. No. 6957, as amended by R.A. No. 7718, the same shall be covered by a letter of commitment issued in accordance with the guidelines issued by the DBM.

In the case of recurring procurement projects such as, but not limited to, janitorial and security services, supply of drinking water, telecommunications requirements, rental of office and equipment, and lease-purchase agreements, government agencies may either secure a MYCA or an equivalent authority, or renew the ongoing contract to not more than one (1) year subject to assessment or evaluation of the contractor’s performance. In no case shall the total contract renewals exceed two (2) years.

The implementing agency shall ensure that the annual funding requirements for the multi-year projects shall be included in its budget proposals for the covered years, consistent with the funding schedule in the MYCA and equivalent authorities, and letter of commitment. In the case of NGAs and qualified GOCCs, the DBM shall ensure that the funding requirement for the multi-year projects are included in the National Expenditure Program to be submitted to Congress who shall give due consideration of the said proposal. In the case of GOCCs and LGUs, due consideration shall be given by the governing board of GOCCs and the sanggunian of the LGUs, respectively.

In all instances, the disbursements to be incurred for multi-year contracts shall in no case exceed the cash appropriations for the purpose during the year. Procurement of multi-year projects shall be subject to the provisions of R.A. No. 9184 and its IRR and GPPB guidelines.

Sec. 31. Harmonized National Research and Development Agenda. All government agencies shall align their research and development agenda programs under the Harmonized National Research and Development Agenda for funding amounting to Ten Million Pesos (₱10,000,000) and above.

The DOST, in coordination with government research institutions and other agencies, shall facilitate dissemination of all output programs and projects under the Harmonized National Research and Development Agenda to appropriate government agencies, local government units, academe, industry and communities, whenever applicable.

A copy of the progress report shall also be submitted to the DBM, the Office of the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document.

Sec. 32. Programs and Projects Related to Gender and Development. All agencies of the government shall formulate a Gender and Development (GAD) Plan designed to address gender issues within their concerned sectors or mandate and implement the applicable provisions under R.A. No. 9710 or the Magna Carta of Women, Convention on the Elimination of All Forms of Discrimination Against Women, the Beijing Platform for Action, the Philippine Plan for Gender-Responsive Development (1995-2025) and the Philippine Development Plan (2017-2022).

The GAD Plan shall be integrated in the regular activities of the agencies, which shall be at least five percent (5%) of their budgets. For this purpose, activities currently being undertaken by agencies which relate to GAD or those that contribute to poverty alleviation, economic empowerment especially of marginalized women, protection, promotion, and fulfilment of women’s human rights, and practice of gender-responsive governance are considered sufficient compliance with said requirement. Utilization of GAD budget shall be evaluated based on the GAD performance indicators identified by said agencies.

The preparations and submission of the annual GAD Plan and annual GAD Accomplishment Report shall be subject to the guidelines issued by the agencies concerned.

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Sec. 33. Programs and Projects Related to Senior Citizens and Persons with Disability. Pursuant to existing laws, all agencies of the government shall formulate plans, programs, and projects intended to address the concerns of senior citizens and persons with disability, insofar as it relates to their mandated functions, and integrate the same in their regular activities.

Moreover, all government infrastructures and facilities shall provide architectural or structural features, designs or facilities that will reasonably enhance the mobility, safety and welfare of persons with disability pursuant to Batas Pambansa Big. 344 and R.A. No. 7277, as amended.

Sec. 34. Projects Related to the Youth. All agencies of the government are encouraged to provide allocations for youth development projects and activities within the framework of the Philippine Youth Development Plan (2017-2022).

Sec. 35. Institutional Linkage with the National Cultural Agencies. In the implementation of their activities or projects authorized in this Act, agencies identified under Section 32 of R.A. No. 10066 shall consult, coordinate and work closely with the National Commission for Culture and the Arts (NCCA) to ensure that their respective responsibilities embodied under the said law are implemented.

Sec. 36. Protection of Built Heritage, Cultural Properties and Cultural Landscapes. Alteration, renovation or demolition of government buildings and open spaces declared or presumed to be important cultural properties by government cultural agencies concerned, including but not limited to, provincial capital buildings, city halls, municipal halls, monuments, fountains, parks and plazas, schools, State Colleges and Universities, fortifications, lighthouses, bridges, public hospitals, train stations, museums, public libraries, stadiums, prisons and government offices, shall be undertaken only upon prior approval of the said government cultural agencies and proper consultation with stakeholders and cultural groups to be administered by the NCCA. This includes the protection of the sight line with regard to built heritage, cultural properties and cultural landscapes.

In addition, the DPWH shall be responsible in the planning, design, construction, and maintenance of national roads and bridges as they impact on heritage structures or aspects or heritage conservation pursuant to R.A. No. 10066.

Sec. 37. Disaster Risk Reduction and Climate Change Adaptation and Mitigation Measures Incorporated in All Agencies Projects. All agencies of the government should implement projects incorporating risk reduction, climate change adaptation, and where feasible, climate change mitigation.

To ensure that the disaster risk reduction and climate change adaptation measures are appropriate in the light of intensifying hazards, all national government projects should be subjected to multi-scenario, probabilistic analysis. For this purpose, the Climate Change Commission shall extend the necessary technical and capacity building assistance to all agencies of the government in the conduct of risk assessment, as well as adaptation and mitigation planning.

Agencies shall likewise integrate energy-saving solutions and consider climate resilience in the planning and implementation of all infrastructure projects, office programs, and activities, as well as assess their organizational carbon footprint and pursue appropriate emission reduction measure, to mitigate and adapt to the effects of climate change pursuant to the provisions of R.A. No. 9729.

Sec. 38. Climate Budget Tagging. All national government agencies, State Universities and Colleges and Government-Owned and Controlled Corporations shall tag their budgets for climate change adaptation and mitigation in accordance with the DBM-CCC Joint Memorandum Circular 2015-01, and LGUs shall tag their climate budget in their Annual Investment Plans pursuant to DBM-CCC-DILG JMC 2015-01. The results of the budget tagging shall guide the formulation of subsequent budgets to mainstream Climate Change Adaptation and Mitigation Strategies in the national and local development process.

Sec. 39. Energy Efficiency. All national government agencies, LGUs, and GOCCs shall embark on energy efficiency measures, including the adoption of a standard thermostat level based on the DOE’s energy conservation program, and the use of energy efficient lighting, such as light-emitting diode (LED) lamps, in their office buildings, school buildings, hospitals, markets, parks, street lights and other public places.

Sec. 40. Maintenance and Operation of Dams. As part of the disaster risk reduction program of the government, agencies and GOCCs that have control or supervision over the major dams shall ensure that said dams are properly maintained, managed and operated with updated and promulgated protocols. The agencies and GOCCs concerned shall take into account climate change and extreme weather events and ensure coordination with the Philippine Atmospheric, Geophysical and Astronomical Services Administration on precipitation forecast. They shall also establish and maintain an efficient and effective early flood warning system and functional water level monitoring system that is periodically tested together with the LGUs and communities at risk of flooding from dam water releases.

Sec. 41. Protection of Biodiversity. All agencies of the government shall ensure that protection of biological diversity is integrated and mainstreamed into their development programs and projects.

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Sec. 42. Repair and Retrofitting of Government Structures. The government agencies concerned shall prioritize the repair and retrofitting of government structures in areas considered highly vulnerable to seismic activity and shall ensure that the retrofitting shall result in structural strength required for the area concerned in accordance with RA. No. 10121 or in accordance with the National Structural Code of the Philippines.

PERSONNEL BENEFITS

Sec. 43. Employment of Contractual Personnel. Contractual personnel may be hired by agencies as part of their organization in order to perform agency functions or specific vital activities or services which cannot be provided by the regular or permanent staff of the hiring agency, subject to compliance with the organization, staffing and compensation standards set by the DBM. The total annual Personnel Services requirement for contractual personnel, to cover salaries, and other personnel benefits and fixed expenditures, shall in no case exceed the lump sum appropriations for the purpose, except when there is an urgent need to hire contractual personnel in the implementation of the priority activities or projects, subject to approval of the DBM. In which case, the payment for contractual personnel shall be sourced from the Miscellaneous Personnel Benefits Fund.

Contractual personnel shall be considered as an employee of the hiring agency but only during the period when their services are reasonably required. Existing contractual employees who are qualified for any vacant position within the agency to which they wish to apply shall be considered in the hiring of permanent employees by the agency.

Sec. 44. Extraordinary and Miscellaneous Expenses. Appropriations authorized in this Act may be used for the annual extraordinary expenses of the following officials with the following ranks and their equivalent, as may be determined by the DBM or by the GCG for GOCCs/GFIs covered by R.A. No. 10149, not exceeding the amounts indicated:

(a)	₱264,000 for each Department Secretary;

(b)	₱108,000 for each Department Undersecretary;

(c)	₱60,000 for each Department Assistant Secretary;

(d)	₱45,600 for each head of bureau or organization of equivalent rank, and for each head of a Department Regional Office including General Manager of Local Water District in Categories A and B;

(e)	₱26,400 for each head of Bureau Regional Office or organization of equivalent rank including General Manager of Local Water District in Categories C and D; and

(f)	₱19,200 for each Municipal Trail Court Judge, Municipal Circuit Trial Court Judge, and Shari’a Circuit Court Judge.

In addition, annual miscellaneous expenses not exceeding Ninety Thousand Pesos (₱90,000) for each of the offices under the above named officials and their equivalent are authorized herein.

For the purpose of this Section, extraordinary and miscellaneous expenses include, but not be limited to, expenses incurred for:

(a)	Meetings, seminars and conferences;

(b)	Official entertainment;

(c)	Public relations;

(d)	Educational, athletic and cultural activities;

(e)	Contributions to civic or charitable institutions;

(f)	Membership in government associations;

(g)	Membership in national professional organizations duly accredited by the Professional Regulation Commission;

(h)	Membership in the Integrated Bar of the Philippines;

(i)	Subscription to professional technical journals and informative magazines, library books and materials;

(j)	Office equipment and supplies; and

(k)	Other similar expenses not supported by the regular budget allocation.

In case of deficiency, the requirements for the foregoing purposes shall be charged against available allotments of the agency concerned. No portion of the amounts authorized herein shall be used for the payment of salaries, allowances and other benefits, and confidential and intelligence expenses.

Sec. 45. Cultural and Athletic Activities. An amount not exceeding One Thousand Five Hundred Pesos (₱1,500) in a year, may be used for the purchase of uniform or costume and other related expenses in the conduct of cultural and athletic activities per employee-participant.

Sec. 46. Funding of Personnel Benefits. Notwithstanding any provision of law to the contrary, all personnel benefits costs of government personnel shall be chargeable against the funds from which their salaries are paid. If the personnel benefits costs, in whatever form, are partly sourced from the General Fund and partly from other sources, only the portion attributed to the personnel benefits cost chargeable against the General Fund shall be sourced therefrom in the payment of retirement and terminal leave benefits and pension.

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GENERAL PROVISIONS

In no case shall personnel benefits costs drawn from Special Accounts, Trust Funds or other sources of funds be chargeable against the General Fund of the National Government.

The personnel benefits costs of officials and employees on detail to other offices, including the representatives and support personnel of auditing units assigned to server other offices or agencies, shall be chargeable against the appropriations of their parent agencies, except as otherwise authorized by the DBM.

Personnel benefits costs shall include salary increases, step increments, all kinds of authorized allowances, benefits and incentives, monetized vacation and sick leave credits, government share in retirement and life insurance premiums, employees compensation insurance premiums, health insurance premiums and Home Development Mutual Fund (HDMF) contributions, and other authorized benefits.

Sec. 47. Appropriations for Personnel Services. The appropriations for Personnel Services under this Act shall be used for the payment of personnel benefits authorized by law to be given to National Government personnel. Any available allotment for Personnel Services within a department or agency may be utilized by said department or agency for the payment of deficiencies in authorized personnel benefits, subject to Section 52 hereof on the payment of magna carta benefits.

Implementation of the Section shall be subject to guidelines issued by the DBM.

Sec. 48. Remittance of Compulsory Contributions. The government and employee shares in the compulsory contributions to the Employees’ Compensation Commission, PhilHealth, GSIS and HDMF pursuant to P.D. No. 626, as amended, R.A. No. 6111, R.A. No. 7875, as amended, R.A. No. 8291, and R.A. No. 9679, respectively, shall be remitted directly by departments, bureaus and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs to the respective recipient agencies unless a different arrangement is agreed upon in writing between the DBM and the recipient agency.

Any proposed increase in government and employee compulsory contributions may only be implemented after consultation by the agency concerned with the DBM in order that the budgetary implications of such proposal be duly considered. The implementation of any increase in government and employee compulsory contributions, after said consultation, shall be made effective only upon inclusion thereof in an appropriations law.

Sec. 49. Authorized Deductions. Deductions from salaries and other benefits accruing to any government employee, chargeable against the appropriations for Personnel Services, may be allowed for the payment of an individual employee’s contributions or obligations due the following:

(a)	The BIR, PhilHealth, GSIS and HDMF;

(b)	Non-stock savings and loans associations and mutual benefit associations duly operating under existing laws and cooperatives which are managed by and/or for the benefit of government employees;

(c)	Associations or Provident Funds organized and managed by government employees for their benefit and welfare;

(d)	GFIs authorized by law and accredited by appropriate government regulating bodies to engage in lending;

(e)	Licensed insurance companies; and

(f)	Thrift banks or rural banks accredited by the BSP.

Obligations due to the BIR, contributions or obligations due to the PhilHealth, GSIS and HDMF shall be satisfied ahead of all other obligations. The remaining obligations due to other entities listed above shall be satisfied in the order in which they were incurred.

In no case shall the foregoing deductions reduce the employee’s monthly net take home pay to an amount lower than Five Thousand Pesos (₱5,000).

Sec. 50. Personnel Economic Relief Allowance. In order to supplement the salaries of government personnel covered by R.A. No. 6758, as amended, Personal Economic Relief Allowance (PERA), in the amount of Two Thousand Pesos (₱2,000) per month, is granted to the following:

(a)	Civilian government personnel stationed in the Philippines, whether occupying regular, contractual or casual positions, appointive or elective; and

(b)	Military and uniformed personnel.

Government personnel stationed abroad shall be granted overseas allowances to defray the cost of their living expenses and shall no longer be entitled to receive PERA for the duration of their station abroad.

The grant of PERA shall be subject to the rules and regulations prescribed under B.C. No. 2009-3 dated August 18, 2009, as amended, and such other guidelines issued by the DBM.

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Sec. 51. Uniform or Clothing Allowance. An amount not exceeding Six Thousand Pesos (₱6,000) per year is hereby authorized for the payment of uniform or clothing allowance to each qualified government employee, subject to B.C. No. 2018-1 dated March 8, 2018 and such other guidelines issued by the DBM.

Sec. 52. Magna Carta Benefits. The payment of magna carta benefits of public health workers, school teachers, social worker, scientist, engineers and researchers, and other science and technology personnel in the government shall be subject to the guidelines of the DBM.

Sec. 53. Special Counsel Allowance. Government lawyers assigned in the legal office of the agencies are hereby authorized an allowance of Five Thousand Pesos (₱5,000) for each appearance or attendance to court hearings, subject to the following:

(a)

The government lawyer has been deputized by the Office of the Solicitor General (OSG) or authorized by the head of the agency to assist the OSG, prosecutors, or represent the agency or its personnel, as the case may be;

(b)	The court appearance is not pursuant to motions for extension or postponement of hearing; and

(c)	The aggregate allowance shall not exceed fifty percent (50%) of the government lawyer’s monthly basic salary.

Court as used in this section shall pertain to those under the Judiciary. In no case shall special counsel allowance be granted to government lawyers appearing before quasi-judicial and administrative agencies.

Sec. 54. Hazard Duty Pay. Hazard duty pay shall be granted only to government personnel who are actually assigned to, and performing their duties in, strife-torn or embattled areas as may be determined and certified by the Secretary of National Defense and for the duration of such assignment.

The grant of hazard duty pay shall be subject to the rules and regulations prescribed under B.C. No. 2005-4 dated July 13, 2005 and such other guidelines issued by the DBM.

Sec. 55. Honoraria. Honoraria may be paid only to the following:

(a)

Teaching personnel of the DepEd, TESDA, SUCs and other educational institutions, engaged in actual classroom teaching, whose teaching load is outside of the regular office hours or in excess of the regular load;

(b)	Those who act as lecturers, resources persons, coordinators and facilitators in seminars, training programs, and other similar activities in training institutions;

(c)

Chairpersons and members of commissions, boards, councils, and other similar entities, including personnel thereof who are not paid salaries nor per diems but compensated in the form of honoraria as provided by laws, rules and regulations;

(d)	Those who are involved in science and technological activities and render services beyond their regular workload;

(e)	Officials and employees assigned to special projects, subject to the following conditions:

(i)

Said special projects are reform-oriented or developmental, contribute to the improvement of service delivery and enhancement of the performance of the core functions of the agency, and have specific timeframes and deliverables in accomplishing objectives and milestones set by the agency for the year; and

(ii)	Such assignment entails rendition of work in addition to, or over and above, their regular workload.

In these instances, the rates of honoraria shall depend on the level of responsibilities, nature of work rendered, and extent of individual contribution to produce the desired outputs. The total honoraria received from all special projects shall not exceed twenty five percent (25%) of the annual basic salaries; and

(f)	Officials and employees authorized to received honoraria under R.A. No. 9184 and its IRR.

The grant of honoraria to the foregoing shall be subject to the guidelines prescribed under B.C. No. 2003-5 dated September 26, 2003, as amended by B.C. No. 2007-1 dated April 23, 2007 and N.B.C. No. 2007-510 dated May 8, 2007, B.C. No. 2007-2 dated October 1, 2007, B.C. No. 2004-5A dated October 7, 2005, as amended by the B.C. No. 2007-3 dated November 29, 2007, DBM and DOST J.C. No. 1 dated June 25, 2013 and such other guidelines issued by the DBM.

Sec. 56. Representation and Transportation Allowances. Government officials with the following ranks and their equivalent, as determined by the DBM or by the GCG for GOCCs/GFIs covered by R.A. No. 10149, while in the actual performance of their respective functions, are hereby authorized monthly commutable representation and transportation allowances at the rates indicated below, for each type of allowance:

(a)	₱14,000 for Department Secretaries;

(b)	₱11,000 for Department Undersecretaries;

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(c) ₱10,000 for Department Assistant Secretaries;

(d) ₱9,000 for Bureau Directors and Department Regional Directors;

(e) ₱8,500 for Assistant Bureau Directors, Department Assistant Regional Directors, Bureau Regional Directors, and Department Service Chiefs;

(f) ₱7,500 for Assistant Bureau Regional Directors; and

(g) ₱5,000 for Chief of Divisions, identified as such in the Personnel Services Itemization and Plantilla of Personnel.

The grant of representation and transportation allowances, shall be subject to the following:

(a)

Transportation allowance, whether in full or partial amounts, shall not be granted to officials who are assigned or actually using government motor transportation. Officials who are assigned government motor transportation, but are not able to use said vehicle for justifiable reason, as determined by the DBM, may be granted transportation allowance during the said period;

(b)

Representation and transportation allowances of local government officials who are of equivalent rank to the foregoing officials, as determined by the DBM, shall be at the same percentages of the salary rates authorized for their corresponding income classification in accordance with Section 10 of R.A. No. 6758 and subject to the Personnel Services limitations under Section 325(a) of R.A. No. 7160;

(c)

No amount of representation or transportation allowances, whether commutable or reimbursable, which exceed the rates authorized under this Section may be granted to the foregoing officials. Previous administrative authorizations inconsistent with the rates and conditions specified herein shall no longer be valid and payment shall not be allowed; and

(d)	The pertinent provisions of M.B.C No. 548 and Local Budget Circular No. 103, both dated May 15, 2013, and such other guidelines issued by the DBM.

Sec. 57. Officials Vehicles and Transport. Government motor transportation may be used by the following officials with costs chargeable to the appropriations authorized for their respective offices:

(a)	The President of the Philippines;

(b)	The Vice-President;

(c)	The President of the Senate;

(d)	The Speaker of the House of Representatives;

(e)	The Chief Justice and Associate Justices of the Supreme Court;

(f)	The Presiding Justices of the Court of Appeals, Court of Tax Appeals, and the Sandiganbayan;

(g)	The Department Secretaries, Undersecretaries, Assistant Secretaries and officials of equivalent rank;

(h)	Ambassadors, Ministers Plenipotentiary and Consuls in charge of consulates, in their respective stations abroad;

(i)	The Chief of Staff, the Vice-Chief of Staff, and the Commanding Generals of the Major Services of the AFP;

(j)	Heads of Constitutional Commissions and the Ombudsman;

(k)	Bureau Directors, Department Regional Directors and Bureau Regional Directors; and

(l)

Those who may be specifically authorized by the President of the Philippines, with respect to the Executive, the Senate President, with respect to the Senate, the Speaker, with respect to the House of Representatives, and the Chief Justice, in the case of the Judiciary.

Sec. 58. Quarters Privileges. Officials who are transferred from one station to another by virtue of agency policies on reshuffling or rotation of personnel and do not own houses or rooms therein, shall be provided free quarters within their office premises.

Where there are no available quarters, the agency may rent rooms which shall serve as quarters for said officials, subject to the rules and regulations prescribed under N.B.C. No. 571 dated December 4, 2017. For those who opt for more expensive quarters other than those rented by their agencies, such preferred quarters may be secured provided that the difference in amount between the one preferred by the officials and that rented by their respective agencies shall be paid by the officials concerned.

Government personnel who are not entitled to quarters privileges but are allowed to use government quarters shall be charged the corresponding cost of rentals subject to guidelines as may be issued by the DBM.

Sec.59. Mid-year Bonus. The Mid-year Bonus equivalent to one (1) month basic salary, shall be granted to all National Government personnel, whether under regular, temporary, casual, or contractual status, on full-time or part-time basis, subject to the following:

(a)

Personnel have rendered at least a total or an aggregate of four (4) months of service from July 1 of the immediately preceding year to May 15 of the current year and who are still in the government services as of May 15 of the current year;

(b)	Personnel have obtained at least a satisfactory performance rating in the immediately preceding rating period; and

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(c)	The provisions of R.A. No. 11466 dated January 8, 2020, B.C. No. 2017-2 dated May 8, 2017, and such other guidelines issued by the DBM.

Personnel of GOCCs covered by the Compensation and Position Classification System (CPCS) under R.A. No. 6758, as amended and LGUs are likewise entitled to Mid-year Bonus chargeable against their respective corporate and local funds.

Sec. 60. Year-end Bonus and Cash Gift. The Year-end Bonus equivalent to one (1) month basic salary and additional cash gift of Five Thousand Pesos (₱5,000) provided under R.A. No. 6686, as amended by R.A. No. 8441, shall be granted to all National Government personnel, whether under regular, temporary, casual or contractual status, on full-time or part-time basis, subject to the following:

(a)

At least a total of four (4) months of service including leaves of absence with pay from January 1 to October 31 have been rendered during the current year, and who are still in the service by October 31 of the same year;

(b)

Those who have rendered at least a total or an aggregate of four (4) months of service from January 1 of the current year but who have retired or separated from government service before October 31 of the same year shall be granted within the month of retirement or separation, a prorated share of the Year-end Bonus based on the monthly basic pay immediately preceding the date of retirement or separation and a Cash Gift of ₱5,000; and

(c)	The provisions of B.C. No. 2016-4 dated April 28, 2016 and such other guidelines issued by the DBM.

Personnel of GOCCs covered by the CPCS under R.A. No. 6758, as amended and LGUs are likewise entitled to Year-end Bonus and Cash Gift chargeable against their respective corporate and local funds.

Such Year-end Bonus and Cash gift shall be given in November of each year pursuant to R.A. No. 11466.

Sec. 61. Use of Appropriations for Retirement Gratuity and Terminal Leave. Appropriations authorized in this Act to cover the payment of retirement benefits shall be released directly to the agencies concerned computed based on the provisions of, and subject to the conditions prescribed in, applicable retirement laws, rules and regulations.

Unless authorized by law and duly covered by guidelines issued by the DBM, public funds shall not be used for the payment of salary increases or adjustments resulting from automatic promotions with the intent of increasing the retirement and terminal leave benefits of government personnel as provided in CSC-DBM J.C. No. 3 dated November 8, 1991.

The payment of any unauthorized retirement benefits shall be null and void and shall accordingly be refunded by the beneficiary-employee. The officials and employees who authorized, allowed, or connived with others in the payment of any unauthorized retirement benefits shall be subject to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292 and to appropriate criminal action under existing penal laws.

RELEASE AND USE OF FUNDS

Sec. 62. Cash and Budgeting System. All appropriations authorized in this Act, including budgetary support to GOCCs, shall be available for release and disbursement for the purpose specified, and under the same general and special provisions applicable thereto, until December 31, 2021. While the amount appropriated herein as National Disaster Risk Reduction and Management Fund for calamities, epidemics as declared by the DOH, crises resulting from armed conflicts, insurgency, terrorism, and other catastrophes occurring in 2021 and financial assistance to LGUs released during the fiscal year shall be available for obligation and disbursement for the purpose specified until December 31, 2022. On the other hand, appropriations for the statutory shares of LGUs shall be available for obligation and disbursement until fully expended.

After the end of validity period, all unreleased appropriations shall lapse, while unexpended or undisbursed funds shall revert to the unappropriated surplus of the General Fund in accordance with Section 28, Chapter 4, Book VI of E.O. No. 292 and shall not thereafter be available for expenditure except by subsequent legislative enactment. Departments, bureaus and offices of the National Government, including constitutional offices enjoying fiscal autonomy, SUCs and GOCCs, shall strictly observe the validity of appropriations and the reversion of funds.

For FY 2021, the appropriations for infrastructure capital outlays, including those subsidy releases to GOCCs for infrastructure projects, shall be valid for obligation until December 31, 2021, while the completion of construction, inspection, and payment shall be made not later than June 30, 2022. On the other hand, appropriations for MOOE and other capital outlays item shall likewise be valid for obligation until December 31, 2021, while the delivery, inspection and payment shall be made not later than March 31, 2022.

The DBM is authorized to issue the necessary guidelines for the effective implementation of the cash budgeting system.

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GENERAL PROVISIONS

A report on these releases and disbursements shall be submitted to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document. (CONDITIONAL IMPLEMENTATION - President’s Veto Message, December 28, 2020, Volume I-B, page 848, R.A. No. 11518)

Sec. 63. Prohibition Against Impoundment of Appropriations. No appropriations authorized under this Act shall be impounded, unless in accordance with the rules and regulations issued by the DBM and when there is unmanageable National Government budget deficit as determined by the Development Budget Coordination Committee (DBCC) and approved by the President.

Unmanageable National Government budget deficit as used in this section shall be construed to mean that: (i) the actual National Government budget deficit has exceeded the quarterly budget deficit targets consistent with the full-year target deficit as indicated in the BESF submitted by the President and approved by Congress pursuant to Section 22, Article VII of the Constitution; or (ii) there are clear economic indications of an impending occurrence of such condition.

Sec. 64. Prohibition Against Retention or Deduction of Funds. Fund releases from appropriations provided in this Act shall be transmitted to the agency concerned, subject to Section 3 hereof, applicable special and general provisions, and budgeting rules and regulations. No retention or deduction as reserves or overhead shall be made, except as authorized by law, the general or special provisions in this Act.

Sec. 65. Direct Release of Funds to Regional Offices and Operating Units. Funds appropriated in this Act shall be released directly to the Regional Offices (ROs) and Operating Units (OUs) of agencies where funds are specifically appropriated to the ROs and OUs of agencies, except as otherwise requested by the agencies to the DBM.

The DBM shall furnish copies of fund releases to ROs and OUs to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the State Committee on Finance, either in printed form or by way of electronic document.

Sec. 66. Lump-Sum Appropriations. Release of lump-sum appropriations shall be made upon compliance with the requirements under the applicable general and/or special provisions and submission by the agency concerned of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, copy furnished the House Committee on Appropriations and the Senate Committee on Finance. The Special Budget shall include the complete details of the activities or projects covering the lump-sum appropriations with the corresponding cost up to the lowest level i.e., provincial, city or municipal level, as the case may be.

Sec. 67. Fund Transfers to Civil Society Organizations. A government agency may transfer public funds to a Civil Society Organization (CSO) only if all of the following conditions are present:

(a)	The CSO is either:

(i)	implementing a government program or project jointly with the government agency; or

(ii)	a beneficiary of a government program or project.

(b)	There is a specific appropriation in the GAA or some other appropriation law for such government program or project.

(c)	The government agency has accredited the CSO in accordance with its guidelines. The guidelines shall include, as a minimum, the following requirements:

(i)	The presence of the CSO in its stated address and area of operation has been validated;

(ii)	The CSO has an identified membership and leadership and defined organizational structure;

(iii)	The CSO is in good standing with all government agencies from which the CSO has received public funds;

(iv)	The CSO is not in default or in delay in liquidating any public funds received from any government agency;

(v)

For implementing CSOs, the CSO must have a proven track record and good standing in undertaking civil society works; the CSO must not have any director, trustee, officer or key personnel related within the fourth civil degree of consanguinity or affinity to any official involved in the processing of its accreditation, or any official of the government agency funding or implementing the program or project to be implemented by the CSO; and the CSO must have proven legal existence; and

(vi)	For beneficiary CSOs, the CSO must have the appropriate social preparation from the government agency providing the grant of financial assistance.

In case of a cooperative who wishes to become a CSO partner, the submission of certificate of registration and certificate of compliance as issued by the Cooperative Development Authority specifically for that purpose including meeting the minimum requirements as stated herein shall be sufficient for it to qualify as a CSO partner.

Government agencies shall post the lists of their accredited CSOs in their respective websites, and shall update such lists quarterly.

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(d)

The CSO has liquidated in accordance with existing COA regulations all fund transfers due for liquidation. Only CSOs with proven absorptive capacity and good track records to implement several projects at the same time shall be considered as implementing CSO of multiple projects.

(c)	The CSO was selected by the government agency in accordance with R.A. No. 9184 and such other applicable rules and regulations.

To ensure the CSOs comply with all pertinent rules and regulations covering the transfer, use, liquidation and audit of public funds, government agencies shall put into place the needed monitoring, evaluation and reporting mechanics. Government agencies shall remain accountable for funds transferred to CSOs in accordance with government accounting and auditing rules and regulations.

Government agencies shall submit to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by may of electronic document, quarterly reports on funds transferred and the government programs or projects involved. The Chairperson of the respective government agencies and their web administrator or his/her equivalent shall be responsible for ensuring that said quarterly reports are likewise posted on their websites.

Sec. 68. Authority to Use Savings. The President of the Philippines, the President of the Senate of the Philippines, the Speaker of the House of Representatives, the Chief Justice of the Supreme Court, the Heads of the Civil Service Commission, the Commission on Elections, and the COA are hereby authorized to declare and use savings in their respective appropriations to augment actual deficiencies incurred for the current year in any item of their respective appropriations.

The foregoing constitutional officers authorized to use savings shall be responsible for ensuring that a semestral and annual report on their respective use of savings shall be submitted to the President of the Senate of the Philippines and the Speaker of the House of Representatives, copy furnished the DBM. The report shall indicate among others, the amount of savings generated, the sources and grounds used therefor, and the existing P/A/P in their respective appropriations augmented. They shall likewise ensure that said reports are posted on their respective websites.

Sec. 69. Meaning of Savings. Savings refer to portions or balances of any released appropriations in this Act which have not been obligated as a result of any of the following:

(a)	completion, final discontinuance, or abandonment of a program, activity or project for which the appropriation is authorized; or

(b)

implementation of measures resulting in improved systems and efficiencies and thus enabled an agency to meet and deliver the required or planned targets, programs and services approved in this Act at a lesser cost.

In case final discontinuance or abandonment is used as basis for declaration of savings, such discontinued or abandoned program, activity or project shall no longer be proposed for funding in the next two (2) fiscal years.

Allotments that were not obligated due to the fault of the agency concerned shall not be considered savings.

Sec. 70. Rules in Augmentation. Augmentation is the act of the constitutional officers authorized to use savings in their respective appropriations to cover a deficiency in any existing item of appropriation within their respective offices. A deficiency in an item of appropriation may result from:

(a)	Unforeseen modifications or adjustments in the program, activity or project; or

(b)	Re-assessment in the use, prioritization and/or distribution of resources.

(c)	Additional requirements for a program, activity or project in view of a declaration of a state of national calamity.

An item of appropriation shall pertain to the amount appropriated for an activity or project authorized in this Act.

The particulars of the expenditures to be funded from savings should be within the scope of, or covered by an existing activity or project. The existence of an activity or project regardless of the availability of allotment class/es is sufficient for the purpose of augmentation.

If no case shall a non-existent activity or project be funded by augmentation from savings or by the use of an appropriations authorized in this Act.

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Sec. 71. Priority in the Use of Savings. In the use of savings, priority shall be given to the payment of compensation, year-end bonus and cash gift, retirement gratuity, terminal leave benefits, old-age pension of veterans and other personnel benefits authorized by law and in this Act, as well as the implementation of priority project or activity covered in this Act.

Sec. 72. Rules on Modification in the Allotment. As a general rule, departments, bureaus and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs shall spend what is programmed in their respective appropriations in this Act. In exceptional circumstances, agencies may modify the allotment issued within an activity or project subject to approval of the following ensued by the timely submission of reports by all offices concerned:

(a)

The heads of agencies, for the following: (i) change in the details of an activity or project without changing its nature and within the same operating unit; and (ii) change in the object of expenditure (Travelling Expenses, or Investment Outlays) within an allotment class (MOOE or Capital Outlays);

(b)

The DBM, in the following modifications: (i) from one allotment class to another; (ii) from one operating unit to another; (iii) within a special purpose fund; and (iv) for the payment of Magna Carta benefits authorized under Section 52 hereof; and

(c)	The President of the Philippines, for the payment of intelligence funds within the Executive branch.

All modification in the allotment shall not entail any increase in the total amount appropriated for an activity or project.

Sec. 73. Rules in the Grant of Collective Negotiation Agreement Incentive. Departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs may grant Collective Negotiation Agreement (CNA) Incentive sourced from the allowable MOOE allotments identified by the DBM, subject to the following:

(a)

There is a valid CNA executed between the agency and the recognized employee organization which includes a provision on cost-cutting measures to be undertaken collectively by the agency and its personnel;

(b)	The one-time annual payment of CNA Incentive shall be made through a written resolution signed by agency representatives from both labor and management, and approved by the agency head;

(c)	The CNA Incentive that may be granted shall be limited to the amount determined by the DBM; and

(d)

The use of MOOE for the payment of CNA Incentive shall be subject to approval by the agency head and made only during the validity of appropriations. Any excess amounts therefrom after payment of the CNA Incentive shall revert to the General Fund.

GOCCs and LGUs may likewise grant CNA Incentive to their respective personnel, subject to the policies, rules and regulations issued by the DBM.

Sec. 74. Mandatory Expenditures. The amounts programmed for petroleum, oil and lubricants, water, illumination and power services, telephone and other communication services, and rental expenses shall be disbursed exclusively for such items of expenditures. Any available allotment from these items after taking into consideration the agency’s full year requirements may be modified only in the last quarter and subject to the provisions of Section 72 hereof.

Disbursements of expenditures of agencies in violation of this Section shall be void, and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292 and to appropriate criminal action under existing penal laws.

Sec. 75. Expenditures for Business-type Activities. Funds for the procurement of supplies and materials intended to be utilized in the conduct of business-type activities shall be disbursed exclusively for such business-type activity. In no case shall said appropriations be used for any other purpose.

Disbursements or expenditures by agencies in violation of this Section shall be void, and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292 and to appropriate criminal action under existing penal laws.

Sec. 76. Intelligence Funds. No appropriations authorized in this Act as intelligence fund shall be released or disbursed for intelligence activities, including amounts sourced from savings, unless approved by the President of the Philippines.

The use of savings to augment intelligence funds is subject to prior approval of the President of the Philippines, upon joint recommendation by the Secretary of National Defense and the Secretary of Budget and Management.

Intelligence expense refer to those related to intelligence information gathering activities of uniformed and military personnel, and intelligence practitioners that have direct impact to national security.

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Agencies utilizing intelligence funds shall submit to the President of the Philippines, [~~the Speaker of the House of Representatives and the President of the Senate of the Philippines~~]a quarterly report on the accomplishments in the use of said funds.]

(DIRECT VETO-President’s Veto Message, December 28, 2020, Volume 1-B, page 844, R.A. No. 11518)

Implementation of this Section shall be subject to COA-DBM-DILG-GCG-DND J.C. No. 2015-01 dated January 8, 2015 and such other guidelines issued thereon.

Sec. 77. Confidential Funds. Confidential funds authorized in this Act shall be released or disbursed only upon approval of the Department Secretary concerned.

Confidential expenses refer to those related to surveillance activities in civilian government agencies that are intended to support the mandate or operations of the agency.

Agencies utilizing confidential funds shall submit to the President of the Philippines, the speaker of the House of Representatives and the President of the Senate of the Philippines a quarterly report on the accomplishments in the use of said funds.

Implementation of this Section shall be subject to COA-DBM-DILG-GCG-DND J.C. No. 2015-01 dated January 8, 2015 and such other guidelines issued thereon.

Sec. 78. Limitations on Cash Advance and Reportorial Requirements. Notwithstanding any provision of law to the contrary, cash advances shall not be granted until such time that the earlier cash advances availed of by the officials or employees concerned shall have been liquidated in accordance with accounting and auditing rules and regulations.

For this purpose, the head of the agency and the COA auditor shall be jointly responsible for the preparation and submission to the House Committee on Appropriations and Senate Committee on Finance, either in printed form or by way of electronic document, the Annual Report on Cash Advances indicating the names of the recipients, the items of expenditures for which said cash advances were disbursed, and the dates of liquidation as reflected in the Agency Books of Accounts.

Sec. 79. Use of Funds for Foreign-Assisted Projects. The amounts appropriated in this Act for the implementation of foreign-assisted projects, compose of loan proceeds and peso counterpart components shall be utilized in accordance with the rules and regulations prescribed under DBM-COA-DOF J.C. No. 2-97 dated March 31, 1997 and such other guidelines that may be issued thereon.

Sec. 80. Disbursement of Funds. Public funds for obligations incurred with proper authorization shall be disbursed only through the BTr or authorized government servicing banks under the Modified Disbursement System, subject to guidelines issued thereon.

Sec. 81. Incurrence or Payment of Unauthorized or Unlawful Obligation or Expenditure. Disbursements or expenditures incurred in violation of existing laws, rules and regulations shall be rendered void. Any and all public officials or employees who will authorize, allow or permit, as well as those who are negligent in the performance of their duties and functions which resulted in the incurrence or payment of unauthorized and unlawful obligation or expenditure shall be, personally liable to the government for the full amount committed or expended and, subject to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292.

Sec. 82. Prohibition on the Attachment of the Name, Image, and Likeness of Public Officials on Government Projects. Subject to guidelines to be issued by the DBM, it shall be prohibited to affix, or cause to be affixed, the name, visage, appearance, logo, signature, or other analogous image of any public official, whether elected or appointed, on all programs, activities, projects (PAPs) or corresponding signage which are funded in this Act.

ADMINISTRATIVE PROCEDURES

Sec. 83. Institutional Strengthening and Productivity Improvement in Agency Organization and Operations. Heads of departments, bureaus, offices, and instrumentalities under the Executive branch shall adopt institutional strengthening measures to enhance productivity and improve service delivery. For this purpose, they shall: (i) conduct a comprehensive review of their respective mandates, missions, objectives and functions, systems and procedures, and programs, activities and projects; and (ii) identify areas where improvements are necessary and more resources need to be rechanneled.

In pursuit of said institutional strengthening efforts, the DBM, in consultation with the agencies, shall determine the functions, programs, activities and projects that could be strengthened, scaled down, phased out or abolished and recommend the corresponding structural, functional and operational adjustments to streamline the organization and operations of the agency and improve its performance and productivity.

Accordingly, the DBM may recommend the: (i) creation, abolition, renaming, consolidation or merger of bureaus, offices and units; or (ii) creation, abolition, reclassification, conversion or transfer of existing positions, from one unit to another.

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GENERAL PROVISIONS

The President of the Philippines or the DBM, as the case may be, is authorized to approve the organizational and staffing modifications needed in streamlining and improving productivity in agency organization and operations, in accordance with the first paragraph of Section 85 hereof.

Sec. 84. Data Privacy Protection. All agencies of the government shall ensure personal data protection and privacy in its data processing activities, implement the applicable provisions of R.A. No. 10173 or the “Data Privacy Act of 2012” and its Implementing Rules and Regulations, and shall be guided by circulars and advisories issued by the National Privacy Commission (NPC). Agencies shall designate a Data Protection Officer (DPO) with a rank of at least Assistant Secretary or Executive Director; conduct data privacy risk and impact assessments; formulate a Privacy Management Program (PMP); implement organizational technical and physical measures and projects to protect personal data; and conduct breach drill within their agencies.

Sec. 85. Organizational Structure and Staffing Pattern Changes. Notwithstanding any provision of law to the contrary and within the limits of the appropriations authorized in this Act, the President of the Philippines is authorized to create new offices and modify the existing organizational structure of the agencies in the Executive branch, as well as create new positions or modify existing ones whenever public interest so requires.

The DBM may approve minor changes in the organizational structure and staffing pattern of agencies, and create positions up to a division chief and equivalent level under the Executive branch. It may likewise determine the organizational structure and provide positions in the organizational units of agencies or offices created or reorganized pursuant to law.

Sec. 86. Foreign Travel of Government Officials. In order to ensure that the delivery of services and the operations of the agency is not hampered, all personal and official foreign travels of Department Secretaries or those of equivalent in rank in the Executive Department, Chairpersons and Members of Governing Boards and Chief Executive Officers of GOCCs and GFIs under or attached to the Office of the President (OP), as well as the heads of National Government Agencies under or attached thereto, shall require clearance from the OP prior to foreign travel, pursuant to Section 10 of E.O. No. 77, s. 2019.

Sec. 87. Allocation for Reorganized Departments, Bureaus and Offices of the National Government, including Constitutional Offices enjoying Fiscal Autonomy and State Universities and Colleges. The amount appropriated in this Act for departments, bureaus and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs, which were reorganized during the immediately preceding fiscal year and the current year, shall be released to the successor agency subject to any transitory provision in the issuance authorizing its reorganization.

Sec. 88. Internal Revenue Allotment of Local Government Units. The IRA, which is automatically appropriated, shall be apportioned among LGUs, including provinces, cities, and municipalities created, approved, and ratified in FY 2020 in accordance with the allocation formula prescribed under Section 285 of R.A. No. 7160, taking into consideration the following:

(a)

The land area shall be based on the FY 2001 Land Management Bureau (LMB) certified Masterlist of Land Area unless the latest LMB certified Masterlist of Land Area has been validated by the DILG, NAMRIA and representatives of the Leagues of Provinces, Cities and Municipalities, and endorsed by the Secretary of DENR and the Chief Minister of the BARMM to DBM on or before December 31, 2020; and

(b)	The population shall be based on the FY 2015 Census of Population by Province, City, Municipality and Barangay, as approved under Presidential Proclamation No. 1269 dated May 19, 2016.

All valid adjustments, changes, modifications, or alterations in any of the factors affecting the computation of IRA that occurred or happened, including final and executory court decisions made effective, during the current fiscal year, shall only be considered and implemented by the DBM in the subsequent fiscal year from receipt by the DBM of the notice of said change.

LGUs shall include in their budgets income from both local and external sources, including the amount of their IRA, based on the allocation by the DBM, and receipts from borrowings, which shall be approved by their respective sanggunian.

Enforcement of the Personnel Services limitations under Sections 325(a) and 331(b) of R.A. No. 7160 shall be waived to enable LGUs to: (i) absorb the cost of hospital services transferred from provinces to newly created cities; (ii) pay the CNA incentives of their employees upon compliance with the rules and regulations issued by the DBM; (iii) pay the retirement and terminal leave benefits, including the monetization of leave credits of their employees; (iv) pay the minimum year-end bonus of One Thousand Pesos (₱1,000) for the punong barangay and Six Hundred Pesos (₱600) for other mandatory barangay officials, and their cash gifts; (v) pay the salaries and benefits of health/medical personnel that may be hired to perform functions during a state of national emergency or calamity; and (vi) pay the special benefits that may be authorized to be granted to LGU personnel during a state of national emergency or calamity.

The IRA, and all LGU shares appropriated herein, shall be directly released by the BTr to the LGU beneficiaries through authorized government servicing banks.

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Sec. 89. Implementation of Nationally Funded Projects. Pursuant to Section 17(c) of R.A. No. 7160, the National Government Agencies, such as DPWH, DA, NIA, DOH, DSWD, DepEd, DENR, DILG, and DOTr, may designate LGUs as implementing agencies for public works and infrastructure projects and other programs, services and facilities, including the construction of local roads and facilities appropriated in this Act, subject to the following:

(a)

The LGU has the capability to implement the foregoing by administration or contract and in accordance with the design, plan, specifications, and such other standards and policies of the National Government;

(b)	The LGU-recipient of nationally funded public works and infrastructure projects and other programs, services and facilities shall commit to fund the cost of maintenance and repairs thereof; and

(c)	The amounts appropriated to LGUs shall be released during the fiscal year to be deposited in a trust fund and shall be made available for disbursement for the purpose specified until October 31, 2022.

After the end of validity period, any unreleased appropriations shall lapse, while undisbursed funds shall revert to the unappropriated surplus of the General Fund in accordance with Section 28, Chapter 4, Book VI of E.O. No. 292.

The LGU shall submit quarterly reports on fund utilization and accomplishments through other electronic means and LGU’s website.

The LGU shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other office where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 90. Submission of Annual Reports and Audited Financial Statements on Accounts Deposited Outside of the National Treasury. All departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs authorized by law to retain or use income and deposit the same outside of the National Treasury shall submit their respective audited financial statements, annual reports and narrative report stating therein a detailed description of the utilization of funds through the following:

(a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)	Agency’s website.

The statement and report shall include the beginning balance, income collected and its sources, expenditures, and ending balance for the preceding fiscal year.

The agency shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 91. Report on Commission on Audit Findings and Recommendation. Within sixty (60) days from receipt of the COA Annual Audit Report, agencies concerned shall submit to the COA, either in printed form or by way of electronic document, a status report on the actions taken on said audit findings and recommendations using the prescribed form under COA Memorandum No. 2014-002 dated March 18, 2014. They shall likewise furnish the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, a copy of said reports.

The head of agency concerned and the agency’s web administrator or his/her equivalent shall be responsible for ensuring that said status reports are pasted on the agency’s website.

Sec. 92. Financial Reports. Departments, bureaus, offices and instrumentalities of the National Government including Constitutional Offices enjoying fiscal autonomy and SUCs shall submit the monthly report on appropriations, allotments, obligations and disbursements of current appropriations as well as the monthly report of disbursement on or before the tenth (10th) day of the month immediately following the covered period, through the following:

(a)	URS or other electronic means for reports not covered by the URS until such lite that all agencies have fully migrated to the BTMS; and

(b)	Agency’s website.

The agency shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

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GENERAL PROVISIONS

Sec. 93. Quarterly Financial and Physical Reports. Departments, bureaus, offices and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs, shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of each quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS until such time that all agencies have fully migrated to the BTMS; and

(b)	Agency’s website.

The agency shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

The DBM shall likewise submit to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, quarterly reports on releases from, obligations incurred, liquidated and unliquidated obligations, total disbursements and balances of, Special Purpose Funds, Supplemental Appropriations, Continuing Appropriations and Automatic Appropriations as well as modification of funds approved by it pursuant to the General Provisions in this Act.

Failure to comply with any of the foregoing shall result in the automatic suspension of the salaries of the responsible official or employee until they have complied with the above requirements pursuant to Section 57, Chapter 6, Book VI of E.O. No. 292.

Repeated failure or refusal of said official or employee to submit the above reports without any justifiable cause may be a ground for administrative disciplinary action, subject to pertinent civil service rules and regulations. The head of agency shall be responsible for ensuring compliance with this penalty provision.

Sec. 94. Submission of Post FY 2021 Budget Status. The DBM shall submit to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance a post FY 2021 budget status report not later than May 31, 2022. The report shall indicate a brief accomplishment on all programs, activities. and projects of agencies of the government as reflected in this Act and including specific activities or projects funded from lump-sum appropriations and special purpose funds.

The DBM shall post the said report on its website. The heads of the agencies and the agencies’ web administrators or their equivalent shall be responsible for ensuring that the portion of the status report pertinent to them are likewise posted on their respective websites.

Sec. 95. Transparency in Infrastructure Projects. All agencies of the government shall post the following on their respective websites, within the period indicated:

(a)

The project title, location and detailed description; detailed estimates in arriving at the Approved Budget for the Contract; winning contractor and the detailed estimates of the bid as awarded; source of fund; implementing office, responsible official and their contact details; and start of construction date and target date of completion, within thirty (30) calendar days from entering into contract;

(b)	Quarterly status update, including geo-tagged photos, of the project, and in case of delay, state the reason/s; and

(c)	The detailed actual cost of the project; and variation orders issued, if any, within thirty (30) calendar days from the issuance of a certificate of completion.

The heads of the agencies and web administrators or their equivalent shall be responsible for ensuring compliance with this Section.

Sec. 96. Transparency Seal. To enhance transparency and enforce accountability, all agencies of the government shall maintain a Transparency Seal to be posted on their websites. The Transparency Seal shall contain the following: (i) the agency’s mandates and functions, names of its officials with their position and designation, and contact information: (ii) approved budgets and corresponding targets, immediately upon approval of this Act: (iii) modifications made pursuant to the general and special provisions in this Act; (iv) annual procurement plan/s and contracts awarded with winning supplier, contractor or consultant; (v) major activities or projects categorized in accordance with the 0+10 point socioeconomic agenda and their target beneficiaries; (vi) status of implementation, evaluation or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) People’s Freedom to Information (FOI) Manual signed by head of agency, Agency Information Inventory, 2019 and 2020 FOI Summary Report, and 2019 and 2020 FOI Registry; and (ix ) annual reports on the status of income authorized by law to be retained or used and be deposited outside of the National Treasury, which shall include the legal basis for its retention or use, the beginning balance, income collected and its sources, expenditures, and ending balance for the preceding fiscal year.

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The heads of the agencies and their web administrators or their equivalent shall be responsible for ensuring compliance with this Section.

The DBM shall post on its website the status of compliance by all agencies of the government.

Sec. 97. People’s Feedback Mechanism. Subject to the guidelines to be issued by the Department of Information and Communications Technology, all government agencies shall provide, through their respective websites, means for Filipinos to provide feedback on the programs, activities and projects funded under this Act and how they may be revised and/or improved, which shall be responded to within fifteen (15) working days from receipt thereof, as provided in Section 5(c) of R.A. No. 6713 and Annex C of ICTO Memorandum Circular No. 2015-001.

Sec. 98. Joint Congressional Oversight Committee on Public Expenditures. The Senate and the House of Representatives shall constitute a Joint Congressional Oversight Committee on Public Expenditures which shall primarily monitor compliance by agencies with the requirements or conditions in the utilization of public funds under this Act and pertinent laws.

The Joint Congressional Oversight Committee shall be co-chaired by the Chairperson of the Committee on Finance of the Senate and the Chairperson of the Committee on Appropriations of the House of Representatives. The President of the Senate and the Speaker of the House of Representatives shall each designate seven (7) Senators and seven (7) Members of the House of Representatives, respectively, as members of the Joint Congressional Oversight Committee. The minority group in the Senate and the House of Representatives shall each have at least one (1) seat in the Joint Congressional Oversight Committee.

The Joint Congressional Oversight Committee on Public Expenditures shall not intervene, participate, or undertake any role or function in any of the various post-enactment stages of the budget execution, such as, but not limited to, project identification or modification, fund releases, and other activities beyond its congressional oversight functions as defined under applicable laws or jurisprudence.

Sec. 99. Exemption from Garnishment, Levy and Execution. Any court, agency or office is hereby cautioned from garnishing or subjecting to levy and execution all public funds, especially the amounts appropriated under this Act.

Sec. 100. Separability Clause. If for any reason, any section or provision of this Act is declared unconstitutional or invalid, other sections or provisions which are not affected thereby shall continue to be in full force and effect.

Sec. 101. Effectivity. The provisions of this Act, detailed in Volume Nos. I-A, I-B, I-C and 11 shall take effect on January One, Two Thousand and Twenty One, unless otherwise provided herein.

Approved,

This Act which originated from the House of Representatives was passed by the House of Representatives and the Senate of the Philippines on December 9, 2020.

DECEMBER 28, 2020	OFFICIAL GAZETTE

FISCAL YEAR 2021

PRESIDENT’S VETO MESSAGE

DECEMBER 28, 2020	OFFICIAL GAZETTE	841
PRESIDENT’S VETO MESSAGE - ANNEX A

MALACAÑAN PALACE

MANILA

28 December 2020

THE HONORABLE SPEAKER

LADIES AND GENTLEMEN OF

THE HOUSE OF REPRESENTATIVES

By the power vested in me by the Constitution, I sign into law Republic Act (RA) No.11518 the General Appropriations Act (GAA) for Fiscal Year (FY) 2021, entitled “AN ACT APPROPRIATING FUNDS FOR THE OPERATION OF THE GOVERNMENT OF THE REPUBLIC OF THE PHILIPPINES FROM JANUARY ONE TO DECEMBER THIRTY-ONE, TWO THOUSAND AND TWENTY-ONE, AND FOR OTHER PURPOSES.”

One of the best descriptions of 2020 that I have come across is a simple quotation from a seemingly anonymous source.

“2020 is the year we did not get everything we want, but appreciated everything we have.”

These words gain deeper significance on this occasion, which we hold in the closing days of the tumultuous year of 2020. For on this occasion, our signing into law of the GAA which you have approved, we catch the first glimmer of light in the midst of the chaos. It is a clear and present sign of hope – after the shadows and storms of 2020 – that will take us into a new day, a better, healthier, stronger tomorrow in 2021.

Certainly, it cannot be denied that we had made so much progress in our collective journey – as leaders accompanying our people – to the full attainment of the Filipinos’ aspirations for a strongly-rooted, comfortable, and secure life. We saw that it could be done, and we had the mission and means, the will and the weapons, on hand to get there.

The vision of our Administration was clear, and we had our sights steady on it, inspired and encouraged by the Filipino people’s trust and confidence in our agenda of change, inclusivity, and progress. Before the start of 2020, we projected the Gross Domestic Product (GDP) growth at 6.5 to 7.5 percent from 2020 to 2022 from 6.0 to 6.5 percent in 2019. Our path was set – a bright future, a more peaceful and progressive Philippines for all Filipinos.

We fought, we prayed, yet we were not spared

What neither we nor any other country or leader in the rest of the world did not foresee though, was the onslaught of an invisible enemy. We all came face to face with an infinitesimal yet insidious virus that crashed through borders and raged across continents, ravishing populations and economies like the world has never seen before.

We prepared and we fought. We prayed. Yet we were not spared.

The numbers have been and may continue to be staggering. We now project the country’s GDP growth rate for this year at -8.5. to -9.5 percent. At the height of the community lockdowns

THE PRESIDENT OF THE PHILIPPINES

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and quarantines during the 2nd quarter of this year, we recorded the steepest quarterly decline in our GDP growth since 1985 at -16.9 percent, and a record-high unemployment rate of 17.6 percent, or 7.2 million unemployed individuals, in April. The Philippine economy slid into recession.

It is not inaccurate to say, as my Administration has many times acknowledged, painfully yet honestly, that the Coronavirus Disease 2019 (COVID-19) has set us back. It has not merely blocked our path but has pushed us off the road in our otherwise sure and steady journey to progress and to a better life for our people.

But this is what we can and will give our people: the promise that the situation will improve and change as it has indeed started to. Change for the better will continue to be the hallmark of our service. The end of 2020 and the beginning of 2021 – a new year, a fresh start – can bring us back on track in the direction of a better future, a more resilient and sustainable one, and with this GAA, we move forward.

As I expressed in my address to the General Assembly of the United Nations at its 75th Session, “We are at a crossroads. How we address COVID-19 will define our future.” This too is the spirit behind the 2021 Budget.

Change, Creativity, and Innovation

In this time of pandemic, the proposed FY 2021 National Budget was a very difficult one to craft and submit given the uncertainties of resources, and the unfolding health crisis and bleak global growth environment. Its subsequent passage in record time, by the distinguished men and women of the Congress, is a momentous achievement for the Filipino people, its Government, its Legislature, and its partners from the civil society who, in one way or another, have contributed to its production and journey amidst all the challenges and limitations wrought by the COVID-19 crisis this year.

Running a government in this difficult time required change, creativity, and innovation in performing, continuing, and improving government functions in the past months and more so for the coming year. The dire situation compelled the entire government to be flexible and to adjust and adapt to changes, not only in terms of our capacity for e-governance to ensure the continued delivery of public goods and services to our people, but also in remaining and keeping on track with the country’s socioeconomic goals, albeit with recalibrated targets.

We remain steadfast to bounce back, primarily through the FY 2021 National Budget, amounting to PhP4.506 trillion. With this Budget, we will sustain our current efforts in addressing the impact of the pandemic, especially now with the promise of access to developed vaccines in sight, and accelerating economic recovery. We expect a bumpy road ahead but we will recover as one nation, and we will move forward and finish strongly.

I.	GENERAL COMMENTS

The theme of the FY 2021 National Budget – “Reset, Rebound, Recover: Investing for Resiliency and Sustainability” banners the three-pronged and phased strategy of our Administration to “reset our momentum and action, rebound from the debilitating effects of the pandemic on the health and economy, and fully recover from the continuing impacts of the crisis.”

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The timely passage of the FY 2021 Budget assures our people that the government is resolute and well-equipped to pursue programs and projects that are specifically tailored to the current situation, and those that are meant to continue our pursuit for a stronger and healthier Philippines.

II.	DIRECT VETO

As part of my constitutional mandate to ensure that all laws are faithfully executed, I am duty bound to curb any attempt to impinge upon the Constitution and existing laws through items and provisions introduced in this Budget. Hence, provisions in this Act that do not relate to particular appropriations or those that would effectively amend the Constitution or existing laws will not be countenanced and are hereby subjected to direct veto. Such provisions are considered “riders” that are violative of Section 25 (2), Article VI of the Constitution, which prescribes that “[n]o provision or enactment shall be embraced in the general appropriations bill unless it relates specifically to some particular appropriation therein. Any such provision or enactment shall be limited in its operation to the appropriation to which it relates.”

A.	USE OF INCOME

As a general rule, all income of agencies shall accrue to the General Fund of the National Government, unless otherwise authorized by a separate substantive law. Correspondingly, said income shall form part of the revenue and financing sources that would fund the expenditure program of the government. Relatedly, it must be emphasized that the necessary operating requirements of agencies for the year have already been provided in this Act. Therefore, provisions allowing agencies to use their income without separate legal bases are not only considered as “riders,” but will also have the effect of reducing the sources of financing of this year’s Budget, while increasing the appropriations of the agencies beyond their approved expenditure levels.

Accordingly, I am constrained to veto the following special provisions authorizing the use of income:

(1)	Department of Labor and Employment (DOLE)-Office of the Secretary (OSEC), Special Provision No. 2, “Alien Employment Permit,” Volume I-A, page 1129;

(2)	DOLE-Philippine Overseas Employment Administration, Special Provision No. 1, “Use of Income,” Volume I-A, page 1159;

(3)	Other Executive Offices (OEO)-Philippine Racing Commission, Special Provision No. 1, “Use of Income,” Volume I-B, page 603; and

(4)	OEO-Optical Media Board, Special Provision No. 1, “Confidential Fund,” Volume I-B, page 596.

Similarly, I directly veto Budgetary Support to Government Corporations (BSGC)-OEO-Subic Bay Metropolitan Authority, Special Provision No. 3, “Authority to Utilize Excess Dividends,” Volume I-B, page 760, since RA No. 7656 (An Act Requiring Government-Owned or -Controlled Corporations to Declare Dividends under Certain Conditions to the National Government) explicitly requires all government-owned or -controlled corporations (GOCCs) to declare and remit at least fifty percent (50%) of their annual net earnings as cash, stock or

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property dividends to the National Government, unless in the interest of national economy and general welfare, said percentage is adjusted by the President of the Philippines upon recommendation by the Secretary of Finance.

B.	INAPPROPRIATE PROVISIONS

In view of Section 25 (5), Article VI of the Constitution, as well as existing laws, rules, and regulations on the use of savings, I veto Department of Trade and Industry (DTI)-Technical Education and Skills Development Authority, Special Provision No. 8, “Use of Savings,” Volume I-B, page 406. The Constitution states that no law shall be passed authorizing any transfer of appropriations, except that for the executive branch, the President may be authorized by law to augment any item in the general appropriations law from savings in other items. Thus, the TESDA may not be granted authority to transfer appropriations on its own, with no need for Presidential approval.

I likewise veto Department of Agrarian Reform-OSEC, Special Provision No. 2, “Condonation of Interests, Penalties and Surcharges,” Volume I-A, page 27; DTI-OSEC, Special Provision No. 7, “Credit Mediation Services,” Volume I-B, page 366; and Department of Transportation (DOTr)-OSEC, Special Provision No. 8, “Public Utility Vehicle Modernization Program,” Volume I-B, page 417, and Department of Justice-PAO, Special Provision No. 1, “Forensic Laboratory Division,” Volume I-A, page 1125 considering that such provisions do not relate to particular appropriations in the Budget. The doctrine of “inappropriate provision” enunciates, among others, that “when the legislature inserts inappropriate provisions in a general appropriation bill, such provisions must be treated as ‘items’ for purposes of the [Governor’s] item veto power over general appropriation bills.” The same doctrine further clarifies that “[l]egislative control cannot be exercised in such a manner as to encumber the general appropriation bill with veto-proof ‘logrolling measures’, special interest provisions which could not succeed if separately enacted, or ‘riders’, substantive pieces of legislation incorporated in a bill to insure passage without veto” (Philippine Constitution Association vs. Enriquez, G.R. No. 113105, 19 August 1994).

Further, I am duty bound to protect national security and maintain public safety, as well as ensure peace and order at all times. Hence, all activities involving intelligence gathering that have a direct impact on national security and public safety shall be reported directly to me. Accordingly, reports on the utilization of the intelligence funds shall be directly submitted to my Office. Consequently, I have to directly veto the proviso “the Speaker of the House of Representatives and the President of the Senate of the Philippines” under Section 76, General Provisions, “Intelligence Funds,” Volume I-B, pages 833-834, which effectively requires the submission of quarterly reports on the use of intelligence funds to the Speaker of the House of Representatives and the President of the Senate of the Philippines.

Intelligence Funds cover programs, projects, and activities related to national security. In this regard, matters relating to national security are deemed confidential or classified information, which is one of the recognized exceptions to the right to information, consistent with Section 4 of Executive Order (EO) No. 2, s. 2016.

Indeed, this jurisdiction “recognizes the common law holding that there is a governmental privilege against public disclosure with respect to state secrets regarding military, diplomatic and other national security matters.” [Senate of the Philippines vs. Ermita, G.R. No. 169777, 20 April 2006 citing Chavez vs. PCGG, 360 Phil. 133 (1998)].

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C.	STRICT IMPLEMENTATION OF CASH BUDGETING SYSTEM

In line with the adoption of the cash budgeting system beginning FY 2019, pursuant to EO No. 91, s. 2019, the National Budget Call for FY 2021 reiterated that the agencies belonging to the education sector shall submit budget proposals covering only those activities to be implemented within the Calendar Year (CY) 2021 (January to December 2021 only), and not the requirements for the whole Academic Year, considering that the GAA covers only the funding requirements for the particular year. Consequently, I am obliged to veto Department of Education (DepEd)-OSEC, Special Provision No. 27, “Cash Budgeting System,” Volume I-A, page 197; and CEO-Commission on Higher Education (CHED), Special Provision No. 7, “Cash Budgeting System,” Volume I-B, page 541, which exempts from and defers, respectively, the application of the cash budgeting system to programs, projects, and activities covered thereby.

III.	CONDITIONAL IMPLEMENTATION

In order to uphold the judicious implementation of certain provisions in this Act, I hereby subject their implementation to specified conditions consistent with existing laws, policies, and rules and regulations.

A.	EFFICIENT USE OF PUBLIC FUNDS

The implementation of the following provisions shall be subject to conditions to ensure the efficient use of public funds and avoid duplication of funding:

(1)	Proscription Against Duplication of Funding

Inasmuch as sufficient funds for the requirements of the Dangerous Drugs Board (DDB) have already been provided in this Budget, the implementation of OEO-DDB, Special Provision No. 1, “Collections for Drug Rehabilitation Activities,” Volume I-B, page 553, shall be conditioned upon the generation of collections in excess of those forming part of the revenue sources programmed to fund this Act.

Likewise, considering that the administrative requirements of the Department of Health (DOH), including those of cancer-related programs and activities, have already been provided in the regular agency budget, the implementation of DOH-OSEC, Special Provision No. 14, “National Integrated Cancer Control Program,” Volume I-A, page 966, particularly on the use of the maximum one percent (1%) administrative cost, shall be subject to the guidelines to be issued by the DOH.

(2)	Use of Revenues from Golf Course Operations of the Armed Forces of the Philippines (AFP) Hospitals

To ensure the optimum use of revenues from the operations of golf courses of the AFP hospitals, I direct the Department of Budget and Management (DBM), in coordination with the Department of National Defense (DND), to issue relevant guidelines for the following provisions:

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(a)	DND-General Headquarters, AFP and AFP-Wide Service Support Units (AFPWSSUs), Special Provision No. 1, “Hospital Income and Other Revenues from Golf Course Operations,” Volume I-A, page 1210;

(b)	DND AFP-Philippine Air Force, Special Provision No. 1, “Hospital Income and Other Revenues from Golf Course Operations,” Volume I-A, page 1201;

(c)	DND-AFP-Philippine Army, Special Provision No. 1, “Hospital Income and Other Revenues from Golf Course Operations,” Volume I-A, page 1196-1197; and

(d)	DND-AFP-Philippine Navy, Special Provision No. 1, “Hospital Income and Other Revenues from Golf Course Operations,” Volume I-A, page 1205.

(3)	Allocation for Maintenance and Other Operating Expenses (MOOE)

It is understood that the use of the MOOE appropriations under Department of Social Welfare and Development (DSWD)-Inter-Country Adoption Board (ICAB), Special Provision No. 1, “Maintenance and Other Operating Expenses Requirements,” Volume I-B, page 318, shall be treated as advance release for the operating expenses of the ICAB consistent with the intent and purpose of RA No. 8043 (Inter-Country Adoption Act of 1995).

With regard to The Judiciary-Supreme Court of the Philippines and the Lower Courts, Special Provision No. 7, “Maintenance and Other Operating Expenses of Lower Courts,” Volume I-B, page 625, the principle of financial independence of the Judiciary is further pronounced through the direct provision of MOOE funds to all lower courts. Therefore, I trust that the Supreme Court will ensure the equitable allocation and immediate release of the MOOE funds to its lower courts.

(4)	Utilization of Infrastructure-related Expenses

With our continuing journey towards the “Golden Age of Infrastructure”, the Department of Agriculture (DA) is now tasked to implement vital infrastructure projects for the benefit of the agricultural sector. The provision for Engineering and Administrative Overhead (EAO) expenses is aimed at promoting the timeliness and quality of the infrastructure projects. Nevertheless, to ensure proper fund utilization, DA-OSEC, Special Provision No. 12, “Engineering and Administrative Overhead Expenses,” Volume I-A, page 77, shall be subject to the guidelines to be issued jointly by the DA and the DBM.

Further, in the implementation of Department of Public Works and Highways (DPWH)-OSEC, Special Provision No. 20, “Pandemic Response Employment Generation Program,” Volume I-B, page 4, the DPWH is directed to issue guidelines in the hiring of skilled and unskilled manual labor for its infrastructure projects, to include rules to avoid double funding.

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Considering that the infrastructure projects under the Build, Build, Build Program of the National Government under the Philippine Development Plan 2017-2022 on Accelerating Infrastructure Development cannot take off until the Right-of-Way (ROW) concerns are settled, I will allow the funding for Toll Regulatory Board projects under DPWH-OSEC, Special Provision No. 3, “Toll Regulatory Board (TRB) Projects,” Volume I-B, page 2, subject to the pertinent DPWH guidelines.

On the other hand, the use of the funds authorized for EAO expenses for the acquisition of ROW under DPWH-OSEC, Special Provision No. 15, “Project Related Expenses,” Volume I-B, page 3, shall be conditioned on the full exhaustion of the agency’s lump sum appropriations for ROW expenses.

(5)	Implementation of Financial Assistance to Local Government Units (LGUs)

The implementation of Allocations to Local Government Units-Local Government Support Fund (ALGU-LGSF), Special Provision No. 1, “Assistance to Cities,” Volume I-B, page 779; and ALGU-LGSF, Special Provision No. 3, “Financial Assistance to Local Government Units,” Volume I-B, page 779, shall be subject to the guidelines to be issued by the DBM. Further, in the implementation of the ALGU-LGSF Financial Assistance to LGUs, priority must be given to infrastructure projects consistent with the Build, Build, Build Program of the National Government.

Likewise, ALGU-LGSF, Special Provision No. 4, “Support to the Barangay Development Program of the National Task Force to End Local Communist Armed Conflict,” Volume I-B, page 779, shall be implemented in accordance with the guidelines to be issued by the DBM, in coordination with the National Task Force to End Local Communist Armed Conflict.

The funds for the purpose shall be released to the LGUs identified in the special provision, provided that said LGUs are determined to be technically capable of implementing the projects covered thereby. In case a component barangay is not technically capable of implementing the project, the city/municipality, or in its default, the province, which has the technical capability shall undertake the project on behalf of the barangay. Where the city/municipality or province is technically incapable to do the same, the project may be undertaken by an appropriate national government agency, including, but not limited to, the AFP Engineer Brigade. The specific rules to implement these conditions shall be included in the guidelines to be issued by the DBM.

(6)	Extent of Monitoring and Evaluation of Assistance to LGUs

Department of the Interior and Local Government (DILG)-OSEC, Special Provision No. 4, “Monitoring and Evaluation of Assistance to Local Government Units,” Volume I-A, page 1026, shall cover the monitoring and evaluation of actual project implementation, including the documentary requirements to be submitted by the LGUs to be used for said monitoring and evaluation. On the other hand, it is understood that all aspects in the preparation and submission of documentary requirements by the LGUs concerned for purposes of requesting funds from the LGSF properly pertain to and shall be undertaken by the LGUs themselves.

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(7)	Implementation of Rice Subsidy

In general, the rice subsidy given under the Pantawid Pamilyang Pilipino Program is in the form of cash. In this regard, the implementation of the subsidy in kind, in the form of distribution of rice, as authorized under DSWD-OSEC, Special Provision No. 2, “Rice Subsidy,” Volume I-B, page 299, shall be subject to the guidelines to be issued by the DSWD.

(8)	Prompt Release and Utilization of National Disaster Risk Reduction and Management Fund (NDRRMF)

The government’s actions to prepare for, reduce and manage risks of, and respond to disasters and calamities should be urgent and immediate. Thus, they are expected to be carried out within a particular year lest the dangers to lives and properties cannot be mitigated if not avoided. Hence, consistent with my commitment to the Filipino people that they will receive timely and prompt delivery of services, especially in times of disasters and calamities, I hereby subject NDRRMF, Special Provision No. 4, “Availability of the National Disaster Risk Reduction and Management Fund,” Volume I-B, page 793, and the proviso “National Disaster Risk Reduction and Management Fund for calamities, epidemics as declared by the DOH, crises resulting from armed conflicts, insurgency, terrorism, and other catastrophes occurring in 2021” under Section 62, General Provisions, “Cash Budgeting System,” Volume I-B, pages 830-831, to the strict condition that release of allotments from the NDRRMF, as well as the corresponding obligations, shall be made within the current fiscal year, consistent with EO No. 91, s. 2019, and subject to the other policies under Section 62, General Provisions of this Act.

B.	OBSERVANCE OF EXISTING LAWS, POLICIES, RULES AND REGULATIONS

(1)	Procurement-related Provisions

In these trying times of the COVID-19 pandemic, not to mention the other calamities and devastations faced by our country, it is more imperative that we get value for money in the implementation of government programs, projects and activities. Hence, even as I laud the intentions behind the provisions for domestic preference under Section 18, General Provisions, “Strict Adherence to Procurement Laws, Rules and Regulations,” Volume I-B, page 822; the provision limiting modes of procurement under Section 21, General Provisions, “Procurement of Critical Supplies,” Volume I-B, page 822; and DTI-OSEC Special Provision No. 8, “Preference for Locally-Made and Locally Assembled Products,” Volume I-B, page 366, these provisions shall be subject to the existing procurement laws, rules and regulations, including the guidelines to be issued by the Government Procurement Policy Board and other relevant agencies, with the end in view of promoting open and competitive bidding, and allowing all modes of procurement to be available and appropriately applied as circumstances warrant. The observance by the private sector of the rule on preference for locally-made or locally-assembled products shall ultimately depend on its sound discretion.

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(2)	Grant of Allowances and Benefits

I commend the invaluable efforts of the DepEd in fulfilling its mandate amidst the current public health emergency by continually providing quality education to our learners through alternative learning modules and modalities. I admire our teachers, coordinators, and facilitators in their relentless efforts and sacrifices to adjust to the new learning set-up. Accordingly, the grant of transportation and teaching aid allowances under DepEd-OSEC, Special Provision No. 21, “Alternative Learning System,” Volume I-A, page 195, shall be subject to guidelines to be issued by the DepEd, in coordination with the DBM, in conformity with existing compensation laws, rules and regulations.

(3)	Utilization of the Quick Response Fund (QRF)

RA No. 10121 (Philippine Disaster Risk Reduction and Management Act of 2010) provides, among others, that the QRF shall serve as a standby fund for relief and recovery programs in order that situations and living conditions of people in communities or areas stricken by disasters, calamities, epidemics or complex emergencies, may be normalized as quickly as possible. In this regard, I trust that the agencies concerned shall utilize the QRF lodged under DILG-Philippine National Police, Special Provision No. 3, “Quick Response Fund,” Volume I-A, page 1070; and DILG-Bureau of Fire Protection, Special Provision No. 5, “Quick Response Fund,” Volume I-A, page 1037, in accordance with the pertinent provisions of RA No. 10121.

Likewise, the use of QRF for the printing and reproduction of damaged learning modules and materials under DepEd-OSEC, Special Provision No. 4, “Quick Response Fund,” Volume I-A, page 193, shall be subject to the rules on modification in the allotment under this Act, as may be applicable.

(4)	Identification of Program Beneficiaries

It is noted that the provision of financial subsidies to rice farmers severely affected by low palay prices under DA-OSEC, Special Provision No. 3, “Rice Farmers Financial Assistance,” Volume I-A, page 76; and Unprogrammed Appropriations, Special Provision No. 22, “Use of Excess Tariff Collections from Rice Importation,” Volume I-B, page 803, is pursuant to the mandate of RA No. 11203 (An Act Liberalizing the Importation, Exportation and Trading of Rice, Lifting for the Purpose the Quantitative Import Restriction on Rice) or the rice tariffication law. Therefore, the implementation of said provisions should be in accordance with the same law. Particularly, the subsidies should be directed to the qualified rice farmer-beneficiaries expressly mentioned under item (a), paragraph 9, Section 13 of RA No. 11203, i.e., those who are farming two (2) hectares and below regardless of whether they continue farming rice or not as compensation for the projected reduction or loss of farm income arising from the tariffication of the quantitative import restriction on rice.

Similarly, DSWD-OSEC, Special Provision No. 5, “Supplementary Feeding Program,” Volume I-B, page 299, shall be covered by the guidelines to be issued by the DSWD, consistent with the provisions of RA No. 11037 (Masustansyang Pagkain para sa Batang Pilipino Act), especially on the target beneficiaries of the program.

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(5)	Construction of Evacuation Centers

In order to guarantee the construction of safe evacuation centers that can withstand all disasters and calamities, it is crucial that DPWH-OSEC, Special Provision No. 11, “Evacuation Centers,” Volume I-B, page 3; and DILG-OSEC, Special Provision No. 7, “Green Evacuation Centers,” Volume I-A, page 1027, shall be implemented in conformity with the appropriate standards and requirements set forth under the National Building Code, as amended, the Philippine Green Building Code, the latest edition of the National Structural Code of the Philippines, as well as other applicable laws, policies, rules and regulations.

(6)	Resettlement of Project-Affected Persons

For proper guidance, the implementation of DPWH-OSEC, Special Provision No. 19, “Resettlement of Project-Affected Persons (PAPs) who are PAG-IBIG Fund Members,” Volume I-B, page 3; and DOTr-OSEC, Special Provision No. 7, “Resettlement of Project-Affected Persons (PAPs) who are PAG-IBIG Fund Members,” Volume I-B, page 417, shall be subject to the guidelines to be issued by the Department of Human Settlements and Urban Development, the Home Development Mutual Fund, the DPWH, and the DOTr, in coordination with the DBM, in relation to RA No. 10752 (The Right-of-Way Act) and other pertinent laws.

(7)	Augmentation of Capital Outlays for DOH Hospitals

In the implementation of DOH-OSEC, Special Provision No. 7, “DOH Hospitals’ Use of Capital Outlays (CO),” Volume I-A, page 965, it must be noted that the increase in bed capacity and upgrading of hospitals shall require the passage of a law or compliance with DOH standards, as may be applicable.

(8)	Implementation of Service Contracting

In order to ensure the efficient use of available funds for the purpose, the implementation of DOTr-OSEC, Special Provision No. 9, “Service Contracting,” Volume I-B, page 417, shall comply with the existing guidelines of the DOTr and Land Transportation Franchising and Regulatory Board.

(9)	Funding for Foreign-Assisted Projects

I noted that Congress has again identified specific foreign-assisted projects (FAPs) under Unprogrammed Appropriations, Special Provision No. 5, “Support to Foreign-Assisted Projects,” Volume No. I-B, page 800-801, chargeable against Purpose No. 4. Hence, I reiterate that pursuant to the authority vested in me under Section 20, Article VII of the Constitution and in view of the character of the unprogrammed appropriations as a standby authority to incur additional obligations for priority programs, projects, or activities, such identification of the specific FAPs which are still under negotiation shall not limit the President in negotiating other foreign loan agreements.

Accordingly, the release of funds chargeable against Purpose No. of the Unprogrammed Appropriations shall be subject to the submission of Special Budget

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pursuant to Section 35, Chapter 5, Book VI of EO No. 292, s. 1987, and the approved loan agreement. Moreover, any changes in the project title, scope, or amount of the FAPs shall further be subject to the appropriate approval in accordance with existing guidelines.

(10)	Unprogrammed Appropriations (UA)

In view of the indispensable need to exercise prudent spending in these difficult times, the DPWH and the DOTr are strictly required to first fully exhaust their respective agency budgets for the payment of ROW expenses before they may be authorized to avail of the UA under UA, Special Provision No. 20, “Right-of-Way Acquisition,” Volume I-B, page 802.

(11)	Implementation of the National Identification (ID) System

The significance of a national ID system was highlighted during the pandemic, particularly on difficulties encountered in contact-tracing activities and in the distribution of the government’s emergency cash subsidies to the members of the affected sectors in our society. Further, it will also serve as a credible reference in the government’s efforts to assist our priority groups—the indigents, indigenous peoples, our elderly, and other vulnerable sectors. Therefore, it is vital that National Economic and Development Authority-Philippine Statistics Authority (NEDA-PSA), Special Provision No. 1, “National ID System,” Volume I-B, page 493, and UA, Special Provision No. 21, “National Identification System,” Volume I-B, page 803, be implemented in accordance with the approved work and financial plan of the NEDA-PSA, to ensure the timely completion of the project.

(12)	Funding for Participation in International Sports Competition

I fully support our national athletes and coaches for their sacrifices in bringing honor to our country through their participation in international sports competitions. However, consistent with our policy to optimize the use of public funds, the expenses necessary for the activities covered by OEO-Philippine Sports Commission, Special Provision No. 4, “Support to the Participation in International Sports Competition,” Volume I-B, page 609, shall first be charged against the National Sports Development Fund, in accordance with RA No. 6847 (The Philippine Sports Commission Act).

(13)	National Internal Revenue Taxes and Import Duties

For clarity and proper implementation, the non-cash tax transactions involving the importation of hospital equipment by special hospitals, specialty hospitals, DOH-retained hospitals, and State Universities and Colleges (SUCs) hospitals as covered by Section 15, General Provisions, “National Internal Revenue Taxes and Import Duties,” Volume I-B, page 821, shall be subject to the guidelines issued jointly by the Department of Finance and the DBM, and other pertinent rules and regulations that may be issued by the DOH.

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(14)	Proceeds from Exploration, Development and Exploitation of Energy Resources

I note that RA No. 11371 (Murang Kuryente Act) provides, among others, that universal charges for stranded contract costs and stranded debts currently being collected may be covered by the allocated amount from the Malampaya fund.

Thus, I hereby subject BSGC-Others, Special Provision No. 11, “Proceeds from Exploration, Development and Exploitation of Energy Resources,” Volume I-B, page 763, to guidelines that will be issued by the Power Sector Assets and Liabilities Management Corporation in accordance with the provisions of said law.

(15)	Review of National Government Subsidies to LGUs

The implementation of DBM-OSEC, Special Provision No. 2, “National Government-Local Government Unit (NG-LGU) Cost Sharing,” Volume I-A, page 180, shall be subject to the guidelines to be issued by the DBM, in coordination with the DOF, NEDA, and DILG, taking into consideration the relevant factors and parameters vis-à-vis the Supreme Court decision in the consolidated cases of Mandanas, et al. vs. Ochoa, et al., and Garcia vs. Ochoa, et al., G.R. Nos. 199802 and 208488, 03 July 2018.

C.	SHARED FISCAL RESPONSIBILITY

As in previous years, I strongly urge Congress to promote the proper and transparent management and expenditure of public funds based on sound fiscal policies. Thus, I am placing Congress of the Philippines, Special Provision No. 6, “Availability of Appropriations and Cash Allocations,” Volume I-A, page 15, under conditional implementation, that the use and disbursements of the funds shall be for the specified purposes and within the validity of the appropriations, as authorized in this Act.

D.	GAA AS ALLOTMENT ORDER

It must be emphasized that the President is mandated to identify and propose to Congress the Budget of the National Government, taking into consideration the National Government’s priority programs, projects, and activities, and the respective sources of financing for the same. In this regard, the President’s budget proposal, which is submitted to Congress through the National Expenditure Program, is formulated in accordance with the existing budgeting laws, rules, and regulations, such as the Constitution, EO No. 292, s. 1987, national budget memoranda on budget call and budget priorities framework, medium-term development plan and medium-term public investment plan, and the 10-point socioeconomic agenda of this Administration. The proposed budget levels primarily considered the measures to address the COVID-19 pandemic, the country’s continuing efforts in infrastructure development, and our other strategies and programs to rebound, recover and transition to a post-pandemic environment.

Further, the implementation of the budget is lodged with the President consistent with Section 17, Article VII of the Constitution, which provides that the President shall ensure that the laws shall be faithfully executed. Related thereto, the DBM is mandated to assist the President in the execution and control of the National Budget pursuant to EO No. 292, s. 1987.

DECEMBER 28, 2020	OFFICIAL GAZETTE	853
PRESIDENT’S VETO MESSAGE- ANNEX A

In view of the foregoing, the implementation of Section 3, General Provisions, “The General Appropriations Act as the Allotment Order,” Volume I-B, page 816, shall be subject to existing budgeting laws, rules and regulations, and to item V hereof on New Budgetary Items.

IV.	GENERAL OBSERVATION

This year’s National Budget is designed to enable our country to continue to rebound and recover from the deleterious effects of the COVID-19 pandemic, among other challenges. Hence, it is our paramount duty to ensure the efficient and effective allocation and utilization of the limited government resources. With this, I convey my standpoint on how certain provisions will be interpreted and implemented.

A.	ORGANIZATIONAL STRUCTURE

As in previous years, I express my sustained confidence in Congress for its proper execution of the provision under Congress of the Philippines, Special Provision No. 2, “Organizational Structure of the Senate, the House of Representatives, the Senate and House of Representatives Electoral Tribunals and the Commission on Appointments,” Volume I-A, page 15.

I likewise trust that the Commission on Elections (COMELEC) will pursue the due implementation of COMELEC, Special Provision No. 1, “Organizational Structure,” Volume I-B, page 675.

It cannot be overemphasized that national government agencies are mandated to comply with the salary standardization and compensation laws, and policies on the use of available appropriations or savings in case of creation of new positions and grant of retirement benefits and separation pay. Likewise, the scrap and build policy in the adjustment and modification of organizational structure, and other existing organization, staffing, compensation and position classification standards of the DBM must be observed. More importantly, the policy under Section 8, Article IX-B of the Constitution, proscribing the payment of additional or double compensation, should be upheld.

B.	ENROLLMENT OF FOREIGN STUDENTS

I am delighted that foreign students choose to study in our country which is a testament to the quality education provided by our SUCs, as well as our private colleges and universities. Thus, the CHED, through its Inter-Agency Committee on Foreign Students, issued Joint Memorandum Order No. 1, s. 2017, to streamline all rules and procedures governing foreign students in support of the government’s policy to promote the Philippines as a center for education in Asia and the Pacific. In line with this, the enrollment of foreign students as covered by SUCs, Special Provision(s) Applicable to the SUCs, Special Provision No. 10, “Enrollment of Foreign Students,” Volume I-A, page 794, shall conform to the existing guidelines of the CHED.

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GENERAL APPROPRIATIONS ACT, FY 2021

C.	SUBMISSION OF THE LIST AND PLAN OF BASIC EDUCATION FACILITIES

As in the previous year, it must be clarified that the list and plan for the construction of basic education facilities to be submitted by the DepEd as prescribed under DepEd-OSEC, Special Provision No. 6, “Submission of the List and Plan of Basic Education Facilities,” Volume I-A, page 194, is necessarily indicative, and that the budget provisions shall be dependent on various factors, such as the latest actual enrollment data, soil condition, allocation based on actual need, or latest building designs compliant with the National Building Code, during the applicable budget preparation period.

D.	QUICK RESPONSE FUND

I expect the DND-Office of Civil Defense (OCD) to observe the limitation on the use of the QRF exclusively for its intended purposes, in the implementation of DND-OCD, Special Provision No. 1, “Quick Response Fund,” Volume I-A, page 1187. In this regard, the DND-OCD is reminded of the prohibition on the use of the QRF for pre-disaster activities, consistent with the provisions of RA No. 10121.

V.	NEW BUDGETARY ITEMS

As has been repeatedly highlighted in previous years, the new items introduced by Congress in this Act have corresponding effects in the respective outputs and outcomes of the agencies concerned. Therefore, these new budgetary items shall be subject to the National Government’s cash programming, the observance of prudent and responsible fiscal management, applicable rules and procedures during budget execution, and approval by the President based on the programmed priorities of the government. The DBM shall inform the agencies of such new budgetary items and require the submission of the revised agency performance targets, among other supporting documents as may be applicable.

VI.	CLOSING STATEMENTS

The FY 2021 National Budget is quite unique as it has been crafted amidst the unprecedented COVID-19 pandemic. Yet, it remains geared towards our ultimate aspiration for the Filipino people—“matatag, maginhawa, at panatag na buhay,” building upon the gains and lessons from past years.

As I end this message, again, I wish to share some words from my statement during the 75th United Nations General Assembly that, I believe, will continue to motivate us all-

“To defeat the COVID-19 pandemic and other challenges, we must work together with seamless unity which demands complete mutual trust and the conviction that we will win or lose together ... We cannot bring back the dead, but we can spare the living; and we can build back better, healthier, and more prosperous and just societies.”

We know this can happen. We will rise. We will heal. We will be better—because we are Filipinos.

Very truly yours,

Copy furnished:

SEN. VICENTE C. SOTTO Ill

Senate President

The Philippine Senate

Pasay City

SEC. ADELINO B. SITOY

Head,

Presidential Legislative Liaison Office

2/F New Executive Bldg.,

Malacañang, Manila

DECEMBER 28, 2020	OFFICIAL GAZETTE

SUMMARY OF FY 2021

NEW APPROPRIATIONS

DECEMBER 28, 2020	OFFICIAL GAZETTE	857
SUMMARY OF FY 2021 NEW APPROPRIATIONS

SUMMARY OF FY 2021 NEW APPROPRIATIONS

Amount, In Thousand Pesos

DEPARTMENTS		2,645,974,408

I.	CONGRESS OF THE PHILIPPINES	28,462,699

A.	Senate	8,828,977
B.	Senate Electoral Tribunal	302,875
C.	Commission on Appointments	815,279
D.	House of Representatives	18,243,091
E.	House Electoral Tribunal	272,477

II.	OFFICE OF THE PRESIDENT (OP)	8,186,079

A.	The President’s Offices	8,186,079

III.	OFFICE OF THE VICE-PRESIDENT (OVP)	900,000

A.	Office of the Vice-President	900,000

IV.	DEPARTMENT OF AGRARIAN REFORM (DAR)	8,450,785

A.	Office of the Secretary	8,450,785

V.	DEPARTMENT OF AGRICULTURE (DA)	68,622,033

A.	Office of the Secretary	58,660,149
B.	Agricultural Credit Policy Council	2,794,427
C.	Bureau of Fisheries and Aquatic Resources	4,736,988
D.	Fertilizer and Pesticide Authority	147,394
E.	National Fisheries Research and Development Institute	288,003
F.	National Meat Inspection Service	427,944
G.	Philippine Carabao Center	595,703
H.	Philippine Center for Post-Harvest Development and Mechanization	345,366
I.	Philippine Council for Agriculture and Fisheries	222,964
J.	Philippine Fiber Industry Development Authority	403,095

VI.	DEPARTMENT OF BUDGET AND MANAGEMENT (DBM)	1,837,942

A.	Office of the Secretary	1,741,505
B.	Government Procurement Policy Board-Technical Support Office	96,437

VII.	DEPARTMENT OF EDUCATION (DEPED)	557,254,657

A.	Office of the Secretary	556,381,134
B.	Early Childhood Care and Development Council	109,041
C.	National Book Development Board	87,210
D.	National Council for Children’s Television	25,076
E.	National Museum	537,442
F.	Philippine High School for the Arts	114,754

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GENERAL APPROPRIATIONS ACT, FY 2021

VIII.	STATE UNIVERSITIES AND COLLEGES (SUCS)	85,956,478

A.	University of the Philippines System (The National University)	21,503,170

B.	National Capital Region (NCR)	4,766,164

B.1.	Eulogio ‘Amang’ Rodriguez Institute of Science and Technology	255,849
B.2.	Marikina Polytechnic College	156,591
B.3.	Philippine Normal University	843,984
B.4.	Philippine State College of Aeronautics	216,113
B.5.	Polytechnic University of the Philippines	1,842,766
B.6.	Rizal Technological University	592,522
B.7.	Technological University of the Philippines	858,339

C.	Region I – ILOCOS	4,270,942

C.1.	Don Mariano Marcos Memorial State University	1,194,198
C.2.	Ilocos Sur Polytechnic State College	307,863
C.3.	Mariano Marcos State University	971,525
C.4.	North Luzon Philippines State College	140,517
C.5.	Pangasinan State University	782,979
C.6.	University of Northern Philippines	873,860

D.	Cordillera Administrative Region (CAR)	2,474,008

D.1	Abra State Institute of Science and Technology	256,533
D.2.	Apayao State College	270,516
D.3.	Benguet State University	754,817
D.4.	Ifugao State University	391,309
D.5	Kalinga State University	329,330
D.6.	Mountain Province State University	471,503

E.	Region II – CAGAYAN VALLEY	2,890,037

E.1	Batanes State College	105,117
E.2 .	Cagayan State University	937,976
E.3.	Isabela State University	1,051,852
E.4 .	Nueva Vizcaya State University	534,068
E.5.	Quirino State University	261,024

F.	Region III – CENTRAL LUZON	6,239,621

F.1	Aurora State College of Technology	241,494
F.2.	Bataan Peninsula State University	582,497
F.3.	Bulacan Agricultural State College	225,730
F.4.	Bulacan State University	1,248,342
F.S.	Central Luzon State University	920,739
F.6.	Don Honorio Ventura State University	403,061
F.7.	Nueva Ecija University of Science and Technology	631,278
F.8.	Pampanga State Agricultural University	383,620
F.9.	Philippine Merchant Marine Academy	300,266
F.10.	President Ramon Magsaysay State University	388,267
F.ll.	Tarlac Agricultural University	349,507
F.12.	Tarlac State University	564,820

DECEMBER 28, 2020	OFFICIAL GAZETTE	859
SUMMARY OF FY 2021 NEW APPROPRIATIONS

G.	Region IV – SOUTHERN TAGALOG AND PALAWAN	5,428,085

G.	Region IVA – CALABARZON	3,335,671

G.1.	Batangas State University	1,108,922
G.2.	Cavite State University	650,217
G.3.	Laguna State Polytechnic University	519,180
G.4.	Southern Luzon State University	401,263
G.5.	University of Rizal System	656,089

H.	Region IVB – MIMAROPA	2,092,414

H.1.	Marinduque State College	220,282
H.2.	Mindoro State University	296,278
H.3.	Occidental Mindoro State College	377,322
H.4.	Palawan State University	510,135
H.5.	Romblon State University	316,223
H.6.	Western Philippines University	372,174

I.	Region V – BICOL	4,301,902

I.1.	Bicol State College of Applied Sciences and Technology	197,812
I.2.	Bicol University	1,204,300
I.3.	Camarines Norte State College	401,225
I.4.	Camarines Sur Polytechnic Colleges	328,951
I.5.	Catanduanes State University	576,555
I.6.	Central Bicol State University of Agriculture	576,150
I.7.	Dr. Emilio B. Espinosa, Sr. Memorial State College of Agriculture and Technology	220,564
I.8.	Partido State University	411,434
I.9.	Sorsogon State College	384,911

J.	Region VI – WESTERN VISAYAS	5,779,110

J.1.	Aklan State University	475,616
J.2.	Capiz State University	714,257
J.3.	Carlos C. Hilado Memorial State College	378,587
J.4.	Central Philippines State University	319,878
J.5.	Guimaras State College	171,217
J.6.	Iloilo Science and Technology University	632,780
J.7.	Iloilo State University of Science and Technology	389,488
J.8.	Northern Iloilo State University	460,275
J.9.	Northern Negros State College of Science and Technology	284,909
J.10.	University of Antique	350,725
J.11.	West Visayas State University	1,601,378

K.	Region VII – CENTRAL VISAYAS	3,936,396

K.1.	Bohol Island State University	730,319
K.2.	Cebu Normal University	709,816
K.3.	Cebu Technological University	1,410,469
K.4.	Negros Oriental State University	918,536
K.5.	Siquijor State College	167,256

L.	Region VIII – EASTERN VISAYAS	5,232,712

L.1.	Biliran Province State University	426,749
L.2.	Eastern Samar State University	533,690

860	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

L.3.	Eastern Visayas State University	593,960
L.4.	Leyte Normal University	581,518
L.5.	Northwest Samar State University	262,366
L.6.	Palompon Polytechnic State University	253,086
L.7.	Samar State University	355,559
L.8.	Southern Leyte State University	483,667
L.9.	University of Eastern Philippines	779,770
L.10.	Visayas State University	962,347

M.	Region IX – ZAMBOANGA PENINSULA	1,943,431

M.1.	J. H. Cerilles State College	263,284
M.2.	Jose Rizal Memorial State University	506,475
M.3.	Western Mindanao State University	760,782
M.4.	Zamboanga City State Polytechnic College	225,207
M.5.	Zamboanga State College of Marine Sciences and Technology	187,683

N.	Region X – NORTHERN MINDANAO	3,977,733

N.1.	Bukidnon State University	863,959
N.2.	Camiguin Polytechnic State College	184,524
N.3.	Central Mindanao University	828,302
N.4.	MSU-Iligan Institute of Technology	1,295,574
N.5.	Northern Bukidnon State College	50,000
N.6.	Northwestern Mindanao State College of Science and Technology	159,115
N.7.	University of Science and Technology of Southern Philippines – Cagayan de Oro Campus	426,467
N.8.	University of Science and Technology of Southern Philippines – Claveria Campus	169,792

O.	Region XI – DAVAO REGION	2,242,287

O.1.	Compostela Valley State College	141,890
O.2.	Davao del Norte State College	311,304
O.3.	Davao del Sur State College	100,938
O.4.	Davao Oriental State University	372,076
O.5.	Southern Philippines Agri-Business and Marine and Aquatic School of Technology	173,580
O.6.	University of Southeastern Philippines	1,142,499

P.	Region XII – SOCCSKSARGEN	1,812,664

P.1.	Cotabato State University	313,399
P.2.	Cotabato Foundation College of Science and Technology	364,749
P.3.	South Cotabato State College	21,000
P.4.	Sultan Kudarat State University	449,523
P.S.	University of Southern Mindanao	663,993

Q.	Region XIII – CARAGA	1,942,100

Q.1.	Agusan del Sur State College of Agriculture and Technology	252,899
Q.2.	Caraga State University	847,070
Q.3.	Surigao del Sur State University	441,397
Q.4.	Surigao State College of Technology	400,734

DECEMBER 28, 2020	OFFICIAL GAZETTE	861
SUMMARY OF FY 2021 NEW APPROPRIATIONS

R.	Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	7,216,116

R.1.	Adiong Memorial Polytechnic State College	155,730
R.2.	Basilan State College	117,289
R.3.	Mindanao State University	5,988,717
R.4.	MSU-Tawi-Tawi College of Technology and Oceanography	620,043
R.5.	Sulu State College	197,900
R.6.	Tawi-Tawi Regional Agricultural College	136,437

IX.	DEPARTMENT OF ENERGY (DOE)	1,433,302

A.	Office of the Secretary	1,433,302

X.	DEPARTMENT OF ENVIRONMENT AND NATURAL RESOURCES (DENR)	23,595,334

A.	Office of the Secretary	17,967,946
B.	Environmental Management Bureau	2,672,231
C.	Mines and Geo-Sciences Bureau	1,305,020
D.	National Mapping and Resource Information Authority	1,435,915
E.	National Water Resources Board	122,245
F.	Palawan Council for Sustainable Development Staff	91,977

XI.	DEPARTMENT OF FINANCE (DOF)	16,012,306

A.	Office of the Secretary	832,641
B.	Bureau of Customs	2,579,578
C.	Bureau of Internal Revenue	9,934,023
D.	Bureau of Local Government Finance	341,736
E.	Bureau of the Treasury	2,158,939
F.	Central Board of Assessment Appeal	16,277
G.	Insurance Commission	6
H.	National Tax Research Center	66,934
I.	Privatization and Management Office	82,172

XII.	DEPARTMENT OF FOREIGN AFFAIRS (DFA)	22,407,396

A.	Office of the Secretary	22,259,987
B.	Foreign Service Institute	91,389
C.	Technical Cooperation Council of the Philippines	4,405
D.	UNESCO National Commission of the Philippines	23,523
E.	Presidential Commission on Visiting Forces	28,092

XIII.	DEPARTMENT OF HEALTH (DOH)	134,941,483

A.	Office of the Secretary	134,453,462
B.	National Nutrition Council	488,021

XIV.	DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT (DHSUD)	656,477

A.	Office of the Secretary	465,137
B.	Human Settlements Adjudication Commission	191,340

XV.	DEPARTMENT OF INFORMATION AND COMMUNICATIONS TECHNOLOGY (DICT)	9,350,083

A.	Office of the Secretary	8,457,860
B.	Cybercrime Investigation and Coordination Center	11,670
C.	National Privacy Commission	208,583
D.	National Telecommunications Commission	671,970

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GENERAL APPROPRIATIONS ACT, FY 2021

XVI.	DEPARTMENT OF THE INTERIOR AND LOCAL GOVERNMENT (DILG)	247,506,295

A.	Office of the Secretary	7,523,104
B.	Bureau of Fire Protection	25,538,267
C.	Bureau of Jail Management and Penology	19,581,024
D.	Local Government Academy	261,468
E.	National Commission on Muslim Filipinos	701,251
F.	National Police Commission	1,851,108
G.	National Youth Commission	132,462
H.	Philippine Commission on Women	137,625
L	Philippine National Police	191,138,901
J.	Philippine Public Safety College	641,085

XVII.	DEPARTMENT OF JUSTICE (OOJ)	23,097,837

A.	Office of the Secretary	7,425,796
B.	Bureau of Corrections	3.590,440
C.	Bureau of Immigration	1,578,700
D.	Land Registration Authority	1,121,611
E.	National Bureau of Investigation	2,283,477
F.	Office of the Government Corporate Counsel	193,427
G.	Office of the Solicitor General	1,116,424
H.	Parole and Probation Administration	983,637
I.	Presidential Commission on Good Government	146,969
J.	Public Attorney’s Office	4,657,356

XVIII.	DEPARTMENT OF LABOR AND EMPLOYMENT (DOLE)	36,606,985

A.	Office of the Secretary	24,952,894
B.	Institute for Labor Studies	48,701
C.	National Conciliation and Mediation Board	263,602
D.	National Labor Relations Commission	1,316,608
E.	National Maritime Polytechnic	132,094
F.	National Wages and Productivity Commission	248,021
G.	Philippine Overseas Employment Administration	507,761
H.	Professional Regulation Commission	1,538,222
I.	Overseas Workers Welfare Administration	7,599,082

XIX.	DEPARTMENT OF NATIONAL DEFENSE (DND)	205,471,178

A.	Office of the Secretary-Proper	502,368
B.	Government Arsenal	1,337,823
C.	National Defense College of the Philippines	149,751
D.	Office of Civil Defense	1.245,171
E.	Philippine Veterans Affairs Office- Proper	842,427
F.	Veterans Memorial Medical Center	1,978,461

G.	ARMED FORCES OF THE PHILIPPINES	199,415,177

G.1.	Philippine Army (Land Forces)	97,625,021
G.2.	Philippine Air Force (Air Forces)	30,203,663
G.3.	Philippine Navy (Naval Forces)	31,552,115
G.4.	General Headquarters, AFP and AFP-Wide Service Support Units	40,034,378

DECEMBER 28, 2020	OFFICIAL GAZETTE	863
SUMMARY OF FY 2021 NEW APPROPRIATIONS

XX.	DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS (DPWH)	694,822,718

A.	Office of the Secretary	694,822,718

XXI.	DEPARTMENT OF SCIENCE AND TECHNOLOGY (DOST)	24,916,023

A.	Office of the Secretary	6,496,516
B.	Advanced Science and Technology Institute	508,059
C.	Food and Nutrition Research Institute	556,447
D.	Forest Products Research and Development Institute	211,998
E.	Industrial Technology Development Institute	403,977
F.	Metals Industry Research and Development Center	226,524
G.	National Academy of Science and Technology	109,326
H.	National Research Council of the Philippines	167,328
I.	Philippine Atmospheric, Geophysical and Astronomical Services Administration	1,785,255
J.	Philippine Council for Agriculture. Aquatic and Natural Resources Research and Development	1,437,189
K.	Philippine Council for Health Research and Development	958,379
L.	Philippine Council for Industry, Energy and Emerging Technology Research and Development	864,975
M.	Philippine Institute of Volcanology and Seismology	529,180
N.	Philippine Nuclear Research Institute	353,394
O.	Philippine Science High School	3,000,207
P.	Philippine Textile Research Institute	95,286
Q.	Science Education Institute	6,962,121
R.	Science and Technology Information Institute	107,771
S.	Technology Application and Promotion Institute	142,091

XXII.	DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT (DSWD)	176,659,841

A.	Office of the Secretary	174,718,184
B.	Council for the Welfare of Children	71,598
C.	Inter-Country Adoption Board	67,777
D.	Juvenile Justice and Welfare Council	125,272
E.	National Anti-Poverty Commission	251,640
F.	National Commission on Indigenous Peoples	1,137,297
G.	National Council on Disability Affairs	104,630
H.	Presidential Commission for the Urban Poor	183,443

XXIII.	DEPARTMENT OF TOURISM (DOT)	3,079,937

A.	Office of the Secretary	2,740,433
B.	Intramuros Administration	107,961
c.	National Parks Development Committee	231.543

XXIV.	DEPARTMENT OF TRADE AND INDUSTRY (DTI)	21,427,852

A.	Office of the Secretary	5,639,453
B.	Board of Investments	408,063
C.	Construction Industry Authority of the Philippines	124,579
D.	Cooperative Development Authority	611,501
E.	Design Center of the Philippines	110,702
F.	Philippine Trade Training Center	69,198
G.	Technical Education and Skills Development Authority	14,464,356

864	OFFICIAL GAZETTE	VOL. 116, NO. 52
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XXV.	DEPARTMENT OF TRANSPORTATION (DOTr)	87,445,664

A.	Office of the Secretary	72,877,540
B.	Civil Aeronautics Board	203,866
C.	Maritime Industry Authority	765,816
D.	Office of Transportation Cooperatives	36,331
E.	Office for Transportation Security	318,060
F.	Philippine Coast Guard	13,209,231
G.	Toll Regulatory Board	34,820

XXVI.	NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY (NEDA)	11,175,096

A.	Office of the Director-General	1,718,168
B.	Commission on Population and Development	499,958
C.	Philippine National Volunteer Service Coordinating Agency	28,065
D.	Public-Private Partnership Center of the Philippines	192,798
E.	Philippine Statistical Research and Training Institute	61,666
F.	Philippine Statistics Authority	8,582,777
G.	Tariff Commission	91,664

XXVII.	PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE (PCOO)	1,549,495

A.	Presidential Communications Operations Office (Proper)	490,159
B.	Bureau of Broadcast Services	384,197
C.	Bureau of Communications Services	65,056
D.	National Printing Office	10,909
E.	News and Information Bureau	125,273
F.	Philippine Information Agency	300,759
G.	Presidential Broadcast Staff (RTVM)	173,142

XXVIII.	OTHER EXECUTIVE OFFICES	64,766,746

A.	Anti-Money Laundering Council	185,150
B.	Anti-Red Tape Authority	141,189
C.	Climate Change Commission	145,493
D.	Commission on Filipinos Overseas	152,639
E.	Commission on Higher Education	50,505,682
F.	Commission on Filipino Language	88,409
G.	Dangerous Drugs Board	382,674
H.	Energy Regulatory Commission	1,006,769
I.	Film Development Council of the Philippines	173,337
J.	Games and Amusement Board	166,355
K.	Governance Commission for Government-Owned or Controlled Corporations	184,060
L.	Mindanao Development Authority	205,372
M.	Movie and Television Review and Classification Board	39,112

N.	National Commission for Culture and the Arts	889,040

N. 1	National Commission for Culture and the Arts – Proper	170,834
N. 2	National Historical Commission of the Philippines	354,838
N. 3	National Library of the Philippines	183,030
N. 4	National Archives of the Philippines	180,338

O.	National Commission of Senior Citizens	25,000
P.	National Intelligence Coordinating Agency	970,861
Q.	National Security Council	878,631
R.	Office of the Presidential Adviser on the Peace Process	2,100,946

DECEMBER 28, 2020	OFFICIAL GAZETTE	865
SUMMARY OF FY 2021 NEW APPROPRIATIONS

S.	Optical Media Board	66,142
T.	Philippine Competition Commission	513,902
U.	Philippine Drug Enforcement Agency	3,237,680
V.	Philippine Racing Commission	207,438
W.	Philippine Space Agency	313,717
X.	Philippine Sports Commission	1,303,592
Y.	Presidential Legislative Liaison Office	112,646
Z.	Presidential Management Staff	770,910

XXIX.	JOINT LEGISLATIVE-EXECUTIVE COUNCILS	3,860

A.	Legislative-Executive Development Advisory Council	3,860

XXX.	THE JUDICIARY	44,108,899

A.	Supreme Court of the Philippines and the Lower Courts	38,709,058
B.	Presidential Electoral Tribunal	154,029
C.	Sandiganbayan	1,278,595
D.	Court of Appeals	3,443,321
E.	Court of Tax Appeals	523,896

XXXI.	CIVIL SERVICE COMMISSION (CSC)	1,780,305

A.	Civil Service Commission	1,693,448
B.	Career Executive Service Board	86,857

XXXII.	COMMISSION ON AUDIT (COA)	13,415,156

XXXIII.	COMMISSION ON ELECTIONS (COMELEC)	14,594,897

XXXIV.	OFFICE OF THE OMBUDSMAN	4,556,158

XXXV.	COMMISSION ON HUMAN RIGHTS (CHR)	922,412

A.	Commission on Human Rights	883,097
B.	Human Rights Violations Victims’ Memorial Commission	39,315

SPECIAL PURPOSE FUNDS		617,121,435

XXXVI.	BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS	148,188,598

A.	Department of Agriculture (DA)	18,593,957

A.1.	National Dairy Authority	333,908
A.2.	National Food Authority	7,000,000
A.3.	Philippine Coconut Authority	1,257,018
A.4.	Philippine Crop Insurance Corporation	3,500,000

866	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

A.5.	Philippine Fisheries Development Authority	5,168,975
A.6.	Philippine Rice Research Institute	621,796
A.7.	Sugar Regulatory Administration	712,260

B.	Department of Energy (DOE)	3,533,706

B.1.	National Electrification Administration	2,497,500
B.2.	National Power Corporation	1,036,206

C.	Department of Finance (DOF)	362,140

C.1.	Philippine Tax Academy	112,140
C.2.	Philippine Guarantee Corporation	250,000

D.	Department of Health (DOH)	77,012,804

D.1.	Lung Center of the Philippines	504,997
D.2.	National Kidney and Transplant Institute	1,280,442
D.3.	Philippine Children’s Medical Center	1,933,685
D.4.	Philippine Health Insurance Corporation	71,353,360
D.5.	Philippine Heart Center	1,795,827
D.6.	Philippine Institute of Traditional and Alternative Health Care	144,493

E.	Department of Human Settlements and Urban Development (DHSUD)	4,325,203

E.1.	National Home Mortgage Finance Corporation	500,000
E.2.	National Housing Authority	3,456,000
E.3.	Social Housing Finance Corporation	369,203

F.	Department of National Defense	20,000

F.1.	Philippine Aerospace Development Corporation	20,000

G.	Department of Public Works and Highways (DPWH)	1,006,550

G.1.	Local Water Utilities Administration	1,006,550

H.	Department of Tourism	27,000

H.1.	Tourism Infrastructure and Enterprise Zone Authority	27,000

I.	Department of Trade and Industry	1,310,606

I.1.	Aurora Pacific Economic Zone and Freeport Authority	168,721
I.2.	Center for International Trade Expositions and Missions	141,885
I.3.	Small Business Corporation	1,000,000

J.	Department of Transportation (DOTr)	3,784,342

J.1.	Civil Aviation Authority of the Philippines	1,533,190
J.2.	Light Rail Transit Authority	1,018,152
J.3.	Philippine National Railways	1,233,000

K.	National Economic and Development Authority (NEDA)	189,305

K.1.	Philippine Institute for Development Studies	189,305

L.	Presidential Communications Operations Office (PCOO)	234,933

L.1.	Intercontinental Broadcasting Corporation	129,989
L.2.	People’s Television Network, Inc.	104,944

DECEMBER 28, 2020	OFFICIAL GAZETTE	867
SUMMARY OF FY 2021 NEW APPROPRIATIONS

M.	Other Executive Offices	37,759,446

M.1.	Authority of the Freeport Area of Bataan	237,890
M.2.	Bases Conversion and Development Authority	2,609,831
M.3.	Cagayan Economic Zone Authority	228,844
M.4.	Credit Information Corporation	76,790
M.5.	Cultural Center of the Philippines	399,798
M.6.	Development Academy of the Philippines	483,714
M.7.	National Irrigation Administration	31,658,839
M.8.	Philippine Center for Economic Development	57,366
M.9.	Philippine Postal Corporation	540,256
M.10.	Southern Philippines Development Authority	76,000
M.11.	Subic Bay Metropolitan Authority	1,091,668
M.12.	Zamboanga City Special Economic Zone Authority	298,450
N.	BSGC- Others	28,606

XXXVII.	ALLOCATIONS TO LOCAL GOVERNMENT UNITS	77,450,011

A.	Metropolitan Manila Development Authority	4,832,865
B.	Special Shares of LGUs in the Proceeds of National Taxes	28,269,833
C.	Local Government Support Fund	35,225,219
D.	Special Shares of LGUs in the Proceeds of Fire Code Fees	458,580
E.	Barangay Officials Death Benefits	50,000
F.	Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	8,613,514

XXXVIII.	CONTINGENT FUND	13, 000,000

XXXIX.	MISCELLANEOUS PERSONNEL BENEFITS FUND	29,273,591

XL.	NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND	20,000,000

XLI .	PENSION AND GRATUITY FUND	152,893,651

XLII.	UNPROGRAMMED APPROPRIATIONS	176,315,584

	TOTAL NEW APPROPRIATIONS	3,263,095,843

BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS
I.	National Electrification Administration	4,604,730
II .	National Power Corporation	34,243,856
III.	Philippine National Oil Company	613,183

	Total	39,461.769

868	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

ANNEXES
A.	AUTOMATIC APPROPRIATIONS	1,419,219,741

B.	DEBT SERVICE – PRINCIPAL AMORTIZATION	1,261,964,000

DECEMBER 28, 2020	OFFICIAL GAZETTE

ANNEXES

DECEMBER 28, 2020	OFFICIAL GAZETTE	871
ANNEXES

ANNEX A

AUTOMATIC APPROPRIATIONS

		Current Operating Expenditures
		Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
A. PURPOSE(S)
1.	Debt Service – Interest Payment				₱	531,544,000,000
2.	Internal Revenue Allotment					695,492,749,000
3.	Pension under R.A. No. 2087, as amended by P.D. 1625 and R.A. No. 5059, as amended by Section 1 of EO No. 145, s. 1987					480,000
4.	Customs Duties and Taxes, including Tax Expenditures					14,500,000,000
5.	Net lending					28,700,000,000
6.	Retirement and life Insurance Premiums					56,245,626,000
7.	Special Account					21,067,053,000
3.	Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)					71,669,833,000

TOTAL					₱	1,419,219,741,000

872	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

ANNEX B

DEBT SERVICE - PRINCIPAL AMORTIZATION

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
A. PURPOSE
For the Payment of Principal Amortization of Foreign and Domestic Indebtedness			₱	1,261,964,000,000	₱	1,261,964,000,000

TOTAL			₱	1,261,964,000,000	₱	1,261,964,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE

DEPARTMENT OF AGRICULTURE

PROCUREMENT OF COMPOSTING EQUIPMENT

DECEMBER 28, 2020	OFFICIAL GAZETTE	875
DEPARTMENT OF AGRICULTURE (PROCUREMENT OF COMPOSTING EQUIPMENT)

PROCUREMENT OF COMPOSTING EQUIPMENT

FOR UTILIZATION BY INBRED RICE FARMERS IN RICE PRODUCING

MUNICIPALITIES/CITIES

	Region	Province	Municipalities	Amount in Pesos
1	I	Ilocos Sur	Alilem	950,000
2	I	Ilocos Sur	Banayoy	950,000
3	I	Ilocos Sur	Burgos	950,000
4	I	Ilocos Sur	Caoayan	950,000
5	I	Ilocos Sur	Cervantes	950,000
6	I	Ilocos Sur	G. del Pilar	950,000
7	I	Ilocos Sur	Galimuyod	950,000
8	I	Ilocos Sur	Nagbukel	950,000
9	I	Ilocos Sur	Quirino	950,000
10	I	Ilocos Sur	Salcedo	950,000
11	I	Ilocos Sur	San Emilio	950,000
12	I	Ilocos Sur	San Esteban	950,000
13	I	Ilocos Sur	San Ildefonso	950,000
14	I	Ilocos Sur	San Vicente	950,000
15	I	Ilocos Sur	Santa	950,000
16	I	Ilocos Sur	Santiago	950,000
17	I	Ilocos Sur	Sigay	950,000
18	I	Ilocos Sur	Sinait	950,000
19	I	Ilocos Sur	Sta. Catalina	950,000
20	I	Ilocos Sur	Sta. Lucia	950,000
21	I	Ilocos Sur	Suyo	950,000
22	I	La Union	Bagulin	950,000
23	I	La Union	Balaoan	950,000
24	I	La Union	Burgos	950,000
25	I	La Union	Caba	950,000
26	I	La Union	Luna	950,000
27	I	La Union	Pugo	950,000
28	I	La Union	Rosario	950,000
29	I	La Union	San Gabriel	950,000
30	I	La Union	Santol	950,000
31	I	La Union	Sto. Tomas	950,000
32	I	La Union	Sudipen	950,000
33	CAR	Ifugao	Alfonso Lista	950,000
34	CAR	Ifugao	Lamut	950,000
35	CAR	Kalinga	Pinukpuk	950,000
36	CAR	Kalinga	Rizal	950,000
37	II	Nueva Vizcaya	Alfonso Castañeda	950,000
38	II	Nueva Vizcaya	Ambaguio	950,000
39	II	Nueva Vizcaya	Diadi	950,000
40	II	Nueva Vizcaya	Kayapa	950,000
41	II	Nueva Vizcaya	Quezon	950,000
42	II	Nueva Vizcaya	Sta. Fe	950,000
43	II	Nueva Vizcaya	Villaverde	950,000

876	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	Region	Province	Municipalities	Amount in Pesos
44	II	Quirino	Diffun	950,000
45	II	Quirino	Maddela	950,000
46	II	Quirino	Saguday	950,000
47	III	Aurora	Baler	950,000
48	III	Aurora	Dilasag	950,000
49	III	Aurora	Dinalungan	950,000
50	III	Aurora	Dingalan	950,000
51	III	Aurora	San Luis	950,000
52	III	Bataan	Balanga City	950,000
53	III	Bataan	Dinalupihan	950,000
54	III	Bataan	Hermosa	950,000
55	III	Bataan	Pilar	950,000
56	III	Bulacan	Angat	950,000
57	III	Bulacan	Balagtas	950,000
58	III	Bulacan	Baliuag	950,000
59	III	Bulacan	Bocaue	950,000
60	III	Bulacan	Bulacan	950,000
61	III	Bulacan	Bustos	950,000
62	III	Bulacan	Calumpit	950,000
63	III	Bulacan	Doña Remedios Trinidad	950,000
64	III	Bulacan	Guiguinto	950,000
65	III	Bulacan	Hagonoy	950,000
66	III	Bulacan	Malolos City	950,000
67	III	Bulacan	Norzagaray	950,000
68	III	Bulacan	Pandi	950,000
69	III	Bulacan	Paombong	950,000
70	III	Bulacan	Plaridel	950,000
71	III	Bulacan	Pulilan	950,000
72	III	Bulacan	San Ildefonso	950,000
73	III	Bulacan	San Jose Del Monte City	950,000
74	III	Bulacan	San Miguel	950,000
75	III	Bulacan	San Rafael	950,000
76	III	Bulacan	Sta. Maria	950,000
77	III	Pampanga	Apalit	950,000
78	III	Pampanga	Arayat	950,000
79	III	Pampanga	Bacolor	950,000
80	III	Pampanga	Candaba	950,000
81	III	Pampanga	Floridablanca	950,000
82	III	Pampanga	Guagua	950,000
83	III	Pampanga	Lubao	950,000
84	III	Pampanga	Mabalacat City	950,000
85	III	Pampanga	Macabebe	950,000
86	III	Pampanga	Magalang	950,000
87	III	Pampanga	Mexico	950,000
88	III	Pampanga	Minalin	950,000
89	III	Pampanga	Porac	950,000
90	III	Pampanga	San Fernando City	950,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	877
DEPARTMENT OF AGRICULTURE (PROCUREMENT OF COMPOSTING EQUIPMENT)

	Region	Province	Municipalities	Amount in Pesos
91	III	Pampanga	San Luis	950,000
92	III	Pampanga	San Simon	950,000
93	III	Pampanga	Sta. Ana	950,000
94	III	Pampanga	Sta. Rita	950,000
95	III	Pampanga	Sto. Tomas	950,000
96	III	Zambales	Palauig	950,000
97	III	Zambales	San Antonio	950,000
98	III	Zambales	San Felipe	950,000
99	III	Zambales	San Marcelino	950,000
100	III	Zambales	San Narciso	950,000
101	III	Zambales	Sta. Cruz	950,000
102	IVA	Cavite	General Trias City	950,000
103	IVA	Cavite	Naic	950,000
104	IVA	Cavite	Tanza	950,000
105	IVA	Laguna	Bay	950,000
106	IVA	Laguna	Cabuyao City	950,000
107	IVA	Laguna	Calamba City	950,000
108	IVA	Laguna	Calauan	950,000
109	IVA	Laguna	Cavinti	950,000
110	IVA	Laguna	Famy	950,000
111	IVA	Laguna	Kalayaan	950,000
112	IVA	Laguna	Liliw	950,000
113	IVA	Laguna	Luisiana	950,000
114	IVA	Laguna	Lumban	950,000
115	IVA	Laguna	Mabitac	950,000
116	IVA	Laguna	Magdalena	950,000
117	IVA	Laguna	Majayjay	950,000
118	IVA	Laguna	Nagcarlan	950,000
119	IVA	Laguna	Pagsanjan	950,000
120	IVA	Laguna	Pakil	950,000
121	IVA	Laguna	Pangil	950,000
122	IVA	Laguna	Pila	950,000
123	IVA	Laguna	San Pablo City	950,000
124	IVA	Laguna	Siniloan	950,000
125	IVA	Laguna	Sta. Cruz	950,000
126	IVA	Laguna	Sta. Maria	950,000
127	IVA	Laguna	Sta. Rosa City	950,000
128	IVA	Laguna	Victoria	950,000
129	IV-A	Quezon	Alabat	950,000
130	IV-A	Quezon	Buenavista	950,000
131	IV-A	Quezon	Calauag	950,000
132	IV-A	Quezon	Candelaria	950,000
133	IV-A	Quezon	General Luna	950,000
134	IV-A	Quezon	Guinayangan	950,000
135	IV-A	Quezon	Lopez	950,000
136	IV-A	Quezon	Lucban	950,000
137	IV-A	Quezon	Macalelon	950,000

878	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	Region	Province	Municipalities	Amount in Pesos
138	IV-A	Quezon	Mulanay	950,000
139	IV-A	Quezon	Panukulan	950,000
140	IV-A	Quezon	Patnanungan	950,000
141	IV-A	Quezon	Plaridel	950,000
142	IV-A	Quezon	Polillo	950,000
143	IV-A	Quezon	Quezon	950,000
144	IV-A	Quezon	Sampaloc	950,000
145	IV-A	Quezon	San Francisco	950,000
146	IV-A	Quezon	Tagkawayan	950,000
147	V	Albay	Bacacay	950,000
148	V	Albay	Camalig	950,000
149	V	Albay	Daraga	950,000
150	V	Albay	Guinobatan	950,000
151	V	Albay	Jovellar	950,000
152	V	Albay	Legazpi City	950,000
153	V	Albay	Libon	950,000
154	V	Albay	Ligao City	950,000
155	V	Albay	Malilipot	950,000
156	V	Albay	Malinao	950,000
157	V	Albay	Manito	950,000
158	V	Albay	Oas	950,000
159	V	Albay	Pio Duran	950,000
160	V	Albay	Polangui	950,000
161	V	Albay	Sto. Domingo	950,000
162	V	Albay	Tabaco City	950,000
163	V	Albay	Tiwi	950,000
164	V	Masbate	Aroroy	950,000
165	V	Masbate	Baleno	950,000
166	V	Masbate	Balud	950,000
167	V	Masbate	Cataingan	950,000
168	V	Masbate	Cawayan	950,000
169	V	Masbate	Mandaon	950,000
170	V	Masbate	Masbate City	950,000
171	V	Masbate	Milagros	950,000
172	V	Masbate	Monreal	950,000
173	V	Masbate	Placer	950,000
174	V	Masbate	San Fernando	950,000
175	V	Masbate	San Jacinto	950,000
176	V	Masbate	San Pascual	950,000
177	V	Masbate	Uson	950,000
178	V	Sorsogon	Barcelona	950,000
179	V	Sorsogon	Bulan	950,000
180	V	Sorsogon	Casiguran	950,000
181	V	Sorsogon	Castilla	950,000
182	V	Sorsogon	Donsol	950,000
183	V	Sorsogon	Gubat	950,000
184	V	Sorsogon	Irosin	950,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	879
DEPARTMENT OF AGRICULTURE (PROCUREMENT OF COMPOSTING EQUIPMENT)

	Region	Province	Municipalities	Amount in Pesos
185	V	Sorsogon	Juban	950,000
186	V	Sorsogon	Magallanes	950,000
187	V	Sorsogon	Matnog	950,000
188	V	Sorsogon	Pilar	950,000
189	V	Sorsogon	Prieto Diaz	950,000
190	V	Sorsogon	Sorsogon City	950,000
191	V	Sorsogon	Sta. Magdalena	950,000
192	VI	Aklan	Altavas	950,000
193	VI	Aklan	Buruanga	950,000
194	VI	Aklan	Lezo	950,000
195	VI	Aklan	Libacao	950,000
196	VI	Aklan	Madalag	950,000
197	VI	Aklan	Makato	950,000
198	VI	Aklan	Malinao	950,000
199	VI	Aklan	Tangalan	950,000
200	VI	Antique	Barbaza	950,000
201	VI	Antique	Belison	950,000
202	VI	Antique	Bugasong	950,000
203	VI	Antique	Sebaste	950,000
204	VI	Antique	Sibalom	950,000
205	VI	Antique	Tibiao	950,000
206	VI	Antique	Valderrama	950,000
207	VI	Capiz	Cuartero	950,000
208	VI	Capiz	Dao	950,000
209	VI	Capiz	Dumalag	950,000
210	VI	Capiz	Dumarao	950,000
211	VI	Capiz	lvisan	950,000
212	VI	Capiz	Panitan	950,000
213	VI	Capiz	President Roxas	950,000
214	VI	Capiz	Sapi-An	950,000
215	VI	Negros Occidental	Bago City	950,000
216	VI	Negros Occidental	Binalbagan	950,000
217	VI	Negros Occidental	Candoni	950,000
218	VI	Negros Occidental	Cauayan	950,000
219	VI	Negros Occidental	Don Salvador Benedicto	950,000
220	VI	Negros Occidental	Himamaylan City	950,000
221	VI	Negros Occidental	La Castellana	950,000
222	VI	Negros Occidental	Moises Padilla	950,000
223	VI	Negros Occidental	Murcia	950,000
224	VI	Negros Occidental	Pontevedra	950,000
225	VI	Negros Occidental	Pulupandan	950,000
226	VI	Negros Occidental	San Enrique	950,000
227	VI	Negros Occidental	Valladolid	950,000
228	VI	Negros Occidental	Victorias City	950,000
229	VII	Bohol	Alicia	950,000
230	VII	Bohol	Balilihan	950,000
231	VII	Bohol	Batuan	950,000

880	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	Region	Province	Municipalities	Amount in Pesos
232	VII	Bohol	Bilar	950,000
233	VII	Bohol	Carmen	950,000
234	VII	Bohol	Catigbian	950,000
235	VII	Bohol	Corella	950,000
236	VII	Bohol	Cortes	950,000
237	VII	Bohol	Dagohoy	950,000
238	VII	Bohol	Danao	950,000
239	VII	Bohol	Dimiao	950,000
240	VII	Bohol	Duero	950,000
241	VII	Bohol	Garcia Hernandez	950,000
242	VII	Bohol	Pilar	950,000
243	VII	Bohol	Sagbayan	950,000
244	VII	Bohol	San Miguel	950,000
245	VII	Bohol	Sierra Bullones	950,000
246	VII	Bohol	Talibon	950,000
247	VII	Bohol	Ubay	950,000
248	VII	Negros Oriental	Bayawan City	950,000
249	VII	Negros Oriental	Canlaon City	950,000
250	VII	Negros Oriental	Guihulngan City	950,000
251	VII	Negros Oriental	Mabinay	950,000
252	VII	Negros Oriental	Siaton	950,000
253	VII	Negros Oriental	Tanjay City	950,000
254	VIII	Biliran	Almeria	950,000
255	VIII	Biliran	Biliran	950,000
256	VIII	Biliran	Cabucgayan	950,000
257	VIII	Biliran	Caibiran	950,000
258	VIII	Biliran	Culaba	950,000
259	VIII	Biliran	Kawayan	950,000
260	VIII	Samar (Western Samar)	Calbiga	950,000
261	VIII	Samar (Western Samar)	Hinabangan	950,000
262	VIII	Samar (Western Samar)	Jiabong	950,000
263	VIII	Samar (Western Samar)	Marabut	950,000
264	VIII	Samar (Western Samar)	Matuguinao	950,000
265	VIII	Samar (Western Samar)	Motiong	950,000
266	VIII	Samar (Western Samar)	Pagsanghan	950,000
267	VIII	Samar (Western Samar)	Pinabacdao	950,000
268	VIII	Samar (Western Samar)	San Jorge	950,000
269	VIII	Samar (Western Samar)	San Jose De Buan	950,000
270	VIII	Samar (Western Samar)	San Sebastian	950,000
271	VIII	Samar (Western Samar)	Talaora	950,000
272	VIII	Samar (Western Samar)	Tarangnan	950,000
273	VIII	Southern Leyte	Hinundayan	950,000
274	VIII	Southern Leyte	Libagon	950,000
275	VIII	Southern Leyte	Malitbog	950,000
276	VIII	Southern Leyte	San Francisco	950,000
277	VIII	Southern Leyte	Silago	950,000
278	VIII	Southern Leyte	Tomas Oppus	950,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	881
DEPARTMENT OF AGRICULTURE (PROCUREMENT OF COMPOSTING EQUIPMENT)

	Region	Province	Municipalities	Amount in Pesos
279	IX	Zamboanga del Sur	Aurora	950,000
280	IX	Zamboanga del Sur	Bayog	950,000
281	IX	Zamboanga del Sur	Dimataling	950,000
282	IX	Zamboanga del Sur	Dumalinao	950,000
283	IX	Zamboanga del Sur	Dumingag	950,000
284	IX	Zamboanga del Sur	Guipos	950,000
285	IX	Zamboanga del Sur	lsabela City	950,000
286	IX	Zamboanga del Sur	Kumalarang	950,000
287	IX	Zamboanga del Sur	Labangan	950,000
288	IX	Zamboanga del Sur	Mahayag	950,000
289	IX	Zamboanga del Sur	Midsalip	950,000
290	IX	Zamboanga del Sur	Molave	950,000
291	IX	Zamboanga del Sur	Pagadian City	950,000
292	IX	Zamboanga del Sur	Ramon Magsaysay	950,000
293	IX	Zamboanga del Sur	San Miguel	950,000
294	IX	Zamboanga del Sur	San Pablo	950,000
295	IX	Zamboanga del Sur	Sominot	950,000
296	IX	Zamboanga del Sur	Tambulig	950,000
297	IX	Zamboanga del Sur	Tigbao	950,000
298	IX	Zamboanga del Sur	Tukuran	950,000
299	IX	Zamboanga Sibugay	Alicia	950,000
300	IX	Zamboanga Sibugay	Buug	950,000
301	IX	Zamboanga Sibugay	Payao	950,000
302	IX	Zamboanga Sibugay	Siay	950,000
303	IX	Zamboanga Sibugay	Titay	950,000
304	IX	Zamboanga Sibugay	Tungawan	950,000
305	X	Lanao del Norte	Kapatagan	950,000
306	X	Lanao del Norte	Lala	950,000
307	X	Lanao del Norte	Salvador	950,000
308	X	Lanao del Norte	Sapad	950,000
309	X	Misamis Occidental	Bonifacio	950,000
310	X	Misamis Occidental	Clarin	950,000
311	X	Misamis Occidental	Ozamis City	950,000
312	X	Misamis Occidental	Plaridel	950,000
313	X	Misamis Oriental	Alubijid	950,000
314	X	Misamis Oriental	Balingasag	950,000
315	X	Misamis Oriental	Claveria	950,000
316	X	Misamis Oriental	Gingoog City	950,000
317	X	Misamis Oriental	Magsaysay	950,000
318	XI	Davao de Oro	Compostela	950,000
319	XI	Davao de Oro	Monkayo	950,000
320	XI	Davao de Oro	Montevista	950,000
321	XI	Davao de Oro	Nabunturan	950,000
322	XI	Davao del Norte	Asuncion	950,000
323	XI	Davao del Norte	Braulio E. Dujali	950,000
324	XI	Davao del Norte	Kapalong	950,000
325	XI	Davao del Norte	New Corella	950,000

882	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	Region	Province	Municipalities	Amount in Pesos
326	XI	Davao del Sur	Bansalan	950,000
327	XI	Davao del Sur	Digos City	950,000
328	XI	Davao del Sur	Hagonoy	950,000
329	XI	Davao del Sur	Magsaysay	950,000
330	XI	Davao del Sur	Matanao	950,000
331	XI	Davao Oriental	Baganga	950,000
332	XI	Davao Oriental	Banaybanay	950,000
333	XI	Davao Oriental	Cateel	950,000
334	XI	Davao Oriental	Lupon	950,000
335	XII	Sarangani	Alabel	950,000
336	XII	Sarangani	Kiamba	950,000
337	XII	Sarangani	Maitum	950,000
338	XII	South Cotabato	Banga	950,000
339	XII	South Cotabato	General Santos City	950,000
340	XII	South Cotabato	Koronadal City	950,000
341	XII	South Cotabato	Lake Sebu	950,000
342	XII	South Cotabato	Norala	950,000
343	XII	South Cotabato	Polomolok	950,000
344	XII	South Cotabato	Sto. Niño	950,000
345	XII	South Cotabato	Surallah	950,000
346	XII	South Cotabato	Tampakan	950,000
347	XII	South Cotabato	Tantangan	950,000
348	XII	South Cotabato	T’Boli	950,000
349	XII	South Cotabato	Tupi	950,000
350	XIII	Agusan del Norte	Butuan City	950,000
351	XIII	Agusan del Norte	Cabadbaran City	950,000
352	XIII	Agusan del Norte	Las Nieves	950,000
353	XIII	Agusan del Norte	Remedios T. Romualdez	950,000
354	XIII	Agusan del Sur	Bayugan City	950,000
355	XIII	Agusan del Sur	Bunawan	950,000
356	XIII	Agusan del Sur	Esperanza	950,000
357	XIII	Agusan del Sur	Prosperidad	950,000
358	XIII	Agusan del Sur	Rosario	950,000
359	XIII	Agusan del Sur	San Francisco	950,000
360	XIII	Agusan del Sur	Sta. Josefa	950,000
361	XIII	Agusan del Sur	Trento	950,000
362	XIII	Agusan del Sur	Veruela	950,000
363	XIII	Surigao del Sur	Bislig City	950,000
364	XIII	Surigao del Sur	Cantilan	950,000
365	XIII	Surigao del Sur	Hinatuan	950,000
366	XIII	Surigao del Sur	Madrid	950,000
367	XIII	Surigao del Sur	Marihatag	950,000
368	XIII	Surigao del Sur	San Agustin	950,000
369	XIII	Surigao del Sur	San Miguel	950,000
370	XIII	Surigao del Sur	Tago	950,000
371	XIII	Surigao del Sur	Tandag City	950,000

GRAND TOTAL				352,450,000

DECEMBER 28, 2020	OFFICIAL GAZETTE

DEPARTMENT OF AGRICULTURE

CACAO AND COFFEE PLANTING PROJECT

DECEMBER 28, 2020	OFFICIAL GAZETTE	885
DEPARTMENT OF AGRICULTURE (CACAO AND COFFEE PLANTING PROJECT)

CACAO OR COFFEE PLANTING PROJECT AND PROCESSING

EQUIPMENT IN COCONUT PRODUCING PROVINCES UNDER THE

NATIONAL HIGH VALUE CROPS DEVELOPMENT PROGRAM

Particulars	Amount in Pesos
Region IVA - CALABARZON	8,000,000

Province of Quezon	8,000,000

Region V - Bicol Region	16,000,000

Province of Albay	8,000,000
Province of Camarines Sur	8,000,000

Region VIII - Eastern Visayas	40,000,000

Province of Leyte	8,000,000
Municipality of Hilongos, Leyte	8,000,000
Municipality of Maasin, Southern Leyte	8,000,000
Municipality of Guiuan, Eastern Samar	8,000,000
Province of Western Samar	8,000,000

Region IX - Zamboanga Peninsula	8,000,000

Province of Zamboanga del Norte	8,000,000

Region X - Northern Mindanao	64,000,000

Province of Bukidnon	32,000,000
Province of Compostela Valley	8,000,000
Iligan City	8,000,000
Province of Misamis Occidental	8,000,000
Province of Misamis Oriental	8,000,000

Region XI - Davao	16,000,000

Province of Davao Oriental	8,000,000
Province of Davao Sur	8,000,000

Region XIII - CARAGA	24,000,000

Butuan City	8,000,000
Municipality of Las Nieves, Agusan del Norte	8,000,000
Province of Agusan del Sur	8,000,000

TOTAL	176,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE

DEPARTMENT OF AGRICULTURE

FARM-TO-MARKET ROADS

888	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

LOCALLY-FUNDED PROJECTS

FARM-TO-MARKET ROADS	Amount in Pesos
REPAIR/REHABILITATION AND CONSTRUCTION OF FARM-TO-MARKET ROADS IN DESIGNATED KEY PRODUCTION AREAS	11,719,000,000

Region I - Ilocos Region	879,000,000
Concreting of Brgy. Burayoc to Brgy. Subec FMR, Brgy. Burayoc and Brgy. Subec, Pagudpud, Ilocos Norte	12,500,000
Concreting of Brgy. 28 San Bernabe FMR, Brgy. 28 San Bernabe, Laoag City, Ilocos Norte	26,000,000
Concreting of Brgy. Alsem FMR, Brgy. Alsem, Vintar, Ilocos Norte	12,000,000
Concreting of Brgy. 1 San Roque to Brgy. 9 Lubnac FMR, Brgy. 1 San Roque and Brgy. 9 Lubnac, Vintar, Ilocos Norte	12,000,000
Concreting of Brgy. 31 Camandingan FMR, Brgy. Camandingan, Batac, Ilocos Norte	12,500,000
Concreting of Brgy. Paguludan FMR, Brgy. Paguludan, Currimao, Ilocos Norte	12,500,000
Concreting of Brgy. Banaoang to Brgy. Paing FMR, Brgy. Banaoang and Brgy. Paing, Bantay, Ilocos Sur	12,000,000
Concreting of Brgy. Barbarit to Brgy. Macatcatud FMR, Brgy. Barbarit and Brgy. Macatcatud, Magsingal, Ilocos Sur	12,500,000
Concreting of Brgy. Bacar to Brgy. Marimar FMR, Brgy. Bacar and Brgy. Marimar, Magsingal, Ilocos Sur	12,500,000
Concreting of Brgy. Cabaritan to Brgy. Naglaoa-an FMR, Brgy. Cabaritan and Brgy. Naglao-an, Sto. Domingo, Ilocos Sur	12,500,000
Concreting of Brgy. Bantaoay to Brgy. San Sebastian to Brgy. Sagatsat FMR, Brgy. Bantaoay, Brgy. San Sebastian and Brgy. Sagatsat, San Vicente, Ilocos Sur	15,000,000
Concreting of Brgy. lboy to Brgy. Camestizoan FMR, Brgy. lboy, San lldefonso and Brgy. Camestizoan, Sto. Domingo, Ilocos Sur	12,500,000
Concreting of Brgy. Cabarambanan FMR, Brgy. Cabarambanan, Sinait, Ilocos Sur	12,500,000
Concreting of Brgy. Tapao to Brgy. Dadalaquiten Sur FMR, Brgy. Tapao and Brgy. Dadalaquiten Sur, Sinait, Ilocos Sur	12,500,000
Concreting of Sitio Linggawa, Brgy. Pidpid FMR, Brgy. Pidpid, Sta. Cruz, Ilocos Sur	12,000,000
Concreting of Brgy. Legaspi FMR, Brgy. Legaspi, Galimuyod, Ilocos Sur	12,000,000
Concreting of Brgy. San Tiburcio FMR, Brgy. San Tiburcio, Salcedo, Ilocos Sur	12,000,000
Concreting of Brgy. Bessang FMR, Brgy. Bessang , Burgos, Ilocos Sur	12,000,000
Concreting of Brgy. Sucoc FMR, Brgy. Sucoc, Narvacan, Ilocos Sur	12,000,000
Concreting of Brgy. Patiacan FMR, Brgy. Patiacan , Quirino, Ilocos Sur	12,000,000
Concreting of Brgy. Palacapac-Brgy. Buliclic-Brgy. Palali Norte FMR, Brgy. Buliclic, Sta. Lucia, Ilocos Sur	12,000,000
Concreting of Brgy. Allangigan 2nd to Brgy. Parioc FMR, Brgy. Allangigan 2nd and Brgy. Parioc, Candon City, Ilocos Sur	12,000,000
Concreting of Brgy. Labut Sur FMR, Brgy. Labut, Santa, Ilocos Sur	15,000,000
Concreting of Brgy. Sapilang to Brgy. Lacong FMR, Brgy. Sapilang and Brgy. Lacong, Bacnotan, La Union	13,500,000
Concreting of Paitan West FMR, Brgy. Paitan West, Sual, Pangasinan	12,500,000
Concreting of Sitio Matalakitik, Brgy. Caoayan FMR, Brgy. Caoayan, Sual, Pangasinan	30,000,000
Concreting of Sitio Pantal, Brgy. Cabayaoasan FMR, Brgy. Cabayaoasan, Bugallon, Pangasinan	12,000,000
Concreting of Brgy. Angarian FMR, Brgy. Angarian, Bugallon, Pangasinan	12,000,000
Concreting of Brgy. Gueset FMR, Brgy. Gueset, Bugallon, Pangasinan	12,000,000
Concreting of Brgy. Manages FMR, Brgy. Manages, Bayambang, Pangasinan	13,000,000
Concreting of Purok III, Brgy. Cobol FMR, Brgy. Cobol, San Carlos City, Pangasinan	13,000,000
Concreting of Brgy. Buenlag to Brgy. Alitaya FMR, Brgy. Buenlag and Brgy. Alitaya, Mangaldan, Pangasinan	13,000,000
Concreting of Brgy. Aramal FMR, Brgy. Aramal, San Fabian, Pangasinan	12,500,000
Concreting of Brgy. Calmay FMR, Brgy. Calmay, Laoac, Pangasinan	12,000,000
Concreting of Brgy. Domanpot FMR, Brgy. Domanpot, Asingan, Pangasinan	12,000,000
Concreting of Brgy. San Felipe FMR, Brgy. San Felipe, San Nicolas, Pangasinan	12,000,000
Concreting of Brgy. Tagudtud to Brgy. Libbo FMR, Brgy. Tagudtud and Brgy. Libbo, Bagulin, La Union	12,500,000
Concreting of Brgy. Dagup FMR, Brgy. Dagup, Bagulin, La Union	12,500,000
Concreting of Brgy. Poblacion 2 to Brgy. Baduang FMR, Brgy. Poblacion 2 and Brgy. Baduang, Pagudpud, Ilocos Norte	12,500,000
Concreting of Brgy. Alibangsay FMR, Brgy. Alibangsay, Bagulin, La Union	12,500,000
Concreting of Brgy. Baay FMR, Brgy. Baay, Bagulin, La Union	12,500,000
Concreting of Sitio Kamkamatis, Brgy. Cardiz FMR, Brgy. Cardiz, Bagulin, La Union	12,500,000
Concreting of Sitio Dangdangla, Brgy. Cardiz FMR, Brgy. Cardiz, Bagulin, La Union	12,500,000
Concreting of Brgy. Suyo FMR, Brgy. Suyo, Bagulin, La Union	12,500,000
Concreting of Sitio Sinabugan, Brgy. Tio-angan FMR, Brgy. Tio-angan, Bagulin, La Union	12,500,000
Concreting of Pantal Road to Brgy. Awag FMR, Brgy Awag, Anda, Pangasinan	12,500,000
Concreting of Brgy. Longos to Brgy. Yagit FMR, Brgy. Longos to Brgy. Yagit, Calasiao, Pangasinan	12,500,000
Concreting of Brgy. Palaming FMR, Brgy. Palaming , San Carlos City, Pangasinan	12,000,000
Concreting of Sitio Paturo, Brgy. Warey FMR, Brgy. Warey, Malasiqui, Pangasinan	12,000,000
Concreting of Sitio Bolaoen, Brgy. Binday FMR, Brgy. Binday, San Fabian, Pangasinan	12,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	889
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concerting of Brgy. Cayubog FMR, Brgy. Cayubog, Paoay, Ilocos Norte	12,000,000
Concreting of Brgy. Tampac FMR, Brgy. Tampac, Aguilar, Pangasinan	12,500,000
Concreting of Brgy. Bocacliw FMR, Brgy. Bocacliw, Aguilar, Pangasinan	12,500,000
Concreting of Brgy. Ninoy FMR, Brgy. Ninoy, Aguilar, Pangasinan	12,500,000
Concreting of Brgy. Sapilang FMR, Brgy. Sapilang, Bacnotan, La Union	24,000,000
Concreting of Brgy. Pasaleng FMR, Brgy. Pasaleng, Pagudpud, Ilocos Norte	30,000,000
Concreting of Brgy. Legaspi Tayug to Brgy. San Roque, San Nicolas FMR, Pangasinan	12,000,000
Concreting of Brgy. Palaris-Bobonan FMR, Asingan, Pangasinan	12,000,000
Concreting of Brgy. Cabatuan-Abot-Molina FMR, Umingan, Pangasinan	12,500,000
Concreting of Brgy. Angayan Norte- San Joaquin FMR, Brgy. Angayan Norte and Brgy. San Joaquin, Balungao, Pangasinan	12,000,000
Concreting of Brgy. Lanas to Brgy. Salay Farm-to-Market Road, Mangaldan, Pangasinan	15,000,000
Concreting of Barangay Maasin FMR, Barangay Maasin, Mangaldan, Pangasinan	14,000,000
Concreting of Sitio Buga to Sitio Bing-it, Barangay Sta. Rita Farm-to-Market Road, Paoay, Ilocos Norte	12,500,000
Concreting of Sitio Kappia to Sitio Murmuray, Barangay Nagbacalan Farm-to-Market Road, Barangay Nagbacalan, Paoay, Ilocos Norte	12,000,000
Concreting of Purok Baraniw, Barangay Paratong FMR, Barangay Paratong, Paoay, Ilocos Norte	20,000,000

REGION CAR - Cordillera Administrative Region	1,140,500,000
Concreting of Caupasan to Karkariskis, Brgy. Benben FMR, Brgy. Benben, La Paz, Abra	12,500,000
Concreting of Brgy. Quimloong to Brgy. Abang to Brgy. Dugong FMR, Brgy. Quimloong, Brgy. Abang and Brgy. Dugong, Bucay, Abra	25,000,000
Concreting of Sitio Bucarot, Brgy. Tanglagan FMR, Brgy. Tanglagan, Calanasan, Apayao	12,500,000
Concreting of Brgy. Adaoay to Brgy. Anchukey FMR, Brgy. Adaoay and Brgy. Anchukey, Kabayan, Benguet	12,000,000
Concreting of Malanac-Shekdan, Brgy. Daclan FMR, Brgy. Daclan, Tublay, Benguet	12,000,000
Concreting of Palidan-Banggelao-Bagtang-Longboy, Brgy. Dalipey FMR, Brgy. Dalipey, Bakun, Benguet	12,000,000
Concreting of Brgy. Balili FMR, Brgy. Balili, Mankayan, Benguet	12,000,000
Concreting of lndaoac-Gusara, Brgy. Tabaan Sur FMR, Brgy. Tabaan Sur, Tuba, Benquet	12,000,000
Concreting of Sitio Toybongan to Sitio Shennet, Brgy. Tabaan Norte FMR, Brgy. Tabaan Norte, Tuba, Benguet	12,500,000
Concreting of Brgy. Ubao FMR, Brgy. Ubao, Aguinaldo, Ifugao	12,000,000
Concreting of Sitio Malalupa to Sitio Caragasan Proper, Brgy. Caragasan FMR, Brgy. Caragasan, Alfonso Lista, Ifugao	12,000,000
Concreting of Sitio Uljud to Sitio Angar, Brgy. Balabagan FMR, Brgy. Balabagan, Mayoyao, Ifugao	12,000,000
Concreting of Brgy. Bokiawan FMR, Brgy. Bokiawan, Kiangan, Ifugao	12,000,000
Concreting of Sitio Cocoy to Sitio Ababba, Brgy. Tukucan FMR, Brgy. Tukucan, Tlnoc, Ifugao	12,000,000
Concreting of Brgy. Suyang FMR, Brgy. Suyang, Tabuk City, Kalinga	12,000,000
Concreting of Brgy, Taloctoc FMR, Brgy. Taloctoc, Tanudan, Kalinga	12,000,000
Concreting of Brgy. San Pablo to Brgy. Madopdop FMR, Brgy . San Pablo and Brgy. Madopdop, Tabuk City, Kalinga	12,000,000
Concreting of Brgy. Ba-ay FMR, Brgy. Ba-ay, Pinukpuk, Kalinga	12,000,000
Concreting of Nat’l Road-Guimma-Poray, Brgy. Pangol FMR, Brgy. Pangol, Tanudan, Kalinga	12,000,000
Concreting of Upper Purok 1, Brgy. Happy Hallow FMR, Brgy. Happy Hallow, Baguio City	12,500,000
Concreting of Brgy Sto. Tomas Strawberry Area FMR, Brgy. Sto. Tomas, Baguio City	12,500,000
Concreting of Brgy. Tadiangan FMR, Brgy. Tadiangan, Tuba, Benguet	12,000,000
Concreting of Mabullog-Gasillang FMR, Paracelis, Mountain Province	12,000,000
Concreting of Amata-Tappo, Brgy. Banawel FMR, Brgy. Banawel, Natonin, Mountain Province	12,000,000
Concreting of Brgy. Poblacion to Brgy. Karao to Brgy. Ekip FMR, Brgy. Poblacion, Brgy. Karao and Brgy. Ekip, Bokod, Benguet	12,500,000
Concreting of Beckes to Pangalasay Road, Brgy. Bayabas FMR, Brgy. Bayabas, Sablan, Benguet	12,500,000
Concreting of Sitio Marooc to Sitio Camiling, Brgy. Loacan FMR, Brgy. Loacan, ltugon, Benguet	12,500,000
Concreting of Sitio Gulon, Brgy. Ambiong FMR, Brgy. Ambiong, La Trinidad, Benguet	12,500,000
Concreting of Sagubo-Gadang to San Gabriel La Union FMR, Brgys. Sagubo and Gadang, Kapangan, Benguet	12,500,000
Concreting of Sitio Sapid, Brgy. Pacso FMR, Brgy. Pacso, Kabayan, Benguet	12,500,000
Concreting of Brgy. Bulalacao to Brgy. Lapangan FMR, Brgy. Bulalacao and Brgy. Lapangan, Mankayan, Benguet	12,500,000
Concreting of Sitio Lap-angan to Payen, Brgy. Palasa-an, FMR, Brgy. Palasa-an, Mankayan, Benguet	12,500,000
Rehabilitation/Improvement of Sitio Tulodan to Sitio Botiao, Brgy. Cattubo FMR, Brgy. Cattubo, Atok, Benguet	12,500,000
Concreting of Sitio Lam-ayan, Brgy. Bangao FMR, Brgy. Bangao, Buguias, Benguet	12,500,000
Concreting of Sitio Abiang, Brgy. Taba-ao FMR, Brgy. Taba-ao, Kapangan, Benguet	12,500,000
Concreting of Sitio Bokes to Sitio Ewa, Brgy. Sagpat FMR, Brgy. Sagpat, Kibungan, Benguet	12,500,000
Concreting of Brgy. Mamuyod FMR, Brgy. Mamuyod, Tublay, Benguet	12,500,000
Concreting of Brgy. Pacoc FMR, Brgy. Pacoc, Lacub, Abra	13,500,000
Concreting of Brgy. Umnap FMR, Brgy. Umnap, Malibcong, Abra	13,000,000

890	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Concreting of Brgy. Kili FMR, Brgy. Kili, Tubo, Abra	13,000,000
Concreting of Brgy. Dilong FMR, Brgy Dilong, Tubo, Abra	13,000,000
Concreting of Brgy. Bayabas FMR, Brgy. Bayabas, Malibcong, Abra	12,000,000
Concreting of Brgy. Duldulao FMR, Brgy. Duldulao, Malibcong, Abra	12,000,000
Concreting of Brgy. Dulao FMR, Brgy. Dulao, Malibcong, Abra	12,000,000
Concreting of Sitio Adala, Brgy. Caliking FMR, Brgy. Caliking, Atok, Benguet	12,500,000
Concreting of Sitio Giligil-Lepsik-Mabilig-Bulisay, Brgy. Kayapa FMR, Brgy. Kayapa, Bakun, Benguet	12,500,000
Concreting of Sitio Salod, Brgy. Karao FMR, Brgy. Karao, Bokob, Benguet	12,500,000
Concreting of Junction Taba-ao, Brgy. Loo FMR, Brew. Loo, Buguias, Benguet	12,500,000
Concreting of Otso-Ambakina, Brgy. Satan FMR, Brgy. Satan, Kabayan, Benguet	12,500,000
Concreting of Cabanawan-Balok, Brgy. Datakan FMR, Brgy. Datakan, Kapangan, Benguet	12,500,000
Concreting of Sagpat-Manawal, Brgy. Sagpat FMR, Brgy Sagpat, Kibungan, Benguet	12,500,000
Concreting of Brgy. Bedbeb to Brgy. Colalo FMR, Brgy. Bedbed and Brgy. Colalo, Mankayan, Benguet	12,500,000
Concreting of Sitio Pagalan to Sitio Bulala, Brgy. Bayabas FMR, Brgy. Bayabas, Sablan, Benguet	12,500,000
Concreting of Pinanday-Babattan, Brgy. Ambassador FMR, Brgy Ambassador, Tublay, Benguet	12,500,000
Concreting of Nalusbo-Tonguey FMR, Brgy. Madaymen, Kibungan, Benguet	12,500,000
Concreting of Brgy. Alangtin FMR, Brgy. Alangtin, Tubo, Abra	12,000,000
Concreting of Brgy. Tabacda FMR, Brgy. Tabacda, Tubo, Abra	12,000,000
Concreting of Buneg FMR, Brgy. Buneg, Lacub, Abra	12,000,000
Concreting of Brgy. Gacab FMR, Brgy Gacab, Malibcong, Abra	12,000,000
Concreting of Brgy. Dintan FMR, Brgy. Dintan, Pilar, Abra	12,000,000
Concreting of Brgy. Pacgued FMR, Brgy. Pacgued, Malibcong, Abra	12,000,000
Concreting of Brgy. Guinguinabang FMR, Brgy. Guinguinabang, Lacub, Abra	12,000,000
Concreting of Brgy. Nagcanasan FMR, Brgy. Nagcanasan, Pilar, Abra	12,000,000
Concreting of Brgy. Tiktik FMR, Brgy. Tiktik, Pilar, Abra	12,000,000
Concreting of Brgy. Tubtuba FMR, Brgy Tubtuba, Tubo, Abra	12,000,000
Concreting of Sitio Sinigpit, Brgy. Sta. Filomena FMR, Brgy. Sta. Filomena, Calanasan, Apayao	12,500,000
Concreting of Sitio Ambatutong-Sitio Bila-Sitio Addang, Brgy. Bunot FMR, Brgy. Bunot, Paracelis, Mountain Province	12,000,000
Rehabilitation of Wayaway - Magmaguey - Patagui FMR, Poblacion, La Paz, Abra	48,000,000
Rehabilitation/ Concreting of Tuday - Tayawa FMR, Cabaroan, Dang las, Abra	48,000,000
Improvement/Rehabilitation of Brgy. Palaquio Road, Brgy. Palaquio, Bucay, Abra	14,000,000
Concreting of Baac - Poblacion FMR, Baac and Poblacion, Langiden, Abra	12,000,000
Improvement of Poblacion-Quillat FMR, Quillat - Poblacion, Langiden, Abra	28,000,000
Improvement of Quillat - Baac FMR, Quillat - Baac, Langiden, Abra	26,000,000
Concreting of Brgy. Lusuac FMR, Brgy. Lusuac, Peñarrubia, Abra	32,000,000
Rehabilitation of Tangbao - Kimmallugong FMR Tangbao and Olo, San Isidro, Abra	16,000,000
Concreting of Junction Tuquib via Palayan - Tamac FMR, Tamac, Villaviciosa, Abra	41,000,000
Rehabilitation of Kiwas to Baybayatin FMR, Collage, Lagayan, Abra	15,000,000
Rehabilitation of Calambat to Collage FMR, Collage, Lagayan, Abra	24,000,000

Region II - Cagayan Valley	1,165,500,000
Concreting of Brgy. Carupian FMR, Brgy. Carupian, Baggao, Cagayan	12,500,000
Construction of Brgy. Flourising FMR, Brgy. Flourising, Gonzaga, Cagayan	12,500,000
Concreting of Brgy. Paddaya FMR, Brgy Paddaya, Appari, Cagayan	12,000,000
Concreting of Brgy. San Jose to Brgy. Liwan Norte to Brgy. San Antonio FRM, Brgy. San Jose, Brgy. Liwan Norte, and Brgy. San Antonio, Enrile, Cagayan	12,000,000
Concreting of Brgy. Iraga to Brgy. Malalam-Malacabibi FMR, Brgy. Iraga and Brgy. Malalam-Malacabibi, Solana, Cagayan	25,000,000
Concreting of Brgy. Agguirit FMR, Brgy. Agguirit, Amulung, Cagayan	12,500,000
Concreting of Nagnakan Phase I FMR, Brgy. Nagnakan, Sta. Maria, Isabela	24,000,000
Concreting of Sitio Magamian, Brgy. Limbauan FMR, Brgy. Limbauan, San Pablo, Isabela	12,000,000
Concreting of Brgy. Liwanang FMR Phase II, Brgy. Liwanang, Tumauini, Isabela	12,000,000
Construction and Concreting of Brgy. Cumabao FMR, Brgy. Cumabao, Tumauini, Isabela	12,500,000
Concreting of Brgy. Namnama to Brgy. Antagan 2nd FMR, Brgy. Namnama and Brgy. Antagan 2nd Tumauini, Isabela	12,000,000
Concreting of Brgy. Lapogan to Sto. Niño FMR, Brgy. Lapogan and Brgy. Sto Nino, Tumauini, Isabela	12,000,000
Concreting of Sitio Nagbarakan to Mt. Hamut, Brgy. Simanu Norte FMR, Brgy. Simanu Norte, San Pablo, Isabela	12,500,000
Concreting of Brgy. Sto. Tomas FMR, Brgy. Sto. Tomas, Naguilian, Isabela	12,000,000
Concreting of Brgy. Dangan FMR Phase II, Brgy. Dangan, Reina Mercedes, Isabela	12,000,000
Concreting of Brgy. Villa Luz to Brgy. New Magsaysay FMR Phase II, Brgy. Villa Luz and Brgy. New Magsaysay, Benito Soliven, Isabela	12,000,000
Concreting of Brgy. Tappa FMR,yBrgv. Tappa, San Mariano, Isabela	12,500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	891
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Brgy. Daragutan East to Brgy. UEG FMR, Brgy. Daragutan East and Brgy. UEG, San Mariano, Isabela	12,000,000
Concreting of Bitabian-Daragutan West FMR, Brgys. Bitabian-Daragutan West, San Mariano, Isabela	12,500,000
Concreting of Brgy. Quinalabasa to Brgy. Manaring FMR, Brgy. Quinalabasa and Brgy. Manaring, Naguilian, Isabela	12,000,000
Concreting of Brgy. San Miguel to Brgy.: Planas FMR, Brgy. San Miguel and Brgy. Planas, Ramon, Isabela	12,500,000
Concreting of Brgy. San Marcelo to Brgy. San Roque FMR, Brgy. San Marcelo and Brgy. San Roque, Angadanan, Isabela	12,500,000
Concreting of Brgy. Dipaluda to Brgy. Duroc to Brgy. Lourdes FMR, Brgy. Dipaluda, Brgy. Duroc and Brgy. Lourdes, Angadanan, Isabela	20,000,000
Concreting of Brgy. Santa Isabel to Brgy. Dicamay FMR, Brgy. Santa Isabel and Brgy. Dicamay, Jones, Isabela	12,500,000
Concreting of Brgy. Caquilingan FMR, Brgy. Caquilingan, Cordon, Isabela	12,000,000
Concreting of Tablada St. Street Interior Vallejo, Brgy. Nabuan FMR, Brgy. Nabuan, Santiago, Isabela	12,000,000
Concreting of Brgy. Baruboc Phase II FMR, Brgy. Baruboc, Quezon, Isabela	12,500,000
Concreting of Brgy. Malalinta FMR, Brgy. Malalinta, San Manuel, Isabela	12,000,000
Concreting of Brgy. Harana FMR, Brgy. Harana, Luna, Isabela	12,000,000
Concreting of Brgy. Patanad to Brgy. Villaflor FMR, Brgy. Patanad and Brgy. Villaflor, San Isidro, Isabela	12,000,000
Concreting of Brgy. Rogus Phase II FMR, Brgy. Rogus, Cauayan City, Isabela	12,000,000
Concreting of Brgy. Rizal West to Brgy. Cebu FMR, Brgy. Rizal West and Brqy. Cebu, San Isidro, Isabela	12,000,000
Concreting of Brgy. Cabanglasan FMR, Brgy. Cabanglasan, Kayapa, Nueva Vizcaya	12,500,000
Concreting of Purok 5 Brgy. Abian FMR, Brgy. Abian, Bambang, Nueva Vizcaya	12,500,000
Concreting of Brgy. Carolotan FMR, Brgy. Carolotan, Dupax del Sur, Nueva Vizcaya	12,500,000
Concreting of Brgy. San Antonio-Dullao FMR, Brgy. San Antonio-Dullao, Bambang, Nueva Vizcaya	12,500,000
Concreting of Brgy. Mabuslo FMR, Brgy. Mabuslo, Bambang, Nueva Vizcaya	12,000,000
Concreting of Brgy. Ipil-Cuneg FMR, Brgy. Ipil-Cuneg, Bayombong, Nueva Vizcaya	12,000,000
Concreting of Brgy. Ocao-Capiniaan FMR, Brgy. Ocao-Capiniaan, Aritao, Nueva Vizcaya	12,000,000
Concreting of Brgy. Diwan to Brgy. Diura FMR Phase Ill, Brgy. Diwan and Brgy. Diura, Basco, Batanes	12,000,000
Concreting of Brgy. Centro 8 to Brgy. Sta. Maria FMR, Brgy. Centro 8 & Brgy. Sta. Maria, Claveria, Cagayan	12,000,000
Concreting of Brgy. Sto. Nino to Brgy. Malilitao FMR, Brgy. Sto. Nino and Brgy. Malilitao, Claveria, Cagayan	13,000,000
Concreting of Brgy. Union FMR, Brqy. Union, Claveria, Cagayan	13,000,000
Concreting of Brgy. Pata East FMR, Brgy. Pata East, Claveria, Cagayan	12,000,000
Concreting of Brgy. Pata West FMR, Brgy. Pata West, Claveria, Cagayan	12,000,000
Concreting of Brgy. Santor FMR, Brgy. Santor, Reina Mercedes, Isabela	12,000,000
Concreting of Brgy. San Rafael Abajo Phase II FMR, Brgy. San Rafael Abajo, Sto. Tomas, Isabela	12,000,000
Concreting of Brgy. San Pablo to Brgy. Salvacion FMR, Brgy. San Pablo & Brgy. Salvacion, Alicia, Isabela	15,000,000
Concreting of Brgy. Divinan FMR Phase I, Brgy, Divinan, Jones, Isabela	12,000,000
Concreting of Brgy. Centro 1 to Brgy. San Ramon FMR, Brgy. Centro 1 and Brgy. San Ramon, Mallig, Isabela	12,000,000
Concreting of Brgy. Labinab FMR, Brgy. Labinab, Cauayan City, Isabela	12,000,000
Concreting of Brgy. Rizal to Brgy. Villa Pascual FMR, Brgy. Rizal & Brgy. Villa Pascual, Diffun, Quirino	12,000,000
Concreting of Brgy. Siguem FMR, Brgy. Siguem, Kasibu, Nueva Vizcaya	12,000,000
Concreting of Brgy. Didipio FMR, Brgy. Didipio, Kasibu, Nueva Vizcaya	12,000,000
Concreting of Brgy. Tucod FMR, Brgy. Tucod, Cabarroguis, Quirino	14,000,000
Concreting of Brgy. Alicia FMR, Brgy. Alicia, Aglipay, Quirino	14,000,000
Concreting of Sitio Campo Batu, Brgy. Antutot FMR, Brgy. Antutot, Kasibu, Nueva Vizcaya	12,500,000
Concreting of Brgy. Belance FMR, Brgy. Belance, Dupax del Norte, Nueva Vizcaya	12,500,000
Concreting of Brgy. Binuangan FMR, Brgy. Binuangan, Dupax del Norte, Nueva Vizcaya	12,500,000
Concreting of Brgy. Bansing FMR, Brgy. Bansing, Bayombong, Nueva Vizcaya	12,500,000
Concreting of Brgy. Duruarog FMR, Brgy . Duruarog, Diadi, Nueva Vizcaya	12,000,000
Concreting of Brgy. Macabenga FMR, Brgy. Macabenga, Dupax del Norte, Nueva Vizcaya	15,000,000
Concreting of Sitio Rissik, Brgy. Mabuno FMR, Brgy. Mabuno, Gattaran, Cagayan	12,500,000
Concreting of Lubac Farm to Market Road, Sitio Lubac, Brgy. San Vicente, Brgy. San Vicente, Sta. Ana, Cagayan	12,500,000
Concreting of Brgy. Sisim Abajo FMR, Brgy. Sisim Abajo, Tumauini, Isabela	12,000,000
Concreting of Bgry. Allig Valley FMR, Bgry. Allig Valley, Allacapan, Cagayan	26,000,000
Concreting of Brgy. San Julian-Sto. Tomas, Dana-ili-Sirit-Canayun-Simayung FMR, Abulug, Cagayan	50,000,000
Concreting of Brgy. Mabuttal - Baran FMR, Ballesteros, Cagayan	20,000,000
Concreting of Brgy. Sto. Nino FMR, Brgy. Sto. Nino, Claveria, Cagayan	15,000,000
Concreting of Brgy. Cuba FMR, Brgy. Cuba, Calog Sur, Abulug, Cagayan	12,000,000
Concreting of Brgy. Langgagan - Pataga - Bacsay FMR, Sanchez Mira, Cagayan	20,000,000
Concreting of Brgy. Sta. Filomena FMR, Abulug, Cagayan	10,000,000
Concreting of Brgy. Sta. Rosa FMR, Brgy. Sta. Rosa, Abulug, Cagayan	24,000,000
Concreting of Brgy. Minanga Sur, Brgy. Minanga Sur, Lasam, Cagayan	25,000,000
Concreting of Brgy. Curva FMR, Brgy. Curva, Pamplona, Cagayan	15,000,000
Concreting of Brgy. Guiddam FMR, Brgy. Guiddam, Abulug, Cagayan	50,000,000
Concreting of Sitio Kaigorotan FMR, Brgy. Cabatacan West, Lasam, Cagayan	30,000,000

892	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Concreting of Brgy. Sta. Cruz FMR, Brgy. Sta. Cruz, Pamplona, Cagayan	13,000,000
Concreting of Brgy. Finugo Norte FMR, Brgy. Finugo Norte, Lasam, Cagayan	20,000,000

Region III- Central Luzon	882,500,000
Concreting of L. Dela Fuente, Brgy. Salian FMR, Brgy. Salian, Abucay, Bataan	25,000,000
Construction of Brgy. Banawang FMR, Brgy. Banawang, Bagac, Bataan	12,500,000
Concreting of Brgy. San Jose FMR, Brgy. San Jose, Calumpit, Bulacan	12,500,000
Concreting of Brgy. San Isidro II FMR, Brgy. San Isidro II, Paombong, Bulacan	12,500,000
Concreting of Brgy. Manatal FMR, Brgy. Manatal, Pandi, Bulacan	12,000,000
Concreting of Brgy. Piel FMR, Brgy. Piel, Baliwag, Bulacan	13,000,000
Concreting of Cacarong Bata-Cacarong Matanda-Real de Cacarong FMR, Brgys. Cacarong Bata, Cacarong Matanda and Real de Cacarong, Pandi, Bulacan	25,000,000
Concreting of Brgy. Alagao FMR, Brgy. Alagao, San Ildefonso, Bulacan	14,000,000
Concreting of Sitio Zone 1 Brgy. Pandayan FMR, Brgy. Pandayan, Meycauayan, Bulacan	12,000,000
Concreting of Brgy. Tumana FMR, Brgy. Tumana, Santa Maria, Bulacan	13,000,000
Concreting of Brgy. Dulong Bayan FMR, Brgy. Dulong Bayan, San Jose Del Monte, Bulacan	25,000,000
Concreting of Brgy. Concepcion FMR, Brgy. Concepcion, Zaragoza, Nueva Ecija	12,500,000
Concreting of Brgy. Santiago FMR, Brgy. Santiago, Aliaga, Nueva Ecija	12,500,000
Concreting of Brgy. Sampaloc to Brgy. Maasin FMR, Brgy. Sampaloc and Brgy. Maasin Talugtog, Nueva Ecija	15,000,000
Concreting of Brgy. Victoria to Brgy. San Felipe FMR, Brgy. Victoria and Brgy. San Felipe, Llanera, Nueva Ecija	15,000,000
Concreting of Sitio Pao, Brgy. San Antonio Weste FMR, Brgy. San Antonio Weste, Lupao, Nueva Ecija	25,000,000
Concreting of Brgy. Maligaya FMR, Brgy. Maligaya, Palayan, Nueva Ecija	12,500,000
Concreting of Brgy. Sto. Niño Tabuan FMR, Brgy. Sto. Niño Tabuan, Arayat, Pampanga	12,000,000
Concreting of Brgy. Concepcion FMR, Brgy. Concepcion, Mexico, Pampanga	12,000,000
Concreting of Brgy. Concepcion FMR, Brgy. Concepcion, Bacolor, Pampanga	12,000,000
Concreting of Pulong Galban Brgy. Lourdes FMR, Brgy. Lourdes, Candaba, Pampanga	12,500,000
Concreting of Brgy. Mandili to Brgy. Tagulud FMR, Brgy. Mandili and Brgy. Tagulud, Candaba, Pampanga	12,500,000
Concreting of Brgy. Gulap FMR, Brgy. Gulap, Candaba, Pampanga	12,500,000
Concreting of Brgy. San Isidro to Brgy. Dawe FMR, Brgy. San Isidro and Brgy. Dawe, Minalin, Pampanga	12,500,000
Concreting of Purok Namnama, Brgy. Coral FMR, Brgy. Coral, Ramos, Tarlac	12,500,000
Concreting of Brgy. Pilpila FMR, Brgy. Pilpila, Sta. Ignacia, Tarlac	15,000,000
Concreting of Nalangsi Road, Brgy. Matarannoc to Brgy. Sta. Maria FMR, Brgy. Matarannoc and Brgy. Sta. Maria San Manuel, Tarlac	15,000,000
Concreting of Brgy. San Jose FMR, Brgy. San Jose, Tarlac City	12,000,000
Concreting of Brgy. Sinait FMR, Brgy. Sinait, Tarlac City	12,000,000
Concreting of Sitio Saranay, Brgy. San Juan De Mata FMR, Brgy. San Juan De Mata, Tarlac City	13,000,000
Concreting of Pinasling FMR, Brgy. Pinasling, Gerona, Tarlac	12,000,000
Concreting of Palac-Palac FMR, Brgy. Palac-palac, Victoria, Tarlac	12,000,000
Concreting of Brgy. Paludpud to Brgy. Comillas FMR, Brgy. Paludpud and Brgy. Comillas, La Paz, Tarlac	12,500,000
Concreting of Brgy. Lomboy FMR, Brgy. Lomboy, La Paz, Tarlac	12,500,000
Concreting of Sitio San Martin to Sta. Rosa, Brgy. Sto. Niño FMR, Brgy. Sto. Niño, Bamban, Tarlac	25,000,000
Concreting of Sitio Malaya, Brgy. Pamatawan FMR, Brgy. Pamatawan, Subic, Zambales	13,000,000
Concreting of Linares St., Sitio San Isidro, Brgy. San Pablo FMR, Brgy. San Pablo, Castillejos, Zambales	12,000,000
Concreting of Brgy. Lumboy to Brgy. Santa Fe FMR, Brgy. Lumboy and Brgy. Santa Fe, San Marcelino, Zambales	12,500,000
Concreting of Brgy. Bolintin FMR, Brgy. Bolintin, Masinloc, Zambales	12,500,000
Concreting of Brgy. Pinaod FMR, Brgy. Pinaod, San Ildefonso, Bulacan	12,500,000
Concreting of Brgy. Poblacion FMR, Brgy. Poblacion, Santo Tomas, Pampanga	12,500,000
Concreting of Brgy. Caut FMR, Brgy. Caut, La Paz, Tarlac	24,500,000
Concreting of Purok 7, Brgy. San Jose Mesulo FMR, Brgy. San Jose Mesulo, Arayat, Pampanga	12,000,000
Concreting of Brgy. Balonoy to Brgy. Dalais FMR, Brgy. Balonoy and Brgy. Dalais, La Paz, Tarlac	12,000,000
Concreting of Brgy. Poblacion North to Brgy. Coral FMR, Brgy. Poblacion North and Brgy. Coral, Ramos, Tarlac	12,000,000
Concreting of Brgy. Nipoo FMR, Brgy. Nipoo, Dinalungan, Aurora	13,000,000
Concreting of Brgy. Suguit FMR, Brgy. Suguit, Maria Aurora, Aurora	12,000,000
Concreting of Makangkong St. and San Simon St. FMR, Brgy. San Simon, Dinalupihan, Bataan	12,000,000
Concreting of Sitio Manaul, Brgy. Sinipit FMR, Brgy. Sinipit, Cabiao, Nueva Ecija	13,000,000
Concreting of F. Padolina Street, Brgy. Pias FMR, Brgy. Pias, General Tinio, Nueva Ecija	12,000,000
Concreting of Brgy. Padolina FMR, Brgy. Padolina, General Tinio, Nueva Ecija	12,500,000
Concreting of Brgy. Escaler (Along NIA Rd.) FMR, Brgy. Escaler, Magalang, Pampanga	25,000,000
Concreting of Purok 4 to Purok 2, Brgy. Calzadang Bayu FMR, Brgy. Calzadang Bayu, Porac, Pampanga	17,000,000
Concreting of Purok 1A Sementeryo, Brgy. Talabutab Norte FMR, Brgy. Talabutab Norte, General Mamerto Natividad, Nueva Ecija	12,500,000
Concreting of Purok 4, Brgy. Buteg FMR, Brgy. Buteg, Talugtug, Nueva Ecija	12,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	893
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Purok 1 to Purok 5, Brgy. Culiat FMR, Brgy. Culiat, Talugtug, Nueva Ecija	12,000,000
Concreting of Purok Niegos, Brgy. Saverona FMR, Brgy. Saverona, Talugtug, Nueva Ecija	12,000,000
Construction of Farm to Market Road, Brgy. Parang, Bagac, Bataan	12,500,000
Construction of Farm to Market Road, Brgy. Duale, Limay, Bataan	12,500,000
Construction of Farm to Market Road, Brgy. Batangas II, Mariveles, Bataan	12,000,000
Construction of Farm to Market Road, Brgy. Bilolo, Orion, Bataan	12,000,000
Concreting Brgy. Dalipawen to Sitio Tigatil Brgy. Grullo FMR, Brgy Dalipawen, San Narciso, Zambales	12,000,000
Concreting of Barangay Nagrambacan Farm-to-Market Road, Camiling, Tarlac	12,500,000

Region IVA-CALABARZON	1,152,000,000
Concreting of Brgy. Sta Ana FMR, Brgy. Sta. Ana, Calagatan, Batangas	12,500,000
Construction of Brgy. Lagnas FMR, Brgy. Lagnas, Balayan, Batangas	12,000,000
Construction of Brgy. Maugat FMR, Brgy. Maugat, Nasugbu, Batangas	12,000,000
Concreting of Brgy. Dila FMR, Brgy. Dila, Calaca, Batangas	12,500,000
Concreting of Brgy. Bugaan West FMR, Brgy. Bugaan West, Laurel, Batangas	12,500,000
Concreting of Brgy. Janopol Oriental FMR, Brgy. Janopol Oriental, Tanauan City, Batangas	20,000,000
Concreting of Brgy. Pulangbato FMR, Brgy. Pulangbato, San Juan, Batangas	12,500,000
Concreting of Brgy. Aya FMR, Brgy. Aya, San Jose, Batangas	12,000,000
Concreting of Brgy. Laurel FMR, Brgy. Laurel, Taysan, Batangas	12,000,000
Concreting of Brgy. Natunuan FMR, Brgy. Natunuan, San Jose, Batangas	12,000,000
Concreting of Brgy. San Marcelino FMR, Brgy. San Marcelino, Taysan, Batangas	12,500,000
Concreting of Brgy. Mabayabas FMR, Brgy. Mabayabas, Taysan, Batangas	12,500,000
Concreting of Brgy. Maapaz FMR Brgy. Maapaz, Batangas City, Batangas	12,500,000
Concreting of Brgy. Haligue Kanluran FMR Brgy. Haligue Kanluran, Batangas City, Batangas	12,500,000
Concreting of Brgy. Pasong Buaya FMR, Brgy. Pasong Buaya, Imus, Cavite	12,500,000
Concreting of Brgy. Langkaan I FMR, Brgy. Langkaan I, Dasmarifias, Cavite	12,500,000
Concreting of Brgy. Langkaan II FMR, Brgy. Langkaan II, Dasmarinas, Cavite	12,500,000
Concreting of Brgy. Santiago FMR, Brgy. Santiago, General Trias, Cavite	12,500,000
Concreting of Brgy. Pasong Camachile FMR, Brgy. Pasong Camachile, General Trias, Cavite	12,500,000
Concreting of Brgy. Tamacan to Brgy. Banay Banay FMR, Brgy. Tamacan and Brgy. Banay Banay, Amadeo, Cavite	12,000,000
Construction of Sitio Alpayan, Brgy. Daine 1 FMR, Brgy. Daine 1, Indang, Cavite	12,000,000
Concreting of Brgy. Calabuso FMR, Brgy. Calabuso, Tagaytay City, Cavite	23,000,000
Concreting of Brgy. Kaybagal North FMR, Brgy. Kaybagal North, Tagaytay City, Cavite	12,000,000
Concreting of Sitio Imus Kastila, Brgy. Kaysuyo FMR, Brgy. Kaysuyo, Alfonso, Cavite	12,000,000
Concreting of Sitio Maangyo, Brgy. Urdaneta FMR, Brgy. Urdaneta, Magallanes, Cavite	12,000,000
Concreting of Brgy. Batas Dao, FMR, Brgy. Batas Dao, Magallanes, Cavite	12,500,000
Concreting of Brgy. Pooc FMR, Brgy. Pooc, Sta Rosa City, Laguna	20,000,000
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, Cabuyao City, Laguna	12,500,000
Concreting of Brgy. Gulod FMR, Brgy. Gulod, Cabuyao City, Laguna	12,500,000
Concreting of Brgy. Halahayin FMR, Brgy. Halahayin, Siniloan, Laguna	12,500,000
Concreting of Sitio Papatahan, Brgy. lbaba del Norte FMR, Brgy. (baba del Norte, Paete, Laguna	12,500,000
Concreting of Sitio Magalolon, Brgy. San Antonio FMR, Brgy. San Antonio, Kalayaan, Laguna	12,500,000
Concreting of Brgy. Lecheria FMR, Brgy. Lecheria, Calamba City, Laguna	12,500,000
Concreting of Brgy. San Jose FMR, Brgy. San Jose, Calamba City, Laguna	12,500,000
Construction of Brgy. Dela Paz FMR, Brgy. Dela Paz, Birian, Laguna	12,000,000
Construction of Brgy. Canlalay FMR, Brgy. Canlalay, Birian, Laguna	12,000,000
Concreting of Brgy. Patnanungan Norte – Sitio Guinaygayan FMR, Brgy. Patnanungan Norte, Patnanungan, Quezon	13,000,000
Concreting of Brgy. Baao FMR, Brgy. Baao, Mauban, Quezon	12,000,000
Concreting of Brgy. Liwayway FMR, Brgy. Liwayway, Mauban, Quezon	12,000,000
Concreting of Brgy. Antipolo-Tucalan FMR, Brgy. Antipolo-Tucalan, Pagbilao, Quezon	12,000,000
Concreting of Brgy. Ilog to Pilaway FMR, Brgy. Flog, Infanta, Quezon	12,000,000
Concreting of Maypulot-CawayninBacong-Balobo-Tudturan-Silangan FMR, Infanta, Quezon	12,000,000
Concreting of Brgy. Talisoy – Casuguran FMR, Brgy. Talisoy, Jomalig, Quezon	12,500,000
Concreting of Brgy. Bato – Lipata FMR, Brgy. Bato, Panukulan, Quezon	12,500,000
Concreting of Brgy. Tinamnan FMR, Brgy. Tinamnan, Lucban, Quezon	12,500,000
Concreting of Brgy. Banadero Pinaglubayan- Pilion FMR, Brgy. Banadero-Pinaglubayan, Polillo, Quezon	12,500,000
Concreting of Brgy. Mamala I FMR, Brgy. Mamala I, Sariaya, Quezon	12,500,000
Concreting of Brgy. Mayao Parada FMR, Brgy. Mayao Parada, Lucena, Quezon	12,500,000
Concreting of Brgy. Masalukot 2 FMR, Brgy. Masalukot 2, Candelaria, Quezon Province	12,000,000
Concreting of Brgy. Janagdong 2 FMR, Brgy. Janagdong 2, Sariaya, Quezon	12,000,000
Concretin of Brgy. Del Rosario FMR, Brgy. Del Rosario, Buenavista, Quezon	12,000,000

894	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Concreting of Brgy. Anusan FMR, Brgy. Anusan, Catanauan, Quezon	12,000,000
Concreting of Brgy. Magsaysay FMR, Brgy. Magsaysay, Mulanay, Quezon	12,500,000
Concreting of Brgy. Sagungon FMR, Brgy. Sagungon, Mulanay, Quezon	12,500,000
Concreting of Brgy. Maguibuay FMR, Brgy. Maguibuay, Tagkawayan, Quezon	12,500,000
Concreting of Sitio Acetonas, Brgy. Tatala FMR, Brgy. Tatala, Binangonan, Rizal	12,500,000
Concreting of Brgy. Olo-olo FMR, Brgy. Olo-olo, Lobo, Batangas	12,000,000
Concreting of Brgy. Malimatok I FMR Phase 2, Brgy. Malimatok I, Mabini, Batangas	13,000,000
Concreting of Brgy. Solis FMR, Brgy. Solis, Balete, Batangas	12,000,000
Concreting of Brgy. Cabangaan FMR Phase 2, Brgy. Cabangaan, Silang, Cavite	20,000,000
Concreting of Sitio Gubat to Sitio Loob Brgy. Maitim FMR, Brgy. Maitim, Amadeo, Cavite	12,000,000
Concreting of Brqy. Bucal FMR Phase 2, Brgy. Bucal, Amadeo, Cavite	24,000,000
Concreting of Brgy. Bukal FMR, Brgy. Bukal, Nagcarlan, Laguna	12,500,000
Concreting of Purok 3, Brgy. Angias FMR, Brgy. Angias, Alaminos, Laguna	12,500,000
Concreting of Brqy. Corazon FMR, Brgy. Corazon, San Antonio, Quezon	12,000,000
Concreting of Brgy. Balubal FMR, Brgy. Balubal, Sariaya, Quezon	12,000,000
Concreting of Brgy. San Jose FMR, Brgy. San Jose, Antipolo City, Rizal	25,000,000
Concreting of Brqy. Muzon FMR, Brgy. Muzon, Naic, Cavite	12,000,000
Concreting of Brgy. Patuto North FMR, Brgy. Patuto North, Tagaytay City, Cavite	13,000,000
Opening and Concreting of Brgy. Sta. Maria FMR, Brgy. Sta. Maria, Guinayangan, Quezon	12,000,000
Concreting of Brgy. San Lorenzo FMR, Brgy. San Lorenzo, Guinayangan, Quezon	12,000,000
Concreting of Brgy. San Andres to Brgy. Sta. Catalina to Brgy. Cawayanin FMR Phase 3, Brgy. San Andres, Brgy. Sta. Catalina, and Brgy. Cawayanin, Lopez, Quezon	12,000,000
Concreting of Brgy. Mascarina FMR, Brgy. Mascarina, Quezon, Quezon	12,000,000
Concreting of Sitio Halang, Brgy. Tatala FMR, Brgy. Tatala, Binangonan, Rizal	12,500,000
Concreting of Brgy. San Guillermo to Brgy. San Jose FMR, Brgy. San Guillermo and Brgy. San Jose, Morang, Rizal	12,500,000
Concreting of Brgy. Mayamot FMR, Brgy. Mayamot, Antipolo City, Rizal	25,000,000
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, Antipolo City, Rizal	12,500,000
Concreting of Brgy. Tiawe FMR, Brgy. Tiawe, Lucban, Quezon	12,500,000
Concreting of Brgy. Udia FMR, Brgy. Udia, Cavinti, Laguna	12,000,000
Concreting of Sitio San Isidro to Sitio Kabuhayan, Brgy. San Juan FMR, Brgy. San Juan, Kalayaan, Laguna	12,500,000
Concreting of Brgy. May-It FMR, Brgy. May-It, Lucban, Quezon	12,000,000
Concreting of Brgy. Pantay FMR, Brgy. Pantay, Calaca, Batangas	12,000,000
Concreting of Brgy. Mayuwi FMR, Brgy. Mayuwi, Tayabas City	12,000,000
Concreting of Brgy. Palola FMR, Lucban, Quezon	12,000,000
Concreting of Brgy.Ilayang Ilasan FMR, Brgy. Ilayang Ilasan, Tayabas City, Quezon	12,000,000
Concreting of Brgy Janopol Occidental FMR, Brgy. Janopol Occidental, Tanauan City, Batangas	12,500,000
Construction of FMR, Brgy. Sta. Monica, San Luis, Batangas	12,000,000
Concreting of FMR at Brgy Bayanan, San Pascual, Batangas	12,500,000

Region IVB-MIMAROPA	506,000,000
Concreting of Brgy. Bintakay FMR, Brgy. Bintakay, Mogpog, Marinduque	16,000,000
Concreting of Brgy. Tiguion FMR, Brgy. Tiguion, Gasan, Marinduque	16,000,000
Concreting of Brgy. Malbog FMR, Brgy. Malbog, Buenavista, Marinduque	12,500,000
Concreting of Brgy. Dolores to Brgy. Dating Bayan FMR, Brgy. Dolores and Brgy. Dating Bayan, Sta. Cruz, Marinduque	12,500,000
Concreting of Brgy. Bolo FMR, Brgy. Bolo, Torrijos, Marinduque	16,000,000
Concreting of Sitio Tambunakan, Brgy. Balansay FMR, Brgy. Balansay, Mamburao, Occidental Mindoro	14,000,000
Concreting of Sitio Looban to Sitio Bangbang, Brgy. Tanyag FMR, Brgy. Tanyag, Calintaan, Occidental Mindoro	12,000,000
Concreting of Brgy. Batuhan FMR, Brgy. Batuhan, Pola, Oriental Mindoro	12,000,000
Concreting of Brgy. Sta. Rosa II FMR, Brgy. Sta. Rosa II, Baco, Oriental Mindoro	12,000,000
Concreting of Sitio Balatican, Brgy. Marayos FMR, Brgy. Marayos, Pinamalayan, Oriental Mindoro	12,000,000
Concreting of Happy Valley FMR, Brgy. Happy Valley, Roxas, Oriental Mindoro	12,500,000
Concreting of Morente-Batangan FMR, Brgy. Morente and Brgy. Batangan, Bongabong, Oriental Mindoro	12,000,000
Concreting of Purok Banan, Brgy. San Miguel FMR, Brgy. San Miguel, Roxas, Palawan	12,000,000
Concreting of Sitio Itawa, Brgy. San Jose FMR, Brgy. San Jose, Dumaran, Palawan	12,000,000
Concreting of Brgy. Sto. Tomas Proper FMR, Brgy. Sto. Tomas, Dumaran, Palawan	12,000,000
Concreting of Brgy. Ipilan FMR, Brgy. Ipilan, Narra, Palawan	20,000,000
Concreting of Brgy. Puring FMR, Brgy. Puring, Bataraza, Palawan	12,000,000
Concreting of Brgy. Saraza FMR, Brgy. Saraza, Brooke’s Point, Palawan	12,000,000
Concreting of Brgy. Isugod FMR, Brgy. Isugod, Quezon, Palawan	12,000,000
Concreting of Sitio Tagbariri, Brgy. Ramon Magsaysay FMR, Brgy. Ramon Magsaysay, Aborlan, Palawan	12,000,000
Concreting of Purok Milenyo, Sitio Sia, Brgy. Buenavista FMR, Brgy. Buenavista, Puerto Princesa City, Palawan	12,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	895
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Brgy. Gapasan FMR, Brgy. Gapasan, Magsaysay, Occidental Mindoro	30,000,000
Concreting of Brgy. Camburay FMR, Brgy. Camburay, San Jose, Occidental Mindoro	15,000,000
Concreting of Brgy. Tampayan FMR, Brgy. Tampayan, Magdiwang, Romblon	12,000,000
Concreting of Purok Agila, Brgy. Anahao FMR, Brgy. Anahao, Odiongan, Romblon	12,000,000
Concreting of Sitio Canlumay, Brgy. Tumingad FMR, Brgy. Tumingad, Odiongan, Romblon	12,000,000
Concreting of Sitio Hablon to Sitio Tamoroc, Brgy. Tan-angan FMR, Brgy. Tan-angan, San Andres, Romblon	12,000,000
Concreting of Sitio Kabilang-lbavo, Brgy. Batuhan FMR, Brgy. Batuhan, Pola. Oriental, Mindoro	13,000,000
Concreting of Sitio Malakatig, Brgy. Tacligan FMR, Brgy. Tacligan, San Teodoro, Oriental Mindoro	13,000,000
Concreting of Brgy. Dulangan FMR, Brgy. Dulangan, Magdiwang, Romblon	12,000,000
Concreting of Sitio Lemon, Brgy. Marigondon FMR, Brgy. Marigondon, San Andres, Romblon	12,000,000
Concreting of Brgy. Agumaymayan FMR, Brgy. Agumaymayan, Boac, Marinduque	12,500,000
Concreting of Sitio Banabang Malaki, Brgy. Yook, FMR, Brgy. Yook, Buenavista, Marinduque	12,500,000
Concreting of Brgy. Tungib FMR, Brgy. Tungib, Buenavista, Marinduque	12,500,000
Concreting of Sitio Ilava, Brgy. Balanacan FMR, Brgy. Balanacan, Mogpog, Marinduque	12,500,000
Concreting of Brgy. Puting Buhangin FMR, Brgy. Puting Buhangin, Mogpog, Marinduque	12,500,000
Concreting of Brgy. Mainit-Binunga FMR, Brgy. Mainit-Binunga, Boac, Marinduque	12,500,000
Concreting of Brgy. Tambangan FMR, Brgy. Tambangan, Santa Cruz, Marinduque	12,500,000

Region V-Bicol Region	737,000,000
Construction and Concreting of Brgy. Maopi FMR, Brgy. Maopi, Daraga, Albay	15,000,000
Construction and Concreting of Brgy. Binosawan to Brgy. Pagcolbon FMR, Brgy. Binosawan and Brgy. Pagcolbon Binosawan, Rapu-rapu, Albay	15,000,000
Concreting of Brgy. Binogsacan Lower FMR, Brgy. Binogsacan Lower, Guinobatan, Albay	12,500,000
Concreting of Brgy. Pariaan to Brgy. Binanderahan FMR, Brgy. Pariaan and Brgy. Binanderahan, Camalig, Albay	12,500,000
Concreting of Brgy. Buyo FMR, Brgy. Buyo, Manito, Albay	12,500,000
Concreting of Sitio Pitogo, Brgy. Cotmon FMR, Brgy. Cotmon, Camalig, Albay	12,000,000
Concreting of Sitio Bucan, Brgy. Cotmon FMR, Brgy. Cotman, Camalig, Albay	15,000,000
Concreting of Brgy. Mina to Brgy. Gotob to Brgy. Ligban FMR, Brgy. Mina, Brgy. Gotob and Brgy. Ligban, Camalig, Albay	15,000,000
Concreting of Brgy. Marigondon to Brgy. Panganiran FMR, Brgy. Marigondon and Brgy. Panganiran, Pio Duran, Albay	12,000,000
Concreting of Brgy. Exiban FMR, Brgy. Exiban, Labo, Camarines Norte	12,500,000
Concreting of Brgy. Langga FMR, Brgy. Langga, Basud, Camarines Norte	12,500,000
Concreting of Brgy. Agao-ao FMR, Brgy. Agao-ao, Ragay, Camarines Sur	12,500,000
Construction and Concreting of Brgy. Tubig to Brgy. Maragni FMR, Brgy. Tubig and Brgy. Maragni San Fernando, Camarines Sur	15,000,000
Construction and Concreting of Brgy. Batang to Brgy. Tambo FMR, Brgy. Satang and Brgy. Tambo Pamplona, Camarines Sur	12,000,000
Concreting of Brgy. Fabrica FMR, Brgy. Fabrica, Calabanga, Camarines Sur	12,500,000
Concreting of Brgy. Binanuaanan FMR, Brgy. Binanuaanan, Pili, Camarines Sur	12,500,000
Concreting of Brgy. Binanuaanan Grande Infres FMR Binanuaanan Grande, Calabanga, Camarines Sur	12,500,000
Concreting of Brgy. Catalotoan FMR, Brgy. Catalotoan, San Jose, Camarines Sur	12,500,000
Concreting of Brgy. Tambagan to Brgy. Manzana FMR, Brgy. Tambagan and Brgy. Manzana, San Jose, Camarines Sur	12,500,000
Concreting of Brgy. Lagha to Brgy. Capnipga FMR Phase II, Brgy. Lagha and Brgy. Capnipga, Presentacion, Camarines Sur	12,500,000
Concreting of Brgy. Lidong to Brgy. Toytoy FMR, Brgy. Lidong and Brgy. Toytoy, Presentacion, Camarines Sur	12,500,000
Construction and Concreting of Brgy. Cabanbanan FMR, Brgy. Cabanbanan, Balatan, Camarines Sur	12,000,000
Concreting of La Trinidad FMR, Brgy. La Trinidad, Iriga City, Camarines Sur	12,000,000
Concreting of Brgy. Bigaa to Brgy. Calatagan FMR, Brgy. Bigaa and Brgy. Calatagan, Virac, Catanduanes	12,500,000
Concreting of Brgy. Sta. Rosa to Brgy. Almine FMR, Brgy. Sta. Rosa and Brgy. Almine, San Jacinto, Masbate	12,500,000
Concreting of Brgy. Resurreccion to Brgy. Del Rosario FMR, Brgy. Resurreccion and Brgy. Del Rosario, San Fernando, Masbate	12,500,000
Concreting of Brgy. Estampar to Brgy. Cadulawan FMR, Brgy. Estampar and Brgy. Cadulawan, Cataingan, Masbate	12,500,000
Concreting of Brgy. Recodo to Brgy. Begia FMR, Brgy. Recodo and Brgy. Begia, Cawayan, Masbate	12,500,000
Concreting of Brgy. Abuyog FMR, Brgy. Abuyog, Sorsogon City	13,000,000
Concreting of Brgy. Sta. Cruz FMR, Brgy. Sta. Cruz, Donsol, Sorsogon	12,500,000
Concreting of Brgy. Bulala FMR, Brgy. Butala, Magallanes, Sorsogon	12,000,000
Concreting of Brgy. Ginangra to Brgy. Biton FMR, Brgy. Ginangra and Brgy. Biton, Magallanes, Sorsogon	20,000,000
Concreting of Brgy. Magsaysay FMR, Brgy. Magsaysay, Magallanes, Sorsogon	12,000,000
Concreting of Brgy. Calampinay FMR, Brgy. Calampinay, Sipocot, Camarines Sur	12,000,000
Concreting of Brgy. Casay FMR, Brgy. Casay, Lupi, Camarines Sur	12,000,000

896	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Concreting of Brgy. Piña FMR, Brgy. Piña, San Jacinto, Masbate	12,000,000
Concreting of Brgy. Bayandong FMR, Brgy. Bayandong, Bacacay, Albay	12,000,000
Concreting of Brgy. San Roque to Brgy. Minalubong FMR, Brgy. San Roque and Brgy. Minalubong, Malilipot, Albay	12,000,000
Concreting of Malictay, Brgy. Hacienda FMR, Brgy. Hacienda, San Miguel Island, Tabacco City, Albay	12,000,000
Concreting of Baling, Brgy. Awang FMR, Brgy. Awang, Mainao, Albay	12,000,000
Concreting of Brgy. Dayhagan Junction Road to Brgy. Cabas-an FMR, Brgy. Dayhagan and Brgy. Cabas-an, Aroroy, Masbate	12,500,000
Concreting of Brgy. Sinalongan to Brgy. Cagay FMR, Brgy. Sinalongan and Brgy. Cagay, Masbate City, Masbate	12,500,000
Concreting of Brgy. Cogon FMR, Brgy. Cogon, Castilla, Sorsogon	13,000,000
Concreting of Sitio Bayawas, Brgy. Salvacion FMR, Brgy. Salvacion, Magallanes, Sorsogon	13,000,000
Concreting of Brgy. Fabrica FMR, Brgy. Fabrica, Barcelona, Sorsogon	12,000,000
Concreting of Brgy. Salvacion to Brgy. Carriedo to Brgy. Liang FMR, Brgy. Salvacion, Brgy. Carriedo and Brgy. Liang, Irosin, Sorsogon	12,500,000
Concreting of Brgy. E. Quirino FMR, Brgy. E. Quirino, Bulan, Sorsogon	12,500,000
Concreting of Brgy. Luna to Brgy. San Isidro FMR, Brgy. Luna and Brgy. San Isidro, San Jacinto, Masbate	25,000,000
Concreting of Junction Rd. to Brgy. Sta. Rosa FMR, Brgy. Sta. Rosa, San Jacinto, Masbate	12,500,000
Concreting of Brgy. Rizal FMR, Brgy. Rizal, Gubat, Sorsogon	12,000,000
Concreting of Brgy. Bugtong FMR, Brgy. Bugtong, Barcelona, Sorsogon	12,000,000
Concreting of Brgy. San Isidro to Brgy. San Rafael FMR, Brgy. San Isidro and Brgy. San Rafael, Prieto Diaz, Sorsogon	12,500,000
Construction of Panopoy-taloto FMR, Camalig, Albay	12,000,000
Road Opening and Concreting of Tobgon-Guinimbalon-San Jose FMR, Oas, Albay	12,000,000
Concreting Brgy. Man-Ogob FMR, Brgy. Man Ogob, San Vicente, Camarines Norte	12,500,000
Construction of Brgy. Simawa to Brgy. Madao FMR, Brgy. Simawa and Brgy. Madao, Uson, Masbate	12,500,000
Concreting of Brgy. Calabad to Brgy. San Vicente FMR, Brgy. Calabad and Brgy. San Vicente, Dimasalang, Masbate	12,500,000

Region VI-Western Visayas	748,000,000
Concreting of Brgy. Bulwang FMR, Brgy. Bulwang, Numancia, Aklan	15,000,000
Concreting of Brgy. Laguinbanua FMR, Brgy. Laguinbanua, lbajay, Aklan	15,000,000
Concreting of Brgy. Cala-an FMR, Brgy. Cala-an, Panitan, Capiz	12,500,000
Concreting of Sitio Hinulugan, Brgy. Tabun-acan FMR, Brgy. Tabun-acan, Pilar, Capiz	12,500,000
Concreting of Brgy. Sta. Monica, Dumalag FMR to Brgy. Angub, Cuartero, Brgy. Sta. Monica, Dumalag, Capiz	12,500,000
Concreting of Sitio Guisan, Brgy. Tatoy FMR, Brgy. Tatoy, Miag-ao, Iloilo	15,600,000
Constrcution/Rehabilitation of Brgy. Sta Monica to Brgy. Cadingilan FMR, Brgy. Sta. Monica and Brgy. Cadingilan, Oton, Iloilo	19,400,000
Concreting of Brgy. Pajo FMR, Brgy. Pajo, Pototan, Iloilo	12,500,000
Construction of Brgy. Inamyugan to Brgy. Guinhulacan FMR, Brgy. Inamyugan and Brgy. Guinhulacan, Bingawan, Iloilo	12,500,000
Concreting of National Highway to Sitio Tiguib and Sitio Labog, Brgy. Tolaruacan FMR, Brgy. Tolarucan, Janiuay, Iloilo	12,500,000
Concreting of Sitio Proper, Brgy. Balangian FMR, Brgy. Balangian, Duenas, Iloilo	12,500,000
Concreting of Brgy. Dugwakan to Brgy. Fuentes FMR, Brgy. Dugwakan and Brgy. Fuentes, Banate, Iloilo	12,500,000
Concreting of Brgy. Camalig FMR, Brgy. Camalig, Iloilo City	12,500,000
Concreting of Brgy. PD. Monforth North FMR, Brgy. P.O. Monforth, Iloilo City, Iloilo	12,500,000
Concreting of Purok Saging, Brgy. Bunga FMR, Brgy. Bunga, Don Salvador Benedicta, Negros Occidental	12,500,000
Concreting of Purok Humayan to Purok Camote, Brgy. Bagong Silang FMR, Brgy. Bagong Silang, Don Salvador Benedicta, Negros Occidental	12,500,000
Concreting of Sitio Igmamatay, Brgy. Codcod FMR, Brgy. Codcod, San Carlos, Negros Occidental	12,500,000
Concreting of Brgy. Busay to Bilbao Road FMR, Brgy. Busay, Manapla, Negros Occidental	12,500,000
Concreting of Brgy. San Pablo FMR, Brgy. San Pablo, Manapla, Negros Occidental	12,500,000
Concreting of Brgy. Burgos FMR, Brgy. Burgos, Cadiz, Negros Occidental	12,500,000
Concreting of Sitio Bjormaine, Brgy. V.F. Gustilo FMR, Brgy. V.F. Gustilo, Cadiz, Negros Occidental	12,500,000
Concreting of FMR (Purok Kalubihan to CPAC), Brgy. Alegria, Municipality of Murcia, Negros Occidental	12,500,000
Concreting of Brgy. Nanca to Brgy. Alacaygan FMR, Brgy. Nanca and Brgy. Alacaygan, EB Magalona, Negros Occidental	12,500,000
Concreting of Cabangahan to Alas-as Road, Brgy. Cabangahan, Madalag, Aklan	15,000,000
Concreting of Sitio Dongon to Sitio Katibyugan, Brgy. Dongon West FMR, Brgy. Dongon West, Numancia, Aklan	12,000,000
Concreting of Brgy. San Francisco FMR Tibiao, Antique	12,000,000
Concreting of Brgy. Poblacion to Sitio Igtuba, Brgy. Ipil FMR, Brgy. Poblacion, Belison, Antique	12,000,000
Concreting of Barangay Lindero FMR, Libertad, Antique	12,500,000
Concreting of Brgy. Mayos to Brgy. Calapadan FMR, Barbaza, Antique	12,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	897
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Brgy. Salvacion to Brgy. Tuhaw to Brgy. San Ramon FMR, Brgy. Salvacion, Anini-Y, Antique	12,000,000
Concreting of Brgy. Funda FMR, Hamtic, Antique	12,500,000
Concreting of Brgy. Sapai-Brgy. Sebario FMR, Brgy. Sapal and Brgy. Sebario, San Lorenzo, Guimaras	24,000,000
Concreting of Masinalum, Brgy. San Roque FMR, Brgy. San Roque, Dumalag, Capiz	12,000,000
Concreting of Brgy. Coline FMR, Alimodian, Iloilo	12,000,000
Concreting of Sitio ltip, Brgy. Consolacion FMR, San Miguel, Iloilo	12,000,000
Concreting of Brgy. Castor FMR, Sara, Iloilo	12,500,000
Concreting of Brgy. Almeriana FMR, Lemery, Iloilo	12,500,000
Concreting of Brgy. Lima-Lima FMR, Brgy. Lima-Lima, lsabela, Negros Occidental	12,000,000
Concreting of Brgy. Canlusong FMR, Brgy. Canlusong, EB Magalona, Negros Occidental	12,500,000
Concreting of Hda. Mansiguinon- Sitio Sibato FMR, Brgy. Guimbala-on, Silay City, Negros Occidental	12,000,000
Concreting of Mimi-Sicaba Road, Brgy. 10 FMR, Brgy. 10, Victorias City, Negros Occidental	12,000,000
Concreting of Sitio Bugkos, Brgy. La Granja FMR, Brgy. La Granja, La Carlota City, Neqros Occidental	12,500,000
Concreting of Hda. Pacita-Batuan-Ayungon FMR, Brgy. Batuan, La Carlota City, Negros Occidental	12,500,000
Concreting of Brgy. Panaquiao FMR, Brgy. Panaquiao, lsabela, Negros Occidental	12,500,000
Concreting of Brgy. Mahalang FMR, Brgy. Mahalang, Himamaylan City, Negros Occidental	12,500,000
Construction of Purok Pasad, Brgy. Oringao FMR, Brgy. Oringao, Kabankalan, Negros Occidental	12,500,000
Concreting of Purok 4 to Purok 5, Brgy. Man-ulinq FMR, Brgy. Man-ulinq, Cauayan, Neqros Occidental	12,500,000
Concreting of Brgy. Felisa FMR, Brgy. Felisa, Bacolod City, Negros Occidental	12,500,000
Concreting of Brgy. Sum-ag FMR, Brgy. Sum-ag, Bacolod City, Negros Occidental	12,500,000
Concreting of Sitio Catugpan, Brgy. Sta. Monica FMR, Brgy. Sta. Monica, Oton, Iloilo	12,500,000
Concreting of Brgy. Magbato to Brgy. Misi to Brgy. Pughanan to Brgy. Panuran to Brgy. Cayan-Oeste FMR, Lambunao, Iloilo	12,500,000
Concreting of Brgy. Sebaste FMR, Brgy. Sebaste, Sibunag , Guimaras	12,000,000
Concreting/Improvement of FMR Mayunoc Road, San Joaquin, Iloilo	12,500,000
Concreting/Improvement of Pitogo-Cubay Road, San Joaquin, Iloilo	12,500,000
Concreting of Batuan-Ayungon FMR, Brgy. Batuan, La Carlota City, Negros Occidental	12,500,000
Concreting of Alianza-Sagasa FMR, Brgy. Alianza, Bago City, Negros Occidental	12,500,000
Concreting of Remedios-Cabitucan Road, Brgy. Balabag & Brgy. Cubay, La Carlota City, Negros Occidental	12,500,000
Concreting of Sitio Capuluhan to Sitio Pilapil, Brgy. Napo FMR, Brgy. Napo, San Narciso, Siquijor	12,500,000

Region VII-Central Visayas	633,000,000
Concreting of Brgy. Poblacion FMR, Brgy. Poblacion, Antequera, Bohol	12,500,000
Concreting of Brgy. Cabawan FMR, Brgy. Cabawan, Tagbilaran, Bohol	12,500,000
Concreting of Brgy. Cantalid FMR, Brgy. Cantalid, Balilihan, Bohol	12,500,000
Concreting of Brgy. San Vicente - Brgy. Can-Oling FMR, Dagohoy, Bohol	12,500,000
Concreting of Brgy. Poblacion FMR (leading to Brgy. Del Monte), Brgy. Poblacion, Alicia, Bohol	12,500,000
Concreting of Brgy. Tapul to Brgy. Manipis FMR, Brgy. Tapul and Brgy. Manipis, Talisay City, Cebu	12,500,000
Concreting of Brgy. Lengigon to Brgy. Mompeller FMR, Brgy. Lengigon and Brgy. Mompeller, Argao, Cebu	12,500,000
Concreting of Brgy. Nangka FMR (leading to Brgy. Lepanto, Alegria, Cebu), Brgy. Nangka, Boljo-on, Cebu	12,500,000
Concreting of Brgy. Tabon FMR, Brgy. Tabon, Dalaguete, Cebu	12,500,000
Concreting of Brgy. Kaluangan FMR, Brgy. Kaluangan, Asturias, Cebu	12,000,000
Concreting of Brgy. Manguiao FMR (leading to Brgy. Tagbubunga), Brgy. Manguiao, Asturias, Cebu	14,000,000
Concreting of Brgy. Mangga FMR (leading to Brgy. Gimama-a), Brgy. Mangga, Tuburan, Cebu	16,500,000
Concreting of Brgy. Sab-a FMR (Leading to Brgy. llihan, Tabogon), Brgy. Sab-a, San Remegio, Cebu	12,500,000
Concreting of Brgy. Villahermosa FMR, Brgy. Villahermosa, Tudela, Cebu	12,500,000
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, San Francisco, Cebu	12,000,000
Concreting of Brgy. Cawit FMR, Brgy. Cawit, Pilar, Cebu	12,000,000
Concreting of Brgy. Bongdo Proper FMR, Brgy. Bongdo, Borbon, Cebu	12,500,000
Concreting of Brgy. Pilar FMR, Brgy. Pilar, Kawit, Cebu	12,500,000
Concreting of Brgy. Garing FMR, Brgy. Garing, Consolacion, Cebu	12,500,000
Concreting of Brgy. Manga, Alcantara to Brgy. Buguil, Moalboal FMR, Brgy. Manga and Brgy. Bunguil, Alcantara and Moalboal, Cebu	25,000,000
Concreting of Brgy. Manlapay to Brgy. Pawa FMR, Brgy. Manlapay and Pawa, Dumanjug, Cebu	12,000,000
Concreting of Brgy. Sirao FMR, Brgy. Sirao, Cebu City, Cebu	12,500,000
Concreting of Brgy. Mabini FMR, Brgy. Mabini, Cebu City, Cebu	12,500,000
Concreting of Brgy. Taqba-o FMR, Brgy. Tagba-o, Cebu City, Cebu	12,500,000
Concreting of Brgy. Bonbon FMR, Brgy. Bonbon, Cebu City, Cebu	12,500,000
Concreting of Brgy. Poblacion to Brgy. Aya FMR, Brgy. Poblacion and Brgy. Aya, La Libertad, Negros Oriental	24,500,000
Concreting of Brgy. Guba FMR, Brgy. Guba, Vallehermoso, Negros Oriental	12,500,000
Concreting of Brgy. Candabong FMR, Brgy. Candabong, Manjuyod, Negros Oriental	12,000,000
Concreting of Brgy. Luyang FMR, Brgy. Luyang , Mabinay, Negros Oriental	12,500,000
Concreting of Brgy. Banawe FMR, Brgy. Banawem Pamplona, Negros Oriental	12,000,000

898	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Concreting of Sitio Canyanggaw to Sitio Cansaya, Brgy. Basak FMR. Brgy. Basak, Bais, Negros Oriental	12,000,000
Concreting of Sitio Escaguit to Sitio Muros-muros, Brgy. Enrique Villanueva FMR, Brgy. Enrique Villanueva, Sibulan, Negros Oriental	12,000,000
Concreting of Brgy. Enrique Villanueva FMR, Brgy. Enrique Villanueva, Sibulan, Negros Oriental	12,000,000
Concreting of Brgy. Basiao FMR, Brgy. Basiao, San Jose, Negros Oriental	12,000,000
Concreting of Brgy. Libertad Norte to Brgy. Libertad Sur FMR, Sagbayan, Bohol	12,500,000
Concreting of Brgy. Villa Teresita to Brgy. Governor Boyles FMR, Brgy. Villa Teresita and Brgy. Governor Boyles, Ubay, Bohol	24,000,000
Concreting of Brgy. Banlot FMR, Brgy. Banlot, Sibonga, Cebu	12,500,000
Concreting of Brgy. Matun-og FMR, Brgy. Matun-og, Balamban, Cebu	12,000,000
Concreting of Sitio Kandahunog, Brgy. Balao FMR, Brgy. Balo, Barili , Cebu	12,000,000
Concreting of Brgy. Kalangahan to Brgy. Kamansi FMR, Brgy. Kalangahan to Brgy. Kamansi, Tuburan, Cebu	12,000,000
Concreting of Brgy. Pasamanos to Brgy. Dawis Sur to Brgy. Triumfo FMR. Brgy. Pasamanos to Brgy. Dawis Sur to Brgy. Triumfo, Carmen, Cebu	12,000,000
Concreting of Sitio Candamba, Brgy. San Isidro FMR, Brgy. San Isidro, Pilar, Cebu	12,000,000
Concreting of Brgy. Tabuan FMR, Brgy. Tabuan, Bayawan, Negros Oriental	12,500,000
Concreting of Brgy. Baqacay FMR, Brgy. Baqacav. Dauin, Neqros Oriental	12,500,000
Concreting of Brgy. Caticugan FMR, Brgy. Catigucan, Siaton, Negros Oriental	12,000,000
Concreting of Brgy. Malabugas FMR, Brgy. Malabugas, Bayawan, Negros Oriental	12,000,000
Concreting of Sitio Camanil-is, Brgy Gabayan FMR, Brgy. Gabayan. Lazi, Siquijor	12,500,000
Concreting of Brgy. Nangka FMR, Consolacion, Cebu	12,500,000

Reqion VIII-Eastern Visavas	666,000,000
Concreting of Brgy. Salawad FMR, Brgy. Salawad, Cabucgayan , Biliran	12,500,000
Concreting of Brgy. Marvel FMR, Brgy. Marvel, Culaba, Biliran	12,500,000
Concreting of Brgy. P S. Eamiguel FMR, Brgy. P.S. Eamiguel, Naval, Biliran	12,500,000
Concreting of Brgy. Mabuhay to Brgy. Bantayan to Brgy. Kalaw FMR, Brgy. Mabuhay, Brgy. Bantayan and Brgy. Kalaw, Oras, Eastern Samar	19,000,000
Concreting of Brgy Bagte to Brgy. Cambilla FMR, Brgy. Bagte to Brgy. Cambilla, Quinapondan, Eastern Samar	15,000,000
Concreting of Brgy. San Gregorio to Brgy. Banuyo FMR, Brgy. San Gregorio and Brgy. Banuyo, Borongan, Eastern Samar	16,500,000
Concreting of Brgy. San Roque to Brgy. Hugpa FMR, Brgy. San Roque and Brgy. Hugpa, Llorente, Eastern Samar	16,500,000
Concreting of Brgy. Pilit to Brgy. San Miguelay FMR, Brgy. Pilit and Brgy. San Miguelay, Sta. Fe, Levte	12,500,000
Concreting of Brgy. Cabatianuhan FMR, Brgy. Cabatianuhan, San Miguel, Leyte	12,500,000
Concreting of Brgy. Salvacion Poblacion FMR, Brgy. Salvacion Poblacion, Alangalang, Leyte	12,500,000
Construction and Concreting of Brgy. Cabancalan FMR, Brgy. Cabancalan, Sta. Fe, Leyte	12,500,000
Construction and Concreting of Brgy. Binotong FMR, Brgy. Binotong, Alangalang, Leyte	12,500,000
Construction and Concreting of Brgy. San Francisco East FMR, Brgy. San Francisco East, Alangalang, Leyte	12,500,000
Concreting of Brgy. McArthur to Brgy. Hinaguimitan to Brgy. Mabunga FMR, Brgy. McArthur, Brgy. Hinaguimitan and Brgy. Mabunga, Tabontabon, Leyte	17,000,000
Concreting of Brgy Licod FMR, Brgy. Licod, Jaro, Leyte	12,500,000
Concreting of Brgy. San Agustin FMR, Brgy. San Agustin, Jaro, Leyte	13,000,000
Concreting of Brgy. Abanilla to Brgy. Tuburan FMR, Brgy. Abanilla and Brgy. Tuburan, Calubian, Leyte	13,000,000
Concreting of Brgy. Libas FMR, Brgy. Libas, Leyte, Leyte	12,000,000
Concreting of Brgy. Antipolo to Brgy. San Francisco FMR, Brgy. Antipolo to Brgy. San Francisco, Isabel, Leyte	12,000,000
Concreting of Brgy. Hinagbuan to Brgy. Belen Phase Ill FMR, Brgy. Hinagbuan and Brgy. Belen, Palompon, Leyte	13,000,000
Concreting of Brgy. Picas Sur to Brgy. Bayabas FMR, Brgy. Picas Sur and Brgy. Bayabas, Abuyog, Leyte	12,500,000
Concreting of Brgy. Acasia to Brgy. Gawisan FMR, Brgy. Acasia and Brgy. Gawisan, Maasin City, Southern Leyte	12,500,000
Concreting of Brgy. Baugo to Brgy. Cansirong FMR, Brgy. Baugo and Brgy. Cansirong, Maasin City, Southern Leyte	12,500,000
Concreting of Brgy. Tuburan to Brgy. llaya FMR, Brgy. Tuburan and Brgy. Ilaya, Hinunangan, Southern Leyte	14,500,000
Concreting of Brgy. Jamoog to Brgy. Aguada FMR. Brgy. Jamoog and Brgy. Aguada, Rosario, Northern Samar	12,500,000
Concreting of Brgy. Salvacion to Brgy. Toog FMR, Brgy. Salvacion and Brgy. Toog, Lavezares, Northern Samar	12,500,000
Concreting of Brgy. Polangi to Brgy. Paticua Phase I FMR, Brgy. Polangi and Brgy. Paticua, Catarman, Northern Samar	12,000,000
Concreting of Sitio Igot, Brgy. Palanit Phase II FMR, Brgy. Palanit, San Isidro, Northern Samar	12,500,000
Concreting of Brgy. Libjo FMR, Brgy. Libjo, Catarman, Northern Samar	17,000,000
Concreting of Sitio Bunga, Brgy. Sabang Tabak to Brgy. Datag FMR, Brgy. Sabang Tabak and Brgy. Datag, Lavezares, Northern Samar	12,500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	899
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Sitio Malaguinara, Barangay Zone 3 to Barangay Malobago Phase II FMR, Brgy. Zone 3 and Brgy. Malobago, San Roque, Northern Samar	12,000,000
Concreting of Brgy. Suba to Brgy. Canyomanao FMR, Brgy. Suba and Brgy. Canyomanao, Laoang, Northern Samar	12,500,000
Concreting of Brgy. Cabarasan to Brgy. Dao FMR, Brgy. Cabarasan and Brgy. Dao, Gamay, Northern Samar	12,500,000
Concreting of Brgy. Caybago to Brgy. San Rufino FMR, Brgy. Caybago and Brgy. San Rufino, Calbayog City, Samar	36,500,000
Concreting of Brgy. Can-aporong to Brgy. Canmarating FMR, Brgy. Can-aporong and Brgy. Canmarating, Abuyog, Leyte	12,500,000
Concreting of Sitio Patong, Brgy. Balinsasayao FMR, Brgy. Balinsasayao, Abuyog, Leyte	13,000,000
Concreting of Brgy. Zaragosa- Brgy. Taglibas-lmelda FMR, Brgy. Zaragosa and Brgy. Taglibas-Imelda, Matalom, Leyte	15,000,000
Concreting of Brgy. San Vicente to Brgy. Palanyogon FMR, Brgy. San Vicente and Brgy. Palanyogon, Catbalogan City, Samar	37,000,000
Concreting of Brgy. Parasanon to Brgy. Pelaon FMR, Brgy. Parasanon and Brgy. Pelaon, Pinabacdao, Samar	12,000,000
Concreting of Brgy. Tabucan to Brgy. Cantaguic FMR, Brgy. Tabucan and Brgy. Cantaguic, Paranas, Samar	17,000,000
Concreting of Brgy. San Andres to Brgy. Inamburacan FMR, Brgy. San Andres and Brgy. lnamburacan, Villareal, Samar	16,500,000
Concreting of Brgy. Imelda FMR, Brgy. Imelda, Naval, Biliran	25,000,000
Concreting of Brgy. Matanggo, Almeria to Sitio Patag, Brgy. Tabunan to Tadloy, Brgy. Masagongsong, Kawayan, Biliran	12,000,000
Concreting of Brgy. Libtong FMR, Brgy. Libtonq, Naval, Biliran	12,500,000
Concreting of Brgy. Sto. Niño to Brgy. Tigbao FMR, Brgy. Sto. Niño, Bato and Brgy. Tigbao, Matalom, Leyte	17,000,000

Reqion IX- Zamboanga Peninsula	581,500,000
Concreting of Brgy. San Francisco FMR, Brgy. San Francisco, Serqio Osmena Sr., Zamboanga Del Norte	12,000,000
Concreting of Brgy. Mabuhay FMR, Brgy. Mabuhay, Sergio Osmena Sr., Zamboanga Del Norte	12,000,000
Concreting of Brgy. San Isidro FMR, Sergio Osmena Sr., Zamboanga Del Norte	12,000,000
Concreting of Brgy. Dilawa to Brgy. Pinan to Brgy. Linabo FMR, Brgy. Dilawa, Brgy. Pinan and Brgy. Linabo Polanco, Zamboanga Del Norte	12,000,000
Concreting of Brgy. South to Brgy. Napilan FMR, Brgy. South and Brgy. Napilan, Rizal, Zamboanga Del Norte	12,000,000
Concreting of Brgy. Ubay FMR, Brqy. Ubay, Labason, Zamboanqa del Norte	24,500,000
Concreting of Brgy. Bunawan FMR, Brgy. Bunawan, Godod, Zamboanga Del Norte	12,000,000
Concreting of Buloron FMR, Brgy. Buloron, Midsalip, Zamboanga del Sur	12,000,000
Concreting of Brgy. Buburay to Brgy. Palanagan FMR, Brgy. Buburay and Brgy. Palanagan, Dimataling, Zamboanga del Sur	12,000,000
Concreting of Brgy. Liguac to Brgy. Colojo FMR, Brgy. Liguac and Brgy. Colojo, Pitogo, Zamboanga del Sur	12,500,000
Concreting of Brgy. Bogayo FMR, Kumalarang, Zamboanga del Sur	12,000,000
Concreting of Sitio Zambales, Brgy. Baluno FMR, Brgy. Baluno, Zamboanga City	12,000,000
Concreting of Sitio Centro to Sitio Tigui, Brgy. Limaong FMR, Brgy. Limaong, Zamboanga City	12,000,000
Concreting of Sitio Busug-Poso, Brgy. Manicahan FMR, Brgy. Manicahan, Zamboanga City	12,000,000
Concreting of Brgy. Lapakan FMR, Brgy. Lapakan, Zamboanga City	12,500,000
Concreting of Brgy. Villa Castor to Brgy. Gaulan FMR, Brgy. Villa Castor, Buug and Brgy. Gaulan, Diplahan, Zamboanga Sibugay	20,000,000
Concreting of Brgy. Baluyan FMR, Imelda, Zamboanga Sibugay	12,000,000
Concreting of Brgy. Dalisay FMR, Brgy. Dalisay, Titay, Zamboanga Sibugay	12,500,000
Concreting of Brgy. Namnama FMR, Titay, Zamboanga Sibugay	12,500,000
Concreting of Sitio Pangaran to Sitio Kunalarang, Brgy. Cabunbata FMR, Brgy. Cabunbata, Isabela City, Basilan	15,000,000
Concreting of Brgy. Diki to Brgy. Lukbuton FMR, Brgy. Diki and Brgy. Lukbuton, lsabela City, Basilan	15,000,000
Concreting of Sitio Balawatin, Brgy. Makiri FMR, Brgy. Makiri, lsabela City, Basilan	15,000,000
Concreting of Brgy. Lumbang to Brgy. Kumalarang FMR, Brgy. Lumbang and Brgy. Kumalarang, Isabela City, Basilan	15,000,000
Concreting of Brgy. Sugbay Uno Junction Brgy. Balongbalong Road FMR, Brgy. Sugbay Uno, Dimataling, Zamboanga del Sur	12,500,000
Concreting of Purok 2-Purok 3-Purok 6, Brgy. Tiniguangan FMR, Brgy. Tiniguangan, Dimataling, Zamboanga Del Sur	12,500,000
Concreting of Brgy. Kipit FMR, Brgy. Kipit, Labason, Zamboanga del Norte	12,500,000
Concreting of Brgy. Lower Baluran to Brgy. Mt. View FMR, Brgy. Lower Baluran and Brgy. Mt. View, Imelda, Zamboanga Sibugay	12,500,000
Concreting of Brqy. Upper Baluran FMR, Brqy. Upper Baluran, Imelda, Zamboanga Sibugay	12,500,000
Concreting of Brgy. Mali Little Baguio FMR, Brgy. Mali Little Baguio, Imelda, Zamboanga Sibugay	12,500,000
Concreting of Brgy. New Canaan FMR, Brgy. New Canaan, Titay, Zamboanga Sibugay	12,500,000
Concreting of Brgy. Datagan FMR, Brgy. Datagan, Sominot, Zamboanga Del Sur	12,000,000
Concreting of Brgy. Paradise FMR, Ramon Maqsaysay, Zamboanga Del Sur	12,000,000

900	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Concreting of Brgy. Blancia FMR, Brgy. Blancia, Molave, Zamboanga Del Sur	12,000,000
Concreting of Brgy. Bagacayan- Tubod, Brgy. Galas FMR, Dipolog City, Zamboanga Del Norte	12,000,000
Concreting of Brgy. Gupot to Brgy. Lupasang FMR, Brgy. Gupot and Brgy. Lupasang, Manukan, Zamboanga del Norte	12,000,000
Concreting of DA Station, Brgy. Siari FMR — Phase 2, Sindangan, Zamboanga Del Norte	12,000,000
Concreting of Brgy. Seroan FMR, Katipunan, Zamboanga Del Norte	12,000,000
Concreting of Sitio Herrera, Brgy. Zambowood FMR, Brgy. Zambowood, Zamboanga City	12,000,000
Concreting of Brgy. San Antonio FMR, Brgy. San Antonio, Titay, Zamboanga Sibugay	12,500,000
Concreting of Brgy. San Jose FMR, Brgy. San Jose, Imelda, Zamboanga Sibugay	12,000,000
Concreting of Bolongisan FMR, Brgy. Bolongisan, Imelda, Zamboanga Sibugay	12,000,000
Concreting of JNH to Purok Yellow Top, Brgy. Kitabog FMR, Brgy. Kitabog, Titay, Zamboanga Sibugay	15,000,000
Concreting of Brgy. Dumpoc FMR, Brgy. Dumpoc, Imelda, Zamboanga Sibugay	12,000,000
Concreting of Brgy. Limpapa FMR, Brgy. Limpapa, Zamboanga City, Zamboanga Del Sur	12,000,000
Concreting of Brgy. Patalon FMR Brgy. Patalon, Zamboanga City, Zamboanga Del Sur	12,000,000

Region X-Northern Mindanao	582,000,000
Concreting of Brgy. Indulang to Brgy. Colawingon FMR Phase III, Brgy. lndulang and Brgy. Colawingon, Talakag, Bukidnon	12,000,000
Concreting of Junction National Highway New llocos to Dila River FMR, Brgy. Dalwangan, Malaybalay City, Bukidnon	16,000,000
Concreting of Sitio Maliwanag, Brgy. Kibangay FMR, Brgy. Kibangay, Lantapan, Bukidnon	12,000,000
Concreting of Brgy. Cabadiangan FMR, Brgy. Cabadiangan, Kadingilan, Bukidnon	12,500,000
Concreting of Brgy. Panadtalan to Brgy. Sabacan FMR, Brgy. Panadtalan and Brgy. Sabacan, Maramag Bukidnon	12,500,000
Concreting of Brgy. New Nongnongan FMR, Brgy. New Nongnongan, Don Carlos, Bukidnon	12,000,000
Concreting of Purok 1 to Sitio Liloan, Brgy. Lumbo FMR, Brgy. Lumbo, Valencia City, Bukidnon	13,000,000
Concreting of Brgy. Bacnit FMR, Brgy. Bacnit, Sagay, Camiguin	12,500,000
Concreting of Kilaa, Brgy. Alga FMR, Brgy. Alga, Catarman, Camiguin	12,500,000
Concreting of Sitio Kinabkaban to Sitio San Miguel, Brgy. Poblacion FMR, Brgy. Poblacion, Mahinog, Camiguin	12,000,000
Concreting of Brgy. Bosque FMR, Brgy. Bosque, Linamon, Lanao del Norte	12,500,000
Concreting of Brgy. Napo FMR, Brgy. Napo, Linamon, Lanao Del Norte	12,500,000
Concreting of Brgy. Poblacion to Brgy. Puntod FMR, Matungao, Lanao Del Norte	12,500,000
Concreting of Brgy. Somiorang — Brgy. Matampay- Brgy. Poblacion FMR, Matungao, Lanao del Norte	12,000,000
Concreting of Brgy. Abaga to Brgy. Simpak to Brgy. El Salvador FMR, Brgy. Abaga, Brgy. Simpak and Brgy. El Salvador, Lala, Lanao del Norte	12,500,000
Concreting of Brgy. Laninding to Brgy. Udalo FMR, Brgy. Laninding and Brgy. Udalo, Munai, Lanao del Norte	12,000,000
Concreting of Brgy. Balintad to Brgy. Madaya FMR, Brgy. Balintad and Brgy. Madaya, Munai, Lanao del Norte	12,000,000
Concreting of Brgy. Upper Tominobo FMR, Brgy. Upper Tominobo, lligan City	12,500,000
Concreting of Brgy. Casusan FMR, Brgy. Casusan, Aloran, Misamis Occidental	12,000,000
Concreting of Brgy. Dinas to Brgy. Katipunan FMR, Brgy. Dinas and Brgy. Katipunan Sinacaban, Misamis Occidental	25,000,000
Concreting of Brgy. Tabid FMR, Brgy. Tabid, Ozamis City, Misamis Occidental	12,500,000
Concreting of Brgy. Señor to Brgy. Poblacion FMR, Brgy. Señor and Brgy. Poblacion, Sinacaban, Misamis Occidental	12,500,000
Concreting of Brgy. Capucao P. to Montol FMR, Brgy. Capucao P., Ozamiz City, Misamis Occidental	12,500,000
Concreting of Brgy. Manaka to Brgy. Gala FMR, Brgy. Manaka and Brgy. Gala, Ozamiz City, Misamis Occidental	12,500,000
Concreting of Brgy. Yungod FMR, Brgy. Yungod, Salay, Misamis Oriental	12,000,000
Concreting of Brgy. Baliwagan FMR, Brgy. Baliwagan, Balingasag, Misamis Oriental	12,000,000
Concreting of Brgy. Kitotok FMR, Brgy. Kitotok, Kinoguitan, Misamis Oriental	12,500,000
Concreting of Brgy. Gasa FMR, Brgy. Gasa, Medina, Misamis Oriental	12,500,000
Concreting of Sitio Naputos, Brgy. Dayawan to Sitio Kirahon, Brgy. San Martin FMR, Brgy. Dayawan and Brgy. San Martin, Villanueva, Misamis Oriental	25,000,000
Concreting of Sitio Kiikog, Brgy. Lumbo FMR, Brgy. Lumbo, Alubijid, Misamis Oriental	12,000,000
Concreting of Brgy. Dansolihon FMR, Brgy. Dansolihon, Cagayan de Oro City	12,000,000
Concreting of Brgy. Tignapoloan FMR, Brgy. Tignapoloan, Cagayan de Oro City	12,000,000
Concreting of Sitio Magayad, Brgy. Tignapoloan FMR, Brgy. Tignapoloan, Cagayan de Oro City	12,000,000
Concreting of Brgy. Balubal FMR, Brgy. Balubal, Cagayan de Oro City	15,000,000
Concreting of Brgy. F.S. Catanico FMR, Brgy. F.S. Catanico, Cagayan de Oro City	12,000,000
Concreting of Brgy. Purakan FMR, Brgy. Purakan, Linamon, Lanao del Norte	12,000,000
Concreting of Brgy. Bolinsong FMR, Brgy. Bolinsong, Bonifacio, Misamis Occidental	12,500,000
Concreting of Sitio Punod, Poblacion to Brgy. Kablangan Proper FMR, Brgy. Kablangan Proper, Poona Piagapo, Lanao del Norte	12,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	901
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Brgy. Magpataw to Brgy. Gumagamot to Brgy. Raw-an FMR, Brgy. Magpataw to Brgy. Gumagamot to Brgy. Raw-an, Lala, Lanao del Norte	16,000,000
Concreting of Brgy. Bunawan FMR Phase III, Brgy. Bunawan, Iligan City, Lanao del Norte	12,000,000
Concreting of Brgy. San Roque to Brgy. Tagulilong FMR, Brgy. San Roque and Brgy. Tagulilong, Pangantucan, Bukidnon	12,000,000
Concreting of Sitio Lumagwas to Sitio Jarque, Brgy. Adtuyon FMR, Brgy. Adtuyon, Pangantucan, Bukidnon	12,000,000
Concreting of Sitio Lagsoon to Sitio Malantao, Brgy. Mabuhay FMR, Brgy. Mabuhay, San Fernando, Bukidnon	20,000,000
Concreting of Brgy. Tablon FMR, Brgy. Tablon, Cagayan de Oro City	12,000,000

Region XI-Davao Region	1,080,000,000
Concreting of Purok 2 to Purok 1, Brgy. Camansi FMR, Brgy. Camansi, Montevista, Compostella Valley	15,000,000
Concreting of Purok 1, Brgy. Mapaang FMR, Brgy. Mapaang Maco, Compostela Valley	25,000,000
Concreting of Brgy. Panibasan- Brgy. Gubatan FMR Phase III, Brgy. Gubatan and Panibasan, Maco, Davao de Oro	25,000,000
Concreting of Brgy. Gupitan FMR, Brgy. Gupitan, Kapalong, Davao del Norte	12,000,000
Concreting of Brgy. Sto. Niño FMR, Brgy. Sto. Niño, Talaingod, Davao del Norte	13,000,000
Concreting of Brgy. Balagunan FMR, Brgy. Balagunan, Sto. Tomas, Davao del Norte	13,000,000
Concreting of Brgy. Tubod FMR, Brgy. Tubod, Carmen, Davao del Norte	13,000,000
Concreting of Brgy. Abnate FMR, Brgy. Abnate, Kiblawan, Davao del Sur	24,000,000
Concreting of Brgy. Lagumit FMR, Brgy. Lagumit, Malita, Davao Occidental	12,000,000
Concreting of Brgy. Lacaron FMR, Brgy. Lacaron, Malita, Davao Occidental	12,000,000
Concreting of Brgy. Mana FMR, Brgy. Mana, Malita, Davao Occidental	12,500,000
Concreting of Junction Proper Abejod to Sitio Dasubo, Brgy. Abejod FMR, Brgy. Abejod Cateel, Davao Oriental	15,000,000
Concreting of Poblacion Junction Highway to Brgy. San Pedro FMR, Brgy. San Pedro Caraga, Davao Oriental	15,000,000
Concreting of Brgy. Don Martin Marundan FMR Phase II, Brgy. Don Martin Marundan, Mati City, Davao Oriental	13,000,000
Construction of Brgy. Catalunan Grande FMR, Brgy. Catalunan Grande, Davao City	25,000,000
Concreting of Brgy. Paradise Embac FMR, Brgy. Paradise Embac, Paquibato District, Davao City	12,000,000
Concreting of Brgy. Lumiad Brgy. Hall- Sitio Banban FMR Phase III, Brgy. Lumiad, Davao City	14,000,000
Concreting of Brgy. Mapula Proper to Sitio Damilag Phase III FMR, Brgy. Mapula, Paquibato District, Davao City	15,000,000
Concreting of Brgy. Colosas FMR Phase II, Brgy. Colosas, Paquibato District, Davao City	15,000,000
Concreting of Brgy. Sumimao FMR Phase 2, Brgy. Sumimao, Paquibato District, Davao City	12,000,000
Concreting of Centro to Sitio Happy Valley, Brgy. Suawan FMR, Brgy. Suawan, Marilog District, Davao City	25,000,000
Concreting of Purok 11 Buda Public Market FMR, Brgy. Buda, Marilog District, Davao City	20,000,000
Concreting of Brgy. Bantol to Brgy. Malamba FMR, Brgy. Bantol and Brgy. Malamba, Marilog District, Davao City	25,000,000
Concreting of Purok Solid Rock to Sitio Sagrada, Brgy. Poblacion to Brgy. Katipunan to Brgy. San Isidro FMR, Brgy. Poblacion, Brgy. Katipunan and Brgy. San Isidro, Katipunan District, Island Garden City of Samal, Davao del Norte	60,000,000
Concreting of Brgy. Tagbaobo to Brgy. Sion to Brgy. Bandera FMR, Brgy. Tagbaobo, Brgy. Sion and Brgy. Bandera, Island Garden City of Samal, Davao del Norte	60,000,000
Concreting of Sitio Mingly to Sitio Upper Egay, Brgy. Biao Escuela FMR, Brgy. Biao Escuela, Davao City	45,000,000
Concreting of Colongan-Tanglad-Colagsing Road (Tanglad-Colagsing Section), Brgy. Tanglad FMR, Brgy. Tanglad, Sta. Maria, Davao Occidental	12,000,000
Concreting of Baslawan-Sto-Rosario-Kisulad-Buhangin Road, Brgy. Santo Rosario, Sta. Maria, Davao Occidental	12,000,000
Concreting of San Antonio-Kinilidad Road, Brgy. Cadaatan FMR, Brgy. Cadaatan, Santa Maria, Davao Occidental	12,000,000
Concreting of Sitio Fatima Road, Brgy. Poblacion FMR, Brgy. Poblacion, Santa Maria, Davao Occidental	12,000,000
Concreting of Centro Tingolo-Banahaw-Lumatik Road, Brgy. Tingolo FMR, Brgy. Tingolo, Malita, Davao Occidental	12,000,000
Concreting of Kilalag-Pinalpalan-Demoloc Road (Mote Section) FMR, Brgy. Pinalpalan, Malita, Davao Occidental	12,000,000
Concreting of Little Baguio-Dulopan Road FMR, Brgy. Little Baguio, Malita, Davao Occidental	12,000,000
Concreting of Lacumit-Manuel Pecalta FMR, Brgy. Lacumit, Malita, Davao Occidental	12,000,000
Concreting of Baslawan-Dona Regina Road FMR, Brgy. Baslawan, Sta. Maria, Davao Occidental	12,000,000
Concreting of JCT National Highway (Sanghay)-Tayuan Bio Road FMR, Brgy. Sanghay, Malita, Davao Occidental	12,000,000
Concreting of Upper Kinangan-Upper Ticatig-Sitio Tabodokon-Macol Road FMR, Brgy. Kinangan, Malita, Davao Occidental	12,000,000
Concreting of Manuga-Malikuto-Sarangani-Datu Danwata Section FMR, Brgy. Datu Danwata, Malita, Davao Occidental	12,000,000
Concreting of Brgy. Site (South Lamidan)-Binale-Kiobai-Balongo Road FMR, Brgy. South Lamidan, Don Marcelino, Davao Occidental	12,000,000
Concreting of Brgy. Salapawan FMR Phase II, Brgy. Salapawan, Paquibato District, Davao City	12,000,000
Concreting of Brgy. Pandaitan FMR Phase II, Brgy. Pandaitan, Paquibato District, Davao City	30,000,000
Concreting of Brgy. Kauswagan FMR, Brgy. Kauswagan, Banay-banay, Davao Oriental	12,000,000

902	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

Concreting of Brgy. Manuel Gulanga FMR, Brgy. Manuel Gulanga, Tugbok, Davao City	50,000,000
Concreting of Centro to Sitio Paglidong, Brgy. Little Baguio FMR, Brgy. Little Baguio, Malita, Davao Occidental	50,000,000
Concreting of Brgy. Lawa FMR, Brgy. Lawa, Don Marcelino, Davao Occidental	12,000,000
Concreting of Brgy. Cadaatan FMR, Brgy. Cadaatan, Sta. Maria, Davao Occidental	12,000,000
Concreting of Brgy. Buca FMR, Brgy. Buca, Sta. Maria, Davao Occidental	12,000,000
Concreting of Brgy. Ogpao FMR, Brgy. Ogpao, Sta. Maria, Davao Occidental	12,000,000
Concreting of Brgy. Poblacion FMR, Brgy. Poblacion, Sta. Maria, Davao Occidental	13,000,000
Concreting of Brgy. Kidalapong FMR, Brgy. Kidalapong, Malita, Davao Occidental	12,000,000
Concreting of Brgy. Demoloc FMR, Brgy. Demoloc, Malita, Davao Occidental	13,000,000
Concreting of Brgy. Little Baguio FMR, Brgy. Little Baguio, Malita, Davao Occidental	14,000,000
Concreting of Brgy. West Lamidan FMR, Brgy. West Lamidan, Don Marcelino, Davao Occidental	12,000,000
Concreting of Bito- Baluta FMR, Brgy. Lawa, Don Marcelino, Davao Occidental	14,000,000
Concreting of Brgy. Caburan Big FMR, Brgy. Caburan, Don Marcelino, Davao Occidental	12,000,000
Concreting of Brgy. Bitaogan FMR, Brgy. Bitaogan, San Isidro, Davao Oriental	12,000,000
Concreting of Purok 6, Brgy. Canidkid to Brgy. New Calape FMR, Brgy. Canidkid and Brgy. New Calape, Montevista, Compostela Valley	12,000,000
Concreting of Sta. Teresa, Brgy. Magnaga to Tugop, Brgy. Kingking FMR, Brgy. Magnaga and Brgy. Kingking, Pantukan, Compostela Valley	12,000,000
Concreting of NHJ to Brgy. Palma Gil FMR (Phase II), Brgy. Palma Gil, Caraga, Davao Oriental	12,000,000
Concreting of Brgy. Culaman FMR, Brgy. Culaman, Jose Abad Santos, Davao Occidental	12,000,000
Concreting of Brgy. Caburan Small FMR, Brgy. Caburan Small, Jose Abad Santos, Davao Occidental	12,000,000
Concreting of Tibanban FMR, Brgy. Tibanban, Municipality of Governor Generoso, Davao Oriental	12,500,000

Region XII-SOCCSKSARGEN	491,500,000
Concreting of Sitio Boay-Boay to Sitio Tinagasan, Brgy. Basak FMR, Brgy. Basak, Makilala, North Cotabato	12,000,000
Concreting of Sitio Lacuacon to Sitio Natayucan to Sitio Boay-Boay, Brgy. Balite FMR, Brgy. Balite, Magpet, North Cotabato	12,000,000
Concreting of Brgy. Kabalantian to Upper Lumbo to Brgy. Binoongan FMR, Brgy. Kabalantian and Brgy. Binoongan, Arakan, North Cotabato	20,000,000
Concreting of Brgy. Linao to Sitio Bubungan, Brgy. Alimodian FMR, Brgy. Linao and Brgy. Alimodian, Matalam, North Cotabato	12,000,000
Concreting of Brgy. Bagontapay FMR, Brgy. Bagontapay, Mlang, North Cotabato	15,000,000
Concreting of JCT NHW, Brgy. Kablacan Phase I FMR, Brgy. Kablacan, Maasim, Sarangani	12,500,000
Concreting of Brgy. Daan Suyan to Brgy. Kinam FMR, Brgy. Daan Suyan and Brgy. Kinam Malapatan, Sarangani	12,500,000
Concreting of Sitio Masbong to Sitio Malkahi, Brgy. Poblacion FMR, Brgy. Poblacion, Malapatan, Sarangani	12,500,000
Concreting of Purok 7 to Purok 20, Brgy. Mabuhay FMR Phase II, Brgy. Mabuhay, General Santos City, South Cotabato	12,500,000
Concreting of Purok Balite to Crossing Bungot, Brgy. San Jose FMR, Brgy. San Jose, Norala, South Cotabato	12,000,000
Concreting of Purok Ilang-Ilang to Sitio Lamkot, Brgy. Malaya FMR, Brgy. Malaya, Banga, South Cotabato	12,000,000
Concreting of Brgy. Mabini FMR, Brgy. Mabini, Koronadal City, South Cotabato	12,000,000
Concreting of Purok 10, Brgy. Sulit to Brgy. Pagalungan FMR, Brgy. Sulit and Brgy. Pagalungan, Polomolok, South Cotabato	15,000,000
Concreting of Sitio Rodriguez to Sitio Eramis, Brgy. Kiwanan FMR, Brgy. Kiwanan, Midsayap, North Cotabato	12,000,000
Concreting of Brgy. Batiocan to Brgy. Gumaga FMR, Brgy. Batiocan and Brgy. Gumaga, Libungan, North Cotabato	12,000,000
Concreting of Brgy. Kitubod to Purok 6 FMR, Brgy. Kitubod, Libungan, North Cotabato	23,000,000
Concreting of Brgy. Lower Paatan to Purok Pagkakaisa, Brgy. Upper Paatan FMR, Brgy. Lower Paatan, Kabacan, North Cotabato	12,000,000
Concreting of Brgy. Daig to Brgy. Paraiso FMR, Brgy. Daig and Brgy. Paraiso, Tulunan, North Cotabato	13,000,000
Concreting of Sitio Matampay, Brgy. Poblacion 1 FMR, Brgy. Poblacion 1, Banisilan, North Cotabato	12,000,000
Concreting of Brgy. Maligaya to Sitio Mauna Road FMR, Brgy. Maligaya, Columbia, Sultan Kudarat	12,000,000
Concreting of Brgy. New Carmen to Brgy. San Pablo FMR, Brgy. New Carmen and San Pablo, Tacurong City, Sultan Kudarat	15,000,000
Concreting of Sitio Kalumpang to Sitio Kamanga, Brgy. Laguilayan FMR, Brgy. Laguilayan, lsulan, Sultan Kudarat	12,000,000
Concreting of Purok 2 to Bario Uno, Brgy. Malibatuan FMR, Brgy. Malibatuan, Arakan, North Cotabato	13,000,000
Concreting of Brgy. San Nicolas to PAMDEBCO FMR, Brgy. San Nicolas, Makilala, North Cotabato	12,000,000
Concreting of National Highway Junction, Brgy. El Nonok to Brgy. Rang-ay FMR, Banga, South Cotabato	12,000,000
Concreting of Brgy. Luhib to Brgy. Lamfugon FMR, Lake Sebu, South Cotabato	12,000,000
Concreting of Brgy. Upper Sepaka Proper to Sitio Lubol FMR, Brgy. Upper Sepaka, Surallah, South Cotabato	40,000,000
Concreting of Brgy. Kinudalan to Brgy. Purikay FMR, Brgy. Kinudalan and Brgy. Purikay Lebak, Sultan Kudarat	12,500,000
Concreting of Brgy. Salaman FMR, Brgy. Salaman, Lebak, Sultan Kudarat	12,500,000
Concreting of Brgy. Buenaflores FMR, Brgy. Buenaflores, Sen. Ninoy Aquino, Sultan Kudarat	12,500,000
Concreting of Busok to Kinayao, Brgy. Busok - Kinayao, Bagumbayan, Sultan Kudarat	25,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	903
DEPARTMENT OF AGRICULTURE (FARM- TO-MARKET ROADS)

Concreting of Lebe-Makmal, Brgy. Kablacan FMR, Brgy. Kablacan, Maasim, Sarangani	26,000,000
Concreting of Upper Sariwa, Brgy. Laguinding to Purok Mabuhay, Brgy. New Panay FMR, Brgy. Laguinding and Brgy. New Panay, Esperanza, Sultan Kudarat	19,000,000

Region XIII - CARAGA	474,500,000
Concreting of Purok 1B, Brgy. Antongalon to Brgy. Basag FMR, Brgy. Antongalon, Butuan City, Agusan del Norte	17,000,000
Concreting of Purok 3B, Brgy. Ampayon to Brgy. Basag FMR, Brgy. Ampayon and Brgy. Basag , Butuan City, Agusan del Norte	13,000,000
Concreting of Brgy. Poblacion to Sitio Sisiman FMR, Brgy. Poblacion, Carmen, Agusan del Norte	12,000,000
Concreting of Brgy. Libas to Sitio Kalinawan FMR, Brgy. Libas, Jabonga, Agusan del Norte	13,000,000
Concreting of Brgy. Simbalan FMR, Brgy. Simbalan, Buenavista, Agusan Del Norte	12,000,000
Concreting of Brgy. Maraiging FMR, Brgy. Maraiging, Jabonga, Agusan Del Norte	12,000,000
Concreting of Sitio Marfil, Brgy. Cabantao FMR, Brgy. Cabantao, Rosario, Agusan del Sur	12,500,000
Concreting of Brgy. Salog FMR, Brgy. Salog, Socorro, Surigao Del Norte	30,000,000
Concreting of Brgy. Ladgaron FMR, Brgy. Ladgaron, Claver, Surigao del Norte	12,500,000
Concreting of Brgy. San Isidro to Brgy. Mayag FMR, Brgy. San Isidro and Brgy. Mayag, Sison, Surigao del Norte	12,500,000
Concreting of Sitio Toril, Brgy. Dayano FMR, Brgy. Dayano, Mainit, Surigao del Norte	12,500,000
Concreting of Purok Mam-on, Brgy. Tubo-tubo FMR, Brgy. Tubo-tubo, Cagwait, Surigao del Sur	24,000,000
Construction of Brgy. Buntalid FMR, Brgy. Buntalid, Cantilan, Surigao del Sur	12,500,000
Concreting of Brgy. Tina FMR, Brgy. Tina, San Miguel, Surigao del Sur	40,000,000
Concreting of Brgy. Tina to Brgy. Agupan Daosi FMR, Brgy. Tina and Brgy. Agupan Daosi, San Miguel, Surigao del Sur	12,500,000
Concreting of Brgy. Labisma-Brgy. Barcelona FMR, Barcelona, Lingig, Surigao del Sur	30,000,000
Concreting of Brgy. Dughan to Brgy. San Jose to Brgy. Javier FMR, Brgy. Dughan, Brgy. San Jose and Brgy. Javier, Barobo, Surigao del Sur	12,500,000
Concreting of Brgy. Poblacion FMR, Brqy. Poblacion, Las Nieves, Agusan Del Norte	12,000,000
Concreting of P-2 to P-1, Brgy. Villa Pantinople FMR, Brgy. Villa Pantinople, Basilisa, Dinagat Islands	25,000,000
Concreting of Brgy. Cambagang to Sitio Dumaag FMR, Brgy. Cambagang, Barobo, Surigao Del Sur	12,500,000
Concreting of Brgy. Lawigan to Brgy. Valencia, Lingig, Surigao del Sur	12,000,000
Concreting of Brgy. Bunaguit FMR, Brgy. Bunaguit, Esperanza, Agusan del Sur	60,000,000
Concreting of Brgy. 2 FMR, Brgy. 2, Dapa, Surigao del Norte	50,000,000
Concreting of Purok Sampaguita, Brgy. Roxas FMR, Brgy. Roxas, Mainit, Surigao del Norte	12,500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE

DEPARTMENT OF EDUCATION

LIST OF NON-IMPLEMENTING UNIT

SECONDARY SCHOOLS

906	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

DEPARTMENT OF EDUCATION - OFFICE OF THE SECRETARY

NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
National Capital Region (NCR)	2,124,031,000	189,170,000	2,313,201,000	63,478,000

Division of Caloocan	467,067,000	33,649,000	500,716,000	9,214,000

Division Office - Proper	8,869,000		8,869,000
Amparo High School	61,593,000	3,883,000	65,476,000	1,270,000
Bagong Barrio Senior High School			-	635,000
Bagumbong High School Annex		757,000	757,000
Benigno Aquino, Jr. High School	26,485,000	2,379,000	28,864,000
Brixton Senior High School			-	235,000

Caloocan City Business High School (Urduja Business High School)	29,066,000	2,286,000	31,352,000	1,611,000
Caloocan City Science High School	10,076,000	980,000	11,056,000	621,000
Caloocan National Science and Technology High School	9,194,000	1,177,000	10,371,000	492,000
Camarin High School-Cielito Zamora Annex 1	65,237,000	-	65,237,000	1,075,000
Camarin High School-Cielito Zamora Annex 2		4,428,000	4,428,000
Don Antonio Uy Tan Senior High School				582,000
Horacio Dela Costa High School (Horacio Dela Costa-Amparo High School Annex)	12,100,000	1,124,000	13,224,000	728,000
Kasarinlan High School	33,651,000	2,199,000	35,850,000
Llano High School (Deparo High School - Llano Annex)	39,285,000	2,642,000	41,927,000
Maria Clara National High School	42,371,000	2,764,000	45,135,000
Maypajo High School	30,972,000	2,298,000	33,270,000	150,000
Mountain Heights High School	16,247,000	832,000	17,079,000
N.H.C. High School (Main)	17,007,000	1,241,000	18,248,000	580,000
Samaria Senior High School			-	225,000
Sampaguita High School	48,930,000	3,089,000	52,019,000
Tandang Sora Integrated School	15,984,000	1,570,000	17,554,000	614,000
Vicente Malapitan (North Caloocan) Senior High School			-	396,000

Division of Las Piñas	119,887,000	15,495,000	135,382,000	6,079,000

Division Office - Proper	3,286,000		3,286,000
CAA National High School Annex		2,075,000	2,075,000
Las Piñas City National Science High School	8,187,000	997,000	9,184,000	345,000
Las Piñas City National Senior High School - CAA Campus			-	2,391,000

Las Piñas City National Senior High School - Dona Josefa Campus			-	2,197,000

Las Piñas City National Senior High School- Talon Dos Campus			-	323,000
Las Piñas City National Senior High School - Manuyo Campus			-	673,000
Las Piñas East High School - Equitable Annex		1,238,000	1,238,000
Las Piñas East National High School-Talon Village Annex	11,480,000	1,991,000	13,471,000
Las Piñas National High School - Almanza	37,472,000	3,577,000	41,049,000
Las Piñas National High School - Gatchalian Annex		1,084,000	1,084,000
Las Piñas National High School - Talon Tres		1,246,000	1,246,000	150,000
TS Cruz High School	59,462,000	3,287,000	62,749,000

Division of Makati	1,302,000	1,552,000	2,854,000	1,517,000

Division Office - Proper	853,000		853,000
Fort Bonifacio High School - Tibagan High School Annex	449,000	1,552,000	2,001,000
SHS within Maximo Estrella ES			-	650,000
SHS within Nemesio Yabut ES			-	867,000

Division of Malabon City	109,124,000	10,377,000	119,501,000	1,683,000

Division Office - Proper	2,282,000		2,282,000
Acacia National High School		933,000	933,000	261,000
Catmon Integrated School	29,580,000	1,998,000	31,578,000
Col. Ramon Camus Integrated School (Col. R. Camus Integrated School)	11,707,000	883,000	12,590,000
Concepcion Technical-Vocational School		947,000	947,000	221,000
Dampalit Integrated School		437,000	437,000
Imelda Integrated Secondary School		548,000	548,000	170,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	907
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Longos National High School (Malabon National High School - Longos Annex)	45,708,000	2,531,000	48,239,000
Malabon City National Science and Mathematics High School		267,000	267,000
Malabon City Techvoc and Entrepreneurship Senior High School (CMPI Campus)			-	376,000
Santiago Syjuco Memorial Integrated Secondary School		396,000	396,000	157,000
SHS within Ninoy Aquino ES			-	498,000
Tañong Integrated School	19,847,000	1,437,000	21,284,000

Division of Mandaluyong	130,316,000	12,283,000	142,599,000	5,686,000

Division Office - Proper	2,611,000		2,611,000	3,000,000
Addition Hills Integrated School	22,973,000	2,338,000	25,311,000	512,000
City of Mandaluyong Science High School	19,443,000	1,323,000	20,766,000	550,000
Hulo Integrated School	8,637,000	939,000	9,576,000
Ilaya Barangka Integrated School	12,963,000	1,236,000	14,199,000	263,000
Mataas na Paaralang Neptali A. Gonzales	63,689,000	4,415,000	68,104,000	1,361,000
Senate President Neptali A. Gonzales Integrated School		2,032,000	2,032,000

Division of Manila	51,585,000	3,086,000	54,671,000	1,819,000

Division Office - Proper	3,901,000		3,901,000
E. Quirino Senior High School Within Bacood			-	482,000
Pres. Corazon Aquino High School-Manila High School Annex	47,684,000	3,086,000	50,770,000	507,000
SHS within A. Maceda Intg. Sch.-Elem.			-	589,000
SHS within Gen E. Aguinaldo Intg. (Elem)			-	241,000

Division of Marikina	339,607,000	21,516,000	361,123,000	3,365,000

Division Office - Proper	6,260,000		6,260,000
Barangka National High School	16,463,000	1,301,000	17,764,000	179,000
Concepcion Integrated School (Concepcion Integrated HS)	90,001,000	3,325,000	93,326,000	564,000
Fortune High School	40,230,000	2,796,000	43,026,000	311,000
Jesus dela Peña National High School	10,622,000	1,041,000	11,663,000	288,000
Kalumpang National High School	13,971,000	1,286,000	15,257,000	150,000

Marikina Heights National High School (Marikina High School Annex)	25,751,000	1,561,000	27,312,000
Marikina Science High School	20,414,000	1,249,000	21,663,000	469,000
Nangka High School	33,045,000	2,279,000	35,324,000	248,000
San Roque National High School	16,957,000	1,688,000	18,645,000	298,000
SSS National High School		447,000	447,000
Sto. Niño National High School	34,285,000	2,630,000	36,915,000	533,000
Tañong High School (Marikina High School - Tañong Annex)	31,608,000	1,913,000	33,521,000	325,000

Division of Muntinlupa	80,499,000	10,730,000	91,229,000	4,469,000

Division Office - Proper	1,965,000		1,965,000
Cupang Senior High School			-	1,148,000
Lakeview Integrated School	26,190,000	1,829,000	28,019,000
Muntinlupa Business High School - Sucat Annex		1,899,000	1,899,000
Muntinlupa National High School - NBP Annex	33,234,000	2,271,000	35,505,000
Muntinlupa National High School - Tunasan Annex		2,976,000	2,976,000	2,383,000
Muntinlupa Science High School	19,110,000	1,755,000	20,865,000	938,000

Division of Navotas City	4,669,000	613,000	5,282,000	1,472,000

Division Office - Proper	439,000		439,000
Bangkulasi National High School	762,000	283,000	1,045,000
Navotas National Science High School	3,468,000	330,000	3,798,000
SHS in Bangkulasi, Navotas City			-	459,000
SHS in Lisan, Navotas City			-	1,013,000

Division of Parañaque	223,133,000	21,950,000	245,083,000	3,002,000

Division Office - Proper	4,711,000		4,711,000
Don Bosco High School Parañaque		2,333,000	2,333,000	349,000
Don Galo National High School	21,271,000	1,288,000	1,288,000
La Huerta National High School		2,029,000	23,300,000
Masville National High School (Dr. Arcadio Santos National High School-Masville Annex)	25,712,000	1,892,000	27,604,000
Moonwalk National High School	51,510,000	3,668,000	55,178,000	389,000

908	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Parañaque National High School-Baclaran Annex	41,395,000	3,489,000	44,884,000	416,000
Parañaque Science High School-PNHS Annex	9,348,000	878,000	10,226,000	312,000
Parañaque Senior High School			-	342,000
San Antonio High School Parañaque	29,564,000	2,452,000	32,016,000
Sto. Niño Senior High School			-	413,000
Sun Valley National High School	39,622,000	2,593,000	42,215,000	781,000
Tambo National High School		1,328,000	1,328,000

Division of Pasay City	17,953,000	3,403,000	21,356,000	1,170,000

Division Office - Proper	930,000		930,000
Pasay City North High School - Tramo Campus (Pasay City North High School - Cuneta Annex)		1,809,000	1,809,000	1,020,000
President Corazon “Cory” C. Aquino National High School	17,023,000	1,594,000	18,617,000	150,000

Division of Pasig City	152,714,000	11,176 000	163,890,000	7,518,000

Division Office - Proper	3,821,000		3,821,000
Nagpayong High School	130,402,000	8,665,000	139,067,000	1,391,000
Pasig City Science High School	18,491,000	1,772,000	20,263,000	563,000
San Lorenzo Ruiz Senior High School			-	1,639,000
SHS in Buting, Pasig City			-	3,734,000
Ugong Pasig National High School		739,000	739,000	191,000

Division of Quezon City	3,920,000	1,470,000	5,390,000	7,225,000

Division Office - Proper	3,920,000		3,920,000
Emilio Jacinto National High School		267,000	267,000
Fernando C. Amorsolo SHS			-	526,000
Jose Maria Panganiban Senior High School			-	459,000
Justice Cecilia Muñoz Palma Senior High School			-	1,195,000
NOH-Sta. Lucia Senior High School			-	471,000
SHS in Apolonio Samson			-	487,000
SHS in Kaligayahan (Rivera Property - bask of Kaligayahan ES)			-	375,000
SHS within Bagong Pag-asa ES			-	577,000
SHS within E. Abada ES			-	698,000
SHS within Kamuning ES - A&D			-	876,000
SHS within P. Tuazon ES			-	280,000
SHS within Pinyahan ES			-	289,000
SHS within Toro Hills ES			-	602,000
Tandang Sora Senior High School			-	150,000
Vito L. Belarmino Senior High School			-	240,000
West Fairview High School		1,203,000	1,203,000

Division of San Juan City	81,000	586,000	667,000	1,500,000

Division Office - Proper	81,000		81,000
San Juan City Academic Senior High School			-	699,000
San Juan City Science High School		586,000	586,000
San Juan City Technical-Vocational and Livelihood - Senior High School			-	801,000

Division of Taguig and Pateros	182,710,000	18,366,000	201,076,000	4,207,000

Division Office - Proper	4,307,000		4,307,000
Agripino Manalo National High School	10,735,000	697,000	11,432,000	150,000
Barangay Fort Bonifacio Senior High School			-	347,000
Gat. Andres Bonifacio High School	12,431,000	1,211,000	13,642,000
Gen. Ricardo G. Papa, Sr. Memorial High School Annex		1,314,000	1,314,000	537,000
Kapitan Eddie T. Reyes Memorial Integrated School	31,989,000	2,470,000	34,459,000	203,000
Maria Asuncion Rodriguez Tinga National High School	37,742,000	2,302,000	40,044,000
Maria Concepcion Cruz High School	17,532,000	911,000	18,443,000
Napindan Integrated School	11,143,000	1,558,000	12,701,000
Palar Integrated School		1,002,000	1,002,000
Pres. Diosdado Macapagal High School - Signal Village National High School Annex		2,186,000	2,186,000	1,122,000
SHS within Taguig ES			-	1,032,000
Taguig Integrated School	38,438,000	3,089,000	41,527,000
Taguig Science High School	18,393,000	1,626,000	20,019,000	816,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	909
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Division of Valenzuela	239,464,000	22,918,000	262,382,000	3,552,000

Division Office - Proper	4,306,000		4,306,000
Arkong Bato National High School	12,465,000	1,010,000	13,475,000
Canumay East National High School (Valenzuela National High School - Canumay East Annex)	14,663,000	1,213,000	15,876,000
Canumay West National High School	47,025,000	2,826,000	49,851,000
Dalandanan National High School-Bagbaguin Annex	19,962,000	1,685,000	21,647,000
Disiplina Village - Bignay National High School		855,000	855,000
Justice Eliezer R. Delos Santos High School	13,391,000	1,387,000	14,778,000
Lingunan National High School		959,000	959,000
Lingunan Senior High School			-	338,000
Malanday National High School		1,536,000	1,536,000
Paso de Blas National High School	15,343,000	919,000	16,262,000
Paso de Blas Senior High School			-	541,000
Punturin Senior High School			-	421,000
Sitero Francisco Memorial National High School	49,286,000	2,906,000	52,192,000	652,000
Ugong Senior High School			-	352,000
Valenzuela City Science High School	17,544,000	3,325,000	20,869,000	480,000
Veinte Reales National High School		1,196,000	1,196,000
Vicente P. Trinidad National High School	33,575,000	2,201,000	35,776,000	538,000
Wawang Pulo National High School (Valenzuela NHS - Wawang Pulo Annex)	11,904,000	900,000	12,804,000	230,000

Region I - Ilocos	2,841,611,000	261,985,000	3,103,596,000	74,102,000

Division of Alaminos City	30,502,000	2,725,000	33,227,000	791,000

Division Office - Proper	644,000		644,000
Cayucay National High School	6,653,000	579,000	7,232,000	150,000
Ildefonso Quimson Community High School	5,268,000	495,000	5,763,000	150,000
Inerangan National High School	8,498,000	647,000	9,145,000	191,000
Pangapisan Integrated School	3,432,000	448,000	3,880,000	150,000
Polo National High School	6,007,000	556,000	6,563,000	150,000

Division of Batac City	11,412,000	1,411,000	12,823,000	1,612,000

Division Office - Proper	256,000		256,000
City of Batac National High School - Rayuray		200,000	200,000
City of Batac National High School Payao	5,733,000	584,000	6,317,000	204,000
Crispina Marcos Valdez National High School	5,423,000	627,000	6,050,000	150,000
Ferdinand E. Marcos SHS			-	721,000
Gen. Artemio Ricarte SHS			-	537,000

Division of Candon City	37,574,000	3,018,000	40,592,000	750,000

Division Office - Proper	641,000		641,000
Candon City High School	5,998,000	604,000	6,602,000	150,000
Candon City Information Technology National High School	7,636,000	645,000	8,281,000	159,000
Dr. Ricardo Gacula Memorial National High School	10,915,000	819,000	11,734,000	217,000
Sto. Tomas National High School	12,384,000	950,000	13,334,000	224,000

Division of Dagupan City	63,206,000	5,972,000	69,178,000	1,449,000

Division Office - Proper	1,286,000		1,286,000
Carael National High School	18,131,000	1,327,000	19,458,000	329,000
East Central Integrated School	14,149,000	1,821,000	15,970,000	374,000
Federico Narag Ceralde Integrated School	12,741,000	1,209,000	13,950,000	323,000
Pugaro Integrated School	7,873,000	865,000	8,738,000	196,000
Salapingao National High School	9,026,000	750,000	9,776,000	227,000

Division of Ilocos Norte	155,631,000	17,550,000	173,181,000	5,399,000

Division Office - Proper	2,948,000		2,948,000
Adams National High School	3,858,000	471,000	4,329,000	150,000
Adriano P. Arzadon National High School	5,516,000	542,000	6,058,000	150,000
Bagbag Solsona National High School	9,453,000	899,000	10,352,000	398,000
Banban National High School	9,435,000	692,000	10,127,000	232,000
Bangui National High School (Lanao Campus)	4,416,000	534,000	4,950,000	179,000
Banna High School	7,834,000	728,000	8,562,000	208,000
Bingao National High School	11,506,000	1,218,000	12,724,000	420,000

910	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Caraitan Integrated School	5,500,000	535,000	6,035,000	184,000
Carasi National High School	5,327,000	476,000	5,803,000	150,000
Currimao National High School	8,403,000	790,000	9,193,000	273,000
Dingras National High School & Lt. Edgar Foz Memorial National High School (Barong Campus)		594,000	594,000	150,000
Dingras National High School & Lt. Edgar Foz Memorial National High School (San Marcos Campus)		433,000	433,000	150,000
Dingras National High School & Lt. Edgar Foz Memorial National High School (Sulquian Campus)		388,000	388,000	150,000
F. Camaquin Integrated School	9,447,000	819,000	10,266,000	319,000
Isic-Isic National High School	4,586,000	546,000	5,132,000	150,000
Malaguip Integrated School	4,355,000	707,000	5,062,000	150,000
Marcos National High School (Agunit Campus)	3,637,000	516,000	4,153,000	150,000
Marcos National High School (Santiago Campus)	5,878,000	646,000	6,524,000	150,000
Pallas Integrated School	5,325,000	666,000	5,991,000	155,000
Pandan Integrated School	1,527,000	433,000	1,960,000	150,000
Paoay Lake National High School	8,642,000	791,000	9,433,000	188,000
Sacritan Integrated School	3,052,000	435,000	3,487,000	150,000
Salpad Integrated School	2,296,000	489,000	2,785,000	150,000
San Marcelino National High School	8,781,000	778,000	9,559,000	285,000
Suyo National High School	7,463,000	614,000	8,077,000	150,000
Talugtog Solsona National High School	5,963,000	622,000	6,585,000	158,000
Uguis Integrated School	2,669,000	389,000	3,058,000	150,000
Vintar National High School	7,814,000	799,000	8,613,000	150,000

Division of Ilocos Sur	310,750,000	30,102,000	340,852,000	8,777,000

Division Office - Proper	5,559,000		5,559,000
Ag-agrao National High School	5,411,000	507,000	5,918,000	150,000
Alilem Daya National High School	10,848,000	866,000	11,714,000	212,000
Amarao National High School	5,714,000	624,000	6,338,000	164,000
Ambalayat Integrated School	4,268,000	428,000	4,696,000	150,000
Banayoyo National High School	11,600,000	905,000	12,505,000	305,000
Bantay National High School	8,266,000	879,000	9,145,000	196,000
Bantugo-Mission Integrated School		190,000	190,000
Basug National High School	4,969,000	409,000	5,378,000	150,000
Belen National High School	4,940,000	535,000	5,475,000	150,000
Binacud Integrated School	2,095,000	381,000	2,476,000	150,000
Cabittaogan National High School	6,046,000	541,000	6,587,000	150,000
Caoayan National High School	5,800,000	579,000	6,379,000	150,000
Comillas North Integrated School		204,000	204,000
Dadalaquiten Integrated School		175,000	175,000
Del Pilar National High School	5,425,000	510,000	5,935,000	150,000
Dili National High School	12,225,000	1,032,000	13,257,000	319,000
Dinaratan National High School	4,162,000	469,000	4,631,000	150,000
Garitan Integrated School	3,436,000	377,000	3,813,000	150,000
Imelda National High School	3,820,000	418,000	4,238,000	150,000
Kalumsing Integrated School	2,669,000	381,000	3,050,000	150,000
Libtong Integrated School	4,583,000	552,000	5,135,000	150,000
Lidlidda National High School	6,605,000	714,000	7,319,000	212,000
Lipit National High School	7,706,000	693,000	8,399,000	190,000
Lungug Integrated School	5,886,000	522,000	6,408,000	150,000
Mabilbila Integrated School	7,119,000	679,000	7,798,000	228,000
Manzante National High School	3,970,000	485,000	4,455,000	150,000
Nagbukel National High School	10,471,000	799,000	11,270,000	241,000
Nagsuputan National High School	4,410,000	466,000	4,876,000	150,000
Nagtablaan National High School	6,982,000	527,000	7,509,000	150,000
Namitpit Integrated School		187,000	187,000
Pagangpang National High School	7,811,000	600,000	8,411,000	150,000
Palali National High School	3,409,000	487,000	3,896,000	150,000
Pantay Tamurong National High School	6,356,000	583,000	6,939,000	150,000
Pudoc West Integrated School	7,379,000	728,000	8,107,000	181,000
Pug-os National High School, Cabugao	5,450,000	465,000	5,915,000	150,000
Puro National High School (Magsingal)	7,275,000	718,000	7,993,000	206,000
Puro National High School, Caoayan	3,810,000	420,000	4,230,000	150,000
Quirino National High School	8,170,000	722,000	8,892,000	222,000
Rancho National High School	3,526,000	385,000	3,911,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	911
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Salcedo National High School	12,031,000	969,000	13,000,000	288,000
San Emilio National High School	3,650,000	574,000	4,224,000	153,000
San Esteban National High School	13,332,000	930,000	14,262,000	268,000
San Pedro National High School	4,275,000	480,000	4,755,000	150,000
San Sebastian National High School	4,634,000	484,000	5,118,000	150,000
San Vicente Integrated School	8,597,000	767,000	9,364,000	163,000
Santiago National High School	12,599,000	1,006,000	13,605,000	413,000
Sigay National High School	3,065,000	376,000	3,441,000	150,000
Sisim National High School	5,734,000	535,000	6,269,000	150,000
Solot-Solot National High School	6,528,000	577,000	7,105,000	166,000
Sugpon National High School	6,100,000	549,000	6,649,000	150,000
Sulvec Integrated School	3,493,000	625,000	4,118,000	150,000
Suyo National High School Annex, Barangay Baringcucurong	2,499,000	476,000	2,975,000	150,000
Tay-ac National High School	6,042,000	612,000	6,654,000	150,000

Division of La Union	415,412,000	42,562,000	457,974,000	12,607,000

Division Office - Proper	7,371,000		7,371,000
Agoo National Vocational High School	3,071,000	406,000	3,477,000
Amlang-Nagtagaan National High School	6,433,000	703,000	7,136,000	150,000
Anduyan National High School	9,030,000	718,000	9,748,000	155,000
Aringay National High School - Basca Annex		369,000	369,000	150,000
Aringay Senior High School			-	336,000
Baay Integrated School	4,665,000	421,000	5,086,000	150,000
Baccuit National High School	10,555,000	768,000	11,323,000	150,000
Bail National High School	6,210,000	586,000	6,796,000	150,000
Balbalayang National High School	7,727,000	641,000	8,368,000	150,000
Ballay National High School	4,128,000	367,000	4,495,000
Bawanta National High School	6,594,000	540,000	7,134,000	150,000
Bay-o Integrated School	762,000	357,000	1,119,000
Bitalag Integrated School	2,166,000	591,000	2,757,000	150,000
Bungol National High School	6,457,000	476,000	6,933,000	150,000
Bungro-Sucoc Integrated School	2,308,000	509,000	2,817,000	150,000
Burgos National High School	13,477,000	748,000	14,225,000	194,000
Butubut National High School	6,457,000	509,000	6,966,000	150,000

Caba National High School (Poblacion Norte National High School)	14,368,000	1,134,000	15,502,000	349,000
Cabaritan Sur Integrated School		182,000	182,000
Cabaruan Integrated School	2,860,000	495,000	3,355,000	150,000
Cambaly National High School	5,147,000	479,000	5,626,000	150,000
Canbarbusuy National High School		1,102,000	1,102,000	150,000
Capas Integrated School	4,384,000	439,000	4,823,000	150,000
Casacristo National High School	5,217,000	743,000	5,960,000	157,000
Casilagan Integrated School	5,971 000	458,000	6,429,000	150,000
Casilagan-Naguilian Integrated School	382,000	339,000	721,000
Corrooy National High School	6,725,000	662,000	7,387,000	150,000
Cuenca National High School	3,730,000	388,000	4,118,000	150,000
Cupang Integrated School		198,000	198,000
Dagup Integrated School	7,211,000	536,000	7,747,000	150,000
Daramuangan Integrated School	4,969,000	544,000	5,513,000	150,000
DMMMSU National High School (Alipang)	3,386,000	496,000	3,882,000	150,000
Don Rufino Olarte Memorial National High School (Lloren National High School)	6,490,000	525,000	7,015,000	150,000
Dr. Manuel T. Cases, Sr. National High School	11,023,000	817,000	11,840,000	267,000
Dulao Integrated School		263,000	263,000
Duplas National High School	3,796,000	471,000	4,267,000	150,000
Eastern Naguilian National High School	6,441,000	629,000	7,070,000
Euloglo Clarence de Guzman Junior Memorial National Vocational High School	5,928,000	548,000	6,476,000	159,000
Halog West National High School	3,133,000	403,000	3,536,000
La Union Special School For Culture And Arts	1,919,000	326,000	2,245,000
Leones National High School	7,349,000	624,000	7,973,000	168,000
Libtong Integrated School	3,632,000	395,000	4,027,000	150,000
Lipay Integrated School	5,830,000	570,000	6,400,000
Liquicia Integrated School	3,667,000	360,000	4,027,000	150,000
Luna National Vocational High School	5,675,000	836,000	6,511,000	245,000
Luzong Sur Integrated School		388,000	388,000

912	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Manga Community High School	4,146,000	447,000	4,593,000	150,000
Maoasoas National High School	5,964,000	516,000	6,480,000	150,000
Mindoro Integrated School	3,131,000	480,000	3,611,000	150,000
Naguilian Senior High School			-	913,000
Northern Naguilian National High School (Gusing National High School)	11,382,000	961,000	12,343,000	171,000
Oanari National High School	12,803,000	742,000	13,545,000	186,000
Old Sudipen National High School	6,437,000	530,000	6,967,000	150,000
Paraoir National High School	8,791,000	768,000	9,559,000	150,000
Parasapas National High School	6,767,000	635,000	7,402,000	191,000
Parian Este Integrated School		229,000	229,000
Paringao National High School	9,139,000	674,000	9,813,000	155,000
Pugo Central National High School	14,594,000	1,046,000	15,640,000	387,000
Rimos National High School		535,000	535,000	150,000
San Francisco National High School	6,321,000	550,000	6,871,000	150,000
San Gabriel Senior High School			-	415,000
San Gregorio National High School	6,116,000	492,000	6,608,000	150,000
San Jose National High School	7,483,000	671,000	8,154,000	150,000
San Juan Senior High School			-	827,000
San Julian Integrated School		381,000	381,000
San Luis National High School	6,072,000	538,000	6,610,000	150,000
San Simon Integrated School	1,907,000	357,000	2,264,000
Santiago Sur Integrated School	3,125,000	464,000	3,589,000	150,000
Santol Vocational High School (Santol National High School ) Lignay Annex		448,000	448,000	150,000
Santol Vocational High School (Santol National High School)	12,300,000	739,000	13,039,000	179,000
Saytan National High School	4,711,000	478,000	5,189,000	150,000
Sinapangan National High School	7,236,000	559,000	7,795,000	150,000
Southern Naguilian National High School (Magungunay National High School)	7,185,000	551,000	7,736,000	150,000
Sta. Teresa National High School	8,685,000	675,000	9,360,000	150,000
Sudipen Vocational High School	7,427,000	809,000	8,236,000	234,000
Suguidan Integrated School	2,035,000	385,000	2,420,000
Suyo National High School	6,204,000	604,000	6,808,000	164,000
Tagudtod National High School	5,691,000	671,000	6,362,000	150,000
Tanglag National High School	6,231,000	618,000	6,849,000	155,000
Upper Tumapoc National High School	895,000	418,000	1,313,000	150,000
Wenceslao National High School	5,990,000	532,000	6,522,000	150,000

Division of Laoag City	7,258,000	2,290,000	9,548,000	300,000

Division Office - Proper	316,000		316,000
Balatong Integrated School	4,579,000	1,049,000	5,628,000	150,000
Caaoacan High School	2,363,000	476,000	2,839,000	150,000
Rodolfo CG. Fariñas, Jr. National Science High School		267,000	267,000
San Mateo Integrated School		498,000	498,000

Division of Pangasinan I	882,719,000	74,160,000	956,879,000	21,420,000

Division Office - Proper	16,051,000		16,051,000
A.P. Guevarra Integrated School	5,393,000	503,000	5,896,000	150,000
Abagatanen Integrated School	3,535,000	370,000	3,905,000	150,000
Aguilar Integrated School	17,867,000	1,269,000	19,136,000	861,000
Aliaga High School	5,635,000	586,000	6,221,000	175,000
Ambayat Integrated School	2,413,000	421,000	2,834,000	150,000
Anda Integrated School	3,571,000	488,000	4,059,000	150,000
Arnedo National High School	8,979,000	618,000	9,597,000	327,000
Awag Integrated School	1,907,000	446,000	2,353,000
Bacnit Integrated School	5,249,000	485,000	5,734,000	150,000
Balangay National High School	8,793,000	720,000	9,513,000	159,000
Baloling National High School	4,945,000	422,000	5,367,000	150,000
Banaoang National High School	13,640,000	1,020,000	14,660,000	186,000
Bani East Integrated School	10,854,000	926,000	11,780,000	161,000
Banog Sur National High School	3,394,000	410,000	3,804,000	150,000
Barlo Integrated School	3,337,000	380,000	3,717,000	150,000
Bayambang National High School (Infanta)	7,136,000	627,000	7,763,000	208,000
Bayaoas National High School	13,418,000	1,101,000	14,519,000	261,000
Bayoyong National High School	3,595,000	418,000	4,013,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	913
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Beleng National High School	6,199,000	619,000	6,818,000	209,000
Bocboc East National High School	12,542,000	860,000	13,402,000	255,000
Bogtong National High School	8,013,000	708,000	8,721,000	227,000
Bolinao Integrated School	16,059,000	1,694,000	17,753,000	889,000
Botao National High School	11,998,000	948,000	12,946,000	184,000
Buenlag National High School	13,004,000	861,000	13,865,000	150,000
Bugallon Integrated School	32,283,000	2,350,000	34,633,000	922,000
Cabanaetan National High School	3,352,000	417,000	3,769,000	150,000
Cabayaoasan National High School	11,262,000	866,000	12,128,000	356,000
Cabungan National High School	6,758,000	559,000	7,317,000	150,000
Calbeg National High School	8,417,000	698,000	9,115,000	183,000
Camaley National High School	16,433,000	1,122,000	17,555,000	150,000
Canan National High School	8,918,000	743,000	9,661,000	243,000
Carot National High School	7,200,000	662,000	7,862,000	153,000
Catalino D. Cerezo National High School	5,153,000	540,000	5,693,000	177,000
Cato National High School	12,631,000	852,000	13,483,000	166,000
Catubig Integrated School	4,993,000	506,000	5,499,000	150,000
Catuday National High School	4,846,000	486,000	5,332,000	150,000
Clemente Cristobal National High School	4,724,000	401,000	5,125,000
Dalanguiring Integrated School	8,327,000	676,000	9,003,000	150,000
Dasol Integrated School	4,260,000	640,000	4,900,000
Dewey National High School	6,655,000	508,000	7,163,000	150,000
Domalandan Center Integrated School	11,809,000	1,136,000	12,945,000	352,000
Domingo P. Boquiren National High School	7,461,000	602,000	8,063,000	150,000
Don Gaudencio B. Dumlao National High School	6,167,000	480,000	6,647,000	150,000
Don Pedro National High School	8,174,000	652,000	8,826,000	168,000
Doyong Malabago National High School	18,970,000	1,237,000	20,207,000	245,000
Galarin National High School	11,929,000	886,000	12,815,000	234,000
Garrita National High School	6,480,000	516,000	6,996,000	150,000
Gayusan Integrated School	4,358,000	508,000	4,866,000	150,000
Hermosa National High School	7,927,000	818,000	8,745,000	183,000
Ilog Malino National High School	5,999,000	550,000	6,549,000	150,000
Infanta Integrated School	11,764,000	1,010,000	12,774,000	431,000
Lareg-Lareg National High School	5,180,000	518,000	5,698,000	150,000
Liwa-liwa Integrated School	4,438,000	475,000	4,913,000	150,000
Lokeb Norte National High School	7,064,000	636,000	7,700,000	150,000
Lokeb Sur National High School	15,495,000	1,059,000	16,554,000	327,000
Luciente II National High School	8,054,000	777,000	8,831,000	243,000
Luna National High School	12,408,000	1,072,000	13,480,000	354,000
Lunec National High School	7,146,000	617,000	7,763,000	158,000
Mabulitec Integrated School	6,554,000	561,000	7,115,000	150,000
Macaleeng National High School	5,362,000	548,000	5,910,000	150,000
Magalong National High School	8,144,000	693,000	8,837,000	150,000
Malawa Integrated School	6,964,000	563,000	7,527,000	150,000
Malimpin National High School	6,251,000	495,000	6,746,000	150,000
Mapita Integrated School	1,907,000	380,000	2,287,000
Matic-Matic National High School	9,271,000	782,000	10,053,000	263,000
Minien National High School	11,041,000	828,000	11,869,000	204,000
Moises Rebamontan National High School	11,847,000	944,000	12,791,000	221,000
Naguilayan National High School	3,445,000	442,000	3,887,000	150,000
Nalsian Tomling National High School	12,937,000	965,000	13,902,000	303,000
Nancapian National High School	3,629,000	423,000	4,052,000	150,000
Olo National High School	6,239,000	641,000	6,880,000	164,000
Paitan Integrated School	8,360,000	784,000	9,144,000	159,000
Palapar National High School	5,993,000	571,000	6,564,000	177,000
Pangascasan Integrated School	9,519,000	720,000	10,239,000	191,000
Pita Integrated School		276,000	276,000
Pogoruac National High School	11,619,000	932,000	12,551,000	296,000
Portic Integrated School	4,610,000	468,000	5,078,000	150,000
Primicias National High School	7,593,000	556,000	8,149,000	150,000
Quetegan National High School	9,062,000	796,000	9,858,000	204,000
Quinaoayanan National High School	6,382,000	575,000	6,957,000	150,000
Ramon Magsaysay Integrated School	4,382,000	507,000	4,889,000	150,000
Ranao National High School	9,332,000	671,000	10,003,000	150,000
Ranom Iloco National High School	7,541,000	655,000	8,196,000	150,000
Real National High School	14,257,000	947,000	15,204,000	265,000

914	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Samoaloc National High School	10,211,000	802,000	11,013,000	275,000
San Jose National High School, Anda	11,160,000	851,000	12,011,000	247,000
San Julian National High School	8,390,000	701,000	9,091,000	252,000
San Miguel National High School, Bani	5,802,000	550,000	6,352,000	150,000
Sanlibo National High School	10,183,000	797,000	10,980,000	159,000
Sapa Grande Integrated School	3,337,000	370,000	3,707,000	150,000
Siapar Integrated School	1,207,000	396,000	1,603,000
Tagudin National High School	14,753,000	1,187,000	15,940,000	377,000
Talospatang National High School	14,029,000	997,000	15,026,000	285,000
Tambobong National High School	9,540,000	761,000	10,301,000	250,000
Tampac Integrated School	2,287,000	548,000	2,835,000	150,000
Tanolong National High School	8,013,000	733,000	8,746,000	260,000
Tiep National High School	7,238,000	642,000	7,880,000	150,000
Tobor National High School	6,536,000	671,000	7,207,000	158,000
Tondol National High School	7,840,000	681,000	8,521,000	190,000
Torres National High School	10,087,000	798,000	10,885,000	150,000
Tuliao National High School	12,052,000	813,000	12,865,000	248,000
Tupa Integrated School	5,653,000	482,000	6,135,000	150,000
Urbiztondo Integrated School	27,598,000	2,182,000	29,780,000	675,000

Division of Pangasinan II	600,698,000	52,756,000	653,454,000	14,346,000

Division Office - Proper	10,924,000		10,924,000
Alejandro F. Oligan National High School	11,691,000	911,000	12,602,000	241,000
Alibeng National High School	5,082,000	418,000	5,500,000	150,000
Amagbagan National High School	5,864,000	480,000	6,344,000	150,000
Ambalangan-Dalin National High School	5,154,000	524,000	5,678,000	150,000
Anonang National High School	11,603,000	950,000	12,553,000	398,000
Ariston Bantog National High School	11,778,000	810,000	12,588,000	150,000
Baguinay National High School	7,063,000	524,000	7,587,000	150,000
Baluyot National High School	5,996,000	574,000	6,570,000	150,000
Bantay Insik Integrated School	3,537,000	505,000	4,042,000	150,000
Baracbac National High School	7,462,000	616,000	8,078,000	150,000
Barangobong National High School	7,143,000	516,000	7,659,000	150,000
Batasan National High School	6,448,000	465,000	6,913,000	150,000
Bersamin Agro-Industrial High School	9,548,000	770,000	10,318,000	166,000
Binday National High School	8,684,000	679,000	9,363,000	150,000
Bugayong Integrated School	6,586,000	783,000	7,369,000	150,000
Bulaoen East National High School	6,907,000	524,000	7,431,000	177,000
Cabalitian National High School	3,496,000	410,000	3,906,000	150,000
Cabanbanan National High School	13,490,000	1,024,000	14,514,000	445,000
Cacabugaoan National High School	2,920,000	386,000	3,306,000	150,000
Calepaan Integrated School		281,000	281,000
Calmay Integrated School	3,159,000	362,000	3,521,000
Caloscaoayan National High School	15,178,000	1,084,000	16,262,000	260,000
Canarvacanan National High School	3,793,000	389,000	4,182,000	150,000
Capulaan National High School	7,343,000	662,000	8,005,000	150,000
Carusucan Norte National High School	6,456,000	583,000	7,039,000	150,000
Carusucan Sur National High School	6,265,000	674,000	6,939,000	150,000
Castusu Integrated School	2,742,000	327,000	3,069,000
Dalumpinas National High School	6,222,000	447,000	6,669,000	150,000
Dilan Integrated School	5,930,000	727,000	6,657,000	150,000
Don Amadeo Perez, Sr. National High School	6,661,000	510,000	7,171,000	150,000
Don Benito Agro-Industrial High School	6,333,000	564,000	6,897,000	150,000
Don Robert Estrella, Sr. National High School	2,797,000	388,000	3,185,000	150,000
Don Valentin Torres Integrated School	3,217,000	471,000	3,688,000	150,000
Dungon Integrated School	3,358,000	462,000	3,820,000	150,000
Esperanza National High School	3,291,000	465,000	3,756,000	150,000
Eugenio Perez National High School	6,258,000	658,000	6,916,000	150,000
Flores Integrated School	12,302,000	1,074,000	13,376,000	305,000
Flores National High School	7,050,000	607,000	7,657,000	150,000
Gombio-Panaga Integrated School	2,853,000	364,000	3,217,000
Gueguesangen Integrated School	6,773,000	809,000	7,582,000	235,000
La Paz National High School	15,753,000	1,106,000	16,859,000	338,000
Labayug National High School	8,140,000	647,000	8,787,000	150,000
Lagasit National High School	6,151,000	565,000	6,716,000	150,000
Lipit National High School	7,221,000	516,000	7,737,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	915
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Lumayao Integrated School	4,187,000	531,000	4,718,000	150,000
Macayo Integrated School	4,273,000	494,000	4,767,000	150,000
Malico National High School	3,066,000	384,000	3,450,000	150,000
Mangaldan Integrated School	11,880,000	982,000	12,862,000	292,000
Maseil-seil National High School	7,138,000	552,000	7,690,000	151,000
Nama National High School	6,408,000	713,000	7,121,000	159,000
Nantangalan National High School	9,617,000	766,000	10,383,000	150,000
Palguyod National High School	7,200,000	565,000	7,765,000	150,000
Panganiban National High School	8,228,000	603,000	8,831,000	150,000
Piaz National High School	8,131,000	772,000	8,903,000	161,000
Pindangan National High School, Sison	8,462,000	498,000	8,960,000	150,000
Pinmilapil National High School	6,643,000	559,000	7,202,000	150,000
Prado National High School	7,501,000	703,000	8,204,000	150,000
Raja! Angayan National High School	8,946,000	736,000	9,682,000	193,000
Robert Estrella National High School	12,328,000	905,000	13,233,000	250,000
Rosario National High School	6,208,000	444,000	6,652,000	150,000
Salud-San Eugenio National High School	5,058,000	441,000	5,499,000	150,000
San Antonio National High School	5,998,000	774,000	6,772,000	150,000
San Aurelio National High School	7,913,000	603,000	8,516,000	164,000
San Fabian Integrated School	10,126,000	797,000	10,923,000	261,000
San Felipe Integrated School	5,534,000	612,000	6,146,000	150,000
San Felipe National High School	8,685,000	773,000	9,458,000	201,000
San Isidro National High School	6,845,000	608,000	7,453,000	150,000
San Juan National High School	6,316,000	579,000	6,895,000	150,000
San Leon National High School	6,376,000	578,000	6,954,000	150,000
San Luis National High School	11,853,000	770,000	12,623,000	179,000
San Macario National High School	3,735,000	489,000	4,224,000	150,000
San Miguel National High School	4,180,000	440,000	4,620,000	150,000
San Pedro Apartado National High School	9,651,000	784,000	10,435,000	252,000
San Rafael National High School	4,926,000	580,000	5,506,000	150,000
San Vicente West Integrated School	2,227,000	343,000	2,570,000	150,000
Sison Central Integrated School	7,969,000	736,000	8,705,000	191,000
Sta. Cruz Integrated School	3,179,000	555,000	3,734,000	150,000
Sta. Maria East Integrated School	11,350,000	1,121,000	12,471,000	469,000
Sta. Maria National High School, Binalonan	11,009,000	835,000	11,844,000	150,000
Sta. Maria National High School, San Nicolas	8,227,000	704,000	8,931,000	158,000
Sto. Domingo National High School	7,412,000	595,000	8,007,000	150,000
Sto. Tomas National High School	6,847,000	577,000	7,424,000	150,000
Sumabnit National High School	6,770,000	509,000	7,279,000	150,000
Tombod Integrated School	4,070,000	438,000	4,508,000	150,000
Unzad National High School	7,604,000	697,000	8,301,000	150,000

Division of San Carlos City	131,840,000	11,090,000	142,930,000	2,434,000

Division Office - Proper	2,368,000		2,368,000
Agdao Integrated School	9,990,000	952,000	10,942,000	183,000
Bacnar National High School	11,083,000	773,000	11,856,000	150,000
Bolingit National High School	9,023,000	657,000	9,680,000	150,000
Candido Marcellano Integrated School		322,000	322,000
Cobol National High School	6,647,000	618,000	7,265,000	150,000
Coliling National High School	10,864,000	831,000	11,695,000	166,000
Doyong National High School	12,582,000	886,000	13,468,000	219,000
Guelew Integrated School	6,843,000	788,000	7,631,000	150,000
Libas National High School	7,992,000	674,000	8,666,000	150,000
Lilimasan National High School	6,147,000	521,000	6,668,000	150,000
Mabalbalino National High School	11,336,000	889,000	12,225,000	263,000
Malacñang National High Schoo	10,048,000	722,000	10,770,000	163,000
Salinap National High School	10,825,000	798,000	11,623,000	191,000
Tamayo National High School	8,214,000	793,000	9,007,000	199,000
Tarece Integrated School	7,878,000	866,000	8,744,000	150,000

Division of San Fernando City	41,501,000	5,717,000	47,218,000	1,068,000

Division Office - Proper	820,000		820,000
Bangbangolan National High School	4,280,000	448,000	4,728,000	150,000
Dr. Quintin Balcita, Sr. National High School	7,484,000	699,000	8,183,000	168,000
La Union National High School - Sacyud Annex	2,031,000	384,000	2,415,000	150,000
Lingsat Integrated School		729,000	729,000

916	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Nagyubuyuban Integrated School		300,000	300,000	150,000
Pagudpud Integrated School		353,000	353,000
Pao National High School	2,877,000	360,000	3,237,000	150,000
San Fernando City National Vocational High School	5,184,000	652,000	5,836,000
San Fernando City SPED High School	2,350,000	288,000	2,638,000	150,000
San Fernando South Central Integrated School	16,475,000	1,242,000	17,717,000	150,000
Sibuan-Otong Integrated School		262,000	262,000

Division of Urdaneta City	133,435,000	11,022,000	144,457,000	2,769,000

Division Office - Proper	2,256,000		2,256,000
Anonas National High School	10,368,000	821,000	11,189,000	150,000
Bactad East High School	5,577,000	430,000	6,007,000	150,000
Cabaruan National High School	12,187,000	845,000	13,032,000	235,000
Cabuloan National High School	7,838,000	647,000	8,485,000	150,000
Calegu Integrated School	762,000	298,000	1,060,000
Camabu National High School	6,739,000	553,000	7,292,000	150,000
Camantiles National High School	9,833,000	793,000	10,626,000	237,000
Casabula National High School	4,286,000	392,000	4,678,000	150,000
Catablan National High School	8,167,000	737,000	8,904,000	155,000
Cayambanan National High School	9,029,000	633,000	9,662,000	150,000
Don Alipio Fernandez, Sr. Integrated School	3,690,000	494,000	4,184,000	150,000
Don Antonio Bongolan National High School	10,508,000	707,000	11,215,000	150,000
Labit National High School	7,435,000	582,000	8,017,000	150,000
Mariano Q. Umipig National High School	9,520,000	686,000	10,206,000	150,000
Nancalobasaan National High School	7,697,000	671,000	8,368,000	151,000
Palina West National High School	6,048,000	579,000	6,627,000	150,000
Pedro T. Orata National High School	7,669,000	670,000	8,339,000	191,000
San Jose Leet Integrated School	3,826,000	484,000	4,310,000	150,000

Division of Vigan City	19,673,000	1,610,000	21,283,000	380,000

Division Office - Proper	463,000		463,000
Vigan East National High School	13,687,000	1,082,000	14,769,000	230,000
Vigan West National High School	5,523,000	528,000	6,051,000	150,000

Cordillera Administrative Region (CAR)	1,349,898,000	137,386,000	1,487,284,000	29,449,000

Division of Abra	209,149,000	20,007,000	229,156,000	5,388,000

Division Office - Proper	3,377,000		3,377,000
Abas National High School	3,698,000	485,000	4,183,000	150,000
Abra High School - Calot Extension		349,000	349,000
An-Anaao Integrated School		302,000	302,000
Baay National High School	7,004,000	559,000	7,563,000	158,000
Baay National High School - Extension		336,000	336,000
Ba-i Integrated School		172,000	172,000
Bolbolo National High School	3,581,000	349,000	3,930,000	150,000
Boliney National High School	4,413,000	434,000	4,847,000	150,000
Caganayan National High School	3,474,000	356,000	3,830,000
Capitan National High School	5,742,000	495,000	6,237,000	150,000
Cayapa National High School	6,600,000	470,000	7,070,000	150,000
Dalit National High School	8,474,000	636,000	9,110,000	215,000
Dilong National High School	4,366,000	372,000	4,738,000	150,000
Dugong National High School	6,778,000	582,000	7,360,000	150,000
Gaddani National High School	15,183,000	1,094,000	16,277,000	380,000
La Paz Integrated School	382,000	372,000	754,000
Langiden National High School	5,151,000	463,000	5,614,000	150,000
Layugan Integrated School		181,000	181,000
Licuan Integrated School		193,000	193,000
Lul-luno National High School	3,619,000	383,000	4,002,000	150,000
Lumaba Integrated School		195,000	195,000
Luzong National High School	4,376,000	448,000	4,824,000	150,000
Maguyepyep Integrated School		177,000	177,000
Marc Israel B. Bernos Memorial National High School	12,532,000	983,000	13,515,000	398,000
Naglibacan Integrated School		185,000	185,000
Pangtod National High School	7,746,000	598,000	8,344,000	173,000
Penarrubia Integrated School	3,432,000	570,000	4,002,000	150,000
Pulot National High School	7,737,000	634,000	8,371,000	151,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	917

DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Quidaoen National High School	3,623,000	395,000	4,018,000	150,000
Rosalio Eduarte National High School	9,800,000	836,000	10,636,000	191,000
San Isidro National High School	7,449,000	670,000	8,119,000	171,000
San Jose Catacdegan National High School	15,035,000	1,105,000	16,140,000	410,000
San Quintin National High School	7,028,000	608,000	7,636,000	201,000
Supo National High School	3,707,000	406,000	4,113,000	150,000
Suyo National High School	13,594,000	970,000	14,564,000	299,000
Tagodtod National High School	10,281,000	737,000	11,018,000	181,000
Tiempo National High School	4,809,000	465,000	5,274,000	150,000
Tineg National High School	5,979,000	471,000	6,450,000	150,000
Tuquib Integrated School		190,000	190,000
Western Abra National High School	10,179,000	781,000	10,960,000	210,000

Division of Apayao	154,039,000	18,096,000	172,135,000	3,796,000

Division Office - Proper	2,578,000		2,578,000
Allig National Agricultural and Trade School	4,360,000	615,000	4,975,000	150,000
Apayao Science High School	5,509,000	623,000	6,132,000	219,000
Bacda National High School	8,383,000	748,000	9,131,000	184,000
Butao Integrated School		190,000	190,000
Calanasan National High School	6,002,000	511,000	6,513,000	150,000
Conner National High School	10,533,000	772,000	11,305,000	150,000
Consuelo National High School	1,986,000	278,000	2,264,000
Cupis National High School		573,000	573,000	150,000
Gov. Benjamin Leguiab, Sr. Memorial National High School	5,517,000	667,000	6,184,000	150,000
Guina-ang National High School	2,379,000	384,000	2,763,000
Ili National High School	4,375,000	612,000	4,987,000
Kabugao Agro-Industrial High School	10,418,000	578,000	10,996,000	168,000
Kabugao National High School		535,000	535,000	150,000
Luna National High School	10,291,000	1,057,000	11,348,000	329,000
Marag Valley Agricultural and Trade High School	4,131,000	383,000	4,514,000
Mataguisi Comprehensive High School	5,788,000	570,000	6,358,000	170,000
Mayor Bartolome Serut National Agricultural and Trade High School	5,247,000	421,000	5,668,000
Mayor Guillermo Barsatan School of Arts and Trades	5,408,000	804,000	6,212,000	151,000
Mayor Ricardo de San Jose, Sr. Comprehensive High School	6,598,000	763,000	7,361,000	166,000
Musimut National High School		566,000	566,000
Pio Dalim Memorial School of Arts and Trades	9,049,000	639,000	9,688,000	150,000
Pudtol National High School	10,570,000	1,231,000	11,801,000	385,000
Sacpil National High School	1,601,000	332,000	1,933,000
San Francisco National Agricultural and Trade High School	2,771,000	322,000	3,093,000
Sipa-Imelda National High School	6,766,000	548,000	7,314,000	150,000
Sta. Filomena School of Arts and Trades		321,000	321,000	150,000
Sta. Marcela National High School	9,396,000	859,000	10,255,000	215,000
Swan National Agricultural and Trade High School	3,166,000	377,000	3,543,000
Talifugo National High School	4,563,000	529,000	5,092,000	150,000
Tanglagan National High School		412,000	412,000	150,000
Tawit National High School	1,531,000	364,000	1,895,000
Tumog National Agricultural and Trade High School	5,123,000	512,000	5,635,000	159,000

Division of Baguio City	101,309,000	12,714,000	114,023,000	1,350,000

Division Office - Proper	2,086,000		2,086,000
Baguio City National High School - Fort del Pilar Annex		1,013,000	1,013,000
Baguio City National High School - Hillside Extension		474,000	474,000
Baguio City National Science High School	3,813,000	1,618,000	5,431,000	900,000
Bakakeng National High School (Baguio City NHS - Bakakeng Annex)	5,475,000	566,000	6,041,000
Dominican-Mirador National High School (Pines City National High School - Dominican Mirador Annex)	4,210,000	468,000	4,678,000
Doña Aurora National High School (Baguio City National High School - Doña Aurora Annex)	11,139,000	1,034,000	12,173,000
Happy Hollow National High School (Baguio City National High School - Happy Hollow Annex)	3,353,000	371,000	3,724,000
Joaquin Smith National High School	13,967,000	1,129,000	15,096,000	150,000
Lindawan National High School (Baguio City National High School - Lindawan Annex)	3,409,000	433,000	3,842,000

918	OFFICIAL GAZETTE	VOL. 116, NO. 52

GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Pinget National High School (Pines City National High School - Pinsao Extension)	5,564,000	865,000	6,429,000
Pinsao National High School	11,965,000	868,000	12,833,000
Quezon Hill National High School (Pines City National High School - Quezon Hill Annex)	9,792,000	985,000	10,777,000
Rizal National High School (Baguio City National High School - Rizal Annex)	11,538,000	1,209,000	12,747,000
San Vicente National High School (Baguio City National High School - San Vicente Annex)	8,539,000	940,000	9,479,000	150,000
Sto. Tomas National High School (Baguio City National High School - Sto. Tomas Annex)	6,459,000	741,000	7,200,000	150,000
Division of Benguet	225,187,000	25,302,000	250,489,000	6,469,000

Division Office - Proper	3,777,000		3,777,000
Adaoay National High School	6,906,000	570,000	7,476,000	150,000
Adaoay National High School - Abucot Extension		341,000	341,000	150,000
Ambiong National High School		220,000	220,000
Ampucao National High School	7,428,000	656,000	8,084,000	153,000
Ampusongan National High School	10,468,000	616,000	11,084,000	150,000
Ampusongan National High School - Kayapa Extension		341,000	341,000	150,000
Bakun National High School	6,659,000	510,000	7,169,000	150,000
Bakun National High School - Sinacbat Extension		319,000	319,000	150,000
Balili National High School	9,025,000	607,000	9,632,000	150,000
Balili National High School - Cabacab Annex		296,000	296,000	150,000
Bangao National High School	9,201,000	743,000	9,944,000	201,000
Bedbed National High School	3,547,000	387,000	3,934,000	150,000
Benguet National High School - Alno Extension		571,000	571,000	150,000
Benguet National High School - Bineng Annex		428,000	428,000	150,000
Benguet National High School - Puguis Annex		461,000	461,000
Binga National High School	4,499,000	480,000	4,979,000	150,000
Bulalacao National High School	6,035,000	520,000	6,555,000	150,000
Cabiten National High School	3,907,000	478,000	4,385,000	150,000
Camp 30 National High School	1,712,000	534,000	2,246,000	150,000
Catlubong National High School	6,248,000	546,000	6,794,000	150,000
Cayapas Integrated School		184,000	184,000
Cordillera Regional Science High School	10,297,000	1,643,000	11,940,000	247,000
Daklan National High School	3,659,000	565,000	4,224,000	150,000
Datakan Integrated School		230,000	230,000
Eastern La Trinidad National High School	8,453,000	780,000	9,233,000	150,000
Evelio Javier Memorial National High School	14,428,000	880,000	15,308,000	150,000
Evelio Javier Memorial National High School - Annex, Ansagan		336,000	336,000	150,000
Fianza Memorial National High School - Bantic Annex		251,000	251,000
Fianza Memorial National High School - Tinongdan	4,383,000	579,000	4,962,000	150,000
Gov. Bado Dangwa Agro-Industrial School - Taba-ao Annex		403,000	403,000	150,000
Guinaoang National High School	8,073,000	703,000	8,776,000	164,000
Kapangan Central National High School	8,915,000	683,000	9,598,000	150,000
Kapangan National High School	6,937,000	506,000	7,443,000	150,000
Laurencio Fianza National High School	5,734,000	551,000	6,285,000	151,000
Loacan National High School (Alejo M. Pacalso Memorial National High School)	4,209,000	555,000	4,764,000	150,000
Madaymen National High School	5,980,000	564,000	6,544,000	150,000
Sablan National High School	8,880,000	752,000	9,632,000	153,000
Sablan National High School - Balluay Extension	443,000	299,000	742,000
Sinipsip National High School	12,025,000	725,000	12,750,000	150,000
Sinipsip National High School - Natubleng Extension		331,000	331,000	150,000
Tabio National High School	4,786,000	467,000	5,253,000	150,000
Tacadang National High School	3,322,000	338,000	3,660,000	150,000
Taloy Sur National High School	6,552,000	673,000	7,225,000	150,000
Tawangan-Lusod National High School	4,469,000	386,000	4,855,000	150,000
Tuba Central National High School	10,048,000	752,000	10,800,000	150,000
Tublay National Trade High School	4,904,000	441,000	5,345,000	150,000
Tublay School of Home Industries - Ambuklao Annex		406,000	406,000	150,000
Twin Peaks National High School (Tuba National High School, Twin Peaks)	9,278,000	695,000	9,973,000	150,000
Division of Ifugao	183,614,000	17,786,000	201,400,000	4,218,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	919
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Division Office - Proper	3,000,000		3,000,000
Aguinaldo National High School	8,020,000	707,000	8,727,000	150,000
Alupapan Integrated School		364,000	364,000	150,000
Asipulo National High School	8,577,000	754,000	9,331,000	150,000
Ayangan National Agricultural & Vocational High School	4,950,000	488,000	5,438,000	150,000
Banaue National High School Extension		381,000	381,000	150,000
Bangbang National High School	4,344,000	443,000	4,787,000	150,000
Caba National High School	4,100,000	395,000	4,495,000
Camandag National High School	3,432,000	428,000	3,860,000	150,000
Caragasan National High School	6,646,000	580,000	7,226,000
Danggo National High School	3,970,000	332,000	4,302,000
Eastern Potia National High School	9,467,000	727,000	10,194,000	191,000
Gohang National High School	9,061,000	689,000	9,750,000	150,000
Haliap National High School	9,879,000	741,000	10,620,000	150,000
Hapid National High School	16,734,000	852,000	17,586,000	150,000
Hapid National High School - Bimpal Annex		781,000	781,000	275,000
Hungduan National High School	7,429,000	675,000	8,104,000	150,000
lfugao Provincial Science High School	6,025,000	713,000	6,738,000	429,000
Kalanguya National High School	2,896,000	367,000	3,263,000	150,000
Kiangan National High School	7,918,000	658,000	8,576,000	150,000
Lagawe National High School	5,559,000	505,000	6,064,000
Lawig National High School Extension		330,000	330,000
Mongilit Ligmayo National High School	5,546,000	471,000	6,017,000
Mungayang National High School		222,000	222,000
Natcak National High School (Haliap National High School - Ammoweg Annex)	2,558,000	366,000	2,924,000	150,000
Pinto National High School	8,234,000	655,000	8,889,000	150,000
Rufino E. Chungalao Science High School	4,481,000	478,000	4,959,000	150,000
SHS within Namulditan ES			-	299,000
Southern Hingyon National High School	10,816,000	773,000	11,589,000
Tinoc National High School	10,767,000	934,000	11,701,000	199,000
Tulaed National High School	5,617,000	604,000	6,221,000
Ubao National High School	13,588,000	902,000	14,490,000	275,000
Ubao National High School Extension		471,000	471,000	150,000

Division of Kalinga	141,598,000	13,341,000	154,939,000	3,782,000

Division Office - Proper	2,312,000		2,312,000
Allaquia National High School	2,752,000	411,000	3,163,000	150,000
Asibanglan National High School (Kalinga National High School - Asibanglan Annex)	3,747,000	395,000	4,142,000
Balbalan National High School		278,000	278,000
Bangad National High School	5,785,000	569,000	6,354,000	150,000
Batong Buhay National High School (Pasil National High School - Batong Buhay Annex)	5,099,000	429,000	5,528,000
Biga National High School		321,000	321,000	150,000
Cal-owan National High School	5,950,000	718,000	6,668,000	150,000
Camalog National High School	7,737,000	561,000	8,298,000	150,000
Cawagayan National High School	7,149,000	626,000	7,775,000	150,000
Central Pasil National High School (Pasil National High School - Amdalao National High School Annex)	9,049,000	697,000	9,746,000	150,000
Kinama National High School	6,145,000	541,000	6,686,000	150,000
Limos National High School	6,775,000	414,000	7,189,000	150,000
Lubuagan National High School	5,958,000	475,000	6,433,000	150,000
Macutay-Palao National High School	9,455,000	882,000	10,337,000	294,000
Magtoma National High School	12,794,000	715,000	13,509,000	150,000
Malagnat National High School		404,000	404,000	150,000
Mananig National High School (Kalinga National High School - Mananig Annex)	3,237,000	354,000	3,591,000
Pasil National High School	6,160,000	538,000	6,698,000	150,000
Santor National High School		443,000	443,000	150,000
SHS in Lubuagan, Kalinga			-	338,000
Socbot National High School (Cawagayan National High School - Socbot Annex)	4,965,000	443,000	5,408,000	150,000
Southern Tinglayan National High School	6,583,000	629,000	7,212,000	150,000
Sumadel National High School	7,477,000	474,000	7,951,000	150,000

920	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Taloctoc General Comprehensive National High School (Tanudan Vocational School - Taloctoc Annex)	3,743,000	336,000	4,079,000	150,000
National High School	6,341,000	433,000	6,774,000	150,000
Tappo Vocational High School	5,601,000	558,000	6,159,000
Tanudan Tinglayan National High School	3,592,000	355,000	3,947,000	150,000
Western Kalinga National High School	3,192,000	342,000	3,534,000	150,000

Division of Mt. Province	255,080,000	22,762,000	277,842,000	3,357,000

Division Office - Proper	4,175,000		4,175,000
Abatan National High School	2,823,000	333,000	3,156,000
Agawa National High School	3,178,000	309,000	3,487,000
Albago National High School	5,805,000	444,000	6,249,000
Am-Am National High School	4,255,000	388,000	4,643,000
Ankileng National High School	8,164,000	485,000	8,649,000	150,000
Anonat National Agricultural and Vocational High School	3,801,000	435,000	4,236,000	150,000
Bacarri National Trade Agricultural High School - Bunot Extension		257,000	257,000
Bagnen National High School	4,320,000	394,000	4,714,000
Balaoa National High School (Tadian School of Arts and Trades - Balaoa Extension)	3,233,000	296,000	3,529,000
Balugan National High School	3,798,000	372,000	4,170,000
Banao National High School	6,523,000	456,000	6,979,000
Banawel National High School	2,770,000	389,000	3,159,000
Bangaan National High School	7,276,000	530,000	7,806,000
Banguitan National High School	3,246,000	315,000	3,561,000
Bansa National High School	3,704,000	420,000	4,124,000
Barlig National High School	6,566,000	444,000	7,010,000
Belwang National High School	3,678,000	302,000	3,980,000
Besao National High School	3,650,000	544,000	4,194,000	159,000
Betwagan National High School	6,153,000	529,000	6,682,000
Bunga National High School	2,677,000	414,000	3,091,000
Buringal National High School	4,340,000	448,000	4,788,000
Butigue National High School	5,666,000	511,000	6,177,000	239,000
Cagubatan National High School	6,015,000	488,000	6,503,000	150,000
Dacudac National High School	3,587,000	374,000	3,961,000	150,000
Dalican National High School	3,400,000	312,000	3,712,000
Data National High School	2,993,000	312,000	3,305,000
Guinaang National High school	5,445,000	470,000	5,915,000
Guinzadan National High School - Mayag Extension	1,146,000	267,000	1,413,000
Kadaclan National High School	4,930,000	424,000	5,354,000
Leseb National High School	3,568,000	333,000	3,901,000
Lias National High School	3,352,000	308,000	3,660,000
Lubon National High School	8,432,000	509,000	8,941,000	150,000
Lubon National High School - Mabalite Extension	382,000	303,000	685,000
Mabaay National High School	9,203,000	521,000	9,724,000	150,000
Masla National High School	6,732,000	464,000	7,196,000	150,000
Mt. Data National High School	9,205,000	702,000	9,907,000	336,000
Namatec National High School	4,230,000	386,000	4,616,000
Natonin Senior High School			-	535,000
Otucan-Bila National High School	6,802,000	570,000	7,372,000	239,000
Palitod National High School	5,288,000	508,000	5,796,000
Pingad National High School	7,678,000	622,000	8,300,000	194,000
Sabangan National High School	6,587,000	547,000	7,134,000	150,000
Saclit National High School	3,232,000	366,000	3,598,000
Sadanga National Technical-Vocational and Skills Training High School	6,962,000	657,000	7,619,000	150,000
Sagada National High School	6,316,000	549,000	6,865,000	305,000
Saliok National Technical-Vocational and Skills Training High School	3,560,000	392,000	3,952,000
San Rafael National High School	5,909,000	478,000	6,387,000
Sta. Isabel National High School	4,293,000	417,000	4,710,000
Subaba National High School	3,228,000	355,000	3,583,000
Talubin National High School	4,618,000	428,000	5,046,000
Tamboan National High School	3,254,000	327,000	3,581,000
Tapapan National High School	5,309,000	458,000	5,767,000
Tipunan National High School	6,049,000	554,000	6,603,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	921
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Tucucan National High School	3,574,000	346,000	3,920,000

Division of Tabuk City	79,922,000	7,378,000	87,300,000	1,089,000

Division Office - Proper	1,399,000		1,399,000
Agbannawag National High School	18,914,000	1,253,000	20,167,000	339,000
Bado Dangwa National High School (Tuga National High School - Bado Dangwa Annex)	5,799,000	673,000	6,472,000	150,000
Balawag National High School	4,820,000	511,000	5,331,000	150,000
Balong National High School (Tabuk National High School - Balong Annex)	5,037,000	495,000	5,532,000
Bulo National High School (Sumadel National High School - Bulo Annex)	5,147,000	412,000	5,559,000
Calaccad High School	5,702,000	410,000	6,112,000
Cudal National High School	5,421,000	514,000	5,935,000	150,000
Dilag Integrated School	2,317,000	433,000	2,750,000
Eastern Kalinga National High School	3,484,000	400,000	3,884,000
Nambaran Agro- Industrial National High School (Nambaran National High School)	5,954,000	582,000	6,536,000	150,000
Nambucayan National High School	3,751,000	394,000	4,145,000
Naneng National High School	6,653,000	415,000	7,068,000
Naneng National High School - Mosimos Extension		338,000	338,000
New Tanglag National High School	5,524,000	548,000	6,072,000	150,000

Region II - Cagayan Valley	2,245,091,000	214,610,000	2,459,701,000	57,173,000

Division of Batanes	29,254,000	2,253,000	31,507,000	750,000

Division Office - Proper	520,000		520,000
Batanes General Comprehensive High School (BPC-Uyugan High School)	5,140,000	421,000	5,561,000	150,000
lthud Integrated School	4,681,000	478,000	5,159,000	150,000
Ivana National High School	8,301,000	509,000	8,810,000	150,000
Mahatao National High School	7,551,000	488,000	8,039,000	150,000
Raele Integrated School	3,061,000	357,000	3,418,000	150,000

Division of Cagayan	950,532,000	77,487,000	1,028,019,000	26,622,000

Division Office - Proaer	15,644,000		15,644,000
Afusing National High School	13,317,000	987,000	14,304,000	283,000
Alcala Rural School - Baybayog	18,555,000	1,349,000	19,904,000	660,000
Alig Valley National High School	5,801,000	464,000	6,265,000	150,000
Amulung National High School - Baculud Extension	837,000	412,000	1,249,000	150,000
Andarayan National High School	27,232,000	1,976,000	29,208,000	832,000
Aparri East National High School	26,143,000	2,011,000	28,154,000	929,000
Babuyan Claro Integrated School	4,078,000	456,000	4,534,000	150,000
Baggao National Agricultural School - Sta. Margarita Annex	7,875,000	896,000	8,771,000	319,000
Baggao National High School	30,750,000	2,044,000	32,794,000	984,000
Baggao National High School - Agaman Annex	7,447,000	753,000	8,200,000	177,000
Baggao NationalLgli h School - Imurung Annex	9,141,000	703,000	9,844,000	173,000
Baggao National School of Arts and Trades	17,368,000	1,327,000	18,695,000	267,000
Ballesteros National High School	36,430,000	2,655,000	39,085,000	1,320,000
Baua High School - Cabiraoan Annex	4,957,000	567,000	5,524,000	150,000
Baua National High School	14,288,000	1,068,000	15,356,000	458,000
Bayabat National High School	11,154,000	647,000	11,801,000	150,000
Bayabat National High School - La Suerte Extension	1,671,000	468,000	2,139,000	150,000
Bidduang National High School	8,565,000	658,000	9,223,000	179,000
Bural Integrated School		174,000	174,000
Cabatacan High School	12,139,000	821,000	12,960,000	209,000
Cabatacan High School - Nabannagan Annex	7,506,000	679,000	8,185,000	163,000
Cabbo National High School	12,338,000	965,000	13,303,000	243,000
Calaoagan Dackel National High School	30,830,000	1,624,000	32,454,000	560,000
Calaoagan Dackel National High School - Capissayan Annex		698,000	698,000	259,000
Calayan High School	18,699,000	965,000	19,664,000	507,000
Calayan High School - Dibay Extension	2,048,000	407,000	2,455,000
Calayan High School Annex (Camiguin)	3,515,000	530,000	4,045,000
Calayan High School - Dilam Extension		375,000	375,000
Callao Norte High School	7,537,000	527,000	8,064,000	150,000
Casambalangan National High School (Sta. Ana High School)	10,254,000	817,000	11,071,000	204,000

922	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Cataratan Integrated School	3,418,000	403,000	3,821,000	150,000
Catotoran Integrated School	1,207,000	478,000	1,685,000
Claveria National High School	3,578,000	388,000	3,966,000	150,000
Cordova National High School	17,460,000	1,056,000	18,516,000	377,000
Cordova National High School - Pacac Grande - Tana Extension	7,464,000	862,000	8,326,000	268,000
Dadda National High School	5,915,000	600,000	6,515,000	191,000
Dassun National High School	8,801,000	696,000	9,497,000	166,000
David M. Puzon Memorial National High School	13,416,000	956,000	14,372,000	314,000
Don Mariano Marcos High School	17,322,000	1,148,000	18,470,000	415,000
Don Severino Paglilauan High School (Nannarian National High School)	15,183,000	1,170,000	16,353,000	354,000
Dungao Integrated School		236,000	236,000
Felipe Tuzon Agricultural High School	3,946,000	431,000	4,377,000	150,000
Gadu National High School	34,594,000	1,693,000	36,287,000	613,000
Gadu National High School-Nangalisan Extension		759,000	759,000	341,000
Gammad National High School	10,794,000	862,000	11,656,000	272,000
Gonzaga National High School - Sta. Clara Annex		447,000	447,000	150,000
Hacienda Intal National High School (Baggao National High School)	11,962,000	1,038,000	13,000,000	263,000
Illuru High School	11,041,000	707,000	11,748,000	245,000
Ipil High School	5,919,000	572,000	6,491,000	183,000
Itawes National Agriculture and Technological School - Bagumbayan Annex	7,663,000	873,000	8,536,000	252,000
Itawes National High School	23,550,000	1,626,000	25,176,000	821,000
Lal-lo National High School	39,333,000	2,551,000	41,884,000	1,335,000
Lal-lo National High School - Bulala Norte Annex	6,237,000	597,000	6,834,000	164,000
Lal-lo National High School - Cabayabasan Annex	2,106,000	509,000	2,615,000	150,000
Lemu National High School	14,517,000	924,000	15,441,000	314,000
Libertad High School	19,423,000	1,509,000	20,932,000	708,000
Licerio Antiporda, Sr. High School	18,279,000	1,176,000	19,455,000	350,000
Licerio Antiporda, Sr. High School - Dalaya Extension	1,281,000	479,000	1,760,000	150,000
Licerio Antiporda, Sr. High School - Sta. Isabel Extension	1,274,000	498,000	1,772,000	150,000
Lipatan Integrated School		176,000	176,000
Logac National High School (Lallo National High School - Logac Annex)	16,327,000	1,085,000	17,412,000	416,000
Magalalag National High School	15,215,000	988,000	16,203,000	395,000
Magapit National High School	10,133,000	861,000	10,994,000	278,000
Mapurao Integrated Learning School	3,418,000	385,000	3,803,000
Matucay High School	10,688,000	872,000	11,560,000	374,000
Mauanan High School	7,892,000	571,000	8,463,000	151,000
Minabel Integrated School		272,000	272,000
Namuccayan Integrated School	2,860,000	383,000	3,243,000	150,000
Pattao National High School	16,199,000	1,211,000	17,410,000	374,000
Pattao National High School - Maddalero Extension	443,000	406,000	849,000	150,000
Peñablanca East National High School	9,637,000	755,000	10,392,000	221,000
Piat National High School	19,693,000	1,427,000	21,120,000	604,000
Rebecca Comprehensive High School	14,835,000	1,371,000	16,206,000	479,000
Rebecca High School	17,349,000	930,000	18,279,000	215,000
Sampaguita National High School	17,018,000	1,293,000	18,311,000	538,000
San Isidro Integrated School		351,000	351,000
San Juan Integrated School		185,000	185,000
Sanchez Mira High School	9,503,000	868,000	10,371,000	354,000
Sicalao Integrated School	4,629,000	512,000	5,141,000	150,000
Sta. Praxedes High School	7,452,000	624,000	8,076,000	235,000
Sta. Teresita National High School	19,319,000	1,372,000	20,691,000	494,000
Sta. Teresita National High School - Luga Extension	3,883,000	431,000	4,314,000	150,000
Sto. Nino National High School	18,530,000	1,343,000	19,873,000	613,000
Sto. Nino National High School - Abariongan Annex	8,065,000	655,000	8,720,000	197,000
Sto. Nino National High School - Lubo Extension	5,653,000	523,000	6,176,000	150,000
Taguing Integrated School		213,000	213,000
Tuao Vocational and Technical School - Culung Annex	9,467,000	930,000	10,397,000	292,000
Tuao Vocational and Technical School - Malummin Annex	4,452,000	606,000	5,058,000	254,000
Tuao Vocational and Technical School - Pata Extension	3,780,000	481,000	4,261,000	150,000
Utan Integrated School	4,085,000	497,000	4,582,000	150,000
Valley Cove Integrated School	3,166,000	332,000	3,498,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	923
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS

REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Vicente D. Trinidad National High School - TA. Sta Rosa Annex	5,664,000	637,000	6,301,000	150,000
Western Enrile Vocational School	9,375,000	674,000	10,049,000	166,000

Division of Cauayan City	84,306,000	8,390,000	92,696,000	2,095,000

Division Office - Proper	1,458,000		1,458,000
Cauayan City National High School - Cabaruan Annex	895,000	372,000	1,267,000	150,000
Cauayan City National High School - Research Annex	5,041,000	687,000	5,728,000	159,000
Cauayan National High School - Marabulig Extension		482,000	482,000	150,000
Gappal National High School	9,755,000	825,000	10,580,000	179,000
Linglingay National High School - (Isabela National High School Linglingay Extension)	5,066,000	436,000	5,502,000	150,000
Pinoma National High School (Isabela National High School - Pinoma Extension)	10,039,000	857,000	10,896,000	217,000
San Antonio National High School	7,438,000	685,000	8,123,000	150,000
San Luis Integrated School		183,000	183,000
Sillawit National High School	7,500,000	724,000	8,224,000	153,000
Villa Concepcion High School - Baculod Annex	449,000	412,000	861,000
Villa Concepcion High School - Rogus Extension	891,000	500,000	1,391,000	150,000
Villa Concepcion National High School	26,324,000	1,414,000	27,738,000	407,000
West Tabacal High School (Isabela National High School - West Tabacal Region High School Annex)	9,450,000	813,000	10,263,000	230,000

Division of Ilagan City	82,250,000	8,764,000	91,014,000	1,890,000

Division Office - Proper	1,520,000		1,520,000
Abuan National High School		227,000	227,000
Dappat Integrated School (Isabela National High School- Dappat Extension)	5,801,000	580,000	6,381,000	150,000
Gayong-gayong Integrated School	3,537,000	520,000	4,057,000	150,000
Ilagan East Integrated SPED Center		176,000	176,000
Ilagan Sports High School	8,627,000	594,000	9,221,000
Isabela School of Arts and Trades - Cabannungan Annex	2,251,000	694,000	2,945,000	150,000
Lupigue Integrated School	6,989,000	863,000	7,852,000	150,000
Manaring Integrated School	9,728,000	878,000	10,606,000	150,000
Rang-Ayan National High School (Isabela National High School- Rangayan Annex)	11,848,000	869,000	12,717,000	285,000
San Antonio Agricultural High School - San Rafael Annex	7,261,000	761,000	8,022,000	234,000
San Lorenzo Integrated School	7,881,000	750,000	8,631,000	150,000
San Pedro Integrated School	3,855,000	420,000	4,275,000
Sindun Bayabo Integrated School	1,207,000	316,000	1,523,000	150,000
Sta. Isabel National High School	11,745,000	1,116,000	12,861,000	321,000

Division of Isabela	670,635,000	72,518,000	743,153,000	16,269,000

Division Office - Proper	12,461,000		12,461,000
Addalam Region High School - Divinan Annex	1,177,000	333,000	1,510,000
Alfreda Albano National High School - Masipi Annex		457,000	457,000
Alibadabad National High School	9,350,000	810,000	10,160,000	283,000
Alicia Vocational School	12,009,000	1,018,000	13,027,000	270,000
Andabuen National High School	9,768,000	879,000	10,647,000	209,000
Antagan National High School (Isabela National High School - Antagan I Annex)	10,130,000	723,000	10,853,000	184,000
Aurora Senior High School			-	2,015,000
Ayod Integrated School		179,000	179,000
Bacnor National High School (Calaguian National High School - Bacnor Annex)	7,968,000	791,000	8,759,000	157,000
Balagan Integrated School		175,000	175,000
Balliao Integrated School		214,000	214,000
Banquero Integrated School	3,941,000	529,000	4,470,000
Barucboc National High School	9,449,000	878,000	10,327,000	214,000
Bayabo East Integrated School		178,000	178,000
Bayabo Integrated School	4,820,000	438,000	5,258,000
Biga Integrated School		174,000	174,000
Bimonton Integrated School	3,990,000	502,000	4,492,000	150,000
Bitabian National High School	443,000	416,000	859,000
Buenaventura G. Masigan National High School	11,875,000	1,100,000	12,975,000	294,000
Cabaruan Integrated School	7,627,000	1,178,000	8,805,000	155,000

924	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Cadaloria High School	8,468,000	857,000	9,325,000	166,000
Cadsalan Integrated School	4,036,000	442,000	4,478,000
Cebu Integrated School	3,977,000	480,000	4,457,000	150,000
Colorado Integrated School	4,894,000	509,000	5,403,000
Cordon National High School	3,088,000	1,042,000	4,130,000	188,000
Cubag Integrated School		193,000	193,000
Cumabao Integrated School	8,797,000	933,000	9,730,000	247,000
Cumu Integrated School	3,828,000	401,000	4,229,000
Dabubu High School	14,736,000	862,000	15,598,000	230,000
Dalena High School	3,448,000	525,000	3,973,000
Daragutan West Integrated School		230,000	230,000
Del Pilar Integrated School	6,705,000	614,000	7,319,000	150,000
Delfin Albano (Magsaysay) Stand Alone Senior High School			–	721,000
Delfin Albano High School - San Juan Annex	7,385,000	1,033,000	8,418,000	349,000
Diadi Region High School	10,514,000	859,000	11,373,000	248,000
Dibewan Integrated School		192,000	192,000
Dicamay National High School	385,000	376,000	761,000
Dibulo Integrated School		185,000	185,000
Dicamay Integrated School	2,828,000	385,000	3,213,000	150,000
Dietban Integrated School	5,334,000	489,000	5,823,000
Dinapigue National High School	9,215,000	848,000	10,063,000	241,000
Dingading Integrated School	6,770,000	500,000	7,270,000
Divilacan National High School (Isabela National High School - Divilacan Annex)	6,365,000	622,000	6,987,000	163,000
Dolores Integrated School	2,558,000	406,000	2,964,000
Doña Josefa E. Marcos National High School	9,147,000	714,000	9,861,000	155,000
Doña Magdalena Gaffud National High School	9,379,000	802,000	10,181,000	245,000
Dorganda High School	4,052,000	413,000	4,465,000	150,000
Duroc Integrated School	3,497,000	372,000	3,869,000
Echague National High School	23,153,000	1,522,000	24,675,000	716,000
Eden Integrated School	1,650,000	418,000	2,068,000
Fermeldy National High School	10,213,000	939,000	11,152,000	273,000
Fugaru Integrated School	3,524,000	426,000	3,950,000
Gamu Rural School - Junction Upi Annex	3,116,000	607,000	3,723,000
General Emilio Aguinaldo National High School	11,745,000	916,000	12,661,000	243,000
Highway Region High School	5,818,000	600,000	6,418,000	150,000
Imelda Marcos High School - Mabbayad Annex	382,000	266,000	648,000
Imelda Marcos National High School	9,892,000	781,000	10,673,000	186,000
Ingud - Ramona Integrated School	3,497,000	462,000	3,959,000
Isabela SPED Center Extension ( School for the Deaf)		165,000	165,000
Isabela Sports Senior High School			–	323,000
Jones Rural School - Malannit Annex	385,000	321,000	706,000
Josefina Albano National High Schhol (San Antonio High School - Paragu Extension)	5,360,000	424,000	5,784,000
La Paz National High School	6,727,000	675,000	7,402,000	150,000
La Suerte High School (Isabela National High School - La Suerte Extension)	5,697,000	468,000	6,165,000
Lanna National High School (Isabela National High School - Camp Samal Annex)	11,531,000	1,023,000	12,554,000	323,000
Lanting Region National High School (Roxas National High School - Lanting Region Annex)	10,858,000	742,000	11,600,000	217,000
Lapogan Integrated School		187,000	187,000
Lomboy Integrated School	5,681,000	694,000	6,375,000
Luis Fe - Gomez Diamantina National High School (Cabatuan National High School - Diamantina Annex)	7,887,000	778,000	8,665,000	193,000
Luna General Comprehensive High School	7,904,000	707,000	8,611,000	157,000
Macaniao Integrated School	6,274,000	512,000	6,786,000
Maconacon National High School	6,828,000	656,000	7,484,000	150,000
Malalinta National High School	3,661,000	495,000	4,156,000	150,000
Mallig National High School - Centro I Annex		588,000	588,000	150,000
Mallig National High School - Main	20,384,000	1,277,000	21,661,000	257,000
Maluno Integrated School	4,126,000	471,000	4,597,000
Manuel L. Quezon National High School	5,573,000	471,000	6,044,000	150,000
Marannao Integrated School	3,780,000	389,000	4,169,000
Minagbag High School	6,799,000	615,000	7,414,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	925
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Monico Rarama National High School (Muñoz High School Extension)	6,805,000	599,000	7,404,000	150,000
Naganacan - Villabuena National High School	6,253,000	523,000	6,776,000
New Magsaysay Integrated School		264,000	264,000
Nueva Era National High School		380,000	380,000
Palanan School of Agriculture and Trades	3,445,000	653,000	4,098,000
Palawan Integrated School	3,816,000	382,000	4,198,000
Palayan Region High School (Palayan National High School)	13,640,000	1,093,000	14,733,000	230,000
Pangal Sur National High School	6,949,000	608,000	7,557,000	159,000
Panninan Integrated School		223,000	223,000
Ragan Sur National High School (San Antonio High School - Ragan Sur Annex)	9,183,000	912,000	10,095,000	347,000
Rang - Ayan Integrated School	3,728,000	414,000	4,142,000
Reina Mercedes Integrated School		180,000	180,000
Reina Mercedes National High School	5,457,000	698,000	6,155,000	170,000
Rizal Comprehensive National High School	8,239,000	542,000	8,781,000
Rizal Integrated School	3,693,000	548,000	4,241,000	150,000
Roxas National High School - Matusalem Annex	3,203,000	462,000	3,665,000	150,000
San Antonino National High School	14,342,000	1,059,000	15,401,000	254,000
San Antonio High School - Aneg Extension	3,119,000	403,000	3,522,000
San Guillermo Agro-Industrial School (San Guillermo VIS)	12,356,000	1,003,000	13,359,000	496,000
San Isidro Integrated School		372,000	372,000
San Jose Integrated School	4,862,000	594,000	5,456,000	150,000
San Juan Integrated School	4,203,000	428,000	4,631,000
San Mariano II Central Integrated School	2,350,000	670,000	3,020,000
San Mariano National High School - Cataguing Extension	449,000	274,000	723,000
San Mariano National High School - Old San Mariano Extension	443,000	301,000	744,000
San Mariano National High School - Daragutan East Extension	6,233,000	543,000	6,776,000	217,000
San Mateo National High School	12,791,000	865,000	13,656,000	273,000
San Mateo Vocational High School - Annex Old Centro Proper	4,329,000	510,000	4,839,000	150,000
San Miguel Integrated School	9,716,000	971,000	10,687,000	290,000
San Sebastian Integrated School, Ramon	7,873,000	743,000	8,616,000	230,000
San Sebastian Integrated School, Jones		179,000	179,000
San Vicente Integrated School		181,000	181,000
Sgt. Prospero Bello High School - Dumaweng Annex	888,000	321,000	1,209,000
Sgt. Prospero Bello High School - Main	9,335,000	792,000	10,127,000	197,000
Simiimbaan Integrated School	4,828,000	594,000	5,422,000	150,000
Simanu National High School	6,460,000	640,000	7,100,000	150,000
Southeastern Region High School		462,000	462,000
Sta. Cruz Integrated School		178,000	178,000
Sta. Filomena Integrated School	3,069,000	418,000	3,487,000
Sto. Domingo Integrated School	3,096,000	479,000	3,575,000	150,000
Sto. Domingo-San Isidro Integrated School		328,000	328,000
Sto. Niño Integrated School	6,098,000	617,000	6,715,000	150,000
Sto. Tomas Integrated School	1,207,000	296,000	1,503,000
Surcoc Integrated School		205,000	205,000
Taliktik Integrated School		188,000	188,000
Turod. Integrated School	6,200,000	641,000	6,841,000	150,000
Ueg National High School	7,402,000	666,000	8,068,000	184,000
Villa Cacho Integrated School	3,330,000	416,000	3,746,000	150,000
Villa Domingo National High School (Angadanan High School - Villa Domingo Annex)	6,205,000	471,000	6,676,000	150,000
Villa Fugu Integrated School		176,000	176,000
Villa Miranda Integrated School		362,000	362,000
Villaluz Integrated School	6,460,000	631,000	7,091,000
Wigan Integrated School	6,482,000	639,000	7,121,000	150,000
Yeban Integrated School (Isabela National High School - Yeban Annex)	5,239,000	570,000	5,809,000

Division of Nueva Vizcaya	211,019,000	19,427,000	230,446,000	5,414,000

Division Office - Proper	3,884,000		3,884,000
Abuyo National High School	891,000	380,000	1,271,000	150,000
Ambaguio National High School	10,033,000	876,000	10,909,000	193,000
Bascaran National High School	8,783,000	758,000	9,541,000	150,000
Balance High School (NVSIT Campus)	14,088,000	1,001,000	15,089,000	310,000

926	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Binalian Integrated School	5,375,000	432,000	5,807,000	150,000
Bugkalot National High School	3,400,000	362,000	3,762,000	150,000
Canabuan National High School	3,956,000	627,000	4,583,000	150,000
Carolotan National High School - NVSPC Campus	2,542,000	507,000	3,049,000	150,000
Casat National High School - NVSIT Campus	6,088,000	633,000	6,721,000	194,000
Casecnan National High School	5,804,000	534,000	6,338,000	. 150,000
Dippog National High School	4,021,000	338,000	4,359,000
Dupax Del Norte National High School	5,955,000	867,000	6,822,000	252,000
Eastern Nueva Vizcaya National High School	6,937,000	660,000	7,597,000	224,000
Ganao High School	5,181,000	566,000	5,747,000	150,000
Kakiduguen National High School	4,721,000	470,000	5,191,000	150,000
Kayapa National High School	9,487,000	683,000	10,170,000	150,000
Kongkong Valley National High School	13,097,000	997,000	14,094,000	299,000
Malabing Valley High School (Malabing High School - NVSPC Campus)	6,938,000	616,000	7,554,000	150,000
Martinez Cuyangan National High School	1,746,000	421,000	2,167,000	150,000
Mungia National School (NVSPC Campus)	8,115,000	750,000	8,865,000	177,000
Murong National High School (NVSPC Campus)	7,127,000	678,000	7,805,000	181,000
Napo Tuyak National High School	3,949,000	407,000	4,356,000	150,000
Paima National High School	3,683,000	470,000	4,153,000	150,000
Paniki High School (NVSPC Campus)	6,989,000	570,000	7,559,000	150,000
Pinayag National High School	1,146,000	321,000	1,467,000
Runruno National High School	9,514,000	766,000	10,280,000	237,000
Sta. Clara High School (NVSPC Campus)	6,337,000	679,000	7,016,000	150,000
Sta. Cruz Pingkian High School (NVSIT Campus)	14,279,000	1,026,000	15,305,000	356,000
Sta. Fe National High School (NVSIT Campus)	19,855,000	1,170,000	21,025,000	441,000
Tiblac National High School		243,000	243,000
Tuao High School (NVSIT Campus)	7,098,000	619,000	7,717,000	150,000

Division of Quirino	158,627,000	17,798,000	176,425,000	2,625,000

Division Office - Proper	2,836,000		2,836,000
Aglipay National High School	10,161,000	883,000	11,044,000	188,000
Alicia Integrated School	3,074,000	430,000	3,504,000	150,000
Anak Integrated School		192,000	192,000
Balligui High School	6,244,000	600,000	6,844,000	157,000
Bannawag Integrated School	7,206,000	669,000	7,875,000	150,000
Burgos National High School	7,093,000	559,000	7,652,000	150,000
Cabarroguis Central School - Integrated SPED Center		319,000	319,000
Cabaruan Integrated School	3,556,000	441,000	3,997,000
Calaocan Integrated School	3,326,000	371,000	3,697,000
Cofcaville Integrated School		194,000	194,000
Dagupan Integrated School		175,000	175,000
Debibi Integrated School	6,002,000	569,000	6,571,000
Der-an Integrated School		192,000	192,000
Diffun CS - Integrated SPED Center		566,000	566,000
Dingasan ltegrated School	3,432,000	322,000	3,754,000
Dioryong Integrated School	3,247,000	330,000	3,577,000
Dipintin High School	7,244,000	583,000	7,827,000	150,000
Disimungal Integrated School	3,479,000	370,000	3,849,000
Divisoria Sur Integrated School	3,753,000	418,000	4,171,000
Dumabato Integrated School	6,487,000	700,000	7,187,000	150,000
Dumabel Integrated School	3,486,000	372,000	3,858,000
Dumanisi Integrated School		215,000	215,000
Eden Integrated School		179,000	179,000
Giayan Integrated School	4,965,000	465,000	5,430,000	150,000
Gulac Integrated School		198,000	198,000
Ifugao Village Integrated School	5,045,000	428,000	5,473,000	150,000
Landingan Integrated School	3,330,000	396,000	3,726,000
Magsaysay National High School	6,215,000	632,000	6,847,000	153,000
Matmad Integrated School	3,887,000	288,000	4,175,000
Nagabgaban Integrated School	4,585,000	342,000	4,927,000
Nagtipunan National High School	9,437,000	737,000	10,174,000	265,000
Salvacion Integrated School		176,000	176,000
San Antonio Integrated School	5,762,000	572,000	6,334,000	150,000
San Isidro Integrated School	3,431,000	430,000	3,861,000
San Martin Integrated School	3,799,000	389,000	4,188,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	927
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Sangbay Integrated School	5,805,000	629,000	6,434,000	166,000
Scala Integrated School	7,649,000	681,000	8,330,000	196,000
Tucod High School	3,933,000	478,000	4,411,000	150,000
Upper Gabriela Integrated School		183,000	183,000
Villa Gracia Integrated School	3,490,000	303,000	3,793,000
Villarose Integrated School	3,237,000	364,000	3,601,000
Wasid Integrated School	3,431,000	458,000	3,889,000

Division of Santiago City	22,163,000	4,721,000	26,884,000	708,000

Division Office - Proper	516,000		516,000
Balintocatoc Integrated School	1,146,000	300,000	1,446,000
Divisoria High School - Naggasican Extension		474,000	474,000
Patul High School	14,782,000	1,032,000	15,814,000	163,000
Rosario National High School	4,957,000	912,000	5,869,000	181,000
Sagana National High School		697,000	697,000	214,000
Salvador Integrated School		259,000	259,000
San Jose Integrated School		286,000	286,000
Santiago City National High School-Sinsayon		519,000	519,000	150,000
Sinili Integrated School	762,000	242,000	1,004,000

Division of Tuguegarao City	36,305,000	3,252,000	39,557,000	800,000

Division Office - Proper	774,000		774,000
Carig Integrated School		194,000	194,000
Cataggaman National High School (Cagayan National High School - Cataggaman Annex)	15,915,000	1,354,000	17,269,000	410,000
Tuguegarao City Science High School	10,522,000	1,001,000	11,523,000	390,000
Tuguegarao City West High School	9,094,000	703,000	9,797,000

Region III - Central Luzon	2,949,003,000	304,655,000	3,253,658,000	67,973,000

Division of Angeles City	109,580,000	10,529,000	120,109,000	3,305,000

Division Office - Proper	2,473,000		2,473,000
Amsic Integrated School	10,251,000	1,064,000	11,315,000	248,000
Angeles City Senior High School			-	913,000
CM Recto ICT High School	10,635,000	990,000	11,625,000
Don Ambrocio Mendiola Integrated School		219,000	219,000
Dr. Clemente N. Dayrit Sr. Memorial High School		919,000	919,000
Gov. Rafael L. Lazatin Integrated School	17,961,000	1,322,000	19,283,000	362,000
Malabanias Integrated School	13,607,000	1,224,000	14,831,000	327,000
Northville 15 Integrated School	20,965,000	1,652,000	22,617,000	467,000
Sapang Bato National High School	19,572,000	1,623,000	21,195,000	586,000
Sitio Target Integrated School		227,000	227,000
Sto. Domingo Integrated School	14,116,000	1,289,000	15,405,000	402,000

Division of Aurora	207,447,000	19,035,000	226,482,000	2,554,000

Division Office - Proper	3,864,000		3,864,000
Aurora National Science High School	7,943,000	707,000	8,650,000	321,000
Baler Stand Alone Senior High School			-	331,000
Bayanihan National High School	8,737,000	559,000	9,296,000
Borlongan National High School	5,253,000	538,000	5,791,000
Cabog Integrated School		521,000	521,000
Calabuanan National High School	7,767,000	603,000	8,370,000
Canili Area National High School	6,693,000	680,000	7,373,000	150,000
Carmen T. Valenzuela Integrated School	5,267,000	496,000	5,763,000
Diabarasin National High School	7,346,000	496,000	7,842,000
Diagyan National High School	7,245,000	688,000	7,933,000	184,000
Dianawan National High School	5,273,000	411,000	5,684,000
Dibacong National High School	9,718,000	545,000	10,263,000
Dikapinisan National High School	7,336,000	684,000	8,020,000	150,000
Dimanayat Integrated School	2,296,000	377,000	2,673,000
Dimanpudso National High School	4,149,000	376,000	4,525,000
Dimaseset National High School		331,000	331,000
Dinadiawan National High School	8,775,000	852,000	9,627,000	171,000
Diniog High School	3,630,000	425,000	4,055,000

928	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS

REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
E.C. Ronquillo Memorial High School (Quirino National High School)	16,511,000	996,000	17,507,000	290,000
Ibona National High School	15,388,000	906,000	16,294,000	354,000
Manggitahan National High School	13,579,000	797,000	14,376,000	250,000
Mariano D. Marquez Memorial National High School	8,005,000	685,000	8,690,000	150,000
Mariano Sindac Integrated School	2,735,000	411,000	3,146,000
Mijares National High School		440,000	440,000
Obligacion Integrated School	2,422,000	414,000	2,836,000
Puangi National High School	5,554,000	532,000	6,086,000
Ramada National High School	5,856,000	476,000	6,332,000
San Isidro National High School	1,686,000	638,000	2,324,000	203,000
San Luis National High School	18,156,000	1,089,000	19,245,000
Suguit National High School		293,000	293,000
Tinib-Calangcuasan Integrated School		591,000	591,000
Umiray National High School	6,470,000	684,000	7,154,000
Villa Aurora National High School	4,556,000	339,000	4,895,000
Wenceslao National High School	5,237,000	455,000	5,692,000

Division of Balanga City	190,000	267,000	457,000	-

Division Office - Proper	190,000		190,000
Balanga City National Science High School		267,000	267,000

Division of Bataan	173,388,000	18,211,000	191,599,000	7,358,000

Division Office - Proper	3,795,000		3,795,000
Bagac National High School, Parang	12,368,000	892,000	13,260,000	159,000
Bangkal High School		214,000	214,000
Baseco National High School		276,000	276,000
Bataan High School for the Arts		328,000	328,000
Bigaan Integrated School	4,038,000	355,000	4,393,000	150,000
Dr. Victoria B. Roman Memorial High School	10,614,000	787,000	11,401,000	150,000
Hermosa National High School - Annex	5,308,000	641,000	5,949,000
Kanawan Integrated School	1,527,000	376,000	1,903,000	150,000
Legua Integrated School		196,000	196,000
Luakan National High School - Annex	15,933,000	1,356,000	17,289,000	150,000
Mabatang National High School	6,002,000	509,000	6,511,000	150,000
Mariveles National High School Annex - Sisiman		540,000	540,000
Mariveles National High School, Cabcaben Annex	5,785,000	630,000	6,415,000	150,000
Mariveles National High School, Cabcaben Annex (Alasasin)	9,194,000	1,047,000	10,241,000
Mariveles National High School, Cabcaben Annex (Batangas II)	4,783,000	792,000	5,575,000	150,000
Mariveles National High School, Malaya	11,569,000	863,000	12,432,000	155,000
Mariveles NHS - Camaya Campus			-	2,276,000
Mariveles SHS - Sitio Mabuhay			-	1,920,000
Morong National High School - Mabayo Annex	5,787,000	592,000	6,379,000	150,000
Nagbalayong High School	10,020,000	819,000	10,839,000	199,000
Orani National High School Annex, Pagasa	3,481,000	424,000	3,905,000	150,000
Orani North National High School Annex- (Orani National High School- Parang-Parang)	20,747,000	1,886,000	22,633,000	576,000
Pagalanggang High School - Annex	10,695,000	851,000	11,546,000	164,000
Roosevelt National High School	2,669,000	480,000	3,149,000	150,000
Samal National High School - Annex	6,754,000	889,000	7,643,000
Sampaloc Integrated School		218,000	218,000
Saysain High School	7,167,000	703,000	7,870,000	150,000
St. Francis National High School	15,152,000	1,126,000	16,278,000	259,000
Sumalo Integrated School		241,000	241,000
Tucop Integrated School		180,000	180,000

Division of Bulacan	168,610,000	20,456,000	189,066,000	3,501,000

Division Office - Proper	5,824,000		5,824,000
Banga High School	22,129,000	1,611,000	23,740,000	209,000
Batia High School	13,731,000	1,002,000	14,733,000
Binagbag High School (Angel M. Del Rosario High School)	14,617,000	881,000	15,498,000	150,000
Binagbag National High School Annex (DRT) -Sapang Bulac High School	4,893,000	530,000	5,423,000	150,000
Binagbag National High School Annex (DRT) - Talbak High School	3,263,000	388,000	3,651,000	150,000
Bulihan High School		271,000	271,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	929
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Dr. Pablito V. Mendoza, Sr. High School	13,630,000	1,081,000	14,711,000	318,000
Dulong Malabon Integrated School		185,000	185,000
Engr. Virgilio V. Dionisio Memorial School	18,825,000	1,495,000	20,320,000	150,000
Esteban Paulino High School	2,669,000	439,000	3,108,000	150,000
F.F. Halili National Agricutural School - Annex		356,000	356,000
Fortunato F. Halili National Agricultural School, Cay Pambo-Annex		810,000	810,000
GAT Francisco Balagtas High School		564,000	564,000
Gen. Gregorio H. del Pilar Integrated School		295,000	295,000
Guiguinto National Vocational High School - Annex		1,199,000	1,199,000
Heritage Homes Integrated School		360,000	360,000
Inaon Integrated School		183,000	183,000
Kapitangan National High School	6,865,000	644,000	7,509,000	150,000
Lydia D. Villangca Trade School	7,781,000	991,000	8,772,000	177,000
Maligaya High School	2,681,000	411,000	3,092,000	150,000
National Power Corporation National High School	4,085,000	480,000	4,565,000
Norzagaray National High School - FVR High School (Julian B. Simbillo High School)	11,874,000	1,001,000	12,875,000	234,000
Pinalagdan High School	3,280,000	426,000	3,706,000
Romeo Acuña Santos Memorial High School	8,162,000	803,000	8,965,000
San Gabriel National High School		336,000	336,000
San Miguel - Meysulao High School	3,715,000	624,000	4,339,000	150,000
SHS in Obando, Bulacan			-	408,000
SHS within Luis Gravador Elementary School			-	255,000
SHS within V Delas Flores ES			-	239,000
Sta. Catalina Bata National High School		600,000	600,000	161,000
Sta. Cruz High School	4,710,000	819,000	5,529,000	150,000
Sta. Cruz National High School	5,019,000	505,000	5,524,000	150,000
Teodoro Evangelista Memorial High School	6,286,000	686,000	6,972,000
Upig High School	4,571,000	480,000	5,051,000

Division of Cabanatuan City	20,239,000	6,961,000	27,200,000	508,000

Division Office - Proper	649,000		649,000
Bakod Bayan Integrated School		233,000	233,000
Balite Integrated School		331,000	331,000
Caalibangbangan Integrated School		575,000	575,000
Cabanatuan City Senior High School			-	508,000
Daan Sarile Integrated School	2,669,000	719,000	3,388,000
Imelda Integrated School	6,872,000	1,006,000	7,878,000
Lazaro Francisco Integrated School		1,279,000	1,279,000
Luis O. Renon Integrated School		222,000	222,000
Mabini Homesite Integrated School		538,000	538,000
P.G. Crisostomo Integrated School		722,000	722,000
Palagay Integrated School	3,118,000	408,000	3,526,000
San Isidro Integrated School	6,931,000	928,000	7,859,000

Division of Gapan City	19,135,000	2,719,000	21,854,000	561,000

Division Office - Proper	523,000		523,000
Gapan East Integrated School		319,000	319,000
Herminio G. Nicolas High School	6,030,000	757,000	6,787,000	248,000
Kapalangan National High School	5,985,000	500,000	6,485,000	150,000
Marelo Integrated School		225,000	225,000
Maruhat National High School	6,597,000	643,000	7,240,000	163,000
Sto. Cristo Proper Integrated School		275,000	275,000

Division of Mabalacat City	91,781,000	7,356,000	99,137,000	1,995,000

Division Office - Proper	2,001,000		2,001,000
Air Force City High School	5,239,000	545,000	5,784,000
Atlu Bola National High School	17,783,000	1,117,000	18,900,000
Bical High School	8,438,000	711,000	9,149,000
Dr. Adelaido C. Bernardo National High School	7,547,000	652,000	8,199,000
Duquit High School	24,766,000	1,823,000	26,589,000
Hearing Impaired Special Education (HI - SPED)		220,000	220,000
Mabalacat Technical Vocational High School	18,600,000	1,264,000	19,864,000	212,000
Santos Ventura National High School	7,407,000	1,024,000	8,431,000	476,000
SHS within Sapang Biabas Resettlement ES			-	1,307,000

930	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE

Division of Malolos City	126,712,000	9,887,000	136,599,000	1,169,000

Division Office - Proper	2,450,000		2,450,000
Barasoain Memorial Integrated School		551,000	551,000
City of Malolos High School - Canalate	6,221,000	464,000	6,685,000
City of Malolos Integrated School - Atlag	12,526,000	1,064,000	13,590,000	402,000
City of Malolos Integrated School - Babatnin	3,206,000	390,000	3,596,000
City of Malolos Integrated School - Catmon	6,857,000	702,000	7,559,000
City of Malolos Integrated School - Sto. Rosario	34,486,000	2,231,000	36,717,000	445,000
Cong. Teodulo Natividad High School	19,211,000	1,241,000	20,452,000
Malolos City High School - Bungahan	11,924,000	859,000	12,783,000
Malolos City High School - Santisima Trinidad	13,706,000	970,000	14,676,000
Pamarawan High School (M. H. del Pilar Annex)	6,397,000	496,000	6,893,000	150,000
President Corazon Cojuangco-Aquino Memorial National High School	9,728,000	919,000	10,647,000
SHS in Malolos City				172,000

Division of Meycauayan City	45,540,000	5,809,000	51,349,000	1,005,000

Division Office - Proper	868,000		868,000
Academic Senior High School of the City of Meycauayan			-	498,000
Bancal Integrated School	30,315,000	2,205,000	32,520,000
City of Meycauayan Vocational Senior High School			-	357,000
Langka Integrated School		297,000	297,000
Malhacan Integrated School		495,000	495,000
Meycauayan National High School - Annex	10,967,000	1,105,000	12,072,000
Meycauayan West Central Integrated School		763,000	763,000
Saluysoy Integrated School		526,000	526,000
Ubihan High School	3,390,000	418,000	3,808,000	150,000

Division of Muñoz Science City	27,350,000	2,768,000	30,118,000	331,000

Division Office - Proper	620,000		620,000
Gabaldon Integrated School	5,476,000	545,000	6,021,000
Magtanggol Integrated School	2,483,000	463,000	2,946,000
Maragol Integrated School	4,878,000	545,000	5,423,000
Palusapis Integrated School	3,503,000	523,000	4,026,000	150,000
San Antonio Integrated School	10,390,000	692,000	11,082,000	181,000

Division of Nueva Ecija	364,523,000	38,546,000	403,069,000	9,633,000

Division Office - Proper	8,091,000		8,091,000
Aliaga National High School - Annex	5,327,000	679,000	6,006,000	150,000
Andres Bonifacio National High School	6,189,000	572,000	6,761,000	150,000
Azarcon Integrated School		229,000	229,000
Baloy National High School (Paitan Sur High School - Baloy Annex)	3,707,000	443,000	4,150,000	150,000
Barangay Militar National High School	7,959,000	765,000	8,724,000	217,000
Bartolome R. Sangalang National High School Annex - Macatcatuit	3,637,000	470,000	4,107,000	150,000
Batitang National High School	9,648,000	824,000	10,472,000	164,000
Binbin Integrated School		226,000	226,000
Bulac High School	6,441,000	606,000	7,047,000	150,000
Bunga Integrated School	3,337,000	525,000	3,862,000	150,000
Burgos National High School	6,401,000	681,000	7,082,000	150,000
Cabiao National High School Annex - Sta Isabel	1,973,000	402,000	2,375,000	150,000
Callos Integrated School		231,000	231,000
Cambitala National High School	3,297,000	296,000	3,593,000	150,000
Carranglan National High School - Capintalan Annex	8,640,000	764,000	9,404,000	215,000
Cinense Integrated School		251,000	251,000
Conversion Integrated School	1,146,000	441,000	1,587,000	150,000
Cuyapo National High School - Annex	1,537,000	479,000	2,016,000	150,000
Doña Juana Chioco National High School Annex - Agupalo Weste	6,458,000	609,000	7,067,000	151,000
Emilia Belmonte Acosta National High School	4,482,000	741,000	5,223,000	228,000
F. Buencamino, Sr. Integrated School	5,991,000	569,000	6,560,000	190,000
Gabaldon Vocational Agricultural High School - Annex	13,422,000	990,000	14,412,000	303,000
Ganduz High School	8,273,000	878,000	9,151,000	175,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	931

DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Gen. Luna Integrated School	3,840,000	490,000	4,330,000	150,000
General Tinio National High School (Pias Campus Annex)	7,786,000	829,000	8,615,000	243,000
Gregorio T. Crespo Memorial High School	4,567,000	487,000	5,054,000	150,000
Jaen National High School - Marawa Annex	5,558,000	708,000	6,266,000	150,000
Jaen National High School Annex - San Pablo	5,561,000	689,000	6,250,000	245,000
Lambakin High School (Putlod - San Jose National High School Annex)	13,032,000	979,000	14,011,000	314,000
Las Piñas Integrated School		230,000	230,000
Malacañang National High School	7,076,000	616,000	7,692,000	150,000
Maligaya National High School Annex - Doña Josefa	2,905,000	406,000	3,311,000	150,000
Mambangnan National High School	15,750,000	1,176,000	16,926,000	265,000
Mataas Na Kahoy National High School	8,451,000	725,000	9,176,000	150,000
Maybubon Integrated School		165,000	165,000
Nagpandayan High School Annex	4,464,000	658,000	5,122,000	157,000
Nagpandayan National High School	8,249,000	669,000	8,918,000	150,000
Nampicuan National High School (Recuerdo National High School Annex)	7,773,000	888,000	8,661,000	305,000
Pagtalunan High School		268,000	268,000
Paitan Sur National High School	8,319,000	832,000	9,151,000	234,000
Palale High School		273,000	273,000
Pantabangan National High School - Cadaclan Integrated School	6,169,000	523,000	6,692,000	150,000
Pulo National High School	9,428,000	805,000	10,233,000	153,000
Recuerdo National High School	6,551,000	560,000	7,111,000	150,000
Restituto B. Peria High School Annex - San Carlos	6,641,000	521,000	7,162,000	150,000
Salagusog National High School	5,768,000	632,000	6,400,000	150,000
San Andres High School	5,812,000	702,000	6,514,000	150,000
San Andres High School - Annex	7,037,000	692,000	7,729,000	150,000
San Isidro National High School	9,033,000	930,000	9,963,000	252,000
San Leonardo National High School	4,957,000	545,000	5,502,000	150,000
Sta. Barbara Integrated School	3,815,000	428,000	4,243,000	150,000
Sta. Barbara National High School	11,253,000	901,000	12,154,000	232,000
Sta. Barbara National High School Annex - Panabingan	5,844,000	641,000	6,485,000	150,000
Sta. Maria National High School	11,571,000	812,000	12,383,000	250,000
Sto. Rosario National High School, Sto. Domingo	9,855,000	890,000	10,745,000	265,000
Tabacao High School	10,200,000	909,000	11,109,000	230,000
Tagumpay Integrated School		175,000	175,000
Tagumpay Nagaño High School		424,000	424,000
Talabutab National High School - E. L. Joson Annex	8,741,000	761,000	9,502,000	161,000
Talabutab Norte National High School	10,225,000	1,048,000	11,273,000	184,000
Talugtug National High School Annex - Saverona		415,000	415,000	150,000
Vaca Valley National High School Annex - San Felipe Integrated School	3,892,000	428,000	4,320,000	150,000
Vega National High School	8,444,000	799,000	9,243,000	150,000
Virginia D. Dulay Integrated School		246,000	246,000

Division of Olongapo City	57,761,000	5,657,000	63,418,000	2,545,000

Division Office - Proper	1,352,000		1,352,000
City of Olangapo National High School - James L. Gordon Integrated School	7,270,000	1,048,000	8,318,000
Gordon Heights National High School - St. Rita High School	8,669,000	1,069,000	9,738,000
Iram High School (resettlement school)	8,288,000	659,000	8,947,000
Mabayuan Senior High School Stand Alone 2			-	859,000
Old Cabalan High School	19,668,000	1,488,000	21,156,000
Sergia Soriano Esteban High School	11,195,000	1,005,000	12,200,000
Sergia Soriano Esteban High School II	1,319,000	388,000	1,707,000
SHS within Barretto 1 ES			-	540,000
SHS within Tapinac ES			-	1,146,000

Division of Pampanga	423,694,000	40,867,000	464,561,000	10,176,000

Division Office - Proper	9,504,000		9,504,000
Ambrosio S. Simpao Educational and Trade Center of Learning
(ASSET)	8,077,000	733,000	8,810,000	197,000
Ayala High School	11,198,000	1,291,000	12,489,000	502,000
Bacolor Municipal High School	7,749,000	646,000	8,395,000	150,000
Bancal Pugad Integrated School	4,003,000	363,000	4,366,000

932	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS

REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Baruya National High School	13,832,000	784,000	14,616,000
Becuran National High School Annex (San Basilio High School)	9,158,000	950,000	10,108,000	181,000
Bulac National High School, Minalin	4,148,000	428,000	4,576,000	150,000
Calantipe High School		499,000	499,000
Camba National High School - Candating High School	7,467,000	660,000	8,127,000
Camias High School	2,353,000	367,000	2,720,000	150,000
Concepcion Integrated School (San Pedro National High School - Concepcion Integrated School)	17,036,000	803,000	17,839,000	157,000
Conrado C. Macapinlac, Sr. National High School	4,797,000	494,000	5,291,000
Dalayap National High School, Macabebe	5,303,000	417,000	5,720,000	150,000
Del Carmen National High School	10,485,000	913,000	11,398,000	226,000
Don Antonio Lee Chi Uan Integrated School	12,472,000	930,000	13,402,000	150,000
Gatiawin National High School	6,186,000	749,000	6,935,000
Gerry Rodriguez High School	10,679,000	983,000	11,662,000	230,000
Lanang High School	1,176,000	425,000	1,601,000
Macabebe High School	12,466,000	1,187,000	13,653,000	150,000
Malauli High School	5,233,000	578,000	5,811,000	150,000
Malusac National High School	4,944,000	484,000	5,428,000	150,000
Mangga High School	4,220,000	574,000	4,794,000	150,000
Mapaniqui National High School	9,217,000	801,000	10,018,000	197,000
Paralaya High School	14,681,000	1,114,000	15,795,000
Pasay City North High School - Basa Air Base Annex	7,614,000	849,000	8,463,000
Planas High School	9,387,000	781,000	10,168,000	183,000
Porac Model Community High School - Villa Maria High School	4,226,000	466,000	4,692,000	150,000

Prado Siongco High School		644,000	644,000
Pulong Gubat High School	1,598,000	375,000	1,973,000
Rodolfo V. Feliciano Memorial High School	9,876,000	935,000	10,811,000
Sagrada Familia Integrated School	11,068,000	964,000	12,032,000	247,000
Salapungan National High School - Annex Mandili	7,118,000	807,000	7,925,000	281,000
Sampaga High School	10,684,000	869,000	11,553,000	150,000
San Esteban National High School	8,424,000	577,000	9,001,000	150,000
San Esteban National High School - Consuelo		341,000	341,000	150,000
San Isidro National High School (San Jose Integrated)	4,943,000	535,000	5,478,000	150,000
San Isidro National High School, Bacolor	10,296,000	935,000	11,231,000	150,000
San Jose Gumi Integrated School	1,924,000	410,000	2,334,000
San Jose National High School	8,667,000	814,000	9,481,000	206,000
San Juan Baño High School		307,000	307,000
San Juan-San Luis National High School	10,116,000	911,000	11,027,000	179,000
San Luis National High School	20,515,000	1,677,000	22,192,000	935,000
San Nicolas Integrated School	4,166,000	388,000	4,554,000
San Roque Arbol High School	3,878,000	589,000	4,467,000	197,000
San Simon High School	19,651,000	1,640,000	21,291,000	431,000
Santiago National High School		279,000	279,000
Sapang Kawayan High School	4,198,000	431,000	4,629,000	150,000
Sapang Uwak High School		264,000	264,000
Sebitanan National High School	3,061,000	432,000	3,493,000	150,000
SHS in Apalit, Pampanga			-	878,000
SHS in Magalang, Pampanga			-	1,071,000
Sta. Catalina High School	6,344,000	596,000	6,940,000
Sta. Monica High School	4,696,000	597,000	5,293,000	150,000
Sta. Teresa II Integrated School	2,769,000	427,000	3,196,000
Sto. Rosario National High School		298,000	298,000
Sto. Tomas National High School, Sto. Tomas	9,577,000	743,000	10,320,000	150,000
Sucad National High School, Apalit	10,451,000	810,000	11,261,000	208,000
Tagulod National High School	5,020,000	605,000	5,625,000	150,000
Telacsan National High School	10,253,000	954,000	11,207,000	311,000
Telesforo Natividad National High School	10,747,000	955,000	11,702,000	359,000
Wenceslao Village High School	6,043,000	489,000	6,532,000

Division of San Fernando City	187,391,000	18,341,000	205,732,000	3,291,000

Division Office - Proper	3,465,000		3,465,000
Archbishop Emilio Cinense integrated School		316,000	316,000
Baliti Integrated School	8,077,000	719,000	8,796,000	150,000
Calulut Integrated School	6,930,000	852,000	7,782,000	239,000
City of San Fernando Tech - Voc Senior High School			-	205,000
City of San Fernando West Integrated School	7,711,000	634,000	8,345,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	933

DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS

REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Del Carmen Integrated School	3,071,000	565,000	3,636,000	150,000
Dolores Stand Alone Senior High School			-	402,000
Information and Communication Technology (ICT) High School	10,218,000	752,000	10,970,000	277,000
Lara Integrated School	5,793,000	535,000	6,328,000
Magliman Integrated School	4,685,000	633,000	5,318,000	150,000
Maimpis Integrated School	8,857,000	874,000	9,731,000	150,000
Malino Integrated School		310,000	310,000
Malpitic Integrated School		379,000	379,000
Northville Integrated School	29,482,000	1,910,000	31,392,000	376,000
Nuestra Señora del Pilar Integrated School	19,805,000	1,434,000	21,239,000	285,000
Pandaras Integrated School		269,000	269,000	150,000
Panipuan Integrated School	15,013,000	1,198,000	16,211,000	157,000
Pulungbulu Integrated School		296,000	296,000
Saguin Integrated School	6,512,000	614,000	7,126,000
San Agustin Integrated School	3,134,000	548,000	3,682,000
San Isidro Integrated School	16,588,000	1,239,000	17,827,000
San Jose Panlumacan Integrated School		421,000	421,000
San Nicolas Integrated School	9,975,000	1,034,000	11,009,000
San Pablo Integrated School		338,000	338,000
St. Vincent of Quebiawan Integrated School	10,666,000	859,000	11,525,000	150,000
Sta. Lucia Integrated School	7,063,000	792,000	7,855,000	150,000
Telabastagan Integrated School	10,346,000	820,000	11,166,000	150,000

Division of San Jose City	55,731,000	6,526,000	62,257,000	1,001,000

Division Office - Proper	1,048,000		1,048,000
Bagong Sikat Integrated School		342,000	342,000
Caanawan National High School (Constancio Padilla National High
School - Caanawan Annex)	17,351,000	1,412,000	18,763,000	367,000
Constanciano Padilla National High School - Kita Kita Extension		834,000	834,000
Porais National High School	14,204,000	1,059,000	15,263,000	308,000
San Agustin Integrated School		252,000	252,000
Sto. Niño 3rd National High School	13,635,000	1,151,000	14,786,000	173,000
Tayabo High School - CPNHS Annex		627,000	627,000
Tondod National High School	9,493,000	849,000	10,342,000	153,000

Division of San Jose del Monte City	191,154,000	17,520,000	208,674,000	2,115,000

Division Office - Proper	3,929,000		3,929,000
Citrus National High School (Citrus High School)	31,613,000	2,288,000	33,901,000	254,000
City of San Jose del Monte National Science High School	3,149,000	737,000	3,886,000	383,000
Kakawate High School	19,729,000	1,549,000	21,278,000	347,000
Kaypian National High School	27,498,000	2,265,000	29,763,000	412,000
Marangal National High School	31 302,000	2,883,000	34,185,000	261,000
Mulawin National High School		426,000	426,000
Muzon Harmony Hills High School	34,007,000	2,462,000	36,469,000	150,000
San Jose del Monte Heights High School	7,585,000	1,740,000	9,325,000
San Manuel High School		696,000	696,000
San Rafael National High School		452,000	452,000
Sto. Cristo National High School (Sto. Cristo High School)	32,342,000	2,022,000	34,364,000	308,000

Division of Tarlac	398,063,000	38,019,000	436,082,000	10,496,000

Division Office - Proper	7,696,000		7,696,000
Anastacio G. Yumul High School	18,724,000	1,406,000	20,130,000	513,000
Aranguren Integrated School	12,288,000	989,000	13,277,000	150,000
Aringin National High School	11,274,000	980,000	12,254,000	204,000
Balaoang High School - Annex	8,414,000	835,000	9,249,000	203,000
Balayang High School		634,000	634,000	150,000
Bamban National High School	9,009,000	848,000	9,857,000	296,000
Birbira High School	14,000,000	1,092,000	15,092,000	331,000
Buenavista National High School	9,945,000	853,000	10,798,000	209,000
Buenlag National High School	7,381,000	795,000	8,176,000	150,000
Caanamongan National High School	5,507,000	554,000	6,061,000	150,000
Calawitan High School (resettlement school) - Calangitan High School (resettlement school)	5,554,000	654,000	6,208,000	150,000
Calipayan National High School		599,000	599,000	150,000
Caluluan High School - Annex		655,000	655,000	157,000
Cardona National High School	6,255,000	637,000	6,892,000	150,000

934	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Comillas National High School	12,927,000	993,000	13,920,000	299,000
Don Casimiro G. Tanedo Integrated School		284,000	284,000
Dueg High School (resettlement school)	2,374,000	334,000	2,708,000	150,000
Estipona National High School - Annex	2,095,000	813,000	2,908,000	194,000
Gerona Western National High School	8,571,000	859,000	9,430,000	268,000
Lawy National High School	12,046,000	905,000	12,951,000	197,000
Malacampa National High School	20,913,000	1,874,000	22,787,000	838,000
Maungib National High School	6,726,000	562,000	7,288,000	150,000
Mayantoc Technical-Vocational High School	6,325,000	718,000	7,043,000	227,000
Moncada National High School	27,710,000	2,281,000	29,991,000	961,000
O’Donnel High School - Annex	4,798,000	730,000	5,528,000	199,000
Pacpaco Integrated School	762,000	324,000	1,086,000
Pilpila National High School	4,891,000	434,000	5,325,000	150,000
Pitombayog National High School	11,604,000	870,000	12,474,000	197,000
Quezon National High School	6,616,000	611,000	7,227,000	150,000
Sacata National High School	6,745,000	740,000	7,485,000	150,000
San de Valdez Integrated School	7,067,000	745,000	7,812,000	150,000
San Agustin Integrated School	1,146,000	376,000	1,522,000
San Bartolome National High School	6,806,000	623,000	7,429,000	150,000
San Bartolome National High School (Annex)	1,268,000	382,000	1,650,000	150,000
San Clemente Integrated School		215,000	215,000
San Jose National High School	6,369,000	618,000	6,987,000	150,000
San Manuel National High School		296,000	296,000
Sapang National High School	12,598,000	977,000	13,575,000	241,000
Sta. Ines National High School	7,007,000	707,000	7,714,000	150,000
Sta. Lucia National High School	13,791,000	1,064,000	14,855,000	292,000
Sta. Rosa Integrated School	7,083,000	615,000	7,698,000	150,000
Tagumbao National High School	25,128,000	1,250,000	26,378,000	228,000
Tarlac National High School Annex	38,455,000	2,649,000	41,104,000	989,000
Vargas National High School	6,460,000	665,000	7,125,000	196,000
Victoria National High School - Annex		616,000	616,000	150,000
Villa Aglipay National High School - Iba High School	8,084,000	735,000	8,819,000	257,000
Villa Aglipay National High School - Moriones High School	5,651,000	623,000	6,274,000	150,000

Division of Tarlac City	118,187,000	9,619,000	127,806,000	2,104,000

Division Office - Proper	2,074,000		2,074,000
Alvindia Aguso National High School Annex	6,163,000	634,000	6,797,000	150,000
Balanti High School		219,000	219,000
Balibago Primero Integrated School	10,466,000	854,000	11,320 000	184,000
Baras Baras High School	13,678,000	970,000	14,648,000	163,000
Batangbatang Integrated School	3,064,000	372,000	3,436,000
Burot Integrated School	7,646,000	645,000	8,291,000	150,000
Central Azucarera De Tarlac National High School Annex		420,000	420,000
Matatalaib High School	14,258,000	1,075,000	15,333,000	250,000
Sapang Maragul Integrated School		197,000	197,000
Sto. Cristo Integrated School	30,710,000	2,233,000	32,943,000	356,000
Tibag High School	30,128,000	2,000,000	32,128,000	851,000

Division of Zambales	162,527,000	25,562,000	188,089,000	4,325,000

Division Office - Proper	3,789,000		3,789,000
Acoje National High School	6,059,000	447,000	6,506,000	150,000
Babuyan Integrated School		202,000	202,000
Bamban National High School		420,000	420,000
Bancal Integrated School		570,000	570,000	150,000
Bangan - Capayawan Integrated School		235,000	235,000
Bani High School - San Salvador Integrated School	5,873,000	591,000	6,464,000	150,000
Bani National High School Coto Annex	2,441,000	426,000	2,867,000	150,000
Baquilan High School (resettlement school)	8,436,000	647,000	9,083,000	150,000
Beneg National High School	5,516,000	515,000	6,031,000	150,000
Botolan North Integrated School		234,000	234,000
Bucao Integrated School		192,000	192,000
Cabatuan Integrated School		251,000	251,000
Cabitaugan Integrated School	2,925,000	338,000	3,263,000
Calapandayan Integrated School		631,000	631,000
Carael Integrated School		191,000	191,000
Cawag High School (resettlement school)	7,280,000	494,000	7,774,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	935
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Cawag High School (resettlement school) Annex	3,912,000	402,000	4,314,000	150,000
Cawag High School Annex II - Nagyantok High School	6,736,000	636,000	7,372,000	161,000
Cawag Resettlement Annex III - Kinabuksan High School		357,000	357,000	150,000
Dojoc Balite Integrated School		286,000	286,000	150,000
Gov. Manuel Barreto National High School Annex ll - Don Getulio F. Arendaeng High School	3,357,000	444,000	3,801,000
Hanjin Integrated School	3,495,000	455,000	3,950,000
Ilwas Integrated School (Josephine Khonghun Special Education Center)	6,161,000	472,000	6,633,000
Lakas High School	2,892,000	388,000	3,280,000	150,000
Laoag integrated School		284,000	284,000
Longos Integrated School		208,000	208,000
Loob Bunga High School (resettlement school)	10,138,000	785,000	10,923,000	150,000
Looc Integrated School		264,000	264,000
Maguisguis Integrated School		295,000	295,000	150,000
Maloma National High School - Sagpat High School	3,309,000	333,000	3,642,000	150,000
Mambog Integrated School		245,000	245,000
Mena Memorial High School - San Fernando Integrated School		360,000	360,000
Nacolcol Integrated School		191,000	191,000
Namatacan National High School	3,358,000	410,000	3,768,000
Naugsol Integrated School	4,668,000	431,000	5,099,000	150,000
Paite-Balincaguing National High School	3,812,000	495,000	4,307,000	150,000
Pamatawan Integrated School	3,363,000	455,000	3,818,000
Poonbato Ingtegrated School		184,000	184,000
Porac Integrated School		236,000	236,000
San Agustin Integrated School	5,347,000	588,000	5,935,000
San Guillermo National High School - San Rafael High School	4,072,000	503,000	4,575,000	150,000
San Juan Integrated School		373,000	373,000	150,000
San Marcelino High School	3,759,000	478,000	4,237,000	150,000
San Marcelino National High School Annex	4,542,000	434,000	4,976,000	150,000
San Miguel National High School - Pundakit Integrated School		476,000	476,000	150,000
San Miguel National High School Annex II - Angel C. Malicmot High School	7,807,000	538,000	8,345,000
Sta. Barbara Integrated School		203,000	203,000
Sta. Cruz High School - Don Marcelo C. Marty High School		834,000	834,000	150,000
Sta. Cruz National High School - Jesus F. Magsaysay High School Annex	385,000	712,000	1,097,000	243,000
Sta. Fe National High School	5,317,000	448,000	5,765,000	150,000
Sto. Rosario Integrated School	16,233,000	1,174,000	17,407,000
Subic National High School Annex I - Sto. Tomas Integrated School	7,307,000	698,000	8,005,000
Subic National High School Annex II - Batiawan Integrated School		373,000	373,000	150,000
Subic National High School Annex III - Batiawan Annex Integrated School	3,912,000	300,000	4,212,000
Subic National High School Annex IV - San Isidro High School		564,000	564,000	321,000
Subic National High School Annex V - liwas High School		799,000	799,000
Subic National High School Annex VI - Sacatihan High School		246,000	246,000
Uacon Integrated School	6,326,000	644,000	6,970,000
Villar Integrated School		177,000	177,000

Region IVA - CALABARZON	2,629,753,000	332,918,000	2,962,671,000	159,827,000

Division of Antipolo City	160,486,000	14,473,000	174,959,000	5,371,000

Division Office - Proper	3,891,000		3,891,000
Antipolo City National Science and Technology High School	5,388,000	704,000	6,092,000	237,000
Antipolo City SHS			-	2,749,000
Antipolo National High School - Canumy Annex	3,052,000	501,000	3,553,000	150,000
Antipolo National High School - Dela Paz Extension	46,944,000	3,730,000	50,674,000	319,000
Antipolo National High School - Kaysakat Extension	8,130,000	965,000	9,095,000	173,000
Apia Integrated School		367,000	367,000
Binayoyo Integrated School		231,000	231,000
Calawis National High School	9,380,000	740,000	10,120,000	232,000
Dalig National High School	29,458,000	2,465,000	31,923,000	522,000
Maximo Gatlabayan National High School - Rizza Extension	11,818,000	1,138,000	12,956,000	150,000

936	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Maximo L. Gatlabayan Memorial National High School - Boso-Boso Extension	12,956,000	1,195,000	14,151,000	259,000
Muntidilaw National High School	15,907,000	1,323,000	17,230,000	259,000
San Juan National High School	13,562,000	1,114,000	14,676,000	321,000

Division of Bacoor City	11,412,000	20,176,000	31,588,000	5,982,000

Division Office - Proper	702,000		702,000
Bacoor National High School - Gawaran Annex	10,710,000	1,782,000	12,492,000
Bacoor National High School - Molino Annex		11,441,000	11,441,000
Bacoor National High School - Villa Maria Annex		1,719,000	1,719,000
City of Bacoor National High School - Georgetown		1,173,000	1,173,000
City of Bacoor National High School - San Nicolas		1,602,000	1,602,000
City of Bacoor National High School - Springville		1,109,000	1,109,000
City of Bacoor National High School - Salinas		915,000	915,000
Responsible Village Leaders Learning Academy (REVILLA) High School		435,000	435,000
Senior High School-Dulong Bayan			-	575,000
SHS in Progressive, Bacoor City			-	770,000
SHS in San Nicholas III, Bacoor City			-	3,340,000
SHS within Bacoor Elementary School			-	528,000
SHS within Sinenguelasan Elementary School			-	769,000

Division of Batangas	582,365,000	54,212,000	636,577,000	45,141,000

Division Office - Proper	11,908,000		11,908,000
Agoncillo Senior High School			-	1,254,000
Alalum National High School	9,730,000	780,000	10,510,000
Alitagtag Senior High School			-	798,000
Alupay National High School	11,106,000	1,060,000	12,166,000	635,000
Ananias C. Hernandez Memorial National High School	9,087,000	759,000	9,846,000
Angeles Luistro Integrated Senior High School	2,684,000	414,000	3,098,000	150,000
Aplaya National High School	5,003,000	556,000	5,559,000
Apolinario Mabini National High School	2,771,000	343,000	3,114,000
As-ls Elementary School		185,000	185,000
Balakilong Integrated School		243,000	243,000
Balete Senior High School			-	510,000
Balibago-Biga National High School	8,298,000	644,000	8,942,000
Banoyo National High School	13,378,000	1,040,000	14,418,000
Banyaga Munti National High School	11,947,000	909,000	12,856,000
Basilio S, Marasigan Memorial National High School		202,000	202,000
Batangas High School for Culture and Arts	3,381,000	468,000	3,849.000	150,000
Batangas Province Science High School	3,386,000	416,000	3,802,000
Bayanan National High School	8,029,000	684,000	8,713,000
Bigain National High School	7,153,000	581,000	7,734,000
Bilogo National High School	9,687,000	804,000	10,491,000	150,000
Bolbok National High School	7,689,000	700,000	8,389,000
Bugaan Integrated School		304,000	304,000
Bukal National High School	12,290,000	1,072,000	13,362,000
Bulihan Integrated Senior High School	9,108,000	818,000	9,926,000	159,000
Bunducan National High School	5,449,000	498,000	5,947,000
Cahil National High School	8,708,000	676,000	9,384,000
Calaca Senior High School			-	2,606,000
Calantas National High School	1,915,000	357,000	2,272,000
Calubcob I National High School	16,127,000	1,250,000	17,377,000
Calubcub I Senior High School			-	604,000
Catandaan Yabut National High School	6,200,000	548,000	6,748,000
Cubamba-Gahol Integrated School		191,000	191,000
Cuenca National High School	14,782,000	1,086,000	15,868,000
Dionisio P. Vito National High School	5,748,000	611,000	6,359,000
Don Julio Leviste Memorial Vocational High School	6,049,000	578,000	6,627,000
Dr. Bonifacio A. Masilungan National High School	7,494,000	776,000	8,270,000	247,000
Emilia L. Malabanan Integrated School		249,000	249,000
Francisco G. Perez National High School	8,064,000	719,000	8,783,000
Ilat National High School	8,414,000	757,000	9,171,000
Inicluban National High School	6,569,000	527,000	7,096,000
Itlugan National High School	9,494,000	859,000	10,353,000	255,000
Jaybanqa National High School	6,109,000	672,000	6,781,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	937
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Kaylaway National High School	13,326,000	1,043,000	14,369,000
Lemery Senior High School			-	3,939,000
Libato National High School		192,000	192,000
Lipahan National High School	8,427,000	790,000	9,217,000
Lucban National High School	10,624,000	859,000	11,483,000
Lucsuhin Integrated School		174,000	174,000
Lumangbayan National High School		448,000	448,000	150,000
Lumbang Na Matanda National High School	5,540,000	555,000	6,095,000
Luya Integrated School		187,000	187,000
Mabalor - Catandala Integrated School		199,000	199,000
Mabini National High School	5,732,000	537,000	6,269,000
Macalamcam-B National High School	6,299,000	649,000	6,948,000
Mahanadiong National High School		276,000	276,000
Malabrigo National High School	8,481,000	674,000	9,155,000
Malaking Pook National High School	7,535,000	653,000	8,188,000
Malapad na Bato National High School	6,823,000	550,000	7,373,000
Malapad na Parang National High School	6,530,000	614,000	7,144,000
Marcos Espejo Integrated School		181,000	181,000
Maria Paz Fronda National High School	6,309,000	555,000	6,864,000
Mataasnakahoy Senior High School			-	993,000
Matabungkay National High School	14,310,000	1,002,000	15,312,000
Maximo T. Hernandez National High School	8,937,000	791,000	9,728,000	150,000
Mayuro National High School	11,451,000	872,000	12,323,000
Mayuro Senior High School			-	294,000
Nagsaulay National High School	8,665,000	735,000	9,400,000	150,000
Pacita Ramos Mendoza Memorial National High School	3,281,000	382,000	3,663,000
Palakpak National High School	5,601,000	558,000	6,159,000
Papaya National High School	6,463,000	580,000	7,043,000
Pinagbayanan National High School	9,116,000	870,000	9,986,000	286,000
Placido T. Amo Senior High School			-	1,893,000
Procopio Mailig Memorial Integrated School		287,000	287,000
Pulangbato National High School		188,000	188,000
Puting Kahoy National High School		269,000	269,000
Rosario Technical High School	10,774,000	901,000	11,675,000
Sampa-Pacifico Integrated School		209,000	209,000
Sampiro Integrated Senior High School	6,054,000	618,000	6,672,000	150,000
San Vicente Manalupang National High School	6,482,000	534,000	7,016,000
San Agustin Integrated School		263,000	263,000
San Gregorio Integrated School		226,000	226,000
San Isidro National High School	5,396,000	828,000	6,224,000
San Isidro National High School, Malvar	9,554,000	515,000	10,069,000
San Jose National High School	16,203,000	1,335,000	17,538,000
San Juan Senior High School			-	958,000
San Luis Senior High School			-	531,000
San Nicolas National High School (Maabud NHS Annex)	9,377 000	1,059,000	10,436,000	356,000
San Pascual Senior High School 1			-	1,909,000
San Pascual Senior High School 2			-	484,000
San Piro National High School	13,159,000	880,000	14,039,000
Santiago National High School	11.828,000	874,000	12,702,000
Sen. Gil Puyat National High School	9,802,000	779,000	10,581,000
SHS in Calatagan			-	2,270,000
SHS in Lian			-	1,267,000
SHS in Lobo			-	1,522,000
SHS in Malvar			-	2,176,000
SHS in Rosario, Batangas			-	402,000
SHS in Taysan			-	1,154,000
SHS in Tuy			-	1,856,000
SHS within Caloocan ES			-	3,174,000
SHS within Ganda ES			-	480,000
SHS within Cuenca Central School			-	1,394,000
SHS within Nasugbu East Central School			-	1,648,000
SHS within Pantalan Elementary School			-	3,040,000
SHS within Tala Elementary School			-	467,000
SHS within Tingloy Central School			-	690,000
Sto. Tomas Senior High School			-	1,414,000
Subic National High School	11,282,000	825,000 12,107,000

938	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Taal Senior High School			-	1,583,000
Talisay School of Agriculture	13,867,000	1,223,000	15,090,000
Talisay Senior High School			-	843,000
The Saint Isidore National High School	7,279,000	636,000	7,915,000
Tilambo National High School	7,663,000	697,000	8,360,000
Timbugan National High School	7,076,000	657,000	7,733,000
Tulos National High School	6,457,000	629,000	7,086,000
Tumalim National High School	10,670,000	821,000	11,491,000
Tuy National High School	8,235,000	697,000	8,932,000

Division of Batangas City	132,359,000	11,474,000	143,833,000	4,915,000

Division Office - Proper	2,616,000		2,616,000
Alangilan Senior High School			-	1,498,000
Batangas City High School for the Arts		281,000	281,000
Conde Labac National High School	10,665,000	949,000	11,614,000	343,000
Gulod Senior High School			-	1,489,000
Libjo National High School	23,956,000	1,923,000	25,879,000
Mahabang Dahilig Senior High School - Stand Alone				288,000
Malitam National High School		299,000	299,000
Natalia V. Ramos Memorial National High School	18,575,000	1,542,000	20,117,000	338,000
Pedro S. Tolentino National High School	15,345,000	1,232,000	16,577,000	367,000
San Agapito National High School	4,481,000	431,000	4,912,000
San Agustin National High School	6,835,000	640,000	7,475,000	227,000
San Antonio National High School	3,269,000	437,000	3,706,000
Sta. Rita National High School	18,930,000	1,321,000	20,251,000
Talahib National High School	5,786,000	620,000	6,406,000
Talumpok National High School	7,282,000	686,000	7,968,000	206,000
Tinga Sorosoro National High School (Tisisi)	14,619,000	1,113,000	15,732,000	159,000

Division of Biñan City	444,000	4,852,000	5,296,000	4,873,000

Division Office - Proper	444,000		444,000
Biñan City Senior High School-San Antonio Campus			-	2,887,000
Biñan National High School - Dela Paz Annex		1,408,000	1,408,000
Mamplasan National High School - Jacobo Annex		978,000	978,000
Southville 5 National High School (Biñan Secondary School of Applied Academics - Southville 5 Annex)		2,466,000	2,466,000	478,000
Stand Alone 2 (AFP-PNP)			-	805,000
Stand Alone 3 (BSC)			-	703,000

Division of Cabuyao City	7,969,000	1,834,000	9,803,000	1,560,000

Division Office - Proper	551,000		551,000
Cabuyao National High School - Casile Extension	2,067,000	536,000	2,603,000	150,000
Mamatid Senior High School			-	683,000
Marinig National High School	5,351,000	918,000	6,269,000
Pittland Integrated School		380,000	380,000
Stand Alone SHS No. 12 Pulo			-	727,000

Division of Calamba City	71,261,000	7,212,000	78,473,000	2,170,000

Division Office - Proper	1,749,000		1,749,000
Bubuyan Integrated School	5,182,000	548,000	5,730,000	150,000
Bunggo National High School	7,911,000	637,000	8,548,000	150,000
Buntog National High School	3,887,000	390,000	4,277,000
Calamba City School for the Arts		282,000	282,000	150,000
Calamba City Science High School	5,610,000	594,000	6,204,000	150,000
Calamba City Senior High School			-	944,000
Calamba National High School - San Cristobal Annex	3,641,000	1,225,000	4,866,000
Canlubang Integrated School	5,673,000	442,000	6,115,000	150,000
Lawa National High School	12,983,000	1,164,000	14,147,000	158,000
Mabato National High School	9,375,000	703,000	10,078,000
Majada-in National High School	15,250,000	1,227,000	16,477,000	318,000

Division of Cavite	92,578,000	17,766,000	110,344,000	8,035,000

Division Office - Proper	3,568,000		3,568,000
Anuling National High School	5,853,000	645,000	6,498,000	168,000
Banaba Cerca Integrated School		306,000	306,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	939
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Bucal National High School - Sta. Mercedes Annex		379,000	379,000
Buck Estate High School	5,323,000	566,000	5,889,000
Caluangan National High School	7,814,000	624,000	8,438,000
Centro De Naic National High School		1,084,000	1,084,000
Ciudad Nuevo De Naic National High School	2,903,000	876,000	3,779,000
Emilia Ambalada Poblete National High School	24,314,000	1,574,000	25,888,000
Escuela Secondaria Senor de Salinas			-	564,000
Eugenio Cabezas National High School		1,047,000	1,047,000
Halang Banay-Banay National High School	6,367,000	611,000	6,978,000	150,000
Kaysuyo National High School	3,742,000	407,000	4,149,000
Lumampong National High School - Indang National High School Annex		2,714,000	2,714,000	825,000
Mendez-Nuñez National High School		303,000	303,000
Naic Coastal National High School (Pueblo Martin Extension)	850,000	511,000	1,361,000
Noveleta Senior High School			-	486,000
Palocpoc National High School	5,261,000	554,000	5,815,000
Pangil National High School	5,017,000	502,000	5,519,000
Pedro Alegre Aure Senior High School			-	389,000
Pulo ni Sara National High School	6,720,000	624,000	7,344,000	151,000
Senior High School in Carmona			-	3,099,000
Tagaytay City Integrated School		499,000	499,000
Talon National High School	6,283,000	703,000	6,986,000	150,000
Tanza National Trade School Annex		1,504,000	1,504,000
Taywanak National High School	3,495,000	403,000	3,898,000
Trece Martires City Senior High School			-	2,053,000
Trece Martirez City National High School (Cochu Annex)		758,000	758,000
Ulat Integrated School	5,068,000	572,000	5,640,000

Division of Cavite City	179,000	-	179,000	-

Division Office - Proper	179,000		179,000

Division of Dasmariñas City	131,839,000	10,268,000	142,107,000	6,140,000

Division Office - Proper	3,145,000		3,145,000
Dr. Jose P. Rizal SHS			-	1,473,000
Francisco E. Barzaga Integrated High School	36,282,000	3,455,000	39,737,000	1,002,000
Langkaan II National High School - Congressional National High School Annex	32,470,000	2,085,000	34,555,000
New Era SHS			-	424,000
Paliparan II National High School - Congressional National High School Annex	59,942,000	2,536,000	62,478,000	310,000
Paliparan III SHS			-	2,931,000
Salawag National High School		2,192,000	2,192,000

Division of General Trias City	47,331,000	9,202,000	56,533,000	3,911,000

Division Office - Proper	1,199,000		1,199,000
Governor Ferrer National High School - Biclatan Annex	5,735,000	1,915,000	7,650,000
Governor Ferrer National High School - Buenavista Annex	2,157,000	1,066,000	3,223,000
Governor Luis A. Ferrer Jr. East National High School	8,186,000	2,657,000	10,843,000
Luis Y. Ferrer Jr. North National High School	15,971,000	2,004,000	17,975,000
Luis Y. Ferrer Jr. Senior High School			-	3,911,000
Luis Y. Ferrer Jr. West National High School	14,083,000	1,560,000	15,643,000

Division of Imus City	6,081,000	5,405,000	11,486,000	4,358,000

Division Office - Proper	588,000		588,000
Gen. Flaviano Yengko SHS (SHS In Pasong Buaya)			-	942,000
Gen. Juan Castañeda SHS (SHS In Anabu)			-	847,000
Gen. Pantaleon Garcia SHS (SHS In Pedro Reyes)			-	1,323,000
General Licerio Topacio National High School	5,493,000	1,643,000	7,136,000
Gov. Juanito Reyes Remulla SHS (SHS In Toclong)			-	1,246,000
Imus National High School - Alapan Annex		995,000	995,000
Imus National High School - Greengate Annex		2,767,000	2,767,000

Division of Laguna	213,050,000	36,416,000	249,466,000	18,967,000

Division Office - Proper	5,448,000		5,448,000
Adelina I National High School - Sampaguita Annex		1,883,000	1,883,000

940	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
B.N. Calara Integrated National High School		765,000	765,000	425,000
Balian National High School - Dambo Annex	3,304,000	372,000	3,676,000
Balian National High School (Galalan Extension)		401,000	401,000	150,000
Banca-Banca National High School	8,932,000	771,000	9,703,000	171,000
Barangay Longos Senior High School			-	480,000
Bitin National High School	13,682,000	1,083,000	14,765,000	150,000
Buenaventura E. Fandialan Memorial National High School - Alaminos Annex	3,912,000	685,000	4,597,000	150,000
Buenavista National High School	27,123,000	1,040,000	28,163,000	260,000
Bukal National High School, Cavinti	4,841,000	518,000	5,359,000
Calumpang National High School - Lowland National High School Annex		604,000	604,000	150,000
Cavinti National High School	15,157,000	1,185,000	16,342,000	469,000
Cavinti National High School - Calminue Extension		369,000	369,000	150,000
Dayap National High School - Calauan Annex		1,411,000	1,411,000	1,049,000
Dayap National High School (Mabacan Annex)		545,000	545,000
Gaudencio Octavio National High School (Santa Maria National High School - Bagumbayan Extension)	769,000	486,000	1,255,000	150,000
Gov. Felicisimo T. San Luis Memorial National High School	27,611,000	1,928,000	29,539,000	415,000
Gov. Felicisimo T. San Luis National Agro-lndustrial High School	9,158,000	1,019,000	10,177,000	280,000
Ibayiw National High School	13,739,000	1,073,000	14,812,000	227,000
Laguna Science National High School - Masaya National High School - Annex		511,000	511,000	175,000
Laguna Senior High School			-	2,627,000
Liliw Senior High School			-	991,000
Los Baños Integrated School (LBCHS Annex)		1,454,000	1,454,000
Los Baños Senior High School Stand Alone			-	739,000
Luis C. Obial Senior High School			-	498,000
Lumban Senior High School			-	555,000
Magdalena National High School (Buenavista Annex)		1,262,000	1,262,000	522,000
Masapang National High School	12,799,000	1,222,000	14,021,000	349,000
Masico National (Bay.) High School	11,144,000	895,000	12,039,000
Nagcarlan Senior High School			-	283,000
Paagahan National High School	13,704,000	733,000	14,437,000	150,000
Paagahan National High School - Maytalatal Extension		565,000	565,000	150,000
Pakil Senior High School (Stand Alone SHS No. 2 Pakil)			-	309,000
Poten & Eliseo M. Quesada Memorial National High School - Papatahan Annex		319,000	319,000
San Benito National High School		298,000	298,000
San Buenaventura National High School	7,257,000	507,000	7,764,000	150,000
San Buenaventura National High School - Extension	1,147,000	609,000	1,756,000	255,000
San Francisco National High School - Manhaya Annex		570,000	570,000
San Juan National High School - San Antonio Annex		702,000	702,000	248,000
San Pedro Relocation Center High School - Cuyab Annex		1,181,000	1,181,000	150,000
San Pedro Relocation Center High School - Landayen Annex	4,033,000	1,571,000	5,604,000	497,000
San Roque National High School	7,649,000	633,000	8,282,000
Santa Cruz Integrated National High School		708,000	708,000	408,000
Santa Maria National High School - J. Santiago Extension		556,000	556,000	197,000
Southville 3A National High School (Sampaguita Extension)		1,384,000	1,384,000
Sta. Catalina National High School Extension (Bakia-Botocan)		310,000	310,000
Sta. Maria National High School - Calangay Annex		338,000	338,000
Stand Alone SHS No. 10 Bayog			-	541,000
Stand Alone SHS No. 14 Santa Maria			-	232,000
Stand Alone SHS No. 16 Pila			-	652,000
Stand Alone SHS No. 19 San Pedro			-	796,000
Stand Alone SHS No. 21 Papatahan			-	205,000
Stand Alone SHS No. 3 Pagsanjan			-	288,000
Stand Alone SHS No. 8 Bambang			-	375,000
Stand Alone SHS No. 9 Lalakay			-	592,000
Sto. Tomas Integrated High School		1,568,000	1,568,000	500,000
Suba National High School	10,180,000	629,000	10,809,000
Suba National High School (Gagalot Annex)		331,000	331,000
Tuntungin Putho National High School	4,480,000	768,000	5,248,000	221,000
Upland National High School	6,981,000	654,000	7,635,000	190,000
Victoria Senior High School			-	446,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	941
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Division of Lipa City	27,880,000	5,040,000	32,920,000	2,052,000

Division Office - Proper	947,000		947,000
Anilao National High School	11,954,000	924,000	12,878,000
Cumba-Quezon Integrated School		217,000	217,000
Gaudencio B. Lontok Memorial Integrated School		727,000	727,000
Lipa City National Science High School	7,62 ,000	642,000	8,263,000	208,000
Lipa City Senior High School			-	1,597,000
Lipa City Sports Academy			-	247,000
Pangao integrated School		357,000	357,000
Plaridel National High School		283,000	283,000
Rizal Integrated National High School	7,358,000	826,000	8,184,000
San Jose Integrated School		403,000	403,000
Sen. Claro M. Recto Memorial Integrated School		661,000	661,000

Division of Lucena City	2,580,000	2,747,000	5,327,000	380,000

Division Office - Proper	293,000		293,000
Gulang-Gulang National High School - Iba Talim Extension		634,000	634,000	150,000
Lucena City National High School - Ilayang Dupay Extension		257,000	257,000
Lucena City National High School - Mayao Crossing Extension		408,000	408,000
Lucena City National High School - Mayao Parada Extension		627,000	627,000	230,000
Lucena Dalahican National High School - Barra Annex		439,000	439,000
Ransohan Integrated School	2,287,000	382,000	2,669,000

Division of Quezon	729,363,000	84,581,000	813,944,000	19,384,000

Division Office - Proper	15,449,000		15,449,000
Abuyon National High School (Doña Salud Annex)	3,267,000	383,000	3,650,000
Adela S. Torres National High School	5,744,000	629,000	6,373,000
Ajos National High School	6,312,000	553,000	6,865,000
Aloneros National High School	5,995,000	589,000	6,584,000	150,000
Angeles Caglate Integrated School		199,000	199,000
Apad Jomalig National High School		352,000	352,000
Apad National High School	4,746,000	506,000	5,252,000	150,000
Bagong Silang National High School	5,025,000	507,000	5,532,000	150,000
Bagupaye National High School	12,390,000	1,022,000	13,412,000	275,000
Balesin Integrated High School	3,175,000	355,000	3,530,000	150,000
Balubad Integrated School		193,000	193,000
Bamban National High School	7,393,000	690,000	8,083,000	150,000
Bantad National High School	3,570,000	462,000	4,032,000	150,000
Bantulinao Integrated School	7,235,000	697,000	7,932,000	161,000
Barangay Burgos National High School		230,000	230,000
Batangan National High School	7,254,000	697,000	7,951,000	150,000
Bignay National High School	6,248,000	757,000	7,005,000	150,000
Binagbag National High School	4,970,000	485,000	5,455,000
Binahaan Integrated School		507,000	507,000
Bonbon National High School	424,000	432,000	856,000	150,000
Bonifacio National High School	4,282,000	535,000	4,817,000	150,000
Buenavista National High School - San Pedro National High School Annex		289,000	289,000
Busdak National High School, Patnanungan	5,503,000	629,000	6,132,000	150,000
Butanguiad National High School	4,224,000	594,000	4,818,000	150,000
Cabibihan National High School	3,557,000	399,000	3,956,000	150,000
Cabong Integrated High School	3,307,000	424,000	3,731,000	150,000
Cabulihan National High School	4,435,000	454,000	4,889,000	150,000
Cagbalete Island National High School	6,614,000	689,000	7,303,000	150,000
Cagsiay National High School	13,369,000	968,000	14,337,000	260,000
Cagsiay National High School - Cagsiay III National High School Extension		296,000	296,000	150,000
Caigdal National High School	6,174,000	602,000	6,776,000
Calantas National High School	7,010,000	707,000	7,717,000	150,000
Calasumanga National High School	5,827,000	538,000	6,365,000	150,000
Callejon National High School	11,040,000	1,025,000	12,065,000	265,000
Camflora National High School - Annex	765,000	605,000	1,370,000	194,000
Camohaguin National High School	10,350,000	939,000	11,289,000	161,000
Carlagan Integrated School		196,000	196,000
Casay National High School	11,235,000	1,049,000	12,284,000	268,000

942	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Castañas National High School	12,920,000	1,142,000	14,062,000	203,000
Catanauan National High School	9,301,000	965,000	10,266,000	166,000
CB Encarnado Integrated School		286,000	286,000
Cesar C. Tan Memorial National High School		835,000	835,000	265,000
Cogorin Ibaba National High School - Jongo Extension		476,000	476,000	150,000
Cogorin Ibaba National High School (Lopez National Comprehensive High School)	9,911,000	1,000,000	10,911,000	150,000
Danlagan National High School	6,595,000	649,000	7,244,000	306,000
Dao National High School	3,603,000	503,000	4,106,000	150,000
Doongan Ilaya National High School (Catanauan National High School - Doongan Ilaya Extension)	8,026,000	855,000	8,881,000	171,000
Dr. Arsenio C. Nicolas National High School	5,204,000	512,000	5,716,000	150,000
Dr. Arsenio C. Nicolas National High School-Dominlog Extension	1,534,000	379,000	1,913,000	150,000
Dr. Panfilo Castro National High School - Masalukot I Annex		609,000	609,000	243,000
Dr. Vivencio V. Marquez National High School	5,042,000	558,000	5,600,000	150,000
Dungawan National High School	6,167,000	585,000	6,752,000	150,000
Evaristo R. Macalintal Memorial National High School (Cometa National High School)	12,063,000	692,000	12,755,000	150,000
Gloria Umali National High School	9,234,000	871,000	10,105,000	150,000
Gov. Anacleto C. Alcala National High School	7,903,000	861,000	8,764,000	248,000
Gregorio Reyes National High School	7,058,000	836,000	7,894,000	150,000
Guites National High School (Hondagua National High School - Guites Extension)	2,825,000	464,000	3,289,000	150,000
Hagonghong Integrated Secondary School	6,667,000	763,000	7,430,000	193,000
Hinguiwin National High School	10,534,000	852,000	11,386,000	222,000
Huyon-Uyon National High School	4,714,000	541,000	5,255,000	150,000
Ilayang Yuni Junior and Senior Integrated National High School	13,597,000	1,221,000	14,818,000	278,000
Inaclagan National High School	6,742,000	591,000	7,333,000	173,000
Joel B. Arquiza National High School	2,296,000	389,000	2,685,000	150,000
Jomalig National High School (Talisay National High School)	10,718,000	868,000	11,586,000	222,000
Katimo National High School	6,856,000	660,000	7,516,000	224,000
Kinatakutan National High School	5,197,000	552,000	5,749,000	150,000
Lagay National High School	5,122,000	600,000	5,722,000	150,000
Lamon Bay School of Fisheries Annex - Capalohan, Calauag		364,000	364,000	150,000
Langgas National High School	7,807,000	665,000	8,472,000	150,000
Leonarda D. Vera Cruz National High School	11,209,000	897,000	12,106,000	194,000
Lina Gayeta - Lasquety National High School	6,075,000	571,000	6,646,000	150,000
Liwayway National High School	8,567,000	773,000	9,340,000	157,000
Lualhati D. Edaño National High School	5,113,000	575,000	5,688,000	150,000
Luod Integrated School		246,000	246,000
Mabunga National High School		428,000	428,000
Magallanes National High School - Sta. Catalina Extension		403,000	403,000	150,000
Magsaysay National High School (Ajos National High School - Magsaysay Extension)	3,983,000	490,000	4,473,000	150,000
Malaya National High School	5,066,000	629,000	5,695,000	150,000
Maligaya National High School	9,695,000	794,000	10,489,000
Maligaya National high School - Buenavista	5,186,000	527,000	5,713,000	150,000
Malusak National High School	5,568,000	589,000	6,157,000	150,000
Mamala Integrated School		245,000	245,000
Mansilay National High School	3,573,000	427,000	4,000,000	150,000
Mapulot National High School	4,397,000	455,000	4,852,000	150,000
Mararaot Integrated School		174,000	174,000
Matandang Sabang National High School	8,282,000	825,000	9,107,000	206,000
Nabangka National High School	7,352,000	761,000	8,113,000	224,000
Nagsinamo National High School	3,295,000	433,000	3,728,000	150,000
Paaralang Sekundarya ng Heneral Nakar - Maligaya Extension		370,000	370,000	150,000
Paaralang Sekundarya ng Heneral Nakar - Umiray Extension		565,000	565,000	194,000
Paaralang Sekundarya Ng Patnanungan Norte		296,000	296,000
Pablo D. Maningas National High School (Cometa National High School Extension - Argosino)	2,782,000	367,000	3,149,000	150,000
Pakiing National High School	6,641,000	651,000	7,292,000	150,000
Pamampangin National High School	4,407,000	613,000	5,020,000	150,000
Panikihan National High School	8,514,000	799,000	9,313,000	177,000
Patabog National High School	10,430,000	947,000	11,377,000	209,000
Pili National High School	14,545,000	1,144,000	15,689,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	943
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Pisipis National High School	2,806,000	484,000	3,290,000	150,000
Pitogo Community High School	11,540,000	1,040,000	12,580,000	331,000
Polillo National High School Extension		362,000	362,000
Polo Integrated School		187,000	187,000
Pugon National High School	5,162,000	608,000	5,770,000	150,000
Quezon Science High School	5,996,000	795,000	6,791,000	168,000
Recto Memorial National High School - Annex (Barangay Lalig)		752,000	752,000
Renato Edaño Vicencio National High School	5,545,000	656,000	6,201,000	150,000
RT Camacho Integrated School		253,000	253,000
Rufina P. Trinidad Memorial National High School	4,254,000	544,000	4,798,000	150,000
Sabang National High School	6,350,000	624,000	6,974,000	190,000
Sampaloc National High School, Pitogo	4,549,000	406,000	4,955,000
Sampaloc National High School, Sampaloc	9,446,000	777,000	10,223,000	208,000
San Antonio National High School - Annex		484,000	484,000
San Francisco (Barangay) National High School	7,585,000	879,000	8,464,000	224,000
San Francisco B. National High School - Ilayang Hog Extension	2,786,000	347,000	3,133,000	150,000
San Isidro National High School, Padre Burgos	6,253,000	559,000	6,812,000	150,000
San Isidro National High School, Tagkawayan	7,633,000	723,000	8,356,000	219,000
San Juan National High School	6,860,000	659,000	7,519,000	159,000
San Rafael National School	5,989,000	485,000	6,474,000
San Roque Ilaya National High School	5,515,000	587,000	6,102,000	150,000
San Roque National High School - Catanauan	11,089,000	948,000	12.037,000	255,000
San Vicente Kanluran National High School I	4,764,000	551,000	5,315,000	150,000
Sanmandelcar High School	5,572,000	597,000	6,169,000	150,000
Sariaya National High School		428,000	428,000
Sergio Balane Integrated School		175,000	175,000
Severo Tejada Integrated School		265,000	265,000
Sta. Cruz National High School, Guinayangan	4,007,000	452,000	4,459,000	150,000
Sta. Lucia National High School (Dagatan National High School Annex - Sta. Lucia)	8,041,000	872,000	8,913,000	224,000
Sto. Angel National High School, Calauag	4,338,000	462,000	4,800,000	150,000
Sto. Niño Ilaya National High School	4,725,000	489,000	5,214,000	150,000
Sto. Niño National High School	11,107,000	806,000	11,913,000	243,000
Tabason National High School	5,986,000	580,000	6,566,000	150,000
Tagabas Ibaba National High School	3,576,000	464,000	4,040,000	150,000
Tagbacan Ilaya Integrated Secondary Extension Classes in San Jose Anyao		387,000	387,000	150,000
Tagbacan National High School	9,026,000	790,000	9,816,000	150,000
Talisay National High School	8,432,000	816,000	9,248,000
Taluong National High School	5,564,000	653,000	6,217,000	150,000
Tayuman National High School	5,861,000	635,000	6,496,000	150,000
Tumbaga National High School	3,573,000	379,000	3,952,000
Ungos National High School (Extension Classes in Libuyat)		629,000	629,000	177,000
Ungos National High School Extension		594,000	594,000	177,000
Veronica National High School, Lopez	3,665,000	549,000	4,214,000	150,000
Villa Perez National High School (Gumaca)	4,305,000	510,000	4,815,000	150,000
Villa San Isidro National High School	4,326,000	463,000	4,789,000	150,000
White Cliff National High School	3,932,000	555,000	4,487,000	150,000

Division of Rizal	272,519,000	31,328,000	303,847,000	18,228,000

Division Office - Proper	7,520,000		7,520,000
Aldea National High School	3,068,000	874,000	3,942,000
Baras - Pinugay National High School	38,421,000	2,424,000	40,845,000	584,000
Baras Senior High School			-	548,000
Baras-Pinugay Phase 2 National High School		1,555,000	1,555,000
Bugarin National High School	4,909,000	555,000	5,464,000	150,000
Cainta Senior High School			-	2,090,000
Cardona Senior High School			-	1,316,000
Cayabu National High School		360,000	360,000
Daraetan National High School	8,303,000	789,000	9,092,000	184,000
Dr. Vivencio B. Villamayor National High School (Angono National High School)	12,369,000	1,104,000	13,473,000	150,000
Francisco P. Felix Memorial National High School - Jica Annex		2,731,000	2,731,000
Francisco P. Felix Memorial National High School - Karangalan Annex		695,000	695,000
Hulo National High School	5,791,000	590,000	6,381.000	150,000

944	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Jala-jala National High School	16,094,000	1,262,000	17,356,000	201,000
Kasiglahan Village Senior High School			-	1,801,000
Laiban National High School	3,465,000	452,000	3,917,000	150,000
Macabud National High School	8,161,000	752,000	8,913,000
Macaingalan High School	2,342,000	342,000	2,684,000
Mascap National High School	8,025,000	509,000	8,534,000
Mascap National High School - Puray Annex		372,000	372,000
Pag-Asa National High School	18,843,000	1,435,000	20,278,000
Pintong Bukawe National High School	6,409,000	678,000	7,087,000	158,000
Regional Pilot School for the Arts	5,345,000	619,000	5,964,000	161,000
Rizal Sports Academy			-	207,000
Sampaloc National High School - Cuyambay Annex		552,000	552,000
San Isidro Senior High School			-	1,148,000
San Mateo National High School - Guinayang Annex		1,812,000	1,812,000
San Mateo SHS			-	1,611,000
Southville 8B National High School	30,792,000	2,781,000	33,573,000
Southville 8B Senior High School			-	816,000
Southville 8C National High School	26,931,000	2,021,000	28,952,000
Sta. Ines National High School	5,019,000	560,000	5,579,000
Stand alone SHS 5			-	2,442,000
Sto. Niño National High School	10,403,000	646,000	11,049,000	239,000
Talim Point National High School	7,846,000	778,000	8,624,000	255,000
Tanay East National High School (Jesus S. Yujuico Memorial National High School)	8,791,000	852,000	9,643,000	150,000
Tanay North National High School	5,417,000	606,000	6,023,000
Tanay Senior High School			-	953,000
Tanay West National High School	10,046,000	963,000	11,009,000	326,000
Taytay National High School - Simone Annex	10,395,000	846,000	11,241,000
Taytay Senior High School			-	2,221,000
Tuna Balibago National High School	7,814,000	813,000	8,627,000	217,000

Division of San Pablo City	53,920,000	4,642,000	58,562,000	4,140,000

Division Office - Proper	1,254,000		1,254,000
Atisan Integrated School		208,000	208,000
Crecencia Drucila Lopez Senior High School			-	1,475,000
Dolores National High School	9,310,000	756,000	10,066,000
Felix Amante Senior High School			-	1,944,000
Paaralang Pag-Ibig at Pag-Asa	4,577,000	442,000	5,019,000
Prudencia D. Fule Memorial National High School	15,593,000	1,210,000	16,803,000
San Isidro National High School	8,706,000	633,000	9,339,000
San Pablo City Science High School	8,833,000	833,000	9,666,000	721,000
Sta. Filomena Integrated School	5,647,000	560,000	6,207,000

Division of Sta. Rosa City	19,089,000	4,691,000	23,780,000	2,624,000

Division Office - Proper	718,000		718,000
Aplaya National High School-Annex 1 Apex School		2,511,000	2,511,000
Don Jose National High School	18,371,000	1,564,000	19,935,000	456,000
Labas Senior High School Stand Alone			-	1,699,000
Sinalhan Senior High School		616,000	616,000	469,000

Division of Tanauan City	50,523,000	5,018,000	55,541,000	150,000

Division Office - Proper	1,149,000		1,149,000
Balele National High School	7,627,000	851,000	8,478,000	150,000
Banjo Laurel National High School	6,082,000	524,000	6,606,000
Dr. Alcantara National High School	4,576,000	511,000	5,087,000
Janopol Oriental National High School	7,689,000	741,000	8,430,000
Malaking Pulo National High School	6,454,000	646,000	7,100,000
Pres. Jose P. Laurel National High School (Sulpok)	7,823,000	767,000	8,590,000
Ulango Integrated School	3,432,000	505,000	3,937,000
Wawa National High School	5,691,000	473,000	6,164,000

Division of Tayabas City	16,525,000	1,581,000	18,106,000	1,446,000

Division Office - Proper	404,000		404,000
Dapdap Integrated School		310,000	310,000
Rosario Quesada National High School	5,070,000	443,000	5,513,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	945
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Tayabas City Division Stand Alone SHS			-	1,296,000
West Palale National High School	11,051,000	828,000	11,879,000	150,000
Region IVB - MIMAROPA	1,747,936,000	197,295,000	1,945,231,000	39,146,000

Division of Calapan City	41,144,000	3,309,000	44,453,000	725,000

Division Office - Proper	900,000		900,000
Bucayao National High School	9,944,000	780,000	10,724,000	150,000
Ceriaco A. Abes Memorial National High School (Jose J. Leido Jr. Memorial NHS - Mahal na Pangalan Annex)	7,923,000	665,000	8,588,000	150,000
Nag-iba National High School (Jose J. Leido, Jr. Memorial National High School - Nag-iba II Annex)	8,679,000	948,000	9,627,000	275,000
Parang National High School (Jose J. Leido, Jr. Memorial National High School - Parang Annex)	13,698,000	916,000	14,614,000	150,000

Division of Marinduque	218,837,000	21,499,000	240,336,000	5,585,000

Division Office - Proper	4,021,000		4,021,000
Alobo National High School	4,745,000	434,000	5,179,000
Argao National High School	6,744,000	522,000	7,266,000
Bagtingon National High School	3,837,000	448,000	4,285,000
Balanacan National High School	8,360,000	686,000	9,046,000	150,000
Bonliw National High School	5,543,000	469,000	6,012,000	150,000
Botilao National High School	3,291,000	411,000	3,702,000	150,000
Buenavista National High School - Bagacay Annex	1,919,000	403,000	2,322,000	150,000
Buenavista National High School - Daykitin Annex	2,811,000	444,000	3,255,000
Buenavista National High School - Lipata-Tungib Annex	1,546,000	326,000	1,872,000	150,000
Buenavista National High School - Sihi Annex	1,960,000	343,000	2,303,000
Butansapa National High School	6,469,000	537,000	7,006,000
Cawit National Comprehensive High School	9,012,000	707,000	9,719,000	150,000
Dolores National High School	6,103,000	583,000	6,686,000	150,000
Hupi National High School	5,282,000	555,000	5,837,000	150,000
Ilaya National High School	7,877,000	809,000	8,686,000	150,000
Ipil National High School	5,060,000	544,000	5,604,000	150,000
Kasily National High School	3,448,000	373,000	3,821,000
Kilo-Kilo National High School	5,606,000	587,000	6,193,000	150,000
Makapuyat National High School - Masaguisi Annex	1,566,000	385,000	1,951,000	150,000
Malibago National High School	8,096,000	681,000	8,777,000	248,000
Maniwaya National High School	3,382,000	403,000	3,785,000	150,000
Maranlig National High School	5,565,000	618,000	6,183,000	261,000
Matalaba National High School	7,463,000	675,000	8,138,000	318,000
Matuyatuya National High School	11,441,000	962,000	12,403,000	281,000
Mogpog National Comprehensive High School	10,439,000	933,000	11,372,000	428,000
Mongpong National High School	3,895,000	418,000	4,313,000	150,000
Paciano A. Sena Memorial High School (Tabionan National High School)	3,077,000	471,000	3,548,000	150,000
Poctoy National High School	5,605,000	547,000	6,152,000	150,000
Pulo National High School	3,291,000	328,000	3,619,000
Punong National High School	3,532,000	431,000	3,963,000	150,000
Puting Buhangin National High School	3,125,000	357,000	3,482,000
Sayao National High School	5,397,000	497,000	5,894,000	150,000
Sibuyao National High School	5,610,000	543,000	6,153,000	150,000
Tagum National High School	6,148,000	527,000	6,675,000	150,000
Tambangan National High School	2,714,000	364,000	3,078,000
Tapuyan National High School	5,921,000	688,000	6,609,000	150,000
Tiguion National High School	7,752,000	616,000	8,368,000	150,000
Tigwi National High School	14,188,000	1,127,000	15,315,000	150,000
Torrijos Senior High School			-	449,000
Yook National High School	6,996,000	747,000	7,743,000	150,000

Division of Occidental Mindoro	170,207,000	21,349,000	191,556,000	2,685,000

Division Office - Proper	3,766,000		3,766,000
Abra de Ilog National High School - Camurong Annex	1,693,000	428,000	2,121,000
Abra de Ilog National High School Extension (Biga Extension)	1,973,000	365,000	2,338,000
Aguas National High School	9,088,000	719,000	9,807,000
Ambulong Island Integrated School	6,380,000	570,000	6,950,000
Barahan National High School	9,857,000	718,000	10,575,000	203,000

946	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Barahan National High School - Sinagtala Annex	2,782,000	393,000	3,175,000
Bubog National High School		699,000	699,000
Burgos National High School		306,000	306,000
Cabacao National High School (Abra de Ilog - Cabacao National High School	11,454,000	854,000	12,308,000
Caminawit National High School	17,760,000	1,296,000	19,056 000
Concepcion National High School	7,911,000	641,000	8,552,000	199,000
Iling National High School - Pawikan Annex		543,000	543,000
Iriron National High School	8,646,000	655,000	9,301,000	150,000
Looc National High School	7,192,000	571,000	7,763,000
Lubang Vocational High School - Cabra Annex		376,000	376,000
Magsaysay National High School - Alibog Annex	1,220,000	424,000	1,644,000
Magsaysay National High School - Mapaya Annex	2,425,000	752,000	3,177,000	210,000
Magsaysay National High School - Pumaga Annex	1,963,000	482,000	2,445,000
Magsikap National High School	11,024,000	813,000	11,837,000
Malpalon National High School	4,906,000	426,000	5,332,000
Manoot National High School	3,363,000	695,000	4,058,000	259,000
Paclolo National High School		317,000	317,000
Paulino Legaspi, Sr. Memorial National High School	5,156,000	634,000	5,790,000	150,000
Pinagturilan National High School	4,545,000	944,000	5,489,000	402,000
Poypoy National High School	1,212,000	367,000	1,579,000
Rizal Integrated School		285,000	285,000
Sablayan National High School - Claudio Salgado Annex	2,567,000	529,000	3,096,000	150,000
Sablayan National High School - Pag-asa Annex	2,043,000	445,000	2,488,000	150,000
Sablayan National High School - Sta. Lucia Annex	3,731,000	534,000	4,265,000
San Francisco National High School		300,000	300,000
San Jose National Agricultural and Industrial High School - Mangarin Annex	1,645,000	500,000	2,145,000	163,000
San Vicente National High School - Yapang Annex	3,670,000	505,000	4,175,000	150,000
Sta. Teresa National High School	8,230,000	730,000	8,960,000	191,000
Tagumpay National High School		314,000	314,000
Tanyag National High School	8,057,000	668,000	8,725,000	158,000
Tilik National High School	5,860,000	542,000	6,402,000
Victoria National High School	8,453,000	545,000	8,998,000
Victoria National High School - livita Annex	1,635,000	464,000	2,099,000	150,000

Division of Oriental Mindoro	244,694,000	32,453,000	277,147,000	6,651,000

Division Office - Proper	4,998,000		4,998,000
Anastacio Dela Chica High School	4,010,000	778,000	4,788,000	245,000
Anoling High School	2,095,000	354,000	2,449,000
Apitong National High School	8,239,000	719,000	8,958,000	219,000
Araceli B. Pantilanan - Bacawan High School	1,588,000	506,000	2,094,000	150,000
Aurelio Arago Memorial National High School - Alcate Annex	2,984,000	527,000	3,511,000
Baco National High School - Lumambayan Annex		306,000	306,000
Baco National High School - Pulantubig Annex	2,970,000	374,000	3,344,000	150,000
Balugo National High School - Bonbon Annex		321,000	321,000
Bayuin National High School	8,304,000	689,000	8,993,000	177,000
Benli National High School	3,349,000	763,000	4,112,000	150,000
Bethel High School	1,527,000	598,000	2,125,000
Bongabong Technical and Vocational High School	2,669,000	340,000	3,009,000
Buli High School		401,000	401,000
Cabugao National High School	382,000	427,000	809,000	150,000
Cacawan High School	5,338,000	544,000	5,882,000
Carmundo National High School (Vicente B. Ylagan NHS - Carmundo Annex)	11,250,000	783,000	12,033,000	239,000
Cawayan National High School	11,969,000	936,000	12,905,000	272,000
Conrazon High School	3,875,000	546,000	4,421,000	153,000
Don Pedro High School		820,000	820,000
Dr. Aristeo Baldos Sr. Papandayan High School	1,907,000	599,000	2,506,000
Ecological Public Secondary School	4,224,000	479,000	4,703,000
Elim Lisap Mangyan High School		283,000	283,000
Evangelista National High School	7,842,000	658,000	8,500,000	150,000
Felimon M. Salcedo, Sr. Memorial National High School	7,600,000	740,000	8,340,000	184,000
Formon National High School	7,377,000	659,000	8,036,000	157,000
Fortuna National High School	5,688,000	499,000	6,187,000	150,000
Fortunato Perez High School		482,000	482,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	947
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Francisco “Kiko” Manlises - Calingag High School	2,923,000	412,000	3,335,000
Gerardo Fanoga, Sr. - Pambisan Munti High School	1,268,000	346,000	1,614,000
Guillermo Raymundo - Calima High School		397,000	397,000	150,000
Jose D. Udasco Mangangan I National High School	3,537,000	533,000	4,070,000	150,000
Laguna National High School	2,245,000	518,000	2,763,000
Leandro Panganiban, Sr. - Tagumy High School		510,000	510,000	153,000
Maasin High School		335,000	335,000
Macatoc National High School (Aurelio Arago Memorial National High School - Macatoc)	11,462,000	969,000	12,431,000	392,000
Malamig National High School	7,825,000	860,000	8,685,000	292,000
Malo High School		366,000	366,000
Manaul National High School	9,105,000	834,000	9,939,000	217,000
Manuel Adriano Memorial National High School	6,268,000	507,000	6,775,000
Matulatula High School	6,935,000	751,000	7,686,000	219,000
Maujao National High School	11,759,000	1,056,000	12,815,000	275,000
Melgar National High School - Masaging Annex	1,268,000	371,000	1,639,000
Morente National High School	15,674,000	1,072,000	16,746,000	354,000
Morente National High School - Batangan Annex		346,000	346,000
Puerto Galera National High School - Dulangan Extension		455,000	455,000
Puerto Galera National High School - Palangan Extension		416,000	416,000
Puerto Galera National High School - San Isidro Extension		714,000	714,000	210,000
Ranzo National High School	6,024,000	427,000	6,451,000
Sabang High School	1,655,000	399,000	2,054,000	150,000
San Mariano National High School - San Vicente Annex	7,412,000	790,000	8,202,000	150,000
San Roque National High School	18,192,000	1,311,000	19,503,000	621,000
San Roque National High School - Bangkal Extension		390,000	390,000
San Teodoro National High School	20,957,000	1,645,000	22,602,000	622,000
Victoria National High School		327,000	327,000
Villa Pag-asa National High School - Apnagan Extension		265,000	265,000	150,000

Division of Palawan	795,329,000	87,755,000	883,084,000	16,235,000

Division Office - Proper	15,194,000		15,194,000
Abaroan National High School	9,386,000	678,000	10,064,000
Abo-Abo National High School	12,614,000	1,120,000	13,734,000	329,000
Agutayan National High School		250,000	250,000
Alimaguan National High School	11,301,000	987,000	12,288,000	308,000
Amando Carlos Lahoz National High School	1,146,000	467,000	1,613,000
Apurawan National High School	7,451,000	601,000	8,052,000	150,000
Araceli Plainview National High School	1,152,000	332,000	1,484,000
Araceli Western Barangay High School	4,786,000	474,000	5,260,000
Bacao National High School	6,373,000	630,000	7,003,000	158,000
Bagong Bayan Barangay High School	8,025,000	683,000	8,708,000
Bagong Sikat National High School	5,601,000	461,000	6,062,000
Baratuan National High School	14,062,000	1,288,000	15,350,000	854,000
Bato National High School	13,340,000	1,397,000	14,737,000	537,000
Berong Barangay High School	5,529,000	530,000	6,059,000	150,000
Bintuan High School		251,000	251,000
Bohol National High School	4,086,000	371,000	4,457,000
Borac National High School (Coron SOF - Borac Annex)	26,536,000	1,252,000	27,788,000	275,000
Bubusawin National High School	762,000	321,000	1,083,000
Bucana National High School	7,930,000	701,000	8,631,000
Buenavista National High School		323,000	323,000
Bugsuk National High School	11,292,000	599,000	11,891,000
Bugsuk National High School - Bancalaan Annex	1,161,000	1,010,000	2,171,000	301,000
Bulalacao Integrated School		342,000	342,000
Bulawit National High School	3,627,000	390,000	4,017,000	150,000
Buliluyan National High School	2,308,000	429,000	2,737,000
Bunog National High School	5,310,000	529,000	5,839,000
Burirao National High School	3,469,000	437,000	3,906,000
Busy Bees National High School	5,414,000	402,000	5,816,000
Cabigaan National High School	3,071,000	428,000	3,499,000
Cagayancillo National High School	11,254,000	935,000	12,189,000	354,000
Calandagan National High School	6,496,000	572,000	7,068,000	150,000
Calasaguen National School	4,605,000	524,000	5,129,000
Calategas National High School	7,752,000	658,000	8,410,000
Calawag National High School	8,047,000	861,000	8,908,000

948	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Calumpang National High School		218,000	218,000
Candawaga National High School	15,409,000	1,189,000	16,598,000	362,000
Canimango National High School	2,669,000	467,000	3,136,000
Canipaan National High School	2,697,000	470,000	3,167,000	150,000
Canique National High School	4,981,000	527,000	5,508,000
Caponayan National High School	1,928,000	418,000	2,346,000	150,000
Caruray National High School	7,759,000	686,000	8,445,000	196,000
Casian National High School	5,483,000	755,000	6,238,000	219,000
Catagupan High School		251,000	251,000
Catama Barangay High School	3,266,000	324,000	3,590,000
Central Taytay Senior High School			-	1,496,000
Cheey National High School	2,669,000	601,000	3,270,000	150,000
Concepcion National High School, Agutaya	16,639,000	1,198,000	17,837,000	383,000
Concepcion National High School, Busuanga		783,000	783,000	210,000
Culadanun National High School	3,627,000	470,000	4,097,000
Cuyo Barangay High School	9,898,000	1,248,000	11,146,000	1,104,000
Danawan National High School	10,412,000	745,000	11,157,000	257,000
Decalachao National High School	1,146,000	676,000	1,822,000	168,000
Diapila National High School		229,000	229,000
Dumagueña National High School	6,938,000	722,000	7,660,000	168,000
Dumaran National High School	6,193,000	723,000	6,916,000	175,000
Dumaran National High School (Mainland)	6,692,000	767,000	7,459,000	260,000
Dumarao Barangay High School	6,052,000	455,000	6,507,000
Eliseo A. Lagrada Oblian National High School	3,533,000	450,000	3,983,000
Estrella Village National High School	1,161,000	378,000	1,539,000
F. Lagan, Sr. Memorial National High School (Caramay National High School)	6,432,000	591,000	7,023,000
Gaudencio Abordo Memorial National High School - Balaguen National High School		450,000	450,000
Gaudencio Abordo Memorial National High School - Bisucay National High School		416,000	416,000
Gaudencio Abordo Memorial National High School - Rizal National High School		442,000	442,000
Green Island National High School		430,000	430,000
Halsey National High School		352,000	352,000
IIian National High School	765,000	401,000	1,166,000
Inil U. Taha National High School	3,689,000	537,000	4,226,000
Ipilan National High School	9,881,000	812,000	10,693,000	347,000
lraan-Sagpangan National High School	5,349,000	503,000	5,852,000
Isaub National High School	8,184,000	773,000	8,957,000	272,000
Isla Sombrero National High School	2,840,000	373,000	3,213,000
Isugod National High School	10,309,000	872,000	11,181,000
Jose Rizal Apoc-Apoc National High School	4,368,000	450,000	4,818,000
Labog National High School		446,000	446,000
Lapu-Lapu National High School	3,105,000	374,000	3,479,000
Liminangcong National High School	11,999,000	836,000	12,835,000	352,000
Little Baguio - Maasin National High School		334,000	334,000
Lumber Camp National High School		321,000	321,000
Maasin National High School (Bernas National High School)	10,666,000	1,020,000	11,686,000	277,000
Magbabadil National High School	8,407,000	633,000	9,040,000
Magsaysay National High School	4,969,000	411,000	5,380,000
Mangsee National High School	5,394,000	876,000	6,270,000	318,000
Mainit National High School	3,452,000	474,000	3,926,000
Malaking Ilog National High School		212,000	212,000
Malampaya - San Jose National High School		403,000	403,000
Malatgao National High School, Narra		364,000	364,000
Malatgao National High School, Quezon	6,167,000	524,000	6,691,000
Malihud National High School	2,293,000	552,000	2,845,000
Malis National High School	4,207,000	548,000	4,755,000
Manamoc National High School	7,136,000	737,000	7,873,000	217,000
Manlag National High School		297,000	297,000
Marcelo A. Bantug Memorial National High School	5,246,000	508,000	5,754,000
Mendoza National High School	4,406,000	509,000	4,915,000
Nangalao National High School	3,052,000	473,000	3,525,000	150,000
New Busuanga National High School	11,298,000	809,000	12,107,000	150,000
New Canipo National High School	5,674,000	608,000	6,282,000	170,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	949
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
New Guinlo National High School	7,953,000	831,000	8,784,000
New Ibajay National High School	11,392,000	799,000	12,191,000	222,000
New Ibajay National High School - Mabini Extension		369,000	369,000
Nicanor Zabala National High School	5,873,000	616,000	6,489,000
Ocam Ocam Integrated School		168,000	168,000
Paly National High School	1,527,000	478,000	2,005,000
Pamantolon National High School	3,077,000	533,000	3,610,000
Panalingaan National High School	765,000	561,000	1,326,000	150,000
Pancol Barangay High School	7,933,000	740,000	8,673,000	150,000
Panitian National High School	15,004,000	944,000	15,948,000	372,000
Panlaitan Barangay High School	4,760,000	739,000	5,499,000	150,000
Pasadeña National High School		312,000	312,000
Pawa National High School	12,579,000	618,000	13,197,000
Peace And Development Community National High School	3,068,000	379,000	3,447,000
Pical National High School		240,000	240,000
Pinaglabanan National High School	4,657,000	550,000	5,207,000
Port Barton National High School	9,575,000	905,000	10,480,000	208,000
Punang National High School	2,693,000	541,000	3,234,000
Quezon Panitian National High School	9,946,000	800,000	10,746,000	201,000
Quezon-Aramaywan National High School	8,573,000	872,000	9,445,000	283,000
Quinlogan National High School	9,762,000	872,000	10,634,000	206,000
Ramos National High School		403,000	403,000
Ransang National High School	6,171,000	572,000	6,743,000
Salang National High School		279,000	279,000
Samariñana National High School	3,061,000	520,000	3,581,000
San Carlos National High School	3,345,000	403,000	3,748,000
San Fernando National High School	6,730,000	570,000	7,300,000
San Jose (Roxas) National High School (Roxas National Comprehensive High School - San Jose Annex)	10,511,000	930,000	11,441,000	418,000
San Miguel National High School	14,855,000	1,120,000	15,975,000	383,000
San Nicolas National High School	382,000	409,000	791,000
Sandoval National High School, Narra	9,585,000	933,000	10,518,000	382,000
Sandoval National High School, Taytay	7,633,000	534,000	8,167,000	214,000
Sarong National High School	3,061,000	512,000	3,573,000
Sibaltan National High School	3,658,000	379,000	4,037,000
Sibaring National High School	3,179,000	343,000	3,522,000	150,000
Silanga National High School	1,537,000	464,000	2,001,000
Southern Bataraza National High School	9,738,000	665,000	10,403,000	201,000
Sowangan National High School	1,924,000	375,000	2,299,000
Speaker Ramon V. Mitra, Jr. National High School	8,965,000	765,000	9,730,000
Sta. Maria National High School	3,068,000	373,000	3,441,000
Sta. Monica High School		391,000	391,000
Suba National High School	7,281,000	695,000	7,976,000
Sumbiling National High School	8,181,000	1,020,000	9,201,000	227,000
Tabon National High School		303,000	303,000
Taburi National High School	3,432,000	520,000	3,952,000	150,000
Tagumpy Barangay High School	4,126,000	448,000	4,574,000
Tagusao National High School	9,489,000	747,000	10,236,000	224,000
Tara High School		275,000	275,000
Tarusan National High School	17,463,000	1,094,000	18,557,000	290,000
Teneguiban National High School (El Nido National High School - Teneguiban Extension)	4,298,000	476,000	4,774,000
Tinitian National High School	4,377,000	434,000	4,811,000
Tumarbong National High School	7,717,000	728,000	8,445,000	237,000
Turda National High School		496,000	496,000
Villa Paz National High School		256,000	256,000
Vito Pechangco Memorial National High School	14,905,000	802,000	15,707,000

Division of Puerto Princesa City	125,996,000	15,067,000	141,063,000	5,772,000

Division Office - Proper	2,512,000		2,512,000
Babuyan National High School (Palawan National School - Babuyan Annex)	6,796,000	678,000	7,474,000	150,000
Bacungan National High School	7,319,000	920,000	8,239,000	215,000
Bahile National High School	6,764,000	656,000	7,420,000	247,000
Buenavista High School		289,000	289,000
Cabayugan National High School	10,981,000	806,000	11,787,000	170,000

950	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Inagawan National High School	10,143,000	843,000	10,986,000	150,000
Irawan National High School	12,203,000	1,020,000	13,223,000	212,000
Lanogan National High School	8,540,000	881,000	9,421,000	343,000
Luzviminda National High School	6,411,000	700,000	7,111,000	150,000
Macarascas National High School	6,693,000	630,000	7,323,000	155,000
Matahimik-Bucana High School		308,000	308,000
Napsan National High School	7,462,000	689,000	8,151,000	226,000
Puerto Princesa City National Science High School	8,073,000	863,000	8,936,000	318,000
Puerto Princesa City Rural National High School	12,783,000	919,000	13,702,000	331,000
San Rafael National High School	7,154,000	703,000	7,857,000	221,000
SHS in Puerto Princesa City			-	1,101,000
Simpucan National High School (Napsan National High School - Simpucan Annex)	3,131,000	534,000	3,665,000	150,000
Sta. Lourdes National High School	9,031,000	750,000	9,781,000	184,000
Sta. Monica National High School		2,120,000	2,120,000	1,449,000
Tagabinet High School		346,000	346,000
Ubaldo L. Conde High School		412,000	412,000
Division of Romblon	151,729,000	15,863,000	167,592,000	1,493,000

Division Office - Proper	3,090,000		3,090,000
Agripino Armedilla National High School		254,000	254,000
Agutay National High School		507,000	507,000
Alad National High School	4,345,000	449,000	4,794,000
Armin Rios - Marin National High School		264,000	264,000
Azarga National High School	7,291,000	733,000	8,024,000
Buenavista National High School		468,000	468,000
Cabolutan National High School - Carmen Extension	6,589,000	604,000	7,193,000	374,000
Cabolutan National High School (RCFF - San Agustin)	6,721,000	467,000	7,188,000
Cajidiocan National High School - Lumbang Este Extension	6,317,000	860,000	7,177,000	221,000
Cambalo National High School (RCFF - Sibuyan)	6,752,000	644,000	7,396,000	350,000
Concepcion National High School Annex (Bakhawan)		255,000	255,000
Danao National High School	10,921,000	828,000	11,749,000
Eduardo M. Moreno National High School (Bachawan National High School - Binongaan Annex)	7,768,000	632,000	8,400,000
Ferrol National High School (RCFF - Ferrol)	10,303,000	778,000	11,081,000	230,000
Gabawan National High School		202,000	202,000
Guinbirayan National High School	11,959,000	798,000	12,757,000
Limon Norte National High School		281,000	281,000
Mauricio F. Fabito National High School	3,837,000	455,000	4,292,000
Melodias Imperial, Sr. National High School		314,000	314,000
Pascual Catajay Linao National High School	3,095,000	424,000	3,519,000
Pinamihagan National High School		556,000	556,000
Romblon National High School - Mayha Extension	9,451,000	661,000	10,112,000
San Agustin National Trade School	8,353,000	661,000	9,014,000
Sta. Maria National High School (RCFF - Sta. Maria)	10,078,000	814,000	10,892,000	318,000
Sto. Niño National High School	2,693,000	475,000	3,168,000
Tanagan National High School (RCFF - Tanagan)	9,552,000	779,000	10,331,000
Tranquilino Cawaling Sr. National High School	5,359,000	555,000	5,914,000
Tugdan National High School	10,872,000	654,000	11,526,000
Tungonan National High School	6,383,000	491,000	6,874,000

Region V - Bicol	3,251,860,000	335,415,000	3,587,275,000	91,845,000

Division of Albay	372,905,000	35,087,000	407,992,000	9,372,000

Division Office - Proper	8,231,000		8,231,000
Alabangpuro High School	6,128,000	591,000	6,719,000	150,000
Alimsog Integrated School	2,818,000	383,000	3,201,000	150,000
Anislag National High School - San Vicente Grande		638,000	638,000	155,000
Bañadero High School	6,112,000	564,000	6,676,000	150,000
Bascaran High School	2,891,000	694,000	3,585,000	150,000
Batan National High School	6,459,000	614,000	7,073,000	265,000
Batbat High School	4,409,000	497,000	4,906,000	150,000
Bical National High School	6,133,000	569,000	6,702,000	150,000
Bilbao High School	5,152,000	546,000	5,698,000	150,000
Bogtong National High School	2,398,000	458,000	2,856,000	150,000
Bonbon High School	13,971,000	1,160,000	15,131,000	224,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	951
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Caguiba National High School	6,394,000	672,000	7,066,000	150,000
Cawayan High School, Manito	7,422,000	613,000	8,035,000	150,000
Cawayan National High School, Bacacay	12,968,000	1,052,000	14,020,000	237,000
Estancia National High School	6,134,000	625,000	6,759,000	150,000
Itaran National High School - Maysua Extension		685,000	685,000	204,000
Joroan High School	11,525,000	973,000	12,498,000	260,000
La Medalla National High School	4,162,000	431,000	4,593,000	150,000
Labnig National High School	9,891,000	819,000	10,710,000	161,000
Lacag National High School	9,871,000	738,000	10,609,000	150,006
Lanigay High School	10,069,000	904,000	10,973,000	179,000
Macabugos High School	7,439,000	657,000	8,096,000	164,000
Magpanambo National High School	5,339,000	591,000	5,930,000	150,000
Malabiga High School	2,760,000	378,000	3,138,000	150,000
Malapay High School	8,067,000	612,000	8,679,000	184,000
Malidong High School	14,372,000	1,138,000	15,510,000	410,000
Mamlad High School	3,603,000	417,000	4,020,000	150,000
Mancao High School	7,965,000	697,000	8,662,000	150,000
Maramba National High School - Cagmanaba Ha	3,077,000	566,000	3,643,000	190,000
Marigondon High School	9,447,000	795,000	10,242,000	215,000
Matacon National High School	11,785,000	936,000	12,721,000	222,000
Matara High School	3,855,000	479,000	4,334,000	150,000
Nagotgot High School	7,989,000	698,000	8,687,000	177,000
Panoypoy High School	6,696,000	596,000	7,292,000	150,000
Paraian National High School	8,090,000	656,000	8,746,000	183,000
Rawis High School	9,347,000	717,000	10,064,000	209,000
Sabino Rebagay Memorial High School	5,789,000	615,000	6,404,000	158,000
San Agustin Integrated High School	14,344,000	974,000	15,318,000	230,000
San Fernando National High School	8,759,000	752,000	9,511,000	150,000
San Francisco National High School	8,811,000	657,000	9,468,000	150,000
San Isidro National High School, Jovellar	6,049,000	521,000	6,570,000	150,000
San Isidro National High School, Malilipot	9,416,000	833,000	10,249,000	243,000
San Jose National High School, Libon	7,979,000	830,000	8,809,000	234,000
San Juan High School	12,814,000	984,000	13,798,000	237,000
San Miguel High School	7,155,000	603,000	7,758,000	163,000
San Pablo High School	7,615,000	681,000	8,296,000	190,000
San Pascual High School	4,726,000	538,000	5,264,000	150,000
San Ramon High School	3,556,000	391,000	3,947,000	150,000
San Vicente National High School	9,727,000	789,000	10,516,000	228,000
Sogod National High School	6,020,000	705,000	6,725,000	150,000
Tinopan High School	5,090,000	517,000	5,607,000	150,000
Tobog High School	2,086,000	538,000	2,624,000	150,000

Division of Camarines Norte	194,635,000	21,976,000	216,611,000	5,522,000

Division Office - Proper	4,245,000		4,245,000
Bagong Silang I High School	13,943,000	1,128,000	15,071,000	408,000
Bagong Silang II High School	5,772,000	587,000	6,359,000	150,000
Basiad National High School	7,529,000	707,000	8,236,000	150,000
Bulala High School	6,328,000	578,000	6,906,000	150,000
Calabasa Integrated School		396,000	396,000
Camarines Norte NHS-Annex			-	566,000
Caringo High School (San Roque NHS Annex)		452,000	452,000	150,000
Colasi Integrated School		244,000	244,000
Dominador Narido High School	6,848,000	688,000	7,536,000	150,000
Dumagmang Integrated School	6,654,000	636,000	7,290,000	150,000
Eugenia Morana - Quintela Memorial High School	7,063,000	745,000	7,808,000	171,000
Fabrica High School	4,849,000	532,000	5,381,000	150,000
Gawad Kalinga High School	5,107,000	591,000	5,698,000	150,000
Gonzales-Azcutia High School	7,237,000	644,000	7,881,000	150,000
Gumaus High School	7,199,000	707,000	7,906,000	150,000
Kabatuhan Integrated School		279,000	279,000
Lalawigan National High School	6,421,000	700,000	7,121,000	153,000
Lazaro Cabezudo High School	3,438,000	449,000	3,887,000	150,000
Magsaysay National High School	5,591,000	501,000	6,092,000	150,000
Malaya Integrated School		205,000	205,000
Matango National High School	5,569,000	585,000	6,154,000	150,000
Maulawin National High School	7,180,000	684,000	7,864,000	177,000

952	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO/ SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Maximo Manarang High School		440,000	440,000	150,000
Pag-asa High School, Labo	3,288,000	369,000	3,657,000	150,000
Palali Integrated School		312,000	312,000
Pambuhan National High School	12,193,000	1,132,000	13,325,000	222,000
Porfirio R. Ponayo High School	6,234,000	695,000	6,929,000	150,000
Sabang National High School, Vinzons	9,172,000	905,000	10,077,000	184,000
San Antonio High School		245,000	245,000
San Francisco National High School	9,226,000	857,000	10,083,000	235,000
San Isidro High School	4,629,000	639,000	5,268,000	150,000
San Pedro - Domingo Llarena High School	7,472,000	695,000	8,167,000	151,000
Sarah Jane Ferrer High School	8,301,000	811,000	9,112,000	217,000
Sta. Cruz National High School	6,659,000	722,000	7,381,000	150,000
Sta. Elena Integrated School		680,000	680,000
Tuaca High School	9,759,000	799,000	10,558,000	188,000
Victoria Tuacar High School	6,729,000	637,000	7,366,000	150,000

Division of Camarines Sur	997,324,000	108,079,000	1,105,403,000	28,824,000

Division Office - Proper	19,910,000		19,910,000
Adiangao High School		340,000	340,000
Agay-ayan National High School	4,338,000	457,000	4,795,000	150,000
Anib National High School	7,690,000	790,000	8,480,000	259,000
Antipolo Heights Integrated School		407,000	407,000	150,000
Antipolo National High School, Tinambac	8,337,000	804,000	9,141,000	175,000
Apad Provincial High School	7,650,000	959,000	8,609,000	410,000
Bagacay High School	9,079,000	937,000	10,016,000	203,000
Bagolatao National High School	1,935,000	406,000	2,341,000	150,000
Bahao National High School	7,869,000	893,000	8,762,000	294,000
Bahi National High School	7,479,000	753,000	8,232,000	232,000
Balaogan National High School	10,409,000	857,000	11,266,000	217,000
Balaton National High School	6,986,000	650,000	7,636,000	194,000
Banga National High School	3,354,000	435,000	3,789,000	150,000
Bantugan National High School	3,100,000	384,000	3,484,000	150,000
Bikol High School for Arts and Culture		264,000	264,000
Binagasbasan National High School	6,702,000	626,000	7,328,000	150,000
Binagasbasan National High School - Denrica NHS		413,000	413,000	150,000
Binobong High School	6,728,000	647,000	7,375,000	215,000
Bitaogan National High School	4,783,000	522,000	5,305,000	194,000
Bolo Norte High School	11,873,000	916,000	12,789,000	296,000
Buenavista National High School	6,765,000	609,000	7,374,000	175,000
Buhi High School		778,000	778,000
Buhi SPED Integrated School	3,525,000	661,000	4,186,000	150,000
Bula National High School - Caorasan NHS Annex (Bula)		399,000	399,000	150,000
Burabod National High School	8,603,000	670,000	9,273,000	150,000
Cabotonan High School	3,940,000	473,000	4,413,000	150,000
Cagbibi National High School	3,309,000	455,000	3,764,000	150,000
Caima National High School	11,242,000	1,096,000	12,338,000	357,000
Calabnigan Green Meadows High School		420,000	420,000	150,000
Camarines Sur National Agro-Industrial High School		264,000	264,000
Camarines Sur Sports Academy	3,211,000	329,000	3,540,000	150,000
Canayonan National High School	4,354,000	599,000	4,953,000	150,000
Caranday National High School	6,459,000	570,000	7,029,000	150,000
Carmel National High School	8,329,000	774,000	9,103,000	177,000
Casay Provincial High School	11,079,000	1,012,000	12,091,000	275,000
Casugad National High School	7,243,000	703,000	7,946,000	153,000
Catalotoan National High School	4,908,000	572,000	5,480,000	150,000
Coguit Provincial High School	10,749,000	982,000	11,731,000	227,000
Computer Science High School of Bicolandia	4,994,000	520,000	5,514,000
Cristobal D. Aquino Memorial High School	1,596,000	571,000	2,167,000	168,000
Curry National High School	8,699,000	817,000	9,516,000	150,000
Dahat National Vocational High School	13,436,000	1,053,000	14,489,000	378,000
Dalipay High School		442,000	442,000	150,000
Dalupaon National High School	13,037,000	1,198,000	14,235,000	254,000
Del Rosario National High School	6,000,000	523,000	6,523,000	150,000
Divine Shepherd High School		355,000	355,000
Dña. Basilia S. Quilon Memorial High School	8,701,000	775,000	9,476,000	242,000
Don Mariano C. San Juan High School	3,702,000	481,000	4,183,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	953
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Don Teofilo H. Dilanco Memorial High School	12,241,000	1,065,000	13,306,000	361,000
Doroteo Federis, Sr. National High School	5,876,000	545,000	6,421,000	150,000
Dr. Lorenzo P. Ziga Memorial High School	8,037,000	807,000	8,844,000	263,000
Dr. Nelson Mejia National High School	4,488,000	597,000	5,085,000	150,000
Eduardo T. Agomaa National High School	6,481,000	595,000	7,076,000	150,000
Eusebia Paz Arroyo Memorial National High School	12,147,000	1,046,000	13,193,000	161,000
Fabrica High School	11,293,000	841,000	12,134,000	157,000
Federico P. Condat National High School, Presentacion	9,865,000	832,000	10,697,000	265,000
Felipe P. Panton High School	9,682,000	804,000	10,486,000	226,000
Gibgos National High School	6,103,000	588,000	6,691,000	150,000
Goa Science High School		311,000	311,000	150,000
Gov. Mariano E. Villafuerte High School, Pili	5,232,000	809,000	6,041,000	327,000
Gregorio O. Bercasio Memorial High School	8,559,000	787,000	9,346,000	177,000
Guijalo National High School	8,853,000	803,000	9,656,000	232,000
Haluban National High School	5,601,000	579,000	6,180,000	150,000
Harrison Integrated School		447,000	447,000	150,000
Himanag National High School	10,073,000	760,000	10,833,000	204,000
Huyonhuyon High School	7,907,000	870,000	8,777,000	298,000
lraya High School		439,000	439,000
Jose de Villa National High School	18,094,000	1,321,000	19,415,000	423,000
Juan L. Filipino Memorial High School	13,757,000	1,064,000	14,821,000	301,000
La Salvacion National High School	15,509,000	1,231,000	16,740,000	474,000
La Victoria High School (Fabrica NHS Annex)		435,000	435,000	150,000
Laganac High School	6,402,000	613,000	7,015,000	164,000
Lidong High School	3,178,000	410,000	3,588,000	150,000
Lip-ac Integrated School (Sitio Catagbacan)		202,000	202,000
Lourdes Provincial High School	5,245,000	505,000	5,750,000	150,000
Lubigan Sr. High School		512,000	512,000
Lupi National High School	12,270,000	969,000	13,239,000	273,000
Lupi-Iligan National High School	8,291,000	744,000	9,035,000	181,000
Maangas High School - Buenavista Annex	3,151,000	439,000	3,590,000	150,000
Magsaysay National High School	6,256,000	661,000	6,917,000	150,000
Malansad National High School	4,787,000	647,000	5,434,000	150,000
Malate-Olos High School		317,000	317,000
Mambayawas High School	3,641,000	531,000	4,172,000	150,000
Mambulo Nuevo High School	14,534,000	1,232,000	15,766,000	331,000
Manangle High School	6,310,000	685,000	6,995,000	150,000
Mangayawan National High School	6,071,000	611,000	6,682,000	150,000
Mansalaya National High School	6,652,000	785,000	7,437,000	179,000
Mantalisay National High School	6,579,000	647,000	7,226,000	171,000
Marangi High School		436,000	436,000	150,000
Masoli National High School	7,408,000	735,000	8,143,000	175,000
Medroso Mendoza High School	10,729,000	849,000	11,578,000	181,000
New Partido High School		475,000	475,000
Nonito Paz Arroyo Memorial National High School	7,723,000	685,000	8,408,000	150,000
Northern Canaman High School	4,019,000	524,000	4,543,000	150,000
Northern Plain High School	5,510,000	577,000	6,087,000	150,000
Ombao National High School	5,795,000	567,000	6,362,000	150,000
Oring National High School	7,979,000	746,000	8,725,000	166,000
Pablo Lim Olivan National High School	15,013,000	1,329,000	16,342,000	405,000
Pag-Oring Nuevo National High School	3,944,000	491,000	4,435,000	150,000
Palangon High School	2,806,000	452,000	3,258,000	150,000
Palo Integrated School		255,000	255,000
Pambuhan National High School	11,188,000	986,000	12,174,000	332,000
Panagan High School	9,084,000	774,000	9,858,000	245,000
Pararao National High School	11,795,000	1,023,000	12,818,000	314,000
Payak High School	3,862,000	595,000	4,457,000	170,000
Payatan National High School	7,178,000	600,000	7,778,000	150,000
Pinamasagan National High School	7,506,000	739,000	8,245,000	243,000
Ponong Integrated School	3,204,000	476,000	3,680,000	150,000
Presentacion National High School	12,637,000	1,132,000	13,769,000	248,000
Pulang Daga National High School	4,332,000	473,000	4,805,000	150,000
R.T. Subastil Memorial High School	4,723,000	580,000	5,303,000	150,000
Rabano High School		272,000	272,000
Ragay Science and Mathematics Oriented High School	3,183,000	482,000	3,665,000	224,000
Rangas Ramos National High School (San Jose Fishery)	7,572,000	664,000	8,236,000	155,000

954	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Rolando R. Andaya, Sr. Memorial High School	8,820,000	887,000	9,707,000	285,000
Sabang High School, Calabanga	12,367,000	921,000	13,288,000	163,000
Sacred Heart High School	8,700,000	819,000	9,519,000	310,000
Sagrada National High School - Tinambac	7,344,000	635,000	7,979,000	206,000
Sagrada Provincial High School	10,915,000	980,000	11,895,000	261,000
Sagurong High School, Sagurong	1,550,000	520,000	2,070,000	150,000
Salogon High School	7,283,000	670,000	7,953,000	191,000
Salvacion High School		431,000	431,000
Salvacion High School (Sagnay Southeastern)	4,176,000	743,000	4,919,000	150,000
San Antonio National High School	11,879,000	878,000	12,757,000	232,000
San Jose Alanao High School	4,016,000	511,000	4,527,000	150,000
San Jose Integrated School		245,000	245,000
San Pablo Integrated School	2,299,000	471,000	2,770,000	150,000
San Rafael National High School - Cabalinadan Annex High School	778,000	467,000	1,245,000	161,000
San Ramon National High School - Bula	7,585,000	723,000	8,308,000	214,000
San Ramon Provincial High School	5,349,000	531,000	5,880,000	150,000
San Roque High School, Bato	8,209,000	951,000	9,160,000	367,000
San Vicente High School, Sipocot	4,326,000	475,000	4,801,000	150,000
San Vicente National High School - Pamplona	8,825,000	775,000	9,600,000	170,000
Severo High School		662,000	662,000
Sibaguan Agro-Industrial High School	11,095,000	975,000	12,070,000	150,000
Siembre High School	4,394,000	517,000	4,911,000	150,000
Sinuknipan National High School	12,266,000	980,000	13,246,000	349,000
Siruma High School (Fundado High School Annex)		333,000	333,000
Sisa Feliciano Memorial High School	9,080,000	987,000	10,067,000	208,000
Sto. Nino Integrated School		336,000	336,000
Sumaoy Integrated School		463,000	463,000	150,000
Tabgon High School	7,915,000	784,000	8,699,000	217,000
Tabgon National High School	9,348,000	914,000	10,262,000	281,000
Tambo National High School	15,580,000	1,315,000	16,895,000	566,000
Tandoc National High School	9,731,000	775,000	10,506,000	288,000
Tapayas National High School	9,541,000	847,000	10,388,000	265,000
Tawog National High School - Eastern Coast NHS (Tawog)		527,000	527,000	150,000
Tawog National High School - Northern Peninsula		523,000	523,000	150,000
Tierra Nevada National High School	6,480,000	588,000	7,068,000	150,000
Tinalmud National High School, Pasacao	1,907,000	631,000	2,538,000	241,000
Tinawagan National High School	9,919,000	927,000	10,846,000	278,000
Tinorongan National High School	2,403,000	559,000	2,962,000	193,000
Toytoy Integrated School		445,000	445,000	150,000
V. Bagasina Memorial High School	19,590,000	1,522,000	21,112,000
Victor Bernal Provincial High School	7,350,000	784,000	8,134,000	199,000
Villafuerte - Pena High School	4,761,000	692,000	5,453,000	150,000
Villamayor National High School	10,929,000	897,000	11,826,000	308,000
Visita De Salog High School	5,321,000	614,000	5,935,000	150,000
Vito National High School	7,197,000	695,000	7,892,000	150,000
West Coast National High School (West Coast High School)	5,638,000	590,000	6,228,000	150,000
Division of Catanduanes	211,476,000	19,019,000	230,495,000	5,951,000

Division Office - Proper	3,893,000		3,893,000
Agban National High School	6,176,000	577,000	6,753,000	206,000
Antipolo National High School	7,288,000	698,000	7,986,000	215,000
Bote Integrated School	5,605,000	540,000	6,145,000	150,000
Bugao National High School	6,050,000	577,000	6,627,000	150,000
Buyo Integrated School	11,259,000	847,000	12,106,000	281,000
Cabcab National High School	9,213,000	755,000	9,968,000	177,000
Cabugao Integrated School	10,863,000	1,002,000	11,865,000	196,000
Cobo Integrated School	5,551,000	515,000	6,066,000	150,000
Codon National High School	6,053,000	505,000	6,558 000	150,000
Dariao National High School	5,253,000	499,000	5,752,000	150,000
Dororian National High School	3,482,000	380,000	3,862,000	150,000
Hawan National High School	7,228,000	570,000	7,798,000	150,000
Lictin Integrated School	4,374,000	473,000	4,847,000	150,000
Magnesia National High School	5,619,000	527,000	6,146,000	150,000
Manambrag National High School	9,358,000	793,000	10,151,000	252,000
Mayngaway National High School	9,974,000	917,000	10,891,000	327,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	955
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Milaviga Integrated School	4,331,000	461,000	4,792,000	150,000
Palta National High School	8,952,000	732,000	9,684,000	227,000
Palumbanes Integrated School		418,000	418,000	150,000
Panganiban National High School	15,284,000	545,000	15,829,000	150,000
Panganiban National High School, Caic Compound (Panganiban)		821,000	821,000	370,000
San Jose National High School	12,016,000	911,000	12,927,000	293,000
San Miguel Rural Development High School (Mabato High School Annex)	388,000	544,000	932,000	150,000
San Vicente National High School	5,918,000	487,000	6,405,000	150,000
Sicmil Integrated School	3,721,000	406,000	4,127,000	150,000
Tabugoc National High School	12,555,000	1,032,000	13,587,000	332,000
Tambongon National High School	9,000,000	784,000	9,784,000	285,000
Tinago National High School	6,504,000	510,000	7,014,000	150,000
Tubli National High School	15,568,000	1,193,000	16,761,000	390,000
Division of Iriga City	42,676,000	4,308,000	46,984,000	2,148,000

Division Office - Proper	887,000		887,000
Cristo Rey Integrated School	6,319,000	684,000	7,003,000	150,000
Iriga City Division Integrated Special School (SPED)		393,000	393,000
Rinconada National Technical Vocational School - San Francisco
High School Annex		361,000	361,000
San Agustin (Stand Alone) Senior High School			—	1,289,000
San Pedro National High School	5,954,000	542,000	6,496,000	150,000
Santiago Integrated School	7,422,000	723,000	8,145,000	150,000
Sta. Maria High School	8,611,000	670,000	9,281,000	203,000
Sto. Nino National High School	13,483,000	935,000	14,418,000	206,000
Division of Legazpi City	63,913,000	5,887,000	69,800,000	1,074,000

Division Office - Proper	1,342,000		1,342,000
Arimbay High School	10,996,000	1,006,000	12,002,000	194,000
Cagbagong High School	4,868,000	546,000	5,414,000	150,000
Gogon High School	15,108,000	1,411,000	16,519,000	177,000
Maslog High School	6,499,000	630,000	7,129,000	164,000
Pawa High School	9,800,000	788,000	10,588,000	150,000
Special Education Center		244,000	244,000
Taysan Resettlement Integrated School	15,300,000	1,262,000	16,562,000	239,000
Division of Ligao City	65,662,000	7,339,000	73,001,000	1,999,000

Division Office - Proper	1,259,000		1,259,000
Amtic National High School	10,843,000	854,000	11,697,000	325,000
Bacong High School	13,533,000	1,159,000	14,692,000	376,000
Barayong High School	11,732,000	866,000	12,598,000
Cabarian National High School	10,968,000	1,010,000	11,978,000	273,000
Ligao City National Technical-Vocational High School		1,280,000	1,280,000	531,000
Maonon High School		570,000	570,000	150,000
Oma-Oma National High School	7,399,000	764,000	8,163,000	194,000
Palapas National High School	9,928,000	836,000	10,764,000	150,000
Division of Masbate	726,429,000	77,954,000	804,383,000	21,445,000

Division Office - Proper	13,741,000		13,741,000
Alimango National High School	8,047,000	658,000	8,705,000	168,000
Allanaraiz-Marfil High School	11,773,000	1,064,000	12,837,000	402,000
Amado E. Lazaro High School		619,000	619,000	158,000
Amador-Bello High School		629,000	629,000	164,000
Amotag National High School		534,000	534,000	168,000
Arriesgado-Sevillano High School	7,661,000	689,000	8,350,000	179,000
Balete High School		208,000	208,000
Bangalisan Barangay High School	7,509,000	703,000	8,212,000	190,000
Bara National High School	11,850,000	840,000	12,690,000	194,000
Bricio Aninang, Sr. Memorial High School (Panguiranan National High School)	11,998,000	1,028,000	13,026,000	252,000
Buenasuerte Integrated School		1,087,000	1,087,000	387,000
Buenavista Integrated School		662,000	662,000	155,000
Bugtong Barangay High School	5,680,000	540,000	6,220,000	157,000

956	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Buracan National High School	11,170,000	851,000	12,021,000	228,000
Burgos National High School	6,479,000	600,000	7,079,000	168,000
Buri National High School	5,729,000	643,000	6,372,000	151,000
Busing Integrated School		231,000	231,000
Buyo National High School	5,396,000	567,000	5,963,000	150,000
Cabangcalan High School		367,000	367,000	150,000
Cabitan High School	16,667,000	1,278,000	17,945,000	441,000
Cadulawan National High School	7,914,000	667,000	8,581,000	208,000
Casamongan Integrated School		230,000	230,000
Casinillo-Monteroyo High School		205,000	205,000
Cawayan National High School	7,758,000	590,000	8,348,000	166,000
Centro Integrated School		189,000	189,000
Cogon High School	11,446,000	863,000	12,309,000	288,000
Conrada Tero Kho Memorial High School	8,440,000	666,000	9,106,000	170,000
Costa Rica Integrated School	6,382,000	622,000	7,004,000	150,000
Cristeta Bagano Memorial High School		1,184,000	1,184,000	201,000
Dalipe High School	7,282,000	774,000	8,056,000	155,000
Damaso R. Rubia Memorial High School	8,521,000	707,000	9,228,000	190,000
Delavin-Rubia High School	6,690,000	589,000	7,279,000	150,000
Eastern Capsay Integrated School		521,000	521,000	150,000
Emilio Lee Llacer, Sr. High School	3,068,000	417,000	3,485,000	150,000
F. Alindogan National High School	12,599,000	956,000	13,555,000	329,000
Feliciano S. Samonte Memorial High School	7,282,000	752,000	8,034,000	196,000
Felixberto del Rosario, Jr. Memorial High School	8,492,000	776,000	9,268,000	177,000
Floro L. Medina Memorial High School	5,192,000	537,000	5,729,000	150,000
Francisca Conag Lavisto Memorial High School	4,338,000	426,000	4,764,000	150,000
Gerardo C. Cardiño, Sr. High School	4,311,000	541,000	4,852,000	150,000
Gibraltar Integrated School	5,956,000	614,000	6,570,000	150,000
Halabangbaybay National High School	4,885,000	516,000	5,401,000	150,000
Iniwaran Integrated School		509,000	509,000	150,000
Ipil National High School	7,389,000	572,000	7,961,000	150,000
Jamorawon Barangay High School	12,955,000	978,000	13,933,000	241,000
Labangco High School		498,000	498,000	150,000
Lagta National High School	8,675,000	737,000	9,412,000	151,000
Lahong National High School	8,300,000	701,000	9,001,000	197,000
Lantangan High School	5,026,000	676,000	5,702,000	151,000
Libertad High School	5,815,000	641,000	6,456,000	150,000
Liong National High School	11,828,000	938,000	12,766,000	247,000
Mababangbaybay National High School	6,546,000	640,000	7,186,000	199,000
Madamba Integrated School		450,000	450,000	150,000
Magdalena National High School	9,237,000	739,000	9,976,000	150,000
Malaking Ilog National High School	6,651,000	596,000	7,247,000	150,000
Malbug High School	14,162,000	1,115,000	15,277,000	372,000
Maravilla High School		777,000	777,000	305,000
Marintoc National High School	10,617,000	1,003,000	11,620,000	163,000
Mary Perpetua E. Briones High School	9,474,000	775,000	10,249,000	203,000
Mataba Integrated School	6,608,000	575,000	7,183,000	150,000
Matagangtang National High School	7,306,000	738,000	8,044,000	203,000
Miabas High School	6,416,000	615,000	7,031,000	177,000
Milagros National High School	10,268,000	908,000	11,176,000	327,000
Nabangig National High School	17,167,000	1,337,000	18,504,000	392,000
Nabongsoran High School	4,284,000	512,000	4,796,000	168,000
Naro High School	18,006,000	1,551,000	19,557,000	538,000
Osmeña High School	8,637,000	708,000	9,345,000	181,000
Palanas National Agricultural High School	9,422,000	860,000	10,282,000	267,000
Palanas National High School	4,895,000	475,000	5,370,000	150,000
Palani Integrated School		206,000	206,000
Pedro C. Sese, Sr. Memorial High School	8,209,000	647,000	8,856,000	175,000
Pinamandayan High School	5,632,000	555,000	6,187,000	150,000
Pulanduta National High School - Jintolo High School, Pulanduta	7,380,000	731,000	8,111,000	177,000
Puro High School	14,856,000	1,233,000	16,089,000	365,000
Quezon National High School	7,055,000	662,000	7,717,000	150,000
Quinayangan National High School	6,764,000	674,000	7,438,000	191,000
Revil-Bajar National High School		453,000	453,000
Rizal Integrated School		456,000	456,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	957
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Rodolfo Z. Titong National High School	8,587,000	839,000	9,426,000	170,000
Roxas Integrated High School		194,000	194,000
Salvacion High School		564,000	564,000	150,000
San Carlos National High School		583,000	583,000	150,000
San Isidro National High School	8,507,000	637,000	9,144,000	158,000
San Pablo High School	11,567,000	949,000	12,516,000	299,000
San Pedro National High School	9,316,000	854,000	10,170,000	254,000
San Ramon National High School	12,989,000	956,000	13,945,000	242,000
Santos E. Conag National High School	11,546,000	1,017,000	12,563,000	341,000
Serafin C. Rosero Memorial High School	10,124,000	795,000	10,919,000	268,000
Simawa National High School		559,000	559,000	150,000
Sulpicio T. Condor, Sr. National High School		562,000	562,000	150,000
Tagpu High School		486,000	486,000
Taisan High School		552,000	552,000	177,000
Tanque National High School	14,461,000	1,214,000	15,675,000	657,000
Temestocles A. Merioles Memorial High School (Armenia National High School)	15,288,000	1,289,000	16,577,000	260,000
Teresita C. Young High School	6,625,000	752,000	7,377,000	209,000
Tiburcio Berdida High School (Pasig NHS)	13,404,000	1,050,000	14,454,000	343,000
Tigbao Integrated School	7,107,000	884,000	7,991,000	190,000
Tinigban National High School	8,971,000	812,000	9,783,000	310,000
Tito R. Espinosa Memorial National Agricultural High School (Burias National Agricultural High School)	10,743,000	874,000	11,617,000	260,000
Togoron National High School	7,817,000	752,000	8,569,000	150,000
Tomas V. Rivera Memorial High School	23,159,000	2,107,000	25,266,000	770,000
Tugbo Integrated School		212,000	212,000
Tumalaytay High School		620,000	620,000	163,000
Ubo Integrated School		205,000	205,000
Uson National High School	14,380,000	1,111,000	15,491,000	310,000
Verdida Sabrido High School	11,219,000	1,021,000	12,240,000	175,000
Vicente D. Alburo High School		566,000	566,000	150,000
Vivencio P. Casas, Sr. Memorial High School, Placer	16,783,000	1,360,000	18,143,000	507,000
Zapatos Integrated School		197,000	197,000
Division of Masbate City	51,871,000	4,769,000	56,640,000	1,160,000

Division Office - Proper	1,063,000		1,063,000
A. Delos Reyes Integrated School	6,286,000	772,000	7,058,000	171,000
Bantigue High School	6,640,000	689,000	7,329,000	166,000
Bayombon High School	6,282,000	619,000	6,901,000	150,000
Bolo High School	12,356,000	978,000	13,334,000	292,000
Nursery High School	8,114,000	738,000	8,852,000	188,000
Usab High School	11,130,000	973,000	12,103,000	193,000
Division of Naga City	29,670,000	2,724,000	32,394,000	495,000

Division Office - Proper	869,000		869,000
Del Rosario High School		278,000	278,000
Leon Q. Mercado High School	11,387,000	1,038,000	12,425,000	228,000
Tinago National High School	17,414,000	1,408,000	18,822,000	267,000
Division of Sorsogon	379,221,000	36,903,000	416,124,000	9,156,000

Division Office - Proper	7,612,000		7,612,000
Bacolod National High School	8,010,000	625,000	8,635,000
Bagacay National High School	11,662,000	941,000	12,603,000	190,000
Bagatao National High School	5,489,000	566,000	6,055,000	157,000
Bong Sirang High School	1,537,000	402,000	1,939,000	150,000
Bantayan National High School	5,806,000	646,000	6,452,000
Bayasong National High School	11,192,000	828,000	12,020,000	226,000
Beguin High School, Bulan	5,715,000	506,000	6,221,000	150,000
Bentuco National High School	7,943,000	631,000	8,574,000	150,000
Biton High School	5,010,000	548,000	5,558,000	150,000
Buenavista National High School, Castilla	4,417,000	565,000	4,982,000	286,000
Bulacao National High School	10,354,000	678,000	11,032,000	150,000
Butag School of Fisheries	5,863,000	546,000	6,409,000	150,000
Cabugao National High School	6,344,000	614,000	6,958,000	161,000
Cadandanan National High School	5,265,000	476,000	5,741,000
Caditaan National High School	8,367,000	683,000	9,050,000	150,000

958	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Cagbolo National Vocational High School	5,516,000	502,000	6,018,000	158,000
Calao National High School	9,345,000	740,000	10,085,000	184,000
Celso S. Falcotelo National High School, Barcelona	6,062,000	521,000	6,583,000	150,000
Culasi National High School	7,885,000	798,000	8,683,000	280,000
Danao National High School	6,381,000	585,000	6,966,000	150,000
Del Carmen Memorial High School	7,739,000	622,000	8,361,000
Donsol National Comprehensive High School - Banuang Gurang Extension		661,000	661,000	235,000
Donsol National Comprehensive High School - Sta. Cruz Extension High School		818,000	818,000	385,000
Donsol Vocational High School - Gimagaan		792,000	792,000
Donsol Vocational High School - Gogon Annex		520,000	520,000
Faustino G. Glua High School	6 683 000	586,000	7,269,000
Gate National High School	9,375,000	646,000	10,021,000	150,000
Guruyan High School	6,728,000	589,000	7,317,000	157,000
Irosin North National High School	8,989,000	720,000	9,709,000	173,000
J.P. Laurel High School	9,660,000	1,026,000	10,686,000	224,000
Juban High School (Beriran-Juban Extension)	18,969,000	1,559,000	20,528,000	854,000
Jupi National High School	7,577,000	633,000	8,210,000	150,000
Lajong National High School	3,267,000	372,000	3,639,000	150,000
Lungib National High School	6,214,000	560,000	6,774,000	150,000
Manlabong National High School	5,602,000	496,000	6,098,000	150,000
Manuel T. Sia Memorial High School	6,994,000	643,000	7,637,000	191,000
Mayon National High School	10,814,000	921,000	11,735,000	222,000
Milagrosa National High School	9,573,000	681,000	10,254,000	150,000
Oras National High School	7,896,000	731,000	8,627,000	237,000
Palanas National High School	6,705,000	692,000	7,397,000	217,000
Pandan High School	4,227,000	599,000	4,826,000	166,000
Patag Integrated School		243,000	243,000
Pili National High School	5,920,000	603,000	6,523,000	150,000
Quezon National High School	8,811,000	770,000	9,581,000	177,000
Rizal National High School - Gubat	9,376,000	739,000	10,115,000	286,000
Sablayan High School		245,000	245,000
San Antonio National High School	5,014,000	546,000	5,560,000	150,000
San Juan Bag-o High School	7,607,000	629,000	8,236,000
San Juan National High School	11,791,000	836,000	12,627,000	150,000
San Rafael High School, Castilla	8,667,000	825,000	9,492,000	299,000
San Rafael High School, Pilar	5,751,000	600,000	6,351,000	170,000
San Rafael Integrated School		190,000	190,000
San Roque National High School	7,512,000	688,000	8,200,000	150,000
Siuton National High School	9,465,000	799,000	10,264,000	188,000
Sua High School, Matnog	8,841,000	815,000	9,656,000	183,000
Tingco National High School	6,518,000	564,000	7,082,000	150,000
Tiong Hen So Memorial High School	1,161,000	543,000	1,704,000	150,000
Division of Sorsogon City	81,760,000	8,330,000	90,090,000	4,099,000

Division Office - Proper	1,653,000		1,653,000
Bogña Integrated School	1,537,000	630,000	2,167,000	222,000
Buenavista National High School	4,669,000	462,000	5,131,000	150,000
Buhatan integrated National School	10,798,000	608,000	11,406,000	150,000
Buhatan National High School	6,880,000	598,000	7,478,000	150,000
Capuy Integrated National School		264,000	264,000
Gatbo National High School	5,762 000	589,000	6,351,000	150,000
Lydia D. Martinez Memorial High School (Sugod NHS)	9,093,000	737,000	9,830,000
Mercedes B. Peralta Senior High School			—	694,000
Osiao Paglingap National High School	5,641,000	525,000	6,166,000	177,000
Pamurayan Integrated School	5,984,000	671,000	6,655,000	150,000
Panlayaan National High School	13,227,000	1,104,000	14,331,000	505,000
Rawis Senior High School			—	880,000
San Isidro National High School, Bacon	9,834,000	724,000	10,558,000	163,000
San Lorenzo Integrated National School		264,000	264,000
Sawanga National High School	5,917,000	556,000	6,473,000	184,000
Sto. Niño Integrated School	765,000	598,000	1,363,000	161,000
Sugod Senior High School			—	363,000
Division of Tabaco City	34,318,000	3,040,000	37,358,000	600,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	959
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Division Office - Proper	912,000		912,000
Bongabong High School	6,648,000	708,000	7,356,000	150,000
Comon High School	5,848,000	551,000	6,399,000	150,000
Hacienda High School	10,110,000	976,000	11,086,000	150,000
Mariroc High School	10,800,000	805,000	11,605,000	150,000
Region VI - Western Visayas	1,443,044,000	196,144,000	1,639,188,000	49,197,000

Division of Aklan	220,828,000	23,269,000	244,097,000	7,385,000

Division Office - Proper	4,665,000		4,665,000
Agtughangin Integrated School	4,702,000	433,000	5,135,000	150,000
Alfonso XII National High School	4,125,000	673,000	4,798,000	150,000
Altavas National High School (Cabangila Annex)	5,873,000	540,000	6,413,000	150,000
Angas Integrated School	3,312,000	403,000	3,715,000	150,000
Anselmo B. Legazpi National High School (Formerly Cayangwan National High School)	5,494,000	583,000	6,077,000	164,000
Bacan National High School - Mangan Extension	5,676,000	531,000	6,207,000	150,000
Bagong Barrio Integrated School	4,205,000	328,000	4,533,000
Bakhaw Norte Integrated School	3,445,000	419,000	3,864,000	150,000
Balete Integrated School	9,559,000	800,000	10,359,000	221,000
Batan Academy (A National High School) - Lablab Extension	1,240,000	326,000	1,566,000
Baybay-Alibagon Integrated School	2,299,000	366,000	2,665,000	150,000
Buruanga National High School	5,377,000	476,000	5,853,000	150,000
Catalino M. Prado National High School	6,772,000	554,000	7,326,000	150,000
Catmon Integrated School	3,297,000	349,000	3,646,000	150,000
Dalagsaan Integrated School	2,684,000	359,000	3,043,000	150,000
Guadalupe National High School	10,266,000	763,000	11,029,000	267,000
Habana Integrated School	3,071,000	570,000	3,641,000	150,000
lbajay National High School	17,076,000	1,363,000	18,439,000	593,000
Ipil Integrated School	2,681,000	338,000	3,019,000	150,000
Jawili Integrated School	4,748,000	509,000	5,257,000	150,000
Jose F. Meńez Memorial National High School	6,968,000	591,000	7,559,000	177,000
Kalibo Integrated Special Education Center	3,990,000	600,000	4,590,000	150,000
Kinaangay Integrated School	4,535,000	525,000	5,060,000	150,000
Lamberto H. Tirol National High School	6,877,000	672,000	7,549,000	186,000
Laserna Integrated School		256,000	256,000
Lezo Integrated School	8,188,000	824,000	9,012,000	268,000
Loctuga National High School	7,369,000	636,000	8,005,000	161,000
Loreto N. Nedric National High School	6,513,000	584,000	7,097,000	150,000
Lupo National High School	3,757,000	382,000	4,139,000	150,000
Ma. Cristina Integrated School	2,677,000	328,000	3,005,000	150,000
Madalag National High School - Mamba Extension	1,161,000	343,000	1,504,000	150,000
Mambuquiao Integrated School	3,064,000	321,000	3,385,000	150,000
Mandong Integrated School	2,706,000	359,000	3,065,000	150,000
Manocmanoc National High School	16,350,000	1,330,000	17,680,000	538,000
Medina Integrated School	2,697,000	395,000	3,092,000	150,000
Napti Integrated School	3,620,000	401,000	4,021,000	150,000
Ortega Integrated School	2,771,000	426,000	3,197,000	150,000
Palay Integrated School	2,738,000	404,000	3,142,000	150,000
Patrocinio A. Lachica Integrated School	3,077,000	426,000	3,503,000	150,000
Pinamuk-an Integrated School	2,697,000	447,000	3,144,000	150,000
San Roque Integrated School	3,071,000	349,000	3,420,000	150,000
Tabon Integrated School	2,308,000	401,000	2,709,000	150,000
Tagororoc Integrated School	3,445,000	350,000	3,795,000
Talon Integrated School		220,000	220,000
Tamalagon Integrated School	9,682,000	815,000	10,497,000	310,000
Vivo Integrated School		201,000	201,000
Division of Antique	72,416,000	8,906,000	81,322,000	2,109,000

Division Office - Proper	2,329,000		2,329,000
Antique Integrated School	762,000	1,236,000	1,998,000
Caluya National High School - Sibay Annex	6,650,000	572,000	7,222,000	175,000
Dr. Luis E. Baraquia National High School		656,000	656,000	159,000
Eastern Laua-an National High School	5,481,000	540,000	6,021,000	150,000
Governor Evelio B. Javier Memorial National High School	10,360,000	947,000	11,307,000	356,000

960	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Guintas National High School (Annex of Moscoso Rios National High School)	7,857,000	804,000	8,661,000	150,000
Kawit Integrated School	2,287,000	401,000	2,688,000
La Paz Integrated School		205,000	205,000
Lacaron Integrated School	3,432,000	380,000	3,812,000
Lipata-Lamputong Integrated School	3,813,000	423,000	4,236,000	150,000
Northern Bugasong National High School (Pangalcagan Annex)	1,534,000	455,000	1,989,000	150,000
Sebaste High School	12,173,000	1,080,000	13,253,000	374,000
Semirara National High School	15,738,000	1,207,000	16,945,000	445,000
Division of Bacolod City	45,430,000	6,538,000	51,968,000	1,364,000

Division Office - Proper	1,498,000		1,498,000
Andres Bonifacio Senior High School			—	294,000
Angela Gonzaga National High School - Emiliano Lizares National
High School Extension	1,855,000	501,000	2,356,000
Fr. Gratian Murray Integrated School	12,091,000	1,111,000	13,202,000	252,000
Jovito Sayson National High School (MRRP NHS - Felisa Extension) Handuman National High School Extension	1,227,000	670,000	1,897,000	150,000
Luis Hervias National High School - Mandalagan Extension	1,390,000	703,000	2,093,000	161,000
M.G. Medalla Integrated School	14,737,000	1,244,000	15,981,000	357,000
Progreso Village National High School	2,287,000	464,000	2,751,000
Romanito P. Maravilla, Sr. National High School	10,345,000	962,000	11,307,000	150,000
Sum-ag National High School - Cabug National High School - Sum-ag Extension		883,000	883,000
Division of Bago City	302,000	525,000	827,000	555,000

Division Office - Proper	302,000		302,000
Bago City Senior High School			—	555,000
Ramon Torres Bacong National High School		525,000	525,000
Division of Cadiz City	47,099,000	6,017,000	53,116,000	775,000

Division Office - Proper	1,053,000		1,053,000
Banquerohan National High School	9,650,000	836,000	10,486,000	175,000
Burgos National High School (Cadiz Viejo National High School - Burgos Extension High School)	5,737,000	559,000	6,296,000
Caduha-an National High School - Luna Extension High School	4,080,000	641,000	4,721,000
Caduha-an National High School - Andres Bonifacio Extension High School	4,478,000	735,000	5,213,000	150,000
Caduha-an National High School - Tagbanon Extension High School	3,940,000	483,000	4,423,000
Dr. Vicente F. Gustilo Memorial National High School - Daga Extension High School	4,542,000	638,000	5,180,000
Mabini National High School - Alimatoc Extension High School	1,919,000	476,000	2,395,000	150,000
Tiglawigan National High School - Magsaysay Campus Extension High School	3,649,000	685,000	4,334,000	150,000
Villacin National High School - Jerusalem Extension High School	6,416,000	658,000	7,074,000	150,000
Villacin National High School - Sewahon Extension	1,635,000	306,000	1,941,000
Division of Capiz	82,445,000	13,758,000	96,203,000	2,504,000

Division Office - Proper	2,685,000		2,685,000
Agkawayan Integrated School	1,527,000	360,000	1,887,000
Aglalana Integrated School	3,052,000	499,000	3,551,000	150,000
Aglanot Integrated School		242,000	242,000
Antonio Belo Memorial Integrated School		274,000	274,000
Bago Chiquito Integrated School		203,000	203,000
Bag-ong Barrio National High School	5,224,000	544,000	5,768,000	150,000
Bailan Integrated School		236,000	236,000
Basiao National High School	7,601,000	720,000	8,321,000	209,000
Bilao Integrated School		228,000	228,000
Bula Integrated School		240,000	240,000
Calixto Loyola Sr. Integrated School		190,000	190,000
Canapian Integrated School		183,000	183,000
Candelaria National High School - Roxas Extension		478,000	478,000	150,000
Celestino D. Diaz Integrated School		197,000	197,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	961
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Dayhagan Integrated School		211,000	211,000
Don Leopoldo Gialogo Integrated School		204,000	204,000
Dr. Laureano R. Frial Integrated School		196,000	196,000
Duluan Integrated School		257,000	257,000
East Villaflores National High School (Maayon Extension)	5,153,000	555,000	5,708,000	150,000
Eleodoro J. Ponsaran Integrated School	762,000	258,000	1,020,000
Felixberto Dicon Dorado Sr. Integrated School		202,000	202,000
Guinbialan Integrated School	1,146,000	344,000	1,490,000
Guise Integrated School		191,000	191,000
Malonoy National High School - Duyoc Extension	6,367,000	646,000	7,013,000	157,000
Manuel Ganzon Advincula Integrated School		266,000	266,000
Marciano M. Patricio National High School - Yating Extension	7,340,000	722,000	8,062,000	247,000
Pawa National High School	9,248,000	898,000	10,146,000	259,000
Presentacion Diaz Gregorio National High School	5,920,000	598,000	6,518,000	150,000
Quiajo Integrated School		207,000	207,000
Reverend Tomas Conejar National High School	5,550,000	561,000	6,111,000	150,000
San Antonio National High School - Putian National High School Extension	5,807,000	555,000	6,362,000	150,000
Sapian National High School (Lonoy Extension)	8,337,000	822,000	9,159,000	188,000
Sinamongan Integrated School		185,000	185,000
Tapulang Integrated School		184,000	184,000
Tinigban Integrated School		193,000	193,000
Vicente Andaya, Jr. National High School - Mianay Extension	6,726,000	909,000	7,635,000	394,000
Division of Escalante City	190,000	3,598,000	3,788,000	1,200,000

Division Office - Proper	190,000		190,000
Cervantes National High School		370,000	370,000	150,000
Floro T. Bongco National High School		455,000	455,000	150,000
Japitan National High School		417,000	417,000	150,000
Langub National High School		357,000	357,000	150,000
Libertad National High School		310,000	310,000	150,000
Magsaysay National High School		307,000	307,000	150,000
Malasibog Integrated School		221,000	221,000
Paitan Integrated School		293,000	293,000
Pinapugasan National High School		413,000	413,000	150,000
Washington National High School		455,000	455,000	150,000
Division of Guimaras	41,828,000	3,183,000	45,011,000	1,057,000

Division Office - Proper	978,000		978,000
Ayangan National High School	5,169,000	514,000	5,683,000	150,000
Buenavista National High School - Agsanayan Annex	11,901,000	923,000	12,824,000	261,000
Nueva Valencia National High School - Calaya Annex	8,503,000	701,000	9,204,000	190,000
Supang National High School	15,277,000	1,045,000	16,322,000	456,000
Division of Himamaylan City	29,842,000	3,726,000	33,568,000	944,000

Division Office - Proper	724,000		724,000
Libacao National High School	5,219,000	506,000	5,725,000	150,000
Mahalang National High School	6,344,000	693,000	7,037,000	150,000
Mambagaton National High School	5,123,000	559,000	5,682,000	150,000
Paloypoy Integrated School	6,489,000	718,000	7,207,000	150,000
Raymundo Tongson National High School - Suay Extension		596,000	596,000	194,000
San Antonio National High School	5,943,000	654,000	6,597,000	150,000
Division of Iloilo	407,857,000	52,349,000	460,206,000	11,327,000

Division Office - Proper	10,581,000		10,581,000
Adcadarao Integrated School		196,000	196,000
Adgao-Tagpuan-Ingay Integrated School		212,000	212,000
Adriano Cabardo National High School	7,351,000	807,000	8,158,000	221,000
Agbatuan Integrated School		185,000	185,000
Agcarope Integrated School		205,000	205,000
Agusipan Integrated School		180,000	180,000
Alameda National High School		500,000	500,000
Alberto Sorongon, Sr. Memorial National High School	8,782,000	692,000	9,474,000	150,000
Alejandro Firmeza Memorial High School - San Jose Extension	5,070,000	545,000	5,615,000	150,000

962	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Alimodian National Comprehensive High School - Dalid Extension	5,571,000	593,000	6,164,000	194,000
Alimodian National Comprehensive High School - Sinamay Extension	5,728,000	643,000	6,371,000	161,000
Anabo National High School	6,395,000	669,000	7,064,000	150,000
Andres S. Ravena Integrated School		227,000	227,000
Bad-as National High School	4,215,000	482,000	4,697,000	150,000
Badlan National High School - Datagan Extension	5,869,000	608,000	6,477,000	150,000
Bagacay National High School	5,917,000	527,000	6,444,000	150,000
Bagongbong Integrated School		214,000	214,000
Bagumbayan Integrated School		178,000	178,000
Bancal Integrated School		216,000	216,000
Bancal National High School	8,529,000	810,000	9,339,000	209,000
Barangcalan Integrated School		179,000	179,000
Barasalon Integrated School		262,000	262,000
Barotac Nuevo National Comprehensive High School - Tiwi Annex		492,000	492,000	150,000
Batuan Integrated School, Carles		176,000	176,000
Batuan Integrated School, Dueñas		185,000	185,000
Batuanan Integrated School		177,000	177,000
Bayag National High School	4,998,000	496,000	5,494,000	150,000
Bayas National High School	5,208,000	583,000	5,791,000	150,000
Bingawan National High School - Tapacon Campus	6,868,000	748,000	7,616,000	197,000
Binuluangan Integrated School		189,000	189,000
Bontoc Integrated School		187,000	187,000
Buenavista Integrated School		183,000	183,000
Buga National High School - Gines Extension		265,000	265,000
Bulabog Integrated School		182,000	182,000
Bulak Integrated School		187,000	187,000
Cabalic National High School	7,321,000	687,000	8,008,000	150,000
Cabasi-Sta. Rosa Integrated School		185,000	185,000
Cabudian High School	5,647,000	580,000	6,227,000	157,000
Cadoldolan Integrated School		174,000	174,000
Cale-lndaluyon Integrated School		177,000	177,000
Calicuang National High School	5,477,000	594,000	6,071,000	150,000
Calinog National Comprehensive High School - Binolusan Pequeño Extension	1,527,000	466,000	1,993,000	150,000
Cambitu National High School	6,346,000	591,000	6,937,000	150,000
Canas Integrated School		197,000	197,000
Caninguan National High School	18,090,000	1,403,000	19,493,000	466,000
Carlos S. Lopez National High School - Had. Conchita Extension	4,676,000	735,000	5,411,000	193,000
Daanbanwa Integrated School		196,000	196,000
Dela Paz National High School	12,230,000	1,038,000	13,268,000	283,000
Dominador Abang Memorial National High School	7,215,000	592,000	7,807,000	161,000
Dorong-an Integrated School		176,000	176,000
Embarcadero Integrated School		194,000	194,000
Gama Integrated School		195,000	195,000
Gen. Luna Vocational High School	5,640,000	517,000	6,157,000	150,000
Granada National High School - Ballesteros Campus	3,957,000	905,000	4,862,000	398,000
Guibongan-Igtuba Integrated School		178,000	178,000
Guipis Integrated School		175,000	175,000
Igcabugao Integrated School		180,000	180,000
lgcores Integrated School		173,000	173,000
Igdagmay Integrated School		175,000	175,000
Igpigus Integrated School		175,000	175,000
Igtalongon National High School	10,233,000	728,000	10,961,000	150,000
lgtuble Integrated School		180,000	180,000
Ilongbukid National High School	6,769,000	611,000	7,380,000	150,000
Jamog Integrated School		177,000	177,000
Jayobo National High School	12,170,000	1,218,000	13,388,000	445,000
Jose Facultad Memorial National High School	6,171,000	657,000	6,828,000	175,000
Juanico Integrated School		177,000	177,000
La Consolacion Integrated School		183,000	183,000
Lanag Norte National High School	9,345,000	766,000	10,111,000	204,000
Langca Integrated School		173,000	173,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	963
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Lanot Grande Integrated School		180,000	180,000
Leon National High School - Tacurong Sur Extension	7,793,000	732,000	8,525,000	188,000
Libertad Integrated School		199,000	199,000
Lipata Integrated School		185,000	185,000
Loong National High School	15,236,000	1,292,000	16,528,000	494,000
Lumbia Integrated School		190,000	190,000
Maasin National Comprehensive High School Dagami Extension	7,009,000	629,000	7,638,000	150,000
Manlot Integrated School		180,000	180,000
Maribuyong National High School	5,370,000	507,000	5,877,000	150,000
Miagao National High School -Miranda Extension	4,130,000	470,000	4,600,000	150,000
Milan National High School	10,058,000	1,032,000	11,090,000	323,000
Mostro National High School (Anilao National High School Extension)	5,491,000	554,000	6,045,000	150,000
Muyco Integrated School		181,000	181,000
Nanga Integrated School		184,000	184,000
Nazuni Summit Comprehensive National High School	5,279,000	464,000	5,743,000	150,000
Olango Integrated School		175,000	175,000
Pagdugue National High School	5,926,000	579,000	6,505,000	150,000
Palaca-Damilisan National High School - Bacolod Extension	7,484,000	602,000	8,086,000	227,000
Pandan Integrated School		231,000	231,000
Panuran National High School (Lambunao National High School Extension)	6,339,000	629,000	6,968,000	193,000
Pili National High School - Bucana Bunglas Extension	4,875,000	537,000	5,412,000	150,000
Pitogo National High School	8,060,000	695,000	8,755,000	150,000
Polopina National High School	9,024,000	750,000	9,774,000	190,000
Puente Bunglas Integrated School		180,000	180,000
Puga Integrated School		181,000	181,000
Pughanan Integrated School		207,000	207,000
Punta Buri National High School	5,899,000	485,000	6,384,000	150,000
Quipot National High School	10,795,000	904,000	11,699,000	254,000
Salihid National High School	3,244,000	401,000	3,645,000	150,000
San Antonio National High School	7,381,000	631,000	8,012,000	184,000
San Carlos Integrated School		183,000	183,000
San Dionisio Integrated School		180,000	180,000
San Enrique Manuel Paluay, Sr. Memorial Extension High School	6,509,000	640,000	7,149,000	177,000
San Enrique National Comprehensive High School - Abaca Extension	7,434,000	720,000	8,154,000	150,000
Santiago National High School	5,836,000	733,000	6,569,000	208,000
Sta. Ana National High School		396,000	396,000
Sto. Niño Integrated School	3,230,000	409,000	3,639,000	150,000
Tabugon Integrated School		190,000	190,000
Tabugon National High School (Dingle National High School Extension)	4,710,000	455,000	5,165,000	150,000
Talagutac Integrated School		175,000	175,000
Talingting National High School	10,325,000	1,114,000	11,439,000	298,000
Tambaliza National High School	11,765,000	1,085,000	12,850,000	311,000
Taminla Integrated School		177,000	177,000
Tinigban integrated School		182,000	182,000
Trangka Integrated School		207,000	207,000
Tuble Integrated School		190,000	190,000
Tuyongan Integrated School		236,000	236,000
Valerio P. Palmares National High School	10,998,000	1,202,000	12,200,000	316,000
Valverde National High School	3,761,000	417,000	4,178,000	150,000
Velasco Integrated School		189,000	189,000
Victoria Integrated School		206,000	206,000
Western Visayas Sanitarium Integrated School		189,000	189,000
Division of Iloilo City	50,978,000	4,739,000	55,717,000	498,000

Division Office - Proper	1,414,000		1,414,000
A. Bonifacio Integrated School	7,259,000	854,000	8,113,000
Bakhaw Integrated School	3,064,000	478,000	3,542,000
Buntatala National High School (Jaro High School - Buntatala Extension)	11,485,000	813,000	12,298,000
Iloilo River Plains Integrated School	762,000	299,000	1,061,000

964	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
R.G. Hechanova Memorial National High School (Jaro High School - R.G. Hechanova Extension)	9,912,000	781,000	10,693,000	190,000
SPED - Integrated School for Exceptional Children	6,847,000	651,000	7,498,000	150,000
TCT-AR Foundation Integrated School	10,235,000	863,000	11,098,000	158,000
Division of Kabankalan City	98,044,000	8,856,000	106,900,000	1,777,000

Division Office - Proper	1,909,000		1,909,000
Bantayan National High School - Baras Diutay Extension		368,000	368,000	150,000
Carol-an National High School	11,766,000	957,000	12,723,000	278,000
Daan Banwa National High School	5,665,000	595,000	6,260,000
Hinapunan Integrated School	4,227,000	564,000	4,791,000	150,000
Kabankalan National High School	28,225,000	1,907,000	30,132,000	357,000
Magballo National High School	1,931,000	570,000	2,501,000	150,000
Pinaguinpinan National High School	6,529,000	682,000	7,211,000	150,000
Tagoc National High School	1,174,000	417,000	1,591,000
Tagukon National High School	13,005,000	956,000	13,961,000	150,000
Talubangi National High School	12,218,000	905,000	13,123,000	150,000
Tan-awan National High School	11,395,000	935,000	12,330,000	242,000
Division of La Carlota City	6,863,000	895,000	7,758,000	150,000

Division Office - Proper	276,000		276,000
La Carlota City SPED Integrated School	2,998,000	322,000	3,320,000
La Granja National High School - Yuba Extension	3,589,000	573,000	4,162,000	150,000
Division of Negros Occidental	105,573,000	24,493,000	130,066,000	8,572,000

Division Office - Proper	3,899,000		3,899,000
Alfonso Sta. Ana Memorial High School (Victorias National High School - Cuaycong Extension)		1,473,000	1,473,000
Barangay Estado National High School	13,412,000	1,178,000	14,590,000	168,000
Bilbao Uybico National High School	20,090,000	1,677,000	21,767,000	826,000
Binalbagan National High School - Nosof Extension (Paglaum National High School - Nosof Extension)		620,000	620,000	212,000
Binalbagan National High School - Santol Extension (Paglaum National High School - Santol Extension)		540,000	540,000	150,000
Bocana National High School - Galicia Extension		612,000	612,000	296,000
Bulwangan National High School - Talacagay Extension		954,000	954,000	394,000
Cabacungan National High School - Masulog Extension		687,000	687,000	177,000
Caningay National High School - Banga Extension		505,000	505,000	209,000
Dr. Antonio Lizares National High School Extension		421,000	421,000
Ecogan Integrated School		197,000	197,000
Efegenio Lizares National High School	3,646,000	359,000	4,005,000	150,000
Enrique B. Magalona National High School - Consing Extension		438,000	438,000	150,000
Enrique B. Magalona National High School - San Isidro Extension		424,000	424,000	150,000
Enriqueta Montilla Esteban National High School - Ubay Extension		385,000	385,000
Florentina F. Cana Recto National High School (Linaon National High School)		573,000	573,000	193,000
Guiljungan National High School - Abaca Extension		401,000	401,000	150,000
Guiljungan National High School - Camindangan Extension	1,156,000	366,000	1,522,000	150,000
Guiljungan National High School - Talacdan Extension	388,000	549,000	937,000	168,000
Guinpana-an National High School - Magballo Extension		523,000	523,000	175,000
Guinpana-an National High School - Odiong Extension		532,000	532,000	150,000
Guinpana-an National High School - Poblacion Extension		862,000	862,000	352,000
IIog National High School		482,000	482,000	179,000
Isabela National High School - Libas Extension	7,035,000	790,000	7,825,000	151,000
Isabela National High School - Sikatuna Extension		767,000	767,000	153,000
La Castellana National High School - Manghanoy Extension	6,301,000	592,000	6,893,000	150,000
Lagaan National High School	13,583,000	1,205,000	14,788,000	255,000
Manapla National High School - Brgy. Purisima Extension		512,000	512,000	150,000
Minoyan National High School	13,530,000	1,091,000	14,621,000	183,000
Molobolo National High School	3,179,000	380,000	3,559,000	150,000
Negros Occidental National Science High School	6,657,000	1,096,000	7,753,000	339,000
Pahilanga National High School - Baga-as Extension	12,697,000	1,083,000	13,780,000	323,000
Payao National High School - Namulo Extension		372,000	372,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	965
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
SHS in Calatrava			—	2,019,000
Tabao National High School - Lacaron Extension		310,000	310,000
Tabu National High School - Caniamay Extension		334,000	334,000	150,000
Victorias National High School - Gaston Extension		1,203,000	1,203,000	150,000
Division of Passi City	36,200,000	4,088,000	40,288,000	446,000

Division Office - Proper	756,000		756,000
Agdahon National High School	5,079,000	543,000	5,622,000
Agdayao Integrated School	3,188,000	455,000	3,643,000
Aglalana Integrated School		268,000	268,000
Efraim M. Santibanez National High School	11,615,000	1,078,000	12,693,000	296,000
Gemumua-Agahon National High School	8,239,000	713,000	8,952,000	150,000
Man-It Integrated School	7,323,000	1,031,000	8,354,000
Division of Roxas City	35,218,000	6,093,000	41,311,000	1,330,000

Division Office - Proper	755,000		755,000
Adlawan Integrated School		199,000	199,000
Cogon Integrated School		173,000	173,000
Don Amando Bayot, Sr. Memorial Integrated School		195,000	195,000
Don Canuto Fuentes Integrated School		187,000	187,000
Don Jose Acevedo Integrated School		188,000	188,000
Don Juan B. Celino Integrated School		175,000	175,000
Don Ynocencio A. Del Rosario National High School	17,318,000	1,386,000	18,704,000	531,000
lnzo Arnaldo Village Integrated School	5,897,000	935,000	6,832,000	285,000
Lawa-an Integrated School		393,000	393,000
Loctugan Integrated School		187,000	187,000
Marcos Fuentes Integrated School	6,667,000	840,000	7,507,000	214,000
Olotayan Integrated School	1,912,000	383,000	2,295,000	150,000
President Manuel A. Roxas Memorial Integrated School - SPED		175,000	175,000
President Manuel Roxas Memorial Integrated School South		209,000	209,000
Sofronio Cordovero Integrated School	2,669,000	468,000	3,137,000	150,000
Division of Sagay City	64,181,000	7,921,000	72,102,000	2,800,000

Division Office - Proper	1,296,000		1,296,000
Bato National High School - Campo Bago Extension	7,053,000	624,000	7,677,000
Bato National High School-Baviera Extension		289,000	289,000
Colonia Divina Integrated School (Bato National High School - Colonia Divina Extension)	6,207,000	582,000	6,789,000	150,000
Himoga-an Baybay Integrated School	10,842,000	1,050,000	11,892,000	250,000
Molocaboc Integrated School (Vito National High School - Molocaboc National High School Extension)	6,813,000	653,000	7,466,000
Sagay City Senior High School (Stand Alone)			—	1,823,000
Sagay National High School - Bulanon Extension	15,356,000	1,362,000	16,718,000	261,000
Sagay National High School - Old Sagay Extension	12,911,000	1,219,000	14,130,000
Sagay National High School - Lopez Jaena Extension	382,000	813,000	1,195,000	166,000
Sagay National High School-General Luna Extension		281,000	281,000
Sagay National High School-Rizal Extension		684,000	684,000	150,000
Serafin V. Aguilar Integrated School - Sewahon Extension	3,321,000	364,000	3,685,000
Division of San Carlos City	9,245,000	867,000	10,112,000	197,000

Division Office - Proper	341,000		341,000
Sipaway National High School (Quezon National High School Extension)	8,904,000	867,000	9,771,000	197,000
Division of Silay City	65,451,000	9,011,000	74,462,000	2,027,000

Division Office - Proper	1,356,000		1,356,000
Barangay Eustaquio Lopez National High School	17,551,000	1,646,000	19,197,000	377,000
Don Albino & Dona Dolores Integrated School	4,440,000	487,000	4,927,000	150,000
Don Felix T. Lacson Memorial National High School	7,424,000	973,000	8,397,000	150,000
Don Serafin L. Golez Memorial Integrated School	2,827,000	342,000	3,169,000	150,000
Dona Angeles Montinola Memorial High School	5,206,000	507,000	5,713,000	150,000
Dona Montserrat Lopez Memorial High School - HPCO Extension		1,257,000	1,257,000	150,000
Dona Montserrat Lopez Memorial High School - Patag Extension		1,138,000	1,138,000	150,000

966	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Guinhalaran Integrated School	8,700,000	834,000	9,534,000	150,000
Lantawan Integrated School - Annex of Guinbalaon National High School	3,618,000	396,000	4,014,000	150,000
Napilas Integrated School	3,458,000	414,000	3,872,000	150,000
Sibato Integrated School	3,187,000	296,000	3,483,000
SPED Center - Silay South	4,076,000	279,000	4,355,000	150,000
Violeta Integrated School	3,608,000	442,000	4,050,000	150,000
Division of Sipalay City	23,054,000	7,312,000	30,366,000	2,180,000

Division Office - Proper	581,000		581,000
Gil Montilla National High School - Barangay 5 Extension	14,607,000	1,437,000	16,044,000	425,000
Gil Montilla National High School - Binulig Extension		616,000	616,000	163,000
Gil Montilla National High School - Cabadiangan Extension		580,000	580,000	151,000
Gil Montilla National High School - Camindangan Extension		859,000	859,000	247,000
Gil Montilla National High School - Cartegena Extension		677,000	677,000	280,000
Gil Montilla National High School - Crossing Tanduay Extension		306,000	306,000	150,000
Gil Montilla National High School - Manlucahoc Extension		723,000	723,000	203,000
Jacinto Montilla Memorial National High School	7,866,000	815,000	8,681,000	212,000
Nabulao National High School - Cayhangan Extension		562,000	562,000	163,000
Nabulao National High School - Miracalum Extension		737,000	737,000	186,000
Region VII - Central Visayas	3,015,247,000	462,522,000	3,477,769,000	129,477,000

Division of Bais City	63,510,000	8,263,000	71,773,000	2,458,000

Division Office - Proper	1,254,000		1,254,000
Bais City National High School - Cabugan Annex	5,287,000	480,000	5,767,000	150,000
Bais City National High School - Cambagahan	7,154,000	498,000	7,652,000	150,000
Bais City National High School - Okiot Annex	6,819,000	475,000	7,294,000	150,000
Bais City National High School - Cabanlutan Annex	1,721,000	627,000	2,348,000	173,000
Bais City National High School - Calasgaan Annex	1,609,000	482,000	2,091,000	150,000
Bais City National High School - Caluy-ahan	778,000	372,000	1,150,000	150,000
Bais City National High School - Dawis Annex	778,000	383,000	1,161,000
Bais City National High School - Lonoy NHS	4,749,000	584,000	5,333,000	150,000
Bais City National High School - Manlipac Annex	1,550,000	580,000	2,130,000	150,000
Bais City National High School - Mansagaban Annex	6,758,000	533,000	7,291,000	150,000
Bais City National High School - Panalaan NHS	5,091,000	552,000	5,643,000	150,000
Bais City National High School - Tagpo Annex	5,449,000	403,000	5,852,000	150,000
Bais City National High School - Tamisu		508,000	508,000	150,000
Bais City Olympia National High School	2,296,000	366,000	2,662,000	150,000
Bais City Science High School	3,870,000	484,000	4,354,000	171,000
Dodong Escafio Memorial High School (Bais City HS)	6,692,000	570,000	7,262,000	164,000
Tangculogan High School	1,655,000	366,000	2,021,000	150,000
Division of Bayawan City	31,258,000	14,451,000	45,709,000	4,166,000

Division Office - Proper	812,000		812,000
Abundio Agarpao, Sr. Memorial High School		683,000	683,000	150,000
Actin High School	9,068,000	839,000	9,907,000	235,000
Ali-is Integrated School		300,000	300,000	150,000
Antonio M. Lacson,Sr. Memorial High School		600,000	600,000	150,000
Atilano B. Cabangal Memorial High School		736,000	736,000	151,000
Bal-os National High School	1,129,000	668,000	1,797,000	263,000
Banaybanay High School		395,000	395,000	150,000
Bayawan City Science High School		611,000	611,000	224,000
Bugay National High School		526,000	526,000	150,000
Cansumalig High School		315,000	315,000	150,000
Dawis National High School		938,000	938,000	260,000
Kalamtukan National High School		423,000	423,000	150,000
Lapay National High School		698,000	698,000	150,000
Maglinao National High School	6,927,000	718,000	7,645,000	150,000
Malabugas High School		782,000	782,000	150,000
Manduaw National High School		418,000	418,000	150,000
Minaba High School		627,000	627,000	201,000
Narra High School	5,890,000	574,000	6,464,000	150,000
Omod High School	7,432,000	752,000	8,184,000	159,000
Pagatban High School		633,000	633,000	150,000
San Jose High School		619,000	619,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	967
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Tabuan Provincial Community High School		519,000	519,000	150,000
Tayawan High School		707,000	707,000	273,000
Villasol National High School		370,000	370,000	150,000
Division of Bogo City	42,368,000	8,293,000	50,661,000	3,082,000

Division Office - Proper	707,000		707,000
Anonang Norte National High School		264,000	264,000
Anonang Sur National High School	3,439,000	502,000	3,941,000	150,000
Banban National High School - Bartolome Pianar Memorial National High School Extension		401,000	401,000	150,000
Banban National High School, Binagbag High School		555,000	555,000	150,000
Banban National High School, Cayang High School Extension	1,702,000	427,000	2,129,000	150,000
Banban National High School, Don Potenciano Catarata Memorial National High School Extension	1,223,000	507,000	1,730,000	150,000
Banban National High School, Jovenciano Masong National High School Extension	14,599,000	1,127,000	15,726,000	617,000
Banban National High School, Lapaz High School Extension	1,516,000	777,000	2,293,000	234,000
Banban National High School, Libertad High School Extension	2,732,000	1,030,000	3,762,000	232,000
Banban National High School, Odlot High School Extension	443,000	458,000	901,000	150,000
City of Bogo Science and Arts Academy	15,245,000	945,000	16,190,000	949,000
Don Celestino Martinez, Sr. Taytayan Integrated School	762,000	508,000	1,270,000	150,000
Don Jose (Pepe) Lepiten National High School		264,000	264,000
Malingin National High School		264,000	264,000
Marcelo B. Fernan National High School		264,000	264,000
Division of Bohol	736,677,000	77,609,000	814,286,000	21,607,000

Division Office - Proper	13,896,000		13,896,000
Abaca Integrated School		193,000	193,000
Ambassador Pablo R. Suarez, Jr. National High School	6,312,000	545,000	6,857,000	150,000
Anda High School	3,594,000	579,000	4,173,000	150,000
Anoling National High School	8,178,000	651,000	8,829,000	157,000
Badiang National High School	5,492,000	555,000	6,047,000	206,000
Bagongbanwa High School	1,537,000	346,000	1,883,000
Bangwalog High School		448,000	448,000	150,000
Bantolinao National High School	11,846,000	939,000	12,785,000	293,000
Basiao High School	1,924,000	492,000	2,416,000	150,000
Bayawahan National High School	3,891,000	471,000	4,362,000	150,000
Bonbonon High School	3,071,000	723,000	3,794,000	188,000
Bugang High School	7,118,000	615,000	7,733,000	153,000
Bugsoc High School	3,842,000	703,000	4,545,000	150,000
Bulilis High School	4,231,000	857,000	5,088,000	219,000
Busao National High School	7,305,000	661,000	7,966,000	161,000
Cabanugan Integrated School	4,194,000	516,000	4,710,000	150,000
Cabatan Integrated School	5,379,000	559,000	5,938,000	150,000
Cabul-an National High School	7,982,000	633,000	8,615,000	150,000
Cagting High School	8,047,000	753,000	8,800,000	217,000
Calabacita National High School	6,792,000	485,000	7,277,000	150,000
Calituban High School	8,714,000	740,000	9,454,000	150,000
Camaya-an National High School	13,001,000	971,000	13,972,000	365,000
Cambagui-Calinginan Norte High School	5,886,000	595,000	6,481,000	201,000
Cambansag High School		209,000	209,000
Cambuyo High School	828,000	577,000	1,405,000	150,000
Campagao High School		249,000	249,000
Campamanog High School		433,000	433,000	150,000
Canangcaan Integrated School	3,208,000	385,000	3,593,000
Candabong National High School	13,847,000	1,034,000	14,881,000	451,000
Candijay High School	14,985,000	1,297,000	16,282,000	423,000
Candijay Municipal High School		191,000	191,000
Candungao High School	3,364,000	364,000	3,728,000	150,000
Canhayupon National High School	8,072,000	683,000	8,755,000	158,000
Canlaas High School	4,349,000	539,000	4,888,000	150,000
Canmaya Diot High School		222,000	222,000
Cantubod National High School	9,284,000	839,000	10,123,000	250,000
Catungawan National High School	10,643,000	816,000	11,459,000	281,000
Cawayanan National High School	7,417,000	758,000	8,175,000	203,000
Cayacay High School	1,924,000	531,000	2,455,000	150,000

968	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Cogtong National High School	8,891,000	846,000	9,737,000	327,000
Concepcion National High School	6,670,000	677,000	7,347,000	239,000
Cong. Pablo Malasarte National High School	14,482,000	989,000	15,471,000	280,000
Cuaming High School	5,421,000	600,000	6,021,000	150,000
Dagnawan Integrated School	6,274,000	585,000	6,859,000
Danahaw Integrated School	3,201,000	406,000	3,607,000	150,000
Dauis High School	9,483,000	702,000	10,185,000	179,000
De La Paz High School		185,000	185,000
Dimiao National High School	11,005,000	881,000	11,886,000	308,000
Don Aguedo Reyes Maboloc Memorial National High School	1,146,000	434,000	1,580,000	150,000
Duero National High School	5,858,000	644,000	6,502,000	150,000
Dusita High School	13,799,000	918,000	14,717,000	321,000
Erico B. Aumentado High School	1,527,000	516,000	2,043,000
Estaca Integrated School		226,000	226,000
Eugenio V. Amores Memorial High School (Canmano HS)	7,765,000	697,000	8,462,000	221,000
Faraon National High School	11,205,000	825,000	12,030,000	214,000
Fatima National High School	8,251,000	614,000	8,865,000	158,000
Felix E. Bompat High School		266,000	266,000
Fermin Tayabas National High School	3,966,000	443,000	4,409,000	150,000
Francisco Dagohoy National High School	6,387,000	579,000	6,966,000	150,000
Garcia-Hernandez High School	11,119,000	1,000,000	12,119,000	314,000
Gaus High School	1,534,000	449,000	1,983,000	150,000
Gov. Jacinto Borja National High School	6,042,000	710,000	6,752,000	254,000
Guinsularan National High School	14,232,000	1,057,000	15,289,000	382,000
Hagbuaya High School	3,842,000	472,000	4,314,000	150,000
Haguilanan High School	5,787,000	537,000	6,324,000	150,000
Hambabauran High School		344,000	344,000
Handumon National High School	9,446,000	858,000	10,304,000	263,000
Hinawanan National High School	8,321,000	770,000	9,091,000	261,000
Hingotangan National High School	10,133,000	833,000	10,966,000	277,000
Inabanga North Integrated School	6,212,000	582,000	6,794,000
Isabel Gujol Memorial High School	4,358,000	461,000	4,819,000	150,000
Jagna High School	8,133,000	840,000	8,973,000	283,000
Katipunan High School		544,000	544,000	150,000
Kauswagan National High School (Hinlayagan Annex)	6,012,000	505,000	6,517,000	150,000
Kinan-oan High School	9,786,000	845,000	10,631,000	326,000
Lonoy National High School	12,717,000	866,000	13,583,000	248,000
Loon South National High School	7,967,000	648,000	8,615,000	164,000
Lourdes High School		399,000	399,000	150,000
Lubang National High School	6,896,000	615,000	7,511,000	150,000
Lungsodaan High School		390,000	390,000	150,000
Mahanay High School		370,000	370,000
Mantacida National High School	11,234,000	561,000	11,795,000	150,000
Maomawan Integrated School		192,000	192,000
Mayor Catalino Casoyla Memorial High School (Suba High School)	13,694,000	996,000	14,690,000	354,000
Mayuga National High School	12,773,000	965,000	13,738,000	299,000
Modesto G. Autida High School		189,000	189,000
Nan-od High School	2,669,000	454,000	3,123,000	150,000
Oy National High School	4,466,000	429,000	4,895,000	150,000
Pablo O. Lim Memorial High School - Valencia High School Annex	1,527,000	853,000	2,380,000	250,000
Pagnito-an National High School	10,143,000	837,000	10,980,000	203,000
Pamilacan High School	3,064,000	381,000	3,445,000	150,000
Pandanon High School	3,837,000	440,000	4,277,000
Panghagban High School	5,588,000	608,000	6,196,000	153,000
Pedro S. Budiongan High School	5,790,000	740,000	6,530,000	150,000
Policronio S. Dano, Sr. High School	12,826,000	809,000	13,635,000	206,000
Ponciana E. Leoligao High School	6,138,000	571,000	6,709,000	150,000
Ponciano F. Ramasola, Sr. High School	7,532,000	548,000	8,080,000	157,000
Ponciano L. Padin National High School	1,149,000	527,000	1,676,000	150,000
Pres. Carlos P. Garcia Memorial High School, Talibon	20,366,000	1,330,000	21,696,000	354,000
Quezon High School - Batuan National High School Annex	3,903,000	493,000	4,396,000	150,000
Rizal High School	3,134,000	471,000	3,605,000	150,000
San Agustin National High School - Sta. Catalina National High School Annex	765,000	707,000	1,472,000	181,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	969
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
San Isidro Integrated School, Sagbayan	2,721,000	389,000	3,110,000	150,000
San Isidro Integrated School, Talibon	11,845,000	782,000	12,627,000	150,000
San Jose High School, Mabini	3,080,000	373,000	3,453,000
San Jose Integrated School		295,000	295,000
San Miguel-Puertos High School	3,906,000	611,000	4,517,000	150,000
San Roque Integrated School	3,775,000	449,000	4,224,000	150,000
Sandingan National High School	15,626,000	1,155,000	16,781,000	500,000
Sebastian A. Jala Memorial High School	2,755,000	388,000	3,143,000	150,000
Soom Integrated School	3,865,000	525,000	4,390,000	157,000
Sto. Niño High School	3,125,000	693,000	3,818,000	150,000
Sto. Rosario Integrated School		202,000	202,000
Talibon National Agricultural School		589,000	589,000	168,000
Tambongan National High School	10,428,000	858,000	11,286,000	292,000
Taming National High School	7,746,000	661,000	8,407,000	190,000
Tangkigan Integrated School	1,146,000	322,000	1,468,000
Tapal Integrated School	3,064,000	420,000	3,484,000	150,000
Tubigon West Central High School	19,596,000	1,343,000	20,939,000	429,000
Tubod Monte Integrated School	1,537,000	364,000	1,901,000	150,000
Tubog Integrated School	4,276,000	575,000	4,851,000	150,000
Tupas High School		202,000	202,000
Ubay National Science High School	11,420,000	1,053,000	12,473,000	484,000
Ubojan Integrated School		281,000	281,000
Valeriano Ganas High School		234,000	234,000
Vallehermoso High School		525,000	525,000	150,000
Villa Milagrosa High School	5,327,000	954,000	6,281,000	383,000
Zosimo Gulle Memorial National High School	12,820,000	980,000	13,800,000	402,000
Division of Carcar City	76,315,000	7,510,000	83,825,000	1,627,000

Division Office - Proper	1,564,000		1,564,000
Can-asujan National High School	10,461,000	869,000	11,330,000	150,000
Liburon National High School	6,508,000	785,000	7,293,000
Maximiano Noel National High School (Guadalupe National High School)	18,467,000	1,497,000	19,964,000	248,000
Ocaña National High School (Kalangyawon Extension)		382,000	382,000	150,000
Perrelos National High School	8,287,000	759,000	9,046,000
Pit-os National High School		376,000	376,000
Puesto Integrated School		265,000	265,000
Roberto Sato National High School	16,805,000	883,000	17,688,000	164,000
Tal-ut National High School	3,939,000	465,000	4,404,000
Tuyom National High School	5,530,000	693,000	6,223,000
Tuyom Senior High School			—	765,000
Valencia National High School	4,754,000	536,000	5,290,000	150,000
Division of Cebu City	268,805,000	34,281,000	303,086,000	7,499,000

Division Office - Proper	5,697,000		5,697,000
Agsungot National High School	4,556,000	574,000	5,130,000	150,000
Alaska High School		1,235,000	1,235,000	190,000
Babag National High School	6,008,000	648,000	6,656,000	151,000
Banilad National High School	2,356,000	910,000	3,266,000	252,000
Barrio Luz National High School (Night)	18,028,000	1,284,000	19,312,000	155,000
Basak Community High School	11,605,000	1,223,000	12,828,000	325,000
Binaliw National High School	5,574,000	542,000	6,116,000	150,000
Bitlang Integrated School	443,000	395,000	838,000	150,000
Budlaan Integrated School	449,000	448,000	897,000
Bulacao National High School (Night)	17,784,000	1,322,000	19,106,000	232,000
Cantipla Integrated School	449,000	488,000	937,000	150,000
City Central National High School (Night)	19 079,000	1,336,000	20,415,000	150,000
Dr. Emilio Osmeña National High School	410,000	468,000	878,000	150,000
First High School for the Hearing Impaired		399,000	399,000	150,000
Inayawan National High School (Night)	2,296,000	1,532,000	3,828,000	410,000
Lahug National High School (Night)	29,937,000	2,632,000	32,569,000	627,000
Lusaran National High School	9,490,000	704,000	10,194,000	193,000
Mabini Integrated School	4,769,000	479,000	5,248,000	150,000
Malubog High School (Busay National High School Extension)	4,884,000	480,000	5,364,000
Mambaling National High School (Night)	13,239,000	1,331,000	14,570,000	241,000
Oprra National High School (Night)	17,862,000	1,262,000	19,124,000	201,000

970	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Pamutan Integrated School		337,000	337,000	150,000
Paril National High School	2,708,000	419,000	3,127,000	150,000
Pasil National High School (Night)		876,000	876,000	150,000
Punta Princesa National High School (Night)	11,978,000	1,074,000	13,052,000	254,000
Quiot High School		1,173,000	1,173,000
Regino Mercado National High School (Night)		570,000	570,000	157,000
Sibugay High School	3,774,000	490,000	4,264,000	150,000
Sinsin National High School	4,822,000	450,000	5,272,000	150,000
Sirao National High School	5,564,000	514,000	6,078,000	150,000
Sudlon National High School	9,246,000	818,000	10,064,000	183,000
Tabunan National High School		364,000	364,000	150,000
Tagba-o National High School		291,000	291,000
Taptap Integrated School		372,000	372,000	150,000
Tejero National High School (Night)	24,735,000	2,078,000	26,813,000	215,000
Tisa Night High School	4,984,000	2,205,000	7,189,000	746,000
Toong National High School (Night)	1,302,000	631,000	1,933,000	166,000
Vicente B. Cosido Memorial National High School (Cambinocot National High School)	6,002,000	620,000	6,622,000	179,000
Zapatera National High School (Night)	18,775,000	1,307,000	20,082,000	222,000
Division of Cebu Province	768,288,000	155,946,000	924,234,000	48,193,000

Division Office - Proper	17,136,000		17,136,000
Alcantara National High School (Badian NHS - Alcantara NHS Extension)	382,000	1,166,000	1,548,000	478,000
Alcoy High School - Nug-as National High School		680,000	680,000	190,000
Alcoy National High School	24,492,000	1,574,000	26,066,000	500,000
Aloguisan National High School - Angilan National High School Extension		763,000	763,000	268,000
Anapog Integrated School		479,000	479,000	150,000
Antipolo Integrated School		278,000	278,000
Arcelo Memorial National High School (San Vicente MNHS) - Arcelo Memorial National High School - Night HS		424,000	424,000	150,000
Arcelo Memorial National High School (San Vicente MNHS) - Poblacion Extension		2,475,000	2,475,000	2,069,000
Argao National High School	30,945,000	3,006,000	33,951,000	1,881,000
Argawanon Integrated School	1,907,000	647,000	2,554,000	247,000
B. Minolos Integrated School		397,000	397,000
Badian National High School - Manduyong Extension		369,000	369,000
Badian National High School - Sanlagan Extension		300,000	300,000
Badian National High School - Tubod National High School Extension		448,000	448,000	150,000
Bagalnga Integrated School	2,287,000	558,000	2,845,000	150,000
Bakhawan National High School	7,780,000	813,000	8,593,000	257,000
Bala National High School - Busay National High School Extension		371,000	371,000	150,000
Balao National High School	13,082,000	1,135,000	14,217,000	336,000
Balungag National High School		443,000	443,000	150,000
Bantayan National High School - Putian Annex		1,629,000	1,629,000	626,000
Bantayan Science High School	4,638,000	601,000	5,239,000	275,000
Batad Integrated School		338,000	338,000
Biasong National High School		259,000	259,000
Boljoon National High School - El Pardo Extension		548,000	548,000	150,000
Boljoon National High School - Lunop Extension		436,000	436,000	150,000
Bonbon Integrated School		269,000	269,000
Botigues Integrated School		556,000	556,000
Buanoy National High School - Cabagdalan NHS Extension		447,000	447,000	150,000
Buanoy National High School - Gaas NHS Extension		602,000	602,000	168,000
Buanoy National High School - Ginatilan NHS Extension	769,000	498,000	,267,000	150,000
Buanoy National High School - Lamesa NHS Extension		759,000	759,000	232,000
Buanoy National High School - Nangka NHS Extension		1,930,000	1,930,000	1,022,000
Buanoy National High School - Night Extension	8,928,000	551,000	9,479,000	150,000
Bugho Integrated School, Moalboal		264,000	264,000
Bugho Integrated School, San Fernando		183,000	183,000
Bulak National High School - Tubod Dugoan Extension	748,000	442,000	1,190,000	163,000
Bulangsuran Integrated School	1,146,000	342,000	1,488,000
Bulasa National High School	8,417,000	940,000	9,357,000	204,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	971
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Bunakan Integrated School	3,813,000	714,000	4,527,000
Busogon Integrated School		476,000	476,000	150,000
Cabadiangan Integrated School, Alcantara	3,052,000	516,000	3,568,000
Cabadiangan Integrated School, Compostela		301,000	301,000
Cabatbatan Integrated School		301,000	301,000
Calambua Integrated School	4,195,000	478,000	4,673,000	150,000
Calape National High School - Baterina Extension		566,000	566,000	303,000
Calape National High School - Carnaza NHS Extension		520,000	520,000	150,000
Calape National High School - Malingin NHS Extension		709,000	709,000	206,000
Calape National High School - Tominjao Extension	726,000	910,000	1,636,000	312,000
Calero Integrated School		899,000	899,000	221,000
Calumboyan National High School (Teodoro B. Dosados Memorial National High School)	13,521,000	874,000	14,395,000	150,000
Camotes National High School - Cabongan NHS Extension		1,291,000	1,291,000	703,000
Camp 7 National High School	8,979,000	744,000	9,723,000	150,000
Cañang National High School - Oslob National High School Extension		461,000	461,000	150,000
Canhabagat Integrated School		220,000	220,000
Cansaloay Integrated School	3,052,000	446,000	3,498,000	150,000
Caputatan Norte Integrated School		325,000	325,000
Carmen National High School - Cawasan National High School		363,000	363,000	150,000
Carmen National High School - Cabalawan NHS		591,000	591,000	224,000
Carmen National High School - Cantumog NHS		1,153,000	1,153,000	150,000
Carmen National High School - Night Extension		422,000	422,000	212,000
Casay National High School	12,871,000	1,088,000	13,959,000	325,000
Catmon Integrated School	3,052,000	1,912,000	4,964,000	498,000
Catmon National High School - Ceferino Sususco NHS		618,000	618,000	150,000
Catmon National High School - Tinabyonan NHS Extension		478,000	478,000	150,000
Cawayan National High School	7,661,000	763,000	8,424,000	228,000
Cogon National High School - Hipolito Boquecosa MNHS (Bullogan National High School Extension)		384,000	384,000	150,000
Colawin National High School - Mandilikit Extension	748,000	471,000	1,219,000	150,000
Colonia National High School	11,903,000	1,028,000	12,931,000	359,000
Compostela National High School - Evening Class	2,669,000	428,000	3,097,000	181,000
Consolacion National High School - Consolacion Night HS		1,552,000	1,552,000	285,000
Consolacion National High School - Jugan NHS Extension	382,000	1,254,000	1,636,000	208,000
Consolacion National High School - Pulpogan NHS Extension		1,061,000	1,061,000	286,000
Consolacion National High School - Tolotolo National High School Extension		461,000	461,000	150,000
Consolacion National High School - Tugbungan NHS		988,000	988,000	239,000
Consuelo National High School	10,625,000	916,000	11,541,000	339,000
Cordova National High School	2,516,000	1,676,000	4,192,000	1,084,000
Cuanos Integrated School		284,000	284,000
Daanbantayan National High School - SK Luis P. Cañete, Sr. Extension		436,000	436,000	150,000
Daantabogon National High School (Doña Liling Neis Negapatan Memorial NHS-Daantabogon NHS Extension)		456,000	456,000	150,000
Dalaguete National High School - Caleriohan NHS		563,000	563,000	171,000
Dalaguete National High School - Caliongan NHS		613,000	613,000	150,000
Dalaguete National High School - Manlapay NHS		761,000	761,000	261,000
Dalaguete National High School - Mantalongan NHS		1,458,000	1,458,000	757,000
Dapdap Integrated School		188,000	188,000
Dapdap National High School	15,547,000	729,000	16,276,000	158,000
Don Esteban Nolasco Memorial National High School	8,426,000	436,000	8,862,000	150,000
Don Esteban Nolasco Memorial National High School - Horacio Franco MNHS Extension		511,000	511,000	157,000
Don Felomino M. Torres Memorial National High School	1,598,000	478,000	2,076,000	219,000
Doña Liling Neis Negapatan Memorial National High School - Loreto Remedios National High School Extension		407,000	407,000	150,000
Dumalan National High School		507,000	507,000
Dumanjug National High School, Bitoon National Vocational High School, Poblacion Extension	443,000	1,591,000	2,034,000	825,000
Esperanza Integrated School		172,000	172,000
Garing National High School	9,688,000	677,000	10,365,000	150,000
Garing National High School - Lanipga NHS Extension	449,000	589,000	1,038,000	150,000
Gibitngil Integrated School	1,907,000	442,000	2,349,000	150,000

972	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Giloctog National High School	12,651,000	741,000	13,392,000	150,000
Giloctog National High School, Bolocboloc NHS Extension		433,000	433,000	150,000
Gilutongan Integrated School	3,052,000	474,000	3,526,000
Ginatilan Integrated School		386,000	386,000
Greenhills National High School	7,926,000	593,000	8,519,000	150,000
Guindaruhan National High School	9,744,000	787,000	10,531,000	217,000
Guiwanon National High School	10,501,000	797,000	11,298,000	273,000
Hagnaya Integrated School		201,000	201,000
Hilantagaan National High School Extension		652,000	652,000	280,000
Hilotongan Integrated School	4,195,000	517,000	4,712,000	159,000
Ilaya Integrated School		279,000	279,000
Ilihan Integrated School	2,287,000	731,000	3,018,000	214,000
Inghoy National High School	762,000	419,000	1,181 000	150,000
Ireneo V. Diamante National Nish School	762,000	592,000	1,354,000	155,000
Jose Chona Jo Integrated School	24,321,000	2,124,000	26,445,000	947,000
Jose R. Martinez Memorial National High School	3,225,000	418,000	3,643,000	150,000
Julian Enad National High School	5,443,000	644,000	6,087,000	199,000
Jumangpas National High School - Samboan Extension		462,000	462,000	158,000
Kabalawan Integrated School		273,000	273,000
Kal-anan National High School	10,317,000	772,000	11,089,000	150,000
Kalangahan National High School		436,000	436,000	150,000
Kanluma Integrated School		180,000	180,000
Kansi National High School	3,813,000	582,000	4,395,000	150,000
Kantubaon Integrated School		180,000	180,000
Kawit National High School - Almacin Torrevillas National High School (Lamintak) Extension	12,113,000	949,000	13,062,000	311,000
Kawit National High School - Curva NHS Extension		807,000	807,000	408,000
Kawit National High School - Medellin Science NHS Extension		633,000	633,000	177,000
Kinartacan National High School		1,122,000	1,122,000	321,000
Kinawahan Integrated School	762,000	371,000	1,133,000	150,000
Kodia Integrated School	1,146,000	383,000	1,529,000
Lamak National High School	1,146,000	562,000	1,708,000	150,000
Lanao Integrated School		264,000	264,000
Lanao National High School	9,691,000	751,000	10,442,000	212,000
Lanao National High School - Pilar Dapdap NHS Extension		616,000	616,000	150,000
Langin National High School - Ronda National High School Poblacion Extension		820,000	820,000	299,000
Lantawan Integrated School	382,000	372,000	754,000	150,000
Lataban National High School		467,000	467,000	150,000
Libaong National High School	6,834,000	561,000	7,395,000	150,000
Liki Integrated School	1,146,000	353,000	1,499,000
Liloan National High School Extension Don Bosco		655,000	655,000	150,000
Lipayran Integrated School		544,000	544,000
Logon National High School		827,000	827,000	206,000
Lorenzo S. Tanza Memorial National High School (Union National High School)	13,369,000	1,214,000	14,583,000	453,000
Lubo Integrated School		175,000	175,000
Luciano B. Rama, Sr. Memorial National High School - Zosimo E. Fabroa MNHS Extension	3,102,000	661,000	3,763,000	247,000
Luciano B. Rama, Sr. Memorial National High School (Esperanza National High School)	17,655,000	1,175,000	18,830,000	461,000
Lucio O. Arquillano Integrated School		261,000	261,000
Luhod National High School	7,287,000	754,000	8,041,000	221,000
Lusong National High School		210,000	210,000
Luyang National High School		763,000	763,000	259,000
Mabunao National High School - Juan Pamplona Extension		404,000	404,000	150,000
Madridejos National High School - San Agustin High School Extension		1,075,000	1,075,000	378,000
Magsico National High School	12,763,000	1,029,000	13,792,000	314,000
Mahanlud National High School	382,000	389,000	771,000	150,000
Malolos National High School	7,347,000	715,000	8,062,000	197,000
Manatad National High School	4,580,000	691,000	5,271,000	164,000
Manduang Integrated School		273,000	273,000
Mangaco Integrated School	1,527,000	320,000	1,847,000
Manguiao National High School		569,000	569,000	150,000
Mangyan National High School	4,564,000	i524,000	5,088,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	973
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Maño Integrated School		194,000	194,000
Mantalongon National High School	31,172,000	2,050,000	33,222,000	704,000
Mar & Dorie Darunday National High School (Mangase National High School)	3,432,000	542,000	3,974,000	150,000
Marikaban Integrated School	1,907,000	591,000	2,498,000	150,000
Medellin High School (Kawit National High School Extension)	23,995,000	1,634,000	25,629,000	724,000
Milan-Cantuod National High School		660,000	660,000	201,000
Minglanilla Science High School	14 862,000	813,000	15,675,000	194,000
Mohon Integrated School	4,195,000	481,000	4,676,000
Montaneza National High School - Cerdeña National High School Extension	4,435,000	494,000	4,929,000	150,000
Montaneza National High School - Sorsogon Extension		468,000	468,000	150,000
Montealegre National High School - Putat NHS Extension		638,000	638,000	193,000
Montealegre National High School - Tuburan NHS Extension		2,315,000	2,315,000	1,733,000
Montpeller National High School		554,000	554,000	150,000
Mulao National High School - Compostela Science and Technology	4,195,000	909,000	5,104,000	210,000
Nangka National High School		572,000	572,000
Oboob Integrated School	762,000	468,000	1,230,000	150,000
Oslob National High School (Santander NHS) - Don Apolonio Abines Sr. Memorial High School Extension		1,031,000	1,031,000	646,000
Palanas Integrated School	762,000	367,000	1,129,000	150,000
Panadtaran Integrated School		176,000	176,000
Pansoy Integrated School		305,000	305,000
Pasol-Pugalo Integrated School	4,195,000	420,000	4,615,000	150,000
Patupat National High School - Cagay NHS Extension		472,000	472,000	150,000
Patupat National High School (Guibungan NHS Extension)		573,000	573,000	150,000
Paulo Gallarde Sr. Integrated School		175,000	175,000
Paypay National High School (Calape National High School - Paypay NHS Extension)		543,000	543,000	255,000
Pilar National High School	13,762,000	855,000	14,617,000	224,000
Pinamungajan National High School - Anapog NHS Extension	737,000	591,000	1,328,000	150,000
Pinamungajan National High School - Anislag NHS Extension		531,000	531,000	150,000
Pinamungajan National High School - Lut-od NHS Extension	737,000	606,000	1,343,000	153,000
Pinamungajan National High School - Night Extension		329,000	329,000	150,000
Puertobello National High School	12,366,000	958,000	13,324,000	268,000
Puertobello National High School - Poblacion Extension		635,000	635,000	151,000
Pungtod National High School		620,000	620,000	150,000
Rosario National High School	14,652,000	1,117,000	15,769,000	298,000
Salag National High School	3,432,000	410,000	3,842,000	150,000
Salamanca National High School	7,589,000	566,000	8,155,000	150,000
Samboan High School (San Sebastian National High School Extension)	22,859,000	1,462,000	24,321,000	648,000
San Antonio Integrated School		167,000	167,000
San Fernando National High School	14,908,000	1,122,000	16,030,000	248,000
San Jose National High School	10,229,000	799,000	11,028,000	268,000
San Miguel National High School	13,487,000	964,000	14,451,000	230,000
Sangat National High School - Balud NHS Extension	3,551,000	857,000	4,408,000	308,000
Santa Fe National High School - Doong NHS Extension		1,017,000	1,017,000	449,000
Santa Filomena High School - Madridejos NHS Extension		845,000	845,000	272,000
Santa Filomena National High School	28,680,000	864,000	29,544,000	191,000
Santa Lucia National High School - Sta. Rita Extension		532,000	532,000	204,000
Santiago National High School	7,587,000	733,000	8,320,000	210,000
Sillon Integrated School	1,439,000	1,072,000	2,511,000	215,000
Simala National High School	14,028,000	1,334,000	15,362,000	326,000
Sta. Rita Integrated School		175,000	175,000
Sulungan Integrated School	3,813,000	775,000	4,588,000	206,000
Sumon Integrated School		180,000	180,000
Tabionan Integrated School		185,000	185,000
Tabunan National High School- Bongdo NHS Extension		459,000	459,000	150,000
Tabunan National High School - Borbon NHS Extension		880,000	880,000	385,000
Tabunan National High School - Campusong NHS Extension		423,000	423,000	150,000
Tabunan National High School - Doña Milagros NHS Extension		541,000	541,000	206,000
Tabunan National High School - Liki NHS Extension		584,000	584,000	247,000
Tabunan National High School - Mohon NHS Extension		754,000	754,000	261,000
Tag-ubi Integrated School		179,000	179,000

974	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Talaga National High School	9,680,000	925,000	10,605,000	222,000
Talisay Integrated School		250,000	250,000
Taloot Integrated School		237,000	237,000
Tambongon Integrated School		541,000	541,000	150,000
Tamiao Integrated School		390,000	390,000
Tampaan Integrated School		185,000	185,000
Tan-awan National High School	4,195,000	556,000	4,751,000	150,000
Tapilon National High School (Calape National High School - Tapilon Extension)		1,003,000	1,003,000	275,000
Teodoro de la Vega (Kalidngan) National High School	8,075,000	805,000	8,880,000	214,000
Tindog Integrated School		198,000	198,000
Tinubdan Integrated School		285,000	285,000
Tonggo Integrated School		327,000	327,000
Tubod (San Fernando) National High School	4,054,000	472,000	4,526,000	150,000
Tulang Integrated School	1,907,000	393,000	2,300,000
Tumalog Integrated School		188,000	188,000
Tungkil National High School	762,000	540,000	1,302,000	150,000
Tuyokon Integrated School		201,000	201,000
Usmad National High School - Calagasan NHS Extension		541,000	541,000	150,000
Usmad National High School - Cansuje NHS Extension		425,000	425,000	150,000
Vito National High School	9,326,000	1,253,000	10,579,000	150,000
Willy B. Wenceslao National High School	6,100,000	817,000	6,917,000	197,000
Zaragosa Integrated School	1,146,000	340,000	1,486,000
Division of Danao City	134,038,000	17,548,000	151,586,000	3,047,000

Division Office - Proper	2,523,000		2,523,000
B. Durano Integrated School	382,000	377,000	759,000
B. Enriquez Integrated School		278,000	278,000
Baliang National High School	3,068,000	367,000	3,435,000	150,000
Bayabas Integrated School		289,000	289,000
Beatriz D. Durano Memorial National High School	27,484,000	1,634,000	29,118,000
Bibiana Mercado Integrated School	14,569,000	1,164,000	15,733,000
Binaliw Integrated School		431,000	431,000
Cabungahan National High School - Elpidio Perez MNHS Extension	10,146,000	964,000	11,110,000	232,000
Cabungahan National High School - Sandayong Sur MNHS Extension	7,914,000	676,000	8,590,000	150,000
Cambubho Integrated School		270,000	270,000
Cogon Cruz Integrated School	6,506,000	576,000	7,082,000
D. T. Durano Memorial Integrated School	4,227,000	1,009,000	5,236,000
Dungga Integrated School		176,000	176,000
Eduardo Gorre Memorial National High School	5,404 000	505,000	5,909,000	150,000
Gerardo Ypil Integrated School		177,000	177,000
Guinacot Integrated School	5,366 000	600,000	5,966,000
Langosig Integrated School		262,000	262,000
Lawaan National High School - Maslog Extension	9,846,000	1,238,000	11,084,000	609,000
Lawaan National High School - Miguel Tiongko MHHS Extension	2,052,000	494,000	2,546,000	150,000
Lawaan National High School - Sabang NHS Extension	15,096,000	1,193,000	16,289,000
Malapoc Integrated School	385,000	406,000	791,000
Pili Integrated School		257,000	257,000
Quisol Integrated School		317,000	317,000
Ramon M. Durano, Sr. Foundation - Science and Technology Education Center	5,408,000	882,000	6,290,000	1,039,000
Ramon M. Durano, Sr. Memorial National High School	8,655,000	996,000	9,651,000	267,000
Raymunda B. Hermosilla Integrated School	1,543,000	394,000	1,937,000	150,000
S.A. Tecala Integrated School		202,000	202,000
Sacsac Integrated School		228,000	228,000
Santican National High School	2,308,000	454,000	2,762,000
Sta. Rosa Integrated School	1,156,000	324,000	1,480,000	150,000
Taytay Integrated School		408,000	408,000
Division of Dumaguete City	12,469,000	2,023,000	14,492,000	581,000

Division Office - Proper	340,000		340,000
Dumaguete City National High School, Camanjac	11,509,000	897,000	12,406,000	171,000
Hermenegilda F. Gloria Memorial School	223,000	403,000	626,000
Piapi High School	397,000	723,000	1,120,000	410,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	975
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Division of Guihulngan City	54,961,000	9,600,000	64,561,000	2,586,000

Division Office - Proper	1,591,000		1,591,000
Balogo National High School		191,000	191,000
Buenavista High School	382,000	463,000	845,000	150,000
Guihulngan National Agricultural School	6,874,000	1,564,000	8,438,000	150,000
Guihulngan National High School - Lip-o Extension		289,000	289,000	150,000
Guihulngan National High School - Maculos Extension		355,000	355,000	150,000
Guihulngan National High School - P. Binobohan Annex		384,000	384,000	150,000
Guihulngan National High School, Hilaitan	40,864,000	1,695,000	42,559,000	619,000
Guihulngan National High School-Hilaitan (Hibaiyo Annex)		279,000	279,000
Linantuyan High School		514,000	514,000	150,000
Magsaysay High School		537,000	537,000	150,000
P. Zamora High School		534,000	534,000	150,000
Pinucauan High School	2,867,000	639,000	3,506,000	150,000
Planas National High School		188,000	188,000
Sandayao High School	737,000	476,000	1,213,000	150,000
Tagbino Provincial High School - Guba High School Annex		603,000	603,000	171,000
Trinidad High School	1,646,000	889,000	2,535,000	296,000
Division of Lapu-lapu City	26,053,000	10,888,000	36,941,000	1,004,000

Division Office - Proper	1,128,000		1,128,000
Babag National High School - Babag Night HS Extension		336,000	336,000
Babag National High School, Poblacion Night High School Extension	760,000	423,000	1,183,000
Bankal National High School - Abuno HS Extension		693,000	693,000
Bankal National High School - Maribago HS Extension	726,000	935,000	1,661,000
Bankal Night High School		371,000	371,000
Buyong High School		242,000	242,000
Gun-ob High School		1,115,000	1,115,000
Mactan National High School - Punta Engano HS Extension	726,000	910,000	1,636,000
Marigondon National High School - Basak Night High School Extension	563,000	782,000	1,345,000
Marigondon National High School - Gun-ob Night High School	1,199,000	324,000	1,523,000
Marigondon National High School - Science and Technology Education Center Extension	726,000	458,000	1,184,000	467,000
Marigondon National High School - Sudtonggan Night High School		693,000	693,000
Pajo National High School - Pajo Night High School	726,000	343,000	1,069,000
Pajo National High School - Pasay North MAB Annex	5,800,000	752,000	6,552,000
Pusok National High School - Pusod Night High School		491,000	491,000
Sta. Rosa National High School - Caubian HS Extension	563,000	406,000	969,000
Sta. Rosa National High School - Pangan-an HS Extension	563,000	357,000	920,000
Tingo High School	12,573,000	1,062,000	13,635,000	537,000
Tungasan High School		195,000	195,000
Division of Mandaue City	61,834,000	8,752,000	70,586,000	1,668,000

Division Office - Proper	1,437,000		1,437,000
Banilad National High School (Cabancalan NHS Extension)		529,000	529,000
Canduman National High School - Tabok High School	12,493,000	1,098,000	13,591,000
Canduman National High School - Pagsabungan High School	9,989,000	1,102,000	11,091,000
Casili Night High School	4,243,000	616,000	4,859,000
Maguikay High School	5,917,000	1,067,000	6,984,000
Mandaue City Comprehensive National High School - Labogon National High School Extension	18,541,000	1,712,000	20,253,000	659,000
Mandaue City Comprehensive National High School - Mandaue City Night High School Extension	769,000	—	769,000
Mandaue City Comprehensive National High School - Mandaue City Science High School Extension	4,800,000	545,000	5,345 000	255,000
Mandaue City School for the Arts	3,645,000	395,000	4,040,000	150,000
Mandaue SPED Center High School		1,100,000	1,100,000	150,000
Tingub High School		588,000	588,000	454,000
Division of Naga City	106,391,000	11,251,000	117,642,000	921,000

Division Office - Proper	1,993,000		1,993,000

976	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Alpaco National High School	5,166,000	627,000	5,793,000	150,000
Antonio R. Lapiz Memorial National High School	2,416,000	458,000	2,874,000
Balirong National High School	11,916,000	760,000	12,676,000
Cabuan National High School	1,537,000	307,000	1,844,000
Cantao-an National High School	4,600,000	585,000	5,185,000
Cepoc National High School	4,198,000	547,000	4,745,000	150,000
Cogon National High School	3,510,000	430,000	3,940,000
Don Emilio Canonigo Memorial National High School	11,264,000	792,000	12,056,000	150,000
Inayagan National High School	4,969,000	699,000	5,668,000
Lanas National High School	2,793,000	432,000	3,225,000
Langtad National High School	21,615,000	1,533,000	23,148,000
Lutac National High School	5,409,000	532,000	5,941,000
Mainit National High School	2,370,000	489,000	2,859,000
Mayana National High School	2,308,000	379,000	2,687,000
Naalad National High School	2,677,000	391,000	3,068,000
Naga Enhanced National Science High School	1,161,000	553,000	1,714,000
Naga SPED High School	2,299,000	353,000	2,652,000	150,000
Tagjaguimit National High School	3,842,000	489,000	4,331,000
Uling National High School	10,348,000	895,000	11,243,000	321,000
Division of Negros Oriental	189,053,000	50,807,000	239,860,000	19,121,000

Division Office - Proper	4,216,000		4,216,000
Amio Comprehensive High School	11,028,000	679,000	11,707,000	166,000
Amlan National High School - Jugno Campus		318,000	318,000	150,000
Antonio B. Alejado Memorial National High School (Magaso High School)		422,000	422,000	150,000
Apo High School		324,000	324,000	150,000
Apolinar Macias National High School (Casile Provincial Community High School)	4,528,000	433,000	4,961,000	150,000
Avocado High School		353,000	353,000	150,000
Ayungon National High School - Carol-an Extension		443,000	443,000	150,000
Ayungon Science High School		382,000	382,000	150,000
Bacong High School	6,510,000	906,000	7,416,000	208,000
Bagtic National High School	6,892,000	616,000	7,508,000	155,000
Bangcal High School		268,000	268,000	150,000
Barras Annex National High School	760,000	440,000	1,200,000	150,000
Budlasan National High School Annex	6,855,000	676,000	7,531,000	150,000
Buntod High School		373,000	373,000	150,000
Cabangahan High School		542,000	542,000	150,000
Cambaloctot High School		372,000	372,000	150,000
Cambonbon High School		419,000	419,000	150,000
Campanun-an High School	3,830,000	524,000	4,354,000	150,000
Candugay High School (Siaton National High School Annex)	760,000	525,000	1,285,000	206,000
Canggohob High School	3,516,000	442,000	3,958,000	150,000
Cansal-ing Provincial Community High School		344,000	344,000	150,000
Caticugan High School		401,000	401,000	150,000
Cawitan High School		695,000	695,000	281,000
Dahlie Provincial Community High School Extension	1,118,000	650,000	1,768,000	356,000
Dauin Science High School		334,000	334,000	150,000
Demetrio L. Alviola National High School - Cabcaban Annex	837,000	559,000	1,396,000	150,000
Demetrio L. Alviola National High School - Nalundan Extension		473,000	473,000	159,000
Dr. Ernesto A. Uy Sr. National High School		215,000	215,000
Froilan A. Alanano Memorial High School		350,000	350,000	150,000
Giligaon High School		480,000	480,000	199,000
Gregorio Elmaga Memorial High School	4,331,000	414,000	4,745,000	150,000
Inapoy Provincial Comprehensive High School	4,444,000	584,000	5,028,000	150,000
Jantianon National High School	726,000	446,000	1,172,000	150,000
Jimalalud National High School - Tamao Extension		394,000	394,000	150,000
Jose B. Cardenas Memorial High School - Bayog Extension		336,000	336,000	150,000
Jose B. Cardenas Memorial High School - Pula Extension		784,000	784,000	150,000
Jose B. Cardenas Memorial High School - Tabalogo Extension		779,000	779,000	150,000
Jose B. Cardenas Memorial High School - Uptown Annex	1,674,000	863,000	2,537,000	664,000
Kakha High School		418,000	418,000	150,000
Kaladias High School		205,000	205,000
Kauswagan High School		466,000	466,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	977
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Lorenza P. Palarpalar Memorial High School (Bonbonon Provincial Community High School)	760,000	324,000	1,084,000	150,000
Mabato Provincial Community High School		574,000	574,000	230,000
Mabinay National High School - Manlingay Annex		355,000	355,000	150,000
Mabinay National High School - Tarra Annex	1,881,000	629,000	2,510,000	259,000
Mabinay Science High School		370,000	370,000	150,000
Mainit High School		261,000	261,000	150,000
Malaiba High School		932,000	932,000	150,000
Maloh Provincial Community High School		723,000	723,000	380,000
Malongcay High School		387,000	387,000	150,000
Manjuyod National High School - Panciao Extension		393,000	393,000	150,000
Manjuyod Science High School		313,000	313,000	150,000
Mantiquil Masaligan High School		320,000	320,000	150,000
Masulog High School		974,000	974,000	334,000
Matauta Community High School		220,000	220,000
Mayaposi Comprehensive High School		565,000	565,000	150,000
Milagrosa High School	1,223,000	494,000	1,717,000	150,000
Nagbalaye High School	4,199,000	603,000	4,802,000	164,000
Nagbinlod High School		377,000	377,000	150,000
Napacao High School		361,000	361,000	150,000
Obat High School	1,516,000	598,000	2,114,000	241,000
Owacan Provincial Community High School	1,574,000	570,000	2,144,000	234,000
Pacuan Provincial Community High School	18,508,000	1,530,000	20,038,000	576,000
Palayuhan High School		344,000	344,000	150,000
Paniabonan High School (Mabinay NHS Annex)	15,706,000	1,315,000	17,021,000	496,000
Pantao National High School	7,911,000	770,000	8,681,000	150,000
Pedro Abul Memorial High School		328,000	328,000	150,000
Pinalubngan Community High School	7,097,000	668,000	7,765,000	153,000
Pulangbato National High School	11,039,000	787,000	11,826,000
Pulangbato National Senior High School			—	311,000
Sampinitan Provincial Community High School	829,000	607,000	1,436,000	173,000
San Antonio High School	737,000	464,000	1,201,000	150,000
San Miguel High School	7,139,000	459,000	7,598,000	150,000
San Miguel Provincial Community High School	5,667,000	933,000	6,600,000	201,000
Siapo High School		423,000	423,000	150,000
Siaton Science High School	737,000	358,000	1,095,000	188,000
Sibulan National High School - Ajong Unit	1,179,000	524,000	1,703,000	150,000
Sibulan National High School - Balugo Extension		377,000	377,000	150,000
Sibulan National High School - Enrique Villanueva Extension		418,000	418,000	150,000
Sibulan National High School - Maningcao Extension	726,000	416,000	1,142,000	150,000
Sibulan National High School - Maslong Extension		353,000	353,000	150,000
Sibulan Night High School	2,321,000	630,000	2,951,000	150,000
Sibulan Science High School		324,000	324,000	150,000
Silab Community High School Annex		469,000	469,000	153,000
Sta. Catalina High School	760,000	1,335,000	2,095,000	1,080,000
Sta. Catalina Science High School		362,000	362,000	150,000
Sumaliring High School (Inalad High School)		902,000	902,000	644,000
Tamlang High School		293,000	293,000	150,000
Tampi National High School	27,265,000	1,268,000	28,533,000	377,000
Tampi National High School - San Jose High School Annex	662,000	811,000	1,473,000	400,000
Tayasan National High School (Bago Extension)	1,490,000	661,000	2,151,000	310,000
Tayasan Science High School		366,000	366,000	150,000
Tubigon High School - Sibulan National High School Annex		366,000	366,000	150,000
Tubtubon High School		471,000	471,000	164,000
Valencia National High School - Balugo High School Extension	1,253,000	584,000	1,837,000	359,000
Valencia National High School- Dobdob Extension		366,000	366,000	150,000
Zamboanguita Science High School	4,849,000	535,000	5,384,000	150,000
Division of Siquijor	66,899,000	7,179,000	74,078,000	2,141,000

Division Office - Proper	1,213,000		1,213,000
Banban National High School	8,144,000	721,000	8,865,000	151,000
Basac National High School (Enrique Villanueva NHS - Siquijor)	6,719,000	644,000	7,363,000	168,000
Cabulihan Integrated School	3,197,000	494,000	3,691,000	150,000
Campalanas National High School - Candaping High School Extension	11,705,000	1,132,000	12,837,000	413,000

978	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Campalanas National High School - KICKCC High School Kinanadagan HS Extension	4,990,000	407,000	5,397,000	150,000
Campalanas National High School Po-o High School Extension	4,764,000	484,000	5,248,000	150,000
Catulayan National High School	10,144,000	581,000	10,725,000	298,000
Larena Integrated School		189,000	189,000
Maria Integrated School		205,000	205,000
San Antonio National High School	5,822,000	545,000	6,367,000	150,000
San Antonio National High School - Ponong HS Extension	4,931,000	523,000	5,454,000	150,000
San Juan Integrated School		192,000	192,000
Siquijor Integrated School		202,000	202,000
Tambisan National High School - San Juan	5,270,000	860,000	6,130,000	361,000
Division of Tagbilaran City	8,427,000	839,000	9,266,000	150,000

Division Office - Proper	340,000		340,000
San Isidro High School	8,087,000	624,000	8,711,000	150,000
Tagbilaran High School for the Hearing Impaired		215,000	215,000
Division of Talisay City	181,485,000	18,480,000	199,965,000	3,801,000

Division Office - Proper	3,860,000		3,860,000
Bulacao National High School		885,000	885,000	150,000
Candulawan National High School (Mohon Divino Amore - Candulawan)	5,991,000	613,000	6,604,000
Jaclupan National High School	30,326,000	1,955,000	32,281,000	453,000
Lagtang National High School (Night)	8,891,000	950,000	9,841,000	208,000
Lawaan III Night National High School	8,613,000	803,000	9,416,000
Lawaan National High School - Talisay	20,501,000	1,673,000	22,174,000	403,000
Maghaway National High School	5,873,000	857,000	6,730,000	150,000
Manipis National High School	2,690,000	395,000	3,085,000
Pooc National High School (Jaclupan NHS - Pooc Extension)		894,000	894,000	171,000
San Isidro National High School (Night)	5,527,000	544,000	6,071,000
San Roque National High School (Jaclupan)	9,631,000	978,000	10,609,000	230,000
Tabunok National High School	21,392,000	1,676,000	23,068,000	403,000
Talisay City Science High School	2,693,000	370,000	3,063,000
Talisay National High School	45,029,000	4,571,000	49,600,000	1,483,000
Tangke National High School (San Rogue National High School - Tangke National High School Extension)	10,468,000	869,000	11,337,000
Tapul National High School		447,000	447,000	150,000
Division of Tanjay City	59,727,000	8,846,000	68,573,000	3,179,000

Division Office - Proper	1,106,000		1,106,000
Apolinario Gerarda Arnaiz High School		385,000	385,000	150,000
Azagra High School	6,125,000	507,000	6,632,000	150,000
Bahian High School	4,321,000	441,000	4,762,000	150,000
Graciano Banogon High School		336,000	336,000	150,000
Hunop High School	1,220,000	424,000	1,644,000	150,000
Inawasan Provincial Community High School		308,000	308,000	150,000
Isidro Salma High School (Balayong)	726,000	566,000	1,292,000	177,000
Luca High School		312,000	312,000	150,000
Nagsala High School		458,000	458,000	150,000
Namonbon High School		267,000	267,000	150,000
Novallas High School	4,466,000	448,000	4,914,000	150,000
Pal-ew High School	7,223,000	583,000	7,806,000	306,000
Patricio Palomar Memorial High School (Isabelo Palomar)		269,000	269,000	150,000
Polo High School	4,522,000	509,000	5,031,000	150,000
San Miguel High School	5,816,000	421,000	6,237,000	150,000
Santa Agueda National High School - Calicanan High School Extension		494,000	494,000	150,000
Tanjay City Science High School	5,449,000	589,000	6,038,000	255,000
Tanjay Legislated High School.	12,699,000	920,000	13,619,000	191,000
Tanjay National High School (Sto. Nino)	6,054,000	609,000	6,663,000	150,000
Division of Toledo City	126,689,000	9,956,000	136,645,000	2,646,000

Division Office - Proper	2,455,000		2,455,000
Awihao National High School	16,535,000	1,384,000	17,919,000	412,000
Bunga National High School	5,941,000	555,000	6,496,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	979
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Cantabaco National High School	10,263,000	847,000	11,110,000	150,000
General Climaco National High School	19,297,000	1,491,000	20,788,000	595,000
Luray II Barangay High School Day and Night	59,578,000	4,354,000	63,932,000	1,039,000
Media Once National High School	9,936,000	736,000	10,672,000	150,000
Toledo Science High School	2,684,000	589,000	3,273,000	150,000
Region VIII - Eastern Visayas	5,238,601,000	431,133,000	5,669,734,000	140,625000

Division of Baybay City	111,442,000	9,094,000	120,536,000	5,716,000

Division Office - Proper	1,827,000		1,827,000
Banahao National High School		494,000	494,000	150,000
Baybay City National Night High School	6,946,000	628,000	7,574,000	186,000
Baybay City Senior High School			—	3,251,000
Bitanhuan National High School	8,257,000	656,000	8,913,000	150,000
Bunga National High School	13,728,000	959,000	14,687,000	150,000
Caridad National High School	11,215,000	907,000	12,122,000	296,000
Gabas Integrated School		559,000	559,000	150,000
Kabunga-an Integrated School		335,000	335,000
Mailhi National High School	6,573,000	616,000	7,189,000	150,000
Makinhas National High School	22,299,000	876,000	23,175,000	150,000
Makinhas National High School, Ciabu Annex (Makinhas NHS)	1,765,000	913,000	2,678,000	268,000
Mapgap Integrated School		313,000	313,000	150,000
Plaridel National High School	13,390,000	951,000	14,341,000	402,000
Pomponan National High School	25,442,000	887,000	26,329,000	263,000
Division of Biliran	183,517,000	14,871,000	198,388,000	5,519,000

Division Office - Proper	3,192,000		3,192,000
Almeria National High School	22,163,000	1,676,000	23,839,000	672,000
Biliran National Agricultural High School	16,321,000	1,861,000	18,182,000	832,000
Biliran Science High School	5,675,000	746,000	6,421,000	175,000
Bool National High School	13,123,000	879,000	14,002,000	363,000
Cabucgayan National High School	19,508,000	927,000	20,435,000	367,000
Cabucgayan National School of Arts and Trades	23,144,000	1,735,000	24,879,000	774,000
Fidel M. Limpiado, Sr. National High School	5,435,000	516,000	5,951 000	150,000
Inasuyan Integrated School		269,000	269,000
Information & Communications Technology (ICT) High School of Eastern Biliran	3,744,000	840,000	4,584,000	425,000
Lucsoon National High School	27,249,000	1,393,000	28,642,000	453,000
Naval Night High School	3,280,000	483,000	3,763,000	292,000
Pinamihagan Integrated School		237,000	237,000
Tabunan National High School	7,007,000	566,000	7,573,000	203,000
Tucdao National High School	20,223,000	1,363,000	21,586,000	513,000
Union Integrated School		284,000	284,000
Viga National High School	6,099,000	439,000	6,538,000	150,000
Western Biliran High School for the Arts & Culture	7,354,000	657,000	8,011,000	150,000
Division of Borongan City	49,051,000	4,213,000	53,264,000	1,416,000

Division Office - Proper	897,000		897,000
Benowangan National High School (Lalawigan NHS-Benowangan Annex)	1,531,000	396,000	1,927,000	150,000
Eastern Samar National Comprehensive High School (Supt. Fidel E. Anacta, Sr. MHS)	5,247,000	644,000	5,891,000	150,000
Lalawigan National High School - Calingatngan Annex	8,369,000	622,000	8,991,000	150,000
Sta. Fe National High School	15,715,000	1,240,000	16,955,000	479,000
Sta. Fe National High School - Maypangdan Annex	17,292,000	1,311,000	18,603,000	487,000
Division of Calbayog City	288,628,000	23,015,000	311,643,000	8,748,000

Division Office - Proper	4,836,000		4,836,000
Calbayog Arts and Design School of Eastern Visayas			—	299,000
Calbayog City High School	59,712,000	3,912,000	63,624,000	2,693,000
Calbayog City National High School - Bagacay Campus	13,884,000	918,000	14,802,000	344,000
Calbayog City National High School - Carayman Campus	873,000	507,000	1,380,000
Calbayog City Night High School	10,284,000	762,000	11,046,000
Dawo Integrated School	2,821,000	355,000	3,176,000
Gadgaran Integrated School	5,934,000	480,000	6,414,000

980	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Happy Valley National High School	2,782,000	322,000	3,104,000
Macatingog Integrated School	5,333,000	480,000	5,813,000
Mag-ubay National High School	9,713,000	774,000	10,487,000	203,000
Malaga National High School	23,831,000	1,348,000	25,179 000	312,000
Malaga National High School (Caglanipao Sur Annex School)		326,000	326,000
Malaga National High School (Pena 1 Annex School)		566,000	566,000	208,000
Migara National High School	8,678,000	703,000	9,381,000	168,000
Oquendo National High School	21,752,000	1,548,000	23,300,000	905,000
Oquendo National High School - Cabatuan Annex	5,621,000	521,000	6,142,000
Pilar Agricultural High School	10,525,000	837,000	11,362,000	250,000
San Joaquin National High School	26,638,000	1,808,000	28,446,000	608,000
San Joaquin National High School (Manguinoo Annex School)		290,000	290,000
San Joaquin National High School-Malahog Annex School		418,000	418,000
San Policarpio National High School	28,554,000	2,021,000	30,575,000	1,598,000
Seven Hills National High School	2,822,000	324,000	3,146,000
Tabawan Integrated School	11,336,000	972,000	12,308,000	334,000
Tarabucan National High School	12,916,000	1,057,000	13,973,000	350,000
Trinidad National High School	19,783,000	1,410,000	21,193,000	476,000
Trinidad National High School-Tomaligues Annex		356,000	356,000
Division of Catbalogan City	67,879,000	7,111,000	74,990,000	2,747,000

Division Office - Proper	1,224,000		1,224,000
Antonio G. Tuazon High School (Sierra Island NHS)	10,516,000	965,000	11,481,000	336,000
Catbalogan City Agro-Industrial School		307,000	307,000	150,000
Eastern Visayas Regional Science High School	6,814,000	1,752,000	8,566,000	332,000
Guinsorongan Integrated School (Samar National High School - Guinsorongan Annex)	13,762,000	1,298,000	15,060,000	781,000
Pangdan National High School	7,440,000	742,000	8,182,000	190,000
Samar National High School - Silanga Annex	28,123,000	2,047,000	30,170,000	958,000
Division of Eastern Samar	416,458,000	34,981,000	451,439,000	7,766,000

Division Office - Proper	7,212,000		7,212,000
Agsam Integrated School		378,000	378,000
Arteche National High School	31,787,000	1,758,000	33,545,000	693,000
Arteche National High School - Concepcion Annex		433,000	433,000
Arteche National High School (Carapdapan Annex)		617,000	617,000
Balangkayan National High School	15,560,000	1,096,000	16,656,000	363,000
Bobon National High School	4,012,000	421,000	4,433,000
Bolusao National High School	4,604,000	442,000	5,046,000
Camantang National High School	6,866,000	556,000	7,422,000
Can-Avid National High School	24,974,000	2,254,000	27,228,000	1,144,000
Dolores National High School (Dapdap Annex)	7,975,000	815,000	8,790,000
Guiuan National High School - Manicani Annex	5,261,000	487,000	5,748,000
Hilabaan National High School	6,740,000	601,000	7,341,000
Hinolaso National High School	12,743,000	743,000	13,486,000
Hinolaso National High School (Caglao-an Annex)	1,561,000	328,000	1,889,000
Homonhon National High School	6,649,000	675,000	7,324,000	150,000
Homonhon National High School - Sulangan Annex	9,728,000	703,000	10,431,000	163,000
Jipapad National High School	11,033,000	1,254,000	12,287,000	394,000
Llorente National High School - Barobo Annex	6,961,000	592,000	7,553,000
Malabag High School	7,423,000	643,000	8,066,000
Malinao Integrated School	3,636,000	422,000	4,058,000
Maslog High School	8,776,000	816,000	9,592,000	175,000
Maydolong National High School	25,795,000	1,621,000	27,416,000	741,000
Maydolong National High School - Lapgap Annex		461,000	461,000
Mercedes High School	13,089,000	1,046,000	14,135,000	489,000
Nena National High School (Nena SAT)	12,742,000	950,000	13,692,000
Nicasio Alvarez II Memorial High School (Sta. Monica Annex)	3,925,000	334,000	4,259,000
Nicasio M. Alvarez Memorial High School	10,385,000	778,000	11,163,000
Oras National Agricultural Industrial School (Arteche NAS)	7,887,000	693,000	8,580,000
Oras National High School	28,630,000	1,809,000	30,439,000	1,073,000
Oras National High School (Dao Annex)	12,217,000	936,000	13,153,000
Pedro E. Candio Memorial National High School	16,619,000	1,415,000	18,034,000	445,000
Quinapundan High School	21,375,000	1,693,000	23,068,000	737,000
Quinapundan National High School (Anislag Annex)	3,718,000	350,000	4,068,000
Salcedo High School	11,475,000	876,000	12,351,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	981
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Salcedo Vocational High School	13,272,000	1,192,000	14,464,000	756,000
San Julian National High School	12,826,000	990,000	13,816,000	443,000
San Vicente Integrated School	3,379,000	399,000	3,778,000
Sulat National High School - Sto. Niño Annex	5,770,000	611,000	6,381,000
Sulu-an Integrated School	3,228,000	384,000	3,612,000
Tagbacan National High School (Tagbacan RHS)	9,381,000	707,000	10,088,000
Taytay Integrated School	13,049,000	965,000	14,014,000
Tubabao National High School	4,195,000	471,000	4,666,000
Vigan National High School		266,000	266,000
Division of Leyte	1,926,420,000	150,376,000	2,076,796,000	52,295,000

Division Office - Proper	30,146,000		30,146,000
Abuyog National High School	35,806,000	2,234,000	38,040,000	794,000
Agapito Amado Memorial National High School	6,268,000	728,000	6,996,000	204,000
Alangalang Agro-Industrial School (LSU-Alangalang Campus)	11,690,000	1,043,000	12,733,000	378,000
Alang-Alang National High School	57,749,000	3,976,000	61,725,000	1,962,000
Alangalang Night High School	3,233,000	332,000	3,565,000
Alegria Integrated School		338,000	338,000
Alfredo Parillo National High School	10,882,000	761,000	11,643,000	206,000
Anahawan National High School	14,055,000	941,000	14,996,000	367,000
Anahaway National High School	13,857,000	941,000	14,798,000	214,000
Astorga National High School	6,270,000	587,000	6,857,000	150,000
Asuncion S. Melgar National High School	26,911,000	1,882,000	28,793,000	648,000
Atty. Roque Marcos National High School (La Paz NHS)	26,008,000	2,117,000	28,125,000	792,000
Balocawehay National High School	19,047,000	1,455,000	20,502,000	529,000
Balugo National High School	8,787,000	746,000	9,533,000	191,000
Barugo National High School	14,388,000	1,270,000	15,658,000	564,000
Bato National High School	30,868,000	2,240,000	33,108,000	808,000
Bontoc National High School	9,965,000	958,000	10,923,000	512,000
Borseth National High School	3,228,000	418,000	3,646,000	150,000
Buli National High School (Anahawan National High School - Buli Annex)	4,790,000	461,000	5,251,000	150,000
Bung-aw National High School	5,869,000	555,000	6,424,000	150,000
Buraburon National High School		265,000	265,000
Buracan National High School	4,831,000	507,000	5,338,000	150,000
Burauen CNHS - Hibunauan Annex		585,000	585,000	157,000
Burauen National High School	25,769,000	1,819,000	27,588,000	509,000
Cabacungan National High School	13,082,000	950,000	14,032,000	427,000
Cabatoan National High School	4,459,000	512,000	4,971,000	150,000
Cahagnaan National High School	11,146,000	817,000	11,963,000	168,000
Cahigan National High School		592,000	592,000
Calingcaguing National High School	16,723,000	1,026,000	17,749,000	425,000
Calubian Integrated School	6,260,000	609,000	6,869,000	186,000
Calubian National High School (Calubian NVS)	34,091,000	2,674,000	36,765,000	1,157,000
Calunangan National High School	4,309,000	453,000	4,762,000	150,000
Canmarating National High School		236,000	236,000
Cantuha-on National High School	10,543,000	728,000	11,271,000	164,000
Capudlosan National High School	3,859,000	392,000	4,251,000	150,000
Carigara National High School - Jugaban Annex	17,281,000	1,924,000	19,205,000	965,000
Carigara School of Fisheries	25,979,000	1,839,000	27,818,000	863,000
Celestino de Guzman Memorial National High School	10,884,000	787,000	11,671,000	150,000
Conalum National High School	6,261,000	578,000	6,839,000	150,000
Concepcion National High School	13,532,000	992,000	14,524,000	221,000
Damulaan National High School	17,589,000	1,306,000	18,895,000	445,000
Daniel Z. Romualdez State Comprehensive School of Fisheries	7,452,000	661,000	8,113,000	150,000
Dawahon Integrated School		573,000	573,000
Don Mariano Salvacion Memorial National High School	7,149,000	702,000	7,851,000	150,000
Esperanza National High School	6,451,000	549,000	7,000,000	150,000
Euperfia Puda National High School	3,056,000	485,000	3,541,000	150,000
Felix Caneja Lafuente National High School	9,646,000	786,000	10,432,000	186,000
Gibacungan National High School	5,964,000	585,000	6,549,000	188,000
Granja-Kalinawan National High School	57,591,000	3,468,000	61,059,000	1,740,000
Granja-Kalinawan National High School - Uguiao Annex		561,000	561,000	175,000
Granja-Kalinawan National High School (Hiagsam Annex)		722,000	722,000
Guinarona National High School	6,266,000	550,000	6,816,000	150,000
Hampangan National High School		279,000	279,000

982	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Hampipila National High School - Libertad National High School
Annex	3,577,000	442,000	4,019,000	150,000
Hampipila National High School	14,586,000	1,009,000	15,595,000	500,000
Hindang National High School	19,753,000	1,232,000	20,985,000	306,000
Hitudpan National High School	3,628,000	392,000	4,020,000	150,000
Inopacan National High School	8,365,000	688,000	9,053,000	261,000
Isabel National Comprehensive High School (Isabel NAVS)	25,609,000	2,011,000	27,620,000	900,000
Isabel National High School	16,393,000	1,152,000	17,545,000	701,000
Javier National High School	28,549,000	1,923,000	30,472,000	564,000
Juan Villablanca National High School	24,294,000	1,942,000	26,236,000	723,000
Juan S. Tismo National High School	22,615,000	1,852,000	24,467,000	596,000
Julita National High School	23,931,000	1,418,000	25,349,000	469,000
Justimbaste- Remandaban National High School	20,508,000	1,438,000	21,946,000	395,000
Kananga National High School	64,979,000	3,279,000	68,258,000	1,115,000
Kananga National High School - Kawayan Annex	6,356,000	547,000	6,903,000
Kananga National High School - Libertad Annex	3,971,000	458,000	4,429,000
Kananga National High School (Montebello Annex)		513,000	513,000
Kananga National High School (Rizal Annex)		571,000	571,000	151,000
Kauswagan National High School	3,843,000	364,000	4,207,000
Kikilo National High School	4,626,000	414,000	5,040,000	150,000
Kiling National High School	11,328,000	844,000	12,172,000	257,000
Leyte National High School	20,315,000	1,421,000	21,736,000	602,000
Leyte National High School - Consuegra Annex	12,583,000	948,000	13,531,000	312,000
Libas National High School	5,086,000	448,000	5,534,000
Libertad National High School	7,891,000	713,000	8,604,000	242,000
Lim-Ao National High School	10,044,000	979,000	11,023,000	210,000
Lomonon National High School	7,760,000	707,000	8,467,000	209,000
Macalpi-ay National High School	4,350,000	490,000	4,840,000	150,000
MacArthur National High School	28,941,000	2,067,000	31,008,000	639,000
Mahaplag High School (Upper)	16,217,000	1,067,000	17,284,000	329,000
Mahaplag National High School	31,279,000	1,985,000	33,264,000	1,027,000
Malibago National High School	8,409,000	707,000	9,116,000	157,000
Manaybanay National High School	7,898,000	686,000	8,584,000	150,000
Manlilisid National High School	7,650,000	933,000	8,583,000	286,000
Marao National High School	6,261,000	623,000	6,884,000	177,000
Marcelino R. Veloso National High School (Marcelino R. Veloso
National Comprehensive High School)	19,709,000	1,393,000	21,102,000	350,000
Mariano Salazar National High School	3,056,000	443,000	3,499,000	150,000
Matag-ob National High School	29,330,000	1,848,000	31,178,000
Matag-ob Stand Alone Senior High School			—	834,000
Matalom National High School	25,376,000	1,680,000	27,056,000	686,000
Matalom National High School - Sta. Paz Annex		367,000	367,000	150,000
Matlarig National High School	20,074,000	1,717,000	21,791,000	599,000
Mayorga National High School	24,186,000	1,645,000	25,831,000	627,000
Minesite National High School	1,156,000	276,000	1,432,000
Muertegui National High School	12,702,000	963,000	13,665,000	319,000
Naval National High School	7,484,000	524,000	8,008,000	150,000
Pagsulhugon National High School	10,502,000	883,000	11,385,000	237,000
Palale National High School	7,441,000	635,000	8,076,000	150,000
Palo National High School	65,249,000	4,143,000	69,392,000	1,478,000
Palo National High School - Pawing Annex		662,000	662,000	293,000
Palompon National High School	18,835,000	1,418,000	20,253,000	1,026,000
Pastor Salazar National High School	10,060,000	739,000	10,799,000	208,000
Patoc National High School	14,452,000	1,039,000	15,491,000	363,000
PCCC St. Filomena National High School	1,919,000	389,000	2,308,000	150,000
Pinamopoan National High School	443,000	910,000	1,353,000	150,000
Polahongon National High School	7,988,000	948,000	8,936,000	193,000
Puerto Bello National High School	6,337,000	828,000	7,165,000	193,000
Rafaelito Cabañas Martinez National High School	6,805,000	636,000	7,441,000	221,000
Rizal National High School	3,908,000	468,000	4,376,000	150,000
San Agustin National High School	9,733,000	849,000	10,582,000	257,000
San Francisco National High School	7,830,000	641,000	8,471,000	150,000
San Guillermo National High School	3,734,000	453,000	4,187,000	157,000
San Isidro National High School	22,839,000	1,790,000	24,629,000	673,000
San Joaquin National High School	14,273,000	1,200,000	15,473,000	491,000
San Jose National High School	10,038,000	818,000	10,856,000	312,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	983
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO I SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
San Miguel National High School	27,529,000	1,998,000	29,527,000	852,000
Seguinon National High School	20,739,000	1,591,000	22,330,000
Seguinon Stand Alone Senior High School			-	756,000
Sogod National High School (Carigara School of Fisheries - Sogod Annex)	5,038,000	507,000	5,545,000
Sta. Ana National High School	6,355,000	646,000	7,001,000	150,000
Sta. Cruz National High School	14,776,000	1,056,000	15,832,000	299,000
Sta. Fe National High School	29,679,000	2,144,000	31,823,000
Sta. Fe Stand Alone Senior High School			-	1,022,000
Sta. Margarita National High School	8,242,000	668,000	8,910,000	150,000
Sta. Mesa National High School	31,427,000	2,060,000	33,487,000	765,000
Sta. Rosa National High School, Barugo I	11,917,000	890,000	12,807,000	197,000
Sta. Rosa National High School, Matag-ob	4,191,000	385,000	4,576,000
Sulpa National High School	3,875,000	479,000	4,354,000	150,000
Tabango National High School	21,291,000	1,402,000	22,693,000	757,000
Taberna National High School	15,253,000	1,098,000	16,351,000	226,000
Tahud National High School	4,340,000	424,000	4,764,000	150,000
Talisay National High School		264,000	264,000
Tanauan National High School (Cabuynan Annex)	6,518,000	586,000	7,104,000	150,000
Tanauan National High School (San Roque NHS)	30,801,000	2,166,000	32,967,000	1,450,000
Tanauan School of Craftsmanship & Home Industries (LIT Tanauan)	34,274,000	2,183,000	36,457,000	953,000
Teofilo R. Macaso Memorial National High School	10,220,000	777,000	10,997,000	239,000
Tinabilan National High School	7,647,000	584,000	8,231,000	150,000
Tinago National High School	11,960,000	908,000	12,868,000	177,000
Tolosa National High School	30,117,000	2,181,000	32,298,000	849,000
Trinidad B. Caidic National High School	3,813,000	523,000	4,336,000
Tunga National High School	26,556,000	1,852,000	28,408,000	851,000
Villaba National Comprehensive High School	28,796,000	1,689,000	30,485,000	678,000
Villaba National High School (LNCAST)	7,952,000	751,000	8,703,000	184,000
Waterloo National High School	6,070,000	501,000	6,571,000	150,000
Division of Maasin City	136,177,000	11,357,000	147,534,000	1,768,000

Division Office - Proper	2,037,000		2,037,000
Asuncion Integrated School	4,871,000	598,000	5,469,000
Batuan Integrated School		347,000	347,000
Baugo National High School	5,406,000	440,000	5,846,000
Canyuom Integrated School		200,000	200,000
Dongon National High School	12,732,000	987,000	13,719,000	224,000
Guadalupe National High School	9,052,000	646,000	9,698,000
Hinapu Daku National High School	3,361,000	349,000	3,710,000
Ibarra National High School	12,206,000	816,000	13,022,000	206,000
Libhu National High School	10,158,000	745,000	10,903,000	155,000
Lunas National High School	3,814,000	477,000	4,291,000
Maasin City National High School	19,565,000	1,391,000	20,956,000	420,000
Maasin City National High School Night	3,326,000	303,000	3,629,000
Malapoc Sur National High School	10,408,000	548,000	10,956,000
Manhilo National High School	11,564,000	893,000	12,457,000	177,000
Maria Clara Integrated School		230,000	230,000
Matin-aw National High School	2,669,000	453,000	3,122,000
Nonok Norte National High School	9,232,000	627,000	9,859,000	150,000
Panan-awan Integrated School		228,000	228,000
San Rafael National High School	10,001,000	603,000	10,604,000
Stand Alone SHS within San Rafael ES			-	436,000
Tigbawan Integrated School	5,775,000	476,000	6,251,000
Division of Northern Samar	653,322,000	51,997,000	705,319,000	13,823,000

Division Office - Proper	11,654,000		11,654,000
Acereda Integrated School		410,000	410,000
Alegria National High School	21,038,000	1,330,000	22,368,000	496,000
Balnasan National High School		433,000	433,000	150,000
Batag National High School	6,139,000	617,000	6,756,000	204,000
Biri National High School	16,228,000	1,436,000	17,664,000	478,000
Buenavista National High School	6,304,000	552,000	6,856,000	150,000
Bukid National Highh School		346,000	346,000
Bulao National High School		372,000	372,000

984	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Cabacungan National High School	7,159,000	576,000	7,735,000	150,000
Cagamutan National High School	6,140,000	520,000	6,660,000
Cahayagan National High School	4,764,000	527,000	5,291,000	170,000
Capacujan National High School	1,907,000	692,000	2,599,000	237,000
Capacujan National High School - Jangtud Integrated School Annex	12,146,000	425,000	12,571,000
Catarman IV Central Integrated School	18,060,000	1,264,000	19,324,000
Catarman National High School - Galutan ANHS Annex	13,064,000	1,041,000	14,105,000	394,000
Catigbi-An National High School (Rawis National High School Annex)	8,928,000	639,000	9,567,000
Cervantes National High School (Rosario Lim Uy National High School)	11,536,000	718,000	12,254,000
Dapdap National High School		534,000	534,000	150,000
Don Juan F. Avalon National High School - Bantayan National High
School Annex	10,763,000	889,000	11,652,000	280,000
E.J. Dulay National High School		321,000	321,000
F. Domingo National High School	443,000	-	443,000
F. Dominice National High School	13,606,000	912,000	14,518,000	392,000
Froctuoso B. Regulacion National High School		355,000	355,000
Gamay National High School	20,792,000	1,497,000	22,289,000	602,000
Gamay National High School - Anito NHS Annex	6,046,000	586,000	6,632,000	150,000
Gamay National High School - Bangon Annex	9,533,000	691,000	10,224,000	173,000
Guindaulan National High School	3,495,000	361,000	3,856,000
Hibubullao National High School	17,800,000	1,254,000	19,054,000	270,000
Landusan National High School	5,816,000	555,000	6,371,000
Laoang National High School	12,652,000	941,000	13,593,000	851,000
Laoang National High School - Rawis NHS Annex	19,692,000	1,501,000	21,193,000	690,000
Laoang National High School - Suba National High School Annex	4,002,000	353,000	4,355,000
Laoang National Technical High School	30,685,000	1,839,000	32,524,000	545,000
Laperla National High School (Rawis National High School Annex)	6,905,000	582,000	7,487,000
Las Navas National High School	62,251,000	2,583,000	64,834,000	966,000
Lipata National High School	6,193,000	464,000	6,657,000
Lope de Vega National High School	17,216,000	1,271,000	18,487,000
Lope de Vega NHS (Stand Alone)			-	762,000
Magsaysay National High School		410,000	410,000
Magtaon National High School		411,000	411,000
Makiwalo National High School	10,572,000	751,000	11,323,000	263,000
Malobago - Pagsang-An National High School	7,092,000	582,000	7,674,000
Mapanas AIS - Magno Siljagon National High School Annex	5,282,000	470,000	5,752,000
Maravilla National High School		480,000	480,000	150,000
Marubay National High School	5,183,000	573,000	5,756,000	150,000
Maxvilla National High School	382,000	291,000	673,000
Mongolbongol National High School	9,232,000	641,000	9,873,000	150,000
Nenita National High School	8,222,000	740,000	8,962,000	212,000
Oleras National High School .		640,000	640,000	277,000
Pambujan National High School	47,404,000	3,112,000	50,516,000	1,175,000
Polangi National High School	16,424,000	1,291,000	17,715,000	542,000
Poponton National High School		316,000	316,000
Potong National High School	11,136,000	798,000	11,934,000
Rosario National High School	15,815,000	1,059,000	16,874,000	487,000
Salvacion National High School	5,486,000	482,000	5,968,000
San Antonio National High School	6,091,000	691,000	6,782,000	161,000
San Isidro National High School (LN)	13,161,000	516,000	13,677,000
San Isidro National High School (SI)	22,251,000	1,430,000	23,681,000	530,000
San Miguel National High School	7,913,000	695,000	8,608,000	150,000
San Vicente National High School	825,000	471,000	1,296,000	161,000
Sumuroy Agro-Industrial School - Cabatuan NHS Annex	5,691,000	570,000	6,261,000	150,000
Sumuroy Agro-Industrial School - Pangpang Integrated School Annex	5,271,000	425,000	5,696,000
Taylor National High School - Las Navas National High School Annex		441,000	441,000
Veriato National High School	8,595,000	739,000	9,334,000
Victoria National High School (Mawo NHS)	24,143,000	1,468,000	25,611,000
Victoria SHS (Stand Alone)			—	517,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	985
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Vigo National High School	12,145,000	837,000	12,982,000	338,000
Washington National High School	12,049,000	831,000	12,880,000
Zoilo T. Lobos Memorial High School		449,000	449,000	150,000
Division of Ormoc City	158,532,000	14,466,000	172,998,000	7,944,000

Division Office - Proper	2,806,000		2,806,000
Dolores National High School	25,590,000	1,535,000	27,125,000	387,000
Dolores National High School (Tongonan Annex)	6,797,000	965,000	7,762,000	241,000
Gaas Integrated School		295,000	295,000
Genero B. Lureñana National High School (Matica-a National High School Annex)	6,034,000	714,000	6,748,000	150,000
Julian Gantuangco National High School		512,000	512,000	150,000
Lilo-an National High School	17,578,000	1,529,000	19,107,000	378,000
Linao National High School	24,751,000	1,932,000	26,683,000	721,000
Margen National High School	17,561,000	1,458,000	19,019,000	420,000
Mas-in Integrated School		332,000	332,000
New Ormoc City National High School (Ormoc City Night High School Annex)	480,000	418,000	898,000	150,000
Ormoc City Regional Sports Academy			—	497,000
Ormoc City Senior High School			—	3,134,000
Rustico Capahi, Sr. Memorial National High School (Sabang Bao NHS)	10,068,000	689,000	10,757,000	150,000
San Jose National High School	14,396,000	1,307,000	15,703,000	308,000
Valencia National High School	27,322,000	2,176,000	29,498,000	1,108,000
Valencia National High School (Cabintan Integrated High School)	5,149,000	604,000	5,753,000	150,000
Division of Samar	671,004,000	59,754,000	730,758,000	17,597,000

Division Office - Proper	12,187,000		12,187,000
Almagro National High School	8,657,000	551,000	9,208,000	150,000
Anibongon Integrated School	3,363,000	550,000	3,913,000
Apolonia Integrated School	382,000	330,000	712,000
Babaclayon Integrated School		264,000	264,000
Baclayan National High School	6,482,000	672,000	7,154,000
Bagacay National High School	13,025,000	922,000	13,947,000	194,000
Bagacay National High School-Daram National High School Annex	5,208,000	579,000	5,787,000	215,000
Bakhaw National High School	4,350,000	495,000	4,845,000	153,000
Balocawe Integrated School	1,146,000	483,000	1,629,000	150,000
Banquel National High School		415,000	415,000	150,000
Baquiw National High School	5,680,000	529,000	6,209,000	150,000
Baras National High School	3,813,000	403,000	4,216,000	150,000
Basey Memorial High School - Old San Agustin Annex	10,355,000	805,000	11,160,000	184,000
Bioso Integrated School	7,433,000	662,000	8,095,000	168,000
Birawan National High School	11,181,000	785,000	11,966,000	237,000
Blanca Aurora Integrated School		264,000	264,000
Bonga National High School	3,113,000	441,000	3,554,000
Buenos Aires Integrated School	1,939,000	416,000	2,355,000
Burgos Integrated School (Burgos National High School)	11,197,000	927,000	12,124,000	263,000
Cabiton-an Integrated School	5,120,000	516,000	5,636,000
Cabunga-an Integrated School	4,276,000	491,000	4,767,000	150,000
Calapi National High School	14,948,000	1,142,000	16,090,000	356,000
Casandig National High School	9,408,000	764,000	10,172,000	184,000
Casapa National High School-Jiabon National High School Annex	3,177,000	367,000	3,544,000	150,000
Concord Integrated School		264,000	264,000
Costa Rica National High School	8,233,000	642,000	8,875,000	222,000
Dampigan National High School	6,100,000	934,000	7,034,000
Daram National High School	27,736,000	1,816,000	29,552,000	677,000
Daram National High School - Sua Annex	5,934,000	935,000	6,869,000	354,000
Guintarcan National High School	6,867,000	628,000	7,495,000	199,000
Hampton Integrated School		417,000	417,000
Hinangutdan National High School-Sta. Rita National High School Annex	5,810,000	515,000	6,325,000	150,000
Igot National High School	10,942,000	786,000	11,728,000	150,000
Independencia National High School	14,345,000	1,314,000	15,659,000	395,000

986	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Inobongan Integrated School		264,000	264,000
Jiabong National High School	23,046,000	1,447,000	24,493,000	555,000
Lamingao National High School	4,195,000	590,000	4,785,000	150,000
Lawaan National High School	7,194,000	576,000	7,770,000	150,000
Lokilokon Integrated School		264,000	264,000
Mabini National High School	5,122,000	604,000	5,726,000	150,000
Majacob Integrated School	6,795,000	804,000	7,599,000	215,000
Malino National High School-Jiabong National High School Annex	3,969,000	627,000	4,596,000	150,000
Marabut National High School	12,004,000	908,000	12,912,000	311,000
Matuguinao National High School	8,451,000	790,000	9,241,000	222,000
Motiong National High School	19,930,000	1,553,000	21,483,000	629,000
Mualbual Integrated School	7,682,000	694,000	8,376,000	201,000
Napuro National High School (Sta. Margarita National High School - Napuro Annex)	7,388,000	635,000	8,023,000	150,000
Osmeña National High School	18,366,000	1,498,000	19,864,000	728,000
Pagsanghan National High School	17,461,000	1,124,000	18,585,000	593,000
Parasan National High School	14,811,000	711,000	15,522,000	159,000
Parasanon National High School-Pinabacdao National High School Annex	8,189,000	767,000	8,956,000	150,000
Patong National High School		325,000	325,000
Pequit Integrated School		403,000	403,000
Pinabacdao National High School	5,686,000	505,000	6,191,000	150,000
Pinaplata Integrated School	4,412,000	565,000	4,977,000	150,000
Ramon T. Diaz Memorial High School (Buenavista Annex)	15,708,000	937,000	16,645,000	248,000
Ramon T. Diaz Memorial High School - Erenas Annex	21,709,000	1,552,000	23,261,000	699,000
Ramon T. Diaz Memorial High School (Gandara NHS)	39,671,000	2,854,000	42,525,000	1,675,000
Rizal Integrated School	4,833,000	502,000	5,335,000	196,000
Rosalim Integrated School		264,000	264,000
Sabang Integrated School		173,000	173,000
San Andres National High School	9,401,000	782,000	10,183,000	250,000
San Fernando National High School-Valeriano C. Yancha Memorial Agricultural School Annex	1,907,000	703,000	2,610,000	150,000
San Isidro National High School-Zumarraga National High School Annex	1,907,000	548,000	2,455,000	190,000
San Jose de Buan National High School	8,940,000	727,000	9,667,000	168,000
San Sebastian National High School	9,625,000	759,000	10,384,000	252,000
Simeon Ocdol National High School	10,258,000	810,000	11,068,000	290,000
Sta. Rita National High School	15,859,000	1,091,000	16,950,000	356,000
Ste. Niño Integrated School		367,000	367,000
Sto. Niño National High School	13,351,000	1,062,000	14,413,000	293,000
Tagapul-an National High School	11,695,000	673,000	12,368,000	177,000
Tarangnan National High School - Oeste Annex	9,169,000	751,000	9,920,000	285,000
Tatabunan Integrated School		282,000	282,000
Tenani Integrated National High School	6,067,000	585,000	6,652,000
Tizon National High School	3,845,000	455,000	4,300,000
Tominamos Integrated School	26,402,000	1,838,000	28,240,000	869,000
Villahermosa National High School	10,538,000	531,000	11,069,000	181,000
Villahermosa National High School-Pagsanhan National High School
Annex		592,000	592,000
Villareal National High School	23,317,000	1,787,000	25,104,000	834,000
Villareal National High School - Plaridel Annex	5,052,000	512,000	5,564,000	150,000
Zumarraga Integrated School	14,642,000	939,000	15,581,000	370,000
Division of Southern Leyte	522,026,000	42,201,000	564,227,000	13,211,000

Division Office - Proper	7,840,000		7,840,000
Anahawan Vocational High School	7,396,000	768,000	8,164,000	150,000
Beniton Integrated School		264,000	264,000
Bontoc National High School	23,682,000	1,858,000	25,540,000	447,000
Canipaan National High School	18,391,000	1,284,000	19,675,000	387,000
Canipaan National High School - Hinunangan Annex	18,057,000	1,344,000	19,401,000	706,000
Catmon Integrated School		405,000	405,000
Concepcion National High School	10,283,000	636,000	10,919,000	161,000
Consolacion National High School	14,228,000	852,000	15,080,000	224,000
Divisoria National High School	10,393,000	707,000	11,100,000	150,000
Don Agustin F. Escano National High School	11,207,000	828,000	12,035,000	352,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	987
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Esperanza National High School	4,560,000	417,000	4,977,000	150,000
Estela National High School	9,865,000	720,000	10,585,000	150,000
Higatungan National High School	7,659,000	950,000	8,609,000	194,000
Hilaan National High School	12,445,000	768,000	13,213,000	183,000
Himay-angan National High School	14,589,000	970,000	15,559,000	270,000
Himbangan National High School	19,428,000	1,182,000	20,610,000	336,000
Hitawos Integrated School		348,000	348,000
Ichon National High School	21,944,000	1,583,000	23,527,000	512,000
Kahupian Integrated School		356,000	356,000
Katipunan National High School	5,262,000	416,000	5,678,000	150,000
Libagon National High School	8,013,000	795,000	8,808,000	303,000
Libas National High School	8,036,000	609,000	8,645,000	150,000
Liloan National Technical Vocational High School	19,829,000	1,924,000	21,753,000	761,000
Limasawa National High School	11,149,000	900,000	12,049,000	283,000
Lungsodaan National High School	16,487,000	1,310,000	17,797,000	421,000
Malitbog National High School		367,000	367,000
Marayag National High School	8,914,000	665,000	9,579,000	150,000
Mercedes National High School	7,006,000	564,000	7,570,000	150,000
Nahaong National High School	13,005,000	1,179,000	14,184,000	520,000
Nava National High School	8,197,000	633,000	8,830,000	150,000
New Guinsaugon National High School	13,533,000	864,000	14,397,000	197,000
Padre Burgos National Technical Vocational High School		601,000	601,000	150,000
Paku National High School	13,608,000	967,000	14,575,000	407,000
Pintuyan National High School	8,933,000	666,000	9,599,000	150,000
Pinut-an National High School	7,744,000	584,000	8,328,000	150,000
Rizal National High School	5,032,000	488,000	5,520,000	150,000
San Isidro National High School, Sogod		356,000	356,000
San Isidro National High School, Tomas Oppus	9,652,000	695,000	10,347,000	150,000
San Juan National High School	25,965,000	1,786,000	27,751,000	1,000,000
San Ricardo National High School	9,334,000	813,000	10,147,000	183,000
San Roque National High School	10,634,000	738,000	11,372,000	151,000
Saub Integrated School		230,000	230,000
Sogod National High School	56,851,000	4,200,000	61,051,000	2,016,000
Sta. Cruz National High School	19,224,000	1,286,000	20,510,000	580,000
Sta. Paz National High School	8,173,000	804,000	8,977,000	354,000
Sto. Niño National High School		331,000	331,000
Tambis National High School	15,478,000	1,190,000	16,668,000	163,000
Division of Tacloban City	54,145,000	7,697,000	61,842,000	2,075,000

Division Office - Proper	1,371,000		1,371,000
Anibong Night High School	5,282,000	412,000	5,694,000
Cirilo Roy Montejo National High School - Night High School	3,308,000	555,000	3,863,000
Greendale Residences Integrated School		358,000	358,000
Guadalupe Heights Integrated School		438,000	438,000
Kapuso Village Integrated School		509,000	509,000
Lorenzo Daa Integrated Memorial School	5,522,000	544,000	6,066,000	150,000
North Hill Arbours Integrated School		516,000	516,000
Northern Tacloban City High School	19,182,000	1,854,000	21,036,000	730,000
Ridge View Park Integrated School	1,907,000	646,000	2,553,000
San Jose National High School - Night High School	5,542,000	465,000	6,007,000
Scandinavian National High School	7,393,000	847,000	8,240,000	179,000
Sto. Nino Senior High School			—	859,000
V & G National High School	4,638,000	553,000	5,191,000	157,000
Region IX - Zamboanga Peninsula	2,534,109,000	237,848,000	2,771,957,000	61,426,000

Division of Dapitan City	74,560,000	7,197,000	81,757,000	1,658,000

Division Office - Proper	1,293,000		1,293,000
Aseniero National High School	7,971,000	724,000	8,695,000	150,000
Barcelona National High School	8,643,000	708,000	9,351,000	194,000
Baylimango National High School	11,378,000	980,000	12,358,000	171,000
Dakak National High School (Baylimango NHS Annex)	7,734,000	968,000	8,702,000	265,000
Kauswagan integrated School	2,681,000	413,000	3,094,000	150,000
Oro National High School	4,429,000	421,000	4,850,000
Potungan National High School	12,487,000	955,000	13,442,000	341,000
Sulangon National High School	17,944,000	1,655,000	19,599,000	387,000

988	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Talisay Integrated School		373,000	373,000

Division of Dipolog City	29,960,000	3,952,000	33,912,000	722,000

Division Office - Proper	724,000		724,000
Cogon National High School	11,404,000	874,000	12,278,000	272,000
Gulayon Integrated School	8,512,000	713,000	9,225,000	150,000
Miputak National High School		555,000	555,000
Pamansalan Eco-Tech High School	4,661,000	500,000	5,161,000	150,000
Sinaman Integrated School		262,000	262,000
Sta. Filomena Integrated School		289,000	289,000
Tubod Integrated School		286,000	286,000
Upper Dicayas Integrated School	4,659,000	473,000	5,132,000	150,000

Division of Isabela City	64,247,000	7,377,000	71,624,000	1,150,000

Division Office - Proper	1,347,000		1,347,000
Baluno National High School	6,273,000	631,000	6,904,000	150,000
Basilan National High School - Night		1,286,000	1,286,000
Calvario Peak National High School	5,177,000	544,000	5,721,000	150,000
Caro National High School		235,000	235,000
Geras Integrated School	9,304,000	873,000	10,177,000	150,000
Isabela City National High School	10,902,000	960,000	11,862,000	161,000
Kumalarang National High School	5,436,000	476,000	5,912,000	150,000
Lampinigan National High School		229,000	229,000
Malamawi National High School	19,166,000	1,450,000	20,616,000	239,000
Tandung Ahas National High School	6,642,000	693,000	7,335,000	150,000

Division of Pagadian City	93,536,000	8,618,000	102,154,000	2,226,000

Division Office - Proper	1,791,000		1,791,000
Bulatok Integrated School	1,915,000	315,000	2,230,000
Co Tek Chun National Trade School	11,135,000	914,000	12,049,000	265,000
Ditoray National High School	4,562,000	417,000	4,979,000	150,000
Lison Valley National High School	6,217,000	579,000	6,796,000	150,000
Lourdes National High School	4,749,000	452,000	5,201,000	150,000
Macasing National High School	8,047,000	704,000	8,751,000	150,000
Manga National High School	7,706,000	599,000	8,305,000	150,000
Norberta Guillar Memorial National High School (Napolan National High School Norbeta Guillar Memorial School Extension)	7,746,000	817,000	8,563,000	150,000
Otto Lingue National High School	5,724,000	535,000	6,259,000	150,000
Pagadian City Science High School	7,922,000	597,000	8,519,000	461,000
Sta. Lucia National High School	22,149,000	1,489,000	23,638,000	150,000
Tulawas Integrated School	3,873,000	410,000	4,283,000	150,000
Zamboanga del Sur National High School - San Pedro NHS Annex		790,000	790,000	150,000

Divisi on of Zamboanga City	288,999,000	26,234,000	315,233,000	11,846,000

Division Office - Proper	6,106,000		6,106,000
Arena Blanco National High School - Landang Gua Annex	2,884,000	701,000	3,585,000	228,000
Baliwasan Senior High School - Stand Alone			-	3,282,000
Bolong National High School	10,397,000	888,000	11,285,000	186,000
Bunguiao National High School	13,004,000	956,000	13,960,000	254,000
Cabaluay National High School	10,253,000	982,000	11,235,000	250,000
Capisan National High School	3,519,000	445,000	3,964,000	150,000
Don Pablo A. Lorenzo Memorial SHS			-	2,301,000
Enerdino C. Coronal - Baluno National High School	4,401,000	510,000	4,911,000	150,000
Limaong National High School	6,980,000	696,000	7,676,000	150,000
Limpapa National High School	9,138,000	779,000	9,917,000	203,000
Lubigan National High School - Curuan Annex	1,531,000	493,000	2,024,000	150,000
Manalipa Integrated School		383,000	383,000	150,000
Mangusu Integrated School	5,744,000	664,000	6,408,000	150,000
Pasonanca National High School	23,981,000	1,785,000	25,766,000	286,000
Ramon Enriquez High School (Don Ramon Enriquez Memorial NHS - Labuan NHS)	28,323,000	2,263,000	30,586,000	775,000
Recodo National High School	19,017,000	1,712,000	20,729,000	433,000
San Roque National High School	12,639,000	1,398,000	14,037,000	168,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	989
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Sangali National High School	23,243,000	1,980,000	25,223,000	581,000
Sibulao National High School	4,836,000	556,000	5,392,000	150,000
Sinoropan National High School		230,000	230,000
Sinubong National High School	6,948,000	584,000	7,532,000	150,000
Sinunuc National High School	22,867,000	1,746,000	24,613,000	294,000
Tagasilay National High School	10,302,000	905,000	11,207,000	196,000
Talisayan National High School	18,944,000	1,572,000	20,516,000	359,000
Tictapul National High School	13,151,000	1,085,000	14,236,000	212,000
Tolosa National High School	7,362,000	733,000	8,095,000	163,000
Tuan Datu Hj. Abdulla Nuno Memorial High School (Taluksangay NHS)	14,249,000	1,129,000	15,378,000	254,000
Tulungatung National High School	9,180,000	1,059,000	10,239,000	221,000

Division of Zamboanga del Norte	547,957,000	57,410,000	605,367,000	13,724,000

Division Office - Proper	9,815,000		9,815,000
Alam Mudja Sai National High School	3,469,000	422,000	3,891,000	150,000
Bacong National High School	10,975,000	737,000	11,712,000	222,000
Balakan National High School	7,724,000	606,000	8,330,000	150,000
Balas National High School	8,101,000	709,000	8,810,000	150,000
Baliguian National High School	12,736,000	1,022,000	13,758,000	293,000
Bartolome C. Lira, Sr. National High School (Maras National High School)	9,247,000	822,000	10,069,000	151,000
Bartolome C. Lira, Sr. National High School (Maras National High School) - Siasin Extension	1,161,000	278,000	1,439,000
Basagan National High School (Katipunan National High School - Basagan Annex)	1,301,000	509,000	1,810,000
Batayan National High School (Kalawit National High School - Batayan Annex)	3,895,000	497,000	4,392,000	150,000
Binoni National High School (Salug National High School - Binoni Extension)	6,339,000	583,000	6,922,000	150,000
Bulawan Integrated School	5,953,000	552,000	6,505,000	150,000
Canatuan National High School (Siocon National High School - Canatuan Annex)	3,903,000	550,000	4,453,000	150,000
Canuto Enerlo National High School	825,000	444,000	1,269,000	150,000
Compra National High School (Liloy National High School - Compra Annex)	16,101,000	1,139,000	17,240,000	308,000
Dacon National High School	1,168,000	532,000	1,700,000	150,000
Dilawa National High School	4,855,000	509,000	5,364,000	150,000
Dinasan National High School	10,256,000	822,000	11,078,000	150,000
Diongan National High School	4,438,000	591,000	5,029,000
Disakan National High School (Bartolome Aripal Memorial National High School - Upper Disakan)	11,175,000	888,000	12,063,000	150,000
Domalogdog National High School	9,613,000	857,000	10,470,000	177,000
Don Jose Aguirre National High School (Villaramos National High School - Don J. Aguirre Extension)	7,261,000	658,000	7,919,000	150,000
Don Teotimo Z. Ochotorena National High School	5,434,000	493,000	5,927,000	150,000
Doña Natividad L. Macias Integrated School		388,000	388,000	150,000
Galingon National High School	1,340,000	444,000	1,784,000
Gatas National High School (Kalawit National High School - Gatas Extension)	4,535,000	452,000	4,987,000	150,000
Godod National High School	20,117,000	863,000	20,980,000	232,000
Godod National High School - Raba Annex	1,614,000	492,000	2,106,000	150,000
Gunyan National High School (Siayan National High School - Gunyan Annex)	4,922,000	635,000	5,557,000	166,000
Gutalac National High School - Mamawan Annex	785,000	372,000	1,157,000	150,000
Gutalac National High School Extension - Panganuran		450,000	450,000	150,000
Gutalac National High School Extension - San Juan		406,000	406,000	150,000
Gutalac National High School Extension - Tipan		406,000	406,000	150,000
Kalawit National High School	21,203,000	1,027,000	22,230,000	268,000
Kalawit National High School Extension - Paraiso	484,000	310,000	794,000
Kanim National High School	10,785,000	554,000	11,339,000
La Libertad National High School	11,591,000	847,000	12,438,000	312,000
Lapero National High School (Dinasan National High School - Lapero Extension		325,000	325,000	150,000
Lintangan Integrated School		521,000	521,000

990	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Lipakan National High School (Langatian National High School Extension - Lipakan)		302,000	302,000
Malayal National High School	15,878,000	1,254,000	17,132,000	323,000
Malintuboan National High School	1,700,000	447,000	2,147,000	159,000
Manawan National High School	12,135,000	932,000	13,067,000	204,000
Mangilay National High School	4,978,000	467,000	5,445,000
Manukan National High School (Serongan Annex)	774,000	439,000	1,213,000
Marupay National High School	10,463,000	596,000	11,059,000	150,000
Matam National High School	5,879,000	463,000	6,342,000	150,000
Matias C. Ranillo National High School		418,000	418,000	150,000
Moliton National High School (Marupay National High School - Moliton Extension)	1,550,000	548,000	2,098,000
Mutia National High School	17,734,000	1,136,000	18,870,000	440,000
Mutia National High School - Tubak Annex	1,983,000	449,000	2,432,000
Mutia National High School Extension - Alvenda		412,000	412,000	150,000
New Dapitan National High School	1,605,000	351,000	1,956,000
Palandok National High School	394,000	463,000	857,000	150,000
Patawag National High School		575,000	575,000
Pianon National High School	3,571,000	434,000	4,005,000	153,000
Pitawe Integrated School		241,000	241,000
Polanco National High School - Isis Extension	1,762,000	555,000	2,317,000	150,000
Polanco National High School Extension - Lingasad	1,716,000	519,000	2,235,000	150,000
Ponot National High School	17,193,000	1,743,000	18,936,000	613,000
Rizal National High School (Rizal A. I. National High School)	12,770,000	1,135,000	13,905,000	357,000
Salug National High School - R. Magsaysay Annex	2,111,000	516,000	2,627,000
Saluyong National High School	4,345,000	465,000	4,810,000	150,000
San Isidro National High School	5,437,000	494,000	5,931,000
San Jose National High School	4,139,000	458,000	4,597,000	150,000
San Pedro National High School	8,093,000	688,000	8,781,000	150,000
Sawang National High School (Kanim National High School - Sawang Annex)	3,560,000	436,000	3,996,000
Sebaca National High School	7,941,000	594,000	8,535,000	150,000
Seres National High School	5,671,000	559,000	6,230,000	150,000
Sergio Osmeña National High School - Bagong Baguio Extension	1,601,000	385,000	1,986,000
Sergio Osmeña National High School Extension - Marapong		470,000	470,000	150,000
Sianan National High School		462,000	462,000	150,000
Sianib National High School	4,713,000	460,000	5,173,000
Siari John Roemer Memorial National High School (Siari National High School)	26,801,000	2,236,000	29,037,000	611,000
Siay Integrated School	7,865,000	671,000	8,536,000	150,000
Siayan National High School	20,765,000	1,497,000	22,262,000	310,000
Sibuco National High School	23,698,000	1,445,000	25,143,000	429,000
Sibuco National High School - Lunday Annex	847,000	382,000	1,229,000
Sibuco National High School - Pangian Annex	1,584,000	394,000	1,978,000
Sibuco National High School Extension - Cawit-Cawit		428,000	428,000	150,000
Silawe National High School (Polanco National High School - Silawe NHS Annex)	5,219,000	585,000	5,804,000	150,000
Sinuyak National High School	1,233,000	488,000	1,721,000	150,000
Sirawai National High School	30,923,000	1,636,000	32,559,000	575,000
Sirawai National High School - Piacan Annex	1,550,000	570,000	2,120,000	150,000
Sitog National High School (Katipunan National High School - Sitog Annex)	1,748,000	540,000	2,288,000	150,000
Situbo National High School	2,863,000	444,000	3,307,000	150,000
Sta. Maria National High School (Siocon National High School - Sta. Maria Annex)	7,070,000	670,000	7,740,000	150,000
Talinga National High School	6,996,000	576,000	7,572,000	208,000
Tininggaan National High School	1,598,000	324,000	1,922,000
Tinuyop National High School	1,216,000	524,000	1,740,000	150,000
Tugop National High School	1,168,000	456,000	1,624,000	150,000
Ubay National High School - Patawag Extension		289,000	289,000	150,000
Villaramos National High School	11,996,000	677,000	12,673,000	163,000

Division of Zamboanga del Sur	906,791,000	83,093,000	989,884,000	20,161,000

Division Office - Proper	16,106,000		16,106,000
Antonio National High School	14,088,000	1,019,000	15,107,000	285,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	991
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Aurora National High School	30,554,000	2,212,000	32,766,000	987,000
Baganian National High School	11,612,000	950,000	12,562,000	247,000
Bag-ong Kahayag National High School	3,705,000	430,000	4,135,000	150,000
Bag-ong Kauswagan National High School (Tambulig NHS - Bag-ong Kauswagan Extension)	825,000	322,000	1,147,000	150,000
Balintawak National High School	7,733,000	578,000	8,311,000	150,000
Balukbahan National High School	4,981,000	420,000	5,401,000
Baluno National High School		373,000	373,000
Betinan National High School	13,976,000	1,103,000	15,079,000	507,000
Bibilik National High School (Rebokon Agricultural Vocational High School - Bibilik Extension)	7,041,000	734,000	7,775,000	150,000
Binuay National High School	6,275,000	631,000	6,906,000	204,000
Bobuan National High School	7,715,000	695,000	8,410,000	150,000
Bogayo National High School	4,903,000	402,000	5,305,000
Bogo Calabat Integrated School	3,159,000	629,000	3,788,000	150,000
Bokong National High School	11,667,000	614,000	12,281,000	150,000
Bokong National High School - Tabak NHS Annex	388,000	424,000	812,000
Boniao National High School (Mahayag National High School - Boniao Annex)	762,000	859,000	1,621,000	173,000
Buburay National High School	11,507,000	720,000	12,227,000
Bulawan National High School (Lapuyan National High School - Bulawan Extension Class)	8,620,000	623,000	9,243,000	150,000
Buloron National High School		666,000	666,000	150,000
Bululawan National High School	5,465,000	488,000	5,953,000
Camalig National High School (Dumalinao National High School - Camalig Extension)		376,000	376,000
Cogon National High School	8,923,000	660,000	9,583,000	150,000
Cogonan Integrated School	762,000	329,000	1,091,000
Concepcion National High School	13,594,000	624,000	14,218,000	150,000
Concepcion National High School - Tultolan Extension	785,000	375,000	1,160,000
Culabay National High School	10,051,000	1,239,000	11,290,000	361,000
Damit National High School	769,000	448,000	1,217,000	150,000
Daniel C. Mantos National High School	1,268,000	602,000	1,870,000	150,000
Dao-an National High School	3,596,000	392,000	3,988,000	150,000
Dawa National High School (Leonardo National High School - Dawa Annex)	412,000	401,000	813,000
Depase National High School		559,000	559,000
Digon National High School	2,287,000	401,000	2,688,000
Diosdado Macapagal Memorial National High School	4,033,000	390,000	4,423,000
Dulop National High School	36,648,000	1,118,000	37,766,000
Dulop National High School - Bag-ong Valencia Extension	2,948,000	491,000	3,439,000	150,000
Dulop National High School - Labangon Extension	1,156,000	438,000	1,594,000
Dumalinao National High School	23,987,000	1,372,000	25,359,000	425,000
Dumingag National High School (Dulop National High School - Dulop (Dumingag NHS Annex))	48,039,000	3,189,000	51,228,000	639,000
Esperanza Switch National High School (Esperanza NHS)	11,347,000	851,000	12,198,000	234,000
Eugenio Andrin National High School	10,841,000	828,000	11,669,000	208,000
Fatima National High School (Legarda Dos National High School - Fatima Extension)	385,000	476,000	861,000	150,000
Golictop National High School (Midsalip National HS - Golictop Extension)	3,217,000	493,000	3,710,000	150,000
Gubaan National High School (Commonwealth National High School - Gubaan Annex)	1,671,000	392,000	2,063,000
Guinicolalay National High School	3,952,000	529,000	4,481,000	150,000
Guinicolalay National High School - Tarakan Extension	4,470,000	420,000	4,890,000
Guipos National High School (J. Cerilles)	17,547,000	1,627,000	19,174,000	812,000
Guling National High School	6,691,000	585,000	7,276,000	150,000
Ignacio Garrata National High School (Dinas National High School - Ignacio Garrata Annex)	1,537,000	392,000	1,929,000
Juan Lumosad Memorial National High School	10,058,000	487,000	10,545,000
Judge Edmundo S. Pinga National High School	7,337,000	950,000	8,287,000	188,000
Kalian National High School	14,120,000	1,409,000	15,529,000	460,000
Kauswagan National High School (Commonwealth National High School - Kauswagan NHS)	1,227,000	471,000	1,698,000
Kumalarang National High School	24,780,000	1,653,000	26,433,000	505,000
Langapod Integrated School	765,000	353,000	1,118,000

992	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Lantungan National High School	8,288,000	767,000	9,055,000	170,000
Laperian National High School	9,007,000	697,000	9,704,000	150,000
Lapuyan National High School - Maralag Extension		327,000	327,000
Laureano Salusod National High School	13,126,000	1,302,000	14,428,000	478,000
Legarda Dos National High School (Legarda NHS)	12,014,000	800,000	12,814,000	150,000
Leonardo National High School	16,375,000	1,204,000	17,579,000	505,000
Libayoy National High School	5,086,000	549,000	5,635,000	150,000
Libertad National High School	8,913,000	627,000	9,540,000	150,000
Lintugop National High School	2,817,000	502,000	3,319,000	150,000
Locuban National High School	6,033,000	674,000	6,707,000
Ma. Clara Lobregat National High School	1,543,000	565,000	2,108,000	150,000
Maestro Cornelio Minor National High School	8,535,000	836,000	9,371,000	175,000
Malim National High School	4,801,000	440,000	5,241,000	150,000
Maruing National High School	9,040,000	724,000	9,764,000	163,000
Matalang National High School	7,460,000	575,000	8,035,000
Mecolong National High School	4,416,000	420,000	4,836,000	150,000
Midsalip National High School	31,129,000	2,136,000	33,265,000	935,000
Monte Alegre National High School	3,974,000	522,000	4,496,000	150,000
Navalan National High School	12,919,000	1,032,000	13,951,000
New Labangan National High School	16,160,000	1,040,000	17,200,000	191,000
Nilo National High School	10,260,000	934,000	11,194,000	221,000
Old Mirapao National High School (Guinicolalay National High School - Old Mirapao Extension)	3,080,000	358,000	3,438,000	150,000
Panubigan National High School	9,450,000	636,000	10,086,000	150,000
Paquito S. Yu Memorial National High School (Dulop National High School - Lower Timonan Extension)	382,000	407,000	789,000
Paraiso National High School (Panagaan National High School - Lactayan NHS)		414,000	414,000
Parasan National High School (Simata National High School - Parasan Annex)	5,908,000	540,000	6,448,000	150,000
Paulino Dari National High School	16,724,000	1,317,000	18,041,000	467,000
Paulino Dari National High School - Punta Flecha Extension	3,532,000	361,000	3,893,000
Payag National High School	6,836,000	484,000	7,320,000	150,000
Picanan National High School	9,132,000	673,000	9,805,000	150,000
Poblacion Comprehensive National High School	12,156,000	1,029,000	13,185,000	441,000
Pongapong National High School (San Pablo National High School - Pongapong Extension)	1,915,000	478,000	2,393,000
Potenciano Solon Bandolon Memorial National High School (San Carlos National HS - Taguio Extension)	388,000	556,000	944,000	183,000
Proper Dimaya National High School	8,083,000	661,000	8,744,000	150,000
Rebokon Agricultural Vocational High School (Rebokon NHS)	12,225,000	985,000	13,210,000	245,000
Sagacad National High School	5,217,000	465,000	5,682,000	150,000
Sagucan National High School	5,519,000	549,000	6,068,000	150,000
Salagmanok National High School (Kumalarang NHS - Salagmanok Extension)		333,000	333,000
Saloagan National High School (Salauwagan NHS)	5,624,000	538,000	6,162,000	150,000
San Jose National High School	14,543,000	883,000	15,426,000	237,000
San Pablo National High School	14,890,000	1,086,000	15,976,000	497,000
San Pablo National High School - Sacbulan Extension		328,000	328,000
Sapa Anding Agricultural Vocational Technical School (Sapa Anding National High School)	13,358,000	816,000	14,174,000	318,000
Sapa Anding National High School - R. Magsaysay Extension	6,162,000	873,000	7,035,000	280,000
SHS in Labangan, Zamboanga Del Sur			-	372,000
Sikatuna National High School	3,813,000	472,000	4,285,000
Simata National High School	8,274,000	691,000	8,965,000	150,000
Sominot (DMMNHS) National High School	17,207,000	1,358,000	18,565,000	318,000
Subanen Agricultural National High School	4,552,000	435,000	4,987,000	150,000
Sumalig National High School (Tambulig (Echanca) National High School - Sumalig Annex)	2,402,000	476,000	2,878,000	150,000
Tabina National High School (Culabay National High School - Tabina Annex)	19,239,000	1,072,000	20,311,000	285,000
Tabuan National High School	7,745,000	437,000	8,182,000
Tambulig National High School - Lower Tiparak	1,211,000	565,000	1,776,000	150,000
Tandubuay National High School	4,325,000	420,000	4,745,000
Tawagan Norte National High School (Tawagan NHS)	4,549,000	469,000	5,018,000
Teniapan National High School	5,069,000	437,000	5,506,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	993
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Tigbao National High School	8,432,000	774,000	9,206,000	155,000
Tiguha National High School	382,000	526,000	908,000	163,000
Tina National High School		341,000	341,000
Tinggabulong National High School (Buburay National High School - Tinggabulong Extension)		305,000	305,000
Toribio Minor National High School	15,113,000	1,286,000	16,399,000	573,000
Tukuran Technical Vocational High School - Baclay Extension		638,000	638,000
Vicenta C. Enerio National High School	7,173,000	736,000	7,909,000	254,000

Division of Zamboanga Sibugay	528,059,000	43,967,000	572,026,000	9,939,000

Division Office - Proper	9,517,000		9,517,000
Bacalan National High School (Pangi National High School - Bacalan Annex)	7,357,000	602,000	7,959,000	150,000
Baga National High School	5,976,000	563,000	6,539,000
Balangao National High School (Diplahan National High School - Balangao High School)	5,075,000	511,000	5,586,000
Balungisan National High School	8,071,000	755,000	8,826,000
Basalem National High School	6,142,000	482,000	6,624,000	150,000
Bulawan National High School	14,852,000	1,075,000	15,927,000	347,000
Buug National High School	18,945,000	1,374,000	20,319,000	608,000
Camanga National High School	7,323,000	623,000	7,946,000	150,000
Catituan National High School (Malangas National High School - Catituan Annex)	7,968,000	750,000	8,718,000	190,000
Dalama National High School (Payao National High School - Dalama Annex)	4,906,000	506,000	5,412,000	150,000
Dawa-Dawa National High School (Alicia NHS - Dawa-Dawa NHS Annex)	11,203,000	1,142,000	12,345,000	241,000
Del Monte National High School (Diplahan National High School - Del Monte Annex)	12,489,000	913,000	13,402,000	150,000
Dionisio Lopez, Sr. National High School	5,494,000	496,000	5,990,000	150,000
Ditay National High School	4,472,000	601,000	5,073,000	332,000
Gango National High School	7,731,000	619,000	8,350,000	150,000
Gaulan National High School (Diplahan National High School - Gaulan Annex)	4,110,000	446,000	4,556,000
Guinoman National High School	7,200,000	649,000	7,849,000
Guintolan National High School	10,703,000	951,000	11,654,000	396,000
Guintoloan National High School (Santa Clara National High School - Guintoloan Annex)	4,838,000	502,000	5,340,000
Kabasalan Science and Technology High School	13,394,000	933,000	14,327,000	509,000
Kasigpitan National High School (Talusan National High School - Kasigpitan Annex)	2,693,000	341,000	3,034,000
Kawayan National High School	12,258,000	892,000	13,150,000	150,000
Kipit National High School	5,466,000	509,000	5,975,000
Kitabog National High School	7,112,000	560,000	7,672,000	150,000
La Dicha National High School	8,304,000	690,000	8,994,000
Laih Batu National High School	11,433,000	768,000	12,201,000	151,000
Lali Alam Integrated School		231,000	231,000
Langon National High School	6,138,000	579,000	6,717,000	150,000
Laparay National High School	7,060,000	627,000	7,687,000	150,000
Lindang National High School (Diplahan National High School - Lindang Annex)	3,208,000	380,000	3,588,000
Lutiman National High School (Alicia NHS - Lutiman NHS Annex)	6,990,000	589,000	7,579,000
Mabuhay Agro-Industrial High School (Mabuhay Agri-Fisheries School)	12,716,000	1,169,000	13,885,000	239,000
Mabuhay National High School	14,738,000	1,336,000	16,074,000	563,000
Magdaup National High School	8,773,000	707,000	9,480,000	150,000
Makilas National High School	18,937,000	1,134,000	20,071,000	159,000
Malagandis National High School	6,542,000	585,000	7,127,000	150,000
Malubal National High School (Surabay National High School - Malubal Annex)	9,861,000	896,000	10,757,000	208,000
Milagrosa National High School	5,852,000	516,000	6,368,000
Minsulao National High School	7,870,000	656,000	8,526,000	150,000
Monching National High School (Siay National High School - Monching Annex)	8,257,000	665,000	8,922,000	150,000
Nanan National High School	6,396,000	567,000	6,963,000

994	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL SENIOR HS			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Natan National High School	11,943,000	777,000	12,720,000	150,000
Palinta National High School	5,616,000	604,000	6,220,000	150,000
Palomoc National High School (Titay National High School - Palomoc Annex)	10,370,000	809,000	11,179,000	150,000
Pantaleon Cudiera Memorial National High School	5,742,000	490,000	6,232,000
Payao National High School	15,802,000	1,143,000	16,945,000	361,000
Pioneer National High School	17,803,000	1,284,000	19,087,000	512,000
Salip T. Hasim National High School	3,585,000	376,000	3,961,000
San Antonio (Titay) National High School	16,459,000	1,014,000	17,473,000	288,000
San Fernandino National High School (Surabay NHS - San Fernandino Annex)	12,939,000	1,039,000	13,978,000	150,000
San Isidro National High School	9,293,000	811,000	10,104,000	177,000
San Pedro National High School (Pioneer National High School - San Pedro Annex)	7,248,000	608,000	7,856,000	150,000
Sandayong National High School	3,820,000	446,000	4,266,000	150,000
Santo Rosario National High School	5,148,000	487,000	5,635,000	150,000
Silingan Integrated School		220,000	220,000
Simbol National High School	6,768,000	601,000	7,369,000	150,000
Sisay National High School	9,310,000	799,000	10,109,000	158,000
Sta. Fe National High School	4,819,000	435,000	5,254,000	150,000
Sulo National High School (Santa Clara National High School - Sulo Annex)	6,545,000	554,000	7,099,000	150,000
Talairan Integrated School (Diplahan National High School - Talairan Annex)	3,970,000	441,000	4,411,000	150,000
Tambanan National High School	7,289,000	635,000	7,924,000	150,000
Taway National High School	5,564,000	578,000	6,142,000	150,000
Timalang National High School	6,380,000	546,000	6,926,000	150,000
Villacastor National High School (Diplahan National High School - Villacastor Annex)	3,276,000	380,000	3,656,000	150,000
Region X - Northern Mindanao	3,629,874,000	365,588,000	3,995,462,000	94,919,000

Division of Bukidnon	897,527,000	85,518,000	983,045,000	24,760,000

Division Office - Proper	15,919,000		15,919,000
Alae National High School	27,026,000	1,999,000	29,025,000	668,000
Anggaan Integrated School		223,000	223,000
Bacusanon National High School	11,723,000	1,071,000	12,794,000	277,000
Bangahan Integrated School		224,000	224,000
Basac Integrated School		196,000	196,000
Baungon National High School	25,736,000	1,900,000	27,636,000	548,000
Baungon National High School - Danatag Annex		693,000	693,000	204,000
Booboo National High School	28,500,000	1,660,000	30,160,000	648,000
Bugcaon National High School	9,225,000	748,000	9,973,000	150,000
Bukidnon National School of Home Industries - San Miguel Annex		956,000	956,000	232,000
Bulonay Integrated School		176,000	176,000
Byot Integrated School		179,000	179,000
Cabulohan-Paradise National High School	32,105,000	1,396,000	33,501,000	400,000
Cabulohan-Paradise National High School - Townsite Annex		1,536,000	1,536,000	615,000
Capinonan National High School		193,000	193,000
Capitan Juan Integrated School		252,000	252,000
Cosina Integrated School		200,000	200,000
Dagumbaan Integrated School	6,865,000	714,000	7,579,000
Dahilayan Integrated School		178,000	178,000
Dalirig National High School	9,235,000	830,000	10,065,000	203,000
Damilag Integrated School		374,000	374,000
Dangcagan National High School	28,689,000	2,050,000	30,739,000	724,000
Dangcagan National High School - Miaray Annex		570,000	570,000	219,000
Dilapa Integrated School	2,669,000	449,000	3,118,000
Dologon National High School	30,897,000	1,717,000	32,614,000	392,000
Dologon National High School - Kiharong Annex		722,000	722,000	179,000
Dologon National High School - San Roque Annex		456,000	456,000	150,000
Don Carlos National High School	14,227,000	1,369,000	15,596,000	157,000
Dumalaguing Integrated School		189,000	189,000
Guilang-Guilang Integrated School		185,000	185,000
Halapitan National High School	45,538,000	2,880,000	48,418,000	1,026,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	995
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Iba Integrated School		538,000	538,000
Impalutao Integrated School	5,338,000	734,000	6,072,000
Impasug-ong National High School	29,574,000	2,118,000	31,692,000	1,000,000
Impasug-ong National High School - Kapitan Bayong Annex	222,000	652,000	874,000	150,000
Indulang Integrated School		190,000	190,000
Kalabugao National High School	16,224,000	1,418,000	17,642,000	248,000
Kalilangan National High School	35,649,000	2,947,000	38,596,000	1,431,000
Kiara National High School		697,000	697,000	210,000
Kibatang National High School	7,755,000	715,000	8,470,000	150,000
Kibawe National High School	15,658,000	1,356,000	17,014,000	431,000
Kibenton Integrated School	6,865,000	583,000	7,448,000
Kiburiao National High School	20,175,000	1,996,000	22,171,000	650,000
Kimanaet National High School	8,218,000	705,000	8,923,000	150,000
Kinawe National High School (Libona NHS - Kinawe Annex)	9,347,000	869,000	10,216,000	163,000
Kipolot Integrated School		187,000	187,000
Kitaotao National High School	24,705,000	1,662,000	26,367,000	622,000
Kitaotao National High School - Digongan Annex		375,000	375,000	150,000
Kitubo National High School	10,665,000	961,000	11,626,000	292,000
Kuya National High School	15,890,000	1,029,000	16,919,000	270,000
Kuya National High School - La Roxas Annex		523,000	523,000	150,000
Lampanusan National High School	8,439,000	801,000	9,240,000	193,000
Langcataon National High School	9,231,000	790,000	10,021,000	159,000
Lantapan National High School	34,796,000	2,621,000	37,417,000	1,184,000
Libona National High School	39,411,000	2,754,000	42,165,000	1,116,000
Lingating Integrated School		271,000	271,000
Little Baguio National High School		950,000	950,000	232,000
Macapari National High School	6,583,000	809,000	7,392,000	196,000
Malinao National High School	6,714,000	653,000	7,367,000	166,000
Malitbog Agricultural High School	12,333,000	1,026,000	13,359,000	369,000
Maluko National High School		209,000	209,000
Marapange Integrated School		211,000	211,000
Namnam Integrated School		364,000	364,000
New Kidapawan Integrated School		199,000	199,000
New Nongnongan National High School	25,167,000	1,045,000	26,212,000	166,000
New Nongnongan National High School - San Nicolas Annex		1,000,000	1,000,000	150,000
Old Damulog National High School	21,816,000	1,923,000	23,739,000	646,000
Old Nongnongan National High School	8,174,000	1,070,000	9,244,000	210,000
Paitan Integrated School		176,000	176,000
Pangantucan National High School	28,298,000	2,054,000	30,352,000	833,000
Pinamula Integrated School		214,000	214,000
Quezon National High School	47,996 000	3,730,000	51,726,000	2,128,000
Quezon National High School - Apyao Annex		873,000	873,000	298,000
Sagundanon Integrated School		177,000	177,000
Salawagan National High School	24,072,000	1,664,000	25,736,000	575,000
Salaysay Integrated School		178,000	178,000
Salimbalan Integrated School		180,000	180,000
San Andres National High School	27,871,000	1,836,000	29,707,000	601,000
San Andres National High School - Cabadiangan Annex		660,000	660,000	224,000
San Jose Integrated School	2,669,000	441,000	3,110,000
San Luis National High School	8,884,000	753,000	9,637,000	166,000
San Luis National High School - Sabangaan Annex		392,000	392,000
San Vicente National High School	257,000	739,000	996,000	209,000
Sankanan National High School	9,699,000	821,000	10,520,000	150,000
Sil-Ipon Integrated School		189,000	189,000
Sinuda National High School	12,033,000	1,223,000	13,256,000	308,000
South Dalurong Integrated School	3,432,000	441,000	3,873,000
Sta. Cruz Integrated School		181,000	181,000
Sumilao National High School	22,539,000	840,000	23,379,000	237,000
Sumilao National High School - Vista Villa Annex		683,000	683,000	206,000
Talakag National High School	25,819,000	2,155,000	27,974,000	920,000
Tikalaan National High School	12,460,000	1,108,000	13,568,000	259,000
Tumaras Integrated School		181,000	181,000
White Kulaman Integrated School	4,195,000	393,000	4,588,000

Division of Cagayan de Oro City	675,276,000	56,039,000	731,315,000	13,425,000

[Division Office - Proper	11,673,000		11,673,000

996	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Agusan National High School	60,488,000	3,183,000	63,671,000	571,000
Angeles Sisters National High School (Consolacion NHS)	13,461,000	1,027,000	14,488,000	153,000
Balubal National High School	7,115,000	842,000	7,957,000	196,000
Bayabas National High School	18,124,000	1,255,000	19,379,000	150,000
Bonbon National High School	6,883,000	888,000	7,771,000	150,000
Bugo National High School	28,002,000	2,647,000	30,649,000	305,000
Bulua National High School	45,408,000	3,344,000	48,752,000	1,016,000
Cagayan de Oro City National High School	81,193,000	5,303,000	86,496,000	1,814,000
Cagayan de Oro City National High School - Balulang Annex		886,000	886,000	296,000
Camaman-an National High School	11,481,000	1,094,000	12,575,000	241,000
Canitoan National High School	21,811,000	1,802,000	23,613,000	604,000
Carmen National High School (Macanhan NHS)	28,023,000	2,334,000	30,357,000	588,000
Gusa National Huh School	31,666,000	679,000	32,345,000	150,000
Gusa National High School - Cugman Annex		1,029,000	1,029,000	150,000
Gusa Regional Science High School	9,420,000	2,878,000	12,298,000	698,000
Indahag National High School	17,144,000	1,357,000	18,501,000	443,000
Iponan National High School	22,112,000	1,731,000	23,843,000	431,000
Iponan National High School - San Simon Annex		434,000	434,000	150,000
Kauswagan National High School	19,892,000	1,649,000	21,541,000	380,000
Lapasan National High School	52,312,000	2,722,000	55,034,000	646,000
Lapasan National High School - Gusa Annex		1,367,000	1,367,000	336,000
Lumbia National High School	37,988,000	3,019,000	41,007,000	748,000
Macabalan National High School	21,551,000	1,676,000	23,227,000	259,000
Macasandig National High School	15,185,000	1,346,000	16,531,000	449,000
Mambuaya National High School	17,375,000	1,236,000	18,611,000	191,000
Mambuaya National High School - Bayanga Annex		498,000	498,000	150,000
Mambuaya National High School - Dansolihon Annex		738,000	738,000	150,000
Pedro 'Oloy' N. Roa, Sr. National High School	22,445,000	2,012,000	24,457,000	461,000
Puerto National High School	18,822,000	1,474,000	20,296,000	349,000
Puntod National High School	11,475,000	982,000	12,457,000	150,000
Tablon National High School	15,613,000	1,109,000	16,722,000	150,000
Taglimao National High School	11,315,000	589,000	11,904,000	150,000
Taglimao National High School - Besigan Annex		391,000	391,000	150,000
Taglimao National High School - Tumpagon Annex		552,000	552,000	150,000
Tagpangi National High School	10,881,000	711,000	11,592,000	150,000
Tagpangi National High School - Tuburan Annex		473,000	473,000	150,000
Tignapoloan National High School	6,418,000	782,000	7,200,000	150,000

Division of Camiguin	138,854,000	12,312,000	151,166,000	4,081,000

Division Office - Proper	2,259,000		2,259,000
Alangilan Integrated School	4,587,000	402,000	4,989,000	150,000
Bacnit Integrated School	1,527,000	338,000	1,865,000
Bonbon National High School	5,564,000	565,000	6,129,000	150,000
Bugang Integrated School	1,919,000	336,000	2,255,000	150,000
Eulalio U. Pabillore National High School	14,215,000	1,166,000	15,381,000	396,000
Guinsiliban National High School	8,903,000	665,000	9,568,000	150,000
Koguita Integrated School	765,000	342,000	1,107,000	150,000
Lawigan Bura National High School	6,450,000	584,000	7,034,000	150,000
Maac National High School	5,226,000	660,000	5,886,000	150,000
Mahinog National High School II	5,344,000	602,000	5,946,000	175,000
Mambajao National High School	31,636,000	2,638,000	34,274,000	1,029,000
Sixto A. Abao National High School	14,544,000	1,202,000	15,746,000	356,000
Sto. Niño Integrated School	1,146,000	283,000	1,429,000	150,000
Tupsan National High School	11,953,000	887,000	12,840,000	230,000
Yumbing National High School	22,816,000	1,642,000	24,458,000	695,000

Division of El Salvador City	53,814,000	5,573,000	59,387,000	1,316,000

Division Office - Proper	852,000		852,000
Cogon National High School	17,441,000	1,411,000	18,852,000	504,000
El Salvador City National High School	762,000	444,000	1,206,000
Himaya National High School	382,000	290,000	672,000
Hinigdaan National High School	2,549,000	665,000	3,214,000	150,000
Molugan National High School	31,446,000	1,952,000	33,398,000	662,000
Sambulawan National High School		202,000	202,000
San Francisco de Asis National High School	382,000	347,000	729,000
Sinaloc National High School		262,000	262,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	997
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Division of Gingoog City	193,002,000	17,670,000	210,672,000	5,180,000

Division Office - Proper	3,265,000		3,265,000
Alfonso Ang Militante Integrated School		185,000	185,000
BACKKISMI Comprehensive National High School (Gingoog City Comprehensive NHS - BACKKISMI NHS Annex)		486,000	486,000	150,000
Bal-ason National High School	12,375,000	910,000	13,285,000	242,000
Bantaawan Integrated School		184,000	184,000
Civoleg Integrated School		185,000	185,000
Dukdokaan Integrated School		274,000	274,000
Eureka Integrated School	8,524,000	421,000	8,945,000	150,000
Fructuso Rife Integrated School		178,000	178,000
Gingoog City Comprehensive National High School	84,945,000	4,643,000	89,588,000	2,260,000
Gingoog City Comprehensive National High School - Anakan National High School		619,000	619,000	243,000
Gingoog City Comprehensive National High School-Pundasan		703,000	703,000	250,000
Kalagonoy Integrated School		178,000	178,000
Kalipay National High School	11,361,000	845,000	12,206,000	237,000
Kamanikan Integrated School		176,000	176,000
Kisande Barangay High School	5,844,000	444,000	6,288,000	150,000
Lunao National High School	7,380,000	661,000	8,041,000	201,000
Lurisa National High School		485,000	485,000	159,000
Malibud National High School	11,651,000	710,000	12,361,000	150,000
Malinao National High School	9,388,000	562,000	9,950,000	150,000
Mimbunga National High School	8,737,000	712,000	9,449,000	150,000
Murallon Integrated School		254,000	254,000
Odiongan National High School	21,421,000	1,209,000	22,630,000	259,000
Odiongan National High School - Talisay NHS Annex		498,000	498,000	190,000
Pedro Maligmat Integrated School		290,000	290,000
Pigsalohan Integrated School		277,000	277,000
San Luis National High School	8,111,000	726,000	8,837,000	239,000
Sangalan Integrated School		221,000	221,000
Sioan Integrated School		258,000	258,000
Sulpicio Lugod Integrated School		195,000	195,000
Talon Integrated School		181,000	181,000

Division of Iligan City	16,539,000	12,577,000	29,116,000	3,090,000

Division Office - Proper	815,000		815,000
Acelo C. Badelles, Sr. Memorial HS - Abuno HS Annex		559,000	559,000	150,000
Dalamas Integrated School		253,000	253,000
Dalipuga National High School - Hindang NHS Annex		468,000	468,000	150,000
Dalipuga National High School - Kalubihon Annex		433,000	433,000	150,000
Del Carmen Integrated School (Iligan City National High School, Del Carmen Annex)		408,000	408,000	150,000
Digkilaan National High School (Tubaran National High School - Digkilaan HS Annex)		788,000	788,000	175,000
Ditucalan National High School (Maria Cristina National High School - Ditucalan HS Annex		561,000	561,000	150,000
Esperidion F. Encabo Memorial High School	11,777,000	938,000	12,715,000	257,000
Francisco Laya Integrated School		502,000	502,000	150,000
Hinaplanon National High School (Iligan City East National High School - Hinaplanon Annex		1,500,000	1,500,000	395,000
Iligan City East National High School - Santiago HS Annex		878,000	878,000	179,000
Iligan City National High School - Pala-o High School Annex		637,000	637,000
Iligan City National High School - Tambakan National High School		1,250,000	1,250,000	306,000
Kabacsanan National High School (Dalipuga National High School - Kabacsanan NHS Annex)		550,000	550,000	150,000
Kiwalan National High School (Iligan City East National High School - Kiwalan Annex)		909,000	909,000	278,000
Mainit High School	3,947,000	466,000	4,413,000	150,000
Tomas Cabili National High School - Annex (Scions)		693,000	693,000	150,000
Tubaran National High School - Lanipao Annex		401,000	401,000	150,000
Tubaran National High School (Bonbonon Annex)		383,000	383,000

998	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Division of Lanao del Norte	369,092,000	40,050,000	409,142,000	9,241,000

Division Office - Proper	6,512,000		6,512,000
Andres Bersales, Sr. Memorial High School (Pandanan NHS)	10,989,000	865,000	11,854,000	150,000
Arsenio A. Quibranza National High School (LNNAIHS)	769,000	836,000	1,605,000	199,000
Atanacia Logronio Integrated School		199,000	199,000
Bacolod Central Integrated School		247,000	247,000
Bansarvil National High School	17,462,000	1,469,000	18,931,000	548,000
Big Banisilon Integrated School		190,000	190,000
Binuni-Demologan National High School	10,085,000	902,000	10,987,000	347,000
Cadayonan Integrated School		211,000	211,000
Calube Integrated School		241,000	241,000
Carusa Integrated School	1,907,000	380,000	2,287,000	150,000
Dalama Integrated School	5,359,000	518,000	5,877,000	150,000
Datu Timbul Ali Integrated School		193,000	193,000
Delabayan National High School - Marcela Mabanta National High School Annex		434,000	434,000	150,000
Diosdado Yap Memorial National High School	8,537,000	938,000	9,475,000	171,000
Don Juan Diaz Memorial Integrated School		189,000	189,000
Kahayag Integrated School		187,000	187,000
Kalinaw Kalilintad Integrated Peace School		417,000	417,000
Kawit Oriental Integrated School of Fisheries	2,287,000	388,000	2,675,000
Kiasar Integrated School		197,000	197,000
Lala Proper Integrated School	15,086,000	1,029,000	16,115,000	260,000
Lanao del Norte Provincial Science and Technology High School	737,000	1,177,000	1,914,000	319,000
Lapinig National High School	16,230,000	1,134,000	17,364,000	329,000
Liangan National High School	13,246,000	1,078,000	14,324,000	421,000
Linamon National High School	10,410,000	879,000	11,289,000	219,000
Mabuhay Integrated School		323,000	323,000
Madaya Integrated School		189,000	189,000
Magsaysay National High School	12,651,000	924,000	13,575,000	150,000
Maguindanao Integrated School		198,000	198,000
Mahayahay Integrated School		185,000	185,000
Mamagum Integrated School		413,000	413,000
Manga Integrated School		231,000	231,000
Marcela T. Mabanta Memorial National High School	23,917,000	1,393,000	25,310,000	458,000
Masibay Integrated School		250,000	250,000
Matampay Integrated School		235,000	235,000
Matungao National High School	14,641,000	941,000	15,582,000	217,000
Miguel E. Esmade Memorial Integrated School		187,000	187,000
Mukas National High School	11,238,000	874,000	12,112,000	150,000
Munai Central Integrated School		209,000	209,000
Munai National High School	6,280,000	658,000	6,938,000	150,000
Nunungan National High School	4,380,000	431,000	4,811,000	150,000
Olango Integrated School		183,000	183,000
Pagayawan Integrated School	2,287,000	431,000	2,718,000	150,000
Panoloon National High School	11,134,000	1,061,000	12,195,000	188,000
Pantao Ragat Agro-Industrial High School	19,592,000	1,689,000	21,281,000	537,000
Pantar National High School	17,532,000	1,499,000	19,031,000	484,000
Pelingkingan Integrated School		190,000	190,000
Pendolonan Integrated School		211,000	211,000
Pigcarangan Integrated School		307,000	307,000
Pikalawag Integrated School		246,000	246,000
Poonapiagapo Central Integrated School		228,000	228,000
Poonapiagapo National High School	382,000	494,000	876,000	150,000
Ramain Integrated School		182,000	182,000
Riverside National High School	19,531,000	1,571,000	21,102,000	517,000
Rufo del Cruz Integrated School	2,287,000	563,000	2,850,000
Salvador National High School (Salvador Trade High School)	10,696,000	1,675,000	12,371,000	611,000
Samburon Integrated School		444,000	444,000	150,000
Sapad Integrated School		214,000	214,000
Sergio P. Cerujales, Jr. National High School	3,178,000	381,000	3,559,000	150,000
Shiek Omar Integrated School		188,000	188,000
Sigayan Integrated School		183,000	183,000
Sultan Ali Dimaporo Memorial Integrated School (Bauyan National High School)	21,852,000	1,375,000	23,227,000	538,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	999
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Sultan Naga Dimaporo Memorial Integrated School	19,084,000	1,311,000	20,395,000	387,000
Suso Integrated School		204,000	204,000
Tagoloan Integrated School		236,000	236,000
Tagoloan National High School	4,990,000	523,000	5,513,000	150,000
Taguitic Integrated School	8,016,000	585,000	8,601,000	150,000
Tambacon Integrated School	762,000	281,000	1,043,000
Tangcal High School		435,000	435,000	150,000
Teofila C. Quibranza National High School	35,046,000	1,026,000	36,072,000	241,000
Tumple Integrated School		195,000	195,000

Division of Malaybalay City	129,564,000	16,348,000	145,912,000	5,281,000

Division Office - Proper	2,457,000		2,457,000
Apo Macote National High School	5,844,000	588,000	6,432,000	150,000
Bangcud National High School	33,581,000	2,453,000	36,034,000	956,000
Bukidnon National High School - lmbayao Annex		406,000	406,000	150,000
Bukidnon National High School - Dalwangan Annex		874,000	874,000	217,000
Busdi Integrated School	4,701,000	498,000	5,199,000	150,000
Can-ayan Integrated School	8,651,000	714,000	9,365,000	163,000
Candiisan Integrated School		226,000	226,000
Capitan Angel Integrated School		220,000	220,000
Casisang Central Integrated School		202,000	202,000
Casisang National High School (Bukidnon National High School - Casisang Annex)	8,105,000	1,021,000	9,126,000	197,000
Kalasungay National High School (Bukidnon National High School - Kalasungay Extension)		538,000	538,000	150,000
Kibalabag Integrated school		235,000	235,000
Kilap-agan Integrated School		175,000	175,000
Luyungan High School	2,697,000	343,000	3,040,000
Magsaysay Integrated School		269,000	269,000
Malaybalay City National High School (Bukidnon National High School - San Jose Annex)	4,962,000	1,062,000	6,024,000	150,000
Malaybalay City National Science High School (Bukidnon National High School - Aglayan Annex)	14,756,000	1,661,000	16,417,000	660,000
Managok National High School	20,471,000	1,556,000	22,027,000	314,000
Managok National High School - Lalawan Annex		447,000	447,000	150,000
Managok National High School - Miglamin Annex		494,000	494,000	150,000
San Martin National High School	9,813,000	877,000	10,690,000	298,000
SHS within Casisang CS			-	1,126,000
Silae National High School	9,713,000	596,000	10,309,000	150,000
Simaya Integrated School		176,000	176,000
St. Peter National High School	3,813,000	534,000	4,347,000	150,000
Tuburan Integrated School		183,000	183,000

Division of Misamis Occidental	219,705,000	22,610,000	242,315,000	5,986,000

Division Office - Proper	4,001,000		4,001,000
Aquino Integrated School	7,431,000	630,000	8,061,000	151,000
Bitibut Integrated School	3,182,000	479,000	3,661,000
Bonifacio National High School	21,469,000	1,371,000	22,840,000	405,000
Calamba National Comprehensive High School	21,502,000	1,678,000	23,180,000	517,000
Caridad Integrated School (Jimenez Integrated School)	449,000	490,000	939,000	150,000
Carmen Integrated School		165,000	165,000
Concepcion National High School	4,839,000	540,000	5,379,000	150,000
Cong. Hilarion J. Ramiro, Jr. Memorial National High School	5,494,000	480,000	5,974,000	150,000
Diwat National High School	14,373,000	1,123,000	15,496,000	280,000
Don Victoriano National High School	5,310,000	512,000	5,822,000	150,000
Felina Sevilla Oaminal National High School		524,000	524,000
Guinabot National High School	2,802,000	421,000	3,223,000
Ignacio Tan Integrated School		790,000	790,000	150,000
Jimenez National Comprehensive High School	15,539,000	1,219,000	16,758,000	440,000
Kanao-Kanao National High School		298,000	298,000	150,000
Katipunan National High School	8,353,000	721,000	9,074,000	171,000
Kinangay Sur Integrated School		189,000	189,000
Kolambutan Bajo National High School	3,324,000	426,000	3,750,000	150,000
Lampasan Integrated School	3,560,000	429,000	3,989,000	150,000
Mabini National High School	6,442,000	472,000	6,914,000	150,000
Macalibre Alto National High School	5,648,000	559,000	6,207,000	150,000

1000	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOS	TOTAL	MOOS
Mansabay Alto Integrated School		264,000	264,000
Mitazan Integrated School	3,560,000	468,000	4,028,000
Nueva Vista National High School	6,070,000	501,000	6,571,000	168,000
Panaon National High School	3,941,000	581,000	4,522,000	150,000
Petianan Integrated School		203,000	203,000
Pisaan National High School		260,000	260,000	150,000
Sapang Ama National High School (Sapang Dalaga Annex)		478,000	478,000
Sapang Dalaga National High School	13,458,000	1,092,000	14,550,000	237,000
Sibugon Integrated School	12,928,000	1,051,000	13,979,000	473,000
Sinonoc National High School	16,010,000	1,243,000	17,253,000	466,000
Tabo-o Integrated School	3,093,000	547,000	3,640,000	150,000
Tagwanao Integrated School	3,195,000	371,000	3,566,000
Tudela National Comprehensive High School	20,534,000	1,649,000	22,183,000	578,000
Upper Usugan National Comprehensive High School	3,198,000	386,000	3,584,000	150,000

Division of Misamis Oriental	666,698,000	65,509,000	732,207,000	15,578,000

Division Office - Proper	11,956,000		11,956,000
Abunda Integrated School		205,000	205,000
Alipuaton Integrated School	2,690,000	320,000	3,010,000
Andales Integrated School	762,000	274,000	1,036,000
Aplaya National High School	6,740,000	636,000	7,376,000
Aposkahoy National High School	4,383,000	503,000	4,886,000	150,000
Artadi Integrated School		305,000	305,000
Bagocboc National High School	5,156,000	537,000	5,693,000	150,000
Balagnan Integrated School		200,000	200,000
Balingasag Senior High School			-	307,000
Baliwagan National High School	30,031,000	2,005,000	32,036,000	826,000
Bayugbayogan Integrated School		253,000	253,000
Binuangan National High School	7,886,000	750,000	8,636,000	155,000
Bobontugan National High School	13,160,000	887,000	14,047,000	179,000
Bulahan Integrated School	762,000	252,000	1,014,000
Cabalantian National High School	13,588,000	1,133,000	14,721,000	354,000
Cabalawan Integrated School	762,000	323,000	1,085,000
Calawag Integrated School		199,000	199,000
Calubo Integrated School	2,299,000	390,000	2,689,000
Casinglot National High School	9,869,000	832,000	10,701,000
Cauyonan Integrated School	762,000	267,000	1,029,000
Consuelo National High School	15,623,000	1,152,000	16,775,000	473,000
Corrales Integrated School		223,000	223,000
Damayuhan National High School	3,432,000	449,000	3,881,000
Dampias National High School	3,747,000	416,000	4,163,000
Dampil National High School	11,876,000	908,000	12,784,000
Danao National High School	6,440,000	732,000	7,172,000	150,000
Don Gregorio Pelaez Memorial National High School		464,000	464,000
Dr. Gerardo Sabal Memorial National High School	21,650,000	1,725,000	23,375,000	529,000
Esperanza National High School	10,524,000	768,000	11,292,000
Esperanza Senior High School			-	409,000
G. Pelaez Integrated School		193,000	193,000
Gimangpang Integrated School		227,000	227,000
Gumabon National High School	3,052,000	388,000	3,440,000
Gumaod Integrated School		184,000	184,000
Hinaplanan National High School	9,641,000	906,000	10,547,000	208,000
Inobulan (Hunga Gue) National High School	5,571,000	515,000	6,086,000
Jasaan National High School	44,519,000	3,192,000	47,711,000	1,547,000
Kabulakan Integrated School	762,000	267,000	1,029,000
Kalacapan National High School	4,314,000	521,000	4,835,000	150,000
Kalingagan National High School	6,902,000	1,001,000	7,903,000	347,000
Kandiis Integrated School		227,000	227,000
Kibaghot National High School	4,529,000	449,000	4,978,000
Kibanban Integrated School		243,000	243,000
Kibungsod National High School	21,285,000	1,582,000	22,867,000	487,000
Kidampas Integrated School	2,672,000	327,000	2,999,000
Kimaya Integrated School		211,000	211,000
Kinoguitan National Agricultural High School	6,597,000	760,000	7,357,000	157,000
Kinoguitan SHS			-	267,000
Lagonglong SHS			-	564,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1001
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Lantad Integrated School	2,669,000	332,000	3,001,000	150,000
Limunda Integrated School	762,000	246,000	1,008,000
Linabu Integrated School		235,000	235,000
Looc National High School	6,925,000	528,000	7,453,000	150,000
Lourdes Alubijid National High School	7,820,000	813,000	8,633,000	150,000
Lubilan Integrated School		185,000	185,000
Lubluban Integrated School		177,000	177,000
Lugait National High School	27,674,000	1,847,000	29,521,000
Lugait Senior High School			-	968,000
Lukong Integrated School		212,000	212,000
Lumbo National High School	11,859,000	1,122,000	12,981,000	204,000
Luna Integrated School		225,000	225,000
Luz Banzon Integrated School		358,000	358,000
Macopa Integrated School		203,000	203,000
Mahayahay Integrated School	762,000	255,000	1,017,000
Malagana National High School	7,163,000	713,000	7,876,000	150,000
Malibato Integrated School		194,000	194,000
Malunsagay Integrated School		188,000	188,000
Mambayaan Integrated School		183,000	183,000
Mandahilag National High School	4,980,000	444,000	5,424,000
Mantangale National High School	11,738,000	928,000	12,666,000
Mantangale SHS			-	440,000
Manticao National High School	11,652,000	1,129,000	12,781,000	343,000
Maputi SHS			-	846,000
Maribojoc Integrated School		219,000	219,000
Matangad National High School	9,366,000	965,000	10,331,000	272,000
Mat-i National High School (Claveria)	8,552,000	817,000	9,369,000	179,000
Mat-i National High School (Naawan)	13,917,000	892,000	14,809,000	150,000
Mauswagon Integrated School		185,000	185,000
Minalwang Integrated School	762,000	260,000	1,022,000
Misamis Oriental National High School	24,942,000	1,686,000	26,628,000
Naawan National High School	20,227,000	1,503,000	21,730,000
Nangcaon Integrated School		194,000	194,000
Natubo Integrated School		314,000	314,000
Patrocinio National High School	5,443,000	597,000	6,040,000
Portulin National High School	8,521,000	829,000	9,350,000	191,000
Punta Silum Integrated School		239,000	239,000
Quezon Integrated School		218,000	218,000
Rizal National High School	3,928,000	433,000	4,361,000
Rosario National High School	8,542,000	786,000	9,328,000	159,000
Rosario National High School of Tagoloan	3,052,000	422,000	3,474,000
Salawaga Integrated School		183,000	183,000
Samay Integrated School		206,000	206,000
Sampatulog Integrated School	2,684,000	379,000	3,063,000
San Isidro National High School	12,986,000	1,070,000	14,056,000	150,000
San Juan National High School	9,545,000	832,000	10,377,000	221,000
San Martin Integrated School		410,000	410,000
Sibantang Integrated School		207,000	207,000
Sta. Ana National High School	17,449,000	1,470,000	18,919,000	268,000
Sta. Ines National High School	9,267,000	813,000	10,080,000
Sta. Ines Senior High School			-	358,000
Sungay Integrated School		299,000	299,000
Tagoloan Night National High School	63,116,000	4,289,000	67,405,000
Tagoloan Senior High School			-	1,231,000
Talacogon Integrated School		215,000	215,000
Talisayan National High School (Misamis Oriental National Trade School)	19,929,000	1,500,000	21,429,000	876,000
Tama Integrated School	762,000	222,000	984,000
Tambobong-Balacanas National High School	4,436,000	490,000	4,926,000	150,000
Taparak Integrated School		202,000	202,000
Tawantawan Integrated School	762,000	318,000	1,080,000
Tinagaan Integrated School	382,000	248,000	630,000
Tingalan Integrated School	1,527,000	303,000	1,830,000
Tubajon Integrated School		183,000	183,000
Tuod Integrated School		281,000	281,000
Villanueva National High School	28,655,000	2,012,000	30,667,000

1002	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Villanueva Senior High School			-	563,000

Division of Oroquieta City	60,446,000	5,242,000	65,688,000	1,059,000

Division Office - Proper	1,028,000		1,028,000
Bunga National High School	4,531,000	436,000	4,967,000	150,000
Dullan Integrated School	2,303,000	376,000	2,679,000
Misamis Occidental Science & Technology High School (Pines National High School)	15,461,000	1,030,000	16,491,000	234,000
Mobod Integrated School	8,693,000	842,000	9,535,000	151,000
Oroquieta Agro-Industrial School (Oroquieta City National High School)	7,008,000	473,000	7,481,000	150,000
Oroquieta National High School - Clarin Settlement Campus		280,000	280,000
Rizal National High School	3,706,000	355,000	4,061,000
Sebucal Integrated School	2,303,000	272,000	2,575,000
Senote National High School	3,742,000	418,000	4,160,000	150,000
Talairon National High School	11,671,000	760,000	12,431,000	224,000

Division of Ozamiz City	81,514,000	8,612,000	90,126,000	1,439,000

Division Office - Proper	1,617,000		1,617,000
Calabayan National High School	10,594,000	863,000	11,457,000	224,000
Cogon Integrated School	2,697,000	376,000	3,073,000
Cruz Lanzado Saligan Integrated School		246,000	246,000
Gala National High School	3,084,000	369,000	3,453,000
Jacinto Nemeno Integrated School		235,000	235,000
Kinuman Norte National High School	3,948,000	543,000	4,491,000	150,000
Labinay National High School	9,073,000	703,000	9,776,000	150,000
Malaubang Integrated School	6,128,000	670,000	6,798,000
Misamis Annex Integrated School	4,720,000	605,000	5,325,000
Pulot National High School	12,763,000	1,153,000	13,916,000	268,000
San Antonio National High School	6,195,000	842,000	7,037,000	150,000
Stimson Abordo National High School (Montol National High School)	10,596,000	943,000	11,539,000	254,000
Tabid National High School	10,099,000	1,064,000	11,163,000	243,000

Division of Tangub City	76,112,000	8,277,000	84,389,000	2,206,000

Division Office - Proper	1,336,000		1,336,000
Banglay National High School	6,178,000	566,000	6,744,000	150,000
Bintana Integrated School		202,000	202,000
Bongabong National High School	6,356,000	596,000	6,952,000	150,000
Caniangan National High School	6,515,000	706,000	7,221,000	166,000
Lorenzo Tan National High School	18,001,000	1,235,000	19,236,000	438,000
Maloro Integrated School		312,000	312,000
Maquilao Integrated School	5,082,000	573,000	5,655,000	164,000
Mayor Alfonso Tan High School	3,167,000	395,000	3,562,000	150,000
Pangabuan Integrated School	762,000	259,000	1,021,000
Polao Integrated School		199,000	199,000
Silangit National High School	5,637,000	736,000	6,373,000	150,000
Simasay National High School	2,690,000	531,000	3,221,000	150,000
Sta. Maria National High School	6,645,000	844,000	7,489,000	215,000
Sumirap National High School	13,743,000	1,123,000	14,866,000	473,000

Division of Valencia City	51,731,000	9,251,000	60,982,000	2,277,000

Division Office - Proper	1,039,000		1,039,000
Banlag Integrated School	6,295,000	467,000	6,762,000	150,000
Batangan Integrated School		424,000	424,000
Cambangon Integrated School		222,000	222,000
Catumbalon National High School (Valencia National High School - Catumbalon Annex)		815,000	815,000	265,000
Concepcion National High School (Valencia National High School - Concepcion Annex)		621,000	621,000	166,000
Dagatkidavao Integrated School	9,677,000	880,000	10,557,000	150,000
Guinoyoran National High School (Valencia National High School - Guinoyoran Annex)	737,000	860,000	1,597,000	227,000
Lilingayon National High School	6,236,000	722,000	6,958,000	194,000
Lourdes Integrated School	2,792,000	418,000	3,210,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1003
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Lumbo Integrated School		297,000	297,000
Lurugan National High School	19,394,000	1,166,000	20,560,000	280,000
Mt. Nebo Integrated School	4,211,000	382,000	4,593,000	150,000
San Isidro Integrated School		347,000	347,000
Sugod Integrated School		294,000	294,000
Tongantongan National High School (Valencia National High School - Tongantongan Annex)	1,350,000	1,096,000	2,446,000	545,000
Vintar Integrated School		240,000	240,000

Region XI - Davao	1,886,838,000	234,800,000	2,121,638,000	50,810,000

Division of Davao de Oro	461,701,000	50,225,000	511,926,000	10,016,000

Division Office - Proper	9,075,000		9,075,000
Alimadmad Integrated School		257,000	257,000
Anagasi Integrated School	762,000	-	762,000
Andap National High School	5,990,000	646,000	6,636,000	150,000
Anitapan National High School	8,259,000	734,000	8,993,000	150,000
Araibo National High School	2,408,000	499,000	2,907,000	150,000
Awao National High School	7,601,000	759,000	8,360,000	150,000
Babag National High School	10,857,000	987,000	11,844,000	155,000
Bagong Silang National High School	5,723,000	570,000	6,293,000	150,000
Bango National High School	6,684,000	698,000	7,382,000	150,000
Bantacan National High School	11,597,000	1,164,000	12,761,000	190,000
Basak Integrated School		219,000	219,000
Bayabas National High School	6,056,000	606,000	6,662,000	150,000
Belmonte Integrated School		179,000	179,000
Bongabong National High School	13,650,000	1,319,000	14,969,000	228,000
Bongkilaton Integrated School		182,000	182,000
Boringot National High School	3,813,000	444,000	4,257,000
Cabidianan National High School	2,287,000	322,000	2,609,000
Cagan National High School	2,287,000	324,000	2,611,000
Camanlangan National High School	17,165,000	1,504,000	18,669,000	278,000
Camansi National High School	3,813,000	524,000	4,337,000	150,000
Canidkid Integrated School		222,000	222,000
Casoon National High School	3,179,000	660,000	3,839,000	150,000
Cogonon Integrated School		252,000	252,000
Consuelo M. Valderrama National High School	6,729,000	693,000	7,422,000	150,000
Corazon C. Aquino National High School		480,000	480,000	150,000
Danggayon Integrated School		188,000	188,000
Depot Ancestral Domain National High School	2,287,000	308,000	2,595,000	150,000
Diosdado Macapagal National High School	4,195,000	434,000	4,629,000	150,000
Don Vicente Romualdez National High School	10,089,000	1,006,000	11,095,000	252,000
Elizalde National High School	14,495,000	1,306,000	15,801,000	502,000
Golden Valley National High School	5,720,000	661,000	6,381,000	150,000
Gumayan Integrated School		189,000	189,000
Kao National High School	6,100,000	794,000	6,894,000	150,000
Kapatagan National High School	16,707,000	1,336,000	18,043,000	339,000
Kidawa National High School	5,446,000	668,000	6,114,000	150,000
Langgawisan National High School	4,714,000	644,000	5,358,000	150,000
Lawaan National High School	3,813,000	481,000	4,294,000
Libaylibay National High School	5,720,000	571,000	6,291,000	150,000
Mabuhay National High School	5,338,000	556,000	5,894,000	150,000
Magangit Integrated School		223,000	223,000
Magnaga National High School	19,851,000	1,731,000	21,582,000	429,000
Mangayon National High School	9,901,000	942,000	10,843,000	155,000
Manurigao Integrated School	382,000	229,000	611,000
Maparat National High School	13,716,000	1,235,000	14,951,000	260,000
Mapawa National High School	13,793,000	1,112,000	14,905,000	196,000
Mayaon National High School	5,891,000	673,000	6,564,000	150,000
Melale National High School	13,134,000	1,228,000	14,362,000	265,000
Montevista National High School - Annex (DNAS Campus)		594,000	594,000	150,000
Nabunturan National Comprehensive High School - Magsaysay HS Annex		392,000	392,000
Napnapan National High School	6,604,000	743,000	7,347,000	150,000
New Albay National High School	8,450,000	939,000	9,389,000	158,000
New Kapatagan National High School	2,287,000	476,000	2,763,000	150,000

1004	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
New Leyte National High School	9,322,000	927,000	10,249,000	177,000
New Sibonga National High School	7,671,000	735,000	8,406,000	150,000
Nuevo Iloco National High School	9,685,000	837,000	10,522,000	150,000
Olaycon Integrated School	4,957,000	507,000	5,464,000
Paloc National High School	6,457,000	760,000	7,217,000	150,000
Panansalan Integrated School	1,907,000	293,000	2,200,000
Pangi National High School	4,580,000	447,000	5,027,000	150,000
Panibasan National High School	5,720,000	574,000	6,294,000	150,000
Pasian National High School	9,728,000	884,000	10,612,000	171,000
Pongpong Integrated School		195,000	195,000
San Antonio National High School	7,232,000	713,000	7,945,000	150,000
San Miguel National High School	9,215,000	911,000	10,126,000	179,000
San Vicente Integrated School		235,000	235,000
Siocon National High School	7,384,000	850,000	8,234,000	177,000
Tagugpo National High School	6,906,000	748,000	7,654,000	188,000
Tambongon National High School	18,310,000	1,471,000	19,781,000	380,000
Teresa National High School		234,000	234,000
Tuboran National High School	6,917,000	760,000	7,677,000	150,000
Tubo-tubo National High School	8,528,000	809,000	9,337,000	166,000
Tupaz National High School	7,824,000	935,000	8,759,000	159,000
Ulip National High School	6,839 000	646,000	7,485,000	212,000
Union National High School	15,951,000	1,068,000	17,019,000	150,000
Union National High School - Mt. Diwata High School Annex		783,000	783,000	150,000

Division of Davao City	222,195,000	45,246,000	267,441,000	8,512,000

Division Office - Proper	6,565,000		6,565,000
Acacia National High School		399,000	399,000
Ampon National High School		267,000	267,000
Balah Licosan National High School		218,000	218,000
Balderas Integrated School		197,000	197,000
Bantol National High School		236,000	236,000
Baracayo Integrated School		236,000	236,000
Bartolome Integrated School		231,000	231,000
Bayabas Integrated School		230,000	230,000
Bayanihan Integrated School		251,000	251,000
Bernardino B. Bosque, Sr. National High School	21,896,000	1,641,000	23,537,000	210,000
Betan Integrated School		174,000	174,000
Biao National High School - Talandang High School Annex		411,000	411,000	150,000
Binugao National High School - Baracatan National High School	397,000	605,000	1,002,000	150,000
Buatan National High School		234,000	234,000
Buda National High School	6,798,000	744,000	7,542,000	199,000
Buhisan National High School		469,000	469,000
Butay National High School		185,000	185,000
Cabonbon National High School		230,000	230,000
Camansi National High School	4,925,000	689,000	5,614,000	150,000
Carmen Integrated School		197,000	197,000
Catigan National High School		390,000	390,000
Communal National High School		546,000	546,000
Dalagdag National High School		242,000	242,000	150,000
Datu Duyan National High School		255,000	255,000
Datu Lompipi National High School		213,000	213,000
Davao City Special School	11,416,000	971,000	12,387,000	150,000
Dominga National High School		221,000	221,000
Dumoy National High School		325,000	325,000
E. Ramos National High School	7,049,000	825,000	7,874,000	150,000
Elias B. Lopez Memorial National High School	5,608,000	780,000	6,388,000	150,000
Elias P. Dacudao Gumalang School of Home Industries	5,231,000	824,000	6,055,000	150,000
Erico T. Nograles National High School-B	6,131,000	717,000	6,848,000
Gasco & Centina Integrated School		241,000	241,000
GSIS Heights National High School		304,000	304,000
Gumitan National High School		193,000	193,000
lnayangan High School	3,944,000	685,000	4,629,000
Jose T. Quiboloy, Sr. National High School		644,000	644,000	179,000
Kanacan National High School		190,000	190,000
Labo National High School		222,000	222,000
Lacson Integrated School		270,000	270,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1005
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Laho Integrated School		172,000	172,000
Lamanan National High School	6,777,000	732,000	7,509,000	157,000
Lamanan National High School - Saloy National High School	4,316,000	554,000	4,870,000
Langub National High School		281,000	281,000
Lorenzo Latawan National High School		464,000	464,000
Lower Tamugan National High School - Suawan High School Annex		658,000	658,000	150,000
Lumatag National High School		236,000	236,000
Lumiad National High School		189,000	189,000
M. Guloman Integrated School		212,000	212,000
Ma. Cristina P. Belcar Agricultural High School	11,092,000	764,000	11,856,000	150,000
Mabuhay National High School		194,000	194,000
Magsaysay National High School		241,000	241,000
Magtuod National High School		605,000	605,000	150,000
Mahayag National High School	15,181,000	1,361,000	16,542,000	311,000
Malabog National High School - Sumimao National High School	1,149,000	425,000	1,574,000	150,000
Malamboon Integrated School		209,000	209,000
Malikongkong National High School		249,000	249,000
Mangmang and Canoy Integrated School		216,000	216,000
Mapula National High School		251,000	251,000
Marilog High School of Agriculture	5,591,000	624,000	6,215,000	150,000
Marilog National High School - Malamba High School Annex	3,953,000	512,000	4,465,000	150,000
Marilog National High School - Marahan National High School	6,608,000	717,000	7,325,000	150,000
Matina Biao National High School		263,000	263,000
Matina Pangi National High School		353,000	353,000
Mt. Apo National High School		227,000	227,000
Namnam National High School		204,000	204,000
New Valencia integrated School		204,000	204,000
Optaciano Hilay National High School	8,064,000	611,000	8,675,000	150,000
Optaciano Hilay National High School - Mulig National High School Annex	5,194,000	608,000	5,802,000	150,000
Pablo M. Piatos Sr. Integrated School		273,000	273,000
Pamantawan Integrated School		210,000	210,000
Pangyan National High School		205,000	205,000
Panulawan Integrated School		210,000	210,000
Paquibato National High School	11,630,000	1,181,000	12,811,000	226,000
Paquibato National High School - Panaga National High School	5,847,000	666,000	6,513,000	150,000
Paradise Embac National High School	7,789,000	618,000	8,407,000	150,000
Patag National High School		211,000	211,000
Pilar P. Rodriguez Integrated School		314,000	314,000
Ruferto F. Capulong National High School		207,000	207,000
Salaysay National High School		429,000	429,000
San Isidro Integrated School		215,000	215,000
San Miguel Integrated School		334,000	334,000
San Pablo Integrated School		190,000	190,000
SHS within CP Garcia ES (formerly in Sta. Ana ES)			-	2,223,000
Soledad R. Duterte National High School		334,000	334,000
Sta. Maria Integrated School		201,000	201,000
Sto. Niño National High School	12,801,000	1,224,000	14,025,000	326,000
Sumilop National High School		193,000	193,000
Tacunan National High School		767,000	767,000	365,000
Taga-ibo National High School		194,000	194,000
Tagakpan National High School - Guianga National High School	8,502,000	892,000	9,394,000	170,000
Tambobong National High School	388,000	593,000	981,000	150,000
Tapak National High School		244,000	244,000
Telesforo S. Singson National High School	6,383,000	705,000	7,088,000	204,000
Tibuloy National High School		222,000	222,000
Tugbok National High School	7,651,000	1,120,000	8,771,000	321,000
Tungkalan National High School		434,000	434,000
Ula National High School		273,000	273,000
Upian National High School		211,000	211,000
V. Bontilao Sr. Integrated School		203,000	203,000
Vicenta C. Nograles National High School		1,203,000	1,203,000	321,000
Victor Bernal Integrated School		206,000	206,000
Waan National High School	5,116,000	612,000	5,728,000	150,000
Wangan National High School	8,203,000	914,000	9,117,000	150,000

1006	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Division of Davao del Norte	268,378,000	29,784,000	298,162,000	7,072,000

Division Office - Proper	5,098,000		5,098,000
Alejal National High School	14,746,000	1,225,000	15,971,000	209,000
Anibongan National High School	8,841,000	863,000	9,704,000	252,000
Balagunan National High School	10,163,000	803,000	10,966,000	188,000
Benigno Q. Martir National High School	2,669,000	576,000	3,245,000	150,000
Butay Integrated School	1,149,000	322,000	1,471,000
Cabadiangan Integrated School		266,000	266,000
Dagohoy National High School	3,440,000	331,000	3,771,000	150,000
Datu Balong National High School	11,194,000	975,000	12,169,000	226,000
Datu Jose A. Libayao Memorial National High School	7,906,000	812,000	8,718,000	190,000
Davao del Norte Regional Sports Academy		188,000	188,000	150,000
Doña Carmen Soriano National High School	10,444,000	1,056,000	11,500,000	232,000
Dugayan National High School	4,195,000	440,000	4,635,000	150,000
Gupitan Integrated School	2,669,000	402,000	3,071,000	150,000
Igangon Integrated School	2,287,000	418,000	2,705,000
Kamansi Integrated School		195,000	195,000
Kapalong National High School - Capungagan National High School Annex		787,000	787,000	222,000
Kapatagan Integrated School	2,390,000	483,000	2,873,000	150,000
Kinamayan Integrated School	5,732,000	717,000	6,449,000	150,000
La Libertad National High School	10,767,000	847,000	11,614,000	228,000
La Paz National High School	7,533,000	692,000	8,225,000	150,000
Limbaan National High School	14,170,000	1,144,000	15,314,000	280,000
Linao National High School	8,112,000	886,000	8,998,000	184,000
Lumabag Integrated School	762,000	269,000	1,031,000
Luna National High School	10,875,000	869,000	11,744,000	175,000
Mabantao National High School	7,275,000	661,000	7,936,000	150,000
Mabuhay National High School	5,687,000	655,000	6,342,000	150,000
Macgum Integrated School	1,146,000	351,000	1,497,000	150,000
Magatos Integrated School		314,000	314,000
Magwawa Integrated School	762,000	388,000	1,150,000	150,000
Mangguangan Integrated School		208,000	208,000
Marsman National High School	5,797,000	712,000	6,509,000	150,000
Mesaoy National High School	9,237,000	796,000	10,033,000	179,000
Mesolong Integrated School	3,813,000	401,000	4,214,000
Naseco Integrated School	762,000	268,000	1,030,000
Nasilaban Integrated School	1,912,000	312,000	2,224,000
Paiton Integrated School	1,527,000	241,000	1,768,000
Palma Gil Integrated School		201,000	201,000
Pinamuno National High School	2,685,000	446,000	3,131,000	150,000
Ramon S. Segundo Sr. National High School		287,000	287,000	150,000
Rizal Integrated School	762,000	276,000	1,038,000
Salvacion National High School	13,819,000	1,109,000	14,928,000	281,000
Sampao Integrated School	3,813,000	554,000	4,367,000	150,000
Semong National High School	6,440,000	627,000	7,067,000	150,000
Sonlon National High School	12,445,000	972,000	13,417,000	270,000
Sta. Fe National High School	4,268,000	448,000	4,716,000	150,000
Sua-on National High School	7,572,000	768,000	8,340,000	150,000
Tanglaw National High School	8,961,000	895,000	9,856,000	588,000
Tibucag Integrated School	1,156,000	310,000	1,466,000
Tubod National High School	15,499,000	1,192,000	16,691,000	275,000
Tulalian National High School	7,898,000	826,000	8,724,000	243,000

Division of Davao del Sur	177,102,000	18,088,000	195,190,000	2,629,000

Division Office - Proper	3,441,000		3,441,000
Bangkal National High School	11,869,000	1,227,000	13,096,000	203,000
Bato National High School	8,701,000	899,000	9,600,000	150,000
Felipe - Inocencia Deluao National High School	4,394,000	653,000	5,047,000	150,000
Hagonoy National High School - Sacub High School Annex	7,007,000	804,000	7,811,000	217,000
Kasuga National High School	2,684,000	476,000	3,160,000
Kimlawis National High School	2,669,000	340,000	3,009,000
Lapulabao National High School		428,000	428,000
Libertad National High School	3,884,000	438,000	4,322,000
Lower Bala National High School	9,921,000	1,042,000	10,963,000	327,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1007
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Mabuhay National High School	6,169,000	622,000	6,791,000	150,000
Malinao National High School of Arts and Trade	4,354,000	490,000	4,844,000
Manuel Francisco C. Ramos, Sr. National High School	10,343,000	851,000	11,194,000
Maria Cleta R. Delos Cientos National High School	4,997,000	601,000	5,598,000
Molopolo National High School	18,980,000	1,416,000	20,396,000	288,000
New Clarin National High School	6,206,000	614,000	6,820,000
New Katipunan National High School	4,576,000	577,000	5,153,000
Pedro A. Arches National High School (Managa National High School)	15,389,000	1,163,000	16,552,000	243,000
Perfecto O. Sagarino, Sr. National High School	3,056,000	425,000	3,481,000
Salud Cagas Technical & Vocational High School	4,991,000	842,000	5,833,000	173,000
San Isidro National High School	4,966,000	556,000	5,522,000
Sibulan National High School	6,194,000	608,000	6,802,000	150,000
Sinawilan National High School	14,654,000	1,023,000	15,677,000	150,000
Tacul Agricultural High School (Tacul National High School)	13,916,000	1,170,000	15,086,000	278,000
Tudaya National High School	3,741,000	472,000	4,213,000	150,000
Zosimo S. Magdadaro National High School		351,000	351,000

Division of Davao Occidental	161,378,000	21,311,000	182,689,000	3,663,000

Division Office - Proper	3,116,000		3,116,000
Aldo Pagagao Integrated School		305,000	305,000
Antonio T. Doromal National High School		285,000	285,000
Balangonan National High School	7,064,000	737,000	7,801,000	150,000
Benjamin Velasco Bautista Sr. National High School	6,543,000	846,000	7,389,000	214,000
B'laan National High School	9,917,000	858,000	10,775,000	188,000
Bolila National High School		314,000	314,000	150,000
Bolo Bolo Integrated School		272,000	272,000
Buhangin National High School		249,000	249,000
Bukid Integrated School		207,000	207,000
Calian National High School		389,000	389,000
Clotildo Reyes Barrios Sr. National High School		372,000	372,000
Corona A. Cabanilla National High School		276,000	276,000
Demolok Valley National High School	12,789,000	1,223,000	14,012,000	203,000
Don Marcelino National High School	16,634,000	1,321,000	17,955,000	377,000
Emeliano S. Fontanares Sr. National High School	2,669,000	433,000	3,102,000	150,000
Ernesto Balindan Sumba National High School		319,000	319,000
Ernesto Lopez National High School		311,000	311,000
Fishing Village Comprehensive National High School	21,317,000	1,579,000	22,896,000	222,000
Gaspar Danwata National High School		335,000	335,000
Harden Joyce Integrated School		279,000	279,000
John Martin Johnson National High School	13,400,000	1,240,000	14,640,000	151,000
Jose de Arce Memorial High School (Sangkokdatal National High School)	4,644,000	439,000	5,083,000	150,000
Kidaman Integrated School		208,000	208,000
Kinangan Integrated School		209,000	209,000
Lacaron National High School		271,000	271,000	150,000
Lawa National High School	15,172,000	1,417,000	16,589,000	511,000
Luisa Joyce Mallari National High School	6,100,000	631,000	6,731,000	150,000
Mangile National High School		441,000	441,000
Mariano Anoy Sangay Integrated School		300,000	300,000
Patuko Integrated School		296,000	296,000
Pedro Mariscal National High School	3,813,000	523,000	4,336,000	150,000
Sta. Maria National High School	8,843,000	777,000	9,620 000	150,000
Tabayon National High School		395,000	395,000
Tamaing Tribal National High School		295,000	295,000
TFS of Tambelang Integrated School		208,000	208,000
Ticulon National High School	12,429,000	1,060,000	13,489,000	215,000
Tingolo Integrated School		201,000	201,000
Tomas Lim Alcordo, Sr. National High School	4,195,000	477,000	4,672,000	150,000
Tubalan Comprehensive National High School	12,733,000	1,013,000	13,746,000	232,000

Division of Davao Oriental	315,007,000	33,062,000	348,069,000	7,311,000

Division Office - Proper	5,800,000		5,800,000
Alegria Integrated School		205,000	205,000
Aliwagwag Integrated School		176,000	176,000
Bagumbayan Agro-Industrial High School	6,530,000	668,000	7,198,000	163,000

1008	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Bantay Integrated School		195,000	195,000
Binaton Integrated School		197,000	197,000
Binondo Integrated School	1,527,000	367,000	1,894,000
Bitaogan National High School	7,928,000	770,000	8,698,000	150,000
Boston National High School	19,035,000	1,418,000	20,453,000	387,000
Butay Integrated School		253,000	253,000
Caatijan National High School	3,052,000	458,000	3,510,000
Calapagan National High School	6,089,000	586,000	6,675,000	150,000
Coog Integrated School		276,000	276,000
Corporacion National High School		206,000	206,000
Crispin E. Rojas National High School	16,461,000	1,473,000	17,934,000	380,000
Del Pilar National High School	4,626,000	561,000	5,187,000	150,000
Don Mariano Marcos National High School	5,510,000	483,000	5,993,000	150,000
Evaristo Moralizon National Vocational High School	21,436,000	1,792,000	23,228,000	569,000
Jose Antop Sr. San Isidro Integrated School	1,907,000	391,000	2,298,000
Kinablangan National High School	13,590,000	1,163,000	14,753,000	277,000
Lavigan National High School	6,219,000	658,000	6,877,000	163,000
Leandro G. Japos National High School	5,878,000	592,000	6,470,000	150,000
Lucatan Integrated School		184,000	184,000
Macangao Agricultural Vocational High School	8,795,000	691,000	9,486,000	150,000
Magdug National High School		213,000	213,000
Manay National High School	19,947,000	1,463,000	21,410,000	460,000
Manuel L. Nasser, Sr. National High School (La Union National High School)	8,160,000	828,000	8,988,000	150,000
Marayag National High School	6,678,000	638,000	7,316,000	150,000
Maylaya Integrated School	1,527,000	264,000	1,791,000
Mc Arthur S. Madani Integrated School		171,000	171,000
Modesto T. Veroy, Sr. Integrated School		180,000	180,000
Nangan National High School	15,458,000	1,358,000	16,816,000	293,000
Old Macopa National High School	4,211,000	544,000	4,755,000	150,000
Oregon Integrated School		198,000	198,000
Our Lady of Guadalupe National High School	8,468,000	766,000	9,234,000	177,000
Pagulusngan Integrated School		168,000	168,000
Paniquian National High School	6,463,000	608,000	7,071,000	150,000
Pantuyan National High School	7,479,000	714,000	8,193,000	150,000
Paulina Gambong Abayon National High School	3,813,000	725,000	4,538,000	150,000
Pundaguitan National High School	6,247,000	661,000	6,908,000	153,000
Puntalinao National High School	6,743,000	722,000	7,465,000	150,000
San Antonio National High School	7,694,000	631,000	8,325,000	150,000
San Isidro Integrated School		218,000	218,000
San Lorenzo Integrated School		178,000	178,000
San Luis National High School	13,957,000	1,119,000	15,076,000	281,000
Sangab National High School	5,858,000	649,000	6,507,000	150,000
Santiago National High School	5,959,000	665,000	6,624,000	150,000
Sigaboy Agricultural Vocational High School	14,511,000	1,246,000	15,757,000	615,000
Spur 2 Integrated School		174,000	174,000
Tagboa Agri-Vocational High School	1,907,000	506,000	2,413,000	150,000
Tagugpo National High School	6,657,000	675,000	7,332,000	150,000
Talisay National High School		211,000	211,000
Taocanga Integrated School	1,527,000	329,000	1,856,000
Tarragona National High School	25,833,000	1,552,000	27,385,000	543,000
Taytayan Integrated School		357,000	357,000
Tiombocan National High School	1,527,000	227,000	1,754,000	150,000
Tubaon National High School		341,000	341,000

Division of Digos City	27,855,000	5,332,000	33,187,000	2,033,000

Division Office - Proper	756,000		756,000
Dawis National High School	3,077,000	486,000	3,563,000
Digos City National High School - Balabag High School Annex		370,000	370,000
Digos City National High School - lgpit High School Annex		609,000	609,000
Digos City National High School - Soong High School Annex		403,000	403,000
Goma National High School	2,287,000	412,000	2,699,000	150,000
Kapatagan National High School	14,689,000	1,334,000	16,023,000	331,000
Matti National High School		982,000	982,000	288,000
Ruparan National High School	7,046,000	736,000	7,782,000	150,000
SHS in Digos City			-	1,114,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1009
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Division of Island Garden City of Samal	102,783,000	11,213,000	113,996,000	3,370,000

Division Office - Proper	1,820,000		1,820,000
Anonang National High School	9,306,000	896,000	10,202,000	261,000
Balet National High School	5,651,000	616,000	6,267,000	150,000
Bandera National High School	3,817,000	636,000	4,453,000	150,000
Cogon National High School	9,421,000	917,000	10,338,000	226,000
Del Monte National High School	7,125,000	713,000	7,838,000	164,000
Diosdado Alorro Sr. National High School	2,677,000	530,000	3,207,000	150,000
Don Esteban Dasalla National High School	5,206,000	627,000	5,833,000	150,000
Gamban Dadatan National High School	2,669,000	362,000	3,031,000	150,000
Kaputian National High School	8,470,000	858,000	9,328,000	150,000
Libertad National High School	4,576,000	554,000	5,130,000	150,000
Limao National High School	3,071,000	531,000	3,602,000	150,000
Matanos National High School	10,356,000	802,000	11,158,000	150,000
San Antonio National High School	4,737,000	469,000	5,206,000
San Isidro Integrated School	2,296,000	411,000	2,707,000
San Jose National High School	2,690,000	439,000	3,129,000	150,000
SHS w/in Penaplata Central ES			-	665,000
Sta. Cruz National High School	10,610,000	917,000	11,527,000	254,000
Tagbitan-ag Nationall High School	5,608,000	538,000	6,146,000	150,000
Tagpopongan National High School	2,677,000	397,000	3,074,000	150,000

Division of Mati City	96,323,000	11,583,000	107,906,000	2,230,000

Division Office - Proper	1,796,000		1,796,000
Badas National High School	11,433,000	926,000	12,359,000	283,000
Bobon National High School	9,975,000	966,000	10,941,000	150,000
Buso National High School	9,005,000	814,000	9,819,000	150,000
Cabuaya integrated School		280,000	280,000
City of Mati National High School		293,000	293,000
Culian Integrated School		185,000	185,000
Davao Oriental Regional Science High School	10,598,000	2,277,000	12,875,000	418,000
Don Enrique Lopez National High School	4,729,000	503,000	5,232,000	150,000
Don Salvador Lopez National High School	9,354,000	901,000	10,255,000	150,000
Dona Rosa Garcia Rabat Memorial National High School	7,716,000	624,000	8,340,000
Lanca Integrated School		207,000	207,000
Lawigan National High School	5,856,000	616,000	6,472,000	150,000
Libudon National High School	9,823,000	766,000	10,589,000	179,000
Licop Integrated School	1,907,000	338,000	2,245,000	150,000
Luban Integrated Schoo		219,000	219,000
Macambol National High School	2,370,000	506,000	2,876,000	150,000
Mayo National High School	6,245,000	623,000	6,868,000	150,000
Taguibo Agricultural Vocational High School	5,516,000	539,000	6,055,000	150,000

Division of Panabo City	36,679,000	5,386,000	42,065,000	3,282,000

Division Office - Proper	956,000		956,000
Cagangohan National High School		565,000	565,000
Kasilak National High School		284,000	284,000
Kauswagan National High School	8,334,000	779,000	9,113,000	150,000
Little Panay National High School	4,445,000	616,000	5,061,000	150,000
Mabunao National High School	2,416,000	447,000	2,863,000	150,000
Malativas National High School	4,018,000	540,000	4,558,000	150,000
Manay National High School	9,127,000	899,000	10,026,000	193,000
Panabo City Senior High School			-	2,189,000
Panabo National High School - Quezon High School	1,550,000	627,000	2,177,000	150,000
Sindaton National High School	5,833,000	629,000	6,462,000	150,000

Division of Tagum City	17,437,000	3,570,000	21,007,000	692,000

Division Office - Proper	737,000		737,000
Busaon Integrated School	4,957,000	686,000	5,643,000	150,000
Canocotan National High School	4,496,000	1,076,000	5,572,000	242,000
Liboganon Integrated School	3,052,000	604,000	3,656,000	150,000
Magdum National High School		569,000	569,000
Pandapan Integrated School	4,195,000	635,000	4,830,000	150,000

1010	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Region XII—SOCCSKSARGEN	2,623,358,000	287,297,000	2,910,655,000	63,389,000

Division of Cotabato	893,784,000	88,266,000	982,050,000	16,917,000

Division Office - Proper	17,183,000		17,183,000
Agriculture National High School	10,990,000	816,000	11,806,000
Agriculture National High School - Baliki Annex		317,000	317,000
Agustin M. Valdevieso, Sr. National High School (Matalam National High School - Brgy. Linao, Marva Annex)	8,457,000	854,000	9,311,000	150,000
Aleosan National High School	11,117,000	988,000	12,105,000	294,000
Aleosan National High School - Pagangan Annex	10,397,000	802,000	11,199,000	150,000
Antipas National High School - Malire Annex	394,000	358,000	752,000
Aringay National High School	7,123,000	814,000	7,937,000	228,000
Arizona National High School	5,996,000	522,000	6,518,000	150,000
B.A. Calamba National High School	8,681,000	765,000	9,446,000	283,000
Badiangon National High School (Greenfield National High School - Badiangon Annex)	4,950,000	458,000	5,408,000
Bagumbayan High School	3,253,000	351,000	3,604,000
Balong High School		293,000	293,000
Banayal National High School	7,543,000	745,000	8,288,000	252,000
Banayal National High School - Bacong Annex		379,000	379,000
Bannawag National High School	6,699,000	691,000	7,390,000	150,000
Barongis High School	3,987,000	416,000	4,403,000
Basak National High School	7,498,000	739,000	8,237,000	150,000
Bentangan High School	4,351,000	467,000	4,818,000	150,000
Bialong High School		239,000	239,000
Binoongan High School	2,693,000	341,000	3,034,000
Bongolanon High School	1,912,000	361,000	2,273,000	150,000
Buenavida National High School (New Israel National High School - Buenavida Annex)	3,652,000	385,000	4,037,000
Buhay High School	1,550,000	311,000	1,861,000
Bulakanon National High School	12,386,000	1,243,000	13,629,000	316,000
Cabilao High School	1,915,000	349,000	2,264,000
Calunasan National High School	6,126,000	486,000	6,612,000
Camutan National High School	3,634,000	452,000	4,086,000
Carmen National High School - Liliongan Annex	4,656,000	609,000	5,265,000	150,000
Carmen National High School - Ranzo Annex	4,259,000	628,000	4,887,000	151,000
Carmen National High School - Tonganon Annex	1,168,000	393,000	1,561,000
Carugmanan National High School		353,000	353,000
Cesar. C. Cabaya, Sr. High School	2,287,000	394,000	2,681,000
Dado National High School	15,489,000	1,312,000	16,801,000	505,000
Dalapitan National High School	12,379,000	1,071,000	13,450,000	272,000
Dallag National High School (Greenfield National High School - Dallag Annex)	5,557,000	570,000	6,127,000	150,000
Datu Bitol Mangansakan Memorial High School	7,413,000	638,000	8,051,000
Datu Dalandag National High School (Pikit National High School - Datu Dalandag Memorial Annex)	6,734,000	681,000	7,415,000	155,000
Datu Guiabo High School	762,000	262,000	1,024,000
Datu Ladayon High School	2,752,000	296,000	3,048,000
Datu Mantangkil High School		209,000	209,000
Dimakanit National High School	3,389,000	424,000	3,813,000
Don Antonio Jayme Memorial National High School	8,314,000	692,000	9,006,000	196,000
Dualing National High School	12,300,000	988,000	13,288,000	369,000
Dualing National High School - Katalicanan Annex	778,000	717,000	1,495,000	157,000
Elpidio Singco High School	3,259,000	372,000	3,631,000
F. A. Andolana Memorial High School (Greenfield National High School - Sto. Niño Annex)	4,760,000	511,000	5,271,000	150,000
Garsika National High School	382,000	350,000	732,000
Generoso A. Reovoca Sr. High School		246,000	246,000
Greenhill High School	2,420,000	366,000	2,786,000
Ilustre National High School (President Roxas National High School - Ilustre Annex)	4,358,000	536,000	4,894,000	150,000
Inac High School	2,287,000	318,000	2,605,000
Indangan National High School	5,209,000	497,000	5,706,000
James Q. Llaban, Sr. High School	1,527,000	239,000	1,766,000
Jose Rizal National High School	7,593,000	647,000	8,240,000	164,000
Juan Dillo Memorial High School	2,706,000	343,000	3,049,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1011
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Kabacan National High School - Doña Josefa Malamote Annex	3,986,000	436,000	4,422,000	150,000
Kabacan National High School - Osias Annex	3,643,000	478,000	4,121,000
Kabacan National High School - Upper Paatan Annex	2,983,000	358,000	3,341,000
Kabalantian National High School (Greenfield National High School - Kabalantian Annex)	7,322,000	694,000	8,016,000	150,000
Kabulacan National High School	5,384,000	542,000	5,926,000
Kamarahan National High School	6,401,000	509,000	6,910,000
Kamasi National High School	3,595,000	364,000	3,959,000
Katipunan National High School (Greenfield National High School - Katipunan Annex)	6,706,000	776,000	7,482,000	285,000
Kiaring High School	4,727,000	489,000	5,216,000
Kibia National High School	8,334,000	848,000	9,182,000	209,000
Kibudtungan National High School	14,182,000	1,039,000	15,221,000	354,000
Kisante National High School - Batasan Annex	385,000	582,000	967,000	150,000
Kisante National High School Annex - Bienvenido T. Ortega High School	1,165,000	385,000	1,550,000
Kisante National High School Annex - Ste. Niño High School		304,000	304,000
Kitub-bao National High School	17,608,000	1,561,000	19,169,000	491,000
Kitubod High School	5,510,000	537,000	6,047,000	150,000
Ladtingan National High School		461,000	461,000
Lampayan National High School	6,976,000	623,000	7,599,000	150,000
Lanao-Kuran National Vocational and Technical High School	3,231,000	373,000	3,604,000	150,000
Leonardo Romero Sr. High School	802,000	393,000	1,195,000
Lika National High School - Katipunan Annex	1,227,000	349,000	1,576,000
Luayon National High School (New Israel National High School - Luayon Annex)	3,948,000	411,000	4,359,000
Lumayong High School (Kabacan National High School - Lumayong Annex)	10,145,000	793,000	10,938,000	150,000
Luz Village High School	765,000	284,000	1,049,000
Magpet National High School - Albayon Annex	2,075,000	357,000	2,432,000
Magpet National High School - Balite Annex	4,000,000	369,000	4,369,000	150,000
Magpet National High School - Mahongkog Annex	4,006,000	410,000	4,416,000	150,000
Makalangot Integrated School	3,195,000	393,000	3,588,000
Malabuan National High School (Bulakanon National High School - Malabuan Annex)	8,536,000	757,000	9,293,000	171,000
Malamote National High School (Kimagango National High School - Malamote Annex)	5,066,000	570,000	5,636,000
Malapag National High School	17,522,000	1,319,000	18,841,000	344,000
Malasila National Vocational and Technical High School	10,439,000	1,081,000	11,520,000	336,000
Malatab National High School	5,582,000	683,000	6,265,000	150,000
Malibatuan National High School	8,492,000	623,000	9,115,000	150,000
Malibatuan National High School - Ganatan Annex	385,000	324,000	709,000
Malinao National High School	25,864,000	1,664,000	27,528,000	635,000
Malinao National High School Annex - Pinamulan High School		339,000	339,000
Malungon High School	3,182,000	342,000	3,524,000
Manglicmot High School	5,592,000	479,000	6,071,000
Manobisa High School	1,907,000	440,000	2,347,000
Manobo National High School	7,593,000	721,000	8,314,000	158,000
Manuangan National High School	7,589,000	649,000	8,238,000	155,000
Manumba National High School (Magpet National High School - Tagbak Annex)	5,687,000	559,000	6,246,000	150,000
Marbel National High School	6,202,000	501,000	6,703,000
Marciano Dahan High School	6,979,000	754,000	7,733,000	190,000
Mariano Untal National High School (Bagontapay National High School)	16,399,000	1,482,000	17,881,000	779,000
Matalam National High School - Brgy. Poblacion Datu Ambil Annex	1,575,000	417,000	1,992,000
Matalam National High School Brgy. Linao - Alimodian Annex	8,779,000	661,000	9,440,000	150,000
Mayor Gil Manalo High School (Kabacan National High School - Katidtuan Annex)	6,265,000	674,000	6,939,000
Meocan High School	7,434,000	755,000	8,189,000	191,000
M’lang National High School - Lepaga Annex	3,837,000	488,000	4,325,000
Napalico National Vocational High School	2,811,000	359,000	3,170,000
New Caridad National Vocational and Technical High School	3,188,000	367,000	3,555,000
New Cebu National High School	8,495,000	662,000	9,157,000	150,000
New Israel National High School	7,045,000	620,000	7,665,000	150,000

1012	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
New Rizal National High School (Tawantawan National High School)	8,372,000	735,000	9,107,000	150,000
Nicaan National High School	19,462,000	1,198,000	20,660,000	441,000
Nueva Vida National High School	15,052,000	1,056,000	16,108,000	272,000
Padura-Espabo High School	7,233,000	650,000	7,883,000
Panicupan High School		217,000	217,000
Patindeguen National High School	7,526,000	689,000	8,215,000	150,000
Pigcawaran National High School	6,935,000	523,000	7,458,000	150,000
Pigcawayan National High School - New Culasi Annex		252,000	252,000
Presbitero National High School	21,559,000	1,554,000	23,113,000	659,000
President Roxas National High School - Datu Inda Annex	1,156,000	333,000	1,489,000
President Roxas National High School - Idaoman Annex	385,000	376,000	761,000
Rangyen High School	4,794,000	482,000	5,276,000
Ricardo L. Ipong National High School (Kisante National High School - Old Bulatukan Annex)	9,779,000	819,000	10,598,000	239,000
Saguing National High School	4,785,000	475,000	5,260,000
Salama National High School	5,725,000	592,000	6,317,000	150,000
Sallab High School	2,293,000	403,000	2,696,000
Salunayan National High School	15,535,000	1,207,000	16,742,000	329,000
Sarayan National High School	10,083,000	710,000	10,793,000	150,000
Sibsib National High School	13,670,000	989,000	14,659,000	361,000
Silik National High School	19,044,000	1,495,000	20,539,000	571,000
Sinawingan National High School	11,201,000	972,000	12,173,000	217,000
Sta. Maria High School	5,499,000	489,000	5,988,000
Taguranao High School	4,358,000	433,000	4,791,000
Takepan National High School	21,736,000	1,325,000	23,061,000	378,000
Takepan National High School - Sultan Memorial Annex	9,663,000	861,000	10,524,000	159,000
Tambad High School	3,052,000	452,000	3,504,000
Temporan National High School (Magpet National High School - Temporan Annex)	2,880,000	440,000	3,320,000	150,000
Tuael National High School	5,937,000	485,000	6,422,000
Tubak National High School	15,615,000	977,000	16,592,000	268,000
Tubak National High School - Pentil Annex	3,098,000	496,000	3,594,000
Tubak National High School - Tomado Annex	4,227,000	540,000	4,767,000
Tukuran T. Kendenga High School	1,534,000	258,000	1,792,000
Tulunan National High School - Minapan Integrated School Annex	7,390,000	776,000	8,166,000	245,000
Victor S. Manlinoc High School	1,907,000	269,000	2,176,000
Villarica National High School	18,085,000	1,315,000	19,400,000	338,000
Yanson High School	4,243,000	411,000	4,654,000

Division of General Santos City	212,154,000	21,565,000	233,719,000	5,229,000

Division Office - Proper	4,332,000		4,332,000
Antonino G. Busano, Sr. High School (Conel National High School)	22,399,000	1,505,000	23,904,000	369,000
Bawing High School	17,740,000	1,436,000	19,176,000	407,000
Buayan National High School	25,148,000	1,488,000	26,636,000	196,000
Buayan National High School - Baluan Annex	3,564,000	844,000	4,408,000	210,000
Buscano High School (A.G. Buscano, Sr. High School Annex)	388,000	379,000	767,000	150,000
Dadiangas North High School	726,000	1,543,000	2,269,000	497,000
Engracia L. Valdomar National High School	17,881,000	1,519,000	19,400,000	305,000
General Santos City High School - Banisil Annex	28,714,000	2,278,000	30,992,000	640,000
General Santos City High School - Lanton Annex	4,127,000	1,154,000	5,281,000	242,000
General Santos City SPED Integrated School	43,656,000	3,528,000	47,184,000	683,000
Ireneo Santiago National High School - Datu B. Balunto Annex	1,183,000	634,000	1,817,000	150,000
Johnny Ang National High School	19,142,000	1,504,000	20,646,000	235,000
Labangal National High School - Ligaya Annex	1,168,000	445,000	1,613,000	150,000
Labangal National High School - Pao-Pao High School Annex	1,174,000	507,000	1,681,000	150,000
Labangal National High School - Upper Labay Annex	1,205,000	458,000	1,663,000	150,000
Lagao National High School Annex	1,168,000	543,000	1,711,000	150,000
Samboang - Ngilay High School	4,673,000	577,000	5,250,000	150,000
Tinagacan National High School	13,766,000	1,223,000	14,989,000	395,000

Division of Kidapawan City	108,672,000	11,602,000	120,274,000	2,376,000

Division Office - Proper	2,025,000		2,025,000
Amas National High School - Patadon Annex	4,445,000	461,000	4,906,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1013
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Binoligan Integrated School	3,250,000	391,000	3,641,000
Datu Igwas IP Integrated School	1,146,000	277,000	1,423,000
Gayola National High School (Amas National High School - Gayola National High School Annex)	4,385,000	455,000	4,840,000	150,000
Juan L. Gantuangco School of Arts & Trades	7,092,000	805,000	7,897,000	224,000
Juan P. Jalipa Memorial High School	7,692,000	785,000	8,477,000	150,000
Kalaisan National High School	7,948,000	856,000	8,804,000	215,000
Lake Agco Integrated School	3,730,000	357,000	4,087,000
Lanao National High School		276,000	276,000
Linagkob National High School	5,233,000	509,000	5,742,000	150,000
Macebolig Integrated School	3,635,000	416,000	4,051,000
Manongol National High School	8,922,000	815,000	9,737,000	170,000
Marciano Mancera Integrated School	6,338,000	661,000	6,999,000
Mt. Apo National High School	5,639,000	569,000	6,208 000	150,000
Mua-an Integrated School	3,630,000	462,000	4,092,000
Nuangan Integrated School	3,894,000	373,000	4,267,000
Onica National High School	3,332,000	391,000	3,723,000	150,000
Perez Integrated School, Kidapawan	4,955,000	476,000	5,431,000
Puasinda Integrated School	3,625,000	403,000	4,028,000
Saniel Cruz National High School	7,836,000	864,000	8,700,000	717,000
Singao Integrated School	3,648,000	426,000	4,074,000
Spottswood National High School	6,272,000	574,000	6,846,000	150,000

Division of Koronadal City	20,309,000	3,075,000	23,384,000	712,000

Division Office - Proper	629,000		629,000
Concepcion National High School	14,856,000	1,515,000	16,371,000	467,000
Esperanza National High School - Annex, San Jose Campus		899,000	899,000
Rotonda National High School	4,824,000	661,000	5,485,000	245,000

Division of Sarangani	484,982,000	55,902,000	540,884,000	11,953,000

Division Office - Proper	8,956,000		8,956,000
Alabel Integrated School	9,563,000	1,672,000	11,235,000	310,000
Alegria National High School	13,207,000	930,000	14,137,000	323,000
Amado M. Quirit, Sr. National High School	1,550,000	525,000	2,075,000	150,000
Anecito Bartulaba Integrated School	2,697,000	403,000	3,100,000	150,000
Baliton National High School	10,185,000	820,000	11,005,000	150,000
Banata National High School - Malungon Gamay National High School Annex	7,028,000	664,000	7,692,000	150,000
Bangkal Integrated School	765,000	220,000	985,000
Banlas Intergrated School	762,000	216,000	978,000
Banlibato Integrated School	3,084,000	447,000	3,531,000
Batotoling Integrated School		236,000	236,000
Batulaki High School	3,957,000	553,000	4,510,000	150,000
Biangan Integrated School	1,924,000	342,000	2,266,000
B’laan Integrated School	3,628,000	406,000	4,034,000
Blat Integrated School	3,052,000	281,000	3,333,000	150,000
Bongo Integrated School	2,672,000	359,000	3,031,000	150,000
Cabales Enarbia, Sr. Integrated School	10,000,000	983,000	10,983,000	150,000
Cablalan Integrated School	3,564,000	544,000	4,108,000	150,000
Colon National High School - Aniceto Lopez Annex	13,379,000	1,163,000	14,542,000	303,000
Consolacion Integrated School	3,225,000	421,000	3,646,000	150,000
Daan Suyan High School	7,021,000	725,000	7,746,000	163,000
Dakok Tamulon Integrated School	765,000	232,000		997,000
Dalamuan Integrated School	3,457,000	393,000	3,850,000
Danao Integrated School	2,690,000	337,000	3,027,000
Datal Anggas Integrated School	3,960,000	594,000	4,554,000	150,000
Datal Basak Indigenous People School	762,000	210,000	972,000
Datal Bila Integrated School	3,170,000	303,000	3,473,000
Datalbatong Integrated School	5,140,000	607,000	5,747,000	150,000
Datu Abdulbali Integrated School	2,299,000	520,000	2,819,000
Datu Molod Integrated School	7,081,000	686,000	7,767,000	150,000
Datu Pangolima Integrated School	7,862,000	961,000	8,823,000	166,000
Domnar-Lopez-Copada IP Integrated School		218,000	218,000
Domolok Integrated School	2,308,000	308,000	2,616,000	150,000
E. Alegado Integrated School	4,699,000	432,000	5,131,000	150,000
Elena M. Mapańa National High School		221,000	221,000

1014	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO I SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Falel Kesbung Integrated School	1,527,000	285,000	1,812,000
Francisco A. Cagang Integrated School	2,681,000	363,000	3,044,000
Glan Central Integrated SPED Center	762,000	429,000	1,191,000
Glan Padidu National High School - San Vicente Annex	6,382,000	627,000	7,009,000	150,000
Green Valley Integrated School	762,000	236,000	998,000
Hadji Musa Integrated School	5,529,000	630,000	6,159,000	150,000
Happy Valley Integrated School	2,287,000	355,000	2,642,000
James Alfred Strong Integrated School	1,527,000	304,000	1,831,000
JBT Caing, Sr. Integrated School	12,785,000	1,117,000	13,902,000	217,000
Jose Ah Young Integrated School	765,000	289,000	1,054,000
JP Laurel Integrated School	765,000	302,000	1,067,000
Kablacan Integrated School	7,670,000	853,000	8,523,000	150,000
Kaltuad Integrated School		203,000	203,000
Kawas National High School	8,070,000	746,000	8,816,000	150,000
Kawayan Integrated School	765,000	232,000	997,000
Kiahe Integrated School	4,978,000	608,000	5,586,000	150,000
Kiamba National High School	26,153,000	2,002,000	28,155,000	754,000
Kibac Integrated School	1,527,000	327,000	1,854,000
Kinabalan Integrated School	3,448,000	471,000	3,919,000	150,000
Kyumad Integrated School	4,411,000	488,000	4,899,000	150,000
Laginan Integrated School	3,813,000	306,000	4,119,000	150,000
Lamlabong Integrated School	2,681,000	362,000	3,043,000	150,000
Lamlifew Integrated School	3,896,000	316,000	4,212,000
Langkuas Integrated School	762,000	233,000	995,000
Lebe Integrated School	1,146,000	270,000	1,416,000
Leopoldo P. Dacera Integrated School	4,723,000	462,000	5,185,000	150,000
Libi Integrated School	3,532,000	490,000	4,022,000
Luis Casiple, Sr. Integrated School	2,315,000	387,000	2,702,000
Lumigo High School	5,085 000	562,000	5,647,000	150,000
Lutay Integrated School	3,573,000	474,000	4,047,000	150,000
Maguling National High School	13,515,000	1,120,000	14,635,000	299,000
Malabod Integrated School	1,944,000	414,000	2,358,000	150,000
Malalag National High School - Upo Annex	3,142,000	417,000	3,559,000	150,000
Malalag-Cogon National High School	12,603,000	897,000	13,500,000	319,000
Malandang National High School - Kiblat National High School Annex	5,180,000	696,000	5,876,000	150,000
Malandang National High School - Tamban Annex	10,026,000	860,000	10,886,000	288,000
Malapatan National High School - Kinam Annex	1,935,000	542,000	2,477,000	150,000
Malungon National High School	17,103,000	1,114,000	18,217,000	537,000
Malungon National High School - San Roque Annex	5,118,000	548,000	5,666,000	150,000
Malungon National High School - Upper Mainit Annex	8,636,000	775,000	9,411,000	250,000
Mangelen Integrated School	7,557,000	732,000	8,289,000	402,000
Matingao Integrated School		188,000	188,000
Miasong integrated School	3,827,000	410,000	4,237,000	150,000
Millona Upper Suyan Integrated School	3,813,000	435,000	4,248,000	150,000
New Canaan Integrated School	5,469,000	680,000	6,149,000	150,000
Nian Integrated School	2,677,000	420,000	3,097,000
Nomoh Integrated School	5,128,000	530,000	5,658,000	150,000
Pag-asa Integrated School	4,357,000	603,000	4,960,000	150,000
Pait Integrated School	1,924,000	409,000	2,333,000
Panambalan Integrated School	762,000	230,000	992,000
Panamin Integrated School	1,907,000	335,000	2,242,000
Paraiso Integrated School	1,907,000	342,000	2,249,000
PH Millona Integrated School	6,301,000	668,000	6,969,000	150,000
Pongoleel Integrated School	2,690,000	392,000	3,082,000
Prudencio Mariano Sr. Integrated School		220,000	220,000
Pula-Tana Integrated School		227,000	227,000
Rogaya Bajunaid Integrated School	5,723,000	643,000	6,366,000	150,000
Roque Adarna Integrated School	5,531,000	734,000	6,265,000	150,000
Salakit National High School	6,554,000	617,000	7,171,000	150,000
Salimama Integrated School	1,146,000	258,000	1,404,000
San Juan Integrated School	3,052,000	365,000	3,417,000
San Miguel Integrated School	762,000	242,000	1,004,000
Sofan Integrated School	1,531,000	287,000	1,818,000
Spring Integrated School	3,477,000	629,000	4,106,000	150,000
Tagaytay Integrated School	3,552,000	390,000	3,942,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1015
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Talus National High School	7,415,000	615,000	8,030,000	232,000
Tampos Integrated School	3,465,000	390,000	3,855,000	150,000
Tandawanan Integrated School	762,000	236,000	998,000
Tangali Integrated School	3,567,000	418,000	3,985,000
Tangan Integrated School	4,006,000	466,000	4,472,000	150,000
Tokawal National High School	7,898,000	647,000	8,545,000	190,000
Tonga Lim Siao, Sr. Integrated School	6,498,000	498,000	6,996,000	150,000
Tuyan Integrated School	3,436,000	470,000	3,906,000
Upper Lumabat Integrated School	5,071,000	577,000	5,648,000	150,000
Wali Integrated School	5,283,000	555,000	5,838,000	150,000

Division of South Cotabato	520,041,000	61,611,000	581,652,000	16,250,000

Division Office - Proper	9,455,000		9,455,000
Acmonan Integrated School		176,000	176,000
Aflek National High School - Edward’s National High School Annex	382,000	425,000	807,000	150,000
Banga National High School - Lamba Campus	2,388,000	672,000	3,060,000	286,000
Banga National High School - Punong Grande Campus	3,197,000	563,000	3,760,000	150,000
Basag National High School	769,000	574,000	1,343,000	150,000
Benigno S. Aquino Integrated School		182,000	182,000
Bentung Sulit National High School	20,492,000	1,129,000	21,621,000	166,000
Bentung Sulit National High School - Glamang Annex	810,000	862,000	1,672,000	177,000
Bianan Integrated School		210,000	210,000
Bonifacio R. Tagaban, Sr. Integrated School	1,146,000	355,000	1,501,000	150,000
Bucay Pait National High School	8,190,000	722,000	8,912,000	201,000
Cebuano National High School	15,744,000	1,441,000	17,185,000	382,000
Centrala National High School	9,264,000	760,000	10,024,000	150,000
Colongulo National High School	5,052,000	629,000	5,681,000	171,000
Datal Biao Integrated School		285,000	285,000
Demamis Integrated School		210,000	210,000
Dumadalig Integrated School	3,571,000	436,000	4,007,000
Edwards National High School	15,351,000	1,029,000	16,380,000	161,000
El Nonok Integrated School	6,634,000	676,000	7,310,000	150,000
Emeliano P. Bacquial National High School - Tupi NHS Annex	855,000	632,000	1,487,000	150,000
Faviola Villa-Gasis National High School-San Miguel National High
School Annex		330,000	330,000	150,000
Godwino Integrated School	2,317,000	391,000	2,708,000	150,000
Guinsangan National High School	6,463,000	592,000	7,055,000	150,000
Kalyong Integrated School		266,000	266,000
Katipunan National High School	6,756,000	749,000	7,505,000	150,000
Kesegmung Integrated School	762,000	289,000	1,051,000
Klinan Integrated School		378,000	378,000
Kusan National High School	765,000	497,000	1,262,000	150,000
Laconon Integrated School	13,862,000	1,117,000	14,979,000	150,000
Lake Sebu National High School	24,417,000	1,848,000	26,265,000	759,000
Lake Sebu National High School - Kibang Campus	4,340,000	455,000	4,795,000	150,000
Lake Sebu National High School - Proper Ned Campus	1,152,000	396,000	1,548,000	150,000
Lake Soluton Integrated School	9,562,000	994,000	10,556,000
Lambangan Integrated School		383,000	383,000
Lambontong National High School	3,331,000	540,000	3,871,000	150,000
Lambukay Integrated School		248,000	248,000
Lamhako Integrated School	2,690,000	450,000	3,140,000	150,000
Lampari National High School	769,000	417,000	1,186,000	150,000
Lamsalome Integrated School	3,440,000	376,000	3,816,000
Lamsugod National High School	5,961,000	764,000	6,725,000	161,000
Laureano Escovidal Integrated School	1,543,000	359,000	1,902,000
Liberty National High School (Tampakan National High School - Liberty Annex)	8,204,000	719,000	8,923,000	171,000
Lubol Integrated School	2,360,000	381,000	2,741,000	150,000
Lumakil Integrated School		295,000	295,000
Lunen Integrated School		190,000	190,000
Lusok Integrated School	2,738,000	481,000	3,219,000	150,000
Maan National High School	774,000	459,000	1,233,000	150,000
Malaya National High School - Banga National High School Annex	3,556,000	733,000	4,289,000	203,000
Mangilala Integrated School	2,714,000	310,000	3,024,000

1016	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION I SDO I SECONDARY SCHOOLS	PS	MOOS	TOTAL	MOOS
Naci Integrated School	3,516,000	484,000	4,000,000	150,000
Ned National High School	5,415,000	580,000	5,995,000	151,000
New Dumangas National High School	9,257,000	866,000	10,123,000	150,000
New Lambunao Integrated School	3,989,000	544,000	4,533,000	153,000
New Tupi Integrated School		614,000	614,000
Palakasam Integrated School		285,000	285,000
Palo 19 National High School	388,000	286,000	674,000
Panay National High School	10,231,000	997,000	11,228,000	227,000
Poblacion Polomolok National High School	49,441,000	3,931,000	53,372,000	1,585,000
Poblacion Polomolok National High School - Pablo Valencia Annex	6,303,000	992,000	7,295,000	273,000
Polo Integrated School		209,000	209,000
Polomolok Creek Integrated School		689,000	689,000
Polonuling National High School	23,945,000	1,273,000	25,218,000	344,000
Polonuling National High School - Kablon Campus	1,580,000	562,000	2,142,000	155,000
Polonuling National High School - Miasong Campus	1,162,000	598,000	1,760,000	168,000
Polonuling National High School - Simbo Campus	1,227,000	532,000	1,759,000	197,000
Pulo Subong Integrated School	2,672,000	342,000	3,014,000	150,000
Rang-Ay Integrated School	4,349,000	849,000	5,198,000	263,000
Rizal (Bo. 3) National High School	382,000	455,000	837,000	150,000
Salacafe Integrated School		332,000	332,000
San Jose National High School	10,862,000	877,000	11,739,000	250,000
San Jose National High School - Lapuz National High School Annex	2,952,000	490,000	3,442,000	150,000
San Miguel National High School	13,556,000	992,000	14,548,000	339,000
San Vicente National High School	825,000	600,000	1,425,000	206,000
Sergio L. Legayda National High School	1,191,000	571,000	1,762,000	199,000
Silway 8 National High School	26,464,000	2,369,000	28,833,000	993,000
Simsiman Integrated School		201,000	201,000
Surallah National High School	15,041,000	1,220,000	16,261,000	445,000
Tablu National High School - Tampakan National High School Annex	1,561,000	455,000	2,016,000	150,000
Tacub Integrated School	1,919,000	385,000	2,304,000
Talahik Integrated School		187,000	187,000
Talisay Integrated School	7,431,000	731,000	8,162,000	226,000
Talufo Integrated School	3,134,000	433,000	3,567,000	150,000
Tampakan National High School	32,800,000	2,000,000	34,800,000	865,000
Tampakan National High School - Danlag Campus	1,973,000	390,000	2,363,000	150,000
Tampakan National High School - Lampitak Campus	4,024,000	522,000	4,546,000	150,000
Tantangan National High School	15,260,000	1,360,000	16,620,000	494,000
Tantangan National Trade High School	13,597,000	1,151,000	14,748,000	203,000
Tapok Integrated School		236,000	236,000
Tboli Sbu SHS			-	354,000
Upper Klinan National High School	21,138,000	1,053,000	22,191,000	201,000
Upper Klinan National High School - Landan Campus	6,686,000	969,000	7,655,000	321,000
Upper Klinan National High School - Palkan Annex	3,606,000	587,000	4,193,000	150,000
Upper Maculan National High School	388,000	576,000	964,000	150,000
Upper Sepaka Integrated School		263,000	263,000
Upper Tantangan Integrated School		198,000	198,000

Division of Sultan Kudarat	348,200,000	41,706,000	389,906,000	9,165,000

Division Office - Proper	6,335,000		6,335,000
Antong Integrated School	3,436,000	438,000	3,874,000
Artemio L. Martin Integrated School	762,000	337,000	1,099,000
Bagumbayan National High School - Biwang Annex	14,820,000	1,268,000	16,088,000	390,000
Bagumbayan National High School - Kapaya Annex	8,098,000	739,000	8,837,000	151,000
Bagumbayan National High School - Masiag Annex	790,000	506,000	1,296,000	150,000
Bagumbayan National High School - Sumilil Annex		275,000	275,000
Baluan National High School		522,000	522,000	163,000
Bolebok Integrated School	1,146,000	359,000	1,505,000
Bongo-Bongo Integrated School		250,000	250,000
Busok National High School	12,299,000	991,000	13,290,000	318,000
Capilan Integrated School	762,000	260,000	1,022,000
Chua Integrated School	1,907,000	287,000	2,194,000
Dante Integrated School	3,826,000	426,000	4,252,000	150,000
Datu Etang Integrated School	1,907,000	340,000	2,247,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1017
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Datu Ito Andong Integrated School		227,000	227,000
Datu Malayat Integrated School		243,000	243000
Dona Catalina Integrated School	1,146,000	295,000	1,441,000
Dumolol Integrated School		263,000	263,000
E. Arcaño Memorial National High School (Basak National High School)	9,813,000	902,000	10,715,000	237,000
Esperanza National High School - Salumping National High School Annex	762,000	520,000	1,282,000	150,000
Estrella Integrated School	382,000	296,000	678,000
Imam Adil Memorial Integrated School		295,000	295,000
lsuko Integrated School	762,000	265,000	1,027,000
Kabulanan Integrated School	1,146,000	328,000	1,474,000
Kalamansig National High School	42,211,000	2,840,000	45,051,000	1,167,000
Kalamansig National High School - Annex B		438,000	438,000	150,000
Kalamansig National High School - Sabanal HS Annex		443,000	443,000	150,000
Kalanawe II National High School	10,093,000	844,000	10,937,000	312,000
Keytodac National High School	6,328,000	682,000	7,010,000	150,000
Kolong-Kolong Integrated School	762,000	267,000	1,029,000
Laguilayan National High School - Sultan Ali Akbar Sinegayan High School Annex	861,000	376,000	1,237,000	150,000
Lambayong National High School (Mariano Marcos) - Pimbalayan High School Annex	5,589,000	805,000	6,394,000	150,000
Langali Integrated School	4,195,000	493,000	4,688,000
Langgal National High School	17,604,000	829,000	18,433,000	150,000
Langgal National High School - Bugso National High School Annex		281,000	281,000
Langgal National High School - Datu Ampak U. Kawan Annex	388,000	453,000	841,000	150,000
Langgal National High School - Gapok Annex	7,359,000	755,000	8,114,000	150,000
Langgal National High School - Sewod Annex		388,000	388,000	150,000
Lebak National High School	15,304,000	888,000	16,192,000	191,000
Lebak National High School - Mangudadatu Annex	388,000	464,000	852,000	150,000
Legodon Integrated School		180,000	180,000
Limulan Integrated School	762,000	287,000	1,049,000
Madanding National High School	6,809,000	668,000	7,477,000	150,000
Maligaya Integrated School	1,912,000	356,000	2,268,000
Maligaya National High School	9,928,000	767,000	10,695,000	181,000
Mamali National High School	8,549,000	721,000	9,270,000	150,000
Mamansual Abdul National High School (Palimbang National High School - Kraan Annex)	792,000	567,000	1,359,000	150,000
Manirub Integrated School	1,527,000	363,000	1,890,000
Marawir Integrated School	1,527,000	329,000	1,856,000
Mayo Integrated School	762,000	372,000	1,134,000
Midtungok Integrated School	382,000	367,000	749,000
Milbuk National High School	20,935,000	1,615,000	22,550,000	553,000
New Natividad Integrated School		220,000	220,000
New Panay National High School	9,827,000	816,000	10,643,000	212,000
New Pangasinan National High School	7,858,000	745,000	8,603,000	150,000
Nuling Integrated School		342,000	342,000
Palavilla Integrated School	1,527,000	370,000	1,897,000
Palimbang National High School	28,998,000	1,766,000	30,764,000	672,000
Palimbang National High School - Kalibuhan Annex		350,000	350,000	150,000
Palumbe Integrated School		291,000	291,000
Pigel integrated School		175,000	175,000
Plamango Integrated School	2,677,000	349,000	3,026,000	150,000
President Quirino National High School - C. Mangilala High School		580,000	580,000	177,000
Purikay National High School	12,088,000	932,000	13,020,000	166,000
Salabaca National High School	9,569,000	710,000	10,279,000	150,000
Sangay National High School	5,537,000	574,000	6,111,000	150,000
Sen. Ninoy Aquino High School	12,310,000	1,078,000	13,388,000	334,000
Sigayan Integrated School		330,000	330,000
Sta. Clara National High School	9,441,000	651,000	10,092,000	191,000
Sultan Sinanggayan Integrated School	1,919,000	301,000	2,220,000	150,000
Tagadtal Integrated School	382,000	300,000	682,000
Tapudi Integrated School	4,202,000	563,000	4,765,000	150,000

1018	OFFICIAL GAZETTE	VOL 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Telafas National High School - Datalblao National High School Annex	765,000	395,000	1,160,000
Tibong-Tibong Integrated School		266,000	266,000
Tran National High School	5,652,000	551,000	6,203,000	150,000
Upper Bunawan Integrated School		266,000	266,000
Zeneben Integrated School	382,000	315,000	697,000

Division of Tacurong City	35,216,000	3,570,000	38,786,000	787,000

Division Office - Proper	629,000		629,000
Apolinario S. Bernardo Memorial National High School	10,591,000	872,000	11,463,000	245,000
Rajah Muda National High School	6,674,000	686,000	7,360,000	150,000
San Emmanuel National High School	16,560,000	1,168,000	17,728,000	392,000
San Pablo National High School		433,000	433,000
Upper Katungal National High School	762,000	411,000	1,173,000

Region XIII - CARAGA	1,180,057,000	162,891,000	1,342,948,000	49,707,000

Division of Agusan del Norte	232,130,000	25,774,000	257,904,000	8,235,000

Division Office - Proper	4,096,000		4,096,000
Abilan Integrated School		403,000	403,000	150,000
Agong-ong Integrated School		516,000	516,000	150,000
Balangbalang Integrated School		566,000	566,000	150,000
Bangonay National High School		432,000	432,000	150,000
Buenavista National High School	58,730,000	2,851,000	61,581,000	608,000
Buenavista West SPED Integrated School		873,000	873,000	158,000
Cahayagan Integrated School		450,000	450,000	150,000
Culit Integrated School		436,000	436,000	150,000
Cuyago National High School	12,893,000	841,000	13,734,000	270,000
Doña Rosario National High School (Tubay National High School)		614,000	614,000	217,000
Durian National High School	12,964,000	781,000	13,745,000	150,000
Durian National High School - Casiklan National High School Annex		468,000	468,000	150,000
Durian National High School - Lawan-Lawan National High School Annex		258,000	258,000	150,000
E.G. Montilla Integrated School		489,000	489,000	150,000
F.S. Omyana Integrated School		443,000	443,000	150,000
Guinabsan National High School - Sangay National High School Annex		471,000	471,000	175,000
Guinabsan National High School - Simbalan National High School Annex		619,000	619,000	158,000
Hinandayan Integrated School		366,000	366,000	150,000
Jabonga National High School	14,734,000	1,062,000	15,796,000	362,000
Jaliobong National High School	8,441,000	798,000	9,239,000	183,000
Kitcharao National High School	16,027,000	1,529,000	17,556,000	524,000
Lekda Integrated School		312,000	312,000	150,000
Lingayao National High School	5,967,000	596,000	6,563,000	150,000
Magdagooc National High School	7,360,000	606,000	7,966,000	150,000
Manapa II Integrated School		421,000	421,000	150,000
Maningalao National High School	3,858,000	414,000	4,272,000	150,000
Manoligao Integrated School		351,000	351,000	150,000
Marcos Calo National High School	7,478,000	722,000	8,200,000	150,000
Mat-i National High School	13,446,000	954,000	14,400,000	290,000
Nasipit National High School	10,117,000	889,000	11,006,000	275,000
Pupotsan National High School		275,000	275,000	150,000
Rizal Integrated School		403,000	403,000	155,000
San Vicente Integrated School	2,764,000	418,000	3,182,000	150,000
Santiago National High School	17,417,000	1,454,000	18,871,000	445,000
SHS in Carmen, Agusan Del Norte			—	597,000
Tinigbasan National High School	4,945,000	444,000	5,389,000	150,000
Tubay National High School	21,446,000	1,452,000	22,898,000	308,000
Vinapor National High School	9,447,000	797,000	10,244,000	210,000

Division of Agusan del Sur	275,192,000	39,083,000	314,275,000	9,418,000

Division Office - Proper	5,764,000		5,764,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1019
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Agusan del Sur National Science High School	5,594,000	577,000	6,171,000	303,000
Angas Integrated School		434,000	434,000
Anislagan National High School	4,495,000	529,000	5,024,000	150,000
Anolingan Integrated School		188,000	188,000
Aurora National High School	7,350,000	572,000	7,922,000	150,000
Balobo Integrated School		206,000	206,000
Bayugan 3 National High School	12,006,000	1,022,000	13,028,000	245,000
Bayugan II National High School	8,069,000	604,000	8,673,000	150,000
Bentahon Integrated School		217,000	217,000
Binucayan National High School	11,182,000	828,000	12,010,000	181,000
Binucayan National High School - Johnson Integrated School		322,000	322,000	150,000
Caimpugan Integrated School		232,000	232,000
Cebolin High School Annex		251,000	251,000
Cecilia National High School	6,256,000	455,000	6,711,000	150,000
Coalicion Integrated School		206,000	206,000
Das-Agan National High School		216,000	216,000
Del Monte National High School - Causwagan Integrated School	5,335,000	530,000	5,865,000	150,000
Del Monte National High School - Corpuz Extension integrated School		389,000	389,000	150,000
Esperanza National High School - Catmonon Integrated School	3,730,000	505,000	4,235,000	150,000
Esperanza National High School - Hawilian National High School Annex	6,716,000	699,000	7,415,000	150,000
Esperanza National High School - Nato Extension integrated School	4,012,000	459,000	4,471,000	150,000
Esperanza National High School - Salug High School Annex	2,822,000	465,000	3,287,000	150,000
Esperanza National High School - Sta. Fe Integrated School	4,039,000	518,000	4,557,000	150,000
Guadalupe National High School	9,833,000	893,000	10,726,000	150,000
Guadalupe National High School - Duangan Extension Integrated School	3,827,000	480,000	4,307,000	150,000
Guadalupe National High School - Oro Extension Integrated School	1,596,000	346,000	1,942,000	150,000
Kapatungan National High School	6,067,000	576,000	6,643,000	150,000
Kasapa National High School	11,816,000	418,000	12,234,000	150,000
Kasapa National Hi School - Waloe NHS Annex		466,000	466,000	150,000
Katipunan National High School		319,000	319,000
Kolambugan National High School		234,000	234,000
La Fortuna National High School	13,636,000	1,026,000	14,662,000	234,000
Laminga National High School	9,078,000	752,000	9,830,000	150,000
Lapinigan National High School - Buena Suerte Integrated School	4,359,000	494,000	4,853,000	150,000
Lapinigan National High School - New Visayas Extension		524,000	524,000	150,000
Lucena National High School - West Prosperidad Extension Integrated School	825,000	471,000	1,296,000	150,000
Maasin Integrated School		209,000	209,000
Mabuhay National High School	5,345,000	501,000	5,846,000	150,000
Maligaya Integrated School		296,000	296,000
Manat National High School	4,386,000	511,000	4,897,000	150,000
Marfil National High School	3,648,000	400,000	4,048,000	150,000
New Tubigon High School of Home Industries	3,239,000	396,000	3,635,000	150,000
Novele National High School	4,600,000	547,000	5,147,000	157,000
Nueva Gracia Integrated School		602,000	602,000	150,000
Panagangan National High School	9,419,000	846,000	10,265,000	183,000
Patrocinio Integrated School		389,000	389,000
Prosperidad National High School - Aurora Integrated School		506,000	506,000	150,000
Prosperidad National High School - Azpetia Extension (ANSS BA HS)	10,173,000	792,000	10,965,000	191,000
Pulang Lupa National High School	7,150,000	679,000	7,829,000	150,000
San Isidro National High School - Kauswagan HS Annex		498,000	498,000	150,000
San Isidro National High School - San Vicente HS Annex		585,000	585,000	150,000
San Luis National High School - Balit High School Extension		404,000	404,000	150,000
San Martin National High School		248,000	248,000
San Pascual Integrated School		325,000	325,000
San Pedro Integrated School		201,000	201,000
San Toribio National High School		864,000	864,000	150,000
San Vicente National High School	7,388,000	668,000	8,056,000	150,000
Sibagat National High School - Afga Integrated School	7,381,000	712,000	8,093.000	204,000

1020	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Sibagat National High School - Magsaysay Extension		438,000	438,000	150,000
Sibagat National High School - Padiay Extension		465,000	465,000	150,000
Singapore Integrated School		252,000	252,000
Sinobong National High School	19,619,000	1,165,000	20,784,000	204,000
Sta Maria National High School	9,317,000	975,000	10,292,000	163,000
Sta. Irene National High School - San Jose Integrated School	5,737,000	595,000	6,332,000	150,000
Sta. Josefa National High School - Sayon Barangay High School		698,000	698,000	150,000
Sto. Tomas National High School - Magaud Integrated School	5,175,000	602,000	5,777,000	153,000
Talacogon National High School - Buena Gracia Integrated School	4,709,000	476,000	5,185,000	150,000
Talacogon National High School - Desamparados Extension		425,000	425,000	150,000
Talacogon National High School - Labnig Integrated School	3,678,000	521,000	4,199,000	150,000
Talacogon National High School - Maharlika Integrated School		360,000	360,000	150,000
Talacogon National High School - Marbon Integrated School	3,346,000	407,000	3,753000	150 000,
Talacogon National High School - Sabang Integrated School		391,000	391,000	150,000
Tapaz Integrated School		464,000	464,000
Trento National High School - Salvacion Integrated School	3,278,000	556,000	3,834,000	150,000
Trento National High School - San Isidro Integrated School	6,375,000	444,000	6,819,000	150,000
Trento National High School - San Roque Integrated School	2,822,000	396,000	3,218,000	150,000
Tumalog National High School		221,000	221,000
Ulanguan National High School		219,000	219,000
Veruela National High School Annex - Nueva Era High School		411,000	411,000	150,000

Division of Bayugan City	12,065,000	2,253,000	14,318,000	2,540,000

Division Office - Proper	406,000		406,000
Bayugan National Comprehensive High School - Magkiangkang Integrated School	2,013,000	468,000	2,481,000
Berseba National High School Annex (San Juan National High School Berseba NHS Annex)	1,156,000	449,000	1,605,000
Marcelina National High School - Mount Olive National High School Annex	1,443,000	397,000	1,840,000	150,000
Mount Carmel National High School	5,787,000	431,000	6,218,000
Noli National High School -Calaitain National High School Annex	1,260,000	508,000	1,768,000	150,000
Stand Alone SHS			—	2,240,000

Division of Bislig City	71,118,000	7,613,000	78,731,000	1,750,000

Division Office - Proper	1,239,000		1,239,000
Bucto National High School	3,581,000	526,000	4,107,000	179,000
Coleto Integrated School		324,000	324,000
Danipas National High School	5,909,000	502,000	6,411,000
Labisma Integrated School		290,000	290,000
Mabog National High School	6,742,000	631,000	7,373,000	194,000
Maharlika National High School	9,556,000	858,000	10,414,000	224,000
Mangagoy National High School	12,613,000	901,000	13,514,000	210,000
Mone National High School	4,026,000	441,000	4,467,000
Pamaypayan Integrated School		165,000	165,000
San Fernando Integrated School		330,000	330,000
San Isidro National High School	5,806,000	483,000	6,289,000
San Jose National High School	5,410,000	503,000	5,913,000	150,000
San Vicente National High School	4,817,000	494,000	5,311,000	150,000
Sikahoy National High School	3,658,000	379,000	4,037,000	150,000
Sta. Cruz National High School	4,095,000	402,000	4,497,000
Stand Alone SHS			—	493,000
Tumanan National High School	3,666,000	384,000	4,050,000

Division of Butuan City	148,192,000	16,763,000	164,955,000	4,356,000

Division Office - Proper	3,059,000		3,059,000
Alviola Integrated School		850,000	850,000	150,000
Ambago Integrated School		165,000	165,000
Ampayon National High School	20,233,000	1,182,000	21,415,000	247,000
Anticala National High School	11,932,000	827,000	12,759,000	177,000
Aupagan National High School	6,613,000	537,000	7,150,000	150,000
Bagong Silang Integrated School	5,732,000	482,000	6,214,000	150,000
Baobaoan Integrated School		295,000	295,000
Bancasi Integrated School		165,000	165,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1021
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Basag Integrated School	4,571,000	465,000	5,036,000	150,000
Bilay National High School	3,977,000	424,000	4,401,000	150,000
Bugsukan Integrated School		381,000	381,000	150,000
Butuan City Senior High School Stand Alone			—	487,000
Cabcabon Integrated School	4,203,000	431,000	4,634,000	150,000
Consuelo National High School	3,899,000	500,000	4,399,000	150,000
Doongan Elementary School		165,000	165,000
Florida National High School	6,640,000	640,000	7,280,000	150,000
Kinamlutan National High School	17,387,000	876,000	18,263,000	150,000
La Soledad National High School	5,486,000	463,000	5,949,000	150,000
La Trinidad Integrated School		540,000	540,000
La Trinidad Integrated Secondary School		360,000	360,000	150,000
Maguinda National High School	8,926,000	775,000	9,701,000	157,000
Mahay Integrated School		502,000	502,000	150,000
Maibu Integrated School	4,990,000	492,000	5,482,000	150,000
Manila de Bugabos Integrated School	4,437,000	393,000	4,830,000	150,000
Maon Integrated School		165,000	165,000
Pareja Integrated School		487,000	487,000	150,000
Pedro B. Duncano Integrated School	7,290,000	595,000	7,885,000	157,000
Pigdaulan National High School	19,187,000	1,071,000	20,258,000	281,000
Pinamanculan National High School	4,557,000	524,000	5,081,000	150,000
Riverside Integrated School		784,000	784,000
Sumile National High School	5,073,000	540,000	5,613,000	150,000
Tagabaca Integrated School		165,000	165,000
Tagkiling Tribal Interated School		357,000	357,000	150,000
West Central Integrated School		165,000	165,000

Division of Cabadbaran City	29,677,000	4,254,000	33,931,000	955,000

Division Office - Proper	567,000		567,000
Calamba National High School	29,110,000	1,304,000	30,414,000	217,000
Del Pilar Integrated School		706,000	706,000	150,000
La Union Integrated School		725,000	725,000
La Union SHS (Stand Alone)			—	438,000
Lusong National High School		258,000	258,000
Norcaces Integrated School (Evening Opportunity High School)		797,000	797,000
Puting Bato National High School		464,000	464,000	150,000

Division of Dinagat Island	59,677,000	10,490,000	70,167,000	3,370,000
Division Office - Proper	1,266,000		1,266,000
Albor National High School - Osmena National High School Annex	1,217,000	342,000	1,559,000	150,000
Cab-Ilan National High School	2,002,000	327,000	2,329,000
Cuarenta National High School	1,291,000	480,000	1,771,000	150,000
Del Pilar National High School	5,379,000	433,000	5,812,000	150,000
Dona Helene National High School		242,000	242,000
Edera National High School	828,000	378,000	1,206,000	150,000
General Aguinaldo National High School		369,000	369,000
Jade B. Ecleo-Aurelio Memorial National High School	1,662,000	771,000	2,433,000	150,000
Llamera National High School	837,000	407,000	1,244,000	150,000
Loreto National High School			—	517,000
Malinao National High School	3,993,000	443,000	4,436,000	150,000
Melgar National High School	4,113,000	425,000	4,538,000	150,000
New Nazareth National High School	388,000	415,000	803,000	150,000
Panamaon National High School Annex	1,622,000	354,000	1,976,000
Plaridel National High School	6,914,000	581,000	7,495,000	150,000
Primitivo J. Ebol Memorial National High School (Lapus Magsaysay National High School)	895,000	500,000	1,395,000	150,000
Rizal National High School	4,966,000	430,000	5,396,000	150,000
Rizal National High School - Puerto Princesa - Moleta NHS Annex	1,765,000	418,000	2,183,000	150,000
Rosita National High School	3,492,000	421,000	3,913,000	150,000
San Jose National High School	6,424,000	613,000	7,037,000	150,000
Sering National High School	6,138,000	596,000	6,734,000	153,000
Tag-Abaca National High School - Rita Glenda NHS Annex	1,645,000	436,000	2,081,000	150,000
Tubajon National High School - Mabini National High School Annex	1,658,000	573,000	2,231,000	150,000

1022	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Valencia National High School	1,182,000	536,000	1,718,000	150,000
Division of Siargao	67,630,000	8,215,000	75,845,000	2,479,000

Division Office - Proper	1,353,000		1,353,000
Alegria National High School-Annex	1,255,000	414,000	1,669,000	150,000
Burgos National High School	7,777,000	570,000	8,347,000	161,000
Caridad National High School	3,708,000	397,000	4,105,000	150,000
Consolacion National High School	5,163,000	525,000	5,688,000	171,000
Dagohoy National High School - Annex		246,000	246,000
Gen. Luna National High School - Consuelo National High School Annex		347,000	347,000
Gen. Luna National High School - Suyangan National High School	762,000	329,000	1,091,000	150,000
Libertad National High School	3,716,000	426,000	4,142,000	150,000
Mariano Matugas Memorial National High School	5,006,000	551,000	5,557,000	150,000
Nueva Estrella National High School	5,209,000	502,000	5,711,000	150,000
Oguing Navarro Memorial National High School - Annex	1,156,000	367,000	1,523,000	150,000
Pamosaingan National High School	3,169,000	411,000	3,580,000	150,000
Roxas National High School	6,421,000	547,000	6,968,000	150,000
San Benito National High School	6,290,000	556,000	6,846,000	150,000
Siargao National Science High School	4,709,000	523,000	5,232,000	150,000
Socorro National High School - Atoyay National High School Annex	891,000	400,000	1,291,000	150,000
Sta. Fe National High School	5,955,000	534,000	6,489,000	190,000
Union National High School	5,090,000	570,000	5,660,000	157,000

Division of Surigao City	61,299,000	7,563,000	68,862,000	2,332,000

Division Office - Proper	1,130,000		1,130,000
Alegria National High School	2,736,000	397,000	3,133,000	150,000
Cabrera-Altres National High School		438,000	438,000	150,000
Cantiasay National High School (Zaragoza National High School - Cantiasay National High School Annex)	2,329,000	444,000	2,773,000	150,000
Capalayan National High School	8,643,000	746,000	9,389,000	212,000
Day-asan National High School	10,305,000	804,000	11,109,000	170,000
Juan P. Cedo, Sr. Memorial High School (Buenavista National High School)	4,178,000	419,000	4,597,000	150,000
Libuac National High School	1,693,000	321,000	2,014,000	150,000
Lipata National High School -Annex	3,792,000	522,000	4,314,000	150,000
Mabini National High School - Annex	1,359,000	373,000	1,732,000	150,000
Manyagao National High School - Annex	1,986,000	433,000	2,419,000	150,000
Rizal National High School	6,845,000	555,000	7,400,000
San Jose National High School (Zaragoza National High School - San Jose National High School Annex)	1,671,000	384,000	2,055,000	150,000
Surigao City - Nonoc National High School Annex		373,000	373,000	150,000
Surigao City - Talisay National High School Annex		262,000	262,000	150,000
Wilfredo D. Rafols Memorial National High School	2,875,000	528,000	3,403,000	150,000
Zaragoza National High School	11,757,000	564,000	12,321,000	150,000

Division of Surigao del Norte	83,599,000	9,490,000	93,089,000	4,052,000

Division Office - Proper	1,871,000		1,871,000
Alegria Stand Alone Senior High School			—	1,053,000
Cantapoy National High School	7,835,000	618,000	8,453,000	184,000
Cawilan National High School - Annex		353,000	353,000	150,000
Dakung Patag National High School - Annex (TS Pantilo, Sr. Memorial High School)	2,876,000	457,000	3,333,000	150,000
Gigaquit National School of Home Industries - Lasicam Peral National High School Annex	1,977,000	386,000	2,363,000	150,000
Lakandula National High School	3,301,000	427,000	3,728,000	150,000
Magpayang National High School	8,725,000	689,000	9,414,000	193,000
Mainit National High School - Paco National High School Annex	3,538,000	424,000	3,962,000	150,000
Masgad National High School - Bunyasan National High School Annex	6,868,000	620,000	7,488,000	183,000
Masgad National High School - Malimono National High School Annex	8,548,000	679,000	9,227,000	150,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1023
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Matin-ao National High School - Hacienda National High School Annex	3,494,000	609,000	4,103,000	150,000
Pananay-an National High School Annex (Placer National High School)		335,000	335,000	150,000
Payapag National High School - Annex (Campo National High School)	778,000	582,000	1,360,000	150,000
Pili National High School	5,882,000	584,000	6,466,000	163,000
T.S. Pantilo, Sr. Memorial National High School - Mayag National High School Annex	3,253,000	441,000	3,694,000	150,000
Taganito National High School	16,721,000	1,348,000	18,069,000	601,000
Talavera National High School	3,125,000	596,000	3,721,000	175,000
Villa Riza National High School	4,807,000	342,000	5,149,000

Division of Surigao del Sur	132,603,000	30,208,000	162,811,000	10,070,000

Division Office - Proper	2,906,000		2,906,000
Agsam Integrated School		439,000	439,000	150,000
Angga A. Maca Tribal National High School		388,000	388,000
Anibongan Integrated School		361,000	361,000	150,000
Antipolo National High School	4,141,000	479,000	4,620,000	150,000
Baculin Integrated School		333,000	333,000	150,000
Badong Integrated School (Gamut National High School - (Tago) Badong National High School)	1,753,000	376,000	2,129,000	150,000
Bangsud Integrated School		515,000	515,000	150,000
Biga-an National High School	1,234,000	403,000	1,637,000	150,000
Bingcongan Integrated School (Tagasaka National High School - Bingcongan National High School Annex)		481,000	481,000	150,000
Bitaugan Integrated School		426,000	426,000	150,000
Bolhoon National High School	2,510,000	435,000	2,945,000	150,000
Burgos National High School	7,567,000	594,000	8,161,000	201,000
Cabacungan National High School	3,607,000	409,000	4,016,000	150,000
Cabangahan Integrated School		318,000	318,000	150,000
Carpenito Integrated School		371,000	371,000	150,000
Clarence TY Pimentel National High School	12,175,000	921,000	13,096,000	447,000
Consuelo National High School - Annex		381,000	381,000	150,000
Cresencio S. Lago National High School	4,832,000	635,000	5,467,000	184,000
D. L. Osano National High School	5,402,000	489,000	5,891,000	150,000
Davisol National High School	2,870,000	327,000	3,197,000	150,000
Domingo M. Alimboyong Memorial Integrated School		317,000	317,000
Dugmanon National High School	6,514,000	552,000	7,066,000	150,000
Esperanza Integrated School (Carmen NAHS - Esperanza NHS)		425,000	425,000	150,000
F.H. Irizari Memorial National High School - Pakwan National High School Annex		336,000	336,000	150,000
Gata Integrated School		339,000	339,000	150,000
Hinatuan National Comprehensive High School - Cambatong NHS Annex		579,000	579,000	151,000
Hinatuan National Comprehensive High School - Roxas NHS Annex		319,000	319,000	150,000
Ibuan Tribal National High School		300,000	300,000
Isla General Integrated School		283,000	283,000	150,000
Javier National High School	5,897,000	615,000	6,512,000	150,000
Jose San Victories National High School Annex (Unidad National High School - Cagwait NHS Annex)		692,000	692,000	206,000
Kahayagan National High School	3,211,000	555,000	3,766,000	150,000
Libas Sud Integrated School		424,000	424,000	150,000
Loyola National High School (Tagasaka National High School - Loyola National High School Annex)	1,631,000	421,000	2,052,000	150,000
Madrid National High School - Union National High School Annex	1,998,000	371,000	2,369,000	150,000
Maglambing Integrated School		486,000	486,000	150,000
Maglatab National High School	3,620,000	416,000	4,036,000	150,000
Mahogany Integrated School		183,000	183,000
Malixi Integrated School		395,000	395,000	150,000
Manambia Integrated School		362,000	362,000	150,000
Marihatag National Agricultural High School - Mararag National High School Annex	2,903,000	464,000	3,367,000	150,000

1024	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Matho Integrated School		634,000	634,000	150,000
Nurcia Integrated School		399,000	399,000	150,000
Osmeña Integrated School		376,000	376,000	150,000
Palasao Integrated School (Cantilan National High School - Palasao National High School Annex)		344,000	344,000	150,000
Pamian Integrated School		175,000	175,000
Panaosawon Integrated School		250,000	250,000
Panikian National High School	6,849,000	564,000	7,413,000	150,000
Parang National High School	8,663,000	683,000	9,346,000	254,000
Pinanapatan Integrated School		188,000	188,000
Quary 1 Integrated School		464,000	464,000	150,000
Quezon Integrated School		434,000	434,000	150,000
Rajah Cabungsuan Integrated Secondary School		397,000	397,000	150,000
Rizal National High School-Annex	769,000	393,000	1,162,000	150,000
San Miguel National Comprehensive High School - Mahayag National High School Annex	3,143,000	357,000	3,500,000	150,000
San Miguel National Comprehensive High School - Sagbayan National High School Annex		599,000	599,000	199,000
San Miguel National Comprehensive High School - San Miguel National High School Annex		942,000	942,000	464,000
San Miguel National Comprehensive High School - San Roque National High School Annex		494,000	494,000	150,000
San Vicente National High School	4,331,000	482,000	4,813,000	150,000
Santa Juana National High School	9,532,000	555,000	10,087,000	150,000
Sta. Juana National High School - Jobar NHS Annex		426,000	426,000	150,000
Sta. Maria Integrated School		466,000	466,000	150,000
Tambis National High School	13,035,000	1,026,000	14,061,000	308,000
Tarusan Integrated School		330,000	330,000	150,000
Tigao National High School	8,651,000	741,000	9,392,000	268,000
Wakat National High School	2,859,000	574,000	3,433,000	188,000

Division of Tandag City	6,875,000	1,185,000	8,060,000	150,000

Division Office - Proper	230,000		230,000
Carmen Integrated Secondary School		413,000	413,000	150,000
Meliton M. Ajos Memorial Integrated School		281,000	281,000
Vicente L. Pimentel, Sr. National High School	6,645,000	491,000	7,136,000

Grand Total	40,690,311,000	4,351,657,000	45,041,968,000	1,222,543,000

(Note: Budget level under the Division Office Proper is intended for the payment of Substitute Teachers and Honoraria for Teaching Overload of the DepEd-managed schools under the particular Schools Division Offices (SDOs).

DECEMBER 28, 2020	OFFICIAL GAZETTE

DEPARTMENT OF HEALTH

HEALTH FACILITIES ENHANCEMENT

PROGRAM

DECEMBER 28, 2020	OFFICIAL GAZETTE	1027
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
1. Barangay Health Stations	19,013,500	260,516,600		279,530,100

1.a Completion/Upgrading /Repair and Equipping of BHS	19,013,500	260,516,600		279,530,100

NCR	5,000,000			5,000,000

Manila	5,000,000			5,000,000
Bo. Obrero Health Center	5,000,000			5,000,000

BARMM		16,500,000		16,500,000

Basilan		4,000,000		4,000,000
Lamitan City, Balobo BHS		500,000		500,000
Lamitan City, Lumuton BHS		500,000		500,000
Municipality of Al Barka, Kuhon Lennuh BHS with Birthing Facility		500,000		500,000
Municipality of Al Barka, Lookbisaya BHS with Birthing Facility		500,000		500,000
Municipality of Lantawan, Bagbagun BHS		500,000		500,000
Municipality of Lantawan, Pamucalin BHS		500,000		500,000
Municipality of Sumisip, Bacung BHS		500,000		500,000
Municipality of Sumisip, Upper Banembengan BHS		500,000		500,000

Maguindanao		12,500,000		12,500,000
Municipality of Dato Odin Sinsuat, Awang BHS		500,000		500,000
Municipality of Dato Odin Sinsuat, Badak BHS		500,000		500,000
Municipality of Dato Odin Sinsuat, Tamontaka BHS		500,000		500,000
Municipality of Datu Piang, Buayan BHS		500,000		500,000
Municipality of Datu Piang, Magaslong BHS		500,000		500,000
Municipality of Mamasapano, Liab BHS		500,000		500,000
Municipality of Mamasapano, Libutan BHS		500,000		500,000
Municipality of Matanog, Marantao BHS		500,000		500,000
Municipality of Matanog, Sapad BHS		500,000		500,000
Municipality of Mother Kabuntalan, Bagumbayan BHS		500,000		500,000
Municipality of Mother Kabuntalan, Dadtumeg BHS		500,000		500,000
Municipality of Mother Kabuntalan, Maitong BHS		500,000		500,000
Municipality of Mother Kabuntalan, Poblacion BHS		500,000		500,000
Municipality of Northern Kabuntalan, Damatog BHS		500,000		500,000
Municipality of Northern Kabuntalan, Labio BHS		500,000		500,000
Municipality of Paglat, Tual BHS		500,000		500,000
Municipality of Parang, Calawag BHS		500,000		500,000
Municipality of Parang, Gadungan BHS		500,000		500,000
Municipality of Parang, Litayen BHS		500,000		500,000
Municipality of Rajah Buayan, Pidsandawan BHS		500,000		500,000
Municipality of Rajah Buayan, Sampao BHS		500,000		500,000
Municipality of Sultan Kudarat, Crossing Simuay BHS		500,000		500,000
Municipality of Sultan Kudarat, Gang BHS		500,000		500,000
Municipality of Sultan Kudarat, Salimbao BHS		500,000		500,000
Municipality of Sultan sa Barongis, Gadungan BHS		500,000		500,000

REGION I		87,300,000		87,300,000

Ilocos Norte		17,900,000		17,900,000
Laoag City Satellite Hygiene Clinic		200,000		200,000
Laoag City, Brgy. Lagui Sail BHS		200,000		200,000

1028	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Pagudpud, Brgy. Pasaleng BHS		500,000		500,000
Laoag City, Brgy. 3 Hygiene Clinic		200,000		200,000
Laoag City, Brgy. 59-A BHS		200,000		200,000
Municipality of Vintar, Cabayo BHS		200,000		200,000
Municipality of Bacarra, Brgy. Sangil BHS		200,000		200,000
Municipality of Bacarra, Brgy. Cadaratan BHS		200,000		200,000
Municipality of Bacarra, Brgy. Tubburan BHS		200,000		200,000
Laoag City, Brgy. Mangato BHS		200,000		200,000
Laoag City, Brgy. Balacad BHS		200,000		200,000
Laoag City, Brgy. Apaya BHS		200,000		200,000
Laoag City, Brgy. Tangid BHS		200,000		200,000
Laoag City, Brgy. 29 BHS		200,000		200,000
Laoag City, Brgy. 3 BHS		200,000		200,000
Laoag City, Casili BHS		200,000		200,000
Laoag City, La Paz BHS		200,000		200,000
Laoag City, Dibua BHS		200,000		200,000
Laoag City, Sta. Maria BHS		200,000		200,000
Laoag City, San Mateo BHS		200,000		200,000
Laoag City, Bacsil BHS		200,000		200,000
Laoag City, Cabungaan BHS		200,000		200,000
Laoag City, Gabu BHS		200,000		200,000
Laoag City, Nangalisan BHS		200,000		200,000
Laoag City, Navotas BHS		200,000		200,000
Laoag City, Caaoacan BHS		200,000		200,000
Municipality of Pasuquin, Brgy. Davila BHS		200,000		200,000
Municipality of Pasuquin, Brgy. Nagliguan BHS		200,000		200,000
Municipality of Pasuquin, Brgy. Sta. Catalina BHS		200,000		200,000
Municipality of Pasuquin, Brgy. Sta. Matilde BHS		200,000		200,000
Municipality of Piddig, Brgy. Ab-abut BHS		200,000		200,000
Municipality of Piddig, Brgy. Sta. Maria BHS		200,000		200,000
Municipality of Piddig, Brgy. Maruaya BHS		200,000		200,000
Municipality of Piddig, Brgy. Estancia BHS		200,000		200,000
Municipality of Vintar, Tamdagan BHS		200,000		200,000
Municipality of Vintar, Diaton / P.F. Alviar BHS		200,000		200,000
Municipality of Vintar, Malampa BHS		200,000		200,000
Municipality of Vintar, Canaam BHS		200,000		200,000
Municipality of Banna, Macayepyep BHS		200,000		200,000
Municipality of Banna, Sinamar BHS		200,000		200,000
Municipality of Badoc, Alay BHS		200,000		200,000
Municipality of Badoc, Madupayas BHS		200,000		200,000
Municipality of Badoc, Morong BHS		200,000		200,000
Municipality of Badoc, Napu BHS		200,000		200,000
Municipality of Batac, Brgy. Pimentel BHS		200,000		200,000
Municipality of Batac, Brgy. Sumader BHS		200,000		200,000
Municipality of Batac, Brgy. Magnuang BHS		200,000		200,000
Municipality of Batac, Brgy. Camandingan BHS		200,000		200,000
Municipality of Batac, Brgy. Dariwdiw BHS		200,000		200,000
Municipality of Batac, Brgy. Nagbacalan BHS		200,000		200,000
Municipality of Batac, Brgy. Maipalig BHS		200,000		200,000
Municipality of Batac, Brgy. Quiom BHS		200,000		200,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1029
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Batac, Brgy. Baligat BHS		200,000		200,000
Municipality of Batac, Brgy. Biningan BHS		200,000		200,000
Municipality of Batac, Brgy. Camguidaug BHS		200,000		200,000
Municipality of Batac, Brgy. Colo-Mabaleng BHS		200,000		200,000
Municipality of Dingras, Brgy. Sagpatan BHS		200,000		200,000
Municipality of Marcos, Brgy. Tabucbuc BHS		200,000		200,000
Municipality of Marcos, Brgy. Imelda BHS		200,000		200,000
Municipality of Marcos, Brgy. Escoda BHS		200,000		200,000
Municipality of Marcos, Brgy. Valdez BHS		200,000		200,000
Municipality of Marcos, Brgy. Elizabeth BHS		200,000		200,000
Municipality of Nueva Era, Brgy. Barangobong Birthing BHS		200,000		200,000
Municipality of Nueva Era, Brgy. Cabittauran BHS		200,000		200,000
Municipality of Pinili, Sacritan BHS (Birthing Facility)		200,000		200,000
Municipality of Pinili, Brgy. Buanga BHS		200,000		200,000
Municipality of Pinili, Brgy. Salanap BHS		200,000		200,000
Municipality of Pinili, Brgy. Puzol BHS		200,000		200,000
Municipality of Pinili, Brgy. Buugro BHS		200,000		200,000
Municipality of Pinili, Brgy. Bulbulala BHS		200,000		200,000
Municipality of Pinili, Brgy. Dalayap BHS		200,000		200,000
Municipality of Pinili, Brgy. Liliputen BHS		200,000		200,000
Municipality of Pinili, Brgy. Puritac BHS		200,000		200,000
Municipality of Pinili, Brgy. Lumbaan Bicbica BHS		200,000		200,000
Municipality of Solsona, Lipay BHS		200,000		200,000
Municipality of Solsona, Sta. Ana BHS		200,000		200,000
Municipality of Solsona, Brgy. Barcelona BHS		200,000		200,000
Municipality of Solsona, Brgy. Capurictan BHS		200,000		200,000
Municipality of Solsona, Brgy. Nalasin BHS		200,000		200,000
Municipality of Solsona, Brgy. Puttao BHS		200,000		200,000
Municipality of Solsona, Brgy. Bagbago BHS		200,000		200,000
Municipality of Solsona, Brgy. Bagbag BHS		200,000		200,000
Municipality of Solsona, Brgy. San Juan BHS		200,000		200,000
Municipality of Solsona, Brgy. San Julian BHS		200,000		200,000
Municipality of Solsona, Brgy. Talugtog BHS		200,000		200,000
Municipality of Solsona, Brgy. Darasdas BHS		200,000		200,000
Municipality of Solsona, Brgy. Bubuos BHS		200,000		200,000
Municipality of Dingras, Brgy. Baresbes BHS		200,000		200,000
Ilocos Sur		18,400,000		18,400,000
Municipality of Bantay, Cabusligan BHS		200,000		200,000
Municipality of Bantay, Taguiporo BHS		200,000		200,000
Municipality of Bantay, Balaleug BHS		200,000		200,000
Municipality of Cabugao, Namruangan BHS		200,000		200,000
Municipality of Cabugao, Pug-os BHS		200,000		200,000
Municipality of Cabugao, Salomague BHS		200,000		200,000
Municipality of Caoayan, Puro BHS		200,000		200,000
Municipality of Caoayan, Pantay Quitiquit BHS		200,000		200,000
Municipality of Caoayan, Villamar BHS		200,000		200,000
Municipality of Magsingal, Alangan BHS		200,000		200,000
Municipality of Magsingal, Macatcatud BHS		200,000		200,000
Municipality of Magsingal, Puro BHS		200,000		200,000

1030	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of San Ildefonso, Bungro BHS		200,000		200,000
Municipality of San Ildefonso, Sagsagat BHS		200,000		200,000
Municipality of San Ildefonso, Kinamantirisan BHS		200,000		200,000
Municipality of San Juan, Malamin BHS		200,000		200,000
Municipality of San Juan, Saoang BHS		200,000		200,000
Municipality of San Juan, Asilang BHS		200,000		200,000
Municipality of San Vicente, San Sebastian BHS		200,000		200,000
Municipality of San Vicente, Lubong BHS		200,000		200,000
Municipality of San Vicente, Bantaoay BHS		200,000		200,000
Municipality of Sta. Catalina, Sinabaan BHS		200,000		200,000
Municipality of Sta. Catalina, Subec BHS		200,000		200,000
Municipality of Sta. Catalina, Tamorong BHS		200,000		200,000
Municipality of Sto. Domingo, Pangpangdan BHS		200,000		200,000
Municipality of Sto. Domingo, Naglao-an BHS		200,000		200,000
Municipality of Sto. Domingo, Sto. Tomas BHS		200,000		200,000
Municipality of Sinait, Barikir BHS		200,000		200,000
Municipality of Sinait, Marnay BHS		200,000		200,000
Municipality of Sinait, Sapriana BHS		200,000		200,000
Vigan City, Brgy. III BHS		200,000		200,000
Municipality of Bantay, An-annam BHS		200,000		200,000
Municipality of San Vicente, Pudoc BHS		200,000		200,000
Municipality of Sto. Domingo, Cabaritan BHS		200,000		200,000
Municipality of Alilem, Anaao BHS		200,000		200,000
Municipality of Alilem, Palasipas BHS		200,000		200,000
Municipality of Alilem, Daddaay BHS		200,000		200,000
Municipality of Alilem, Batbato BHS		200,000		200,000
Municipality of Alilem, Kiat BHS		200,000		200,000
Municipality of Alilem, Apang BHS		200,000		200,000
Municipality of Alilem, Apaya BHS		200,000		200,000
Municipality of Alilem, Amilongan BHS		200,000		200,000
Municipality of Cervantes, Dinwede West BHS		200,000		200,000
Candon City, Bagani Campo BHS		200,000		200,000
Municipality of Salcedo, Sorioan BHS		200,000		200,000
Municipality of Santiago, Caburao BHS		200,000		200,000
Municipality of Sigay, Sto. Rosario BHS		200,000		200,000
Municipality of Suyo, Uso BHS		200,000		200,000
Municipality of Banayoyo, Bay-asan BHS		200,000		200,000
Municipality of Burgos, Callitong BHS		200,000		200,000
Municipality of Burgos, Manaboc BHS		200,000		200,000
Municipality of Burgos, Paduros BHS		200,000		200,000
Municipality of Cervantes, Aluling BHS		200,000		200,000
Municipality of Cervantes, Comilas North BHS		200,000		200,000
Municipality of Cervantes, Malaya BHS		200,000		200,000
Candon City, San Pedro BHS		200,000		200,000
Candon City, Salvador 2nd BHS		200,000		200,000
Candon City, Paras BHS		200,000		200,000
Municipality of Gregorio del Pilar, Tangaoan BHS		200,000		200,000
Municipality of Gregorio del Pilar, Bussot BHS		200,000		200,000
Municipality of Gregorio del Pilar, Matue BHS		200,000		200,000
Municipality of Lidlidda, Banucal BHS		200,000		200,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1031
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Nagbukel, Taleb BHS		200,000		200,000
Municipality of Nagbukel, Cadacad BHS		200,000		200,000
Municipality of Nagbukel, Cosocos BHS		200,000		200,000
Municipality of Narvacan, Sarmingan BHS		200,000		200,000
Municipality of Quirino, Namitpit BHS		200,000		200,000
Municipality of Quirino, Suagayan BHS		200,000		200,000
Municipality of Quirino, Bucnit BHS		200,000		200,000
Municipality of Salcedo, Madarang BHS		200,000		200,000
Municipality of Salcedo, Kinmarin BHS		200,000		200,000
Municipality of Salcedo, Dinaratan BHS		200,000		200,000
Municipality of San Emilio, San Miliano BHS		200,000		200,000
Municipality of San Emilio, Paltoc BHS		200,000		200,000
Municipality of San Emilio, Tiagan BHS		200,000		200,000
Municipality of San Esteban, Poblacion BHS		200,000		200,000
Municipality of Santa, Dammay BHS		200,000		200,000
Municipality of Santa, Calungbuyan BHS		200,000		200,000
Municipality of Santa, San Jose (Magsaysay) BHS		200,000		200,000
Municipality of Sta. Cruz, Daligan BHS		200,000		200,000
Municipality of Sta. Cruz, Quinfermin BHS		200,000		200,000
Municipality of Sta. Cruz, San Pedro BHS		200,000		200,000
Municipality of Sta. Maria, Pacang BHS		200,000		200,000
Municipality of Sta. Maria, Nalvo BHS		200,000		200,000
Municipality of Sta. Maria, Maynganay Sur BHS		200,000		200,000
Municipality of Santiago, Ubbog BHS		200,000		200,000
Municipality of Santiago, Sabangan BHS		200,000		200,000
Municipality of Suyo, Poblacion BHS		200,000		200,000
Municipality of Suyo, Suyo Proper BHS		200,000		200,000
Municipality of Tagudin, Las-ud BHS		200,000		200,000
Municipality of Tagudin, Cabugbugan BHS		200,000		200,000
Municipality of Tagudin, Bario-an BHS		200,000		200,000
La Union		14,200,000		14,200,000
Municipality of Bacnotan, Paagan BHS		200,000		200,000
San Fernando City, Lingsat BHS		200,000		200,000
San Fernando City, Tanquigan BHS		200,000		200,000
San Fernando City, Cabaroan BHS		200,000		200,000
Municipality of San Gabriel, Amontoc BHS		200,000		200,000
Municipality of San Gabriel, Lipay Norte BHS		200,000		200,000
Municipality of San Gabriel, Bumbuneg BHS		200,000		200,000
Municipality of San Gabriel, Polipol BHS		200,000		200,000
Municipality of San Gabriel, Balbalayang BHS		200,000		200,000
Municipality of Santol, Paagan BHS		200,000		200,000
Municipality of Santol, Sabsaba BHS		200,000		200,000
Municipality of Santol, Corro-oy BHS		200,000		200,000
Municipality of Santol, Lettac Norte BHS		200,000		200,000
Municipality of Bacnotan, Arosip BHS		200,000		200,000
Municipality of Balaoan, Paraoir BHS		200,000		200,000
Municipality of Balaoan, Pantar Norte BHS		200,000		200,000
Municipality of Balaoan, Calliat BHS		200,000		200,000
Municipality of Balaoan, Butubut Este BHS		200,000		200,000

1032	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Balaoan, Bulbulala BHS		200,000		200,000
Municipality of Luna, Oaqui BHS		200,000		200,000
Municipality of Luna, Sococ BHS		200,000		200,000
Municipality of San Juan, Calingcamasan BHS		200,000		200,000
Municipality of San Juan, Ili Norte BHS		200,000		200,000
Municipality of San Juan, Nagsabaran BHS		200,000		200,000
Municipality of Aringay, Sta. Rita West BHS		200,000		200,000
Municipality of Aringay, Sta. Lucia BHS		200,000		200,000
Municipality of Bauang, Upper San Agustin BHS		200,000		200,000
Municipality of Bauang, Cabalayangan BHS		200,000		200,000
Municipality of Bauang, Pilar BHS		200,000		200,000
Municipality of Bauang, Casilagan BHS		200,000		200,000
Municipality of Bauang, Cabisilan BHS		200,000		200,000
Municipality of Caba, Gana BHS		200,000		200,000
Municipality of Bagulin, Alibangsay BHS		200,000		200,000
Municipality of Bagulin, Baay BHS		200,000		200,000
Municipality of Bagulin, Cardiz BHS		200,000		200,000
Municipality of Bagulin, Tagudtud BHS		200,000		200,000
Municipality of Burgos, Upper Tomapok BHS		200,000		200,000
Municipality of Naguilian, Daramuangan BHS		200,000		200,000
Municipality of Naguilian, Mamat Ing BHS		200,000		200,000
Municipality of Sto. Tomas, Pongpong BHS		200,000		200,000
Municipality of Sto. Tomas, Poblacion BHS		200,000		200,000
Municipality of Naguilian, Ambaracao Sur BHS		200,000		200,000
Municipality of Naguilian, Guesset BHS		200,000		200,000
Municipality of Naguilian, Cabaritan Norte BHS		200,000		200,000
Municipality of Naguilian, Tuddingan BHS		200,000		200,000
Municipality of Naguilian, Suguidan Sur BHS		200,000		200,000
Municipality of Naguilian, Al-alinao Sur BHS		200,000		200,000
Municipality of Naguilian, Angin BHS		200,000		200,000
Municipality of Bauang, Sta. Monica BHS		200,000		200,000
Municipality of Agoo, San Manuel Sur BHS		200,000		200,000
Municipality of Agoo, Purok BHS		200,000		200,000
Municipality of Agoo, Macalva Norte BHS		200,000		200,000
Municipality of Agoo, San Vicente Sur BHS		200,000		200,000
Municipality of Agoo, San Vicente Norte BHS		200,000		200,000
Municipality of Agoo, Sta. Monica BHS		200,000		200,000
Municipality of Agoo, Sta. Ana BHS		200,000		200,000
Municipality of Agoo, San Roque East BHS		200,000		200,000
Municipality of Agoo, Ambitacay BHS		200,000		200,000
Municipality of Agoo, Sta. Rita West BHS		200,000		200,000
Municipality of Pugo, Saytan BHS		200,000		200,000
Municipality of Pugo, Maoasoas Sur BHS		200,000		200,000
Municipality of Pugo, Ambangonan BHS		200,000		200,000
Municipality of Pugo, Cares BHS		200,000		200,000
Municipality of Pugo, Tavora BHS		200,000		200,000
Municipality of Rosario, Benteng-Sapilang BHS		200,000		200,000
Municipality of Rosario, Udiao BHS		200,000		200,000
Municipality of Rosario, Inabaan BHS		200,000		200,000
Municipality of Rosario, Nangcamotian BHS		200,000		200,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1033
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Rosario, Casilagan BHS		200,000		200,000
Municipality of Tubao, Ammalapay BHS		200,000		200,000
Municipality of Tubao, Leoness East BHS		200,000		200,000

Pangasinan		36,800,000		36,800,000

Municipality of Rosales, Guiling BHS		200,000		200,000
Municipality of Sta. Maria, San Vicente BHS		200,000		200,000
Municipality of Umingan, Prado BHS		200,000		200,000
Municipality of Basista, Malimpuec BHS		200,000		200,000
Municipality of San Fabian, Brgy. Don Benito BHS		200,000		200,000
Municipality of San Fabian, Brgy. Balacag BHS		200,000		200,000
Municipality of Laoac, Domingo Alarcio (Cabilaoan East) BHS		200,000		200,000
Municipality of Laoac, Cabilaoan BHS		200,000		200,000
Municipality of Laoac, Cabulalaan BHS		200,000		200,000
Municipality of Laoac, Calaoagan BHS		200,000		200,000
Municipality of Laoac, Calmay BHS		200,000		200,000
Municipality of Laoac, Casampagaan BHS		200,000		200,000
Municipality of Laoac, Casanestebanan BHS		200,000		200,000
Municipality of Laoac, Casantiagoan BHS		200,000		200,000
Municipality of Laoac, Inmanduyan BHS		200,000		200,000
Municipality of Laoac, Poblacion (Laoac) BHS		200,000		200,000
Municipality of Laoac, Lebueg BHS		200,000		200,000
Municipality of Laoac, Maraboc BHS		200,000		200,000
Municipality of Laoac, Nanbagatan BHS		200,000		200,000
Municipality of Laoac, Panaga BHS		200,000		200,000
Municipality of Laoac, Talogtog BHS		200,000		200,000
Municipality of Laoac, Turko BHS		200,000		200,000
Municipality of Laoac, Yatyat BHS		200,000		200,000
Municipality of Pozzorubio, Alipangpang BHS		200,000		200,000
Municipality of Pozzorubio, Amagbagan BHS		200,000		200,000
Municipality of Pozzorubio, Balacag BHS		200,000		200,000
Municipality of Pozzorubio, Banding BHS		200,000		200,000
Municipality of Pozzorubio, Bantugan BHS		200,000		200,000
Municipality of Pozzorubio, Batakil BHS		200,000		200,000
Municipality of Pozzorubio, Bobonan BHS		200,000		200,000
Municipality of Pozzorubio, Buneg BHS		200,000		200,000
Municipality of Pozzorubio, Cablong BHS		200,000		200,000
Municipality of Pozzorubio, Casanfernandoan BHS		200,000		200,000
Municipality of Pozzorubio, Castaño BHS		200,000		200,000
Municipality of Pozzorubio, Dilan BHS		200,000		200,000
Municipality of Pozzorubio, Don Benito BHS		200,000		200,000
Municipality of Pozzorubio, Haway BHS		200,000		200,000
Municipality of Pozzorubio, Imbalbalatong BHS		200,000		200,000
Municipality of Pozzorubio, Inoman BHS		200,000		200,000
Municipality of Pozzorubio, Laoac BHS		200,000		200,000
Municipality of Pozzorubio, Maambal BHS		200,000		200,000
Municipality of Pozzorubio, Malasin BHS		200,000		200,000
Municipality of Pozzorubio, Malokiat BHS		200,000		200,000
Municipality of Pozzorubio, Manaol BHS		200,000		200,000
Municipality of Pozzorubio, Nama BHS		200,000		200,000

1034	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Pozzorubio, Nantangalan BHS		200,000		200,000
Municipality of Pozzorubio, Palacpalac BHS		200,000		200,000
Municipality of Pozzorubio, Palguyod BHS		200,000		200,000
Municipality of Pozzorubio, Poblacion District I BHS		200,000		200,000
Municipality of Pozzorubio, Poblacion District II BHS		200,000		200,000
Municipality of Pozzorubio, Poblacion District III BHS		200,000		200,000
Municipality of Pozzorubio, Poblacion District IV BHS		200,000		200,000
Municipality of Pozzorubio, Rosario BHS		200,000		200,000
Municipality of Pozzorubio, Sugcong BHS		200,000		200,000
Municipality of Pozzorubio, Talogtog BHS		200,000		200,000
Municipality of Pozzorubio, Tulnac BHS		200,000		200,000
Municipality of Pozzorubio, Villegas BHS		200,000		200,000
Municipality of Santo Tomas, La Luna BHS		200,000		200,000
Municipality of Santo Tomas, Poblacion East BHS		200,000		200,000
Municipality of Santo Tomas, Poblacion West BHS		200,000		200,000
Municipality of Santo Tomas, Salvacion BHS		200,000		200,000
Municipality of Santo Tomas, San Agustin BHS		200,000		200,000
Municipality of Santo Tomas, San Antonio BHS		200,000		200,000
Municipality of Santo Tomas, San Jose BHS		200,000		200,000
Municipality of Santo Tomas, San Marcos BHS		200,000		200,000
Municipality of Santo Tomas, Santo Domingo BHS		200,000		200,000
Municipality of Santo Tomas, Santo Niño BHS		200,000		200,000
Municipality of Sison, Paldit BHS		200,000		200,000
Municipality of Sison, Pindangan BHS		200,000		200,000
Municipality of Sison, Labayug BHS		200,000		200,000
Municipality of Sison, Alibeng BHS		200,000		200,000
Municipality of Sison, Asan Sur BHS		200,000		200,000
Municipality of Sison, Bantay Insik BHS		200,000		200,000
Municipality of Sison, Asan Norte BHS		200,000		200,000
Municipality of Sison, Agat BHS		200,000		200,000
Municipality of Sison, Poblacion Norte BHS		200,000		200,000
Municipality of Sison, Inmalog BHS		200,000		200,000
Municipality of Sison, Sagunto BHS		200,000		200,000
Municipality of Sison, Tara-tara BHS		200,000		200,000
Municipality of Sison, Esperanza BHS		200,000		200,000
Municipality of Sison, Poblacion Sur BHS		200,000		200,000
Municipality of Sison, Killo BHS		200,000		200,000
Municipality of Sison, Artacho BHS		200,000		200,000
Municipality of Dixon, Pinmilapil BHS		200,000		200,000
Municipality of Sison, Camangaan BHS		200,000		200,000
Municipality of Sison, Binmeckeg BHS		200,000		200,000
Municipality of Sison, Bulaoen West BHS		200,000		200,000
Municipality of Sison, Cabaritan BHS		200,000		200,000
Municipality of Sison, Bulaoen East BHS		200,000		200,000
Municipality of Sison, Bila BHS		200,000		200,000
Municipality of Sison, Cauringan BHS		200,000		200,000
Municipality of Sison, Magbagan BHS		200,000		200,000
Municipality of Sison, Poblacion Central BHS		200,000		200,000
Municipality of Sison, Dungon BHS		200,000		200,000
Municipality of Sison, Calunetan BHS		200,000		200,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1035
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Villasis, Amamperez BHS		200,000		200,000
Municipality of Villasis, Bacag BHS		200,000		200,000
Municipality of Villasis, Barangoboug BHS		200,000		200,000
Municipality of Villasis, Barraca BHS		200,000		200,000
Municipality of Villasis, Capulaan BHS		200,000		200,000
Municipality of Villasis, Caramutan BHS		200,000		200,000
Municipality of Villasis, La Paz BHS		200,000		200,000
Municipality of Villasis, Labit BHS		200,000		200,000
Municipality of Villasis, Lipay BHS		200,000		200,000
Municipality of Villasis, Lomboy BHS		200,000		200,000
Municipality of Villasis, Piaz (Plaza) BHS		200,000		200,000
Municipality of Villasis, Zone V (Poblacion) BHS		200,000		200,000
Municipality of Villasis, Zone I (Poblacion) BHS		200,000		200,000
Municipality of Villasis, Zone II (Poblacion) BHS		200,000		200,000
Municipality of Villasis, Zone III (Poblacion) BHS		200,000		200,000
Municipality of Villasis, Zone IV (Poblacion) BHS		200,000		200,000
Municipality of Villasis, Puelay BHS		200,000		200,000
Municipality of Villasis, San Blas BHS		200,000		200,000
Municipality of Villasis, San Nicolas BHS		200,000		200,000
Municipality of Villasis, Tombod BHS		200,000		200,000
Municipality of Villasis, Hand BHS		200,000		200,000
Municipality of Alcala, Kisikis BHS		200,000		200,000
Municipality of Alcala, Laoac BHS		200,000		200,000
Municipality of Alcala, Macayo BHS		200,000		200,000
Municipality of Alcala, Pindangan Centro BHS		200,000		200,000
Municipality of Alcala, Pindangan East BHS		200,000		200,000
Municipality of Alcala, Pindangan West BHS		200,000		200,000
Municipality of Alcala, Poblacion East BHS		200,000		200,000
Municipality of Alcala, Poblacion West BHS		200,000		200,000
Municipality of Alcala, San Juan BHS		200,000		200,000
Municipality of Alcala, San Nicolas BHS		200,000		200,000
Municipality of Alcala, San Pedro Apartado BHS		200,000		200,000
Municipality of Alcala, San Pedro Ili BHS		200,000		200,000
Municipality of Alcala, San Vicente BHS		200,000		200,000
Municipality of Alcala, Vicente BHS		200,000		200,000
Municipality of Bautista, Artacho BHS		200,000		200,000
Municipality of Bautista, Baluyot BHS		200,000		200,000
Municipality of Bautista, Cabuaan BHS		200,000		200,000
Municipality of Bautista, Cacandongan BHS		200,000		200,000
Municipality of Bautista, Diaz BHS		200,000		200,000
Municipality of Bautista, Nandacan BHS		200,000		200,000
Municipality of Bautista, Nibaliw Norte BHS		200,000		200,000
Municipality of Bautista, Nibaliw Sur BHS		200,000		200,000
Municipality of Bautista, Palisoc BHS		200,000		200,000
Municipality of Bautista, Poblacion East BHS		200,000		200,000
Municipality of Bautista, Poblacion West BHS		200,000		200,000
Municipality of Bautista, Pogo BHS		200,000		200,000
Municipality of Bautista, Poponto BHS		200,000		200,000
Municipality of Bautista, Primicias BHS		200,000		200,000
Municipality of Bautista, Ketegan BHS		200,000		200,000

1036	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Bautista, Sinabaan BHS		200,000		200,000
Municipality of Bautista, Vacante BHS		200,000		200,000
Municipality of Bautista, Villanneva BHS		200,000		200,000
Municipality of Binalonan, Balangobong BHS		200,000		200,000
Municipality of Binalonan, Bued BHS		200,000		200,000
Municipality of Binalonan, Bugayong BHS		200,000		200,000
Municipality of Binalonan, Camangaan BHS		200,000		200,000
Municipality of Binalonan, Canarvacanan BHS		200,000		200,000
Municipality of Binalonan, Capas BHS		200,000		200,000
Municipality of Binalonan, Cili BHS		200,000		200,000
Municipality of Binalonan, Dumayat BHS		200,000		200,000
Municipality of Binalonan, Linmansangan BHS		200,000		200,000
Municipality of Binalonan, Mangcasuy BHS		200,000		200,000
Municipality of Binalonan, Moreno BHS		200,000		200,000
Municipality of Binalonan, Pasileng Norte BHS		200,000		200,000
Municipality of Binalonan, Pasileng Sur BHS		200,000		200,000
Municipality of Binalonan, Poblacion BHS		200,000		200,000
Municipality of Binalonan, San Felipe Central BHS		200,000		200,000
Municipality of Binalonan, San Felipe Sur BHS		200,000		200,000
Municipality of Binalonan, San Pablo BHS		200,000		200,000
Municipality of Binalonan, Santa Catalina BHS		200,000		200,000
Municipality of Binalonan, Santa Maria Norte BHS		200,000		200,000
Municipality of Binalonan, Santiago BHS		200,000		200,000
Municipality of Binalonan, Santo Niño BHS		200,000		200,000
Municipality of Binalonan, Sumabnit BHS		200,000		200,000
Municipality of Binalonan, Tabuyoc BHS		200,000		200,000
Municipality of Binalonan, Vacante BHS		200,000		200,000
Municipality of Laoac, Anis BHS		200,000		200,000
Municipality of Laoac, Balligi BHS		200,000		200,000
Municipality of Laoac, Banuar BHS		200,000		200,000
Municipality of Laoac, Botigue BHS		200,000		200,000
Municipality of Laoac, Caaringayan BHS		200,000		200,000
Municipality of Alcala, Anulid BR		200,000		200,000
Municipality of Alcala, Atainan BHS		200,000		200,000
Municipality of Alcala, Bersamin BHS		200,000		200,000
Municipality of Alcala, Canarvacanan BHS		200,000		200,000
Municipality of Alcala, Caranglaan BHS		200,000		200,000
Municipality of Alcala, Curareng BHS		200,000		200,000
Municipality of Alcala, Gualsic BHS		200,000		200,000

REGION II		20,755,000		20,755,000

Batanes		1,200,000		1,200,000

Municipality of Basco, Chanarian BHS		100,000		100,000
Municipality of Basco, San Joaquin BHS		100,000		100,000
Municipality of Itbayat, Raele BHS		100,000		100,000
Municipality of Ivana, San Vicente BHS		100,000		100,000
Municipality of Mahatao, Diura BHS		500,000		500,000
Municipality of Mahatao, Imnajbu BHS		100,000		100,000
Municipality of Uyugan, Itbud BHS		100,000		100,000
Municipality of Uyugan, Imnajbu BHS		100,000		100,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1037
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Cagayan		3,400,000		3,400,000

Municipality of Abulug, Lucban Barangay Health Station		100,000		100,000
Municipality of Abulug, Pinili Barangay Health Station		100,000		100,000
Municipality of Buguey, Dalaya BHS		100,000		100,000
Municipality of Buguey, Minanga Weste BHS		100,000		100,000
Municipality of Enrile, Alibago Barangay Health Station		100,000		100,000
Municipality of Enrile, Liwan Norte Barangay Health Station		100,000		100,000
Municipality of Gattaran, Bolos Point BHS		100,000		100,000
Municipality of Gattaran, Capissayan BHS		100,000		100,000
Municipality of Gattaran, Guising BHS		100,000		100,000
Municipality of Lal-lo, Catugan BHS		100,000		100,000
Municipality of Lal-lo, Dagupan BHS		100,000		100,000
Municipality of Lasam, Nabannagan West BHS		100,000		100,000
Municipality of Rizal, San Juan Barangay Health Station		100,000		100,000
Municipality of Sanchez Mira, Dacal Barangay Health Station		100,000		100,000
Municipality of Sta. Teresita, Aridowen BHS		100,000		100,000
Municipality of Sta. Teresita, Buyun BHS		100,000		100,000
Municipality of Sta. Teresita, Caniugan BHS		100,000		100,000
Municipality of Sta. Teresita, Centro East BHS		100,000		100,000
Municipality of Sta. Teresita, Centro West BHS		100,000		100,000
Municipality of Sta. Teresita, Luga BHS		100,000		100,000
Municipality of Sta. Teresita, Masi BHS		100,000		100,000
Municipality of Sta. Teresita, Mission BHS		100,000		100,000
Municipality of Sta. Teresita, Simbaluca BHS		100,000		100,000
Municipality of Sta. Teresita, Simpatuyo BHS		100,000		100,000
Municipality of Sta. Teresita, Villa BHS		100,000		100,000
Municipality of Baggao, Imurung BHS		100,000		100,000
Municipality of Baggao, Hacienda Intal BHS		100,000		100,000
Municipality of Gattaran, Aguiguican BHS		100,000		100,000
Municipality of Gattaran, Calaoagan Bassit BHS		100,000		100,000
Municipality of Gattaran, Calaoagan Dackel BHS		100,000		100,000
Municipality of Gattaran, Barbarit BHS		100,000		100,000
Municipality of Gattaran, Mabuno BHS		100,000		100,000
Municipality of Gattaran, Tangalagan BHS		100,000		100,000
Municipality of Solana, Furagui BHS		100,000		100,000

Isabela		8,505,000		8,505,000

City of Cauayan, Villaluna Birthing Center, Isabela BHS		100,000		100,000
City of Ilagan, Centro San Antonio BHS		100,000		100,000
City of Ilagan, Sindon Bayabo BHS		100,000		100,000
Municipality of Benito Soliven, Andabuen BHS		100,000		100,000
Municipality of Benito Soliven, Dagupan BHS		100,000		100,000
Municipality of Benito Soliven, District 1 BHS		100,000		100,000
Municipality of Benito Soliven, District 2 BHS		100,000		100,000
Municipality of Benito Soliven, Gomez BHS		100,000		100,000
Municipality of Benito Soliven, Makindol BHS		100,000		100,000
Municipality of Benito Soliven, Santiago BHS		100,000		100,000
Municipality of Benito Soliven, Sinipit BHS		100,000		100,000
Municipality of Cabagan, Saui BHS		100,000		100,000

1038	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Cabagan, San Antonio BHS		100,000		100,000
Municipality of Cabagan, Tallag BHS		100,000		100,000
Municipality of Cabagan, Aggub BHS		100,000		100,000
Municipality of Cabagan, Masipi East BHS		100,000		100,000
Municipality of Cabagan, Masipi West BHS		100,000		100,000
Municipality of Cabagan, Pilig Abajo BHS		100,000		100,000
Municipality of Cabagan, Pilig Alto BHS		100,000		100,000
Municipality of Cabagan, San Bernardo BHS		100,000		100,000
Municipality of Cabagan, San Juan BHS		100,000		100,000
Municipality of Cordon, Kapirpirawan BHS		100,000		100,000
Municipality of Cordon, Malapat BHS		100,000		100,000
Municipality of Cordon, Rizaluna BHS		100,000		100,000
Municipality of Echague, Dr. Freuando V. Babaran Birthing Center		100,000		100,000
Municipality of Echague, Maglitao BHS		100,000		100,000
Municipality of Echague, Narra BHS		100,000		100,000
Municipality of Echague, Nilumisu BHS		100,000		100,000
Municipality of Echague, Pagasa BHS		100,000		100,000
Municipality of Echague, Pangal Norte BHS		100,000		100,000
Municipality of Echague, Rumay-ay BHS		100,000		100,000
Municipality of Echague, Salay BHS		100,000		100,000
Municipality of Echague, Salvacion BHS		100,000		100,000
Municipality of Echague, San Antonio Minit BHS		100,000		100,000
Municipality of Echague, San Antonio Ugad BHS		100,000		100,000
Municipality of Echague, San Carlos BHS		100,000		100,000
Municipality of Echague, San Fabian BHS		100,000		100,000
Municipality of Echague, San Felipe BHS		100,000		100,000
Municipality of Echague, San Juan BHS		100,000		100,000
Municipality of Echague, San Manuel BHS		100,000		100,000
Municipality of Echague, San Miguel BHS		100,000		100,000
Municipality of Echague, San Salvador BHS		100,000		100,000
Municipality of Echague, Silauan Norte BHS		100,000		100,000
Municipality of Echague, Silauan Sur BHS		100,000		100,000
Municipality of Echague, Sinabbaran BHS		100,000		100,000
Municipality of Echague, Soyung BHS		100,000		100,000
Municipality of Echague, Sta. Ana BHS		100,000		100,000
Municipality of Echague, Sta. Cruz BHS		100,000		100,000
Municipality of Echague, Sta. Maria BHS		100,000		100,000
Municipality of Echague, Sta. Monica BHS		100,000		100,000
Municipality of Echague, Sto. Domingo BHS		100,000		100,000
Municipality of Echague, Taggapan BHS		100,000		100,000
Municipality of Echague, Tuguegarao BHS		100,000		100,000
Municipality of Echague, Villa Campo BHS		100,000		100,000
Municipality of Echague, Villa Fermin BHS		100,000		100,000
Municipality of Echague, Villa Rey BHS		100,000		100,000
Municipality of Echague, Villa Victoria BHS		100,000		100,000
Municipality of Jones, Dumawing BHS		100,000		100,000
Municipality of Roxas, Muñoz East BHS		100,000		100,000
Municipality of Roxas, San Luis BHS		100,000		100,000
Municipality of San Pablo, Auitan BHS		100,000		100,000
Municipality of San Pablo, Ballacayu BHS		100,000		100,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1039
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of San Pablo, Binguang BHS		100,000		100,000
Municipality of San Pablo, Bungad BHS		100,000		100,000
Municipality of San Pablo, Calamagui BHS		100,000		100,000
Municipality of San Pablo, Caralucud BHS		100,000		100,000
Municipality of San Pablo, Gnminga BHS		100,000		100,000
Municipality of San Pablo, Minanga BHS		100,000		100,000
Municipality of San Pablo, San Jose BHS		100,000		100,000
Municipality of Alicia, Rizal BHS		105,000		105,000
Municipality of Roxas, Purok 1, Rizal BHS		100,000		100,000
Municipality of Roxas, Anao BHS		100,000		100,000
Municipality of Roxas, Quiling BHS		100,000		100,000
Municipality of Roxas, Doña BHS		100,000		100,000
Municipality of Roxas, San Placido BHS		100,000		100,000
Municipality of Roxas, Sotero Nuesa BHS		100,000		100,000
Municipality of Roxas, Sinamar BHS		100,000		100,000
Municipality of Roxas, Marcos BHS		100,000		100,000
Municipality of Roxas, Villa Concepcion BHS		100,000		100,000
Municipality of Roxas, San Pedro BHS		100,000		100,000
Municipality of Roxas, Imbiao BHS		100,000		100,000
Municipality of Roxas, Luna BHS		100,000		100,000
Municipality of Roxas, Masigun BHS		100,000		100,000
Municipality of Roxas, San Jose BHS		100,000		100,000
Municipality of Roxas, Rang-ayan BHS		100,000		100,000

Nueva Vizcaya		5,650,000		5,650,000
Municipality of Bambang, Abian BHS		160,000		160,000
Municipality of Bambang, Aguinaldo BHS		100,000		100,000
Municipality of Bambang, Bagong Sikat BHS		100,000		100,000
Municipality of Bambang, Burgos BHS		100,000		100,000
Municipality of Bambang, Flores BHS		100,000		100,000
Municipality of Bambang, La Union BHS		100,000		100,000
Municipality of Bambang, Magsaysay Minanga BHS		100,000		100,000
Municipality of Bambang, Manaring BHS		100,000		100,000
Municipality of Bambang, Mansibang BHS		100,000		100,000
Municipality of Bambang, Quezon BHS		100,000		100,000
Municipality of Bambang, Quinalabasa BHS		100,000		100,000
Municipality of Bambang, Rang-Ayan BHS		100,000		100,000
Municipality of Bambang, Rezal BHS		100,000		100,000
Municipality of Bambang, Roxas BHS		100,000		100,000
Municipality of Bambang, San Antonio North BHS		100,000		100,000
Municipality of Bambang, Sunlife BHS		100,000		100,000
Municipality of Bambang, Tomines BHS		100,000		100,000
Municipality of Banaybanay, Pintatagan BHS		500,000		500,000
Municipality of Bayombong, Magapuy BHS		100,000		100,000
Municipality of Diadi, Duruarog BHS		100,000		100,000
Municipality of Diadi, San Pablo BHS		100,000		100,000
Municipality of Dupax del Norte, New Gumiad BHS		160,000		160,000
Municipality of Dupax del Norte, Yabibi BHS		500,000		500,000
Municipality of Dupax del Sur, Balzain BHS		160,000		160,000
Municipality of Dupax del Sur, Kimbutan BHS		160,000		160,000

1040	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Dupax del Sur, San Pablo BHS		160,000		160,000
Municipality of Kasibu, Belet BHS		160,000		160,000
Municipality of Kasibu, Biyoy BHS		160,000		160,000
Municipality of Kasibu, Catarauan BHS		160,000		160,000
Municipality of Kasibu, Kakidugen BHS		160,000		160,000
Municipality of Kasibu, Logpond BHS		160,000		160,000
Municipality of Kayapa, Pinayag BHS		400,000		400,000
Municipality of Solano, Bangaan BHS		100,000		100,000
Municipality of Solano, Uddiawan BHS		100,000		100,000
Municipality of Sta. Fe, Balete BHS		100,000		100,000
Municipality of Sta. Fe, Sinapaoan BHS		100,000		100,000
Municipality of Sta. Fe, Tactac BHS		100,000		100,000
Municipality of Quezon, Dagupan BHS		250,000		250,000

Quirino		2,000,000		2,000,000
Municipality of Cabarroguis, Banuar BHS		100,000		100,000
Municipality of Cabarroguis, Burgos BHS		100,000		100,000
Municipality of Cabarroguis, Calaocan BHS		100,000		100,000
Municipality of Cabarroguis, Del Pilar BHS		100,000		100,000
Municipality of Cabarroguis, Dibibi BHS		100,000		100,000
Municipality of Cabarroguis, Dingasan BHS		100,000		100,000
Municipality of Cabarroguis, Eden BHS		100,000		100,000
Municipality of Cabarroguis, Gomez BHS		100,000		100,000
Municipality of Cabarroguis, Gundaway BHS		100,000		100,000
Municipality of Cabarroguis, Mangandingay BHS		100,000		100,000
Municipality of Cabarroguis, San Marcos BHS		100,000		100,000
Municipality of Cabarroguis, Sto. Domingo BHS		100,000		100,000
Municipality of Cabarroguis, Tucod BHS		100,000		100,000
Municipality of Cabarroguis, Villamor BHS		100,000		100,000
Municipality of Cabarroguis, Villapeña BHS		100,000		100,000
Municipality of Cabarroguis, Villarose BHS		100,000		100,000
Municipality of Cabarroguis, Zamora BHS		100,000		100,000
Municipality of Saguday, Dibul BHS		100,000		100,000
Municipality of Saguday, Lapaz BHS		100,000		100,000
Municipality of Saguday, Sto. Tomas BHS		100,000		100,000
REGION III		3,000,000		3,000,000

Tarlac		1,500,000		1,500,000
Municipality of Concepcion, Sta. Rita BHS		100,000		100,000
Municipality of Concepcion, Tinang BHS		100,000		100,000
Municipality of Concepcion, Alfonso BHS		100,000		100,000
Municipality of Concepcion, San Vicente BHS		100,000		100,000
Municipality of Concepcion, Mabilog BHS		100,000		100,000
Municipality of Concepcion, Sta. Monica BHS		100,000		100,000
Municipality of Concepcion, Talimundoc Marimla BHS		100,000		100,000
Municipality of La Paz, Comillas BHS		100,000		100,000
Municipality of La Paz, Mortrico BHS		100,000		100,000
Municipality of Bamban, San Nicolas BHS		100,000		100,000
Municipality of Bamban, San Vicente BHS		100,000		100,000
Municipality of Sta. Ignacia, Sta. Ines East BHS		100,000		100,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1041
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Sta. Ignacia, Pugo Cecilio BHS		100,000		100,000
Municipality of Victoria, San Vicente BHS		100,000		100,000
Municipality of Victoria, Baculong BHS		100,000		100,000

Pampanga		1,200,000		1,200,000
Municipality of Floridablanca, Carmencita BHS		100,000		100,000
Municipality of Floridablanca, Calantas BHS		100,000		100,000
Municipality of Floridablanca, Solib BHS		100,000		100,000
Municipality of Arayat, Gatiawin BHS		100,000		100,000
Municipality of Arayat, Bitas BHS		100,000		100,000
Municipality of San Simon, Sta. Monica BHS		100,000		100,000
Municipality of San Simon, Concepcion BHS		100,000		100,000
Municipality of Minalin, Sta. Rita BHS		100,000		100,000
Municipality of Minalin, Bulac BHS		100,000		100,000
Municipality of Sta. Ana, San Joaquin BHS		100,000		100,000
Municipality of Sta. Ana, Sta. Maria BHS		100,000		100,000
Angeles City, Capaya BHS		100,000		100,000

Nueva Ecija		300,000		300,000
Municipality of Bongabon, Calaanan BHS		100,000		100,000
Municipality of Bongabon, Vega BHS		100,000		100,000
Municipality of Aliaga, Magsaysay BHS		100,000		100,000

REGION IV-A	3,300,000	11,000,000		14,300,000

Batangas		2,000,000		2,000,000
Batangas City, San Agapito BHS		500,000		500,000
Batangas City, Mabacong BHS		500,000		500,000
Batangas City, Tinga Labac BHS		500,000		500,000
Municipality of Mataasnakahoy, Poblacion 1 BHS		500,000		500,000

Quezon		9,000,000		9,000,000
Municipality of Tagkawayan, San Diego BHS		500,000		500,000
Municipality of Gninayangan, Magallanes BHS		500,000		500,000
Municipality of Calauag, Sto. Angel BHS		300,000		300,000
Municipality of Calauag, Tiniguiban BHS		300,000		300,000
Municipality of Calauag, Anahawan BHS		300,000		300,000
Municipality of Calauag, Pandanan BHS		300,000		300,000
Municipality of Calauag, Sabang 2 BHS		300,000		300,000
Municipality of Calauag, San Roque Ibaba BHS		300,000		300,000
Municipality of Calauag, Tamis BHS		300,000		300,000
Municipality of Gumaca, Camohan BHS		300,000		300,000
Municipality of Gumaca, Lagyo BHS		300,000		300,000
Municipality of Gumaca, Malabtog BHS		300,000		300,000
Municipality of Gumaca, MH Del Pilar BHS		300,000		300,000
Municipality of Lopez, Bagacay BHS		300,000		300,000
Municipality of Lopez, Bebito BHS		300,000		300,000
Municipality of Lopez, Conception BHS		300,000		300,000
Municipality of Lopez, San Andres BHS		300,000		300,000
Municipality of Lopez, Binahian A BHS		300,000		300,000
Municipality of Lopez, Sta. Jacobe BHS		300,000		300,000

1042	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Lopez, Tanauan BHS		300,000		300,000
Municipality of Perez, Bagong Hang BHS		300,000		300,000
Municipality of Perez, Pagkakaisa BHS		300,000		300,000
Municipality of Quezon, Mascariña BHS		300,000		300,000
Municipality of Quezon, Montañaua BHS		300,000		300,000
Municipality of Quezon, Villa Gomez BHS		300,000		300,000
Municipality of Tagkawayan, Aldavoc BHS		300,000		300,000
Municipality of Tagkawayan, Tunton BHS		300,000		300,000
Municipality of Lucban, Brgy. 6 BHS		500,000		500,000

Riza1	3,300,000			3,300,000
Municipality of Binangonan, Calumpang Health Center	3,300,000			3,300,000

REGION V	670,000			670,000

Sorsogon	500,000			500,000
Municipality of Sta. Magdalena, San Sebastian BHS	500,000			500,000

Camarines Sur	170,000			170,000
San Francisco, Bombon BHS	150,000			150,000
Pagao, Bombon BHS	10,000			10,000
San Antonio BHS	10,000			10,000

REGION VI	10,043,500	1,500,000		11,543,500

Antique		1,000,000		1,000,000
Municipality of Bugasong, Pangalcagan BHS		500,000		500,000
Municipality of Hamtic, Piape III BHS		250,000		250,000
Municipality of Tibiao, Pitac BHS		250,000		250,000

Capiz		500,000		500,000
Municipality of President Roxas, Quiajo BHS		250,000		250,000
Municipality of Dumalag, Sta. Carmen BHS		250,000		250,000

Iloilo	10,043,500			10,043,500
Guzman-jesena, Mandurriao BHS	450,000			450,000
San Lorenzo Brgy. Loboc, Lam BHS	450,000			450,000
Navais, Mandurriao BHS	250,000			250,000
South Fundidor, Molo BHS	250,000			250,000
Gustillo, La Paz BHS	250,000			250,000
Sto. Rosario-Duran, City Proper Health Center	143,500			143,500
Tabuc, Suba, Jaro BHS	450,000			450,000
Dungon B, Jaro I BHS	950,000			950,000
Quintin Salas (TELOF), Jaro II BHS	450,000			450,000
Quintin Salas (MAIN), Jaro BHS	550,000			550,000
Conception, City Proper BHS	550,000			550,000
San Isidro, Jaro BHS	850,000			850,000
Don Esteban, Lapuz BHS	450,000			450,000
Baldoza Health Center	2,000,000			2,000,000
Katilingban, Molo BHS	2,000,000			2,000,000

REGION IX		10,701,600		10,701,600

DECEMBER 28, 2020	OFFICIAL GAZETTE	1043
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL

Zamboanga del Norte		8,691,600		8,691,600
Municipality of Piñan, Adante BHS		150,000		150,000
Municipality of Katipunan, Basagan BHS		200,000		200,000
Municipality of Salug, Calucap BHS		250,000		250,000
Municipality of Salug, Canawan BHS		250,000		250,000
Municipality of Roxas, Canibungan BHS		250,000		250,000
Municipality of Salug, Caracol BHS		250,000		250,000
Municipality of Manukan, Disakan BHS		250,000		250,000
Municipality of Salug, Fatima BHS		250,000		250,000
Municipality of Manukan, Gupot BHS		250,000		250,000
Municipality of Salug, Ipilan BHS		250,000		250,000
Municipality of Salug, Lanawan BHS		250,000		250,000
Municipality of Manukan, Linay BHS		250,000		250,000
Municipality of Piñan, Lower Gumay BHS		150,000		150,000
Municipality of Katipunan, Matam BHS		200,000		200,000
Municipality of Manukan, Mate BHS		250,000		250,000
Municipality of Manukan, Meses BHS		250,000		250,000
Municipality of Katipunan, New Tambo BHS (Catchment Brgy)		200,000		200,000
Municipality of Manukan, Patagan BHS		250,000		250,000
Municipality of Piñau, Poblacion North BHS		150,000		150,000
Municipality of Ipil, Poblacion BHS		250,000		250,000
Municipality of Piñau, Poblacion South BHS		148,800		148,800
Municipality of Salug, Pukay BHS		250,000		250,000
Municipality of Mauukan, Saluyong BHS		250,000		250,000
Municipality of Manukan, San Antonio BHS		250,000		250,000
Municipality of Katipunan, Sanao BHS		200,000		200,000
Municipality of Piñan, Silano BHS		148,800		148,800
City of Dapitan, Silinog BHS		148,800		148,800
Municipality of Katipunan, Sitog BHS		200,000		200,000
Municipality of Salug, Sto. Niño BHS		250,000		250,000
Municipality of Mutia, Sto. Tomas BHS		148,800		148,800
Municipality of Manukan, Suisayan BHS		250,000		250,000
Municipality of Salug, Tapalan BHS		250,000		250,000
Municipality of Piñan, Tinaytayan BHS		148,800		148,800
Municipality of Piñan, Tinuyop BHS		250,000		250,000
Municipality of Postigo, Tiogan BHS		250,000		250,000
Municipality of Katipunan, Tubnran BHS		200,000		200,000
Municipality of Midsalop, Unidos BHS		148,800		148,800
Municipality of Manukan, Upper Disakan BHS		250,000		250,000
Municipality of Plan, Upper Gumay BHS		148,800		148,800
Municipality of Mauukan, Villaramos BHS		250,000		250,000

Zamboanga del Sur		2,010,000		2,010,000
Municipality of Amora, Anonang BHS		200,000		200,000
Municipality of Dumingag, Bag-Ong Silang BHS (GIDA / IP)		50,000		50,000
Municipality of Mahayag, Boniao BHS		170,000		170,000
Municipality of Magsaysay, Caniangan BHS		200,000		200,000
Municipality of Dumingag, Caridad BHS		50,000		50,000
Municipality of Dumingag, Danlugan BUS (GIDA / IP)		50,000		50,000
Municipality of Dumingag, Guitran BHS		200,000		200,000

1044	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Dumalinao, Josefina BHS		200,000		200,000
Municipality of Dumingag, La Fortuna BHS (GIDA / IP)		50,000		50,000
Municipality of Dumalinao, Limbatong BHS		200,000		200,000
Municipality of Dumalinao, San Isidro BHS		170,000		170,000
Municipality of Mahayag, San Jose BHS		170,000		170,000
Municipality of Dumingag, San Juan BHS (GIDA / IP)		50,000		50,000
Municipality of Dumingag, San Pablo BHS		50,000		50,000
Municipality of Dumingag, San Pedro BHS		50,000		50,000
Municipality of Dumingag, Sinonok BHS (GIDA / IP)		50,000		50,000
Municipality of Dumingag, Upper Landing BHS		50,000		50,000
Municipality of Dumingag, Upper Timonan BHS		50,000		50,000

REGION X		26,800,000		26,800,000

Bukidnon		3,100,000		3,100,000
City of Valencia, Mt. Nebo BHS		500,000		500,000
Municipality of Dangcagan, Migcuya BHS		500,000		500,000
Municipality of Libona, Laturan BHS		500,000		500,000
Municipality of Pangantucan, Gandingan BHS		300,000		300,000
Municipality of Pangantucan, Kipaducan BHS		500,000		500,000
Municipality of Pangantucan, Portulin-ga BHS		500,000		500,000
Municipality of Manolo Fortich, Mantibugao BHS		300,000		300,000

Cagayan de Oro		5,500,000		5,500,000
City of Cagayan De Oro, Agusan Urban Health Center		500,000		500,000
City of Cagayan De Oro, Bugo Urban Health Center		500,000		500,000
City of Cagayan De Oro, Camaman-An Urban Health Center		500,000		500,000
City of Cagayan De Oro, Consolation Urban Health Center		500,000		500,000
City of Cagayan De Oro, Cugman Urban Health Center		500,000		500,000
City of Cagayan De Oro, FS Catanico Urban Health Center		500,000		500,000
City of Cagayan De Oro, Gusa Urban Health Center		500,000		500,000
City of Cagayan De Oro, Macabalan Urban Health Center		500,000		500,000
City of Cagayan De Oro, Macasandig Urban Health Center		500,000		500,000
City of Cagayan De Oro, Nazareth Urban Health Center		500,000		500,000
City of Cagayan De Oro, Puntod Urban Health Center		500,000		500,000

Camiguin		1,000,000		1,000,000
Municipality of Catarman, Compol BHS		500,000		500,000
Municipality of Sagay, Alangilan BHS		500,000		500,000

Iligan City		1,000,000		1,000,000
City of Iligan, Buruun BHS		500,000		500,000
City of Iligan, Dalipuga BHS		500,000		500,000

Lanao del Norte		1,500,000		1,500,000
Municipality of Kauswagan, Inudaran BHS		100,000		100,000
Municipality of Kauswagan, Paiton BHS		100,000		100,000
Municipality of Kolambugan, Austin Heights BHS		100,000		100,000
Municipality of Kolambugan, Baybay BHS		100,000		100,000
Municipality of Kolambugan, Kulasihan BHS		100,000		100,000
Municipality of Kolambugan, Manga BHS		100,000		100,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1045
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Kolambugan, Muntay BHS		100,000		100,000
Municipality of Kolambugan, Pantar BHS		100,000		100,000
Municipality of Kolambugan, Poblacion BHS		100,000		100,000
Municipality of Kolambugan, Riverside BHS		100,000		100,000
Municipality of Tubod, Baracanas BHS		100,000		100,000
Municipality of Tubod, Kakai BHS		100,000		100,000
Municipality of Tubod, Licapao BHS		100,000		100,000
Municipality of Tubod, Malingao BHS		100,000		100,000
Municipality of Tubod, Pinpin BHS		100,000		100,000

Misamis Occidental		9,500,000		9,500,000
City of Tangub, Manga BHS		500,000		500,000
Municipality of Bonifacio, Baybay BHS		500,000		500,000
Municipality of Bonifacio, Dimalco BHS		500,000		500,000
Municipality of Bonifacio, Lilioan BHS		500,000		500,000
Municipality of Bonifacio, Migpange BHS		500,000		500,000
Municipality of Bonifacio, Tusik BHS		500,000		500,000
Municipality of Clarin, Bitoon BHS		500,000		500,000
Municipality of Clarin, Masabud BHS		500,000		500,000
Municipality of Clarin, Penacio BHS		500,000		500,000
Municipality of Ozamiz, Bongbong BHS		500,000		500,000
Municipality of Ozamiz, Capucao Proper BHS		500,000		500,000
Municipality of Ozamiz, Carangan BHS		500,000		500,000
Municipality of Ozamiz, Liposong BHS		500,000		500,000
Municipality of Sinacaban, Estrella BHS		500,000		500,000
Municipality of Sinacaban, San Isidro Alto BHS		500,000		500,000
Municipality of Sinacaban, San Isidro Bajo BHS		500,000		500,000
Municipality of Sinacaban, San Vicente BHS		500,000		500,000
Municipality of Tudela, Camating BHS		500,000		500,000
Municipality of Tudela, Yahong BHS		500,000		500,000

Misamis Oriental		5,200,000		5,200,000
City of Gingoog, Brgy. 19 BHS		500,000		500,000
Municipality of Alubjid, Loguilo BHS		300,000		300,000
Municipality of Alubjid, Taparak BHS		300,000		300,000
Municipality of El Salvador, Molugan BHS		300,000		300,000
Municipality of Kinoguitan, Esperanza BHS		500,000		500,000
Municipality of Laguindingan, Moog BHS		500,000		500,000
Municipality of Lugait, Lower Talacogon BHS		500,000		500,000
Municipality of Medina, North Poblacion BHS		100,000		100,000
Municipality of Naawan, Don Pedro BHS		500,000		500,000
Municipality of Naawan, Linangkayan BHS		300,000		300,000
Municipality of Naawan, Lubilan BHS		300,000		300,000
Municipality of Naawan, Mapulog BHS		300,000		300,000
Municipality of Opol, Patag BHS		500,000		500,000
Municipality of Salay, Inbulan BHS		100,000		100,000
Municipality of Salay, Salagsag BHS		100,000		100,000
Municipality of Salay, Yungod BHS		100,000		100,000

1046	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL

REGION XI		7,260,000		7,260,000

Davao de Oro		1,900,000		1,900,000
Municipality of Compostela, Poblacion 1A BHS		450,000		450,000
Municipality of Compostela, Poblacion 2B BHS		450,000		450,000
Municipality of Monkayo, Rizal BHS		500,000		500,000
Municipality of Monkayo, Salvacion BHS		500,000		500,000

Davao del Sur		500,000		500,000
Municipality of Bansalan, Balutakay BHS		250,000		250,000
Municipality of Bansalan, Sto. Nino BHS		250,000		250,000

Davao Oriental		4,860,000		4,860,000
City of Mati, Badas BHS		500,000		500,000
City of Mati, Luban BHS		160,000		160,000
City of Mati, Buso BHS		160,000		160,000
City of Mati, Dawan BHS		500,000		500,000
City of Mati, Lanca BHS		160,000		160,000
City of Mati, Lawigan BHS		160,000		160,000
City of Mati, Macambol BHS		160,000		160,000
City of Mati, Mamali BHS		160,000		160,000
City of Mati, Matiao A BHS		160,000		160,000
City of Mati, Matiao B BHS		160,000		160,000
City of Mati, Mayo BHS		160,000		160,000
City of Mati, Poblacion 1 BHS		160,000		160,000
City of Mati, Poblacion 2 BHS		160,000		160,000
City of Mati, Poblacion 3 BHS		160,000		160,000
City of Mati, Poblacion 5 BHS		160,000		160,000
City of Mati, Sainz BHS		160,000		160,000
City of Mati, Sanghay BHS		160,000		160,000
City of Mati, Tagabakid BHS		160,000		160,000
City of Mati, Tagbinonga BHS		160,000		160,000
City of Mati, Tamisan BHS		160,000		160,000
City of Mati, Poblacion 4 BHS		160,000		160,000
City of Mati, Poblacion 6 BHS		160,000		160,000
City of Mati, Taguibo BHS		160,000		160,000
Municipality of Manay (GIDA), San Isidro BHS		500,000		500,000

REGION XII		71,200,000		71,200,000

Cotabato		34,000,000		34,000,000
City of Kidapawan, Balabag BHS		500,000		500,000
Municipality of Benito Soliven, San Carlos BHS		500,000		500,000
Municipality of Carmen, Liliongan BHS		500,000		500,000
Municipality of Libungan, Baguer BHS		500,000		500,000
Municipality of Libungan, Batiocan BHS		500,000		500,000
Municipality of Libungan, Cabaruyan BHS		500,000		500,000
Municipality of Libungan, Grebona BHS		500,000		500,000
Municipality of Libungan, Kapayawi BHS		500,000		500,000
Municipality of Libungan, Malengen BHS		500,000		500,000
Municipality of Libungan, Montay BHS		500,000		500,000
Municipality of Libungan, Palao BHS		500,000		500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1047
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Libungan, Sinawingan BHS		500,000		500,000
Municipality of Libungan, Ulamian BHS		500,000		500,000
Municipality of Magpet, Amabel BHS		500,000		500,000
Municipality of Magpet, Basak BHS		500,000		500,000
Municipality of Magpet, Kinarum BHS		500,000		500,000
Municipality of Magpet, Manobisa BHS		500,000		500,000
Municipality of Magpet, Manobo BHS		500,000		500,000
Municipality of Magpet, Noa BHS		500,000		500,000
Municipality of Magpet, Owas BHS		500,000		500,000
Municipality of Magpet, Pangao-an BHS		500,000		500,000
Municipality of Makilala, Batasan BHS		500,000		500,000
Municipality of Makilala, Bato BHS		500,000		500,000
Municipality of Makilala, Buenavida BHS		500,000		500,000
Municipality of Makilala, Cabilao BHS		500,000		500,000
Municipality of Makilala, Dagupan BHS		500,000		500,000
Municipality of Makilala, Garsika BHS		500,000		500,000
Municipality of Makilala, Indangan BHS		500,000		500,000
Municipality of Makilala, Jose Rizal BHS		500,000		500,000
Municipality of Makilala, Katipunan II BHS		500,000		500,000
Municipality of Makilala, Kawayanon BHS		500,000		500,000
Municipality of Makilala, Kisante BHS		500,000		500,000
Municipality of Makilala, Libertad BHS		500,000		500,000
Municipality of Makilala, Luayon BHS		500,000		500,000
Municipality of Makilala, Malabuan BHS		500,000		500,000
Municipality of Makilala, Malasila BHS		500,000		500,000
Municipality of Makilala, Malungon BHS		500,000		500,000
Municipality of Makilala, New Bulatukan BHS		500,000		500,000
Municipality of Makilala, New Cebu BHS		500,000		500,000
Municipality of Makilala, New Israel BHS		500,000		500,000
Municipality of Makilala, Old Bulatukan BHS		500,000		500,000
Municipality of Makilala, Saguing BHS		500,000		500,000
Municipality of Makilala, Santa Felomina BHS		500,000		500,000
Municipality of Makilala, Sto. Niño BHS		500,000		500,000
Municipality of Makilala, Taluntalunan BHS		500,000		500,000
Municipality of Makilala, Villaflores BHS		500,000		500,000
Municipality of Makilala, San Viceute BHS		500,000		500,000
Municipality of Matalam, Lower Malamote BHS		500,000		500,000
Municipality of Matalam, Salvacion BHS		500,000		500,000
Municipality of Midsayap, Palonguguen BHS		500,000		500,000
Municipality of Midsayap, Sadaan BHS		500,000		500,000
Municipality of M’lang, Buayan BHS		500,000		500,000
Municipality of M’lang, Dugong BHS		500,000		500,000
Municipality of M’lang, Malayan BHS		500,000		500,000
Municipality of M’lang, New Barbaza BHS		500,000		500,000
Municipality of M’lang, Tibao BHS		500,000		500,000
Municipality of M’lang, Ugpay BHS		500,000		500,000
Municipality of Pikit, Paidu Pulangi BHS		500,000		500,000
Municipality of Kabacan, Aringay BHS		500,000		500,000
Municipality of Kabacan, Bannawag BHS		500,000		500,000
Municipality of Kabacan, Dagupan BHS		500,000		500,000

1048	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Kabacan, Kayaga (Lumayong) BHS		500,000		500,000
Municipality of Kabacan, Kayaga (Malabuaya) BHS		500,000		500,000
Municipality of Kabacan, Kayaga (Proper) BHS		500,000		500,000
Municipality of Kabacan, Lower Paatan BHS		500,000		500,000
Municipality of Kabacan, Pisan BHS		500,000		500,000
Municipality of Kabacan, Tamped BHS		500,000		500,000
Municipality of Kabacan, Upper Paatan BHS		500,000		500,000

General Santos City		500,000		500,000
General Santos City, Gensanville Alunan BHS		500,000		500,000

Sarangani		12,300,000		12,300,000
Municipality of Alabel, Alegria BHS		500,000		500,000
Municipality of Alabel, Bagacay BHS		200,000		200,000
Municipality of Alabel, Baluntay BHS		500,000		500,000
Municipality of Alabel, Datal Anggas BHS		500,000		500,000
Municipality of Alabel, Kawas BHS		200,000		200,000
Municipality of Alabel, Pag Asa (Sofan) BHS		200,000		200,000
Municipality of Alabel, Paraiso BHS		200,000		200,000
Municipality of Alabel, Spring BHS		200,000		200,000
Municipality of Glan, Baliton BHS		500,000		500,000
Municipality of Glan, Calpidong BHS		200,000		200,000
Municipality of Glan, Congan BHS		200,000		200,000
Municipality of Glan, Kapatan BHS		200,000		200,000
Municipality of Glan, Lago BHS		200,000		200,000
Municipality of Glan, Sufatubo BHS		500,000		500,000
Municipality of Glan, Tapon BHS		200,000		200,000
Municipality of Kiamba, Datudani BHS		200,000		200,000
Municipality of Kiamba, Katubao BHS		500,000		500,000
Municipality of Kiamba, Lagundi BUS		200,000		200,000
Municipality of Kiamba, Salakit BHS		500,000		500,000
Municipality of Maasim, Colon BHS		200,000		200,000
Municipality of Maasim, Kabatiol BHS		200,000		200,000
Municipality of Maasim, Kablacan BHS		200,000		200,000
Municipality of Maasim, Kamanga BHS		500,000		500,000
Municipality of Maitum, Maguling BHS		200,000		200,000
Municipality of Maitum, New La Union BHS		500,000		500,000
Municipality of Maitum, Tuanadatu BHS		200,000		200,000
Municipality of Maitum, Upo BHS		500,000		500,000
Municipality of Malapatan, Daan Suyan BHS		500,000		500,000
Municipality of Malapatan, Lun Padidu BHS		500,000		500,000
Municipality of Malapatan, Poblacion (Panangalon) BHS		200,000		200,000
Municipality of Malapatan, Tuyan BHS		200,000		200,000
Municipality of Malungon, Banate BHS		500,000		500,000
Municipality of Malungon, JP Laurel BHS		200,000		200,000
Municipality of Malungon, Kawayan BHS		200,000		200,000
Municipality of Malungon, Kiblat BHS		500,000		500,000
Municipality of Malungon, Kinabalan BHS		200,000		200,000
Municipality of Malungon, Panamin BHS		200,000		200,000
Municipality of Malungon, San Miguel BHS		200,000		200,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1049
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Malungon, Upper Mainit BHS		500,000		500,000

South Cotabato		20,900,000		20,900,000
City of Koronadal, Avanceña BHS		500,000		500,000
City of Koronadal, Caloocan BHS		500,000		500,000
City of Koronadal, Esperanza BHS		500,000		500,000
City of Koronadal, New Pangasinan BHS		500,000		500,000
City of Koronadal, Rotonda BHS		500,000		500,000
City of Koronadal, San Roque BHS		500,000		500,000
City of Koronadal, Topland-B BHS		500,000		500,000
Municipality of Lake Sebu, Poblacion BHS		500,000		500,000
Municipality of Lake Sebu, Takunel BHS		500,000		500,000
Municipality of Lake Sebu, Tasiman BHS		500,000		500,000
Municipality of Norala, Esperanza BHS		500,000		500,000
Municipality of Norala, Lapuz BHS		500,000		500,000
Municipality of Norala, Liberty BHS		500,000		500,000
Municipality of Norala, Lopez Jaena BHS		500,000		500,000
Municipality of Norala, Matapol BHS		500,000		500,000
Municipality of Norala, Puti (GIDA) BHS		1,000,000		1,000,000
Municipality of Norala, San Jose BHS		500,000		500,000
Municipality of Norala, Simsiman (GIDA) BHS		1,000,000		1,000,000
Municipality of Sto. Niño, Manuel Roxas BHS		500,000		500,000
Municipality of Sto. Niño, Panay BHS		500,000		500,000
Municipality of Sto. Niño, Poblacion B BHS		500,000		500,000
Municipality of Sto. Niño, Sau Isidro BHS		500,000		500,000
Municipality of Sto. Niño, Teresita BHS		500,000		500,000
Municipality of T’Boli, Datal Bob BHS		500,000		500,000
Municipality of T’Boli, Laconon BHS		500,000		500,000
Municipality of T’Boli, Lambaling BHS		800,000		800,000
Municipality of T’Boli, Lamsalome BHS		500,000		500,000
Municipality of T’Boli, Maan BHS		500,000		500,000
Municipality of T’Boli, Malugong BHS		500,000		500,000
Municipality of T’Boli, Mengkayo BHS		500,000		500,000
Municipality of T’Boli, New Dumangas BHS		500,000		500,000
Municipality of T’Boli, of Aflek Proper BHS		500,000		500,000
Municipality of T’Boli, Lemsinolon BHS		500,000		500,000
Municipality of Tupi, Cebuano BHS		500,000		500,000
Municipality of Tupi, Kalkam BHS		500,000		500,000
Municipality of Tupi, Linan BHS		500,000		500,000
Municipality of Tupi, Miasong BHS		800,000		800,000
Municipality of Tupi, Tubeng BHS		800,000		800,000

Sultan Kudarat		3,500,000		3,500,000
City of Tacurong, Baras BHS		500,000		500,000
City of Tacurong, Purok 1, 10, 11 pob 9 BHS		500,000		500,000
City of Tacurong, Purok 2 BHS		500,000		500,000
City of Tacurong, Rajah Muda BHS		500,000		500,000
City of Tacurong, Tina BHS		500,000		500,000
Municipality of Isulan, Kalawag 1B BHS		500,000		500,000
Municipality of Isulan, Kalawag 2 PC Barracks BHS		500,000		500,000

1050	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (BFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
REGION XIII		4,500,000		4,500,000

Agusan del Norte		3,150,000		3,150,000
Butuan City, Aupagan BHS		150,000		150,000
Butuan City, Don Francisco BHS		150,000		150,000
Butuan City, Kinamlutan BHS		150,000		150,000
Butuan City, Manila de Bugabus BHS		150,000		150,000
Butuan City, Tungao BHS		150,000		150,000
Cabadbaran City, Cabinet BHS		150,000		150,000
Municipality of Buenavista, Talo-ao BHS		150,000		150,000
Municipality of Jabonga, Cuyago BHS		150,000		150,000
Municipality of Jabonga, Libas BHS		150,000		150,000
Municipality of Jabonga, Sitio Tagbuaya, Brgy. Bangonay BHS		150,000		150,000
Municipality of Kitcharao, Crossing BHS		150,000		150,000
Municipality of Las Nieves, Bonifacio BHS		150,000		150,000
Municipality of Las Nieves, Durian BHS		150,000		150,000
Municipality of Nasipit, Brgy. 7 BHS		150,000		150,000
Municipality of Nasipit, Brgy. Aclan BHS		150,000		150,000
Municipality of Nasipit, Brgy. Amontay BHS		150,000		150,000
Municipality of Nasipit, Sitio Hinandayan BHS		150,000		150,000
Municipality of Santiago, Casagayan BHS		150,000		150,000
Municipality of Tubay, Doña Rosario BHS		150,000		150,000
Municipality of Tubay, Tagmamarkay BHS		150,000		150,000
Municipality of Tubay, Victory BHS		150,000		150,000

Agusan del Sur		300,000		300,000
Municipality of San Luis, Balit BHS		150,000		150,000
Municipality of San Luis, Santiago BHS		150,000		150,000

Surigao del Sur		1,050,000		1,050,000
Municipality of Carmen, Esperanza BHS		150,000		150,000
Municipality of Madrid, San Vicente BHS		150,000		150,000
Municipality of Marihatag, Mahaba BHS		150,000		150,000
Municipality of Tago, Anahaw BHS		150,000		150,000
Municipality of Tandag, Mabuhay BHS		150,000		150,000
Municipality of Tandag, Maticdum BHS		150,000		150,000
Municipality of Tandag, San Isidro BHS		150,000		150,000

2. Rural Health Units	152,000,000	139,211,300		291,211,300

2.a Completion/Upgrading/Repair and Equipping of RHUs	152,000,000	139,211,300		291,211,300

CAR		3,900,000		3,900,000

Baguio		1,800,000		1,800,000
Asin Health Center		300,000		300,000
Atab Health Center		300,000		300,000
Atok Trail Health Center		300,000		300,000
Irisan Health Center		300,000		300,000
Loakan Health Center		300,000		300,000
Lucban Health Center		300,000		300,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1051
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Benguet		2,100,000		2,100,000
Atok RHU		300,000		300,000
Buguias RHU		300,000		300,000
Itogon RHU		300,000		300,000
Kabayan RHU		300,000		300,000
La Trinidad RHU		300,000		300,000
Sablan RHU		300,000		300,000
Tuba RHU		300,000		300,000

NCR		23,592,500		23,592,500

Las Piñas		2,260,000		2,260,000
BF Carnival Health Center		26,000		26,000
CAA-A Health Center		365,000		365,000
CAA-B Health Center		15,000		15,000
E. Aldana Health Center		30,000		30,000
Las Piñas CHO Laboratory		1,000,000		1,000,000
Moonwalk Super Center		26,000		26,000
Pamplona 1 Health Center		42,000		42,000
Pamplona 3 Health Center		26,000		26,000
Talon 2 Health Center		30,000		30,000
Talon 3 Health Center		350,000		350,000
Zapote Health Center		350,000		350,000

Malabon		1,300,000		1,300,000
Catmon Health Center/Potrero Health Center		800,000		800,000
Hulong Duhat Health Center		250,000		250,000
Longos Health Center		250,000		250,000

Mandaluyong		1,250,000		1,250,000
Mandaluyong City Health Laboratory		1,000,000		1,000,000
People’s Lying-in Clinic		250,000		250,000

Manila		2,000,000		2,000,000
Manila Health Centers (Microscopy Centers)		1,000,000		1,000,000
Manila Public Health Laboratory		1,000,000		1,000,000

Marikina		1,000,000		1,000,000
Concepcion I Super Health Center		1,000,000		1,000,000

Muntinlupa		2,300,000		2,300,000
Alabang Health Center		500,000		500,000
Cupang Health Center		800,000		800,000
Poblacion Health Center		500,000		500,000
Southville Health Center Lying In		500,000		500,000

Navotas		2,000,000		2,000,000
Tanza Health Center		1,000,000		1,000,000
Tanza Pabahay Health Center		1,000,000		1,000,000

1052	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Parañaque		3,382,500		3,382,500
Baclaran Health Center		67,500		67,500
BF Homes Health Center		317,500		317,500
Brgy. Don Bosco Health Center		67,500		67,500
Brgy. Don Galo Health Center		67,500		67,500
Brgy. La Huerta Health Center		67,500		67,500
Brgy. Marcelo Green Health Center		67,500		67,500
Brgy. San Martin de Porres Health Center		67,500		67,500
Brgy. Merville Health Center		67,500		67,500
Brgy. San Antonio Health Center		67,500		67,500
Brgy. Tambo Health Center		67,500		67,500
Moonwalk Health Center		67,500		67,500
Parañaque CHO		1,000,000		1,000,000
San Dionisio Health Center		67,500		67,500
San Isidro Health Center		317,500		317,500
Silverio Health Center		67,500		67,500
Sitio Fatima Satellite Center		67,500		67,500
Sto. Niño Health Center		67,500		67,500
Sun Valley Health Center		600,000		600,000
Sun Valley Lying-In Clinic		67,500		67,500
Valley 8, San Antonio Satellite Center		67,500		67,500
Vitalez Health Center		67,500		67,500

Pateros		100,000		100,000
Delfin R. Salonga Health Center		100,000		100,000

Quezon City		3,000,000		3,000,000
Bagong Silangan Lying-In Clinic		200,000		200,000
Batasan Lying-In Clinic		200,000		200,000
Betty Go Belmonte Lying-In Clinic		200,000		200,000
Commonwealth Health Center		200,000		200,000
Escopa Health Center		200,000		200,000
Libis Health Center		200,000		200,000
Murphy Health Center		200,000		200,000
National Government Center Health Center Birthing Homes		200,000		200,000
Old Balara Health Center (Annex)		200,000		200,000
Pansol Health Center		200,000		200,000
Payatas B Health Center		200,000		200,000
Payatas Super Health Center and Lying-In Clinic		200,000		200,000
Sitio Veterans Health Station		200,000		200,000
Socorro Animal Bite and Treatment Center		200,000		200,000
Veterans Health Center		200,000		200,000

Taguig		3,000,000		3,000,000
Ibayo Health Center		1,000,000		1,000,000
Old Lower Bicutan Health Center		1,000,000		1,000,000
Western Bicutan Health Center		1,000,000		1,000,000

Valenzuela		2,000,000		2,000,000
Maysan Physcial Therapy Clinic		1,000,000		1,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1053
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Valenzuela Health Emergency Management Staff Office		1,000,000		1,000,000

REGION I	18,000,000	26,150,000		44,150,000

Ilocos Norte		6,050,000		6,050,000
Bangui Bangui RHU		1,000,000		1,000,000
Carasi Carasi RHU I		500,000		500,000
Laoag City CHO		500,000		500,000
Laoag City RHU 1		500,000		500,000
Laoag City RHU 2		850,000		850,000
Laoag City RHU 3		850,000		850,000
Nueva Era Brgy. Nueva Era RHU		1,000,000		1,000,000
Sarrat Sarrat RHU		850,000		850,000

Ilocos Sur		3,600,000		3,600,000
San Juan RHU		1,000,000		1,000,000
San Vicente Health Care & Maternity Clinic/RHU		600,000		600,000
Sto. Domingo RHU		1,000,000		1,000,000
Vigan CHO		1,000,000		1,000,000

La Union		7,500,000		7,500,000
Agoo RHU		1,000,000		1,000,000
Bacnotan Bacnotan RHU II		1,000,000		1,000,000
Bauang Bauang RHU II		1,000,000		1,000,000
Naguilian Naguilian RHU II		1,000,000		1,000,000
Pugo RHU		1,000,000		1,000,000
Rosario Rosario RHU II		1,000,000		1,000,000
Santol RHU		500,000		500,000
Sto. Tomas RHU		1,000,000		1,000,000

Pangasinan	18,000,000	9,000,000		27,000,000
Alcala RHU		1,000,000		1,000,000
Binalonan, RHU 1		1,000,000		1,000,000
Dagupan City Health Office		1,000,000		1,000,000
Dagupan City Health Office Main		1,000,000		1,000,000
Municipality of Basista RHU		1,000,000		1,000,000
Municipality of Binmaley RHU 3		1,000,000		1,000,000
Municipality of Urbiztondo		1,000,000		1,000,000
Umingan, Umingan RHU II		1,000,000		1,000,000
Villasis, Villasis MHO/RHU		1,000,000		1,000,000
Dagupan Family Super Health Center	15,000,000			15,000,000
Lingayen RHU	2,000,000			2,000,000
Dagupan Maternity Lying-In Clinic	1,000,000			1,000,000

REGION Il	5,000,000	9,150,000		14,150,000

Batanes	5,000,000	900,000		5,900,000
Ivana RHU		300,000		300,00
Mahatao RHU and Birthing Home	1,250,000	300,000		1,550,000
Sabtang RHU	1,250,000	100,000		1,350,000
Uyugan RHU		200,000		200,000
Basco RHU	1,250,000			1,250,000

1054	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Itbayat RHU	1,250,000			1,250,000

Cagayan		1,900,000		1,900,000
Municipal Health Center, Sta. Teresita, Cagayan		100,000		100,000
Allacapan RHU		100,000		100,000
Buguey RHU		100,000		100,000
Centro Baggao RHU, Baggao, Cagayan		100,000		100,000
Claveria MHO		100,000		100,000
Iguig RHU		100,000		100,000
Lasam RHU		100,000		100,000
Pamplona RHU		100,000		100,000
Sta. Paraxedes RHU		100,000		100,000
Tuguegarao City Health Office		1,000,000		1,000,000

Isabela		4,950,000		4,950,000
Alicia RHU		600,000		600,000
Benito Soliven RHU		500,000		500,000
Cabatuan RHU		250,000		250,000
Cordon RHU		100,000		100,000
Echague RHU		400,000		400,000
Ilagan CHO II		100,000		100,000
Naguilian RHU		100,000		100,000
Ramon RHU		1,000,000		1,000,000
San Manuel RHU		100,000		100,000
San Mateo RHU		500,000		500,000
San Pablo RHU		300,000		300,000
Sto. Tomas RHU		1,000,000		1,000,000

Nueva Vizcaya		1,300,000		1,300,000
Bayombong RHU		500,000		500,000
Nueva Vizcaya Integrated Provincial Health Office		700,000		700,000
Solano RHU		100,000		100,000

Quirino		100,000		100,000
Cabarroguis RHU		100,000		100,000

REGION III	15,000,000	2,000,000		17,000,000

Pampanga		1,000,000		1,000,000
Bacolor RHU II		1,000,000		1,000,000

Bulacan	15,000,000	1,000,000		16,000,000
Marilao Family Super Health Center	15,000,000			15,000,000
Bocaue RHU		1,000,000		1,000,000

REGION IV-A	35,000,000	14,000,000		49,000,000

Cavite	15,000,000	5,000,000		20,000,000
Carmona Rural Health Unit		2,000,000		2,000,000
General Mariano Alvarez RHU		1,000,000		1,000,000
General Mariano Alvarez RHU I, GMA		1,000,000		1,000,000
Silang RHU		1,000,000		1,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1055
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Imus, Cavite Family Super Health Center	15,000,000			15,000,000

Laguna		2,000,000		2,000,000
Magdalena RHU, Magdalena		1,000,000		1,000,000
Pagsanjan RHU, Pagsanjan		1,000,000		1,000,000

Quezon	5,000,000	7,000,000		12,000,000
Buenavista RHU, Buenavista		1,000,000		1,000,000
Calauag RHU (Pinagbayanan)		1,000,000		1,000,000
Guinayangan RHU		1,000,000		1,000,000
Lopez RHU		1,000,000		1,000,000
Quezon RHU		1,000,000		1,000,000
Tagkawayan RHU		1,000,000		1,000,000
Tiaong RHU		1,000,000		1,000,000
Lucban Health Center (for conversion to Municipal Infirmary Hospital)	5,000,000			5,000,000

Batangas	15,000,000			15,000,000
Batangas City Family Super Health Center	15,000,000			15,000,000

REGION IV-B		1,000,000		1,000,000

Palawan		1,000,000		1,000,000
Linapacan RHU		1,000,000		1,000,000

REGION V	19,000,000	1,500,000		20,500,000

Sorsogon		1,500,000		1,500,000
Barcelona RHU		100,000		100,000
Bulan RHU		100,000		100,000
Bulusan RHU		100,000		100,000
Casiguran RHU		100,000		100,000
Castilla RHU		100,000		100,000
Gubat RHU		100,000		100,000
Irosin RHU		100,000		100,000
Juban RHU		100,000		100,000
Magallanes RHU		100,000		100,000
Pilar RHU		100,000		100,000
Prieto Diaz RHU		100,000		100,000
Sorsogon Bacon CHO		100,000		100,000
Sorsogon East CHO		100,000		100,000
Sorsogon West CHO		100,000		100,000
Sta. Magdalena RHU		100,000		100,000

Catanduanes	19,000,000			19,000,000
Virac RHU I	12,000,000			12,000,000
Baras RHU	7,000,000			7,000,000
				-

REGION VI	15,000,000	8,598,800		23,598,800

Aklan		1,600,000		1,600,000
Kalibo RHU II		1,600,000		1,600,000

1056	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Iloilo		5,998,800		5 998,800
Barotac Nuevo RHU I		1,000,000		1,000,000
Dingle RHU		1,000,000		1,000,000
Dumangas RHU I		998,800		998,800
Estancia MHO & Birthing Clinic		1,000,000		1,000,000
Janiuay RHU		1,000,000		1,000,000
San Dionisio RHU		1,000,000		1,000,000

Negros Occidental	15,000,000	1,000,000		16,000,000
Victorias CHO		1,000,000		1,000,000
Bacolod Family Super Health Center	15,000,000			15,000,000

REGION VII	30,000,000	2,000,000		32,000,000

Cebu	15,000,000	2,000,000		17,000,000
Argao RHU		2,000,000		2,000,000
Cebu City Family Super Health Center	15,000,000			15,000,000

Negros Oriental	15,000,000			15,000,000
Dumaguete City Family Super Health Center	15,000,000			15,000,000

REGION VIII		5,000,000		5,000,000

Leyte		5,000,000		5,000,000
City of Ormoc, CHO Ormoc		5,000,000		5,000,000

REGION IX	15,000,000	12,950,000		27,950,000

Zamboanga del Norte		8,650,000		8,650,000
Baliguian RHU		1,000,000		1,000,000
Godod RHU		500,000		500,000
Jose Dalman RHU		600,000		600,000
Polanco RHU		400,000		400,000
Roxas RHU		1,000,000		1,000,000
Salug RHU		1,000,000		1,000,000
Siayan RHU		950,000		950,000
Sibuco RHU		200,000		200,000
Sibutad HU		1,000,000		1,000,000
Sindangan RHU		1,000,000		1,000,000
Sirawai RHU		1,000,000		1,000,000

Zamboanga del Sur		4,300,000		4,300,000
Dumalinao RHU		900,000		900,000
Dumingag RHU		700,000		700,000
Eastern Bobongan RHU		200,000		200,000
Mahayag RHU		1,000,000		1,000,000
Ramon Magsaysay RHU		1,000,000		1,000,000
Somino RHU		500,000		500,000

Zamboanga City	15,000,000			15,000,000
Zamboanga City Family Super Health Center	15,000,000			5,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1057
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL

REGION X		6,150,000		6,150,000

Bukidnon		500,000		500,000
Kadingilan RHU		250,000		250,000
Sumilao RHU		250,000		250,000

Cagayan de Oro City		500,000		500,000
Cagayan CHO		500,000		500,000

Lanao del Norte		3,450,000		3,450,000
Kapatagan RHU		550,000		550,000
Kauswagan RHU		550,000		550,000
Kolambugan RHU		300,000		300,000
Magsaysay RHU		400,000		400,000
Poona Piagapo RHU		650,000		650,000
Salvador RHU		400,000		400,000
Sultan Naga Dimaporo RHU		600,000		600,000

Misamis Occidental		500,000		500,000
Aloran RHU		500,000		500,000

Misamis Oriental		1,200,000		1,200,000
Binuangan RHU		200,000		200,000
Kinoguitan RHU		200,000		200,000
Libertad RHU		200,000		200,000
Naawan RHU		200,000		200,000
Salay RHU		200,000		200,000
Sugbongcogon RHU		200,000		200,000

REGION XI		1,500,000		1,500,000

Davao del Sur		1,000,000		1,000,000
Bansalan RHU		1,000,000		1,000,000

Davao Occidental		500,000		500,000
Sta. Maria RHU		500,000		500,000

REGION XII		19,520,000		19,520,000

Cotabato		6,400,000		6,400,000
Banisilan RHU		1,000,000		1,000,000
Kabacan RHU		400,000		400,000
Kidapawan CHO		1,000,000		1,000,000
Midsayap RHU		1,000,000		1,000,000
Pigkawayan RHU		1,000,000		1,000,000
Pres. Roxas RHU		1,000,000		1,000,000
Tulunan RHU		1,000,000		1,000,000

General Santos City		800,000		800,000
Lagao UHC		800,000		800,000

Sarangani		420,000		420,000
Alabel RHU		60,000		60,000

1058	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Glan RHU		60,000		60,000
Kiamba RHU		60,000		60,000
Maasim RHU		60,000		60,000
Maitum RHU		60,000		60,000
Malapatan RHU		60,000		60,000
Malungon RHU		60,000		60,000

South Cotabato		8,900,000		8,900,000

Banga RHU		1,000,000		1,000,000
Koronadal CHO		1,000,000		1,000,000
Lake Sebu RHU		1,000,000		1,000,000
Polomolok RHU		400,000		400,000
Sto. Niño RHU		1,000,000		1,000,000
Surallah RHU		1,000,000		1,000,000
Tampakan RHU		1,000,000		1,000,000
Tantangan RHU		500,000		500,000
Tboli RHU		1,000,000		1,000,000
Tupi RHU		1,000,000		1,000,000

Sultan Kudarat		3,000,000		3,000,000

Bagumbayan RHU		1,000,000		1,000,000
Lambayong RHU		1,000,000		1,000,000
Masiag RHU Annex		1,000,000		1,000,000

REGION XIII		2,200,000		2,200,000

Agusan del Norte		1,700,000		1,700,000
Buenavista RHU		1,000,000		1,000,000
Carmen RIM		700,000		700,000

Surigao del Sur		500,000		500,000

Tago RHU		500,000		500,000

3. Polyclinics		9,767,500		9,767,500

REGION III		5,000,000		5,000,000

Pampanga		5,000,000		5,000,000

Lubao Polyclinic		5,000,000		5,000,000

REGION VIII		4,767,500		4,767,500

Leyte		4,767,500		4,767,500
Villaba Polyclinic		4,767,500		4,767,500

4. LGU Hospitals	1,590,400,000	1,413,533,920		3,003,933,920

BARMM	224,400,000	117,000,000		341,400,000

Basilan		8,000,000		8,000,000
Lamitan District Hospital		4,000,000		4,000,000
Sumisip District Hospital		4,000,000		4,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1059
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Lanao del Sur	50,000,000	20,000,000		70,000,000

Balindong District Hospital		4,000,000		4,000,000
Dr. Serapio B. Montaner Jr., Al-Haj Memorial Hospital (DSBMMH)		4,000,000		4,000,000
Tamparan District Hospital		4,000,000		4,000,000
Unayan Municipal Hospital		4,000,000		4,000,000
Wao District Hospital		4,000,000		4,000,000
Lanao del Sur Provincial Hospital - Marantao	50,000,000			50,000,000

Maguindanao	114,400,000	26,000,000		140,400,000

Buluan District Hospital	114,400,000	4,000,000		118,400,000
Datu Blah T. Sinsuat District Hospital		4,000,000		4,000,000
Dinaig Municipal Hospital		4,000,000		4,000,000
Maguindanao Provincial Hospital		10,000,000		10,000,000
South Upi Municipal Hospital		4,000,000		4,000,000

Sulu	10,000,000	42,000,000		52,000,000

Luuk District Hospital		4,000,000		4,000,000
Maimbung District Hospital		4,000,000		4,000,000
Panamao District Hospital		4,000,000		4,000,000
Pangutaran District Hospital		4,000,000		4,000,000
Parang District Hospital		4,000,000		4,000,000
Siasi District Hospital		4,000,000		4,000,000
Sulu Provincial Hospital	10,000,000	10,000,000		20,000,000
Tapul Municipal Hospital		4,000,000		4,000,000
Tungkil Municipal Hospital		4,000,000		4,000,000

Tawi-Tawi	50,000,000	21,000,000		71,000,000

Cagayan de Tawi-Tawi District Hospital		4,000,000		4,000,000
Datu Alawaddin Memorial Hospital		4,000,000		4,000,000
Datu Halun Sakilan Memorial Hospital		5,000,000		5,000,000
Languyan Municipal Hospital		4,000,000		4,000,000
Tuan Liggadong Lipae Memorial Hospital		4,000,000		4,000,000
Tawi-Tawi Medical Center - Bongao	50,000,000			50,000,000

CAR	5,000,000	33,000,000		38,000,000

Abra		4,000,000		4,000,000

Abra Provincial Hospital		4,000,000		4,000,000

Apayao		6,000,000		6,000,000

Amma Jadsac District Hospital, Pudtol		1,000,000		1,000,000
Flora District Hospital		4,000,000		4,000,000
Sta. Marcela District Hospital		1,000,000		1,000,000

Benguet		5,000,000		5,000,000

Atok District Hospital		1,000,000		1,000,000
Baguet General Hospital		4,000,000		4,000,000

Ifugao	5,000,000	7,000,000		12,000,000

Ifugao General Hospital (Phase 4)		4,000,000		4,000,000
Panopdopan District Hospital, Panopdopan	5,000,000	1,000,000		6,000,000

1060	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR I VEHICLE	TOTAL
Potia District Hospital, Potia		1,000,000		1,000,000
Tinoc District Hospital		1,000,000		1,000,000

Kalinga		4,000,000		4,000,000
Kalinga Provincial Hospital (Children’s Ward and Wellness Center)		4,000,000		4,000,000

Mt. Province		7,000,000		7,000,000
Anastacia Rafael Sagel Memorial Hospital, Natonin		1,000,000		1,000,000
Barlig District Hospital		1,000,000		1,000,000
Bontoc General Hospital		3,000,000		3,000,000
Paracelis District Hospital		1,000,000		1,000,000
Natonin Community Hospital		1,000,000		1,000,000

NCR	10,000,000	42,000,000		52,000,000

Caloocan		4,000,000		4,000,000
Caloocan City Medical Center		4,000,000		4,000,000

Malabon		4,000,000		4,000,000
Ospital ng Malabon		4,000,000		4,000,000

Manila		22,000,000		22,000,000
Gat Andres Bonifacio Memorial Medical Center		4,000,000		4,000,000
Justice Jose Abad Santos General Hospital		4,000,000		4,000,000
Ospital ng Maynila Medical Center		4,000,000		4,000,000
Ospital ng Sampaloc		3,000,000		3,000,000
Ospital ng Tondo		3,000,000		3,000,000
Sta. Ana Hospital		4,000,000		4,000,000

Muntinlupa		4,000,000		4,000,000
Ospital ng Muntinlupa		4,000,000		4,000,000

Quezon City		4,000,000		4,000,000
Novaliches District Hospital		4,000,000		4,000,000

San Juan City	10,000,000			10,000,000
San Juan Medical Center	10,000,000			10,000,000

Valenzuela		4,000,000		4,000,000
Valenzuela City Emergency Hospital		4,000,000		4,000,000

REGION I	297,000,000	314,450,000		611,450,000

Ilocos Norte	77,000,000	60,350,000		137,350,000
Bangui District Hospital	10,000,000	13,000,000		23,000,000
Doña Josefa Edralin Marcos Dist. Hospital	10,000,000	14,000,000		24,000,000
Piddig District Hospital	42,000,000	13,350,000		55,350,000
Dingras District Hospital	10,000,000	10,000,000		20,000,000
Vintar District Hospital	5,000,000	10,000,000		15,000,000

Ilocos Sur	220,000,000	179,100,000		399,100,000
Candon City Hospital (Satellite ITRMC)	130,000,000	120,000,000		250,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1061
DEPARTMENT OF TRANSPORTATION

2021 HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Candon City Hospital	45,000,000	15,000,000		60,000,000
Ilcos Sur District Hospital, Cervantes		7,500,000		7,500,000
Ilcos Sur District Hospital, Sinait		3,100,000		3,100,000
Gov. Roque B. Ablan, Sr. Memorial Hospital	45,000,000	25,000,000		70,000,000
Ilcos Sur District Hospital, Sta. Lucia		2,500,000		2,500,000
Ilocos Sur District Hospital, Salcedo		2,500,000		2,500,000
Ilocos Sur District Hospital, Magsingal		1,000,000		1,000,000
Ilocos Sur District Hospital, Narvacan		2,500,000		2,500,000

La Union		11,000,000		11,000,000
Bacnotan District Hospital		4,000,000		4,000,000
LUMC Trauma Center & Multi-Specialty		4,000,000		4,000,000
Naguilian District Hospital		3,000,000		3,000,000

Pangasinan		64,000,000		64,000,000
Asingan Community Hospital		4,000,000		4,000,000
Bolinao Community Hospital		4,000,000		4,000,000
Dagupan City, Bonuan Gueset Infirmary		4,000,000		4,000,000
Dagupan City, Malued Infirmary		4,000,000		4,000,000
Dasol Community Hospital		4,000,000		4,000,000
Lingayen District Hospital		6,000,000		6,000,000
Mangatarem District Hospital		4,000,000		4,000,000
Pozorrubio, Pozzorubio Community Hospital		4,000,000		4,000,000
Tayug, Pangasinan Eastern Pangasinan District Hospital		4,000,000		4,000,000
Umingan Community Hospital		4,000,000		4,000,000
Urdaneta District Hospital		4,000,000		4,000,000
Western Pangasinan District Hospital		12,000,000		12,000,000
Manaoag Community Hospital		4,000,000		4,000,000
Eastern Pangasinan District Hospital		2,000,000		2,000,000

REGION II	30,000,000	14,626,800		44,626,800

Batanes		4,000,000		4,000,000
Itbayat District Hospital		4,000,000		4,000,000

Cagayan	30,000,000	3,500,000		33,500,000
Alfonso Ponce Enrile Mem. District Hospital		1,000,000		1,000,000
Calayan Infirmary Hospital		1,500,000		1,500,000
Lasam District Hospital		500,000		500,000
Northern Cagayan District Hospital		500,000		500,000
Cagayan Valley Medical Center (CVMC)	30,000,000			30,000,000

Isabela		4,851,800		4,851,800
Dinapigue Community Hospital		1,000,000		1,000,000
Gov. Faustino N. Dy Memorial Hospital		1,000,000		1,000,000
Prospero G. Bello Integrated Community Hospital		506,800		506,800
San Mateo Community Hospital		595,000		595,000
Tumauini Municipal Hospital		1,750,000		1,750,000

Quirino		2,275,000		2,275,000
Quirino Provincial Medical Center		2,275,000		2,275,000

1062	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL

REGION III	100,000,000	76,500,000		176,500,000

Zambales		12,000,000		12,000,000
Candelaria District Hospital (Zambales)		3,000,000		3,000,000
San Marcelino District Hospital		9,000,000		9,000,000

Tarlac		3,000,000		3,000,000

Ospital Ning Capas		3,000,000		3,000,000

Pampanga	50,000,000	35,500,000		85,500,000

Dr. Andres Luciano, Jr. District Hospital		3,454,000		3,454,000
Dr. Emigdio Bondoc Community Hospital		1,500,000		1,500,000
San Luis District Hospital		3,454,000		3,454,000
Ricardo P. Rodriguez Memorial Hospital (Bacolor)		3,000,000		3,000,000
Candaba Municipal Infirmary Hospital		5,000,000		5,000,000
Ricardo P. Rodriguez Memorial Hospital (Bulaon)		5,000,000		5,000,000
Escolastica Romero District Hospital		5,454,000		5,454,000
James L. Gordon Memorial Hospital		5,000,000		5,000,000
Dr. Emigdio Cruz Memorial Hospital		460,000		460,000
R.P. Rodriguez Memorial Hospital		454,000		454,000
Mabalacat District Hospital		454,000		454,000
R.P. Rodriguez Memorial Hospital (Annex)		454,000		454,000
Domingo B. Flores District Hospital		454,000		454,000
Jose Songco-Lapid District Hospital		454,000		454,000
Romana Pangan District Hospital		454,000		454,000
Diosdado P. Macapagal Memorial Hospital		454,000		454,000
Diosdado Macapagal Memorial Provincial Annex Hospital - Clark City	50,000,000			50,000,000

Nueva Ecija		17,000,000		17,000,000

San Jose City General Hospital		1,000,000		1,000,000
Ospital ng Lungsod Agham ng Muñoz		3,000,000		3,000,000
San Leonardo Infirmary Hospital		13,000,000		13,000,000
Bulacan		9,000,000		9,000,000
San Miguel District Hospital		9,000,000		9,000,000
Bataan	50,000,000			50,000,000
Orani District Hospital	50,000,000			50,000,000

REGION IV-A	126,000,000	187,425,000		313,425,000

Batangas	6,000,000	48,000,000		54,000,000

Don Manuel Lopez Memorial District Hospital	2,000,000	20,000,000		22,000,000
Batangas Provincial Hospital, Calaca		4,000,000		4,000,000
Calatagan Medicare Hospital, Calatagan		1,000,000		1,000,000
Dr. Ernesto H. Malabanan Memorial Hospital (Laurel Municipal Hospital), Laurel	2,000,000	6,000,000		8,000,000
Lipa City District Hospital		4,000,000		4,000,000
Mabini Community Hospital, Mabini		4,000,000		4,000,000
Ospital ng Lipa, Lipa		1,000,000		1,000,000
San Jose District Hospital		4,000,000		4,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1063
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
San Juan District Hospital, San Juan		4,000,000		4,000,000
Laurel Memorial District Hospital	2,000,000			2,000,000

Cavite		37,850,000		37,850,000
Dr. Olivia Salamanca Memorial Hospital, Cavite City		4,000,000		4,000,000
Gen. Emilio Aguinaldo Memorial Hospital, Trece Martires City		20,000,000		20,000,000
Ospital ng Imus, Imus City		10,000,000		10,000,000
Pagamutang Bayan ng Carmona, Carmona		2,100,000		2,100,000
Pagamutang Bayan ng Noveleta, Noveleta		1,750,000		1,750,000

Laguna		35,000,000		35,000,000
Cabuyao City Health Hospital		4,000,000		4,000,000
Laguna Medical Center, Sta. Cruz		1,750,000		1,750,000
LPH - Dr. Jose P. Rizal Memorial District Hospital, Calamba City		4,000,000		4,000,000
LPH - Nagcarlan District Hospital, Nagcarlan		4,000,000		4,000,000
LPH - Bay District Hospital, Bay		4,000,000		4,000,000
LPH - General Cailles Memorial District Hospital, Pakil		1,750,000		1,750,000
LPH - Luisiana District Hospital, Luisiana		4,000,000		4,000,000
LPH - Majayjay District Hospital, Majayjay		4,000,000		4,000,000
LPH - San Pablo City District Hospital, San Pablo City		1,750,000		1,750,000
LPH - San Pedro District Hospital, San Pedro		1,750,000		1,750,000
San Pablo City General Hospital		4,000,000		4,000,000

Quezon	70,000,000	62,575,000		132,575,000
Bondoc Peninsula District Hospital, Catanauan		4,000,000		4,000,000
Candelaria Municipal Hospital, Candelaria		4,000,000		4,000,000
Claro M. Recto Memorial District Hospital, Infanta		4,000,000		4,000,000
Doña Marta Memorial District Hospital, Atimonan		4,000,000		4,000,000
Guinayangan Medicare Community Hospital, Guinayangan		1,575,000		1,575,000
Gumaca District Hospital, Gumaca		4,000,000		4,000,000
Magsaysay Memorial District Hospital, Lopez		1,000,000		1,000,000
Maria L. Eleazar District Hospital, Tagkawayan		20,000,000		20,000,000
Mauban District Hospital, Mauban		4,000,000		4,000,000
Quezon Medical Center, Lucena City		4,000,000		4,000,000
San Francisco Municipal Hospital, San Francisco		4,000,000		4,000,000
San Narciso Municipal Hospital, San Narciso		4,000,000		4,000,000
Unisan Medicare Community Hospital, Unisan		4,000,000		4,000,000
Ospital ng San Antonio	20,000,000			20,000,000
Lucena City General Hospital	50,000,000			50,000,000

Rizal	50,000,000	4,000,000		54,000,000
Rizal Provincial Hospital System - Morong, Morong		4,000,000		4,000,000
Batangas Medical Center (Annex)	50,000,000			50,000,000

REGION IV-B		10,000,000		10,000,000

Marinduque		10,000,000		10,000,000
Dr. Damian Reyes Provincial Hospital		10,000,000		10,000,000

REGION V	112,000,000			112,000,000

Albay	10,000,000			10,000,000

1064	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Josefina Belmonte Duran Albay Provincial Hospital	10,000,000			10,000,000

Camarines Sur	50,000,000			50,000,000
Bicol Women’s and Children’s Hospital	50,000,000			50,000,000

Sorsogon	50,000,000			50,000,000
Dr. Fernando B. Duran, Sr. Memorial Hospital, Burabod	50,000,000			50,000,000

Catanduanes	2,000,000			2,000,000
Juan M. Alberto District Hospital	2,000,000			2,000,000

REGION VI	160,000,000	66,500,000		226,500,000

Aklan	10,000,000	2,150,000		12,150,000
Don Leovigildo N. Diapo Hospital		2,150,000		2,150,000
Ibajay District Hospital	10,000,000			10,000,000

Capiz	100,000,000	7,000,000		107,000,000
Mambusao District Hospital		3,000,000		3,000,000
Tapaz District Hospital		4,000,000		4,000,000
Roxas Memorial Provincial Hospital	100,000,000			100,000,000

Iloilo		34,850,000		34,850,000
Aleosan District Hospital		6,000,000		6,000,000
Dr. Ricardo Y. Ladrido Memorial Hospital		4,000,000		4,000,000
Federico Roman Tirador, Sr. Memorial District Hospital		9,800,000		9,800,000
Iloilo Provincial Hospital		4,000,000		4,000,000
Ramon Tabiana Memorial District Hospital		7,050,000		7,050,000
San Joaquin Mother and Child Hospital		4,000,000		4,000,000

Negros Occidental	50,000,000	22,500,000		72,500,000
Cadiz District Hospital		4,000,000		4,000,000
Teresita Jalandoni Provincial Hospital	50,000,000	14,500,000		64,500,000
Valladolid District Hospital		4,000,000		4,000,000

REGION VII		47,000,000		47,000,000

Bohol		8,000,000		8,000,000
Garcia Memorial Provincial Hospital		4,000,000		4,000,000
Teodoro B. Galagar District Hospital		4,000,000		4,000,000

Cebu		16,000,000		16,000,000
Cebu Provincial Hospital - Balamban		4,000,000		4,000,000
Cebu Provincial Hospital - Bogo City		4,000,000		4,000,000
Cebu Provincial Hospital - Carcar City		4,000,000		4,000,000
Cebu Provincial Hospital - Danao City		4,000,000		4,000,000

Negros Oriental		13,000,000		13,000,000
Bayawan District Hospital		7,000,000		7,000,000
Bindoy District Hospital		6,000,000		6,000,000

Siquijor		10,000,000		10,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1065
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Siquijor Provincial Hospital		10,000,000		10,000,000

REGION VIII	14,000,000	49,000,000		63,000,000

Eastern Samar	2,000,000	9,000,000		11,000,000
Eastern Samar Provincial Hospital, Borongan City		9,000,000		9,000,000
Borongan Community Hospital	2,000,000			2,000,000

Leyte	12,000,000	35,000,000		47,000,000
Western Leyte Provincial Hospital, Baybay City		35,000,000		35,000,000
Southern Leyte Provincial Hospital	2,000,000			2,000,000
Merida Community Hospital	10,000,000			10,000,000

Biliran		5,000,000		5,000,000
Biliran Provincial Hospital		5,000,000		5,000,000

REGION IX	55,000,000	47,800,000		102,800,000

Zamboanga Del Norte	55,000,000	24,000,000		79,000,000
Liloy Integrated Health District Hospital		4,000,000		4,000,000
Sindangan District Hospital	5,000,000	4,000,000		9,000,000
Siocon District Hospital		4,000,000		4,000,000
Zamboanga Del Norte Medical Center, Dipolog City	50,000,000	12,000,000		62,000,000

Zamboanga del Sur		13,800,000		13,800,000
Aurora Infirmary Hospital		2,500,000		2,500,000
Mahayag Municipal Hospital		1,300,000		1,300,000
Zamboanga del Sur Medical Center		10,000,000		10,000,000

Zamboanga Sibugay		10,000,000		10,000,000
Malangas Emergency Infirmary		10,000,000		10,000,000

REGION X	447,000,000	51,632,120		498,632,120

Bukidnon		4,000,000		4,000,000
Bukidnon Provincial Medical Center		4,000,000		4,000,000

Camiguin		5,000,000		5,000,000
Camiguin General Hospital		5,000,000		5,000,000

Iligan		6,000,000		6,000,000
Gregorio T. Lluch Memorial Hospital		6,000,000		6,000,000

Lanao del Norte	7,000,000	11,000,000		18,000,000
Kapatagan Provincial Hospital	7,000,000	4,500,000		11,500,000
Kauswagan Provincial Hospital		200,000		200,000
Kolambugan Provincial Hospital		1,000,000		1,000,000
Lanao del Norte Provincial Hospital		1,000,000		1,000,000
Pala-0, Gregorio T. Lluch Memorial Hospital		4,000,000		4,000,000
Sultan Naga Dimaporo Provincial Hospital		300,000		300,000

1066	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL

Misamis Oriental	410,000,000	25,632,120		435,632,120
Jasaan Municipal Hospital		900,000		900,000
Misamis Oriental Provincial Hospital - Claveria		600,000		600,000
Misamis Oriental Provincial Hospital - Balingasag		3,232,120		3,232,120
Misamis Oriental Provincial Hospital - Initao		4,000,000		4,000,000
Misamis Oriental Provincial Hospital - Talisayan		4,000,000		4,000,000
Misamis Oriental Provincial Hospital - Gingoog		4,000,000		4,000,000
Misamis Oriental Provincial Hospital - Manticao		4,000,000		4,000,000
OWWA - Misamis Oriental Provincial Hospital - Alubijid		900,000		900,000
St. Paul Hospital		4,000,000		4,000,000
Calamba Provincial Hospital	10,000,000			10,000,000
Northeastern Misamis General Hospital - Villanueva	400,000,000			400,000,000

Misamis Occidental	30,000,000			30,000,000
Misamis Occidental Provincial Hospital	20,000,000			20,000,000
Doña Maria D. Tan Memorial Hospital	10,000,000			10,000,000

REGION XI	10,000,000	41,000,000		51,000,000

Davao de Oro		16,000,000		16,000,000
Compostela Valley Provincial Hospital - Laak		4,000,000		4,000,000
Compostela Valley Provincial Hospital - Montevista		4,000,000		4,000,000
Compostela Valley Provincial Hospital - Pantukan		4,000,000		4,000,000
Compostela Valley Provincial Hospital - Maragusan		4,000,000		4,000,000

Davao Occidental	10,000,000	25,000,000		35,000,000
Davao Occidental Provincial Medical Center		7,000,000		7,000,000
Malita District Hospital	10,000,000	10,000,000		20,000,000
Sarangani Municipal Hospital		4,000,000		4,000,000
Tomas Lachica Hospital		4,000,000		4,000,000

REGION XII		231,100,000		231,100,000

Cotabato		11,000,000		11,000,000
Alamada Prov’l. Comm. Hospital, Alamada		1,000,000		1,000,000
Dr. Amado Diaz Prov’l. Foundation Hospital, Midsayap		1,000,000		1,000,000
Kidapawan City Hospital, Kidapawan City		4,000,000		4,000,000
Pres. Roxas Prov’l. Comm. Hospital		1,000,000		1,000,000
University South Mindanao Hospital, Kabacan		4,000,000		4,000,000

Sarangani		95,500,000		95,500,000
Dr. Comelio T. Martinez, Sr. Memorial Hospital, Kiamba		20,000,000		20,000,000
Glan Medicare Community Hospital, Glan		20,000,000		20,000,000
Maasim Municipal Hospital, Maasim		14,500,000		14,500,000
Maitum Municipal Hospital, Maitum		6,000,000		6,000,000
Malungon Municipal Hospital, Malungon		10,000,000		10,000,000
Sarangani Provincial Hospital, Alabel		26,000,000		25,000,000

South Cotabato		68,600,000		68,600,000
Lake Sebu Community Health Care Complex formerly Lake Sebu Municipal Hospital), Lake Sebu		10,000,000		10,000,000
Norala District Hospital, Norala		4,000,000		4,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1067
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Polomolok Municipal Hospital, Polomolok		10,000,000		10,000,000
Roel I. Senador Memorial Hospital, Tupi		4,000,000		4,000,000
SOCCSKSARGEN General Hospital, Surallah		20,600,000		20,600,000
South Cotabato Provincial Hospital, Koronadal City		20,000,000		20,000,000

Sultan Kudarat		56,000,000		56,000,000
Columbio Infirmary Hospital, Columbio		4,000,000		4,000,000
Lambayong District Hospital, Lambayong		4,000,000		4,000,000
Sen. Ninoy Aquino Municipal Hospital, Senator Ninoy Aquino		4,000,000		4,000,000
Sultan Kudarat District Hospital (formerly KALEPA District Hospital), Lebak		4,000,000		4,000,000
Sultan Kudarat Provincial Hospital, Isulan		40,000,000		40,000,000

REGION XIII		84,500,000		84,500,000

Agusan del Norte		31,500,000		31,500,000
Agusan del Norte Provincial Hospital		14,500,000		14,500,000
Butuan Medical Center		10,000,000		10,000,000
Cabadbaran District Hospital		4,000,000		4,000,000
Nasipit District Hospital		3,000,000		3,000,000

Agusan del Sur		14,000,000		14,000,000
Bayugan Community Hospital		4,000,000		4,000,000
Bunawan District Hospital		7,000,000		7,000,000
Talacogon District Hospital		3,000,000		3,000,000

Dinagat Island		4,000,000		4,000,000
Albor District Hospital		4,000,000		4,000,000

Surigao del Norte		19,000,000		19,000,000
General Luna Trauma Center		4,000,000		4,000,000
Gigaquit District Hospital		3,000,000		3,000,000
Malimono District Hospital		4,000,000		4,000,000
Siargao District Hospital		4,000,000		4,000,000
Surigao del Norte Provincial Hospital		4,000,000		4,000,000

Surigao del Sur		16,000,000		16,000,000
Cortes District Hospital		4,000,000		4,000,000
Hinatuan District Hospital		4,000,000		4,000,000
Madrid District Hospital		4,000,000		4,000,000
Marihatag District Hospital		4,000,000		4,000,000

5. DOH Hospitals	567,600,000	3,311,905,180	4,000,000	3,883,505,180

CAR	2,000,000	156,000,000		158,000,000

Baguio General Hospital & Medical Center		64,000,000		64,000,000
Conner District Hospital		44,000,000		44,000,000
Far North Luzon General Hospital and Training Center	2,000,000	24,000,000		26,000,000
Luis Hora Memorial Regional Hospital		24,000,000		24,000,000

NCR	25,300,000	1,209,086,500		1,234,386,500

1068	OFFICIAL GAZETTE	VOL. 116, No. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Amang Rodriguez Memorial Medical Center		70,956,500		70,956,500
Dr. Jose Fabella Memorial Hospital	11,300,000	65,000,000		76,300,000
Dr. Jose N. Rodriguez Memorial Hospital and Sanitarium		50,000,000		50,000,000
East Avenue Medical Center		64,000,000		64,000,000
Jose R. Reyes Memorial Medical Center		83,000,000		83,000,000
Las Piñas General Hospital and Satellite Trauma Center		24,000,000		24,000,000
Lung Center of the Philippines		83,000,000		83,000,000
National Center for Mental Health		68,000,000		68,000,000
National Children’s Hospital		18,760,000		18,760,000
National Kidney and Transplant Institute		84,000,000		84,000,000
Philippine Children’s Medical Center		30,370,000		30,370,000
Philippine Heart Center	10,000,000	84,000,000		94,000,000
Philippine Orthopedic Center		144,000,000		144,000,000
Quirino Memorial Medical Center		85,000,000		85,000,000
Rizal Medical Center	4,000,000	65,000,000		69,000,000
San Lazaro Hospital		49,000,000		49,000,000
San Lorenzo Ruiz General Hospital		29,000,000		29,000,000
Tondo Medical Center		69,000,000		69,000,000
Valenzuela Medical Center		43,000,000		43,000,000

REGION I	21,300,000	132,198,680		153,498,680

Ilocos Training and Regional Medical Center		50,000,000		50,000,000
Mariano Marcos Memorial Hospital and Medical Center	1,300,000	29,198,680		30,498,680
Region I Medical Center	20,000,000	53,000,000		73,000,000

REGION II		124,000,000		124,000,000

Batanes General Hospital		19,000,000		19,000,000
Cagayan Valley Medical Center		19,000,000		19,000,000
Region II Trauma and Medical Center		37,000,000		37,000,000
Southern Isabela Medical Center		49,000,000		49,000,000

REGION III	50,000,000	243,000,000		293,000,000

Bataan General Hospital and Medical Center		50,000,000		50,000,000
Dr. Paulino J. Garcia Memorial Research and Medical Center	50,000,000	75,000,000		125,000,000
Jose B. Lingad Memorial General Hospital		75,000,000		75,000,000
Mariveles Mental Wellness and General Hospital		24,000,000		24,000,000
Talavera General Hospital		19,000,000		19,000,000

REGION IV-A		89,000,000		89,000,000

Southern Tagalog Regional Hospital, Bacoor City		20,000,000		20,000,000
Batangas Medical Center		69,000,000		69,000,000

REGION IV-B		58,000,000		58,000,000

Culion Sanitarium and General Hospital		29,000,000		29,000,000
Ospital ng Palawan		29,000,000		29,000,000

REGION V		137,000,000		137,000,000

Bicol Medical Center		59,000,000		59,000,000
Bicol Region General Hospital and Geriatric Medical Center		19,000,000		19,000,000
Bicol Regional Training and Teaching Hospital		59,000,000		59,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1069
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL

REGION VI		140,120,000		140,120,000

Corazon Locsin Montelibano Memorial Regional Hospital		36,000,000		36,000,000
Don Jose S. Monfort Medical Center Extension Hospital		20,120,000		20,120,000
Western Visayas Medical Center		59,000,000		59,000,000
Western Visayas Sanitarium		25,000,000		25,000,000

REGION VII	9,000,000	274,000,000		283,000,000

Don Emilio del Valle Memorial Hospital		14,000,000		14,000,000
Eversley Childs Sanitarium	5,000,000	48,000,000		53,000,000
Gov. Celestino Gallares Memorial Hospital		59,000,000		59,000,000
Saint Anthony Mother and Child Hospital	4,000,000	19,000,000		23,000,000
Talisay District Hospital		49,000,000		49,000,000
Vicente Sotto Memorial Medical Center		85,000,000		85,000,000

Region VIII		68,000,000		68,000,000

Eastern Visayas Regional Medical Center		49,000,000		49,000,000
Schistosomiasis Hospital		19,000,000		19,000,000

REGION IX	10,000,000	186,500,000	1,500,000	198,000,000

Basilan General Hospital		24,000,000		24,000,000
Dr. Jose Rizal Memorial Hospital	5,000,000	24,000,000		29,000,000
Labuan Public Hospital		24,000,000		24,000,000
Margosatubig Regional Hospital	5,000,000	27,500,000	1,500,000	34,000,000
Mindanao Central Sanitarium		19,000,000		19,000,000
Sulu Sanitarium		19,000,000		19,000,000
Zamboanga City Medical Center		49,000,000		49,000,000

REGION X	50,000,000	246,000,000		296,000,000

Amai Pakpak Medical Center		42,000,000		42,000,000
Mayor Hilarion A. Ramiro, Sr. Regional Medical Center		49,000,000		49,000,000
Northern Mindanao Medical Center	50,000,000	155,000,000		205,000,000

REGION XI	400,000,000	133,000,000	2,500,000	535,500,000

Davao Regional Medical Center		49,000,000		49,000,000
Southern Philippines Medical Center	400,000,000	84,000,000	2,500,000	486,500,000

REGION XII		58,000,000		58,000,000

Cotabato Regional Medical Center		39,000,000		39,000,000
Cotabato Sanitarium		19,000,000		19,000,000

REGION XIII		58,000,000		58,000,000

Adela Serra Ty Memorial Medical Center		29,000,000		29,000,000
Caraga Regional Hospital		29,000,000		29,000,000

6. Repair and Rehabilitation of Temporary Treatment and Monitoring Facilities/Quarantine Facilities	7,350,000			7,350,000

NCR	7,350,000			7,350,000

Central Office	7,350,000			7,350,000

1070	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
7. Military Hospitals	5,000,000			5,000,000

Camp Navarro General Hospital	5,000,000			5,000,000

8. Other Health Care Facility	20,000,000			20,000,000

Bureau of Corrections’ Dialysis Center - Muntinlupa	20,000,000			20,000,000

9. Provision of Motor Vehicle			257,000,000	257,000,000

BARMM			5,000,000	5,000,000

Lanao del Sur			5,000,000	5,000,000
Kapatagan RHU			2,500,000	2,500,000
Balabagan RHU			2,500,000	2,500,000

NCR			114,000,000	114,000,000

Metro Manila			114,000,000	114,000,000
Central Office			100,000,000	100,000,000
City of Manila			2,000,000	2,000,000
City of Mandaluyong			12,000,000	12,000,000

CAR			3,000,000	3,000,000

Kalinga			3,000,000	3,000,000
City Health Office, Tabuk			3,000,000	3,000,000

REGION I			14,000,000	14,000,000

Ilocos Sur			5,500,000	5,500,000
Ilocos Sur District Hospital, Narvacan			2,500,000	2,500,000
Sta. Lucia RHU			3,000,000	3,000,000
Pangasinan			8,500,000	8,500,000
City of Dagupan, Pangasinan			7,000,000	7,000,000
Municipality of Lingayen, Pangasinan			1,500,000	1,500,000

REGION II			7,500,000	7,500,000

Nueva Vizcaya			7,500,000	7,500,000
Provincial Government of Nueva Vizcaya			7,500,000	7,500,000

REGION III			6,500,000	6,500,000

Nueva Ecija			1,500,000	1,500,000
Municipality of Santo Domingo, Nueva Ecija			1,500,000	1,500,000
Bulacan			2,500,000	2,500,000
City of Meycauayan, Bulacan			2,500,000	2,500,000
Aurora			2,500,000	2,500,000
Municipality of Baler			2,500,000	2,500,000

REGION IV-A			1,500,000	1,500,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1071
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Batangas			1,500,000	1,500,000
Municipality of Nasugbu, Batangas			1,500,000	1,500,000

REGION IV-B			2,500,000	2,500,000

Romblon			2,500,000	2,500,000
Provincial Government of Romblon			2,500,000	2,500,000

REGION VI			2,500,000	2,500,000

Antique			2,500,000	2,500,000
Municipality of San Jose, Antique			2,500,000	2,500,000

REGION VII			26,000,000	26,000,600

Cebu			23,000,000	23,000,000
Argao RHU			2,500,000	2,500,000
Municipality of Liloan, Cebu			7,000,000	7,000,000
Municipality of Daanbantayan, Cebu			3,000,000	3,000,000
Municipality of Bantayan, Cebu			3,000,000	3,000,000
Municipality of Medellin, Cebu			3,000,000	3,000,000
Municipality of Santa Fe, Cebu			3,000,000	3,000,000
Municipality of Argao, Cebu			1,500,000	1,500,000
Bohol			3,000,000	3,000,000
City of Taghilaran, Bohol			3,000,000	3,000,000

REGION VIII			2,500,000	2,500,000

Eastern Samar			2,500,000	2,500,000
Maslog RHU			2,500,000	2,500,000

REGION IX			9,500,000	9,500,000

Zamboanga del Sur			9,500,000	9,500,000
City of Pagadian, Zamboanga del Sur			9,500,000	9,500,000

REGION X			52,500,000	52,500,000

Misamis Oriental			2,500,000	2,500,000
Balingoan RHU			2,500,000	2,500,000
Bukidnon			50,000,000	50,000,000
Municipality of Baungon			2,500,000	2,500,000
Municipality of Damulog			2,500,000	2,500,000
Municipality of Daugcagan			2,500,000	2,500,000
Municipality of Don Carlos			2,500,000	2,500,000
Municipality of Impasug-ong			2,500,000	2,500,000
Municipality of Kadingilan			2,500,000	2,500,000
Municipality of Kalilangan			2,500,000	2,500,000
Municipality of Kibawe			2,500,000	2,500,000
Municipality of Kitaotao			2,500,000	2,500,000
Municipality of Lantapan			2,500,000	2,500,000
Municipality of Libona			2,500,000	2,500,000
Municipality of Malitbog			2,500,000	2,500,000
Municipality of Manolo Fortich			2,500,000	2,500,000

1072	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

2021 Health Facilities Enhancement Program (HFEP)

Department of Health

FACILITIES AND NAME OF PROJECTS	INFRASTRUCTURE	MEDICAL EQUIPMENT	MOTOR VEHICLE	TOTAL
Municipality of Maramag			2,500,000	2,500,000
Municipality of Pangantucan			2,500,000	2,500,000
Municipality of Quezon			2,500,000	2,500,000
Municipality of San Fernando			2,500,000	2,500,000
Municipality of Sumilao			2,500,000	2,500,000
Municipality of Talakag			2,500,000	2,500,000
Municipality of Cabanglasan			2,500,000	2,500,000

REGION XI			2,500,000	2,500,000

Davao del Sur			2,500,000	2,500,000
Kiblawan RHU			2,500,000	2,500,000

REGION XII			2,500,000	2,500,000

South Cotabato			2,500,000	2,500,000
Polomolok RHU			2,500,000	2,500,000

REGION XIII			5,000,000	5,000,000

Surigao del Norte			2,500,000	2,500,000
Gigaquit RHU			2,500,000	2,500,000
Surigao del Sur			2,500,000	2,500,000
San Miguel RHU			2,500,000	2,500,000
Grand Total	2,361,363,500	5,134,934,500	261,000,000	7,757,298,000

DECEMBER 28, 2020	OFFICIAL GAZETTE

ASSISTANCE TO CITIES

DECEMBER 28, 2020	OFFICIAL GAZETTE	1075
ASSISTANCE TO CITIES

FY 2021 ASSISTANCE TO CITIES
LGU	Amount (In Pesos)
1. Mandaluyong	17,500,000
2. Marikina	17,500,000
3. Pasig	17,500,000
4. Quezon City	17,500,000
5. San Juan	17,500,000
6. Caloocan	17,500,000
7. Malabon	17,500,000
8. Navotas	17,500,000
9. Valenzuela	17,500,000
10. Las Piñas	17,500,000
11. Makati	17,500,000
12. Muntinlupa	17,500,000
13. Parañaque	17,500,000
14. Pasay	17,500,000
15. Taguig	17,500,000
16. Manila	17,500,000
17. Lapu-lapu	17,500,000
18. Mandaue	17,500,000
19. Cebu City	17,500,000
20. Davao City	17,500,000

TOTAL	350,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE

CONDITIONAL MATCHING GRANT TO PROVINCES (CMGP)

1078	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

FY 2021 CONDITIONAL MATCHING GRANT TO PROVINCES (CMGP)

Region	Province	Amount (In Pesos)
Region I	Ilocos Norte	35,000,000
	La Union	35,000,000

	Total, Region I	70,000,000

CAR	Apayao	14,000,000
	Benguet	14,000,000
	Mt. Province	14,000,000

	Total, CAR	42,000,000

Region III	Nueva Ecija	35,000,000
	Pampanga	35,000,000
	Tarlac	35,000,000

	Total, Region III	105,000,000

Region IV-A	Laguna	35,000 000

	Total, Region IV-A	35,000,000

Region VIII	Western Samar	35,000,000

	Total, Region VIII	35,000,000

Region XI	Davao Occidental	14,000,000

	Total, Region XI	14,000,000

Region XIII	Dinagat Island	14,000,000
	Agusan del Sur	35,000,000

	Total, Region XIII	49,000,000

Grand Total		350,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE

SUPPORT TO BARANGAY DEVELOPMENT PROGRAM OF THE NTF-ELCAC

DECEMBER 28, 2020	OFFICIAL GAZETTE	1081
SUPPORT TO BARANGAY DEVELOPMENT PROGRAM OF THE NTF-ELCAC

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
1	Region I	Ilocos Sur	Salcedo	Baluarte	20,000,000
2	Region I	Ilocos Sur	Santo Domingo	Nagbettedan	20,000,000

	Total, Region I				40,000,000

3	CAR	Abra	Malibcong	Bayabas	20,000,000
4	CAR	Abra	Malibcong	Buanao	20,000,000
5	CAR	Abra	Malibcong	Dulao	20,000,000
6	CAR	Abra	Malibcong	Duldulao	20,000,000
7	CAR	Abra	Sallapadan	Naguilian	20,000,000
8	CAR	Abra	Sallapadan	Ud-udiao	20,000,000
9	CAR	Kalinga	Rizal (Kalinga)	Babalag East	20,000,000
10	CAR	Mountain Province	Besao	Tamboan	20,000,000

	Total, CAR				160,000,000

11	Region II	Cagayan	Piat	Apayao	20,000,000
12	Region II	Cagayan	Piat	Villa Reyno	20,000,000
13	Region II	Cagayan	Rizal (Cagayan)	Anurturu	20,000,000
14	Region II	Cagayan	Rizal (Cagayan)	Liwan	20,000,000
15	Region II	Cagayan	Rizal (Cagayan)	Minanga	20,000,000
16	Region II	Cagayan	Santo Niño (Faire)	Balanni	20,000,000

	Total, Region II				120,000,000

17	Region III	Bulacan	Norzagaray	San Mateo	20,000,000

	Total, Region III				20,000,000

18	Region IV-A	Batangas	Balayan	Patugo	20,000,000
19	Region IV-A	Batangas	Balayan	Sukol	20,000,000
20	Region IV-A	Batangas	Calaca	Coral Ni Lopez	20,000,000
21	Region IV-A	Batangas	Calaca	Taklang Anak	20,000,000
22	Region IV-A	Batangas	Calatagan	Talibayog	20,000,000
23	Region IV-A	Batangas	Lian	Lumaniag	20,000,000
24	Region IV-A	Batangas	Nasugbu	Bulihan	20,000,000
25	Region IV-A	Batangas	Nasugbu	Kaylaway	20,000,000
26	Region IV-A	Batangas	Nasugbu	Looc	20,000,000
27	Region IV-A	Batangas	Nasugbu	Papaya	20,000,000
28	Region IV-A	Batangas	Tuy	Toong	20,000,000
29	Region IV-A	Quezon	Catanauan	Doongan Ilaya	20,000,000
30	Region IV-A	Quezon	Catanauan	San Pablo (Suha)	20,000,000
31	Region IV-A	Quezon	Catanauan	San Vicente Kanluran	20,000,000
32	Region IV-A	Quezon	General Luna	Lavides	20,000,000
33	Region IV-A	Quezon	General Luna	Recto	20,000,000
34	Region IV-A	Quezon	General Luna	Sumilang	20,000,000
35	Region IV-A	Quezon	General Nakar	Lumutan	20,000,000
36	Region IV-A	Quezon	General Nakar	Pagsangahan	20,000,000
37	Region IV-A	Quezon	Lopez	Cawayanin	20,000,000
38	Region IV-A	Quezon	Lopez	Mabanban	20,000,000
39	Region IV-A	Quezon	Lopez	Santa Catalina	20,000,000
40	Region IV-A	Quezon	Mulanay	Cambuga (Ibabang Cambuga)	20,000,000
41	Region IV-A	Quezon	San Francisco	Nasalaan	20,000,000

1082	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
42	Region IV-A	Quezon	San Francisco	Pagsangahan	20,000,000
43	Region IV-A	Quezon	San Francisco	Pugon	20,000,000
44	Region IV-A	Quezon	San Narciso	Buenavista	20,000,000
45	Region IV-A	Rizal	Montalban	Macabud	20,000,000
46	Region IV-A	Rizal	Montalban	Puray	20,000,000
47	Region IV-A	Rizal	Tanay	Santa Inez	20,000,000

	Total, Region IV-A				600,000,000

48	Region IV-B	Occidental Mindoro	Abra De Ilog	Balao	20,000,000
49	Region IV-B	Occidental Mindoro	Abra De Ilog	Cabacao	20,000,000
50	Region IV-B	Occidental Mindoro	Abra De Ilog	San Vicente	20,000,000
51	Region IV-B	Occidental Mindoro	Abra De Ilog	Udalo	20,000,000
52	Region IV-B	Occidental Mindoro	Abra De Ilog	Wawa	20,000,000
53	Region IV-B	Occidental Mindoro	Magsaysay	Purnaga	20,000,000
54	Region IV-B	Occidental Mindoro	Paluan	Harrison	20,000,000
55	Region IV-B	Occidental Mindoro	Paluan	Mananao	20,000,000
56	Region IV-B	Occidental Mindoro	San Jose	Batasan	20,000,000
57	Region IV-B	Oriental Mindoro	Bulalacao	Benil	20,000,000
58	Region IV-B	Oriental Mindoro	Bulalacao	Milagrosa	20,000,000
59	Region IV-B	Oriental Mindoro	Bulalacao	Nasukob	20,000,000
60	Region IV-B	Oriental Mindoro	Bulalacao	San Isidro	20,000,000
61	Region IV-B	Oriental Mindoro	Gloria	Buong Lupa	20,000,000
62	Region IV-B	Oriental Mindoro	Mansalay	Panaytayan	20,000,000
63	Region IV-B	Oriental Mindoro	Socorro	Bugtong na Tuod	20,000,000
64	Region IV-B	Oriental Mindoro	Victoria	Villa Cerveza	20,000,000
65	Region IV-B	Palawan	Brooke’s Point	Amas	20,000,000
66	Region IV-B	Palawan	Brooke’s Point	Salogon	20,000,000
67	Region IV-B	Palawan	Brooke’s Point	Samariñana	20,000,000
68	Region IV-B	Palawan	Brooke’s Point	Saraza	20,000,000
69	Region IV-B	Palawan	Roxas	Abaroan	20,000,000
70	Region IV-B	Palawan	Roxas	Dumarao	20,000,000
71	Region IV-B	Palawan	Roxas	Magara	20,000,000
72	Region IV-B	Palawan	San Vicente	Villa Fria (Kemdeng)	20,000,000

	Total, Region IV-B				500,000,000

73	Region V	Camarines Norte	Capalonga	Binawangan	20,000,000
74	Region V	Camarines Norte	Capalonga	Itok	20,000,000
75	Region V	Camarines Norte	Capalonga	Lucbanan	20,000,000
76	Region V	Camarines Norte	Capalonga	San Antonio	20,000,000
77	Region V	Camarines Norte	Capalonga	Villa Belen	20,000,000
78	Region V	Camarines Norte	Labo	Bayabas	20,000,000
79	Region V	Camarines Norte	Labo	Guisican	20,000,000
80	Region V	Camarines Norte	Sta Elena	Bulala	20,000,000
81	Region V	Masbate	Aroroy	Balete	20,000,000
82	Region V	Masbate	Aroroy	Capsay	20,000,000
83	Region V	Masbate	Aroroy	Concepcion	20,000,000
84	Region V	Masbate	Aroroy	Managanaga	20,000,000
85	Region V	Masbate	Aroroy	Manamoc	20,000,000
86	Region V	Masbate	Aroroy	Pangle	20,000,000
87	Region V	Masbate	Baleno	Banase	20,000,000
88	Region V	Masbate	Baleno	Eastern Capsay	20,000,000
89	Region V	Masbate	Baleno	Gabi	20,000,000
90	Region V	Masbate	Baleno	Potoson	20,000,000
91	Region V	Masbate	Monreal	Cantorna	20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1083
SUPPORT TO BARANGAY DEVELOPMENT PROGRAM OF THE NTF-ELCAC

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
92	Region V	Masbate	Monreal	MacArthur	20,000,000
93	Region V	Masbate	Monreal	Maglambong	20,000,000
94	Region V	Masbate	Monreal	Rizal	20,000,000
95	Region V	Masbate	Monreal	Togoron	20,000,000
96	Region V	Masbate	San Jacinto	Bagacay	20,000,000
97	Region V	Masbate	San Jacinto	Bartolabac	20,000,000
98	Region V	Masbate	San Jacinto	Danao	20,000,000
99	Region V	Masbate	San Jacinto	Jagna-an	20,000,000
100	Region V	Masbate	San Jacinto	Piña	20,000,000
101	Region V	Masbate	San Pascual	Cueva	20,000,000
102	Region V	Masbate	San Pascual	Halabang Baybay	20,000,000
103	Region V	Masbate	San Pascual	Laurente	20,000,000
104	Region V	Masbate	San Pascual	Malaking Ilog	20,000,000
105	Region V	Masbate	San Pascual	Pinamasingan	20,000,000
106	Region V	Sorsogon	Barcelona	Mapapac	20,000,000
107	Region V	Sorsogon	Barcelona	San Antonio	20,000,000
108	Region V	Sorsogon	Casiguran	San Pascual	20,000,000
109	Region V	Sorsogon	Casiguran	Sta Cruz	20,000,000
110	Region V	Sorsogon	Gubat	Benguet	20,000,000
111	Region V	Sorsogon	Gubat	Tabi	20,000,000
112	Region V	Sorsogon	Gubat	Togawe	20,000,000
113	Region V	Sorsogon	Irosin	Tongdol	20,000,000
114	Region V	Sorsogon	Juban	Guruyan	20,000,000
115	Region V	Sorsogon	Matnog	Balocawe	20,000,000
116	Region V	Sorsogon	Matnog	Bariis	20,000,000
117	Region V	Sorsogon	Matnog	Bon-ot Big	20,000,000
118	Region V	Sorsogon	Matnog	Bon-ot Small	20,000,000
119	Region V	Sorsogon	Matnog	Cabagahan	20,000,000
120	Region V	Sorsogon	Matnog	Coron-Coron	20,000,000
121	Region V	Sorsogon	Matnog	Sinibaran	20,000,000

	Total, Region V				980,000,000

122	Region VI	Antique	San Remigio	Bulan-Bulan	20,000,000
123	Region VI	Antique	Sibalom	Cabladan	20,000,000
124	Region VI	Capiz	Cuartero	Carataya	20,000,000
125	Region VI	Capiz	Cuartero	Mahunodhunod	20,000,000
126	Region VI	Capiz	Cuartero	Puti-an	20,000,000
127	Region VI	Capiz	Cuartero	San Antonio	20,000,000
128	Region VI	Iloilo	Igbaras	Alameda	20,000,000
129	Region VI	Iloilo	Igbaras	Igcabugao	20,000,000
130	Region VI	Iloilo	Igbaras	Indaluyon	20,000,000
131	Region VI	Iloilo	Igbaras	Tigbanaba	20,000,000
132	Region VI	Iloilo	Iloilo City	Dungon A	20,000,000
133	Region VI	Iloilo	Iloilo City	Dungon B	20,000,000
134	Region VI	Iloilo	Iloilo City	Ingore	20,000,000
135	Region VI	Iloilo	Iloilo City	Lapuz Norte	20,000,000
136	Region VI	Iloilo	Iloilo City	Sinikway	20,000,000
137	Region VI	Iloilo	Iloilo City	Tacas	20,000,000
138	Region VI	Iloilo	Leon	Ayubo	20,000,000
139	Region VI	Iloilo	Leon	Baje	20,000,000
140	Region VI	Iloilo	Leon	Banagan	20,000,000
141	Region VI	Iloilo	Leon	Barangbang	20,000,000
142	Region VI	Iloilo	Leon	Cararaan	20,000,000

1084	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
143	Region VI	Iloilo	Leon	Coyugan Sur	20,000,000
144	Region VI	Iloilo	Leon	Dorog	20,000,000
145	Region VI	Iloilo	Leon	Gines	20,000,000
146	Region VI	Iloilo	Leon	Manampunay	20,000,000
147	Region VI	Iloilo	Leon	Marirong	20,000,000
148	Region VI	Iloilo	Leon	Nalbang	20,000,000
149	Region VI	Iloilo	Leon	Paga	20,000,000
150	Region VI	Iloilo	Leon	Tacuyong Norte	20,000,000
151	Region VI	Iloilo	Leon	Tacuyong Sur	20,000,000
152	Region VI	Iloilo	Miagao	Banbanan	20,000,000
153	Region VI	Iloilo	Miagao	San Jose	20,000,000
154	Region VI	Iloilo	Miagao	Wayang	20,000,000
155	Region VI	Iloilo	Tubungan	Ago	20,000,000
156	Region VI	Iloilo	Tubungan	Ambarihon	20,000,000
157	Region VI	Iloilo	Tubungan	Ayubo	20,000,000
158	Region VI	Iloilo	Tubungan	Badiang	20,000,000
159	Region VI	Iloilo	Tubungan	Batga	20,000,000
160	Region VI	Iloilo	Tubungan	Bato	20,000,000
161	Region VI	Iloilo	Tubungan	Buenavista	20,000,000
162	Region VI	Iloilo	Tubungan	Desposorio	20,000,000
163	Region VI	Iloilo	Tubungan	Igdampog Norte	20,000,000
164	Region VI	Iloilo	Tubungan	Igdampog Sur	20,000,000
165	Region VI	Iloilo	Tubungan	Igpaho	20,000,000
166	Region VI	Iloilo	Tubungan	Igtuble	20,000,000
167	Region VI	Iloilo	Tubungan	Jona	20,000,000
168	Region VI	Iloilo	Tubungan	Nagba	20,000,000
169	Region VI	Iloilo	Tubungan	Pinamacalan	20,000,000
170	Region VI	Negros Occidental	Bacolod City	Banago	20,000,000
171	Region VI	Negros Occidental	Cadiz City	Caduha-an	20,000,000
172	Region VI	Negros Occidental	Enrique B MagaIona	Canlusong	20,000,000
173	Region VI	Negros Occidental	Escalante City	Alimango	20,000,000
174	Region VI	Negros Occidental	Escalante City	Binaguiohan	20,000,000
175	Region VI	Negros Occidental	Escalante City	Buenavista	20,000,000
176	Region VI	Negros Occidental	Escalante City	Dian-ay	20,000,000
177	Region VI	Negros Occidental	Escalante City	Japitan	20,000,000
178	Region VI	Negros Occidental	Escalante City	Langub	20,000,000
179	Region VI	Negros Occidental	Escalante City	Libertad	20,000,000
180	Region VI	Negros Occidental	Escalante City	Mabini	20,000,000
181	Region VI	Negros Occidental	Escalante City	Malasibog	20,000,000
182	Region VI	Negros Occidental	Escalante City	Paitan	20,000,000
183	Region VI	Negros Occidental	Escalante City	Pinapugasan	20,000,000
184	Region VI	Negros Occidental	Escalante City	Rizal	20,000,000
185	Region VI	Negros Occidental	Escalante City	Udtongan	20,000,000
186	Region VI	Negros Occidental	Escalante City	Washington	20,000,000
187	Region VI	Negros Occidental	Himamaylan City	Carabalan	20,000,000
188	Region VI	Negros Occidental	Manapla	San Pablo	20,000,000
189	Region VI	Negros Occidental	San Carlos City	Buluangan	20,000,000
190	Region VI	Negros Occidental	San Carlos City	Codcod	20,000,000
191	Region VI	Negros Occidental	San Carlos City	Guadalupe	20,000,000
192	Region VI	Negros Occidental	San Carlos City	Nataban	20,000,000
193	Region VI	Negros Occidental	San Carlos City	Quezon	20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1085
SUPPORT TO BARANGAY DEVELOPMENT PROGRAM OF THE NTF-ELCAC

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
194	Region VI	Negros Occidental	Victorias City	Barangay X (Estado)	20,000,000
195	Region VI	Negros Occidental	Victorias City	Barangay XI (Gawahon)	20,000,000

	Total, Region VI				1,480,000,000

196	Region VIII	Northern Samar	Bobon	Calantiao	20,000,000
197	Region VIII	Northern Samar	Catarman	Quezon	20,000,000
198	Region VIII	Northern Samar	Catubig	Hitapi-an	20,000,000
199	Region VIII	Northern Samar	Catubig	Nagoocan	20,000,000
200	Region VIII	Northern Samar	Catubig	Osang	20,000,000
201	Region VIII	Northern Samar	Las Navas	San Miguel	20,000,000

	Total, Region VIII				120,000,000

202	Region IX	Zamboanga Del Norte	Leon Postigo	Midatag	20,000,000
203	Region IX	Zamboanga Del Norte	Leon Postigo	Tinuyop	20,000,000
204	Region IX	Zamboanga Del Norte	Sergio Osmeña	Bagumbayan	20,000,000
205	Region IX	Zamboanga Del Norte	Sergio Osmeña	Nazareth	20,000,000
206	Region IX	Zamboanga Del Sur	Dumingag	Dilud	20,000,000
207	Region IX	Zamboanga Del Sur	Dumingag	Sunop	20,000,000
208	Region IX	Zamboanga Del Sur	Guipos	Dalapang	20,000,000
209	Region IX	Zamboanga Del Sur	Guipos	Datagan	20,000,000
210	Region IX	Zamboanga Del Sur	Labangan	Cogonan	20,000,000
211	Region IX	Zamboanga Del Sur	Labangan	Noboran	20,000,000
212	Region IX	Zamboanga Del Sur	Lakewood	Baking	20,000,000
213	Region IX	Zamboanga Del Sur	Lakewood	Dagum	20,000,000
214	Region IX	Zamboanga Del Sur	Lakewood	Gasa	20,000,000
215	Region IX	Zamboanga Del Sur	Lakewood	Matalang	20,000,000
216	Region IX	Zamboanga Del Sur	Lakewood	Tiwales	20,000,000
217	Region IX	Zamboanga Del Sur	Lapuyan	San Jose	20,000,000
218	Region IX	Zamboanga Del Sur	Lapuyan	Tiguha	20,000,000
219	Region IX	Zamboanga Del Sur	Mahayag	Paraiso	20,000,000
220	Region IX	Zamboanga Del Sur	Midsalip	Duelic	20,000,000
221	Region IX	Zamboanga Del Sur	Midsalip	Cabaloran	20,000,000
222	Region IX	Zamboanga Del Sur	Pagadian City	Lizon Valley	20,000,000
223	Region IX	Zamboanga Del Sur	Pagadian City	Dampalan	20,000,000
224	Region IX	Zamboanga Del Sur	San Miguel	Concepcion	20,000,000
225	Region IX	Zamboanga Del Sur	San Miguel	Dumalian	20,000,000
226	Region IX	Zamboanga Del Sur	San Miguel	Ocapan	20,000,000
227	Region IX	Zamboanga Del Sur	Tigbao	Nangan-Nangan	20,000,000
228	Region IX	Zamboanga Del Sur	Tigbao	New Tuburan	20,000,000
229	Region IX	Zamboanga Del Sur	Tigbao	Mati	20,000,000
230	Region IX	Zamboanga Del Sur	Tigbao	Lacarayan	20,000,000
231	Region IX	Zamboanga Del Sur	Bayog	Depore	20,000,000
232	Region IX	Zamboanga Sibugay	Diplahan	Guinoman	20,000,000
233	Region IX	Zamboanga Sibugay	Kabasalan	Lacnapan	20,000,000
234	Region IX	Zamboanga Sibugay	Kabasalan	Tampilisan	20,000,000
235	Region IX	Zamboanga Sibugay	Siay	Balagon	20,000,000

	Total, Region IX				680,000,000

236	Region X	Bukidnon	Cabanglasan	Canangaan	20,000,000
237	Region X	Bukidnon	Cabanglasan	Mandahikan	20,000,000
238	Region X	Bukidnon	Dangcagan	Kapalaran	20,000,000
239	Region X	Bukidnon	Dangcagan	Osmeña	20,000,000
240	Region X	Bukidnon	Impasugong	Bontongon	20,000,000
241	Region X	Bukidnon	Impasugong	Bulonay	20,000,000

1086	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
242	Region X	Bukidnon	Impasugong	Dumalaguing	20,000,000
243	Region X	Bukidnon	Impasugong	Hagpa	20,000,000
244	Region X	Bukidnon	Impasugong	Kalabugao	20,000,000
245	Region X	Bukidnon	Impasugong	Kibenton	20,000,000
246	Region X	Bukidnon	Impasugong	La Fortuna	20,000,000
247	Region X	Bukidnon	Impasugong	Sayawan	20,000,000
248	Region X	Bukidnon	Kitaotao	Digongan	20,000,000
249	Region X	Bukidnon	Kitaotao	Kiulom	20,000,000
250	Region X	Bukidnon	Kitaotao	Panganan	20,000,000
251	Region X	Bukidnon	Kitaotao	White Kulaman	20,000,000
252	Region X	Bukidnon	Lantapan	Alanib	20,000,000
253	Region X	Bukidnon	Lantapan	Bantuanon	20,000,000
254	Region X	Bukidnon	Lantapan	Basak	20,000,000
255	Region X	Bukidnon	Lantapan	Capitan Juan	20,000,000
256	Region X	Bukidnon	Lantapan	Cawayan	20,000,000
257	Region X	Bukidnon	Lantapan	Kibangay	20,000,000
258	Region X	Bukidnon	Lantapan	Kulasihan	20,000,000
259	Region X	Bukidnon	Lantapan	Songco	20,000,000
260	Region X	Bukidnon	Lantapan	Victory	20,000,000
261	Region X	Bukidnon	Malaybalay City	Busdi	20,000,000
262	Region X	Bukidnon	Malaybalay City	Canayan	20,000,000
263	Region X	Bukidnon	Malaybalay City	Capitan Anghel	20,000,000
264	Region X	Bukidnon	Malaybalay City	Dalwangan	20,000,000
265	Region X	Bukidnon	Malaybalay City	Imbayao	20,000,000
266	Region X	Bukidnon	Malaybalay City	Indalaza	20,000,000
267	Region X	Bukidnon	Malaybalay City	Kabalabag	20,000,000
268	Region X	Bukidnon	Malaybalay City	Kulaman	20,000,000
269	Region X	Bukidnon	Malaybalay City	Manalog	20,000,000
270	Region X	Bukidnon	Malaybalay City	Mapayag	20,000,000
271	Region X	Bukidnon	Malaybalay City	Silae	20,000,000
272	Region X	Bukidnon	Malaybalay City	Zamboanguita	20,000,000
273	Region X	Bukidnon	Malitbog	Kiabo	20,000,000
274	Region X	Bukidnon	Malitbog	San Luis	20,000,000
275	Region X	Bukidnon	Malitbog	Silo-o	20,000,000
276	Region X	Bukidnon	Manolo Fortich	Kalugmanan	20,000,000
277	Region X	Bukidnon	Pangantucan	Adtuyon	20,000,000
278	Region X	Bukidnon	Pangantucan	New Eden	20,000,000
279	Region X	Bukidnon	Quezon	Cawayan	20,000,000
280	Region X	Bukidnon	Quezon	Delapa	20,000,000
281	Region X	Bukidnon	Quezon	Kipaypayon	20,000,000
282	Region X	Bukidnon	Quezon	Linabo	20,000,000
283	Region X	Bukidnon	Quezon	Lipa	20,000,000
284	Region X	Bukidnon	Quezon	Palacapao	20,000,000
285	Region X	Bukidnon	Quezon	Santa Filomena	20,000,000
286	Region X	Bukidnon	San Fernando	Bonacao	20,000,000
287	Region X	Bukidnon	San Fernando	Dao	20,000,000
288	Region X	Bukidnon	San Fernando	Halapitan	20,000,000
289	Region X	Bukidnon	San Fernando	Kibongcog	20,000,000
290	Region X	Bukidnon	San Fernando	Magkalungay	20,000,000
291	Region X	Bukidnon	San Fernando	Palacpacan	20,000,000
292	Region X	Bukidnon	Sumilao	Licoan	20,000,000
293	Region X	Bukidnon	Sumilao	Lupiagan	20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1087
SUPPORT TO BARANGAY DEVELOPMENT PROGRAM OF THE NTF-ELCAC

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
294	Region X	Bukidnon	Sumilao	Puntian	20,000,000
295	Region X	Bukidnon	Talakag	Baylanan	20,000,000
296	Region X	Bukidnon	Talakag	Lirongan	20,000,000
297	Region X	Bukidnon	Talakag	Miarayon	20,000,000
298	Region X	Bukidnon	Valencia City	Banlag	20,000,000
299	Region X	Bukidnon	Valencia City	Barobo	20,000,000
300	Region X	Bukidnon	Valencia City	Concepcion	20,000,000
301	Region X	Bukidnon	Valencia City	Guinoyuran	20,000,000
302	Region X	Bukidnon	Valencia City	Laligan	20,000,000
303	Region X	Bukidnon	Valencia City	Lilingayon	20,000,000
304	Region X	Bukidnon	Valencia City	Lurugan	20,000,000
305	Region X	Bukidnon	Valencia City	San Carlos	20,000,000
306	Region X	Bukidnon	Valencia City	Tugaya	20,000,000
307	Region X	Misamis Occidental	Bonifacio	Montol	20,000,000
308	Region X	Misamis Occidental	Don Victoriano Chiongbian	Lalud	20,000,000
309	Region X	Misamis Occidental	Don Victoriano Chiongbian	Masawan	20,000,000
310	Region X	Misamis Occidental	Don Victoriano Chiongbian	Napangan	20,000,000
311	Region X	Misamis Occidental	Oroquieta City	Sebucal	20,000,000
312	Region X	Misamis Occidental	Oroquieta City	Toliyok	20,000,000
313	Region X	Misamis Occidental	Ozamis City	Montol	20,000,000
314	Region X	Misamis Occidental	Tangub City	Owayan	20,000,000
315	Region X	Misamis Occidental	Tangub City	San Antonio	20,000,000
316	Region X	Misamis Occidental	Tangub City	Sicot	20,000,000
317	Region X	Misamis Occidental	Tudela	Namut	20,000,000
318	Region X	Misamis Oriental	Balingasag	Blanco	20,000,000
319	Region X	Misamis Oriental	Balingasag	Camuayan	20,000,000
320	Region X	Misamis Oriental	Balingasag	Dansuli	20,000,000
321	Region X	Misamis Oriental	Balingasag	Kibanban	20,000,000
322	Region X	Misamis Oriental	Balingasag	Napaliran	20,000,000
323	Region X	Misamis Oriental	Claveria	Aposkahoy	20,000,000
324	Region X	Misamis Oriental	Claveria	Bulahan	20,000,000
325	Region X	Misamis Oriental	Claveria	Malagana	20,000,000
326	Region X	Misamis Oriental	Claveria	Minalwang	20,000,000
327	Region X	Misamis Oriental	Claveria	Pambugas	20,000,000
328	Region X	Misamis Oriental	Claveria	Pelaez	20,000,000
329	Region X	Misamis Oriental	Gingoog City	Agay-ayan	20,000,000
330	Region X	Misamis Oriental	Gingoog City	Alagatan	20,000,000
331	Region X	Misamis Oriental	Gingoog City	Bakidbakid	20,000,000
332	Region X	Misamis Oriental	Gingoog City	Bal-ason	20,000,000
333	Region X	Misamis Oriental	Gingoog City	Capitulangan	20,000,000
334	Region X	Misamis Oriental	Gingoog City	Hindangon	20,000,000
335	Region X	Misamis Oriental	Gingoog City	Kipuntos	20,000,000
336	Region X	Misamis Oriental	Gingoog City	Libertad	20,000,000
337	Region X	Misamis Oriental	Gingoog City	Lunotan	20,000,000
338	Region X	Misamis Oriental	Gingoog City	Pigsaluhan	20,000,000
339	Region X	Misamis Oriental	Gingoog City	Samay	20,000,000
340	Region X	Misamis Oriental	Gingoog City	San Luis	20,000,000
341	Region X	Misamis Oriental	Gingoog City	San Miguel	20,000,000
342	Region X	Misamis Oriental	Lagonglong	Banglay	20,000,000

1088	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
343	Region X	Misamis Oriental	Lagonglong	Gaston	20,000,000
344	Region X	Misamis Oriental	Lagonglong	Manaol	20,000,000
345	Region X	Misamis Oriental	Lagonglong	Umagos	20,000,000
346	Region X	Misamis Oriental	Medina	San Jose	20,000,000
347	Region X	Misamis Oriental	Salay	Bunal	20,000,000
348	Region X	Misamis Oriental	Salay	Ili-ilihon	20,000,000
349	Region X	Misamis Oriental	Salay	Looc	20,000,000
350	Region X	Misamis Oriental	Salay	Membuli	20,000,000
351	Region X	Misamis Oriental	Salay	Tinagaan	20,000,000
352	Region X	Misamis Oriental	Salay	Yungod	20,000,000
353	Region X	Misamis Oriental	Sugbongcogon	Ampianga	20,000,000
354	Region X	Misamis Oriental	Sugbongcogon	Mimbuahan	20,000,000

	Total, Region X				2,380,000,000

355	Region XI	Davao de Oro (Compostela Valley)	Compostela	Mangayon	20,000,000
356	Region XI	Davao de Oro (Compostela Valley)	Compostela	Mapaca	20,000,000
357	Region XI	Davao de Oro (Compostela Valley)	Compostela	Maparat	20,000,000
358	Region XI	Davao de Oro (Compostela Valley)	Compostela	New Alegria	20,000,000
359	Region XI	Davao de Oro (Compostela Valley)	Compostela	Ngan	20,000,000
360	Region XI	Davao de Oro (Compostela Valley)	Compostela	Osmeña	20,000,000
361	Region XI	Davao de Oro (Compostela Valley)	Compostela	Panansalan	20,000,000
362	Region XI	Davao de Oro (Compostela Valley)	Compostela	San Jose	20,000,000
363	Region XI	Davao de Oro (Cornpostela Valley)	Compostela	San Miguel	20,000,000
364	Region XI	Davao de Oro (Compostela Valley)	Compostela	Siocon	20,000,000
365	Region XI	Davao de Oro (Compostela Valley)	Compostela	Tamia	20,000,000
366	Region XI	Davao de Oro (Compostela Valley)	Laak	Datu Davao	20,000,000
367	Region XI	Davao de Oro (Compostela Valley)	Laak	Kapatagan	20,000,000
368	Region XI	Davao de Oro (Compostela Valley)	Mabini	Anitapan	20,000,000
369	Region XI	Davao de Oro (Compostela Valley)	Mabini	Cabuyuan	20,000,000
370	Region XI	Davao de Oro (Compostela Valley)	Mabini	Golden Valley	20,000,000
371	Region XI	Davao de Oro (Compostela Valley)	Mabini	Libodon	20,000,000
372	Region XI	Davao de Oro (Compostela Valley)	Maco	Calabcab	20,000,000
373	Region XI	Davao de Oro (Compostela Valley)	Maco	Gubatan	20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1089
SUPPORT TO BARANGAY DEVELOPMENT PROGRAM OF THE NTF-ELCAC

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE

NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT

	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
374	Region XI	Davao de Oro (Compostela Valley)	Maco	Libay-Libay	20,000,000
375	Region XI	Davao de Oro (Compostela Valley)	Maco	Magangit	20,000,000
376	Region XI	Davao de Oro (Compostela Valley)	Maco	Masara	20,000,000
377	Region XI	Davao de Oro (Compostela Valley)	Maco	New Asturias	20,000,000
378	Region XI	Davao de Oro (Compostela Valley)	Maco	Panangan	20,000,000
379	Region XI	Davao de Oro (Compostela Valley)	Maco	Sangab	20,000,000
380	Region XI	Davao de Oro (Compostela Valley)	Maragusan	Bagong Silang	20,000,000
381	Region XI	Davao de Oro (Compostela Valley)	Maragusan	Bahi	20,000,000
382	Region XI	Davao de Oro (Compostela Valley)	Maragusan	Coronobe	20,000,000
383	Region XI	Davao de Oro (Compostela Valley)	Maragusan	Katipunan	20,000,000
384	Region XI	Davao de Oro (Compostela Valley)	Maragusan	Langgawisan	20,000,000
385	Region XI	Davao de Oro (Compostela Valley)	Maragusan	Mabugnao	20,000,000
386	Region XI	Davao de Oro (Compostela Valley)	Maragusan	Mahayahay	20,000,000
387	Region XI	Davao de Oro (Compostela Valley)	Maragusan	Mapawa	20,000,000
388	Region XI	Davao de Oro (Compostela Valley)	Mawab	Andili	20,000,000
389	Region XI	Davao de Oro (Compostela Valley)	Mawab	Malinawon	20,000,000
390	Region XI	Davao de Oro (Compostela Valley)	Monkayo	Banlag	20,000,000
391	Region XI	Davao de Oro (Compostela Valley)	Monkayo	Casoon	20,000,000
392	Region XI	Davao de Oro (Compostela Valley)	Monkayo	Mount Diwata	20,000,000
393	Region XI	Davao de Oro (Compostela Valley)	Monkayo	Rizal	20,000,000
394	Region XI	Davao de Oro (Compostela Valley)	Monkayo	Salvacion	20,000,000
395	Region XI	Davao de Oro (Compostela Valley)	Monkayo	San Isidro	20,000,000
396	Region XI	Davao de Oro (Compostela Valley)	Monkayo	San Jose	20,000,000
397	Region XI	Davao de Oro (Compostela Valley)	Monkayo	Upper Ulip	20,000,000
398	Region XI	Davao de Oro (Compostela Valley)	Montevista	Lebanon	20,000;000
399	Region XI	Davao de Oro (Compostela Valley)	Montevista	Mayaon	20,000,000

1090	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE

NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT

	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
400	Region XI	Davao de Oro (Compostela Valley)	Montevista	Prosperidad	20,000,000
401	Region XI	Davao de Oro (Compostela Valley)	Montevista	San Vicente	20,000,000
402	Region XI	Davao de Oro (Compostela Valley)	Nabunturan	Magsaysay	20,000,000
403	Region XI	Davao de Oro (Compostela Valley)	Nabunturan	Mainit	20,000,000
404	Region XI	Davao de Oro (Compostela Valley)	New Bataan	Andap	20,000,000
405	Region XI	Davao de Oro (Compostela Valley)	New Bataan	Bantacan	20,000,000
406	Region XI	Davao de Oro (Compostela Valley)	New Bataan	Cabinuangan	20,000,000
407	Region XI	Davao de Oro (Compostela Valley)	New Bataan	Camanlangan	20,000,000
408	Region XI	Davao de Oro (Compostela Valley)	New Bataan	Kahayag	20,000,000
409	Region XI	Davao de Oro (Compostela Valley)	New Bataan	Magangit	20,000,000
410	Region XI	Davao de Oro (Compostela Valley)	New Bataan	Manurigao	20,000,000
411	Region XI	Davao de Oro (Compostela Valley)	New Bataan	Pagsabangan	20,000,000
412	Region XI	Davao de Oro (Compostela Valley)	New Bataan	San Roque	20,000,000
413	Region XI	Davao de Oro (Compostela Valley)	Pantukan	Araibo	20,000,000
414	Region XI	Davao de Oro (Compostela Valley)	Pantukan	Kingking	20,000,000
415	Region XI	Davao de Oro (Compostela Valley)	Pantukan	Las Arenas	20,000,000
416	Region XI	Davao de Oro (Compostela Valley)	Pantukan	Magnaga	20,000,000
417	Region XI	Davao de Oro (Compostela Valley)	Pantukan	Napnapan	20,000,000
418	Region XI	Davao de Oro (Compostela Valley)	Pantukan	Tag-ugpo	20,000,000
419	Region XI	Davao de Oro (Compostela Valley)	Pantukan	Tibagon	20,000,000
420	Region XI	Davao City	Baguio District	Baguio Proper	20,000,000
421	Region XI	Davao City	Baguio District	Cadalian	20,000,000
422	Region Xl	Davao City	Baguio District	Carmen	20,000,000
423	Region XI	Davao City	Baguio District	Gumalang	20,000,000
424	Region XI	Davao City	Baguio District	Tambobong	20,000,000
425	Region XI	Davao City	Baguio District	Tawan-tawan	20,000,000
426	Region XI	Davao City	Baguio District	Wines	20,000,000
427	Region XI	Davao City	Buhangin District	Acacia	20,000,000
428	Region Xl	Davao City	Buhangin District	Cabantian	20,000,000
429	Region XI	Davao City	Buhangin District	Callawa	20,000,000
430	Region XI	Davao City	Buhangin District	Indangan	20,000,000
431	Region XI	Davao City	Buhangin District	Tigatto	20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1091
SUPPORT TO BARANGAY DEVELOPMENT PROGRAM OF THE NTF-ELCAC

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE

NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT

	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
432	Region XI	Davao City	Buhangin District	Waan	20,000,000
433	Region XI	Davao City	Bunawan District	Gatungan	20,000,000
434	Region XI	Davao City	Calinan District	Biao Joaquin	20,000,000
435	Region XI	Davao City	Calinan District	Cawayan	20,000,000
436	Region XI	Davao City	Calinan District	Dacudao	20,000,000
437	Region XI	Davao City	Calinan District	Dalagdag	20,000,000
438	Region XI	Davao City	Calinan District	Dominga	20,000,000
439	Region XI	Davao City	Calinan District	Inayangan	20,000,000
440	Region XI	Davao City	Calinan District	Lacson	20,000,000
441	Region XI	Davao City	Calinan District	Lamanan	20,000,000
442	Region XI	Davao City	Calinan District	Lampianao	20,000,000
443	Region XI	Davao City	Calinan District	Megkawayan	20,000,000
444	Region XI	Davao City	Calinan District	Pangyan	20,000,000
445	Region XI	Davao City	Calinan District	Riverside	20,000,000
446	Region XI	Davao City	Calinan District	Saloy	20,000,000
447	Region XI	Davao City	Calinan District	Sirib	20,000,000
448	Region XI	Davao City	Calinan District	Tamayong	20,000,000
449	Region XI	Davao City	Marilog District	Baganihan	20,000,000
450	Region XI	Davao City	Marilog District	Bantol	20,000,000
451	Region XI	Davao City	Marilog District	Buda	20,000,000
452	Region XI	Davao City	Marilog District	Dalag	20,000,000
453	Region XI	Davao City	Marilog District	Datu Salumay	20,000,000
454	Region XI	Davao City	Marilog District	Gumitan	20,000,000
455	Region XI	Davao City	Marilog District	Magsaysay	20,000,000
456	Region XI	Davao City	Marilog District	Malamba	20,000,000
457	Region XI	Davao City	Marilog District	Marilog Proper	20,000,000
458	Region XI	Davao City	Marilog District	Salaysay	20,000,000
459	Region XI	Davao City	Marilog District	Suawan	20,000,000
460	Region XI	Davao City	Marilog District	Tamugan	20,000,000
461	Region XI	Davao City	Paquibato District	Colosas	20,000,000
462	Region XI	Davao City	Paquibato District	Fatima	20,000,000
463	Region XI	Davao City	Paquibato District	Lumiad	20,000,000
464	Region XI	Davao City	Paquibato District	Mabuhay	20,000,000
465	Region XI	Davao City	Paquibato District	Malabog	20,000,000
466	Region XI	Davao City	Paquibato District	Mapula	20,000,000
467	Region XI	Davao City	Paquibato District	Panalum	20,000,000
468	Region XI	Davao City	Paquibato District	Pandaitan	20,000,000
469	Region XI	Davao City	Paquibato District	Paquibato Proper	20,000,000
470	Region XI	Davao City	Paquibato District	Paradise Embak	20,000,000
471	Region XI	Davao City	Paquibato District	Salapawan	20,000,000
472	Region XI	Davao City	Paquibato District	Sumimao	20,000,000
473	Region XI	Davao City	Paquibato District	Tapak	20,000,000
474	Region XI	Davao City	Talomo District	Magtuod	20,000,000
475	Region XI	Davao City	Toril District	Alambre	20,000,000
476	Region XI	Davao City	Toril District	Atan-awe	20,000,000
477	Region XI	Davao City	Toril District	Bangkas Heights	20,000,000
478	Region XI	Davao City	Toril District	Baracatan	20,000,000
479	Region XI	Davao City	Toril District	Bato	20,000,000
480	Region XI	Davao City	Toril District	Bayabas	20,000,000
481	Region XI	Davao City	Toril District	Binugao	20,000,000
482	Region XI	Davao City	Toril District	Camansi	20,000,000
483	Region XI	Davao City	Toril District	Catigan	20,000,000

1092	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE

NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT

	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
484	Region XI	Davao City	Toril District	Daliaon	20,000,000
485	Region XI	Davao City	Toril District	Eden	20,000,000
486	Region XI	Davao City	Toril District	Kilate	20,000,000
487	Region XI	Davao City	Toril District	Marapangi	20,000,000
488	Region XI	Davao City	Toril District	Mulig	20,000,000
489	Region XI	Davao City	Toril District	Sirawan	20,000,000
490	Region XI	Davao City	Toril District	Tagluno	20,000,000
491	Region XI	Davao City	Toril District	Tagurano	20,000,000
492	Region XI	Davao City	Toril District	Tibuloy	20,000,000
493	Region Xl	Davao City	Toril District	Tungkalan	20,000,000
494	Region XI	Davao City	Tugbok District	Angalan	20,000,000
495	Region XI	Davao City	Tugbok District	Los Amigos	20,000,000
496	Region XI	Davao City	Tugbok District	Manambulan	20,000,000
497	Region XI	Davao City	Tugbok District	Manuel Guianga	20,000,000
498	Region XI	Davao City	Tugbok District	New Carmen	20,000,000
499	Region XI	Davao City	Tugbok District	New Valencia	20,000,000
500	Region XI	Davao City	Tugbok District	Tagakpan	20,000,000
501	Region XI	Davao City	Tugbok District	Talandang	20,000,000
502	Region XI	Davao Del Norte	Asuncion	Concepcion	20,000,000
503	Region XI	Davao Del Norte	Kapalong	Semong	20,000,000
504	Region XI	Davao Del Norte	Kapalong	Tiburcia	20,000,000
505	Region XI	Davao Del Norte	Panabo City	Buenavista	20,000,000
506	Region XI	Davao Del Norte	Panabo City	Cacao	20,000,000
507	Region XI	Davao Del Norte	Panabo City	Consolacion	20,000,000
508	Region XI	Davao Del Norte	Panabo City	Kasilak	20,000,000
509	Region XI	Davao Del Norte	Panabo City	Katipunan	20,000,000
510	Region XI	Davao Del Norte	Panabo City	Katualan	20,000,000
511	Region XI	Davao Del Norte	Panabo City	Kauswagan	20,000,000
512	Region XI	Davao Del Norte	Panabo City	Kiotoy	20,000,000
513	Region XI	Davao Del Norte	Panabo City	Mabunao	20,000,000
514	Region XI	Davao Del Norte	Panabo City	Malativas	20,000,000
515	Region XI	Davao Del Norte	Panabo City	Manay	20,000,000
516	Region XI	Davao Del Norte	Panabo City	Nanyo	20,000,000
517	Region XI	Davao Del Norte	Panabo City	New Malitbog	20,000,000
518	Region XI	Davao Del Norte	Panabo City	San Nicolas	20,000,000
519	Region XI	Davao Del Norte	Panabo City	San Roque	20,000,000
520	Region XI	Davao Del Norte	Panabo City	Sta Cruz	20,000,000
521	Region XI	Davao Del Norte	Panabo City	Tagpure	20,000,000
522	Region XI	Davao Del Norte	Panabo City	Tibungol	20,000,000
523	Region XI	Davao Del Norte	Panabo City	Upper Licanan	20,000,000
524	Region XI	Davao Del Norte	Panabo City	Water Fall	20,000,000
525	Region XI	Davao Del Sur	Bansalan	Darapuay	20,000,000
526	Region XI	Davao Del Sur	Bansalan	Managa	20,000,000
527	Region XI	Davao Del Sur	Bansalan	Sibayan	20,000,000
528	Region XI	Davao Del Sur	Digos City	Balabag	20,000,000
529	Region XI	Davao Del Sur	Digos City	Goma	20,000,000
530	Region XI	Davao Del Sur	Matanao	Asbang	20,000,000
531	Region XI	Davao Del Sur	Matanao	Colonsabak	20,000,000
532	Region XI	Davao Del Sur	Santa Cruz	Saliducon	20,000,000
533	Region XI	Davao Occidental	Jose Abad Santos	Caburan Small	20,000,000
534	Region XI	Davao Occidental	Jose Abad Santos	Magulibas	20,000,000
535	Region XI	Davao Occidental	Jose Abad Santos	Marabutuan	20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1093
SUPPORT TO BARANGAY DEVELOPMENT PROGRAM OF THE NTF-ELCAC

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE

NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT

	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
536	Region XI	Davao Occidental	Jose Abad Santos	Tabayon	20,000,000
537	Region Xl	Davao Occidental	Malita	Manuel Peralta	20,000,000
538	Region XI	Davao Oriental	Banaybanay	Causwagan	20,000,000
539	Region XI	Davao Oriental	Banaybanay	Mahayag	20,000,000
540	Region Xl	Davao Oriental	Banaybanay	Maputi	20,000,000
541	Region XI	Davao Oriental	Banaybanay	Mogbongcogon	20,000,000
542	Region XI	Davao Oriental	Banaybanay	Panikian	20,000,000
543	Region XI	Davao Oriental	Banaybanay	San Vicente	20,000,000
544	Region XI	Davao Oriental	Lupon	Cabadiangan	20,000,000
545	Region XI	Davao Oriental	Lupon	Calapagan	20,000,000
546	Region XI	Davao Oriental	Lupon	Cocornon	20,000,000
547	Region XI	Davao Oriental	Lupon	Don Mariano Marcos	20,000,000
548	Region XI	Davao Oriental	Lupon	Lantawan	20,000,000
549	Region XI	Davao Oriental	Lupon	Limbahan	20,000,000
550	Region XI	Davao Oriental	Lupon	Macangao	20,000,000
551	Region XI	Davao Oriental	Lupon	Magsaysay	20,000,000
552	Region XI	Davao Oriental	Lupon	New Visayas	20,000,000
553	Region XI	Davao Oriental	Lupon	San Isidro	20,000,000
554	Region XI	Davao Oriental	Lupon	San Jose	20,000,000
555	Region XI	Davao Oriental	Lupon	Tagboa	20,000,000
556	Region XI	Davao Oriental	Mati City	Don Enrique Lopez	20,000,000
557	Region XI	Davao Oriental	San Isidro	Baon	20,000,000
558	Region XI	Davao Oriental	San Isidro	Batobato	20,000,000
559	Region XI	Davao Oriental	San Isidro	Cambaleon	20,000,000
560	Region XI	Davao Oriental	San Isidro	Dugmanon	20,000,000
561	Region XI	Davao Oriental	San Isidro	Iba	20,000,000
562	Region XI	Davao Oriental	San Isidro	Lapu-Lapu	20,000,000
563	Region XI	Davao Oriental	San Isidro	Maag	20,000,000
564	Region XI	Davao Oriental	San Isidro	Maputi	20,000,000
565	Region XI	Davao Oriental	San Isidro	San Miguel	20,000,000
566	Region XI	Davao Oriental	San Isidro	San Roque	20,000,000
567	Region XI	Davao Oriental	San Isidro	Santo Rosario	20,000,000
568	Region XI	Davao Oriental	San Isidro	Sudlon	20,000,000
569	Region XI	Davao Oriental	San Isidro	Talisay	20,000,000

	Total, Region XI				4,300,000,000

570	Region XII	North Cotabato	Antipas	Camutan	20,000,000
571	Region XII	North Cotabato	Arakan	Datu Ladayon	20,000,000
572	Region XII	North Cotabato	Arakan	Kabalantian	20,000,000
573	Region XII	North Cotabato	Arakan	Lanao Kuran	20,000,000
574	Region XII	North Cotabato	Arakan	Malibatuan	20,000,000
575	Region XII	North Cotabato	Arakan	Tumanding	20,000,000
576	Region XII	North Cotabato	Kidapawan City	Balabag	20,000,000
577	Region XII	North Cotabato	Kidapawan City	Linangcob	20,000,000
578	Region XII	North Cotabato	Kidapawan City	Marbel	20,000,000
579	Region XII	North Cotabato	Kidapawan City	New Bohol	20,000,000
580	Region XII	North Cotabato	Kidapawan City	Perez	20,000,000
581	Region XII	North Cotabato	Kidapawan City	Sikitan	20,000,000
582	Region XII	North Cotabato	Kidapawan City	Singao	20,000,000
583	Region XII	North Cotabato	Magpet	Amabel	20,000,000
584	Region XII	North Cotabato	Magpet	Bangkal	20,000,000
585	Region XII	North Cotabato	Magpet	Bantac	20,000,000
586	Region XII	North Cotabato	Magpet	Binay	20,000,000

1094	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
587	Region XII	North Cotabato	Magpet	Del Pilar	20,000,000
588	Region XII	North Cotabato	Magpet	Doles	20,000,000
589	Region XII	North Cotabato	Magpet	Don Panaca	20,000,000
590	Region XII	North Cotabato	Magpet	Manobisa	20,000,000
591	Region XII	North Cotabato	Magpet	Manobo	20,000,000
592	Region XII	North Cotabato	Magpet	Noa	20,000,000
593	Region XII	North Cotabato	Makilala	Batasan	20,000,000
594	Region XII	North Cotabato	Makilala	Biangan	20,000,000
595	Region XII	North Cotabato	Makilala	Luayon	20,000,000
596	Region XII	North Cotabato	Makilala	Malabuan	20,000,000
597	Region XII	North Cotabato	Makilala	Old Bulatukan	20,000,000
598	Region XII	North Cotabato	President Roxas	Del Carmen	20,000,000
599	Region XII	North Cotabato	President Roxas	La Esperanza	20,000,000
600	Region XII	North Cotabato	President Roxas	Lomonay	20,000,000
601	Region XII	North Cotabato	President Roxas	New Cebu	20,000,000
602	Region XII	North Cotabato	President Roxas	Tuael	20,000,000
603	Region XII	North Cotabato	Tulunan	Banayal	20,000,000
604	Region XII	North Cotabato	Tulunan	Batang	20,000,000
605	Region XII	North Cotabato	Tulunan	Bituan	20,000,000
606	Region XII	Sarangani	Alabel	Alegria	20,000,000
607	Region XII	Sarangani	Alabel	Datal Anggas	20,000,000
608	Region XII	Sarangani	Alabel	Domolok	20,000,000
609	Region XII	Sarangani	Alabel	Pag-asa	20,000,000
610	Region XII	Sarangani	Kiamba	Nalus	20,000,000
611	Region XII	Sarangani	Kiamba	Tamadang	20,000,000
612	Region XII	Sarangani	Maasim	Bales	20,000,000
613	Region XII	Sarangani	Maasim	Lumasal	20,000,000
614	Region XII	Sarangani	Maasim	Malbang	20,000,000
615	Region XII	Sarangani	Maasim	Seven Hills	20,000,000
616	Region XII	Sarangani	Malapatan	Kihan	20,000,000
617	Region XII	Sarangani	Malapatan	Kinam	20,000,000
618	Region XII	Sarangani	Malapatan	Upper Suyan	20,000,000
619	Region XII	South Cotobato	Lake Sebu	Ned Proper	20,000,000
620	Region XII	Sultan Kudarat	Columbio	Bantangan	20,000,000
621	Region XII	Sultan Kudarat	Columbio	Datablao	20,000,000
622	Region XII	Sultan Kudarat	Columbio	Lasak	20,000,000
623	Region XII	Sultan Kudarat	Columbio	Libertad	20,000,000
624	Region XII	Sultan Kudarat	Columbio	Maligaya	20,000,000
625	Region XII	Sultan Kudarat	Columbio	Mayo	20,000,000
626	Region XII	Sultan Kudarat	Columbio	Natividad	20,000,000
627	Region XII	Sultan Kudarat	Columbio	Poblacion	20,000,000
628	Region XII	Sultan Kudarat	Columbio	Polomolok	20,000,000
629	Region XII	Sultan Kudarat	Columbio	Sinapulan	20,000,000
630	Region XII	Sultan Kudarat	Columbio	Sucob	20,000,000
631	Region XII	Sultan Kudarat	Columbio	Telafas	20,000,000

	Total, Region XII				1,240,000,000

632	Region XIII	Agusan del Norte	Buenavista	Guinabsan	20,000,000
633	Region XIII	Agusan del Norte	Buenavista	Lower Olave	20,000,000
634	Region XIII	Agusan del Norte	Buenavista	Macalang	20,000,000
635	Region XIII	Agusan del Norte	Buenavista	Sangay	20,000,000
636	Region XIII	Agusan del Norte	Buenavista	Simbalan	20,000,000
637	Region XIII	Agusan del Norte	Butuan City	Anticala	20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1095
SUPPORT TO BARANGAY DEVELOPMENT PROGRAM OF THE NTF-ELCAC

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
638	Region XIII	Agusan del Norte	Butuan City	Antongalon	20,000,000
639	Region XIII	Agusan del Norte	Butuan City	Bit-os	20,000,000
640	Region XIII	Agusan del Norte	Butuan City	Bitan-agan	20,000,000
641	Region XIII	Agusan del Norte	Butuan City	Bugsukan	20,000,000
642	Region XIII	Agusan del Norte	Butuan City	Camayahan	20,000,000
643	Region XIII	Agusan del Norte	Butuan City	Dulag	20,000,000
644	Region XIII	Agusan del Norte	Butuan City	Kinamlutan	20,000,000
645	Region XIII	Agusan del Norte	Butuan City	Manila de Bugabus	20,000,000
646	Region XIII	Agusan del Norte	Butuan City	Nong-nong	20,000,000
647	Region XIII	Agusan del Norte	Butuan City	Pianing	20,000,000
648	Region XIII	Agusan del Norte	Butuan City	San Mateo	20,000,000
649	Region XIII	Agusan del Norte	Butuan City	Sumilihon	20,000,000
650	Region XIII	Agusan del Norte	Butuan City	Tungao	20,000,000
651	Region XIII	Agusan del Norte	Cabadbaran	Bayabas	20,000,000
652	Region XIII	Agusan del Norte	Cabadbaran	Mabini	20,000,000
653	Region XIII	Agusan del Norte	Cabadbaran	Mahaba	20,000,000
654	Region XIII	Agusan del Norte	Cabadbaran	Puting Bato	20,000,000
655	Region XIII	Agusan del Norte	Carmen	Cahayagan	20,000,000
656	Region XIII	Agusan del Norte	Carmen	Manoligao	20,000,000
657	Region XIII	Agusan del Norte	Carmen	Poblacion	20,000,000
658	Region XIII	Agusan del Norte	Carmen	Rojales	20,000,000
659	Region XIII	Agusan del Norte	Carmen	Tagcatong	20,000,000
660	Region XIII	Agusan del Norte	Jabonga	A. Beltran (Camalig)	20,000,000
661	Region XIII	Agusan del Norte	Jabonga	Baleguian	20,000,000
662	Region XIII	Agusan del Norte	Jabonga	Cuyago	20,000,000
663	Region XIII	Agusan del Norte	Jabonga	Libas	20,000,000
664	Region XIII	Agusan del Norte	Jabonga	Maraiging	20,000,000
665	Region XIII	Agusan del Norte	Kitcharao	Bangayan	20,000,000
666	Region XIII	Agusan del Norte	Kitcharao	Canaway	20,000,000
667	Region XIII	Agusan del Norte	Kitcharao	Hinimbangan	20,000,000
668	Region XIII	Agusan del Norte	Kitcharao	Jaliobong	20,000,000
669	Region XIII	Agusan del Norte	Kitcharao	San Isidro	20,000,000
670	Region XIII	Agusan del Norte	Las Nieves	Casiklan	20,000,000
671	Region XIII	Agusan del Norte	Las Nieves	Durian	20,000,000
672	Region XIII	Agusan del Norte	Las Nieves	Ibuan	20,000,000
673	Region XIII	Agusan del Norte	Las Nieves	Lingayao	20,000,000
674	Region XIII	Agusan del Norte	Las Nieves	Maningalao	20,000,000
675	Region XIII	Agusan del Norte	Nasipit	Aclan	20,000,000
676	Region XIII	Agusan del Norte	Nasipit	Camagong	20,000,000
677	Region XIII	Agusan del Norte	Nasipit	Jaguimitan	20,000,000
678	Region XIII	Agusan del Norte	Remedios T Romualdez	San Antonio	20,000,000
679	Region XIII	Agusan del Norte	Remedios T Romualdez	Tagbongabong	20,000,000
680	Region XIII	Agusan del Norte	Santiago	San Isidro	20,000,000
681	Region XIII	Agusan del Norte	Tubay	Doña Telesfora	20,000,000
682	Region XIII	Agusan del Norte	Tubay	Tagmamarkay	20,000,000
683	Region XIII	Agusan del Sur	Bayugan City	Berseba	20,000,000
684	Region XIII	Agusan del Sur	Bayugan City	Calaitan	20,000,000
685	Region XIII	Agusan del Sur	Bayugan City	Hamogaway	20,000,000
686	Region XIII	Agusan del Sur	Bayugan City	Mt. Carmel	20,000,000
687	Region XIII	Agusan del Sur	Bayugan City	New Salem	20,000,000

1096	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
688	Region XIII	Agusan del Sur	Bayugan City	Pinagalaan	20,000,000
689	Region XIII	Agusan del Sur	Bayugan City	San Juan	20,000,000
690	Region XIII	Agusan del Sur	Bayugan City	Sto Niño	20,000,000
691	Region XIII	Agusan del Sur	Bayugan City	Villa Undayon	20,000,000
692	Region XIII	Agusan del Sur	Bunawan	Bunawan Brook	20,000,000
693	Region XIII	Agusan del Sur	Bunawan	Imelda	20,000,000
694	Region XIII	Agusan del Sur	Esperanza	Crossing Luna	20,000,000
695	Region XIII	Agusan del Sur	Esperanza	Duangan	20,000,000
696	Region XIII	Agusan del Sur	Esperanza	Guadalupe	20,000,000
697	Region XIII	Agusan del Sur	Esperanza	Odiong	20,000,000
698	Region XIII	Agusan del Sur	Esperanza	Valentina	20,000,000
699	Region XIII	Agusan del Sur	La Paz	Angeles	20,000,000
700	Region XIII	Agusan del Sur	La Paz	Lydia	20,000,000
701	Region XIII	Agusan del Sur	La Paz	San Patricio	20,000,000
702	Region XIII	Agusan del Sur	Prosperidad	La Perian	20,000,000
703	Region XIII	Agusan del Sur	Prosperidad	Libertad	20,000,000
704	Region XIII	Agusan del Sur	Prosperidad	Mabuhay	20,000,000
705	Region XIII	Agusan del Sur	Prosperidad	Magsaysay	20,000,000
706	Region XIII	Agusan del Sur	Prosperidad	Salimbogaon	20,000,000
707	Region XIII	Agusan del Sur	Prosperidad	San Lorenzo	20,000,000
708	Region XIII	Agusan del Sur	Prosperidad	San Martin	20,000,000
709	Region XIII	Agusan del Sur	Rosario	Bayugan III	20,000,000
710	Region XIII	Agusan del Sur	Rosario	Cabantao	20,000,000
711	Region XIII	Agusan del Sur	Rosario	Maligaya	20,000,000
712	Region XIII	Agusan del Sur	Rosario	Marfil	20,000,000
713	Region XIII	Agusan del Sur	Rosario	Sta Cruz	20,000,000
714	Region XIII	Agusan del Sur	San Francisco	Bitan-agan	20,000,000
715	Region XIII	Agusan del Sur	San Francisco	Das-agan	20,000,000
716	Region XIII	Agusan del Sur	San Francisco	Lucac	20,000,000
717	Region XIII	Agusan del Sur	San Luis	Muritula	20,000,000
718	Region XIII	Agusan del Sur	San Luis	Santiago	20,000,000
719	Region XIII	Agusan del Sur	San Luis	Wegguam	20,000,000
720	Region XIII	Agusan del Sur	Talacogon	Buena Garcia	20,000,000
721	Region XIII	Agusan del Sur	Talacogon	Culi (Culiram)	20,000,000
722	Region XIII	Agusan del Sur	Talacogon	Desamparados	20,000,000
723	Region XIII	Agusan del Sur	Talacogon	Marbon	20,000,000
724	Region XIII	Agusan del Sur	Talacogon	Zamora	20,000,000
725	Region XIII	Agusan del Sur	Talacogon	Zillovia	20,000,000
726	Region XIII	Agusan del Sur	Trento	Manat	20,000,000
727	Region XIII	Agusan del Sur	Trento	Salvacion	20,000,000
728	Region XIII	Surigao del Norte	Alegria	Alipao	20,000,000
729	Region XIII	Surigao del Norte	Alegria	Budlingin	20,000,000
730	Region XIII	Surigao del Norte	Alegria	Ferlda	20,000,000
731	Region XIII	Surigao del Norte	Alegria	Pongtud	20,000,000
732	Region XIII	Surigao del Norte	Alegria	San Juan	20,000,000
733	Region XIII	Surigao del Norte	Bacuag	Cambuayon	20,000,000
734	Region XIII	Surigao del Norte	Bacuag	Dugsangon	20,000,000
735	Region XIII	Surigao del Norte	Bacuag	Payapag	20,000,000
736	Region XIII	Surigao del Norte	Bacuag	Sto Rosario	20,000,000
737	Region XIII	Surigao del Norte	Claver	Daywan	20,000,000
738	Region XIII	Surigao del Norte	Claver	Ladgaron (Pob.)	20,000,000
739	Region XIII	Surigao del Norte	Claver	Sapa	20,000,000

DECEMBER 28, 2020	OFFICIAL GAZETTE	1097
SUPPORT TO BARANGAY DEVELOPMENT PROGRAM OF THE NTF-ELCAC

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
740	Region XIII	Surigao del Norte	Claver	Taganito	20,000,000
741	Region XIII	Surigao del Norte	Claver	Urbiztondo	20,000,000
742	Region XIII	Surigao del Norte	Gigaquit	Caman-onan	20,000,000
743	Region XIII	Surigao del Norte	Gigaquit	Lahi-Lahi	20,000,000
744	Region XIII	Surigao del Norte	Gigaquit	Mahanub	20,000,000
745	Region XIII	Surigao del Norte	Mainit	Bobonaon	20,000,000
746	Region XIII	Surigao del Norte	Mainit	Cantugas	20,000,000
747	Region XIII	Surigao del Norte	Mainit	Dayano	20,000,000
748	Region XIII	Surigao del Norte	Mainit	Mansayao	20,000,000
749	Region XIII	Surigao del Norte	Mainit	Siana	20,000,000
750	Region XIII	Surigao del Norte	Mainit	Tagbuyawan	20,000,000
751	Region XIII	Surigao del Norte	Malimono	Binocaran (Doro)	20,000,000
752	Region XIII	Surigao del Norte	Malimono	Bunyasan	20,000,000
753	Region XIII	Surigao del Norte	Malimono	Can-aga	20,000,000
754	Region XIII	Surigao del Norte	Malimono	Cansayong	20,000,000
755	Region XIII	Surigao del Norte	Malimono	Cantapoy	20,000,000
756	Region XIII	Surigao del Norte	Malimono	Hanagdong	20,000,000
757	Region XIII	Surigao del Norte	Malimono	Masgad	20,000,000
758	Region XIII	Surigao del Norte	Malimono	Pili	20,000,000
759	Region XIII	Surigao del Norte	Malimono	Tinago	20,000,000
760	Region XIII	Surigao del Norte	San Francisco	Macopa	20,000,000
761	Region XIII	Surigao del Norte	San Francisco	Magtangale	20,000,000
762	Region XIII	Surigao del Norte	Sison	Gacepan	20,000,000
763	Region XIII	Surigao del Norte	Sison	Ima	20,000,000
764	Region XIII	Surigao del Norte	Surigao City	Anomar	20,000,000
765	Region XIII	Surigao del Norte	Surigao City	Capalayan	20,000,000
766	Region XIII	Surigao del Norte	Surigao City	Mabini	20,000,000
767	Region XIII	Surigao del Norte	Surigao City	Mabua	20,000,000
768	Region XIII	Surigao del Norte	Surigao City	Mapawa	20,000,000
769	Region XIII	Surigao del Norte	Surigao City	Mat-i	20,000,000
770	Region XIII	Surigao del Norte	Surigao City	Poctoy	20,000,000
771	Region XIII	Surigao del Norte	Surigao City	Quezon	20,000,000
772	Region XIII	Surigao del Norte	Surigao City	Silop	20,000,000
773	Region XIII	Surigao del Norte	Surigao City	Sukailang	20,000,000
774	Region XIII	Surigao del Norte	Surigao City	Trinidad	20,000,000
775	Region XIII	Surigao del Norte	Tubod	Cawilan	20,000,000
776	Region XIII	Surigao del Norte	Tubod	Motorpool	20,000,000
777	Region XIII	Surigao del Sur	Barobo	San Vicente	20,000,000
778	Region XIII	Surigao del Sur	Barobo	Tambis	20,000,000
779	Region XIII	Surigao del Sur	Bislig City	Sta Cruz	20,000,000
780	Region XIII	Surigao del Sur	Cagwait	Mat-e	20,000,000
781	Region XIII	Surigao del Sur	Cagwait	Tubo-Tubo	20,000,000
782	Region XIII	Surigao del Sur	Cantilan	Lobo	20,000,000
783	Region XIII	Surigao del Sur	Carmen	Hinapoyan	20,000,000
784	Region XIII	Surigao del Sur	Cortes	Balibadon	20,000,000
785	Region XIII	Surigao del Sur	Cortes	Burgos	20,000,000
786	Region XIII	Surigao del Sur	Cortes	Mabahin	20,000,000
787	Region XIII	Surigao del Sur	Cortes	Tigao	20,000,000
788	Region XIII	Surigao del Sur	Hinatuan	Bigaan	20,000,000
789	Region XIII	Surigao del Sur	Hinatuan	Maligaya	20,000,000
790	Region XIII	Surigao del Sur	Hinatuan	Tagbobonga	20,000,000
791	Region XIII	Surigao del Sur	Lanuza	Mampi	20,000,000

1098	OFFICIAL GAZETTE	VOL. 116, NO. 52
GENERAL APPROPRIATIONS ACT, FY 2021

SUPPORT TO THE BARANGAY DEVELOPMENT PROGRAM OF THE NATIONAL TASK FORCE TO END LOCAL COMMUNIST ARMED CONFLICT
	Region	Province	City / Municipality	Barangay	Amount (In Pesos)
792	Region XIII	Surigao del Sur	Lanuza	Pakwan	20,000,000
793	Region XIII	Surigao del Sur	Lianga	Baucawe	20,000,000
794	Region XIII	Surigao del Sur	Lianga	Diatogon	20,000,000
795	Region XIII	Surigao del Sur	Lianga	San Isidro	20,000,000
796	Region XIII	Surigao del Sur	Lianga	San Pedro	20,000,000
797	Region XIII	Surigao del Sur	Lianga	St Christine	20,000,000
798	Region XIII	Surigao del Sur	Lingig	Bogak	20,000,000
799	Region XIII	Surigao del Sur	Lingig	Rajah Cabungso-an	20,000,000
800	Region XIII	Surigao del Sur	Marihatag	Bayan	20,000,000
801	Region XIII	Surigao del Sur	Marihatag	Mahaba	20,000,000
802	Region XIII	Surigao del Sur	Marihatag	San Pedro	20,000,000
803	Region XIII	Surigao del Sur	San Agustin	Buhisan	20,000,000
804	Region XIII	Surigao del Sur	San Agustin	Janipaan	20,000,000
805	Region XIII	Surigao del Sur	San Agustin	Pong-on	20,000,000
806	Region XIII	Surigao del Sur	San Miguel	Bagyang	20,000,000
807	Region XIII	Surigao del Sur	San Miguel	Bitaugan	20,000,000
808	Region XIII	Surigao del Sur	San Miguel	Bolhoon	20,000,000
809	Region XIII	Surigao del Sur	San Miguel	Calatngan	20,000,000
810	Region XIII	Surigao del Sur	San Miguel	Carromata	20,000,000
811	Region XIII	Surigao del Sur	San Miguel	Umalag	20,000,000
812	Region XIII	Surigao del Sur	Tagbina	Doña Carmen	20,000,000
813	Region XIII	Surigao del Sur	Tagbina	Manambia	20,000,000
814	Region XIII	Surigao del Sur	Tagbina	San Vicente	20,000,000
815	Region XIII	Surigao del Sur	Tagbina	Soriano	20,000,000
816	Region XIII	Surigao del Sur	Tagbina	Sta Juana	20,000,000
817	Region XIII	Surigao del Sur	Tagbina	Ugoban	20,000,000
818	Region XIII	Surigao del Sur	Tago	Cabangahan	20,000,000
819	Region XIII	Surigao del Sur	Tago	Caras-an	20,000,000
820	Region XIII	Surigao del Sur	Tago	Cayale	20,000,000
821	Region XIII	Surigao del Sur	Tago	Layog	20,000,000
822	Region XIII	Surigao del Sur	Tago	Lindoy	20,000,000

	Total, Region XIII				3,820,000,000

	Grand Total				16,440,000,000